As filed with the Securities and Exchange Commission on July 9, 2007
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER CENTRAL HISPANO, S.A.	SANTANDER FINANCE PREFERRED, S.A. UNIPERSONAL
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Kingdom of Spain (Jurisdiction of incorporation or organization)	Kingdom of Spain (Jurisdiction of incorporation or organization)
6029 (Primary Standard Industrial Classification Code Number)	6029 (Primary Standard Industrial Classification Code Number)
132617929 (I.R.S. Employer Identification Number)	98-0420594 (I.R.S. Employer Identification Number)

Ciudad Grupo Santander Avenida de Cantabria 28660 Boadilla del Monte Madrid, Spain Telephone: 34-91-259-6520
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Banco Santander Central Hispano, S.A. New York Branch 45 East 53rd Street New York, NY 10022
(Name, Address, including zip code, and telephone number, including area code, of Registrants’ agent for service)

Copies to:
Nicholas A. Kronfeld Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
6.80% Non-Cumulative Guaranteed Series 4 preferred securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal	20,000,000	100%	$500,000,000	$15,350
Guarantee of 6.80% Non-Cumulative Guaranteed Series 4 preferred securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal	20,000,000	—	—	None(2)
(1)
The securities being registered hereby are offered in exchange for 6.80% Non-Cumulative Guaranteed Series 4 preferred securities previously sold in transactions exempt from registration under the Securities Act of 1933. The registration fee has been computed based on the face value of the securities pursuant to Rule 457 under the Securities Act.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantee.
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 9, 2007
PROSPECTUS

Santander Finance Preferred S.A., Unipersonal

(incorporated with limited liability under the laws of Spain)

Offer to Exchange

20,000,000 Santander Finance Preferred S.A., Unipersonal 6.80%
Non-Cumulative Series 4 Guaranteed Preferred Securities (par value $25.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander Central Hispano, S.A., which, along with the guarantee, have been registered under the Securities Act of 1933

(CUSIP No. 80281R706 and ISIN No. US80281R7061)

for

All Outstanding 20,000,000 Santander Finance Preferred S.A., Unipersonal 6.80%
Non-Cumulative Guaranteed Series 4 Preferred Securities (par value $25.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander Central Hispano, S.A., which were previously sold in transactions exempt from registration under the Securities Act of 1933
(CUSIP No. 80281R409 and ISIN No. US80281R4092)

We are offering to exchange up to 20,000,000 of our new 6.80% Non-Cumulative Guaranteed Series 4 Preferred Securities, which we refer to as the “exchange Series 4 preferred securities,” for up to 20,000,000 of our existing 6.80% Non-Cumulative Guaranteed Series 4 Preferred Securities, which were previously sold in transactions exempt from registration under the Securities Act of 1933 (the “Securities Act”) and which we refer to as the “restricted Series 4 preferred securities.” We refer to the restricted Series 4 preferred securities and the exchange Series 4 preferred securities as the “Series 4 preferred securities”. The terms of the exchange Series 4 preferred securities are identical in all material respects to the terms of the restricted Series 4 preferred securities, except that the exchange Series 4 preferred securities have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the restricted Series 4 preferred securities do not apply to the exchange Series 4 preferred securities.

To exchange your restricted Series 4 preferred securities for exchange Series 4 preferred securities:

•      you are required to make the representations described on pages 27, 28 and 29 to us; and

•
you must instruct your bank or broker to further instruct the Depository Trust Company (“DTC”) Participant through which your restricted Series 4 preferred securities are held to tender your restricted Series 4 preferred securities for exchange to DTC through the DTC Automated Tender Offer Program (“ATOP”) by 5:00 p.m., New York City time, on               , 2007 (the “Exchange Offer Deadline”).

You should read the section called “The Exchange Offer” for further information on how to exchange your restricted Series 4 preferred securities for exchange Series 4 preferred securities.

The restricted Series 4 preferred securities are listed on the London Stock Exchange and we intend to apply to list the exchange Series 4 preferred securities on the New York Stock Exchange.

See “Risk Factors” beginning on page 11 for a discussion of risk factors that should be considered by you prior to tendering your restricted Series 4 preferred securities in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is         , 2007

Page

Spanish Withholding Tax Requirements	1
Where You Can Find More Information	1
Enforceability of Certain Civil Liabilities	2
Forward-Looking Statements	2
Presentation of Financial Information	4
Prospectus Summary	5
The Exchange Series 4 Preferred Securities	7
Risk Factors	11
Use of Proceeds	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
Business	17
Ratio of Earnings to Combined Fixed Charges	17
Capitalization	18
Selected consolidated financial information	20
Recent Developments	21
The exchange offer	24
Management	33
Description of the Exchange Series 4 Preferred Securities	34
Description of the Guarantee	41
Certain Relationships and Related Party Transactions	46
Taxation	47
Plan of Distribution	57
Validity of the Exchange Series 4 Preferred Securities	58
Experts	59
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A	A-1
ANNEX B	B-1
ANNEX C - Annual Report of Banco Santander Central Hispano, S.A. on Form 20-F for the year ended December 31, 2006, as filed with the SEC on July 2, 2007	C-1
ANNEX D - Items 3 and 4 of the Periodic Report of Banco Santander Central Hispano, S.A. on Form 6-K for the three-month period ended March 31, 2007, as filed with the SEC on April 30, 2007	D-1

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering the exchange Series 4 preferred securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of the applicable document.

Each broker-dealer that receives exchange Series 4 preferred securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Series 4 preferred securities. By so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Series 4 preferred securities received in exchange for restricted Series 4 preferred securities where such restricted Series 4 preferred securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Exchange Offer Expiry Date (as defined below) and ending on the close of business 90 days after the Exchange Offer Expiry Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. The term “Exchange Offer Expiry Date” means 5:00 p.m. New York City time, on                , 2007 or, if extended by us, the latest time and date to which the exchange offer is extended. See “Plan of Distribution.”

See “Risk Factors,” beginning on page 11 for a description of certain factors relating to a decision to tender your restricted Series 4 preferred securities in the exchange offer, including information about our

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business. Neither we nor our representatives is making any representation to you regarding the legality of participation in the exchange offer by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a decision whether to tender your restricted Series 4 preferred securities in the exchange offer.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Banco Santander,” the “Company,” the “Guarantor,” “we,” “our,” “ours,” “us” or similar terms refer to Banco Santander Central Hispano, S.A., and all references to “Santander Finance Preferred” or the “Issuer” refer to Santander Finance Preferred, S.A. Unipersonal, a wholly-owned subsidiary of Banco Santander Central Hispano, S.A. and the issuer of the preferred securities.

The exchange Series 4 preferred securities will be available initially only in book-entry form. We expect that the exchange Series 4 preferred securities will be issued in the form of one or more registered global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. Securities entitlements in respect of the global securities will be shown on, and transfers of securities entitlements in respect of the global securities will be effected through, records maintained by DTC and its direct or indirect participants. See “The Description of Exchange Preferred Securities—Book-Entry System; Delivery and Form” for further discussion of these matters.

We intend to apply to list the exchange Series 4 preferred securities on the New York Stock Exchange. We will comply with any undertakings given by us from time to time to the New York Stock Exchange in connection with the exchange Series 4 preferred securities, and we will furnish to the New York Stock Exchange all such information as the rules of the New York Stock Exchange may require in connection with the listing of the exchange Series 4 preferred securities.

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SPANISH WITHHOLDING TAX REQUIREMENTS

Under Spanish law, distributions in respect of the preferred securities as well as imputed income deriving from the exchange of the restricted Series 4 preferred securities in relation to an exchange offer will be subject to withholding tax in Spain, currently at the rate of 18%, in the case of (a) individual holders (as defined herein) who are resident for tax purposes in Spain; and (b) holders who receive payments through a Tax Haven (as defined in Royal Decree 1080/1991, of 5th July, as amended). Each of the Issuer and the Guarantor is required pursuant to Spanish law to submit to the Spanish tax authorities certain details relating to beneficial owners who receive distributions on the preferred securities or obtain imputed income deriving from the exchanges of the preferred securities in relation to an exchange offer. Beneficial owners in respect of whom such information is not provided to the Issuer or the Guarantor in accordance with procedures described herein will receive payments net of Spanish withholding tax, currently at the rate of 18%. Neither the Issuer nor the Guarantor will pay Additional Amounts in respect of any such withholding tax in any of the above cases. See “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities”.

The Issuer and the Guarantor have arranged certain procedures with Acupay System LLC (“Acupay”) and DTC that will facilitate the collection of the required beneficial owner information. The procedures arranged by Acupay and DTC are intended to facilitate the collection of information regarding the identity and residence of beneficial owners who (i) are exempt from Spanish withholding tax requirements and therefore entitled to receive payments in respect of the preferred securities free and clear of Spanish withholding taxes and (ii) are (a) direct participants in DTC, (b) hold their interests through securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant in DTC (each such entity an “indirect DTC participant”) or (c) hold their interests through direct DTC participants. These procedures are set forth in Annexes A and B to this prospectus.

Such procedures may be amended to comply with Spanish laws and regulations or any judicial or administrative interpretation thereof. The description of these procedures contained in this prospectus is a summary only. Beneficial owners must seek their own tax advice to ensure that they comply with all procedures with respect to providing beneficial owner information. None of the Issuer, the Guarantor, Acupay or DTC assume any responsibility therefor.

DTC is under no obligation to continue to perform the tax certification procedures and such procedures may be modified or discontinued at any time. In addition, DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to us.

If DTC or the direct or indirect participants in DTC are unable to facilitate the collection of such information, the Issuer may attempt to remove the preferred securities from the DTC clearing system and this may affect the liquidity of the preferred securities. Provision has been made for the Series 4 preferred securities to be represented by certificated Series 4 preferred securities in the event that the Series 4 preferred securities cease to be held through DTC. See “Description of the Exchange Preferred Securities—Form, Denomination, Transfer and Registration”.

The Issuer and the Guarantor, as applicable, may, in the future, withhold amounts from payments for the benefit of beneficial owners who are subject to Corporate Income Tax in Spain if the Spanish tax authorities determine that the preferred securities do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise require such withholding to be made. If this were to occur, neither the Issuer nor the Guarantor will pay Additional Amounts in respect of such withholding. See “Taxation—Spanish Tax Considerations—Legal entities with tax residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act, except that as a foreign issuer, we are not subject to the proxy rules or the short-swing profit disclosure rules of the Exchange Act. In accordance with these informational and reporting requirements, we file or furnish reports and other information with the SEC. We file annual reports on Form 20-F, which include annual audited consolidated financial statements prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 (as defined in “Presentation of Financial and Other Information”), accompanied by certain reconciliations to U.S. GAAP (as defined in “Presentation of Financial and Other Information”), and furnish reports on Form 6-K containing our quarterly unaudited consolidated financial statements prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and certain other information. These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 and at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of the materials may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access materials we have filed. Copies of material we file can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Issuer and the Guarantor are limited liability companies (sociedades anónimas) organized under the laws of the Kingdom of Spain. All of the Issuer’s directors and substantially all of the executive officers and directors of the Guarantor, and certain of the experts named in this prospectus, are not residents of the United States and all or a substantial portion of the assets of the Guarantor and the Issuer’s and their respective directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. The Issuer and the Guarantor are advised by our Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States.

The Issuer and the Guarantor have expressly submitted to the non-exclusive jurisdiction of New York State and United States federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of the Guarantee and has appointed Banco Santander Central Hispano, S.A., New York Branch, located at 45 East 53rd Street, New York, New York 10022, as its agent in New York City to accept service of process in any such action.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “DCaR,” “ACaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions. The Issuer and the Guarantor include forward-looking statements in this

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prospectus. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements.

You should understand that adverse changes in the following important factors, in addition to those discussed in the “Risk Factors” section of this prospectus, the risk factors and certain other information detailed in the Guarantor’s Annual Report on Form 20-F for the year ended December 31, 2006, could affect the Guarantor’s future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

Economic and Industry Conditions

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•
general economic or industry conditions in Spain, the United Kingdom, other European countries, Latin America, the United States and the other areas in which the Guarantor has significant business activities or investments;

•	the effects of a decline in real estate prices, particularly in Spain and the UK;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR/DCaR/ACaR model the Guarantor uses;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions or restructurings;

•	changes in demographics, consumer spending or saving habits; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors

•	political stability in Spain, the United Kingdom, the United States, other European countries and Latin America; and

•	changes in Spanish, UK, EU or other laws, regulations or taxes.

Transaction and Commercial Factors

•
the Guarantor’s ability to integrate successfully its acquisitions, including Abbey National Plc (“Abbey”), and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while the Guarantor integrates these acquisitions; and

•	the outcome of the Guarantor’s negotiations with business partners and governments.

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Operating Factors

•	technical difficulties and the development and use of new technologies by the Guarantor and its competitors;

•	the impact of changes in the composition of the Guarantor’s balance sheet on future net interest income; and

•	potential losses associated with an increase in the level of substandard loans or non-performance by counterparties to other types of financial instruments.

The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. Neither the Issuer nor the Guarantor undertake to update any forward-looking statement to reflect events or circumstances after such dates or to reflect the occurrence of unanticipated events.

Neither the Issuer nor the Guarantor undertake any obligation to release publicly the results of any future revisions the Issuer or the Guarantor may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PRESENTATION OF FINANCIAL INFORMATION

We publish our consolidated financial statements in Euros and to the extent that any amounts reflected in such financial statements are stated in United States dollars or any other currency, such amounts have been translated from Euros at an assumed rate and solely for convenience and should not be construed as representations that such United States dollars or other currency actually represent such dollar or other currency amounts or could be converted into such dollars or other currency at the rate indicated.

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PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to tender your restricted Series 4 preferred securities in the exchange offer. You should read the entire prospectus carefully, before making a decision to tender your restricted Series 4 preferred securities in the exchange offer, including the section entitled “Risk Factors,” and Banco Santander’s 2006 Form 20-F, including our audited consolidated financial statements and the notes thereto.

Please refer to Item 4 of the Annual Report of Banco Santander Central Hispano, S.A. on Form 20-F for the year ended December 31, 2006, as filed with the SEC on July 2, 2007 (the “2006 Form 20-F”), a copy of which is included as Annex D to this prospectus.

The Guarantor’s principal executive offices are located at Banco Santander Central Hispano, S.A., Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is +34-91-259-6520.

The Issuer’s principal executive office is located in the Guarantor’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is +34-91-257-2057.

THE EXCHANGE OFFER

Securities Offered
The Issuer is offering up to 20,000,000 6.80% Non-Cumulative Guaranteed Series 4 Preferred Securities, par value $25 per security, of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act.

The Exchange Offer
The Issuer is offering to issue the exchange Series 4 preferred securities (CUSIP No.80281R706 and ISIN No.US80281R7061) in exchange for a like principal amount of your restricted Series 4 preferred securities (CUSIP No. 80281R409 and ISIN No. US80281R4092). The Issuer is offering to issue the exchange Series 4 preferred securities to satisfy its obligations contained in the registration rights agreement entered into when the restricted Series 4 preferred securities were sold in transactions permitted by Rule 144A under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer.”

Tenders, Exchange Offer Expiry Date, Withdrawal
The exchange offer will expire at 5:00 p.m. New York City time on               , 2007 unless it is extended. If you decide to exchange your restricted Series 4 preferred securities for exchange Series 4 preferred securities, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange Series 4 preferred securities. If you decide to tender your restricted Series 4 preferred securities in the exchange offer, you

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may withdraw them at any time prior to 5:00 p.m. New York City time on               , 2007. If the Issuer decides for any reason not to accept any restricted Series 4 preferred securities for exchange, your restricted Series 4 preferred securities will be returned to you without expense to you promptly after the exchange offer expires.

Material U.S. Federal Income Tax Consequences
Your exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.  See “Taxation—Material U.S. Federal Income Tax Considerations” for the tax consequences of the exchange of restricted Series 4 preferred securities and the ownership of exchange Series 4 preferred securities.

Spanish Tax Consequences
The exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities may give rise to imputed income under Spanish tax law.  If the tax certification and exchange agent (the “Tax Certification and Exchange Agent”) does not receive on your behalf the beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”), the Issuer and Guarantor will withhold Spanish withholding tax from the relevant distribution payment on your preferred securities as to which the required Beneficial Owner Exchange Information has not been provided at the rate of 18% of any such imputed income, and, if the amount of such distribution is insufficient to fund such withholding tax, your exchange Series 4 preferred securities will be sold to the extent necessary to fund such withholding tax. See “The Exchange Offer—Exchange Withholding Tax”, “Taxation—Spanish Tax Considerations” and Article II of Annex A.

Use of Proceeds	The Issuer will not receive any proceeds from the issuance of the exchange Series 4 preferred securities in the exchange offer.

Tax Certification and Exchange Agent	Acupay is the Tax Certification and Exchange Agent for the exchange offer.

Failure to Tender Your restricted Series 4 preferred securities
If you fail to tender your restricted Series 4 preferred securities in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require the Issuer to register your restricted Series 4 preferred securities or to pay you distributions at a higher rate.

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We believe that you will be able to resell the exchange Series 4 preferred securities without registering them with the SEC if you meet the requirements described below.

Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that exchange Series 4 preferred securities issued in exchange for restricted Series 4 preferred securities in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the exchange Series 4 preferred securities under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of the Issuer’s or Guarantor’s “affiliates”, which is defined in Rule 405 of the Securities Act;

•	you acquire the exchange Series 4 preferred securities in the ordinary course of your business;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the exchange Series 4 preferred securities; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange Series 4 preferred securities.

If you are an affiliate of the Issuer, the Guarantor, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of exchange Series 4 preferred securities acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive exchange Series 4 preferred securities for your own account in the exchange offer:

•	you must represent that you do not have any arrangement with the Issuer, the Guarantor or any affiliate of the Issuer or the Guarantor to distribute the exchange Series 4 preferred securities;

•
you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange Series 4 preferred securities you receive from the Issuer in the exchange offer. By so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•
you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange Series 4 preferred securities received in exchange for restricted Series 4 preferred securities acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

THE EXCHANGE SERIES 4 PREFERRED SECURITIES

The terms of the exchange Series 4 preferred securities are identical in all material respects to the terms of the restricted Series 4 preferred securities, except that the exchange Series 4 preferred securities have been registered under the Securities Act, and the transfer restriction and registration rights relating to the restricted Series 4 preferred securities do not apply to the exchange Series 4 preferred securities. The following summary contains basic information about the exchange Series 4 preferred securities and the restricted Series 4 preferred securities. It is provided solely for your convenience. This summary is not intended to be complete. You should read the full text

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and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange Series 4 preferred securities, see “Description of exchange Series 4 preferred securities.”

Issuer	Santander Finance Preferred, S.A. Unipersonal

Guarantor	Banco Santander Central Hispano, S.A.

The exchange Series 4 preferred securities
Up to 20,000,000 6.80% Non-Cumulative Guaranteed Series 4 Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 80281R706 and ISIN No. US80281R7061).

Distribution Payment Dates	February 21, May 21, August 21 and November 21 of each year, commencing .

Liquidation Preference	$25.00

Redemption Price	$25.00

Guarantee
The Guarantor will fully and unconditionally guarantee the payment of Distributions, the Liquidation Distribution and the Redemption Price with respect to the exchange Series 4 preferred securities. See “Description of the Guarantee.”

Ranking
The exchange Series 4 preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares. The Guarantee will rank (a) junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or subordinated to the Guarantee) (b) pari passu with the most senior Preferred Securities issued by the Guarantor and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any Subsidiary; and (c) senior to the Guarantor’s ordinary shares.

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the

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Guarantee.

Clearance and settlement
The exchange Series 4 preferred securities will be issued in book-entry form through the facilities of DTC for the accounts of its participants and will trade in DTC’s same day funds settlement system. Beneficial interests in exchange Series 4 preferred securities held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of exchange Series 4 preferred securities.”

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange Series 4 preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual holders who are resident for tax purposes in Spain; (b) holders who receive payments through a Tax Haven (as defined in Royal Decree 1080/1991, of 5th July, as amended); and (c) holders who fail to comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a), (b), or (c), the Issuer and Guarantor will withhold Spanish withholding tax at the rate of 18% from any payment in respect of the exchange Series 4 preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the tax consequences of, and limitations on, the payment of additional amounts with respect to any withholding taxes, see “Taxation—Spanish Tax Considerations.”

Listing
Application will be made to list the exchange Series 4 preferred securities on the New York Stock Exchange. The restricted Series 4 preferred securities are currently listed on the London Stock Exchange and, upon exchange for exchange Series 4 preferred securities, the restricted Series 4 preferred securities will continue to be so listed unless all of the restricted Series 4 preferred securities are exchanged for exchange Series 4 preferred securities, in which case, the restricted Series 4 preferred securities will be delisted from the London Stock Exchange.

Paying Agent	The Bank of New York.

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RISK FACTORS

You should carefully consider all of the information contained in this prospectus prior to making a decision to tender your restricted Series 4 preferred securities in the exchange offer. In particular, we urge you to carefully consider the information set forth under “Risk Factors” in this prospectus and in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2006 for a discussion of risks and uncertainties relating to us, our business, the exchange Series 4 preferred securities, and the decision whether to tender your restricted Series 4 preferred securities in the exchange offer.

SUMMARY FINANCIAL INFORMATION

Please refer to Item 3.A and Item 8 of our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

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RISK FACTORS

For a detailed discussion of the risk factors affecting our business, please also see Item 3.D entitled “Risk Factors” in our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

The Issuer and the Guarantor are required to provide certain information relating to beneficial owners to the Spanish tax authorities. The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax from any payment in respect of the Series 4 preferred securities as to which the required Beneficial Owner Information has not been provided, including in connection with any imputed income arising from an exchange of the restricted Series 4 preferred securities for the exchange Series 4 preferred securities under this exchange offer.

Under Spanish Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998, as amended by Royal Decree 1778/2004, the Issuer and the Guarantor are required to provide certain information relating to beneficial owners to the Spanish tax authorities. This information includes the identity and country of residence of each beneficial owner that receives a payment on the Series 4 preferred securities or obtains imputed income deriving from the exchange of restricted Series 4 preferred securities for exchange preferred securities under an exchange offer, including, any imputed income that may arise from the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities under this exchange offer, and must be obtained with respect to each distribution record date or exchange offer expiry date, as the case may be, by the fourth New York Business Day before the relevant distribution record date or the exchange offer expiry date, as the case may be, or, under certain circumstances, by 9:45 a.m. (New York City time) on the fourth New York Business Day following the relevant distribution record date or exchange offer expiry date, as the case may be, and filed by the Issuer and the Guarantor with the Spanish tax authorities on an annual basis. “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close. If DTC or the direct or indirect participants in DTC fail for any reason to provide the Issuer and the Guarantor (through Acupay) with the required information described under “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities” in respect of the beneficial owner of any of the Series 4 preferred securities, the Issuer or the Guarantor, as the case may be, will be required to withhold tax and will pay distributions in respect of such Series 4 preferred securities net of the withholding tax applicable to such payments and any income imputed in connection with any exchange of the Series 4 preferred securities (currently at the rate of 18%). In the event that the amount of the withholding tax to be collected in connection with the exchange of the Series 4 preferred securities exceeds the amount of the distribution (net of withholding applicable to that distribution) immediately following such exchange, the securities issued in the exchange may be withheld from delivery by the Issuer or an agent on its behalf and, to the extent necessary, sold in order to generate proceeds sufficient to satisfy such withholding tax.  See Annex A.  The proceeds realized from such a sale may be less than the proceeds that you would realize were you to sell the Series 4 preferred securities yourself or were such Series 4 preferred securities to be sold at another time. If withholding occurs due to failure to provide the required tax information through Acupay, affected beneficial owners would have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled. See “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities”. The Issuer and the Guarantor will not pay any additional amounts with respect to any such withholding.

As of the date of this prospectus, the imputed income for Spanish tax purposes that would arise were this exchange offer to expire on the date hereof would be $US0.00 per US$1,000 aggregate liquidation preference of preferred securities exchanged.

The Issuer and the Guarantor have agreed to provide certain procedures arranged by Acupay and DTC to facilitate the collection of information concerning the identity and residence of beneficial owners through the relevant participants in DTC. If the agreed procedures prove ineffective or if the relevant participants in DTC fail to provide and verify the required information as of each Distribution Record Date, the Issuer or

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the Guarantor, as the case may be, will withhold at the then-applicable rate (currently 18%) from any payment in respect of the Series 4 preferred securities as to which the agreed procedures prove ineffective or have not been followed including in connection with any imputed income arising from an exchange of the restricted Series 4 preferred securities for the exchange Series 4 preferred securities, and neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding.

The delivery of the required beneficial owner identity and country of residence information must be made through the relevant direct or indirect participants in DTC in accordance with the procedures set forth under “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities”. Each such DTC participant must provide the required information in respect of all of the beneficial owners holding interests through such participant as of each Distribution Record Date, and neither the Issuer nor the Guarantor shall be responsible for any DTC participant’s failure to do so. Such failure may arise as a result of the failure of an indirect DTC participant holding through a direct DTC participant to provide the necessary information in a timely manner. In the event of any error in a direct DTC participant’s compliance with these procedures, Acupay will seek to notify such direct DTC participant of any deficiencies in the information provided by such direct DTC participant, and in the event such direct DTC participant fails to correct such deficiencies in a timely manner, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate from any payment in respect of the Series 4 preferred securities including in connection with any imputed income arising from an exchange of the restricted Series 4 preferred securities for the exchange Series 4 preferred securities held through such direct DTC participant. Neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding. In order to obtain a refund of any amounts withheld, affected beneficial owners will have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled, as described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities”, and neither the Issuer nor the Guarantor shall be responsible for any damage or loss incurred by beneficial owners in connection with such procedures.

The Series 4 preferred securities may be subject to certain Spanish taxation if they are not listed on an Organized Market in an OECD Country

If the Series 4 preferred securities are not listed on an organized market in an OECD country on any Distribution Record Date, distributions to beneficial owners not resident in Spain for tax purposes in respect of the Series 4 preferred securities may be subject to withholding tax, and if the Series 4 preferred securities are not so listed at any year end, Spanish Net Wealth Tax may apply.  See “Taxation—Spanish Tax Considerations—Tax Rules for preferred securities not Listed on an Organized Market in an OECD Country.”  The Issuer intends to make application for the exchange Series 4 preferred securities to be traded on the New York Stock Exchange but no assurances can be given that such listing will be completed by any Distribution Record Date or year end.

Distributions on the preferred securities are not cumulative.

Distributions on the Series 4 preferred securities are not cumulative. Distributions may not be paid in full, or at all, if the Guarantor does not have sufficient Distributable Profits or if the Guarantor is limited in making payments on its ordinary shares or on other Preferred Securities issued by the Guarantor in accordance with limitations contemplated in the Spanish banking capital adequacy regulations. If Distributions for any distribution period are not paid by reason of the above limitations, investors will not be entitled to receive such Distributions (or any payment under the Guarantee in respect of such Distributions) whether or not funds are or subsequently become available.

The Series 4 preferred securities have no fixed redemption date and investors have no rights to call for redemption of the Series 4 preferred securities.

The Series 4 preferred securities have no fixed final redemption date and holders have no rights to call for the redemption of the Series 4 preferred securities. Although the Series 4 preferred securities may be redeemed at the option of the Issuer on or after November 21, 2011, there are limitations on redemption of the Series 4 preferred securities, including Bank of Spain consent and the availability of sufficient funds to effect redemption.

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The Guarantor’s obligations under the Guarantee are limited to the amounts of the payments due under the Series 4 preferred securities.

The Guarantor’s obligation to make payments under the Guarantee is limited to the extent of the amounts due under the Series 4 preferred securities. A distribution will not be paid under the Series 4 preferred securities if the aggregate of such distribution, together with any other distributions previously paid during the then-current fiscal year and proposed to be paid during the then-current distribution period, in each case on or in respect of the Series 4 preferred securities, any Preferred Securities of the Guarantor, or any other Preferred Securities issued by the Issuer or by any other subsidiary of the Guarantor with the benefit of a guarantee of the Guarantor, in each case ranking equally as to participation in profits with the Guarantor’s obligations under the Guarantee, would exceed the Guarantor’s Distributable Profits of the immediately preceding fiscal year. Even if Distributable Profits are sufficient, the Guarantor will not be obligated to make any payment under the Guarantee if under the applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company basis only or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on preferred securities issued by the Guarantor. In the event of the liquidation, dissolution or winding-up of the Guarantor or a reduction in the shareholder’s equity of the Guarantor pursuant to article 169 of the Spanish Corporations Law, the Issuer shall be liquidated by the Guarantor, and investors will have no right to seek payment of amounts under the Guarantee that would exceed the amount investors would have been able to receive had investors been investors in directly issued Preferred Securities of the Guarantor and had all other Preferred Securities of the Issuer or of any other subsidiary of the Guarantor been issued by the Guarantor. Under no circumstances does the Guarantee provide for acceleration of any payments on, or repayment of, the Series 4 preferred securities.

The Guarantor is not required to pay investors under the Guarantee unless it first makes other required payments.

The Guarantor’s obligations under the Guarantee will rank junior to all of its liabilities to creditors and claims of holders of senior and subordinated ranking securities. In the event of the winding-up, liquidation or dissolution of the Guarantor, its assets would be available to pay obligations under the Guarantee only after the Guarantor has made all payments on such liabilities and claims.

Your right to receive distributions under the Series 4 preferred securities and the Guarantee is junior to certain other obligations of the Issuer and the Guarantor.

The Series 4 preferred securities and the Guarantee will be, respectively, the Issuer’s and the Guarantor’s unsecured obligations, and will rank junior to any of the Issuer’s and the Guarantor’s present and future senior and subordinated indebtedness.

As of March 31, 2007, the Guarantor had approximately €78,328 million of outstanding unconsolidated indebtedness (including guarantees of subsidiary indebtedness) to which its obligations under the Guarantee of the restricted Series 4 preferred securities will rank junior, and €5,011 million of preferred securities issued by subsidiaries guaranteed by the Guarantor, with which its obligations under the Guarantee of the restricted Series 4 preferred securities will rank pari passu. In addition, the Guarantee is structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding-up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary). As of March 31, 2007, subsidiaries of the Guarantor had an aggregate total of €169,986 million of outstanding indebtedness and €3,142 million of preferred shares not guaranteed by the Guarantor and €50,454 million outstanding indebtedness and €5,011 million of preferred securities guaranteed by the Guarantor.

As of the date of this prospectus, the Issuer did not have any senior or subordinated indebtedness and has issued and outstanding $190 million Series 1 Preferred Securities, €300 million Series 2 Preferred Securities, €200 million Series 3 Preferred Securities, $600 million Series 5 Preferred Securities and $350 million Series 6 Preferred Securities which will rank pari passu to the Issuer’s obligations under the restricted Series 4 preferred securities.

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Non-payment of distributions may adversely affect the trading price of the restricted Series 4 preferred securities.

If in the future, payments are limited on the Series 4 preferred securities because the Guarantor has insufficient Distributable Profits, the Series 4 preferred securities may trade at a lower price. If investors sell the Series 4 preferred securities during such a period, investors may not receive the same price as an investor who does not sell its Series 4 preferred securities until sufficient Distributable Profits are available to resume distribution payments. In addition, because the Guarantor’s obligation to make payments under the Guarantee is limited to the extent of the underlying payment obligations on the Series 4 preferred securities which may be limited due to insufficient Distributable Profits, the market price for the Series 4 preferred securities may be more volatile than other securities that do not reflect these limitations.

You may be unable to enforce judgments obtained in U.S. courts against the Issuer or the Guarantor.

All of the Issuer’s directors and substantially all the directors and executive officers of the Guarantor are not residents of the United States, and substantially all the assets of these companies are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. The Issuer and the Guarantor have been advised by their Spanish counsel that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against the Issuer or the Guarantor predicated solely upon the securities laws of the United States. See “Enforceability of Certain Civil Liabilities”.

There may not be a liquid trading market for the exchange Series 4 preferred securities, which could limit your ability to sell your exchange Series 4 preferred securities in the future.

The exchange Series 4 preferred securities are being offered to the holders of restricted Series 4 preferred securities. The exchange Series 4 preferred securities will constitute a new issue of securities for which, prior to the exchange offer, there had been no public market, and the exchange Series 4 preferred securities may not be widely distributed. Accordingly, an active trading market for the exchange Series 4 preferred securities may not develop. If a market for any of the exchange Series 4 preferred securities does develop, the price of such exchange Series 4 preferred securities may fluctuate and liquidity may be limited. If a market for any of the exchange Series 4 preferred securities does not develop, purchasers may be unable to resell such exchange Series 4 preferred securities for an extended period of time, if at all.

Your failure to tender restricted Series 4 preferred securities in the exchange offer may affect their marketability.

If restricted Series 4 preferred securities are tendered for exchange and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted restricted Series 4 preferred securities will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your restricted Series 4 preferred securities in the future.

Santander Finance issued restricted Series 4 preferred securities in a private placement exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your restricted Series 4 preferred securities except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your restricted Series 4 preferred securities for exchange Series 4 preferred securities in the exchange offer, or if you do not properly tender your restricted Series 4 preferred securities in the exchange offer, your restricted Series 4 preferred securities will continue to be subject to these transfer restrictions after completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the restricted Series 4 preferred securities under the Securities Act.

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USE OF PROCEEDS

The Issuer or Guarantor will not receive any cash proceeds from the issuance of the exchange Series 4 preferred securities pursuant to the exchange offer. The exchange Series 4 preferred securities will be exchanged for restricted Series 4 preferred securities as described in this prospectus upon our receipt of restricted Series 4 preferred securities. The Issuer will cancel all of the restricted Series 4 preferred securities surrendered in exchange for the exchange Series 4 preferred securities. Accordingly, the issuance of the exchange Series 4 preferred securities will not generate any proceeds to us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Please refer to Item 5 of our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

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BUSINESS

Please refer to Item 4 of our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

About the Issuer

The Issuer, which is a wholly owned subsidiary of the Guarantor, was incorporated by a public deed executed on February 27, 2004, and registered in the Mercantile Registry of Madrid on March 2, 2004, as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The Issuer was formed to issue preferred securities in various markets and deposit the net proceeds with the Bank. As of the date of this prospectus, the share capital of the Issuer is €150,500 divided into 1,505 ordinary shares of par value €100.00 each, all of them issued and fully paid and each of a single class. The Issuer is a financing vehicle for the Group and has no subsidiary companies. The Issuer has no material assets other than inter-company debt with affiliates. For so long as any preferred securities remain outstanding, the Issuer’s exclusive activities shall be the issuance of preferred securities, the deposit of proceeds of such issuances with the Bank and other activities incidental thereto. With the exception of Spanish reserve requirements which must be met prior to the payment of dividends and provided that dividends may only be distributed out of income for the previous year or out of unrestricted reserves and provided further that the net worth of the Issuer must not, as a result of the distribution, fall below its paid-in share capital (capital social), there are no restrictions on the Guarantor’s ability to obtain funds from the Issuer through dividends, loans or otherwise.

As of the date of this prospectus, the Issuer did not have any senior or subordinated indebtedness and has issued and outstanding $190 million Series 1 Preferred Securities, €300 million Series 2 Preferred Securities, €200 million Series 3 Preferred Securities, $500 million Series 4 Preferred Securities, $600 million Series 5 Preferred Securities and $350 million Series 6 Preferred Securities which will rank pari passu among themselves.

The principal office of the Issuer is located in the Guarantor’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is +34-91-257-2057.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges, for the periods indicated:

	As of December 31,
	2004		2005		2006
	Including interests on deposits	Excluding interests on deposits	Including interests on deposits	Excluding interests on deposits	Including interests on deposits	Excluding interests on deposits
Ratio of Earnings to Combined Fixed Charges[1]	1.39	1.90	1.31	1.82	1.35	1.77

1 For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on preferred shares.

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CAPITALIZATION

The following table sets forth the capitalization and indebtedness of the Group on an unaudited consolidated basis in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 as of March 31, 2007.  The exchange Series 4 preferred securities will be exchanged for restricted Series 4 preferred securities as described in this prospectus upon our receipt of restricted Series 4 preferred securities. The Issuer will cancel all of the restricted Series 4 preferred securities surrendered in exchange for the exchange Series 4 preferred securities. Accordingly, the issuance of the exchange Series 4 preferred securities will not generate any proceeds to us.

As of March 31, 2007
(millions of Euros)

Outstanding indebtedness
Short-term indebtedness	23,562
Long-term indebtedness(1)	232,233
Of which: Preferred securities(2)	7,483
Total indebtedness	255,796
Stockholders’ equity
Shares, stated value €0.50 each	3,127
Shares held by consolidated companies	(102)
Reserves	40,495
Dividends	(3,256)
Valuation adjustments	2,384
Net income attributed to the Group(3)	1,802
Total shareholders’ equity	44,450
Preferred shares	670
Minority interest	2,055
Total capitalization and indebtedness	302,971
___________
(1)	Includes all outstanding bonds, debentures and subordinated debt (including preferred securities) as of March 31, 2007.
(2)
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, preferred securities, such as the exchange Series 4 preferred securities, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(3)	For the period from January 1, 2007 to March 31, 2007.

The following are the principal transactions by the Group and its subsidiaries affecting the capitalization of the Group after March 31, 2007:

•	Abbey National Treasury Services issued CAD50 million, CHF275 million, €149.20 million, GBP425 million, HKD348 million, JPY31,400 million, and US$500.21 million of senior debt.

•	Banco Santander Río, S.A. issued ARS450 million of senior debt.

•	Banesto Financial Products plc, issued CZK 660 million, €322.84 million, GBP50 million, JPY2,900 million and US$3,034 million of senior debt.

•	Santander Banespa Cayman issued BRL13.90 million and US$13.98 million of senior debt.

•	Santander International Debt, S.A. Unipersonal issued €2,995 million of senior debt.

•	Santander Issuances SAU issued €650 million of subordinated debt.

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•	Banco Santander Central Hispano, S.A. issued €3,000 million of Mortgage Debt.

•
The Group redeemed CAD300 million, DEM81.55 million, €109 million, FRF500 million, GBP412.81 million, HKD459 million, ITL10,000 million, JPY11,600 million and US$2,379.22 million of senior debt issued by Abbey National Treasury Services.

•	The Group redeemed €500 million of subordinated debt issued by Abbey National Plc.

•	The Group redeemed UF1.2 million of senior debt issued by Banco Santander Chile.

•	The Group redeemed €20 million of senior debt issued by Banesto Issuances Ltd.

•	The Group redeemed €327.84 million and US$10 million of senior debt issued by Banesto Financial Products Plc.

•	The Group redeemed €2.56 million of subordinated debt issued by Santander Consumer Bank AG.

•	The Group redeemed €19.81 million of senior debt issued by Banco Santander Totta, S.A.

•	The Group redeemed €11 million of subordinated debt issued by Banco Santander Totta, S.A.

•	The Group redeemed €150 million of senior debt issued by Santander International Debt, S.A. Unipersonal.

•	The Group redeemed €1,000 million and US$100 million of subordinated debt issued by SCH Issuances Ltd.

•	The Group redeemed €1,000 million of senior debt issued by Banco Santander Central Hispano, S.A.

•	The Group redeemed €4.99 million of subordinated debt issued by Totta Credito Especializado.

•	On May 1, 2007, the Guarantor paid a fourth dividend for the 2006 fiscal year in the gross amount of €0.199913 per share.

•	On June 25, 2007, the Guarantor announced that it will pay on August 1, 2007 a dividend on account of the earnings for the 2007 fiscal year in the gross amount of €0.12294 per share.

As of March 31, 2007, Banco Santander’s paid-in share capital was €3,127,148,289.50, represented by a single class of 6,254,296,579 book-entry Banco Santander shares with a nominal value of €0.50 each. Banco Santander’s share capital has not changed since that date.

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SELECTED CONSOLIDATED FINANCIAL INFORMATION

Please refer to Item 3.A and Item 8 in our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

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RECENT DEVELOPMENTS

The consolidated financial information presented below has been extracted or derived from our unaudited consolidated financial statements as of and for the period ended March 31, 2007 and 2006 prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

	March 31,
	2006	2007
	(in thousands of Euros, except percentages and per share data)

Interest and similar income	9,020,025	10,411,971
Interest expense and similar charges	(6,137,047)	(6,951,570)
Income from equity instruments	49,701	48,151
Net interest income	2,932,679	3,508,552
Share of results from entities accounted for by the equity method	130,554	60,216
Net fees and commissions(1)	1,737,564	2,087,320
Insurance activity income	66,310	95,108
Gains on financial transactions(2)	408,396	492,008
Gross income	5,275,503	6,243,204
Net income from non-financial activities(3)	37,758	34,430
Other operating expenses(4)	(20,735)	(33,920)
General administrative expenses	(2,479,267)	(2,660,711)
Personnel	(1,492,513)	(1,560,802)
Other general and administrative expenses	(986,754)	(1,099,909)
Depreciation and amortization	(280,280)	(307,836)
Net operating income	2,532,979	3,275,167
Impairment losses (net)	(511,823)	(682,755)
Net gains on disposal of investments in associates(5)	731	3,586
Net results on other disposals, provisions, and other income(6)	(12,623)	(93,163)
Profit before tax	2,009,264	2,502,835
Income tax	(433,163)	(575,585)
Profit from continuing operations	1,576,101	1,927,250
Profit from discontinued operations	78,973	0
Consolidated profit for the year	1,655,074	1,927,250
Profit attributed to minority interests	161,665	125,074
Profit attributed to the Group	1,493,409	1,802,176

Per Share Information:
Average number of shares (thousands)(7)	6,247,741	6,242,548
Basic earnings per share (in Euros)	0.2390	0.2887
Diluted earnings per share (in Euros)	0.2380	0.2874

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	March 31,
	2006	2007
Consolidated Balance Sheet Data:	(in thousands of Euros, except percentages and per share data)

Total assets	814,737,822	844,240,207
Loans and advances to credit institutions(8)	60,568,573	73,289,922
Loans and advances to customers (net)(8)	451,397,397	530,811,346
Investment Securities(9)	199,323,555	126,733,617
Investments: Associates	3,076,276	4,911,891

Liabilities
Deposits from central banks and credit institutions(10)	139,610,050	100,913,875
Customer deposits(10)	304,254,995	327,110,904
Debt securities (10)	160,699,885	222,440,737

Capitalization
Guaranteed subordinated debt excluding preferred securities(11)	9,726,252	13,402,776
Secured subordinated debt	–	–
Other subordinated debt	12,788,126	12,469,781
Preferred securities(11)	6,469,213	7,482,507
Preferred shares(11)	1,293,238	670,438
Minority interest (including net income of the period)	2,944,435	2,055,306
Stockholders’ equity(12)	40,486,074	44,449,740
Total capitalization	73,707,338	80,530,548
Stockholders’ equity per Share(12)	6.48	7.12

Other managed funds
Mutual funds	114,173,699	131,147,392
Pension funds	29,190,102	29,996,354
Managed portfolio	16,780,649	19,244,822
Total other managed funds	160,144,450	180,388,568

Consolidated Ratios
Profitability Ratios:
Efficiency ratio(13)	50.88%	46.32%
Return on average total assets (ROA)	0.81%	0.92%
Return on average stockholders’ equity (ROE)	17.12%	18.48%
Capital Ratio:
Average stockholders’ equity to average total assets	4.27%	4.64%
Ratio of earnings to fixed charges(14)
Excluding interest on deposits	1.69%	1.73%
Including interest on deposits	1.29%	1.34%

Credit Quality Data
Allowances for impaired assets (excluding country risk)	8,075,370	8,722,139
Allowances for impaired assets as a percentage of total loans	1.76%	1.62%
Impaired assets(15)	4,369,871	4,936,052
Impaired assets as a percentage of total loans	0.95%	0.91%
Allowances for impaired assets as a percentage of impaired assets	184.80%	176.70%
Net loan charge-offs as a percentage of total loans	0.07%	0.10%

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_____________
(1)	Equals “Fee and commission income” less “Fee and commission expense” as stated in our consolidated financial statements.

(2)	Equals the sum of “Gains/losses on financial assets and liabilities (net)” and “Exchange differences (net)” as stated in our consolidated financial statements.

(3)	Equals the sum of “Sales and income from the provision of non-financial services” and “Cost of sales” as stated in our consolidated financial statements.

(4)	Equals the sum of “Other operating income” and “Other operating expenses” as stated in our consolidated financial statements.

(5)	Equals the sum of “Other gains: Gains on disposal of investments in associates” and “Other losses: Losses on disposal of investments in associates” as stated in our consolidated financial statements.

(6)
Includes “Provisions (net)”, “Finance income from non-financial activities”, “Finance expense from non-financial activities”, “Other gains: Gains on disposal of tangible assets”, “Other gains: Other”, “Other losses: Losses on disposal of tangible assets” and “Other losses: Other” as stated in our consolidated financial statements.

(7)	Average number of shares have been calculated on the basis of the weighted average number of shares outstanding in the relevant year, net of treasury stock.

(8)
Equals the sum of the amounts included under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss” and “Loans and receivables” as stated in our consolidated financial statements.

(9)
Equals the amounts included as “Debt instruments” and “Other equity instruments” under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss”, “Available-for-sale financial assets” and “Loans and receivables” as stated in our consolidated financial statements.

(10)
Equals the sum of the amounts included under the headings “Financial liabilities held for trading”, “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at amortized cost” included in Notes 20, 21 and 22 to our consolidated financial statements.

(11)	In our consolidated financial statements preferred securities are included under “Subordinated liabilities” and preferred shares are stated as “Equity having the substance of a financial liability”.

(12)
Equals the sum of the amounts included at the end of each year as “Own funds” and “Valuation adjustments” as stated in our consolidated financial statements.  We have deducted the book value of treasury stock from stockholders’ equity.

(13)
Efficiency ratio equals the sum of “General administrative expenses from financial activities”, “Depreciation and amortization costs” less “Offsetting fees” (see Note 48 to our consolidated financial statements), divided by the sum of “Gross income” and “Net income from non-financial activities” less “General administrative expenses from non-financial activities”.

(14)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method.  Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on preferred shares.

(15)
Impaired assets reflect Bank of Spain classifications.  Such classifications differ from the classifications applied by U.S. banks in reporting loans as non-accrual, past due, restructured and potential problem loans.

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THE EXCHANGE OFFER

In a registration rights agreement dated November 21, 2006 entered into by and among the Issuer, the Guarantor and the initial purchaser of the restricted Series 4 preferred securities (the “Registration Rights Agreement”) agreed, for the benefit of the holders of the restricted Series 4 preferred securities, at the Issuer’s and Guarantor’s cost, to:

•
use the Issuer’s and the Guarantor’s reasonable best efforts to prepare and, as soon as practicable within 180 days following November 21, 2006, file with the SEC an exchange offer registration statement, or the Exchange Offer Registration Statement, with respect to a proposed exchange offer and the issuance and delivery to the holders, in exchange for the restricted Series 4 preferred securities, of exchange Series 4 preferred securities having terms identical in all material respects to the restricted Series 4 preferred securities including the full, unconditional and irrevocable guarantee by the Guarantor, except that the exchange Series 4 preferred securities would not contain terms with respect to transfer restrictions and would not provide for liquidated damages under certain circumstances described in the registration rights agreement;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days of November 21, 2006;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the exchange offer;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to cause the exchange offer to be completed not later than 300 days following November 21, 2006; and

•
provided that the exchange Series 4 preferred securities meet the minimum listing requirements of the New York Stock Exchange at the time an Exchange Offer Registration Statement is declared effective, use the Issuer’s and the Guarantor’s reasonable best efforts to list the exchange Series 4 preferred securities on the New York Stock Exchange within 30 days following an Exchange Offer Registration Statement being declared effective.

The registration rights agreement further provides that, if applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantor to effect the exchange offer, the Issuer and the Guarantor may elect to file with the SEC a shelf registration statement relating to resales of the restricted Series 4 preferred securities and solicit that such shelf registration be declared effective and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all restricted Series 4 preferred securities covered by the shelf registration statement have been sold.

The registration rights agreement also provides that, if a registration default, which means one of the following events, occurs: (i) the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following November 21, 2006; (ii) the exchange offer is not completed on or prior to the 365th calendar day following November 21, 2006 and a shelf registration statement with respect to the restricted Series 4 preferred securities is not declared effective on or prior to the 365th calendar day following November 21, 2006; or (iii) provided that the exchange Series 4 preferred securities meet the minimum listing requirements of the New York Stock Exchange at the time a registration statement is declared effective, the exchange Series 4 preferred securities are not listed on the New York Stock Exchange on or prior to the 30th calendar day after a registration statement has been declared effective; liquidated damages shall be payable in respect of outstanding Series 4 preferred securities at the rate of (x) one-quarter of one percent (0.25%) per annum upon the occurrence of any registration default on or after the 270th calendar day following November 21, 2006 and (y) one-half of one percent (0.50%) per annum upon the occurrence of any registration default on or after the 365th calendar day following November 21, 2006; provided, however, that the maximum aggregate amount of such liquidated damages will in no event exceed one-half of one percent (0.50%) per annum in respect of all registration defaults occurring at any one time.  To the extent that liquidated damages have become payable due to the occurrence of one of the registration defaults, then immediately following (1) the exchange offer, or (2) the effectiveness of a shelf registration, or (3) the listing of the exchange Series 4 preferred securities, as the case may be (such event referred to in clauses (1) through (3) above, a “registration remedy”), then the accrual of liquidated damages with respect to that particular registration default will

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cease.  Upon the earlier of the implementation of all necessary registration remedies or the date on which the exchange securities are eligible for sale pursuant to Rule 144(k) under the Securities Act or any successor provision, the accrual of liquidated damages will cease.

If the shelf registration statement is unusable by the holders for any reason for more than 60 days in the aggregate in any 365-day period, then liquidated damages shall be payable in respect of outstanding the restricted Series 4 preferred securities at the rate of 0.50% per annum, beginning on the 61st day that the shelf registration statement ceased to be usable; provided, however, the maximum aggregate amount of such liquidated damages payable (inclusive of any liquidated damages that are payable in respect of registration defaults) will in no event exceed one-half of one percent (0.50%) per annum.  Upon the shelf registration statement once again becoming available for use, liquidated damages will cease to be payable.  Liquidated damages shall be computed based on the actual number of days elapsed in each period for which liquidated damages are payable.

This description of the registration rights agreement is only a summary; you should refer to the registration rights agreement for a complete description of our obligations and your rights. The registration rights agreement was filed with the SEC on July 9, 2007 as Exhibit 1 to our Registration Statement on Form F-4 (Registration No. 333-           ) of which the prospectus is a part. See “Where You Can Find More Information” for information about obtaining SEC filings. The registration rights agreement is also available upon request made by writing or calling us at the address and phone number provided under “Prospectus Summary.”

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of restricted Series 4 preferred securities in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

London Stock Exchange Undertakings

The London Stock Exchange has been informed of the commencement of the exchange offer and notice of the commencement of the exchange offer will be published in the Financial Times, a leading English language daily newspaper of general circulation in the United Kingdom.  You may obtain documents relating to the exchange offer at the offices of the Tax Certification and Exchange Agent in London, Acupay System LLC, located at First Floor 28 Throgmorton Street, London EC2N 2AN.  We will notify the London Stock Exchange of the results of the exchange offer as soon as it has been completed and will simultaneously publish such notice in a leading English language daily newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times).

Terms of the Exchange Offer; Period for Tendering restricted Series 4 preferred securities

This prospectus contains the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus, the Issuer will accept for exchange, restricted Series 4 preferred securities which are properly tendered on or prior to the Exchange Offer Expiry Date, unless you have previously withdrawn them.

•
When you tender to the Issuer restricted Series 4 preferred securities as provided below, including by causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to the Issuer that you have read and agree to all of the terms and conditions of the exchange offer, and the Issuer’s acceptance of the restricted Series 4 preferred securities will constitute a binding agreement between you and the Issuer upon the terms and subject to the conditions in this prospectus.

•	For each restricted Series 4 preferred security surrendered to the Issuer in the exchange offer, the Issuer will give you one exchange Series 4 preferred security.

•
The Issuer will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that the Issuer first mails notice of the exchange offer to the holders of the restricted Series 4 preferred securities. Acupay, on behalf of the Issuer, is sending this prospectus on or

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about the date of this prospectus to DTC, to DTC participants holding the restricted Series 4 preferred securities as of that date and to all known holders of restricted Series 4 preferred securities as of that date.

•
The exchange offer expires at 5:00 p.m., New York City time, on _____________, 2007; provided, however, that the Issuer, in its sole discretion, may extend the period of time for which the exchange offer is open. The term “Exchange Offer Expiry Date” means 5:00 p.m., New York City time, on _____________, 2007 or, if extended by us, the latest time and date to which the exchange offer is extended.

•
As of the date of this prospectus, $500,000,000.00 in aggregate principal amount of the restricted Series 4 preferred securities were outstanding. The exchange offer is not conditioned upon any minimum principal amount of restricted Series 4 preferred securities being tendered.

•
The Issuer’s obligation to accept restricted Series 4 preferred securities for exchange in the exchange offer is subject to the conditions described in the section called “Conditions to the Exchange Offer” below.

•
The Issuer expressly reserves the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any restricted Series 4 preferred securities, by giving oral or written notice of an extension to the Tax Certification and Exchange Agent and notice of that extension to the holders as described below. During any extension, all restricted Series 4 preferred securities previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any restricted Series 4 preferred securities not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

•
The Issuer expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any restricted Series 4 preferred securities that the Issuer has not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer” are not satisfied.

•
The Tax Certification and Exchange Agent on behalf of the Issuer will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the restricted Series 4 preferred securities as promptly as practicable. If the Issuer extends the Exchange Offer Expiry Date, the Tax Certification and Exchange Agent on behalf of the Issuer will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Exchange Offer Expiry Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of restricted Series 4 preferred securities do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•
Restricted Series 4 preferred securities which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding, but will be subject to transfer restrictions and will not be entitled to any further registration rights under the registration rights agreement.

•	The Issuer intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

•
By tendering to the Issuer restricted Series 4 preferred securities, including causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be making the representations described below to the Issuer. See “—Resale of the exchange Series 4 preferred securities.”

Important rules concerning the exchange offer

You should note that:

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•      All questions as to the validity, form, eligibility, time of receipt and acceptance of restricted Series 4 preferred securities tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding.

•      The Issuer reserves the absolute right to reject any and all tenders of any particular restricted Series 4 preferred securities not properly tendered or to not accept any particular restricted Series 4 preferred securities which acceptance might, in the Issuer’s judgment or the judgment of the Issuer’s counsel, be unlawful.

The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular restricted Series 4 preferred securities either before or after the Exchange Offer Expiry Date, including the right to waive the ineligibility of any holder who seeks to tender restricted Series 4 preferred securities in the exchange offer. Unless the Issuer agrees to waive any defect or irregularity in connection with the tender of restricted Series 4 preferred securities for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

The Issuer’s interpretation of the terms and conditions of the exchange offer as to any particular restricted Series 4 preferred securities either before or after the Exchange Offer Expiry Date shall be final and binding on all parties.

Neither the Issuer, the Tax Certification and Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of restricted Series 4 preferred securities for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for tendering restricted Series 4 preferred securities

The Tax Certification and Exchange Agent will, on behalf of the Issuer, accept an ATOP agreement with DTC, and will arrange with DTC for ATOP to be utilized for purposes of the exchange offer promptly after the date of this prospectus. If you, as the holder of restricted Series 4 preferred securities, wish to tender your restricted Series 4 preferred securities for exchange in the exchange offer, you must instruct your bank or broker to further instruct the DTC participant through which your restricted Series 4 preferred securities are held, to tender your restricted Series 4 preferred securities for exchange through DTC’s ATOP by 5:00 p.m., New York City time, on ___________, 2007, which is the Exchange Offer Expiry Date. You may be asked to complete and send a Customer Instructions Form, a copy of which you will receive from the Tax Certification and Exchange Agent along with this prospectus, instead of providing verbal instructions to tender for exchange, so please check with your broker or account executive in advance of the Exchange Offer Deadline to determine the preferred procedure. When you tender to the Issuer restricted Series 4 preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to the Issuer that you have read and agree to all of the terms and conditions of the exchange offer, and the Issuer’s acceptance of the restricted Series 4 preferred securities will constitute a binding agreement between you and the Issuer upon the terms and subject to the conditions in this prospectus.

The custodial entity holding your restricted Series 4 preferred securities may prescribe a deadline which is different than ours, so please check with such entity to ensure that they receive your instructions to tender for exchange in time to transmit them through DTC and to the Tax Certification and Exchange Agent for receipt before the Exchange Offer Expiry Date.

In order to avoid the 18% withholding tax required by Spanish tax law, the DTC participant through which your restricted Series 4 preferred securities are held must also submit your beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to you as a beneficial owner of restricted Series 4 preferred securities in connection with the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities.

FOR FURTHER INFORMATION ON THE PROCEDURES FOR TAX RELIEF AT SOURCE AND FOR EXCHANGES OF RESTRICTED PREFERRED SECURITIES, SEE ARTICLE II OF ANNEX A TO THIS PROSPECTUS.

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Acceptance of restricted Series 4 preferred securities for Exchange; Delivery of exchange Series 4 preferred securities; Exchange Settlement

On the Exchange Offer Expiry Date, the Issuer will announce the number of exchange offers accepted through notice to Acupay, the Paying Agent and DTC.

Once all of the conditions to the exchange offer are satisfied or waived, the Issuer will accept, promptly after the Exchange Offer Expiry Date, all restricted Series 4 preferred securities properly tendered and will issue the exchange Series 4 preferred securities promptly after acceptance of the restricted Series 4 preferred securities. See “Conditions to the Exchange Offer” below. For purposes of the exchange offer, the Issuer’s giving of oral or written notice of our acceptance to the Tax Certification and Exchange Agent will be considered our acceptance of the exchange offer.

In all cases, the Issuer will issue exchange Series 4 preferred securities in exchange for restricted Series 4 preferred securities that are accepted for exchange only after timely receipt by the Tax Certification and Exchange Agent of an Agent’s Message, a message transmitted by DTC and received by the Tax Certification and Exchange Agent, which states that DTC has received an express acknowledgment from a participant in DTC tendering restricted Series 4 preferred securities, that such participant has received this prospectus and agrees to be bound by the terms of the exchange offer set forth herein and that the Issuer may enforce such agreement against such participant.  Delivery of the Agent’s Message set forth herein by DTC will satisfy the terms of the exchange offer as to the tender of the restricted Series 4 preferred securities held by the participant identified in the Agent’s Message.

If the Issuer does not accept any tendered restricted Series 4 preferred securities for any reason included in the terms and conditions of the exchange offer, the Issuer will release any unaccepted or non-exchanged restricted Series 4 preferred securities without expense to the tendering holder by release of such non-exchanged restricted Series 4 preferred securities in the account in which they are maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an exchange Series 4 preferred security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such exchange Series 4 preferred security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry form to the relevant beneficial owners of the restricted Series 4 preferred securities. The exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities shall be irrevocable and the exchange Series 4 preferred securities may not be converted to restricted Series 4 preferred securities.  The terms of the exchange Series 4 preferred securities shall be binding upon any subsequent holder of such exchange Series 4 preferred securities.

By 3:00 p.m. New York City time on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of exchange Series 4 preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of Article II of Annex A, in exchange for a comparable quantity of restricted Series 4 preferred securities.  Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

Exchange Withholding Tax

In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities, as calculated in accordance with paragraph B.3 of Article II of Annex A, does not exceed the amount of cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will instruct the Paying Agent to, and the Paying Agent will, deduct the amount of cash necessary to satisfy such Spanish withholding tax liability from such cash distribution on such immediately succeeding Distribution Payment Date. Any amounts so deducted by the Paying Agent to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer, and Acupay will promptly confirm any such deduction to the relevant DTC participant.

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In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities, as calculated in accordance with paragraph B.3 of Article II of Annex A, exceeds the cash distribution income payable to such DTC participant on the distribution payment date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such distribution payment date), the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange Series 4 preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of restricted Series 4 preferred securities to exchange Series 4 preferred securities (the “Exchange Withholding Tax Sale”). The Issuer’s determination of the number of exchange Series 4 preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of exchange Series 4 preferred securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) will be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer.

Upon the completion of the Exchange Withholding Tax Sale, the Issuer will promptly transmit to the Paying Agent, and direct (in writing) the Paying Agent to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange Series 4 preferred securities that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of the amounts so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

As of the date of this prospectus, the imputed income for Spanish tax purposes that would arise were this Exchange Offer to expire on the date hereof would be US$0.00 per US$1,000 aggregate liquidation preference of preferred securities exchanged.

Withdrawal Rights

You can withdraw your tender of restricted Series 4 preferred securities at any time on or prior to the exchange offer expiration date.

For a withdrawal to be effective, a withdrawal request must be received by the Tax Certification and Exchange Agent through the facilities of DTC by the Exchange Offer Deadline. Any withdrawal request must be submitted to the Tax Certification and Exchange Agent through DTC and must specify:

•	the quantity of the restricted Series 4 preferred securities to be withdrawn; and

•	the name and number of the account at DTC to be credited with the withdrawn restricted Series 4 preferred securities and otherwise comply with the procedures of that facility.

If you withdraw your restricted Series 4 preferred securities, you must instruct the DTC participant through which your restricted Series 4 preferred securities are held to adjust your Beneficial Owner Exchange Information via Acupay accordingly in order to avoid any misalignment between your DTC participant Exchange Instructions and your Beneficial Owner Exchange Information which could result in your being paid net of Spanish withholding taxes.

Please note that all questions as to the validity, form, eligibility and time of receipt of withdrawal requests will be determined by the Issuer, and the Issuer’s determination shall be final and binding on all parties. Any restricted

29

Series 4 preferred securities so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn restricted Series 4 preferred securities and wish to re-tender them, you may do so by following the procedures described under “Procedures for Tendering restricted Series 4 preferred securities in exchange for exchange Series 4 preferred securities” above at any time on or prior to the exchange offer expiration date.

Conditions to the Exchange Offer and deemed representations.

Notwithstanding any other provisions of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange Series 4 preferred securities in exchange for, any restricted Series 4 preferred securities and may terminate or amend the exchange offer, if at any time before the acceptance of restricted Series 4 preferred securities for exchange or the exchange of the exchange Series 4 preferred securities for restricted Series 4 preferred securities, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

That condition is for the Issuer’s sole benefit and may be asserted by the Issuer regardless of the circumstances giving rise to that condition. The Issuer’s failure at any time to exercise the foregoing rights shall not be considered a waiver by the Issuer of that right. The Issuer’s rights described in the prior paragraph are ongoing rights which the Issuer may assert at any time and from time to time.

In addition, the Issuer will not accept for exchange any restricted Series 4 preferred securities tendered, and no exchange Series 4 preferred securities will be issued in exchange for any restricted Series 4 preferred securities, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates.

Any DTC participant tendering restricted Series 4 preferred securities shall be deemed to represent and warrant that it has full power and authority to tender, exchange, sell, assign and transfer the restricted Series 4 preferred securities so tendered and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the restricted Series 4 preferred securities so tendered are not subject to any adverse claims or proxies. The tendering participant will, upon request, execute and deliver any additional documents deemed by us or the Tax Certification and Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the restricted Series 4 preferred securities tendered hereby, and the tendering participant will comply with its obligations, if any, under the registration rights agreement. The tendering participant has read and agrees to all of the terms of the exchange offer.

Any obligation of the tendering participant hereunder shall be binding upon the trustees in bankruptcy, legal representatives successors and assigns of the tendering participant. Except as stated in this prospectus, this tender is irrevocable.

For additional representations deemed to be made in connection with any tender, see “—Description of Exchange Series 4 Preferred Securities.”

Tax Certification and Exchange Agent

Acupay has been appointed as the Tax Certification and Exchange Agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Customer Instructions Form should be directed to Acupay via telephone or email to the addresses indicated below.

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Via email: info@acupaysystem.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Nina Santa-Maria First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Sabrina Cruz 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

Fees and Expenses

The principal solicitation relating to the exchange offer is being made by e-mail and mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. The Issuer will not pay any additional compensation to any of the Issuer’s officers and employees who engage in soliciting tenders. The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, the Issuer will pay the Tax Certification and Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and Tax Certification and Exchange Agent expenses, will be paid by us and are estimated in the aggregate to be U.S.$ 170,000.

Resale of the Exchange Preferred Securities

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange Series 4 preferred securities would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of restricted Series 4 preferred securities who is an “affiliate” of the Issuer or the Guarantor or who intends to participate in the exchange offer for the purpose of distributing the exchange Series 4 preferred securities:

(1)                  will not be able to rely on the interpretation of the staff of the SEC;

(2)                 will not be able to tender its restricted Series 4 preferred securities in the exchange offer and

(3)                 must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series 4 preferred securities unless that sale or transfer is made using an exemption from those requirements.

By tendering to the Issuer restricted Series 4 preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, each holder of the restricted Series 4 preferred securities will represent that:

(1)                 it is not an “affiliate” of Issuer or the Guarantor;

(2)                 any exchange Series 4 preferred securities to be received by it were acquired in the ordinary course of its business and

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(3)                 it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the exchange Series 4 preferred securities.

In addition, in connection with any resales of exchange Series 4 preferred securities, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange Series 4 preferred securities, other than a resale of an unsold allotment from the original sale of the restricted Series 4 preferred securities, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of exchange Series 4 preferred securities.

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MANAGEMENT

Please refer to Item 6 of our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

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DESCRIPTION OF THE EXCHANGE SERIES 4 PREFERRED SECURITIES

The following is a summary of certain terms and provisions of the exchange Series 4 preferred securities. The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to a public deed of issuance dated November 16, 2006 and the resolutions adopted by the shareholders and the board of directors of the Issuer establishing the Series 4 preferred securities.  A summary of certain terms and provisions of the Guarantee of the exchange Series 4 preferred securities by the Guarantor is set forth later in this prospectus under the heading “Description of the Guarantee.”

Distributions

Non-cumulative cash distributions on the exchange Series 4 preferred securities (the “Distributions”) accrue from the date of original issuance and are payable quarterly in arrears on February 21, May 21, August 21 and November 21 in each year, commencing on _________________.

Payment of cash distributions in any year on the exchange Series 4 preferred securities and on all other series of Preferred Securities, as defined below (both issued and which may, in the future, be issued or guaranteed by the Guarantor) is limited by the amount of the Distributable Profits of the Guarantor for the previous year as defined below under section entitled “Description of the Guarantee—Distributions”, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time.  Distributions shall not be payable to the extent that:

•      the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the Series 4 preferred securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or

•      even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

‘‘Preferred Securities’’ means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

In this prospectus, “distribution” refers to any distributions paid or to be paid on the Preferred Securities.

If Distributions are not paid in full on the exchange Series 4 preferred securities, all distributions paid upon the exchange Series 4 preferred securities and all other Preferred Securities will be paid pro rata among the exchange Series 4 preferred securities and all such other Preferred Securities, so that the amount of the distribution payment per security will have the same relationship to each other that the nominal or par value per security of the exchange Series 4 preferred securities and all other Preferred Securities bear to each other.

If Distributions are not paid on the exchange Series 4 preferred securities on the Distribution Payment Date in respect of the relevant Distribution Period as a consequence of the above limitations on Distributions or are paid partially, then the right of the holders of the exchange Series 4 preferred securities to receive a Distribution or an unpaid part thereof in respect of the relevant Distribution Period will be lost and neither the Issuer nor the Guarantor will have any obligation to pay the Distribution accrued or part thereof for such Distribution Period or to pay any interest thereon, whether or not Distributions on the exchange Series 4 preferred securities are paid for any future Distribution Period.

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The Distributions payable on the exchange Series 4 preferred securities are fixed at 6.80% per annum of their par value.  The Distribution payable in respect of any Distribution Period (defined as the period from and including one Distribution payment date (or, in the case of the first Distribution Period, the issuance date) to but excluding the next Distribution payment date) will be computed on the basis of twelve 30-day months and a 360-day year.

Distributions on the exchange Series 4 preferred securities will be payable to the record holders thereof as they appear on the register for the exchange Series 4 preferred securities on record dates, which will be on the 15th calendar day preceding the relevant payment dates.  We have been informed by DTC that distributions on Global Preferred Securities (as defined below) will be paid over to DTC participants in respect of their record holdings on the record date. In the event that any date on which Distributions are payable on the exchange Series 4 preferred securities is not a day on which banks in the city of Madrid (Spain) and The City of New York are open for business and on which foreign exchange dealings may be conducted in the city of Madrid (Spain) and The City of New York (a “business day”), then payment of the Distribution payable on such date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay).

Except as hereinabove provided, holders of the Issuer’s exchange Series 4 preferred securities will have no right to participate in the profits of the Issuer.

Optional Redemption

The exchange Series 4 preferred securities are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, on or after November 21, 2011, upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $25.00 per exchange Series 4 preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.

If the Issuer gives notice of redemption of the exchange Series 4 preferred securities, then by 12:00 Noon, New York City time on the relevant redemption date, the Issuer will:

•      irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange Series 4 preferred securities.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•	distributions on the exchange Series 4 preferred securities called for redemption shall cease;

•	such exchange Series 4 preferred securities will no longer be considered outstanding; and

•	the holders will no longer have any rights as holders except the right to receive the redemption price.

If either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if the Issuer or the Guarantor improperly withholds or refuses to pay the redemption price of the exchange Series 4 preferred securities, Distributions will continue to accrue at the rate specified from the redemption date to the date of actual payment of the redemption price.

In order to comply with certain Spanish capital adequacy regulations in force at the date of this prospectus, neither the Issuer nor the Guarantor nor any of their respective subsidiaries shall at any time purchase exchange Series 4 preferred securities, without the prior consent of the Bank of Spain, and in any event not earlier than November 21, 2011. Notwithstanding the foregoing, if Spanish law were to change and such purchases are permitted before November 21, 2011, then, subject to applicable law, the Issuer, the Guarantor and any of their respective subsidiaries may at any time and from time to time purchase outstanding exchange Series 4 preferred securities by tender, in the open market or by private agreement.

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Any exchange Series 4 preferred securities so purchased by the Issuer shall be immediately cancelled.

Rights upon Liquidation

If the Issuer is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of outstanding exchange Series 4 preferred securities will be entitled to receive out of the assets that are available to be distributed to holders, and before any assets are distributed to holders of ordinary shares or any other class of shares of the Issuer ranking junior to the exchange Series 4 preferred securities as to participation in assets, but together with holders of any other Preferred Securities of the Issuer ranking equally with the exchange Series 4 preferred securities as to participation in assets, the following liquidation distribution:

•	$25.00 per exchange Series 4 preferred security, plus

•	an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to the date of payment.

If at the time that any liquidation distribution is to be paid, proceedings are also pending or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act (Ley de Sociedades Anónimas), then the liquidation distribution to be paid to the holders:

•	of all Preferred Securities of the Issuer;

•	of all Preferred Securities of other subsidiaries of the Guarantor; and

•	of Preferred Securities issued by the Guarantor,

will be limited to and not exceed the amount that would have been paid as the liquidation distribution from the assets of the Guarantor (after payment in full in accordance with Spanish law of all creditors of the Guarantor, including holders of subordinated debt but excluding holders of any guarantee or any other contractual right expressed to rank equally with or junior to the Guarantee), had all such Preferred Securities been issued by the Guarantor, and

•	ranked junior to all liabilities of the Guarantor;

•	ranked pari passu with the most senior Preferred Securities which could have been issued by the Guarantor (if any); and

•	ranked senior to the Guarantor’s ordinary shares.

The above limitation will apply even if the Issuer has at the time sufficient assets to pay the liquidation distribution to the holders of all Preferred Securities issued by it, including the exchange Series 4 preferred securities.

If the foregoing liquidation distribution relating to the exchange Series 4 preferred securities and other Preferred Securities cannot be made in full due to the limitation described above, then all payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.

Upon receipt of payment of the liquidation distribution, holders of exchange Series 4 preferred securities will have no right or claim on any of the remaining assets of either the Issuer or the Guarantor. See the section entitled “Description of the Guarantee—Status.”

Except as provided in the second paragraph above with respect to any liquidation or winding up of the Guarantor or a reduction in its shareholders equity, the Guarantor will not permit, and will not take any action to cause, the liquidation, dissolution or winding-up of the Issuer.

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Voting Rights

The holders of exchange Series 4 preferred securities will not have any voting rights unless either the Issuer or the Guarantor, under the Guarantee, fails to pay Distributions in full on the exchange Series 4 preferred securities for four consecutive Distribution Periods.  In such event, the holders of outstanding exchange Series 4 preferred securities, together with the holders of any other series of Preferred Securities of the Issuer then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•	appoint two additional members of the board of directors of the Issuer;

•	remove any such board member from office; and

•	appoint another person(s) in place of such member(s).

This can be accomplished by either:

•	written notice given to the Issuer by the holders of a majority in liquidation preference; or

•
an ordinary resolution passed by the holders of a majority in liquidation preference of the securities present in person or by proxy at a special general meeting of the holders convened for that purpose.

If the written notice of the holders is not given as provided in the preceding paragraph, the board of directors of the Issuer, or a duly authorized committee of the board of directors, is required to convene a special general meeting for the above purpose, not later than 30 days after this entitlement arises.

If the board of directors of the Issuer, or its duly authorized committee, fails to convene this meeting within the required 30-day period, the holders of 10% in liquidation preference of the outstanding exchange Series 4 preferred securities and other Preferred Securities of the Issuer are entitled to convene the meeting. The Issuer will determine the place where the separate general meeting will be held.

Immediately following a resolution for the appointment or the removal of additional members to the board of directors, the special general meeting of holders shall give notice of such to:

(1)                 the board of directors of the Issuer so that it may, where necessary, call a general meeting of the shareholders of the Issuer; and

(2)                 the shareholder of the Issuer, so that they may hold a general meeting of shareholders.

The shareholder of the Issuer has undertaken to vote in favor of the appointment or removal of the directors so named by the special general meeting of the holders and to take all necessary measures in such regard.

Once distributions have been paid in full in respect of the exchange Series 4 preferred securities for four consecutive Distribution Periods and any other Preferred Securities of the Issuer in respect of such distribution periods as set out in their own terms and conditions, any member of the board of directors of the Issuer that has been appointed in the manner described in the preceding paragraphs is required to vacate office.

Under the Articles of the Issuer, its board of directors must have a minimum of three members and a maximum of eleven members. At the date of this prospectus, the board of directors of the Issuer has four directors.

Any amendments or abrogation of the rights, preferences and privileges of the exchange Series 4 preferred securities will not be effective, unless otherwise required by applicable law and except:

•	with the consent in writing of the holders of at least two-thirds of the outstanding exchange Series 4 preferred securities; or

•	with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the outstanding exchange Series 4 preferred securities.

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If the Issuer, or the Guarantor under any guarantee, has paid in full the most recent distribution payable on each series of the Issuer’s Preferred Securities, the Issuer, the holders of its ordinary shares, or its board of directors may, without the consent or sanction of the holders of its Preferred Securities:

•
take any action required to issue additional Preferred Securities or authorize, create and issue one or more other series of Preferred Securities of the Issuer ranking equally with the exchange Series 4 preferred securities, as to the participation in the profits and assets of the Issuer, without limit as to the amount; or

•
take any action required to authorize, create and issue one or more other classes or series of shares of the Issuer ranking junior to the Preferred Securities, as to the participation in the profits or assets of the Issuer.

However, if the Issuer, or the Guarantor under any guarantee, has not paid in full the most recent distribution payable on each series of Preferred Securities, then the prior consent of the holders of at least two thirds in liquidation preference of the outstanding Preferred Securities of the Issuer will be required to carry out such actions.  Such consent may be granted in writing by the holders, or with the sanction of a special resolution passed at a separate general meeting of holders.

The vote of the holders of exchange Series 4 preferred securities is not required to redeem and cancel the exchange Series 4 preferred securities. Spanish law does not impose any restrictions on the ability of holders of Preferred Securities who are not residents or citizens of Spain to hold or vote such Preferred Securities.

If the shareholders of the Issuer propose a resolution providing for the liquidation, dissolution or winding-up of the Issuer, the holders of all the outstanding Preferred Securities of the Issuer:

•	will be entitled to receive notice of and to attend the general meeting of shareholders called to adopt this resolution; and

•	will be entitled to hold a separate and previous general meeting of holders and vote together as a single class without regard to series on such resolution, but not on any other resolution.

The above resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding Preferred Securities of the Issuer.

The result of the above mentioned vote shall be disclosed at the general shareholders meeting as well as the fact that the shareholder of the Issuer has undertaken to vote in the correspondent general shareholders meeting in conformity with the vote of the separate general meeting of holders.

Notice, attendance, or approval is not required if the liquidation, dissolution and winding-up of the Issuer is initiated due to:

•	the liquidation, dissolution or, winding up of the Guarantor; or

•	a reduction in shareholders equity of the Guarantor under Article 169 of the Corporations Law of Spain.

The Issuer shall cause a notice of any meeting at which the holders of exchange Series 4 preferred securities are entitled to vote, to be mailed to each record holder of exchange Series 4 preferred securities. This notice will include a statement regarding:

•	the date, time and place of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and

•	instructions for the delivery of proxies.

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Special General Meeting

A Special General Meeting, which will be constituted by all holders of preferred securities of the Issuer, will be called by the board of directors of the Issuer.

The quorum shall be the holders of preferred securities holding one-quarter of the liquidation preference of all preferred securities of the Issuer issued and outstanding.  If the attendance of one-quarter of the holders of preferred securities issued and outstanding cannot be obtained, such Special General Meeting may be re-convened one day after the first meeting and such meeting shall be validly convened irrespective of the number of preferred securities present or represented.

In a Special General Meeting all resolutions shall be made by the majority set out in “Voting Rights” above, and will be binding on all of the holders of such preferred securities, including those not in attendance and dissenters.

All holders of preferred securities who are able to show that they held their securities five days prior to the date of the Special General Meeting shall be entitled to attend with the right to speak and vote.  Holders of preferred securities shall prove that they held preferred securities in the manner and subject to the requirements set out in the announcement published when convening such Special General Meeting. Holders of the preferred securities may delegate their representation to another person, by an individual signed letter for each meeting.

The convening of a Special General Meeting will be carried out in accordance with the rules governing the calling and holding of meetings of holders of each series of preferred securities.

A Special General Meeting of holders of the preferred securities will be convened (i) so long as any restricted Series 4 preferred security is listed on the London Stock Exchange and the London Stock Exchange so requires by publication in an English language newspaper in London (which is expected to be the Financial Times) or, if such publication is not practicable but is required by the rules of the London Stock Exchange, in a leading daily newspaper in English and having general circulation in Europe, (ii) in accordance with the requirements of any security exchange on which the exchange Series 4 preferred securities are listed and (iii) by mail to DTC (in each case not less that 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).

Registrar, Transfer Agent and Paying Agent

The Bank of New York, presently located at 101 Barclay Street, New York, New York 10286, will act as registrar, transfer agent and paying agent for the exchange Series 4 preferred securities, which together with its successors and assigns, we will refer to as “ the Paying Agent.”

Ranking of the exchange Series 4 preferred securities

The exchange Series 4 preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares.

The holders of exchange Series 4 preferred securities by their subscription or acquisition waive any different priority that Spanish law or regulations could grant at any time, and particularly those arising from articles 92 and 158 of Law 22/2003 (Ley Concursal), if any.

Form of exchange Series 4 preferred securities; Book-entry System

The exchange Series 4 preferred securities will be issued in the form of one global preferred security in fully registered form, (the “Global Preferred Security”).  The Global Preferred Security will be deposited with, or on behalf of DTC and registered in the name of DTC or its nominee.  Investors may hold securities entitlements in respect of the Global Preferred Security directly through DTC if they are participants in DTC’s book-entry system or indirectly through organizations which are participants in such system.

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For so long as the exchange Series 4 preferred securities are represented by the Global Preferred Security, securities entitlements in respect of the exchange Series 4 preferred securities will be transferable only in accordance with the rules and procedures of DTC in effect at such time.

Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the exchange Series 4 preferred securities represented by the Global Preferred Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

The Paying Agent is not required to register the transfer of any exchange Series 4 preferred security that has been called for redemption.

So long as DTC or its nominee is the holder of the Global Preferred Security, DTC or its nominee will be considered the sole holder of such Global Preferred Security for all purposes.  No direct participant, indirect participant or other person will be entitled to have exchange Series 4 preferred securities registered in its name, receive or be entitled to receive physical delivery of exchange Series 4 preferred securities in definitive form or be considered the owner or holder of the exchange Series 4 preferred securities.  Each person having an ownership or other interest in exchange Series 4 preferred securities must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder of the exchange Series 4 preferred securities.

Payments of any amounts in respect of the Global Preferred Security will be made by the Paying Agent to DTC.  Payments will be made to beneficial owners of the exchange Series 4 preferred securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable.  Neither the Issuer, the Guarantor nor the Paying Agent nor any of their respective agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in a Global Preferred Security Certificate, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that the Paying Agent makes to DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic securities certificates.  DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC.  Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds.

Miscellaneous

Exchange Series 4 preferred securities are not subject to any mandatory redemption or sinking fund provisions.  Holders of exchange Series 4 preferred securities have no preemptive rights.

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DESCRIPTION OF THE GUARANTEE

This section describes the general terms and conditions of the Payment and Guarantee Agreement, which is referred to as the “Guarantee,” entered into by the Issuer and the Guarantor on November 21, 2006 for the benefit of the holders from time to time of the exchange Series 4 preferred securities and the restricted Series 4 preferred securities.

Because this is only a summary, it does not contain all the details found in the full text of the Guarantee.  If you would like additional information, you should read the full text of the Guarantee, a copy of which is filed as an exhibit to the Issuer’s registration statement on Form F-4, which this prospectus forms part of.

General

Subject to the restrictions specified in this prospectus, and unless paid by the Issuer, the Guarantor will pay, in full, to the holders of exchange Series 4 preferred securities, the Guarantee payments, as defined below, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert.

The following payments, if not paid by the Issuer, which we will refer to as Guarantee payments, will be subject to the Guarantee, without duplication:

•	any accrued and unpaid Distributions;

•	the redemption price for any exchange Series 4 preferred securities redeemed by the Issuer; and

•	the liquidation distribution per exchange Series 4 preferred security described under “Description of the exchange Series 4 preferred securities—Rights upon Liquidation.”

A holder of exchange Series 4 preferred securities may enforce the Guarantee directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. The Guarantee will not be discharged except by payment of the Guarantee payments in full and by complete performance of all obligations of the Guarantor under the Guarantee.

The Guarantee constitutes a guarantee of payment and not of collection only.

The Issuer is a wholly-owned subsidiary of the Guarantor. Under the Guarantee, as long as any exchange Series 4 preferred securities are outstanding, the Guarantor has agreed to maintain 100% ownership in the ordinary shares of the Issuer.

Distributions

The Guarantor will not be obligated to make any guarantee payment in respect of Distributions (including accrued and unpaid Distributions relating to any payment upon redemption or liquidation distribution) on any exchange Series 4 preferred securities, if the aggregate of such Distribution together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the Series 4 preferred securities) would exceed Distributable Profits, as defined below, of the immediately preceding fiscal year.

Even if Distributable Profits are sufficient, the Guarantor will not be obligated to make any payment under the Guarantee, if under applicable Spanish Banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

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If the Guarantee payments cannot be made in full due to such limitations, the payments in respect of the exchange Series 4 preferred securities and all other Preferred Securities will be made pro rata among all holders of Preferred Securities in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no limitation.

“Distributable Profits” means, for any fiscal year, the reported net profit (calculated in compliance with the regulations of the Bank of Spain) of the Guarantor, determined after tax and extraordinary items for such year, as derived from the non-consolidated audited profit and loss account of the Guarantor, irrespective of whether shareholders’ meeting approval is still pending, prepared in accordance with generally applicable accounting standards in Spain and Bank of Spain requirements and guidelines, each as in effect at the time of such preparation.  In the event that on any Distribution payment date, the audit of the non-consolidated profit and loss account has not been completed, the reference to be used to calculate the Distributable Profits will be the balance of the unaudited non-consolidated profit and loss account of the Guarantor as reported in the financial statements delivered to the Bank of Spain in respect of December 31st of the preceding fiscal year.

Redemption Price

Under the Guarantee, the Guarantor will guarantee the payment of the full amount of the redemption price on the exchange Series 4 preferred securities that the Issuer may redeem. However, if this redemption price includes accrued and unpaid Distributions from the current Distribution payment period to the date of redemption, the Guarantor’s obligation to pay this portion of the redemption price will be subject to the limitation described above under the section entitled “—Distributions.”

Liquidating Distributions

If at the time that any liquidation distributions are to be paid pursuant to the Guarantee in respect of the exchange Series 4 preferred securities, proceedings are pending or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act, then payments for such liquidation distributions and any liquidation distributions payable with respect to all other Preferred Securities will not exceed the liquidation distributions that would have been payable from the assets of the Guarantor (after payment in full in accordance with Spanish law of all creditors of the Guarantor, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressly ranking equally with or junior to the Guarantee) had all the Preferred Securities been issued by the Guarantor and ranked:

•	junior to all liabilities of the Guarantor;

•	pari passu with the most senior Preferred Securities which could have been issued by the Guarantor (if any); and

•	senior to the Guarantor’s ordinary shares.

In the event of any liquidation or winding-up of the Guarantor or a reduction in its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law, the Guarantor will exercise its voting rights in order to wind-up the Issuer, subject to the prior consent of the Bank of Spain.  In this case, holders of the exchange Series 4 preferred securities right to receive liquidation distributions will be limited as described above.

If the payments described above cannot be made in full due to this limitation, the payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.

Status

The Guarantee constitutes an unsecured obligation of the Guarantor which:

•	ranks junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or junior to the Guarantee);

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•
ranks pari passu with the most senior Preferred Securities which could have been issued by the Guarantor, if any, and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any subsidiary; and

•	ranks senior to the Guarantor’s ordinary shares.

Each holder of exchange Series 4 preferred securities by its acquisition of exchange Series 4 preferred securities will be deemed to waive all other priorities that Spanish law or regulations may confer at any time including those arising from articles 92 and 158 of Law 22/2003 of 9 July 2003 (Ley Concursal), if any.

If any amount required to be paid pursuant to the Guarantee in respect of a Distribution payable during the most recent Distribution Period has not been paid, due to the limitation on Distributable Profits described above under the section entitled “—Distributions” above or otherwise, then:

•
no dividends (other than in the form of Guarantor’s ordinary shares or other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee) will be declared or paid or set apart for payment, or other distribution made, upon the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the Guarantee; and

•
the Guarantor will not redeem, repurchase or otherwise acquire for any consideration (including any amounts to be paid or made available for a sinking fund for redemption of any Guarantor ordinary shares), the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee (except by conversion into or exchange for shares of the Guarantor ranking junior to the Guarantee), until such time as either the Issuer, or the Guarantor, in accordance with the Guarantee, shall have resumed the payment of, or set aside payment with respect to, full Distributions on the exchange Series 4 preferred securities for four consecutive Distribution Periods.

The obligations of the Guarantor ranking equally with the Guarantee are the Guarantor’s guarantees with respect to the following issues of Preferred Securities:

Santander Finance Preferred, S.A. Unipersonal:  Series 1 $190,000,000 6.41% Preferred Securities issued on March 11, 2004; Series 2 € 300,000,000 CMS – Linked Preferred Securities issued on September 30, 2004 and Series 3  € 200,000,000 5.75% Preferred Securities issued on October 8, 2004, Series 5 $600,000,000 6.50% Preferred Securities issued on January 24, 2007, Series 6 $350,000,000 Floating Rate Preferred Securities issued on February 21, 2007; and

Santander Finance Capital, S.A. Unipersonal:  Series I € 450,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on October 7, 2003; Series II € 400,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on February 18, 2004; Series III € 750,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on July 30, 2004; Series IV € 680,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on September 30, 2004 and Series V € 1,000,000,000 Fixed (the first four periods) and Floating Rate Preferred Securities issued on December 4, 2005.

Other Guarantees

The Guarantor will not issue any preferred securities or other securities equivalent to preferred securities ranking senior to its obligations under the Guarantee and will not guarantee payments on preferred securities of any direct or indirect subsidiary if that guarantee would rank senior to the Guarantee (including, without limitation, any guarantee that would provide a priority of payment with respect to Distributable Profits) unless the Guarantee is amended to give to the holders of exchange Series 4 preferred securities the rights and entitlements as are contained in or attached to such preferred securities or securities equivalent to preferred securities or such other guarantee, so that the Guarantee ranks equally with, and contains substantially equivalent rights of priority on payment of Distributable Profits, if any, as such preferred securities or securities equivalent to preferred securities or other guarantee.  “Subsidiary” means an entity in which the Guarantor owns, directly or indirectly, a majority of the voting shares.

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General

The Guarantor shall not assign its obligations under the Guarantee without the prior approval of the holders of not less than two-thirds in liquidation preference of the outstanding exchange Series 4 preferred securities and registered Series 4 preferred securities of the Issuer or by resolution adopted at a special general meeting of the holders (Junta General Especial de Partícipes) and approved by holders of at least two-thirds of the liquidation preference of the exchange Series 4 preferred securities and registered Series 4 preferred securities of the Issuer; provided, however, that the foregoing shall not preclude the Guarantor from merging or consolidating with, or transferring or otherwise assigning all or substantially all of its assets to, a banking organization or any other entity permitted by applicable laws without obtaining any approval of such holders.

Under the terms of the Guarantee, the Guarantor will undertake to maintain the ownership of 100% of the ordinary shares of the Issuer, directly or indirectly, as long as any exchange Series 4 preferred securities are outstanding, and not to permit or take any action to cause the liquidation, dissolution or winding up of the Issuer except as described above in “Description of the exchange Series 4 preferred securities—Rights upon Liquidation.”

Amendments

Except as described in “–Other Guarantees” above, except for any changes which do not adversely affect the rights of holders, or except for those changes necessary or desirable to give effect to any one or more transactions referred to in “General” above, in which case no vote will be required, the Guarantee may be changed only by agreement in writing with the prior approval of the holders of not less than two-thirds in liquidation preference of all exchange Series 4 preferred securities and registered Series 4 preferred securities, or by a resolution adopted at a special general meeting of holders (Junta General Especial de Partícipes) and approved by the holders of not less than two-thirds in liquidation preference of the exchange Series 4 preferred securities and registered Series 4 preferred securities.

Subrogation

Under the Guarantee, the Guarantor will be subrogated to all rights that the holders of exchange Series 4 preferred securities may have against the Issuer for amounts that the Guarantor paid to those holders under the Guarantee and the Guarantor will have the right to waive payment of any amount of Distributions that it has made to those holders.

The Guarantor will not, except as required by mandatory provisions of law, exercise any rights that it may acquire by subrogation, indemnity, reimbursement or other agreement, as a result of a payment under the Guarantee, if, at the time of that payment, any amounts are due and unpaid under the Guarantee.

If any amount on the exchange Series 4 preferred securities is paid to the Guarantor in violation of the preceding paragraph, the Guarantor will pay that amount to the holders of the exchange Series 4 preferred securities.

Termination of the Guarantee

The Guarantee will terminate upon:

•	payment of the redemption price of all outstanding exchange Series 4 preferred securities and registered Series 4 preferred securities covered by the Guarantee;

•	purchase and cancellation of all exchange Series 4 preferred securities and registered Series 4 preferred securities; or

•	payment of the Series 4 preferred securities liquidation distribution.

The Guarantee will continue to be effective, or will be reinstated, if at any time a holder of a exchange Series 4 preferred security is required to restore payment of any sums paid on such exchange Series 4 preferred security or under the Guarantee.

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Governing Law

The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.  The ranking of the Guarantee will be governed by Spanish Law.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please refer to Item 7.B of our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

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TAXATION

Spanish Tax Considerations

The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

Prospective purchasers of the exchange Series 4 preferred securities are advised to consult their own tax advisers as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of exchange Series 4 preferred securities.

The summary set out below is based upon Spanish law as in effect on the date of this prospectus and is subject to any change in such law that may take effect after such date.

References in this section to securityholders include the beneficial owners of the exchange Series 4 preferred securities. The statements regarding Spanish law and practice set forth below assume that the exchange Series 4 preferred securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus:

(a)                 of general application, Additional Provision Two of Law 13/1985, of 25th May on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003, of 4th July on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures and Law 23/2005, of 18th November on certain tax measures to promote the productivity, as well as Royal Decree 2281/1998, of 23rd October developing certain disclosure obligations to the tax authorities, as amended by Royal Decree 1778/2004, of 30th July establishing information obligations in relation to preferred securities and other debt instruments and certain income obtained by individuals resident in the European Union and other tax rules;

(b)                 for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 1775/2004, of 30th July promulgating the IIT Regulations, along with Law 19/1991, of 6th June on Net Wealth Tax and Law 29/1987, of 18th December on Inheritance and Gift Tax;

(c)                 for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of 5th March promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of 30th July promulgating the CIT Regulations; and

(d)                 for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5th March promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004, of 30th July promulgating the NRIT Regulations, along with Law 19/1991, of 6th June on Net Wealth Tax and Law 29/1987, of 18th December on Inheritance and Gift Tax.

Whatever the nature and residence of the securityholder, the acquisition and transfer of exchange Series 4 preferred securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of 24th September and exempt from Value Added Tax, in accordance with Law 37/1992, of 28th December regulating such tax.

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Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange Series 4 preferred securities (including imputed income deriving from the exchange of the exchange Series 4 preferred securities in relation to an exchange offer) constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%.

Both types of income are subject to a withholding on account of IIT at the rate of 18%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals who are resident in Spain for tax purposes and hold exchange Series 4 preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax for such year at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the exchange Series 4 preferred securities during the last quarter of the year during which such exchange Series 4 preferred securities were held, with an exempt amount established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any exchange Series 4 preferred securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange Series 4 preferred securities (including imputed income deriving from the exchange of the exchange Series 4 preferred securities in relation to an exchange offer) are subject to CIT (at the current general tax rate of 32.5%, which will be reduced to 30% on January 1, 2008) in accordance with the rules for this tax.

In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.  The Issuer will make an application for the exchange Series 4 preferred securities to be traded on the New York Stock Exchange prior to the First Distribution Date after the exchange offer and, upon admission to trading on the New York Stock Exchange, the exchange Series 4 preferred securities will fulfill the requirements set forth in the legislation for exemption from withholding.

The Directorate General for Taxation (Dirección General de Tributos—“DGT”), on 27th July 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of the Issuer, application of the exemption requires that the exchange Series 4 preferred securities be placed outside Spain in another OECD country.  The Issuer considers that the issue of the exchange Series 4 preferred securities will fall within this exemption as the exchange Series 4 preferred securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the exchange Series 4 preferred securities is resident in Spain.  Consequently, the Issuer will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, the Issuer will be bound by that opinion and, with immediate effect, will make the appropriate withholding and the Issuer and the Guarantor will not, as a result, pay Additional Amounts.

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In order to implement the exemption from withholding, the procedures laid down in the Order of 22nd December 1999 will be followed. No reduction percentage will be applied. See “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Spanish legal entities are not subject to the Spanish Net Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the exchange Series 4 preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the exchange Series 4 preferred securities in their taxable income for Spanish CIT purposes.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)    Non-resident investors acting through a permanent establishment in Spain

If the exchange Series 4 preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such exchange Series 4 preferred securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).”  Ownership of the exchange Series 4 preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)    Non-resident investors not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange Series 4 preferred securities (including income deriving from the exchange of the exchange Series 4 preferred securities in relation to an exchange offer), obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the exchange Series 4 preferred securities, through a permanent establishment in Spain, are exempt from NRIT.

This exemption is not applicable if such income is obtained through countries or territories classified as tax havens, as listed below (being those included in Royal Decree 1080/1991, of 5th July, as amended), in which case such income will be subject to NRIT in Spain at the rate of 18% which the Issuer will withhold.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the beneficial owners entitled to receive distributions on the exchange Series 4 preferred securities, in the manner detailed under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and income obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities as laid down in section 12 of Royal Decree 2281/1998, as promulgated by Royal Decree 1778/2004.  If these information obligations are not complied with in the manner indicated, the Issuer will withhold 18% and the Issuer will not pay Additional Amounts.

Regarding imputed income derived from the exchange of the exchange Series 4 preferred securities under an exchange offer, the Issuer, if applicable in accordance with the preceding paragraph, will be required to withhold tax (currently at the rate of 18%) on the difference between the then-current market value of the securities received and the issuance price of the exchange Series 4 preferred securities delivered by such beneficial owners in exchange. In order to withhold such amount, the Issuer will deduct the amount from any net distribution payment made to beneficial owners of the exchange Series 4 preferred securities in the exchange offer on or immediately following the settlement date of such an exchange offer (in addition to the withholding tax corresponding to such distribution payment) or in the event that the amount of the withholding tax to be collected pursuant to an exchange operation

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exceeds the amount of such net distribution payment, the procedure described in section E of Article II of Annex A to this prospectus will be followed.  According to this procedure, the Issuer will arrange for the sale in the secondary market of an appropriate quantity of securities received upon an exchange of the exchange Series 4 preferred securities under an exchange offer (the “Exchange Preferred Securities”) as may be necessary to provide cash in sufficient amounts to meet the relevant beneficial owner’s withholding tax liability with respect to the exchange of Preferred Securities to Exchange Preferred Securities.  Beneficial owners (and DTC participants acting on their behalf) are advised that any transfer or sale of the Exchange Preferred Securities pursuant to the above mentioned procedure may give rise to a taxable income equal to the positive difference between the transfer value of the Exchange Preferred Securities and their acquisition value. Such income will not be subject to withholding tax in Spain unless the relevant transfer or sale is channeled through a Spanish financial entity acting on behalf of the transferor.  The above notwithstanding, the non-Spanish resident beneficial owner will have to pay the relevant tax quota, if any, on the income deriving from the transfer or sale of the Exchange Preferred Securities unless the exemption described in the preceding paragraphs applies.

The Issuer believes that the filing with the SEC of a shelf registration statement in order to allow public sales of the exchange Series 4 preferred securities in the United States and to U.S. persons will not entail the existence of a taxable event (i.e., exchange) under Spanish tax law, either at the time of filing the shelf registration statement or at the time of any resale of the exchange Series 4 preferred securities.  Nevertheless, the resale of the exchange Series 4 preferred securities under a shelf registration statement will be treated for Spanish tax purposes as any other transfer of such securities, with the tax consequences described in the preceding paragraphs.

Payments of liquidated damages as provided under “Exchange Offer And Registration Rights” of this prospectus may be characterized as an indemnity under Spanish law and therefore should be made free of withholding or deduction on account of Spanish taxes. This notwithstanding, non-Spanish resident beneficial owners that receive payments of liquidated damages will have to pay the corresponding tax on the gross amount of income obtained unless an exemption from Spanish tax or a reduced tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into by Spain and such beneficial owner’s country of residence. The Issuer believes that under the convention for the avoidance of double taxation entered into between the United States and Spain, income in respect of liquidated damages payments obtained by beneficial owners that are resident in the U.S. for the purposes of such convention and entitled to its benefits may be treated as “Other Income” and therefore may only be subject to tax in the U.S.

Beneficial owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from the Issuer by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities.” Beneficial owners who have been subject to Spanish withholding tax on income derived from (i) the repayment of principal at the Maturity Date or any earlier date of redemption of exchange Series 4 preferred securities issued with OID or (ii) the exchange of the exchange Series 4 preferred securities in relation to an exchange offer may obtain a refund of the amount withheld directly from the Spanish tax authorities. Beneficial owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.

Net Wealth Tax (Impuesto sobre el Patrimonio)

To the extent that income derived from exchange Series 4 preferred securities is exempt from NRIT, individual beneficial owners not resident in Spain for tax purposes who own interests in such exchange Series 4 preferred securities on the last day of any year will be exempt from Net Wealth Tax. Furthermore, individual beneficial owners resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax that provides for taxation in such beneficial owner’s country of residence will not be subject to such tax.

If the provisions of the foregoing two sentences do not apply, individuals not resident in Spain for tax purposes who own interests in exchange Series 4 preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the

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exchange Series 4 preferred securities during the last quarter of the year during which such exchange Series 4 preferred securities were held.

Non- Spanish resident legal entities are not subject to the Spanish Net Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over exchange Series 4 preferred securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax.  In such case, the provisions of the relevant double tax treaty will apply.

Non-resident legal entities which acquire ownership or other rights over the exchange Series 4 preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.  Such acquisitions will be subject to NRIT (as described above), without prejudice to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Rules for exchange Series 4 preferred securities not Listed on an Organized Market in an OECD Country

Withholding on Account of IIT, CIT and NRIT

If the exchange Series 4 preferred securities are not listed on an organized market in an OECD country on any Distribution Record Date, distributions to beneficial owners in respect of the exchange Series 4 preferred securities will be subject to withholding tax at the current rate of 18%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner . Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the “—Quick Refund Procedures” or the “—Standard Refund Procedure” described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities” in order to obtain a refund of the amounts withheld.

Net Wealth Tax (Impuesto sobre el Patrimonio)

If the exchange Series 4 preferred securities are not listed on an organized market in an OECD country on the last day of any year, individuals (whether or not resident in Spain for tax purposes) holding exchange Series 4 preferred securities on the last day of any such year will be subject to the Spanish Net Wealth Tax for such year at marginal rates currently varying between 0.2% and 2.5% of the face value of the exchange Series 4 preferred securities held, with an exempt amount (for individuals resident in Spain for tax purposes) established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.

Tax Rules for Payments Made by the Guarantor

Payments made by the Guarantor to securityholders will be subject to the same tax rules previously set out for payments made by the Issuer.

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Tax Havens

Pursuant to Royal Decree 1080/1991, of 5 July, as amended, the following are each considered to be a tax haven:

Aruba,
British Virgin Islands,	Jamaica,	Republic of Trinidad and Tobago,
Cayman Islands,	Kingdom of Bahrain,	Republic of Vanuatu,
Channel Islands (Jersey and Guernsey),	Macao,	Saint Lucia,
Falkland Islands,	Marianas Islands,	Saint Vincent & the Grenadines
Fiji Islands,	Mauritius,	Solomon Islands,
Gibraltar,	Montserrat,	Sultanate of Brunei,
Grand Duchy of Luxembourg Area
(only as regards the income received
by the Companies referred to in
paragraph 1 of the Protocol annexed
to the Avoidance of Double
Taxation Treaty, dated 3rd June
1986 entered into by Spain and
Luxembourg),
	Netherlands Antilles, Principality of Andorra, Principality of Liechtenstein, Principality of Monaco, Republic of Cyprus, Republic of Lebanon, Republic of Liberia,	Sultanate of Oman, The Bahamas, The Bermuda Islands, The Cook Islands, The Island of Anguilla, The Island of Barbados, The Republic of Dominica,
Grenada,	Republic of Nauru,	Turks and Caicos Islands, and
Hashemite Kingdom of Jordan,	Republic of Panama,	Virgin Islands (of the United
Hong-Kong,	Republic of San Marino,	States).
Islands of Antigua and Barbuda,	Republic of Seychelles,
Isle of Man,	Republic of Singapore,

Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities

As described under “Taxation—Spanish Tax Considerations—Individual and Legal Entities with no Tax Residency in Spain”, interest and other financial income (such as imputed income derived from the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities) paid with respect to the exchange Series 4 preferred securities for the benefit of non-Spanish resident investors not acting, with respect to the exchange Series 4 preferred securities, through a permanent establishment in Spain will not be subject to Spanish withholding tax unless such non-resident investor is resident in, or obtains income through, a “tax haven” territory (as defined in Royal Decree 1080/1991, of 5 July, as amended) or fails to comply with the relevant tax information procedures.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 12 of the Spanish Royal Decree 2281/1998 (“Section 12”), as amended by Royal Decree 1778/2004, being the following:

In accordance with sub-section 1 of Section 12, an annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the exchange Series 4 preferred securities:

(A)   the identity and country of residence of the recipient of the income on the exchange Series 4 preferred securities (when the income is received on behalf of a third party (i.e., a beneficial owner), the identity and country of residence of that third party);

(B)   the amount of income received; and

(C)   details identifying the exchange Series 4 preferred securities.

In accordance with sub-section 3 of Section 12, for the purpose of preparing the annual return referred to in sub-section 1 of Section 12, certain documentation regarding the identity and country of residence of the beneficial

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owners obtaining income on the exchange Series 4 preferred securities must be submitted to the Issuer and the Guarantor in advance of each Distribution Record Date, as specified in more detail in Annexes A and B to this prospectus.

In addition to the above, as described under “Taxation—Spanish Tax Considerations—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”, Spanish CIT taxpayers will not be subject to withholding tax on income derived from the exchange Series 4 preferred securities, provided that such CIT taxpayers provide relevant information to qualify as such in advance of each Distribution Record Date.

In light of the above, the Issuer, the Guarantor, the Paying Agent, DTC and Acupay have arranged certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of beneficial owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution (as defined below) through and including each relevant Distribution Record Date. The delivery of such information, while the exchange Series 4 preferred securities are in global form, will be made through the relevant direct or indirect participants in DTC. The Issuer will withhold at the then-applicable rate (currently 18%) from any distribution payment or imputed income derived from the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities as to which the required information has not been provided or the required procedures have not been followed.

The procedures set forth under “—Tax Relief at Source Procedure” (see Article I and II of Annex A to this prospectus) are intended to identify beneficial owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the exchange Series 4 preferred securities through a permanent establishment in Spain and that are not resident in, and do not obtain income deriving from the exchange Series 4 preferred securities through, a country or territory defined as a tax haven jurisdiction by Royal Decree 1080/1991, of 5 July, as amended.

These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the beneficial owners mentioned in the preceding paragraph (who therefore are entitled to receive income in respect of the exchange Series 4 preferred securities free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC, provided in each case, that the relevant DTC participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a ‘‘Qualified Institution’’).

Beneficial owners who are entitled to receive income in respect of the exchange Series 4 preferred securities free of any Spanish withholding taxes but who do not hold their exchange Series 4 preferred securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to their exchange Series 4 preferred securities at the then-applicable rate (currently 18%). Beneficial owners who do not hold their exchange Series 4 preferred securities through a Qualified Institution can follow the “—Quick Refund Procedure” set forth in Article III of Annex A or the “—Direct Refund from Spanish Tax Authorities Procedure” set forth in Article II of Annex B, in order to have such withheld amounts refunded.

A detailed description of these procedures is set forth in Annex A and Annex B to this prospectus.

Beneficial owners, their custodians or DTC participants with questions about these Spanish tax information reporting and withholding procedures, including the submission of tax certification information and a certificate of tax residence issued by the relevant tax authority of the beneficial owner’s country of residence, may contact Acupay at one of the following locations. Please mention the CUSIP and ISIN for the exchange Series 4 preferred securities when contacting Acupay (CUSIP No. 80281R706 and ISIN No. US80281R7061). There is no cost for this assistance.

Via email: info@acupaysystem.com

By post, telephone or fax:

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IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Nina Santa-Maria First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Sabrina Cruz 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

EU Savings Directive

Under the European Union Council Directive 2003/48/EU on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State.  However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).  A number of non-European Union countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).

Material U.S. Federal Income Tax Considerations

The following is a discussion of material U.S. federal income tax consequences of exchanging restricted Series 4 preferred securities for exchange Series 4 preferred securities and the ownership of exchange Series 4 preferred securities to the U.S. Holders described below, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular person’s decision to exchange such securities.  This discussion does not address U.S. state, local and non-U.S. tax consequences.  The discussion applies only to U.S. Holders who hold exchange Series 4 preferred securities as capital assets for U.S. federal income tax purposes and it does not address special classes of holders, such as:

•	regulated investment companies;

•	real estate investment trusts;

•	certain financial institutions;

•	dealers and certain traders in securities or foreign currencies;

•	insurance companies;

•	persons holding exchange Series 4 preferred securities as part of a hedge, straddle, conversion or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations; or

•	persons that own or are deemed to own 25% or more of the Issuer’s capital.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof.  These laws are subject to change, possibly on a retroactive basis.  Prospective investors should consult their own tax advisors concerning the U.S. federal, state,

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local and non-U.S. tax consequences of purchasing, owning and disposing of exchange Series 4 preferred securities in their particular circumstances.

As used herein, a ‘‘U.S. Holder’’ is a beneficial owner of preferred securities that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Exchange Offer

The exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities will not constitute a taxable exchange for U.S. federal income tax purposes.  For such purposes, a U.S. Holder will have the same tax basis and holding period in the exchange Series 4 preferred securities as it did in the restricted Series 4 preferred securities at the time of exchange.

Taxation of Distributions

Subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions received by a U.S. Holder on exchange Series 4 preferred securities will constitute dividend income to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by the Issuer.  Subject to applicable limitations, prior to the exchange offer and listing of the exchange Series 4 preferred securities on the New York Stock Exchange, favorable rates of tax, up to a maximum of 15%, will apply to dividends paid on the exchange Series 4 preferred securities received by certain non-corporate U.S. Holders only if more than 50% of each class of the Issuer’s stock, including the restricted preferred stock, is directly or indirectly owned by certain residents of Spain and the United States that are eligible for the benefits of the U.S./Spain income tax treaty, and citizens of the United States.  Subject to applicable limitations, dividends paid on the exchange Series 4 preferred securities that are listed on the New York Stock Exchange received by certain non-corporate U.S. Holders in taxable years beginning before January 1, 2011 will be taxable at the favorable rates. Non-corporate U.S. Holders should consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to be taxed at these favorable rates.  Legislation has been introduced that could deny favorable rates of tax to dividends paid with respect to instruments such as the exchange Series 4 preferred securities.  This legislation would be effective for dividends received after its enactment.

Distributions with respect to the exchange Series 4 preferred securities will generally constitute foreign-source income, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

Sale and Other Disposition of the Shares

Subject to the discussion under “Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize capital gain or loss on the sale or other disposition of exchange Series 4 preferred securities, which will be long-term capital gain or loss if the holder has held such exchange Series 4 preferred securities for more than one year.  The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized on the sale or other disposition and such holder’s tax basis in such exchange Series 4 preferred securities, and will generally be U.S. source income for purposes of computing the holder’s foreign tax credit limitation.

Passive Foreign Investment Company Rules

Based upon certain look-through rules applicable to related parties and proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 (the ‘‘Proposed Regulations’’), the Issuer believes that it was not a passive foreign investment company (a ‘‘PFIC’’) for U.S. federal income tax purposes for its most recent taxable year and does not expect to be considered a PFIC in the foreseeable future.  However, since there can be no assurance that the Proposed Regulations will be finalized in their current form and since PFIC status depends upon the composition of a company’s income and assets and the market

55

value of its assets from time to time, there can be no assurance that the Issuer will not be considered a PFIC for any taxable year.  If the Issuer were a PFIC for any year in which a U.S. Holder held exchange Series 4 preferred securities, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder, which may be mitigated if the holder makes certain U.S. federal income tax elections. The Issuer and the Guarantor will use reasonable efforts to operate the Issuer in such a manner that the Issuer does not become a PFIC. If the Issuer concludes that it is a PFIC for any taxable year, it will promptly inform U.S. Holders of such conclusion and provide such information as is reasonably required in order to enable the holders to satisfy relevant U.S. federal income tax reporting requirements arising as a result of the Issuer’s PFIC status and to make available certain U.S. federal income tax elections.

If a U.S. Holder owns exchange Series 4 preferred securities during any year in which the Issuer is a PFIC, the holder must file an IRS Form 8621.  In addition, if the Issuer were a PFIC for a taxable year in which it pays a dividend or for the prior taxable year, the favorable dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

56

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange Series 4 preferred securities for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange Series 4 preferred securities.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Series 4 preferred securities received in exchange for restricted Series 4 preferred securities where exchange Series 4 preferred securities were acquired as a result of market-making activities or other trading activities.  We have agreed that, for a period of 90 days after the Exchange Offer Expiry Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange Series 4 preferred securities received by it in exchange for restricted Series 4 preferred securities.

The Issuer will not receive any proceeds from any sale of exchange Series 4 preferred securities by broker-dealers.

Exchange Series 4 preferred securities received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions, including:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange Series 4 preferred securities or

•	a combination of those methods of resale;

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange Series 4 preferred securities.

Any broker-dealer that resells exchange Series 4 preferred securities that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange Series 4 preferred securities may be considered to be an “underwriter” within the meaning of the Securities Act.  Any profit on any resale of those exchange Series 4 preferred securities and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act.  By acknowledging that it will deliver a prospectus and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Exchange Offer Expiry Date, we will through the Tax Certification and Exchange Agent promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents. Requests should be submitted to the Tax Certification and Exchange Agent.  We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the restricted Series 4 preferred securities, and any broker-dealers that hold exchange Series 4 preferred securities, against some liabilities, including liabilities under the Securities Act.

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VALIDITY OF THE EXCHANGE SERIES 4 PREFERRED SECURITIES

The validity of the exchange Series 4 preferred securities offered and exchanged in this offering, together with the guarantees, will be passed upon by Natalia Butragueño, Spanish counsel for the Guarantor and Davis Polk & Wardwell, U.S. counsel for the Guarantor. As to all matters of Spanish law, Davis Polk & Wardwell will rely upon Natalia Butragueño. As to all matters of U.S. law, Natalia Butragueño will rely upon Davis Polk & Wardwell.

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EXPERTS

The consolidated financial statements and management report on the effectiveness of internal control over financial reporting incorporated in this prospectus from the Annual Report of Banco Santander Central Hispano, S.A. on Form 20-F for the year ended December 31, 2006 have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein (which reports (1) express an unqualified opinion on the consolidated financial statements of the Bank and include an explanatory paragraph stating that the EU-IFRS required to be applied under Bank of Spain's Circular 4/2004 vary in certain significant respects from U.S. GAAP, that the information relating to the nature and effect of such differences is presented in Notes 58 and 59 to the consolidated financial statements of the Bank, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

Please refer to Item 8 of our 2006 Form 20-F, a copy of which is included in Annex D to this prospectus.

F-1

ANNEX A

Procedures for Spanish Withholding Tax Documentation For Preferred Securities
Held Through an Account at The Depository Trust Company

Capitalized terms used but not otherwise defined in this Annex A shall have the meaning ascribed to them elsewhere in this prospectus.

Article I

Tax Relief at Source Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998
(as amended by Royal Decree 1778/2004)) for Cash Distributions on Preferred Securities and Exchange
Series 4 preferred securities

A.           DTC participant Submission and Maintenance of Beneficial Owner Information

1.                 At least seventeen but no more than twenty New York Business Days prior to each record date (each, a “Distribution Record Date”) preceding a cash distribution payment date on the Preferred Securities (each, a “Distribution Payment Date”), the Issuer shall instruct Acupay System LLC, the tax certification agent (“Acupay”) to, and Acupay shall, (i) provide The Depository Trust Company (“DTC”) an issuer notice that will form the basis for a DTC “Important Notice” (the “Notice”) regarding the relevant cash distribution and tax relief entitlement information for the Preferred Securities, (ii) request DTC to post such notices on its website as a means of notifying direct participants of DTC (“DTC participants”) of the requirements described in this Annex A and Annex B, (iii) transmit the relevant contents of such notices to the London Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the relevant contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent.  A “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close.

2.                 Beginning at 8:00 a.m. New York City time on the tenth New York Business Day prior to each Distribution Record Date and continuing until 8:00 p.m. New York City time on the fourth New York Business Day prior to each Distribution Record Date (the “Standard Deadline”), each DTC participant must, to the extent it has not previously done so, enter directly into the designated system established and maintained by Acupay (the “Acupay System”) the beneficial owner identity and residence information required by Spanish tax law (as set forth in Article I of Annex B) in respect of the portion of such DTC participant’s position in the Preferred Securities that at such time is exempt from Spanish withholding tax (the “Beneficial Owner Information”) and must update such Beneficial Owner Information as described in paragraph A.3 of this Article I of Annex A below.

3.                 Each DTC participant must ensure the accuracy of the previously-submitted Beneficial Owner Information, irrespective of any changes in, or in beneficial ownership of, such DTC participant’s position in the Preferred Securities as of 8:00 p.m. New York City time on each Distribution Record Date. The Acupay System will remain available for making such adjustments until 8:00 p.m.  New York City time on the third New York Business Day after such Distribution Record Date. All changes in beneficial ownership must be reflected, including those changes (via Acupay), which do not impact the DTC participant’s overall position at DTC or the portion of that position at DTC as to which no Spanish withholding tax is required.

4.                 Beginning at 9:00 a.m. on the first New York Business Day after the related Distribution Record Date and continuing until 8:00 p.m. on the third New York Business Day immediately following each Distribution Record Date (the “EDS Cut-off”), each DTC participant that has submitted Beneficial Owner Information in accordance with paragraphs A.2 and A.3 of this Article I of Annex A must make an election via the DTC Elective Dividend Service (“EDS”) certifying that such portion of Preferred Securities for which it submitted such Beneficial Owner Information is exempt from Spanish withholding tax (the “EDS Election”).

5.                 Beginning at 7:45 a.m. New York City time on the fourth New York Business Day following the Distribution Record Date (the “Final Verification Date”), Acupay will perform the final review of each DTC participant’s Beneficial Owner Information, EDS Elections and changes in DTC position between the Standard Deadline and the Distribution Record Date through the Acupay Verification Procedures (as defined below).  Based on these Acupay Verification Procedures, Acupay will (i) seek to notify any affected DTC participant until 9:45 a.m. New York City time on the Final Verification Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC participant and (ii) use its best efforts to obtain revised Beneficial Owner Information and/or EDS Elections from any such DTC participant as necessary to correct any inconsistencies, erroneous or incomplete information.  For this purpose, Acupay will accept revisions to Beneficial Owner Information until 9:45 a.m. New York City time and DTC will accept requests for changes to EDS elections at the request of DTC participants until 9:45 a.m. New York City time on the Final Verification Date.  The failure to correct any such inconsistencies (including the failure to fax or send PDF copies of new or amended Tax Certificates (as defined below)) by 9:45 a.m. New York City time on the Final Verification Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m. New York City time on the Final Verification Date) will result in the payments in respect of the entirety of such DTC participant’s position being made net of Spanish withholding tax.  The EDS Elections received by DTC as of 9:45 a.m. New York City time on the Final Verification Date shall determine the eligibility of each DTC participant for the Quick Refund Procedures set out in Article III, Section A.1.

DTC will transmit the final “Report to Paying Agent” to Acupay by 10:30 a.m. New York City time on the Final Verification Date setting forth each DTC participant’s position in the Preferred Securities as of 8:00 p.m. New York City time on the Distribution Record Date and the portion of each such DTC participant’s position in the Preferred Securities on which cash distributions should be made net of Spanish withholding tax and the portion that should be made without Spanish withholding tax being assessed, as applicable, based on the status of the EDS Elections for each DTC participant as of 9:45 a.m. New York City time on the Final Verification Date.

Acupay shall immediately, but no later than 11:00 a.m. New York City time on the Final Verification Date, release (through a secure data upload/download facility) PDF copies of the final Report to Paying Agent to the Paying Agent and the Issuer, along with PDF copies of the related signed Tax Certificates (as defined below) to the Issuer.  Neither DTC nor Acupay will permit any amendments or changes to Beneficial Owner Information or EDS Elections (or any Tax Certificates related thereto) as reflected in the final Report to Paying Agent.  All such information shall remain unchanged after such time.

B.           Tax Certificate Production and Execution

After entry of new or amended Beneficial Owner Information into the Acupay System by a DTC participant at any time on or before the relevant Distribution Record Date or, under certain circumstances, before 9:45 a.m. of the Final Verification Date, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex B (as required by Spanish law) (the “Distribution Tax Certificates”), which shall summarize the Beneficial Owner Information introduced and maintained by such DTC participant into the Acupay System. When any Distribution Payment Date is also the redemption date for the Preferred Securities, and if the Preferred Securities were initially issued below par with an original issue discount (“OID”), a separate set of Tax Certificates (the “OID Tax Certificates,” and together with the Distribution Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at redemption.  Such DTC participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Distribution Payment Date.  All Tax Certificates will be dated as of the relevant Distribution Record Date and must refer to beneficial ownership positions existent at 8:00 p.m. New York City time on the Distribution Record Date.

NOTE: A DTC participant that obtains favorable tax treatment through the relief at source procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments.  In such event, the DTC participant will receive any future cash distribution on their entire position net of the applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the standard refund procedure established by Spanish tax law.

C.           Additional Acupay and DTC Procedures

1.                 In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):

a.      comparing the Beneficial Owner Information and Tax Certificates provided in respect of each DTC participant’s position with the EDS Elections provided by that DTC participant in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and such DTC participant’s position in the Preferred Securities at DTC;

b.      collecting and collating all original Tax Certificates received from DTC participants;

c.      reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of the Tax Certificates in order to receive payments without Spanish withholding tax being assessed; and

d.      liaising with the relevant DTC participants in order to request that such DTC participants revise any Tax Certificates identified pursuant to the procedures set forth above as containing incomplete or inaccurate information.

2.                 By 9:30 a.m. New York City time on the New York Business Day following the Standard Deadline, DTC will transmit to Acupay a report (the “Standard Deadline Cut-off Report”) confirming DTC participant positions as of Standard Deadline. By 12:00 p.m. New York City time on the New York Business Day following the Standard Deadline, Acupay will transmit to DTC a provisional summary report of all Beneficial Owner Information which has been submitted through the Acupay System as of the Standard Deadline, provisionally confirmed, to the extent possible, against the information set forth in the Standard Deadline Cut-off report.  The provisional summary report shall set forth (i) the position in the Preferred Securities held by each DTC participant as of the Standard Deadline and (ii) the portion of each DTC participant’s position in the Preferred Securities in respect of which Tax Certificates have been provided to support the payment of cash distribution without Spanish withholding tax being assessed.

3.                 Acupay will forward original paper Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following each Distribution Payment Date.  Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for five years from each related Distribution Payment Date to which such information applies, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request.  In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

D.           Distribution Payments

1.                 On or prior to each Distribution Payment Date, the Issuer will transmit to the Paying Agent an amount of funds sufficient to make cash distributions on the outstanding number of Preferred Securities without Spanish withholding tax being assessed.

2.                 By 1:00 p.m. New York City time on each Distribution Payment Date, the Paying Agent will (i) pay the relevant DTC participants (through DTC) for the benefit of the relevant beneficial owners the cash distribution gross or net of Spanish withholding tax, as set forth in the final Report to Paying Agent and (ii) promptly return the remainder to the Issuer. The transmission of such amounts shall be contemporaneously confirmed by the Paying Agent to Acupay. The Issuer has authorized the Paying Agent to rely on the final Report to Paying Agent in order to make the specified payments on each Distribution Payment Date. Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to make cash distributions on the Preferred Securities, as the case may be, in a manner different from that set forth in the final Report to Paying Agent if the Issuer (i) determines that there are any inconsistencies with or errors in the Tax Certificates provided or any information set forth therein is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to DTC, Acupay and the Paying Agent prior to 11:30 a.m. New York City time on the relevant Distribution Payment Date along with a list of the affected DTC participants showing the amounts to be paid to each such DTC participant.

Article II

Tax Relief at Source Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998
(as amended by Royal Decree 1778/2004)) for Exchanges of restricted Series 4 preferred securities

A.           DTC participant Submission and Maintenance of Beneficial Owner Information

1.                 In advance of the commencement of the period (the “Exchange Offer Period”) during which holders of restricted Series 4 preferred securities may exchange restricted Series 4 preferred securities for exchange Series 4 preferred securities, the Issuer shall instruct Acupay to, and Acupay shall, (i) provide DTC an issuer notice that will form the basis for a DTC “Reorganization Notice” (the “Exchange Period Notice”) regarding the Exchange Offer Period and tax relief entitlement information for exchanges of restricted Series 4 preferred securities for exchange Series 4 preferred securities, (ii) request DTC to post such notices on its website as a means of notifying DTC participants of the requirements described in this Annex A and Annex B, (iii) transmit such notices to the London Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent.

2.                 Beginning at 9:00 a.m. on the first day of the Exchange Offer Period and continuing until 5:00 p.m. on the final day of the Exchange Offer Period (the “Exchange Offer Deadline”), Acupay, on behalf of the Issuer, will receive from DTC participants acceptances of offers for exchange Series 4 preferred securities by and on behalf of beneficial owners of restricted Series 4 preferred securities (each such acceptance, a “DTC Participant Exchange Instruction”). Such acceptances will be transmitted through DTC by and on behalf of each tendering beneficial owner through the reorganization processing facilities of DTC (the “DTC Reorganization System”).

It is anticipated that the Exchange Offer Expiry Date (as defined below) shall be the same day as the Distribution Record Date preceding the Distribution Payment Date immediately following the Exchange Offer Deadline.

3.                 In relation to each DTC Participant Exchange Instruction submitted in accordance with paragraph A.2 of this Article II of Annex A, each DTC participant must, to the extent it has not previously done so, enter directly into the Acupay System the beneficial owner identity and residence information required by the Spanish tax law and set forth in Article I of Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to a beneficial owner of restricted Series 4 preferred securities in connection with the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities.

4.                 Each DTC participant must ensure the continuing accuracy of any previously-submitted Beneficial Owner Exchange Information, irrespective of any changes in, or in beneficial ownership of, such DTC participant’s position in the restricted Series 4 preferred securities, or the identity of the beneficial owner of restricted Series 4 preferred securities on whose behalf a DTC Participant Exchange Instruction is delivered, as of the Exchange Offer Deadline.  The Acupay System will remain available for making such adjustments until 8:00 p.m. New York City time on the third New York Business Day after the Exchange Offer Deadline. All changes in beneficial ownership of restricted Series 4 preferred securities must be reflected, including changes that do not impact the DTC participant’s overall position at DTC as to which DTC Participant Exchange Instructions have been submitted, or the portion of such DTC Participant’s positions at DTC as to which no Spanish withholding tax is required.

5.                 In no event shall the failure to submit timely Beneficial Owner Exchange Information affect the delivery of exchange Series 4 preferred securities to the relevant beneficial owner, except insofar as may be necessary in connection with the Withholding Tax Sale procedures specified in paragraph E.2 of this Article II to Annex A.

B.                 Exchange Offer Tax Calculation and Tax Certificates

1.                 If any portion of the restricted Series 4 preferred securities held through a DTC participant has been tendered for exchange Series 4 preferred securities via the DTC Reorganization System by the Exchange Offer Deadline, a set of tax certificates (the “Exchange Income Tax Certificates”) will be generated by the Acupay System if the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities is calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) for the relevant beneficial owners.  Such Exchange Income Tax Certificates will report the income arising from the exchange of restricted Series 4 preferred securities for exchange restricted Series 4 preferred securities.  Such income must be imputed to the beneficial owner of the restricted Series 4 preferred securities as of the Exchange Offer Deadline.

Exchange Income Tax Certificates will be dated as of the last day of the Exchange Offer Period (the “Exchange Offer Expiry Date”) and must refer to beneficial ownership positions as of the Exchange Offer Deadline. Each DTC participant will be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Exchange Income Tax Certificates directly to Acupay. The original of each Exchange Income Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Exchange Offer Expiry Date.

2.                 In the event that the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities is not calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) to the relevant beneficial owners, the Acupay System will not generate Exchange Income Tax Certificates.

3.                 As the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities is a taxable event under Spanish tax law and for the purposes of Spanish Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), the income attributable to any such exchange will be calculated by Acupay using the following methodology:

a.      Prior to 10:15 a.m. New York City time on the first New York Business Day of the Exchange Offer Period (the “Initial Calculation Date”), Acupay will request Lehman Brothers Inc. (the “Reference Dealer”) to provide a bid-side quotation (expressed to the nearest 1/8th of a U.S. dollar) as of 10:00 a.m. London time on the Initial Calculation Date, for a trade involving 1,000 shares of a hypothetical issuance of exchange Series 4 preferred securities. If the Reference Dealer is unable to provide such a quotation, then Acupay shall request a price evaluation for such preferred securities from a globally recognized securities price evaluation service.

b.      The quotation obtained with respect to the exchange Series 4 preferred securities will be posted on the Acupay System no later than 11:00 a.m. on the Initial Calculation Date. The positive difference, if any, between the quotation for the hypothetical 1,000 share lot of exchange Series 4 preferred securities and the issue price of 1,000 restricted Series 4 preferred securities will be employed by the Acupay System to calculate the income, if any, to be imputed to investors who exchange their restricted Series 4 preferred securities for exchange Series 4 preferred securities. In the event that such difference results in a negative number, it shall be deemed to be “0” (zero) for the purpose of this paragraph. The amount of income arising out of any exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities will be printed on each of the Exchange Income Tax Certificates produced by the Acupay System for use by the relevant DTC participants, as described below. If the amount of such income is “0” (zero), however, no tax will be attributable to the relevant exchange and no Exchange Income Tax Certificates will be (i) produced by the Acupay System relating to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities or (ii) required to be submitted by the relevant DTC participant with respect to such exchange.

c.      On the Exchange Offer Expiry Date, Acupay will repeat the price quotation and income computation procedures described within paragraphs B.3(a) and B.3(b) of this Article II of Annex A in order to determine whether such price and income amounts are materially different from the price and income amounts computed on the Initial Calculation Date.  The price quotations or evaluations employed on such day will be obtained at the times-of-day and using the methods described above.  If there is a positive or negative difference in the income as computed on the Exchange Offer Expiry Date as compared with that computed on the Initial Calculation Date equal to or less than $0.25 per $100.00 liquidation preference of restricted Series 4 preferred securities so affected, such difference (if any, and whether positive or negative) will be deemed “non-material” and will be ignored for the purpose of these procedures.  However, if such difference (whether positive or negative) is (1) greater than $0.25 per $100.00 liquidation preference of restricted Series 4 preferred securities and (2) the income computation procedures described in paragraph B.3(b) of this Article II of Annex A result in a positive number, then:

i.      At 1:00 p.m. New York City time on the Exchange Offer Expiry Date, (A) all Exchange Income Tax Certificates previously received by Acupay will be cancelled in the Acupay System and (B) the Acupay System will produce replacement Exchange Income Tax Certificates to replace the relevant cancelled Exchange Income Tax Certificates.

ii.     Acupay staff will transmit a request to all affected DTC participants that they (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of each duly signed replacement Exchange Income Tax Certificate directly to Acupay for receipt by 8:00 p.m. New York City time on the third New York Business Day immediately following the Exchange Offer Expiry Date.

iii.    The Acupay System will use the amount of exchange income computed on the Exchange Offer Expiry Date in place of the amount of such income computed on the Initial Calculation Date, for the replacement Exchange Income Tax Certificates described in paragraph B.3(c)(i) of this Article II of Annex A.

NOTE: A DTC participant that obtains favorable tax treatment through this relief at source procedure and fails to submit to Acupay the original physical Exchange Income Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments.  In such event, the DTC participant will receive any future cash distribution on their entire position net of applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.           Additional Acupay and DTC Procedures

1.                 In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks with respect to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities (collectively, the “Exchange Verification Procedures”):

a.      reviewing Exchange Income Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Exchange Information  have been supplied and that such fields of information are responsive to the requirements of such Exchange Income Tax Certificates and the circumstances related to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities;

b.      liaising with the relevant DTC participants in order to request that such DTC participants:

i.      complete any missing or correct any erroneous Beneficial Owner Exchange Information, make any necessary revisions to the Exchange Income Tax Certificates identified pursuant to the procedures set forth above;

ii.     confirm any non-exchange of restricted Series 4 preferred securities; and

c.      determine based on the procedures established for that purpose in paragraph B.3 of this Article II of Annex A whether or not the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities would result in income attributable to such exchange:

i.      if no income would be attributable to such exchange, no further Exchange Verification Procedures would be required;

ii.     if the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities would result in income attributable to such exchange, Acupay shall determine through a review of DTC participant Exchange Instructions whether any position in the restricted Series 4 preferred securities will be exchanged for exchange Series 4 preferred securities, and:

1.                 if no such exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities is to be undertaken, no further Exchange Verification Procedures will be required;

2.                 if any such exchanges are to be undertaken, Acupay shall determine for each DTC participant submitting a DTC participant Exchange Instruction whether (A) the number of restricted Series 4 preferred securities to be exchanged for exchange Series 4 preferred securities through such DTC participant’s account as set forth in such DTC participant Exchange Instruction is consistent with the total number of restricted Series 4 preferred securities to be exchanged for exchange Series 4 preferred securities as set forth in the related Beneficial Owner Exchange Information (and reported on Exchange Income Tax Certificates) supplied by such DTC participant via the Acupay System and (B) the data set forth in such Beneficial Owner Exchange Information (and reported on the Exchange Income Tax Certificates) is consistent with the Beneficial Owner Information provided as of the Distribution Record Date immediately preceding the Exchange Settlement Date (as defined below) (and reported on the Distribution Tax Certificates dated as of such Distribution Record Date). If any data in the Exchange Income Tax Certificates or Distribution Tax Certificates described above is not consistent at 9:45 a.m. on the Exchange Settlement Date, then such Exchange Income Tax Certificates as well as any Distribution Tax Certificates dated as of the Distribution Record Date immediately preceding the Exchange Settlement Date that have been submitted by or on the behalf of such DTC participant will be disregarded by Acupay for all purposes. This would result in payments being made net of Spanish withholding tax in respect of (A) the cash distributions made on the Distribution Payment Date immediately following the Distribution Record Date immediately preceding the Exchange Settlement Date and (B) any income attributable to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities in accordance with the procedures described in paragraph E of this Article II of Annex A.

2.                 Acupay will forward original paper Exchange Income Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following the Exchange Offer Expiry Date. Acupay shall maintain records of all Exchange Income Tax Certificates (and other information received through the Acupay System) for five years from the Exchange Offer Expiry Date, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

3.                 At 5:00 pm on the Exchange Offer Expiry Date, DTC and Acupay will confirm to each other the number of Preferred Securities for which exchange instructions have been received and accepted (the “DTC Reconciliation Report”).

D.           Exchange Settlement

1.                 On the Exchange Offer Expiry Date, the Issuer will announce the number of exchange offers accepted by the Exchange Offer Deadline, through notice to Acupay, the Paying Agent and DTC.

2.                 By 11:00 a.m. on the settlement date of the offer to exchange restricted Series 4 preferred securities for exchange Series 4 preferred securities (the “Exchange Settlement Date”), Acupay will release through a secure data upload facility to the Issuer, DTC and the Paying Agent a copy of the DTC Reconciliation Report, as well as a detailed report of the final exchanges (the “Final Exchange Report”).  Such report will indicate for each DTC participant (i) the number of restricted Series 4 preferred securities which should be exchanged for exchange Series 4 preferred securities, (ii) of such restricted Series 4 preferred securities referred to in (i), (a) the number for which no Spanish withholding taxes will need to be assessed in relation to the exchange, (b) the number for which Spanish withholding taxes will need to be assessed in relation to the exchange and (c) the amount of such Spanish withholding taxes, if any.  The Final Exchange Report will also state the tax liability attributable to each such exchange operation and the valuations employed in the computation of such tax liabilities.

3.                 No later than 12:00 p.m. on the Exchange Settlement Date, the Issuer shall send a notice (via secure means) to both DTC and to the Paying Agent (a “Share Issuance and Exchange Instruction”) instructing (i) DTC to deliver to each relevant DTC participant the relevant number of exchange Series 4 preferred securities in accordance with the Final Election Report, (ii) the Paying Agent to provide DTC with an initial transaction statement evidencing the issuance of such exchange Series 4 Preferred Securities as recorded on the Paying Agent’s books and records in the name of Cede & Co., as nominee for DTC and (iii) the Paying Agent to approve a drawdown request from DTC to reduce DTC’s position in the restricted Series 4 preferred securities with respect to the aggregate number of restricted Series 4 preferred securities exchanged for exchange Series 4 preferred securities.  The Issuer has authorized the Paying Agent to rely on the Final Exchange Report to serve as its Share Issuance and Exchange Instruction.

4.                 Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to ignore the Final Exchange Report and to undertake exchanges of restricted Series 4 preferred securities for exchange Series 4 preferred securities in a manner different from that set forth in the Final Exchange Report if the Issuer (i) determines that there are any inconsistencies with the exchange elections therein represented or any information set forth in the Final Exchange Report is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to the Paying Agent, DTC and Acupay prior to 11:30 a.m. on the Exchange Settlement Date along with a list of the affected DTC participants showing the number of restricted Series 4 preferred securities to be exchanged for exchange Series 4 preferred securities by each such DTC participant.

5.                 On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an Exchange Preferred Security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such Exchange Preferred Security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry only form to the relevant beneficial owners of the restricted Series 4 preferred securities.  The exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities shall be irrevocable  and the exchange Series 4 preferred securities may not be converted to restricted Series 4 preferred securities.  The terms of the exchange Series 4 preferred securities shall be binding upon any subsequent holder of such exchange Series 4 preferred securities.

6.                 By 3:00 p.m. on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of exchange Series 4 preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of this Article II of Annex A, in exchange for a comparable quantity of restricted Series 4 preferred securities.  Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

E.           Exchange Withholding Tax

1.                 In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to an exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities, as calculated in accordance with paragraph B.3 of this Article II of Annex A, should not exceed the amount of cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer’s Share Issuance and Exchange Instruction will include an instruction to the Paying Agent, Acupay and DTC to deduct the amount of cash necessary to satisfy such Spanish withholding tax liability from such cash distribution on such immediately succeeding Distribution Payment Date.  Any amounts so deducted by the Paying Agent to satisfy the relevant DTC participant’s withholding tax liability shall be promptly transmitted to the Issuer, and Acupay shall promptly confirm any such deduction to the relevant DTC participant.

2.                 In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to an exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities, as calculated in accordance with paragraph B.3 of this Article II of Annex A, should exceed the cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange Series 4 preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of restricted Series 4 preferred securities to exchange Series 4 preferred securities (the “Exchange Withholding Tax Sale”).  The Issuer’s determination of the number of exchange Series 4 preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of Exchange Preferred Securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) shall be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability shall be promptly transmitted to the Issuer.

3.                 Upon the completion of the Exchange Withholding Tax Sale, the Issuer shall promptly transmit to the Paying Agent, and direct the Paying Agent (in writing) to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange Series 4 preferred securities  that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of such amounts to be so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

F.           Quick Refund Procedures

1.                 Refunds made pursuant to the Quick Refund Procedures set forth in Article III of this Annex A, shall, in the case of income related to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities, be limited to the amount of Spanish withholding tax liability; any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale will be separately paid to the relevant DTC participant in accordance with paragraph E.3 of this Article II of Annex A.

Article III

Quick Refund Procedures

References to “Preferred Securities” in this Article III of Annex A shall be deemed to include restricted Series 4 preferred securities and exchange Series 4 preferred securities.

A.           Documentation Procedures

1.     Beneficial owners holding through a Qualified Institution on Whose Behalf an EDS Election was Requested by 9:45 a.m. New York City time on the relevant Final Verification Date

a.      Beginning at 9:00 a.m. New York City time on the New York Business Day following each Distribution Payment Date or the Exchange Settlement Date until 5:00 p.m. New York City time on the tenth calendar day of the month following the relevant Distribution Payment Date or the Exchange Settlement Date (or if either such day is not a New York Business Day, the first New York Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC participant (i) which is a Qualified Institution (as defined in Article I of Annex B) and holds Preferred Securities on behalf of beneficial owners entitled to exemption from Spanish withholding tax and (ii) which was paid net of Spanish withholding taxes due to a failure to comply with the “Relief at Source Procedures” set forth in Article I of this Annex A above, may submit through the Acupay System (x) Beneficial Owner Information with respect to beneficial ownership positions as to which such DTC participant had, by 9:45 a.m. New York City time on the relevant Final Verification Date, requested DTC to make an EDS election and/or (y) if relevant, Beneficial Owner Exchange Information corresponding to beneficial owners on whose behalf EDS Elections had been made as of such date and time, and for whose account Share Issuance and Exchange Instructions had been delivered by the Issuer for the Exchange Settlement Date. After entry of Beneficial Owner Information or Beneficial Owner Exchange Information into the Acupay System by such DTC participant, the Acupay System will produce completed Tax Certificates or Exchange Income Tax Certificates, as the case may be. Such DTC participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificate or Exchange Income Tax Certificate, as the case may be, directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Any such Tax Certificates will be dated as of the Distribution Record Date and any such Exchange Income Tax Certificates will be dated as of the Exchange Offer Expiry Date.

Notwithstanding anything contained herein, any DTC participant whose request to DTC to make an EDS Election did not specify “gross treatment” with respect to at least the portion of its DTC position for which it is claiming a “quick refund” (with respect to cash distribution payments) as of 9:45 a.m. New York City time on the relevant Final Verification Date will not be permitted to follow the Quick Refund Procedures set forth in this Article III of Annex A, and any beneficial owner holding through such DTC participant will instead need to rely on the Direct Refund Procedures set forth in Article II of Annex B below.

b.                 Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information and, if relevant, the Exchange Verification Procedures with respect to Beneficial Owner Exchange Information, submitted by the DTC participants pursuant to Articles I and II of this Annex A by comparing such Beneficial Owner Information or Beneficial Owner Exchange Information, as the case may be, with such DTC participant’s EDS Election or DTC participant Exchange Instructions, as the case may be, and its position in the Preferred Securities as of the Distribution Record Date and/or the related Share Issuance and Exchange Instruction for the relevant Exchange Settlement Date, as the case may be. The information as to the EDS Election, the position in the Preferred Securities of each DTC participant as of such time and, if applicable, the quantity of restricted Series 4 preferred securities tendered for exchange shall be provided to Acupay by DTC. DTC participants may, until the specified deadlines, revise such Beneficial Owner Information and Beneficial Owner Exchange Information, as the case may be, in the Acupay System in order to cure any inconsistency detected through the Acupay Verification Procedures or Exchange Verification Procedures, as relevant.

c.      Acupay will reconcile Beneficial Owner Information or Beneficial Owner Exchange Information, as the case may be, to (i) reports of DTC positions as of the Distribution Record Date, (ii)  EDS Elections as of 9:45 a.m. New York City time on the relevant Final Verification Date (as certified by DTC) and (iii) if relevant, a Share Issuance and Exchange Instruction for the appropriate Exchange Settlement Date. Acupay will collect payment instructions from DTC participants or their designees and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward PDF copies of the verified Tax Certificates or Exchange Income Tax Certificates, as the case may be, to the Issuer and the Guarantor and the payment instructions to the Issuer, the Guarantor and the Paying Agent.

2.    Beneficial owners not holding through a Qualified Institution

a.      Beneficial owners entitled to receive cash distribution payments, OID income or exchange income in respect of any Preferred Securities gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in such Preferred Securities through DTC participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedures set forth below.

b.      Such beneficial owners may request from the Issuer the reimbursement of the amount withheld by providing Acupay, as an agent of the Issuer, with (i) documentation to confirm their securities entitlement in respect of the Preferred Securities on the relevant Distribution Record Date or Exchange Offer Expiry Date, as the case may be (which documentation must include statements from (A) DTC and (B) the relevant DTC participant setting forth such DTC participant’s aggregate DTC position on the relevant Distribution Record Date or Exchange Offer Expiry Date, as the case may be) as well as the portion of such position that was paid net and gross of Spanish withholding taxes, together with an accounting record of the amounts of such position and payments which were attributable to the beneficial owner, including the number of exchange Series 4 preferred securities, if any, sold in order to provide sufficient amounts to satisfy any Spanish withholding tax liabilities that may be applicable to the exchange of restricted Series 4 preferred securities for exchange Series 4 preferred securities) and (ii) a Government Tax Residency Certificate. Such Government Tax Residency Certificate (which will be valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Preferred Securities must be submitted to Acupay on the behalf of the Issuer no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC participants or their designees, as the case may be, and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward to the Issuer and the Guarantor PDF copies of the Government Tax Residency Certificates, and to the Issuer, the Guarantor and the Paying agent (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding number of Preferred Securities owned through each DTC participant as of the relevant Record Date or the number of restricted Series 4 preferred securities exchanged for exchange Series 4 Preferred Securities on the Exchange Settlement Date and (2) the outstanding number of such securities on which cash distributions, OID income or exchange income was paid net of Spanish withholding tax on the relevant Payment Date or Exchange Settlement Date.

3.     Early Redemption of the Preferred Securities

In the case of early redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article III of Annex A will be made available to investors. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such early redemption.

B.           Payment Procedures

1.     Upon receipt of the relevant Tax Certificates, Exchange Income Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in part A. of this Article III, the Issuer will review Government Tax Residency Certificates together with related documentation (if any) and confirm the related payments no later than the 18th calendar day of the month following the relevant Distribution Payment Date or Exchange Settlement Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

2.     On the 19th calendar day of the month following the relevant Distribution Payment Date or Exchange Settlement Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), the Issuer will make payments equal to the amounts initially withheld from DTC participants complying with the Quick Refund Procedure (net of the costs, if any associated with Exchange Withholding Tax Sales) to the Paying Agent, and the Paying Agent shall, within one New York Business Day of such date, transfer such payments to DTC participants directly for the benefit of beneficial owners.

NOTE: For the avoidance of doubt, beneficial owners shall only be entitled to receive cash refunds in connection with these Quick Refund Procedures, and nothing contained in this Article III of Annex A shall be interpreted as entitling beneficial owners to receive exchange Series 4 preferred securities in connection therewith.

ANNEX B

FORMS OF REQUIRED SPANISH WITHHOLDING TAX DOCUMENTATION AND PROCEDURES
FOR DIRECT REFUND FROM SPANISH TAX AUTHORITIES

Article I

Documentation Required by Spanish Tax Law pursuant to the Relief at Source Procedure

1.                 If the holder of a certificated restricted Series 4 preferred security or exchange Series 4 preferred security is not resident in Spain for tax purposes and acts for its own account and is a central bank, other public institution or international organization, a bank or credit institution or a financial entity, including collective investment institutions, pension funds and insurance entities, resident in an OECD country (including the United States) or in a country with which Spain has entered into a double tax treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”), the entity in question must certify its name and tax residency substantially in the manner provided in Exhibit I to this Annex.

2.                 In the case of transactions in which a Qualified Institution which is a holder of certificated restricted Series 4 preferred securities or exchange Series 4 preferred securities acts as intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and tax residency of each beneficial owner not resident in Spain for tax purposes nor in a tax haven as of the Distribution Record Date or the Exchange Offer Expiry Date, as the case may be, substantially in the manner provided in Exhibit II to this Annex.

3.                 In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participant) must, in accordance with the information contained in its own records, certify the name and tax residency of each beneficial owner not resident in Spain for tax purposes nor in a tax haven as of the Distribution Record Date or the Exchange Expiry Date, as the case may be, substantially in the manner provided in Exhibit II to this Annex.

4.                 If the beneficial owner is resident in Spain for tax purposes and is subject to Spanish Corporation Tax, the entities listed in paragraphs (2) or (3) above (such as DTC participants which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the CUSIP or ISIN code of the Preferred securities, the beneficial interest in the restricted Series 4 preferred securities or exchange Series 4 preferred securities held at each Distribution Record Date or the Exchange Offer Expiry Date, as the case may be, gross income and amount withheld, substantially in the form set out in Exhibit III to this Annex.

5.                 In the case of beneficial owners who do not hold their interests in the restricted Series 4 preferred securities or exchange Series 4 preferred securities through Qualified Institutions or whose holdings are not channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the beneficial owner must submit (i) proof of beneficial ownership and (ii) a certificate of residency issued by the tax authorities of the country of residency of such beneficial owner (a “Government Tax Residency Certificate”).

B-1

Article II

Direct Refund from Spanish Tax Authorities Procedure

1.                 Beneficial owners entitled to exemption from Spanish withholding tax who have not timely followed either the “Relief at Source Procedure” procedure set forth in Article I or II of Annex A or the “Quick Refund Procedure” set forth in Article III of Annex A, and therefore have been subject to Spanish withholding tax, may request a full refund of the amount that has been withheld directly from the Spanish tax authorities.

2.                 Beneficial owners have up to the time period allowed pursuant to Spanish law (currently, a maximum of four years as of the relevant Distribution Record Date or the Exchange Offer Expiry Date, as the case may be) to claim the amount withheld from the Spanish Treasury by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a certificate of residence issued by the tax authorities of its country of residence (from the IRS in the case of U.S. resident beneficial owners).

B-2

EXHIBIT I

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta propia
Form of Certificate for Own Account Investments
(nombre) (name)
(domicilio) (address)
(TIN) (tax identification number)
(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 12.3.a) del Real Decreto 2281/1998,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 12.3.a) of Royal Decree 2281/1998,
CERTIFICO:
I CERTIFY:
1. Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de(normativa que lo regula)
under (governing rules).
Todo ello en relación con:
All the above in relation to:
Identificación de los valores poseidos por cuenta propia
Identification of securities held on own account:
Importe de los rendimientos

1

Amount of income
Lo que certifico en a de de 20
I certify the above in [location] on the [day] of [month] of [year]

2

EXHIBIT II

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta ajena
Form of Certificate for Third Party Investments
(nombre) (name)
(domicilio) (address)
(TIN) (tax identification number)
(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectosprevistos en el artículo 12.3.b) y c) del Real Decreto 2281/1998,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 12.3.b) and c) of Royal Decree 2281/1998,
CERTIFICO:
I CERTIFY:
1. Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).
5.                 Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España o en los países o territorios que tienen en España la consideración de paraíso fiscal de acuerdo con las normas reglamentarias en vigor.

That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including the names of all the non-resident holders, their country of residence and the amounts and the relevant amounts is accurate, and does not include person(s) or institution(s) resident either in Spain or in tax haven countries or

1

territories as defined under Spanish applicable regulations.
Lo que certifico en a de de 20
I certify the above in [location] on the [day] of [month] of [year]
RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:
Identificación de los valores:
Identification of the securities
Listado de titulares:
List of beneficial owners:
Nombre/País de residencia/Importe de los rendimientos
Name/Country of residence/Amount of income

2

EXHIBIT III

[English translation provided for informational purposes only]

Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de No Residentes

Certificate for application of the exemption on withholding to Spanish corporate income taxpayers and to permanent establishments of non-resident income taxpayers
(nombre) (name)
(domicilio) (address)
(TIN) (tax identification number)
(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59.s) del Real Decreto 1777/2004,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 59.s) of Royal Decree 1777/2004,
CERTIFICO:
I CERTIFY:
1. Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).
5.                 Que, a través de la Entidad que represento, los titulares incluidos en la relacion adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España de sujetos pasivos del Impuesto sobre la Renta de no Residentes, son perceptores de los rendimientos indicados.

That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax payers and permanent establishments in Spain of Non-Resident Income Tax taxpayers, and are recipients of the

1

referred income.
6. Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificaciôn fiscal de los titulares incluidos en la relación.
That the Entity I represent keeps, at the disposal of the Issuer, a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.
Lo que certifico en a de de 20
I certify the above in [location] on the [day] of [month] of [year]
RELACION ADJUNTA:
TO BE ATTACHED:
Identificación de los valores:
Identification of the securities
Razón social/Domicilio/Número de identificación fiscal/Número de valores/Rendimientos brutos/ Retención al [●]%
Name/Domicile/Fiscal Identification Number/Number of securities/Gross income/Amount withheld at the applicable rate.

2

ANNEX C

Annual Report of Banco Santander Central Hispano, S.A. on Form 20-F for the year ended December 31, 2006

Annex C

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 20-F

(Mark One)

☐	REGISTRATION STATEMENT PURSUANT TO SECTION 12(b)
OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
OR
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2006
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
for the transition period from to
Commission file number 001-12518
☐	SHELL COMPANY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of event requiring this shell company report
BANCO SANTANDER CENTRAL HISPANO, S.A.
(Exact name of Registrant as specified in its charter)
Kingdom of Spain
(Jurisdiction of incorporation)
Ciudad Grupo Santander
28660 Boadilla del Monte (Madrid), Spain
(address of principal executive offices)

Securities registered or to be registered, pursuant to Section 12(b) of the Act

Name of each exchange
Title of each class	on which registered
American Depositary Shares, each representing the right to receive one Share of Capital Stock of Banco Santander Central Hispano, S.A., par value Euro 0.50 each	New York Stock Exchange
Shares of Capital Stock of Banco Santander Central Hispano, S.A., par value Euro 0.50 each	New York Stock Exchange
Non-cumulative Guaranteed Preferred Stock of Santander Finance Preferred, S.A. Unipersonal, Series 1	New York Stock Exchange
Guarantee of Non-cumulative Guaranteed Preferred Stock of Santander Finance Preferred, S.A. Unipersonal

*
Banco Santander Central Hispano Shares are not listed for trading, but only in connection with the registration of the American Depositary Shares, pursuant to requirements of the New York Stock Exchange.

Securities registered or to be registered pursuant to Section 12(g) of the Act.
None.
(Title of Class)
Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act
None.
(Title of Class)
The number of outstanding shares of each class of Stock of Banco Santander Central Hispano, S.A. at December 31, 2006 was:
Shares par value Euro 0.50 each: 6,254,296,579
The number of outstanding shares of each class of stock of Santander Finance Preferred, S.A. Unipersonal benefiting from a guarantee of Banco Santander Central Hispano, S.A. at December 31, 2006 was:

Non-cumulative Preferred Securities, Series 1 7,600,000
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes ☐       No ☑
If this report is an annual or transition report, indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Yes ☐       No ☑
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☑       No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑       Accelerated filer ☐       Non-accelerated filer ☐
Indicate by check mark which financial statement item the registrant has elected to follow.
Item 17 ☐       Item 18 ☑
If this is an annual report, indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐       No ☑

BANCO SANTANDER CENTRAL HISPANO, S.A.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Accounting Principles
Under Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of July 19, 2002, all companies governed by the law of an EU Member State and whose securities are admitted to trading on a regulated market of any Member State must prepare their consolidated financial statements in conformity with the International Financial Reporting Standards previously adopted by the European Union (“EU-IFRS”). Bank of Spain Circular 4/2004 of December 22, 2004 on Public and Confidential Financial Reporting Rules and Formats (“Circular 4/2004”) requires Spanish credit institutions to adapt their accounting systems to the principles derived from the adoption by the European Union of International Financial Reporting Standards. Therefore, the Group is required to prepare its consolidated financial statements for the year ended December 31, 2006 in conformity with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.
Except where noted otherwise, the financial information contained in this report has been prepared according to the International Financial Reporting Standards as adopted by the European Union required to be applied under Bank of Spain’s Circular 4/2004. Our financial statements for the fiscal year ending December 31, 2005 were the first to be prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and the financial statements for the fiscal year ending December 31, 2004 were restated using the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 standards. Financial information for fiscal years ending on or prior to December 31, 2003, was prepared according to Bank of Spain Circular 4/91 (“previous Spanish GAAP”) and is not comparable with that prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Note 57 to our consolidated financial statements contains a description of the significant differences between these accounting standards, and Note 58 contains a description of significant differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).
We have formatted our financial information according to the classification format for banks used in Spain. We have not reclassified the line items to comply with Article 9 of Regulation S-X. Article 9 is a regulation of the U.S. Securities and Exchange Commission that contains formatting requirements for bank holding company financial statements. We have, however, included summary financial information that reflects the required reclassifications in Note 58 to our consolidated financial statements.
The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 data for 2004 differ from those contained in the statutory consolidated financial statements for that year, as approved at the Annual General Meeting on June 18, 2005, which were prepared in accordance with previous Spanish GAAP.
Additionally, the consolidated income statement data for the years ended December 31, 2004 and 2005 differ from the consolidated income statement data for such periods included in our Annual Report on Form 20-F for the year ended December 31, 2005 due to the reclassification of amounts relating to operations that were discontinued in 2006, such as the life insurance business of Abbey and our holding in Inmobiliaria Urbis, S.L. (See “Item 4. Information on the Company—A. History and development of the company—Principal Capital Expenditures and Divestitures—Acquisitions, Dispositions, Reorganizations”). Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, revenues and expenses of discontinued businesses must be reclassified from each income statement line item to the “Profit from discontinued operations” line item. This presentation requirement came into effect in fiscal year 2006. Prior year financial statements are required to be reclassified for comparison purposes to present the same business as discontinued operations. This change in presentation does not affect “Profit attributed to the Group” (see Note 37 to our consolidated financial statements).
Our auditors, Deloitte, S.L., have audited our consolidated financial statements in respect of the three years ended December 31, 2006, 2005 and 2004 in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. See page F-1 to our consolidated financial statements for the 2006, 2005 and 2004 report prepared by our independent registered public accounting firm.
Acquisition of Abbey National plc
In November 2004, we acquired 100% of the capital of Abbey National plc (“Abbey”). Our acquisition of Abbey was reflected on our financial statements as if the acquisition had occurred on December 31, 2004. Accordingly, Abbey’s assets and liabilities were consolidated into our balance sheet as of December 31, 2004, but Abbey’s results of operations had no impact on our income statement for the year ended December 31, 2004. Therefore, the income statement for the year ended December 31, 2005 is the first to reflect the acquisition of Abbey.
General Information
Our consolidated financial statements are in Euros, which are denoted “euro”, “euros”, EUR or “€” throughout this annual report. Also, throughout this annual report, when we refer to:
“dollars”, US$ or “$”, we mean United States dollars;
“pounds” or “£”, we mean United Kingdom pounds; and
“one billion”, we mean 1,000 million.
When we refer to average balances for a particular period, we mean the average of the month-end balances for that period, unless otherwise noted. We do not believe that monthly averages present trends that are materially different from trends that daily averages would show. We included in interest income any interest payments we received on non-accruing loans if they were received in the period when due. We have not reflected consolidation adjustments in any financial information about our subsidiaries or other units.
When we refer to loans, we mean loans, leases, discounted bills and accounts receivable, unless otherwise noted.

When we refer to impaired assets, we mean impaired loans, securities and other assets to collect.
When we refer to the allowances for credit losses, we mean the specific allowances for credit losses, and unless otherwise noted, the general allowance for credit losses including any allowances for country-risk. See “Item 4. Information on the Company—B. Business Overview—Financial Management and Equity Stakes—Classified Assets—Bank of Spain Allowances for Credit Losses and Country-Risk Requirements”.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This annual report contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding:
•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.
Forward-looking statements may be identified by words such as “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “DCaR,” “ACaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions. We include forward-looking statements in the “Operating and Financial Review and Prospects,” “Information on the Company” and “Qualitative and Quantitative Disclosures About Market Risk” sections. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements.
You should understand that adverse changes in the following important factors, in addition to those discussed in “Key Information—Risk Factors”, “Operating and Financial Review and Prospects,” “Information on the Company” and elsewhere in this annual report, could affect our future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:
Economic and Industry Conditions
•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•	general economic or industry conditions in Spain, the United Kingdom, other European countries, Latin America and the other areas in which we have significant business activities or investments;

•	the effects of a decline in real estate prices, particularly in Spain and the UK;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR/DCaR/ACaR model we use;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•
acquisitions, including our proposed acquisition of certain assets of ABN AMRO Holding N.V. (see Item 4. Information on the Company—A. History and development of the company—Principal Capital Expenditures and Divestitures—Acquisitions, Dispostions, Reorganizations—Recent Events—ABN AMRO Holding N.V. (“ABN AMRO”)), or restructurings;

•	changes in demographics, consumer spending or saving habits; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors
•	political stability in Spain, the United Kingdom, other European countries and Latin America; and

•	changes in Spanish, UK, EU or foreign laws, regulations or taxes.
Transaction and Commercial Factors
•
our ability to integrate successfully our acquisitions and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while we integrate these acquisitions; and

•	the outcome of our negotiations with business partners and governments.
Operating Factors
•	technical difficulties and the development and use of new technologies by us and our competitors;

•	the impact of changes in the composition of our balance sheet on future net interest income; and

•	potential losses associated with an increase in the level of substandard loans or non-performance by counterparties to other types of financial instruments.
The forward-looking statements contained in this annual report speak only as of the date of this annual report. We do not undertake to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

PART I
Item 1. Identity of Directors, Senior Management and Advisers
A. Directors and Senior Management.
Not applicable.
B. Advisers.
Not applicable.
C. Auditors.
Not applicable.
Item 2. Offer Statistics and Expected Timetable
A. Offer Statistics.
Not applicable.
B. Method and Expected Timetable.
Not applicable.
Item 3. Key Information
A. Selected financial data.
Selected Consolidated Financial Information
We have selected the following financial information from our consolidated financial statements. You should read this information in connection with, and it is qualified in its entirety by reference to, our consolidated financial statements.
Except where noted otherwise, the financial information contained in this report has been prepared according to the International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”) required to be applied under Bank of Spain’s Circular 4/2004. Our financial statements for the fiscal year ending December 31, 2005 were the first to be prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and the financial statements for the fiscal year ending December 31, 2004 were restated using the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Financial information for fiscal years ending on or prior to December 31, 2003 was prepared according to Bank of Spain Circular 4/91 (“previous Spanish GAAP”) and is not comparable with that prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Note 57 to our consolidated financial statements contains a description of the significant differences between these accounting standards, and Note 58 contains a description of significant differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP. In addition, our financial information is presented according to the classification format for banks used in Spain.
In the F-pages of this Form 20-F, audited financial statements for the years 2006, 2005 and 2004 are presented. Audited financial statements for the years 2003 and 2002 are not included in this document, but they can be found in our previous annual reports on Form 20-F.
In November 2004, we acquired 100% of the capital of Abbey. Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, our acquisition of Abbey was reflected on our financial statements as if the acquisition had occurred on December 31, 2004. Accordingly, Abbey’s assets and liabilities were consolidated into our balance sheet as of December 31, 2004, but Abbey’s results of operations had no impact on our income statement for the year ended December 31, 2004. Therefore, the income statement for the year ended December 31, 2005 is the first to reflect the acquisition of Abbey.

The consolidated income statement data for the years ended December 31, 2004 and 2005 differ from the consolidated income statement data for such periods included in our Annual Report on Form 20-F for the year ended December 31, 2005 due to the reclassification of amounts relating to operations that were discontinued in 2006, such as the sale of the life insurance business of Abbey and the sale of our holding in Inmobiliaria Urbis, S.L. (See “Item 4. Information on the Company—A. History and development of the company—Principle Capital Expenditures and Divestitures—Acquisitions, Dispositions, Reorganizations”). Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, revenues and expenses of discontinued businesses must be reclassified from each income statement line item to the “Profit from discontinued operations” line item. This presentation requirement came into effect in fiscal year 2006. Prior year financial statements are required to be reclassified for comparison purposes to present the same business as discontinued operations. This change in presentation does not affect “Profit attributed to the Group” (see Note 37 to our consolidated financial statements).

Consolidated Income Statement Data	Year Ended December 31,
	2004	2005	2006
	(in thousands of euros, except percentages and per share data)

Interest and similar income	17,444,350	33,098,866	36,840,896
Interest expense and similar charges	(10,271,884)	(22,764,963)	(24,757,133)
Income from equity instruments	389,038	335,576	404,038

Net interest income	7,561,504	10,669,479	12,487,801
Share of results from entities accounted for by the equity method	449,036	619,157	426,921
Net fees and commissions (1)	4,727,232	6,256,312	7,223,264
Insurance activity income	161,374	226,677	297,851
Gains on financial transactions (2)	1,099,795	1,561,510	2,179,537

Gross income	13,998,941	19,333,135	22,615,374
Net income from non-financial activities (3)	118,308	156,178	118,913
Other operating expenses (4)	(61,974)	(89,540)	(119,352)
General administrative expenses	(6,790,485)	(9,473,116)	(10,095,417)
Personnel	(4,296,171)	(5,675,740)	(6,045,447)
Other general and administrative expenses	(2,494,314)	(3,797,376)	(4,049,970)
Depreciation and amortization	(834,112)	(1,017,335)	(1,150,770)

Net operating income	6,430,678	8,909,322	11,368,748
Impairment losses (net)	(1,847,294)	(1,801,964)	(2,550,459)
Net gains on disposal of investments in associates (5)	30,891	1,298,935	271,961
Net results on other disposals, provisions, and other income (6)	(227,002)	(606,618)	59,767

Profit before tax	4,387,273	7,799,675	9,150,017
Income tax	(525,824)	(1,274,738)	(2,293,638)

Profit from continuing operations	3,861,449	6,524,937	6,856,379
Profit from discontinued operations	134,785	224,833	1,389,374

Consolidated profit for the year	3,996,234	6,749,770	8,245,753
Profit attributed to minority interests	390,364	529,666	649,806

Profit attributed to the Group	3,605,870	6,220,104	7,595,947

Per Share Information:
Average number of shares (thousands) (7)	4,950,498	6,240,611	6,248,376
Basic earnings per share (in euros)	0.7284	0.9967	1.2157
Basic earnings per share — continued operations (in euros)	0.7122	0.9735	1.0271
Diluted earnings per share (in euros)	0.7271	0.9930	1.2091
Dividends paid (in euros)	0.33	0.42	0.52
Dividends paid (in US$)	0.39	0.49	0.65

Consolidated Balance Sheet Data:	Year Ended December 31,
	2004	2005	2006
	(in thousands of euros, except percentages and per share data)
Total assets	664,486,300	809,106,914	833,872,715
Loans and advances to credit institutions (8)	58,379,774	59,773,022	60,174,538
Loans and advances to customers (net) (8)	369,350,064	435,828,795	523,345,864
Investment Securities (9)	138,753,764	203,938,360	136,760,433
Investments: Associates	3,747,564	3,031,482	5,006,109

Liabilities
Deposits from central banks and credit institutions (10)	83,750,339	148,622,407	113,035,937
Customer deposits (10)	283,211,616	305,765,280	331,222,601
Debt securities (10)	113,838,603	148,840,346	204,069,390

Capitalization
Guaranteed Subordinated debt excluding preferred securities (11)	9,369,939	8,973,699	11,186,480
Secured Subordinated debt	508,039	–	–
Other Subordinated debt	12,300,179	13,016,989	12,399,771
Preferred securities (11)	5,292,016	6,772,768	6,836,570
Preferred shares (11)	2,124,222	1,308,847	668,328
Minority interest (including net income of the period)	2,085,316	2,848,223	2,220,743
Stockholders’ equity (12)	34,414,942	39,778,476	44,851,559
Total capitalization	66,094,652	72,699,002	78,163,451
Stockholders’ Equity per Share (12)	6.95	6.37	7.18

Other managed funds
Mutual funds	97,837,724	109,480,095	119,838,418
Pension funds	21,678,522	28,619,183	29,450,103
Managed portfolio	8,998,388	14,746,329	17,835,031
Total other managed funds	128,514,634	152,845,607	167,123,552

Consolidated Ratios
Profitability Ratios:
Net Yield (13)	2.21%	1.68%	1.67%
Efficiency ratio (14)	52.76%	52.82%	48.53%
Return on average total assets (ROA)	1.01%	0.91%	1.00%
Return on average stockholders’ equity (ROE)	19.74%	19.86%	21.39%
Capital Ratio:
Average stockholders’ equity to average total assets	4.62%	4.24%	4.36%
Ratio of earnings to fixed charges (15)
Excluding interest on deposits	1.90%	1.82%	1.77%
Including interest on deposits	1.39%	1.31%	1.35%

Credit Quality Data
Allowances for impaired assets (excluding country risk)	6,813,354	7,902,225	8,626,937
Allowances for impaired assets as a percentage of total loans	1.81%	1.78%	1.62%
Impaired assets (16)	4,114,691	4,341,500	4,607,547
Impaired assets as a percentage of total loans	1.09%	0.98%	0.87%
Allowances for impaired assets as a percentage of impaired assets	165.59%	182.02%	187.23%
Net loan charge-offs as a percentage of total loans	0.16%	0.23%	0.34%

(1)	Equals “Fee and commission income” less “Fee and commission expense” as stated in our consolidated financial statements.

(2)	Equals the sum of “Gains/losses on financial assets and liabilities (net)” and “Exchange differences (net)” as stated in our consolidated financial statements.

(3)	Equals the sum of “Sales and income from the provision of non-financial services” and “Cost of sales” as stated in our consolidated financial statements.

(4)	Equals the sum of “Other operating income” and “Other operating expenses” as stated in our consolidated financial statements.

(5)	Equals the sum of “Other gains: Gains on disposal of investments in associates” and “Other losses: Losses on disposal of investments in associates” as stated in our consolidated financial statements.

(6)
Includes “Provisions (net)”, “Finance income from non-financial activities”, “Finance expense from non-financial activities”, “Other gains: Gains on disposal of tangible assets”, “Other gains: Other”, “Other losses: Losses on disposal of tangible assets” and “Other losses: Other” as stated in our consolidated financial statements.

(7)	Average number of shares have been calculated on the basis of the weighted average number of shares outstanding in the relevant year, net of treasury stock.

(8)
Equals the sum of the amounts included under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss” and “Loans and receivables” as stated in our consolidated financial statements.

(9)
Equals the amounts included as “Debt instruments” and “Other equity instruments” under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss”, “Available-for-sale financial assets” and “Loans and receivables” as stated in our consolidated financial statements.

(10)
Equals the sum of the amounts included under the headings “Financial liabilities held for trading”, “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at amortized cost” included in Notes 20, 21 and 22 to our consolidated financial statements.

(11)	In our consolidated financial statements preferred securities are included under “Subordinated liabilities” and preferred shares are stated as “Equity having the substance of a financial liability”.

(12)
Equals the sum of the amounts included at the end of each year as “Own funds” and “Valuation adjustments” as stated in our consolidated financial statements. We have deducted the book value of treasury stock from stockholders’ equity.

(13)
Net yield is the total of net interest income (including dividends on equity securities) divided by average earning assets. See “Item 4 Information on the Company—B. Business Overview—Financial Management and Equity Stakes—Assets—Earning Assets—Yield Spread”.

(14)
Efficiency ratio equals the sum of “General administrative expenses from financial activities”, “Depreciation and amortization costs” less “Offsetting fees” (see Note 48 to our consolidated financial statements), divided by the sum of “Gross income” and “Net income from non-financial activities” less “General administrative expenses from non-financial activities”.

(15)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on preferred shares.

(16)
Impaired assets reflect Bank of Spain classifications. Such classifications differ from the classifications applied by U.S. banks in reporting loans as non-accrual, past due, restructured and potential problem loans. See “Item 4. Information on the Company—B. Business Overview—Financial Management and Equity Stakes—Classified Assets—Bank of Spain Classification Requirements”.

The following table shows net income, stockholders’ equity, total assets and certain ratios on a U.S. GAAP basis.

	Year Ended December 31,
U.S. GAAP	2002	2003	2004	2005	2006
	(in thousands of euros, except ratios and per share data)

Net income (1)	2,286,959	2,264,332	3,940,866	6,318,460	7,414,571
Of which:
Continuing operations	2,286,959	2,264,332	3,860,818	6,173,425	6,395,747
Discontinued operations	—	—	80,048	145,035	1,018,824
Stockholders’ equity (1)(2)	23,114,475	25,093,234	38,671,623	43,784,335	48,703,540
Total assets	321,804,691	350,662,064	604,084,270	845,345,463	841,939,558
Basic earnings per share (3)	0.48	0.47	0.80	1.01	1.19
Basic earnings per share — continued operations	0.48	0.47	0.78	0.99	1.02
Stockholders’ equity per share (2)(3)	4.89	5.26	7.78	7.02	7.79
Ratio of earnings to fixed charges: (4)
Excluding interest on deposits	1.61	1.79	1.92	1.85	1.78
Including interest on deposits	1.22	1.30	1.38	1.32	1.35
Ratio of earnings to combined fixed charges and preferred stock dividends: (5)
Excluding interest on deposits	1.49	1.64	1.92	1.83	1.76
Including interest on deposits	1.18	1.26	1.38	1.32	1.35

(1)
For information concerning reconciliation between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP and a discussion of the significant U.S. GAAP adjustments to net income and stockholders’ equity, see Note 58 to our consolidated financial statements.

(2)	As of the end of each period. The book value of our treasury stock has been deducted from stockholders’ equity.

(3)	Per share data have been calculated on the basis of the weighted average number of our shares outstanding in the relevant year, including treasury stock.

(4)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests, plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor.

(5)
For the  purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income from continuing operations before taxation and minority interest, plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, preferred stock dividend requirements (corresponding to minority interest participation and, accordingly, not eliminated in consolidation), and the proportion of rental expense deemed representative of the interest factor. Preferred stock dividends for any year represent the amount of pre-tax earnings required to pay dividends on preferred stock outstanding during such year. Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 all payments from preferred securities are accounted for as interest expenses and consequently this ratio is not necessary. (For details of the different accounting treatment given to preferred securities under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S.GAAP see Notes 58.2, 58.5 and 58.6 to our consolidated financial statements).

Exchange Rates
Fluctuations in the exchange rate between euros and dollars have affected the dollar equivalent of the share prices on Spanish Stock Exchanges and, as a result, are likely to affect the dollar market price of our American Depositary Shares, or ADSs, in the United States. In addition, dividends paid to the depositary of the ADSs are denominated in euros and fluctuations in the exchange rate affect the dollar conversion by the depositary of cash dividends paid on the shares to the holders of the ADSs. Fluctuations in the exchange rate of euros against other currencies may also affect the euro value of our non-euro denominated assets, liabilities, earnings and expenses.

The following tables set forth, for the periods and dates indicated, certain information concerning the exchange rate for euros and dollars (expressed in dollars per euro), based on the Noon Buying Rate as announced by the Federal Reserve Bank of New York for the dates and periods indicated.

	Rate During Period
	Period End	Average Rate(1)
Calendar Period	($)	($)
2002	1.0485	0.9495
2003	1.2597	1.411
2004	1.3538	1.2478
2005	1.1842	1.2449
2006	1.3197	1.2661

(1)	The average of the Noon Buying Rates for euros on the last day of each month during the period.

	Rate During Period
Last six months	High $	Low $
2006
December	1.3327	1.3073
2007
January	1.3286	1.2904
February	1.3246	1.2933
March	1.3374	1.3094
April	1.3660	1.3363
May	1.3616	1.3419
June (through June 28, 2007)	1.3526	1.3295
On June 28, 2007, the exchange rate for euros and dollars (expressed in dollars per euro), based on the Noon Buying Rate, was $1.3466.
For a discussion of the accounting principles used in translation of foreign currency-denominated assets and liabilities to euros, see Note 2(a) of our consolidated financial statements.
B. Capitalization and indebtedness.
Not Applicable.
C. Reasons for the offer and use of proceeds.
Not Applicable.
D. Risk factors.
Risks Relating to Our Operations
Since our loan portfolio is concentrated in Continental Europe, the United Kingdom and Latin America, adverse changes affecting the Continental European, the United Kingdom or certain Latin American economies could adversely affect our financial condition.
Our loan portfolio is mainly concentrated in Continental Europe (in particular, Spain), the United Kingdom and Latin America. At December 31, 2006, Continental Europe accounted for approximately 52% of our total loan portfolio (Spain accounted for 39% of our total loan portfolio), while the United Kingdom and Latin America accounted for 36% and 12%, respectively. Therefore, adverse changes affecting the economies of Continental Europe (in particular Spain), the United Kingdom or the Latin American countries where we operate would likely have a significant adverse impact on our loan portfolio and, as a result, on our financial condition, cash flows and results of operations. See “Item 4. Information on the Company—B. Business Overview.”
Some of our business is cyclical and our income may decrease when demand for certain products or services is in a down cycle.
The level of income we derive from certain of our products and services depends on the strength of the economies in the regions where we operate and certain market trends prevailing in those areas. Therefore, negative cycles may adversely affect our income in the future.

Since our principal source of funds is short term deposits, a sudden shortage of these funds could increase our cost of funding.
Historically, our principal source of funds has been customer deposits (demand, time and notice deposits). At December 31, 2006, 17.6% of these customer deposits are time deposits in amounts greater than $100,000. Time deposits have represented 46.9%, 43.5% and 44.2% of total customer deposits at the end of 2004, 2005 and 2006, respectively. Large-denomination time deposits may be a less stable source of deposits than other type of deposits. In addition, since we rely heavily on short-term deposits for our funding, there can be no assurance that we will be able to maintain our levels of funding without incurring higher funding costs or liquidating certain assets.
Risks concerning borrower credit quality and general economic conditions are inherent in our business.
Risks arising from changes in credit quality and the recoverability of loans and amounts due from counterparties are inherent in a wide range of our businesses. Adverse changes in the credit quality of our borrowers and counterparties or a general deterioration in Spanish, United Kingdom, Latin American or global economic conditions, or arising from systemic risks in the financial systems, could reduce the recoverability and value of our assets and require an increase in our level of provisions for credit losses. Deterioration in the economies in which we operate could reduce the profit margins for our banking and financial services businesses.
Increased exposure to real estate makes us more vulnerable to developments in this market.
The decrease in interest rates globally has caused an increase in the demand of mortgage loans in the last few years. This has had repercussions in housing prices, which have also risen significantly. As real estate mortgages are one of our main assets, comprising 51% of our loan portfolio at December 31, 2006, we are currently highly exposed to developments in real estate markets. Further interest rate increases could have a significant negative impact on these payment delinquency rates. An increase in such delinquency rates could have an adverse effect on our business, financial condition and results of operations.
The Group may generate lower revenues from brokerage and other commission- and fee-based businesses.
Market downturns are likely to lead to declines in the volume of transactions that the Group executes for its customers and, therefore, to declines in the Group’s non-interest revenues. In addition, because the fees that the Group charges for managing its clients’ portfolios are in many cases based on the value or performance of those portfolios, a market downturn that reduces the value of the Group’s clients’ portfolios or increases the amount of withdrawals would reduce the revenues the Group receives from its asset management and private banking and custody businesses.
Even in the absence of a market downturn, below-market performance by the Group’s mutual funds may result in increased withdrawals and reduced inflows, which would reduce the revenue the Group receives from its asset management business.
Market risks associated with fluctuations in bond and equity prices and other market factors are inherent in the Group’s business. Protracted market declines can reduce liquidity in the markets, making it harder to sell assets and leading to material losses.
The performance of financial markets may cause changes in the value of the Group’s investment and trading portfolios. In some of the Group’s business, protracted adverse market movements, particularly asset price decline, can reduce the level of activity in the market or reduce market liquidity. These developments can lead to material losses if the Group cannot close out deteriorating positions in a timely way. This may especially be the case for assets of the Group for which there are not very liquid markets to begin with. Assets that are not traded on stock exchanges or other public trading markets, such as derivative contracts between banks, may have values that the Group calculates using models other than publicly quoted prices. Monitoring the deterioration of prices of assets like these is difficult and could lead to losses that the Group did not anticipate.
Despite the Group’s risk management policies, procedures and methods, the Group may nonetheless be exposed to unidentified or unanticipated risks.
The Group’s risk management techniques and strategies may not be fully effective in mitigating the Group’s risk exposure in all economic market environments or against all types of risk, including risks that the Group fails to identify or anticipate. Some of the Group’s qualitative tools and metrics for managing risk are based upon the Group’s use of observed historical market behavior. The Group applies statistical and other tools to these observations to arrive at quantifications of its risk exposures. These tools and metrics may fail to predict future risk exposures. These risk exposures could, for example, arise from factors the Group did not anticipate or correctly evaluate in its statistical models. This would limit the Group’s ability to manage its risks. The Group’s losses thus could be significantly greater than the historical measures indicate. In addition, the Group’s quantified modeling does not take all risks into account. The Group’s more qualitative approach to managing those risks could prove insufficient, exposing it to material unanticipated losses. If existing or potential customers believe the Group’s risk management is inadequate, they could take their business elsewhere. This could harm the Group’s reputation as well as its revenues and profits.

Our recent and future acquisitions may not be successful and may be disruptive to our business.
We have historically acquired controlling interests in various companies, and have engaged in other strategic partnerships. Additionally, we may consider other strategic acquisitions and partnerships from time to time. There can be no assurances that we will be successful in our plans regarding the operation of future acquisitions and strategic partnerships.
We can give you no assurance that our acquisition and partnership activities will perform in accordance with our expectations. We base our assessment of potential acquisitions and partnerships on limited and potentially inexact information and on assumptions with respect to operations, profitability and other matters that may prove to be incorrect. We can give no assurance that our expectations with regards to integration and synergies will materialize.
Increased competition in the countries where we operate may adversely affect our growth prospects and operations.
Most of the financial systems in which we operate are highly competitive. Recent financial sector reforms in the markets in which we operate have increased competition among both local and foreign financial institutions, and we believe that this trend will continue. In particular, price competition in Europe and Latin America has increased recently. Our success in the European and Latin American markets will depend on our ability to remain competitive with other financial institutions. In addition, there has been a trend towards consolidation in the banking industry, which has created larger and stronger banks with which we must now compete. There can be no assurance that this increased competition will not adversely affect our growth prospects, and therefore our operations. We also face competition from non-bank competitors, such as brokerage companies, department stores (for some credit products), leasing companies and factoring companies, mutual fund and pension fund management companies and insurance companies.
Volatility in interest rates may negatively affect our net interest income and increase our non-performing loan portfolio.
Changes in market interest rates could affect the interest rates charged on interest-earning assets differently than the interest rates paid on interest-bearing liabilities. This difference could result in an increase in interest expense relative to interest income leading to a reduction in our net interest income. Income from treasury operations is particularly vulnerable to interest rate volatility. Since the majority of our loan portfolio reprices in less than one year, rising interest rates may also bring about an increasing non-performing loan portfolio. Interest rates are highly sensitive to many factors beyond our control, including deregulation of the financial sector, monetary policies, domestic and international economic and political conditions and other factors.
Foreign exchange rate fluctuations may negatively affect our earnings and the value of our assets and shares.
Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the price of our securities on the stock exchanges in which our shares and ADRs are traded. These fluctuations will also affect the conversion to U.S. dollars of cash dividends paid in euros on our ADSs.
In the ordinary course of our business, we have a percentage of our assets and liabilities denominated in currencies other than the euro. Fluctuations in the value of the euro against other currencies may adversely affect our profitability. For example, the appreciation of the euro against some Latin American currencies and the U.S. dollar will depress earnings from our Latin American operations, and the appreciation of the euro against the sterling will depress earnings from our UK operations. Additionally, while most of the governments of the countries in which we operate have not imposed prohibitions on the repatriation of dividends, capital investment or other distributions, no assurance can be given that these governments will not institute restrictive exchange control policies in the future. Moreover, fluctuations among the currencies in which our shares and ADRs trade could reduce the value of your investment.

Changes in the regulatory framework in the jurisdictions where we operate could adversely affect our business.
A number of banking regulations designed to maintain the safety and soundness of banks and limit their exposure to risk apply in the different jurisdictions in which our subsidiaries operate. Changes in regulations, which are beyond our control, may have a material effect on our business and operations. As some of the banking laws and regulations have been recently adopted, the manner in which those laws and related regulations are applied to the operations of financial institutions is still evolving. Moreover, no assurance can be given generally that laws or regulations will be adopted, enforced or interpreted in a manner that will not have an adverse affect on our business.
Operational risks are inherent in our business.
Our businesses depend on the ability to process a large number of transactions efficiently and accurately. Losses can result from inadequate personnel, inadequate or failed internal control processes and systems, or from external events that interrupt normal business operations. We also face the risk that the design of our controls and procedures prove to be inadequate or are circumvented. We have suffered losses from operational risk in the past and there can be no assurance that we will not suffer material losses from operational risk in the future.
Different disclosure and accounting principles between Spain and the U.S. may provide you with different or less information about us than you expect.
There may be less publicly available information about us than is regularly published about companies in the United States. While we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the disclosure required from foreign private issuers under the Exchange Act is more limited than the disclosure required from U.S. issuers. Additionally, we present our financial statements under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 which differs from U.S. GAAP. See Note 58 to our consolidated financial statements.
We are exposed to risk of loss from legal and regulatory proceedings.
The Group and its subsidiaries are the subject of a number of legal proceedings and regulatory actions. An adverse result in one or more of these proceedings could have a material adverse effect on our operating results for any particular period. For information relating to the legal proceedings involving our businesses, see “Item 8. Financial Information – A. Consolidated statements and other financial information – Legal proceedings”.
Credit, market and liquidity risks, may have an adverse effect on our credit ratings and our cost of funds.
Any downgrade in our ratings could increase our borrowing costs, limit our access to capital markets and adversely affect the ability of our business to sell or market their products, engage in business transactions – particularly longer-term and derivatives transactions- and retain our customers. This, in turn, could reduce our liquidity and have an adverse effect on our operating results and financial condition.
Our Latin American subsidiaries’ growth, asset quality and profitability may be adversely affected by volatile macroeconomic conditions.
The economies of the 8 Latin American countries where we operate have experienced significant volatility in recent decades, characterized, in some cases, by slow or regressive growth, declining investment and hyperinflation. This volatility has resulted in fluctuations in the levels of deposits and in the relative economic strength of various segments of the economies to which we lend. Latin American banking activities (including Retail Banking, Global Wholesale Banking, Asset Management and Private Banking) accounted for €2,287 million of our profit attributed to the Group for the year ended December 31, 2006 (an increase of 29% from €1,779 million for the year ended December 31, 2005). Negative and fluctuating economic conditions, such as a changing interest rate environment, impact our profitability by causing lending margins to decrease and leading to decreased demand for higher margin products and services.
No assurance can be given that our Latin American subsidiaries’ growth, asset quality and profitability will not be affected by volatile macroeconomic conditions in the Latin American countries in which we operate.

Our Venezuelan subsidiary is exposed to the risk of potential nationalization.
Several recent political developments in Venezuela present an increased risk that the Venezuelan government could nationalize or otherwise seek to intervene in the operations of our Venezuelan subsidiary, which could negatively affect our operations in Venezuela.
Significant competition in some Latin American countries could intensify price competition and limit our ability to increase our market share in those markets.
Because some of the Latin American countries in which we operate (i) only raise limited regulatory barriers to market entry, (ii) generally do not make any differentiation between locally or foreign-owned banks, (iii) have permitted consolidation of their banks, and (iv) do not restrict capital movements, we face significant competition in Latin America from both domestic and foreign commercial and investment banks.
Latin American economies can be directly and negatively affected by adverse developments in other countries.
Financial and securities markets in Latin American countries where we operate are, to varying degrees, influenced by economic and market conditions in other countries in Latin America and beyond. Negative developments in the economy or securities markets in one country, particularly in an emerging market, may have a negative impact on other emerging market economies. These developments may adversely affect the business, financial condition and operating results of our subsidiaries in Latin America.
Item 4. Information on the Company
A. History and development of the company
Introduction
Banco Santander Central Hispano, S.A. (“Santander” or “the Bank”) is the parent bank of Grupo Santander. It was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875.
On January 15, 1999, the boards of directors of Banco Santander, S.A. and Banco Central Hispanoamericano, S.A. agreed to merge Banco Central Hispanoamericano, S.A. into Banco Santander, S.A., and to change Banco Santander’s name to Banco Santander Central Hispano, S.A. The shareholders of Banco Santander, S.A. and Banco Central Hispanoamericano, S.A. approved the merger on March 6, 1999, at their respective general meetings. The merger and the name change were registered with the Mercantile Registry of Santander, Spain, by the filing of a merger deed. Effective April 17, 1999, Banco Central Hispanoamericano, S.A. shares were extinguished by operation of law and Banco Central Hispanoamericano, S.A. shareholders received new Banco Santander shares at a ratio of three shares of Banco Santander, S.A. for every five shares of Banco Central Hispanoamericano, S.A. formerly held. On the same day, Banco Santander, S.A. changed its legal name to Banco Santander Central Hispano, S.A.
The General Shareholders’ Meeting held on June 23, 2007 approved the proposal to amend the first paragraph of Article 1 of our By-laws in order to change the current name of the Bank to Banco Santander, S.A.
The amendments to our By-laws approved by the June 23, 2007 General Shareholders’ Meeting are still pending registration in the office of the Mercantile Registry of Santander.
We are incorporated under, and governed by the laws of the Kingdom of Spain. We conduct business under the commercial name “Grupo Santander”. Our corporate offices are located in Ciudad Grupo Santander, Avda. de Cantabria s/n, 28660 Boadilla del Monte (Madrid), Spain. Telephone: (011) 34-91-259-6520.
Principal Capital Expenditures and Divestitures
Acquisitions, Dispositions, Reorganizations
The principal holdings acquired by us in 2004, 2005 and 2006 and other significant corporate transactions were as follows:
Drive Consumer USA Inc. (formerly, Drive Financial Services LP) (“Drive”). On September 25, 2006, we reached an agreement to acquire 90% of Drive in the U.S.A. for $637 million in cash, representing a multiple of 6.8 times the estimated earnings for 2006. The operation was closed during 2006 and generated goodwill of $544 million.

Under the agreement, the total purchase price paid by Santander could increase by a maximum of $175 million, if Drive meets certain earning targets in 2007 and 2008.
Drive is one of the leading auto financing companies in the “subprime” customer segment in the United States. Based in Dallas, Texas, it is present in 35 states, with approximately 50% of its activity concentrated in Texas, California, Florida and Georgia. Drive has around 600 employees and its products are distributed through more than 10,000 auto dealer partnerships.
Until our acquisition, 64.5% of Drive was owned by HBOS plc and 35.5% by its management team. Following the acquisition by Santander, the previous Chairman and COO of Drive was designated as Chief Executive Officer, maintaining ownership of 10% of Drive, a percentage on which the parties have signed a series of options which could enable Grupo Santander to buy this 10% between 2009 and 2013 at prices linked to the Drive’s earnings performance.
Abbey Life Insurance Business. On September 1, 2006, Abbey sold its entire life insurance business to Resolution plc (“Resolution”) for a fixed cash consideration of €5.3 billion (£3.6 billion). This represents 97% of the embedded value of the businesses sold as reported by Abbey as of December 31, 2005, and did not generate capital gains for Grupo Santander.
The life insurance businesses sold were Scottish Mutual Assurance plc, Scottish Provident Limited and Abbey National Life plc, as well as the two offshore life insurance companies, Scottish Mutual International plc and Scottish Provident International Life Assurance Limited. Abbey retained its entire branch based investment and asset management business and James Hay, its self-invested personal pension company, and its wrap business.
Separately, in order to provide continuity of product supply and service to its customers, Abbey entered into two distribution agreements with Resolution under which (i) Abbey would distribute through its retail network Abbey-branded life and pensions products created by Resolution; and (ii) Abbey would continue to be the exclusive distributor of Scottish Provident protection products to intermediaries.
In addition, Abbey secured exclusive access to provide retail banking products to Resolution’s five million policyholders.
Approximately 2,000 Abbey employees were transferred to Resolution as part of the transaction. Resolution continues to operate the life operations from the Abbey premises in Glasgow and also maintains the operations in Dublin, the Isle of Man and Hong Kong.
Sovereign Bancorp, Inc. (“Sovereign”). On May 31, 2006, Santander acquired shares of common stock of Sovereign equal to 19.8% of Sovereign’s outstanding shares after giving effect to such purchase. The purchase price was $27 per share, for an aggregate purchase price of $2.4 billion and generated goodwill of $760 million. The proceeds of the sale were used by Sovereign to finance a portion of the $3.6 billion cash purchase price that Sovereign paid to acquire Independence Community Bank Corp. (‘‘Independence’’). Sovereign and Independence together constitute the 18th largest bank in the United States as measured by assets and deposits with a significant presence in the Northeastern United States.
Sovereign’s board of directors elected three Santander designees to its Board of Directors.
Under the Investment Agreement dated October 24, 2005 between Santander and Sovereign, as amended (the ‘‘Investment Agreement’’), Santander had the right to increase its stake to 24.99% of Sovereign’s outstanding shares at market prices but, unless otherwise approved by Sovereign’s shareholders, any such shares purchased had to be placed in a voting trust and voted in proportion to the votes of Sovereign’s shareholders other than Santander and its affiliates. On May 3, 2007, Sovereign’s shareholders approved an amendment to Sovereign’s articles of incorporation that, among other effects, authorizes Santander to vote the shares currently held in the voting trust and any additional Sovereign shares that Santander might acquire in the future. As of May 16, 2007, the voting trust held 23,593,724 Sovereign shares, representing 4.9% of the Sovereign voting shares. Santander and Sovereign took all the necessary steps to terminate the voting trust and transfer the shares held by the trust to Santander and since June 6, 2007, Santander has the right to vote 24.7% of the Sovereign shares. Except with the consent of Sovereign’s board of directors or pursuant to the procedures described below, Santander may not increase its ownership stake in Sovereign to more than 24.99% until the end of the standstill period under the Investment Agreement.

Beginning on June 1, 2008 and until May 31, 2011, Santander will have the option to make an offer to acquire 100% of Sovereign, subject to certain conditions and limitations agreed between the parties. If such an offer is made by Santander and the offer is either the highest or equal to the highest offer resulting from an auction of Sovereign or at least equal to a full and fair price for Sovereign as determined pursuant to a competitive valuation procedure agreed by the parties, the Sovereign board must accept the offer, provided that, during the period from June 1, 2008 through May 31, 2009, any offer made by Santander must be at a price of greater than $38 per share (adjusted from the amount of greater than $40 per share as set forth in the Investment Agreement as a result of a dilution adjustment resulting from a stock dividend paid by Sovereign). Even if the Sovereign board accepts the offer, Santander will not be permitted to complete an acquisition of Sovereign unless a majority of the non-Santander shareholders who vote at the relevant Sovereign shareholder meeting approve the acquisition. In addition, until May 31, 2011, Santander will have a right of first negotiation and a matching right with respect to third party offers to acquire Sovereign. Finally, with certain exceptions, Santander has agreed that, until May 31, 2011, it will not sell or otherwise dispose of its Sovereign shares.
Santander has several options with respect to its investment in Sovereign. Santander can hold its investment in Sovereign indefinitely, after May 31, 2008 seek to acquire 100% of Sovereign or, subject to the terms of the Investment Agreement, sell or otherwise dispose of its investment.
As of December 31, 2006, we had acquired a 24.8% of Sovereign at a cost of $3,029 million. Subject to market conditions and other relevant factors, we expect to increase our ownership stake to 24.99% through open market purchases.
San Paolo – IMI. On December 29, 2006, Grupo Santander announced that it had sold shares representing 4.8% of the share capital of San Paolo-IMI, for a total consideration of €1,585 million. This transaction generated for Santander a capital gain of €705 million. After the transaction, and as of December 31, 2006, Santander held a 3.6% stake in San Paolo – IMI.
Banco Santander Chile. On November 27, 2006 Grupo Santander announced its intention to offer up to 7.23% of Banco Santander Chile’s common stock through a public offering registered with the Securities and Exchange Commission in the United States of America.
Banco Santander Chile is Chile’s largest bank, in terms of total loans and total deposits, and is a key element in Grupo Santander’s strategy in Latin America. Grupo Santander’s current policy is to maintain ownership of at least 75% of Banco Santander Chile’s common stock as part of its long term investment strategy in Latin America.
The public offering was completed in December 2006 and generated gross capital gains for the Group of €270 million.
Fumagalli Soldan. On November 8, 2006, Santander reached an agreement with KBL Group to acquire via its specialized subsidiary, Banif, the Italian private bank, KBL Fumagalli Soldan, a subsidiary of the KBL Group. The deal is valued at €44 million. Fumagalli Soldan has offices in Rome and Milan and has assets under management of €400 million. Santander plans to develop its new acquisition on the Banif model and offer its Italian customers a wider range of banking products and services. Santander already has a consumer credit activity in Italy via Santander Consumer.
Antena 3 de Televisión, S.A. (“Antena 3TV”). On October 25, 2006 Antena 3TV announced a transaction by which it would repurchase a 10% interest in itself held directly or indirectly by Grupo Santander. The transaction, approved at a shareholders general meeting held in November 2006 by Antena 3TV, resulted in the acquisition by Antena 3TV of shares representing 5% of its share capital and its capital reduction through amortization of another 5%, in both cases at a price of €18 per share.
The acquisition was completed before the year end and generated a capital gain of approximately €294 million for Santander.
Merger of Banco Santander Central Hispano, S.A. and Riyal, S.L.(“Riyal”), Lodares Inversiones, S.L. Sociedad Unipersonal (“Lodares”), Somaen-Dos, S.L. Sociedad Unipersonal (“Somaen”), Gessinest Consulting, S.A. Sociedad Unipersonal (“Gessinest”) and Carvasa Inversiones, S.L. Sociedad Unipersonal (“Carvasa”). On October 23, 2006, the Bank held an Extraordinary General Shareholders’ Meeting that approved the merger by absorption of Riyal, Lodares, Somaen, Gessinest and Carvasa, into Banco Santander. As a result, Banco Santander absorbed all of the other five companies mentioned above, which were wholly-owned, directly or indirectly, by Banco Santander. The absorbed companies have been terminated and all of their net corporate assets have been transferred to Banco Santander which has acquired, as universal successor, all of the rights and obligations making up the net assets of the absorbed companies.

Compañía Española de Petróleos, S.A. (“CEPSA”).
In 2003 the Bank launched a takeover bid for up to 42,811,991 Cepsa shares, and the offer was accepted for 32,461,948 shares, representing an investment of €909 million.
Total, S.A. considered that the takeover bid breached historical side agreements between it (or its subsidiary, Elf Aquitaine, S.A.- Elf) and the Bank in relation to Cepsa and, accordingly, filed a request for arbitration at the Netherlands Court of Arbitration.
On April 3, 2006, the partial award rendered by the Arbitral Tribunal which, in the framework of the Netherlands Arbitration Institute, resolved the request for arbitration filed by Total, S.A. against the Bank was notified to the parties. The Tribunal considered that the side agreements contained in the agreements relating to Cepsa between the Bank and Total, S.A. (or its subsidiary, Elf) were rendered invalid by application of Transitional Provision Three of Law 26/2003, of July 17. However, the fact that the Bank launched the aforementioned takeover bid without prior consultation with Total, S.A. caused, in the opinion of the Tribunal, an insurmountable disagreement between the two parties which, in application of the part of the agreements that was not rendered invalid, entitled Total, S.A. to repurchase from the Bank a 4.35% ownership interest in Cepsa at the price established in the agreements.
Also, the aforementioned partial award ordered the dissolution of Somaen-Dos, S.L. (Sole-Shareholder Company), the sole company object of which was the holding of ownership interests in Cepsa, with a view to each shareholder recovering direct ownership of their respective Cepsa shares, in accordance with the agreements entered into between the Bank and Total, S.A. (or its subsidiary, Elf). To this end, on August 2, 2006, Banco Santander Central Hispano, S.A. and Riyal, S.L. entered into two agreements with Elf Aquitaine, S.A. and Odival, S.A., on the one hand, and with Unión Fenosa, S.A., on the other, to enforce the partial award and separate the ownership interests that they each held through Somaen-Dos, S.L.
On October 13, 2006, Elf received notification from the European Commission communicating the authorisation of the share ownership concentration resulting from the acquisition by Elf of shares representing 4.35% of the share capital of Cepsa. Consequently, the Group sold 11,650,893 Cepsa shares to Elf for €53 million. This disposal gave rise to a loss of €158 million which was covered by a provision recognized for this purpose.
Following this transaction, Banco Santander Central Hispano, S.A.’s holding in Cepsa was 29.99% at December 31, 2006.
AFP Unión Vida. On July 25, 2006, Grupo Santander reached an agreement with Banco de Crédito Perú to sell to the latter the Peruvian pension company AFP Unión Vida for an amount, subject to adjustment, of $142 million. The transaction was completed on August 25, 2006 and generated for Santander capital gains of approximately $100 million.
Inmobiliaria Urbis, S.A (“Urbis”). In July 2006, the Group and Construcciones Reyal, S.A.U. (“Reyal”) entered into an agreement whereby Reyal undertook to launch a takeover bid for all the share capital of Urbis, at a price of €26 per share, provided that at least 50.267% of the share capital of Urbis was accepted. The Group undertook to transfer to Reyal all its ownership interest in Urbis and not to accept any competing offers. Upon completion of the terms stipulated by current legislation, on December 15, 2006, the CNMV announced that the takeover bid was valid, since it had been accepted by 96.40% of the shares of Urbis. The transaction was definitively settled on December 21, 2006 and gave rise to pre-tax gains of €1,218 million.
Both Reyal and URBIS are among the largest real estate companies in Spain.
Unifin S.p.A. (“Unifin”). In May 2006 the Group acquired 70% of the Italian consumer finance entity Unifin for €44 million, giving rise to goodwill of €37 million.
Banco Santa Cruz S.A. (“Banco Santa Cruz”). On April 18, 2006 we sold our entire stake in the capital stock of our subsidiary in Bolivia, Banco Santa Cruz.

Island Finance. On January 23, 2006, our subsidiary in Puerto Rico, Santander BanCorp, and Wells Fargo & Company reached an agreement through which we would acquire the assets and business operations in Puerto Rico of Island Finance, a consumer finance company, from Wells Fargo for $742 million. The transaction was closed in the first quarter of 2006 and generated goodwill of $114 million. Island Finance is the second largest consumer finance company in Puerto Rico and provides consumer financing and mortgages to 205,000 customers through its 70 branches.
Interbanco S.A. (“Interbanco”). On September 14, 2005 we reached an agreement with SAG (Soluções Automóvel Globlais) of Portugal to form an alliance that will conduct consumer and vehicle financing operations in Portugal, as well as operational car leasing in Spain and Portugal. In January 2006, we paid €118 million to acquire 50.001% of Interbanco’s capital stock. As of the closing of this transaction, we combined our consumer and vehicle finance businesses in Portugal with those of SAG through the merger of Interbanco and Hispamer Portugal. We own 60% of the capital stock of the combined company and SAG owns the remaining 40%.
Abbey National plc (“Abbey”). On July 25, 2004, our Board of Directors and the board of directors of Abbey announced that they had reached an agreement on the terms of a recommended acquisition by us of the total ordinary shares of Abbey by means of a scheme of arrangement under the United Kingdom Companies Act.
After the approval of shareholders at the respective shareholders’ meetings of both companies, held in October 2004, and once all conditions of the transaction were met, on November 12, 2004, the acquisition was completed through the delivery of one new share of Santander for every Abbey share. The capital increase amounted to €12,540.9 million, representing 1,485,893,636 new shares of €0.50 par value each and a share premium of €7.94 each.
ELCON Finans A.S. (“Elcon”) and Bankia Bank A.S.A. (“Bankia”). In September 2004, we acquired 100% of the capital stock of Elcon, a leading Norwegian vehicle finance company, for 3.44 billion Norwegian Kroners (approximately €400 million). Subsequently, we agreed to sell Elcon’s equipment leasing and factoring businesses for approximately €160 million. This transaction generated goodwill of €120 million.
In March 2005, we launched a tender offer for Bankia (a Norwegian bank). In May 2005, we acquired 100% of Bankia’s capital stock for a total price of €54 million. This transaction generated goodwill of €45 million.
In December 2005, Elcon and Bankia were merged to form Santander Consumer Bank A.S.
Polskie Towarzystwo Finansowe, S.A. (“PTF”). In February 2004, we acquired 100% of the capital stock of PTF, a Polish consumer finance company (including its credit portfolio) for €524 million, of which €460 million represented the nominal value of the credit portfolio. This transaction generated goodwill of €59 million.
Abfin B.V. (“Abfin”). In September 2004, we acquired Abfin, a Dutch vehicle finance company, for €22 million. This transaction generated goodwill of €1.6 million.
Finconsumo Banca S.p.A. (“Finconsumo”). In 2003, we resolved to acquire the remaining 50% of the capital stock of Finconsumo that we did not own and acquired 20% of such capital stock for €60 million. In January 2004, we acquired the remaining 30% for €80 million, generating goodwill of €55 million.
In May 2006, Finconsumo changed its name to Santander Consumer Bank S.p.A.
Santander Central Hispano Previsión, S.A., de Seguros y Reaseguros (“Previsión”). In 2003, we reached an agreement for the sale of our entire investment in the capital stock of Previsión. Once all regulatory approvals were obtained, we completed the transaction in June 2004 for €162 million.
Grupo Financiero Santander Serfin, S.A. de C.V. (“Serfin”) and Banco Santander Mexicano, S.A.
In December 2002 the Group reached an agreement with Bank of America Corporation whereby the latter acquired 24.9% of Grupo Financiero Santander Serfin, S.A. for $1,600 million (€1,457 million) for which we recognized in 2003 capital gains of €681 million. After this sale, the Group’s ownership interest in the share capital of Grupo Financiero Santander Serfin, S.A. stood at 73.98%.

In June 2004 Grupo Financiero Santander Serfin, S.A. increased capital by €163.4 million, of which we subscribed €122.5 million.
On November 29, 2004, the Annual General Meetings of Banco Santander Mexicano, S.A., Banca Serfin, S.A., Factoring Santander Serfin, S.A. de C.V. and Fonlyser, S.A. de C.V. resolved to merge the three last-mentioned entities into Banco Santander Mexicano, S.A. This merger was effective for accounting purposes from December 31, 2004. In January 2005 the post-merger entity changed its name to Banco Santander Serfin, S.A.
The Royal Bank of Scotland Group, plc. (“RBS”). In 2002 we made a net divestment of 3% of our holding in RBS, giving rise to gains of approximately €806 million. As of December 31, 2002, our ownership interest was 5.04% in RBS.
As of December 31, 2003, following several purchases and sales made during the year, our holding in RBS was 5.05%. The sales gave rise to gains of €217 million.
In May 2004, we subscribed to a capital increase for sterling 150 million, in order to prevent dilution of our holding.
In September 2004, we sold 79 million of our RBS shares, representing 2.51% of our holding, at a capital gain of approximately €472 million. As of December 31, 2004, our ownership interest in RBS was 2.54%.
In January 2005, we sold our entire holding in RBS for €2,007 million at a capital gain of €717 million.
Unión Eléctrica Fenosa, S.A. (“Unión Fenosa”). In 2002, we acquired several holdings in the capital stock of Unión Fenosa for a total amount of €465 million. In 2004, we sold 1% of our holding that as of December 31, 2004, was 22.02%.
In September 2005, we agreed to sell our entire stake in Unión Fenosa, equivalent to 22.07% of its capital stock, to ACS Actividades de Construcción y Servicios, S.A. (ACS) for a price of €2,219 million. As a result of this sale, we realized capital gains of €1,157 million.
Grupo Sacyr-Vallehermoso, S.A. (“Sacyr-Vallehermoso”). In 2002, we divested 24.5% of our holding in Sacyr-Vallehermoso at a capital gain of approximately €301 million.
In 2004, we sold our entire holding in Sacyr-Vallehermoso for €92 million at a capital gain of €47 million.
Vodafone Airtouch plc (“Vodafone”). During 2002, we reduced our stake in Vodafone from 1.53% to 0.97%, realizing capital gains of €274 million. In 2003, we sold 0.67% of our holding, realizing capital gains of €369 million. In 2004, we sold the remainder of our holding in Vodafone, realizing capital gains of €242 million.
Auna Operadores de Telecomunicaciones, S.A. (“Auna”). In 2002, we acquired a 12.62% stake in Auna for €939 million, thus increasing to 23.49% our total holding in this company. This stake was increased by an additional 2.5% in 2004, for approximately €217 million. Furthermore, during 2004, we made purchases for an additional 1.5% stake in Auna for approximately €120 million. As of December 31, 2004, we had a 27.34% holding in the capital stock of Auna, with an investment of €2,031 million.
In January 2005, we acquired an additional 4.74% stake in Auna for €422 million, thus increasing to 32.08% our total holding in this company.
In November 2005, we sold 27.07% of our holding in Auna to France Télécom at a capital gain of €355 million. As of December 31, 2005, we had a 5.01% holding in the capital stock of Auna.
Shinsei Bank, Ltd (“Shinsei”). In 2003, we increased our holding in the capital stock of the Japanese bank Shinsei from 6.5% as of December 31, 2002, to 11.4% as of December 31, 2003. The total cost of the investment at that date was approximately €144 million. During 2004, we sold 4.0% of our holding at a capital gain of approximately €118 million. After this transaction, we held 7.4% of the capital stock of Shinsei. In the first quarter of 2005, we sold 2.7% of our holding at a capital gain of €49 million. As of December 31, 2005 and 2006, we held 4.82% of the capital stock of Shinsei.

Commerzbank AG (“Commerzbank”). During 2005 we sold our 3.38% holding in Commerzbank at a capital gain of €24 million.
In addition to expanding our existing operations, we continually review possible acquisitions of, and investments in, businesses in markets in which we believe we have particular advantages.
Capital Increases
As of December 31, 2002 and 2003, our capital stock consisted of 4,768,402,943 fully subscribed and paid shares of €0.5 par value each.
As of December 31, 2004, our capital had increased by 1,485,893,636 shares, or 31.16% of our total capital as of December 31, 2003, to 6,254,296,579 shares through the following transaction:
Abbey Acquisition
•
Capital increase of 1,485,893,636 new shares of €0.5 par value each and share premium of €7.94 each for an effective amount of €12,540.9 million, which were paid in full through the contribution of shares representing all the capital stock of Abbey, in accordance with the resolutions adopted at our Extraordinary Shareholders’ Meeting held on October 21, 2004. These shares were issued on November 12, 2004.

As of December 31, 2005 and 2006, our capital stock consisted of 6,254,296,579 fully subscribed and paid shares of €0.5 par value each.
Recent Events
ABN AMRO Holding N.V. (“ABN AMRO”).
On May 29, 2007, Santander, together with RBS and Fortis N.V. and Fortis S.A./N.V. (collectively, the “Banks”), announced a proposed offer to purchase all of the ABN AMRO ordinary shares (including shares underlying ABN AMRO ADSs).
The Banks proposed to offer €30.40 in cash plus 0.844 new RBS shares for each ABN AMRO ordinary share, equal to a total of €38.40 per ABN AMRO ordinary share. The total consideration payable to shareholders of ABN AMRO under the proposed offer would therefore be €71.1 billion. All data in this section have been calculated using prices and exchange rates as of May 25, 2007. The total consideration payable for on the entire issued ordinary share capital of ABN AMRO by the Banks’ proposed offer is based on 1,852,448,094 ABN AMRO ordinary shares being issued and outstanding.
The Banks and RFS Holdings B.V., a company newly incorporated for the purpose of making the proposed offer, have entered into an agreement, dated as of May 28, 2007 (the “Consortium Agreement”), relating to the proposed offer. The Consortium Agreement sets forth the terms on which the proposed offer is to be made and provides for the management of ABN AMRO after completion of the proposed offer. This includes the division of the ABN AMRO businesses between the Banks and the sale of non-core assets of ABN AMRO.
The proposed offer is subject to certain pre-offer conditions and offer conditions. The pre-offer conditions and the offer conditions may, to the extent permitted, be waived by the Banks (either in whole or in part) at any time prior to the commencement of the offer and the expiration of the offer, respectively.
If the proposed offer is completed, Santander will acquire the following core businesses from ABN AMRO (together the “ABN AMRO Businesses”):
•	Business Unit Latin America (excluding wholesale clients outside Brazil) including, notably, the Banco Real franchise in Brazil;

•	Banca Antonveneta in Italy; and

•	Interbank and DMC Consumer Finance, a specialized consumer finance business in the Netherlands.
If the proposed offer is completed, and accepted by all ABN AMRO ordinary shareholders, Santander will pay approximately €19.9 billion or 27.9% of the total consideration payable under the proposed offer.
Santander intends to raise approximately €9 billion of new financing via a rights issue and mandatorily convertible instruments, amounting to approximately half of Santander’s share of the total consideration, and to finance the remainder through balance sheet optimization, including leverage, incremental securitization and asset disposals.
This information is only current as of the date of the filing of this Annual Report on Form 20-F and may not be complete subsequent to such date. Investors are urged to read the documents regarding the proposed offer if and when they become available, because they will contain important information. Investors will be able to obtain a copy of such documents through EDGAR on the SEC’s website (http://www.sec.gov) once such documents are filed by Santander with the SEC. However, none of those documents or any other information contained on the SEC website is incorporated by reference in this Annual Report on Form 20-F.

Banco BPI, S.A. (“BPI”). Grupo Santander announced in January 2007 that it had entered into a firm agreement with Banco Comercial Portugués (BCP) for the sale to this bank of 44.6 million shares of the Portuguese bank BPI, representing 5.87% of its share capital, at a price of €5.70 per share, equal to that offered by BCP in the tender offer launched by it on BPI, or at the higher price should BCP revise its public offer bid upwards. The agreement was subject to regulatory approvals.
In May 2007, the tender offer failed since it did not obtain the minimum required support by BPI’s shareholders to which the bid was conditioned. The Bank of Portugal had set out a maximum level of ownership by BCP in BPI in case that the tender offer did not succeed. Finally, Grupo Santander sold to BCP 34.5 million shares of BPI with capital gains of approximately €107 million.
SKBergé (“SKB”). Santander Consumer Finance and the Bergé Group, through its Chilean subsidiary SKBergé, a company formed by Sigdo Koppers and Bergé (SKB), reached a strategic agreement to set up a finance company in Chile. SKB will have an ownership interest of up to 49%, with the remaining 51% to be held by Santander Consumer Finance. The new company, which will operate under the name of Santander Consumer Chile, will engage in consumer finance, focussing on both car and other durable consumer goods and credit cards.
Sale of real estate assets. On June 13, 2007 we announced that, as part of the plan for the optimization of our balance sheet, we contemplated the sale of real estate assets currently used by Santander, with an estimated market value of €4 billion and a potential net capital gain of around €1.4 billion. The transaction would be implemented by means of a sale and leaseback procedure.
Financiera Alcanza S.A. de C.V. SOFOL (“Alcanza”). On June 13, 2007 Santander Consumer Finance signed an agreement with the main shareholders of Alcanza to acquire and increase the capital of the company. After the transaction, Santander Consumer will control 85% of the company. As in its other markets, Santander Consumer’s business in Mexico will focus on consumer finance and auto financing as part of its growth strategy.
Alcanza has 160 employees in 15 branches in Mexico. The total value of the acquisition together with the capital increase is an estimated US$39.5 million. The deal is pending regulatory approvals in each country.
Intesa Sanpaolo. On June 19, 2007 we announced that we had sold the final stake of 1.79% that we held in the share capital of the Italian bank Intesa Sanpaolo, for a total consideration of €1,206 million. The transaction generates for Santander a capital gain of approximately €566 million.
B. Business overview.
We are a financial group operating principally in Spain, the United Kingdom, other European countries and Latin America, offering a wide range of financial products. At December 31, 2006, we were one of the twelve largest banking groups in the world by market capitalization and the largest banking group in the euro zone with a stock market capitalization of €88.4 billion, stockholders’ equity of €44.9 billion and total assets of €833.9 billion. We had an additional €167.1 billion in mutual funds, pension funds and other assets under management at that date. As of December 31, 2006, we had 46,010 employees and 5,772 branch offices in Continental Europe, 16,942 employees and 712 branches in the United Kingdom, 65,967 employees and 4,368 branches in Latin America and 830 employees in other geographic areas (For a full breakdown of employees by country, see “Item 6. Directors, Senior Management and Employees — D. Employees”).
Our principal operations are in Spain, the United Kingdom, Portugal, Germany, Italy and Latin America. We also have significant operations in New York as well as financial investments in Sovereign and Attijariwafa Bank Société Anonyme (formerly, Banque Commerciale du Maroc) (“Attijariwafa Bank”). In Latin America, we have majority shareholdings in banks in Argentina, Brazil, Chile, Colombia, Mexico, Puerto Rico, Uruguay and Venezuela.
In accordance with the criteria established by the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, the structure of the operating business areas has been segmented into two levels:
Principal level (or geographic). The activity of our operating units is segmented by geographical areas. This coincides with our first level of management and reflects our positioning in the world’s three main currency areas. The reported segments are:
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Continental Europe. This covers all retail banking business (including Banco Banif, S.A. (“Banif”), our specialized private bank), wholesale banking and asset management and insurance conducted in Europe, with the exception of Abbey. This segment includes the following units: Santander Network, Banco Español de Crédito, S.A. (“Banesto”), Santander Consumer Finance and Portugal.

•	United Kingdom (Abbey). This covers only Abbey’s business, mainly focused on retail banking in the UK.

•
Latin America. This embraces all the financial activities conducted via our subsidiary banks and other subsidiaries. It also includes the specialized units in International Private Banking, as an independent globally managed unit. Our business in New York is also managed in this area.

Secondary level (or business). This segments the activity of our operating units by type of business. The reported segments are:
•	Retail Banking. This covers all customer banking businesses (except those of Corporate Banking, which are managed globally throughout the world).

•
Global Wholesale Banking. This business reflects the returns from Global Corporate Banking, Investment Banking and Markets worldwide, including all treasuries with global management, as well as our equities business.

•	Asset Management and Insurance. This includes our units that design and manage mutual and pension funds and insurance.
In addition to these operating units, which cover everything by geographic area and business, we continue to maintain a separate Financial Management and Equity Stakes area. This area incorporates the centralized activities relating to equity stakes in industrial and financial companies, financial management of the structural exchange rate position and of the parent Bank’s structural interest rate risk, as well as management of liquidity and of shareholders’ equity through issues and securitizations. As the Group’s holding entity, it manages all capital and reserves and allocations of capital and liquidity.
In 2006, Grupo Santander maintained the same primary and secondary operating segments as it had in 2005.
In addition, and in line with the criteria established in the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, the results of businesses discontinued in 2006 and which were consolidated by global integration (Abbey’s insurance, Urbis, Peru and Bolivia) were eliminated from various lines of the income statement and included in “net profit from discontinued operations.”
The figures for 2005 have been restated and include the changes, at both the Group level as well as the affected areas.
Principal level (or geographic):
Continental Europe
This area covers the banking activities of the different networks and specialized units in Europe, principally with individual clients and small and medium sized companies (“SMEs”), as well as private and public institutions. During 2006 there were four main units within this area: Santander Network, Banesto, Santander Consumer Finance and Portugal including retail banking, global wholesale banking and asset management and insurance.
Continental Europe is the largest business area of Grupo Santander. At the end of 2006, it accounted for 46.5% of total customer funds under management, 52.0% of total loans and credits and 55.7% of profit attributed to the Group of the Group’s main business areas.
The area had 5,772 branches and 44,216 employees (direct and assigned) at the end of 2006.
In 2006, the Continental Europe segment’s efficiency ratio improved by 2.7% to 40.8% (from 43.5% in 2005). Profit attributed to the Group from this segment increased 39.1% to €4,144 million. Return on equity, “ROE”, in 2006 was 20.4%, a 1.9% decrease from 2005.

Santander Network
The retail banking activity is carried out through the branch network of Santander, with support from an increasing number of automated cash dispensers, savings books updaters, telephone banking services, electronic and internet banking.
At the end of 2006, we had 2,832 branches and a total of 19,027 employees (direct and assigned), of which 745 employees were temporary, dedicated to retail banking in Spain. Compared to 2005, there was a net increase of 163 branches and a net reduction of 65 employees.
In 2006, the Santander Network grew by approximately 19.0% in lending, 15.6% in net operating income and 17.2% in profit attributed to the Group. It also improved its efficiency ratio from 44.0% in 2005 to 40.9% in 2006.
Gross income from the Santander Network was €4,182 million in 2006, a 9.3% increase from 2005.
In 2006, profit attributed to the Group from the Santander Network was €1,505 million, 17.2% higher than profit attributed to the Group in 2005, while the ROE reached 21.3% (as compared to 22.8% in 2005).
The 19.0% growth in lending in 2006 versus 2005 came from mortgages (16% increase, mainly for individual customers) as well as personal loans (17% increase), leasing and renting (20% increase) and other loans and credits (28% increase).
Customer deposits increased by 16.9%, while mutual and pension funds decreased by 0.7% and increased by 15.6%, respectively.
Banesto
At the end of 2006, Banesto had 1,844 branches and 10,545 employees (direct and assigned), of which 336 employees were temporary (an increase of 141 branches and a reduction of 32 employees as compared to the end of 2005).
For purposes of our financial statements and this annual report on Form 20-F, we have calculated Banesto’s results of operations using the criteria described on page 23 of this annual report on Form 20-F. As a result, the data set forth herein may not coincide with the data published independently by Banesto.
In 2006, Banesto grew by approximately 27.6% in lending, 27.0% in customer deposits and 3.6% in off-balance sheet customer funds.
In 2006, gross income from Banesto was €1,987 million, an 11.0% increase from 2005. Profit attributed to the Group from Banesto was €1,259 million, a 152.6% increase from 2005, while the ROE reached 20.6% (as compared to 19.4% in 2005) and the efficiency ratio improved to 45.3% (as compared to 48.2% in 2005).
Santander Consumer Finance
Our consumer financing activities are conducted through our subsidiary Santander Consumer Finance S.A. and its group of companies. Most of the activity is in the business of auto financing, personal loans, credit cards, insurance and customer deposits. These consumer financing activities are mainly focused on Spain, Portugal, Germany and Italy (through Santander Consumer Bank S.p.A.). We also conduct this business in the UK, Hungary, the Czech Republic, the Netherlands, Norway, Poland and Sweden.
At the end of 2006, this unit had 282 branches (as compared to 267 at the end of 2005) and 5,401 employees (direct and assigned) (as compared to 5,118 employees at the end of 2004), of which 221 employees were temporary.
In 2006, this unit generated gross income of €1,825 million, a 15.2% increase from 2005. Profit attributed to the Group was €565 million, a 20.9% increase from 2005, while the ROE reached 35.6% (as compared to 44.2% in 2005) and the efficiency ratio improved to 34.6% (as compared to 34.3% in 2005).
At the end of 2006, total lending for this subsidiary amounted to more than €39 billion (a 22% increase as compared to 2005) (including securitizations). Two-thirds of the lending is in auto finance, with a greater share of new vehicles (40% vs. 25% for used vehicles), and the combined share of consumer loans via dealers, cards and direct credit represent 18% of the total portfolio. Three countries account for 85% of the portfolio: Germany (42%), Spain (30%) and Italy (13%).

Portugal
Our main Portuguese operations are conducted by Banco Santander Totta, S.A., and our Portuguese investment banking operations are conducted by Banco Santander de Negocios Portugal, S.A.
At the end of 2006, Portugal operated 727 branches (as compared to 693 branches at the end of 2005) and had 6,114 employees (direct and assigned) (as compared to 6,308 employees at the end of 2005), of which 206 employees were temporary.
In 2006, gross income from our activities in Portugal was €1,103 million, a 10.8% increase from 2005. Profit attributed to the Group was €423 million, 22.4% higher than in 2005, while the ROE reached 24.1% (20.8% in 2005) and the efficiency ratio improved to 47.3% (from 49.4% in 2005).
Others
The rest of our businesses in the Continental Europe segment (Banif, Asset Management, Insurance and Global Wholesale Banking) generated profit attributed to the Group of €392 million, 2.2% more than in 2005.
United Kingdom (Abbey)
Abbey became part of Grupo Santander on November 12, 2004 and only its balance sheet was consolidated with the Group as of December 31, 2004. Its results were consolidated with the Group’s for the first time in 2005.
Abbey is a significant financial services provider in the United Kingdom, being the second largest residential mortgage lender measured by outstanding balances. Abbey also provides a wide range of retail savings accounts, and operates across the full range of personal financial services.
At the end of 2006, Abbey had 712 branches and a total of 17,146 employees (direct and assigned) of which 210 employees were temporary. Compared to 2005, there was no variation in Abbey’s number of branches and a net reduction of 1,938 employees.
For purposes of our financial statements and this annual report on Form 20-F, we have calculated Abbey’s results of operations using the criteria described on page 23 of this annual report on Form 20-F. As a result, the data set forth herein may not coincide with the data published independently by Abbey.
In 2006, Abbey contributed gross income of €3,560 million (a 5.4% increase from 2005), net operating income of €1,620 million (a 25.5% increase from 2005) and €1,003 million of profit attributed to the Group (a 23.7% increase from 2005) which represents a 13.5% of the Group’s total operating areas. Loans and advances experienced growth of approximately 10.9% and customer funds under management decreased by 9.4% during the same period. ROE was 32.8% (as compared to 35.7% in 2005) and the efficiency ratio was 55.1% (as compared to 62.2% in 2005).
Operating expenses were 6.7% lower, with cost savings of £300 million since we acquired Abbey.
The non-performing loans ratio was 0.60% at the end of 2006, 0.07% less than in 2005 and coverage rose from 78% to 86%.
Latin America
At December 31, 2006, we had 4,368 offices and 66,889 employees (direct and assigned) in Latin America (as compared to 4,100 offices and 61,209 employees, respectively, at December 31, 2005), of which 985 were temporary employees.
Profit attributed to the Group from Latin America was €2,287 million, a 28.6% increase from 2005, while the ROE reached 26.6% (as compared to 22.6% in 2005) and the efficiency ratio improved to 47.0% (as compared to 52.8% in 2005). At the end of 2006, Latin America accounted for 30.8% of total profit attributed to the Group of the Group’s operating areas.

Our Latin American banking business is principally conducted by the following banking subsidiaries:

	Percentage Held		Percentage Held
	at December 31, 2006		at December 31, 2006
Banco Río de la Plata, S.A. (Argentina)	99.30	Banco Santander, S.A. (Mexico)	74.91
Banco Santander Banespa, S.A. (Brazil)	97.97	Banco Santander Puerto Rico	90.77
Banco Santander Chile	76.73	Banco Santander, S.A. (Uruguay)	100.00
Banco Santander Colombia, S.A.	97.64	Banco de Venezuela, S.A. Banco Universal	98.42
We engage in a full range of retail banking activities in Latin America, although the range of our activities varies from country to country. We seek to take advantage of whatever particular business opportunities local conditions present.
Our significant position in Latin America is attributable to our financial strength, high degree of diversification (by countries, businesses, products, etc.), breadth and depth of our franchise.
Detailed below are the performance highlights of the main Latin American countries in which we operate:
Brazil. Santander Banespa is one of the main financial franchises in Brazil. We have 2,026 branches and 7.5 million individual customers.
The Group continued to focus during 2006 on expanding retail businesses. During the year, 665,000 individuals and 5,000 SMEs became clients.
Santander Banespa’s lending rose 34% in local currency. Particularly noteworthy was the 30% rise in lending to individual customers (62% increase via credit cards, 83% increase in loans linked to payroll deposit and 37% increase in auto finance) and the 38% growth in lending to SMEs and companies.
Bank savings increased 18% and mutual funds grew 29%.
Profit attributed to the Group from Brazil in 2006 was €751 million, a 27.2% increase as compared with 2005 (15.3% increase in local currency). At the end of 2006 the efficiency ratio was 46.4%, ROE was 28.4%, the ratio of non-performing loans (“NPL”) was 2.4% and the NPL coverage was 103%.
Mexico. Banco Santander Serfin, S.A. is one of the leading financial services companies in Mexico. It heads the third largest banking group in Mexico in terms of business volume. The Group has a network of 1,039 branches and 8.1 million banking customers in Mexico.
Profit attributed to the Group from Mexico increased 40.3% to €528 million (an increase of 41.5% after eliminating the exchange rate impact). The efficiency ratio was 44.5%, ROE was 23.1%, the ratio of non-performing loans was 0.64% at the end of 2006 and the NPL coverage was 279%.
Chile. Banco Santander Chile heads the largest financial group in the country with substantial business in loans, deposits and mutual funds and pension funds. The Group has 397 branches and 2.4 million banking customers.
In 2006, in local currency, lending increased 17% (including a 24% increase to individuals), while deposits and mutual funds grew 22%.
Profit attributed to the Group from Chile increased 44.8% to €489 million (a 38.7% increase after eliminating the exchange rate impact). The efficiency ratio stood at 41.5%, ROE was 32.2%, the ratio of non-performing loans was 1.6% and the NPL coverage was 153%.
Puerto Rico. Banco Santander Puerto Rico is one of the largest financial institutions in Puerto Rico. The Group has 140 branches and 0.3 million customers.
In 2006, Santander Puerto Rico focused on developing business with individual customers (consumer loans and mortgages) and companies, in an environment of low economic growth and, consequently, a moderate slowdown in the pace of business growth in the financial system. Lending increased 14% in local currency and deposits (excluding REPOs) and mutual funds rose 7%.
Profit attributed to the Group from Puerto Rico was €26 million, 46.2% lower than in 2005 (a 45.7% decrease in local currency). The efficiency ratio was 68.1%, ROE was 6.1%, the ratio of non-performing loans stood at 1.7% and the NPL coverage was 162%.

Venezuela. Banco de Venezuela, S.A. Banco Universal is one of the country’s largest banks with 282 branches and 2.6 million banking customers.
The main focus of management in 2006 was to maximize the profitability of business and boost recurrent revenues, through growth in lending, especially to individuals, transactional deposits and fee-generating services. Lending, after eliminating the exchange rate impact, increased 53% (including a 159% increase to individual customers) and the aggregate of deposits (excluding REPOs) and mutual funds rose 78%.
Profit attributed to the Group from Venezuela grew to €146 million (a 13.0% increase in local currency). The efficiency ratio was 43.2%, ROE stood at 37.8%, the ratio of non-performing loans was 1.0% and the NPL coverage was 436%.
Colombia. In a favourable environment of economic and financial stability, the Group focused in 2006 on developing its franchise and on selective business growth, particularly in the retail segments. Lending to individual customers and SMEs rose 65% and deposits and mutual funds increased 25%.
Profit attributed to the Group from Colombia was €24 million, 37.7% lower than in 2005 in local currency.
Argentina. This country consolidated its economic recovery during 2006 and Banco Río de la Plata made a positive contribution to Group earnings (profit attributed to the Group was €148 million in 2006, a 101.6% increase in local currency). Lending rose 33% and was very focused on SMEs and individuals, while deposits (excluding REPOs) and mutual funds increased 34%.
Others
In 2006 Uruguay generated profit attributed to the Group of €28 million, while during this year we sold our pension funds business in Peru and our subsidiary in Bolivia, Banco Santa Cruz.
Santander Private Banking performed well with profit attributed to the Group up 20.5% during 2006 to €139 million.
Secondary level (or business)
Retail Banking
The Group’s Retail Banking generated 85% of the operating areas’ total gross income in 2006 and 78% of profit before tax. In 2006, Retail Banking generated gross income of €19,375 million, 15.5% higher than in 2005. Profit before taxes was €7,180 million, 19.9% higher than in 2005. This segment had 119,346 employees at the end of 2006.
Retail Banking in Continental Europe continued the growth trends in volume and earnings seen since the beginning of 2005. Net interest income rose 13.8%, net operating income rose 15.8% and profit before tax rose 18.3%, excluding the capital gain from the sale of Urbis.
There were three main drivers: business growth (+24% in lending and +15% in deposits), good management of prices in an environment of rising interest rates and selective growth in expenses.
Profit before tax generated by Abbey’s Retail Banking was 17.1% higher, spurred by growth of 25.7% in net operating income. There were two elements behind the latter’s increase: the rise of 5.0% in gross operating income, because of the good performance of net interest income and net fees, and the 7.4% reduction in operating expenses.
The good earnings performance of Retail Banking in Latin America was based on strong growth in customer business, the good performance in net interest income and net fees, and control of expenses which was compatible with business development. Commercial revenue increased 29.0%, net operating income 51.6% and profit before tax 43.9%. The respective increases, in local currency, were 24.3%, 45.8% and 39.5%.

Global Wholesale Banking
This area covers our corporate banking, treasury and investment banking activities throughout the world.
This segment contributed 11% of total gross income and 14% of profit before tax. Profit before taxes amounted to €1,353 million, a 17.0% increase from 2005. This segment had 1,774 employees at the end of 2006.
This increase in profit before tax was largely due to the investment banking and markets areas. The growth registered was driven by the 39.7% rise in revenues from clients and a further gain in the efficiency ratio to below 30% (29.9%, 3.8% better than in 2005).
The business model is structured in a double (customer-product) vector in the countries where it operates. In the customer vector, the Global Customer Relationship Model, which manages the main corporate and institutional customers, increased its perimeter in 2006 with the addition of 66 clients, mostly from Latin America and previously managed by the retail banking area. Gross operating income generated by this model, was 39% higher at €777 million.
The product vector consists of three large areas:
1) Global transactional services: Gross income generated by corporate products increased 18%, and progress was made in implementing the single management model in the countries where the Group has a significant presence.
Cash management performed well, with 26% growth in gross income. The area covers the range of transactional products (management of payment collection, payments to suppliers, payrolls, etc), commercial financing (discounting, advances, factoring, confirming, etc.) and funds.
Trade finance, which covers foreign trade and trade finance operations, registered sustained growth in gross income (+9%) and business.
Global Securities (custody) maintained significant growth in gross income (+16%) and volumes. It had more than €500 billion of assets in deposit.
2) Investment Banking: The three areas (corporate finance, structured finance and capital structuring) were grouped together in 2006 under a single, integrated and global organization specialized by sectors. This helped to raise the profile of operations, focus on products with the greatest value-added and maximize cross-selling. All of this was important for generating new business opportunities. Gross income increased 77%.
3) Markets: This covers global treasury activities, both for customers as well as trading, and distribution of equities. Gross income was 31% higher.
Global treasury’s gross operating income increased 30%, driven by the solid recurrence of client revenues (+49%) as a result of the good performance of strategic projects (Santander Global Markets for corporate and institutional clients, and Santander Global Connect for retail clients). Proprietary trading in Latin America also yielded good results, although growth was lower in 2006 because of the sale of portfolios and stakes in 2005.
In Spain and Portugal, gross income from treasury rose 87%. Of note was the take-off of the Santander Global Markets project, both in the corporate and institutional segments, thanks to the strong rise in business, the greater share of value-added solutions and successful management of the associated flows and books.
Gross income of Latin American treasuries was 24% higher, spurred by an excellent performance in clients (+55%) and in proprietary activity which took advantage of the opportunities arising in the markets.
Lastly, treasury in New York is consolidating itself as a key element in the operations of Latin American markets. The range of products continued to increase in 2006 in order to provide clients with value-added solutions.
In equities gross income was 39% higher thanks to participation in major deals and maintaining our leadership position in brokerage activities in Spain.
Asset Management and Insurance
This segment comprises all of our companies whose activity is the management of mutual and pension funds and insurance.
In 2006, Asset Management and Insurance generated gross income of €1,066 million, 16.5% higher than in 2005. Profit before taxes was €645 million, 18.1% higher than in 2005. The efficiency ratio was 1.3% better at 39.3%.This segment had 7,132 employees at the end of 2006.
This segment accounted for 5% of our gross income and 7% of our profit before tax.
Total revenues generated for the Group by mutual and pension funds and insurance, including those recorded by the distribution networks, increased 15% to €3,511 million and accounted for around one-sixth of the operating areas’ overall total.

Asset Management. Santander Asset Management’s global business of mutual and pension funds generated €2,028 million of fees for the Group, 6.3% more than in 2005. Profit before tax amounted to €410 million (+9.0%), after deducting operating costs and fees paid to the networks. Total managed assets were close to €150 billion, making us one of the largest institutions focused on the retail segment at the international level.
Santander Asset Management’s strategy in 2006 focused on developing platforms for transnational investment and sharing successful experiences in the launch of new products. All of this helped to consolidate our leadership position in mutual funds in Spain (24% market share according to Inverco) and in Latin America among the largest international banks.
As regards private pension fund management institutions (AFPs) in Latin America, the Group restructured its presence in the region and concentrated on countries where Santander does banking business. As a result, AFP Unión Vida in Peru was sold.
The funds of Santander Asset Management Spain performed well, outperforming their benchmark indices by 0.6% on average. The average return on the funds was around 6% (25% in equity funds).
In Portugal, mutual and pension fund management focused on improving the product mix, with a greater share of equity and guaranteed funds. This produced combined growth of 9% in mutual and pension funds to €7,500 million, as well as an improvement in the average commission of 0.04%.
In the UK, 2006 was a key year for restructuring and relaunching asset management activity. A new unit, Santander Asset Management UK, was created which reorganized the activities already developed by Abbey and strengthened the investment capacities in this activity, as well as operating with systems integrated with those of two of the Spanish fund management institutions.
In Latin America, the Group’s global experience combined with a developing banking market resulted in an increase of 24% in managed funds to €28 billion (+34% in local currency). Market shares continued to increase in three of the large countries.
Insurance. Global insurance business generated total gross income (revenues plus commissions) of €1,483 million (+28.8%). Its total contribution to the Group, the sum of profit before tax (€236 million) and fees paid to the network, was €1,420 million (+29.8%).
Santander continued to focus its insurance activity on the distribution of value-added products to individuals via its networks.
Continental Europe, which accounts for 54% of the Group’s total contribution, registered strong growth in all its units. Spain contributed €370 million (+64% year-on-year), due to its expanded and improved range of products combined with intensive marketing.
The risk insurance business in Portugal linked to loans grew strongly. The total contribution to the Group was 31% higher at €77 million.
Santander Consumer Finance kept up a strong pace of growth in credit-linked insurance. Its contribution via fees increased 24% to €316 million (22% of the Group’s total).
Abbey’s total contribution was €294 million, 14% more than in 2005 excluding the life assurance business sold in 2006. The product mix was better and the greater contribution via distribution offset the similar level of revenues from general insurance and somewhat less in life protection. The distribution agreements with Resolution are enabling Abbey to begin to rebuild sales capacity for life assurance.
Latin America generated 26% of the total contribution (€363 million; +24%). The drive in marketing products via the branch networks and the development of streamlined and transparent life-risk products raised the contribution from all countries. Argentina doubled its contribution to become the region’s third largest and Brazil, our largest market, contributed 22% more than in 2005.

Financial Management and Equity Stakes
At the end of 2006, this area had 1,498 employees (direct and assigned) (1,462 employees at the end of 2005), of which 402 were temporary.
This area is responsible for a series of centralized activities and acts as our holding entity, managing all capital and reserves and assigning capital and liquidity to the other businesses. It also incorporates centrally managed business, which can be divided into the following sub areas:
Equity Stakes: this sub segment centralizes the management of equity stakes in financial and industrial companies. The main developments were: the acquisition of 24.8% of Sovereign Bancorp for US$2,921 million and the sale of 4.8% of Sanpaolo IMI for €1,585 million (gross capital gain of €705 million).
Financial Investments
We have financial investments in a number of banking companies, principally in Europe. The following summarizes our most important financial investments:
Sovereign Bancorp. As of December 31, 2006, we had a 24.8% stake in Sovereign.
Attijariwafa Bank. As of December 31, 2006, we had a 14.5% interest in Attijariwafa Bank, which engages mainly in trade finance and foreign investment activities. Together with Attijariwafa Bank we have a 50% joint venture in Attijari International Bank Société Anonyme, which specializes in trade finance in Tangier’s free trade zone.
Intesa Sanpaolo (formerly San Paolo IMI). As of December 31, 2006, we held a 3.6% stake in San Paolo – IMI, equivalent to a 1.8% in the entity resulting from the merger with Intesa. Intesa San Paolo is one of the largest banking groups in Italy in terms of assets and controls Intereuropa Bank, a Hungarian bank in which we owned a 9.99% stake until April 2007, when such stake was sold as a result of the public offer launched by San Paolo IMI Internazionale S.p.A., the controlling shareholder of Inter-Europa Bank. On June 19, 2007 we announced that we had sold our 1.8% stake in the share capital of Intesa Sanpaolo.
Industrial Portfolio
The majority of our industrial holdings portfolio consists of investments in strategic sectors related to the growth of the Spanish economy. Through our investments in these areas, we aim to contribute to the Group’s consolidated results.
The following table summarizes our main industrial holdings at December 31, 2006:

		Percentage Held
Company	Business	At December 31, 2006
France Telecom España, S.A.	Telecommunications	5.01
CEPSA	Oil and Petrochemicals	29.99
Grupo Corporativo ONO, S.A.	Telecommunications	4.47
During 2006 we realized capital gains of more than €1,500 million with divestments in Inmobiliaria Urbis, S.A., Antena 3TV, CEPSA and Grupo Corporativo ONO, among others.
At the end of 2006, the unrealized capital gains from stakes in listed financial and industrial companies maintained in the portfolio amounted to around €4 billion.
Financial Management: this area carries out the global functions of managing the structural exchange rate position, the structural interest rate risk of the parent bank and the liquidity risk. The latter is conducted through issues and securitizations. It also manages shareholders’ equity.
The cost of hedging the capital of the Group’s non-euro denominated investments is another activity of this sub segment. The current hedging policy is aimed at protecting the capital invested and the year’s results through various instruments that are deemed to be the most appropriate for their management. The main units with exchange risk, except for Brazil, continued to be hedged in 2005 and 2006.

This sub segment also manages shareholders’ equity, the allocation of capital to each business unit, and the cost of financing investments.
Gross income from Financial Management and Equity Stakes was €-296 million in 2006, €77 million lower than in 2005. This decrease was due to the negative impact of higher interest rates on the cost of financing and on the spread of portfolios, as well as lower income from CEPSA and the sale of the stake in 2005 in Unión Fenosa (both accounted for by the equity method). Profit attributed to the Group was €162 million including €340 million net from the difference between capital gains and extraordinary allowances (excluding the capital gain from the sale of Urbis and Banesto’s allocation for an early retirement fund, which were recorded in Banesto). Excluding this, the ordinary loss was €178 million.
Total Revenues by Activity and Geographic Location
For a breakdown of our total revenues by category of activity and geographic market please see Note 54 to our consolidated financial statements.
Selected Statistical Information
The following tables show our selected statistical information.
Average Balance Sheets and Interest Rates
The following tables show, by domicile of customer, our average balances and interest rates for each of the past three years.
You should read the following tables and the tables included under “—Changes in Net Interest Income—Volume and Rate Analysis” and “—Assets—Earning Assets—Yield Spread” in light of the following observations:
•	We have included interest received on non-accruing assets in interest income only if we received such interest during the period in which it was due;
•	We have included loan fees in interest income;
•	We have not recalculated tax-exempt income on a tax-equivalent basis because the effect of doing so would not be significant;
•
We have included income and expenses from interest-rate hedging transactions as a separate line item under interest income and expenses if these transactions qualify for hedge accounting under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. If these transactions did not qualify for such treatment, we included income and expenses on these transactions elsewhere in our income statement;

•
We have stated average balance on a gross basis, before netting our allowances for credit losses, except for the total average asset figures, which reflect such netting. See Note 2 to our consolidated financial statements for a discussion of our accounting policies for hedging activities; and

•	All average data have been calculated using month-end balances, which is not significantly different than having used daily averages.
As stated above under “Item 4. Information on the Company—A. History and development of the company—Principal Capital Expenditures and Divestitures—Acquisitions, Dispositions, Reorganization”, on November 12, 2004, we completed the acquisition of Abbey. For consolidation purposes, Abbey’s assets and liabilities were consolidated into our balance sheet as of December 31, 2004, but Abbey’s results of operations had no impact on our income statement for 2004. Therefore, 2005 is the first year to reflect the full impact of the acquisition of Abbey.
As stated above under “Presentation of Financial Information”, we have prepared our financial statements for 2004, 2005 and 2006 under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Data for earlier years has been prepared under previous Spanish GAAP, which is not comparable to data prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

Average Balance Sheet – Assets and Interest Income

	2004			2005			2006
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(in thousand of euros, except percentages)
ASSETS
Cash and due from central banks
Domestic	2,699,587	35,957	1.33%	3,133,279	44,121	1.41%	1,974,832	68,969	3.49%
International	5,317,681	200,573	3.77%	8,487,908	227,184	2.68%	12,445,028	405,884	3.26%

	8,017,268	236,530	2.95%	11,621,187	271,305	2.33%	14,419,860	474,853	3.29%

Due from credit entities
Domestic	11,775,968	282,136	2.40%	13,674,911	340,950	2.49%	11,519,832	460,640	4.00%
International	28,961,103	808,519	2.79%	51,599,988	2,032,721	3.94%	48,964,815	2,044,429	4.18%

	40,737,071	1,090,655	2.68%	65,274,899	2,373,671	3.64%	60,484,647	2,505,069	4.14%

Loans and credits
Domestic	120,221,648	4,504,867	3.75%	141,048,015	5,291,967	3.75%	177,426,121	7,678,628	4.33%
International	75,559,409	5,934,723	7.85%	249,372,121	16,127,608	6.47%	297,802,148	18,822,654	6.32%

	195,781,057	10,439,590	5.33%	390,420,136	21,419,575	5.49%	475,228,269	26,501,282	5.58%

Debt securities
Domestic	29,007,098	933,402	3.22%	23,461,682	778,971	3.32%	20,025,278	762,274	3.81%
International	40,352,722	2,692,624	6.67%	91,154,696	3,699,253	4.06%	105,873,943	3,810,785	3.60%

	69,359,820	3,626,026	5.23%	114,616,378	4,478,224	3.91%	125,899,221	4,573,059	3.63%

Income from hedging operations
Domestic		280,562			2,404,944			225,696
International		1,425,634			1,709,334			2,017,358

		1,706,196			4,114,278			2,243,054

Other interest earning assets
Domestic	10,651,193	345,353	3.24%	37,424,900	441,813	1.18%	43,270,683	543,579	1.26%
International	–	–	–	–	–	–	–	–	–

	10,651,193	345,353	3.24%	37,424,900	441,813	1.18%	43,270,683	543,579	1.26%

Total interest-earning assets
Domestic	174,355,494	6,382,277	3.66%	218,742,787	9,302,766	4.25%	254,216,746	9,739,786	3.83%
International	150,190,915	11,062,073	7.37%	400,614,713	23,796,100	5.94%	465,085,934	27,101,110	5.83%

	324,546,409	17,444,350	5.37%	619,357,500	33,098,866	5.34%	719,302,680	36,840,896	5.12%

Investments in equity securities
Domestic	4,024,823	261,357	6.49%	5,823,044	196,263	3.37%	6,778,956	233,975	3.45%
International	10,418,333	127,681	1.23%	5,444,896	139,313	2.56%	16,570,221	170,063	1.03%

	14,443,156	389,038	2.69%	11,267,940	335,576	2.98%	23,349,177	404,038	1.73%

Investments in affiliated companies
Domestic	3,168,233	–	–	3,581,100	–	–	3,125,583	–	–
International	388,774	–	–	391,543	–	–	1,561,780	–	–

	3,557,007	–	–	3,972,643	–	–	4,687,363	–	–

Total earning assets
Domestic	181,548,550	6,643,634	3.66%	228,146,931	9,499,029	4.16%	264,121,285	9,973,761	3.78%
International	160,998,022	11,189,754	6.95%	406,451,152	23,935,413	5.89%	483,217,935	27,271,173	5.64%

	342,546,572	17,833,388	5.21%	634,598,083	33,434,442	5.27%	747,339,220	37,244,934	4.98%

Other assets	27,889,415	–	–	45,206,313	–	–	43,550,697	–	–

Assets from discontinued operations	3,878,431	–	–	41,094,869	–	–	23,342,540	–	–

Total average assets	374,324,418	17,833,388		720,899,265	33,434,442		814,232,457	37,244,934

Average Balance Sheet – Liabilities and Interest Expense

	Year Ended December 31,
	2004			2005			2006
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(in thousands of euros, except percentages)
LIABILITIES AND STOCKHOLDERS EQUITY

Due to credit entities
Domestic	18,946,115	436,035	2.30%	15,781,853	410,174	2.60%	15,450,460	452,377	2.93%
International	44,885,403	1,703,731	3.80%	100,192,483	3,182,489	3.18%	108,302,740	3,145,329	2.90%

	63,831,518	2,139,766	3.35%	115,974,336	3,592,663	3.10%	123,753,200	3,597,706	2.91%

Customers deposits
Domestic	92,462,553	1,357,707	1.47%	98,165,752	1,653,302	1.68%	104,310,458	2,479,998	2.38%
International	74,000,626	2,370,509	3.20%	187,806,635	7,742,070	4.12%	211,168,237	8,603,441	4.07%

	166,463,179	3,728,216	2.24%	285,972,387	9,395,372	3.29%	315,478,695	11,083,439	3.51%

Marketable debt securities
Domestic	30,654,245	967,251	3.16%	56,259,922	1,507,745	2.68%	87,819,976	2,862,427	3.26%
International	23,338,251	870,168	3.73%	67,925,712	2,718,923	4.00%	86,557,319	2,966,498	3.43%

	53,992,496	1,837,419	3.40%	124,185,634	4,226,668	3.40%	174,377,295	5,828,925	3.34%

Subordinated debt
Domestic	4,377,978	168,965	3.86%	7,457,156	329,883	4.42%	10,264,689	466,520	4.54%
International	10,091,110	571,906	5.67%	19,829,925	1,261,618	6.36%	19,289,808	1,227,217	6.36%

	14,469,088	740,871	5.12%	27,287,081	1,591,501	5.83%	29,554,497	1,693,737	5.73%

Equity having the substance of a financial liability
Domestic	–	–	–	–	–	–	–	–	–
International	2,201,122	151,952	6.90%	1,614,121	118,389	7.33%	1,161,537	85,229	7.34%

	2,201,122	151,952	6.90%	1,614,121	118,389	7.33%	1,161,537	85,229	7.34%

Other interest bearing liabilities
Domestic	18,110,398	802,069	4.43%	56,732,523	876,092	1.54%	65,381,500	530,095	0.81%
International	–	–	–	–	–	–	–	530,671	–

	18,110,398	802,069	4.43%	56,732,523	876,092	1.54%	65,381,500	1,060,766	1.62%

Expenses from hedging operations
Domestic	–	(314,413)	–	–	1,638,632	–	–	(298,065)	–
International	–	1,186,004	–	–	1,325,646	–	–	1,705,396	–

	–	871,591	–	–	2,964,278	–	–	1,407,331	–

Total interest-bearing liabilities
Domestic	164,551,289	3,417,614	2.08%	234,397,206	6,415,828	2.74%	283,227,083	6,493,352	2.29%
International	154,516,512	6,854,270	4.44%	377,368,876	16,349,135	4.33%	426,479,641	18,263,781	4.28%

	319,067,801	10,271,884	3.22%	611,766,082	22,764,963	3.72%	709,706,724	24,757,133	3.49%

Other liabilities	26,589,380	–	–	34,135,939	–	–	39,386,637	–	–

Minority interest	2,027,972	–	–	2,056,087	–	–	2,264,300	–	–

Stockholders’ Equity	22,760,834	–	–	31,846,288	–	–	39,532,256	–	–

Liabilities from discontinued operations	3,878,431	–	–	41,094,869	–	–	23,342,540	–	–

Total average Liabilities and Stockholders’ Equity	374,324,418	10,271,884		720,899,265	22,764,963		814,232,457	24,757,133

Changes in Net Interest Income—Volume and Rate Analysis
The following tables allocate, by domicile of customer, changes in our net interest income between changes in average volume and changes in average rate for 2006 compared to 2005 and 2005 compared to 2004. We have calculated volume variances based on movements in average balances over the period and rate variance based on changes in interest rates on average interest-earning assets and average interest-bearing liabilities. We have allocated variances caused by changes in both volume and rate to volume. You should read the following tables and the footnotes thereto in light of our observations noted in the preceding sub-section entitled “—Average Balance Sheets and Interest Rates”, and the footnotes thereto.
Volume and rate analysis

	EU-IFRS(*)
	2006/2005
	Increase (Decrease) due to changes in
	Volume	Rate	Net change
	(in thousands of euros)
Interest and similar revenues
Cash and due from central banks
Domestic	(40,324)	65,172	24,848
International	129,470	49,230	178,700

	89,146	114,402	203,548

Due from credit entities
Domestic	(86,801)	206,491	119,690
International	(112,132)	123,840	11,708

	(198,933)	330,331	131,398

Loans and credits
Domestic	1,568,583	818,078	2,386,661
International	3,069,104	(374,058)	2,695,046

	4,637,687	444,020	5,081,707

Debt securities
Domestic	(131,659)	114,962	(16,697)
International	530,844	(419,312)	111,532

	399,185	(304,350)	94,835

Other interest earning assets
Domestic	71,826	29,940	101,766
International	–	–	–

	71,826	29,940	101,766

Total interest-earning assets
Domestic	1,381,625	1,234,643	2,616,268
International	3,617,286	(620,300)	2,996,986

	4,998,911	614,343	5,613,254

Investments in equity securities
Domestic	33,054	4,658	37,712
International	114,057	(83,307)	30,750

	147,111	(78,649)	68,462

Total earning assets without hedging operations
Domestic	1,414,679	1,239,301	2,653,980
International	3,731,343	(703,607)	3,027,736

	5,146,022	535,694	5,681,716

Income from hedging operations
Domestic	(2,179,248)	–	(2,179,248)
International	308,024	–	308,024

	(1,871,224)	–	(1,871,224)

Total earning assets
Domestic	(764,569)	1,239,301	474,732
International	4,039,367	(703,607)	3,335,760

	3,274,798	535,694	3,810,492

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Volume and rate analysis

	EU-IFRS(*)
	2005/2004
	Increase (Decrease) due to changes in
	Volume	Rate	Net change
	(in thousands of euros)
Interest and similar revenues
Cash and due from central banks
Domestic	6,004	2,160	8,164
International	84,574	(57,963)	26,611

	90,578	(55,803)	34,775

Due from credit entities
Domestic	48,216	10,598	58,814
International	891,149	333,053	1,224,202

	939,365	343,651	1,283,016

Loans and credits
Domestic	787,100	–	787,100
International	11,235,605	(1,042,720)	10,192,885

	12,022,705	(1,042,720)	10,979,985

Debt securities
Domestic	(183,438)	29,007	(154,431)
International	2,059,835	(1,053,206)	1,006,629

	1,876,397	(1,024,199)	852,198

Other interest earning assets
Domestic	315,875	(219,415)	96,460
International	–	–	–

	315,875	(219,415)	96,460

Total interest-earning assets
Domestic	973,757	(177,650)	796,107
International	14,271,163	(1,820,836)	12,450,327

	15,244,920	(1,998,486)	13,246,434

Investments in equity securities
Domestic	60,480	(125,574)	(65,094)
International	(126,932)	138,564	11,632

	(66,452)	12,990	(53,462)

Total earning assets without hedging operations
Domestic	1,034,237	(303,224)	731,013
International	14,144,231	(1,682,272)	12,461,959

	15,178,468	(1,985,496)	13,192,972

Income from hedging operations
Domestic	2,124,382	–	2,124,382
International	283,700	–	283,700

	2,408,082	–	2,408,082

Total earning assets
Domestic	3,158,619	(303,224)	2,855,395
International	14,427,931	(1,682,272)	12,745,659

	17,586,550	(1,985,496)	15,601,054

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Volume and rate analysis

	EU-IFRS(*)
	2006/2005
	Increase (Decrease) due to changes in
	Volume	Rate	Net change
	(in thousands of euros)
Interest and similar expenses
Due to credit entities
Domestic	(9,877)	52,080	42,203
International	243,379	(280,539)	(37,160)

	233,502	(228,459)	5,043

Customers deposits
Domestic	139,536	687,160	826,696
International	955,274	(93,903)	861,371

	1,094,810	593,257	1,688,067

Marketable debt securities
Domestic	1,028,374	326,308	1,354,682
International	634,752	(387,177)	247,575

	1,663,126	(60,869)	1,602,257

Subordinated debt
Domestic	127,688	8,949	136,637
International	(34,401)	–	(34,401)

	93,287	8,949	102,236

Equity having the substance of a financial liability
Domestic	–	–	–
International	(33,321)	161	(33,160)

	(33,321)	161	(33,160)

Other interest bearing liabilities
Domestic	68,150	(414,147)	(345,997)
International	530,671	–	530,671

	598,821	(414,147)	184,674

Total interest-bearing liabilities without hedging operations
Domestic	1,353,871	660,350	2,014,221
International	2,296,354	(761,458)	1,534,896

	3,650,225	(101,108)	3,549,117

Expenses from hedging operations
Domestic	(1,936,697)	–	(1,936,697)
International	379,750	–	379,750

	(1,556,947)	–	(1,556,947)

Total interest-bearing liabilities
Domestic	(582,826)	660,350	77,524
International	2,676,104	(761,458)	1,914,646

	2,093,278	(101,108)	1,992,170

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Volume and rate analysis

	EU-IFRS(*)
	2005/2004
	Increase (Decrease) due to changes in
	Volume	Rate	Net change
	(in thousands of euros)
Interest and similar expenses

Due to credit entities
Domestic	(82,699)	56,838	(25,861)
International	1,757,047	(278,289)	1,478,758

	1,674,348	(221,451)	1,452,897

Customers deposits
Domestic	101,424	194,171	295,595
International	4,690,755	680,806	5,371,561

	4,792,179	874,977	5,667,156

Marketable debt securities
Domestic	687,634	(147,140)	540,494
International	1,785,742	63,013	1,848,755

	2,473,376	(84,127)	2,389,249

Subordinated debt
Domestic	136,401	24,517	160,918
International	620,083	69,629	689,712

	756,484	94,146	850,630

Equity having the substance of a financial liability
Domestic	–	–	–
International	(43,028)	9,465	(33,563)

	(43,028)	9,465	(33,563)

Other interest bearing liabilities
Domestic	597,414	(523,391)	74,023
International	–	–	–

	597,414	(523,391)	74,023

Total interest-bearing liabilities without hedging operations
Domestic	1,440,174	(395,005)	1,045,169
International	8,810,599	544,624	9,355,223

	10,250,773	149,619	10,400,392

Expenses from hedging operations
Domestic	1,953,045	–	1,953,045
International	139,642	–	139,642

	2,092,687	–	2,092,687

Total interest-bearing liabilities
Domestic	3,393,219	(395,005)	2,998,214
International	8,950,241	544,624	9,494,865

	12,343,460	149,619	12,493,079

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Assets
Earning Assets—Yield Spread
The following table analyzes, by domicile of customer, our average earning assets, interest income and dividends on equity securities and net interest income and shows gross yields, net yields and yield spread for each of the years indicated. You should read this table and the footnotes thereto in light of our observations noted in the preceding sub-section entitled “—Average Balance Sheets and Interest Rates”, and the footnotes thereto.
Earning Assets — Yield Spread

	EU-IFRS(*)
	Year Ended December 31,
	2004	2005	2006
	(in thousands of euros, except percentages)
Average earning assets
Domestic	181,548,550	228,146,931	264,121,285
International	160,998,022	406,451,152	483,217,935

	342,546,572	634,598,083	747,339,220

Interest and dividends on equity securities (1)
Domestic	6,643,634	9,499,029	9,973,761
International	11,189,754	23,935,413	27,271,173

	17,833,388	33,434,442	37,244,934

Net interest income
Domestic	3,226,020	3,083,201	3,480,409
International	4,335,484	7,586,278	9,007,392

	7,561,504	10,669,479	12,487,801

Gross yield (2)
Domestic	3.66%	4.16%	3.78%
International	6.95%	5.89%	5.64%

	5.21%	5.27%	4.98%

Net yield (3)
Domestic	1.78%	1.35%	1.32%
International	2.69%	1.87%	1.86%

	2.21%	1.68%	1.67%

Yield spread (4)
Domestic	1.58%	1.42%	1.49%
International	2.51%	1.56%	1.36%

	1.99%	1.55%	1.49%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)	Dividends on equity securities include dividends from companies accounted for by the equity method.

(2)	Gross yield is the quotient of interest and dividends on equity securities divided by average earning assets.

(3)	Net yield is the quotient of net interest income (that includes dividends on equity securities) divided by average earning assets.

(4)
Yield spread is the difference between gross yield on earning assets and the average cost of interest-bearing liabilities. For a discussion of the changes in yield spread over the periods presented, see “Item 5. Operating and Financial Review and Prospects – A. Operating Results – Results of Operations for Santander Group – Net Interest Income”.

Return on Equity and Assets
The following table presents our selected financial ratios for the years indicated.

	EU-IFRS(*)
	Year Ended December 31,
	2004	2005	2006
ROA: Return on average total assets	1.01%	0.91%	1.00%
ROE: Return on average stockholders’ equity	19.74%	19.86%	21.39%
PAY-OUT: Dividends per average share as a percentage of net attributable income per average share	50.95%	41.88%	42.87%
Average stockholders’ equity as a percentage of average total assets	4.62%	4.24%	4.36%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
Interest-Earning Assets
The following table shows, by domicile of customer, the percentage mix of our average interest-earning assets for the years indicated. You should read this table in light of our observations noted in the preceding sub-section entitled “—Average Balance Sheets and Interest Rates”, and the footnotes thereto.
Interest earning assets

	EU-IFRS(*)
	Year Ended December 31,
	2004	2005	2006
Cash and due from Central Banks
Domestic	0.84%	0.51%	0.27%
International	1.64%	1.37%	1.73%

	2.48%	1.88%	2.00%

Due from credit entities
Domestic	3.63%	2.21%	1.60%
International	8.92%	8.33%	6.81%

	12.55%	10.54%	8.41%

Loans and credits
Domestic	37.04%	22.77%	24.67%
International	23.28%	40.26%	41.40%

	60.32%	63.03%	66.07%

Debt securities
Domestic	8.94%	3.79%	2.78%
International	12.43%	14.72%	14.72%

	21.37%	18.51%	17.50%

Other interest earning assets
Domestic	3.28%	6.04%	6.02%
International	–	–	–

	3.28%	6.04%	6.02%

Total interest-earning assets
Domestic	53.73%	35.32%	35.34%
International	46.27%	64.68%	64.66%

	100.00%	100.00%	100.00%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Loans and Advances to Credit Institutions
The following tables show our short-term funds deposited with other banks at each of the dates indicated.

	EU-IFRS(*)
	At December 31,
	2004	2005	2006
	(in thousands of euros)
Reciprocal accounts	118,536	345,104	503,299
Time deposits	23,204,031	21,962,472	16,842,601
Reverse repurchase agreements	31,495,786	33,634,326	37,010,008
Other accounts	3,561,421	3,831,120	5,818,630

	58,379,774	59,773,022	60,174,538

Less- Impairment allowances	(53,879)	(36,046)	(12,727)

	58,325,895	59,736,976	60,161,811

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
The table below contains information prepared under previous Spanish GAAP, which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. For a description of the differences between these accounting standards, see Note 57 to our consolidated financial statements.

	Previous Spanish GAAP
	At December 31,
	2002	2003
	(in thousands of euros)
Demand deposits-
Current accounts	105,816	103,734
Clearing House	–	–
Other accounts	3,043,095	1,599,804

	3,148,911	1,703,538

Other deposits-
Deposits in credit entities	15,865,145	14,635,787
Securities purchased under agreements to resell	21,332,856	21,390,247

	37,198,001	36,026,034
Less- Allowance for credit losses(1)	(90,522)	(111,735)

	40,256,390	37,617,837
(1)
The purpose of this allowance for credit losses was to recognize the loss related to the collectibility of these balances due to transfer risk and credit risk. This allowance was determined, in accordance with Bank of Spain requirements, based on debt servicing, on debtor credit rating, and on the outstanding settlement and transfer risks of the country in which the debtor is located.

The allowance for credit losses reduces the fair value of the balances included in Due from Credit Institutions after evaluating their collectibility. All estimated losses considered in the calculation of this allowance are related to claims due from non-OECD financial institutions.

Investment Securities
At December 31, 2006, the book value of our investment securities was €136.8 billion (representing 16.4% of our total assets). These investment securities had a yield of 3.33% in 2006, compared with a yield of 2.98% in 2005, and a yield of 4.72% earned during 2004. €12.6 billion, or 9.2%, of our investment securities consisted of Spanish Government and government agency securities. For a discussion of how we value our investment securities, see Note 2 to our consolidated financial statements.

The following tables show the book values of our investment securities by type and domicile of counterparty at each of the dates indicated.

	EU-IFRS(*)
	At December 31,
	2004	2005	2006
	(in thousands of euros)
Debt securities
Domestic-
Spanish Government	17,252,328	19,595,333	12,596,984
Other domestic issuer:
Public authorities	217,457	121,328	179,317
Other domestic issuer	5,652,988	6,569,398	5,900,637

Total domestic	23,122,773	26,286,059	18,676,938
International-
United States:
U.S. Treasury and other U.S. Government agencies	1,397,595	874,569	1,073,246
States and political subdivisions	691,401	95,167	50,218
Other securities	6,153,787	5,331,903	5,707,115

Total United States	8,242,783	6,301,639	6,830,579
Other:
Governments	13,995,188	70,913,815	21,127,122
Other securities	67,063,965	56,244,892	68,042,118
Total Other	81,059,153	127,158,707	89,169,240

Total International	89,301,936	133,460,346	95,999,820

Less- Allowance for credit losses	(212,423)	(80,000)	(90,322)
Less- Price fluctuation allowance	(7,212)	–	–

Total Debt Securities	112,205,074	159,666,405	114,586,436

Equity securities
Domestic	4,231,724	7,556,389	7,312,113
International-
United States	291,239	247,711	604,922
Other	22,056,652	36,485,513	14,270,821

Total international	22,347,891	36,733,224	14,875,743

Less- Price fluctuation allowance	(30,925)	(17,658)	(13,859)

Total Equity Securities	26,548,690	44,271,955	22,173,997

Total Investment Securities	138,753,764	203,938,360	136,760,433

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. See main differences between both accounting standards in Note 57 to our consolidated financial statements.

	Previous Spanish GAAP
	At December 31,	At December 31,
	2002	2003
	(in thousands of euros)
Debt securities
Domestic-
Spanish Goverment	24,988,526	31,118,523
Other domestic issuer:
Public authorities	216,012	275,146
Other domestic issuer	2,802,959	5,327,211

Total domestic	28,007,497	36,720,880
International-
United States:
U.S. Treasury and other U.S. Government agencies	596,589	1,140,134
States and political subdivisions	2,145,256	98,306
Other securities	781,884	696,328

Total United States	3,523,729	1,934,768
Other:
Governments	19,896,934	26,542,838
Other securities	5,980,499	10,434,092
Total Other	25,877,433	36,976,930

Total International	29,401,162	38,911,698

Less- Allowance for credit losses	(135,552)	(185,978)
Less- Price fluctuation allowance	(198,453)	(61,682)

Total Debt Securities	57,074,654	75,384,918

Equity securities
Domestic	3,849,006	4,766,673
International-
United States	57,359	346,003
Other	4,530,102	5,900,207

Total international	4,587,461	6,246,210

Less- Price fluctuation allowance	(569,715)	(948,761)

Total Equity Securities	7,866,752	10,064,122

Total Investment Securities	64,941,406	85,449,040

The following table analyzes the aggregate book value and aggregate market value of the securities of single issuers, other than the Government of the United States, that exceeded 10% of our stockholders’ equity as of December 31, 2006 (and other debt securities with aggregate values near to 10% of our stockhoders’ equity).

	Aggregate as of December 31, 2006
	Book value	Market value
	(in thousands of euros)
Debt securities:
Exceed 10% of stockholders’ equity:
Mexican Government	16,983,417	16,983,417
Brazilian Government	13,157,126	13,157,126
Spanish Government	12,776,301	12,776,301
Near 10% of sotckholders’ equity:
Lloyds TSB Group plc	3,389,743	3,389,743
HBOS plc	3,051,027	3,051,027
The following table analyzes the maturities and weighted average yields of our debt investment securities (before impairment allowances) at December 31, 2006. Yields on tax-exempt obligations have not been calculated on a tax-equivalent basis because we do not believe the effect of such a calculation would be material.

	At December 31, 2006
		Maturing	Maturing
	Maturing	Between	Between	Maturing
	Within	1 and	5 and	After
	1 Year	5 Years	10 Years	10 Years	Total
	(in thousands of euros)
DEBT SECURITIES
Domestic:
Spanish Government	4,649,274	3,356,227	3,807,182	784,302	12,596,984
Other domestic issuer:
Public authorities	27,734	8,451	134,374	8,758	179,317
Other domestic issuer	481,848	1,495,657	1,327,062	2,596,070	5,900,637

Total domestic	5,158,856	4,860,335	5,268,618	3,389,129	18,676,938

International:
United States:
U.S. Treasury and other U.S. Government agencies	417,116	462,481	24,558	169,090	1,073,246
States and political subdivisions	1,174	13,670	19,477	15,897	50,218
Other securities	1,203,079	1,662,495	2,190,771	650,770	5,707,115

Total United States	1,621,369	2,138,646	2,234,807	835,757	6,830,579

Other:
Governments	7,933,468	6,043,845	3,523,930	3,625,880	21,127,122
Other securities	26,192,304	27,787,898	7,814,286	6,247,631	68,042,118

Total Other	34,125,772	33,831,743	11,338,216	9,873,510	89,169,240

Total International	35,747,141	35,970,389	13,573,022	10,709,268	95,999,820

Total debt investment securities	40,905,997	40,830,724	18,841,640	14,098,397	114,676,758

Loan Portfolio
At December 31, 2006, our total loans and advances to customers equaled €531.5 billion (63.7% of our total assets). Net of allowances for credit losses, loans and advances to customers equaled €523.3 billion (62.8% of our total assets). In addition to loans, we had outstanding at December 31, 2002, 2003, 2004, 2005 and 2006, €49.1 billion, €48.6 billion, €63.1 billion, €77.7 billion and €91.7 billion, respectively, of undrawn balances available to third parties (2002 and 2003 calculated under previous Spanish GAAP).

Loans by Geographic Area and Type of Customer
The following tables analyze our loans and advances to customers (including securities purchased under agreement to resell), by domicile and type of customer, at each of the dates indicated (as prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004).

	EU-IFRS(*)
	At December 31,
	2004	2005	2006
	(in thousands of euros)
Borrowers in Spain:
Spanish Government	5,741,016	5,242,938	5,328,526
Commercial, financial, agricultural and industrial	48,110,367	54,799,113	71,412,545
Real estate-construction	5,417,473	7,834,447	12,391,306
Real estate-mortgage	53,456,477	65,940,697	81,718,186
Installment loans to individuals	11,295,350	14,343,281	20,058,666
Lease financing	6,097,620	7,276,200	8,668,599
Other	2,764,974	3,345,467	5,668,234

Total	132,883,277	158,782,143	205,246,062
Borrowers outside Spain:
Governments	5,713,770	6,608,103	4,969,713
Banks and other financial institutions	17,681,264	2,109,420	767,765
Commercial and industrial	55,500,956	108,145,797	128,438,265
Mortgage loans	144,827,500	161,147,496	177,631,731
Other	19,588,512	6,645,761	14,455,772

Total	243,312,002	284,656,577	326,263,246

Total loans and leases, gross	376,195,279	443,438,720	531,509,308

Allowance for possible loan losses	(6,845,215)	(7,609,925)	(8,163,444)

Loans and leases, net of allowances	369,350,064	435,828,795	523,345,864

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

The table below contains information prepared under previous Spanish GAAP, which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. See main differences between both accounting standards in Note 57 to our consolidated financial statements.

	Previous Spanish GAAP
	At December 31,
	2002	2003
	(in thousands of euros)
Borrowers in Spain:
Spanish Government	4,897,118	5,487,358
Commercial, financial, agricultural and industrial	37,407,850	40,082,919
Real estate-construction	3,537,343	4,048,386
Real estate-mortgage	30,940,525	41,091,269
Installment loans to individuals	10,579,255	8,894,956
Lease financing	4,441,411	5,198,113
Other	1,969,754	4,199,954

Total	93,773,256	109,002,955
Borrowers outside Spain:
Governments	10,303,475	5,824,432
Banks and other financial institutions	726,373	1,398,685
Commercial and industrial	28,371,091	37,915,142
Mortgage loans	—	—
Other (1)	34,736,966	23,479,482

Total	74,137,905	68,617,741

Total loans and leases, gross	167,911,161	177,620,696

Allowance for possible loan losses	(4,938,204)	(5,116,683)

Loans and leases, net of allowances	162,972,957	172,504,013

(1)
Of which €14.9 billion and €11.9 billion, respectively, at December 31, 2002 and 2003, are real-estate mortgages. The remaining amount corresponds to other types of customers, with no “loan concentration” as defined by Item III-C of Industry Guide 3.

At December 31, 2006, our loans and advances to associated companies and jointly controlled entities amounted to €246 million (see “Item 7. Major Shareholders and Related Party Transactions —B. Related party transactions”). Excluding government-related loans and advances, the largest outstanding exposure at December 31, 2006 was €5.1 billion (1.0% of total loans and advances, including government-related loans), and the five next largest exposures totaled €9.1 billion (1.7% of total loans, including government-related loans).

Maturity
The following table sets forth an analysis by maturity of our loans and advances to customers by domicile and type of customer at December 31, 2006.

	Maturity
	Less than		One to five		Over five
	one year		years		years		Total
		% of		% of		% of		% of
	Balance	Total	Balance	Total	Balance	Total	Balance	Total
	(in thousands of euros, except percentages)
Loans to borrowers in Spain:
Spanish Government	1,971,727	1.30%	808,118	0.69%	2,548,681	0.97%	5,328,526	1.00%
Commercial, financial, agriculture and industrial	33,934,204	22.35%	20,879,651	17.91%	16,598,690	6.31%	71,412,545	13.44%
Real estate:
Construction	898,773	0.59%	2,099,890	1.80%	9,392,643	3.57%	12,391,306	2.33%
Mortgage	3,353,484	2.21%	5,761,156	4.94%	72,603,546	27.59%	81,718,186	15.37%
Installment loans to individuals	5,391,501	3.55%	8,054,818	6.91%	6,612,347	2.51%	20,058,666	3.77%
Lease financing	3,123,383	2.06%	4,438,895	3.81%	1,106,321	0.42%	8,668,599	1.63%
Other	3,471,108	2.29%	1,858,656	1.59%	338,470	0.13%	5,668,234	1.07%

Total borrowers in Spain	52,144,180	34.35%	43,901,184	37.66%	109,200,698	41.50%	205,246,062	38.62%

Loans to borrowers outside Spain:
Other Governments	2,916,081	1.92%	1,305,444	1.12%	748,188	0.28%	4,969,713	0.94%
Financial	673,488	0.44%	71,049	0.06%	23,228	0.01%	767,765	0.14%
Commercial and Industrial	77,860,212	51.29%	38,058,181	32.65%	12,519,872	4.76%	128,438,265	24.16%
Mortgage loans	10,662,373	7.02%	27,238,508	23.37%	139,730,850	53.10%	177,631,731	33.42%
Other	7,540,726	4.97%	5,997,627	5.14%	917,419	0.35%	14,455,772	2.72%

Total loans to borrowers outside Spain	99,652,880	65.65%	72,670,809	62.34%	153,939,557	58.50%	326,263,246	61.38%

Total loans and leases, gross	151,797,060	100.00%	116,571,993	100.00%	263,140,255	100.00%	531,509,308	100.00%
Fixed and Variable Rate Loans
The following table sets forth a breakdown of our fixed and variable rate loans having a maturity of more than one year at December 31, 2006.

	Fixed and variable rate loans
	having a maturity of more than one year
	Domestic	International	Total
	(in thousands of euros, except percentages)

Fixed rate	26,988,115	84,943,844	111,931,959
Variable rate	126,189,857	141,590,432	267,780,289

Total	153,177,972	226,534,276	379,712,248

Cross-Border Outstandings
The following table sets forth, as of the end of the years indicated, the aggregate amount of our cross-border outstandings (which consist of loans, interest-bearing deposits with other banks, acceptances and other monetary assets denominated in a currency other than the home-country currency of the office where the item is booked) where outstandings in the borrower’s country exceeded 0.75% of our total assets. Cross-border outstandings do not include local currency loans made by subsidiary banks in other countries to the extent that such loans are funded in the local currency or hedged. As a result, they do not include the vast majority of the loans by Abbey or our Latin American subsidiaries.

	EU-IFRS(*)
	2004		2005		2006
		% of		% of		% of
		total		total		total
		assets		assets		assets
	(in thousands of euros, except percentages)
OECD Countries: (1)
United Kingdom	5,411,129	0.94%	15,492,849	1.91%	15,221,206	1.83%
United States	12,021,223	2.09%	11,797,617	1.46%	8,182,442	0.98%
France	1,982,782	0.34%	22,992,147	2.84%	7,614,250	0.91%
Germany	2,449,377	0.43%	19,405,650	2.40%	3,470,054	0.42%
Italy	1,171,670	0.20%	2,539,602	0.31%	1,835,052	0.22%
Ireland	7,989,843	1.39%	841,519	0.10%	587,834	0.07%
Other OECD Countries (2)	3,279,864	0.57%	7,610,573	0.94%	16,947,351	2.03%

Total OECD	34,305,888	5.96%	80,679,957	9.97%	53,858,189	6.46%

Non-OECD Countries:
Latin American Countries (2) (3)	4,310,301	0.75%	8,937,626	1.10%	7,585,080	0.91%
Other (2)	3,982,155	0.69%	4,670,386	0.58%	9,896,129	1.19%

Total Non-OECD	8,292,456	1.44%	13,608,012	1.68%	17,481,209	2.10%

Total	42,598,344	7.40%	94,287,969	11.65%	71,339,398	8.56%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)	The Organization for Economic Cooperation and Development.

(2)	Aggregate outstandings in any single country in this category do not exceed 0.75% of our total assets.

(3)
With regards to these cross-border outstandings, at December 31, 2004, 2005 and 2006, we had allowances for country-risk equal to €83.3, €281.4 million, €140.6 million, respectively. Such allowances for country-risk exceeded the Bank of Spain’s minimum requirements at such dates.

The following table sets forth the amounts of our cross-border outstandings as of December 31 of each year by type of borrower where outstandings in the borrower’s country exceeded 0.75% of total assets.

		Banks and other
		Financial	Commercial and
	Government	Institutions	Industrial	Total
	(in thousands of euros)
2004
United States	26,902	11,481,187	513,134	12,021,223
Ireland	—	30,915	7,958,928	7,989,843
United Kingdom	12,558	4,990,900	407,671	5,411,129

Total	39,460	16,503,002	8,879,733	25,422,195

2005
France	15,000,031	6,695,742	1,296,374	22,992,147
Germany	15,020,893	4,053,190	331,567	19,405,650
United Kingdom	144	13,113,700	2,379,005	15,492,849
United States	152,942	9,131,079	2,513,596	11,797,617

Total	30,174,010	32,993,711	6,520,542	69,688,263

2006
United Kingdom	5,005	10,070,366	5,145,835	15,221,206
United States	397,945	4,276,080	3,508,417	8,182,442
France	149,656	5,867,658	1,596,936	7,614,250

Total	552,606	20,214,104	10,251,188	31,017,898
Classified Assets
In the following pages, we describe Bank of Spain requirements for classification of non-performing assets and credit loss recognition. Unlike under U.S. GAAP, Bank of Spain’s Circular 4/2004 establishes a credit loss recognition process that is independent of the process for balance sheet classification and removal of impaired loans from the balance sheet. In Notes 58.2 and 58.3 to our consolidated financial statements, we include a summary of significant valuation and income recognition differences under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP and a net income and stockholders’ equity reconciliation.
The description below sets forth the minimum requirements that are followed and applied by all of our subsidiaries. Nevertheless, if the regulatory authority of the country where a particular subsidiary is located imposes stricter or more conservative requirements, the more strict or conservative requirements are followed.
The classification described below applies to all debt instruments not measured at fair value through profit or loss, and to contingent liabilities.

Bank of Spain Classification Requirements
a) Standard Assets
Standard assets include loans, fixed-income securities, guarantees and certain other extensions of credit that are not classified in any other category. Under this category, assets that require special watch should be identified, including restructured loans and standard assets with clients that have other outstanding risks classified as Non-performing Past Due. Standard assets are subdivided as follows:

(i) Negligible risk	• All types of credits made to, or guaranteed by, any European Union country or certain other specified public entities of the countries classified in category 1 of the country-risk categories;
• Advance payments for pensions or payrolls for the following month, when paid by any public entity and deposited at Santander;
• Those credits guaranteed by public entities of the countries classified in category 1 of the country-risk categories whose principal activity is to provide guarantees;
•Credits made to banks;
• Credits personally, jointly and unconditionally guaranteed by banks or mutual guaranty companies payable on first demand;
• Credits guaranteed under the name of the “Fondo de Garantía de Depósitos” if their credit risk quality is comparable with that of the European Union; or
• All credits collateralized by cash or by money market and treasury funds or securities issued by the central administrations or credit entities of countries listed in category 1 for country-risk purposes when the outstanding exposure is 90% or less than the redemption value of the money market and treasury funds and of the market value of the securities given as collateral.
(ii) Low risk	Assets in this category include:
• assets qualified as collateral for monetary policy transactions in the European System of Central Banks, except those included in (i) above;
• fully-secured mortgages and financial leases on finished residential properties when outstanding risk is less than 80% of the appraised value of such property;
• ordinary mortgage backed securities;
• assets from entities whose long term debt is rated “A” or better by a qualified rating agency; and
• securities denominated in local currency and issued by government entities in countries other than those classified in category 1 of the country-risk categories, when such securities are registered in the books of the bank’s branch located in the issuer country.
(iii) Medium-low risk	Assets in this category include financial leases and mortgages and pledges on tangible assets that are not included in other categories, provided that the estimated value of the financial leases and the collateral totally covers the outstanding risk.
(iv) Medium risk	Assets in this category include those with Spanish residents or residents of countries classified in categories 1 or 2, provided that such assets are not included in other categories.

(v) Medium-high risk	Assets in this category include (unless these assets qualify as “high risk” assets) loans to individuals for the acquisition of durable consumption goods, other goods or current services not for professional use, except those registered in the Registry of Sales of Movable Assets (“Registro de Ventas de Bienes Muebles”); and risks with residents of countries classified in categories 3 to 6, to the extent not covered by country-risk allowances.
(vi) High risk	Assets in this category include credit card balances; current account overdrafts and excesses in credit accounts (except those included in categories (i) and (ii)).
b) Sub-standard Assets
This category includes all types of credits and off-balance sheet risks that cannot be classified as non performing or charged-off assets but that have certain weaknesses that may result in losses for the bank higher than those described in the previous category. Credits and off-balance sheet risks with insufficient documentation must also be classified under this category.
c) Non-Performing Past-Due Assets
The Bank of Spain requires Spanish banks to classify as non-performing the entire outstanding principal amount and accrued interest on any loan, fixed-income security, guarantee and certain other extensions of credit on which any payment of principal or interest or agreed cost is 90 days or more past due (“non-performing past-due assets”).
In relation to the aggregate risk exposure (including off-balance sheet risks) to a single obligor, if the amount of non-performing balances exceeds 25% of the total outstanding risks (excluding non-accrued interest on loans to such borrower), then the bank must classify all outstanding risks to such borrower as non-performing.
Once any portion of a loan is classified as non-performing, the entire loan is placed on a non-accrual status. Accordingly, even the portion of any such loan which may still be identified as performing will be recorded on non-accrual status.
d) Other Non-Performing Assets
The Bank of Spain requires Spanish banks to classify any loan, fixed-income security, guarantee and certain other extensions of credit as non-performing if they have a reasonable doubt that these extensions of credit will be collected (“other non-performing assets”), even if any past due payments have been outstanding for less than 90 days or the asset is otherwise performing. When a bank classifies an asset as non-performing on this basis, it must classify the entire principal amount of the asset as non-performing.
Once any of such assets is classified as non-performing, it is placed on a non-accrual status.
e) Charged off assets
Credit losses are generally recognized through provisions to allowances for credit losses, well before the removal from the balance sheet. Under certain unusual circumstances (such as bankruptcy, insolvency, etc.), the loss could be directly recognized through write-offs.
The Bank of Spain requires Spanish banks to charge-off immediately those non-performing assets that management believes will never be repaid. Otherwise, the Bank of Spain requires Spanish banks to charge-off non-performing assets four years after they were classified as non-performing. Accordingly, even if allowances have been established equal to 100% of a non-performing asset (in accordance with the Bank of Spain criteria discussed below), the Spanish bank may maintain that non-performing asset, fully provisioned, on its balance sheet for the full four-year period if management believes based on objective factors that there is some possibility of recoverability of that asset.
These classification criteria differ from U.S. GAAP requirements, but do not generate balance sheet presentation differences, since loans are always presented net of their allowances.
Because the Bank of Spain does not permit partial write-offs of impaired loans, when a loan is deemed partially uncollectible, the credit loss is charged against earnings through provisions to credit allowances instead of through partial write-offs of the loan. If a loan becomes entirely uncollectible, its allowance is increased until it reaches 100% of the loan balance. Generally, credit loss recognition under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 is similar in amounts and in time to credit loss recognition under U.S. GAAP.

The credit loss recognition process is independent of the process for the removal of impaired loans from the balance sheet. The entire loan balance is kept on the balance sheet until any portion of it has been classified as non-performing for 4 years, or up to 6 years for some secured mortgage loans (maximum period established in the Bank of Spain’s Circular 4/2004), depending on our management’s view as to the recoverability of the loan. After that period the loan balance and its 100% specific allowance are removed from the balance sheet and recorded in off-balance sheet accounts, with no resulting impact on net income at that time. Under U.S. GAAP, this loan would be removed from the balance sheet earlier.
f) Country-Risk Outstandings
The Bank of Spain requires Spanish banks to classify as country-risk outstandings all loans, fixed-income securities and other outstandings to any countries, or residents of countries, that the Bank of Spain has identified as being subject to transfer risk or sovereign risk and the remaining risks derived from the international financial activity.
All outstandings should be assigned to the country of residence of the client except in the following cases:
•	Outstandings guaranteed by residents in other countries in a better category should be classified in the category of the guarantor.

•	Fully secured loans, when the security covers sufficiently the outstanding risk and can be enforced in Spain or in any other “category 1” country, should be classified as category 1.

•	Outstanding risks with foreign branches of a bank should be classified according to the residence of the headquarters of those branches.
The Bank of Spain has established six categories to classify such countries, as shown in the following table:

Country-Risk Categories	Description

1	European Union, Norway, Switzerland, Iceland, USA, Canada, Japan, Australia and New Zealand
2	Low risk countries not included in 1
3	Countries with transitory difficulties
4	Countries with serious difficulties
5	Doubtful countries
6	Bankrupt countries
The Bank of Spain allows each bank to decide how to classify the listed countries within this classification scheme, subject to the Bank of Spain’s oversight. The classification is made based on criteria such as the payment record (in particular, compliance with renegotiation agreements), the level of the outstanding debt and of the charges for debt services, the debt quotations in the international secondary markets and other indicators and factors of each country as well as all the criteria indicated by the Bank of Spain. All credit extensions and off-balance sheet risks included in country-risk categories 3 to 6, except the excluded cases described below, will be classified as follows:
•	Sub-standard assets: All outstandings in categories 3 and 4 except when they should be classified as non-performing or charged-off assets due to credit risk attributable to the client.

•
Non-performing assets: All outstandings in category 5 and off-balance sheet risks classified in category 6, except when they should be classified as non-performing or charged-off assets due to credit risk attributable to the client.

•	Charged-off assets: All other outstandings in category 6 except when they should be classified as charged-off assets due to credit risk attributable to the client.
Among others, the Bank of Spain excludes from country-risk outstandings:
• regardless of the currency of denomination of the asset, risks with residents in a country registered in subsidiary companies or multigroup companies in the country of residence of the holder;
• any trade credits established by letter of credit or documentary credit with a due date of one year or less after the drawdown date;

• any interbank obligations of branches of foreign banks in the European Economic Space and of the Spanish branches of foreign banks;
• private sector risks in countries included in the monetary zone of a currency issued by a country classified in category 1; and
• any negotiable financial assets purchased at market prices for placement with third parties within the framework of a portfolio separately managed for that purpose, held for less than six months by the company.
Non-Accrual of Interest Requirements
According to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, we stop accruing interest on the entire principal amount of any asset that is classified as an impaired asset and on category 3 (transitory difficulties), category 4 (serious difficulties), category 5 (doubtful) and category 6 (bankrupt) country-risk outstandings, whether or not they are classified as impaired. The banks must account for such collected interest on a cash basis, recording interest payments as interest income when collected.
The following table shows the amount of interest owed on non-accruing assets and the amount of such interest that was received:

	EU-IFRS(*)
	At December 31,
	2004	2005	2006
	(in thousands of euros)
Interest owed on non-accruing assets
Domestic	36,273	38,751	49,537
International	184,083	273,834	218,216
Total	220,363	312,585	267,754
Interest received on non-accruing assets
Domestic	83,535	79,183	86,370
International	105,273	77,602	70,435
Total	188,808	156,785	156,805

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
Guarantees
The Bank of Spain requires some guarantees to be classified as non-performing in the following amounts:
• in cases involving past-due guaranteed debt: (i) for non-financial guarantees, the amount demanded by the beneficiary and outstanding under the guarantee; and (ii) for financial guarantees, at least the amount classified as non-performing of the guaranteed risk; and
• in all other cases, the entire amount of the guaranteed debt when the debtor has declared bankruptcy or has demonstrated serious solvency problems, even if the guaranteed beneficiary has not reclaimed payment.
Bank of Spain Allowances for Credit Losses and Country-Risk Requirements
The Bank of Spain requires that we calculate simultaneously the allowances required due to credit risk attributable to the client and to country-risk and apply the ones that are more demanding.
The Bank of Spain requires that we develop internal models to calculate the allowances for both credit risk and country-risk based on historical experience. While these models are not yet approved by the Bank of Spain, we are required to calculate the allowances according to the instructions described below.
The global allowances will be the sum of those corresponding to losses in specific transactions (Specific Allowances) and those not specifically assigned (General Allowance) due to credit risk, plus the Allowances for Country-Risk.

Specific Allowances for Credit Losses
The specific allowance is calculated based on the loan recovery expectations and, at a minimum, by application of the coefficients stipulated in the following tables.
Non-Performing Past-Due Assets. Except for fully secured past-due mortgage assets and financial leases on certain types of properties, the Bank of Spain requires Spanish banks to set aside specific allowances for non-performing past-due assets. The minimum required allowance is the product of the amount of the asset treated as non-performing (see “—Bank of Spain Classification Requirements—Non-Performing Past-Due Assets” above) times the percentages set forth in the following table. The allowance must be maintained for so long as the non-performing portion of the asset is carried as an asset on the banks’ balance sheets.

	Allowance
Period Overdue	Companies	Other clients
3-6 months	5.3%	4.5%
6-12 months	27.8%	27.4%
12-18 months	65.1%	60.5%
18-24 months	95.8%	93.3%
More than 24 months	100%	100%
Fully-Secured Non-Performing Past-Due Mortgage Assets and financial leases on certain types of properties. If a non-performing asset is a fully secured non-performing past-due mortgage or a financial lease and certain conditions are met, the amount of the required allowance is the product of the amount of such asset times the percentages set forth in the following table. Such asset must satisfy three conditions: first, the asset is secured by a mortgage or a right of ownership (in case of a financial lease) on a finished residential property; second, such mortgage or right of ownership was placed on the property at the time the extension of credit was made; and third, the outstanding risk does not exceed 80% of the appraisal value of such mortgaged or leased property.

Period Overdue	Allowance
3 months-3 years	2%
3-4 years	25%
4-5 years	50%
5-6 years	75%
More than 6 years	100%
The only exception to these requirements is that when a bank treats otherwise performing assets to a single borrower as non-performing because non-performing assets exceed 25% of the bank’s total exposure to the borrower as set forth in “—Bank of Spain Classification Requirements—Non-Performing Past-Due Assets” above, the Bank of Spain requires the bank to carry an allowance of 1% against any asset that has no overdue principal or interest payments.
Other Fully-Secured Non-Performing Past-Due Assets. For Non-Performing Past-Due Assets fully secured with properties other than those described in the previous paragraphs, the amount of the required allowance is the product of the amount of such asset times the percentages set forth in the following table:

	Allowance
Period Overdue	Companies	Other clients
3-6 months	4.5%	3.8%
6-12 months	23.6%	23.3%
12-18 months	55.3%	47.2%
18-24 months	81.4%	79.3%
More than 24 months	100%	100%
Other Non-Performing Assets. If a non-performing asset is an “other non-performing asset”, see “—Bank of Spain Classification Requirements—Other Non-Performing Assets”, the amount of the required allowance will be the difference between the amount outstanding and the current value of the expected collectable cash flows. The minimum allowance will be 25% and up to 100% of the amounts treated as non-performing, depending on management’s opinion of the loan recovery expectations. When the treatment of such asset as a non-performing asset is due to, in management’s opinion, an inadequate financial or economical condition of the borrower, and the amount estimated as non-collectible is less than 25% of the outstanding debt, the amount of the required allowance will be at least 10% of the outstanding debt.

Sub-standard Assets. The necessary allowance for assets classified in this category is determined as the difference between its outstanding balance and the current value of the expected collectable cash flows. In every case, the amount of the required allowance must be higher than the general allowance that would correspond in case of being classified as standard asset and lower than would correspond if classified as non-performing asset. When assets are classified as sub-standard due to insufficient documentation and being the outstanding balance higher than €25,000, the applicable allowance is 10%.
General Allowance
In addition to the Bank of Spain specific allowance requirements, the Bank of Spain requires Spanish banks to set aside a general allowance for the coverage of all types of credits and off-balance sheet risks classified as standard, calculated with statistical methods based on the experience of deterioration of the portfolio.
Allowances for Country-Risk
The Bank of Spain requires Spanish banks to set aside an allowance for country-risk on all country-risk outstandings. See the above sub-section entitled “—Bank of Spain Classification Requirements—Country-Risk Outstandings”. The amount of the required provision is the product of the amount of the outstanding loans and credits and off-balance sheet risks times the percentages set forth in the following table.

Categories:	Minimum percentage of coverage
Category 3	10.1%
Category 4	22.8%
Category 5	83.5%
Category 6	100%
Guarantees
Allowances for non-performing guarantees will be equal to the amount that, with a prudent criterion, is considered irrecoverable.
Bank of Spain Foreclosed Assets Requirements
If a Spanish bank eventually acquires the properties (residential or not) that are securing loans or credits, the Bank of Spain requires that the credit risk allowances previously established be reversed, provided that the acquisition cost less the estimated selling costs (which shall be at least 30% of such value) exceeds the amount of the debt disregarding allowances, unless the acquisition cost is greater than the mortgage value, in which case the latter shall be taken as reference value.
Bank of Spain Charge-off Requirements
The Bank of Spain does not permit non-performing assets to be partially charged-off.
The Bank of Spain requires Spanish banks to charge-off immediately those non-performing assets that management believes will never be repaid or that were made to category 6 (“bankrupt”) countries or residents of such category 6 countries. See the above sub-section entitled “—Bank of Spain Classification Requirements—Country-Risk Outstandings”. Otherwise, the Bank of Spain requires Spanish banks to charge-off non-performing assets four years after they were classified as non-performing. Spanish banks may carry fully secured past-due mortgage loans beyond this four-year deadline for up to six years if there are objective factors that indicate an improved likelihood of recovery. Accordingly, even if allowances have been established equal to 100% of a non-performing asset (in accordance with the Bank of Spain criteria discussed above), the Spanish bank may maintain that non-performing asset, fully provisioned, on its balance sheet for the full four or six-year period if management believes based on objective factors that there is some possibility of recoverability of that asset.

Movements in Allowances for Credit Losses
The following table analyzes movements in our allowances for credit losses and movements, by domicile of customer, for the years indicated. See “Presentation of Financial and Other Information”. For further discussion of movements in the allowances for credit losses, see “Item 5. Operating and Financial Review and Prospects—A. Operating results—Impairment Losses (net)”.

	EU-IFRS(*)
	Year Ended December 31,
	2004	2005	2006
	(in thousands of euros)
Allowance for credit losses at beginning of year
Borrowers in Spain	1,849,001	2,836,564	3,664,349
Borrowers outside Spain	3,172,452	4,160,864	4,092,326

Total	5,021,453	6,997,428	7,756,675

Inclusion of acquired companies’ credit loss allowances
Borrowers in Spain	1,972	—	—
Borrowers outside Spain	1,044,042	4,006	164,530

Total	1,046,014	4,006	164,530

Recoveries of loans previously charged off (1)
Borrowers in Spain	145,591	105,800	123,566
Borrowers outside Spain	259,777	381,217	428,040

Total	405,368	487,017	551,606

Net provisions for credit losses (1)
Borrowers in Spain	868,520	746,519	793,898
Borrowers outside Spain	713,220	1,009,527	1,689,730

Total	1,581,740	1,756,046	2,483,628

Charge offs against credit loss allowance
Borrowers in Spain	(344,392)	(226,036)	(269,559)
Borrowers outside Spain	(681,036)	(1,293,458)	(2,100,306)

Total	(1,025,428)	(1,519,494)	(2,369,865)

Other movements (2)	(31,719)	31,672	(298,446)

Allowance for credit losses at end of year
Borrowers in Spain	2,836,564	3,664,349	4,318,320
Borrowers outside Spain	4,160,864	4,092,326	3,969,808

Total	6,997,428	7,756,675	8,288,128

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)
We have not included separate line items for charge-offs of loans not previously provided for (loans charged-off against income) and recoveries of loans previously charged-off as these are not permitted under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

(2)	The shift in “Other Movements” from 2004 to 2005, and to 2006 principally reflects foreign exchange differences.

The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.
Movements in Allowances for Credit Losses

	Previous Spanish GAAP
	Year Ended December 31,
	2002	2003
	(in thousands of euros)
Allowance for credit losses at beginning of year
Borrowers in Spain	1,771,321	1,725,606
Borrowers outside Spain	3,811,553	3,438,672

Total	5,582,874	5,164,278

Inclusion of acquired companies’ credit loss allowances
Borrowers in Spain	—	—
Borrowers outside Spain	9,034	—

Total	9,034	—

Loans charged off against income (1)
Borrowers in Spain	(14,921)	(12,729)
Borrowers outside Spain	(117,474)	(91,110)

Total	(132,395)	(103,839)

Recoveries of loans previously charged off (1)
Borrowers in Spain	141,850	108,722
Borrowers outside Spain	251,804	248,765

Total	393,654	357,487

Net provisions for credit losses (1)
Borrowers in Spain	318,656	681,234
Borrowers outside Spain	1,329,536	814,453

Total	1,648,192	1,495,687

Charge-offs against credit loss allowance
Borrowers in Spain	(249,757)	(259,366)
Borrowers outside Spain	(1,223,617)	(811,719)

Total	(1,473,374)	(1,071,085)

Other movements (2)	(863,707)	(428,132)

Allowance for credit losses at end of year
Borrowers in Spain	1,725,606	1,681,017
Borrowers outside Spain	3,438,672	3,733,379

Total	5,164,278	5,414,396

(1)
We have included separate line items for charge-offs of loans not previously provided for (loans charged-off against income) and recoveries of loans previously charged-off in order to satisfy the SEC’s requirement to show all charge-offs and recoveries in this table. We have increased provisions for credit losses for purposes of this table by the amount of charge-offs of loans not previously provided for and decreased it by the amount of recoveries of loans previously provided for to produce the line item “net provisions for credit losses” in this table. This has also allowed the figures for net provisions for credit losses in this table to match the amounts recorded under “Write-offs and credit loss provisions (net)” in our Consolidated Income Statement.

(2)	The shift in “Other Movements” from 2002, to 2003 principally reflects foreign exchange differences.

The table below shows a breakdown of recoveries, net provisions and charge-offs against credit loss allowance by type and domicile of borrower for the years indicated.

	EU-IFRS(*)
	Year Ended December 31,
	2004	2005	2006
	(in thousands of euros)
Recoveries of loans previously charged off-
Domestic:
Commercial, financial, agricultural, Industrial	60,113	51,649	37,879
Real estate-construction	2,488	140	5,646
Real estate-mortgage	24,799	5,226	11,249
Installment loans to individuals	44,340	32,303	59,726
Lease finance	4,050	2,903	5,023
Other	9,800	13,579	4,043
Total Borrowers in Spain	145,591	105,800	123,566
Borrowers outside Spain
Government and official institutions	1,958	1	1,126
Bank and other financial institutions	10,373	1,691	21
Commercial and industrial	141,324	292,279	299,302
Mortgage loans	8,288	3,468	7,751
Other	97,834	83,778	119,840
Borrowers outside Spain	259,777	381,217	428,040
Total	405,368	487,017	551,606
Net provisions for credit losses-
Domestic:
Commercial, financial, agricultural, Industrial	333,801	296,879	405,914
Real estate-construction	(621)	49,925	20,430
Real estate-mortgage	46,016	62,526	96,209
Installment loans to individuals	121,574	161,027	278,223
Lease finance	22,977	19,838	55,894
Other	344,774	156,324	(62,772)
Total Borrowers in Spain	868,520	746,519	793,898
Borrowers outside Spain
Government and official institutions	(5,085)	16,836	2,035
Bank and other financial institutions	46,117	1,698	72,479
Commercial and industrial	472,200	829,058	1,128,005
Mortgage loans	64,375	88,812	11,378
Other	135,613	73,123	475,833
Borrowers outside Spain	713,220	1,009,527	1,689,730
Total	1,581,740	1,756,046	2,483,628
Charge offs against credit loss allowance
Domestic:
Commercial, financial, agricultural, Industrial	(158,248)	(113,357)	(55,982)
Real estate-construction	(667)	(8)	(18,911)
Real estate-mortgage	(36,253)	(14,674)	(7,284)
Installment loans to individuals	(113,652)	(67,554)	(184,218)
Lease finance	(2,249)	(8,007)	(1,775)
Other	(33,323)	(22,436)	(1,389)
Total Borrowers in Spain	(344,392)	(226,036)	(269,559)
Borrowers outside Spain
Government and official institutions	(1,706)	—	(174)
Bank and other financial institutions	(85,339)	(86)	(12,189)
Commercial and industrial	(551,804)	(1,120,180)	(1,333,617)
Mortgage loans	(4,923)	(30,562)	(46,603)
Other	(37,265)	(142,630)	(707,723)
Borrowers outside Spain	(681,036)	(1,293,458)	(2,100,306)

Total	(1,025,428)	(1,519,494)	(2,369,865)

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

	Previous Spanish GAAP
	Year Ended December 31,
	2002	2003
	(in thousands of euros)
Loans charged off against income-
Borrowers in Spain:
Commercial, financial, agricultural, Industrial	(685)	(2,917)
Real estate-construction	(4)	(3)
Real estate-mortgage	(465)	(1,042)
Installment loans to individuals	(10,927)	(7,763)
Lease finance	(2,491)	(992)
Other	(349)	(12)
Total Borrowers in Spain	(14,921)	(12,729)
Borrowers outside Spain
Government and official institutions	—	—
Bank and other financial institutions	—	(2,762)
Commercial and industrial	(71,433)	(15,384)
Other	(46,041)	(72,964)
Total borrowers outside Spain	(117,474)	(91,110)

Total	(132,395)	(103,839)
Recoveries of loans previously charged off-
Domestic:
Commercial, financial, agricultural, Industrial	58,131	47,069
Real estate-construction	478	425
Real estate-mortgage	24,847	15,164
Installment loans to individuals	38,117	35,389
Lease finance	3,981	1,644
Other	16,296	9,031
Total Borrowers in Spain	141,850	108,722
Borrowers outside Spain
Government and official institutions	—	1,766
Bank and other financial institutions	3,097	13,485
Commercial and industrial	121,316	109,577
Other	127,391	123,937
Borrowers outside Spain	251,804	248,765

Total	393,654	357,487
Provisions for credit losses-
Domestic:
Commercial, financial, agricultural, Industrial	119,155	318,538
Real estate-construction	1,139	759
Real estate-mortgage	17,632	18,973
Installment loans to individuals	93,545	91,799
Lease finance	19,007	36,267
Other	68,178	214,898
Total Borrowers in Spain	318,656	681,234
Borrowers outside Spain
Government and official institutions	(1,966)	(3,350)
Bank and other financial institutions	69,459	(19,983)
Commercial and industrial	892,446	434,725
Other	369,597	403,061
Borrowers outside Spain	1,329,536	814,453

Total	1,648,192	1,495,687
Charge offs against credit loss allowance
Domestic:
Commercial, financial, agricultural, Industrial	(112,943)	(154,360)
Real estate-construction	(197)	(811)
Real estate-mortgage	(11,506)	(19,109)
Installment loans to individuals	(61,131)	(59,334)
Lease finance	(1,085)	(1,885)
Other	(62,895)	(23,867)
Total Borrowers in Spain	(249,757)	(259,366)
Borrowers outside Spain
Government and official institutions	—	(451)
Bank and other financial institutions	(665)	(196,662)
Commercial and industrial	(384,373)	(288,151)
Other	(838,579)	(326,455)
Borrowers outside Spain	(1,223,617)	(811,719)

Total	(1,473,374)	(1,071,085)

Allowances for Credit Losses

	EU-IFRS(*)
	December 31,
	2004	%	2005	%	2006	%
	(in thousands of euros, except percentages)
Borrowers in Spain:
Commercial, financial, agricultural, industrial	1,494,605	21.36	2,056,003	26.51	2,302,546	27.78
Real estate-construction	7,929	0.11	270,369	3.49	267,771	3.23
Real estate-mortgage	206,461	2.95	243,335	3.14	457,132	5.52
Installment loans to individuals	491,698	7.03	612,564	7.90	889,283	10.73
Lease finance	105,101	1.50	98,830	1.27	166,542	2.01
Other	530,771	7.59	383,248	4.94	235,046	2.84

Total Borrowers in Spain	2,836,564	40.54	3,664,349	47.24	4,318,320	52.10
Borrowers outside Spain
Government and official institutions	53,966	0.77	41,302	0.53	30,054	0.36
Bank and other financial institutions	176,115	2.52	68,122	0.88	149,729	1.81
Commercial and industrial	3,551,929	50.76	3,413,736	44.01	2,670,075	32.22
Mortgage loans	199,022	2.84	363,980	4.69	831,972	10.04
Other	179,832	2.57	205,186	2.65	287,978	3.47

Total borrowers outside Spain	4,160,864	59.46	4,092,326	52.76	3,969,808	47.90

Total	6,997,428	100.00	7,756,675	100.00	8,288,128	100.00

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
Impaired Assets
The following tables show our impaired assets, excluding country-risk. We do not keep records classifying assets as non-accrual, past due, restructured or potential problem loans, as those terms are defined by the SEC. However, we have estimated the amount of our assets that would have been so classified, to the extent possible, below.

	EU-IFRS(*)
	At December 31,
Non-performing assets	2004	2005	2006
	(in thousands of euros, except percentages)
Past-due and other non-performing assets (1) (2) (3):
Domestic	1,018,088	1,110,784	1,288,857
International	3,096,603	3,230,716	3,318,690

Total	4,114,691	4,341,500	4,607,547

Non-performing loans as a percentage of total loans	1.09%	0.98%	0.87%

Net loan charge-offs as a percentage of total loans	0.16%	0.23%	0.34%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)
We estimate that the total amount of our non-performing assets fully provisioned under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and which under U.S. GAAP would have been charged-off from the balance sheet was €1,567.0 million, €1,302.6 million and €1,206.5 million at December 31, 2004, 2005 and 2006 respectively.

(2)	Non-performing assets due to country risk were €117.1 million, €40.3 and €23.7 million at December 31, 2004, 2005 and 2006, respectively.

(3)
We estimate that at December 31, 2004, 2005 and 2006, (i) the total amount of our non-performing past-due assets was €3,501.0 million, €3,367.1 million and €3,841.2 million, respectively, and (ii) the total amount of our other non-performing assets was €613.7 million, €974.4 million and €766.3 million, respectively.

The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

	Previous Spanish GAAP
	At December 31,
	2002	2003
	(in thousands of euros, except percentages)
Past-due and other non-performing assets (1) (2) (3):
Domestic	1,003,851	931,583
International	2,672,616	2,290,921

Total	3,676,467	3,222,504

Non-performing loans as a percentage of total loans	2.19%	1.81%

Net loan charge-offs as a percentage of total loans	0.72%	0.46%

(1)
The figures in this table do not reflect the entire principal amount of loans having payments 90 days or more past due unless the entire principal amount of the loan is classified as non-performing under Bank of Spain regulations as described above under “—Bank of Spain Classification Requirements”. We estimate that the entire principal amount of such loans would have been €4,486.0 million, €3,823.4 million at December 31, 2002 and 2003.

(2)
We estimate that at December 31, 2002 and 2003, (i) the total amount of our non-performing past-due assets was €2,208.8 million and €2,327.3 million, respectively, and (ii) the total amount of our other non-performing assets was €1,467.6 million and €895.2 million, respectively.

(3)
We estimate that the total amount of our non-performing assets fully provisioned under Spanish GAAP and which under U.S. GAAP would have been charged-off from the balance sheet was €341.8 million at December 31, 2003.

We do not believe that there is a material amount of assets not included in the foregoing table where known information about credit risk at December 31, 2006 (not related to transfer risk inherent in cross-border lending activities) gave rise to serious doubts as to the ability of the borrowers to comply with the loan repayment terms at such date.
Evolution of Impaired Assets
The following tables show the movement in our impaired assets (excluding country-risk, see “—Country-Risk Outstandings”).

	EU-IFRS(*)
	Year ended	Year ended
	December 31,	December 31,	Quarter ended
(in thousands of euros)	2004	2005	Mar. 31, 2006	Jun. 30, 2006	Sep. 30, 2006	Dec. 31, 2006
Opening balance	3,512,727	4,114,691	4,341,500	4,369,871	4,488,817	4,646,619
Net additions	1,627,392	1,737,692	508,640	568,536	717,611	841,125
Writeoffs	(1,025,428)	(1,510,833)	(480,269)	(449,590)	(559,809)	(880,197)

Closing balance (1)	4,114,691	4,341,500	4,369,871	4,488,817	4,646,619	4,607,547

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)	Non-performing assets due to country-risk were €117.1 million, €40.3 million and €23.7 million at December 31, 2004, 2005 and 2006, respectively.

The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

	Previous Spanish GAAP
	Year ended December 31,
	2002	2003
	(in thousands of euros)
Opening balance	3,895,514	3,676,467
Net additions	1,356,366	720,500
Writeoffs	(1,575,413)	(1,174,463)

Closing balance	3,676,467	3,222,504
Impaired Asset Ratios
The following tables show the ratio of our impaired assets to total computable credit risk and our coverage ratio at December 31, 2004, 2005 and 2006.

	EU-IFRS(*)
	At December 31,
	2004	2005	2006
	(in thousands of euros, except percentages)
Computable credit risk (1)	411,482,598	489,662,040	588,372,837

Non-performing assets
Mortgage loans	1,352,564	1,209,137	1,364,317
Other	2,762,127	3,132,363	3,243,230

Total non-performing assets	4,114,691	4,341,500	4,607,547

Allowances for non-performing assets	6,813,354	7,902,225	8,626,937

Ratios
Non-performing assets to computable credit risk	1.00%	0.89%	0.78%
Coverage ratio (2)	165.59%	182.02%	187.23%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)	Computable credit risk is the sum of the face amounts of loans and leases (including non-performing assets but excluding country risk loans), guarantees and documentary credits.

(2)	Allowances for non-performing assets as a percentage of non-performing assets.

The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

	Previous Spanish GAAP
	At December 31,
	2002	2003
	(in thousands of euros, except percentages)
Computable credit risk (1)	194,917,391	207,979,474

Non-performing assets
Mortgage loans	361,076	510,265
Other	3,315,391	2,712,239

Total non performing assets	3,676,467	3,222,504

Allowances for non-performing assets	5,144,855	5,323,127

Ratios
Non-performing assets to computable credit risk	1.89%	1.55%
Coverage ratio (2)	139.94%	165.19%

(1)	Computable credit risk is the sum of the face amounts of loans and leases (including non-performing assets but excluding country risk loans), guarantees and documentary credits.

(2)	Allowances for non-performing assets as a percentage of non-performing assets.
Country-Risk Outstandings
The following tables set forth our country-risk outstandings with third parties belonging to countries classified in groups 3, 4, 5 and 6 for the years shown (See “—Bank of Spain Classification Requirements—Country-Risk Outstandings).

	EU-IFRS(*)
	Year ended December 31,
	2004	2005	2006
	(in millions of euros)
Risk (gross)	1,063.7	668.1	899.1
Provisions	275.0	313.0	233.5

Risk (net)	788.8	355.1	665.6

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

	Previous Spanish GAAP
	Year ended December 31,
	2002	2003
	(in millions of euros)
Risk (gross)	409.5	497.0
Provisions	337.5	406.0

Risk (net)	72.0	91.0

Other Non-Accruing Assets
As described above under “—Bank of Spain Classification Requirements”, we do not classify our loans to borrowers in countries with transitory difficulties (category 3) and countries in serious difficulties (category 4) as impaired assets. However, as described above under “—Bank of Spain Allowances for Credit Losses and Country-Risk Requirements—Allowances for Country-Risk” and “—Non-Accrual of Interest Requirements”, the Bank of Spain requires us to account for such loans on a cash basis (non-accruing) and to set aside certain allowances for such loans. We treat category 5 (doubtful countries) country-risk outstandings as both non-accruing and impaired asset. Total other non-accruing assets at December 31, 2002, 2003, 2004, 2005 and 2006 were €259.5 million, €249.7 million, €717.5 million, €626.5 million and €874.5 million, respectively (2002 and 2003 calculated under previous Spanish GAAP).

	EU-IFRS(*)
	Year Ended December 31,
Summary of non-accrual assets	2004	2005	2006
	(in millions of euros)
Assets classified as Non Performing Assets	4,114.7	4,341.5	4,607.5
Non Performing Assets due to country risk	117.1	40.3	23.7
Other assets on non-accrual status due to country risk	717.5	626.5	874.5

Total non-accruing assets	4,949.3	5,008.3	5,505.7

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
The table below contains information prepared under previous Spanish GAAP which is not comparable to information prepared under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. As described in our 2004 Form 20-F under “Financial Management and Equity Stakes—Classified Assets—Bank of Spain Classification Requirements”, under previous Spanish GAAP loans could be partially classified as performing and non-performing. As a result, this table includes an additional line for the performing portion of loans that are partially classified as non-performing.

	Previous Spanish GAAP
	Year Ended December 31,
Summary of non-accrual assets	2002	2003
	(in millions of euros)
Assets classified as Non Performing Assets	3,676.5	3,222.5
Outstanding balances of loans partially classified as non-performing	809.5	600.9
Other assets on non-accrual status due to country risk	259.5	249.7

Total non-accruing assets	4,745.5	4,073.1
Both under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 or previous Spanish GAAP we do not have any loans past-due 90 days or more that are accruing interest, in accordance with the Bank of Spain’s requirements.
As of December 31, 2004, 2005 and 2006, the amounts of “restructured loans”, none of which were classified as non-performing, were €193.2 million, 322.4 million and €403.0 million.
Foreclosed Assets
The tables below set forth the movements in our foreclosed assets for the periods shown.

	EU-IFRS(*)
	Year ended	Year ended	Quarterly movements				Total Year
	December 31,	December 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,
	2004	2005	2006	2006	2006	2006	2006
	(in thousands of euros, except percentages)
Opening balance	242,155	372,519	408,042	409,853	378,495	380,817	408,042
Foreclosures	455,024	442,458	126,246	122,122	121,778	269,662	639,808
Sales	(324,660)	(406,935)	(124,435)	(153,480)	(119,456)	(242,029)	(639,400)
Gross foreclosed assets	372,519	408,042	409,853	378,495	380,817	408,450	408,450
Allowances established	(89,773)	(115,683)	(119,723)	(99,700)	(116,508)	(129,611)	(129,611)
Allowance as a percentage of foreclosed assets	24.10%	28.35%	29.21%	26.34%	30.59%	31.73%	31.73%
Closing balance (net)	282,746	292,359	290,130	278,795	264,309	278,839	278,839

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Liabilities
Deposits
The principal components of our deposits are customer demand, time and notice deposits, and international and domestic interbank deposits. Our retail customers are the principal source of our demand, time and notice deposits. For an analysis, by domicile of customer, of average domestic and international deposits by type for 2004, 2005 and 2006, see “—Average Balance Sheets and Interest Rates—Liabilities and Interest Expense”.
We compete actively with other commercial banks and with savings banks for domestic deposits. Our share of customer deposits in the Spanish banking system (including Cajas de Ahorros) was 16.2% at December 31, 2006, according to figures published by the Spanish Banking Association (AEB) and the Confederación Española de Cajas de Ahorros (“CECA”). See “—Competition”.
The following tables analyze our year-end deposits.
Deposits (from central banks and credit institutions and Customers) by type of deposit

	EU-IFRS(*)
Deposits from central banks and credit	At December 31,
institutions-	2004	2005	2006
	(in thousands of euros)
Reciprocal accounts	39,162	190,885	411,314
Time deposits	42,459,721	47,224,471	63,589,635
Other demand accounts	4,191,073	7,383,695	2,225,037
Repurchase agreements	33,920,297	91,399,196	45,417,839
Central bank credit account drawdowns	3,107,895	2,369,406	1,348,815
Other financial liabilities associated with transferred financial assets	—	7,170	8,445
Hybrid financial liabilities	32,191	47,584	34,852

Total	83,750,339	148,622,407	113,035,937

Customer deposits-
Demand deposits-
Current accounts	67,714,687	80,631,188	89,151,030
Savings accounts	78,849,072	90,471,827	93,717,633
Other demand deposits	3,720,956	1,747,720	2,025,095
Time deposits-
Fixed-term deposits	80,052,445	77,166,817	86,345,788
Home-purchase savings accounts	289,779	269,706	324,262
Discount deposits	10,163,257	16,128,577	7,132,341
Funds received under financial asset transfers	—	1	—
Hybrid financial liabilities	1,873,863	4,141,071	4,994,535
Other financial liabilities associated with transferred financial assets	—	20,346	—
Other time deposits	498,961	351,620	470,140
Notice deposits	24,911	33,713	45,849
Repurchase agreements	40,023,685	34,802,694	47,015,928

Total	283,211,616	305,765,280	331,222,601

Total deposits	366,961,955	454,387,687	444,258,538

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Deposits (from central banks and credit institutions and Customers) by location of office

	EU-IFRS(*)
Deposits from central banks and	At December 31,
credit institutions-	2004	2005	2006
	(in thousands of euros)
Due to credit institutions
Offices in Spain	29,594,503	76,504,500	45,786,284
Offices outside Spain:
Other EU countries	9,559,941	9,647,389	47,733,849
United States	2,536,104	1,439,643	300,336
Other OECD countries (1)	26,844,609	36,905,723	24,509
Central and South America (1)	14,974,332	23,926,745	19,146,367
Other	240,850	198,407	44,592
Total offices outside Spain	54,155,836	72,117,907	67,249,653

Total	83,750,339	148,622,407	113,035,937

Customer deposits
Offices in Spain	102,249,913	107,117,818	120,485,991
Offices outside Spain:
Other EU countries	135,209,492	133,274,597	136,730,342
United States	6,037,483	7,578,598	7,512,963
Other OECD countries (1)	74,859	106,151	79,117
Central and South America (1)	38,499,807	56,395,157	64,984,913
Other	1,140,062	1,292,959	1,429,275
Total offices outside Spain	180,961,703	198,647,462	210,736,610

Total	283,211,616	305,765,280	331,222,601

Total deposits	366,961,955	454,387,687	444,258,538

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(1)	In this schedule Mexico is classified under “Central and South America.”
The following table shows the maturity of time deposits (excluding inter-bank deposits) in denominations of $100,000 or more for the year ended December 31, 2006. Large denomination customer deposits may be a less stable source of funds than demand and savings deposits.

	December 31, 2006
	Domestic	International	Total
	(in thousands of euros)
Under 3 months	13,672,757	16,994,282	30,667,039
3 to 6 months	1,871,785	3,416,972	5,288,757
6 to 12 months	2,705,830	3,902,752	6,608,582
Over 12 months	2,907,384	12,721,918	15,629,302

Total	21,157,756	37,035,924	58,193,680
The aggregate amount of deposits held by non-resident depositors (banks and customers) in our domestic branch network was €18.7 million, €64.4 million and €37.9 million at December 31, 2004, 2005 and 2006.

Short-term Borrowings

	EU-IFRS(*)
	At December 31,
	2004		2005		2006
		Average		Average		Average
Short-Term Borrowings	Amount	Rate	Amount	Rate	Amount	Rate
	(in thousands of euros, except percentages)
Securities sold under agreements to repurchase (principally Spanish Treasury notes and bills):
At December 31	67,856,642	1.55%	126,201,890	3.55%	92,433,767	4.39%
Average during year	62,726,813	3.24%	91,458,502	3.65%	101,682,243	3.74%
Maximun month-end balance	69,575,864		129,563,533		129,816,503
Other short-term borrowings:
At December 31	18,727,698	2.66%	25,157,976	2.34%	35,385,525	2.50%
Average during year	14,975,003	2.26%	21,249,880	4.23%	25,501,630	2.66%
Maximun month-end balance	18,752,237		26,688,044		35,385,525

Total short-term borrowings at year-end	86,584,340	1.79%	151,359,866	3.35%	127,819,292	3.87%

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
Competition
We face strong competition in all of our principal areas of operation from other banks, savings banks, credit co-operatives, brokerage houses, insurance companies and other financial services firms.
Banks
Two Spanish banking groups dominate the retail banking sector in Spain. These two groups are headed by Banco Bilbao Vizcaya Argentaria, S.A. and Santander.
At the end of December 2006, these two Spanish banking groups accounted for approximately 60.7% of loans and 63.5% of deposits of all Spanish banks, which in turn represented 29.1% of loans and 29.0% of deposits of the financial system, according to figures published by the Spanish Banking Association (AEB) and the Confederación Española de Cajas de Ahorro (“CECA”). These banking groups also hold significant investments in Spanish industry.
Foreign banks also have a presence in the Spanish banking system as a result of liberalization measures adopted by the Bank of Spain since 1978. At December 31, 2006, there were 69 foreign banks (of which 62 were from European Union countries) with branches in Spain. In addition, there were 19 Spanish subsidiary banks of foreign banks (of which 14 were from European Union countries).
Spanish law provides that any financial institution organized and licensed in another Member State of the European Union may conduct business in Spain from an office outside Spain. They do not need prior authorization from Spanish authorities to do so. Once the Bank of Spain receives notice from the institution’s home country supervisory authority about the institution’s proposed activities in Spain, the institution is automatically registered and the proposed activities are automatically authorized.
The opening of a branch of any financial institution authorized in another Member State of the European Union does not need prior authorization or specific allocation of resources. The opening is subject to the reception by the Bank of Spain of a notice from the institution’s home country supervisory authority containing, at least, the following information:
•	Program of activities detailing the transactions to be made and the corporate structure of the branch.

•	Address in Spain of the branch.

•	Name and curriculum vitae of the branch’s managers.

•	Stockholders’ equity and solvency ratio of the financial institution and its consolidated group.

•	Detailed information about any deposit guarantee scheme that assures the protection of the branch’s depositors.
Once the Bank of Spain receives the notice, it notifies the financial institution, thereby permitting the branch to be registered in the Mercantile Register and, then, in the Special Register of the Bank of Spain.
Spanish law requires prior approval by the Bank of Spain for a Spanish bank to acquire a significant interest in a bank organized outside the European Union, create a new bank outside the European Union or open a branch outside the European Union. Spanish banks must provide prior notice to the Bank of Spain to conduct any other business outside of Spain.
When a new bank is created by a Spanish bank outside of Spain, the following information has to be provided to the Bank of Spain:
•	amount of the investment,

•	percentage of the share capital and of the total voting rights,

•	name of the companies through which the investment will be made,

•	draft of the by-laws,

•
program of activities, setting out the types of business envisaged, the administrative and accounting organization and the internal control procedures, including those established to prevent money laundering transactions,

•	list of the persons who will be members of the first board of directors and of the senior management,

•	list of partners with significant holdings; and

•	detailed description of the banking, tax and anti-money laundering regulations of the country where it will be located.
The opening of branches outside Spain requires prior application to the Bank of Spain, including information about the country where the branch will be located, the address, program of activities and names and CVs of the branch’s managers. The opening of representative offices requires prior notice to the Bank of Spain detailing the activities to perform.
In addition, we face strong competition outside Spain, particularly in Argentina, Brazil, Chile, Mexico, Portugal and the United Kingdom.
Abbey’s main competitors are established UK banks, building societies and insurance companies and other financial services providers (such as supermarket chains and large retailers). In recent years, customer access, choice and mobility have increased.
Savings Banks
Spanish savings banks (“Cajas de Ahorros”) are mutual organizations which engage in the same activities as banks, but primarily take deposits and make loans, principally to individual customers and small to medium-sized companies. The Spanish savings banks provide strong competition for the demand and savings deposits which form an important part of our deposit base. Spanish savings banks, which traditionally were regional institutions, are permitted to open branches and offices throughout Spain. In the last few years, mergers among savings banks increased. The Spanish savings banks’ share of domestic deposits and loans were 61.6% and 52.0%, at December 31, 2006.
Credit Co-operatives
Credit co-operatives are active principally in rural areas. They provide savings and loan services including financing of agricultural machinery and supplies.

Brokerage Services
We face competition in our brokerage activities in Spain from brokerage houses of other financial institutions.
Spanish law provides that any investment services company authorized to operate in another Member State of the European Union may conduct business in Spain from an office outside Spain, once the National Securities Market Commission (Comisión Nacional del Mercado de Valores — “CNMV”) receives notice from the institution’s home country supervisory authority about the institution’s proposed activities in Spain.
Spanish law provides that credit entities have access, as members, to the Spanish stock exchanges, in accordance with the provisions established by the Investment Services Directive.
We also face strong competition in our mutual funds, pension funds and insurance activities from other banks, savings banks, insurance companies and other financial services firms.
SUPERVISION AND REGULATION
Bank of Spain and the European Central Bank
The Bank of Spain, which operates as Spain’s autonomous central bank, supervises all Spanish financial institutions, including us. Until January 1, 1999, the Bank of Spain was also the entity responsible for implementing Spanish monetary policy. As of that date, the start of Stage III of the European Monetary Union, the European System of Central Banks and the European Central Bank became jointly responsible for Spain’s monetary policy. The European System of Central Banks consists of the national central banks of the twenty seven Member States belonging to the European Union, whether they have adopted the euro or not, and the European Central Bank. The “Eurosystem” is the term used to refer to the European Central Bank and the national central banks of the Member States which have adopted the euro. The European Central Bank is responsible for the monetary policy of the European Union. The Bank of Spain, as a member of the European System of Central Banks, takes part in the development of the European System of Central Banks’ powers including the design of the European Union’s monetary policy.
The European System of Central Banks is made up of three decision-making bodies:
• the Governing Council, comprised of the members of the Executive Board of the European Central Bank and the governors of the national central banks of the 13 Member States which have adopted the euro;
• the Executive Board, comprised of the President, Vice-President and four other members; and
• the General Council of the European Central Bank, comprised of the President and Vice-President of the European Central Bank and the governors of the national central banks of the 27 European Union Member States.
The Governing Council is the body in charge of formulating monetary policy for the euro area and adopting the guidelines and decisions necessary to perform the Euro system’s tasks. The Executive Board is the body in charge of implementing the monetary policy for the euro area laid out by the Governing Council and providing the instructions necessary to carry out monetary policy to the euro area national central banks.
The European Central Bank has delegated the authority to issue the euro to the central banks of each country participating in Stage III. These central banks will also be in charge of executing the European Union’s monetary policy in their respective countries. The countries that have not adopted the euro will have a seat in the European System of Central Banks, but will not have a say in the monetary policy or instructions laid out by the governing council to the national central banks.
Since January 1, 1999, the Bank of Spain has performed the following basic functions attributed to the European System of Central Banks:
• executing the European Union monetary policy;
• conducting currency exchange operations consistent with the provisions of Article 109 of the Treaty on European Union, and holding and managing the States’ official currency reserves;
• promoting the sound working of payment systems in the euro area; and
• issuing legal tender bank notes.

Notwithstanding the European Monetary Union, the Bank of Spain continues to be responsible for:
• maintaining, administering and managing the foreign exchange and precious metal reserves;
• promoting the sound working and stability of the financial system and, without prejudice to the functions of the European System of Central Banks, of national payment systems;
• placing coins in circulation and the performance, on behalf of the State, of all such other functions entrusted to it in this connection;
• preparing and publishing statistics relating to its functions, and assisting the European Central Bank in the compilation of the necessary statistical information;
• rendering treasury services to the Spanish Treasury and to the regional governments, although the granting of loans or overdrafts in favor of the State, the regional governments or other bodies referred to in Article 104 of the European Union Treaty, is generally prohibited;
• rendering services related to public debt to the State and regional governments; and
• advising the Spanish Government and preparing the appropriate reports and studies.
The Bank of Spain has the following supervisory powers over Spanish banks, subject to applicable laws, rules and regulations issued by the Spanish Government and its Ministry of Economy and Finance:
• to conduct periodic inspections of Spanish banks to test compliance with current regulations concerning, among other matters, preparation of financial statements, account structure, credit policies and provisions and capital adequacy;
• to advise a bank’s board of directors and management when its dividend policy is deemed inconsistent with the bank’s financial results;
• to undertake extraordinary inspections of banks concerning any matters relating to their banking activities;
• to participate with, as the case may be, other authorities in appropriate cases in the imposition of penalties to banks for infringement or violation of applicable regulations; and
• to take control of credit entities and to replace directors of credit entities when a Spanish credit entity faces an exceptional situation that poses a risk to the financial status of the relevant entity.
Liquidity Ratio
European Central Bank regulations require credit institutions in each Member State that participates in the European Monetary Union, like us, to place a specific percentage of their “Qualifying Liabilities” with their respective central banks in the form of interest bearing deposits as specified below (the “Liquidity Ratio”).
The European Central Bank requires the maintenance of a minimum liquidity ratio by all credit institutions established in the Member States of the European Monetary Union. Branches located in the euro zone of institutions not registered in this area are also subject to this ratio, while the branches located outside the euro zone of institutions registered in the euro zone are not subject to this ratio.
“Qualifying Liabilities” are broadly defined as deposits and debt securities issued. The Liquidity Ratio is 2% over Qualifying Liabilities except in relation to deposits with stated maturity greater than two years, deposits redeemable at notice after two years, repos and debt securities with a stated maturity greater than two years, for which the ratio is 0%.
Liabilities of institutions subject to the Liquidity Ratio and liabilities of the European Central Bank and national central banks of a participating Member State of the European Monetary Union are not included in the base of “Qualifying Liabilities”.

Investment Ratio
The Spanish Government has the power to require credit institutions to invest a portion of certain “Qualifying Liabilities” in certain kinds of public sector debt or public-interest financing (the “investment ratio”), and has exercised this power in the past. Although the investment ratio has been 0% since December 31, 1992, the law which authorizes it has not been abolished, and the Spanish Government could reimpose the ratio, subject to EU requirements.
Capital Adequacy Requirements
The Bank and its Spanish bank subsidiaries are subject to Bank of Spain’s Circular 5/1993 on capital adequacy requirements. Additionally, Spain forms part of the Basel Committee on Banking Regulations and Supervisory Practices since February 2001 and we calculate our capital requirements under this committee’s criteria (the Basel 1 Accord). Finally, in June 2006 the European Union adopted a new regulatory framework (Directives 2006/48/EC and 2006/49/EC) that will be implemented during 2007 or in January 2008 if advanced risk models are adopted and promotes more risk sensitive approaches to the determination of minimum regulatory capital requirements.
The Spanish capital adequacy requirements distinguish between “basic” and “complementary” capital and require certain ratios of basic and total capital to risk-weighted assets. Basic capital generally includes ordinary shares, non-cumulative preferred securities and most reserves, less interim dividends, goodwill and intangible assets, treasury stock and financing for the acquisition (by persons other than the issuer’s employees) of the issuer’s shares. Complementary capital generally includes cumulative preferred securities, revaluation and similar reserves, dated and perpetual subordinated debt, generic credit allowances and capital gains.
The Bank’s total capital is reduced by certain deductions that need to be made with respect to its investments in other financial institutions.
The computation of both basic and complementary capital is subject to provisions limiting the type of stockholding and the level of control which these stockholdings grant to a banking group. The level of dated subordinated debt taken into account for the calculation of complementary capital may not exceed 50% of basic capital, the level of non-cumulative preferred securities may not exceed 30% of basic capital, the level of step-up preferred securities may not exceed 15% of basic capital and the total amount of complementary capital admissible for computing total capital may not exceed the total amount of basic capital.
The consolidated total capital of a banking group calculated in the manner described above may not be less than 8% of the group’s risk-weighted assets net of specified provisions and amortizations. The calculation of total risk-weighted assets applies minimum multipliers of 0%, 10%, 20%, 50% and 100% to the group’s assets.
Spanish regulations provide that, if certain requirements are met, Spanish banks may include the net credit exposure arising from certain interest rate -and foreign exchange- related derivative contracts (rather than the entire notional amount of such contracts) in their total risk-adjusted assets for purposes of calculating their capital adequacy ratios.
Spanish banks are permitted to include the net credit exposure arising from interest rate and foreign exchange transactions related to derivative products provided that (i) all derivative related transactions between the parties form a single agreement; (ii) the incumbent bank has submitted to the Bank of Spain legal opinions with regard to the validity of the netting provisions; and (iii) the incumbent bank has implemented the appropriate procedures to revise the treatment of netting if there is an amendment of the regulations in force.
At December 31, 2006, our eligible capital exceeded the minimum required by the Bank of Spain by approximately €11.2 billion. Our Spanish subsidiary banks were, at December 31, 2006, each in compliance with these capital adequacy requirements, and all our foreign subsidiary banks were in compliance with their local regulation.
Banks or consolidated banking groups should communicate immediately to the Bank of Spain if they fail to satisfy minimum capital requirements, and within the next month should present a plan to recover the solvency. This plan could be modified by the Bank of Spain. While the deficit persists, the payment of dividends by any of the entities of the banking group must be approved by Bank of Spain, and will be limited to a maximum of 50% of net attributable income. Payment of dividends is forbidden (other than by subsidiaries in which the entity holds at least 90% of the voting rights and capital) if the deficit of capital is greater than 20% of the minimum capital requirements. See “—Restrictions on Dividends”.

The Basel Committee on Banking Regulations and Supervisory Practices, which includes the supervisory authorities of thirteen major industrial countries, adopted on 1988 an international framework (the “Basel Accord”) for capital measurement and capital standards of banking institutions. Spain joined the Accord on February 1, 2001. The capital requirements imposed by the Basel Accord are in many respects similar to those imposed by European Union directives, Spanish law and the Bank of Spain.
Based purely on the Basel Accord capital framework itself, and making assumptions that we consider appropriate, we estimate that, at December 31, 2006, we had (1) a total capital to risk-weighted assets ratio of 12.49%, and (2) a Tier 1 capital to risk-weighted assets ratio of 7.42%.
After continuing consultation, the Basel Committee has developed a new framework to replace the 1988 Capital Accord, which the European Union has adopted and issued as Capital Adequacy Directive Three. The Basel Committee on Banking Supervision on June 26, 2004 published the Basel 2 Accord which amends the Basel 1 1988 Accord. Basel 2 promotes more risk sensitive approaches to the determination of minimum regulatory capital requirements which would further strengthen the soundness and stability of the international banking system. To ensure that the most appropriate approaches are being used, banks are encouraged to move to the more sophisticated methods by a reduction in the regulatory capital charge.
As a result of the new Basel capital accord issued by the Basel Committee, a new regulatory framework (Directives 2006/48/EC and 2006/49/EC) was adopted in June 2006 by the European Union. European Union countries intend to implement the new regulations during 2007 or in January 2008 if advanced risk models are adopted. This new framework will be applicable to all Spanish banks.
The New Accord introduces more emphasis on risk sensitivity, supervisory review and market discipline (through more extensive disclosures). Banks will have minimum capital requirements in order to support credit risk, market risk and operational risk. The impact of the new regulation is not expected to increase the capital requirements, but will increase its volatility.
Currently, the Bank of Spain is working on a new solvency regulation and the Group is working in order to obtain validation of the advanced models in accordance with the timetable established in the European Union. This timetable consists on a 3 year period of parallel calculations, starting in 2007, through 2008 and 2009, in which capital requirements calculated under Basel 2 cannot be less than 95%, 90% and 80% respectively of the capital requirements calculated under Basel 1.
Concentration of Risk
Spanish banks may not have exposure to a single person or group in excess of 25% (20% in the case of an affiliate) of the bank’s or group’s consolidated equity. Any exposure to a person or group exceeding 10% of a bank’s or group’s consolidated capital is deemed a concentration and the total amount of exposure represented by all of such concentrations must not exceed 800% of such capital (excluding exposures to OECD governments and certain other exceptions).
Legal Reserve and Other Reserves
Spanish banks are subject to legal and other restricted reserves requirements. In addition, we must allocate profits to certain other reserves as described under Note 33 to our consolidated financial statements.
Allowances for Credit Losses and Country-Risk
For a discussion of Bank of Spain’s Circular 4/2004 relating to allowances for credit losses and country-risk, see “—Selected Statistical Information—Classified Assets—Bank of Spain Classification Requirements”.
Employee Pension Plans
At December 31, 2006, our pension plans were all funded according to Bank of Spain requirements. See Note 25 to our consolidated financial statements.
Restrictions on Dividends
We may only pay dividends (including interim dividends) if such payment is in compliance with the Bank of Spain’s minimum capital requirement (described under “—Capital Adequacy Requirements”) and other requirements or, as described below, under certain circumstances when we have capital that is 20% or less below the Bank of Spain’s minimum capital requirements.

If a banking group meets this capital requirement, it may dedicate all of its net profits to the payment of dividends, although in practice Spanish banks normally consult with the Bank of Spain before declaring a dividend. Even if a banking group meets the capital requirement as a group, any consolidated Spanish credit entity that is a subsidiary that does not meet the capital requirement on its own will be subject to the limitations on dividends described below. If a banking group or any Spanish credit entity subsidiary of the group has capital that is 20% or less below the Bank of Spain’s minimum capital requirement, it must devote an amount of net profits (at least 50%) determined by the Bank of Spain to reserves, and dividends may be paid out of the remainder only with the prior approval of the Bank of Spain. If the capital is 20% or more below the minimum requirement, it may not pay any dividends and must allocate all profits to reserves. In the case of a banking group failing to meet the capital requirement, however, consolidated subsidiaries in the group may pay dividends without restriction, so long as they are at least 90% owned by group companies and, if they are credit entities, independently comply with the capital requirement.
If a bank has no net profits, its board of directors may propose at the general meeting of shareholders that a dividend be declared out of retained earnings. However, once the board of directors has proposed the dividend to be paid, it must submit the proposal to the Minister of Economy and Finance who, in consultation with the Bank of Spain, may in his discretion authorize or reject the proposal of the board.
Compliance with such requirements notwithstanding, the Bank of Spain is empowered to advise a bank against the payment of dividends on security and soundness grounds. If such advice is not followed, the Bank of Spain may require that notice of such advice be included in the bank’s annual report registered before the Mercantile Register. In no event may dividends be paid from certain legal reserves.
Interim dividends of any given year may not exceed the net profits for the period from the closing of the previous fiscal year to the date on which interim dividends are declared. In addition, the Bank of Spain recommends that interim dividends not exceed an amount equal to one-half of all net income from the beginning of the corresponding fiscal year. Although banks are not legally required to seek prior approval from the Bank of Spain before declaring interim dividends, the Bank of Spain has asked that banks consult with it on a voluntary basis before declaring interim dividends.
Limitations On Types Of Business
Spanish banks generally are not subject to any prohibitions on the types of businesses that they may conduct, although they are subject to certain limitations on the types of businesses they may conduct directly.
The activities that credit institutions authorized in another Member State of the European Union may conduct and which benefit from the mutual recognition within the European Union are detailed in article 52 of Law 26/1988 (July 29, 1988).
Deposit Guarantee Fund
The Deposit Guarantee Fund on Credit Institutions (“Fondo de Garantía de Depósitos”, or the “FGD”), which operates under the guidance of the Bank of Spain, guarantees in the case of the Bank and our Spanish banking subsidiaries: (i) bank deposits up to €20,000 per depositor; and (ii) securities and financial instruments which have been relied to a credit institution for its deposit, register or for such other service, up to €20,000 per investor. Pursuant to regulations affecting the FGD, the FGD may purchase non-performing loans or may acquire, recapitalize and sell banks which experience difficulties.
The FGD is funded by annual contributions from member banks. The amount of such bank’s contributions is currently 0.6 per thousand (0.4 per thousand for savings banks and 0.8 per thousand for credit cooperatives) of the year-end amount of deposits to which the guarantee extends. For that purpose, the calculation basis will take into consideration the bank deposits, plus 5% of the market quotation (or nominal value or redemption value in case the securities are not traded in any secondary market) of the guaranteed securities at the end of the financial year. Nevertheless, the Minister of Economy and Finance may reduce the member bank contributions once the capital of the FGD resources exceeds its requirements, and suspend further contributions when the FGD’s funds exceed the requirement by 1% or more of the calculation basis.
As of December 31, 2006, the Bank and its domestic bank subsidiaries were members of the FGD and thus were obligated to make annual contributions to it.

Data Protection
Law 15/1999, dated December 13, 1999, establishes the requirements relating to the treatment of customers’ personal data by credit entities. This law requires credit entities to notify the Spanish Data Protection Agency prior to creating files with a customer’s personal information. Furthermore, this law requires the credit entity to identify the persons who will be responsible for the files and the measures that will be taken to preserve the security of those files. The files must then be recorded in the Data Protection General Registry, once compliance with the relevant requirements has been confirmed. Credit entities that breach this law may be subject to claims by the interested parties before the Data Protection Agency. The Agency, which has investigatory and sanctioning capabilities, is the Spanish Authority responsible for the control and supervision of the enforcement of this law.
Recent Legislation
Royal Decree 54/2005 modifies the regulations on prevention of money laundering, to adapt to Law 19/2003 and other standards to regulate the banking, finance and insurance systems.
Royal Decree Law 5/2005 (i) amends the Securities Market Law 24/1988 in order to implement the Directive 2003/71/EC of the European Parliament and of the Council on the prospectus to be published when securities are offered to the public or admitted to trading; and (ii) implements the Directive 2002/47/EC of the European Parliament and of the Council on financial collateral arrangements. See “Item 9. The Offer and Listing — C. Markets — Spanish Securities Market - Securities Market Legislation”.
Law 6/2005 (April 22) relates to solvency and liquidation of credit entities.
Law 5/2005 (April 22) on supervision of financial conglomerates, amends other laws applicable to the financial sector. This law partially implements the Directive 2002/87/EC of the European Parliament and of the Council on the supplementary supervision of credit institutions, insurance undertakings and investment firms in a financial conglomerate. The two objectives of this law are (i) to establish a specific regime of prudential supervision for financial conglomerates that provide services and products in different sectors of the financial markets and (ii) to harmonize the existing sectorial rules between the different groups with homogeneous financial activities, such as credit institutions, insurance undertakings and investment firms with the rules of the financial conglomerates.
Royal Decree 1309/2005 (November 4) approves the regulations of Law 35/2003 referred for undertakings of collective investments, and adapts the tax regime of such undertakings.
Royal Decree 1310/2005 (November 4) partially develops title III and IV of the Securities Market Law, in relation to the admission to trading of securities in Spanish official secondary markets, the public offerings of securities and the prospectus required to those effects. This Royal Decree completes the implementation into Spanish law of the EU Prospectus Directive (2003/71/EC), relating to the prospectus that must be published when securities are offered to the public or admitted to trading.
Law 19/2005 (November 14), on the European public limited-liability companies domiciled in Spain, encourages the establishment of this new corporate form in the Spanish legal system. It makes the relevant amendments to the Spanish “Ley de Sociedades Anónimas” (“Companies Law”) and to the Securities Market Law, to implement the Council Regulation number 2157/2001/EC on the Statute for the European public limited-liability company.
Law 25/2005 (November 24) regulates capital risk entities and their management companies and introduces a more flexible legal framework for such entities.
Royal Decree 1332/2005 (November 11) develops Law 5/2005 and amends other laws relating to supervision of financial conglomerates. This Royal Decree implements the Directive 2002/87/EC of the European Parliament and of the Council on the supplementary supervision of credit institutions, insurance undertakings and investment firms in a financial conglomerate, which was initially implemented by Law 5/2005.
Royal Decree 1333/2005 (November 11) develops the Securities Market Law and completes the implementation of the European community regulation relating to market abuse. This Royal Decree on market abuse refers to the definition and public disclosure of insider dealing and the definition of market manipulation, the notification of managers’ transactions, and the fair presentation of investment recommendations and the disclosure of conflicts of interest.

Law 12/2006 (May 16), among others, amends the Securities Market Law 24/1988 by (i) implementing Article 6(9) of Directive 2003/6/EC of the European Parliament and of the Council on insider dealing and market manipulation (market abuse) and articles 7 to 11 of the Commission Directive 2004/72/EC, by introducing a new article to the Securities Market Law requiring that any person professionally arranging transactions in financial instruments who reasonably suspects that a transaction might constitute insider dealing or market manipulation shall notify the CNMV; (ii) completing the regulation of Bolsas y Mercados Españoles, or of any other entity which in the future could be in the same position, to provide it with more flexibility in its operation; and (iii) finally, it clarifies and homogenizes the regulation of significant participations on the entities which manage the accounting records and the clearing and settlement of securities and the Spanish secondary markets.
Law 35/2006 of November 28, 2006, which approved a new personal income tax law and abolished existing law on the subject, including Royal Decree 3/2004 which was the primary source of regulation. Additionally it partially modified the corporate income tax, the non resident individuals and coporate income tax and the net worth tax.
Law 36/2006 (November 29), relating to measures to prevent tax fraud, among others, amends article 108 of the Securities Market Law.
Law 6/2007 (April 12) amending the Securities Market Law, in order to modify the rules for takeover bids and for issuers transparency (see “Item 9. The Offer and Listing – C. Markets – Spanish Securities Market – Securities Market Legislation” and “Item 10. Additional Information – B. Memorandum and Articles of Association – Tender Offers”).
Also, please see our discussion above of the New Basel Capital Accord under “Capital Adequacy Requirements”.
United Kingdom Regulation
FSA
Both Abbey and our branch in the United Kingdom are regulated by the Financial Services Authority (“FSA”). The FSA is the single statutory regulator responsible for regulating deposit taking, mortgages, insurance and investment business pursuant to the Financial Services and Markets Act 2000 (“FSMA”). It is a criminal offense for any person to carry on any of the activities regulated under this Act in the United Kingdom by way of business unless that person is authorized by the FSA or falls under an exemption.
The FSA has authorized Abbey, as well as some of its subsidiaries, to carry on certain regulated activities. The regulated activities they are authorized to engage in depend upon permissions granted by the FSA. The main permitted activities of Abbey and its subsidiaries are described below.
Mortgages
Lending secured on land at least 40% of which is used as a dwelling by an individual borrower or relative has been regulated by the FSA since October 31, 2004. Abbey is authorized to enter into, advise and arrange regulated mortgage contracts.
Banking
Deposit taking is a regulated activity that requires a firm to be authorized and supervised by the FSA. Abbey has permission to carry on deposit taking as do several of its subsidiaries, including Abbey National Treasury Services plc and Cater Allen Limited.
Insurance
United Kingdom banking groups may provide insurance services through other group companies. Insurance business in the United Kingdom is divided between two main categories: Long-term Assurance (whole of life, endowments, life insurance investment bonds) and General Insurance (building and contents cover and motor insurance). Under the FSMA, effecting or carrying out any contract of insurance, whether general or long-term, is a regulated activity requiring authorization. Life insurance mediation has been subject to regulation for many years. Brokering of long-term insurance (for example, critical illness cover) became regulated on October 31, 2004. General insurance mediation has been subject to regulation by the FSA since January 14, 2005.
Abbey is authorized by the FSA to sell both Long-term Assurance and General Insurance, and receives commissions for the policies arranged.

Investment business
Investment business such as dealing in, arranging deals in, managing and giving investment advice in respect of most types of securities and other investments, including options, futures and contracts for differences (which would include interest rate and currency swaps) and long-term assurance contracts are all regulated activities under the FSMA and require authorization by the FSA.
Abbey and a number of its subsidiaries have permission to engage in a wide range of wholesale and retail investment businesses including selling certain life assurance and pension products, unit trust products and Individual Savings Accounts (tax exempt saving products) and providing certain retail equity products and services.
United States Regulation
By virtue of the operation of our branch in New York City, our agency in Miami and Banesto’s branch in New York City, as well as our ownership of a bank in Puerto Rico, we are subject to the U.S. Bank Holding Company Act of 1956, as amended, and the U.S. International Banking Act of 1978, as amended. These statutes impose limitations on the types of business conducted by us in the United States and on the location and expansion of our banking business in the United States. We are subject to supervision and regulation by the Board of Governors of the Federal Reserve System. In addition, our branch and agency offices are subject to supervision and regulation by state banking departments in the states in which they operate, and Sovereign is subject to supervision and regulation as a savings-and-loan holding company by the Office of Thrift Supervision.
Monetary Policy and Exchange Controls
The decisions of the European System of Central Banks influence conditions in the money and credit markets, thereby affecting interest rates, the growth in lending, the distribution of lending among various industry sectors and the growth of deposits. Monetary policy has had a significant effect on the operations and profitability of Spanish banks in the past and this effect is expected to continue in the future. Similarly, the monetary policies of governments in other countries in which we have operations, particularly in Latin America and, following the acquisition of Abbey, in the United Kingdom, affect our operations and profitability in those countries. We cannot predict the effect which any changes in such policies may have upon our operations in the future, but we do not expect it to be material.
The European Monetary Union has had a significant effect upon foreign exchange and bond markets and has involved modification of the internal operations and systems of banks and of inter-bank payments systems. Since January 1, 1999, the start of Stage III, see “—Supervision and Regulation—Bank of Spain and the European Central Bank,” Spanish monetary policy has been affected in several ways. The euro has become the national currency of the twelve participating countries and the exchange rates between the currencies of these countries were fixed to the euro. Additionally, the European System of Central Banks became the entity in charge of the European Union’s monetary policy.
C. Organizational structure.
Banco Santander Central Hispano, S.A. is the parent company of the Group which was comprised at December 31, 2006 of 654 companies that consolidate by the global integration method. In addition, there are 138 companies that are accounted for by the equity method.
See Exhibits I, II and III to our consolidated financial statements included in this Form 20-F, for details on our consolidated and non-consolidated companies.
D. Property, plant and equipment.
During 2006, the Bank and its bank subsidiaries either leased or owned premises in Spain and abroad, which at December 31, 2006 included 4,848 branch offices in Spain and 6,004 abroad. See Note 16 to our consolidated financial statements.
Item 4A. Unresolved Staff Comments
Not applicable.

Item 5. Operating and Financial Review and Prospects
Critical Accounting Policies
Our primary financial statements for the years ended December 31, 2006 and 2005 were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”) required to be applied under Bank of Spain’s Circular 4/2004. A broader and more detailed description of the accounting policies we employ is shown in Notes 1 and 2 to our consolidated financial statements.
The application of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 accounting principles requires a significant amount of judgment based upon estimates and assumptions that could involve significant uncertainty at the time they are made (see Note 1-c to our consolidated financial statements). Also changes in assumptions may have a significant impact on the financial statements in the periods where assumptions are changed. Following our accounting procedures, these judgments or changes in assumptions are submitted to our Audit and Compliance Committee and/or to our regulatory authorities and are disclosed in the notes to our consolidated financial statements.
Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under these circumstances. Actual results may differ from these estimates under different assumptions and conditions.
We believe that of our significant accounting policies, the following may involve a high degree of judgment:
Fair value of financial instruments
Trading assets or liabilities, financial instruments that are classified at fair value through profit or loss, available for sale securities, and all derivatives, are recorded at fair value on the balance sheet. The fair value of financial instruments is the value at which the financial instrument could be bought or sold in a current transaction between willing parties. If a quoted market price is available for an instrument, the fair value is calculated based on the market price.
If there is no market price for a given financial asset, its fair value is estimated on the basis of the price established in recent transactions involving similar instruments and, in the absence thereof, on the basis of valuation techniques sufficiently used by the international financial community, taking into account the specific features of the instrument to be measured and, particularly, the various types of risk associated with it.
We use derivative financial instruments for both trading and non-trading activities. The principal types of derivatives used are interest rate swaps, future rate agreements, interest rate options and futures, foreign exchange forwards, foreign exchange futures, foreign exchange options, foreign exchange swaps, cross currency swaps, equity index futures and equity options. The fair value of standard derivatives is calculated based on market price.

The fair value of over-the-counter (“OTC”) derivatives is taken to be the sum of the future cash flows arising from the instrument, discounted to present value at the date of measurement (“present value” or “theoretical close”) using valuation techniques commonly used by the financial markets: “net present value” (NPV), option pricing models and other methods. Financial derivatives whose underlyings are equity instruments the fair value of which cannot be reliably measured and which are settled through delivery thereof are measured at cost. The determination of fair value requires us to make estimates and certain assumptions. If quoted market prices are not available, we have to calculate the fair value from commonly used pricing models that consider contractual prices for the underlying financial instruments, yield curves and other relevant factors. Our use of different estimates or assumptions in these pricing models could lead to different amounts being recorded in our consolidated financial statements.
Equity instruments whose fair value cannot be determined in a sufficiently objective manner and financial derivatives that have those instruments as their underlying and are settled by delivery of those instruments are measured at acquisition cost adjusted, where appropriate, by any related impairment loss.
In Note 2. d) iii. to our consolidated financial statements we detail the various valuation techniques used by the Group to measure the financial instruments recognized at fair value.
Allowances for credit losses
Financial assets accounted for at amortized cost and contingent liabilities are assessed for objective evidence of impairment and required allowances and provisions are estimated in accordance with IAS 39. Impairment exists if the book value of a claim or a portfolio of claims exceeds the present value of the cash flows actually expected in future periods.
Impairment losses on these impaired assets and contingent liabilities are assessed as follows:
•
Individually, for all significant debt instruments and for instruments which, although not material, are not susceptible to being classified in homogeneous groups of instruments with similar risk characteristics: instrument type, debtor’s industry and geographical location, type of guarantee or collateral, and age of past-due amounts, taking into account: (i) the present value of future cash flows, discounted at an appropriate discount rate; (ii) the debtor’s financial situation; and (iii) any guarantees in place.

•
Collectively, in all other cases: we classify transactions on the basis of the nature of the obligors, the conditions of the countries in which they reside, transaction status and type of collateral or guarantee, and age of past-due amounts. For each risk group, we establish the appropriate impairment losses (“identified losses”) that must be recognized.

•
Additional allowance for credit losses: additionally, we recognize an impairment allowance for credit losses taking into account the historical loss experience and other circumstances known at the time of assessment. For these purposes, credit losses are losses incurred at the reporting date calculated using statistical methods that have not yet been allocated to specific transactions.

The Group has implemented a methodology which complies with EU-IFRS and is consistent with the Bank of Spain’s Circular 4/2004 requirements related to the determination of the level of provisions required to cover inherent losses. The aforementioned methodology takes as the first step the classification of portfolios considered as normal risk (debt instruments not valued at their fair value with changes in the income statement, as with contingent risks and contingent commitments) in the following groups, according to the associated level of risk:
(i)	No appreciable risk.

(ii)	Low risk.

(iii)	Medium-low risk.

(iv)	Medium risk.

(v)	Medium-high risk.

(vi)	High risk.

Once the portfolios have been classified in the aforementioned groups, the Bank of Spain, based on its experience and the information available to it with respect to the Spanish banking sector, has determined the method and amount of the parameters that entities should apply in the calculation of the provisions for inherent losses in debt instruments and contingent risks classified as normal risk.
The methodology of the calculation establishes that the charge for inherent losses to be made in each period will be equal to: (i) the sum of multiplying the value, positive or negative, of the variation in the period of the balance of each class of risk by the constant a corresponding to that class, plus (ii) the sum of multiplying the total amount of the operations included in each class at the end of the period by the relevant b, minus (iii) the amount of the net charge for the specific provision made in the period.
The parameters a and b as determined by Bank of Spain’s guidance take into account historic inherent losses and adjustments to reflect the current economic circumstances.
The allowance for credit losses recorded by the Santander Group as at December 31, 2006, taking into account this methodology as outlined above, was €8,865 million.
Additionally, and with the objective of ensuring that the provisions resulting from the application of the statutory criteria are reasonable, our Group estimates the provisions to be made to create these allowances using models based on our own credit loss experience and management’s estimates of future credit losses. The Group has developed internal risk models, based on historical information available for each country and type of risk (homogenous portfolios); a full disclosure of our credit risk management system is included in Item 11. Quantitative and Qualitative Disclosures about Market Risk Part 3. Credit Risk. Bank of Spain’s Circular 4/2004 requires that the internal valuation allowance methodology described above shall be tested and validated by the Bank of Spain. The Bank of Spain has not yet verified such internal models (although it is in the process of reviewing them). The Bank of Spain’s Circular 4/2004 requires that until our internal models are so validated, the ratio of the allowance for loan losses to insolvencies incurred but not specifically identified for our Spanish operations must not be lower than would result under the application of the methodology established by the Bank of Spain, which is based on historical statistical data relating to the Spanish financial sector as a whole, as opposed to our specific historical loss experience (see Note 2-g). These internal models may be applied in future periods but are subject to local regulatory review (the Bank of Spain). In order for each internal model to be considered valid by the local regulator, the calculation should be methodologically correct, and be supported by historical information which covers at least one complete economic cycle and stored in databases which are consistent with information that has been audited by both the Group Internal Audit function and external Auditors.
With respect to this matter, since 1993 the Group has employed its own models for assigning solvency and internal ratings, which aim to measure the degree of risk of a client or transaction. Each rating corresponds to a certain probability of default or non-payment, based on the Group’s past experience. The development of the internal model has led to the introduction of databases that can be used to estimate the risk parameters required in the calculation of regulatory capital and inherent loss, following best practices on the market and the guidelines of the New Capital Accord (Basel II).
Although there should be no substantial difference in the calculation of loan allowances between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP the Bank has included in the reconciliation of stockholders equity and net income a difference between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP related to the determination of allowance losses not allocated to specific loans.
According to U.S. GAAP, the loan loss allowance should represent the best estimate of probable losses in possible scenarios. Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, the Bank has additionally applied the statistical percentages obtained from historical trends as determined by the Bank of Spain’s Circular 4/2004. As a result, the loan allowances not allocated to specific loans, as determined by the Circular, are higher than those meeting the requirements of U.S. GAAP.
The estimates of the portfolio’s inherent risks and overall recovery vary with changes in the economy, individual industries, countries and individual borrowers’ or counterparties’ ability and willingness to repay their obligations. The degree to which any particular assumption affects the allowance for credit losses depends on the severity of the change and its relationship to the other assumptions.
Key judgments used in determining the allowance for loan losses include: (i) risk ratings for pools of commercial loans and leases, (ii) market and collateral values and discount rates for individually evaluated loans, (iii) product type classifications for consumer and commercial loans and leases, (iv) loss rates used for consumer and commercial loans and leases, (v) adjustments made to assess current events and conditions, (vi) considerations regarding domestic, global and individual countries economic uncertainty, and (vii) overall credit conditions.

CLASSIFICATION OF DIFFERENCES BETWEEN THE EU-IFRS REQUIRED TO BE APPLIED UNDER BANK OF SPAIN’S CIRCULAR 4/2004 AND U.S. GAAP
Credit losses are generally recognized through provisions to allowances for credit losses. Under certain unusual circumstances (for example: bankruptcy, insolvency, etc.), the loss could be directly recognized through write-offs.
Provisions to specific allowances come from the impairment process. Loans are identified as impaired and placed on a non-accrual basis when it is determined that collection of the payment of interest or principal is doubtful or when the interest or principal has been past due for 90 days or more, except when the loan is well secured and in the process of collection.
Globally managed clients, corporate, sovereign and other large balance loans are evaluated on an individual basis based on the borrower’s overall financial condition, resources, guarantees and payment record. Impairment is determined when there are doubts about collection, or when interest or principal is past due for 90 days or more.
Consumer mortgage, installment, revolving credit and other consumer loans are evaluated collectively, and their impairment is established when interest or principal is past due for 90 days or more.
According to Bank of Spain requirements non-performing loans must be 100% provisioned (hence all the credit loss recognized) when they are more than 24 months overdue (more than 6 years in secured mortgage loans).
When a loan is deemed partially uncollectible, the credit loss is charged against earnings through provisions to credit allowances instead of through partial write-offs of the loan, since Bank of Spain does not permit partial write-offs of impaired loans. If a loan becomes entirely uncollectible, its allowance is increased until it reaches 100% of the loan balance. Generally speaking, credit loss recognition under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP are similar.
The credit loss recognition process is independent of the process for the removal of impaired loans from the balance sheet. The entire loan balance is kept on the balance sheet until any portion of it has been classified as non-performing for 4 years, or up to 6 years for some secured mortgage loans (maximum period established in the Bank of Spain’s Circular 4/2004), depending on our management’s view as to the recoverability of the loan. After that period the loan balance and its 100% specific allowance are removed from the balance sheet and recorded in off-balance sheet accounts, with no resulting impact on net income attributable to the Group at that time. Under U.S. GAAP, this loan would be removed from the balance sheet earlier.
An additional allowance for credit losses attributed to the remaining portfolio is established via a process that considers the potential loss inherent in the portfolio. Also, an allowance is recorded for those exposures where the transfer risk adds some doubts as to the collection of debts (the Country-risk Allowance).
Given that loans are presented on the balance sheet net of their credit allowances, there are no significant differences of presentation in the amounts disclosed on the balance sheet under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 or U.S. GAAP. However, our non-performing loans under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 include balances that would have been removed from the balance sheet under U.S. GAAP. This classification difference is precisely the specific allowance for credit losses, which does not exist under U.S. GAAP.
Impairment of goodwill
Management, as explained in Notes 2 and 17 to our consolidated financial statements, have to consider at least annually (or whenever there is any indication of impairment), whether the current carrying value of goodwill is impaired (i.e. a potential reduction in its recoverable value to below its carrying amount). An impairment loss recognized for goodwill may not be reversed in a subsequent period.
The first step of the impairment review process requires the identification of the cash-generating units (a CGU is the smallest identifiable group of assets that, as a result of continuing operations, generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets). The goodwill is then allocated to these cash-generating units; this allocation is reviewed following business reorganization. The carrying value of the cash-generating unit, including the allocated goodwill, is compared to its fair value to determine whether any impairment exists. To calculate these fair values, management may use quoted prices, if available, appraisals made by independent external experts or internal estimations.
Assumptions about expected future cash flows require management to make estimations and judgments. For this purpose, management analyzes the following: (i) certain macroeconomic variables that might affect its investments (including population data, political situation, economic situation as well as the banking system’s penetration level); (ii) various microeconomic variables comparing our investments with the financial industry of the country in which we carry on most of our business activities (breakdown of the balance sheet, total funds under management, results, efficiency ratio, capital ratio, return on equity, among others); and (iii) the price earnings (P/E) ratio of the investments as compared with the P/E ratio of the stock market in the country in which the investments are located and that of comparable local financial institutions.

In 2006 we recorded a goodwill impairment testing of €13 million. In 2005 none of the goodwill was impaired; and in 2004 we recorded goodwill impairment losses of €138.2 million under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 (mainly related to our investments in Venezuela and Colombia, which were adjusted in prior years for U.S. GAAP reconciliation purposes).
Retirement Benefit Obligations
We provide pension plans in most parts of the world. For defined contributions plans, the pension cost registered in the consolidated income statement represents the contribution payable to the scheme. For defined benefit plans, the pension cost is assessed in accordance with the advice of a qualified external actuary using the projected unit credit method. This cost is annually charged to the consolidated income statement.
The actuarial valuation is dependent upon a series of assumptions, the key ones being as follows:
•	assumed interest rates;
•	mortality tables;
•	annual social security pension revision rate;
•	price inflation;
•	annual salary growth rate, and
•	the method used to calculate vested commitments to current employees.
The difference between the fair value of the plan assets and the present value of the defined benefit obligation at the balance sheet date, adjusted for any historic unrecognized actuarial gains or losses and past service cost, is recognized as a liability in the balance sheet.
Further information on retirement benefit obligations is set out in Notes 2 and 25 to our consolidated financial statements.
Significant accounting policies with respect to our reconciliation from the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 to U.S. GAAP
We include a reconciliation of net income and stockholders’ equity between our primary financial statements under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP within Note 58 to our consolidated financial statements. The preparation of this reconciliation requires management to consider accounting policies under U.S. GAAP to determine whether or not a difference in GAAP exists, and to quantify the amount of that difference where appropriate. These policies may also be based on difficult or subjective judgments, estimates based on past experience and assumptions determined to be reasonable and realistic based on the related circumstances.
Unless indicated otherwise, all of the significant accounting policies identified above, are equally critical to the preparation of the U.S. GAAP reconciliation, and involve similar judgment and assumptions by management.
Business combinations and goodwill
Goodwill and intangible assets include the cost of acquired subsidiaries in excess of the fair value of the tangible net assets recorded in connection with acquisitions. Acquired intangible assets include core deposits, customer lists, brands and assets under management. Accounting for goodwill and acquired intangible assets requires management’s estimate regarding: (1) the fair value of the acquired intangible assets and the initial amount of goodwill to be recorded, (2) the amortization period (for identified intangible assets other than goodwill) and (3) the recoverability of the carrying value of acquired intangible assets.
To determine the initial amount of goodwill to be recorded upon an acquisition, we have to determine the consideration and the fair value of the net assets acquired. We use independent appraisers and our internal analysis, generally based on discounted cash flow techniques, to determine the fair value of the net assets acquired and non-cash components of the consideration paid. The actual fair value of net assets acquired could differ from the fair value determined, resulting in an under- or over-statement of goodwill.

We test goodwill for impairment at the reporting unit level. We determine our reporting units one level below our business segment, based on our management structure. We keep those reporting units unchanged unless business segment reorganization occurs.
The useful lives of acquired intangible assets are estimated based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the acquired entity.
The amortization period under U.S. GAAP is reviewed annually in light of the above factors for acquired intangible assets. In making these assumptions, we consider historical results, adjusted to reflect current and anticipated operating conditions. Because a change in these assumptions can result in a significant change in the recorded amount of acquired intangible assets, we believe the accounting for business combinations is one of our critical accounting estimates.
In 2004, we acquired Abbey. As a result of this transaction a significant amount of goodwill was recorded (see Note 17 to our consolidated financial statements). As the business combination was performed close to the end of the year and because of the complexity of the process, the determination of goodwill for U.S. GAAP purposes as well as the identification and recognition of intangible assets was not yet concluded. Management required an independent appraisal for the intangible assets identification and valuation. In 2005, as a result of these appraisals, we revised our allocation of the goodwill resulting from the Abbey acquisition. See details of the revision in Note 59 to our consolidated financial statements.
Investment Securities
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 when there is evidence that a reduction in the fair value of a debt security is due to impairment, the unrealized loss is charged to net income but, if afterwards it recovers its value, the impairment losses are subsequently reversed. The process is similar in the case of equity securities except that any recovery in the value of the equity security is registered as a positive valuation adjustment with no profit being recognized.
Under U.S. GAAP, impairment losses cannot be reversed, and the criterion to determine if other-than-temporary impairment exists is different.
We conduct reviews to assess whether other-than-temporary impairment exists. These reviews consist (i) on the identification of the securities that maintain impairments during the last six months, and (ii) on the determination of the value of the impairment that is not expected to be easily recovered. Changing global and regional conditions and conditions related to specific issuers or industries, could adversely affect these values. Changes in the fair values of trading securities are recognized in earnings.
Variable Interest Entities
FIN 46-R defines and identifies “Variable Interest Entity” (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, (2) equity investors that cannot make significant decisions about the entity’s operations, or that do not absorb the expected losses or receive the expected returns of the entity or (3) equity investors that have voting rights that are not proportionate to their economic interests and substantially all the activities of the entity involved, or are conducted on behalf of, an investor with a disproportionately small voting interest. A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both. FIN 46-R requires evaluating many Special Purposed Vehicles and in some cases making some judgments.
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, these companies are consolidated by using the global integration method or the proportional consolidation method. The use of one method instead of the other has no impact on the consolidated stockholders’ equity or on the consolidated net income attributable to shareholders. The adoption of FIN 46-R had no effect on stockholders’ equity or net income, but changed the consolidation perimeter under U.S. GAAP, requiring the consolidation of some entities that previously were not consolidated (such as some securitization vehicles) and excluding others that previously were consolidated. Most of these changes in the consolidation perimeter were the same as those arising in the first adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

A. Operating results
We have based the following discussion on our consolidated financial statements. You should read it along with these financial statements, and it is qualified in its entirety by reference to them. On January 1, 2005, the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 came into effect in Spain. As a result, our financial statements for the years ended December 31, 2005 and 2006, have been prepared according to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and the financial statements for the year ended December 31, 2004, have been restated according to the same criteria. We have identified the significant differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP in Note 58 to our consolidated financial statements included in this annual report on Form 20-F. Note 58.3 also includes reconciliations to U.S. GAAP of net income and stockholders’ equity as reported in our consolidated financial statements. Note 54 to our consolidated financial statements includes financial information for our main business segments.
In November 2004, we acquired 100% of the ordinary capital of Abbey. Our acquisition of Abbey was reflected on our financial statements as if the acquisition had occurred on December 31, 2004. Accordingly, Abbey’s assets and liabilities were consolidated into our balance sheet as of December 31, 2004, but Abbey’s results of operations had no impact on our income statement for the year ended December 31, 2004. Beginning January 1, 2005, Abbey’s results of operations were consolidated with the Group’s on our income statement.
The consolidated income statement data for the years ended December 31, 2004 and 2005 differ from the consolidated income statement data for such periods included in our Annual Report on Form 20-F for the year ended December 31, 2005 due to the reclassification of amounts relating to operations that were discontinued in 2006, such as the sale of the life insurance business of Abbey and the sale of our holding in Inmobiliaria Urbis, S.L. (See “Item 4. Information on the Company—A. History and development of the company—Principal Capital Expenditures and Divestitures—Acquisitions, Dispositions, Reorganizations”). Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, revenues and expenses of discontinued businesses must be reclassified from each income statement line item to the “Profit from discontinued operations” line item. This presentation requirement came into effect in fiscal year 2006. Prior year financial statements are required to be reclassified for comparison purposes to present the same business as discontinued operations. This change in presentation does not affect “Profit attributed to the Group” (see Note 37 to our consolidated financial statements).
In a number of places in this report, in order to analyze changes in our business from period to period, we have isolated the effects of foreign exchange rates on our results of operations and financial condition. In particular, we have isolated the effects of depreciation of local currencies against the euro because we believe that doing so is useful to understand the evolution of our business. For these purposes, we calculate the effect of movements in the exchange rates by multiplying the previous period balances in local currencies by the difference between the exchange rate to the euro of the current and the previous period.
General
We are a financial group whose main business focus is retail banking, complemented by global wholesale banking and asset management, insurance businesses.
Our main source of income is the interest that we earn from our lending activities, by borrowing funds from customers and money markets at certain rate and lending them to other customers at different rates. We also derive income from the interest and dividends that we receive from our investments in fixed/variable income and equity securities and from our trading activities with such securities and derivatives, by buying and selling them to take advantage of current and/or expected differences between purchase and sale prices.
Another source of income is the commissions that we earn from the different banking and other financial services that we provide (credit and debit cards, insurance, account management, bill discounting, guarantees and other contingent liabilities, advisory and custody services, etc.) and from our mutual and pension funds management services.
In addition, an occasional source of income comes from the capital gains we can make from the selling of our holdings in Group companies.
2006 Overview
We believe that the following factors had a significant impact on our results of operations and financial condition as of and for the year ended December 31, 2006.

We conducted our business against a background of growth in the global economy of more than 5%. The United States and emerging Asia, led by China, were once again the engines of growth. Latin America also expanded strongly in 2006, the fourth consecutive year of sustained growth, as well as Eastern Europe, Japan and, lastly, the Euro Zone.
The U.S. economy grew 3.4%, despite the slowdown in the housing market. The U.S. Federal Reserve continued to increase its rates in the first half of 2006 to 5.25% in June, and since then, the key rate has remained unchanged.
Latin America, as a whole, expanded 4.8% and growth was fairly evenly spread among the countries. Brazil’s growth slowed down, but the decreases in its Selic rate, sparked by lower inflation, propelled growth in the last part of the year to just under 3%. Mexico experienced a high pace of growth (+4.5%), fuelled by domestic demand and controlled inflation which produced cuts in the Bank of Mexico’s interest rates in the first half of the year. Chile’s strong expansion in 2005 softened in 2006 but was still 4.4%, although lower than expected. The country’s inflation remained within target, enabling the central bank to maintain and then lower its interest rates which had risen in the first part of 2006.
Unlike in the past, the elections held in Latin America during 2006 did not affect the region’s capital markets. Exchange rates were in line with economic fundamentals and country-risk, measured by the spread of sovereign bonds, remained at all time lows.
The strength of the euro area’s recovery was high with 2.7% growth, thanks to the external sector and the increase in domestic demand. Inflation remained at more than 2% for most of the year because of higher energy prices, but by the end of the year it had come down to 1.9%. The European Central Bank gradually raised its repo rate from 2.25% to 3.5% (up to 3.75% in March 2007), and we expect these rate increases to continue. The euro appreciated by 12% against the dollar, ending 2006 at US$1.32 per euro.
The Spanish economy grew 3.8%, due to buoyant domestic demand offsetting the external sector’s negative contribution. Inflation surpassed 4% year-on-year because of the rise in energy prices, but in the second half of the year it declined to 2.7%. The current account deficit remains high, but is being fluidly financed.
The UK economy grew 2.8% and accelerated in the fourth quarter. The improvement was due to the better performance of industry and services, driven by the external sector and consumer demand (which, in turn, benefited from stronger job creation and the better tone in the housing market). Inflation was 3%. The Bank of England raised its base rate from 4.50% to 5.0% and then to 5.25% in January 2007. Despite these increases, sterling depreciated 2% against the euro and ended 2006 at £0.67, with a more intensified trend in the second half of the year.
This evolution, together with that of the rest of the currencies with which we operate, had a slightly positive impact of 1-1.5% on our earnings. The impact on the balance sheet and customer activity was negative but to a small extent (around 1%).
In prevailing economic conditions and with interest rates starting to rise from historically low levels in Spain, UK and the rest of Europe, it is anticipated that the growth in demand for further borrowing by customers may slow down and in the medium term, our dependence on the wholesale market for funding may be reduced as a result of a probable increase of our customer deposits.
Results of Operations for Santander Group
Summary
Profit attributed to the Group as reported in our consolidated financial statements for the year ended December 31, 2006 was €7,595.9 million, a 22.1% or €1,375.8 million increase from €6,220.1 million in 2005, which was a 72.5% or €2,614.2 million from €3,605.9 million in 2004. The 2006 increase was mainly due to net capital gains, increases in net interest income, net fees and commissions and gains on financial transactions all of which were partially offset by increases in operating expenses, impairment losses, depreciation and amortization and corporate taxes.
Capital gains from the sale of our stakes in Urbis, Antena 3 TV, San Paolo IMI and Banco Santander Chile amounted to €2,487 million.

Net Interest Income
Net interest income was €12,487.8 million in 2006, a 17.0% or €1,818.3 million increase from €10,669.5 million in 2005, which was a 41.1% or €3,108.0 million increase from €7,561.5 million in 2004. Not considering dividends, this figure would have been €12,083.8 million in 2006, a 16.9% or €1,749.9 million increase from €10,333.9 million in 2005, which was a 44.1% or €3,161.4 million increase from €7,172.5 million in 2004.
2006 compared to 2005
The €1,818.3 million increase in net interest income was due both to continued expansion of business volumes (€1,181.5 million) and the improvement in customer spreads (€636.8 million). Domestic net interest income grew €397.2 million and international net interest income €1,421.1 million. Most of the international increase is due to volume increase in Latin America (mainly Brazil, Mexico and Chile). In Spain, the impact of the strategic plan “We want to be your Bank” has increased the number of new customers by 50% over 2005. Nevertheless, the net interest income increase was mainly due to improvement in customer spreads.
Average total earning assets were €747,339.2 million for the year ended December 31, 2006, a 17.8% or €112,741.1 million increase from €634,598.1 million for the same period in 2005. This increase was due to an increase of €35,974.4 million in the average balances of our domestic total earning assets (mainly due to an increase of €36,378.1 million in the average balances of our domestic loans and credits portfolio and an increase of €5,845.8 million in the average balances of other interest earning assets (mainly derivatives) partially offset by a decrease of €3,436.4 million in the average balances of our debt securities portfolio) and an increase of €76,766.8 million in the average balance of our international total earning assets (mainly due to an increase of €48,430.0 million in the average balances of our international loan and credit portfolio and an increase of €14,719.2 million in the average balances of our debt securities portfolio). Our loans and credits balance grew in Spain mainly because of increased secured loans (mainly mortgage lending), loans to companies and the impact of certain large corporate operations. Our loans and credits abroad grew in all areas, most significantly in Brazil and Mexico.
Our overall net yield spread decreased from 1.55% in 2005 to 1.49% in 2006. Domestic net yield spread increased from 1.42% in 2005 to 1.49% in 2006. This change reflects the continued pressure on margins in Spain due to the continued effects of competition which was offset by increasing interest rates. International net yield spreads decreased from 1.56% in 2005 to 1.36% in 2006 because of the pressure on margins in Abbey and the decrease in interest rates in some Latin American countries (Brazil and Mexico).
2005 compared to 2004
The €3,108.0 million increase in net interest income is due to a €5,243.1 million increase in business volumes partially offset by a €2,135.1 million decrease in customer spreads. This strong increase in volumes is mainly due to the incorporation of Abbey and, to a lesser extent, to increased business volumes in Latin America. Customer spreads experienced a significant decrease due to lower interest rates. Only in Spain the steps taken by our business units to defend customer spreads offset the decrease in interest rates.
Average total earning assets were €634,598.1 million for the year ended December 31, 2005, a 85.3% or €292,051.5 million increase from €342,546.6 million for the same period in 2004. This increase was due to an increase of €46,598.4 million in the average balances of our domestic total earning assets (mainly due to an increase of €20,826.4 million in the average balances of our domestic loans and credits portfolio and an increase of €26,773.7 million in the average balances of other interest earning assets (mainly derivatives) partially offset by a decrease of €5,545.4 million in the average balances of our debt securities portfolio) and an increase of €245,453.1 million in the average balance of our international total earning assets (mainly due to an increase of €173,812.7 million in the average balances of our international loan and credit portfolio and an increase of €50,802.0 million in the average balances of our debt securities portfolio, increases which are mainly due to the incorporation of Abbey). Our loans and credits balance grew in Spain because of increased secured loans (mainly mortgage lending) and loans to companies resulting in part from continued low interest rates during 2005.
Our overall net yield spread decreased from 1.99% in 2004 to 1.55% in 2005. Domestic net yield spread decreased from 1.58% in 2004 to 1.42% in 2005. This change reflected continued pressure on margins in Spain which was offset by adjustments to our domestic asset mix. The margin pressure in Spain was due to continued low domestic interest rates as well as the continued effects of competition. Expanded volumes in our domestic loans and credits portfolio, which yielded relatively higher returns, improved our domestic asset mix. International net yield spreads decreased from 2.51% in 2004 to 1.56% in 2005 due primarily to the incorporation of Abbey, whose portfolios are affected by lower interest rates and lower margins than our operations in certain Latin American countries.

Share of Results of Entities Accounted for using the Equity Method
Share of results of entities accounted for using the equity method was €426.9 million in 2006, a 31.0% or €192.2 million decrease from €619.2 million in 2005, which was a 37.9% or €170.2 million increase from €449.0 million in 2004.
2006 compared to 2005
The €192.2 million decrease in 2006 is mainly due to the lower contribution of CEPSA and the sale of Unión Fenosa.
The entities providing the largest portions of the contributions in 2006 include the following:

	Percent Owned	Contributions to Net Income (1)
	Dec. 31, 2006	2006
Investment	(in millions of euros, except percentages)
CEPSA	30.0%	370.2
Attijariwafa Bank Société Anonyme	14.5%	24.2
Sovereign Bancorp	24.8%	9.2

(1)	Contributions to income from companies accounted for by the equity method include dividends.
2005 compared to 2004
The €170.2 million increase in 2005 is mainly due to the higher contribution of CEPSA.
The entities providing the largest portions of the contributions in 2005 include the following:

	Percent Owned
	Dec. 31,		Contributions to Net Income (1)
	2005		2005
Investment	(in millions of euros, except percentages)
CEPSA	32.3%		476.2
Unión Fenosa	0.0	%(2)	78.6
UCI	50.0%		19.8
Attijariwafa Bank	14.5%		16.7

(1)	Contributions to income from companies accounted for by the equity method include dividends.

(2)	During 2005, we sold our 22.07% stake in Unión Fenosa.
Net Fees and Commissions
Net fees and commissions were €7,223.3 million in 2006, a 15.5% or €967.0 million increase from €6,256.3 million in 2005, which was a 32.3% or €1,529.1 million increase from €4,727.2 million in 2004.
2006 compared to 2005
Net fees and commissions for 2006 and 2005 were as follows:

			Amount	%
	2006	2005	Change	Change
	(in millions of euros, except percentages)
Commissions for services	4,417.6	3,710.9	706.7	19.0
Credit and debit cards	663.7	619.9	43.8	7.1
Insurance	1,184.7	924.1	260.6	28.2
Account management	554.9	544.6	10.3	1.9
Bill discounting	231.6	218.5	13.1	6.0
Contingent liabilities	302.0	252.9	49.2	19.4
Other operations	1,480.6	1,150.9	329.7	28.6
Mutual and pension funds	2,028.0	1,908.4	119.6	6.3
Securities services	777.7	637.0	140.7	22.1

Total net fees and commissions	7,223.3	6,256.3	967.0	15.5

The €967.0 million increase in 2006 resulted mainly from a €260.6 million or 28.2% increase in fees from insurance due to increased activity (mainly in the Santander Network and in Abbey), a €329.7 million or 28.6% increase in fees from other operations (principally checks) also due to increased activity and a €119.6 million or 6.3% increase in fees from mutual and pension funds and securities services due to higher volumes.
Average balances of mutual funds under management in Spain rose 2.3% from €69.5 billion in 2005 to €71.1 billion in 2006. Average balances of mutual funds abroad increased by 33.3% from €33.0 billion in 2005 to €44.0 billion in 2006, mainly due to increased activity in United Kingdom, Mexico, Brazil and Switzerland.
Average balances of pension funds in Spain increased by 15.2% from €7.9 billion in 2005 to €9.1 billion in 2006, mainly due to increased activity in individual pension funds. Average balances of pension funds abroad decreased by 29.6% from €27.4 billion in 2005 to €19.3 billion mainly due to the sale of the life insurance business of Abbey.
2005 compared to 2004
Net fees and commissions for 2005 and 2004 were as follows:

			Amount	%
	2005	2004	Change	Change
	(in millions of euros, except percentages)
Commissions for services	3,710.9	2,671.0	1,039.9	38.9%
Credit and debit cards	619.9	558.5	61.4	11.0%
Insurance	924.1	524.0	400.1	76.4%
Account management	544.6	446.1	98.5	22.1%
Bill discounting	218.5	268.7	-50.2	-18.7%
Contingent liabilities	252.9	226.5	26.4	11.7%
Other operations	1,150.9	647.2	503.7	77.8%
Mutual and pension funds	1,908.4	1,546.7	361.7	23.4%
Securities services	637.0	509.6	127.4	25.0%

Total net fees and commissions	6,256.3	4,727.2	1,529.1	32.3%
The €1,529.1 million increase in 2005 resulted mainly from a €400.1 million or 76.4% increase in fees from insurance due to increased activity, a €503.7 million or 77.8% increase in fees from other operations (principally checks) also due to increased activity and a €361.7 million or 23.4% increase in fees from mutual and pension funds and securities services due to higher volumes, partially offset by a €50.2 million or 18.7% decrease in fees from bill discounting.
Average balances of mutual funds under management in Spain rose 5.0% from €66.2 billion in 2004 to €69.5 billion in 2005. Average balances of mutual funds abroad increased by 48.6% from €22.2 billion in 2004 to €33.0 billion in 2005, mainly due to the incorporation of Abbey and increased activity in Mexico, Brazil and Switzerland.
Average balances of pension funds in Spain increased by 16.2% from €6.8 billion in 2004 to €7.9 billion in 2005, mainly due to increased activity in individual pension funds. Average balances of pension funds abroad increased by 82.7% from €15.0 billion in 2004 to €27.4 billion in 2005 mainly due to the incorporation of Abbey and increased activity in Chile.
Insurance activity income
Net income from the insurance business was €297.9 million in 2006, a 31.4% or €71.2 million increase from €226.7 million in 2005, which was a 40.5% or €65.3 million increase from €161.4 million in 2004.

2006 compared to 2005
The 31.4% increase in 2006 was due to a €2,430.5 million or 102.2% increase in insurance and reinsurance premium income and a €142.5 million increase in finance income, partially offset by a €1,742.8 million or 135.4% increase in net provisions for insurance contract liabilities, a €649.6 million increase on benefits paid and other insurance-related expenses and a €87.9 million increase in finance expense.
2005 compared to 2004
The 40.5% increase was due to a €299.5 million or 60.5% increase in finance income, a €210.4 million or 14.1% decrease in net provisions for insurance contract liabilities, partially offset by a €514.2 million or 51.2% increase on benefits paid and other insurance-related expenses.
Gains (Losses) on Financial Transactions
Net gains on financial transactions were €2,082.8 million in 2006, a 40.3% or €597.8 million increase from €1,485.0 million in 2005, which was a 101.1% or €746.4 million increase from €738.6 million in 2004. Gains (losses) on financial transactions include gains and losses arising from the following: marking to market our trading portfolio and derivative instruments, including spot market foreign exchange transactions, sales of investment securities and liquidation of our corresponding hedge or other derivative positions, and exchange differences. See Notes 45 and 46 to our consolidated financial statements.
2006 compared to 2005
In local currency, net gains on financial transactions in 2006 includes net gains of €81.0 million on fixed-income securities (net gains of €798.3 million in 2005); net gains of €1,929.4 million on equity securities (net gains of €683.9 million in 2005) and net gains of €72.5 million in financial derivatives (net gains of €2.8 million in 2005). These increases are largely due to the positive trend in revenues from the distribution of treasury products to customers and also to the performance of the securities market. Net exchange differences in 2006 produced gains of €96.7 million in 2006 as compared to €76.5 million in 2005.
2005 compared to 2004
In local currency, Abbey’s gains on financial transactions represents 74.6%, or €346.8 million, of the increase in 2005 versus 2004.
In local currency, net gains on financial transactions in 2005 includes net gains of €798.3 million on fixed-income securities (net gains of €437.4 million in 2004); net gains of €683.9 million on equity securities (net gains of €484.0 million in 2004) and net gains of €2.8 million in financial derivatives (net losses of €182.9 million in 2004). In the case of hedging transactions entered into to reduce market risk exposure, any gains and losses on exchange differences and derivatives are generally symmetrical to the gains (losses) recorded on fixed-income securities and equity securities. Net exchange differences in 2005 produced gains of €76.5 million in 2005 as compared to €361.2 million in 2004.
Net Income from Non-financial Activities
Net income from non-financial services generated gains of €118.9 million in 2006, a 23.9% or €37.3 million decrease from €156.2 million in 2005, which was a 32.0% or €37.9 million increase from €118.3 million in 2004. Net income from non-financial services consists mainly of sales of goods and income from services rendered by non-financial companies that consolidate in the Group.
2006 compared to 2005
The amount of the sales of assets and income from the provision of services and the related costs of sales for 2005 and 2004 were as follows:

	2006		2005
	Sales/	Cost of	Sales/	Cost of
	Income	Sales	Income	Sales
	(in thousands of euros)
Property	45,875	(17,531)	80,464	(55,789)
Rail transport (*)	240,411	(190,236)	285,207	(233,085)
Other	448,316	(407,922)	199,854	(120,473)
	734,602	(615,689)	565,525	(409,347)

(*)	Porterbrook (Group Abbey) leases rail transport stock to UK railway operators.
2005 compared to 2004
The amount of the sales of assets and income from the provision of services and the related costs of sales for 2005 and 2004 were as follows:

	2005		2004
	Sales/	Cost of	Sales/	Cost of
	Income	Sales	Income	Sales
	(in thousands of euros)
Property	80,464	(55,789)	15,184	(641)
Rail transport (*)	285,207	(233,085)	—	—
Other	199,854	(120,473)	283,583	(179,818)
	565,525	(409,347)	298,767	(180,459)

(*)	Porterbrook (Group Abbey) leases rail transport stock to UK railway operators.
General Administrative Expenses
General administrative expenses were €10,095.4 million in 2006, a 6.6% or €622.3 million increase from €9,473.1 million in 2005, which was a 28.3% or €2,682.6 million increase from €6,790.5 million in 2004.
2006 compared to 2005
General administrative expenses for 2006 and 2005 were as follows:

			Amount	%
	2006	2005	Change	Change
	(in millions of euros, except percentages)
Personnel expenses	6,045,447	5,675,740	369,707	6.5%
Other administrative expenses	4,049,970	3,797,376	252,594	6.7%
Building and premises	980,836	887,103	93,733	10.6%
Other expenses	847,117	832,787	14,330	1.7%
Information technology	421,901	422,613	(712)	(0.2%)
Advertising	482,165	397,153	85,012	21.4%
Communications	351,784	394,869	(43,085)	(10.9%)
Technical reports	263,918	275,303	(11,385)	(4.1%)
Per diems and travel expenses	243,990	216,127	27,863	12.9%
Taxes (other than income tax)	231,498	183,320	48,178	26.3%
Guard and cash courier services	190,864	159,490	31,374	19.7%
Insurance premiums	35,897	28,611	7,286	25.5%

Total general administrative expenses	10,095,417	9,473,116	622,301	6.6%
The 6.6% increase in general administrative expenses in 2006 reflected a 6.5% increase in personnel expenses and a 6.7% increase in other administrative expenses.
The growth in costs in Continental Europe’s retail networks was very contained; the savings achieved and the gains in productivity financed the opening of a large number of branches during the year. Santander Branch Network, Banesto and Portugal added 319 branches in net terms, with almost flat growth in costs in real terms. Santander Consumer Finance’s costs grew because of its investment in expansion projects.

Abbey, meanwhile, continued to cut its costs. Streamlining and discipline measures produced a 6.7% decline in costs.
The growth in Latin America’s operating costs was 11.9% and 7.8% in local currency. Brazil’s costs were flat and Mexico’s and Chile’s rose in line with their business expansion plans.
The rise in the costs of Financial Management and Equity Stakes was due to the spending on corporate projects and the higher impairment of intangibles (partly Abbey’s) and information technology investments.
The management of revenues and costs produced a further significant gain in the Group’s efficiency ratio. The ratio (with depreciation and amortizations) was 48.5%, 4.3% better than in 2005. All areas improved: 2.7% in Continental Europe; 7.1% at Abbey and 5.8% in Latin America.
2005 compared to 2004
General administrative expenses for 2005 and 2004 were as follows:

			Amount	%
	2005	2004	Change	Change
	(in millions of euros, except percentages)
Personnel expenses	5,675,740	4,296,171	1,379,569	32.1%
Other administrative expenses	3,797,376	2,494,314	1,303,062	52.2%
Building and premises	887,103	539,645	347,458	64.4%
Other expenses	832,787	456,591	376,196	82.4%
Information technology	422,613	326,362	96,251	29.5%
Advertising	397,153	292,964	104,189	35.6%
Communications	394,869	231,372	163,497	70.7%
Technical reports	275,303	200,768	74,535	37.1%
Per diems and travel expenses	216,127	155,172	60,955	39.3%
Taxes (other than income tax)	183,320	124,773	58,547	46.9%
Guard and cash courier services	159,490	138,271	21,219	15.3%
Insurance premiums	28,611	28,396	215	0.8%

Total general administrative expenses	9,473,116	6,790,485	2,682,631	39.5%
The 39.5% increase in general administrative expenses in 2005 reflected a 32.1% increase in personnel expenses and a 52.2% increase in other administrative expenses. The incorporation of Abbey explains most of the increase in general administrative expenses.
The growth of our operating expenses can be divided into three groups. In Europe, the increases were very contained (even the Santander Network declined moderately), except in Santander Consumer Finance, which continued to grow during 2005.
The growth in costs in Latin America was concentrated in two countries: Mexico, because of greater activity and infrastructure, and Brazil, which was affected by exchange rates; the rise in local currency terms was 4% (below the inflation rate), and on a downward trend (around 10% at the beginning of the year). The pace of growth in the other countries was moderate.
The rise in costs in Financial Management and Equity Stakes was mainly due to corporate projects (for example, technology).
In short, the rise in expenses in the most mature markets was in line with inflation or below it. The businesses whose costs rose were those whose revenues increased the most, which enabled us to improve the level of efficiency for the Group (without Abbey) and in all the main units.
The performance of revenues and cost control measured by the efficiency ratio was 52.8% in 2005 as compared to 52% in 2004.
Depreciation and Amortization
Depreciation and amortization was €1,150.8 million in 2006, a 13.1% or €133.4 million increase from €1,017.3 million in 2005, which was a 22.0% or €183.2 million increase from €834.1 million in 2004.

Impairment Losses (net)
Impairment losses (net) were €2,550.5 million in 2006, a 41.5% or €748.5 million increase from €1,802.0 million in 2005, which was a 2.5% or €45.3 million decrease from €1,847.3 million in 2004.
2006 compared to 2005
Impairment losses (net) in 2006 includes principally a net loss of €2,483.6 million on loans (loss of €1,747.9 million in 2005).
Our net provisions for credit losses (including loans and advances, debt securities and other financial assets) were €2,483.6 million in 2006, a 42.1% or €735.7 million increase from €1,747.9 million in 2005. This increase was concentrated in the Santander Network and in Brazil.
The €735.7 million increase in net provisions for credit losses reflected a €1,063.9 million increase in gross provisions for credit losses (gross provisions for credit losses were €3,139.9 million in 2006 compared to €2,076.0 million in 2005), a €261.3 million decrease in provisions for country-risk (provisions for country-risk were €-104.6 million in 2006 compared to €156.7 million in 2005), and a €66.9 million increase in recoveries of loans previously charged-off (recoveries totaled €551.6 million in 2006 compared to €484.7 million in 2005).
The €1,063.9 million increase in gross provisions for credit losses is due to an increase of €786.3 million in specific provisions and an increase of €277.6 million in general provisions (see “Item 4. Information on the Company—B. Business Overview—Classified Assets—Bank of Spain Classification Requirements”). The change of business mix into more profitable activities but with a higher risk premium was a factor behind the growth in specific provisions.
Our total allowances for credit losses (excluding country-risk) increased by €724.7 million to €8,626.9 million at December 31, 2006, from €7,902.2 million at December 31, 2005.
Non-performing loans (excluding country-risk) increased by €266.0 million to €4,607.5 million at December 31, 2006, compared to €4,341.5 million at December 31, 2005. Our coverage ratio was 187.2% at December 31, 2006, and 182.0% at December 31, 2005. See “Item 4. Information on the Company—B. Business Overview—Selected Statistical Information—Impaired Asset Ratios”.
2005 compared to 2004
Impairment losses (net) in 2005 includes principally net gains of €111.0 million on available-for-sale financial assets (loss of €19.4 million in 2004), net loss of €1,747.9 million on loans (loss of €1,595.1 million in 2004) and net loss of €131.0 million in other intangible assets (€0 in 2004).
Our net provisions for credit losses (including loans and advances, debt securities and other financial assets) were €1,747.9 million in 2005, a 9.6% or €152.8 million increase from €1,595.1 million in 2004.
The €152.8 million increase in net provisions for credit losses reflected a €161.9 million increase in gross provisions for credit losses (gross provisions for credit losses were €2,076.0 million in 2005 compared to €1,914.1 million in 2004), a €71.6 million increase in provisions for country-risk (provisions for country-risk were €156.6 million in 2005 compared to €85.0 million in 2004), and a €80.7 million decrease in recoveries of loans previously charged-off (recoveries totaled €484.7 million in 2005 compared to €404.0 million in 2004).
The €161.9 million increase in gross provisions for credit losses is due to an increase of €511.1 million in specific provisions partially offset by a decrease of €349.2 million in general provisions (see “Item 4. Information on the Company—B. Business Overview—Classified Assets—Bank of Spain Classification Requirements”).
Our total allowances for credit losses (excluding country-risk) increased by €1,088.8 million to €7,902.2 million at December 31, 2005, from €6,813.4 million at December 31, 2004. Excluding Abbey, our total allowances for credit losses increased by €1,164.0 million to €6,956.7 million at December 31, 2005, from €5,792.7 million at December 31, 2004.
Non-performing loans (excluding country-risk) increased by €226.8 million to €4,341.5 million at December 31, 2005, compared to €4,114.7 million at December 31, 2004. Our coverage ratio was 182.0% at December 31, 2005, and 165.6% at December 31, 2004. Excluding Abbey, non-performing loans increased by €127.0 million to €3,125.0 million at December 31, 2005, compared to €2,998.0 million at December 31, 2004. Without Abbey, our coverage ratio was 222.6% at December 31, 2005, and 193.2% at December 31, 2004. See “Selected Statistical Information—Non-Performing Asset Ratios”.

Net gains on disposal of investments in associates
Net gains on disposal of investments in associates were €272.0 million in 2006, a 79.1% or €1,027.0 million decrease from €1,298.9 million in 2005, which was a 4,104.9% or €1,268.0 million increase from €30.9 million in 2004.
2006 compared to 2005

			Amount	%
	2006	2005	Change	Change
	(in millions of euros, except percentages)
On disposal of investments	272.0	1,299.0	1,027.0	(79.1%)
Of which: Unión Fenosa	–	1,156.6	–	–
ADRs (Banco Santander Chile)	269.8	–	–	–
2005 compared to 2004
This increase is mainly due to the sale of our 22.07% stake in Unión Fenosa.

			Amount	%
	2005	2004	Change	Change
	(in millions of euros, except percentages)
On disposal of investments	1,299.0	30.9	1,268.1	4,103.9%
Of which: Unión Fenosa	1,156.6	–	1,156.6	–
Net results on other disposals, provisions and other income
Net loss on other disposals, provisions and other income was €59.8 million in 2006, a €666.4 million increase from €-606.6 million in 2005, which was a €379.6 million decrease from €-227.0 million in 2004.
2006 compared to 2005
Results on other disposals include gains and losses, not included in other items, obtained from non-ordinary activities.

			Amount	%
	2006	2005	Change	Change
Results on other disposals	(in millions of euros, except percentages)
On disposal of tangible assets	89.0	80.6	8.4	10.4%

Other	1,047.7	1,135.6	(88.0)	(7.7%)
Of which, obtained on the disposal of:
Antena 3 TV	294.3	–	294.3
San Paolo IMI	704.9	–	704.9
RBS	–	717.4	(717.4)
Auna	–	354.8	(354.8)

Net gains	1,136.7	1,216.2	(79.5)	(6.5%)

Net provisions were €1,078.8 million in 2006, a 40.6% or €736.2 million decrease from €1,815.0 million in 2005. This item includes additions charged to the income statement in relation with provisions for pensions and similar obligations, provisions for contingent liabilities and commitments and other provisions (mainly provisions for restructuring costs and tax and legal litigation). See Note 25 to our consolidated financial statements.
Under other income, we include net income from non-financial activities. In 2006, we had net gains of €1.8 million as compared to net losses of €7.9 million in 2005.

2005 compared to 2004

			Amount	%
	2005	2004	Change	Change
Results on other disposals	(in millions of euros, except percentages)
On disposal of tangible assets	80.6	169.7	(89.1)	(52.5%)

Other	1,135.6	714.0	421.7	59.1%
Of which, obtained on the disposal of:
RBS	717.4	472.2	245.2
Auna	354.8	–	354.8
Vodafone	–	241.8	(241.8)
Shinsei	–	117.6	(117.6)

Net gains	1,216.2	883.7	332.5	37.6%

Net provisions were €1,815.0 million in 2005, a 63.9% or €707.9 million increase from €1,107.1 million in 2004.
Under other income, we include net income from non-financial activities. In 2005, we had net losses of €7.9 million as compared to net losses of €3.6 million in 2004.
Income Tax
The provision for corporate income tax was €2,293.6 million in 2006, a 79.9% or €1,018.9 million increase from €1,274.7 million in 2005, which was a 142.4% or €748.9 million increase from €525.8 million in 2004. The effective tax rate was 23.9% in 2006, 17.1% in 2005 and 13.0% in 2004. For information about factors affecting effective tax rates, see Note 27 to our consolidated financial statements.
Profit from discontinued operations
Profit from discontinued operations were €1,389.4 million in 2006, a 518.0% or €1,164.5 million increase from €224.8 million in 2005, which was a 66.8% or €90.0 million increase from €134.8 million in 2004.
Most of this is related to the sale of Abbey’s insurance business and of the stake in Urbis, and, to a lesser extent, the sales of Banco de Santa Cruz in Bolivia and AFP Unión Vida in Peru. See Note 37 to our consolidated financial statements.
Profit attributed to minority interests
Profit attributed to minority interests were €649.8 million in 2006, a 22.7% or €120.1 million increase from €529.7 million in 2005, which was a 35.7% or €139.3 million increase from €390.4 million in 2004.
2006 compared to 2005
The €120.1 million increase in 2006 in profit attributed to minority shareholders is principally the result of important increases in the net income of the consolidated companies Banesto and our subsidiaries in Mexico and Chile partially offset by a decrease in the net income of Somaen-Dos S.L.
2005 compared to 2004
The €139.3 million increase in 2005 in profit attributed to minority shareholders is principally the result of important increases in the net income of the consolidated companies Somaen-Dos S.L., Banesto and our subsidiaries in Mexico and Chile.
Net Income Information on U.S. GAAP Basis
Our consolidated financial statements have been prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 differs in certain significant respects from U.S. GAAP. For a summary of the most significant adjustments required to arrive at net income on U.S. GAAP basis, see Note 58 to our consolidated financial statements.

	Year ended December 31,
	2006	2005	2004
	(in thousands of euros, except per share data)
As Reported
Profit attributed to the Group	7,595,947	6,220,104	3,605,870
Profit attributed to the Group per average share (1)	1.22	1.00	0.73
U.S. GAAP
Net income	7,414,571	6,318,460	3,940,866
Net income per average share (1)	1.19	1.01	0.80

(1)	Based on the average number of shares outstanding in the relevant year.
Results of Operations by Business Areas
Our results of operations by business areas can be summarized as follows (see “Item 4. Information on the Company– B. Business Overview — Acquisitions, Dispositions, Reorganizations”):
Principal level (geographic):
Continental Europe

	Continental Europe			Variations
	2006	2005	2004	06/05(%)	05/04(%)
	(in millions of euros)
Net interest income	6,206	5,366	4,770	15.65	12.49
Share of results of entities accounted for using the equity method	6	26	33	(76.92)	(21.21)
Net fee and commission income	3,653	3,291	3,143	11.00	4.71
Insurance activity income	137	115	87	19.13	32.18
Gains/losses on financial assets and liabilities and Exchange differences	708	505	404	40.20	25.00
Gross income	10,710	9,303	8,437	15.12	10.26
Sales and income from the provision of non- financial services (net) and Other operating income/expense	39	55	1	(29.09)	n/a
General administrative expenses:
Personnel expenses	(2,685)	(2,510)	(2,502)	6.97	0.32
Other administrative expenses	(1,272)	(1,154)	(1,097)	10.23	5.20
Depreciation and amortization	(522)	(490)	(512)	6.53	(4.30)
Net operating income	6,270	5,204	4,327	20.48	20.27
Net impairment losses	(1,355)	(977)	(1,265)	38.69	(22.77)
Other gains/losses	(244)	(18)	(7)	1,255.56	157.14
Profit before tax	4,671	4,209	3,055	10.98	37.77
Profit from continuing operations	3,268	3,020	2,170	8.21	39.17
Profit from discontinued operations	1,147	110	102	942.73	7.84
Consolidated profit for the year	4,416	3,130	2,272	41.09	37.76
Profit attributed to the Group	4,144	2,980	2,159	39.06	38.03
2006 compared to 2005
In 2006, Continental Europe contributed 56% of the profit attributed to the Group’s operating areas.
Net interest income was €6,206 million in 2006, a 15.7% or €840 million increase from €5,366 million in 2005. This was due to increased business volumes in all units and the improvement in the customer spreads of the Santander Branch Network and Banesto.
Net fee and commission income was €3,653 million in 2006, an 11.0% or €362 million increase from €3,291 million in 2005. Of note were the increases at Santander Consumer Finance, Portugal and Banif and, in contrast, the initial impact of the elimination in 2006 of fees and commissions linked to the strategic plan of the Santander Branch Network “We Want to be your Bank”. This plan affected commissions for services and therefore, most of the growth came from business commissions (mutual and pension funds, insurance, securities and guarantees).

Gains/losses on financial assets and liabilities were €708 million in 2006, a 40.2% or €203 million increase from €505 million in 2005. The higher gains on financial transactions reflect the stronger demand by customers for treasury products and the better performance of gains from markets.
Gross income was €10,710 million in 2006, a 15.1% or €1,407 million increase from €9,303 million in 2005.
General administrative expenses were €3,957 million in 2006, an 8% or €293 million increase from €3,664 million in 2005. This increase is partially explained by an increase in the perimeter of consolidation, projects to develop new products and the opening of 383 new branches during 2006.
As a result of the revenue and expenses performance, net operating income increased by 20.5% or €1,066 million to €6,270 million. The four larger units in this area (Santander Branch Network, Banesto, Santander Consumer Finance and Portugal) registered growth in net operating income of around 15% or more.
The efficiency ratio improved by 2.7 percentage points to 40.8%. All units improved significantly, except for Santander Consumer Finance which, although the area’s best at 34.7% was 0.4% higher because of the incorporation of less efficient businesses (consumer lending unit in the UK and Interbanco in Portugal).
Net impairment losses were €1,355 million in 2006, a 38.7% or €378 million increase from €977 million in 2005. This increase was due to generic provisions emanating from the growth in lending, as credit risk quality continued to be excellent (NPL ratio of 0.73%). After deducting tax on profit (+19.1%), discontinued operations (+29.2%) and minority interests (+21.5%), ordinary attributable profit rose 16.5%.
Profit attributed to the Group was €4,144 million, a 39.1% or €1,164 million increase from €2,980 million in 2005. These results include the capital gains from the sale of Urbis. Excluding them, profit attributed to the Group would have been €3,471 million (16.5% more than in 2005). The main drivers behind these results (excluding the capital gains) were the rise in commercial revenues, control of costs with selective growth and a diversified increase in business.
2005 compared to 2004
Net interest income for the Continental Europe segment was €5,366 million in 2005, a 12.5% increase from €4,770 million in 2004. This increase was due to both increased business volumes and more stable spreads.
This performance reflected the greater activity, mainly lending, which continued to grow strongly, better efficiency ratios and higher productivity.
Net fees and commissions and insurance activity income for the Continental Europe segment were in 2005 €3,291 million and €115 million, respectively, 4.7% and 32.2% higher than in 2004. Of note was the growth in Portugal and Banif, and more moderately in the Santander Branch Network and Banesto. Santander Consumer Finance’s net fees and insurance activity declined because of reduced securitization business.
Gross income was €9,303 million in 2005, an 10.3% or €866 million increase from €8,437 million in 2004.
General administrative expenses and depreciation and amortization were in 2005 €3,664 million (a 1.8% increase from 2004) and €490 million (a 4.3% decrease from 2004) respectively.
Stronger gross income and costs that increased by less than 3% produced an improvement in all business units in Continental Europe.
Net operating income rose 20.3% to €5,204 million. This growth is consistent and diversified, as the four main retail banking units (Santander Network, Banesto, Santander Consumer Finance and Portugal), which generate 88% of total net operating income for the segment, increased their net operating income by more than 15%.
Net impairment losses in 2005 were €977 million, a €288 million or 22.8% decrease from €1,265 million in 2004. This reduction is due to the fact that the level of general allowance of provisions for credit losses reached was considered sufficient, and so, in 2005, additional provisions only need to be added for any increases in lending.
Profit attributed to the Group for the year ended December 31, 2005, was €2,980 million, an increase of 38.0% from €2,159 million in 2004. There were two main drivers: first, the 20.3% rise in net operating income, as a result of an increase in gross income and a lower increase in costs in nominal terms (flat in real terms); and second, lower loan-loss provisions, given the already high coverage ratios in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.

United Kingdom (Abbey)

	Abbey			Variation
	2006	2005	2004	06/05(%)
	(in millions of euros)
Net interest income	2,108	2,083	–	1.20
Share of results of entities accounted for using the equity method	3	2	–	50.00
Net fee and commission income	1,025	947	–	8.24
Insurance activity income	–	–	–	–
Gains/losses on financial assets and liabilities and Exchange differences	423	345	–	22.61
Gross income	3,559	3,377	–	5.39
Sales and income from the provision of non- financial services (net) and Other operating income/expense	42	36	–	16.67
General administrative expenses:
Personnel expenses	(1,062)	(1,119)	–	(5.09)
Other administrative expenses	(815)	(888)	–	(8.22)
Depreciation and amortization	(105)	(117)	–	(10.26)
Net operating income	1,619	1,289	–	25.60
Net impairment losses	(387)	(318)	–	21.70
Other gains/losses	–	76	–	n/a
Profit before tax	1,232	1,047	–	17.67
Profit from continuing operations	889	725	–	22.62
Profit from discontinued operations	114	86	–	32.56
Consolidated profit for the year	1,003	811	–	23.67
Profit attributed to the Group	1,003	811	–	23.67
2006 compared to 2005
In 2006, Abbey’s contributed 13% of the profit attributed to the Group’s total operating areas.
Net interest income was €2,108 million in 2006, a 1.2% or €25 million increase from €2,083 million in 2005. The increase relates in part to earnings on the proceeds from the sale of the life businesses in 2006. The remaining movement was largely due to higher Retail Banking income driven by growth in retail lending assets and stable retail spreads being offset by the reduction in income from asset financing operations and other businesses, which are being run-down.
Net fee and commission income and Gains/losses on financial assets and liabilities and Exchange differences were €1,025 million and €423 million respectively in 2006, a 8.2% and 22.6% growth from 2005 respectively. The increase relates primarily to the increase in revenues within Financial Markets due to the benefits of favourable market conditions and increased external business.
Gross income was €3,559 million in 2006, a 5.4% or €182 million increase from €3,377 million in 2005. This represented a change of trend after several years of declining revenues and almost flat growth in 2005. All business units made positive contributions in this item.
General administrative expenses were €1,877 million in 2006, a 6.5% or €130 million decrease from €2,007 million in 2005. The reduction largely reflects the benefits of the cost reduction program employed by Abbey with the majority of the savings relating to employment costs driven by a headcount reduction of approximately 2,000 in 2006 (excluding the reduction reflecting the impact of the sale of the life insurance businesses).
Lower costs and higher revenues produced a further gain in the efficiency ratio to 55.1% from 62.2% in 2005.
Depreciation and amortization of €105 million compared to €117 million in 2005 decreased by 10.3%.
Net operating income was €1,619 million in 2006, a 25.6% or €330 million increase from €1,289 million in 2005.

Net impairment losses were €387 million in 2006, a 21.7% or €69 million increase from €318 million in 2005. The growth was partly driven by strengthening of the coverage ratio and in part by the maturing nature of the unsecured personal loan portfolio, including portfolios that are no longer open to new business, with some deterioration in quality. The remaining increase was mainly due to mortgage-related charges increasing modestly from a very low base relative to the overall book.
The NPL ratio dropped 7 basis points to 0.60% at the end of 2006 and coverage rose from 78% to 86%.
Profit from discontinued operations of €114 million (2005: €86 million) comprises the profit of the life insurance business that were sold in the third quarter of 2006.
2005 compared to 2004
The income statement for the year ended December 31, 2005, is the first to reflect the acquisition of Abbey. Therefore, we do not compare Abbey’s results with those of the year ended December 31, 2004.
Net interest income for the United Kingdom (Abbey) segment in 2005 was €2,083 million and gross income amounted to €3,377 million for the whole year, after increasing during three straight quarters and reaching in the fourth quarter around €1,000 million (15% more than the first quarter). Both net interest income and fees were significantly higher than in the first quarter, due to the strong performance of banking business and spreads.
General administrative expenses and depreciation and amortization in 2005 were €2,007 million and €117 million, respectively. General administrative expenses do not include restructuring costs relating to the Abbey acquisition (£150 million) because the whole amount scheduled for 2005-07 (£450 million gross) was charged against the income statement of Financial Management and Equity Stakes segment.
For the full year, Abbey contributed net operating income of €1,289 million.
Net impairment losses were in 2005 €318 million, with a high degree of stability in specific provisions throughout 2005. The nonperforming loans ratio was 0.67% at the end of 2005 and coverage was 78%, respectively 17 basis points less and 6 percentage points more against March 2005.
Profit before tax in 2005 was €1,047 million and was mainly generated by Abbey’s retail banking operations.
In its first full year as part of Grupo Santander, Abbey generated profit attributed to the Group in 2005 of €811 million, after achieving the three basic objectives set for the year, which were to stabilize recurrent revenues, increase sales and cut costs.

Latin America

	Latin America			Variations
	2006	2005	2004	06/05(%)	05/04(%)
	(in millions of euros)
Net interest income	5,280	3,960	3,314	33.33	19.49
Share of results of entities accounted for using the equity method	7	7	4	0.00	75.00
Net fee and commission income	2,556	2,037	1,597	25.48	27.55
Insurance activity income	165	109	78	51.38	39.74
Gains/losses on financial assets and liabilities and Exchange differences	634	759	457	(16.47)	66.08
Gross income	8,642	6,872	5,450	25.76	26.09
Sales and income from the provision of non- financial services (net) and Other operating income/expense	(120)	(90)	(48)	33.33	87.50
General administrative expenses:
Personnel expenses	(2,052)	(1,807)	(1,526)	13.56	18.41
Other administrative expenses	(1,774)	(1,551)	(1,246)	14.38	24.48
Depreciation and amortization	(309)	(336)	(284)	(8.04)	18.31
Net operating income	4,387	3,088	2,346	42.07	31.63
Net impairment losses	(886)	(433)	(401)	104.62	7.98
Other gains/losses	(226)	(219)	(111)	3.20	97.30
Profit before tax	3,275	2,436	1,834	34.44	32.82
Profit from continuing operations	2,566	1,982	1,629	29.47	21.67
Profit from discontinued operations	9	28	32	(67.86)	(12.50)
Consolidated profit for the year	2,575	2,010	1,661	28.11	21.01
Profit attributed to the Group	2,287	1,779	1,470	28.56	21.02
2006 compared to 2005
In 2006, Latin America contributed 31% of the profit attributed to Group’s total operating areas.
Net interest income was €5,280 million in 2006, a 33.3% (28.6% in local currency) or €1,320 million increase from €3,960 million in 2005. The main positive exchange-rate impact is due to the Brazilian real (€167 million). Depending on the interest rate performance of countries, spreads remained virtually flat as a whole. In general, the decrease in short-term interest rates tended to reduce spreads in Mexico (offset by the improved mix) and, to a lesser extent, Brazil. The spreads of portfolios of securities, however, tended to improve because of the lower cost of financing.
Net fee and commission income was €2,556 million in 2006, a 25.5% increase that results from the strategy of strengthening the most recurrent revenues and, specifically, developing products and services that generate fees (credit cards, cash management, foreign trade, mutual funds and insurance). Fees from credit cards grew by 41.2%, fuelled by both the region’s sharp rise in consumption as well as the Group’s strategy of developing and defending its customer base through this anchor product.
Gains/losses on financial assets and liabilities and exchange differences were €634 million, 16.5% lower due to the impact of the capital gains in 2005 from the sale of the stake of AES Tietê in Brazil.
Gross income grew 25.8% to €8,642 million in 2006 (21.0% in local currency).
General administrative expenses were €3,826 million in 2006, a 13.9% or €468 million increase from €3,358 million in 2005. In local currency, operating expenses increased 7.8% (average inflation of 5.1%) and include the investments and costs (mainly technology and promotion) of our subsidiaries’ specific business expansion programmes.
The efficiency ratio improved by 5.8 percentage points to 47.0% and net operating income was 36.4% higher.
Net impairment losses were €886 million in 2006, a 104.6% or €453 million increase from €433 million in 2005. This increase was due to the strong rise in lending and the change of business mix (focused more on products and segments with a higher return, but also with a greater risk premium). The ratio of non-performing loans was 1.38% at the end of 2006, 44 basis points lower than in 2005, and NPL coverage was 167% (187% in 2005).

Profit attributed to the Group was €2,287 million in 2006, a 28.6% (+24.2% in local currency) or €508 million increase from 1,779 million in 2005. Retail Banking continued to be the driving force of the Group’s growth in the region, reflecting the strategic focus of increasing business and earnings from customers, particularly individuals, SMEs and companies. As a result, profit before tax from retail banking rose 43.9% (+39.5% in local currency).
The earnings performance in euros was positively affected by exchange rates, although the impact diminished as the year advanced. The dollar, the currency used to manage the area, depreciated 0.8% against the euro, on average exchange rates. In addition, all Latin American currencies strengthened against the dollar, notably the Brazilian real and the Chilean peso while the Mexican peso hardly changed. The average exchange rate of the Brazilian real appreciated from 3.01 to 2.73 per euro; the Chilean peso from 694 to 665 and the Mexican peso depreciated from 13.5 to 13.7.
2005 compared to 2004
Net interest income in 2005 for the Latin America segment was €3,960 million, 19.5% or €646 million higher as compared with €3,314 million in 2004.
Gross income in 2005 was €6,872 million, a 26.1% or €1,422 million increase from €5,450 million in 2004. A positive factor was the strong growth in business with customers. However, while the rise in short-term nominal interest rates (24% for the whole region) positively benefited the spreads on retail businesses, the spreads on financial businesses were negatively affected by the profile adopted by the interest rate curve.
The Group’s strong drive to develop banking/business services that generate fees (credit cards, cash management, foreign trade, mutual funds and insurance) produced growth of 27.6% in net fee and commission income.
General administrative expenses and depreciation and amortization in 2005 were €3,358 million (a 21.1% increase from 2004) and €336 million (a 18.3% increase from 2004), respectively.
The efficiency and recurrence ratios were also better than in 2004.
Net operating income in 2005 was €3,088 million, a 31.6% or €742 million increase from €2,346 million in 2004.
Net impairment losses were €433 million, 8.0% higher than in 2004. Net impairment losses on loans were lower, despite the growth in lending and the change of mix of portfolios that point to higher provisions in the future. This was because of the reduced need for country-risk provisions and the large volume of recoveries. The non-performing loans ratio was 1.82% at the end of 2005 (approximately 1.9% in 2004) and coverage 186.5% (approximately 183% in 2004).
The impairment loss on other assets was particularly affected by the special charge of US$ 150 million for the early amortization of IT equipment and computers in Brazil.
Profit before tax in 2005 was €2,436 million, a 32.8% increase as compared to 2004. Retail Banking continued to be the engine of growth, reflecting the rise in customer business.
Profit attributed to the Group in Latin America was €1,779 million, 21.0% more than in 2004.

Financial Management and Equity Stakes

	Financial Management and
	Equity Stakes			Variations
	2006	2005	2004	06/05(%)	05/04(%)
	(in millions of euros)
Net interest income	(1,106)	(740)	(522)	49.46	41.76
Share of results of entities accounted for using the equity method	411	584	412	(29.62)	41.75
Net fee and commission income	(11)	(19)	(13)	(42.11)	46.15
Insurance activity income	(4)	2	(4)	n/a	n/a
Gains/losses on financial assets and liabilities and Exchange differences	414	(47)	239	n/a	n/a
Gross income	(296)	(219)	112	35.16	n/a
Sales and income from the provision of non- financial services (net) and Other operating income/expense	(31)	(25)	(18)	24.00	38.89
General administrative expenses:
Personnel expenses	(205)	(183)	(193)	12.02	(5.18)
Other administrative expenses	(160)	(171)	(105)	(6.43)	62.86
Depreciation and amortization	(215)	(74)	(38)	190.54	94.74
Net operating income	(907)	(672)	(242)	34.97	177.69
Net impairment losses	78	(74)	(181)	n/a	(59.12)
Other gains/losses	801	853	(79)	(6.10)	n/a
Profit before tax	(28)	107	(502)	n/a	n/a
Profit from continuing operations	133	798	62	(83.33)	1,187.10
Profit from discontinued operations	119	–	1	n/a	n/a
Consolidated profit for the year	252	798	63	(68.42)	1,166.67
Profit attributed to the Group	162	650	(23)	(75.08)	n/a
2006 compared to 2005
Net interest income for the Financial Management and Equity Stakes segment was €-1,106 million in 2006, a 49.5% or €366 million decrease from €-740 million in 2005.
Share of results of entities accounted for using the equity method was €411 million in 2006, a 29.6% or €173 million decrease from €584 million in 2005. This decrease is explained by lower income from CEPSA and the sale of the stake in 2005 in Unión Fenosa (both accounted for by the equity method).
Gains/losses on financial assets and liabilities and exchange differences were €414 million, a €461 million increase from €-47 million in 2005. This variation reflects a rise in revenues from the positive impact of the exchange-rate position and from results obtained in capital-risk operations. The gains on financial transactions include the positive impact of the position for hedging earnings in dollars and the cleaning up in the first quarter of 2006 of the structural interest rate risk hedging portfolios. The impact of the exchange rate position in 2005 was negative.
Gross income was €-296 million, €77 million lower than in 2005. This decrease was due to the negative impact of higher interest rates on the cost of financing and on the spread of portfolios.
General administrative expenses were €365 million in 2006, a 3.1% increase from 2005 because of greater expenses incurred in corporate projects.
Depreciation and amortization costs were €215 million in 2006, a 190.5% increase from 2005 due to greater amortization of intangibles, mostly from Abbey and investments in IT development.
Net impairment losses were €78 million positive in 2006 because of the release of country-risk provisions (€52 million allocation in 2005).

Other gains/losses were positive because of the release of funds established for possible contingencies that were resolved in the Bank’s favor.
Profit attributed to the Group was €162 million, and included €340 million net from the difference between capital gains and extraordinary allowances (excluding the capital gain from the sale of Urbis and Banesto’s allocation for an early retirement fund, which were recorded in Banesto).
The main movements in equity stakes in 2006 were: the acquisition of 24.8% of Sovereign Bancorp for US$2,921 million and the sales of 4.8% of San Paolo IMI for €1,585 million (gross capital gain of €705 million) and of the 10% stake in Antena 3TV (gross capital gain of €294 million). At the end of 2006, the capital gains from stakes in listed financial and industrial companies maintained in the portfolio equaled €4,000 million approximately.
2005 compared to 2004
Financial Management and Equity Stakes, the non-operating area of the Group, generated €650 million of profit attributed to the Group (as compared to a loss of €23 million in 2004).
The higher figure was mainly due to the larger capital gains from the sale of equity stakes and the greater contribution from companies accounted for by the equity method, primarily CEPSA.
The main development in 2005 was the sale (in the first quarter) of 2.57% of RBS, which produced a capital gain of €717 million. Of note among the sale of equity stakes were those in Unión Fenosa and Auna (gross capital gains of €1,157 million and €355 million, respectively). The main sales in 2004 were 0.46% of Vodafone, 1% of Unión Fenosa and 3.1% of Sacyr-Vallehermoso.
The results of this segment were offset by extraordinary charges taken during 2005 for the amortization of Abbey’s restructuring costs (€658 million) and early retirements (€608 million).
Secondary level (business):
Retail Banking

	Retail Banking			Variations
	2006	2005	2004	06/05(%)	05/04(%)
	(in millions of euros)
Net interest income	12,372	10,639	7,391	16.29	43.95
Share of results of entities accounted for using the equity method	16	35	42	(54.29)	(16.67)
Net fee and commission income	5,936	5,169	3,932	14.84	31.46
Gains/losses on financial assets and liabilities and Exchange differences	1,051	928	323	13.25	187.31
Gross income	19,375	16,771	11,688	15.53	43.49
Sales and income from the provision of non- financial services (net) and Other operating income/expense	(10)	24	(24)	n/a	n/a
General administrative expenses:
Personnel expenses	(5,145)	(4,896)	(3,587)	5.09	36.49
Other administrative expenses	(3,445)	(3,208)	(2,062)	7.39	55.58
Depreciation and amortization	(848)	(867)	(731)	(2.19)	18.60
Net operating income	9,927	7,824	5,284	26.88	48.07
Net impairment losses	(2,330)	(1,659)	(1,506)	40.45	10.16
Other gains/losses	(417)	(176)	(115)	136.93	53.04
Profit before tax	7,180	5,989	3,663	19.89	63.50
2006 compared to 2005
The Group’s Retail Banking generated 85% of the operating areas’ total gross operating income in 2006 and 78% of profit before tax. The results of Urbis, which consolidated by global integration, were eliminated from the lines of the income statement and its net profit included in the line for discontinued operations. The income statements for 2005 and 2004 were drawn up again using the same criterion.

Net interest income was €12,372 million in 2006, a 16.3% or €1,733 million increase from €10,639 million in 2005 spurred by greater business and better customer spreads.
Net fee and commission income was €5,936 million in 2006, a 14.8% or €767 million increase from €5,169 million in 2005 reflecting the Group’s strategy of boosting the most recurrent revenues.
Gains/losses on financial assets and liabilities and exchange differences were €1,051 million in 2006, a 13.3% or €123 million increase from €928 million in 2005.
Gross income was 15.5% higher at €19,375 million.
General administrative expenses were €8,590 million in 2006, a 6% or €486 million increase from €8,104 million in 2005. The 3.7% growth of operating expenses in local currency together with the faster pace in gross income enabled net operating income to rise 26.9% to €9,927 million.
The efficiency ratio for all of Retail Banking improved by 4.6% to 47.7% (52.3% in 2005).
Net impairment losses grew 40.5% due to increase in lending in more profitable segments and products, but with a greater risk premium.
Profit before tax increased 24.1% to €7,436 million, with a good performance in Continental Europe as well as in Abbey and Latin America.
In Continental Europe the three main drivers were business growth (+24% in lending and +15% in deposits), good management of prices in an environment of rising interest rates and selective growth in expenses. The efficiency ratio was only 42.0% (44.0% in 2005).
In Abbey, the two elements behind the profit before tax increase were good performance of net interest income and net fees, and the 7.4% reduction in operating expenses. The combined effect was an improvement in the efficiency ratio of 7.4% (from 62.4% in 2005 to 55.0% in 2006).
The good earnings performance of Retail Banking in Latin America was based on strong growth in customer business, the good performance in net interest income and net fees, and control of expenses which was compatible with business development. The growing proportion of customer business in all countries, due to the strong development of activity, was generally reflected in these increases. The performance of the three main countries (Brazil, Mexico and Chile) was very good. Their commercial revenue (in euros) grew 33.6%, a pace which reached 46.5% in net operating income and 40.7% in profit before tax. In local currency, the growth rates were 26.8%, 38.3% and 33.3% respectively.
2005 compared to 2004
Net interest income in 2005 for the Retail Banking segment was €10,639 million, a 43.9% increase or €3,248 million from €7,391 million in 2004.
Net fees and commission income grew 31.5% to €5,169 million. The main drivers were business growth, stronger in lending but also in customer funds, and better management of prices in a more stable environment of interest rates, which is stabilizing spreads.
As a result, gross income was in 2005 €16,771 million, a 43.5% or €5,083 million higher than in 2004.
General administrative expenses in 2005 were €8,104 million, a 43.5% increase from 2004. The cost control policy implemented has been particularly successful at the Santander Network and Portugal.
Net operating income for the Retail Banking segment was €7,824 million in 2005, a 48.1% or €2,540 million increase from €5,284 million in 2004.
Net impairment losses for the Retail Banking segment, €1,659 million in 2005, grew only 10.1% due to the decreased needs for loan-loss provisions, because of the high credit risk quality and the coverage levels already reached.
Profit before tax was 63.5% higher at €5,989 million.

The increasing proportion of customer activity in all countries, due to the strong development of business in the last two years, was generally reflected in rises in net operating income and profit before tax.
Global Wholesale Banking

	Global Wholesale Banking			Variations
	2006	2005	2004	06/05(%)	05/04(%)
	(in millions of euros)
Net interest income	1,167	724	677	61.19	6.94
Share of results of entities accounted for using the equity method	–	–	–	–	–
Net fee and commission income	618	488	392	26.64	24.49
Gains/losses on financial assets and liabilities and Exchange differences	685	654	528	4.74	23.86
Gross income	2,470	1,866	1,597	32.37	16.84
Sales and income from the provision of non- financial services (net) and Other operating income/expense	(31)	(24)	(24)	29.17	–
General administrative expenses:
Personnel expenses	(432)	(351)	(299)	23.08	17.39
Other administrative expenses	(243)	(219)	(187)	10.96	17.11
Depreciation and amortization	(65)	(58)	(50)	12.07	16.00
Net operating income	1,699	1,214	1,037	39.95	17.07
Net impairment losses	(298)	(69)	(162)	331.88	(57.41)
Other gains/losses	(49)	12	3	n/a	300.00
Profit before tax	1,353	1,157	878	16.94	31.78
2006 compared to 2005
Global Wholesale Banking generated 11% of the operating areas’ total gross income in 2006 and 15% of profit before tax.
Gross income was 32.4% higher, spurred by net interest income (+61.2%) which reflects the sharp rise in lending (+49%) and a slight improvement in spreads. Another factor was the 26.6% rise in net fees and commissions, underscoring advisory activity.
Gains on financial transactions only grew by 4.7% because of the sale of stakes and portfolios in 2005.
General administrative expenses were €675 million in 2006, a 18.4% increase from €570 million in 2005, well below the rise in revenues and in line with the development of new capacities and the year’s good performance.
Net operating income was 40.0% higher at €1,699 million.
Net impairment losses were €298 million in 2006, four times more than in 2005. All of these provisions were generic and due to the strong rise in lending which increased the area’s portfolio, including guarantees, to €66 billion (+40% year-on-year). A large part of the provisions were generated in operations that had not reached their definitive structure at the end of 2006.
Profit before tax was 16.9% higher at €1,353 million, largely due to the investment banking and markets areas. The growth registered was of quality, driven by the 39.7% rise in revenues from clients and a further gain in the efficiency ratio to below 30% (29.9%, 3.8% better than in 2005).
2005 compared to 2004
Net interest income in 2005 was €724 million, a 6.9% increase from €677 million in 2004.
Net fee and commission income was €488 million, a 24.5% increase from €392 million in 2004.

Gross income in 2005 was €1,866 million, a 16.8% or €269 million increase from €1,597 million in 2004. Value-added businesses (transactional banking, trade finance, custody, investment banking, equities and treasury for customers) and capital gains offset the lower contribution from basic financing and own account treasury operations.
General administrative expenses and depreciation and amortization grew 17.3% and 16.0%, respectively while net impairment losses decreased by 57.4%. Operating costs grew due to business expansion and the launch of projects, such as Santander Global Connect and Santander Global Markets, in Europe (+€19 million). Appropriate risk management and lower use of credit lines with a more efficient consumption of capital reduced the need for loan loss provisions.
Profit before tax amounted to €1,157 million, 31.8% more than in 2004. This was largely due to the growing contribution of value-added business with clients, the development of new projects and lower needs for loan-loss provisions.
Asset Management and Insurance

	Asset Management and Insurance			Variations
	2006	2005	2004	05/06(%)	05/04(%)
	(in millions of euros)
Net interest income	55	46	16	19.57	187.50
Share of results of entities accounted for using the equity method	—	—	(5)	—	n/a
Net fee and commission income	680	618	416	10.03	48.56
Insurance activity income	302	224	165	34.82	35.76
Gains/losses on financial assets and liabilities and Exchange differences	29	27	10	7.41	170.00
Gross income	1,066	915	602	16.50	51.99
Sales and income from the provision of non- financial services (net) and Other operating income/expense	2	—	1	n/a	n/a
General administrative expenses:
Personnel expenses	(222)	(189)	(142)	17.46	33.10
Other administrative expenses	(173)	(165)	(94)	4.85	75.53
Depreciation and amortization	(23)	(18)	(15)	27.78	20.00
Net operating income	650	543	352	19.71	54.26
Net impairment losses	—	—	2	—	n/a
Other gains/losses	(5)	3	(6)	n/a	n/a
Profit before tax	645	546	348	18.13	56.90
2006 compared to 2005
This segment accounted for 5% of gross income and 7% of profit before tax.
The growth in profit before tax was backed by a 16.5% rise in gross income, with solid contributions from all components particularly net fees and commissions income (+10.0%) and, above all, insurance activity income (+34.8%). General administrative expenses, in line with the Group’s overall trend, increased at a lower pace than gross income (+11.6%) and pushed up net operating income by 19.6%.
The efficiency ratio was 1.3% better at 39.3%.
The revenues generated for the Group by mutual and pension funds and insurance, including those recorded by the distribution networks, increased 15% to €3,511 million and accounted for around one-sixth of the operating areas’ overall total.
Asset Management
Santander Asset Management’s global business of mutual and pension funds generated €2,028 million of fees for the Group, 6.3% more than in 2005. Profit before tax amounted to €410 million (+9.0%), after deducting operating costs and fees paid to the networks. Total managed assets were close to €150 billion, making us one of the largest institutions focused on the retail segment at the international level.

Insurance
Global insurance business (Santander Insurance is the commercial name) generated total gross income of €1,483 million (+28.8%). Its total contribution to the Group, the sum of profit before tax (€236 million) and fees paid to the network, was €1,420 million (+29.8%).
2005 compared to 2004
Gross income for this segment in 2005 was 915 million, a 52.0% or €313 million increase from €602 million in 2004. This strong growth (48.6% in net fee and commission income and 35.8% in insurance activity income) is mainly due to the incorporation of Abbey to the Group.
Profit before tax was 56.9% higher at €546 million.
Asset Management. The global business of mutual and pension funds integrated in Santander Asset Management generated total fees for the Group of €1,956 million (including those reclassified to discontinued operations), 23.5% higher than in 2004 (+15.9% without Abbey). After deducting the fees paid to the distribution networks, net fees and commission income for Asset Management were €618 million (+48.6%).
Insurance. Total revenues generated by the Group’s insurance companies, including fees paid to branch networks, amounted to €1,740 million (including those reclassified to discontinued operations) (+153.8% and +30.4% excluding Abbey). After deducting the fees paid to the distribution networks, insurance activity income was €224 million (+35.8%).
Financial Condition
Assets and Liabilities
Our total assets were €833,872.7 million at December 31, 2006, a 3.1% or €24,765.8 million increase from total assets of €809,106.9 million at December 31, 2005. Our gross loans and advances to corporate clients, individual clients and government and public entities which include the trading portfolio, other financial assets at fair value and loans, increased by 19.9% to €531,509.3 million at December 31, 2006 from €443,438.7 million at December 31, 2005, due to increased business in most areas, mainly in Spain and Latin America (principally Brazil and Mexico). Customer deposits, which are basically deposits from clients and securities sold to clients under agreements to repurchase, increased by 8.3% from €305,765.3 million at December 31, 2005, to €331,222.6 million at December 31, 2006, mainly due to increased volumes in Latin America (principally in Brazil) and Spain. Other managed funds, including mutual funds, pension funds and managed portfolios, increased by 9.3% from €152,845.6 million at December 31, 2005, to €167,123.6 million at December 31, 2006, mainly due to increased volumes in Abbey and Latin America.
In addition, and as part of the global financing strategy during 2006, the Group issued €26,102 million of mortgage and other covered bonds (including securitizations), as well as €50,854 million of senior debt (including Abbey’s medium term program) and €5,501 million of subordinated debt (excluding transactions with related parties). A total of €380 million of preferred securities was also issued.
During 2006 €20,755 million of senior debt (including Abbey’s medium term program) and €9,755 million of mortgage bonds matured and €473 million of preferred shares and €2,265 million of subordinated debt were amortized.
Goodwill remained at €14,512.7 million at the end of 2006, of which €8,920 million corresponded to Abbey. The increase in goodwill during 2006 equaled to €495 million (mainly due to the acquisition of Drive; see Note 17 to our consolidated financial statements).
Capital
Stockholders’ equity, net of treasury stock, at December 31, 2006, was €44,851.6 million, an increase of €5,073.1 million or 12.8% from €39,778.5 million at December 31, 2005, mainly due to the increase on reserves and on net attributable income.

At December 31, 2006, our eligible capital exceeded the minimum required by the Bank of Spain by approximately €11.2 billion. See “Item 4. Information on the Company—B. Business Overview—Supervision and Regulation—Capital Adequacy Requirements”.
We estimate that our Tier 1 capital ratios, calculated in accordance with Basel Committee guidelines, and our total capital ratios, which include Tier 1 and Tier 2 capital, at December 31, 2006 and 2005 were as set forth:

	December 31,
	2006	2005
Tier 1 Capital Ratio	7.42%	7.88%
Total Capital Ratio — Tier 1 and Tier 2	12.49%	12.94%
B. Liquidity and capital resources
Management of liquidity
For information about our liquidity risk management process, see “Item 11. Quantitative and Qualitative Disclosures About Market Risk — Part. 7 Market Risk — Statistical Tools for Measuring and Managing Market Risk — Non Trading activity — Liquidity Risk” and “—Quantitative analysis — B. Non Trading Activity — Asset and Liability Management — Management of structural liquidity”.
Sources of funding
As a financial group, our main source of liquidity is our customer deposits which consist primarily of demand, time and notice deposits. In addition, we complement our customer deposits through the access to the interbank market (overnight and time deposits) and to the domestic and international capital markets. For this purpose, we have in place a series of domestic and international programs for the issuance of commercial paper and medium and long term debt. We also maintain a diversified portfolio of liquid assets and securitized assets throughout the year. In addition, another source of liquidity is the generation of cash flow.
Latin American banks are autonomous in terms of liquidity. Centrally, we raised €47 billion in 2006 through medium- and long-term issues in the wholesale markets and €25.7 billion of assets were securitized.
At December 31, 2006, we had outstanding €204.1 billion of senior debt, of which €42.4 billion were mortgage bonds and €35.4 billion promissory notes. Additionally, we had €30.4 billion in subordinated debt (which includes €6.8 billion preferred securities) and €0.7 billion in preferred shares.
The following table shows the average balances during the years 2006, 2005 and 2004 of our principal sources of funds:

	2006	2005	2004
	(in thousands of euros)
Due to credit entities	123,753,200	115,974,336	63,831,518
Customer deposits	315,478,695	285,972,387	166,463,179
Marketable debt securities	174,377,295	124,185,634	53,992,496
Subordinated debt	29,554,497	27,287,081	14,469,088

Total	643,163,687	553,419,438	298,756,281
The average maturity of our outstanding debt as of December 31, 2006 is the following:

•	Senior debt	5.3 years
•	Mortgage debt	14.1 years
•	Dated subordinated debt	8.4 years
Exhibits VI and VII to our consolidated financial statements included herein show a detail of our senior and subordinated long-term debt, including their maturities.

The cost and availability of debt financing are influenced by our credit ratings. A reduction in these ratings could increase the cost of, and reduce our market access to debt financing. Our credit ratings are as follows:

	Long-Term	Short-Term	Financial Strength
Moody’s	Aa1	P1	B
Standard & Poor’s	AA	A1+
Fitch	AA	F1+	A/B
Our total customer deposits, excluding assets sold under repurchase agreements, totaled €284.2 billion at December 31, 2006. Loans and advances to customers (gross) totaled €531.5 billion at the same date.
We remain well placed to access various wholesale funding sources from a wide range of counterparties and markets, and the changing mix between customer deposits and repos, deposits by banks and debt securities in issue primarily reflects comparative pricing, maturity considerations and investor counterparty demand rather than any material perceived trend.
We use our liquidity to funding our lending and investment securities activities, for the payment of interest expense, for dividends paid to shareholders and the repayment of debt.
In connection with the proposed offer to purchase all of the ABN AMRO ordinary shares, we intend to raise approximately €9 billion of new financing via a rights issue and mandatorily convertible instruments and an additional €10.9 billion through balance sheet optimization, including leverage, incremental securitization and asset disposals. For information about the proposed offer to purchase all of the ABN AMRO ordinary shares, see “Item 4. Information on the Company — A History and development of the Company — Principal Capital Expenditures and Divestitures — Acquisitions, Dispositions, Reorganizations — Recent Events — ABN AMRO Holdings NV (“ABN AMRO”)”.
We, Grupo Santander, are a European, Latin American and North American financial group. Although, at this moment, except for Argentina and Venezuela, we are not aware of any legal or economic restrictions on the ability of our subsidiaries to transfer funds to the Bank (the parent company) in the form of cash dividends, loans or advances, capital repatriation and other forms, there is no assurance that in the future such restrictions will not be adopted or how they would affect our business. Nevertheless, the geographic diversification of our businesses limits the effect of any restrictions that could be adopted in any given country.
In prevailing economic conditions and with interest rates starting to rise from historically low levels in Spain, UK and the rest of Europe, it is anticipated that the growth in demand for further borrowing by customers may slow down and in the medium term, our dependence on the wholesale market for funding may be reduced as a result of a probable increase of our customer deposits.
We believe that our working capital is sufficient for our present requirements and to pursue our planned business strategies.
As of December 31, 2006 and to the present date, we did not, and presently do not, have any material commitments for capital expenditures, except as disclosed in Item 4. “Information on the Company — A. History and development of the company — Sovereign Bancorp, Inc. (“Sovereign”)” and in Item 4. “Information on the Company — A. History and development of the company — Principal Capital Expenditures and Divestitures — Acquisitions, Dispositions and Reorganizations — Recent events — ABN AMRO Holding N.V. (“ABN AMRO”).”
C. Research and development, patents and licenses, etc.
We do not currently conduct any significant research and development activities.
D. Trend information
The European financial services sector is likely to remain competitive with an increasing number of financial service providers and alternative distribution channels. Further, consolidation in the sector (through mergers, acquisitions or alliances) is likely to occur as the other major banks look to increase their market share or combine with complementary businesses. It is foreseeable that regulatory changes will take place in the future that will diminish barriers in the markets.
The following are the most important trends, uncertainties and events that are reasonably likely to have a material adverse effect on the Bank or that would cause the disclosed financial information not to be indicative of our future operating results or our financial condition:
•	a downturn in real estate markets, and a corresponding increase in mortgage defaults;

•	the recent interest rate hikes in the United States and other countries;

•
uncertainties relating to economic growth expectations and interest rates cycles, especially in the United States, Spain, the United Kingdom, other European countries and Latin America, and the impact they may have over the yield curve and exchange rates;

•	the effect that an economic slowdown may have over Latin America and fluctuations in local interest and exchange rates;

•	the chance that changes in the macroeconomic environment will deteriorate the quality of our customers` credit;

•	a possible downturn in capital markets;

•	a drop in the value of the euro relative to the US dollar, the Sterling pound or Latin American currencies;

•	inflationary pressures, because of the effect they may have in relation to increases of interest rates and decreases of growth;

•	increased consolidation of the European financial services sector;

•
although it is foreseeable that entry barriers to domestic markets in Europe will be lowered, our possible plans of expansion into other markets could be affected by regulatory requirements of the national authorities of these countries; and

•
acquisitions or restructurings of businesses, including our proposed acquisition of certain assets of ABN AMRO Holding N.V. (see Item 4. Information on the Company — A. History and development of the company — Principal Capital Expenditures and Divestitures — Acquisitions, Dispositions and Reorganizations — Recent Events — ABN AMRO Holding N.V. (“ABN AMRO”), that do not perform in accordance with our expectations.

E. Off-balance sheet arrangements
As of December 31, 2006, 2005 and 2004, we had outstanding the following contingent liabilities and commitments:

	2006	2005	2004
	(in thousands of euros)
Contingent liabilities:
Guarantees and other sureties	58,205,412	48,199,671	31,511,567
Bank guarantees and other indemnities provided	52,697,242	44,251,411	28,533,973
Credit derivatives sold	478,250	180,000	—
Irrevocable documentary credits	5,029,484	3,767,022	2,977,594
Other financial guarantees	436	1,238	—
Assets assigned to sundry obligations	4	24	24
Other contingent liabilities	563,893	253,880	302,291

	58,769,309	48,453,575	31,813,882

Commitments:
Balances drawable by third parties	91,690,396	77,678,333	63,110,699
Other commitments	11,559,034	18,584,929	11,749,833

	103,249,430	96,263,262	74,860,532

	162,018,739	144,716,837	106,674,414

For more information see Note 59.6 to our Consolidated Financial Statements.
In addition to the contingent liabilities and commitments described above, the following table provides information regarding off-balance sheet funds managed by us as of December 31, 2006, 2005 and 2004:

	2006	2005	2004
	(in thousands of euros)
Contingent liabilities:
Mutual funds	119,838,418	109,480,095	97,837,724
Pension funds	29,450,103	28,619,183	21,678,522
Other managed funds	17,835,031	14,746,000	8,998,388

	167,123,552	152,845,278	128,514,634

Relationship with unconsolidated companies
We have holdings in companies over which we are in a position to exercise significant influence, but that we do not control or jointly control. According to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, these investments in associated companies are accounted for using the equity method (see a detail of these companies in Exhibit II to our consolidated financial statements).
Transactions with these companies are made at market conditions and are closely monitored by our regulatory authorities. See Note 55 to our consolidated financial statements for further information.
Also, we use special purpose vehicles (“fondos de titulización”) in our securitization activity. According to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, only those vehicles that meet certain requirements are consolidated in the Group’s financial statements. We are not required to repurchase assets from or contribute additional assets to any of these special purpose vehicles. We do, however, provide in the ordinary course of business certain loans (amounting to €259.2 million to “fondos de titulización” in Spain) to some of these special purpose vehicles, which are provisioned in accordance with the risks involved. In 2006, the Group securitized €25.7 billion of medium and long-term assets.
In the ordinary course of business, Abbey enters into securitization transactions using special purpose securitization companies which are consolidated and included in Abbey’s financial statements. Abbey is under no obligation to support any losses that may be incurred by the securitization companies or the holders of the securities, and has no right or obligation to repurchase any securitized loan. Abbey has made some interest bearing subordinated loans to these securitization companies.
We do not have transactions with un-consolidated entities other than the aforementioned ones.
We have no other off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
F. Tabular disclosure of contractual obligations
The following table summarizes our contractual obligations by remaining maturity at December 31, 2006:

		More than
Contractual obligations		1 year but
	Less than	less than	More than
(in millions of euros)	1 year	5 years	5 years	Total
Deposits fron credit institutions	49,752	5,446	1,618	56,816
Customer deposits	300,112	12,594	1,671	314,377
Marketable debt securities	47,557	37,170	89,682	174,409
Subordinated debt	595	5,577	24,250	30,422
Operating lease obligations	170	579	1,105	1,854
Purchase obligations	107	310	156	573
Other long-term liabilities	—	—	14,014	14,014

Total	398,293	61,676	132,496	592,465
Contractual obligations maturing in “more than 1 year but less than 3” and in “more than 3 years but less than 5” have been grouped according to the disclosure given in Note 53 to our consolidated financial statements.
For a description of our trading and hedging derivatives, which are not reflected in the above table, see Note 36 to our consolidated financial statements.

Item 6. Directors, Senior Management and Employees
A. Directors and senior management
We are managed by our Board of Directors which currently consists of 19 members. In accordance with our By-laws (Estatutos), the Board shall consist of at least 14 and not more than 22 members. Each member of the Board is elected to a five-year term by our stockholders at a general meeting, with approximately one-fifth of the members being elected each year, but they can be re-elected.
Our Board of Directors meets approximately nine times per year. In 2006, it met 11 times. Our Board of Directors elects our Chairman and Vice Chairmen from among its members, as well as the Chief Executive Officer. Between board meetings, lending and other board powers reside with the Executive Committee (Comisión Ejecutiva) and with the Risk Committee (Comisión Delegada de Riesgos). The Chairman is the Bank’s most senior officer and, as a result, has delegated to him all such powers as may be delegated under Spanish Law, our By-laws and the Rules and Regulations of the Board of Directors. The Chairman leads the Bank’s management team, in accordance with the decisions made and the criteria set by our shareholders at the General Shareholders’ Meeting and by the Board.
The Chief Executive Officer by delegation and under the direction of the Board and of the Chairman (as the Bank’s most senior officer) leads the business and assumes the Bank’s highest executive functions.
Our Board holds ultimate lending authority and it delegates such authority to the Risk Committee, which generally meets twice a week. Members of our senior management are appointed and removed by the Board.
The current members of our Board of Directors are:

		Director
Name	Position with Santander	Since
Emilio Botín (1)	Chairman	1960
Fernando de Asúa	First Vice Chairman	1999
Alfredo Sáenz	Second Vice Chairman and Chief Executive Officer	1994
Matías R. Inciarte	Third Vice Chairman	1988
Manuel Soto	Fourth Vice Chairman	1999
Assicurazioni Generali, S.p.A.	Director	1999
Antonio Basagoiti	Director	1999
Ana P. Botín (1)	Director	1989
Javier Botín (1)	Director	2004
Lord Burns	Director	2004
Guillermo de la Dehesa	Director	2002
Rodrigo Echenique	Director	1988
Antonio Escámez	Director	1999
Francisco Luzón	Director	1997
Abel Matutes	Director	2002
Mutua Madrileña Automovilista	Director	2004
Luis Ángel Rojo	Director	2005
Luis Alberto Salazar-Simpson	Director	1999
Isabel Tocino	Director	2007

(1)	Ana P. Botín and Javier Botín are daughter and son, respectively, of Emilio Botín.

Our current Executive Officers are:

Name	Position with Banco Santander Central Hispano
Emilio Botín	Chairman of the Board of Directors and of the Executive Committee
Alfredo Sáenz	Second Vice Chairman of the Board of Directors and Chief Executive Officer
Matías R. Inciarte (1)	Third Vice Chairman of the Board of Directors and Chairman of the Risk Committee
Ana P. Botín	Chairwoman, Banesto
Francisco Luzón	Director, Executive Vice President, America
José A. Alvarez	Executive Vice President, Financial Management
Nuno Amado	Executive Vice President, Santander Totta
David Arce	Executive Vice President, Internal Auditing
Ignacio Benjumea	Executive Vice President, General Secretariat
Juan Manuel Cendoya	Executive Vice President, Communications, Corporate Marketing and Research
Fermín Colomés	Executive Vice President, Operations
José María Espí	Executive Vice President, Risk
Enrique G. Candelas	Executive Vice President, Santander Branch Network - Spain
Joan-David Grimà	Executive Vice President, Asset Management
Juan Guitard	Executive Vice President, General Secretariat
Gonzalo de las Heras	Executive Vice President, Global Wholesale Banking
Antonio H. Osorio	Chief Executive Officer, Abbey
Adolfo Lagos	Executive Vice President, Global Wholesale Banking
Jorge Maortua	Executive Vice President, Global Wholesale Banking
Serafín Méndez	Executive Vice President, Premises and Security
Jorge Morán	Executive Vice President, Insurance
César Ortega	Executive Vice President, General Secretariat
Javier Peralta	Executive Vice President, Risk
Marcial Portela	Executive Vice President, America
Juan R. Inciarte (1)	Executive Vice President, Consumer Finance
José Manuel Tejón	Executive Vice President, Financial Accounting and Control
Jesús Ma Zabalza	Executive Vice President, America

(1)	Matías and Juan R. Inciarte are brothers.
In addition, José María Fuster, Executive Vice-President of Banesto, is the Group’s Chief Information Officer and responsible for the Division of Technology and Operations and José Luis G. Alciturri, Adjoint Executive Vice-President of the Bank, is the Head of the Group’s Human Resources.
Following is a summary description of the relevant business experience and principal business activities of our current Directors and Executive Officers performed both within and outside Santander:
Emilio Botín (Chairman of the Board of Directors and of the Executive Committee)
Born in 1934. He joined Banco Santander in 1958 and in 1986 he was appointed Chairman of the Board. He is also a non-executive Director of Shinsei Bank, Limited.
Fernando de Asúa (First Vice Chairman of the Board of Directors and Chairman of the Appointments and Remuneration Committee)
Born in 1932. Former Vice Chairman of Banco Central Hispanoamericano from 1991 to 1999. He was appointed Director in April 1999 and First Vice Chairman in July 2004. He is a former Chairman of IBM España, S.A., and he is currently the Honorary Chairman. In addition, he is a Director of CEPSA, Técnicas Reunidas, S.A., Air Liquide España, S.A. and Constructora Inmobiliaria Urbanizadora Vasco-Aragonesa, S.A.
Alfredo Sáenz (Second Vice Chairman of the Board of Directors and Chief Executive Officer)
Born in 1942. Former Chief Executive Officer and Vice Chairman of Banco Bilbao Vizcaya and Chairman of Banca Catalana until 1993. In 1994, he was appointed Chairman of Banesto and in February 2002, Second Vice Chairman and Chief Executive Officer of Santander. He is also non-executive Vice Chairman of CEPSA and a non-executive Director of France Telecom España, S.A.

Matías R. Inciarte (Third Vice Chairman of the Board of Directors and Chairman of the Risk Committee)
Born in 1948. He joined Banco Santander in 1984 and was appointed Executive Vice President and Chief Financial Officer in 1986. In 1988 he was appointed Director and in 1994 Second Vice Chairman. He is also Chairman of UCI, S.A., Second Vice Chairman of Grupo Corporativo Ono, S.A. and Director of Banesto, Financiera Ponferrada, S.A. and Operador del Mercado Ibérico de Energía Polo Español, S.A. He was Minister of the Presidency of the Spanish Government (1981-1982).
Manuel Soto (Fourth Vice Chairman of the Board of Directors)
Born in 1940. He was appointed Director in April 1999. He is non-executive Vice Chairman of Indra Sistemas, S.A. and a Director of Inversiones Inmobiliarias Lar, S.A. and Corporación Financiera Alba, S.A. He is also Chairman of the Advisory Board of Mercapital, S.L. and member of the Consultive Committee of Occidental Hoteles Management, S.A. In addition, he was formerly Chairman of Arthur Andersen’s Global Board and manager for EMEA (Europe Middle East and Africa) and India.
Assicurazioni Generali, S.p.A. (“Assicurazioni”)
An Italian insurance company represented on our Board by its Chairman, Antoine Bernheim. Assicurazioni is a former Director of Banco Central Hispanoamericano from 1994 to 1999. Assicurazioni was appointed Director in April 1999.
Antoine Bernheim (Representative of the Company Director Assicurazioni)
Born in 1924. He joined the board of directors of Assicurazioni Generali in 1973 becoming the company’s Vice-Chairman in 1990 and Chairman from 1995 to 1999. He was re-elected Chairman in 2002. He is a former Vice-Chairman of Mediobanca and currently a board member of that bank. In addition, he is a former senior partner at Lazard Frérers & Cie (1967 to 2000) and at present he is Deputy Chairman of the Supervisory Board of Intesa Sanpaolo.
Antonio Basagoiti
Born in 1942. Former Executive Vice President of Banco Central Hispanoamericano. He was appointed Director in July 1999. He is non-executive Vice Chairman of Faes Farma, S.A. and a non-executive Director of Pescanova, S.A. He is a former Chairman of Unión Fenosa, S.A.
Ana P. Botín
Born in 1960. Former Executive Vice President of Banco Santander, S.A. and former Chief Executive Officer of Banco Santander de Negocios from 1994 to 1999. In February 2002, she was appointed Chairwoman of Banesto. She is also a non-executive Director of Assicurazioni Generali, S.p.A.
Javier Botín
Born in 1973. He was appointed Director in July 2004. He is also an executive Director and Partner of M&B Capital Advisers, Sociedad de Valores, S.A.
Lord Burns
Born in 1944. He was appointed Director in December 2004. He is also a non-executive Chairman of Abbey and Marks and Spencer Group plc. In addition, he is a non-executive Chairman of Glas Cymru (Welsh Water) and a non-executive Director of Pearson Group plc. He was Permanent Secretary to the UK Treasury and chaired the UK Parliamentary Financial Services and Markets Bill Joint Committee and was a non-executive Director of British Land plc and Legal & General Group plc.
Guillermo de la Dehesa
Born in 1941. Former Secretary of State of Economy and Secretary General of Commerce of the Spanish Government and Chief Executive Officer of Banco Pastor. He is a State Economist and Bank of Spain’s Office Manager (on leave). He was appointed Director in June 2002. He is an international advisor of Goldman Sachs, Chairman of AVIVA Vida y Pensiones, S.A. and a Director of Campofrío Alimentación, S.A., Goldman Sachs Europe Ltd. and AVIVA plc. He is also Chairman of the Centre for Economic Policy Research (CEPR) in London, member of the Group of Thirty of Washington, and Chairman of the Board of Trustees of the Instituto de Empresa.

Rodrigo Echenique
Born in 1946. Former Director and Chief Executive Officer of Banco Santander, S.A. from 1988 to 1994. He is Chairman of the Social Economic Council of the Carlos III University (Madrid) and a non-executive Director of Inversiones Inmobiliarias Lar, S.A.
Antonio Escámez
Born in 1951. Former Director and Executive Vice President of Banco Central Hispanoamericano from 1988 to 1999. He was appointed Director in April 1999. He is also a non-executive Chairman of Santander Consumer Finance, S.A., Open Bank Santander Consumer, S.A. and Arena Communications España, S.A., and a non-executive Vice Chairman of Attijariwafa Bank.
Francisco Luzón
Born in 1948. He joined Banco Santander in 1996 as Executive Vice President, Adjoint to the Chairman. Former Chairman of Banco Exterior de España (from 1988 to 1996), Caja Postal (from 1991 to 1996), Corporación Bancaria de España (from 1991 to 1996) and of Argentaria (1996). He is also a non-executive Director of Industria de Diseño Textil, S.A. and Chairman of the Social Council of the University of Castilla-La Mancha.
Abel Matutes
Born in 1941. Former Foreign Minister of the Spanish Government and EU Commissioner for the portfolios of Loans and Investment, Financial Engineering and Policy for Small and Medium-sized Companies (1989); North-South Relations, Mediterranean Policy and Relations with Latin America and Asia (1989) and of the Transport and Energy and Supply Agency of Euroatom (1993). He is also a Chairman of Fiesta Hotels & Resorts, S.L. and a Director of Eurizon Financial Group, FCC Construcción, S.A. and TUI AG.
Mutua Madrileña Automovilista
Spanish car insurance company represented on our Board by Luis Rodríguez. Mutua Madrileña Automovilista was appointed Director in April 2004.
Luis Rodríguez (Representative of the Company Director Mutua Madrileña Automovilista)
Born in 1941. In 2002 he joined the board of directors of Mutua Madrileña Automovilista and is currently First Vice Chairman of that board. He is also Joint Administrator of Ibérica de Maderas y Aglomerados, S.A., Chairman of Mutuactivos, the mutual fund institution of Mutua Madrileña, and Vice-Chairman of Aresa Seguros Generales, S.A.
Luis Ángel Rojo (Chairman of the Audit and Compliance Committee)
Born in 1934. Former Head of Economics, Statistics and Research Department, Deputy Governor and Governor of the Bank of Spain. He has been a member of the Governing Council of the European Central Bank, Vice-Chairman of the European Monetary Institute, member of United Nations’ Development Planning Committee and Treasurer of the International Association of Economy. He is Professor emeritus of the Complutense University of Madrid, member of the Group of Wise Men appointed by the ECOFIN Council for the study of integration of the European financial markets, member of the Royal Academy of Moral and Political Sciences and of the Royal Academy of the Spanish Language. He is also a non-executive Director of Corporación Financiera Alba, S.A.
Luis Alberto Salazar-Simpson
Born in 1940. He is Chairman of France Telecom España and Constructora Inmobiliaria Urbanizadora Vasco-Aragonesa, S.A. and a non-executive Director of Mutua Madrileña Automovilista and Saint Gobain Cristalería, S.A.
Isabel Tocino
Born in 1949. Former Minister for Environment of the Spanish Government, former Chairwoman of the European Affairs and of the Foreign Affairs Committees of Spanish Congress and former Chairwoman for Spain and Portugal and former Vice-Chairwoman for Europe of Siebel Systems. She was appointed Director by co-option by the Board at its meeting held on March 26, 2007 and ratified by the General Shareholders’ Meeting held on June 23, 2007. She is a professor of the Complutense University of Madrid, non-executive Director of Climate Change Capital, Vice-Chairwoman of the International Association of Women Lawyers and the Federal Congress of the European Movement and member of the Royal Academy of Doctors.

José A. Alvarez
Born in 1960. He joined the Bank in 2002. In 2004, he was appointed Executive Vice President, Financial Management.
Nuno Amado
Born in 1959. In 1997 he joined the Bank as a member of the Executive Committee of BCI/Banco Santander Portugal. In December 2004 he was appointed Director and Vice Chairman of Santander Totta’s Executive Committee. He was appointed Executive Vice President in July 2006. Also in 2006 he was appointed Santander Totta’s Chief Executive Officer.
David Arce
Born in 1943. He joined Banco Santander in 1964. In 1994, he was appointed Executive Vice President, Internal Auditing of Banco Santander and Banesto. He is also a Director of Banesto.
Ignacio Benjumea
Born in 1952. He joined Banco Santander in 1987 as General Secretary of Banco Santander de Negocios. In 1994 he was appointed Executive Vice President and General Secretary and Secretary of the Board of Banco Santander. He is also a Director of Bolsas y Mercados Españoles, Sociedad Holding de Mercados y Sistemas Financieros, S.A., Sociedad Rectora de la Bolsa de Madrid, S.A. and La Unión Resinera Española, S.A.
Juan Manuel Cendoya
Born in 1967. Former Manager of the Legal and Tax Departament of Bankinter, S.A. from 1999 to 2001. He joined the Bank on July 23, 2001 as Executive Vice President, Communications, Corporate Marketing and Research.
Fermín Colomés
Born in 1949. He was appointed Senior Vice President of Banesto in 1999. In 2002, he joined the Bank and in December 2006 was appointed Executive Vice President, Operations. At present, he is a Director of Open Bank Santander Consumer, S.A. and Santander de Titulización, S.G.F.T., S.A. and Chairman of Geobán, S.A. and Sercobán, Administración de Empresas, S.L.
José María Espí
Born in 1944. He joined the Bank in 1985 and, in 1988, was appointed Executive Vice President, Human Resources. In 1999 he was appointed Executive Vice President, Risk. He is also Chairman of Unión de Crédito Inmobiliario, S.A., E.F.C. and Director of UCI, S.A.
Enrique G. Candelas
Born in 1953. He joined Banco Santander in 1975 and was appointed Senior Vice President in 1993. He was appointed Executive Vice President, Santander Branch Network Spain in January 1999.
Joan-David Grimà
Born in 1953. He joined Banco Central Hispanoamericano in 1993. In June 2001 he was appointed Executive Vice President, Industrial Portfolio and in December 2005 he was appointed Executive Vice President, Asset Management and Insurance. He was formerly Vice Chairman and Chief Executive Officer of Auna Operadores de Telecomunicaciones, S.A. from January 2002 to November 2005. He is also a Director of Teka Industrial, S.A. and ACS Actividades de Construcción y Servicios, S.A.
Juan Guitard
Born in 1960. Former General Secretary of the Board of Banco Santander de Negocios (from 1994 to 1999) and Manager of the Investment Banking Department of the Bank (from 1999 to 2000). He rejoined the Bank in 2002, being appointed Executive Vice President, Vice-Secretary General of the Board.

Gonzalo de las Heras
Born in 1940. He joined the Bank in 1990. He was appointed Executive Vice President in 1991 and supervises the North American business of the Group. He is also a Director of Sovereign Bancorp, Inc.
Antonio H. Osorio
Born in 1964. He joined Banco Santander in 1993 and was appointed Executive Vice President, Portugal, in January 2000. He was Chairman of the Executive Committee of Banco Santander Totta, S.A., Chairman of the Executive Committee of Banco Santander de Negocios Portugal, S.A. and non-executive Director of Abbey. In 2006 he was appointed Chief Executive Officer of Abbey.
Adolfo Lagos
Born in 1948. Former Chief Executive Officer of Grupo Financiero Serfin since 1996. He was appointed Executive Vice President, America, in October 2002 and Executive Vice President, Global Wholesale Banking, in April 2003.
Jorge Maortua
Born in 1961. Former Executive Vice President of Banesto since 2001, he joined the Bank in 2003 as Head of Global Treasury and was appointed Executive Vice President, Global Wholesale Banking, in 2004.
Serafín Méndez
Born in 1947. He joined the Bank in 1964. He was appointed Executive Vice President, Premises and Security in 2004.
Jorge Morán
Born in 1964. He joined the Bank in 2002. He was appointed Executive Vice President, Asset Management and Insurance in 2004. In December 2005, he was appointed Executive Vice President and Chief Operating Officer of Abbey and in 2006 Executive Vice President in charge of the Global Insurance Division.
César Ortega
Born in 1954. He joined the Bank in 2000 and was appointed Executive Vice President in 2006.
Javier Peralta
Born in 1950. He joined the Bank in 1989 and in 1993 was appointed Executive Vice President. In 2002, he was appointed Executive Vice President, Risk.
Marcial Portela
Born in 1945. He joined the Bank in 1998 as Executive Vice President. In 1999, he was appointed Executive Vice President, America. He is also a Director of Best Global, S.A.
Juan R. Inciarte
Born in 1952. He joined Banco Santander in 1985 as Director and Executive Vice President of Banco Santander de Negocios. In 1989 he was appointed Executive Vice President and from 1991 to 1999 he was a Director of Banco Santander. He is also a non-executive Vice Chairman of Santander Consumer Finance, Deputy Chairman of Abbey National plc and a Director of Sovereign Bancorp, Inc. He is also a Director of CEPSA and NIBC Bank N.V.
José Tejón
Born in 1951. He joined the Bank in 1989. In 2002 he was appointed Executive Vice President, Financial Accounting and Control.
Jesús Ma Zabalza
Born in 1958. Former Executive Vice President of La Caixa (from 1996 to 2002). He joined the Bank in 2002, being appointed Executive Vice President, America.

The following is a description of arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was appointed.
There are two Directors that are international financial institutions that have a holding in the Bank: Assicurazioni Generali S.p.A. (represented by Antoine Bernheim) and Mutua Madrileña Automovilista (represented by Luis Rodríguez).
B. Compensation
Directors’ compensation
By-law stipulated fees
Article 38 of the Bank’s By-laws provides that the share in the Bank’s profit for each year to be received by the members of the Board of Directors for discharging their duties will be up to 1% of the Bank’s net profit for the year.
The Board of Directors, making use of the powers conferred on it, set the related amount at 0.143% of the Bank’s net profit for 2006 (as compared to 0.152% in 2005 and 0.169% in 2004).
The Board of Directors, also under the powers conferred on it, resolved to allocate this amount as follows (assigning the respective proportional amounts to any Directors who did not sit on the Board for the whole year): each Board member received a gross payment of €107.4 thousand (2005: €89.5 thousand; 2004: €71.4 thousand) and, additionally, each member of the following Board Committees received the following gross payments: Executive Committee, €215.4 thousand (2005: €179.5 thousand; 2004: €155.1 thousand); Audit and Compliance Committee, €50 thousand (2005: €50 thousand; 2004: 35.7 thousand); Appointments and Remuneration Committee, €30 thousand (2005: €30 thousand; 2004: no amount allocated). Also, the First Vice Chairman and the Fourth Vice Chairman received a gross payment amount of €36 thousand each (2005: €36 thousand; 2004: no amount allocated).
Furthermore and also as provided for in article 38 of our By-laws, in 2006 the Directors received the following gross fees, set by the Board on 15 December 2004, for attending Board and Committee meetings (excluding Executive Committee meetings):
-Board meetings: €2,310 for resident Directors and €1,870 for non-resident Directors (2005: €2,310 thousand and €1,870 thousand, respectively).
-Committee meetings: €1,155 for resident Directors and €935 for non-resident Directors (2005: €1,155 thousand and €935 thousand, respectively).
Salary compensation
As provided by our By-laws, the members of the Board and of the Executive Committee are entitled to be remunerated for discharging duties within the Bank other than those duties performed in their capacity as a Director.
Consequently, the Bank’s executive Directors (who as of December 31, 2006, 2005 and 2004 are Emilio Botín, Alfredo Sáenz, Matías R. Inciarte, Ana P. Botín, and Francisco Luzón) received the following salary compensation:

	2006	2005	2004
	(in thousands of euros)
Total salaries	20,970	18,494	16,179
Of which: variable compensation	13,666	11,412	9,395

The remuneration and other compensation granted to the directors in 2006 is as follows:

	In thousands of euros
	2006
	Bylaw-Stipulated Compensation
				Appointments
			Audit and	and
		Executive	Compliance	Remuneration	Attendance Fees		Salary of Executive Directors (1)			Other		2005	2004
Directors	Board	Committee	Committee	Committee	Board	Other Fees	Fixed	Variable (a)	Total	Remuneration	Total	Total	Total
Emilio Botín	107	215	—	—	23	2	1,079	2,032	3,111	1	3,459	3,035	2,749
Fernando de Asúa	143	215	50	30	23	129	—	—	—	—	590	519	407
Alfredo Sáenz	107	215	—	—	23	2	2,718	4,652	7,370	382	8,099	7,161	6,252
Matías R. Inciarte	107	215	—	—	23	113	1,372	2,517	3,889	154	4,501	3,970	3,545
Manuel Soto Serrano	143	—	50	30	23	25	—	—	—	—	271	246	150
Assicurazioni Generali, S.p.A.	125	—	—	—	11	—	—	—	—	—	136	110	76
Antonio Basagoiti	107	215	—	—	23	111	—	—	—	3,021	3,477	414	279
Ana P. Botín	107	215	—	—	23	—	1,030	1,696	2,726	13	3,084	2,733	2,252
Javier Botín	107	—	—	—	21	—	—	—	—	—	128	106	42
Lord Terence Burns (***)	107	—	—	—	15	—	—	—	—	—	122	105	4
Guillermo de la Dehesa	107	215	—	30	21	8	—	—	—	—	381	326	258
Rodrigo Echenique	107	215	—	30	21	85	—	—	—	930	1,388	1,329	1,113
Antonio Escámez	107	215	—	—	23	110	—	—	—	874	1,329	1,337	1,088
Francisco Luzón	107	215	—	—	23	—	1,105	2,769	3,874	382	4,601	4,003	3,538
Luís Ángel Rojo (****)	107	—	50	30	23	22	—	—	—	—	232	113	—
Abel Matutes	107	—	50	—	23	9	—	—	—	—	189	172	144
Mutua Madrileña Automovilista	125	—	—	—	23	—	—	—	—	—	148	122	62
Luís Alberto Salazar-Simpson	107	—	50	—	21	14	—	—	—	—	192	173	143
Jay S. Sidhu (b)	58	—	—	—	—	—	—	—	—	—	58	—	—
Emilio Botín O. (**)	—	—	—	—	—	—	—	—	—	—	—	98	94
Elías Masaveu (**)	—	—	—	—	—	—	—	—	—	—	—	47	81
Jaime Botín (*)	—	—	—	—	—	—	—	—	—	—	—	—	48
Juan Abelló (*)	—	—	—	—	—	—	—	—	—	—	—	—	121
José Manuel Arburúa (*)	—	—	—	—	—	—	—	—	—	—	—	—	120
Sir George Ross Mathewson (*)	—	—	—	—	—	—	—	—	—	—	—	—	69
Antonio de Sommer (*)	—	—	—	—	—	—	—	—	—	—	—	—	25

Total 2006	2,092	2,150	250	150	386	630	7,304	13,666	20,970	5,757	32,385	—	—

Total 2005	1,795	1,800	256	148	315	607	7,082	11,412	18,494	2,704	—	26,119	—

Total 2004	1,435	1,463	214	—	387	697	6,784	9,395	16,179	2,285	—	—	22,660

(*)	Directors who were Board members for some months in 2004 but ceased to be directors prior to December 31, 2004.

(**)	Directors who were Board members for some months in 2005 but ceased to be directors prior to December 31, 2005.

(***)	Appointed as member of the Bank’s Board of Directors on December 20, 2004 and subsequently ratified by the shareholders at the Annual General Meeting on June 18, 2005.

(****)	Appointed as member of the Bank’s Board of Directors on April 25, 2005 and subsequently ratified by the shareholders at the Annual General Meeting on June 18, 2005.

(a)	Accrued in 2006.

(b)	Appointed by the shareholders at the Annual General Meeting on June 17, 2006 and ceased to discharge his duties on December 31, 2006.

(1)	Recognized under “Personnel expenses” in the income statement of the Bank, except for the salary of Ana P. Botín, which is recognized at Banco Español de Crédito, S.A.

The amounts recorded under “Other remuneration” in the foregoing table include, inter alia, the life and medical insurance costs borne by the Group. They also include the remuneration paid to Antonio Escámez and Rodrigo Echenique under contracts for the provision of services other than the supervisory and decision-making functions as Board members.
Also Antonio Basagoiti received €3 million for his duties during the time he sat on the Board of Unión Fenosa at the Bank’s proposal; this remuneration, proposed by the Appointments and Remuneration Committee, was approved by the Bank’s Board of Directors on February 6, 2006.
Compensation to the Board Members as representatives of the Bank and to Senior Management
Representation on other boards
By resolution of the Executive Committee, all the compensation received by the Bank’s Directors who represent the Bank on the boards of directors of listed companies in which the Bank has a stake (at the expense of those companies) relating to appointments made after March 18, 2002, will accrue to the Group. The compensation received in 2006 in connection with representation duties of this kind, relating to appointments made after March 18, 2002, was as follows:

		Thousands
	Company	of Euros
Emilio Botín	Shinsei	59.9
Fernando de Asúa	CEPSA	95.6
Antonio Escámez	Attijariwafa Bank	5.0

		160.5

In 2006 Emilio Botín also received options to acquire 25,000 shares of Shinsei at a price of JPY825 each. Previously, in 2005, Emilio Botín had received options to acquire 25,000 Shinsei shares at a price of JPY601 each. At December 29, 2006, the market price of the Shinsei share was JPY700 and, therefore, regardless of the stipulated exercise periods, the options granted in 2006 could not have been exercised, whereas the exercise of the options granted in 2005 would have given rise to a theoretical gain of €15,800.
Furthermore, other Directors of the Bank earned a total of €732 thousand in 2006 as members of the Boards of Directors of Group companies (2005: €739,000; 2004: €84,000), the detail being as follows: Lord Burns received €686,000 from Abbey, Rodrigo Echenique received €23,000 from Banco Banif, S.A. and Matías R. Inciarte received €23,000 from UCI, S.A.
Senior management
Below are the details of the aggregate compensation paid to the Bank’s Executive Officers (*) in 2006, 2005 and 2004:

	Number	In thousands of euros
	of	Salary Compensation			Other
Year	People (1)	Fixed	Variable	Total	Compensation	Total
2004	23	15,156	24,399	39,555	1,727	41,282
2005	24	16,450	27,010	43,460	2,708	46,168
2006	26	19,119	34,594	53,713	11,054	64,767

(*)	Excluding Executive Directors’ compensation, which is detailed above.

(1)	At some point in the year they occupied the position of Executive Vice President.
Pension commitments, other insurance and other items
The total balance of supplementary pension obligations assumed by the Group over the years for its current and retired employees, which amounted to €14,014 million (covered mostly by in-house allowances) as of December 31, 2006, includes the obligations to those who have been Directors of the Bank during the year and who discharge (or have discharged) executive functions during the year. The total pension commitments for these Directors, together with the total sum insured under life insurance policies at that date and other items, amounted to €234 million as of December 31, 2006 (€182 million as of December 31, 2005 and €178 million as of December 31, 2004).

The following table provides information on the obligations undertaken and covered by the Group relating to pension commitments and other insurance for the Bank’s executive Directors:

	In thousands of euros
	2006		2005
	Total Accrued		Total Accrued		2004
	Pension	Other	Pension	Other	Total Accrued	Other
	Obligations	Insurance	Obligations	Insurance	Pension Obligations	Insurance
Emilio Botín	21,068	—	11,785	—	10,700	—
Alfredo Sáenz	55,537	8,155	45,444	7,917	46,061	7,724
Matías R. Inciarte	39,390	4,117	28,953	3,997	27,752	3,900
Ana P. Botín	15,045	1,402	12,232	1,373	9,742	1,258
Francisco Luzón	39,187	6,571	39,188	6,380	35,703	6,224

Total	170,227	20,245	137,602	19,667	129,958	19,106

The amounts in the “Total Accrued Pension Obligations” column in the foregoing table relate to the present actuarial value of the accrued future annual payments to be made by us which the beneficiaries are not entitled to receive in a single payment. These amounts were obtained from actuarial calculations and cover the commitments to pay the Directors’ respective pension supplements, which were calculated as follows:
In the case of Emilio Botín, Alfredo Sáenz, Matías R. Inciarte and Ana P. Botín, these supplements were calculated as 100% of the sum of the fixed annual salary received at the date of effective retirement plus 30% of the arithmetical mean of the last three variable salary payments received.
In addition, in the case of Francisco Luzón, to the amount thus calculated will be added the amounts received by him in the year before retirement or early retirement in his capacity as a member of the Board of Directors of the Bank or of other consolidable Group companies.
Pension charges recognized and reversed in 2006 amounted to €44,819 thousand and €629 thousand.
Additionally, other Directors benefit from life insurance policies at the Group’s expense, the related insured sum being €3 million as of December 31, 2006, 2005 and 2004.
Finally, the total pension commitments, together with the total sum insured under life insurance policies for the Bank’s Executive Officers (excluding executive Directors), amounted to €238 million as of December 31, 2006.
Stock option plan
Our By-laws provide that Directors may also receive compensation in the form of shares of the Bank or options over the shares, or other remuneration linked to the share value following a resolution adopted by the shareholders at the General Shareholders’ Meeting (conducted in accordance with our By-laws and applicable Spanish legislation).
Article 28.3 of the Rules and Regulations of the Board of Directors states that only executive Directors can benefit from remuneration systems involving delivery of shares or options on them.

The detail of the Bank’s share options granted to directors is as follows (See Notes 5 and 49 to our Consolidated Financial Statements):

								Exercised Options
										Granted				Exercised Options
			Options Granted							Market						Market			Date of	Date of
	Options at	Exercise		Exercise	Exercised	Options at	Options		Exercise	Price	Options at	Exercise	Options		Exercise	Price	Options at	Exercise	Commencement	Expiration of
	January 1,	Price		Price	Options	January 1,	Granted		Price	Applied	December 31,	Price	Granted		Price	Applied	December 31,	Price	of Exercise	Exercise
	2004	(Euros)	Number	(Euros)	Number	2005	Number	Number	(Euros)	(Euros)	2005	(Euros)	Number	Number	(Euros)	(Euros)	2006	(Euros)	Period	Period
Managers Plan 2000:

Emilio Botín	150,000	10.545	—	—	—	150,000	—	(150,000)	10.545	11.12	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Alfredo Sáenz	100,000	10.545	—	—	—	100,000	—	(100,000)	10.545	11.14	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Matías R. Inciarte	125,000	10.545	—	—	—	125,000	—	(125,000)	10.545	11.14	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Antonio Escámez	100,000	10.545	—	—	—	100,000	—	(100,000)	10.545	11.07	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Francisco Luzón	100,000	10.545	—	—	—	100,000	—	(100,000)	10.545	11.14	—	—	—	—	—	—	—		12/30/03	12/29/05

	575,000	10.545	—	—	—	575,000	—	(575,000)	10.545	11.12	—	—	—	—	—	—	—	—

Long-Term Incentive Plan (I06)

Emilio Botín	—	—	541,400	9.09	—	541,400	—	—	—	—	541,400	9.09	—	—	—	—	541,400	9.09	01/15/08	01/15/09
Alfredo Sáenz	—	—	1,209,100	9.09	—	1,209,100	—	—	—	—	1,209,100	9.09	—	—	—	—	1,209,100	9.09	01/15/08	01/15/09
Matías R. Inciarte	—	—	665,200	9.09	—	665,200	—	—	—	—	665,200	9.09	—	—	—	—	665,200	9.09	01/15/08	01/15/09
Ana P. Botín (*)	—	—	293,692	9.09	—	293,692	—	—	—	—	293,692	9.09	—	—	—	—	293,692	9.09	01/15/08	01/15/09
Francisco Luzón	—	—	639,400	9.09	—	639,400	—	—	—	—	639,400	9.09	—	—	—	—	639,400	9.09	01/15/08	01/15/09

	—	—	3,348,792	9.09	—	3,348,792	—	—	—	—	3,348,792	9.09	—	—	—	—	3,348,792	9.09

(*)	Approved by Banesto’s shareholders at its Annual General Meeting on February 28, 2006.

Description of Stock Option and Compensation Plans
In recent years, the Bank has put in place compensation systems for its managers and employees linked to the market performance of the Bank’s shares based on the achievement of certain objectives.
Additionally, on June 23, 2007 the General Shareholders’ Meeting approved 100 free shares of Banco Santander Central Hispano, S.A. to each active employee of Santander Group, to celebrate the 150th Anniversary of Banco Santander.
After a report from the Appointments and Remuneration Committee, and within the framework of approval by the Bank’s Board of Directors of a long-term incentive policy and of the plans making up such policy, the following resolutions were adopted by the General Shareholders’ Meeting held on June 23, 2007 in connection with the matters requiring a decision of the shareholders acting at the General Shareholders’ Meeting:
Approval of the first and second cycle of the Performance Shares Plan.
The first and second share delivery cycle linked to the attainment of certain objectives, which are subject to the following rules, was approved:
(i) Beneficiaries: The executive Directors and other members of the Senior Management as well as such other managers of the Santander Group (excluding Banesto) as the Board of Directors or the Executive Committee, acting under powers delegated to it by the Board, may determine. The overall number of participants is expected to be approximately 5,000, although the Board of Directors or the Executive Committee, acting under powers delegated to it by the Board, may decide to include (by promotion or addition to the Group) or exclude other participants, without changing the maximum overall number of shares to be delivered that are authorized at any time.
(ii) Objectives: The objectives (the “Objectives”) whose achievement will determine the number of shares to be delivered are linked to two indicators:
a) Total Shareholder Return (“TSR”); and
b) Growth in Earnings per Share (“EPS”).
For the purposes hereof, TSR shall mean the difference (stated as a percentage ratio) between the value of an investment in common shares in each of the compared institutions at the end of the period and the value of the same investment at the beginning of the period, bearing in mind that, for purposes of the calculation of such value at the end of the period, the dividends or similar items received by the shareholders for such investment during the respective period of time will be considered as if they had been invested in additional shares of the same type on the first date on which the dividend is due to the shareholders and at the average weighted listing price on such date. The listing prices set forth in paragraph (iii) below shall be used to determine such values at the beginning and at the end of the period.
For the same purposes, EPS growth shall mean the percentage ratio between the earnings per common share as disclosed in the annual consolidated financial statements at the beginning and at the end of the comparison period, as determined in paragraph (iii) below.
At the end of the respective cycle, the TSR and EPS growth of Santander and of each of the entities of the group defined below (“Reference Group”) will be calculated and will be ranked in descending order. Each of the two indicators (TSR and EPS growth) shall separately have a 50% weight in the determination of the percentage of shares to be delivered, on the basis of the following scale and according to Santander’s relative position within the Reference Group:

	Percentage of	Santander's	Percentage of
Santander's	shares to be	position in the	shares to be
position in the	delivered	EPS growth	delivered
TSR ranking	over maximum	ranking	over maximum
1st to 6th	50%	1st to 6th	50%
7th	43%	7th	43%
8th	36%	8th	36%
9th	29%	9th	29%
10th	22%	10th	22%
11th	15%	11th	15%
12th or more	0%	12th or more	0%

The Reference Group will initially be composed of the following 21 entities:

Bank	Country

ABN AMRO Holding	The Netherlands
Banco Itau	Brazil
Bank of America	United States
Barclays	United Kingdom
BBVA	Spain
BNP Paribas	France
Citigroup	United States
Credit Agricole	France
HBOS	United Kingdom
HSBC Holdings	United Kingdom
Intesa Sanpaolo	Italy
JP Morgan Chase & Co.	United States
Lloyds TSB Group	United Kingdom
Mitsubishi	Japan
Nordea Bank	Sweden
Royal Bank of Canada	Canada
Royal Bank of Scotland Group	United Kingdom
Société Générale	France
UBS	Switzerland
Unicredito Italiano	Italy
Wells Fargo & Co.	United States
If any of the entities of the Reference Group is acquired by another company, is delisted or disappears, it will be removed from the Reference Group. In such case and in any other similar case, the comparison to the Reference Group will be made in such a way that, for each of the indicators considered (TSR and EPS growth), the maximum percentage of shares will be earned if Santander is included in the first quartile (including the twenty-fifth percentile) of the Reference Group; no shares will be earned if Santander is below the mean (fiftieth percentile) of the Reference Group; 30% of the maximum number of shares will be earned in the mean (fiftieth percentile) and, for intermediate positions between (but not including) the median and the first quartile (not including the twenty-fifth quartile), it will be calculated by linear interpolation.
(iii) Duration: The first cycle will comprise 2007 and 2008. Accordingly, for the purposes of the objective linked to TSR, the average weighted by daily volume of the daily weighted average trading prices of the fifteen trading sessions immediately preceding (but not including) April 1, 2007 will be taken into account (to calculate the value at the beginning of the period) and that of the fifteen trading sessions immediately preceding (but not including) April 1, 2009 (to calculate the value at the end of the period); and for purposes of the objective linked to EPS growth, the consolidated financial statements for the period ended December 31, 2006 and the consolidated financial statements for the period ended December 31, 2008 will be taken into account. To receive the shares, the beneficiary in question will be required to have been in active service with the Group, except in the event of death or disability, through June 30, 2009. Delivery of the shares, if appropriate, will be made not later than July 31, 2009, on the date determined by the Board of Directors or by the Executive Committee acting under powers delegated to it by the Board.
The second cycle will comprise 2007, 2008 and 2009. Accordingly, for purposes of the objective related to TSR, the average weighted by daily volume of the daily weighted average trading prices of the fifteen trading sessions immediately preceding (but not including) April 1, 2007 will be taken into account (to calculate the value at the beginning of the period) and that of the fifteen trading sessions immediately preceding (but not including) April 1, 2010 (to calculate the value at the end of the period); and, for purposes of the objective linked to EPS growth, the consolidated financial statements for the period ended December 31, 2006 and the consolidated financial statements for the period ended December 31, 2009 will be taken into account. To receive the shares, the beneficiary in question will be required to have been in active service with the Group, except in the event of death or disability, through June 30, 2010.

Delivery of the shares, if appropriate, will be made not later than July 31, 2010, on the date determined by the Board of Directors or by the Executive Committee acting under powers delegated to it by the Board.
The shares shall be delivered by the Bank or by another company of the Group, as the case may be.
(iv) Maximum number of shares to be delivered: Subject to the other limits set forth in this resolution, the maximum number of shares to be delivered to each beneficiary shall be the result of dividing a percentage of the beneficiary’s fixed annual compensation on the date of adoption of this resolution by the average weighted by daily volume of the daily weighted average trading prices of the Bank’s shares during the fifteen trading sessions immediately preceding May 7, 2007, rounded to two decimal places, which was €13.46 per share.
In the case of executive Directors, such percentage of their fixed annual compensation shall be of 47.4% for the first cycle and 71% for the second cycle, except for Ana P. Botín, for whom 70% of such percentages shall be applied for each cycle. Accordingly, the number of shares to be delivered to each executive Director shall not exceed the following:

Executive Directors	First Cycle	Second Cycle

Emilio Botín	41,785	62,589
Alfredo Sáenz	110,084	164,894
Matías R. Inciarte	53,160	79,627
Francisco Luzón	44,749	67,029
Ana P. Botín	27,929	41,835
Without prejudice to the Banesto shares that might correspond to Ana P. Botín under the plans that might be approved at Banesto’s General Shareholders’ Meeting, the maximum number of shares referred to in the preceding table corresponding to such executive Director must be submitted for approval at such meeting.
Approval of the first cycle (2008-2010) of the Matched Deferred Bonus Plan.
The first cycle of delivery of shares related to mandatory investment of variable compensation (“Matched Deferred Bonus Plan”), which is subject to the following rules, was approved:
(i) Beneficiaries: The executive Directors and other members of the Senior Management of the Bank, as well as the other principal managers of the Santander Group (excluding Banesto), as determined by the Board of Directors or by the Executive Committee, acting under powers delegated to it by the Board (36 beneficiaries). Without prejudice to the foregoing, such new participants may be added to the Plan as are appropriate as a result of promotion, joining the group or other reasons, in the opinion of the Board of Directors or of the Executive Committee, acting under powers delegated to it by the Board, without modifying the other terms and conditions thereof.
(ii) Operation: The beneficiaries shall mandatorily use 10% of their 2007 gross variable annual compensation (or bonus) to purchase Bank shares in the market (the “Mandatory Investment”). The Mandatory Investment shall be made not later than February 29, 2008. The Board of Directors or the Executive Committee, acting under powers delegated to it by the Board, may reduce such period.
The holding of the shares acquired in the Mandatory Investment and permanence of the participant at the Santander Group for a period of three years as from the date of the Mandatory Investment shall entitle the participant to receive from the Bank or from another company of the Group, as the case may be, the same number of Santander shares as that initially purchased on a mandatory basis, i.e., at the rate of one share for each share acquired in the Mandatory Investment.
In the event that the sum of 10% of the annual variable compensation (bonus) for 2007 of plan beneficiaries, when invested in Bank shares, results in the Mandatory Investment of all beneficiaries exceeding the aggregate maximum number of shares set by the Board of Directors, or by the Executive Committee, acting under powers delegated to it by the Board, with the Total Limit, as defined below, the amount to be invested by each beneficiary shall be reduced proportionately so as not to exceed such Total Limit.

(iii) Term: This first cycle comprises 2008-2010. The delivery of shares by the Bank will be made, if appropriate, between January 1, and April 1, 2011, on the specific date to be determined by the Board of Directors or by the Executive Committee, acting under powers delegated to it by the Board, within one month of the third anniversary of the date on which the Mandatory Investment was made.
The Mandatory Investment of each executive Director shall be the result of applying sub-paragraph (ii) above, with the following maximum limits:

Executive Directors	Maximum No. of shares
Emilio Botín	16,306
Alfredo Sáenz	37,324
Matías R. Inciarte	20,195
Francisco Luzón	22,214
Ana P. Botín	13,610
The maximum number of shares for Ana P. Botín will also be submitted to the shareholders at the Banesto General Shareholders’ Meeting for approval.
Approval of the maximum limit of shares of the Selective Share Delivery Plan.
The delivery of Bank shares up to a maximum of 2,189,004 (representing 0.035% of the current share capital) to be used selectively as an instrument to retain or hire managers or employees of the Bank or of other companies of the Group, with the exception of the executive Directors, was authorized. The Board of Directors or the Executive Committee, acting under powers delegated to it by the Board, shall make all decisions regarding the use of this instrument. The overall limit established in this resolution shall also be observed.
A minimum period of permanence with the Group of 3 to 4 years will be required of each participant. At the end of the minimum period established in each case, the participant will be entitled to delivery of the shares.
The authorization granted herein may be used to make commitments to deliver shares for 12 months following the date on which such authorization is granted.
Other rules.
The aggregate maximum number of shares to be delivered pursuant to this resolution shall be 28,144,334, representing 0.45% of the share capital as of the date hereof (the Total Limit).
In the event of a change in the number of shares due to decrease or increase in the par value of the shares or a transaction with an equivalent effect, the number of shares to be delivered shall be modified so as to maintain the percentage of the total share capital represented by them and the corresponding adjustments shall be made in order for the calculation of TSR and EPS growth to be correct.
Information from the stock exchange with the largest trading volume or, in case of doubt, from the stock exchange of the place where the registered office is located shall be used to determine the listing price of each share.
If necessary or appropriate for legal, regulatory or similar reasons, the delivery mechanisms provided for herein may be adapted in specific cases without altering the maximum number of shares linked to the plan or the basic conditions to which the delivery thereof is made contingent. Such adaptations may include the substitution of delivery of equivalent amounts in cash for the delivery of shares.
The shares to be delivered may be owned by the Bank or by any of its subsidiaries, be newly-issued shares, or be obtained from third parties that have signed agreements to ensure that the commitments made will be met.
For more information on the resolutions adopted by the Shareholder’s Meeting held on June 23, 2007, see our Form 6-K filed with the Securities and Exchange Commission on June 26, 2007.

Below is a summary of the different stock option and compensation plans in effect as of January 1, 2006:
I 06 Plan
On December 20, 2004, the Board of Directors decided to implement, subject to the approval of our General Shareholders’ Meeting held on June 18, 2005, a new long-term incentive plan (I-06) in the form of stock options tied to the achievement of two objectives: a revaluation of the Bank’s share price and growth in earnings per share, in both cases above a sample of comparable banks. Both objectives have already been achieved. 2,557 officers are covered by this plan with a total of 96,251,390 options of Bank shares already granted at an exercise price of €9.09. The exercise period is from January 15, 2008 to January 15, 2009. This plan was approved by our shareholders at the Annual General Meeting on June 18, 2005.
The above table indicates the number of Santander share options held by our Directors under this plan.
Additionally, the following plans were cancelled during 2005:
Plan Four
Five of our officers participated in an option plan known as “Plan Four”. Each option received under this plan granted its holder the right to receive one share of Santander ordinary common stock, par value €0.50. The exercise price of the shares subject to this plan was €7.84, and plan participants could exercise these options until December 30, 2005. Plan participants must hold the shares acquired through this plan for a period of twelve months following the date of exercise of the options. During 2005, 228,000 options were exercised and the plan expired.
Investment Bank Plan
56 of our officers from the Global Wholesale Banking Division participated in an equity incentive plan known as the “Investment Bank Plan”. The number of options received by plan participants under this plan was based on the extent to which certain business objectives were achieved. Each option received under this plan granted its holder the right to receive one share of Santander ordinary common stock, par value €0.50. The exercise price of the shares subject to this plan was €10.25, and plan participants could exercise the first 50% of the options granted from June 16, 2003, and the remaining 50% from June 16, 2004. The exercise period ended in both cases on June 15, 2005. During 2005, no options were exercised and the plan expired.
Young Executives Plan
111 of our officers participated in an option plan known as the “Young Executives Plan”. Each option received under this plan granted its holder the right to receive one share of Santander ordinary common stock, par value €0.50. The exercise price of the shares subject to this plan was €2.29, and plan participants could have exercised the first 50% of the options granted from July 1, 2003 until June 30, 2005 and the remaining 50% from July 1, 2004 until June 30, 2005. Plan participants must hold the shares acquired through this plan for a period of twelve months following the date of exercise of the options. During 2005, 329,000 options were exercised and the plan expired.
Managers Plan 2000
970 of our officers participated in an option plan known as the “Managers Plan 2000”. Each option received under this plan granted its holder the right to receive one share of Santander ordinary common stock, par value €0.50. The exercise price of the options subject to this plan is €10.55, and plan participants could exercise these options from December 30, 2003 until December 29, 2005. Plan participants must hold the shares acquired through this plan for a period of twelve months following the date of exercise of the options. During 2005, 12,389,000 options were exercised and the plan expired.

European Branches Plan
27 of our officers participated in an incentive plan known as the “European Branches Plan”. Subject to the achievement of certain objectives, the beneficiaries of this plan received a payment in cash or in shares of Santander. For purposes of the calculation of the number of shares to be delivered, the share price was calculated at the average quoted price of the month previous to the incorporation to the branch and plan participants could exercise 1,615,000 of the options granted from July 1, 2004 until July 15, 2004, and could exercise the remaining options granted from July 1, 2005 until July 15, 2005. During 2005, 2,660,000 options were exercised and the plan expired.
Additionally, the following plans were cancelled during 2004:
Managers Plan 1999
As of January 1, 2004, 243 of our officers participated in an option plan known as the “Managers Plan 1999”. Each option received under this plan granted its holder the right to receive one share of Santander ordinary common stock, par value €0.50. The exercise price of the shares subject to this plan was €2.29, and plan participants could exercise these options from December 31, 2001 until December 30, 2004. Plan participants must hold the shares acquired through this plan for a period of twelve months following the date of exercise of the options. During 2004, 1,139,488 options were exercised.
Additional Managers Plan 1999
As of January 1, 2004, 14 of our officers participated in an option plan known as the “Additional Managers Plan 1999”. Each option received under this plan granted its holder the right to receive one share of Santander ordinary common stock, par value €0.50. The exercise price of the shares subject to this plan was €2.41, and plan participants could exercise these options from April 1, 2002 until December 30, 2004. Plan participants must hold the shares acquired through this plan for a period of nine months following the date of exercise of the options. During 2004, 55,668 options were exercised.

Stock Option and Compensation Plans

		Euros					Date of	Date of
	Number of	Exercise		Year	Employee	Number of	Commencement	Expiry of
	Shares	Price		Granted	Group	Persons	of Exercise Period	Exercise Period
Plans outstanding at January 1, 2004	25,739,966	9.38

Options exercised	(1,934,406)	(2.83)
Of which:
Plan Four	(36,000)	7.84
Managers Plan 99	(1,139,488)	2.29
Additional Managers Plan 99	(55,668)	2.41
Young Executives Plan	(563,250)	2.29
European Branches Plan	(140,000)	8.23

Options cancelled or not exercised	(2,678,810)	—

Plans outstanding at December 31, 2004	21,126,750	9.94

Of which:
Plan Four	228,000	7.84		1998	Managers	5	01/09/03	12/30/05
Investment Bank Plan	4,503,750	10.25		2000	Managers	56	06/16/03	06/15/05
Young Executives Plan	364,000	2.29		2000	Managers	111	07/01/03	06/30/05
Managers Plan 2000	13,341,000	10.545		2000	Managers	970	12/30/03	12/29/05
European Branches Plan	2,690,000	7.60 (*	)	2002 and 2003	Managers	27	07/01/05	07/15/05

Plans outstanding at January 1, 2005	21,126,750	9.94

Options granted (Plan I06)	99,900,000	9.09 (**	)		Managers	2,601	01/15/08	01/15/09

Options exercised	(15,606,000)	(9.83)
Of which:
Plan Four	(228,000)	7.84
Investment Bank Plan	—	—
Young Executives Plan	(329,000)	2.29
Managers Plan 2000	(12,389,000)	10.545
European Branches Plan	(2,660,000)	7.60 (*	)

Options cancelled or not exercised	(5,520,750)	—

Plans outstanding at December 31, 2005	99,900,000	9.09			Managers	2,601	01/15/08	01/15/09

Options exercised	—	—

Options cancelled, net (Plan I06)	(3,648,610)	9.09			Managers	(44)	01/15/08	01/15/09

Plans outstanding at December 31, 2006	96,251,390	9.09			Managers	2,557	01/15/08	01/15/09

(*)	The average exercise price ranges from €5.65 to €10.15 per share.

(**)
The exercise price of the options under Plan I06 is €9.09 per share, which is the weighted average of the daily average market price of the Bank shares on the continuous market in the first 15 trading days of January 2005. This was the criterion established in the resolution approving Plan I06 adopted at the Annual General Meeting held on June 18, 2005. The documentation on the aforementioned resolution stated correctly the method to be used to set the exercise price but, by mistake, an amount of €9.07 per share was mentioned rather than the correct amount of €9.09 per share.

The option plans on shares of the Bank originally granted by management of Abbey to its employees (on Abbey shares) are as follows:

		Pounds					Date of	Date of
	Number of	Sterling (*)	Year	Employee	Number of		Commencement	Expiry of
	Shares	Exercise Price	Granted	Group	Persons		of Exercise Period	Exercise Period
Plans outstanding at December 31,2004	17,675,567	3.58

Of which:
Executive Options	358,844	4.16
Employee Options	56,550	5.90
Sharesave	17,260,173	3.56

Plans outstanding at January 1, 2005	17,675,567	3.58

Options exercised	(1,769,216)	4.45
Of which:
Executive Options	(89,305)	4.43
Employee Options	(2,550)	5.90
Sharesave	(1,677,361)	4.45

Options cancelled or not exercised	(1,783,670)	—

Plans outstanding at December 31,2005	14,122,681	3.41
Of which:
Executive Options	269,539	4.07
Employee Options	54,000	5.90
Sharesave	13,799,142	3.38

Plans outstanding at January 1, 2006	14,122,681	3.41

Options granted (MTIP)	2,825,123	7.50	2005 and 2006	Managers	174		First half of 2008	First half of 2008
Options exercised	(5,214,171)	3.41
Of which:
Executive Options	(87,659)	4.07
Employee Options	(33,000)	5.90
Sharesave	(5,093,512)	3.38

Options cancelled (net) or not exercised	(1,379,401)	—

Plans outstanding at December 31,2006	10,354,232	4.32
Of which:
Executive Options	178,026	4.11	2003-2004	Managers	13		03/26/06	03/24/13
Employee Options	—	—	—	—	—		—	—
Sharesave	7,638,791	3.32	1998-2004	Employees	4,512 (**	)	04/01/06	09/01/11
MTIP	2,537,415	7.39	2005 and 2006	Managers	170		First half of 2008	First half of 2008

(*)	At December 31, 2006, 2005 and 2004 the euro/pound sterling exchange rate was €1.4892/GBP 1, €1.4592/GBP 1 and €1.4183/GBP 1, respectively.

(**)	Number of accounts/contracts. A single employee may have more than one account/contract.
In 2005 the Group designed a Medium-Term Incentive Plan (MTIP) involving the delivery of Bank shares to Abbey executives. Under the plan, effective allocation of the shares in 2008 is tied to the achievement of business targets by Abbey (in terms of net profit and income). This Plan was approved by the shareholders at the Annual General Meeting on June 17, 2006. Subsequently, it was considered necessary to amend the conditions of the Plan in order to reflect the impact of the sale of Abbey’s life insurance business to Resolution on the income targets of Abbey for 2007. The Board of Directors, after obtaining a favorable report from the Appointments and Remuneration Committee, submitted this amendment for ratification by the shareholders. The amendment was ratified at the Annual General Meeting held on June 23, 2007. The plan has 174 beneficiaries and involves the delivery of up to a maximum of 2,825,123 shares of Santander. Effective delivery of the shares is scheduled for 2008, provided the related targets are met.
C. Board practices
Date of expiration of the current term of office of the directors and the period during which the directors have served in that office:
The period during which the Directors have served in their office is shown in the table under Section A of this Item 6.

The date of expiration of the current term of office is shown in the table below:

Name	Date of expiration
Emilio Botín	1st half 2010
Fernando de Asúa	1st half 2011
Alfredo Sáenz	1st half 2011
Matías R. Inciarte	1st half 2010
Manuel Soto	1st half 2010
Assicurazioni Generali, S.p.A.	1st half 2012
Antonio Basagoiti	1st half 2012
Ana P. Botín	1st half 2011
Javier Botín	1st half 2010
Lord Burns	1st half 2011
Guillermo de la Dehesa	1st half 2010
Rodrigo Echenique	1st half 2011
Antonio Escámez	1st half 2012
Francisco Luzón	1st half 2012
Abel Matutes	1st half 2010
Mutua Madrileña Automovilista.	1st half 2009
Luis Ángel Rojo	1st half 2010
Luis Alberto Salazar-Simpson	1st half 2009
Isabel Tocino	1st half 2011
The essential terms and conditions of the contracts subscribed by the Bank with its executive Directors are as follows:
The Appointments and Remuneration Committee, at its meeting on December 13, 2006, reported favorably on the contract for providing services as executive Chairman of Emilio Botín and made the related proposal for its approval by the Board, which took place on December 18, 2006.
The essential terms and conditions of the contracts of the executive Directors are as follows:
(i) Exclusivity and non-competition
Executive Directors may not enter into other service contracts with other companies or institutions, unless prior authorization is obtained from the Board of Directors, an obligation of non-competition being established with respect to companies and activities of a nature similar to that of the Bank or its consolidated Group.
(ii) Code of Conduct
Mention is made of the obligation to strictly observe the provisions of Grupo Santander’s General Code of Conduct and the Code of Conduct in the Securities Market, specifically with respect to rules of confidentiality, professional ethics and conflict of interests.
(iii) Remuneration
The remuneration for undertaking their executive responsibilities is compatible with the joint participation in the year’s profits and attendance fees to which Directors are entitled, as it is expressly stated by the By-laws and the Rules and Regulations of the Board of Directors.
The remuneration packages for executive tasks incorporate the following basic elements:
a. Fixed remuneration
The amount should be in line with comparable amounts in the market. Also considered is the leadership position to which Santander aims to occupy. The fixed remuneration should not represent, in ordinary circumstances, more than 50% of the whole annual fixed and variable (bonus) remuneration package.
In 2004, 2005 and 2006, the respective percentages were, on average, 41.9%, 38.3% and 34.8%.

b. Annual variable remuneration (or bonus)
The annual variable remuneration (or bonus) of executive Directors is largely linked to meeting targets for profit before tax (PBT). In the case of executive Directors with general management functions within the Group, fulfilling the targets of PBT for the entire Group is the main requirement, while in the case of executive Directors with management functions more focused on a specific business division, the main requirement is meeting the division’s PBT targets. On the basis of these criteria, at the beginning of the year a range of variable remuneration is estimated for executive Directors.
c. Pension rights
In addition, executive Directors are entitled to receive a pension supplement in the event of early retirement or retirement, which may be externalized by the Bank. The Bank may request executive Directors to take early retirement, provided they have reached the age of 50 and have served more than 10 years in the Bank and/or other Group companies, although the Bank may order an extension of their professional duties for six months in order to arrange for a replacement. Likewise, executive Directors may take early retirement at their own request if they are over 55 and have served the Bank and/or other Group companies for 10 years. In any event, any decision with respect to retirement or early retirement should be presented with a 60 days’ notice.
Pension rights are also recognized in favor of the spouse (widow) and children (orphans) in cases of death and permanent disability of the executive Director.
Generally, the amount of such pension supplement consists of the amount necessary to reach an annual gross amount equivalent to 100% of the fixed salary received by the Director in question at the time when he or she actually ceased working, plus 30% of the average of the last three variable remuneration amounts received. In certain cases, if the early retirement occurs at the request of the Director, the amount resulting after applying the above criterion would be reduced by percentages ranging from 20% to 4% in terms of the Director’s age on early retirement.
Receipt of pension supplements is incompatible with rendering of services to competitors of the Bank or its Group, unless the Bank’s express authorization is received.
(iv) Termination
The contracts are of indefinite duration. However, the termination of the relationship because of an executive Director’s non-fulfilment of obligations or voluntarily stepping down will not give rise to the right to any economic compensation. If termination occurs for reasons attributable to the Bank or for objective circumstances, such as those which affect the functional and organic statute of the executive Director, the Director will have, at the termination of the relationship with the Bank, the right to:
1. In the case of Emilio Botín, retirement, with pension supplement. At December 31, 2006 this supplement would have been €1,529,000 a year.
2. In the cases of Matías R. Inciarte and Francisco Luzón, early retirement, with pension supplement. At December 31, 2006, this would be €1,916,000 a year for Matías R. Inciarte and €1,972,000 a year for Francisco Luzón (€1,801,000 and €1,938,000, respectively, in 2005).
3. In the case of Ana P. Botín, compensation of up to five times the annual fixed salary, as set in the contract on the basis of the date of termination. At December 31, 2006, the amount would be €4,120,000 (€4,000,000 at December 31, 2005). This compensation is incompatible with receiving a pension supplement.
4. In the case of Alfredo Sáenz, retirement or receive compensation equivalent to 40% of the annual fixed salary multiplied by the number of years with the Bank (maximum of 10 times the annual fixed salary). At December 31, 2006 the amount corresponding to the first option would be €3,657,000 a year and for the second option €27.2 million. Both options are mutually exclusive, so that if Alfredo Sáenz opts to receive the compensation he will not receive any pension supplement (€3,421,000 a year and €26.4 million, respectively, at December 31, 2005).

(v) Insurance
The Bank provides to its executive Directors life insurance –included in the column “Other Insurance” in the table of page 119 above– and accident insurance, whose coverage varies in each cases on the basis of the policy set by the Bank for its senior executives; and a reimbursement healthcare insurance.
(vi) Confidentiality and return of documents
There is a rigorous duty of confidentiality during the employment relationship and also after it ends. Upon such ending, all documents and objects related to Bank activity and in the hands of an executive Director must be returned to the Bank.
(vii) Other conditions

				By decision
	Date of current	By decision of		of the
	contract	the Bank		Director
Advance notice period	(month/day/year)	(months)		(months)
Emilio Botín	01/02/2007	(*	)	(*	)
Alfredo Sáenz	12/09/1997 and 02/13/2002	4		4
Matías R. Inciarte	10/07/2002	4		4
Ana P. Botín	02/13/2002	4		4
Francisco Luzón	01/12/2004	6		4

(*)	It is not contractually established.
Compliance with NYSE Listing Standards on Corporate Governance
On November 4, 2003, the SEC approved new rules proposed by the New York Stock Exchange (NYSE) intended to strengthen corporate governance standards for listed companies. In compliance therewith, the following is a summary of the significant differences between our corporate governance practices and those applicable to domestic issuers under the NYSE listing standards.
Independence of the Directors on the Board of Directors
Under the NYSE corporate governance rules, a majority of the Board of Directors must be composed of independent directors, the independence of whom is determined in accordance with highly detailed rules promulgated by the NYSE. Spanish law does not contain any such requirements although there is a non-binding recommendation for listed companies in Spain that the number of independent Directors be at least one third of the total size of the Board. Article 5.1 of the Rules and Regulations of the Board of Directores establishes that the Board shall endeavor that the number of independent Directors represent at least one-third of all Directors. The Board of Directors of Santander has nine independent Directors (out of nineteen Directors total), as defined in Article 5.4 of the Rules and Regulations of the Board of Directors. We have not determined whether or not the Directors on the Santander Board would be considered independent under the NYSE rules except in the case of the members of our Audit and Compliance Committee where we have determined that all of them meet the NYSE independence criteria for foreign private issuers. Article 5.4 of the Rules and Regulations of the Board of Directors defines the concept of an independent director as follows:
“External or non-executive Directors who have been appointed based on their personal or professional status and who perform duties not conditioned by relationships with the company, or with the significant shareholders or management thereof shall be considered independent Directors.
In no event may there be a classification as independent Directors of those who:
a) Have been employees or executive directors of the Group’s companies, except after the passage of 3 or 5 years, respectively, since the cessation of such relationship.
b) Receive from the Company, or from another Group company, any amount or benefit for something other than Director compensation, unless it is immaterial.

For purposes of the provisions of this paragraph, neither dividends nor pension supplements that a Director receives by reason of the Director’s prior professional or employment relationship shall be taken into account, provided that such supplements are unconditional and therefore, the Company paying them may not suspend, modify or revoke the accrual thereof without breaching its obligations.
c) Are, or have been during the preceding 3 years, a partner of the external auditor or the party responsible for auditing the Company or any other Group company during such period.
d) Are executive directors or senior managers of another company in which an executive Director or senior manager of the Company is an external director.
e) Maintain, or have maintained during the last year, a significant business relationship with the Company or with any Group company, whether in their own name or as a significant shareholder, director or senior manager of an entity that maintains or has maintained such relationship.
Business relationships shall be considered the relationships of a provider of goods or services, including financial, advisory or consulting services.
f) Are significant shareholders, executive directors or senior managers of an entity that receives, or has received during the preceding 3 years, significant donations from the Company or the Group.
Those who are merely members of the board of a foundation that receives donations shall not be considered included in this letter.
g) Are spouses, persons connected by a similar relationship of affection, or relatives to the second degree of an executive Director or senior manager of the Company.
h) Have not been proposed, whether for appointment or for renewal, by the Appointments and Remuneration Committee.
i) Are, as regards a significant shareholder or shareholder represented on the Board, in one of the circumstances set forth in letters a), e), f) or g) of this paragraph 4. In the event of a kinship relationship set forth in letter g), the limitation shall apply not only with respect to the shareholder, but also with respect to the related proprietary Directors thereof in the affiliate company”.
Independence of the Directors on the Audit and Compliance Committee
Under the NYSE corporate governance rules, all members of the audit committee must be independent. Independence is determined in accordance with highly detailed rules promulgated by the NYSE. Such independence criteria are met by all members of our Audit and Compliance Committee.
The Audit and Compliance Committee of the Board of Directors of Santander is composed of five Directors. All members are non-executive independent Directors and its Chairman is independent in accordance with the standards set forth in the previously mentioned Article 5.4 of the Rules and Regulations of the Board of Directors. These independence standards may not necessarily be consistent with, or as stringent as, the director independence standards established by the NYSE. Under Spanish law, a majority of the members and the chairman of the audit committee must be non-executive. The composition of the Audit and Compliance Committee is described under “— Audit and Compliance Committee and Appointments and Remuneration Committee”.
Independence of the Directors on the Appointments and Remuneration Committee
In accordance with the NYSE corporate governance rules, all U.S. companies listed on the NYSE must have a compensation committee and a nominations committee and all members of such committees must be independent in accordance with highly detailed rules promulgated by the NYSE. Under Spanish law, these committees are not required, though there is a non-binding recommendation for listed companies in Spain to have these committees and for them to be composed of non-executive directors and chaired by a non-executive independent director. Santander satisfies this non-binding recommendation. The composition of the Appointments and Remuneration Committee is described under “— Audit and Compliance Committee and Appointments and Remuneration Committee”.

Separate Meetings for Non-Management Directors
In accordance with the NYSE corporate governance rules, non-management directors must meet periodically outside of the presence of management. Under Spanish law, this practice is not contemplated and as such, the non-management Directors on the Board of Directors of Santander do not meet outside of the presence of the Directors who also serve in a management capacity.
Code of Ethics
Under the NYSE corporate governance rules, all U.S. companies listed on the NYSE must adopt a Code of Business Conduct and Ethics which contains certain required topics. In March 2000, Santander adopted a “General Code of Conduct”, which applies to all members of the boards of the companies of the Group, to all employees subject to the Code of Conduct in the Securities Market, including the Bank’s Chairman, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and to all those employees designated by the Human Resources Division that have been specifically informed of their subjection to this General Code of Conduct. On July 28, 2003, the Board approved amendments to the General Code of Conduct to conform it to the requirements of Law 44/2002 (November 2, 2002) on reform measures of the financial system. The new Code entered into force on August 1, 2003 and replaced the previous one. The General Code of Conduct establishes the principles that guide the actions of officers and Directors including ethical conduct, professional standards and confidentiality. It also establishes the limitations and defines the conflicts of interests arising from their status as senior executives or Directors.
As of December 31, 2006, no waivers with respect to the General Code of Conduct had been applied for or granted.
In addition, the Group abides by a Code of Conduct in the Securities Market, which was also updated on July 28, 2003. This code establishes standards and obligations in relation to securities trading, conflicts of interest and the treatment of price sensitive information.
Both Codes are available to the public on our website, which does not form part of this annual report on Form 20-F, at www.santander.com under the heading “Information for shareholders and investors — Corporate Governance — Internal Code of Conduct”.
Audit and Compliance Committee and Appointments and Remuneration Committee
An Audit and Compliance Committee and an Appointments and Remuneration Committee operate as part of the Board of Directors. The Audit and Compliance Committee consists exclusively of 5 external Directors (all of whom are independent in accordance with the principles set forth in Article 5.4 of the Rules and Regulations of the Board). The Appointments and Remuneration Committee consists of 5 external Directors (4 of whom are independent in accordance with the principles set forth in Article 5.4 of the Rules and Regulations of the Board). These independence standards may not necessarily be consistent with, or as stringent as, the director independence standards established by the NYSE.
The Audit and Compliance Committee:
The Audit and Compliance Committee was created to provide support and specialization in the tasks of controlling and reviewing the accounts and compliance. Its mission, which has been defined and approved by the Board, is established in the By-laws and in the Rules and Regulations of the Board. Only non-executive Directors can be members of this Committee with independent Directors (as defined in the Rules and Regulations of the Board) having a majority representation. Its Chairman must always be an independent Director (as defined in the Rules and Regulations of the Board) and someone who has the necessary knowledge and experience in matters of accounting, auditing or risk management. Currently, the Chairman of the Audit and Compliance Committee is Luis Ángel Rojo.
The members of the Audit and Compliance Committee are appointed by the Board of Directors, taking into account the Directors’ knowledge, aptitude and experience in the areas of accounting, auditing or risk management.
Functions of the Audit and Compliance Committee:
a) Have its Chairman and/or Secretary report to the General Shareholders’ Meeting with respect to matters raised therein by shareholders regarding its powers.

b) Propose the appointment of the Auditor, as well as the conditions in which such Auditor will be hired, the scope of its professional duties and, if applicable, the revocation or non-renewal of its appointment. The Committee shall favor the Group’s Auditor also assuming responsibility for auditing the companies making up the Group.
c) Review the accounts of the Company and the Group, monitor compliance with legal requirements and the proper application of generally accepted accounting principles, and report on the proposals for alterations to the accounting principles and standards suggested by management.
d) Supervise the internal audit services, and particularly:
(i) Proposing the selection, appointment and withdrawal of the party responsible for internal audit;
(ii) Reviewing the annual working plan for internal audit and the annual activities report;
(iii) Ensuring the independence and effectiveness of the internal audit function;
(iv) Proposing the budget for this service;
(v) Receiving periodic information regarding the activities thereof; and
(vi) Verifying that Senior Management takes into account the conclusions and recommendations of its reports.
e) Know the process for gathering financial information and the internal control systems. In particular, the Audit and Compliance Committee shall:
(i) Supervise the process of preparing and the integrity of the financial information relating to the Company and the Group, reviewing compliance with regulatory requirements, the proper demarcation of group consolidation and the correct application of accounting standards.
(ii) Periodically review the systems for the internal monitoring and management of risks, so that the principal risks are identified, managed and properly disclosed.
f) Report on, review and supervise the risk control policy established in accordance with the provisions of these Rules of Procedure.
g) Serve as a channel of communication between the Board and the Auditor, assess the results of each audit and the response of the management team to its recommendations, and act as a mediator in the event of disagreement between the Board and the Auditor regarding the principles and standards to be applied in the preparation of the financial statements. Specifically, it shall endeavor to ensure that the statements ultimately drawn up by the Board are submitted to the General Shareholders’ Meeting without any qualifications or reservations in the Auditor’s report.
h) Supervise the fulfillment of the audit contract, endeavoring to ensure that the opinion on the annual financial statements and the main contents of the Auditor’s report are set forth in a clear and accurate fashion.
i) Ensure the independence of the Auditor, by taking notice of those circumstances or issues that might risk such independence and any others related to the development of the auditing procedure, as well as receive information and maintain such communication with the Auditor as is provided for in legislation regarding the auditing of financial statements and in technical auditing regulations. And, specifically, verify the percentage represented by the fees paid for any and all reasons of the total income of the audit firm, and the length of service of the partner who leads the audit team in the provision of such services to the Company. The annual Report shall set forth the fees paid to the audit firm, including information relating to fees paid for professional services other than audit work. Furthermore, the Committee shall ensure that the Company publicly communicates a change of Auditor and accompanies such communication with a declaration regarding possible existence of disagreements with the outgoing Auditor and, if any, regarding the content thereof and, in the event of the resignation of the Auditor, the Committee shall examine the circumstances causing it.

j) Report to the Board, in advance of its adoption of the corresponding decisions, regarding:
(i) The financial information that the Company must periodically make public, ensuring that such information is prepared in accordance with the same principles and practices applicable to the annual financial statements.
(ii) The creation or acquisition of equity interests in special purpose entities or entities domiciled in countries or territories that are considered to be tax havens.
k) Supervise the observance of the Code of Conduct of the Group in the Securities Markets, the Manuals and procedures for the prevention of money laundering and, in general, the rules of governance and compliance in effect in the Company, and make such proposals as are deemed necessary for the improvement thereof. In particular, the Committee shall have the duty to receive information and, if applicable, issue a report on disciplinary penalties to be imposed upon members of the Senior Management.
l) Review compliance with such courses of action and measures as result from the reports issued or the inspection proceedings carried out by the administrative authorities having functions of supervision and control.
m) Know and, if applicable, respond to the initiatives, suggestions or complaints put forward or raised by the shareholders regarding the area of authority of this Committee and which are submitted to it by the Office of the General Secretary of the Company. The Committee shall also:
(i) receive, deal with and keep a record of the claims received by the Bank on matters related to the process for gathering financial information, auditing and internal controls.
(ii) receive on a confidential and anonymous basis possible communications from Group employees who express their concern on possible questionable practices in the areas of accounting or auditing.
n) Report on any proposed amendments to the Rules and Regulations of the Board of Directors prior to the approval thereof by the Board of Directors.
o) Evaluate, at least one a year, its operation and the quality of its work.
p) And the others specifically provided for in the Rules and Regulations of the Board of Directors.
The Audit and Compliance Committee has issued a report which was distributed together with the Group’s 2006 annual report and which comprised a detailed account of the following points:
•	The Committee’s composition, functions and operating regime.

•	Activity in 2006, grouped on the basis of the Committee’s various functions:
- Financial information
- The Auditor
- The Group’s internal control systems
- Internal Auditing
- Compliance and Anti-Money Laundering
- Corporate Governance. Report on the amendments of the Rules and Regulations of the Board of Directors
- Measures proposed by supervisors
- Information for the Board and for the Shareholders’ Meeting and evaluation of the efficiency and compliance with the Company’s governance rules and procedures
•	Evaluation by the Committee of its performance during 2006.
The Group’s 2006 Audit and Compliance Committee report is available on the Group’s website, which does not form part of this annual report on Form 20-F, at www.santander.com under the heading “Information for Shareholders and Investors – Corporate Governance – Committees Report”.

The following are the current members of the Audit and Compliance Committee:

Name	Position
Luis Ángel Rojo	Chairman
Fernando de Asúa	Member
Manuel Soto	Member
Abel Matutes	Member
Luis Alberto Salazar-Simpson	Member
Ignacio Benjumea also acts as Secretary to the Audit and Compliance Committee but is classified as a non-member.
The Appointments and Remuneration Committee
The Rules and Regulations of the Board state that the members of this Committee must all be non-executive Directors with independent Directors (as defined in the Rules and Regulations of the Board) having a majority representation and an independent Director as Chairman (as defined in the Rules and Regulations of the Board).
Currently, the Chairman of the Appointments and Remuneration Committee is Fernando de Asúa, the First Vice Chairman of the Board of Directors.
The members of the Appointments and Remuneration Committee are appointed by the Board of Directors, taking into account the Directors’ knowledge, aptitudes and experience and the goals of the Committee.
Functions of the Appointments and Remuneration Committee
a) Establish and review the standards to be followed in order to determine the composition of the Board and select those persons who will be proposed to serve as Directors. In particular, the Appointments and Remuneration Committee:
(i) Shall evaluate the competencies, knowledge and experience required of the Director;
(ii) Shall specify the duties and the aptitudes needed of the candidates to fill each vacancy, evaluating the time and dedication needed for them to properly carry out their commitments; and
(iii) Shall receive for consideration the proposals of potential candidates to fill vacancies that might be made by the Directors.
b) Prepare, by following standards of objectiveness and conformance to the corporate interests, the proposals for appointment, re-election and ratification of Directors provided for in Article 20, section 2 of the Rules and Regulations of the Board, as well as the proposals for appointment of the members of each of the Committees of the Board of Directors. Likewise, it shall prepare, by following the same aforementioned standards, the proposals for the appointment of positions on the Board of Directors and its Committees.
c) Annually verify the classification of each director (as executive, proprietary, independent or other) for the purpose of their confirmation or review at the Annual General Meeting and in the Annual Corporate Governance Report.
d) Report on proposals for appointment or withdrawal of the Secretary of the Board, prior to submission thereof to the Board.
e) Report on appointments and withdrawals of the members of Senior Management.
f) Propose to the Board:
(i) The policy for compensation of Directors and the corresponding report, upon the terms of Article 27 of the Rules and Regulations of the Board.
(ii) The policy for compensation of the members of Senior Management.
(iii) The individual compensation of the Directors.
(iv) The individual compensation of the executive Directors and, if applicable, external Directors, for the performance of duties other than those of a mere Director, and other terms of their contracts.
(v) The basic terms of the contracts and compensation of the members of Senior Management.

g) Ensure compliance with the policy established by the Company for compensation of the Directors and the members of Senior Management.
h) Periodically review the compensation programs, assessing the appropriateness and yield thereof and endeavoring to ensure that the compensation of Directors shall conform to standards of moderation and correspondence to the earnings of the Company.
i) Ensure the transparency of such compensation and the inclusion in the Annual Report and in the annual corporate governance report of information regarding the compensation of Directors and, for such purposes, submit to the Board any and all information that may be appropriate.
j) Ensure compliance by the Directors with the duties prescribed in Article 30 of the the Rules and Regulations of the Board, prepare the reports provided for therein and receive information, and, if applicable, prepare a report on the measures to be adopted with respect to the Directors in the event of non-compliance with the above mentioned duties or with the Code of Conduct of the Group in the Securities Markets.
k) Examine the information sent by the Directors regarding their other professional obligations and assess whether such obligations might interfere with the dedication required of Directors for the effective performance of their work.
l) Evaluate, at least once a year, its operation and the quality of its work.
m) Report on the process of evaluation of the Committee and of the members thereof.
n) And others specifically provided for in the Rules and Regulations of the Board.
The Appointments and Remuneration Committee issued a report which was distributed together with the Group’s 2006 annual report and which comprised a detailed account of the following points:
•	Composition, functions and operating regime of the Committee.

•	Report on Directors’ Remuneration Policy.

•	Activity in 2006:
- Changes in the composition of the Board and of its Committee
- Annual verification of the condition of the Directors
- Participation in the Board’s self-assessment process
- Adapting to the Unified Code. Amendments to internal regulations
- Appointment, remuneration and dismissal of members of Senior Management who are not Directors
- Evaluation of the dedication required to Directors
- Training
- D&O insurance
- Related party transactions
- Institutional documentation
- Self-assessment
•	Evaluation by the Committee of its performance during 2006.

The Group’s 2006 Appointments and Remuneration Committee report is available on the Group’s website, which does not form part of this annual report on Form 20-F, at www.santander.com under the heading “Information for Shareholders and Investors – Corporate Governance – Committees Report”.
The following are the members of the Appointments and Remuneration Committee:

Name	Position
Fernando de Asúa	Chairman
Manuel Soto	Member
Guillermo de la Dehesa	Member
Rodrigo Echenique	Member
Luis Ángel Rojo	Member
Ignacio Benjumea also acts as Secretary to the Appointments and Remuneration Committee but is classified as a non-member.
D. Employees
At December 31, 2006, we had 129,749 employees (as compared to 129,196 employees in 2005 and 132,001 in 2004) of which 35,781 were employed in Spain (as compared to 34,813 in 2005 and 35,048 in 2004) and 93,968 were employed outside Spain (as compared to 94,383 in 2005 and 96,953 in 2004), of which 16,942 in the United Kingdom (as compared to 21,080 in 2005 and 25,393 in 2004). The terms and conditions of employment in the private sector banks in Spain are negotiated on an industry-wide basis with the trade unions. This process has historically produced collective agreements binding upon all the private banks and their employees. A new agreement was signed on June 21, 2007 which will expire on December 31, 2010.

The table below shows our employees by geographic area:

	Number of employees
	2006	2005 (*)	2004 (*)
SPAIN	35,781	34,813	35,048

LATIN AMERICA	65,967	62,161	59,905
Argentina	6,566	5,975	5,907
Bolivia	–	328	323
Brazil	21,599	20,489	21,097
Chile	12,533	11,408	11,408
Colombia	1,893	1,730	1,737
Mexico	15,820	14,562	12,596
Peru	29	1,492	536
Puerto Rico	2,249	1,611	1,630
Uruguay	304	251	253
Venezuela	4,974	4,315	4,418

EUROPE	27,171	31,474	36,310
Czech Republic	179	192	275
Germany	1,845	1,875	1,824
Belgium	11	27	58
France	18	17	28
Hungary	77	76	72
Ireland	5	5	8
Italy	780	720	622
Norway	285	269	496
Poland	588	646	801
Portugal	6,190	6,317	6,503
Switzerland	194	188	173
The Netherlands	57	62	57
United Kingdom	16,942	21,080	25,393

USA	734	649	636

ASIA	11	11	10
Hong Kong	7	7	6
Japan	4	4	4

OTHERS	85	88	92
Bahamas	57	65	70
Others	28	23	22

Total	129,749	129,196	132,001

(*)
Figures for 2005 and 2004 differ from those presented in our Annual Report. In the Annual Report, for comparison purposes, we do not include employees working for the companies that were discontinued during 2006, such as the life insurance business of Abbey. In this Annual Report on Form 20-F we include the total number of employees at those dates.

In those cases where an employee is working from one country but is technically employed by a Group company located in a different country, we designate that employee as working from his/her country of residence.

The table below shows our employees by type of business:

	Number of employees
	2006	2005	2004
Retail Banking	119,346	117,655	122,262
Asset Management and Insurance	7,132	7,902	6,108
Global Wholesale Banking	1,774	2,177	2,198
Financial Management and Equity Stakes	1,498	1,462	1,433

Total	129,749	129,196	132,001

As of December 31, 2006, we had 3,159 temporary employees (as compared to 3,795 as of December 31, 2005 and 2,832 as of December 31, 2004). In 2006, the average number of temporary employees working for the Group was 5,420 employees.
E. Share ownership
As of June 28, 2007, the direct, indirect and represented holdings of our current Directors were as follows:

	Direct	Indirect stake		% of
Directors	Stake	and represented	Total shares	Capital stock
Emilio Botín (1)	1,638,712	134,992,890	136,631,602	2.506%
Fernando de Asúa	25,616	34,400	60,016	0.001%
Alfredo Sáenz	365,063	1,243,532	1,608,595	0.026%
Matías R. Inciarte	555,517	126,744	682,261	0.011%
Manuel Soto	–	240,000	240,000	0.004%
Assicurazioni Generali S.p.A	13,883,922	67,847,477	81,731,399	1.307%
Antonio Basagoiti	530,000	–	530,000	0.008%
Ana P. Botín (1)	4,977,323	4,024,306	9,001,629	0.000%
Javier Botín (2)	4,793,481	6,300,000	11,093,481	0.000%
Lord Burns (Terence)	100	27,001	27,101	0.000%
Guillermo de la Dehesa	100	–	100	0.000%
Rodrigo Echenique	651,598	7,344	658,942	0.011%
Antonio Escámez	559,508	–	559,508	0.009%
Francisco Luzón	44,095	1,298,544	1,342,639	0.021%
Abel Matutes	52,788	86,150	138,938	0.002%
Mutua Madrileña Automovilista	73,100,000	150,000	73,250,000	1.171%
Luis Ángel Rojo	1	–	1	0.000%
Luis Alberto Salazar-Simpson	108,412	4,464	112,876	0.002%
Isabel Tocino	343	–	343	0.000%

	101,286,579	216,382,852	317,669,431	5.079%

(1)
Emilio Botín has attributed the right of vote in a General Shareholders’ Meeting of 90,715,628 shares (1.45% of the capital stock) held by the Marcelino Botín Foundation, of 8,096,742 shares held by Jaime Botín, of 96,047 shares held by Paloma O’Shea, of 9,041,480 shares held by Emilio Botín O., of 9,001,459 shares held by Ana P. Botín and of 11,093,481 shares held by Javier Botín. This table shows the direct and indirect shareholding of the two latter who are Directors, but in the column showing the percentage of the capital these shareholdings are calculated together with those that belong or are also represented by Emilio Botín.

(2)
Javier Botín is a proprietary Director as he represents in the Board of Directors a 2.506% of the Bank’s capital stock which corresponds to the holdings of the Marcelino Botín Foundation, Emilio Botín, Ana P. Botín, Emilio Botín O., Jaime Botín, Paloma O’Shea and his own.

The options granted to the Bank’s Directors, managers and employees are described in the table under “— B. Compensation” above.
Santander’s capital is comprised of only one class of shares, all of which are ordinary and have the same rights.

As of May 31, 2007 our current Executive Officers (not Directors) referred to above under Section A of this Item 6 as a group beneficially owned, directly or indirectly, 2,632,430 ordinary shares, or 0.04% of our issued and outstanding share capital as of that date. Together with the options granted, no individual executive officer beneficially owns, directly or indirectly, one percent or more of the outstanding share capital as of that date.
Item 7. Major Shareholders and Related Party Transactions
A. Major shareholders
As of December 31, 2006, to our knowledge no person beneficially owned, directly or indirectly, 5% or more of our shares.
At December 31, 2006 a total of 610,140,769 shares, or 9.76% of our share capital, were held by 787 registered holders with registered addresses in the United States and Puerto Rico, including JPMorgan Chase, as depositary of our American Depositary Share Program. These shares were held by 591 record holders. Since certain of such shares and ADRs are held by nominees, the foregoing figures are not representative of the number of beneficial holders. Our Directors and Executive Officers did not own any ADRs as of December 31, 2006.
To our knowledge, we are not controlled directly or indirectly, by any other corporation, government or any other natural or legal person. We do not know of any arrangements which would result in a change of our control.
Shareholders’ agreements
The Bank was informed in February 2006 of an agreement among certain shareholders. The agreement was also communicated to the CNMV, following the filing of the relevant document both with the mentioned supervisory body and in the Mercantile Registry of Cantabria.
The agreement was entered into by Emilio Botín, Ana P. Botín, Emilio Botín O., Javier Botín, Simancas, S.A., Puente San Miguel, S.A., Puentepumar, S.L., Latimer Inversiones, S.L. and Cronje, S.L. Unipersonal and relates to the shares of the Bank held by them or those over which they have voting rights.
Under this agreement and through the establishment of restrictions on the free transferability of their shares and the regulation of the exercising of the voting rights inherent in them, these shareholders have agreed to act in a coordinated manner, in order to develop a common, lasting and stable policy and an effective and unified presence and representation in the Bank’s governing bodies.
The agreement comprises a total of 44,396,513 shares of the Bank (0.710% of its share capital). In addition, and in accordance with the first clause of the shareholders’ agreement, the agreement will be extended only in terms of the exercising of voting rights to other shares of the Bank that are subsequently held, directly or indirectly, by the signatories or those over which they have voting rights. As a result, as of the date of filing of this annual report on Form 20-F, another 19,875,120 shares (0.318% of the Bank’s share capital) are also included in the syndicate of shareholders.
The chairman of the syndicate of shareholders is the person who is at any time the chairman of the Marcelino Botín Foundation, which is currently Emilio Botín.
Members of the syndicate are obliged to group together the voting rights and other political rights inherent in the syndicated shares, so that the exercising of such rights and, in general, the conduct of the members of the syndicate before the Bank, is done in a coordinated and unified fashion. For such purpose, the representation of such shares is attributed to the chairman of the syndicate as the common representative of the members of the syndicate.
Except for the transfers made in favor of other members of the syndicate or the Marcelino Botín Foundation, the prior authorization of the syndicate is required and it can freely authorize or deny any proposed transfer.
B. Related party transactions
Loans made to members of our Board of Directors and to our Executive Officers
Our direct risk exposure to the Bank’s Directors as of December 31, 2006, equaled to €1.5 million (€1.6 million as of December 31, 2005) of loans and credits to such Directors and €0.1 million (€0.1 as of December 31, 2005) of guarantees provided to them.

The detail by Director as of December 31, 2006, is as follows:

	In thousands of euros
	Loans and
	Credits	Guarantees	Total
Alfredo Sáenz	21	—	21
Manuel Soto	4	—	4
Antonio Basagoiti	125	1	126
Ana P. Botín	2	—	2
Rodrigo Echenique	33	—	33
Antonio Escámez	289	—	289
Francisco Luzón	875	—	875
Mutua Madrileña Automovilista	140	63	203

	1,489	64	1,553

Additionally, the total amount of loans and credits made by us to our Executive Officers who are not Directors, as of December 31, 2006, amounted to €10 million (see Note 55 to our consolidated financial statements).
Loans extended to related parties were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.
Loans made to other Related Parties
The companies of the Group engage, on a regular and routine basis, in a number of customary transactions among Group members, including:
•	overnight call deposits;

•	foreign exchange purchases and sales;

•	derivative transactions, such as forward purchases and sales;

•	money market fund transfers;

•	letters of credit for imports and exports;
and others within the scope of the ordinary course of the banking business, such as loans and other banking services to our shareholders, to employees of all levels, and the associates and the members of the families of all the above-mentioned, as well as those other businesses conducted by the companies of the Group. All these transactions are made:
•	in the ordinary course of business;

•	on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons; and

•	did not involve more than the normal risk of collectibility or present other unfavorable features.
As of December 31, 2006 our loans and credits to associated and jointly controlled entities, amounted to €246 million. Those loans and credits represented 0.05% of our total net loans and credits and 0.5% of our total stockholders’ equity as of December 31, 2006.
For more information, see Notes 3 and 55 to our consolidated financial statements.
C. Interests of experts and counsel
Not Applicable.

Item 8. Financial Information
A. Consolidated statements and other financial information
Financial Statements
See Item 18 for our consolidated financial statements.
(a) Index to consolidated financial statements of Santander
Legal Proceedings
i. Tax disputes
At present, and during the past 12 months, the main tax disputes concerning the Group are as follows:
- The “Mandado de Segurança” filed by Banespa claiming its right to pay Brazilian income tax at a rate of 8%. On June 15, 2005, an unfavorable judgment was handed down against Banespa at first instance, which was appealed against at the Federal Regional Court, together with the application for the preliminary effects to remain in force. A decision has not yet been handed down by the Court.
- The “Mandado de Segurança” filed by Banespa claiming its right to consider deductible the Brazilian income tax in the calculation of the related corporation tax. This action was declared unwarranted and an appeal was filed at the Federal Regional Court, requesting to have the claimability of the tax debt stayed and obtaining permission to deposit with the courts the amounts in question. A decision has not yet been handed down by the Court.
- A claim was filed against Abbey National Treasury Services plc by tax authorities abroad in relation to the refund of certain tax credits and other associated amounts. The legal advisers of Abbey National Treasury Services plc considered that the grounds to contest this claim were well-founded, proof of which is that a favourable judgment was handed down at first instance in September 2006, although the judgment was appealed against by the tax authorities in January 2007. However, in December 2006 an unfavorable judgment for another taxpayer was handed down on another proceeding which might affect this case.
ii. Legal litigation
At present, and during the past 12 months, the main legal litigation concerning the Group are as follows:
- Casa de Bolsa Santander Serfin, S.A. de C.V. (Casa de Bolsa): In 1997 Casa de Bolsa Santander Serfin, S.A. de C.V. was sued for an alleged breach of various stock brokerage contracts. On July 6, 1999, Civil Court number thirty-one of the Federal District handed down a judgment ordering Casa de Bolsa to return to the plaintiff 2,401,588 shares of México 1 and 11,219,730 shares of México 4 at their market value and to pay 15 million Mexican Pesos, plus interest calculated at the average percentage borrowing cost (C.P.P.) multiplied by four.
After numerous appeals were filed concerning the method used for calculating this interest, a final judgment was handed down ruling that the interest should not be capitalized. The estimated total indemnity payable, including the principal amount of the deposit, the uncapitalized interest and the value of the shares that must be returned, amounts to $28 million approximately.
- Misselling: claims associated with the sale by Abbey of certain financial products to its customers.
The provisions recorded by Abbey in this connection were calculated on the basis of the best estimate of the number of claims that would be received, of the percentage of claims that would be upheld and of the related amounts.
- LANETRO, S.A.: claim (ordinary lawsuit no. 558/2002) filed by LANETRO, S.A. against Banco Santander Central Hispano, S.A. at Madrid Court of First Instance no. 34, requesting that the Bank comply with the obligation to subscribe to €30.05 million of a capital increase at the plaintiff.
On December 16, 2003, a judgment was handed down dismissing the plaintiff’s request. The subsequent appeal filed by LANETRO was upheld by a decision of the Madrid Provincial Appellate Court on October 27, 2006.

The Bank has filed a cassation appeal against this decision.
- Galesa de Promociones, S.A.: small claims proceeding at Elche Court of First Instance no. 4 (case no. 419/1994), in connection with the claim filed by Galesa de Promociones, S.A. (Galesa) requesting the Court to annul a previous legal foreclosure proceeding brought by the Bank against the plaintiff in 1992, which culminated in the foreclosure of certain properties that were subsequently sold by auction.
The judgments handed down at first and second instance were in the Bank’s favor. The cassation appeal filed by Galesa at the Supreme Court was upheld by virtue of a decision on November 24, 2004 which ordered the reversal of the legal foreclosure proceeding to before the date on which the auctions were held. On June 8, 2006, Galesa filed a claim for the enforcement of the decision handed down by the Supreme Court, requesting that the Bank be ordered to pay €56 million, the estimated value of the properties, plus a further €33 million for loss of profit. The Bank challenged this claim on the grounds that the Supreme Court decision could not be enforced – since no order had been pronounced against the Bank, but rather a proceeding had merely been annulled – and it also argued that the damages requested would have to be ruled upon by an express court decision, which had not been pronounced.
The Elche Court of First Instance, by virtue of an order dated September 18, 2006, found in favor of the Bank, and referred the plaintiff to the appropriate ordinary proceeding for the valuation of the aforementioned damages. Galesa filed an appeal for reconsideration, which was dismissed by a resolution on November 11, 2006. Galesa has filed an appeal against this resolution at the Alicante Provincial Appellate Court, which has been contested by the Bank.
- Declaratory large claims action brought at Madrid Court of First Instance no. 19 (case no. 87/2001) in connection with a claim filed by Inversión Hogar, S.A. against the Bank. This claim sought the termination of a settlement agreement entered into between the Bank and the plaintiff on December 11, 1992. On May 19, 2006, a judgment was handed down at first instance, whereby the agreement was declared to be terminated and the Bank was ordered to pay €1.8 million, plus the related legal interest since February 1997, to return a property that was given in payment under the aforementioned agreement, to pay an additional €72.9 million relating to the replacement value of the assets foreclosed, and subsequently sold, by the Bank, and to pay all the related court costs. The Bank and Inversión Hogar, S.A. filed appeals against the judgment. Inversión Hogar, S.A. sought provisional enforcement of the judgment, which was contested by the Bank. On March 2, 2007, a decision was handed down upholding the Bank’s objection to the enforcement of the judgment. Inversión Hogar, S.A. has appealed against this decision.
- BTOB Factory Ventures S.A. (BTOB): the dispute between Consalvi International Inc. (Consalvi) and the Bank arising from the “Framework Agreement” entered into between BTOB and Consalvi International Inc. on October 2, 2000. On that same date, the Bank subscribed to this agreement in its capacity as shareholder of BTOB, and assumed certain of the commitments stipulated therein.
Consalvi requested that the Bank honour its obligation to acquire from it 16,811 shares of BTOB at a price of approximately $67 million. Since the negotiations held to seek a solution to this matter proved unsuccessful, a request for arbitration was filed against the Bank in New York, as provided for in the agreement.
The arbitration conducted in 2005 at the International Centre for Dispute Resolution of the American Arbitration Association culminated in an arbitral award on 1 September 2005, which ruled that the Bank had not fulfilled its contractual obligations and ordered it to pay $68 million (€57 million), plus interest.
On November 4, 2005 the Bank filed a claim at the New York Supreme Court requesting that the arbitral award be declared null and void. Consalvi challenged the jurisdiction of the state courts to hear this case and requested that the federal courts should decide whether or not the arbitral award should be declared null and void. The parties submitted written pleadings on both the merits of the case and the jurisdiction of the courts.
On June 22, 2006 the parties reached an out-of-court settlement whereby the litigation was definitively finalized and the related provisions were used and released.

See the discussion of certain litigation in Note 1.d.i and ii to our consolidated financial statements.

Other Litigation

In addition to the above described matters, the Bank and its subsidiaries are from time to time subject to certain claims and parties to certain legal proceedings incidental to the normal course of our business, including in connection with the Group’s lending activities, relationships with the Group’s employees and other commercial or tax matters. In view of the inherent difficulty of predicting the outcome of legal matters, particularly where the claimants seek very large or indeterminate damages, or where the cases present novel legal theories, involve a large number of parties or are in early stages of discovery, the Bank cannot state with confidence what the eventual outcome of these pending matters will be, what the timing of the ultimate resolution of these matters will be or what the eventual loss, fines or penalties related to each pending matter may be. The Bank believes that it has made adequate reserves related to the costs anticipated to be incurred in connection with these various claims and legal proceedings and believes that liabilities related to such claims and proceedings should not have, in the aggregate, a material adverse effect on the Group’s business, financial condition, or results of operations. However, in light of the uncertainties involved in such claims and proceedings, there is no assurance that the ultimate resolution of these matters will not significantly exceed the reserves currently accrued by the Bank; as a result, the outcome of a particular matter may be material to the Bank’s operating results for a particular period, depending upon, among other factors, the size of the loss or liability imposed and the level of the Bank’s income for that period.

Dividend Policy
We have normally paid an annual dividend in quarterly installments. The table below sets forth the historical per share and per ADS (each of which represents the right to receive one of our shares) amounts of interim and total dividends in respect of each fiscal year indicated.

	Euro per Share Interim					Dollars per ADS Interim
	First	Second	Third	Fourth	Total	First	Second	Third	Fourth	Total
2002	0.0775	0.07513	0.07513	0.06073	0.2885	0.0754	0.0612	0.0804	0.0680	0.2850
2003	0.0775	0.0775	0.0775	0.0704	0.3029	0.08602	0.0899	0.0842	0.08801	0.36235
2004	0.0830	0.0830	0.0830	0.0842	0.3332	0.08484	0.08971	0.09175	0.09191	0.35821
2005	0.09296	0.09296	0.09296	0.13762	0.4165	0.09591	0.09466	0.09523	0.147016	0.432816
2006	0.106904	0.106904	0.106904	0.199913	0.5206	0.11582	0.11593	0.11400	0.222418	0.568168
On August 1, 2007, we will pay the first dividend on account of the earnings for the 2007 financial year for a gross amount of €0.12294 per share.
For a discussion of regulatory and legal restrictions on our payments of dividends, see “Item 4. Information on the Company—B. Business Overview—Supervision and Regulation—Restrictions on Dividends”.
For a discussion of Spanish taxation of dividends, see “Item 10. Additional Information—E. Taxation—Spanish tax consideration—Taxation of dividends”.
The dividends paid on the guaranteed non-cumulative preference stock of certain of our subsidiaries are limited by our Distributable Profits in the fiscal year preceding a dividend payment. “Distributable Profits” with respect to any year means our reported net profits after tax and extraordinary items for such year as derived from the parent Bank’s non-consolidated audited profit and loss account prepared in accordance with Bank of Spain requirements and guidelines in effect at the time of such preparation. Such requirements and guidelines may be expected to reflect the Bank of Spain regulatory policies applicable to us, including without limitation those relating to the maintenance of minimum levels of capital. See “Item 4. Information on the Company—B. Business Overview—Supervision and Regulation—Capital Adequacy Requirements” and “Item 4. Information on the Company—B. Business Overview—Supervision and Regulation—Restrictions on Dividends”. According to our interpretation of the relevant Bank of Spain requirements and guidelines, Distributable Profits during the preceding five years were:

Year Ended December 31,
Previous Spanish GAAP			EU-IFRS(*)
2002	2003	2004 (**)	2004	2005	2006
(in thousands of euros)
1,376,178	1,445,033	1,837,424	1,935,992	2,605,009	3,256,190

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(**)	Statutory Distributable Profits
The portion of our net income attributable to our subsidiaries has increased steadily in recent years as our subsidiaries have grown and we have acquired new subsidiaries. Such profits are available to us only in the form of dividends from our subsidiaries and we are dependent to a certain extent upon such dividends in order to have Distributable Profits sufficient to allow payment of dividends on our guaranteed preference stock of our subsidiaries as well as dividends on our shares (although the payment of dividends on the shares is limited in the event of the non-payment of preference share dividends). We generally control a sufficient proportion of our consolidated subsidiaries’ voting capital to enable us to require such subsidiaries to pay dividends to the extent permitted under the applicable law. As a result of our growth, the Bank, as the holding entity of the shares of our various companies, has added investments in our subsidiaries, the financial costs of which are borne by us.
B. Significant Changes
For significant changes that have occurred since December 31, 2006, see our Form 6-K relating to our first quarter 2007 results filed with the Securities and Exchange Commission on April 27, 2007.

Item 9. The Offer and Listing.
A. Offer and listing details
Market Price and Volume Information
Santander’s Shares
During the last year, our shares were the shares with the highest trading volume on the Spanish stock exchanges. At December 31, 2006, our shares represented 17.30% of the IBEX 35 Stock Exchange Index, the highest percentage among all Spanish issuers represented in this index. Our market capitalization of €88,436 million at 2006 year-end was the largest of any Spanish company, according to information published by the Sociedad de Bolsas, S.A. (“Sociedad de Bolsas”).
At December 31, 2006, we had 2,310,846 registered holders of our shares and, as of such date, a total of 610,140,769 of our shares or 9.76% were held by 787 registered holders with registered addresses in the United States and Puerto Rico, including JP Morgan Chase, as depositary of our American Depositary Share program.
Our shares are traded on Spain’s automated “continuous market”, the national, centralized market which integrates by computer quotations originating in the four Spanish stock exchanges (Madrid, Barcelona, Valencia and Bilbao) (the “Automated Quotation Systems”). Our shares also are listed on the New York (in the form of American Depositary Shares), London, Milan, Lisbon, Buenos Aires and Mexico Stock Exchanges. In 2001, we delisted our shares from the Tokyo Stock Exchange and in 2003 we delisted our shares from the London, Paris, Frankfurt and Swiss Exchanges. At December 31, 2006, 61.0% of our shares were held of record by non-residents of Spain.
The table below sets forth the high, low and last daily sales prices in euros for our shares on the continuous market for the periods indicated.

	Euros per Share
	High	Low	Last
2002 Annual	10.47	4.99	6.54

2003 Annual	9.44	5.01	9.39

2004 Annual	9.77	7.70	9.13

2005 Annual	11.18	8.92	11.15
First Quarter	9.83	8.94	9.39
Second Quarter	9.65	8.92	9.59
Third Quarter	10.99	9.21	10.93
Fourth Quarter	11.18	10.25	11.15

2006 Annual	14.37	10.54	14.14
First Quarter	12.40	11.00	12.05
Second Quarter	12.29	10.54	11.42
Third Quarter	12.49	11.00	12.47
Fourth Quarter	14.37	12.38	14.14

Last six months
2006
December	14.22	13.51	14.14
2007
January	14.59	14.07	14.59
February	14.65	14.01	14.01
March	13.87	12.83	13.36
April	13.92	13.19	13.19
May	14.28	13.06	14.28
June (through June 28, 2007)	14.50	13.59	13.69
On June 28, 2007, the reported last sale price of our shares on the continuous market was €13.69.

American Depositary Shares (ADSs)
Our ADSs have been listed and traded on the New York Stock Exchange since July 30, 1987. Each ADS represents one of our shares and is evidenced by an American Depositary Receipt, or ADR. The deposit agreement, pursuant to which ADRs have been issued, is among us, JP Morgan Chase, as depositary, and the holders from time to time of ADRs. At December 31, 2006, a total of 122,618,033 of our ADSs were held by 591 registered holders. Since certain of such of our shares and our ADSs are held by nominees, the number of record holders may not be representative of the number of beneficial owners.
The table below sets forth the reported high, low and last sale prices for our ADSs on the New York Stock Exchange for the periods indicated.

	Dollars Per ADS
	High	Low	Last
2002 Annual	9.49	4.75	7.05
2003 Annual	12.01	5.68	12.01
2004 Annual	12.47	9.43	12.37

2005
Annual	13.27	11.37	13.19
First Quarter	12.80	11.68	12.16
Second Quarter	12.30	11.37	11.58
Third Quarter	13.27	11.50	13.17
Fourth Quarter	13.20	12.41	13.19

2006
Annual	18.73	13.16	18.66
First Quarter	14.79	13.30	14.61
Second Quarter	15.62	13.16	14.62
Third Quarter	15.88	13.81	15.79
Fourth Quarter	18.73	15.83	18.66

Last six months
2006
December	18.73	18.07	18.66
2007
January	19.10	18.22	18.87
February	19.34	18.20	18.54
March	18.30	17.29	17.83
April	18.91	17.69	17.69
May	19.20	17.67	19.20
June (through June 28, 2007)	19.46	18.14	18.42
On June 28, 2007, the reported last sale price of our ADSs on the New York Stock Exchange was $18.42.
B. Plan of distribution
Not Applicable
C. Markets
General
Spanish Securities Market
The Spanish securities market for equity securities (the “Spanish Stock Exchanges”) consists of four stock exchanges located in each of Madrid, Barcelona, Bilbao and Valencia (the “local exchanges”). The majority of the transactions conducted on them are done through the Automated Quotation System (Sistema Interbancario Bursátil Español or “S.I.B.E.”). During the year ended December 31, 2006, the Automated Quotation System accounted for the majority of the total trading volume of equity securities on the Spanish Stock Exchanges.

Automated Quotation System
The Automated Quotation System was introduced in 1989 and links the four local exchanges, providing those securities listed on it with a uniform continuous market that eliminates most of the differences among the local exchanges. The principal feature of the system is the computerized matching of buy and sell orders at the time of entry of the order. Each order is executed as soon as a matching order is entered, but can be modified or canceled until executed. The activity of the market can be continuously monitored by investors and brokers. The Automated Quotation System is operated and regulated by the Sociedad de Bolsas, a corporation owned by the companies that manage the local exchanges. All trades on the Automated Quotation System must be placed through a bank, brokerage firm, an official stock broker or a dealer firm member of a Spanish stock exchange directly.
There is a pre-opening session held from 8:30 a.m. to 9:00 a.m. each trading day on which orders are placed at that time. The computerized trading hours are from 9:00 a.m. to 5:30 p.m. Each session will end with a 5 minute auction, between 5:30 and 5:35 p.m., with a random closedown of 30 seconds. The price resulting from each auction will be the closing price of the session.
From May 14, 2001, new rules came into effect regarding the maximum price fluctuations in the price of stocks. Under the new rules, each stock in the continuous market is assigned a static and a dynamic range within which the price of stocks can fluctuate. The price of a stock may rise or fall by its static range (which is published once a month and is calculated according to the stock’s average historic price volatility) above or below its opening price (which shall be the closing price of the previous session). When the stock trades outside of this range, the trading of the stock is suspended for 5 minutes, during which an auction takes place. After this auction, the price of the stock can once again rise or fall by its static range above or below its last auction price (which will be considered as the new static price before triggering another auction). Furthermore, the price of a stock cannot rise or fall by more than its dynamic price range (which is fixed and published once a month and is calculated according to the stock’s average intra-day volatility), from the last price at which it has traded. If the price variation exceeds the stock’s dynamic range a five minutes auction is triggered.
Moreover, there is a block market (“el mercado de bloques”) allowing for block trades between buyers and sellers from 9:00 to 17:30 during the trading session. Under certain conditions, this market allows cross-transactions of trades at prices different from prevailing market prices. Trading in the block market is subject to certain limits with regard to price deviations and volumes.
Between 5:30 p.m. and 8:00 p.m., trades may occur outside the computerized matching system without prior authorization of the Sociedad de Bolsas, at a price within the range of 5% above the higher of the average price and closing price for the day and 5% below the lower of the average price and closing price for the day, if there are no outstanding bids or offers, as the case may be, on the system matching or bettering the terms of the proposed off-system transaction, and if the trade involves more than €300,000 and more than 20% of the average daily trading volume of the stock during the preceding quarter. At any time before 8:00 p.m., trades may take place (with the prior authorization of the Sociedad de Bolsas) at any price if:
•	the trade involves more than €1.5 million and more than 40% of average daily trading volume of the stock during the preceding quarter;

•	relates to a merger or spin-off of a listed company;

•	relates to the reorganization of a business group;

•	the transaction is executed for the purposes of settling litigation;

•	involves certain types of contracts or complex transactions; or

•	the Sociedad de Bolsas finds other justifiable cause.
Information with respect to computerized trades between 9:00 a.m. and 5:30 p.m. is made public immediately, and information with respect to trades outside the computerized matching system is reported to the Sociedad de Bolsas and published in the Boletín de Cotización and in the computer system by the next trading day.

Clearance and Settlement System
Until April 1, 2003, transactions carried out on the regional Spanish stock exchanges and the continuous market were cleared and settled through the Servicio de Compensación y Liquidación de Valores, S.A. (the “SCL”). Since April 1, 2003, the settlement and clearance of all trades on the Spanish stock exchanges, the Public Debt Market (Mercado de Deuda Pública), the AIAF Fixed Income Market (“Mercado AIAF de Renta Fija”) and Latibex — the Latin American stock — exchange denominated in euros, are made through the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (“Iberclear”), which was formed as a result of a merger between SCL and Central de Anotaciones del Mercado de Deuda Pública (CADE), which was managed by the Bank of Spain.
Book-Entry System
Ownership of shares listed on any Spanish stock exchange is required to be represented by entries in a register maintained by Iberclear, and transfers or changes in ownership are effected by entries in such register. The securities register system is structured in two levels: the central registry managed by Iberclear which keeps the securities balances of the participants, and a detailed registry managed by the participants where securities are listed by holder’s name.
Securities Market Legislation
The Spanish Securities Markets Act, which came into effect in 1989, among other things:
•	established an independent regulatory authority, the CNMV, to supervise the securities markets;

•	established a framework for the regulation of trading practices, tender offers and insider trading;

•	required stock exchange members to be corporate entities;

•	required companies listed on a Spanish stock exchange to file annual audited financial statements and to make public quarterly financial information;

•	established a framework for integrating quotations on the four Spanish stock exchanges by computer;

•	exempted the sale of securities from transfer and value added taxes;

•	deregulated brokerage commissions as of 1992; and

•	provided for transfer of shares by book-entry or by delivery of evidence of title.
The Securities Markets Act was amended by Law 37/1998, which implemented two European Union directives into Spanish law. The first is Directive 93/22/CE, relating to investment services within securities, later amended by Directive 95/26/CE of European Parliament and Council. The second is Directive 97/9/CE of European Parliament and Council, relating to indemnity systems.
Law 37/1998 introduced some innovations to the Securities Markets Act. The first was the recognition that both Spanish and other European Union Member State companies authorized to provide investment services have full access to the official secondary markets, with full capacity to operate, thereby enabling the direct admission of banking entities into the stock exchange area. The second innovation was that the scope of the Securities Markets Act was enlarged to include a list of financial instruments, such as financial exchange contracts, or installment financial contracts, which expanded the category of securities.
The Securities Markets Act has been further amended by Law 44/2002 (November 22, 2002) on reform measures of the financial system, which introduced certain modifications to the laws governing financial markets and corporations, generally, including:
•
provisions regarding market transparency such as: requiring listed companies to establish an audit committee, redefining the reporting requirements for relevant events, rules relating to the treatment of confidential and insider information and related party transactions, and prevention of manipulative and fraudulent practices with respect to market prices;

•	the establishment of Iberclear; and

•	the authorization to the Minister of Economy to regulate the financial services electronic contracts.

On July 17, 2003, the Securities Market law was amended by Law 26/2003 in order to reinforce the transparency of listed companies. It introduced:
•
information and transparency obligations including detailed requirements of the contents of the corporate website of listed companies and the obligation to file with the CNMV an annual corporate governance report; and

•	the obligation to implement a series of corporate governance rules including, among others, regulations regarding the boards of directors and the general shareholders’ meeting.
On March 11, 2005 Royal Decree Law 5/2005 was approved, modifying the Securities Market Law in order to implement the Directive 2003/71/EC of the European Parliament and of the Council on the prospectus to be published when securities are offered to the public or admitted to trading. The Directive: (i) harmonizes the requirements for the process of approval of the prospectuses in order to grant to the issuer a single passport for such document, valid throughout the European Union; (ii) it incorporates the application of the country of origin principle.
On April 22, 2005, the Securities Market Law was amended by Law 5/2005 on supervision of financial conglomerates in order to make the sectoral rules applicable to investment firms more consistent with other sectoral rules applicable to other groups with similar financial activities, such as credit institutions and insurance undertakings.
On November 14, 2005 the Securities Market Law was further amended by Law 19/2005, which refers to the European public limited-liability companies with registered offices in Spain and, on November 24, 2005, by Law 25/2005, of November 24, 2005, which regulates the capital risk entities (see “Item 4. Information on the Company—B. Business Overview—Recent Legislation).
Royal Decree 1310/2005 (November 4) partially developed the Securities Market Law 24/1988, in relation to the admission to trading of securities in the official secondary markets, the sale or subscription public offers and the prospectus required to those effects (see “Item 4. Information on the Company—B. Business Overview—Recent Legislation).
Royal Decree 1333/2005 (November 11), which developed the Securities Market Law 24/1988, in relation to market abuse (see “Item 4. Information on the Company—B. Business Overview—Recent Legislation).
Law 12/2006 (May 16) amended the Securities Market Law by (i) introducing a new article relating to notifications to the CNMV of transactions that might constitute insider dealing or market manipulation, (ii) completing the regulation of Bolsas y Mercados Españoles, and (iii) clarifying the regulation of significant participations on the entities which manage the clearing and settlement of securities and the Spanish secondary markets. (see “Item 4. Information on the Company—B. Business Overview—Recent Legislation”).
Law 36/2006 (November 30), relating to measures to prevent the tax fraude, among others, amends article 108 of the Securities Market Law.
Law 6/2007 (April 12) amends the Securities Market Law, in order to modify the rules for takeover bids and for issuers transparency. This Law will enter into effect on August 13, 2007, is intended to partially transpose into the Spanish legal system Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004 on takeover bids and Directive 2004/109/EC of the European Parliament and of the Council of 15 December 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market and amending Directive 2001/34/EC. With regard to a brief description of the provisions of Law 6/2007 as regards the rules applicable to takeover bids see “Item 10. Additional Information —B. Memorandum and Articles of Association — Tender Offers”.
Law 6/2007 (i) introduces several changes to the periodical financial information, annual, biannual, quarterly, to be published by issuers of listed securities; and (ii) introduces new developments to the system which establishes the duty to notify significant stakes, such as:

•
anyone with a right to acquire, transfer or exercise voting rights granted by the shares, regardless of the actual ownership of the shares; and anyone owing, acquiring or transferring other securities or financial instruments which grant a right to acquire shares with voting rights, will also have to notify the holding of a significant stake in accordance with the developing regulations;

•
Directors of listed companies, in addition to notifying any transaction concerning the shares or other securities or financial instruments of the issuer which are linked to these shares, will have to inform the CNMV of their stake upon appointment or resignation; and

•	Listed companies will be required to notify transactions concerning their treasury shares in certain cases, which will be established in the developing regulations.
Trading by Santander’s Subsidiaries in the Shares
Some of our subsidiaries, in accordance with customary practice in Spain, and as permitted under Spanish law, have regularly purchased and sold our shares both for their own account and for the accounts of customers. Our subsidiaries have intervened in the market for our shares primarily in connection with customer transactions and, occasionally, in connection with transactions by non-customers that are undertaken for commercial purposes or to supply liquidity to the market when it is reasonable to do so. Such trading activity also has provided a mechanism for accumulating shares that were used to meet conversions into our shares of bonds issued by us and other affiliated companies and to make offerings of shares. We expect that our subsidiaries may continue to purchase and sell our shares from time to time.
Our trading activities in our shares are limited to those set forth above. No affiliated company acts as a “market maker” as that term is understood in the United States securities markets. The continuous market is driven by orders, which are matched by the market’s computer system according to price and time entered. Santander and Banesto’s broker subsidiaries, Santander Investment Bolsa, S.V., S.A., and Banesto Bolsa, S.A., S.V.B., and the other brokers authorized to trade on the continuous market (“Member Firms”) are not required to and do not serve as market makers maintaining independently established bid and ask prices. Rather, Member Firms place orders for their customers, or for their own account, into the market’s computer system. If an adequate counterparty order is not available on the continuous market at that time, the Member Firm may solicit counterparty orders from among its own clients and/or may accommodate the client by filling the client’s order as principal.
Under the Companies Law of Spain, a company and its subsidiaries are prohibited from purchasing shares of the company in the primary market. However, purchase of the shares is permitted in the secondary market provided that: (1) the aggregate of such purchases (referred to as “treasury stock” or “autocartera”) and the shares previously held by the company and its subsidiaries does not exceed 5% of the total capital stock of the company, (2) the purchases are authorized at a meeting of the shareholders of the acquiring company and, if the acquisition relates to shares in the parent company, the acquiring company’s parent, and (3) the acquiring company and its parent, if any, may create reserves equal to the book value of the treasury stock included in its assets.
The law requires that the CNMV be notified each time the acquisitions of treasury stock made since the last notification reaches 1% of the outstanding capital stock, regardless of any other preceding sales. The Companies Law establishes, in relation to the treasury stock shares (held by us and our affiliates), that the exercise of the right to vote and other non-financial rights attached to them shall be suspended. Financial rights arising from treasury stock held directly by us, with the exception of the right to allotment of new bonus shares, shall be attributed proportionately to the rest of the shares.
The portion of trading volume in the shares represented by purchases by our subsidiaries has varied widely from day to day and from month to month and may be expected to do so in the future. In 2006, 17.1% of the volume traded of the shares was effected not as a principal by Santander Investment Bolsa, S.V., S.A. and 3.9% was effected not as a principal by Banesto Bolsa, S.A., S.V.B. The portion of trading volume in the shares allocable to purchases and sales as principal by our companies was approximately 5.9% in the same period. The monthly average percentage of outstanding shares held by our subsidiaries ranged from 0.05% to 0.36% in 2006. Our subsidiaries held 7,478,837 of our shares (0.120% of our total capital stock) at December 31, 2006.
D. Selling shareholders
Not Applicable.
E. Dilution
Not Applicable.

F. Expense of the issue
Not Applicable.
Item 10. Additional Information
A. Share capital
Not Applicable.
B. Memorandum and articles of association
The following summary of the material terms of our By-laws is not meant to be complete and is qualified in its entirety by reference to our By-laws. Because this is a summary, it does not contain all the information that may be important to you. You should read our By-laws carefully before you decide to invest. Copies of our By-laws are incorporated by reference.
At our last Shareholders’ Meeting, which was held on June 23, 2007, our shareholders approved a number of proposals, including amendments to articles 1, 28, 36, 37 and 40 of our By-laws. As of the date of this report, such amendments are pending registration in the office of the Mercantile Registry of Santander.
For more information on the resolutions adopted by the Shareholder’s Meeting held on June 23, 2007, see our Form 6-K filed with the Securities and Exchange Commission on June 26, 2007.
General
As of December 31, 2006, the Bank’s share capital was €3,127,148,289.50, represented by a single class of 6,254,296,579 book-entry Santander shares with a nominal value of €0.50 each. Since that date, our share capital has not changed. All of our shares are fully paid and non-assessable. Spanish law requires that bank-listed equity securities be issued in book-entry form only.
Register
Santander is registered with the Commercial Registry of Santander (Finance Section). The Bank is also recorded in the Special Registry of Banks and Bankers with registration number 0049, and its fiscal identification number is A-39000013.
Corporate Object and Purpose
Article 12 of our By-laws states that the corporate objective and purpose of Santander consist of carrying-out all types of activities, operations and services specific to the banking business in general and which are permitted under current legislation and the acquisition, holding and disposal of all types of securities.
Certain Provisions Regarding Shareholder Rights
As of the date of the filing of this report, Santander’s capital is comprised of only one class of shares, all of which are ordinary shares and have the same rights.
Our By-laws do not contain any provisions relating to sinking funds.
Our By-laws do not specify what actions or quorums are required to change the rights of holders of our stock. Under Spanish law, the rights of holders of stock may only be changed by an amendment to the by-laws of the company that complies with the requirements explained below under “—Meetings and Voting Rights.”

Meetings and Voting Rights
We hold our annual general shareholders’ meeting during the first six months of each fiscal year on a date fixed by the Board of Directors. Extraordinary meetings may be called from time to time by the Board of Directors whenever the Board considers it advisable in corporate interests, and whenever so requested by stockholders representing at least 5% of the outstanding share capital of Santander. Notices of all meetings are published, at least one month prior to the date set for the meeting, in the Official Gazette of the Mercantile Register and in one of the local newspapers having the largest circulation in the province where the registered office of Santander is located. In addition, under Spanish law, the agenda of the meeting must be sent to the CNMV and the Spanish Stock Exchanges and published on the company’s website. Our last ordinary general meeting of shareholders was held on June 23, 2007 and our last extraordinary general meeting of shareholders was held on October 23, 2006. A new extraordinary general meeting of shareholders has been convened to be held on July 26 and 27, 2007, on first and second call, respectively.
Each Santander share entitles the holder to one vote. Registered holders of any number of shares who are current in the payment of capital calls will be entitled to attend shareholders’ meetings. Our By-laws do not contain provisions regarding cumulative voting.
Any Santander share may be voted by proxy. Subject to the limitations imposed by Spanish law, proxies may be given to any individual or legal person, must be in writing or by remote means of communication and are valid only for a single meeting.
In accordance with the Rules and Regulations for the General Shareholders’ Meeting and in the manner established by such Rules and Regulations, the Group’s website includes from the date when the call of the General Shareholders’ Meeting is published, the text of all resolutions proposed by the Board of Directors with respect the agenda items and the details regarding the manner and procedures for shareholders to follow to confer representation on any individual or legal entity. The manner and procedures for electronic delegation and voting via the Internet are also indicated.
At both General Shareholders’ Meetings held in 2004 (the Annual General Meeting of June 19, 2004 and the Extraordinary General Meeting of October 21, 2004) our shareholders could exercise their voting and representation rights prior to the meetings by electronic means (via the Internet). In addition, at the Extraordinary General Shareholders’ Meeting of October 21, 2004, our shareholders could vote by mail and in the Annual General Meetings held on June 18, 2005, June 17, 2006 and June  23, 2007, and in the Extraordinary General Shareholders’ Meeting of October 23, 2006 our shareholders, besides exercising their voting and representation rights prior to the meeting by mail or via the Internet, were able to attend (besides attending and voting in person) via the Internet and were also able to vote in real time on the Internet on the resolutions considered at the meeting.
Only registered holders of Santander shares of record at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at such meeting. As a registered shareholder, the depositary will be entitled to vote the Santander shares underlying the Santander ADSs. The deposit agreement requires the depositary to accept voting instructions from holders of Santander ADSs and to execute such instructions to the extent permitted by law.
In general, resolutions passed by a general meeting are binding upon all shareholders. In certain circumstances, Spanish law gives dissenting or absent shareholders the right to have their Santander shares redeemed by us at prices determined in accordance with established formulae or criteria. Santander shares held by the Bank or its affiliates are counted for purposes of determining quorums but may not be voted by the Bank or by its affiliates.
Resolutions at general meetings are passed provided that, regarding the voting capital present or represented at the meeting, the number of votes in favor is higher than the number of votes against or in blank and abstentions.
In accordance with Spanish law, a quorum on first call for a duly constituted ordinary or extraordinary general meeting of shareholders requires the presence in person or by proxy of shareholders representing 25% of our subscribed voting capital. On second call there is no quorum requirement. Notwithstanding the above, a quorum of 50% of our subscribed voting capital is required on the first call to approve any of the following actions:
(i)	issuance of bonds;

(ii)	increase or reduction of share capital;

(iii)	transformation of Santander (change in corporate nature);

(iv)	merger, split or spin-off;

(v)	any other amendment of our By-laws; and

(vi)	dissolution.

A quorum of 25% of the subscribed voting capital is required to vote on such actions on the second call. A two-third majority of our present or represented voting capital is required to approve all of the above listed actions when the shareholders’ meeting is held on second call and less than 50% of our subscribed voting capital is present.
For purposes of determining the quorum, those shareholders who vote by mail or through the Internet are counted as being present at the meeting, as provided by the Rules and Regulations of the Bank’s General Shareholders’ Meetings.
Changes in Capital
Any increase or reduction in share capital must be approved at the general meeting in accordance with the procedures explained above in the section entitled “Meetings and Voting Rights”.
Dividends
We normally pay a yearly dividend in advance in quarterly installments in August, November, February (of the following year) and generally in May (of the following year). We and our domestic banking subsidiaries are subject to certain restrictions on dividend payments, as prescribed by the Ministry of Economy and the Bank of Spain. See “Item 4. Information on the Company—B. Business Overview—Supervision and Regulation—Restrictions on Dividends”.
Our By-laws establish that any available profits shall be distributed in the following order: first, the legally required amounts are placed into the compulsory reserves. Next, our Board of Directors will assign such amounts it considers appropriate to voluntary reserves and “fondos de previsión” (general allowances). After separating the amount which should be carried forward, if the Board deems it advisable, the remaining amount will be divided equally amongst our shareholders under the limitations imposed by Spanish law.
Our By-laws also dictate that non-voting shares shall receive a minimum annual dividend of 5% of the capital paid out in respect of each such share in accordance with the Company’s law.
The amount, time and form of payment of the dividends, to be distributed amongst the shareholders in proportion to their paid-in capital will be established by resolutions adopted at the general meeting. The Board of Directors is entitled to distribute sums on account of future dividends; said distributions must be eventually approved by the general meeting.
A shareholder’s dividend entitlement lapses five (5) years after the dividend payment date.
Preemptive Rights
In the event of a capital increase each shareholder has a preferential right by operation of law to subscribe for shares in proportion to its shareholding in each new issue of Santander shares. The same right is vested on shareholders upon the issuance of convertible debt. Holders of convertible debt also have preemptive rights. However, preemptive rights may be excluded under certain circumstances by specific approval at the shareholders’ meeting preemptive rights are deemed excluded by operation of law in the relevant capital increase when the shareholders approve:
•	capital increases following conversion of convertible bonds into Santander shares; or

•	capital increases due to the absorption of another company or of part of the spun-off assets of another company, when the new shares are issued in exchange for the new assets received.
If capital is increased by the issuance of new shares in return for capital from certain reserves, the resulting new Santander shares will be distributed pro rata to existing shareholders.
Redemption
Our By-laws do not contain any provisions relating to redemption of shares. Nevertheless, pursuant to Spanish law, redemption rights may be created at a duly held general shareholders’ meeting. Such meeting will establish the specific terms of any redemption rights created.

Registration and Transfers
The Santander shares are in book-entry form. We maintain a registry of shareholders. We do not recognize, at any given time, more than one person as the person entitled to vote each share in the shareholders meeting.
Under Spanish law and regulations, transfers of shares quoted on a stock exchange are normally made through a “Sociedad o Agencia de Valores”, credit entities and investment services companies, that are members of the Spanish stock exchange.
Transfers executed through stock exchange systems are implemented pursuant to the stock exchange clearing and settlement procedures of Iberclear. Transfers executed “over the counter” are implemented pursuant to the general legal regime for book entry transfer, including registration by Iberclear.
Liquidation Rights
Upon a liquidation of Santander, our shareholders would be entitled to receive pro rata any assets remaining after the payment of our debts, taxes and expenses of the liquidation. Holders of non-voting shares, if any, are entitled to receive reimbursement of the amount paid before any amount is distributed to the holders of voting shares.
Change of Control
Our By-laws do not contain any provisions that would have an effect of delaying, deferring or preventing a change in control of the company and that would operate only with respect to a merger, acquisition or corporate restructuring involving Santander or any of our subsidiaries. Nonetheless, certain aspects of Spanish law described in the following section may delay, defer or prevent a change of control of the Bank or any of our subsidiaries in the event of a merger, acquisition or corporate restructuring.
Legal Restrictions on Acquisitions of Shares in Spanish Banks
Certain provisions of Spanish law require notice to the Bank of Spain prior to the acquisition by any individual or corporation of a substantial number of shares of a Spanish bank.
Any individual or corporation that wishes to acquire, directly or indirectly, a significant participation (participación significativa) in a Spanish bank must give advance notice to the Bank of Spain describing the size of such participation, its terms and conditions, and the anticipated closing date of the acquisition. “Significant participation” is defined as 5% of the outstanding share capital or voting rights of the bank or any lesser participation that gives the acquirer effective influence or control over the target bank.
In addition, advance notice must be given to the Bank of Spain of any increase, direct or indirect, in any significant participation at each of the following levels of ownership: 10%; 15%; 20%; 25%; 33%; 40%; 50%; 66% and 75%. Notice to the Bank of Spain is also required from anyone who, as a result of the contemplated acquisition, may attain sufficient power to control the credit entity.
Any acquisition mentioned in the preceding sentence to which the required notice was not given or even if given, a three month period after receipt of notice has not yet elapsed, or that is opposed by the Bank of Spain will have the following effects: (1) the acquired shares will have no voting rights, (2) the Bank of Spain may seize control of the bank or replace its board of directors, and (3) a fine may be levied on the acquirer.
The Bank of Spain has three months after the receipt of notice to object to a proposed transaction. Such objection may be based on finding the acquirer unsuitable on the basis, inter alia, of its commercial or professional reputation, its solvency or the transparency of its corporate structure. If three months elapse without any word from the Bank of Spain, its authorization is deemed granted. However, absent objection by the Bank of Spain, it may set forth a different maximum period for closing the proposed transaction.
Any individual or institution that plans to sell its significant participation, or reduce it to one of the above-mentioned levels of ownership, or because of any sale will lose control of the entity, must provide advance notice to the Bank of Spain indicating the amount of the transaction and its anticipated closing date. Failure to comply with these requirements may subject the offending party to penalties.
Credit entities must notify the Bank of Spain as soon as they become aware of any acquisition or transfer of significant shares of its stock capital that exceeds the above-mentioned percentages. In addition, credit entities are required to provide periodic reports to the Bank of Spain describing the composition of and significant alterations to the ownership of the capital stock of the credit entity. This information must also provide the level of ownership, regardless of the amount, of any other financial entities in the capital stock of the credit entity.

If the Bank of Spain determines at any time that the influence of a person who owns a significant participation of a bank may adversely affect that bank’s financial situation, it may request that the Ministry of Economy and Finance: (1) suspend the voting rights of such person’s shares for a period not exceeding 3 years; (2) seize control of the bank or replace its board of directors; or (3) revoke the bank’s license. A fine may also be levied on the relevant person.
The Bank of Spain also requires each bank to publish a list, dated on the last day of each quarter and during April, July, October and January of all its shareholders that are financial institutions and all other shareholders that own at least 0.25% of the bank’s total equity. Furthermore, banks are required to inform the Bank of Spain as soon as they become aware, and in any case not later than in 15 days after, of each acquisition by a person or a group of at least 1% of such a bank’s total equity.
Tender Offers
Royal Decree 432/2003 of April 11, 2003 (“RD 432/2003”) modified previous regulations on tender offers set forth by Royal Decree 1197/1991 of July 26, 1991 (“RD 1197/1991”) reinforcing the protection of minority shareholders and introducing certain changes intended to make the tender offer regime more flexible.
RD 432/2003 introduced additional scenarios which impose the mandatory launching of a tender offer. A person or entity must first launch a tender offer if it proposes to acquire a significant shareholding (25% or more) in the voting stock of the target company’s shares (or certain other equivalent securities that may directly or indirectly give the right to subscribe for shares) of a publicly-traded Spanish company. The tender offer must be for shares representing, at least, 10% and up to 100% of the target’s company capital, contingent on the final percentage of the capital of such target company to be acquired (basically, 25% or more or 50% or more). Also, the launching of a tender offer is mandatory for the acquisition of shares representing 6% or more of the capital of the target company during any twelve-month period when the offeror holds a stake between 25% and 50% of the target’s company capital.
Tender offers are mandatory also, even without reaching the stake thresholds mentioned above, if such person or entity intends to appoint more than one third but less than half plus one of the target company’s board or more than half of the directors of the target company’s board.
These additional cases also require the mandatory launching of a tender offer if, within two years from the date of the acquisition, the offeror nominates and appoints more than one third but less than half plus one of the target company’s board or more than one half of the target company’s board.
RD 432/2003 modifies the exceptions to the mandatory launching of a tender offer; it allows for conditional tender offers upon certain requirements being met and it substantially modifies the regime of competing tender offers.
Law 6/2007, of April 12, which amends the Securities Market Law, will modify the rules for takeover bids. This Law, which will enter into effect on August 13, 2007, is intended to partially transpose into the Spanish legal system Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004 on takeover bids.
The new rules replace the traditional system where launching a takeover bid was compulsory prior to acquiring a significant shareholding in the target company and partial bids were permitted for a regime where takeover bids must be made for all the share capital after obtaining the control of a listed company (i.e. 30% of the voting rights or appointment of more than one-half of the members of the company’s board of directors) whether such control is obtained by means of an acquisition of securities or an agreement with other holders of securities.
The above does not prevent parties from making voluntary bids for a number that is less than the totality of securities in a listed company.
The reduction in the threshold to make a mandatory takeover bid for all the share capital from the current 50% to the 30% set out in the Law 6/2007 gives rise to issues of transitional application, particularly, in the case of shareholders who own over 30% but under 50% of the share capital of the listed company.

Reporting Requirements
The acquisitions or transfers of shares of any company listed on a Spanish Stock Exchange where, following the transaction, the acquiror’s ownership participation reaches 5% or any multiple of 5% of the capital stock of such company, or the seller’s participation is reduced from one of the above mentioned levels of ownership, must be reported, within 7 business days after such acquisition or transfer. The reporting must be made to the company that issued the traded shares, to the Governing Companies (Sociedades Rectoras) of the Spanish stock exchanges on which such company is listed, and to the CNMV. This threshold percentage will be 1%, or any multiple of 1%, whenever the acquirer, or the person who acts on his/her behalf, is a resident of a tax haven as defined in accordance with Royal Decree 1080/1991, or of a country or territory where there is no authority entrusted with the supervision of the securities markets, or when the designated authority declines to exchange information with the CNMV. The Minister of Finance is required to specify countries and territories in such cases, as proposed by the CNMV.
In addition, any company listed on a Spanish stock exchange must report any acquisition by such company (or a subsidiary) of the company’s own shares if the acquisition, together with any acquisitions since the date of the last report, causes the company’s ownership of its own shares to exceed 1% of its capital stock. See “Item 9. The Offer and Listing—C. Markets—Trading by Santander’s Subsidiaries in the Shares.”
The directors of any company listed on a Spanish stock exchange must report to the CNMV to the Governing Companies (Sociedades Rectoras) of the Stock Exchanges on which the company is listed, and to the company itself, the amount of shares or option rights over the company’s shares that they hold at the time of their appointment (or, if applicable, report that they own no shares or options) directly or through companies they control or any other intermediary, regardless of the amount, and must report all acquisitions or transmissions of shares in the company, regardless of the amount that they carry out by themselves or by means of either the companies they control or an intermediary. The directors must also report the acquisition or transfer of option rights over the company’s shares.
In addition, managers of any listed company must report to the CNMV the acquisition of shares and option rights over shares as a result of a compensation plan related to the shares’ price. Any change of the aforesaid plans must be also reported.
Law 6/2007 of April 12, which amends the Securities Markets Law will modify the above-mentioned reporting requirements. This law, which will enter into affect on August 13, 2007, is intended to partially transpose into the Spanish Legal system Directive 2004/109/CE of the European Parliament and of the Council of December 15, 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market and amending Directive 2001/34/EC.
Although most of the modifications to the reporting requirements regime described above are dependent on the approval of regulations developing Law 6/2007 (relevant reporting thresholds, etc) which are still pending, it is worth mentioning that Law 6/2007 derogates the need to notify acquisitions and disposals to the Governing Companies (Sociedades Rectoras) of the Spanish stock exchanges.
Board of Directors
Our Board of Directors may be made up of a minimum of 14 and a maximum of 22 members, appointed by the general meeting of shareholders.
Members of the Board of Directors are elected for an initial term of five years but can be re-elected. One fifth of the members of the Board are elected each year. The term for Directors designated by co-opting and ratified by the subsequent Shareholders’ Meeting will be the same as that of the Directors they are replacing.
A Director could serve for a term shorter than the one for which he or she has been initially elected if the shareholders acting at a duly called General Meeting decide that that Director be replaced before completing his or her term.
Although there is no provision in Spanish law regarding the composition of a board of directors, the Rules and Regulations of the Board provide that in exercising its powers to make proposals at the General Shareholders’ Meeting and to designate Directors by interim appointment to fill vacancies, the Board shall endeavor to ensure that the external or non-executive Directors represent a wide majority over the executive Directors an that in all events, the Board of Directors shall endeavor the number of independent Directors to represent at least one-third of all Directors.
These independence standards may not necessarily be consistent with, or as stringent as, the director independence standards established by the NYSE. See “Item 6. Directors, Senior Management and Employees—C. Board practices—Independence of the Directors on the Board of Directors”. The Bank currently complies with this requirement.
Certain Powers of the Board of Directors
The actions of the members of the Board are limited by Spanish law and certain general provisions contained in our By-laws. For instance, Article 32 of our By-laws states that the Directors will be liable to Santander, to our shareholders and to our corporate creditors for any damages that they may cause by acts or omissions which are contrary to law or to the By-laws or by acts or omissions contrary to the duties inherent in the exercise of their office.

A Director’s power to vote on a proposal, arrangement or contract in which such Director is materially interested is not regulated by our By-laws. Conflicts of interest are regulated by Article 30 of the Rules and Regulations of the Board. Under Article 30, a Director is obliged to inform the Board of any direct or indirect conflict of interest which may exist with the Bank. If such a conflict relates to a particular transaction, then the Director (i) may not undertake the transaction without the Board’s authorization (such authorization can only be granted following a report of the Appointments and Remuneration Committee); and (ii) the Director may not take part in the discussion or voting regarding the transaction to which the conflict relates.
Our By-laws provide that the Directors may, by resolution of the Board, direct the subscription, acquisition, purchase, exchange, pledge and sale of public securities, shares, debentures, bonds and warrants. The Board is empowered to exercise borrowing powers without restriction as to limit or otherwise on behalf of the Bank, subject only to the power to authorize the issue of bonds, which is vested in the shareholders.
The Board of Directors may pass resolutions in order to establish the amount of each payment of any capital call with respect to partially paid-in shares. The Board will also establish the period within which the payments must be made and other details, all of which must be published in the “Boletín Oficial del Registro Mercantil” (the Official Gazette of the Mercantile Register). Any delays in the payment of capital calls will bear interest starting from the day when the payment is due and without the need for any judicial or extra-judicial summons. We will also be able to take any action authorized by law to collect such sums.
Our By-laws provide that the members of the Board of Directors and of the Executive Committee of the Bank (Comisión Ejecutiva) shall receive as a joint participation in the Bank’s annual results for performing their duties an aggregate amount equal to 1% of the Bank’s annual results, provided, however, that the Board may resolve that such percentage be reduced in those years in which the Board deems it justified. In addition, the Board shall distribute the resulting payment among the participants in such manner and amount as may be resolved annually by the Board with respect to each of them.
In order to set the specific amount corresponding to such participation, the percentage decided by the Board shall be applied to the year’s results.
In any event, before any payments in respect of the Directors’ participation can be made, the Bank must have made all allocations that have priority to such participation pursuant to applicable legislation.
Regardless of the foregoing, the members of the Board and of the Executive Committee are entitled to receive attendance fees, as well as such remuneration as may be applicable for the performance of their duties within the Bank other than their duties as a Director. These amounts are approved by the Board of Directors with the prior proposal from the Appointments and Remuneration Committee.
Directors may also receive compensation in the form of shares of the Bank or options over the shares, or other remuneration linked to share value following a resolution adopted by the shareholders at the General Shareholders’ Meeting (conducted in accordance with our By-laws and applicable Spanish legislation).
Article 28.3 of the Rules and Regulations of the Board of Directors states that only executive Directors can benefit from remuneration systems involving delivery of shares or rights on them.
Board of Directors Qualification
There are no mandatory retirement provisions due to age for Board members in our By-laws or in the regulations of our Board of Directors. These regulations contain provisions relating to the cessation of directorship for other reasons.
Subject to legal limitations, any person will be eligible to serve as a Director of Santander without having to be a shareholder of the Bank.
C. Material contracts
During the past two years, the Bank was not a party to any contract outside its ordinary course of business that was material to the Group as a whole, except as disclosed in “Item 4. Information on the Company—A. History and development of the company—Principal Capital Expenditures and Divestitures—Acquisitions, Dispositions, Reorganizations—Sovereign Bancorp, Inc. (“Sovereign”)” and in “Item 4. Information on the Company—A. History and development of the company—Principal Capital Expenditures and Divestitures—Acquisitions, Dispositions, Reorganizations—Recent Events—ABN AMRO Holding N.V. (“ABN AMRO”).”

D. Exchange controls
Restrictions on Foreign Investments
Under present regulations, foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation on the amount other than applicable taxes. See “—Taxation”. On July 4, 2003, Law 19/2003 was approved which updates Spanish exchange control and money laundering prevention provisions, by recognizing the principle of freedom of the movement of capital between Spanish residents and non residents. The law establishes procedures for the declaration of capital movements for purposes of administrative or statistical information and authorizes the Spanish Government to take measures which are justified on grounds of public policy or public security. It also provides the mechanism to take exceptional measures with regard to third countries if such measures have been approved by the European Union or by an international organization to which Spain is a party. The Spanish stock exchanges and securities markets are open to foreign investors. Royal Decree 664/1999, on Foreign Investments (April 23, 1999), established a new framework for the regulation of foreign investments in Spain which, on a general basis, will no longer require any prior consents or authorizations from authorities in Spain (without prejudice to specific regulations for several specific sectors, such as television, radio, mining, telecommunications, etc.). Royal Decree 664/1999 requires notification of all foreign investments in Spain and liquidations of such investments upon completion of such investments to the Investments Registry of the Ministry of Economy, strictly for administrative statistical and economical purposes. Only investments from “tax haven” countries (as they are defined in Royal Decree 1080/1991), shall require notice before and after performance of the investment, except that no prior notice shall be required for: (1) investments in securities or participations in collective investment schemes that are registered with the CNMV, and (2) investments that do not increase the foreign ownership of the capital stock of a Spanish company to over 50%. In specific instances, the Counsel of Ministers may agree to suspend, all or part of, Royal Decree 664/1999 following a proposal of the Minister of Economy, or, in some cases, a proposal by the head of the government department with authority for such matters and a report of the Foreign Investment Body. These specific instances include a determination that the investments, due to their nature, form or condition, affect activities, or may potentially affect activities relating to the exercise of public powers, national security or public health. Royal Decree 664/1999 is currently suspended for investments relating to national defense. Whenever Royal Decree 664/1999 is suspended, the affected investor must obtain prior administrative authorization in order to carry out the investment.
E. Taxation
The following is a discussion of the material Spanish and U.S. federal income tax consequences to you of the acquisition, ownership and disposition of the ADSs or shares.
The discussion of Spanish tax consequences below applies to you only if you are a non-resident of Spain and ownership of ADSs or shares is not effectively connected with a permanent establishment or fiscal base in Spain and only to U.S. residents entitled to the benefits of the Convention Between the United States and the Kingdom of Spain for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Treaty”).
You should consult your own tax adviser as to the particular tax consequences to you of owning the shares or ADSs including your eligibility for the benefits of any treaty between Spain and the country of your residence for the avoidance of double taxation, the applicability or effect of any special rules to which you may be subject, and the applicability and effect of state, local, foreign and other tax laws and possible changes in tax law.
Spanish tax considerations
The following is a summary of material Spanish tax matters and is not exhaustive of all the possible tax consequences to you of the acquisition, ownership and disposition of ADSs or shares. This discussion is based upon the tax laws of Spain and regulations thereunder, which are subject to change, possibly with retroactive effect.
Taxation of dividends
Under Spanish law, dividends paid by a Spanish resident company to a holder of ordinary shares or ADSs not residing in Spain for tax purposes and not operating through a permanent establishment in Spain are subject to Spanish Non-Resident Income Tax at a 18% rate since January 1, 2007. Prior to this date the rate was a 15% which is also the rate to which you may be entitled to under the Treaty.
In addition, according to Spanish Non Resident Income Tax Law, if you are resident in the European Union or at a country with which there is an effective exchange of information for tax purposes as defined in Spanish Law 36/2006 and do not operate in Spain through a permanent establishment, dividends up to 1,500 euros, considering all Spanish source dividends you may obtain in the calendar year, are exempt from Spanish taxation.
We will levy an initial withholding tax on the gross amount of dividends at an 18% tax rate, following the procedures set forth by the Order of April 13, 2000. However, under the Spanish-U.S. income tax treaty and subject to the fulfillment of certain requirements, you may be entitled to a reduced rate of 15%.

To benefit from the Spanish-U.S. income tax treaty reduced rate of 15%, you must provide our depositary, JP Morgan Chase, with a certificate from the United States Internal Revenue Service (the “IRS”) stating that to the knowledge of the IRS, you are a resident of United States within the meaning of the Spanish-U.S. income tax treaty. The IRS certificate is valid for a period of one year.
According to the Order of April 13, 2000, to get a direct application of the Spanish-U.S. income tax treaty-reduced rate of 15%, the certificate referred to above must be provided to our depositary before the tenth day following the end of the month in which the dividends were distributable by us. If you fail to timely provide us with the required documentation, you may obtain a refund of the 3% in excess withholding that would result from the Spanish tax authorities in accordance with the procedures below.
Spanish refund procedure
According to Spanish Regulations on Non-Resident Income Tax, approved by Royal Decree 1776/2004, dated July 30, 2004, as amended, a refund of the amount withheld in excess of the rate provided by the Spanish-U.S. income tax treaty can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, if you are a U.S. resident entitled to the benefits of the Spanish-U.S. income tax treaty, you are required to file all of the following:
•	a Spanish 210 Form;

•	the certificate referred to in the preceding section; and

•	evidence that Spanish non-resident income tax was withheld with respect to you.
The refund claim must be filed within four years of the date on which the withheld tax was collected by the Spanish tax authorities. You are urged to consult your own tax advisor regarding refund procedures and any U.S. tax implications of refund procedures.
Taxation of capital gains
Under Spanish law, any capital gains derived from securities issued by persons residing in Spain for tax purposes are considered to be Spanish source income and, therefore, are taxable in Spain. For Spanish tax purposes, income obtained by you if you are a U.S. resident from the sale of ADSs or shares will be treated as capital gains. As of January 1, 2007, Spanish non-resident income tax is currently levied at an 18% tax rate on capital gains obtained by persons not residing in Spain for tax purposes who are not entitled to the benefit of any applicable treaty for the avoidance of double taxation. Prior to January 1, 2007 the rate was 35%.
Notwithstanding the above, capital gains derived from the transfer of shares on an official Spanish secondary stock market by any holder who is a resident at a country that has entered into a treaty for the avoidance of double taxation with Spain containing an “exchange of information” clause will be exempt from taxation in Spain. In addition, under the Treaty, capital gains realized by you upon the disposition of ADSs or shares will not be taxed in Spain provided you have not held, directly or indirectly, 25% or more of our stock during the twelve months preceding the disposition of the stock. You are required to establish that you are entitled to this exemption by providing to the relevant Spanish tax authorities an IRS certificate of residence in the United States, together with the appropriate Spanish tax form, not later than 30 days after the capital gain was realized.
Spanish wealth tax
Individuals not residing in Spain who hold shares or ADSs located in Spain are subject to the Spanish wealth tax (Spanish Law 19/1991), which imposes a tax on property located in Spain on the last day of any year. The Spanish tax authorities may take the view that all shares of Spanish corporations and all ADSs representing such shares are located in Spain for Spanish tax purposes. If such a view were to prevail, non-residents of Spain who held shares or ADSs on the last day of any year would be subject to the Spanish wealth tax for such year at marginal rates varying between 0.2% and 2.5% of the average market value of such shares or ADSs during the last quarter of such year.
Spanish inheritance and gift taxes
Transfers of shares or ADSs upon death or by gift are subject to Spanish inheritance and gift taxes (Spanish Law 29/1987) if the transferee is a resident in Spain for tax purposes, or if the shares or ADSs are located in Spain at the time of gift or death, or the rights attached thereto could be exercised or have to be fulfilled in the Spanish territory, regardless of the residence of the beneficiary. In this regard, the Spanish tax authorities may determine that all shares of Spanish corporations and all ADSs representing such shares are located in Spain for Spanish tax purposes. The applicable tax rate, after applying all relevant factors, ranges between 0% and 81.6% for individuals.

Gifts granted to corporations non-resident in Spain are subject to Spanish Non-Resident Income Tax at an 18% tax rate on the fair market value of the shares as a capital gain. Prior to January 1, 2007 the rate was 35%. If the donee is a United States corporation, the exclusions available under the Treaty described in the section “—Taxation of capital gains” above will be applicable.
Expenses of transfer
Transfers of ADSs or shares will be exempt from any transfer tax or value-added tax. Additionally, no stamp tax will be levied on such transfers.
U.S. Tax Considerations
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of ADSs or shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire such securities. The summary applies only to U.S. Holders (as defined below) that hold ADSs or shares as capital assets for tax purposes and does not address special classes of holders, such as:
•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•	holders holding ADSs or shares as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	holders whose “functional currency” is not the U.S. dollar;

•	holders liable for alternative minimum tax;

•	tax exempt organizations;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	holders that own 10% or more of our voting shares; or

•	persons who acquired our ADSs or shares pursuant to the exercise of any employee stock option or otherwise as compensation.
The summary is based upon tax laws of the United States including the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which may affect the tax consequences described herein possibly with retroactive effect. In addition, the summary is based on the Treaty and is based in part on representations of the Depositary and assumes that each obligation provided for in or otherwise contemplated by the Deposit Agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs or shares are urged to consult their own tax advisers as to the U.S., Spanish or other tax consequences of the acquisition, ownership and disposition of ADSs or shares in their particular circumstances.
As used herein, a “U.S. Holder” is a beneficial owner of ADSs or shares that is, for U.S. federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
In general, for U.S. federal income tax purposes, U.S. Holders of ADSs will be treated as the holders of the underlying shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs.

The U.S. Treasury has expressed concerns that parties to whom ADSs are pre-released may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of ADSs. Such actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Spanish taxes and the availability of the reduced tax rate for dividends received by certain non-corporate holders, each described below, could be affected by actions taken by parties to whom the ADSs are pre-released.
Taxation of Distributions
Subject to the discussion of the passive foreign investment company rules below, to the extent paid out of our current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), distributions, including any Spanish withholding tax, made with respect to ADSs or shares (other than certain pro rata distributions of our capital stock or rights to subscribe for shares of our capital stock) will be includible in the income of a U.S. Holder as foreign source ordinary dividend income. Since we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, U.S. holders will generally be required to treat distributions as taxable dividends. Such dividends will not be eligible for the “dividends received deduction” generally allowed to corporations receiving dividends from domestic corporations under the Code. The amount of the distribution will equal the U.S. dollar value of the euros received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the Depositary), whether or not the Depositary or U.S. Holder in fact converts any euros received into U.S. dollars at that time. Any gains or losses resulting from the conversion of euros into U.S. dollars will be treated as ordinary income or loss, as the case may be, of the U.S. Holder and will be U.S. source.
Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, under current law, dividends paid to a non-corporate U.S. holder paid in taxable years beginning before January 1, 2011 will be taxed at a maximum rate of 15%. Non-corporate holders should consult their own tax advisers to determine the implications of the rules regarding this favorable rate in their particular circumstances. The amount of dividend will include any amounts withheld by us or our paying agent in respect of Spanish taxes.
Subject to certain generally applicable limitations that may vary depending upon your circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Spanish withholding taxes at the rate provided by the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Instead of claiming a credit, a U.S. Holder may, at its election, deduct such otherwise creditable Spanish taxes in computing taxable income, subject to generally applicable limitations under U.S. law.
A U.S. Holder must satisfy minimum holding period requirements in order to be eligible to claim a foreign tax credit for foreign taxes withheld on dividends. The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisers to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.
Sale and Other Disposition of ADSs or Shares
Subject to the discussion of the passive foreign investment company rules below, gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or shares will be subject to U.S. federal income tax as capital gain or loss (and will be long-term capital gain or loss if the U.S. Holder held the shares or ADSs for more than one year) in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or shares and the amount realized on the disposition. Gain or loss, if any, will be U.S. source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Long-term capital gain of a non-corporate U.S. holder is generally taxed at a preferential rate.
Passive Foreign Investment Company Rules
We believe that we are not a “passive foreign investment company” (“PFIC”), for U.S. federal income tax purposes for the taxable year 2006. However, since our PFIC status depends upon the composition of our income and assets and the market value of our assets (including, among others, less than 25 percent owned equity investments) from time to time, and based upon certain proposed Treasury Regulations that are not yet in effect but are generally proposed to become effective for taxable years after December 31, 1994, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are treated as a PFIC for any taxable year, gain recognized by a U.S. Holder on a sale or other disposition of ADSs or shares would be allocated ratably over the U.S. Holder’s holding period for the ADSs or shares. The amounts allocated to the taxable year of the sale or other exchange and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of ADSs or ordinary shares in excess of 125 percent of the average of the annual distributions on ADSs or ordinary shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available (including a mark to market election) to U.S. persons that may mitigate the adverse consequences resulting from PFIC status.
In addition, if we were to be treated as a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the 15% dividend rate discussed above with respect to dividends paid to non-corporate holders would not apply.
Information Reporting and Backup Withholding
Payment of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) you are a corporation or other exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.
F. Dividends and paying agents
Not Applicable.
G. Statement by experts
Not Applicable.
H. Documents on display
We are subject to the information requirements of the Exchange Act, except that as a foreign issuer, we are not subject to the proxy rules or the short-swing profit disclosure rules of the Exchange Act. In accordance with these statutory requirements, we file or furnish reports and other information with the SEC. Reports and other information filed or furnished by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s regional offices at 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005, on which our ADSs are listed. In addition, the SEC maintains a website that contains information filed electronically with the SEC, which can be accessed over the internet at http://www.sec.gov.
I. Subsidiary information
Not Applicable.

Item 11. Quantitative and Qualitative Disclosures About Market Risk
Introduction
Our risk management activities involve the integrated qualification and quantification of the different types of risk (credit risk, operational risk, reputational risk and market risk) which are assumed by our business units in their activities.
We have divided this section in the following seven parts:
•	Organization of Risk Management;

•	Global Risk Analysis Profile;

•	Credit Risk;

•	Operational Risk;

•	Reputational Risk;

•	Risk Training Activities; and

•	Market Risk.
Efficient risk management is vital for the creation of sustainable value by banks. This management should aim not at eliminating risk, as this is a fundamental part of the revenues of financial activity, but at efficient control, intermediation, and administration within the tolerance limits defined by the institution.
For us, quality management of risk is one of our hallmarks and a priority in our activity. Throughout its 150 years, Santander has combined prudence with use of advanced risk management techniques, which have been shown to be very efficient in the recurring and balanced generation of earnings and the creation of shareholder value.
The importance attached to the quality of risk has traditionally been, and continues to be, one of the hallmarks of our corporate culture and management style.
For these reasons, we fully identify with the New Basel Capital Accord (BIS II), as it sets out and regulates the most advanced practices of the banking industry.
The entry into force of BIS II will also enable us to reflect, once again, our strength in this sphere and our capacity to successfully apply the advanced internal risk models approach and their appropriate integration with our global management. Given the proximity of the new regulatory framework under BIS II in 2008, the year 2006 was characterized by measures focused on achieving approval of the Internal Rating Based (IRB) models. Of note were the technological developments supporting the BIS II processes and, particularly, the work on Internal Validation which, because of its novelty, required special emphasis. As a result, we will not only remain in a leadership position in risk management matters, but also the markets, under the framework of Pillar 3 of BIS II, will have at their disposal all the elements needed for best evaluating our risk management.
We are making the necessary investment in human and technological resources to satisfy the BIS II demanding requirements in a reasonable period, and are strongly committed to continuing to do this.
Our risk management is based on the following principles:
•	Autonomy in each business area. Matías R. Inciarte, the Group’s third Vice-Chairman and Chairman of the Risk Committee, reports directly to the Executive Committee and to the Board.

•
While maintaining the principle of autonomy in each business area, providing the necessary support for achieving the commercial goals, without eroding the quality of risk, by identifying business opportunities that create value. Consequently, the organizational structure is adapted to the commercial structure and business and risk managers work within such organization.

•	Executive capacity supported by knowledge and closeness to the customer, in parallel with the business manager, as well as collective decisions via the corresponding risks committees.

•	Help Senior Management define the philosophy and level of tolerance to risk on the basis of the business strategy.

•	Help Financial Management measure the risk of various activities, the risk-adjusted return and the creation of value in the Group’s businesses.

•	Global scope, without detriment to specialization by risk type and customer segment.

•	Collective decisions (including at the branch) which ensures different opinions and does not make results dependent on decisions by individuals.

•
Medium-low risk profiles as a target, emphasizing its low volatility or predictable nature, which entails a culture of consistency in a series of policies and procedures, among which are the following:

–	Special emphasis on monitoring of risks in order to have sufficient warning of possible problems.

–	Risk diversification limiting, in general, the Group’s relative exposure to the overall risk of customers in the credit system.

–	Avoid exposure to companies with ratings deemed to be below par, even when this would entail a risk premium proportionate to the level of internal rating.
We have been using a series of risk management techniques and tools for many years. Of note among them, given that we implemented them ahead of the effectiveness of BIS II, are:
•
Internal qualitative and quantitative ratings; with valuation of the different components which, by client and facility, enable the probabilities of failure to be estimated and then the inherent loss on the basis of historical data.

•	Economic capital, as the homogeneous metric of the risk assumed and the basis for measuring management.

•	Return on Risk Adjusted Capital (RORAC), for pricing operations (bottom up) and analysis of portfolios and units (top down).

•	Value at risk as an element of control and for setting the market risk limits of the different trading portfolios.

•	Stress testing to complement the analysis of market and credit risk, in order to assess the impact of alternative scenarios, including on provisions and capital.
Part 1. Organization of Risk Management
The Board and its Executive Committee and Risk Committee have the necessary knowledge and experience to carry out their tasks effectively, objectively and independently and to supervise execution of the general strategy. The senior management sets business plans, supervises daily decisions and ensures they are in line with the objectives and policies set by the Board.
The Risk Committee has the following functions:
•	Propose to the Board the risk policy for the Group, which must, in particular, identify:
–	The different types of risk (operational, technological, financial, legal and reputational, among others) facing the Bank, including contingent liabilities and other off-balance sheet risks;

–	The internal information and control systems used to control and manage these risks;

–	The level of risk considered acceptable; and

–	The measures envisaged to mitigate the impact of identified risks, in the event that they materialize.

•	Systematically review exposures with the main customers, economic sectors, geographic areas and types of risk.

•
To be familiar with and to authorize, in each case, the management tools, enhancement initiatives, progress of projects and any other relevant activity related to risk control, including the specific characteristics and behavior of the internal risk models as well as the results of the internal validation.

•	Assess and track the indications formulated by the supervisory bodies in the exercise of their functions.

•	Vouch that our actions are consistent with the previously decided risk tolerance level and delegate in other committees lower down the hierarchy or in executives powers to assume risks.

•	Resolve operations beyond the powers delegated to bodies immediately below, as well as the global limits of preclassification of economic groups or in relation to exposures by classes of risk.
The Committee deals with all types of risk: credit, market, operational, liquidity, reputational, etc.
Banesto, which is autonomously managed within Grupo Santander, manages its risks in coordination with the Group’s policies as set forth by the Executive Committee.

Sphere	Level in the hierarchy	Name
Centralised	Executive	Executive Committee
Risks Committee of the Board

	Risks Division	Risks Management Committee
Global Committee of General Directorate of Risks
Permanent Committee of Risks

	Areas and Departments	Risk Wholesale Banking Risk Committee
Company Banking Global Risk Committee
Standardised Global Risk Committee
Financial Global Risk Committee

Decentralised	Units Committee	Risks Committee in Banks of the Group/Countries
Risks Committee in Branches Abroad
Risks Committee in regional areas or in business units
Other committees
The collective bodies for risk matters are the Committees that have been assigned powers for taking decisions, controlling and monitoring risks. In order of seniority they are described in the table above.
Grupo Santander’s Risks Division reports directly to the third Vice Chairman and Chairman of the Board’s Risk Committee.
The risks function has a global reach and “multi-local” execution. It covers the different geographic areas where we operate.
This Division’s mission is always to maintain the quality of risk while providing agile, effective and efficient service to customers.
The Division is organized in two:
•	General Directorate of Risks; and

•	General Directorate of Internal Control and Integral Assessment of Risk.
The General Directorate of Risks (“GDR”) is responsible for the executive functions of credit and market risk management and it is adapted to the structure of business, by type of client as well as by activity and geographic area (global view/local view). The GDR is structured into three main functions which are replicated locally and globally:
•	Clients: study, analysis and monitoring of risks, from the standpoint of the various customer segments.

•	Control, Analysis and Consolidation: responsible for receiving, consolidating, controlling and analyzing all the information on risks from our various units.

•
Methodology, Processes and Infrastructure: responsible for defining the methodologies to be used by the Group, defining the needs, scope and implementation of the infrastructure needed to support the risks function and define and maintain policies for risk activity.

The Corporate Frameworks are the key element for replicating the global functions in each of the units. They are the core elements for communicating and transferring global practices as they reflect the criteria and policies for each of the areas and set our compliance standards for all local units.
This management model, proposed by the GDR and put into effect by the Corporate Frameworks, can be summed up as “Global policies-local execution”, i.e., global policies, procedures, criteria, methodologies and tools applied and executed locally and adapted to the features of each unit, taking maximum advantage of local experience and knowledge.
On this basis, the functions developed respectively by the GDR’s global areas and by units are the following:
On the one hand, the General Directorate of Risks:
–	Establishes, proposes and documents the risk policies and criteria, the global limits and decision-making processes and control.

–	Generates management frameworks, systems and tools.

–	Fosters and supports their implementation and ensures that they function effectively in all units.

–	Knows, assimilates and adapts the best practices inside and outside the Group.
On the other hand, the units:
–	Apply policies and decision-making systems to each market.

–	Adapt the organization and management framework to the Corporate Frameworks.

–	Contribute criticism and best practices, as well as local knowledge and proximity to customers.

–	Assume greater responsibilities in decision-making, control and risk management.

–	Define and document policies and lead projects in the local sphere.
The General Directorate of Internal Control and Integral Assessment of Risk has the responsibilities and functions of an independent unit which, in line with the New Basel Capital Accord (BIS II) and as the expert team in such accord, is responsible for controlling and evaluating risk, in all its dimensions, with the specific mission to guarantee the validation and monitoring of the internal risk models and calculate our capital, as well as comply with the requirements of Pillars 1, 2 and 3 of Basel II for the whole Group.
As the expert team in Basel II within the Group, this area gives priority to and specializes in the following basic functions:
•	Quantitative validation of the internal risk models, according to BIS II, and calculation of the internal parameters for economic-regulatory capital.

•
Qualitative reviewing of the rating systems, internal processes and treatment of data in order to evaluate their suitability and adjustment to the requirements of the internal models, in accordance with Basel II rules and the prevailing legislation.

•	Provide the Group’s units with methodological support for everything regarding Basel II.

•	Co-ordination, at Group level, of compliance with the requirements set by the regulatory bodies in risk matters. Monitoring and control of compliance to regulators’ recommendations.

•	Management of relations with Internal Auditing and the Auditor; pre-audits and monitoring compliance to recommendations of Internal Auditing in the risks areas.

•
Management of our global economic capital model, which besides serving the internal purposes of business and capital management, will act as the central plank for the Internal Capital Adequacy Assessment Process (ICAAP) within Pillar 2 of Basel II.

•
Measurement and control of our operational risk including establishing methodologies, defining and monitoring indicators and compliance with the regulations on management of this risk. Tracking and control of compliance to the regulators’ recommendations.

•
Management at the internal and external levels of global information on risks and on applying and validating internal models, including the production of indicators, scoreboards and reports for senior management, and management of external information (Pillar 3 of BIS II) for rating agencies, the Group’s Annual Report and other Spanish and international bodies and forums.

Both directorates report directly to the head of the Risks Division and the Group’s third Vice-Chairman, ensuring the functioning of the appropriate coordination mechanisms.
Part 2. Global Risk Analysis Profile
Our risk profile at December 31, 2006 for all our activities by types of risk and business units, measured in terms of economic capital, is shown below:

Credit risk’s share of total risk was slightly lower in 2006 than in 2005 but it continues to be the main source of the Group’s risk (52% of economic capital). The relative share of market risk, principally from the larger volume of equity stakes after the investment in Sovereign and the increased value of other stakes that offset the disposals, rose a little, while the rest of risks remained at around the same level in proportionate terms. The item “others” includes non-credit assets (premises and other items of the balance sheet).
The distribution of economic capital among the main business units reflects the diversification of our business. Latin America’s share (31%) was a little less than in 2005. In 2006 growth in lending in the region came particularly from retail segments, which consume less capital.
A comparison of the economic capital results with the available capital leads one to conclude that the Group is sufficiently capitalised to support the risk of its business with a level of confidence equivalent to an objective rating of AA.
Our economic capital global model, known as the Integral Framework of Risks (IFR), quantifies the consolidated risk profile by taking into account all the significant risks of activity, as well as the substantial diversification effect on a multinational and multi- business group like Santander. Our geographic diversification represents a benefit of 21% on consolidated economic capital and 19% the diversification among different types of risk.
Our risk-adjusted return (RORAC) in 2006 was 19.9% compared with an estimated cost of capital of 8.6%. All the main business units had a RORAC higher than the cost of capital.

We continue to use our economic capital model to assess the evolution of risk-adjusted return and the creation of value by our main business units.
In relation with the use of capital, the Financial Management team manages the economic capital throughout the Group, which involves analysing businesses in terms of return/risk, conducting strategic analysis of capital sufficiency, diversification models, etc.
Part 3. Credit risk
Credit risk is the possibility of financial loss stemming from the failure of our clients or counterparties to satisfy their obligations to us.
It accounts more than half (52%) of our risk. Therefore identifying, measuring and managing credit risk is vital in order to generate value on a sustained basis.
We have a series of credit risk policies for managing and controlling risk in order to maintain the tolerance level decided by the institution.
In order to better comply with these policies, various tools have been developed (information systems, rating and monitoring systems, measurement models, systems to manage recoveries, etc.) which enable risk to be treated more effectively on the basis of the type of customer.
Our credit risk management is also carried out from an integral perspective, taking into account the correlation with other risks and evaluating the risk-adjusted return of different exposures.
The table below sets out the global credit risk exposure in nominal amounts (except for derivatives and repos exposure, which is expressed in equivalent credit risk) at December 31, 2006.

Grupo Santander. Gross exposure to credit risk

			Sovereign fixed	Private fixed		Commitments	Derivatives
		Commitments	income	income	Outstanding	to	and			Change
	Outstanding	to	(excluding	(excluding	to credit	credit	Repos			over
	to customers	customers	trading)	trading)	entities	entities	(ECR)	Total	%	Dec. 05
SPAIN	257,464	57,053	10,253	5,263	12,622	948	14,907	358,510	48.1%	10.3%
Parent bank	155,136	39,368	2,228	1,681	7,742	476	9,657	216,288	29.0%	0.0%
Banesto	72,027	11,067	7,378	1,761	2,593	135	5,185	100,145	13.4%	24.5%
Others	30,302	6,618	647	1,821	2,287	337	65	42,077	5.6%	48.7%
REST OF EUROPE	231,470	11,579	772	1,093	4,170	1	13,325	262,410	35.2%	7.9%
Germany	15,547	1,668	0	41	284	0	5	17,545	2.4%	17.3%
Portugal	22,949	5,785	664	114	1,472	1	1,810	32,794	4.4%	-14.0%
UK	164,513	2,702	0	875	1,036	0	11,389	180,515	24.2%	1.3%
Others	28,462	1,425	108	62	1,378	0	121	31,556	4.2%	161.9%
LATIN AMERICA	61,542	21,027	13,890	2,128	12,555	763	5,124	117,029	15.7%	9.9%
Brazil	16,440	4,002	5,420	597	2,904	0	1,677	31,041	4.2%	14.1%
Chile	15,890	3,239	149	513	1,453	1	1,899	23,145	3.1%	-5.8%
Mexico	15,438	10,613	6,672	0	4,299	762	1,133	38,916	5.2%	16.2%
Puerto Rico	6,882	1,355	259	818	134	0	332	9,779	1.3%	-2.1%
Venezuela	3,171	1,283	794	199	2,915	0	0	8,362	1.1%	41.9%
Others	3,721	535	596	1	850	0	83	5,787	0.8%	8.2%
REST OF WORLD	3,774	319	217	1,116	2,315	0	54	7,795	1.0%	42.6%
TOTAL GROUP	554,250	89,978	25,132	9,601	31,661	1,712	33,409	745,744	100%	9.6%
% OF TOTAL	74.3%	12.1%	3.4%	1.3%	4.2%	0.2%	4.5%	100.0%
% change/dec 05	21.1%	17.6%	-56.4%	-46.9%	-20.2%	49.5%	13.8%	9.6%
Data at 31 December, 2006 in millions of euros. Derivatives and repos expressed in equivalent credit risk (ECR).
Doubtful loans are excluded.
Balances with customers exclude repos (EUR 30,388 million).
Balances with credit entities (excluding repos and trading) include EUR 11,165 million of deposits in central banks.
Spain accounts for 48% of our nominal exposure to credit risk, similar to 2005 and 10% higher in absolute terms. The strong rise in customer business in Spain (outstanding balance +31%) was offset by the fall in sovereign fixed income and in positions with credit entities.
Of note in the rest of Europe, which represents more than one third of exposure to credit risk, is the UK, via Abbey, which represents 24% of the exposure. Overall, Europe represents 83% of credit exposure. Latin America accounts for 16%, similar to 2005. The region’s investment-grade countries account for 61% and countries with lower ratings account for only 6%.
The following charts show the distribution of the credit exposure at December 31, 2006, adjusted in terms of exposure at default (EaD), after applying conversion factors to off-balance sheet exposures, according to the rating and the inherent loss of each of the main credit risk groupings: customers, fixed income (both public and private) and, lastly, the counterparty risk with credit institutions plus derivatives and repos.
The rating distribution in the portfolio of clients corresponds to a typical profile of commercial banking. Most of the ratings below BBB are the portfolios of SMEs, consumer loans, cards and part of the group’s mortgage portfolios. They have a high degree of granularity, lower proportional consumption of capital and levels of inherent loss comfortably covered by the spread on the operations.

3.1. Customer segmentation for credit risk management
The table below sets out the distribution by segments of the credit exposure to customers in terms of EaD. Approximately 82% of risk (excluding sovereign and counterparty risks) pertains to SMEs and individuals, underlining the predictability of our risk, inherent loss from customer exposure is 0.56%, or 0.48% of our total loan exposure, which can be considered a medium-to-low assumed risk profile.
Segmentation of credit risk exposure

	EaD	%	Average PD	Average LGD	EL
Sovereign	37,163	5.4%	1.10%	22.0%	0.24%
Counterparty	80,863	11.8%	0.22%	33.4%	0.07%

Public sector	4,434	0.6%	0.64%	20.6%	0.13%
Corporate	97,816	14.3%	0.76%	30.4%	0.23%
Companies	131,313	19.2%	2.33%	32.0%	0.75%
Mortgages	248,964	36.3%	0.80%	13.8%	0.11%
Consumer	72,975	10.7%	5.51%	34.9%	1.92%
Cards	10,605	1.5%	5.27%	43.0%	2.26%
Rest	982	0.1%	4.09%	61.8%	2.52%
Memo items customers	567,069	82.8%	1.84%	30.22%	0.56%

Total	685,115	100.0%	1.61%	30.0%	0.48%
Source: Integral Framework of Risks, December 2006 — millions of euros. Dobtful loans are excluded.
Note: EaD — Credit Exposure, Average PD — Average Probability of Default; Average LGD — Average Loss Given Default; EL — Expected Loss.
Our risk function is customer-focused. Customers are classified for risk management into two large groups or segments: firms under individualized management and standardized.

•
Firms under individualized management: those customers who have been assigned, explicitly or implicitly, a risk analyst (attached to a Company Analysis Unit, Corporate Banking Risks or Risks with Financial Institutions). This category includes the segments of corporate banking, financial institutions, sovereigns and part of retail banking companies.

•
Standardized: a customer who has not been assigned a risk analyst and whose actual or potential risk is less than €500,000. These customers include individuals, individual business persons and retail banking companies that are not under individualized management.

The Wholesale Banking and Companies Risks Area treats customers on a global basis (large corporates, multinational financial groups, sovereigns), as well as the segment of companies under individualized management.
There is a pre-classification model for large corporates (setting of a maximum internal risk limit), based on a system of measurement and monitoring of economic capital.
The Wholesale Banking and Companies Risks Area continues to strengthen the identification of business opportunities in order to improve business issues by setting common business-risk goals, in line with the strategy for supporting business areas.
For its part, the pre-classification model established for these segments, aimed at those companies which meet certain requirements (part of the global management model, high knowledge of the customer), confirmed its positive contribution to the improved efficiency of admission circuits and enabled customers’ needs to be met more quickly.
The Standardized Risks Area deals with retail clients (small companies, businesses and individuals). They are managed on a decentralized basis, following policies and measures that are designed centrally, and is supported by automatic systems for valuation and decision-making that produce effective risk management which is also efficient in terms of resources.
For these standardized risks, Credit Management Programmes (CMP) are used. They are a corporate standard for planning and monitoring the credit cycle (admission policies, monitoring and eventual recovery) of a business line and incorporate the expected results and specific measures to be executed for management of a line from the commercial and risks standpoint.
Valuation tools

	Management	Valuation tool	Analysis criterion
Sovereigns, Financial Institutions and Global Corporates	Centralised at Group	Rating	Automatic valuation + analyst adjustment
Local corporations	Centralised at entity	Rating	Automatic valuation + analyst adjustment
Private companies and institutions under individualised management	Decentralised	Rating	Automatic valuation + analyst adjustment
Micro companies and businesses	Decentralised	Scoring	Automatic valuation
Individuals	Decentralised	Scoring	Automatic valuation
3.2 Rating tools
Since 1993, we have been using our own models for assigning internal ratings, which aim to measure the degree of risk of a client or transaction. Each rating corresponds to a certain probability of default or non-payment, the result of the Bank’s past experience except for some low default portfolios. We have around 140 internal rating models for risk admission and monitoring.

Global rating tools are used for the segments of Sovereign risk, Financial Institutions and Global Wholesale Banking. Their management is centralized in the Group, both for determining their rating as well monitoring the risk. These tools provide a rating for each customer, which is a combination of the results of a quantitative or automatic model, a qualitative model or one of expert adjustment by an analyst, and a series of final adjustments:
•
The quantitative rating is based on the market price of credit derivatives, specifically credit default swaps, or on the financial statements for institutions that do not have a liquid price in these instruments.

•	There is then a review of the rating which has been automatically calculated by the analysts, producing a final rating.

•	Lastly, in the case of global wholesale banking the rating is adjusted when the customer belongs to a group from whom explicit support is received.
In the case of financial institutions and Global Wholesale Banking, ratings can be changed on the basis of the country where the transaction is conducted, so that there is a local rating and a cross-border rating for each customer.
With respect to companies and institutions under individualized management, our parent company has defined a single methodology for formulating a rating in each country, based on the same models as the previous ratings: quantitative or automatic (in this case, analyzing the credit performance of a selection of customers and the correlation with their financial statements), qualitative or review by the analyst, and final adjustments. Each unit contributes their own customer data, the financial statements of these customers, and examines the most statistically representative ratios. Once the specific rating for each country is created, its deployment is decentralized, and there are various groups of different analysts close to the customer.
In all cases, during the tracking phase, the ratings are regularly reviewed, at least once a year, and new financial information and the experience in the development of the banking relationship taken into account. The regularity of the reviews increases in the case of clients who reach certain levels in the automatic warning systems and in those classified as special watch. The rating tools are also reviewed so that their precision can be fine-tuned.
In the case of standardized risks, both for transactions with companies (micro firm, businesses) as well as individuals, different automatic systems (scoring models) are applied on the basis of the segment, product and channel.
These admission systems for new operations are complemented by behavior assessment models which are very predictive, on the basis of the available information in the Group on the behavior of clients in their banking relationship (balances maintained, movements, fulfilment of quotas, etc). The information from these scorings plays a key role in risk management. Of note is their use in pre-authorized commercial campaigns.

In 2006 a plan was formulated to set up three corporate centers to develop scoring tools in Madrid, London and Sao Paulo, which will serve the Group’s units and so ensure maximum implementation of homogeneous criteria.
Each of the yield curves of the following charts reflects the non-performing loans operations, as a percentage of oustanding balances, with individuals granted in Spain every year (“vintages”) until maturity. The observed patterns of evolution enables us to simulate future performances.

3.3 Master scale of ratings
In order to make the internal ratings of the various models — corporate, sovereign, financial institutions, etc. — comparable and to be able to make comparisons with the ratings of external rating agencies, the Group has a Master Ratings Scale.
The comparisons are established via the probability of default associated with each rating. These internally estimated probabilities are compared with the rates of default associated with external ratings, which are periodically published by rating agencies.
Master scale of ratings

Internal	Probability of	Standard &
Rating	default	Poor’s	Moody’s
9.3	0.017%	AAA	Aaa
9.2	0.018%	AA+	Aa1
9.0	0.022%	AA	Aa2
8.5	0.035%	AA-	Aa3
8.0	0.06%	A+	A1
7.5	0.09%	A	A2
7.0	0.14%	A-	A3
6.5	0.23%	BBB+	Baa1
6.0	0.36%	BBB	Baa2
5.5	0.57%	BBB-	Baa3
5.0	0.92%	BB+	Ba1
4.5	1.46%	BB	Ba2
4.0	2.33%	BB/BB-	Ba2/Ba3
3.5	3.71%	BB-/B+	Ba3/B1
3.0	5.92%	B+/B	B1/B2
2.5	9.44%	B	B2
2.0	15.05%	B-	B3
1.5	24.00%	CCC	Caa1
1.0	38.26%	CC/C	Caa1/Caa2

In order to be able to make accurate comparisons with the ratings of rating agencies, the definition of default used for internal measurements for the purposes of the master scale is not based on 90 days of non payment but on the entry into dispute, as this definition is closer to the concept of default used by external rating agencies. However, for the purposes of economic and regulatory capital (BIS II), the definition of default used internally is 90 days of non-payment.
3.4 Concept of inherent loss
As well as assessing the client, the analysis of transactions includes aspects such as the maturity, the type of product and the collaterals that exist, which helps to adjust the initial rating. As a result, not only is the probability of default (PD) taken into account, but also the exposure at default (EaD) and the loss given default (LGD).
By estimating these three factors, the inherent loss of each operation can be calculated. Its correct calculation is very important so that the price adequately reflects the resulting risk premium, and the inherent loss is reflected as one more cost of the activity.
The following charts, reflecting data on non-performing loans in Spain, include the distribution of delinquent consumer and mortgage loans since 2001, according to the percentage of recoveries, after deducting all costs — also financial and opportunity — incurred in recovery.

In the international sphere, the new Basel Capital Accord (BIS II) also uses the concept of inherent loss in order to determine the minimum regulatory capital requirements based on internal ratings. Our long experience in internal rating models and measurement of inherent loss put us in a superior position to take advantage of the possibilities of these new regulatory frameworks.
3.5 Measurements of inherent loss and economic capital by credit risk
Our inherent credit risk loss, at the end of 2006, was 0.48% of the credit exposure (0.39% in 2005), measured in terms of adjusted exposure (EaD). The economic capital by credit risk, in turn, represented 3.0% of this exposure (3.1% in 2005). Our retail portfolios grew particularly in 2006 and those of sovereign fixed income and interbank positions declined. This evolution, in line with the objective of strengthening the predictable nature of our risk, meant a small rise in inherent loss, which was offset by a higher financial margin and, at the same time, lower consumption of economic capital, as the degree of concentration and volatility of the credit portfolio (unexpected loss) declined. The table below shows the distribution of inherent loss and economic capital by credit risk of the main business areas.

When estimating inherent loss and the economic capital needed, our methodology, with very rigorous criterion, makes an adjustment to the economic cycle of losses observed, also taking into account the losses produced in the worst years of the cycle.
Inherent loss and economic capital by credit risk

	Inherent loss		Capital by credit risk (%)
Business unit	2006	2005	2006	2005
Santander Retail Banking Spain	0.55	0.53	3.0	3.0
Banesto	0.25	0.21	2.6	3.0
Abbey	0.16	0.14	0.9	1.2
Portugal	0.43	0.36	3.2	3.6
Consumer loans Europe	1.19	1.18	3.1	3.2
Latin America	1.13	1.02	6.5	7.2
Global Wholesale*	0.22	0.22	5.7	5.9
Grupo Santander	0.48	0.39	3.0	3.1
Source: Integral Framework of Risks, December 2006 and 2005.
* Transversal measurement: some clients of Global Wholesale Banking are in other segments of the portfolio.
3.6 Test of reasonableness in inherent loss of the parent bank
To test the calculation model for the inherent loss of the parent bank in Spain, the following table compares the specific provisions, net of recoveries, allocated on the average portfolio of customers with the estimated inherent loss.
Loan-loss specific provisions fell substantially during 1995-99, grew again in the subsequent years as a result of the slowdown in the Spanish economy, thereby reflecting their cyclical nature, and declined again as of 2003. The average losses must be adjusted to the effect of the economic cycle. The average of 0.37% adjusted in terms of the cycle is close to the 0.42% envisaged in the internal model in the case of the parent bank.

3.7 Measurements of cost of credit (observed loss)
The following charts show the cost of credit risk at Grupo Santander and its main business areas during 2006 and its comparison with previous years, measured through different approaches:
The general trend has been a reduction in the cost of our credit. In 2006, however, there was a small rise due to the stronger growth in retail portfolios which, with a higher inherent loss, are more attractive because of the more predictable nature of its risk (lower consumption of capital) and higher return. This strategy explains the rise in the cost of credit, particularly in Latin America.
3.8 Quantifying the risk appetite
Our risk policy focuses on maintaining a medium-low risk profile, both in credit risk as well as market risk.
Our rating objective (i.e. the desired level of solvency), is AA. The consumption of capital at risk is thus calculated with this level of solvency, using a confidence level of 99.97%.

In credit risk this objective can be quantified in terms of inherent loss. The inherent loss (cost of credit or risk premium) target for business in Spain must not exceed 0.40% of outstanding balance of risk by a significant margin, while for the Group as a whole it must not be more than 0.75%.
3.9 Concept of economic capital RORAC methodology
Credit losses oscillate around the inherent loss and can be lower (good moment of the cycle) or higher (recession, loss of value of assets in collateral, etc). Sometimes, they can exceed the inherent loss by a significant amount because of unforeseen circumstances. The possibility exceeding inherent losses constitutes the real credit risk. While the purpose of provisions is to cover inherent losses, many institutions endow themselves with capital to cover the contingency of higher than inherent credit losses. The provisions for inherent losses should be considered as one more cost of operations. The margin of operations must be sufficient to cover this cost (i.e. to support the inherent loss and also obtain additional profits). For its part, the economic capital must be adequate to cover the unexpected losses, ensuring the continuity of business.
Conceptually, economic capital cannot cover with 100% probability all the losses that eventually could occur. The maximum loss, in credit risk, will be produced if all the assets are in default at the same time and nothing is recovered. Such an event, although highly unlikely, would not be fully covered by the economic capital, which is allocated to cover very high losses (those losses most unlikely to occur, but capable of threatening continued activity).
The Bank must decide the level of losses it wants to cover with economic capital (the level of confidence with which it wants to ensure the continuation of its business). In our case, this confidence level is 99.97%, above the 99.90% assumed by the regulatory capital formulas proposed in the New Basel Capital Accord. The difference between both levels means assuming a default probability for the Group of 0.03% instead of 0.1%, three times lower (i.e. three times better) than the proposal of BIS II.
In terms of external rating, a confidence level of 99.97% requires having sufficient capital to be rated AA, while 99.90% would only allow a rating of A-, given the higher probability of default.
Traditionally, the concept of economic capital has been contrasted with that of regulatory capital, as this is the one required for the regulation of solvency and which, until implementation of the new Basel II capital rules, suffered from an insufficient sensitivity to risk. The new Basel II capital framework is going to bring both concepts closer together.
If one looks at each operation, the economic capital calculation is based on the same variables needed to calculate the inherent loss (i.e. the client’s rating, the maturity and the collaterals of the operation). By aggregation, the economic capital of the rest of the operations of this client can be calculated and, bearing in mind the appropriate factors of diversification/correlation, of a portfolio of clients, of a business unit and of the Bank as a whole.
The margin of operations must not only cover costs, including the inherent loss or the risk cost, but also be sufficient to achieve an adequate return on the economic capital consumed.
RORAC methodology enables an analysis of whether the return on a transaction covers the risk cost — inherent loss — and the cost of the capital invested by an institution in the transaction.
The minimum return on capital which a transaction must obtain is determined by the cost of capital. If an operation or portfolio obtains a positive return, it is contributing to our profits, but it is not really creating value for the shareholder if the return does not cover the cost of capital.
We regularly review our cost of capital estimates, which is the minimum remuneration required by our shareholders. The cost of capital can be calculated objectively by adding to the risk free return the premium that shareholders require to invest in our Group. This premium depends essentially on the higher or lower volatility of our share price in relation to the market’s performance. The cost of capital calculated for 2006 is 8.6%.
RORAC methodology enables the return on operations, clients, portfolios and businesses to compare on a uniform basis, identifying those that obtain a risk adjusted return higher than the cost of our capital, and therefore aligning risk and business management with the overall objective of maximising the creation of value. In 2006 the return of all the main business units was higher than the cost of capital, creating value for us.

We have been using RORAC methodology in our credit risk management since 1993, with the following purposes:
•	To analyze and set prices during the decision-making process for operations (admission) and clients (monitoring);

•	To estimate the capital consumption of each client, portfolio or business segment, in order to facilitate the optimal allocation of economic capital; and

•	To calculate the level of provisions that correspond to average inherent losses.
We currently use two methodologies for calculating economic capital. We used the Integral Framework of Risks (IFR) model for calculating capital at the consolidated level as well as of the main businesses (top-down approach), and another model for calculating the economic capital in the RORAC tools (bottom-up) used for pricing and assessing the historic return on individual transactions. Under Pillar 2 of the new Basel regulations, work is progressing on integrating both methodologies.
3.10 Internal models: estimation of risk factors
The revised framework of “International Convergence of Capital Measurement and Capital Standards”, issued by the Basel Committee on Banking Supervision and commonly known as Basel II, introduces as one of its main novelties the possibility of allowing institutions to use their own measurements of potential loss by credit risk. According to this focus, known as Internal Rating Based (IRB), the necessary parameters of risk for internally estimating losses become basic inputs when calculating the regulatory capital that ensures the institution’s solvency. The supervisors will authorize use of these internal measures on the basis of complying with certain requirements.
Estimation of risk factors
Within the General Directorate of Internal Control and Integral Assessment of Risk (ICIAR), the Department of Calibration and Methodology, is responsible for the constant, updated and global estimation of the necessary risk parameters for calculating regulatory capital in all the our portfolios. This involves the following tasks:
•	Calculating the risk parameters (PD, LGD and EaD) necessary for applying the new regulatory capital formulas
Calculating the risk parameters is closely linked to the existence of credit rating models - rating of customers or scoring of operations — which assess the quality of the our exposures, from the standpoint of credit risk.
We have more than 140 credit rating models, on the basis of the different portfolios and institutions. Parameters must be estimated at least once a year, thereby requiring annual calculation of the risk parameters for all models.
There are 21 models just for the parent bank. Most of them were calibrated during 2006 and the rest at the beginning of 2007.
•	Methodological supervision of the estimation of parameters in all the Group’s units
Although the calibration is global, the Department of Calibration and Methodology of the ICIAR is not responsible for directly estimating the risk parameters in all the Group’s units.
For example, Banesto and Abbey have their own departments. The ICIAR’s task in these units is twofold: on the one hand, calibrate the global models: Sovereign, Financial Institutions, Large Corporations, generally applied throughout the Group.
On the other hand, the Department must ensure that the estimation methodologies used in the Group’s different units are uniform. This does not necessarily imply using the same methodologies. Rather, the existence of local specifics makes it possible, and even advisable, to adopt different approaches in the Group’s various units. Both the Department of Calibration and Methodology and of Validation, however, must vouch for compliance with minimum acceptable methodological standards at Group level.
•	Methodological dissemination
As a result, the Department of Calibration and Methodology also makes presentations of its procedures to the Group’s units, in order to standardize, as far as possible, the approaches for estimating risk parameters.
•	Presentation of results to national supervisory bodies

The calibration of risk parameters, as regards both their methodological aspects as well as their procedures, are appropriately documented and submitted for assessment to national supervisory bodies (Bank of Spain, FSA, etc.). The Department responsible of these calibrations cooperates with the supervisory bodies in their task of validating the estimates. This collaboration occurs in specific meetings as well as when preparing formal presentations on risk models and the parameters associated with them.
•	Assistance in validation processes
The new rules on regulatory capital require internal models to undergo a very detailed process of validation which affects at least three areas: the Department of Internal Validation of the ICIAR, Internal Auditing and external auditors. A large part of the validation work involves estimating the risk parameters. The Department of Calibration and Methodology must help the different areas in all their requirements: data bases, methodology, analysis of results, etc.
•	Design of data bases and technological processes for estimating, assigning and calculating regulatory capital
Constant estimation of the risk parameters requires designing and maintaining data bases which contain, with sufficient historic depth, the information needed both for the calibration as well as the subsequent processes of assigning parameters and capital calculations.
The Department of Calibration and Methodology is not directly responsible for these data bases, but it does actively participate in designing and maintaining them, as well as preparing functional analyses for assigning parameters and calculating capital and, lastly, contrasting the results produced by these procedures.
A corporate data base was created in 2006, known as BDR, which has two objectives: gathering the necessary historic information for estimating risk parameters and acting as the base for applying the rules on calculating regulatory capital to the Group’s exposures. A corporate calculation engine will be installed in 2007 which will use the data in the BDR to automatically calculate the regulatory capital.
As well as constantly estimating the risk parameters, and in relation to it, the Department of Calibration and Methodology has other functions within the ICIAR directorate:
•
The use of risk parameters is not limited to calculating regulatory capital. Other applications, such as calculating Economic Capital or estimating RORAC, require knowing and being able to assign to each transaction its EaD, PD and LGD values

These values do not have to be exactly equal, depending on whether their use is assigning economic capital, calculating regulatory capital or determining the risk-adjusted return.
The regulators demand, however, via the use test, that the differences between the risk parameters used for some purposes and others are duly justified and documented. The data bases used for estimation are also required to be the same, so that the discrepancies cannot be attributed to the use of different sources of information, but are based on reasoned decisions. The Department of Calibration and Methodology is also responsible for supplying the necessary estimates for purposes that are not strictly regulatory, such as the case of the parameters used in the IFR model for assigning economic capital.
•
The Department also supervises the methodological solutions used in other departments of the ICIAR and specifically, as already mentioned, those that affect the economic capital calculation and the RORAC of transactions

3.11 Internal validation of internal risk models
Internal validation is an unavoidable prerequisite for authorization from the supervisory body, and consists of a specialized and sufficiently independent unit within the institution obtaining a technical opinion on whether the internal model is appropriate for the purposes used, internal and regulatory, and concluding on its usefulness and effectiveness. Moreover, it must evaluate whether the risk management and control procedures are appropriate for the institution’s strategy and risk profile. It should be pointed out that internal validation is not a one-off function to obtain the initial authorization for the model, but the very dynamics of the models of institutions make this function permanent, with continuous interaction between institutions and supervisory bodies.

Although the main destination of the internal validation tasks is the regulator, there are “internal clients” in institutions who must receive the main outputs of the validation, among whom is Senior Management. Senior Management receives such reports because it must be assured that the institution has the appropriate measurement and control procedures and systems, and that risk is being measured correctly, all aspects of which are reviewed in internal validation.
The Area of Internal Control and Integral Assessment of Risk is Grupo Santander’s independent internal risk control unit, and it is where the Department of Internal Validation of Models is located. This area is responsible for defining and managing the internal validation of all models in the Group (global wholesale banking, public sector, companies under individualized management, mortgage, revolving lines, consumer loans, etc). There are close to 140 models covering the main units in Europe (including Santander Consumer) and the Americas.
In line with the need, arising from Basel II for institutions and their regulators, to assess, consistently and significantly, the functioning of internal rating and risk estimating systems, it is very important to define a robust validation process. During 2006, Grupo Santander established its corporate framework for internal validation around a series of protocols, support tools and dedicated staff. As internal validation must express reliable information that can only be arrived at after a series of fundamental tests, the Department of Internal Validation of Models drew up a Guide of IRB Validation which gathers together this series of tests in order to facilitate a framework for internal validation. This Guide was presented to the Bank of Spain. All possible elements are included in the internal validation procedure (qualitative, quantitative, technological, procedural, corporate governance, documentation, etc.).
Internal validation includes both the aspects relating to the phase of initial development of the models (before they are implemented), as well as continuous regular tracking. The Guide is structured around three basic spheres:
The first one (definition of the model) is the only one applied in the initial validation of a model, before it is implemented. The purpose of this sphere is to review the model’s conceptual definition, establish the formal policies of use, the technological design to ensure its effective use and the internal controls, and any other procedure or rule that has to be followed. In the case of models already implemented, the three spheres are required.
The second sphere (functioning of the model) ensures that all the defined aspects (and reviewed in the first sphere) are effectively implemented, as well as verifying the performance of the rating models and assessing the sufficiency of internal controls.
Lastly, the third sphere (results and applications of the model) reviews all the model’s outputs, both obtaining them and their application (regulatory and internal).
For practical purposes, all the detailed tests are categorized in four basic dimensions of validation:
•	Quantitative validation

•	Qualitative validation

•	Technological validation

•	Internal government validation
The IRB Validation Guide also covers the special features of certain credit risk models, specifically global models of large counterparties (sovereigns, financial institutions and large companies), where the existence of few historical defaults leads to these models being known as low default portfolios.

Given the considerable scope of the internal validation of credit risk models in Grupo Santander (more than 400 tests to be carried out in each of the 140 models), the focus of execution is pragmatic (recurrent and rising).
This IRB Validation Guide is implemented via the VALIDEA IRB tool, which contains the details of the tests conducted and the results of them. It is used to manage the working papers produced by the Internal Validation teams.
Each of the tests in the Validation Guide has been rated in a scale with three values:
•	“1” indicates that the result of the test is fully satisfactory and can be applied to quantitative tests, qualitative reviews, documentary, etc.

•
“2” is for those tests where partial positive conclusions are obtained and so must be strengthened in some aspect (greater application or documentation in a process, raise the amount of information available, improve the current performance, etc.).

•	“3” is the rating given to those tests whose results are unsatisfactory and a mitigation or improvement plan should be implemented.
VALIDEA IRB interacts with the VALIMETRIC IRB module and enables reports to be produced summing up the situation, in real time, of the different ongoing validation processes.
The Bank of Spain’s inspection teams responsible for approving the models have direct access to these tools and can contrast the details and results of the various validations as they are being conducted.
Internal validation is issuing a series of recommendations with dates set for the areas responsible to resolve issues. The internal validation teams continuously track the state of the recommendations on IRB models throughout the Group, both those issued directly by them as well as those emanating from the revisions of internal and external auditing. This function is supported by the ReMO tool, which provides the necessary elements for tracking recommendations, and which was internally developed in the Area of Internal Control and Integral Assessment of Risk (like VALIDEA IRB and VALIMETRIC IRB).
The final result of internal validation is covered in the IRB Tracking Dossiers, in accordance with the minimum contents defined by the Bank of Spain, and which completes the extensive descriptive information of the functioning of each model (definition of the portfolio, rating system, risk parameters — PD, LGD, EaD -, distribution of exposures, outputs of models, internal controls, qualitative aspects, etc).
In order to execute all these areas and follow the methodology shown, it has been necessary to employ more staff so as to ensure correct coverage of all aspects of validation (capacity of quantitative analysis, technological knowledge, etc.), with full knowledge of risk management and the models existing in the Group. So far five corporate teams of validation have been formed, with four of them specializing by the type of model (one team for global low default portfolio models, another for covering the models of companies and institutions under individualised management, and two focused on validation of retail models). The fifth team backs up the other four in the technological sphere. These teams are supported by local units in the validations, as there are tests, such as the qualitative ones that have to be conducted in situ, albeit following the corporate methodology and under the management of corporate teams in order to ensure the same criteria are used throughout the Group.
3.12 Basel II corporate project
We have been firmly committed to the principles behind the Revised Framework of International Convergence of Capital Measurement and Capital Standards (Basel II). This revised framework will enable institutions to conduct internal estimates of capital to ensure solvency in the event of circumstances caused by different types of risk. In the specific case of credit risk, Basel II means recognizing, for regulatory capital purposes, the internal models that have been used for management purposes for some time, and which led in their day to their approval, by our regulator, for calculating statistical provisions (known as FONCEI) in certain segments of risk, under former Bank of Spain’s regulations.
We are very actively involved in different forums on Basel II, both Spanish and international. We are also in contact with the regulatory and supervisory authorities in different countries. Thus, we are able to contribute constructively to improving those technical aspects that could be asymmetric, unfavourable or far from the main intent of the Basel II agreement.

In line with the guidelines of its Master Plan launched in 2002, the Basel II Corporate Project finalized during 2006 all the lines of action enabling it to participate in the processes envisaged for calculating capital in parallel (BIS I vs. BIS II internal models) during 2007, and the subsequent authorization from the supervisor for its regulatory use as of 2008. These lines of action focused on the Group’s main units (which account for close to 75% of the Group’s credit exposure, in EaD terms) and consisted of improving the rating systems and methodologies for estimating internal risk parameters as well as the technological infrastructure for providing, storing and calculating information. Most of the items budgeted in the Basel II Corporate Project are technological developments for capturing and integrating the huge mass of information on customers and transactions, arising from the many repositories of the Group’s institutions, as well as their necessary consistency, traceability and accounting conciliation.
With respect to the technological aspect, all the measures taken have been related to the architecture defined in previous years, consisting of a local repository of data, a global repository of information consolidated in the parent company, an engine supporting the processes for estimating the parameters (PD, LGD and EaD) and calculating capital (at the local and corporate levels). The design of the different local data bases rests on a corporate definition, with a specific part in each institution for storing all the information requirements inherent in each installation and covering the requirements of the various local regulators. In this way, we achieved the triple objective of installing in each unit the corporate criteria established, covering the existing local requirements and attaining synergy in costs through global definitions and developments.
In addition, during 2006 we finalized the delivery to the Bank of Spain of all the “IRB Request Notebooks”, used to prepare, generate and integrate detailed information on the internal credit risk models in 11 of the Group’s units. These cover more than 95% of the total credit exposure via close to 140 internal models. Moreover, during the year the Notebooks delivered in 2005 were updated on a semi-annual basis.
Along with these Notebooks, internal and external auditing reports on these models were issued and updated, having covered almost all the recommendations made in previous years.
The Corporate Supervision Committee, chaired by our third Vice-Chairman and head of the Risks Division, supervises at the highest level the launch of initiatives in the Basel II corporate project, controlling their milestones of compliance, assigning staff and approving budgets, as well as assuming institutional representation of the Group for these purposes. The Management Committee and the Board were also informed of the progress made in the project and the implications for the Group of the New Capital Accord.
At the local level, in each of our units which will adopt the IRB models, detailed tracking continued, via the Local Technical Committees responsible for executing the project’s plans in their respective spheres, in accordance with the indications and objectives set out corporatively, but also in close contact with their respective local regulators so as to comply with national requirements.
These Committees continued to organize working groups on various issues as the individual plans of each unit evolved or relevant external events occurred (such as the issue of consultative documents by regulators of other bodies). These groups comprised representatives from the various areas involved in the Corporate Project.
3.13 Control and monitoring systems
A solid environment of control is paramount in order to ensure appropriate management of credit risk and maintain a risk profile within the parameters set by the Board and by Senior Management. At the same time, from the regulatory standpoint (Sarbanes-Oxley, BIS II), financial institutions are required to have a control system that is adequate for the dimension and complexity of each organisation.
During 2006, within the corporate framework established in the Group for complying with the Sarbanes Oxley act, a corporate tool was developed in the Group’s intranet to document, manage and certify all the sub-processes, operational risks and controls for mitigating them, of the Risks Division of the parent bank (a total of 58) regarding:
–	Approve new risk products

–	Study and classification of risk

–	Determine the economic provisions

–	Determine market data

–	Approve and validate risk methodologies
–	Generate information on risks

Ratings of risk balances according to the FEVE monitoring system

	Extinguish	Secure	Reduce	Track	Total FEVE
Spain- parent bank	259	33	1,558	5,849	7,699
Portugal	185	39	211	1,625	2,060
Latin America	259	54	416	2,509	3,239
In millions of euros at December 2006.
This corporate framework requires us to reinforce the elements of control and discipline of already existing processes.
Within the Risks Division, and with the independence from the business areas that characterizes its system for risk, decision-making in the admission phase is subject to a system of powers delegated by the Board’s Risks Committee. Decisions made in the admission phase are always collective.
In order to control credit quality, besides the tasks conducted by the Internal Auditing Division, the Directorate General of Risks has a specific function to monitor risks, for which resources and executives are identified. This function is based on permanent attention to ensure there is a timely reimbursement of operations and anticipating circumstances that could affect a smooth outcome and normal development.
We have a system called Companies in Special Watch (FEVE) which identifies four levels on the basis of the degree of concern arising from the negative circumstances (extinguish, secure, reduce, monitor). The inclusion in these levels means automatically reducing the delegated powers. Clients in FEVE are reviewed at least every six months, and every quarter for the most serious cases. A company can end up in special watch as a result of monitoring, a change in the rating assigned, a review conducted by internal auditing or the entry into functioning of the automatic warnings system.
Ratings are reviewed at least every year, but if weaknesses are detected or on the basis of the rating it is done more regularly.
3.14 Performance in 2006
Our ratio of non-performing loans (NPLs) reached an all-time low of 0.78% at the end of 2006, 11 basis points lower than in 2005. NPL coverage rose by more than 5 percentage points to 187.2%.
The specific loan-loss provisions in 2006, net of recovered write offs, amounted to €1,700 million, 0.32% of the average credit exposure to customers (lending plus the year’s average guarantees) compared with 0.22% at the end of 2005. This increase was due to growth in retail portfolios, particularly in Latin America, in order to enter segments whose cost of credit is higher but whose returns are greater and consumption of capital lower, thereby intensifying the predictable nature of risk.
Our NPL ratio in Spain continued to set new records and ended the year at 0.53%, while coverage was 10.5 points higher at 328.4%.
Portugal’s NPL ratio, despite the weak economic environment, also continued to fall sharply. It stood at 0.53% at the end of 2006, 25 basis points lower than in 2005. Coverage was 305.1%, 61.9 points higher than at the end of 2005.

Latin america. risk, npl ratio and coverage

	Risk		NPL ratio (%)		Coverage (%)
Million euros	Dec-06	Dec-05	Dec-06	Dec-05	Dec-06	Dec-05
Argentina	2,565	2,200	1.25	1.48	258.1	245.1
Brazil	17,998	13,570	2.38	2.88	102.8	138.5
Colombia	1,431	1,174	0.58	0.68	396.4	414.5
Chile	16,741	16,975	1.59	2.31	152.6	165.6
Mexico	16,598	14,052	0.64	0.89	279.2	273.4
Puerto Rico	5,467	5,399	1.67	1.75	161.7	167.6
Venezuela	3,238	2,319	0.98	1.52	435.5	399.9
Other countries	6,545	4,989	0.16	0.54	831.7	432.0
Total	70,582	60,678	1.38	1.82	167.3	186.5
Net loan-loss provisions 2006

	Net	Write	Net specific	Cost of
2006	specific	off	provisions less	credit
Million euros	provisions	recoveries	Write off recoveries	% of portfolio
Argentina	12.4	22.5	(10.1)	(0.44)
Brazil	635.1	103.6	531.5	3.49
Colombia	7.7	3.7	4.1	0.31
Chile	253.5	71.0	182.5	1.07
Mexico	229.9	48.1	181.8	1.26
Puerto Rico	60.0	13.7	46.2	0.85
Venezuela	15.9	9.6	6.2	0.24
Other countries	(2.5)	5.6	(8.1)	(0.15)
Total	1,211.9	277.8	934.1	1.47
Abbey’s NPL ratio, meanwhile, declined 7 basis points to 0.60% and coverage increased by 8.2 points to 85.9%, a high level bearing in mind the large share in total lending of secured loans.
The NPL ratio of Santander Consumer Finance rose by 17 basis points to 2.57%, mainly due to a rise in doubtful balances in Germany. The financial margin of business, however, mostly retail, continued to comfortably offset the NPLs, confirming the favourable risk adjusted return of this portfolio. Coverage dropped 11.1 points to 114.1%.
Despite the higher cost of credit, Latin America’s NPL ratio fell 44 basis points to 1.38%, while coverage was 19.2 points lower at 167.3%.
Investment grade rated countries accounted for 61% of the region’s credit risk.
The Group’s specific loan-loss provisions in Latin America, net of recovered write-offs, amounted to €934.1 million, 1.47% of the portfolio, compared with €305.9 million and 0.60%, respectively, in 2005. This increase was due to the change in the business mix, with stronger growth in retail segments which, although they have a higher expected cost of credit provide a greater net return and a more predictable risk profile.
The Group’s risk management in Latin America shares a common corporate culture. The principles that are the hallmark of the parent bank are applied in the region. The organization of the risks function in each Latin American bank is the same as in Spain, with the necessary adjustments for the local markets.
3.15 Risk concentration
Risk concentration, within the sphere of credit risk, is a fundamental element of management. The Group continuously tracks the degree of concentration of its credit risk portfolios using various criteria: geographic areas and countries, economic sectors, products and groups of clients.

The Board’s Risk Committee establishes the policies and reviews the appropriate exposure limits for adequate management of the degree of concentration of credit risk portfolios.
No sector accounts for more than 10% of the total exposure, as shown in the following table.
Contribution by sector to total risk

							Change
							Dec-05
	Spain	Portugal	Latam	Rest	Abbey	Total	(p.p.)
Agriculture	0.6	0.1	0.2	0.0	0.0	0.9	0.3
Manufacturing	4.5	0.3	1.7	0.5	0.0	7.1	-2.0
Energy	1.4	0.1	0.0	0.2	0.0	1.7	-0.1
Construction	3.7	0.4	0.5	0.2	0.0	4.8	0.7
Distribution	2.8	0.3	0.9	0.6	0.0	4.6	0.2
Hotel trade	0.7	0.0	0.0	0.0	0.2	1.0	0.1
Transport	0.9	0.1	0.2	0.1	0.4	1.7	0.1
Telecommunications	0.8	0.1	0.2	0.2	0.0	1.3	-0.2
Financial intermediaries	1.2	0.5	0.0	0.1	4.6	6.3	3.4
Insurance	0.1	0.0	0.3	0.5	0.3	1.1	0.4
Real estate	7.3	0.2	0.2	0.0	2.0	9.7	1.0
Services	3.5	0.6	1.5	0.2	0.2	6.1	0.3
Public sector	1.3	0.1	0.6	0.2	0.0	2.1	0.3
Individuals without econ. activity	11.4	2.8	2.7	4.5	22.7	44.1	0.4
Rest/unclassified	0.1	-0.1	2.2	4.4	0.8	7.4	-4.9
Total	40.2	5.6	11.3	11.7	31.2	100.0
Change over Dec 05 (p. p.)	-0.3	-0.1	-0.2	6.6	-6.0
% of total outstanding risk with customers (lending + guarantees) excluding trading positions.
Figures at December 2006.
We are subject to the Bank of Spain regulation on “large risks” (those that exceed 10% of eligible shareholders’ equity). In accordance with Circular 5/93, no individual exposure, including all types of credit risks and equities, can exceed 25% of the Group’s shareholders’ equity. Also, the total of “large risks” cannot be more than eight times higher than equity (excluding exposures to OECD governments). At December 31, 2006, the client with the largest risk (16.1% of eligible shareholders’ equity in accordance with the regulatory criteria) was a Spanish construction company with internal rating equivalent to “A-”. Most of this exposure was collateralized with liquid financial assets. Another four groups, as well as this company, reached the large risk classification. They were: a Spanish telecom company with a rating equivalent to “A”. Two Spanish construction firms with diversified activities with a rating equivalent to “A-” and “BBB+” and a Spanish power company with a rating equivalent to “A+”.
At December 31, 2006, the 20 largest economic and financial groups, excluding AAA governments and sovereign securities denominated in local currency, represented 8.6% of the outstanding credit risk of our clients (lending plus guarantees).
Within the framework of the IFR model for the measurement and aggregation of economic capital, particular importance is attached to the risk of concentration by wholesale portfolios (large companies, sovereign risks and banks). For this purpose we use as an additional reference the portfolio model of Moody’s-KMV which is widely used in the financial industry.
Our Risks Division works closely with the Financial Division to actively manage credit portfolios. Our activities include reducing the concentration of exposures through various techniques, such as using credit derivatives, in order to optimize the risk-return relation of the whole portfolio.

3.16 Country-risk
Country risk is a credit risk component of all cross-border credit operations. Its main elements are sovereign risk, transfer risk and the very strong risk of fluctuation of local currencies.
The Group’s regulatory country-risk exposure to emerging countries, including intra-group risk, stood at €970.8 million at the end of 2006, down from €710.1 million a year earlier. Provisions assigned at the end of 2006 amounted to €233.5 million ( €313 million in 2005).
3.17 Sovereign risk
Sovereign risk is a component in transactions with a central bank (including the regulatory cash reserve requirement), and with public institutions with the following features: their funds only come from institutions directly integrated into the state sector.
At the end of 2006, the risk in Latin America represented 86% of total sovereign risk (Mexico and Brazil accounted for 72% of the total). Most of the rest (11%) was in the Euro zone, with Spain accounting for 8% of the total.
The amount of sovereign risk fell by around 25% in 2006, as a result of the reduction of the positions in the Euro zone.
3.18 Environmental risk
Analysis of the environmental risk of credit operations is one of the commitments of the Strategic Plan of Corporate Social Responsibility.
Since the beginning of 2004, the Group has been using an Environmental Risks Valuation System (VIDA), developed in cooperation with the Spanish Export Credit Insurance Company (CESCE) and Garrigues Medioambiental. It evaluates the environmental risk inherent in each company, whether they are current or future clients.
This system gives us an environmental risk map of the portfolio of evaluated companies (very low, low, medium and high) which, if necessary, provides the option of new and more in-depth specific reviews.
3.19 Counterparty risk
Counterparty risk is a variant of credit risk. This area includes all types of exposure with credit entities as well as the risk of solvency assumed in treasury operations (bonds and derivatives) with other types of clients.
Control is carried out in real time through an integrated system which provides information on the available credit line of any counterparty, in any product and maturity and at any unit of the Group.

Risk is measured by its current as well as potential value (the value of the risk positions taking into account the future variation of the underlying market factors in contracts). The Net Replacement Value (NRV) of the portfolios of OTC derivative products that the Group maintained with its counterparties at December 31, 2006 amounted to €5,549 million, 0.25% of the nominal value of these contracts. The Equivalent Credit Risk (that is, the sum of the NRV and the maximum potential value of these contracts in the future) was €26,890 million.
The notional and/or contractual value of the contracts in the table below are net positions in these instruments, the result of both compensations as well as combinations among them, and by risk criteria given their use in calculating risk.
Derivatives transactions continued to be carried out with counterparties that enjoy excellent credit quality; 85.8% of counterparty risk has a rating equal to or superior to A-.
With respect to the geographic distribution of counterparty risk, 25.5% is with Spanish counterparties, 14.9% with UK ones (mainly operations from Abbey), 31.6% the rest of Europe, 14.4% the US and 12.6% Latin America.
Notional otc derivative products by maturity
Million euros, data at December 31, 2006

				Notional values
	< 1 year	1-5 years	5-10 years	Trade	Hedge	Total
CDS protection acquired	5,231	40,807	10,728	54,744	4,138	58,881
CDS protection sold	6,365	36,711	10,750	55,481	923	56,404
TOTAL CREDIT DERIVATIVES	11,596	77,518	21,478	110,225	5,061	115,286
Equity forwards	365	—	—	—	365	365
Equity options	13,176	12,407	990	2,757	23,836	26,593
Equity swaps	3,957	7,226	9,797	19,805	1,175	20,980
TOTAL EQUITY DERIVATIVES	17,498	19,633	10,787	22,563	25,375	47,938
Fixed-income forwards	2,080	16	—	617	1,479	2,096
Fixed-income options	451	—	—	232	219	451
TOTAL FIXED INCOME DERIVATIVES	2,530	16	—	848	1,698	2,546
Exchange-rate swaps	28,791	2,330	327	2,706	28,941	31,646
Maturity swaps	44,202	2,296	—	13,636	32,874	46,510
Exchange-rate options	67,300	23,269	17,574	17,950	93,106	111,056
Other exchange-rate derivatives	276	225	—	501	—	501
TOTAL EXCHANGE-RATE DERIVATIVES	140,569	28,120	17,902	34,793	154,920	189,713
Asset swaps	77	254	215	—	2,077	2,077
Call money swaps	81,178	3,501	2,586	81,907	5,358	87,266
IRS	483,498	600,380	267,450	1,090,060	396,903	1,486,963
Interest-rate forwards — FRAs	14,256	—	—	14,256	—	14,256
Other interest-rate derivatives	103,482	129,871	22,507	4,780	256,335	261,115
Structures	3,198	22,894	991	27,305	—	27,305
TOTAL INTEREST-RATE DERIVATIVES	685,690	756,900	293,749	1,218,308	660,673	1,878,981
Commodities	30	5	—	—	36	36
TOTAL COMMODITY DERIVATIVES	30	5	—	—	36	36
TOTAL OTC DERIVATIVES	857,914	882,192	343,916	1,386,737	847,763	2,234,500
The distribution of the risk by type of counterparty shows 70% with banks, 17% with large corporations and 13% with SMEs.
Activity in credit derivatives and hedge funds
International financial supervisory bodies have recently expressed their concern about the strong growth in these activities and the possibility that institutions have been assuming excessive risk without an adequate internal control structure. In our case, this business, despite its growth, is very small compared with other banks of our characteristics and moreover is subject to a solid environment of internal controls and minimization of its operational risk.
Notional credit derivatives amounted to €115,286 million, of which €110,225 was trading activity.

At the end of 2006, our exposure to hedge funds was €1,213 million, of which €195 million is registered in trading portfolios and the rest in investment portfolios. The investment position is collateralized through €3,464 million of assets in guarantee (285% of outstanding risk). The risk in this activity is examined case by case and percentages of collateralization established on the basis of each fund’s features and assets.
Otc derivatives distribution by net replacement value and equivalent credit risk
Million euros, data at December 31, 2006

	Total net NRV			Total ECR
	Trade	Hedge	Total	Trade	Hedge	Total
CDS protection acquired	-391	-20	-411	263	158	421
CDS protection sold	433	7	440	287	1	288
TOTAL CREDIT DERIVATIVES	42	-13	30	550	159	709
Equity forwards	—	—	—	—	7	7
Equity options	-110	31	-79	78	1,682	1,760
Equity swaps	181	-3	178	377	3	380
TOTAL EQUITY DERIVATIVES	71	27	99	455	1,693	2,148
Fixed-income forwards	1	—	1	5	2	6
Fixed-income options	—	—	—	2	—	2
TOTAL FIXED INCOME DERIVATIVES	1	—	1	7	2	9
Exchange-rate swaps	37	85	122	239	1,666	1,906
Maturity swaps	10	-2	8	211	331	542
Exchange-rate options	135	255	390	1,719	3,263	4,982
Other exchange-rate derivatives	9	—	9	67	—	67
TOTAL EXCHANGE RATE DERIVATIVES	191	337	528	2,238	5,260	7,498
Asset swaps	—	105	105	—	378	378
Call money swaps	28	—	29	240	42	283
IRS	4,142	621	4,762	11,597	3,577	15,174
Forwards Tipos de Interés — FRAs	2	—	2	8	—	8
Other interest-rate derivatives	-3	-390	-393	26	784	810
Structures	387	—	387	1,431	—	1,431
TOTAL INTEREST-RATE DERIVATIVES	4,555	336	4,892	13,303	4,781	18,084
Commodities	—	—	—	—	4	4
TOTAL COMMODITY DERIVATIVES	—	—	—	—	4	4
TOTAL OTC DERIVATIVES	4,861	688	5,549	16,552	11,900	28,452
COLLATERAL	-1,057	-505	-1,562	-1,057	-505	-1,562
TOTAL	3,804	183	3,987	15,495	11,395	26,890
Distribution of risk in OTC derivaties by
counterparty rating
Data at December 31, 2006

AAA	0.7%
AA	60.6%
A	24.5%
BBB	10.4%
BB	3.5%
B	0.1%
Without rating	0.2%
Total	100.0%
Distribution of risk in OTC derivaties by
geographic areas
Data at December 31, 2006

Spain	25.5%
UK	14.9%
Rest of Europe	31.6%
Latin America	12.6%
US	14.4%
Others	1.0%
Total	100.0%

Part 4. Operational risk
4.1 Definition and objectives
We define operational risk as the risk of losses from defects or failures in its internal processes, employees or systems, or those arising from unforeseen circumstances.
Therefore, we strive to identify and eliminate operational risks, regardless of whether they produce losses or not.
We use the standardized approach for calculating BIS II regulatory capital by operational risk. It uses the following elements:
1.	Priority is given to mitigating daily management operational risk.

2.	A large part of the basic foundations of an internal approach are already incorporated to the standardized approach and to our management of operational risk.
4.2 Management model
The main principles of the organizational structure are:
–	The Risks Division is responsible for evaluating and controlling this risk category.

–	The Central Unit that supervises operational risks reports to the Risks Division and is responsible for the global corporate programme.

–
The management structure of operational risk is based on the knowledge and experience of executives and experts in the different areas and units. Particular importance is attached to the role of operational risk coordinators, who are the key players.

This framework satisfies the qualitative criteria contained in the New Basel Capital Accord (revised BIS II document June 2004), both for standardized and advanced measurement approaches, as well as in the CEBS document — Expert Group on Capital Requirements — June 2005). Internal Auditing also keeps its independence with regard to management of operational risk, without detriment to reviewing the management structure in this area.
The main advantages of our management structure are:
•	Integral and effective management of operational risk (identification, prevention, evaluation, monitoring, control/mitigation and reporting).

•	Improves knowledge of existing operational risks, both current and potential, and its allocation to the business and support lines.

•	Loss data collection enables operational risk to be quantified for calculating both the economic and the regulatory capital.

•	Operational risk information helps to improve the processes and controls, reduce losses and the volatility of revenues.
4.3 Implementing the model: global initiatives and results
The Corporate Department of Management and Control of Operational Risk, part of the Risks Division, has been operating since 2001. Its main functions, developed activities and global initiatives have included:
•	Presentations to senior management and development of the internal rules.

•	Designation of coordinators and the creation of operational risk departments.

•	Training and interchange of experiences.

•	Design and putting into effect qualitative and quantitative operational risk tools.

•	Conciliation of data bases of losses — accounting.

•	Developments for the automatic capturing of events through accounting and management systems.

•	Drive in mitigation plans and communication of best practices: interchange between the Group’s institutions on mitigation plans, specific measures taken and projects underway.

•	Development of the corporate operational risk tool in a web-based environment.

•	Collaboration with the purchase area regarding its function in managing banking insurance related to operational risk (BBB policies, damage, civil responsibility and life).

•	Fostering contingency and business continuity plans.
The project began to be installed in our different units in 2002. Almost all our units have been incorporated to the project with a high degree of uniformity. Nonetheless, due to different paces of adoption, stages, schedules and the historical depth of the relevant data bases, the degree of implementation varies from country to country.
On a general basis:
- Data bases of losses classified by errors and operational types are received every month. Our data base shows a total of 1,604,136 events, without exclusions for reasons of amount, and with both the accounting impact (including positive effects) as well as the non-accounting impact.

–	Self-assessment questionnaires filled in by almost all our units are received and analyzed.

–	Operational risk indicators are available, regularly defined and updated by the main management units.

–	There are a sufficient number of coordinators in the business and back-up areas.

–	The main events are identified and analyzed, and mitigation measures taken which, in significant cases, are disseminated to the Group’s other units as a Best Practices guide.

–	Processes to reconcile data bases with accounting.

By consolidating the total information received, our operational risk “image” is reflected in the following charts:

The following is an example of the self-assessment questionnaires we use that show the consolidated results for the main management units:
Grupo santander: operational risk self-assessment questionnaires
General questionnaires

	Average of		Average of		Average of
	all areas		business areas		support areas
	Impact		Impact		Impact		Product
Event category classification	OR	Coverage	OR	Coverage	OR	Coverage	Total
1- Internal fraud	3.18	2.25	3.00	2.28	3.20	2.22	7
II- External fraud	3.07	2.13	3.19	2.17	3.02	2.10	7
III- Employment practices, health and security at work	2.74	2.01	2.89	1.96	2.72	2.05	6
IV- Practices with clients, products and business	3.08	1.89	3.15	1.91	3.09	1.93	6
V- Damage to physical assets	3.14	2.38	2.93	2.30	3.30	2.43	7
VI- Interruption in business and systems failure	3.35	2.11	3.24	2.09	3.47	2.22	7
VII- Execution, delivery and management of processes	3.08	1.96	3.18	2.04	3.06	2.01	6
Total average	3.09	2.10	3.08	2.11	3.12	2.14	7
Notes:
Impact on OR: 1- without impact; 2- small impact; 3- medium impact; 4- high impact; 5-maximum impact
Hedging of OR: 1- maximum; 2- high; 3- medium; 4- small; 5- zero.
The following chart compares the average results obtained by us in each of the areas/units that filled out the questionnaire:
Operational Risk management framework installed by countries.
In addition, as regards the standard information and management requirements demanded of the various Operational Risk Units, some of the Group’s institutions show very high levels of proactive risk management on the basis of the usefulness obtained in the mitigation process.
Active management: Main measures by countries/units.
Below are some of the active management processes in various of the main countries/units, underscoring how firmly rooted Active Management of Operational Risk is in Grupo Santander:
•	Retail Banking (Spain)
–	Rolling out of a new IT platform (Partenón), which provides automatic information on OR.

–	Verification of the effectiveness of the measures adopted in 2005 as preventative policies against fraud (anti-skimming devices, etc).

–	Extending the early warning system to 24 hours and installing neural networks for the prevention of fraud in stores.

–	Continuation of the process of migration to CHIP-EMV (hardware) technology in ATMs and point-of-sale terminals in stores.

–	As a member of the Interbanking Cooperation Committee, the Bank is part of the VISO project to fight fraud.
•	Mutual and pension fund management institutions (Spain):
–
Existence of an Internal Control Procedures Manual since 1999 (mutual fund activity has been regulated by the National Securities Market Commission since 1997) and creation of a structure which is very “sensitive to risk”.

–	Improvements in the control procedure for prices, operations, reconciliation of operations and adapting to the new Regulations for Collective Investment Institutions.
•	Santander Consumer Finance (Spain and Portugal):
–	Frequent cooperation with institutions in investigating fraud.
–
Procedures put into place to search for fraud when drawing up risk operations, as well as warnings in automatic scoring systems, which have led to not going ahead with operations when fraud is detected.

–
Tracking of events in the registration of guarantees (reservation of ownership right), changing of rules, design and verification of the operational procedure for physically inspecting vehicles financed by credit stock.

•	Abbey (United Kingdom):
–	Mitigation measures adopted, both to combat fraud as well as operational and improvements in controls. Of note are the following:
–
Branch network: improving the operational controls in branches was a priority in 2006. Steps were taken to ensure that the controls had been carried out at the end of each day. New warnings and systems to track the results of the control metrics were introduced.

–
Fraud: increased security in products and distribution channels, through greater use of data, analysis and models, as well as improvements to the already existing technical models, resulted in a fall in the losses from fraud.

–	Establishment of contingency strategies: sophisticated business continuity plans are being developed in order to respond to terrorism, flooding and pandemic disasters.
–
Technological platform for Treasury and Financial Markets: critical systems strengthened by improvements to the payment and settlement systems. Agreements were also signed with external suppliers to establish contingency plans.

•	Santander Totta (Portugal):
–	The centralization of complaints about cards, the speed of the system and the use of certain tools diminished the impact of losses from cards and made them very moderate.
–	Updating formal support of development of the Operational Risk management model, both organically with the creation of the Operational Risk Cabinet as well as procedurally.
–	Inclusion in the Operational Risk management model of a large number of activity and control indicators.
–	The Operations Committee develops a management and operational control structure for the branch network, putting the focus on mitigating Operational Risk.

•	Santander (Chile):
–
The Business Continuity Committee and the Regulations Committee were created in 2006, with the following objectives: strengthen management, ensure the implementation of the Business Continuity Plans and ensure correct application of internal and external rules.

–
Launch of two competitions for initiatives. A total of 359 were received for the Operational Risk sphere, which are being analyzed. The Operational Risk Coordinators are also preparing a best practices manual.

–
A skills and communication programme, part of the Operational Risk Master Plan, was put into effect in order to disseminate the importance, contents and scope of the Operational Risk Project, involving and motivating employees so as to ensure their active participation in the Operational Risk management and administration model.

•	Santander Banespa (Brazil):
–
Constant training of coordinators and consolidation of the Risk Prevention and Control Week (held yearly), bringing closer concepts, situation, effects and consequences arising from Operational Risk to the daily activity of the Group’s professionals.

–	The Anti-fraud Group continues to coordinate actions to prevent and reduce Operational Risk losses, especially in debit cards and electronic banking transactions.
–	Creation of a Multidiscipline Group to monitor the events that are leading to fines on the Bank from official institutions: identifying causes and obtaining commitments to implement corrective plans.
Particularly noteworthy in 2006 was the holding in April of the First Forum for the Group’s Operational Risk Staff, organized by the Corporate Department of Operational Risk. Its purpose is to consolidate the Group’s OR control and management model, furthering both homogenisation of criteria as well as corporate objectives and sharing experiences and best practices.
Sixty people from 11 countries where we operate took part in the forum.
Another example of active management of Operational Risk is the close coordination between the Corporate Department of Operational Risk and the Global Department of Purchases on the basis of management of banking insurance related to mitigation of operational risk, involving:
•	Cooperating in showing the Operational Risk control and management model to insurance and reinsurance companies.
•	Preparing maps with categories of risk and policies contracted, in order to optimize Operational Risk hedging via insurance policies.
•	Close cooperation between local Operational Risk coordinators and local insurance coordinators to strengthen Operational Risk mitigation.
Corporate reporting
During 2005, the Corporate Department of Operational Risk developed a system for Integral Management of Operational Risk Information, updated every quarter, which consolidates the information available from each country/unit in the operational risk sphere, so that there is an integral vision with the following features:
•	Two levels of information: one corporate and the other individualized for each country/unit.
•	It enables, via maintaining a data base of events and mitigating measures, the best practices to be disseminated among countries/Grupo Santander units.
This tool collects information on:
•	Grupo Santander’s management model for operational risk

•	Human resources and perimeter of action

•	Analysis of the data base of errors and events

•	Cost of Operational Risk and Reconciliation of Accounts

•	Self-assessment questionnaires

•	Indicators

•	Mitigating measures/active management

•	Contingency plans

•	Regulatory framework: BIS II

•	Insurance

•	Other activities of the Operational Risk Department

•	Next steps
This information acts as the base for meeting the reporting needs with senior management (the Board’s Risk Committee, among others), regulators, rating agencies, etc.
4.4 BIS II Project — corporate operational risk tool
Within the general framework of the BIS II Project developed in Grupo Santander, the Operational Risk Department is working, together with Technology, on designing and establishing a corporate operational risk tool which, in a web-based environment, integrates the different management instruments used so far, via local applications, in the different units managing operational risk.
This tool is being developed in various phases and modules.
The main modules are as follows:

The basic features of each model are as follows:
Data Base of Events. It enables the accounting systems to automatically capture operational risk events (SGO, for entities in the Partenón environment) and manual capturing. It will also enable entities with non-Partenón environment common access via the web.
Self-assessment Questionnaires. This model includes both general and specific questionnaires, as well as different types of qualitative and quantitative questions for evaluating present and future operational risk.
Risk Indicators. This model captures, via automatic or manual feeding, activity and control indicators, all of them managed under a common format and with common methodologies.
Mitigation. Its main use is centralised and integrated management of corrective measures. Questions, indicators or events/types of event are captured on the data base which exceed a certain threshold (scores or limits).
Financial Information Management Model. This allows dynamic management of the information model by selecting information, weightings, scenarios, impact of corrective measures.
Insurance. This incorporates basic information related to insurance contracted by each entity, linking it to the data base of events.
Part 5. Reputational risk
Grupo Santander, in all its areas, regards the reputational risk function of its activities as being of the utmost importance. The management of this risk is conducted by:

5.1 Global Committee of New Products
All new products or services that any institution of Grupo Santander wants to market must be first submitted to this committee for approval.
The committee held 11 meetings in 2006 at which 100 products or families of products were analyzed.
A Local Committee of New Products is established in each country where there is a Grupo Santander institution. Once a new product or service is ready, this Committee must request permission from the Global Committee for it to be marketed. In Spain, the Local Committee falls within the Global Committee.
The areas that participate in the Global Committee of New Products, chaired by the Secretary General of the Board, are: Tax Advice, Legal Advice, Customer Service, Internal Audit, Retail Banking, Global Corporate Banking, International Private Banking, Compliance, Financial Accounting and Control, Financial Operations and Markets, Operations and Services, Global Wholesale Banking Risks, Wholesale and Corporate Banking Risks, Credit Risks, Financial Risks, Methodology, Processes and Infrastructure Risks, Operational Risks, Technology, Global Treasury and, lastly, the unit proposing the new product or the Local Committee of New Products.
Before a new product or service is launched, these areas, as well as, where applicable, other independent experts considered necessary in order to correctly evaluate the risks incurred (for example, Prevention of Money-laundering), analyze the aspects that could affect the process, stating their opinion on each product or service.
The Global New Products Committee, in the light of the documentation received, and after checking that all the requirements for approving the new product or service have been met and bearing in mind the risk guidelines set by the Board’s Risk Committee approves, rejects or sets conditions for the new product or service.
The Global Committee gives particular consideration to the suitability of the new product or service to the framework where it is going to be marketed. Importance is attached to the following considerations:
–	Each product or service is sold by those who know how to sell it.

–	The client knows what he or she is investing in and the risk of each product or service and this can be accredited with documents.

–	Each product or service is sold where it can be, not only for legal or tax reasons (i.e. it fits into the legal and tax regime of each country), but also on the basis of the financial culture.
–	When a product or service is approved the maximum limit is set for the amount that can be sold in each country.
5.2 Manual of Procedures for the Marketing of Financial Products
This manual is used by Banco Santander for the retail marketing of financial products in Spain.
The objective is to improve the quality of information made available to investors and ensure they understand the features, return and risk of the products.
The manual segments customers into three categories, which initially coincide with those of Private Banking, Personal Banking and Banking for Individuals. Products are also segmented into three categories: green, red and yellow, on the basis of their complexity and the guarantees they provide for recovering capital and obtaining a certain return.
The manual covers financing savings products sold to retail individuals, such as participations in mutual funds and shares in public placements. The Global Committee of New Products can include others in the sphere of the manual.
In 2006 83 products covered by the manual were submitted for approval. Most of them were mutual funds, but there were also other categories such as warrants, hedging products, preferred shares and public offerings and/or subscription to securities.
Of the 83 products, 24 were new ones submitted to the Global Committee and 59 were not new and were submitted to the Office of the Manual, created to ensure enforcement of the manual and part of Compliance Management. The 83 products were categorized as follows: 26 were green (31%), 35 yellow (42%) and 22 red (27%). The Office informed the National Securities Market Commission of all the products approved.
Implementing the manual requires: (i) rigorous use of business documentation and contracts, and (ii) paying attention to the segment to which the customer belongs before offering the product.
5.3 The Board’s Risk Committee
The Risks Committee, the ultimate body responsible for global risk management and all kinds of banking operations, evaluates reputational risk as part of its activities.
Part 6. Risk training activities
We have a Corporate School of Risk, whose objectives are to reinforce the corporate culture of the risk management in the Bank and assure the training and development of all risk professionals under the same criteria.
The school, which during 2006 gave a total of 27,749 hours of class to 3,493 employees, is the platform for the strengthening of the Bank’s leadership in this field, reinforcing the capabilities of executives and risk professionals. In addition, the school brings together the business goals of the Bank with the Bank’s risk management needs by providing training to professionals from other areas of the business, particularly the commercial area.

Part 7. Market Risk
Generally
We are exposed to market risk mainly as a result of the following activities:
•	Trading in financial instruments, which involves interest rate, foreign exchange rate, equity price and volatility risks.
•
Engaging in retail banking activities, which involves interest rate risk since a change in interest rates affects interest income, interest expense and customer behavior. This interest rate risk arises from the gap (maturity and repricing) between assets and liabilities.

•
Investing in assets (including subsidiaries) whose returns or accounts are denominated in currencies other than the Euro, which involves foreign exchange rate risk between the Euro and such other currencies.

•	Investing in subsidiaries and other companies, which subject us to equity price risk.
•	Liquidity risk is embedded in all activities, trading and non-trading.
Primary Market Risks and How They Arise
The primary market risks to which we are exposed are interest rate risk, foreign exchange rate risk, equity price risk, volatility risk and liquidity risk. We are exposed to interest rate risk whenever there is a mismatch between interest rate sensitive assets and liabilities, subject to any hedging with interest rate swaps or other off-balance sheet derivative instruments. Interest rate risk arises in connection with both our trading and non-trading activities.
We are exposed to foreign exchange rate risk as a result of mismatches between assets and liabilities, and off-balance sheet items denominated in different currencies, either as a result of trading or in the normal course of business. We maintain non-trading open currency positions arising from our investments in overseas subsidiaries, affiliates and their currency funding. The principal non-trading currency exposures are the euro to the US dollar and the euro to the currencies of the Latin American countries in which we operate. Trading foreign exchange rate open risk is not material compared to non-trading foreign exchange risk.
We are exposed to equity price risk in connection with both our trading and non-trading investments in equity securities.
We are also exposed to liquidity risk. Market depth is the main liquidity driver in our trading portfolio, even though our policy is to trade the most liquid assets. Our liquidity risk also arises in non-trading activity due to the maturity gap between assets and liabilities in the retail banking business.
We use derivatives for both trading and non-trading activities. Trading derivatives are used to eliminate, to reduce or to modify risk in trading portfolios (interest rate, foreign exchange and equity), and to provide financial services to clients. Our principal counterparties for this activity are financial institutions. The principal types of derivatives used are: interest rate swaps, future rate agreements, interest rate options and futures, foreign exchange forwards, foreign exchange futures, foreign exchange options, foreign exchange swaps, cross currency swaps, equity index futures and equity options.
Derivatives are also used in non-trading activity in order to manage the interest rate risk and foreign exchange risk arising from asset and liability management activity. Interest rate and foreign exchange non-optional derivatives are used in non-trading activity.
The Group also has an incipient activity in credit derivatives to diversify its global credit portfolio.
Procedures for Measuring and Managing Market Risk
Our Board, through its Risk Committee, is responsible for establishing our policies, procedures and limits with respect to market risks, including which businesses to enter and maintain. The Committee also monitors our overall performance in light of the risks assumed. Together with the local and global Assets and Liabilities Committees (“ALCO”), each Market Risk Unit measures and monitors our market risks, and provides figures to ALCO to use in managing such risks, as well as liquidity risk.

Our market risk policy is to maintain a medium to low risk profile in business units. The risk activity is regulated and controlled through certain policies, documented in our Market and Liquidity Risk Management Policies Manual (as described below), and through a limit structure on our exposure to these market and liquidity risks which includes global limits for the entire Group (total risk limit unit) to specific portfolio limits; in addition, authorized products are listed and reviewed periodically.
These policies, procedures and limits on market risk are applicable to all units, businesses or portfolios susceptible to market risk.
1. Market and Liquidity Risk Management Policies Manual
The Market and Liquidity Risk Management Policies Manual is a compilation of policies that describe the control framework used by our Group to identify, measure and manage market risk exposures inherent to our activities in the financial markets. The Manual is employed for market risk management purposes at all involved levels in the Group and subsidiaries, providing a general and global action framework and establishing risk rules for all levels.
The Manual’s main objective is to describe and report all risk policies and controls that our Board of Directors has established as well as its risk predisposition.
All Group managers must ensure that each business activity is performed in accordance with the policies established in the Manual. The Manual is applied to all business units and activities, directly or indirectly, related to market risk decision-making.
2. Market Risk Management Procedures
All the functions developed by a risk manager are documented and regulated by different procedures, including measurement, control and reporting responsibilities. Internal and external auditors audit the compliance with this internal regulation control in order to ensure that our market risk policies are being followed.
3. Market Risk Limit Structure
The market risk limit structure can be defined as the Board of Director’s risk “appetite” and is managed by the Global Market Risk Function that accounts for all Group business units.
•	Its main functions are to:
•	Constrain all market risk within the business management and defined risk strategy.
•	Quantify and inform all business units of the risk levels and profiles defined by the Board of Directors in order to avoid non-desired levels or types of risk.
•	Maintain risks levels over all businesses in accordance with market and business strategy changes, and which are consistent with the Board of Directors’ positions.
•	Allow business units reasonable but sufficient risk-taking flexibility in order to meet established business objectives.
The Global Market Risk Function defines the limit structure while the Risk Committee reviews and approves it. Business managers then administer their activities within these limits. The limit structure covers both our trading and non-trading portfolios and it includes limits on fixed income instruments, equity securities, foreign exchange and other derivative instruments.
Limits considered to be global limits refer to the business unit level. Local business managers set lower level limits, such as portfolio or trader limits. To date, system restrictions prevent intra-day limits.

Business units must always comply with approved limits. Potential excesses will require a range of actions carried out by the Global Market Risk Function unit including:
•	Providing risk reducing levels suggestions and controls. These actions are the result of breaking “alarm” limits.
•	Taking executive actions that require risk takers to close out positions to reduce risk levels.
Statistical Tools for Measuring and Managing Market Risk
1. Trading activity
The Trading Portfolio is defined as proprietary positions in financial instruments held for resale and/or bought to take advantage of current and/or expected differences between purchase and sale prices. These portfolios also include positions in financial instruments deriving from market-making, sale and brokering activity.
As a result of trading fixed income securities, equity securities and foreign exchange, we are exposed to interest rate, equity price and foreign exchange rate risks. We are also exposed to volatility when derivatives (options) are used.
Market risk arising from proprietary trading and market-making activities is actively managed through the use of cash and derivative financial instruments traded in OTC and organized markets.
Interest rate risk derived from market-making is typically hedged by buying or selling very liquid cash securities such as government bonds, or futures contracts listed in organized markets like Liffe, Eurex, Meff and CBOT.
Foreign exchange rate risk is managed through spot transactions executed in the global foreign exchange inter-bank market, as well as through forward foreign exchange, cross currency swaps and foreign exchange options.
Equity price risk is hedged by buying or selling the underlying individual stocks in the organized equity markets in which they are traded or futures contracts on individual stocks listed in organized markets like Meff and Liffe.
In the case of equity indexes such as S&P 500, Euro STOXX 50, or IBEX 35, the hedging is done through futures contracts listed in the aforementioned organized markets.
Volatility risk arising from market-making in options and option-related products is hedged by, either buying and selling option contracts listed in organized markets like Eurex, Meff, and CBOT, or entering risk reversal transactions in the inter-bank OTC market.
Correlation risk is managed through the use of credit derivatives.
We use Value at Risk (“VaR”) to measure our market risk associated with all our trading activity.
1.1 VaR Model
We use a variety of mathematical and statistical models, including VaR models, historical simulations, stress testing and evaluations of Return on Risk Adjusted Capital (“RORAC”) to measure, monitor, report and manage market risk. We call our VaR figures daily or annual “capital at risk” figures (“DCaR” or “ACaR”), depending on their time horizon, since we use them to allocate economic capital to various activities in order to evaluate the RORAC of such activities.
As calculated by us, DCaR is an estimate of the inherent maximum loss in the market value of a given portfolio over a one-day time horizon at a 99% confidence interval. It is the maximum one-day loss that we estimate we would suffer on a given portfolio 99% of the time, subject to certain assumptions and limitations discussed below. Conversely, it is the figure that we would expect to exceed only 1% of the time, or approximately three days per year. DCaR provides a single estimate of market risk that is comparable from one market risk to the other.
The standard methodology used is based on historical simulation (520 days). In order to capture recent market volatility in the model, our DCaR figure is the maximum between the 1% percentile and the 1% weighted percentile of the simulated profit and loss distribution.
We use DCaR estimates to alert senior management whenever the statistically estimated losses in our portfolios exceed prudent levels. Limits on DCaR are used to control exposure on a portfolio-by-portfolio basis. DCaR is also used to calculate the RORAC for a particular activity in order to make risk-adjusted performance evaluations.

1.2 Assumptions and Limitations
Our DCaR and VaR methodology should be interpreted in light of the limitations of our model, which include:
•	A one-day time horizon may not fully capture the market risk of positions that cannot be liquidated or hedged within one day.
•	At present, we compute DCaR at the close of business and trading positions may change substantially during the course of the trading day.
1.3 Scenario Analysis and Calibration Measures
Because of these limitations in DCaR and VaR methodology, in addition to historical simulation, we use stress testing to analyze the impact of extreme market movements and to adopt policies and procedures in an effort to protect our capital and results of operation against such contingencies.
In order to calibrate our VaR model, we use back testing processes. Back testing is a comparative analysis between VaR estimates and the daily clean P&L (theoretical result generated assuming the Mark-to-Market daily variation of the portfolio only considering the movement of the market variables). The purpose of these tests is to verify and measure the precision of the models used to calculate VaR.
The analyses of our back testing comply, at a minimum, with the BIS recommendations regarding the verification of the internal systems used to measure and manage market risks.
2. Non Trading activity
2.1 Foreign Exchange Risk and Equity Price Risk
Due to its nature, changes in strategic positions have to be approved by local/global functions in ALCO committee. Position limits with respect to these investments are established, although they will be measured under VaR and other methods that attempt to implement immediate action plans if a particular loss level is reached.
Our foreign exchange rate risk with respect to our non-trading activity can be either permanent or temporary. The permanent risk reflects the book value of investments net of the initial goodwill, while the temporary risk basically stems from purchase/sale operations made to hedge the exchange rate risk derived from dividend flows and expected results. The exchange rate differences generated for each position are recorded in reserves and in profit and loss account respectively.
In order to manage the exchange rate risk of the book value of permanent investments, our general policy is to finance the investment in local currency, provided there is a deep market which allows it and that the cost of doing so is justified by the expected depreciation. If local markets were not deep enough, our investments in foreign currency would be financed in euros and so would generate an exchange-rate risk. Certain one-off hedges of permanent investments are made when it is believed that a local currency could weaken against the euro more quickly than the market is discounting. In addition, operations are carried out to hedge the currency risk of the Group’s results and dividends in Latin America.
Our equity price risk arises from our portfolio of investments in industrial and strategic shareholdings. However, in the last few years the Group equity price risk has decreased due to divestments in the industrial and strategic equity portfolio.
2.2 Interest Rate Risk
We analyze the sensitivity of net interest revenue and net worth to changes in interest rates. This sensitivity arises from gaps in maturity dates and review of interest rates in the different asset and liability accounts. Certain re-pricing hypotheses are used for products without explicit contractual maturities based on the economic environment (financial and commercial).
We manage investments by determining a target range for each sensitivity and providing the appropriate hedge (mainly with government debt, interest rate swaps and interest rate options) in order to maintain these sensitivities within that range.

The measures used to control interest rate risk are the interest rate gap and the sensitivity of net interest revenue and net worth to changes in interest rates, VaR and analysis of scenarios.
a) Interest rate gap of assets and liabilities
The interest rate gap is based on the analysis of the gaps between the maturities of the asset, liability and off-balance sheet items. Gap analysis provides a basic representation of the balance sheet structure and enables concentrations of interest rate risk by maturity to be identified. It is also a useful tool for estimating the possible impact of eventual interest rate movements on net interest revenue and net worth.
b) Net interest margin sensitivity (NIM)
The sensitivity of net interest margin measures the change in the short/medium term in the accruals expected over a particular period (12 months), in response to a parallel shift in the yield curve.
c) Net worth sensitivity (MVE)
Net worth sensitivity measures in the long term (the whole life of the operation) the interest risk implicit in net worth (equity) on the basis of the effect that a change in interest rates has on the current values of financial assets and liabilities.
d) Value at Risk (VaR)
The Value at Risk for balance sheet activity is calculated with the same standard as for trading: historic simulation with a confidence level of 99% and a time frame of one day.
e) Analysis of scenarios
Two scenarios for the performance of interest rates are established: maximum volatility and sudden crisis. These scenarios are applied to the balance sheet, obtaining the impact on net worth as well as the projections of net interest revenue for the year.
2.3 Liquidity Risk
Liquidity risk is associated with our capacity to finance our commitments, at reasonable market prices, as well as to carry out our business plans with stable sources of funding. We permanently monitor maximum gap profiles.
We have a diversified portfolio of assets that are liquid or can be made so in the short term. We also have an active presence in a wide and diversified series of financing and securitization markets, limiting our dependence on specific markets and keeping open the capacity of recourse to alternative markets.
The measures used to control liquidity risk are the liquidity gap, liquidity ratio, stress scenarios and contingency plans.
a) Liquidity gap
The liquidity gap provides information on contractual and expected cash inflows and outflows for a certain period of time, for each of the currencies in which we operate. The gap measures the net need or excess of funds at a particular date, and reflects the level of liquidity maintained under normal market conditions.
b) Liquidity ratios
The liquidity coefficient compares liquid assets available for sale (after applying the relevant discounts and adjustments) with total liabilities to be settled, including contingencies. This coefficient shows, for currencies that cannot be consolidated, the level of immediate response of the entity to firm commitments.
c) Analysis of scenarios/Contingency Plan
Our liquidity management focuses on preventing a crisis. Liquidity crises, and their immediate causes, cannot always be predicted. Consequently, our Contingency Plan concentrates on creating models of potential crises by analyzing different scenarios, identifying crisis types, internal and external communications and individual responsibilities.

The Contingency Plan covers the activity of a local unit and of central headquarters. Each local unit must prepare a Plan of Contingency Financing, indicating the amount it would potentially require as aid or financing from headquarters during a crisis. Each unit must inform headquarters (Madrid) of its plan at least every six months so that it can be reviewed and updated. These plans, however, must be updated more frequently if market circumstances make it advisable.
Quantitative analysis1
A. Trading activity
Quantitative analysis of daily VaR in 2006
Our risk2 performance with regard to trading activity in financial markets during 2006, measured by daily Value at Risk “VaRD”, is shown in the following graph.
The total VaRD of the Group’s trading portfolios began the year marked by portfolio reclassifications due to the changes in accounting rules (IAS), which culminated on December 30, 20053. As already commented in the 2005 Annual Report, these reclassifications did not mean an effective increase in the Group’s risk level.
VaRD during 2006 fluctuated 90% in a range between €25 million and €5 million, with two exceptions. The first one, in the last part of February coincided with the temporary entry into the portfolio of a significant exchange-rate position in Madrid’s Treasury, which was exited on March 1. The second exceptional period, between May 24 and the last days of June, was mainly determined by the volatility of Brazilian markets, especially the fixed income ones. The maximum VaRD for the year was reached on May 29, largely due to the strong rise in volatility in Brazilian interest rates in the last week of May. This rise was within the context of turbulences in global financial markets sparked by the upward revision of inflation and official interest rates expectations throughout the world, which particularly affected emerging markets. The subsequent decline in risk levels was due to the reduction in positions recorded in Brazil’s Treasury and lower volatility in Brazilian interest rates, linked to the decline in global inflation expectations.

1	All figures in this report are measured in euros. The exchange rate used is the one quoted in the market on the reference date.

2	Banesto is not included in the Group’s VaRD for trading activity.

3	In addition, as of January 1, 2006, the matrix of correlations between the VaR of the Group’s various units was changed, with an average impact on consolidated VaR of an increase of €6 million.

The average VaRD of the Group’s trading portfolio in 2006 ( €35.7 million) was higher than that in previous years, partly because of the aforementioned temporary increase in volatility. In relative terms, however, and compared with other financial groups it can be said that the Group continues to maintain a medium/low risk profile in trading. Dynamic management enables the Group to adopt changes in strategy and take advantage of opportunities in an environment of uncertainty.
The following risk histogram shows the distribution of frequencies of average risk during 2006, measured in VaRD terms. It shows the accumulation of days with levels between €25 million and €45 million (89.9%) and, more specifically, between €30 million and €37.5 million (59.7%).

Risk by factor
The minimum, maximum, average and year-end 2006 risk values in VaRD terms were as follows:

		Minimum	Average	Maximum	Last
TOTAL TRADING	Total VaRD	26.4	35.7	75.0	36.8

	Diversification effect	(4.4)	(10.0)	(16.3)	(10.2)

	Fixed-Income VaRD	22.2	32.5	69.8	29.7
	Equity VaRD	2.0	4.0	6.0	5.0
	FX VarD	4.4	9.2	17.3	14.7

LATIN AMERICA	VaRD Total	20.9	27.7	64.2	30.9

	Diversification effect	(2.3)	(8.3)	(13.9)	(13.1)

	Fixed-Income VaRD	19.7	26.0	63.8	26.2
	Equity VaRD	1.0	2.3	4.1	4.1
	FX VarD	2.0	7.6	14.0	13.7

USA	VaRD Total	0.8	2.3	4.9	1.2

	Diversification effect	0.1	(0.6)	(1.7)	(0.3)

	Fixed-Income VaRD	0.7	1.7	4.1	1.0
	Equity VaRD	0.0	0.1	0.4	0.1
	FX VarD	0.3	1.0	2.6	0.4

EUROPE	VaRD Total	7.1	12.1	23.7	9.9

	Diversification effect	(1.7)	(4.0)	(7.5)	(3.7)

	Fixed-Income VaRD	4.9	10.0	21.5	6.4
	Equity VaRD	1.5	3.1	4.9	2.9
	FX VarD	0.9	2.9	10.6	4.3
EUR million
Almost all the increase in average VaRD over 2005 was due to the increased risk in fixed income, which rose from €15.5 million to €32.5 million. The average risk in the two other main products, equity and currency ( €4 million and €9.2 million, respectively) remained at similar levels as in 2005 ( €4.2 million and €8.7 million, respectively). The rise in fixed-income risk mainly occurred in Latin America, where average VaR in this factor was €26 million ( €14 million in 2005).
Although credit derivatives activity continued to rise in 2006, due to the still relatively low exposure of the credit risk factor, it is still included in fixed-income. It will be shown separately insofar as its level of activity or risk requires it.

The performance of the VaRD during the course of the year underlines the Group’s flexibility and agility in adapting its risk profile on the basis of changes in strategy stemming from an evolving assessment of market expectations.
Distribution of risks and results
Geographic distribution
Latin America contributed 66% of the Group’s total VaRD in trading activity and 36% of total income. Meanwhile Europe contributed 29% and 59%, respectively, as most of its treasury activity was in service to professional clients.
The minimum, average, maximum and year-end risk values in daily VaRD terms, by geographic area, are shown in the following table.
Risks statistics in 2006

	Minimum	Average	Maximum	Last
TOTAL	26.4	35.7	75.0	36.8

EUROPE	7.1	12.1	23.7	9.9
USA	0.8	2.3	4.9	1.2
LATIN AMERICA	20.9	27.7	64.2	30.9
EUR Million

Monthly distribution of risks and results
The next chart shows that, on average, the risk assumption profile was relatively constant. May and June were the two months with the highest level of risk because of the general rise in volatility in financial markets. The performance of results, on the other hand, was less erratic.
Histogram of daily Marked-to-Market (MtM) results
The following histogram of frequencies shows the distribution of daily Marked-to-Market (“MtM”) results on the basis of size. The most common yield interval was between €-10 million and €15 million, which occurred on 229 working days of the year (89% of the year).

Risk management of structured derivatives
Our structured derivatives activity (non-organized markets) is mainly focused on structuring investment and hedging products for clients. These transactions include options on equities, currencies and fixed-income instruments.
This business is conducted by units primarily located in Madrid, United Kingdom, Brazil and Mexico and, to a lesser extent, New York, Chile and Portugal.
During most of 2006, risk on structured derivatives, in terms of VaRD, moved in a range between €5 and €8 million. The main exception was between the end of May and the end of June, because of the rise in risk resulting from the general increase in volatility, especially in Brazil’s markets. The maximum risk, for the aforementioned reason, was on June 6 ( €16.1 million) and the minimum on November 23 ( €4.1 million), in a context of low volatility.
Test and calibration measures
In accordance with the BIS recommendations for gauging and monitoring the effectiveness of internal market risk measurement and management systems, in 2006 we carried out regular analysis and contrasting measures which confirmed the reliability of the model.
Scenario Analysis
Different stress test scenarios were analyzed during 2006. A scenario of maximum volatility, which applies six standard deviations to different market factors as of December 29, 2006, generated results that are presented below.
Maximum volatility scenario
The table below shows, at December 29, 2006, the maximum losses for each product (fixed-income, equities and currencies), in a scenario in which volatility equivalent to six standard deviations in a normal distribution is applied (decrease in equity prices, increases in local and external interest rates, depreciation of local currencies against USD).
Maximum volatility Stress Test

€ million	Fixed income	Equities	Exchange rate	Volatility	Total
Total Trading	(114.8)	(20.2)	23.6	18.6	(89.5)
Europe	(13.4)	(4.0)	2.8	6.5	(8.1)
Latin America	(97.1)	(15.8)	22.7	12.1	(75.0)
USA (New York)	(4.3)	(0.5)	(1.9)	0.0	(6.5)
The stress test shows that the economic loss suffered by the Group in the MtM result would be, if this scenario materialized in the market, €89.5 million and would be concentrated in Latin American fixed income.
B. Non-Trading Activity
B.1. Asset and liability management
We actively manage the market risks inherent in retail banking. Management addresses the structural risks of interest rates, liquidity, exchange rates and credit.
The purpose of financial management is to make net interest revenue from our commercial activities more stable and recurrent, maintaining adequate levels of liquidity and solvency.
The Financial Management Division analyzes structural interest rate risk derived from mismatches in maturity and revision dates for assets and liabilities in each of the currencies in which we operate. For each currency, the risk measured is the interest gap, the sensitivity of net interest revenue, the economic value and the duration of equity.
The Financial Management Division manages structural risk on a centralized basis. This allows the use of homogenous methodologies, adapted to each local market where we operate.

In the euro-dollar area, the Financial Management Division directly manages the risks of the parent Bank and coordinates management of the rest of the units that operate in convertible currencies. There are local teams in the banks in Latin America that manage balance sheet risks under the same frameworks, in coordination with the global Division of Financial Management.
The Asset and Liability Committees (Alco’s) of each country and, where necessary, the Markets Committee of the parent Bank are responsible for the risk management decisions.
B.1.1. Quantitative analysis of interest rate risk in 20064
a) Convertible currencies5
At the end of 2006, in the balance of convertible currencies, the sensitivity of net interest margin (NIM) to a parallel rise of 100 basis points in the yield curve was €157.8 million negative, mainly corresponding to the parent bank. The main feature of the year was a reduction in the sensitivity over 2005.
On the same basis the sensitivity of net worth (MVE) to a parallel rise in the yield curve of 100 basis points was €490.2 million at the end of 2006, most of it concentrated in the parent bank. The increase over 2005 largely occurred in the balance sheet in euros, due to the greater positioning in the face of interest rate hikes.
Structural Gap. Santander Parent Company (December 29, 2006)

					More than 5
€ million	Not sensitive	Up to 1 year	1-3 years	3-5 years	years	TOTAL
Money and securities market	—	17,552	176	504	429	18,632
Loans	—	106,258	19,939	3,175	2,120	131,492
Permanent equity stakes	44,557	—	—	—	—	44,557
Other assets	6,324	27,201	—	—	—	33,525

Total assets	50,881	150,981	20,115	3,680	2,549	228,206

Money market	—	3,963	—	50	—	4,013
Customer deposits	—	20,194	9,040	12,199	12,605	54,038
Debt Issues and securitisations	—	87,099	2,389	1,102	210	90,800
Shareholders’ equity and other liabilities	47,895	28,005	1,119	893	1,950	79,862

Total liabilities	47,895	139,261	12,547	14,244	14,766	228,713

Balance sheet Gap	2,986	11,721	7,568	(10,565)	(12,217)	(507)

Off-balance sheet structural Gap	—	5,256	378	(242)	(546)	4,846

Total structural Gap	2,986	16,977	7,945	(10,807)	(12,763)	4,339

Accumulated Gap	—	16,977	24,922	14,115	1,353	—

b) Latin America
The interest rate risk of Latin America’s balance sheets, measured by the sensitivity of the net interest margin to a parallel movement of 100 basis points, remained during 2006 at low levels and moved within a narrow band (maximum of €65 million in March). In terms of market value of equity sensitivity, it fluctuated in a wider range of between €150 and €380 million, mainly because of changes in the portfolio in Mexico, government securities and interest rate swaps in local currency.
At the end of 2006, the risk consumption for the region, measured by the market value of equity (MVE) sensitivity to 100 basis points, was €377 million, while that of the net interest margin at one year, measured by its sensitivity to 100 basis points, was €20 million. Both levels were similar to those at the end of 2005.

4.	Includes the total balance sheet except for the trading portfolios

5.	Includes Abbey

Interest rate risk profile at December 29, 2006
The gap tables below show the distribution of risk by maturity in Latin America as of December 29, 2006 (Figures in millions of euros).

Gaps in Local Currency	TOTAL	0-6 months	6-12 months	1-3 years	> 3 years	Not sensitive
Assets	106,542	54,970	9,146	14,590	16,905	10,916
Liabilities	102,744	66,750	3,054	11,508	5,642	15,791
Off-balance Sheet	-4,276	23,098	-26,911	-6,376	5,916	-2

Gap	-478	11,856	-20,840	-2,683	16,329	-5,139

Gaps in Foreign Currency	TOTAL	0-6 months	6-12 months	1-3 years	> 3 years	Not sensitive
Assets	22,132	12,252	1,387	2,673	4,443	1,377
Liabilities	25,930	15,330	1,653	3,079	3,557	2,311
Off-balance Sheet	4,276	3,928	-34	-154	538	-3

Gap	478	850	-300	-560	1,425	-937
Net Interest Margin (NIM) sensitivity
For the whole of Latin America, the consumption at the end of 2006 was €20 million (sensitivity of net interest margin at one year to 100 basis points). The geographic distribution is shown in the graph below.
NIM Sensitivity by countries
Others: Colombia, Panama, Santander Overseas and Uruguay

Market Value of Equity (MVE) sensitivity
For the whole of Latin America, the consumption at the end of 2006 was €377 million (MVE sensitivity to a parallel movement of 100 basis points in the yield curve). The geographic distribution is shown in the graph below.
More than 90% of the risk is concentrated in five countries: Brazil, Chile, Mexico, Venezuela and Puerto Rico.
MVE Sensitivity by countries
Others: Colombia, Panama, Santander Overseas and Uruguay
Almost 90% of the risk was concentrated in four countries: Mexico, Brazil, Chile and Puerto Rico.
B.1.2. Structural management of credit risk
The recent development of credit-related financial instruments and methodologies to measure risks makes the transfer of credit risk possible. The Financial Management Division analyzes globally the credit risk of the different portfolios that expose the Group to credit risk and proposes measures to optimize their creation of value. Active management of credit risk enables the credit portfolio to be diversified and reduce concentrations which naturally occur as a result of commercial banking activity. The proposed measures cover both the sale and acquisition of assets that entail diversification for the whole of the Group’s credit portfolio.
B.1.3. Management of structural liquidity
Structural liquidity management aims to finance the Group’s recurring activity in optimum conditions of maturity and cost and avoid assuming undesired risks.
The Group has a diversified portfolio of short-term liquid assets adjusted to their positions. It also has an active presence in a broad and diversified series of financing markets, limiting dependence on specific markets and maintaining ample capacity of recourse to markets.
Structural liquidity management means planning the need for funds, structuring the sources of financing, optimizing diversification by maturities, instrument and markets and defining contingency plans.
A liquidity plan is drawn up every year, based on the financing needs resulting from the business budgets. On the basis of these needs, and bearing in mind the limits on recourse to short-term markets, the year’s issuance and securitization plan is established. During the year the evolution of financing needs is regularly monitored, giving rise to changes to the plan when necessary.

208

The Group raised centrally €47 billion in 2006 through medium and long-term issues in the wholesale markets and €25.7 billion of assets were securitized.
Latin American banks are autonomous in terms of liquidity and do not go to the parent bank for financing. Each bank has its own liquidity and contingency plan without recourse to the Group’s financing. Cross-border and reputational risks derived from external financing are limited and authorized by the parent Bank.
Unlike what happens in the area of convertible currencies, the commercial activity of the Latin American banks has more funds that it needs, and so does not require structural financing from the markets.
Liquidity risk is controlled and analyzed in order to ensure the Group has acceptable levels of liquidity to cover its short- and long- term financing needs under normal market conditions. Different analyses of scenarios are also carried out, which show the additional financing needs that could arise in different circumstances. The aim is to cover a spectrum of possible situations which, with greater or lesser probability, could arise in the Group and prepare for them.
B.2. Exchange rate risk; Portfolio of industrial and strategic shareholdings
B.2.1. Exchange rate risk
Structural exchange rate risk arises from Group operations in currencies, mainly permanent financial investments, results and the dividends of these investments.
The exchange risk management is dynamic and seeks to limit the impact on equity of currency depreciations, optimizing the financial cost of hedging.
As regards the exchange-rate risk of permanent investments, the general policy is to finance them in the currency of the investment provided the depth of the market allows it and the cost is justified by the expected depreciation. One-off hedging is also done when a local currency could weaken against the euro significantly more quickly than the market is discounting.
The only significant position at the end of 2006 open to exchange-rate risk was the equity stake in Brazil, approximately €2,842 million.
In addition, the expected exchange rate risk of the Group’s results and dividends in those units whose base currency is not the euro is managed. In Latin America, local units manage the exchange rate risk between the local currency and the US dollar, the currency used to manage the region. Financial Management at the consolidated level is responsible for its part of the risk management between the US dollar and the euro.
B.2.2. Portfolio of industrial and strategic shareholdings
In 2006 the Group’s exposure in industrial and strategic equity portfolios decreased 11.8% in MtM terms, after selling significant stakes (the whole one in some cases) in Urbis (a Spanish real state company), San Paolo IMI6 and Antena 3 (a Spanish media company). These reductions were partially offset by the acquisition of our stake in Sovereign Bank, with a market value of €2,259 million at December 30. All in all, the risk of the structural equity portfolio, measured in terms of VaRD, decreased €9.1 million compared to the end of 2005, down to €277.6 million. The increase in market volatility in May avoided a greater reduction of VaRD.
The average daily VaRD for the year 2006 was €302.8 million, with a minimum of €231.4 million and a maximum of €400.3 million, in March and May respectively.
C. Capital Management
Capital management’s objective is to optimize its structure and its cost, from the regulatory and economic perspectives. Therefore, different tools and policies are utilized, such as capital increases and computable issuances (preferred and subordinated), results, dividend policy and securitizations.

[6]	Intesa San Paolo from January 2007 onwards

In accordance with the criteria of the Bank for International Settlements (BIS), our shareholders’ equity amounted to €59,776 million, €6,350 million more than at the end of 2005 (+11.9%). The surplus over the minimum requirement was €21,478 million.
Our capital ratios remain at comfortable levels. The BIS ratio was 12.49%, Tier I 7.42% and core capital 5.91%. In the second quarter, Standard and Poor’s and Fitch Ratings improved their ratings of the Group and its main subsidiaries and Moody’s confirmed them. This makes us one of the European banks with the best long-term rating.
We are progressively incorporating the creation of value as a tool to (i) measure the contribution of the different units that are part of the portfolio of business and (ii) assess the management of each unit.
D. Market Risk: VaR Consolidated Analysis
Our total daily VaR as of December 31, 2005, and December 31, 2006, broken down by trading and structural (non-trading) portfolios, were as follows:
Figures in millions of EUR

		Dec-06
	Dec-05	Low	Average	High	Period End
TOTAL	353.3	285.5	404.4	605.5	353.3

Trading	27.0	26.4	35.7	75.0	36.8
Non-Trading	352.2	283.7	402.4	603.7	351.3
Diversification Effect	(25.9)	(24.7)	(33.7)	(73.2)	(34.9)
Our daily VaR estimates of interest rate risk, foreign exchange rate risk and equity price risk, were as follows:
Interest Rate Risk
Figures in millions of EUR

		Dec-06
	Dec-05	Low	Average	High	Period End
Interest Rate Risk
Trading	25.3	22.2	32.5	69.8	29.7
Non-Trading	94.4	73.5	105.4	123.8	114.4
Diversification Effect	(22.0)	(18.9)	(27.6)	(51.5)	(25.9)

TOTAL	97.7	76.8	110.3	142.1	118.2
Foreign Exchange Rate Risk
Figures in millions of EUR

		Dec-06
	Dec-05	Low	Average	High	Period End
Exchange Rate Risk
Trading	6.2	4.4	9.2	17.3	14.7
Non-Trading	85.9	67.8	96.9	125.4	90.3
Diversification Effect	(6.0)	(4.3)	(8.8)	(16.1)	(13.5)

TOTAL	86.1	68.0	97.3	126.6	91.5

Equity Price Risk
Figures in millions of EUR

		Dec-06
	Dec-05	Low	Average	High	Period End
Equity Price Risk
Trading	2.9	2.0	4.0	6.0	5.0
Non-Trading	286.7	231.4	302.8	400.3	277.6
Diversification Effect	(2.9)	(2.0)	(4.0)	(5.9)	(5.0)

TOTAL	286.7	231.4	302.8	400.4	277.7
Our daily VaR estimates by activity, were as follows:
Figures in millions of EUR

		Dec-06
	Dec-05	Low	Average	High	Period End
Trading
Interest Rate	25.3	22.2	32.5	69.8	29.7
Exchange Rate	6.2	4.4	9.2	17.3	14.7
Equity	2.9	2.0	4.0	6.0	5.0

TOTAL	27.0	26.4	35.7	75.0	36.8

Balance
Interest Rate	94.4	73.5	105.4	123.8	114.4

Non-Trading FX
Exchange Rate	85.9	67.8	96.9	125.4	90.3

Non-Trading Eq
Equity	286.7	231.4	302.8	400.3	277.6

TOTAL	353.3	285.5	404.4	605.5	353.3

Interest Rate	97.7	76.8	110.3	142.1	118.2
Exchange Rate	86.1	68.0	97.3	126.6	91.5
Equity	286.7	231.4	302.8	400.4	277.7

Item 12. Description of Securities Other than Equity Securities.
A. Debt Securities.
Not Applicable
B. Warrants and Rights.
Not Applicable
C. Other Securities.
Not Applicable
D. American Depositary Shares.
Not Applicable

PART II
Item 13. Defaults, Dividend Arrearages and Delinquencies.
Not Applicable
Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds.
A. Not Applicable
B. Not Applicable
C. Not Applicable
D. Not Applicable
E. Use of proceeds.
Not Applicable
Item 15. Controls and Procedures
(a) Evaluation of disclosure controls and procedures.
As of December 31, 2006, Banco Santander Central Hispano, S.A., under the supervision and with the participation of the Bank’s management, including our Chief Financial Officer, Chief Accounting Officer and our Chief Executive Officer, performed an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15 (f) under the Exchange Act). There are, as described below, inherent limitations to the effectiveness of any control system, including disclosure controls and procedures. Accordingly, even effective disclosure controls and procedures can provide only reasonable assurance of achieving their control objectives.
Based on such evaluation, the Bank’s Chief Financial Officer, Chief Accounting Officer and the Chief Executive Officer concluded that our disclosure controls and procedures were effective for gathering, analyzing and disclosing the information we are required to disclose in the reports we file under the Exchange Act, within the time periods specified in the SEC’s rules and regulations.
(b) Management’s Report on Internal Control over Financial Reporting
The management of Banco Santander Central Hispano, S.A. is responsible for establishing and maintaining an adequate internal control over financial reporting as defined in Rule 13a-15 (f) under the Exchange Act.
Our internal control over financial reporting is a process designed by, or under the supervision of, the Bank’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes, in accordance with generally accepted accounting principles. For Banco Santander Central Hispano, S.A., generally accepted accounting principles refers to the International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”) required to be applied under Bank of Spain’s Circular 4/2004 as well as the accounting principles generally accepted in the United States of America (“U.S. GAAP”) relating to the reconciliation of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 to U.S. GAAP and the information presented in Notes 58 and 59 to our consolidated financial statements relating to the nature and effect of such differences.
Our internal control over financial reporting includes those policies and procedures that:
–	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

–
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

–	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
We have adapted our internal control over financial reporting to the most rigorous international standards and comply with the guidelines set by the Committee of Sponsoring Organizations of the Treadway Commission in its Enterprise Risk Management Integrated Framework. These guidelines have been extended and installed in our Group companies, applying a common methodology and standardizing the procedures for identifying processes, risks and controls, based on the Enterprise Risk Management Integrated Framework.

The documentation process in the Group’s companies has been constantly directed and monitored by a global coordination team, which set the guidelines for its development and supervised its execution at the unit level.
The general framework is consistent, as it assigns to management specific responsibilities regarding the structure and effectiveness of the processes related directly and indirectly with the production of consolidated financial statements, as well as the controls needed to mitigate the risks inherent in these processes.
Management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2006, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Enterprise Risk Management — Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2006, the Group’s internal control over financial reporting is effective based on those criteria.
Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 has been audited by Deloitte S.L., an independent registered public accounting firm under Auditing Standard No. 2 of the Public Company Accounting Oversight Board (United States), as stated in their report which follows below.
(c) Attestation report of the registered public accounting firm.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Banco Santander Central Hispano, S.A.:

We have audited management’s assessment, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting, that Banco Santander Central Hispano, S.A. (the “Bank”) and Companies composing, together with the Bank, the Santander Group (the “Group”) maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Group’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Group’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, management’s assessment that the Group maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also, in our opinion, the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets as of December 31, 2006, 2005 and 2004 of the Group and the related consolidated income statements, statements of changes in equity (recognized income and expense), and cash flow statements for the years then ended, prepared in conformity with the International Financial Reporting Standards, as adopted by the European Union (“EU-IFRS”) required to be applied under Bank of Spain’s Circular 4/2004, and our report dated June 22, 2007, except for Notes 58 and 59 as to which the date is June 29, 2007, expressed an unqualified opinion on those Consolidated Financial Statements and included an explanatory paragraph stating that the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 vary in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”), and that the information relating to the nature and effect of such differences is presented in Notes 58 and 59 to the Consolidated Financial Statements of the Group.

/s/ Deloitte, S.L.

DELOITTE, S.L.

Madrid – Spain
June 22, 2007, except for Notes 58 and 59 as to which the date is June 29, 2007

(d) Changes in internal controls over financial reporting. There was no change in our internal control over financial reporting that occurred during the period covered by this annual report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
Item 16. [Reserved]
Item 16A. Audit committee financial expert
The Audit and Compliance Committee has five members, all of whom are non-executive independent Directors (as defined by Article 5.4 of the Rules and Regulations of the Board). All members of the Audit and Compliance Committee also meet the independence criteria set by the NYSE for foreign private issuers. Our Rules and Regulations of the Board provide that the chairman of the Audit and Compliance Committee must be an independent director (as defined by Article 5.4 of the Rules and Regulations of the Board) and someone who has the necessary knowledge and experience in matters of accounting, auditing or risk management. Currently, the chairman of the Audit and Compliance Committee is Luis Ángel Rojo. Our standards for director independence may not necessarily be consistent with, or as stringent as, the standards for director independence established by the NYSE.
Our Board of Directors has determined that Manuel Soto is an “Audit Committee Financial Expert” in accordance with SEC rules and regulations.
Item 16B. Code of Ethics
We have adopted a code of ethics (the “General Code of Conduct”) that is applicable to all members of the boards of the companies of the Group, to all employees subject to the Code of Conduct of the Securities Market, including the Bank’s Chairman, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and to all those employees designated by the Human Resources Division that have been specifically informed of their subjection to this General Code of Conduct. This Code establishes the principles that guide these officers’ and directors’ respective actions: ethical conduct, professional standards and confidentiality. It also establishes the limitations and defines the conflicts of interest arising from their status as senior executives or Directors.
This Code is available on our website, which does not form part of this annual report on Form 20-F, at www.santander.com under the heading “Information for shareholders and investors — Corporate Governance — Internal Code of Conduct”.

Item 16C. Principal Accountant Fees and Services
Amounts paid to the firms belonging to the Deloitte worldwide organization, the Group’s principal auditor, for statutory audit and other services were as follows:

	2004	2005	2006
	(in millions of euros)
Audit Fees (1)	15.9	15.8	15.6
Audit Related Fees (2)	4.1	9.3	10.5
Tax Fees (3)	1.3	1.4	1.9
All Other Fees (4)	6.1	3.7	6.9

Total	27.4	30.2	35.0

(1)	Fees for annual company audits of the Group.

(2)
Fees for professional services rendered to comply with Sarbanes-Oxley Act and for other reports required by legal regulations emanating from different national supervisory organizations in the countries in which the Group operates. Includes €1 million paid in 2006 in connection with the work relating to the Group’s adaptation to the new capital regulations (Basel II).

(3)	Fees for professional services rendered for tax compliance, tax advice, and tax planning in the countries in which the Group operates.

(4)	Fees for other services provided. These fees were mainly for financial advisory, due diligence services and systems reviews.
The Audit and Compliance Committee proposes to the Board the fees to be paid to the external auditor and the scope of its professional mandate.
The Audit and Compliance Committee is required to pre-approve the main audit contract of the Bank or of any other company of the Group with its principal auditing firm. This main contract sets forth the scope of the audit services and audit-related services to be provided by the auditing firm, the term (typically, three years), the fees to be paid and the Group companies to which it will be applied. Once the term of the first contract expires, it can be rolled over by subsequent periods of one year upon approval by the Audit and Compliance Committee.
If a new Group company is required to engage an auditing firm for audit and audit-related services, those services have to be pre-approved by the Audit and Compliance Committee.
All non-audit services provided by the Group’s principal auditing firm or other auditing firms in 2005 (i.e.: tax services and all other services) were approved by the Audit and Compliance Committee, and all such non-audit services to be provided in the future will also require approval from the Audit and Compliance Committee.
The Audit and Compliance Committee is regularly informed of all fees paid to the auditing firms by the Group companies.
Item 16D. Exemption from the Listing Standards for Audit Companies
Not applicable.

Item 16E. Purchases of Equity Securities by the Issuer and Affiliated Purchasers.
The following table shows the repurchases of shares made by the Bank or any of its Affiliated Purchasers during 2006:

				(d) Maximum number (or
	(a) Total number of	(b) Average	(c) Total number of shares (or	approximate dollar value) of shares
	shares (or units)	price paid per	units) purchased as part of publicly	(or units) that may yet be purchased
2006	purchased	share (or unit)	announced plans or programs	under the plans or programs
January	103,611,996	€11.35	¯	¯
February	32,860,543	€11.86	¯	¯
March	26,570,378	€12.07	¯	¯
April	41,771,763	€12.01	¯	¯
May	80,235,108	€11.80	¯	¯
June	30,526,935	€10.89	¯	¯
July	26,861,984	€11.55	¯	¯
August	21,292,702	€11.77	¯	¯
September	19,210,849	€12.38	¯	¯
October	34,307,162	€13.31	¯	¯
November	29,693,739	€13.54	¯	¯
December	30,723,158	€13.01	¯	¯
Total	477,666,317
During 2006, all purchases and sales of equity securities were made in open-market transactions.

PART III
Item 17. Financial Statements.
We have responded to Item 18 in lieu of this item.
Item 18. Financial Statements.
Reference is made to Item 19 for a list of all financial statements filed as part of this Form 20-F.
Item 19. Exhibits.
(a) Index to Financial Statements
(b) List of Exhibits.

Exhibit
Number	Description
1.1	By-laws (Estatutos) of Banco Santander Central Hispano, S.A., as amended.

1.2	By-laws (Estatutos) of Banco Santander Central Hispano, S.A., as amended (English translation).

4.1*	Consortiom and Shareholders’ Agreement, dated May 28, 2007, among The Royal Bank of Scotland Group plc, Banco Santander Central Hispano, S.A., Fortis N.V., Fortis SA/NV and RFS Holdings B.V.

8.1	List of Subsidiaries (incorporated by reference as Exhibits I, II and III of our Financial Pages filed with this Form 20-F).

12.1	Section 302 Certification by the Chief Executive Officer

12.2	Section 302 Certification by the Chief Financial Officer

12.3	Section 302 Certification by the Chief Accounting Officer

13.1	Section 906 Certification by the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer

15.1	Consent of Deloitte, S.L.
We will furnish to the Securities and Exchange Commission, upon request, copies of any unfiled instruments that define the rights of holders of long-term debt of Banco Santander Central Hispano, S.A.

*
Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, the confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
The registrant hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.

BANCO SANTANDER CENTRAL HISPANO, S.A.
By:	/s/ José Antonio Álvarez
Name:	José Antonio Álvarez
Title:	Chief Financial Officer

Date: July 2, 2007

INDEX TO FINANCIAL STATEMENTS
(a) Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Banco Santander Central Hispano, S.A.:

We have audited the accompanying consolidated balance sheets of Banco Santander Central Hispano, S.A. (the “Bank”) and Companies composing, together with the Bank, the Santander Group (the “Group”), as of December 31, 2006, 2005 and 2004, and the related consolidated income statements, statements of changes in equity (recognized income and expense), and cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the controlling Bank’s directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Banco Santander Central Hispano, S.A. and Companies composing the Santander Group as of December 31, 2006, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with the International Financial Reporting Standards, as adopted by the European Union (“EU-IFRS”) required to be applied under Bank of Spain’s Circular 4/2004 (Note 1.b).

The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 vary in certain significant respects from accounting principles generally accepted in the United States of America (U.S. GAAP). Information relating to the nature and effect of such differences is presented in Notes 58 and 59 to the consolidated financial statements.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Group’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated June 22, 2007, except for Notes 58 and 59 as to which the date is June 29, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of the Group’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Group’s internal control over financial reporting.

/s/ Deloitte, S.L.

DELOITTE, S.L.

Madrid-Spain
June 22, 2007, except for Notes 58 and 59 as to which the date is June 29, 2007

SANTANDER GROUP
CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2006, 2005 AND 2004 (NOTES 1 to 4)

(Thousands of Euros)

	Note	2006	2005	2004
ASSETS

CASH AND BALANCES WITH CENTRAL BANKS		13,835,149	16,086,458	8,801,412

FINANCIAL ASSETS HELD FOR TRADING		170,422,722	154,207,859	111,755,936
Loans and advances to credit institutions	6	14,627,738	10,278,858	12,878,171
Loans and advances to customers	10	30,582,982	26,479,996	17,507,585
Debt instruments	7	76,736,992	81,741,944	55,869,629
Other equity instruments	8	13,490,719	8,077,867	4,419,338
Trading derivatives	9	34,984,291	27,629,194	21,081,213

OTHER FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS		15,370,682	48,862,267	45,759,095
Loans and advances to credit institutions	6	185,485	2,428,663	6,524,070
Loans and advances to customers	10	7,972,544	6,431,197	5,291,551
Debt instruments	7	4,500,220	9,699,237	19,632,958
Other equity instruments	8	2,712,433	30,303,170	14,310,516

AVAILABLE-FOR-SALE FINANCIAL ASSETS		38,698,299	73,944,939	44,521,323
Debt instruments	7	32,727,454	68,054,021	36,702,487
Other equity instruments	8	5,970,845	5,890,918	7,818,836

LOANS AND RECEIVABLES:		544,048,823	459,783,749	394,431,900
Loans and advances to credit institutions	6	45,361,315	47,065,501	38,977,533
Money market operations through counterparties		200,055	—	3,907,905
Loans and advances to customers	10	484,790,338	402,917,602	346,550,928
Debt instruments	7	621,770	171,203	—
Other financial assets	24	13,075,345	9,629,443	4,995,534

HELD-TO-MATURITY INVESTMENTS		—	—	—

CHANGES IN THE FAIR VALUE OF HEDGED ITEMS IN PORTFOLIO HEDGES OF INTEREST RATE RISK		(259,254)	—	—

HEDGING DERIVATIVES	11	2,987,964	4,126,104	3,824,936

NON-CURRENT ASSETS HELD FOR SALE		327,384	336,324	2,097,164
Equity instruments	12	—	—	1,814,418
Tangible assets	12	327,384	336,324	282,746

INVESTMENTS:		5,006,109	3,031,482	3,747,564
Associates	13	5,006,109	3,031,482	3,747,564

INSURANCE CONTRACTS LINKED TO PENSIONS	14	2,604,535	2,676,365	2,753,816

REINSURANCE ASSETS	15	261,873	2,387,701	3,045,804

TANGIBLE ASSETS:		10,110,996	9,993,207	10,585,193
Property, plant and equipment for own use	16	5,284,177	5,204,931	4,925,231
Investment property	16	374,547	667,449	2,115,823
Other assets leased out under an operating lease	16	4,452,272	4,120,827	3,544,139
Memorandum item: Acquired under a finance lease		200,838	83,459	41,117

INTANGIBLE ASSETS:		16,956,841	16,229,271	15,503,274
Goodwill	17	14,512,735	14,018,245	15,090,541
Other intangible assets	17	2,444,106	2,211,026	412,733

TAX ASSETS:		9,856,053	10,127,059	9,723,970
Current		699,746	1,217,646	1,381,722
Deferred	27	9,156,307	8,909,413	8,342,248

PREPAYMENTS AND ACCRUED INCOME	18	1,581,843	2,969,219	3,029,728

OTHER ASSETS:		2,062,696	4,344,910	4,905,185
Inventories		143,354	2,457,842	1,582,675
Other	19	1,919,342	1,887,068	3,322,510

TOTAL ASSETS		833,872,715	809,106,914	664,486,300

MEMORANDUM ACCOUNTS:

CONTINGENT LIABILITIES:		58,769,309	48,453,575	31,813,882
Financial guarantees	35	58,205,412	48,199,671	31,511,567
Assets earmarked for third-party obligations	35	4	24	24
Other contingent liabilities	35	563,893	253,880	302,291

CONTINGENT COMMITMENTS:		103,249,430	96,263,262	74,860,532
Drawable by third parties	35	91,690,396	77,678,333	63,110,699
Other commitments	35	11,559,034	18,584,929	11,749,833

LIABILITIES AND EQUITY	Note	2006	2005	2004

FINANCIAL LIABILITIES HELD FOR TRADING		123,996,445	112,466,429	91,526,435
Deposits from credit institutions	20	39,690,713	31,962,919	25,224,743
Customer deposits	21	16,572,444	14,038,543	20,541,225
Marketable debt securities	22	17,522,108	19,821,087	11,791,579
Trading derivatives	9	38,738,118	29,228,080	25,243,768
Short positions	9	11,473,062	17,415,800	8,725,120

OTHER FINANCIAL LIABILITIES AT FAIR VALUE THROUGH PROFIT OR LOSS		12,411,328	11,809,874	11,243,800
Debt certificates (including bonds)	22	12,138,249	11,809,874	11,243,800
Customer deposits	21	273,079	—	—

FINANCIAL LIABILITIES AT FAIR VALUE THROUGH EQUITY		—	—	—

FINANCIAL LIABILITIES AT AMORTISED COST		605,302,821	565,651,643	447,831,156
Deposits from central banks	20	16,529,557	22,431,194	8,067,860
Deposits from credit institutions	20	56,815,667	94,228,294	50,457,736
Money market operations through counterparties		—	—	2,499,000
Customer deposits	21	314,377,078	291,726,737	262,670,391
Marketable debt securities	22	174,409,033	117,209,385	90,803,224
Subordinated liabilities	23	30,422,821	28,763,456	27,470,172
Other financial liabilities	24	12,748,665	11,292,577	5,862,773

CHANGES IN THE FAIR VALUE OF HEDGED ITEMS IN PORTFOLIO HEDGES OF INTEREST RATE RISK		—	—	—

HEDGING DERIVATIVES	11	3,493,849	2,310,729	2,895,321

LIABILITIES ASSOCIATED WITH NON- CURRENT ASSETS HELD FOR SALE:		—	7,967	—
Other liabilities		—	7,967	—

LIABILITIES UNDER INSURANCE CONTRACTS	15	10,704,258	44,672,300	42,344,776

PROVISIONS:		19,226,513	19,822,990	18,023,924
Provisions for pensions and similar obligations	25	14,014,305	14,172,961	13,441,357
Provisions for contingent liabilities and commitments	25	598,735	487,048	360,594
Other provisions	25	4,613,473	5,162,981	4,221,973

TAX LIABILITIES:		4,539,051	3,867,795	3,496,212
Current		761,529	1,100,567	625,340
Deferred	27	3,777,522	2,767,228	2,870,872

ACCRUED EXPENSES AND DEFERRED INCOME	18	2,999,080	3,048,733	4,382,034

OTHER LIABILITIES:		3,458,740	1,512,908	4,118,162
Other	19	3,458,740	1,512,908	4,118,162

EQUITY HAVING THE SUBSTANCE OF A FINANCIAL LIABILITY	26	668,328	1,308,847	2,124,222

TOTAL LIABILITIES		786,800,413	766,480,215	627,986,042

MINORITY INTERESTS	28	2,220,743	2,848,223	2,085,316

VALUATION ADJUSTMENTS:		2,870,757	3,077,096	1,777,564
Available-for-sale financial assets	29	2,283,323	1,941,690	1,936,818
Cash flow hedges	29	49,252	70,406	(1,787)
Hedges of net investments in foreign operations	29	(173,503)	(384,606)	638,227
Exchange differences	29	711,685	1,449,606	(795,694)

OWN FUNDS:	30	41,980,802	36,701,380	32,637,378
Issued capital	31	3,127,148	3,127,148	3,127,148
Share premium	32	20,370,128	20,370,128	20,370,128
Reserves		12,289,480	8,703,789	6,877,827
Accumulated reserves	33	11,491,670	8,100,140	6,256,632
Reserves of entities accounted for using the equity method:		797,810	603,649	621,195
Associates	33	797,810	603,649	621,195
Other equity instruments:	34	62,118	77,478	93,567
Equity component of compound financial instruments		12,118	34,977	—
Other		50,000	42,501	93,567
Treasury shares	34	(126,801)	(53,068)	(126,500)
Profit attributed to the Group	30	7,595,947	6,220,104	3,605,870
Dividends and remuneration	30	(1,337,218)	(1,744,199)	(1,310,662)

TOTAL EQUITY		47,072,302	42,626,699	36,500,258

TOTAL LIABILITIES AND EQUITY		833,872,715	809,106,914	664,486,300

The accompanying Notes 1 to 59 and Exhibits are an integral part of the consolidated balance sheet at December 31, 2006.

SANTANDER GROUP
CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 (NOTES 1 to 4)

(Thousands of Euros)

		(Debit) Credit
	Note	2006	2005 (*)	2004 (*)
INTEREST AND SIMILAR INCOME	38	36,840,896	33,098,866	17,444,350
INTEREST EXPENSE AND SIMILAR CHARGES	39	(24,757,133)	(22,764,963)	(10,271,884)
Return on equity having the substance of a financial liability		(85,229)	(118,389)	(151,952)
Other		(24,671,904)	(22,646,574)	(10,119,932)
INCOME FROM EQUITY INSTRUMENTS	40	404,038	335,576	389,038
NET INTEREST INCOME		12,487,801	10,669,479	7,561,504
SHARE OF RESULTS OF ENTITIES ACCOUNTED FOR USING THE EQUITY METHOD	41	426,921	619,157	449,036
Associates		426,921	619,157	449,036
FEE AND COMMISSION INCOME	42	8,535,566	7,422,094	5,652,617
FEE AND COMMISSION EXPENSE	43	(1,312,302)	(1,165,782)	(925,385)
INSURANCE ACTIVITY INCOME	44	297,851	226,677	161,374
Insurance and reinsurance premium income		4,809,298	2,378,812	2,275,655
Reinsurance premiums paid		(137,187)	(98,610)	(65,389)
Claims paid and other insurance-related expenses		(2,167,600)	(1,517,986)	(1,003,769)
Reinsurance income		105,472	88,452	14,413
Net provisions for insurance contract liabilities		(3,030,109)	(1,287,309)	(1,497,692)
Finance income		936,940	794,395	494,947
Finance expense		(218,963)	(131,077)	(56,791)
GAINS/LOSSES ON FINANCIAL ASSETS AND LIABILITIES (net):	45	2,082,841	1,485,012	738,596
Financial assets held for trading		1,820,009	999,769	481,238
Other financial instruments at fair value through profit or loss		(104,672)	23,538	8,380
Available-for-sale financial assets		340,748	533,769	364,154
Loans and receivables		78,519	70,645	48,092
Other		(51,763)	(142,709)	(163,268)
EXCHANGE DIFFERENCES (net)	46	96,696	76,498	361,199
GROSS INCOME		22,615,374	19,333,135	13,998,941
Sales and income from the provision of non-financial services	47	734,602	565,525	298,767
COST OF SALES	47	(615,689)	(409,347)	(180,459)
OTHER OPERATING INCOME	48	324,265	256,229	201,145
PERSONNEL EXPENSES	49	(6,045,447)	(5,675,740)	(4,296,171)
OTHER GENERAL ADMINISTRATIVE EXPENSES	50	(4,049,970)	(3,797,376)	(2,494,314)
DEPRECIATION AND AMORTIZATION:		(1,150,770)	(1,017,335)	(834,112)
Tangible assets	16	(630,817)	(619,851)	(487,904)
Intangible assets	17	(519,953)	(397,484)	(346,208)
OTHER OPERATING EXPENSES	51	(443,617)	(345,769)	(263,119)
NET OPERATING INCOME		11,368,748	8,909,322	6,430,678
IMPAIRMENT LOSSES (net)		(2,550,459)	(1,801,964)	(1,847,294)
Available-for-sale financial assets	8	2,799	110,977	(19,419)
Loans and receivables	10	(2,483,628)	(1,747,908)	(1,595,070)
Non-current assets held for sale	12	(48,796)	(10,536)	(90,822)
Investments	13	(380)	—	—
Tangible assets	16	(6,428)	(15,112)	491
Goodwill	17	(12,811)	—	(138,200)
Other intangible assets	17	—	(130,977)	—
Other assets		(1,215)	(8,408)	(4,274)
PROVISIONS (net)	25	(1,078,768)	(1,815,034)	(1,107,146)
FINANCE INCOME FROM NON-FINANCIAL ACTIVITIES		7,386	2,846	20,161
FINANCE EXPENSES OF NON-FINANCIAL ACTIVITIES		(5,553)	(10,709)	(23,736)
OTHER GAINS:	52	1,677,004	2,764,744	1,468,940
Gains on disposal of tangible assets		147,893	151,055	245,188
Gains on disposal of investments		273,656	1,306,357	35,729
Other		1,255,455	1,307,332	1,188,023
OTHER LOSSES:	52	(268,341)	(249,530)	(554,330)
Losses on disposal of tangible assets		(58,869)	(70,425)	(75,440)
Losses on disposal of investments		(1,695)	(7,422)	(4,838)
Other		(207,777)	(171,683)	(474,052)
PROFIT BEFORE TAX		9,150,017	7,799,675	4,387,273
INCOME TAX	27	(2,293,638)	(1,274,738)	(525,824)
PROFIT FROM CONTINUING OPERATIONS		6,856,379	6,524,937	3,861,449
PROFIT FROM DISCONTINUED OPERATIONS (net)	37	1,389,374	224,833	134,785
CONSOLIDATED PROFIT FOR THE YEAR		8,245,753	6,749,770	3,996,234
PROFIT ATTRIBUTED TO MINORITY INTERESTS	28	(649,806)	(529,666)	(390,364)
PROFIT ATTRIBUTED TO THE GROUP		7,595,947	6,220,104	3,605,870

EARNINGS PER SHARE
From continuing operations and discontinued operations
Basic earnings per share (euros)		1.2157	0.9967	0.7284
Diluted earnings per share (euros)		1.2091	0.9930	0.7271
From continuing operations
Basic earnings per share (euros)		1.0271	0.9735	0.7122
Diluted earnings per share (euros)		1.0216	0.9698	0.7110
(*) Included using a new presentation as discussed in Note 1-i.
The accompanying Notes 1 to 59 and Exhibits are an integral part of the consolidated income statement for 2006.

SANTANDER GROUP
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(CONSOLIDATED STATEMENT OF RECOGNISED INCOME AND EXPENSE)
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 (NOTES 1 to 4)
(Thousands of Euros)

	2006	2005	2004
NET INCOME RECOGNISED DIRECTLY IN EQUITY:	(206,339)	1,299,532	(265,796)
Available-for-sale financial assets-	341,633	4,872	(111,871)
Revaluation gains/losses	1,663,713	911,814	925,454
Amounts transferred to income statement	(1,177,308)	(883,474)	(821,555)
Income tax	(144,772)	(23,468)	(215,770)

Cash flow hedges-	(21,154)	72,193	3,542
Revaluation gains/losses	9,087	83,216	19,315
Income tax	(30,241)	(11,023)	(15,773)

Hedges of net investments in foreign operations-	211,103	(1,022,833)	638,227
Revaluation gains/losses	211,103	(1,022,833)	638,227

Exchange differences-	(737,921)	2,245,300	(795,694)
Translation gains/losses	(741,085)	2,411,831	(799,080)
Amounts transferred to income statement	3,164	(166,531)	3,386

CONSOLIDATED PROFIT FOR THE YEAR:	8,245,753	6,749,770	3,996,234
Consolidated profit for the year	8,245,753	6,749,770	3,996,234

	8,039,414	8,049,302	3,730,438

TOTAL INCOME AND EXPENSE FOR THE YEAR:
Parent	7,389,608	7,519,636	3,340,074
Minority interests (*)	649,806	529,666	390,364

TOTAL (*)	8,039,414	8,049,302	3,730,438

(*)	In addition, in 2006 the net loss recognized directly in equity relating to minority interests amounted to €121 million.
The accompanying Notes 1 to 59 and Exhibits are an integral part of the consolidated statement of changes in equity (recognized income and expense) for the year ended December 31, 2006.

SANTANDER GROUP
CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 (NOTES 1 to 4)

(Thousands of Euros)

	2006	2005 (*)	2004 (*)
1. CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated profit for the year	8,245,753	6,749,770	3,996,234

Adjustments to profit-	8,307,782	5,499,799	5,258,376
Depreciation of tangible assets	630,817	622,359	490,555
Amortization of intangible assets	519,953	398,852	348,119
Impairment losses (net)	2,550,459	1,806,983	1,843,415
Net provisions for insurance contract liabilities	3,030,109	1,473,435	1,497,692
Provisions (net)	1,078,768	1,808,478	1,141,571
Gains/losses on disposal of tangible assets	(89,024)	(83,272)	(179,866)
Gains/losses on disposal of investments	(271,961)	(1,299,046)	(30,891)
Share of results of entities accounted for using the equity method	(426,921)	(619,166)	(449,011)
Other non-monetary items(and monetary items related to discontinuous operations)	(1,008,056)	—	—
Taxes	2,293,638	1,391,176	596,792
Of which paid	949,050	1,036,379	584,706

	16,553,535	12,249,569	9,254,610

Net increase/decrease in operating assets:	(72,431,132)	(142,040,506)	(13,882,427)
Financial assets held for trading-	(17,673,307)	(42,451,923)	(6,976,058)
Loans and advances to credit institutions	(4,346,626)	2,599,313	—
Loans and advances to customers	(4,120,763)	(8,972,411)	—
Debt instruments	5,004,952	(25,872,315)	(4,005,998)
Other equity instruments	(5,412,852)	(3,658,529)	(214,066)
Trading derivatives	(8,798,018)	(6,547,981)	(2,755,994)

Other financial assets at fair value through profit or loss-	(1,385,171)	(3,103,172)	(3,252,226)
Loans and advances to credit institutions	(662,145)	4,095,407	(110,835)
Loans and advances to customers	(1,541,615)	(1,139,646)	(1,220,842)
Debt instruments	(1,487,469)	9,933,721	(1,213,512)
Other equity instruments	2,306,058	(15,992,654)	(707,037)

Available-for-sale financial assets-	35,824,691	(28,550,639)	26,133,878
Debt instruments	35,324,013	(31,229,897)	23,809,729
Other equity instruments	500,678	2,679,258	2,324,149

Loans and receivables-	(85,625,544)	(67,550,354)	(31,434,661)
Loans and advances to credit institutions	1,063,273	(8,087,968)	3,662,338
Money market operations through counterparties	(200,055)	3,907,905	(3,621,813)
Loans and advances to customers	(82,609,964)	(58,565,179)	(31,417,021)
Debt instruments	(461,403)	(171,203)	—
Other financial assets	(3,417,395)	(4,633,909)	(58,165)

Other operating assets	(3,571,801)	(384,418)	1,646,640

Net increase/decrease in operating liabilities:	3,740,822	95,494,609	(6,782,368)
Financial liabilities held for trading-	15,327,711	14,736,090	(788,302)
Deposits from credit institutions	7,727,794	6,738,176	—
Customer deposits	2,533,901	(6,502,682)	—
Marketable debt securities	1,498,716	1,825,604	(2,905,781)
Trading derivatives	9,510,038	3,984,312	4,410,392
Short positions	(5,942,738)	8,690,680	(2,292,913)

Other financial liabilities at fair value through profit or loss-	(5,381,405)	555,299	619,124
Deposits from credit institutions	822,550	—	—
Customer deposits	282,806	—	—
Marketable debt securities	(6,486,761)	555,299	619,124

Financial liabilities at amortized cost-	(4,453,117)	82,195,979	(685,483)
Deposits from central banks	(5,901,637)	14,363,334	(2,313,955)
Deposits from credit institutions	(36,075,478)	43,770,558	(14,132,950)
Money market operations through counterparties	—	(2,499,000)	504,479
Customer deposits	22,733,508	29,056,346	12,776,724
Marketable debt securities	13,337,020	(7,925,063)	1,676,830
Other financial liabilities	1,453,470	5,429,804	803,389

Other operating liabilities	(1,752,367)	(1,992,759)	(5,927,707)

Total net cash flows from operating activities (1)	(52,136,775)	(34,296,328)	(11,410,185)

Of which:
Interest and similar income collected (Note 38)	36,412,213	31,326,727	16,783,989
Interest expense and similar charges paid (Note 39)	(23,915,708)	(18,819,373)	(9,704,114)

SANTANDER GROUP
CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 (NOTES 1 to 4)
(Thousands of Euros)

	2006	2005 (*)	2004 (*)
2. CASH FLOWS FROM INVESTING ACTIVITIES
Investments-	(7,551,157)	(2,478,073)	(3,650,892)
Subsidiaries, jointly controlled entities and associates	(2,693,849)	(18,470)	(232,758)
Tangible assets	(3,383,041)	(1,990,867)	(2,666,205)
Intangible assets	(1,474,267)	(454,107)	(416,541)
Other financial assets	—	—	(335,388)
Other assets	—	(14,629)	—

Divestments-	10,050,304	6,616,203	2,677,725
Subsidiaries, jointly controlled entities and associates	7,477,594	1,750,237	85,785
Tangible assets	1,957,376	2,482,232	2,276,973
Other financial assets	—	1,814,418	—
Other assets	615,334	569,316	314,967

Total net cash flows from investing activities (2)	2,499,147	4,138,130	(973,167)

3. CASH FLOWS FROM FINANCING ACTIVITIES
Acquisition of own equity instruments (**)	(73,733)	—	(87,378)
Disposal of own equity instruments (**)	—	73,432	—
Issuance/Redemption of other equity instruments	(15,360)	(16,089)	35,000
Redemption of equity having the substance of a financial liability	(472,925)	(944,968)	(2,624,283)
Issuance of subordinated liabilities	5,896,301	2,507,872	5,283,872
Redemption of subordinated liabilities	(2,739,743)	(2,410,288)	(465,323)
Issuance of other long-term liabilities	78,851,479	52,669,694	19,477,021
Redemption of other long-term liabilities	(30,510,388)	(14,269,479)	(5,893,627)
Increase/Decrease in minority interests	(124,026)	233,241	(266,195)
Dividends paid	(2,779,334)	(2,208,518)	(1,496,840)
Other items related to financing activities	(767,419)	1,500,947	(1,345,097)

Total net cash flows from financing activities (3)	47,264,852	37,135,844	12,617,150

4. EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS (4)	121,467	307,400	(348,269)

5. NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (1+2+3+4)	(2,251,309)	7,285,046	(114,471)

Cash and cash equivalents at beginning of year	16,086,458	8,801,412	8,915,883

Cash and cash equivalents at end of year	13,835,149	16,086,458	8,801,412

(*) See Note 37.
(**) The acquisitions and disposals of own equity instruments are presented at their net amount. The acquisitions made in 2006, 2005 and 2004 amounted to €5,723 million, €5,073 million and €7,494 million, respectively the disposals amounted to €5,649 million in 2006, €5,146 million in 2005 and €7,407 million in 2004.
The accompanying Notes 1 to 59 and Exhibits are an integral part of the consolidated cash flow statement for the year ended December 31, 2006.

Santander Group
Notes to the consolidated financial statements for the year ended December 31, 2006
1.	Introduction, basis of presentation of the consolidated financial statements and other information
a)	Introduction
Banco Santander Central Hispano, S.A. (“the Bank” or “Banco Santander”) is a private-law entity subject to the rules and regulations applicable to banks operating in Spain. The bylaws and other public information on the Bank can be consulted on the website of the Bank (http://www.santander.com) and at its registered office at Paseo de Pereda 9-12, Santander.
In addition to the operations carried on directly by it, the Bank is the head of a group of subsidiaries that engage in various business activities and which compose, together with it, the Santander Group (“the Group” or “the Santander Group”). Therefore, the Bank is obliged to prepare, in addition to its own individual financial statements, the Group’s consolidated financial statements, which also include the interests in joint ventures and investments in associates.
The Group’s consolidated financial statements for 2004 were approved by the shareholders at the Bank’s Annual General Meeting on June 18, 2005. The Group’s consolidated financial statements for 2005 were approved by the shareholders at the Bank’s Annual General Meeting on June 17, 2006. The 2006 consolidated financial statements of the Group and the 2006 financial statements of the Bank and of substantially all the Group companies have not yet been approved by their shareholders at the respective Annual General Meetings. However, the Bank’s Board of Directors anticipates that the aforementioned financial statements will be approved without any changes.
b)	Basis of presentation of the consolidated financial statements
Under Regulation (EC) no 1606/2002 of the European Parliament and of the Council of July 19, 2002, all companies governed by the law of an EU Member State and whose securities are admitted to trading on a regulated market of any Member State must prepare their consolidated financial statements in conformity with the International Financial Reporting Standards previously adopted by the European Union (“EU-IFRS”). Bank of Spain Circular 4/2004 of December 22, 2004 on Public and Confidential Financial Reporting Rules and Formats (“Circular 4/2004”) requires Spanish credit institutions to adapt their accounting systems to the principles derived from the adoption by the European Union of International Financial Reporting Standards. Therefore, the Group is required to prepare its consolidated financial statements for the year ended December 31, 2006 in conformity with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.
Under EU-IFRS financial institutions that have entity specific historical loss experience should evaluate impairment in future cash flows in a group of financial assets on the basis of such historical loss experience for assets with similar credit risk characteristics. The Group has such entity-specific historical loss experience.
The Group, in recognizing the inherent losses in such financial assets, and in contingent exposures classified as standard, has developed internal models that take into account our historical experience of impairment adjusted as appropriate for other objective observable data known at the time of assessment.
We utilize the inherent loss concept to quantify the cost of our credit risk in order to be able to incorporate such risk in the calculation of our risk adjusted return of operations. Additionally, the parameters necessary to calculate such return are used in the calculation of economic capital and, in the future, in the calculation of regulatory capital under the internal models of Basel II.
The Bank of Spain’s Circular 4/2004 requires that the internal valuation allowance methodology described above shall be tested and validated by the Bank of Spain. The Bank of Spain has not yet verified such internal models (although it is in the process of reviewing them). The Bank of Spain’s Circular 4/2004 requires that until our internal models are so validated, the ratio of the allowance for loan losses to insolvencies incurred but not specifically identified for our Spanish operations must not be lower than would result under the application of the methodology established by the Bank of Spain, under Circular 4/2004, which is based on historical statistical data relating to the Spanish financial sector as a whole, as opposed to our specific historical loss experience (see Note 2-g).
The risk categories and the ranges of loan loss percentages that we must use to calculate the amounts needed to cover the impairment losses inherent in debt instruments and contingent exposures classified as standard, in each case for our Spanish operations, as of the balance sheet date are described in Note 2-g.
The Group’s consolidated financial statements for 2006 were prepared by the Bank’s directors (at the Board Meeting on March 26, 2007) in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, and applying the basis of consolidation, accounting policies and measurement bases set forth in Note 2 and, accordingly, they present fairly the Group’s equity and financial position at December 31, 2006, and the consolidated results of its operations, the changes in consolidated recognized income and expense and the consolidated cash flows in 2006. These consolidated financial statements were prepared from the individual accounting records of the Bank and of each of the companies composing the Group, and include the adjustments and reclassifications required to unify the accounting policies and measurement bases applied by the Group.
At the date of preparation of these consolidated financial statements there were various Standards and Interpretations adopted by the European Union which will come into force in 2007. The directors consider that the entry into force of these Standards and Interpretations will not have a material effect on the Group’s consolidated financial statements for 2007. These Standards and Interpretations are as follows:
–	IFRS 7 Financial Instruments: Disclosure

–	Amendments to IAS 1 on the disclosure of the objectives, policies and processes for managing capital

–	Interpretation IFRIC 7 Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies

–	Interpretation IFRIC 8 Scope of IFRS 2

–	Interpretation IFRIC 9 Reassessment of Embedded Derivatives
The Standards and Interpretations not yet adopted by the European Union and are as follows:
–	IFRS 8 Operating Segments

–	IFRIC 10 Interim Financial Reporting and Impairment

–	IFRIC 11 Group and Treasury Share Transactions
The consolidated financial statements for the year ended December 31, 2005 were the first to be prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. These standards entailed, with respect to the standards in force when the Group’s consolidated financial statements for 2004 were prepared (Bank of Spain Circular 4/1991):
–	Significant changes in accounting policies, measurement bases and presentation of the financial statements;

–	The inclusion in the consolidated financial statements of two new financial statements, namely the statement of recognized income and expense and the cash flow statement; and

–	A significant increase in the volume of disclosures in the notes to the consolidated financial statements.
Note 57 to the consolidated financial statements contains the reconciliation of the consolidated balance sheet balances at the beginning and end of the year ended December 31, 2004 and the related results for 2004 –which, therefore, were reflected in the Group’s consolidated financial statements for that year – to the corresponding balances for 2004 determined in accordance with the new standards.
The notes to the consolidated financial statements contain supplementary information to that presented in the consolidated balance sheet, consolidated income statement, consolidated statement of recognized income and expense and consolidated cash flow statement. The notes provide, in a clear, relevant, reliable and comparable manner, narrative descriptions and breakdowns of these financial statements.
All accounting policies and measurement bases with a material effect on the consolidated financial statements were applied in their preparation.
c)	Use of estimates
The consolidated results and the determination of consolidated equity are sensitive to the accounting policies, measurement basis and estimates used by the directors of the Bank in preparing the consolidated financial statements. The main accounting policies and measurement bases are set forth in Note 2.
In the consolidated financial statements, estimates were occasionally made by the senior executives of the Bank and of the consolidated entities in order to quantify certain of the assets, liabilities, income, expenses and commitments reported herein. These estimates, which were made on the basis of the best information available, relate basically to the following:
–	The impairment losses on certain assets (Notes 6, 7, 8, 10, 12, 13, 16 and 17);

–	The assumptions used in the actuarial calculation of the post-employment benefit liabilities and commitments and other obligations (Note 25);

–	The useful life of the tangible and intangible assets (Notes 16 and 17);

–	The measurement of goodwill arising on consolidation (Note 17); and
–	The fair value of certain unquoted assets (Notes 8, 9 and 11).

d)	Other matters
i. Disputed corporate resolutions
The directors of the Bank and their legal advisers consider that the objection to certain resolutions adopted by the Bank’s shareholders at the General Meetings on January 18, 2000, March 4, 2000, March 10, 2001, February 9, 2002, June 24, 2002, June 21, 2003, June 19, 2004 and June 18, 2005 will have no effect on the financial statements of the Bank and the Group.
On April 25, 2002, the Santander Court of First Instance number 1 rejected in full the claim contesting the resolutions adopted at the General Meeting on January 18, 2000. The plaintiff filed an appeal against the judgment. On December 2, 2002, the Cantabria Provincial Appellate Court dismissed the appeal. A cassation appeal has been filed against the judgment of the Cantabria Provincial Appellate Court.
On November 29, 2002, the Santander Court of First Instance number 2 rejected in full the claims contesting resolutions adopted at the General Meeting on March 4, 2000. The plaintiffs filed an appeal against the judgment. On July 5, 2004, the Cantabria Provincial Appellate Court dismissed the appeal. One of the appellants has prepared and filed an extraordinary appeal on grounds of procedural infringements and a cassation appeal against the judgment.
On March 12, 2002, the Santander Court of First Instance number 4 rejected in full the claims contesting the resolutions adopted at the General Meeting on March 10, 2001. The plaintiffs filed an appeal against the judgment. On April 13, 2004, the Cantabria Provincial Appellate Court dismissed the appeals. One of the appellants has prepared and filed an extraordinary appeal on grounds of procedural infringements and has also filed a cassation appeal against the judgment.
On September 9, 2002, the Santander Court of First Instance number 5 rejected in full the claim contesting the resolutions adopted at the General Meeting on February 9, 2002. The plaintiff filed an appeal against the judgment. On January 14, 2004, the Cantabria Provincial Appellate Court dismissed the appeal. The appellant has prepared and filed an extraordinary appeal on grounds of procedural infringements and has also filed a cassation appeal against the judgment.
On May 29, 2003, the Santander Court of First Instance number 6 rejected in full the claim contesting the resolutions adopted at the General Meeting on June 24, 2002. The plaintiffs filed an appeal against the judgment. On November 15, 2005, the Cantabria Provincial Appellate Court dismissed in full the appeal. The appellants have prepared and filed an extraordinary appeal on grounds of procedural infringements and have also filed a cassation appeal against the judgment.
Despite the amount of time elapsed, the Santander Court of First Instance number 7 has yet to hand down its judgment on the objection to the resolutions adopted by the shareholders at the General Meeting on June 21, 2003, since it was agreed that the proceedings should be stayed on grounds of the need for an interlocutory decision in the criminal jurisdiction derived from the preliminary proceedings conducted at Central Examining Court number 3 in respect of the amounts paid when Mr. Amusátegui and Mr. Corcóstegui retired from the Bank. In this latter matter, an acquittal was handed down on April 13, 2005 by the National Appellate Court, which was confirmed by a final Supreme Court judgment of July 17, 2006. Consequently, pursuant to the interlocutory order of September 25, 2006, the stay on the claims to contest the corporate resolutions was lifted.
On October 28, 2005, the Santander Court of First Instance number 8 rejected in full the claims contesting the resolutions adopted at the General Meeting on June 19, 2004. An appeal was filed against the judgment.
The claims contesting the resolutions adopted at the General Meeting on June 18, 2005 are currently being processed at the Santander Court of First Instance number 10.
ii. Credit assignment transactions
Following the investigations carried out since 1992 by the Madrid Central Examining Court number 3, and despite the fact that the Government Lawyer, as the representative of the Public Treasury, and the Public Prosecutor’s Office have repeatedly applied to have the case against the Bank and its executives dismissed and struck out, a decision was rendered on June 27, 2002 to turn the preliminary court proceedings into an “abbreviated” proceeding. The Public Prosecutor’s Office, the Bank and its executives have appealed against this decision.

On June 23, 2003, Panel Two of the Criminal Chamber of the National Appellate Court partially upheld these appeals, and explicitly recognized that the assignments of naked credit ownership were lawfully marketed and reduced the proceedings from 138 to 38 customer transactions (it should be noted that the Government Lawyer and the Public Prosecutor’s Office had also requested dismissal and strike-out of the case on grounds that no offence had been committed) with respect to which the Bank’s possible involvement continued to be alleged.
Following the submissions phase, in which the Public Prosecutor’s Office and the Government Lawyer reiterated their petition to have the proceedings dismissed and struck out, based on the class accusation filed by the Association for the Defense of Investors and Consumers, on October 6, 2004 the Court ordered commencement of a trial.
Once the trial had commenced at Panel One of the Criminal Chamber of the National Appellate Court and after the debate on preliminary issues was held at the end of November 2006, without the appearance of the Government Lawyer, in which the Public Prosecutor’s Office reiterated its appeal to set aside the trial and interrupt the proceedings, on December 20, 2006, the Criminal Chamber of the National Appellate Court ordered the dismissal of the proceedings, as requested by the Public Prosecutor’s Office and the private prosecution.
The Association for the Defense of Investments and Customers and “Iniciativa per Catalunya Verdes” filed a cassation appeal against the aforementioned order.
e)	Information relating to 2005 and 2004
The information relating to 2005 and 2004 contained in these notes to the consolidated financial statements does not constitute the Group’s statutory consolidated financial statements for those years.
f)	Equity
Through the publication of Law 13/1992, of June 1, and of Bank of Spain Circular 5/1993 and subsequent amendments thereto, the regulations governing the minimum capital requirements for credit institutions –both at entity level and at consolidated group level– came into force.
At December 31, 2006, the Group’s eligible capital exceeded the minimum requirements by €11,172 million (December 31, 2005: 10,384 million).
g)	Environmental impact
In view of the business activities carried on by the Group entities, the Group does not have any environmental liability, expenses, assets, provisions or contingencies that might be material with respect to its consolidated equity, financial position or results. Therefore, no specific disclosures relating to environmental issues are included in these notes to the consolidated financial statements.
h)	Events after the balance sheet date
From January 1, 2007 to the date on which these consolidated financial statements were authorized for issue there were no events significantly affecting them.
i)	Comparative information
The accompanying consolidated income statement for 2005 differs from the consolidated income statement approved by the Bank’s Annual General Meeting in that, as a result of the disposal of the Group’s investments –most notably Inmobiliaria Urbis, S.A. (Urbis) and Abbey’s insurance business (Note 3)–, the results arising from the consolidation of these companies (€238 million) were reclassified for comparison purposes, as stipulated by IFRS 5, from the headings under which they were recorded in the approved consolidated financial statements for 2005 to “Profit from discontinued operations” in the accompanying consolidated income statement for 2005 (Note 37).

Also, the results arising from the consolidation of these companies (basically Urbis) in 2004 (€123 million) were reclassified for comparison purposes, in accordance with current legislation, from the related headings in the consolidated income statement for 2004 to “Profit from discontinued Operations” in the accompanying consolidated income statement (Note 37).
The gains arising in 2006 on the disposal of the investments in Banco Santander Chile, San Paolo IMI, S.p.A. (San Paolo) and Antena 3 (€270 million, €705 million and €294 million, respectively, recognized under “Other gains” – Note 52) and on the divestment of Urbis (€1,218 million recognized under “Discontinued operations” – Note 37) were used to fund a significant portion of the retirement plans detailed in Note 25-c (€716 thousand), to re-estimate the deferred tax assets and liabilities detailed in Note 2-z as a result of the reduction in the statutory tax rate for corporation tax purposes in Spain (€491 million) and the delivery of 100 Bank shares to each Group employee, pending the required approval of the Annual General Meeting (€179 million), in June 2007. Accordingly, gains realized in 2006 (€2,487 million, before tax), after the aforementioned uses and net of tax and minority interests, contributed €1,014 million to profit attributable to the Group.
In 2005, the gains on the disposal of the investments in Unión Fenosa, S.A., Royal Bank of Scotland Group Plc and Auna Operadores de Telecomunicaciones, S.A. (€1,157 million, €717 million and €355 million, respectively, recognized under “Other gains” – Note 52) were partially used to fund early retirement plans and to amortize early restructuring costs. Therefore, the realized gains (€2,229 million before tax) contributed, after the aforementioned uses and net of tax, €1,008 million to the profit attributed to the Group for 2005.
2. Accounting policies and measurement bases
The accounting policies and measurement bases applied in preparing the consolidated financial statements were as follows:
a)      Foreign currency transactions
i. Functional currency
The Group’s functional currency is the euro. Therefore, all balances and transactions denominated in currencies other than the euro are deemed to be denominated in “foreign currency.”
ii. Translation of foreign currency balances
Foreign currency balances are translated to euros in two consecutive stages:
–	Translation of foreign currency to the functional currency (currency of the main economic environment in which the Group operates); and

–	Translation to euros of the balances held in the functional currencies of entities whose functional currency is not the euro.
Translation of foreign currency to the functional currency
Foreign currency transactions performed by consolidated entities (or entities accounted for using the equity method) not located in EMU countries are initially recognized in their respective currencies. Monetary items in foreign currency are subsequently translated to their functional currencies using the closing rate.
Furthermore:
–	Non-monetary items measured at historical cost are translated to the functional currency at the exchange rate at the date of acquisition.

–	Non-monetary items measured at fair value are translated at the exchange rate at the date when the fair value was determined.

–	Income and expenses are translated at the average exchange rates for the period for all the transactions performed during the year.

–
The balances arising from non-hedging forward foreign currency/foreign currency and foreign currency/euro purchase and sale transactions are translated at the closing rates prevailing in the forward foreign currency market for the related maturity.

Translation of functional currencies to euros
If the functional currency is not the euro, the balances in the financial statements of the consolidated entities (or entities accounted for using the equity method) are translated to euros as follows:
–	Assets and liabilities, at the closing rates.

–	Income and expenses, at the average exchange rates for the year.

–	Equity items, at the historical exchange rates.
iii. Recognition of exchange differences
The exchange differences arising on the translation of foreign currency balances to the functional currency are generally recognized at their net amount under “Exchange differences” in the consolidated income statement, except for exchange differences arising on financial instruments at fair value through profit or loss, which are recognized in the consolidated income statement without distinguishing them from other changes in fair value, and exchange differences arising on non-monetary items measured at fair value through equity, which are recognized under “Valuation adjustments – Exchange differences.”
The exchange differences arising on the translation to euros of the financial statements in functional currencies other than the euro are recognized under “Valuation adjustments — Exchange differences” in the consolidated balance sheet until the related item is derecognized, when they are recognized in the consolidated income statement.
iv. Entities located in hyperinflationary economies
None of the functional currencies of the consolidated subsidiaries and associates located abroad relate to hyperinflationary economies as defined by the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Accordingly, at 2006 and 2005 year-end it was not necessary to adjust the financial statements of any of the consolidated entities or associates to correct for the effect of inflation.
v. Exposure to foreign currency risk
At December 31, 2006, the Group’s largest exposures on temporary positions (with a potential impact on the income statement) were concentrated, in descending order, on the US dollar, the pound sterling and the Chilean peso. At that date, its largest exposure on permanent positions (with a potential impact on equity) were concentrated, in descending order, on the pound sterling, the Brazilian real, the Mexican peso and the Chilean peso. The Group hedges a portion of these permanent positions using foreign exchange derivative financial instruments (Note 36-a).
At December 31, 2005, the Group’s largest exposures on more temporary positions (with a potential impact on the income statement) were concentrated, in descending order, on the US dollar, the Chilean peso, the pound sterling and the Mexican peso. At that date, its largest exposures on more permanent positions (with a potential impact on equity) were concentrated, in descending order, on the Brazilian real, the pound sterling, the Mexican peso and the US dollar.
The following tables show the sensitivity of consolidated profit and consolidated equity at December 31, 2006 and 2005 to changes in the Group’s financial instruments due to 1% variations in the various foreign currencies in which the Group had material balances.

The estimated effect on the Group’s consolidated equity and consolidated profit at December 31, 2006 and 2005 of a 1% appreciation of the euro against the related currency is as follows:

	Millions of Euros
	Effect on		Effect on
	Consolidated Equity		Consolidated Profit
Currency	2006	2005	2006	2005
US dollar	0.1	(10.1)	30.2	18.7
Chilean peso	(9.8)	(1.0)	2.2	—
Pound sterling	(49.0)	(32.6)	23.2	13.4
Mexican peso	(20.5)	(19.5)	5.2	1.9
Brazilian real	(25.4)	(27.5)	—	—
Similarly, the estimated effect on the Group’s consolidated equity and consolidated profit at December 31, 2006 and 2005 of a 1% depreciation of the euro against the related currency is as follows:

	Millions of Euros
	Effect on		Effect on
	Consolidated Equity		Consolidated Profit
Currency	2006	2005	2006	2005
US dollar	(0.1)	10.3	(30.8)	(19.1)
Chilean peso	10.9	1.0	(6.0)	—
Pound sterling	33.1	30.3	(16.7)	(0.5)
Mexican peso	24.7	18.3	(7.3)	(1.3)
Brazilian real	26.0	28.0	—	—
The foregoing data were obtained by calculating the possible effect of a variation in the exchange rates on the various asset and liability items and on other foreign currency-denominated items, such as the Group’s derivative instruments, considering the offsetting effect of the various hedging transactions on these items. This effect was estimated using the exchange difference recognition methods set forth in Note 2-a-iii above.
The estimates used to obtain the foregoing data were performed taking into account the effects of the exchange rate fluctuations isolated from the effect of the performance of other variables, the changes in which would affect equity and profit, such as variations in the interest rates of the reference currencies or other market factors. Accordingly, all variables other than the exchange rate fluctuations remained unchanged with respect to their positions at December 31, 2006 and 2005.
b)      Basis of consolidation
i. Subsidiaries
“Subsidiaries” are defined as entities over which the Bank has the capacity to exercise control; this capacity is, in general but not exclusively, presumed to exist when the Parent owns directly or indirectly half or more of the voting power of the investee or, even if this percentage is lower or zero, when, as in the case of agreements with shareholders of the investee, the Bank is granted control. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

The financial statements of the subsidiaries are fully consolidated with those of the Bank. Accordingly, all balances and transactions between consolidated entities are eliminated on consolidation.
On acquisition of a subsidiary, its assets, liabilities and contingent liabilities are recognized at fair value at the date of acquisition. Any positive differences between the acquisition cost and the fair values of the identifiable net assets acquired are recognized as goodwill (Note 17). Negative differences are charged to income on the date of acquisition.
Additionally, the share of third parties of the Group’s equity is presented under “Minority interests” in the consolidated balance sheet (Note 28) and their share of the profit for the year is presented under “Profit attributed to minority interests” in the consolidated income statement.
The results of subsidiaries acquired during the year are included in the consolidated income statement from the date of acquisition to year-end. Similarly, the results of subsidiaries disposed of during the year are included in the consolidated income statement from the beginning of the year to the date of disposal.
The Exhibits contain significant information on these entities.
ii. Interests in joint ventures (jointly controlled entities)
“Joint ventures” are deemed to be ventures that are not subsidiaries but which are jointly controlled by two or more unrelated entities. This is evidenced by contractual arrangements whereby two or more entities (“venturers”) acquire interests in entities (jointly controlled entities) or undertake operations or hold assets so that strategic financial and operating decisions affecting the joint venture require the unanimous consent of the venturers.
The financial statements of investees classified as joint ventures are proportionately consolidated with those of the Bank and, therefore, the aggregation of balances and subsequent eliminations are made only in proportion to the Group’s ownership interest in the capital of these entities.
The Exhibits contain significant information on these entities.
iii. Associates
Associates are entities over which the Bank is in a position to exercise significant influence, but not control or joint control, usually because it holds 20% or more of the voting power of the investee.
In the consolidated financial statements, investments in associates are accounted for using the equity method, i.e. at the Group’s share of net assets of the investee, after taking into account the dividends received therefrom and other equity eliminations. The profits and losses resulting from transactions with an associate are eliminated to the extent of the Group’s interest in the associate.
The Exhibits contain significant information on these entities.
iv. Other matters
The companies less than 50% owned by the Group that constituted a decision-making unit at December 31, 2006 and which, therefore, were accounted for as subsidiaries are: (i) Inmuebles B de V 1985 C.A., (ii) Luri 1, S.A. and (iii) Luri 2, S.A., in which the Group held ownership interests of 35.63% and 5.58% and 4.81% respectively, at that date (Exhibit I).
The companies less than 20% owned by the Group over which it exercises significant influence and which, therefore, were accounted for as associates at December 31, 2006 are: (i) Attijariwafa Bank Société Anonyme and (ii) Sociedad Operadora de la Cámara de Compensación de Pagos de Alto Valor, S.A., in which the Group held ownership interests of 14.55% and 13.97%, respectively, at that date (Exhibit II).

v. Business combinations
A business combination is the bringing together of two or more separate entities or economic units into one single entity or group of entities.
Business combinations performed on or after January 1, 2004 whereby the Group obtains control over an entity are recognized for accounting purposes as follows:
–	The Group measures the cost of the business combination, defined as the fair value of the assets given, the liabilities incurred and the equity instruments issued, if any, by the entity.

–
The fair values of the assets, liabilities and contingent liabilities of the acquiree, including any intangible assets which might have not been recognized by the acquiree, are estimated and recognized in the consolidated balance sheet.

–
Any negative difference between the net fair value of the assets, liabilities and contingent liabilities of the acquiree and the business combination cost is recognized as discussed in Note 2-m; any positive difference is recognized in “Other gains” in the consolidated income statement.

vi. Acquisitions and disposals
Note 3 provides information on the most significant acquisitions and disposals in 2006, 2005 and 2004.
c)      Definitions and classification of financial instruments
i. Definitions
A “financial instrument” is any contract that gives rise to a financial asset of one entity and, simultaneously, to a financial liability or equity instrument of another entity.
An “equity instrument” is any agreement that evidences a residual interest in the assets of the issuing entity after deducting all of its liabilities.
A “financial derivative” is a financial instrument whose value changes in response to the change in an observable market variable (such as an interest rate, foreign exchange rate, financial instrument price, market index or credit rating), whose initial investment is very small compared with other financial instruments with a similar response to changes in market factors, and which is generally settled at a future date.
“Hybrid financial instruments” are contracts that simultaneously include a non-derivative host contract together with a derivative, known as an embedded derivative, that is not separately transferable and has the effect that some of the cash flows of the hybrid contract vary in a way similar to a stand-alone derivative.
“Compound financial instruments” are contracts that simultaneously create for their issuer a financial liability and an own equity instrument (such as convertible bonds, which entitle their holders to convert them into equity instruments of the issuer).
The following transactions are not treated for accounting purposes as financial instruments:
–	Investments in subsidiaries, jointly controlled entities and associates (Note 13).

–	Rights and obligations under employee benefit plans (Note 25).

–	Rights and obligations under insurance contracts (Note 15).

–	Contracts and obligations relating to employee remuneration based on own equity instruments (Note 34).

ii. Classification of financial assets for measurement purposes
Financial assets are initially classified into the various categories used for management and measurement purposes, unless they have to be presented as “Non-current assets held for sale” or they relate to “Cash and balances with central banks,” “Changes in the fair value of hedged items in portfolio hedges of interest rate risk” (asset side), “Hedging derivatives” and “Investments,” which are reported separately.
Financial assets are included for measurement purposes in one of the following categories:
–
Financial assets held for trading (at fair value through profit or loss): this category includes the financial assets acquired for the purpose of generating a profit in the near term from fluctuations in their prices and financial derivatives that are not designated as hedging instruments.

–
Other financial assets at fair value through profit or loss: this category includes hybrid financial assets not held for trading that are measured entirely at fair value and financial assets not held for trading that are managed jointly with “Liabilities under insurance contracts” measured at fair value or with derivative financial instruments whose purpose and effect is to significantly reduce exposure to variations in fair value, or that are managed jointly with financial liabilities and derivatives for the purpose of significantly reducing overall exposure to interest rate risk.

Financial instruments included in this category (and “Other financial liabilities at fair value through profit or loss”) are permanently subject to an integrated and consistent system of measuring, managing and controlling risks and returns that enables all the financial instruments involved to be monitored and identified and allows the effective reduction of risk to be checked.
–
Available-for-sale financial assets: this category includes debt instruments not classified as “Held-to-maturity investments” or as “Financial assets at fair value through profit or loss,” and equity instruments issued by entities other than subsidiaries, associates and jointly controlled entities, provided that such instruments have not been classified as “Financial assets held for trading” or as “Other financial assets at fair value through profit or loss.”

–
Loans and receivables: this category includes financing granted to third parties, based on their nature, irrespective of the type of borrower and the form of financing, including finance lease transactions in which the consolidated entities act as lessors.

The consolidated entities generally intend to hold the loans and credits granted by them until their final maturity and, therefore, they are presented in the consolidated balance sheet at their amortized cost (which includes any reductions required to reflect the estimated losses on their recovery).
–	Held-to-maturity investments: this category includes debt instruments with fixed maturity and with fixed or determinable payments.
iii. Classification of financial assets for presentation purposes
Financial assets are classified by nature into the following items in the consolidated balance sheet:
–	Cash and balances with central banks: cash balances and balances receivable on demand relating to deposits with the Bank of Spain and other central banks.

–	Loans and advances to credit institutions: credit of any nature in the name of credit institutions.

–	Money market operations through counterparties: amount of the money market operations conducted through central counterparties.

–
Loans and advances to customers: all credit granted by the Group, other than that represented by marketable securities, money market operations through central counterparties, finance lease receivables and loans and advances to credit institutions.

–	Debt instruments: bonds and other securities that represent a debt for their issuer, that generate an interest return, and that are in the form of certificates or book entries.

–
Other equity instruments: financial instruments issued by other entities, such as shares and non-voting equity units, which have the nature of equity instruments for the issuer, unless they are investments in subsidiaries, jointly controlled entities or associates. Investment fund units and shares are included in this item.

–	Trading derivatives: includes the fair value in favor of the Group of derivatives which do not form part of hedge accounting.

–
Other financial assets: other debit balances in favor of the Group in respect of transactions which do not have the nature of credit (such as cheques drawn on credit institutions, the amounts receivable from clearing houses and settlement agencies for transactions on the stock exchange and organized markets, bonds given in cash, capital calls, and fees and commissions receivable for financial guarantees).

–
Changes in the fair value of hedged items in portfolio hedges of interest rate risk: this item is the balancing entry for the amounts credited to the consolidated income statement in respect of the measurement of the portfolios of financial instruments which are efficiently hedged against interest rate risk through fair value hedging derivatives.

–	Hedging derivatives: includes the fair value in favor of the Group of derivatives designated as hedging instruments in hedge accounting.

–	Investments: includes the investments in the share capital of associates.
iv. Classification of financial liabilities for measurement purposes
Financial liabilities are initially classified into the various categories used for management and measurement purposes, unless they have to be presented as “Liabilities associated with non-current assets held for sale” or they relate to “Hedging derivatives,” “Changes in the fair value of hedged items in portfolio hedges of interest rate risk” (liability side) and “Equity having the substance of a financial liability,” which are reported separately.
Financial liabilities are classified for measurement purposes into one of the following categories:
–
Financial liabilities held for trading (at fair value through profit or loss): this category includes the financial liabilities issued for the purpose of generating a profit in the near term from fluctuations in their prices, financial derivatives not considered to qualify for hedge accounting and financial liabilities arising from the outright sale of financial assets purchased under resale agreements or borrowed (“short positions”).

–
Other financial liabilities at fair value through profit or loss: this category includes all hybrid financial liabilities not held for trading that have to be measured entirely at fair value, including life insurance linked to investment funds that does not expose the issuer of the contract to a significant insurance risk, when the financial assets to which they are linked are also measured at fair value through profit or loss.

–
Financial liabilities at fair value through equity: financial liabilities associated with available-for-sale financial assets arising as a result of transfers of assets in which the consolidated entities as transferors neither transfer nor retain substantially all the risks and rewards of ownership of the assets.

–
Financial liabilities at amortized cost: financial liabilities, irrespective of their instrumentation and maturity, not included in any of the above-mentioned categories which arise from the ordinary deposit-taking activities carried on by financial institutions.

v.	Classification of financial liabilities for presentation purposes
Financial liabilities are classified by nature into the following items in the consolidated balance sheet:
–	Deposits from credit institutions: deposits of any nature, including credit and money market operations received in the name of credit institutions.

–	Money market operations through counterparties: amount of the money market operations conducted through central counterparties.

–
Customer deposits: includes all repayable balances received in cash by the Group, other than those represented by marketable securities, money market operations through central counterparties, subordinated liabilities and deposits from central banks and credit institutions.

–
Marketable debt securities: includes the amount of bonds and other debt represented by marketable securities, other than subordinated liabilities. This item includes the component considered to be a financial liability of issued securities that are compound financial instruments.

–	Trading derivatives: includes the fair value of the Group’s liability in respect of derivatives which do not form part of hedge accounting.

–	Deposits from central banks: deposits of any nature received from the Bank of Spain or other central banks.

–	Short positions: includes the amount of financial liabilities arising from the outright sale of financial assets purchased under reverse repurchase agreements or borrowed.

–	Subordinated liabilities: amount of financing received which, for the purposes of payment priority, ranks behind ordinary debt.

–	Other financial liabilities: includes the amount of payment obligations having the nature of financial liabilities not included in other items.

–
Changes in the fair value of hedged items in portfolio hedges of interest rate risk: this item is the balancing entry for the amounts charged to the consolidated income statement in respect of the measurement of the portfolios of financial instruments which are efficiently hedged against interest rate risk through fair value hedging derivatives.

–	Hedging derivatives: includes the fair value of the Group’s liability in respect of derivatives designated as hedging instruments in hedge accounting.

–
Equity having the substance of a financial liability: amount of the financial instruments issued by the consolidated entities that, although equity for legal purposes, do not meet the requirements for classification as equity.

d)      Measurement of financial assets and liabilities and recognition of fair value changes
In general, financial assets and liabilities are initially recognized at fair value which, in the absence of evidence to the contrary, is deemed to be the transaction price, and are subsequently measured at each period-end as follows:
i. Measurement of financial assets
Financial assets are measured at fair value, except for loans and receivables, held-to-maturity investments, equity instruments whose fair value cannot be determined in a sufficiently objective manner and financial derivatives that have those equity instruments as their underlying and are settled by delivery of those instruments.
The “fair value” of a financial instrument on a given date is taken to be the amount for which it could be bought or sold on that date by two knowledgeable, willing parties in an arm’s length transaction acting prudently. The most objective and common reference for the fair value of a financial instrument is the price that would be paid for it on an organized, transparent and deep market (“quoted price” or “market price”).
If there is no market price for a given financial instrument, its fair value is estimated on the basis of the price established in recent transactions involving similar instruments and, in the absence thereof, of valuation techniques commonly used by the international financial community, taking into account the specific features of the instrument to be measured and, particularly, the various types of risk associated with it.

All derivatives are recognized in the balance sheet at fair value from the trade date. If the fair value is positive, they are recognized as an asset and if the fair value is negative, they are recognized as a liability. The fair value on the trade date is deemed, in the absence of evidence to the contrary, to be the transaction price. The changes in the fair value of derivatives from the trade date are recognized in “Gains/losses on financial assets and liabilities” in the consolidated income statement. Specifically, the fair value of standard financial derivatives included in the portfolios of financial assets or liabilities held for trading is deemed to be their daily quoted price and if, for exceptional reasons, the quoted price cannot be determined on a given date, these financial derivatives are measured using methods similar to those used to measure OTC derivatives.
The fair value of OTC derivatives is taken to be the sum of the future cash flows arising from the instrument, discounted to present value at the date of measurement (“present value” or “theoretical close”) using valuation techniques commonly used by the financial markets: “net present value” (NPV), option pricing models and other methods.
“Loans and receivables” and “Held-to-maturity investments” are measured at amortized cost using the effective interest method. “Amortized cost” is understood to be the acquisition cost of a financial asset or liability plus or minus, as appropriate, the principal repayments and the cumulative amortization (taken to the income statement) of the difference between the initial cost and the maturity amount. In the case of financial assets, amortized cost furthermore includes any reductions for impairment or uncollectability. In the case of loans and receivables hedged in fair value hedges, the changes in the fair value of these assets related to the risk or risks being hedged are recognized.
The “effective interest rate” is the discount rate that exactly matches the initial amount of a financial instrument to all its estimated cash flows of all kinds over its remaining life. For fixed rate financial instruments, the effective interest rate coincides with the contractual interest rate established on the acquisition date plus, where applicable, the fees and transaction costs that, because of their nature, form part of their financial return. In the case of floating rate financial instruments, the effective interest rate coincides with the rate of return prevailing in all connections until the next benchmark interest reset date.
Equity instruments whose fair value cannot be determined in a sufficiently objective manner and financial derivatives that have those instruments as their underlying and are settled by delivery of those instruments are measured at acquisition cost adjusted, where appropriate, by any related impairment loss.
ii. Measurement of financial liabilities
In general, financial liabilities are measured at amortized cost, as defined above, except for those included under “Financial liabilities held for trading,” “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at fair value through equity” and financial liabilities designated as hedged items (or hedging instruments) in fair value hedges, which are measured at fair value.
iii. Valuation techniques
Following is a summary of the various valuation techniques used by the Group to measure the financial instruments recognized at fair value:

	Millions of Euros
	2006			2005
	Published			Published
	Price			Price
	Quotations			Quotations
	in Active	Internal		in Active	Internal
	Markets	Models (*)	Total	Markets	Models (*)	Total
Financial assets held for trading	84,009	86,414	170,423	85,558	68,650	154,208
Other financial assets at fair value through profit or loss	4,543	10,828	15,371	39,020	9,842	48,862
Available-for-sale financial assets	32,111	6,587	38,698	72,909	1,036	73,945
Hedging derivatives (assets)	—	2,988	2,988	—	4,126	4,126
Financial liabilities held for trading	30,657	93,339	123,996	35,156	77,310	112,466
Other financial liabilities at fair value through profit or loss	259	12,152	12,411	—	11,810	11,810
Hedging derivatives (liabilities)	—	3,494	3,494	—	2,311	2,311
Liabilities under insurance contracts	5,760	4,944	10,704	13,076	31,596	44,672

(*)	In substantially all cases, observable market data are used.

The main techniques employed in the “internal models” are as follows:
–	In the valuation of financial instruments permitting static hedging (basically, forwards and swaps) the “present value” method is used.

–	In the valuation of financial instruments requiring dynamic hedging, the Black-Scholes model is mainly used.

–	In the valuation of financial instruments exposed to interest rate risk, the Heath-Jarrow-Morton model is employed to analyze the correlation by currency.

–	Credit risk is measured using dynamic models similar to those used in the measurement of interest rate risk.
The measurements thus obtained might have been different had other methods or assumptions been used in interest rate risk, in credit risk, market risk and foreign currency risk spreads, or in their related correlations and volatilities. Nevertheless, Group management considers that the financial assets and liabilities recognized in the consolidated balance sheet and the gains and losses arising from these financial instruments are reasonable.
The potential effect of a change in the principal assumptions (models, correlations and dividends) to less favorable reasonable assumptions would be to decrease gains by €141 million (2005: €140 million). The use of reasonable assumptions more favorable than those used by the Group would increase gains by €183 million (2005: €155 million).
The total loss recognized in the consolidated income statement for 2006 arising from the aforementioned valuation models amounted to €1,008 million (2005: total gain of €762 million).
iv. Recognition of fair value changes
As a general rule, changes in the carrying amount of financial assets and liabilities are recognized in the consolidated income statement, distinguishing between those arising from the accrual of interest and similar items –which are recognized under “Interest and similar income” or “Interest expense and similar charges,” as appropriate– and those arising for other reasons, which are recognized at their net amount under “Gains/losses on financial assets and liabilities.”
Adjustments due to changes in fair value arising from:
–
“Available-for-sale financial assets” are recognized temporarily in equity under “Valuation adjustments – Available-for-sale financial assets,” unless they relate to exchange differences, in which case they are recognized in “Valuation adjustments – Exchange differences” (exchange differences arising on monetary financial assets are recognized in “Exchange differences” in the consolidated income statement).

–
Items charged or credited to “Valuation adjustments – Available-for-sale financial assets” and “Valuation adjustments – Exchange differences” remain in the Group’s consolidated equity until the related assets are derecognized, whereupon they are charged to the consolidated income statement.

–
Unrealized gains on available-for-sale financial assets classified as “Non-current assets held for sale” because they form part of a disposal group or a discontinued operation are recognized in “Valuation adjustments — Non-current assets held for sale.”

–	“Financial liabilities at fair value through equity” are recognized in “Valuation adjustments – Financial liabilities at fair value through equity.”
v. Hedging transactions
The consolidated entities use financial derivatives for the purpose of trading with customers who request these instruments in order to manage their own market and credit risks and for investment purposes; for the purpose of managing the risks of the Group entities’ own positions and assets and liabilities (“Hedging derivatives”); or for the purpose of obtaining gains from changes in the prices of these derivatives.

Financial derivatives that do not qualify for hedge accounting are treated for accounting purposes as trading derivatives.
A derivative qualifies for hedge accounting if all the following conditions are met:
1.	The derivative hedges one of the following three types of exposure:
a.
Changes in the fair value of assets and liabilities due to fluctuations, among others, in the interest rate and/or exchange rate to which the position or balance to be hedged is subject (“fair value hedge”);

b.	Changes in the estimated cash flows arising from financial assets and liabilities, commitments and highly probable forecast transactions (“cash flow hedge”); and

c.	The net investment in a foreign operation (“hedge of a net investment in a foreign operation”).
2.	It is effective in offsetting exposure inherent in the hedged item or position throughout the expected term of the hedge, which means that:
a.	At the date of arrangement the hedge is expected, under normal conditions, to be highly effective (“prospective effectiveness”).

b.	There is sufficient evidence that the hedge was actually effective during the whole life of the hedged item or position (“retrospective effectiveness”).
3.
There must be adequate documentation evidencing the specific designation of the financial derivative to hedge certain balances or transactions and how this effective hedge was expected to be achieved and measured, provided that this is consistent with the Group’s management of own risks.

The changes in value of financial instruments qualifying for hedge accounting are recognized as follows:
a.
In fair value hedges, the gains or losses arising on both the hedging instruments and the hedged items attributable to the type of risk being hedged are recognized directly in the consolidated income statement.

In fair value hedges of interest rate risk on a portfolio of financial instruments, the gains or losses that arise on measuring the hedging instruments are recognized directly in the consolidated income statement, whereas the gains or losses due to changes in the fair value of the hedged amount (attributable to the hedged risk) are recognized in the consolidated income statement with a balancing entry under “Changes in the fair value of hedged items in portfolio hedges of interest rate risk” on the asset or liability side of the balance sheet, as appropriate.

b.
In cash flow hedges, the effective portion of the change in value of the hedging instrument is recognized temporarily in equity under “Valuation adjustments — Cash flow hedges” until the forecast transactions occur, when it is recognized in the consolidated income statement, unless, if the forecast transactions result in the recognition of non-financial assets or liabilities, it is included in the cost of the non-financial asset or liability. The ineffective portion of the change in value of hedging derivatives is recognized directly in the consolidated income statement.

c.
In hedges of a net investment in a foreign operation, the gains and losses attributable to the portion of the hedging instruments qualifying as an effective hedge are recognized temporarily in equity under “Valuation adjustments — Hedges of net investments in foreign operations” until the gains or losses on the hedged item are recognized in the consolidated income statement.

d.
The ineffective portion of the gains and losses on the hedging instruments of cash flow hedges and hedges of a net investment in a foreign operation are recognized directly under “Gains/losses on financial assets and liabilities” in the consolidated income statement.

If a derivative designated as a hedge no longer meets the requirements described above due to expiration, ineffectiveness or for any other reason, the derivative is classified as a trading derivative.

When fair value hedge accounting is discontinued, the adjustments previously recognized on the hedged item are transferred to profit or loss at the effective interest rate re-calculated at the date of hedge discontinuation. The adjustments must be fully amortized at maturity.
When cash flow hedges are discontinued, any cumulative gain or loss on the hedging instrument recognized in equity under “Valuation adjustments” (from the period when the hedge was effective) remains recognized in equity until the forecast transaction occurs at which time it is recognized in profit or loss, unless the transaction is no longer expected to occur, in which case any cumulative gain or loss is recognized immediately in profit or loss.
Derivatives embedded in other financial instruments or in other host contracts are accounted for separately as derivatives if their risks and characteristics are not closely related to those of the host contracts, provided that the host contracts are not classified as “Other financial assets/liabilities at fair value through profit or loss” or as “Financial assets/liabilities held for trading.”
e)      Derecognition of financial assets and liabilities
The accounting treatment of transfers of financial assets depends on the extent to which the risks and rewards associated with the transferred assets are transferred to third parties:
1.
If the Group transfers substantially all the risks and rewards to third parties –unconditional sale of financial assets, sale of financial assets under an agreement to repurchase them at their fair value at the date of repurchase, sale of financial assets with a purchased call option or written put option that is deeply out of the money, securitization of assets in which the transferor does not retain a subordinated debt or grant any credit enhancement to the new holders, and other similar cases– the transferred financial asset is derecognized and any rights or obligations retained or created in the transfer are recognized simultaneously.

2.
If the Group retains substantially all the risks and rewards associated with the transferred financial asset –sale of financial assets under an agreement to repurchase them at a fixed price or at the sale price plus interest, a securities lending agreement in which the borrower undertakes to return the same or similar assets, and other similar cases–, the transferred financial asset is not derecognized and continues to be measured by the same criteria as those used before the transfer. However, the following items are recognized:

a.	An associated financial liability, for an amount equal to the consideration received; this liability is subsequently measured at amortized cost.

b.	The income from the transferred financial asset not derecognized and any expense incurred on the new financial liability.
3.
If the Group neither transfers nor retains substantially all the risks and rewards associated with the transferred financial asset –sale of financial assets with a purchased call option or written put option that is not deeply in or out of the money, securitization of assets in which the transferor retains a subordinated debt or other type of credit enhancement for a portion of the transferred asset, and other similar cases– the following distinction is made:

a.	If the transferor does not retain control of the transferred financial asset, the asset is derecognized and any rights or obligations retained or created in the transfer are recognized.

b.
If the transferor retains control of the transferred financial asset, it continues to recognize it for an amount equal to its exposure to changes in value and recognizes a financial liability associated with the transferred financial asset. The net carrying amount of the transferred asset and the associated liability is the amortized cost of the rights and obligations retained, if the transferred asset is measured at amortized cost, or the fair value of the rights and obligations retained, if the transferred to third parties asset is measured at fair value.

Accordingly, financial assets are only derecognized when the rights on the cash flows they generate have been extinguished or when substantially all the inherent risks and rewards have been transferred to third parties. Similarly, financial liabilities are only derecognized when the obligations they generate have been extinguished or when they are acquired (with the intention either to cancel them or to resell them).

f)       Offsetting of financial instruments
Financial asset and liability balances are offset, i.e. reported in the consolidated balance sheet at their net amount, only if the subsidiaries currently have a legally enforceable right to set off the recognized amounts and intend either to settle them on a net basis or to realize the asset and settle the liability simultaneously.
g)      Impairment of financial assets
i. Definition
A financial asset is considered to be impaired -and therefore its carrying amount is adjusted to reflect the effect of impairment- when there is objective evidence that events have occurred which:
–	In the case of debt instruments (loans and debt securities), give rise to an adverse impact on the future cash flows that were estimated at the transaction date.

–	In the case of equity instruments, mean that their carrying amount may not be fully recovered.
As a general rule, the carrying amount of impaired financial instruments is adjusted with a charge to the consolidated income statement for the period in which the impairment becomes evident, and the reversal, if any, of previously recognized impairment losses is recognized in the consolidated income statement for the period in which the impairment is reversed or reduced.
Balances are deemed to be impaired, and the interest accrual is suspended, when there are reasonable doubts as to their full recovery and/or the collection of the related interest for the amounts and on the dates initially agreed upon, after taking into account the guarantees received by the consolidated entities to secure (fully or partially) collection of the related balances. Collections relating to impaired loans and advances are used to recognize the accrued interest and the remainder, if any, to reduce the principal amount outstanding.
When the recovery of any recognized amount is considered unlikely, the amount is written off, without prejudice to any actions that the consolidated entities may initiate to seek collection until their contractual rights are extinguished due to the expiration of the statute-of-limitations period, forgiveness or any other cause.
ii. Debt instruments measured at amortized cost
The amount of an impairment loss incurred on a debt instrument measured at amortized cost is equal to the difference between its carrying amount and the present value of its estimated future cash flows, and is presented as a reduction of the balance of the asset adjusted.
In estimating the future cash flows of debt instruments the following factors are taken into account:
–
All the amounts that are expected to be obtained over the remaining life of the instrument; including, where appropriate, those which may result from the collateral provided for the instrument (less the costs for obtaining and subsequently selling the collateral). The impairment loss takes into account the likelihood of collecting accrued interest receivable;

–	The various types of risk to which each instrument is subject; and

–	The circumstances in which collections will foreseeably be made.
These cash flows are subsequently discounted using the instrument’s effective interest rate (if its contractual rate is fixed) or the effective contractual rate at the discount date (if it is variable).
Specifically as regards impairment losses resulting from materialization of the insolvency risk of the obligors (credit risk), a debt instrument is impaired due to insolvency:
–	When there is evidence of a deterioration of the obligor’s ability to pay, either because it is in arrears or for other reasons; and/or
–	When country risk materializes: country risk is considered to be the risk associated with debtors resident in a given country due to circumstances other than normal commercial risk.
* * * * *

The Group has certain policies, methods and procedures for covering its credit risk arising both from insolvency allocable to counterparties and from country risk.
These policies, methods and procedures are applied in the granting, examination and documentation of debt instruments, contingent liabilities and commitments, the identification of their impairment and the calculation of the amounts necessary to cover the related credit risk.
With respect to the allowance for loss arising from credit risk, the Group makes the following distinction:
1.	Specific credit risk allowance
a.	Specific allowance
The impairment of debt instruments not measured at fair value through profit or loss that are classified as doubtful are generally recognized in accordance with the criteria set forth below:
i.	Assets classified as doubtful due to counterparty arrears:
Debt instruments, whoever the obligor and whatever the guarantee or collateral, with amounts more than three months past due are assessed individually, taking into account the age of the past-due amounts, the guarantees or collateral provided and the financial situation of the counterparty and the guarantors.
The allowance percentages applied to unsecured transactions, based on the age of the past-due amounts, are as follows:
–	Less than 6 months: between 4.5% and 5.3%.

–	More than 6 months and less than 12 months: between 27.4% and 27.8%

–	More than 12 months and less than 18 months: between 60.5% and 65.1%

–	More than 18 months and less than 24 months: between 93.3% and 95.8%

–	More than 24 months: 100%
The allowance percentages applied to loans secured by mortgage on completed homes, based on the age of the past-due amounts, are as follows:
–	Less than 3 years, provided that the outstanding loan does not exceed 80% of the appraisal value of the home: 2%

–	More than 3 years and less than 4 years: 25%

–	More than 4 years and less than 5 years: 50%

–	More than 5 years and less than 6 years: 75%

–	More than 6 years: 100%
The allowance percentages applied to loans secured by real property, when the Group has initiated procedures to foreclose such assets, based on the age of the past-due amounts, are as follows:
–	Less than 6 months: between 3.8% and 4.5%

–	More than 6 months and less than 12 months: between 23.3% and 23.6%

–	More than 12 months and less than 18 months: between 47.2% and 55.3%

–	More than 18 months and less than 24 months: between 79.3% and 81.4%

–	More than 24 months: 100%
ii.	Assets classified as doubtful for reasons other than counterparty arrears:
Debt instruments which are not classifiable as doubtful due to arrears but for which there are reasonable doubts as to their repayment under the contractual terms are assessed individually, and their allowance is the difference between the amount recognized in assets and the present value of the cash flows expected to be received.

b.	General allowance for inherent losses:
The Group covers its losses inherent in debt instruments not measured at fair value through profit or loss and in contingent liabilities taking into account the historical experience of impairment and other circumstances known at the time of assessment. For these purposes, inherent losses are losses incurred at the reporting date, calculated using statistical methods, that have not yet been allocated to specific transactions.
The Group uses the inherent loss concept to quantify the cost of the credit risk and include it in the calculation of the risk-adjusted return of its transactions. The parameters necessary for this calculation are also used to calculate economic capital and, in the future, to calculate BIS II regulatory capital under the internal models.
Inherent loss is the expected cost, on average in a complete business cycle, of the credit risk of a transaction, considering the characteristics of the counterparty and the guarantees and collateral associated with the transaction.
The inherent loss is calculated by multiplying three factors: “exposure at default,” “probability of default” and “loss given default.”
–	Exposure at default (EAD) is the amount of risk exposure at the date of default by the counterparty.

–
Probability of default (PD) is the probability of the counterparty failing to meet its principal and/or interest payment obligations. The probability of default is associated with the rating/scoring of each counterparty/transaction.

PD is measured using a time horizon of one year; i.e. it quantifies the probability of the counterparty defaulting in the coming year. The definition of default used includes past-dues by 90 days or more and cases in which there is no default but there are doubts as to the solvency of the counterparty (subjective doubtful assets).
–	Loss given default (LGD) is the loss arising in the event of default. It depends mainly on the guarantees associated with the transaction.
The calculation of the inherent loss also takes into account the adjustment to the cycle of the aforementioned factors, especially PD and LGD.
The approach described above is used as a general rule. However, in certain cases, as a result of its particular characteristics, this approach is not applied and alternative approaches are used:
1.	Low default portfolios

In certain portfolios (sovereign risk, credit institutions or large corporations) the number of defaults observed is very small or zero. In these cases, the Group opted to use the data contained in the credit derivative spreads to estimate the excepted loss discounted by the market and break it down into PD and LGD.

2.	Top-down units

In the cases in which the Group does not have sufficient data to construct a sufficiently robust credit risk measurement model, the inherent loss on the loan portfolios is estimated based on a top-down approximation in which the historically observed average write-off of the loan portfolios is used as the best estimate of the inherent loss. As the credit models are developed and bottom-up measurements are obtained, the top-down measurements used for these units are gradually replaced.

* * * * *

However, by express requirement of the Bank of Spain, until the Spanish regulatory authority has verified and approved these internal models (which are currently under review), the general allowance must be calculated as set forth below.
Based on its experience and on the information available to it on the Spanish banking industry, the Bank of Spain has established various risk categories, applying a range of necessary allowances to each category:
–	Negligible risk: 0%

–	Low risk: 0.20% — 0.75%

–	Medium-low risk: 0.50% — 1.88%

–	Medium risk: 0.59% — 2.25%

–	Medium-high risk: 0.66 — 2.50%

–	High risk: 0.83% — 3.13%
Our internal models produce a range of results that comprise the amount of provisions that results from applying the model established by the Bank of Spain that we are required to use until our internal models are approved as explained above.
2.	Country risk allowance:

Country risk is considered to be the risk associated with counterparties resident in a given country due to circumstances other than normal commercial risk (sovereign risk, transfer risk and risks arising from international financial activity). Based on the countries’ economic performance, political situation, regulatory and institutional framework, and payment capacity and record, the Group classifies all the transactions performed with third parties into six different groups, from group 1 (transactions with ultimate obligors resident in European Union countries, Norway, Switzerland, Iceland, the United States, Canada, Japan, Australia and New Zealand) to group 6 (transactions of which the recovery is considered remote due to circumstances attributable to the country), assigning to each group the credit loss allowance percentages resulting from the aforementioned analyses.

However, due to the size of the Group and to the proactive management of its country risk exposure, the allowances recognized in this connection are not material with respect to the credit loss allowances recognized.

iii. Debt or equity instruments classified as available for sale
The amount of the impairment losses on these instruments is the positive difference between their acquisition cost (net of any principal repayment or amortization in the case of debt instruments) and their fair value less any impairment loss previously recognized in the consolidated income statement.
When there is objective evidence at the date of measurement of these instruments that the aforementioned differences are due to permanent impairment, they are no longer recognized in equity under “Valuation adjustments – Available-for-sale financial assets” and are reclassified, for the cumulative amount at that date, to the consolidated income statement.
If all or part of the impairment losses are subsequently reversed, the reversed amount is recognized, in the case of debt instruments, in the consolidated income statement for the year in which the reversal occurred (or in equity under “Valuation adjustments – Available-for-sale financial assets” in the case of equity instruments).
iv. Equity instruments measured at cost
The impairment loss on equity instruments measured at cost is the difference between the carrying amount and the present value of the expected future cash flows discounted at the market rate of return for similar securities.
Impairment losses are recognized in the consolidated income statement for the period in which they arise as a direct reduction of the cost of the instrument. These losses can only be reversed subsequently if the related assets are sold.
h)      Repurchase agreements and reverse repurchase agreements
Purchases (sales) of financial assets under a non-optional resale (repurchase) agreement at a fixed price (“repos”) are recognized in the consolidated balance sheet as financing granted (received) based on the nature of the debtor (creditor) under “Loans and advances to credit institutions” or “Loans and advances to customers” (“Deposits from credit institutions” or “Customer deposits”).

Differences between the purchase and sale prices are recognized as interest over the contract term.
i)       Non-current assets held for sale and Liabilities associated with non-current assets held for sale
“Non-current assets held for sale” includes the carrying amount of individual items or disposal groups or items forming part of a business unit earmarked for disposal (“Discontinued operations”), whose sale in their present condition is highly probable and is expected to occur within one year from the reporting date. Therefore, the carrying amount of these items -which can be of a financial nature or otherwise- will foreseeably be recovered through the proceeds from their disposal. Specifically, property or other non-current assets received by the consolidated entities as total or partial settlement of their debtors’ payment obligations to them are deemed to be non-current assets held for sale, unless the consolidated entities have decided to make continuing use of these assets.
“Liabilities associated with non-current assets” includes the credit balances arising from assets or disposal groups and from discontinued operations.
Non-current assets held for sale are generally measured at the lower of fair value less costs to sell and their carrying amount at the date of classification in this category. Non-current assets held for sale are not depreciated as long as they remain in this category.
Impairment losses on an asset or disposal group arising from a reduction in its carrying amount to its fair value (less costs to sell) are recognized under “Impairment losses - Non-current assets held for sale” in the consolidated income statement. The gains on a non-current asset held for sale resulting from subsequent increases in fair value (less costs to sell) increase its carrying amount and are recognized in the consolidated income statement up to an amount equal to the impairment losses previously recognized.
j)       Reinsurance assets and Liabilities under insurance contracts
Insurance contracts involve the transfer of a certain quantifiable risk in exchange for a periodic or one-off premium. The effects on the Group’s cash flow will arise from a deviation in the payments forecast and/or an insufficiency in the premium set.
The Group controls its insurance risk as follows:
–	By applying a strict methodology in the launch of products and in the assignment of the value thereto.

–	By using deterministic and stochastic models for measuring commitments.

–	By using reinsurance as a risk mitigation technique as part of the credit quality guidelines in line with the Group’s general risk policy.

–	By establishing an operating framework for credit risks.

–	By actively managing asset and liability matching.

–	By applying security measures in processes.
“Reinsurance assets” includes the amounts that the consolidated entities are entitled to receive for reinsurance contracts with third parties and, specifically, the reinsurer’s share of the technical provisions recorded by the consolidated insurance entities.
At least once a year these assets are reviewed for impairment (if there is objective evidence, as a result of an event that occurred after initial recognition of the reinsurance asset, that the Group may not receive all amounts due to it under the terms of the contract and the amount that will not be received can be reliably measured), and any impairment loss is recognized in the consolidated income statement and the assets are derecognized.
“Liabilities under insurance contracts” includes the technical provisions recorded by the consolidated entities to cover claims arising from insurance contracts in force at year-end.

Insurers’ results relating to their insurance business are recognized under “Insurance activity income” in the consolidated income statement.
In accordance with standard accounting practice in the insurance industry, the consolidated insurance entities credit to the consolidated income statement the amounts of the premiums written and charge to income the cost of the claims incurred on final settlement thereof. Insurance entities are therefore required to accrue at period-end the unearned revenues credited to their income statements and the accrued costs not charged to income.
At least at each reporting date the Group assesses whether the insurance contract liabilities recognized in the consolidated balance sheet are adequately measured. For this purpose, it calculates the difference between the following amounts:
–
Current estimates of future cash flows under the insurance contracts of the consolidated entities. These estimates include all contractual cash flows and any related cash flows, such as claims handling costs; and

–
The value recognized in the consolidated balance sheet for insurance liabilities (Note 15), net of any related deferred acquisition costs or related intangible assets, such as the amount paid to acquire, in the event of purchase by the entity, the economic rights held by a broker deriving from policies in the entity’s portfolio.

If the calculation results in a positive amount, this deficiency is charged to the consolidated income statement. When unrealized gains or losses on assets of the Group’s insurance companies affect the measurement of liabilities under insurance contracts and/or the related deferred acquisition costs and/or the related intangible assets, these gains or losses are recognized directly in equity. The corresponding adjustment in the liabilities under insurance contracts (or in the deferred acquisition costs or in intangible assets) is also recognized in equity.
k)      Tangible assets
“Tangible assets” includes the amount of buildings, land, furniture, vehicles, computer hardware and other fixtures owned by the consolidated entities or acquired under finance leases. Tangible assets are classified by use as follows:
i. Property, plant and equipment for own use:
Property, plant and equipment for own use –including tangible assets received by the consolidated entities in full or partial satisfaction of financial assets representing receivables from third parties which are intended to be held for continuing use and tangible assets acquired under finance leases– are presented at acquisition cost, less the related accumulated depreciation and any impairment losses (net carrying amount higher than recoverable amount).
For this purpose, the acquisition cost of foreclosed assets is the carrying amount of the financial assets settled through foreclosure.
Depreciation is calculated, using the straight-line method, on the basis of the acquisition cost of the assets less their residual value. The land on which the buildings and other structures stand has an indefinite life and, therefore, is not depreciated.

The tangible asset depreciation charge is recognized in the consolidated income statement and is calculated basically using the following depreciation rates (based on the average years of estimated useful life of the various assets):

Annual Rate
Buildings for own use	2
Furniture	7.5 to 10
Fixtures	6 to 10
Office and IT equipment	10 to 25
Leasehold improvements	5 to 10
The consolidated entities assess at the reporting date whether there is any indication that an asset may be impaired (i.e. its carrying amount exceeds its recoverable amount). If this is the case, the carrying amount of the asset is reduced to its recoverable amount and future depreciation charges are adjusted in proportion to the revised carrying amount and to the new remaining useful life (if the useful life has to be re-estimated).
Similarly, if there is an indication of a recovery in the value of a tangible asset, the consolidated entities recognize the reversal of the impairment loss recognized in prior periods and adjust the future depreciation charges accordingly. In no circumstances may the reversal of an impairment loss on an asset raise its carrying amount above that which it would have if no impairment losses had been recognized in prior years.
The estimated useful lives of the items of property, plant and equipment for own use are reviewed at least at the end of the reporting period with a view to detecting significant changes therein. If changes are detected, the useful lives of the assets are adjusted by correcting the depreciation charge to be recognized in the consolidated income statement in future years on the basis of the new useful lives.
Upkeep and maintenance expenses relating to property, plant and equipment for own use are recognized as an expense in the period in which they are incurred.
ii. Investment property
“Investment property” reflects the net values of the land, buildings and other structures held either to earn rentals or for capital appreciation.
The criteria used to recognize the acquisition cost of investment property, to calculate its depreciation and its estimated useful life and to recognize any impairment losses thereon are consistent with those described in relation to property, plant and equipment for own use.
iii. Other assets leased out under an operating lease
“Other assets leased out under an operating lease” reflects the net values of the tangible assets, other than land and buildings, leased out by the Group under an operating lease.
The criteria used to recognize the acquisition cost of assets leased out under operating leases, to calculate their depreciation and their respective estimated useful lives and to recognize the impairment losses thereon are consistent with those described in relation to property, plant and equipment for own use.
l)       Accounting for leases
i. Finance leases
Finance leases are leases that transfer substantially all the risks and rewards incidental to ownership of the leased asset to the lessee.
When the consolidated entities act as the lessors of an asset, the sum of the present value of the lease payments receivable from the lessee plus the guaranteed residual value –which is generally the exercise price of the purchase option of the lessee at the end of the lease term– is recognized as lending to third parties and is therefore included under “Loans and receivables” in the consolidated balance sheet.

When the consolidated entities act as the lessees, they present the cost of the leased assets in the consolidated balance sheet, based on the nature of the leased asset, and, simultaneously, recognize a liability for the same amount (which is the lower of the fair value of the leased asset and the sum of the present value of the lease payments payable to the lessor plus, if appropriate, the exercise price of the purchase option). The depreciation policy for these assets is consistent with that for property, plant and equipment for own use.
In both cases, the finance income and finance expense arising from these contracts is credited or debited, respectively, to “Interest and similar income” and “Interest expense and similar charges” in the consolidated income statement so as to achieve a constant rate of return over the lease term.
ii. Operating leases
In operating leases, ownership of the leased asset and substantially all the risks and rewards incidental thereto remain with the lessor.
When the consolidated entities act as the lessors, they present the acquisition cost of the leased assets under “Tangible assets” (Note 16). The depreciation policy for these assets is consistent with that for similar items of property, plant and equipment for own use and income from operating leases is recognized on a straight-line basis under “Other operating income” in the consolidated income statement.
When the consolidated entities act as the lessees, the lease expenses, including any incentives granted by the lessor, are charged on a straight-line basis to “Other general administrative expenses” in their consolidated income statements.
m)     Intangible assets
Intangible assets are identifiable non-monetary assets (separable from other assets) without physical substance which arise as a result of a legal transaction or which are developed internally by the consolidated entities. Only assets whose cost can be estimated reliably and from which the consolidated entities consider it probable that future economic benefits will be generated are recognized.
Intangible assets are recognized initially at acquisition or production cost and are subsequently measured at cost less any accumulated amortization and any accumulated impairment losses.
i. Goodwill
Any excess of the cost of the investments in the consolidated entities and entities accounted for using the equity method over the corresponding underlying carrying amounts acquired, adjusted at the date of first-time consolidation, is allocated as follows:
–
If it is attributable to specific assets and liabilities of the companies acquired, by increasing the value of the assets (or reducing the value of the liabilities) whose fair values were higher (lower) than the carrying amounts at which they had been recognized in the balance sheets of the acquirees.

–
If it is attributable to specific intangible assets, by recognizing it explicitly in the consolidated balance sheet provided that the fair value of these assets within 12 months following the date of acquisition can be measured reliably.

–
The remaining amount is recognized as goodwill, which is allocated to one or more specific cash-generating units (a cash generating unit is the smallest identifiable group of assets that, as a result of continuing operation, generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets). The cash-generating units represent the Group’s geographical and/or business segments.

Goodwill –which is only recognized when it has been acquired for consideration– represents, therefore, a payment made by the acquirer in anticipation of future economic benefits from assets of the acquired entity that are not capable of being individually identified and separately recognized.

At the end of each reporting period (or whenever indicators of impairment are identified) goodwill is reviewed for impairment (i.e. a reduction in its recoverable amount to below its carrying amount) and any impairment is written down with a charge to “Impairment losses – Goodwill” in the consolidated income statement.
An impairment loss recognized for goodwill is not reversed in a subsequent period.
ii. Other intangible assets
“Other intangible assets” includes the amount of identifiable intangible assets (such as purchased customer lists and computer software).
Other intangible assets can have an indefinite useful life –when, based on an analysis of all the relevant factors, it is concluded that there is no foreseeable limit to the period over which the asset is expected to generate net cash inflows for the consolidated entities– or a finite useful life, in all other cases.
Intangible assets with indefinite useful lives are not amortized, but rather at the end of each reporting period the consolidated entities review the remaining useful lives of the assets in order to determine whether they continue to be indefinite and, if this is not the case, to take the appropriate steps.
Intangible assets with finite useful lives are amortized over those useful lives using methods similar to those used to depreciate tangible assets.
The intangible asset amortization charge is recognized under “Depreciation and amortization – Intangible assets” in the consolidated income statement.
In both cases the consolidated entities recognize any impairment loss on the carrying amount of these assets with a charge to “Impairment losses - Other intangible assets” in the consolidated income statement. The criteria used to recognize the impairment losses on these assets and, where applicable, the reversal of impairment losses recognized in prior years are similar to those used for tangible assets (Note 2-k).
Internally developed computer software
Internally developed computer software is recognized as an intangible asset if, among other requisites (basically the Group’s ability to use or sell it), it can be identified and its ability to generate future economic benefits can be demonstrated.
Expenditure on research activities is recognized as an expense in the year in which it is incurred and cannot be subsequently capitalized.
n)	Prepayments and accrued income and Accrued expenses and deferred income
These items include all the balances of prepayments and accrued income and of accrued expenses and deferred income, excluding accrued interest.
o)	Other assets and Other liabilities
“Other assets” in the consolidated balance sheet includes the amount of assets not recorded in other items, the breakdown being as follows:
–
Inventories: this item includes the amount of assets, other than financial instruments, that are held for sale in the ordinary course of business, that are in the process of production, construction or development for such purpose, or that are to be consumed in the production process or in the provision of services. “Inventories” includes land and other property held for sale in the property development business.

Inventories are measured at the lower of cost and net realizable value, which is the estimated selling price of the inventories in the ordinary course of business, less the estimated costs of completion and the estimated costs required to make the sale.

Any write-downs of inventories –such as those due to damage, obsolescence or reduction of selling price– to net realizable value and other impairment losses are recognized as expenses for the year in which the impairment or loss occurs. Subsequent reversals are recognized in the consolidated income statement for the year in which they occur.

The carrying amount of inventories is derecognized and recognized as an expense in the period in which the revenue from their sale is recognized. This expense is included under “Cost of sales” in the accompanying consolidated income statements (Note 47) when it relates to activities of the non-financial entities that do not form part of the consolidable group of credit institutions or under “Other operating expenses” in all other cases.

–
Other: this item includes the amount of the difference between pension plan obligations and the value of the plan assets with a debit balance for the entity, when the net amount is to be reported in the consolidated balance sheet, and the amount of any other assets not included in other items.

“Other liabilities” includes the payment obligations having the substance of liabilities and not included in any other category.
p)	Provisions and contingent assets and liabilities
The directors of the consolidated entities, in preparing their respective financial statements, made a distinction between:
–
Provisions: credit balances covering present obligations at the balance sheet date arising from past events which could give rise to a loss for the consolidated entities, which is considered to be likely to occur and certain as to its nature but uncertain as to its amount and/or timing;

–
Contingent liabilities: possible obligations that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more future events not wholly within the control of the consolidated entities. They include the present obligations of the consolidated entities when it is not probable that an outflow of resources embodying economic benefits will be required to settle them; and

–
Contingent assets: possible assets that arise from past events and whose existence is conditional on, and will be confirmed only by, the occurrence or non-occurrence of events beyond the control of the Group. Contingent assets are not recognized in the consolidated balance sheet or in the consolidated income statement, but rather are disclosed in the notes, provided that it is probable that these assets will give rise to an increase in resources embodying economic benefits.

The Group’s consolidated financial statements include all the material provisions with respect to which it is considered that it is more likely than not that the obligation will have to be settled. In accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, contingent liabilities must not be recognized in the consolidated financial statements, but must rather be disclosed in the notes.
Provisions, which are quantified on the basis of the best information available on the consequences of the event giving rise to them and are reviewed and adjusted at the end of each year, are used to cater to the specific obligations for which they were originally recognized. Provisions are fully or partially reversed when such obligations cease to exist or are reduced.
Provisions are classified according to the obligations covered as follows:
–	Provisions for pensions and similar obligations: includes the amount of all the provisions made to cover post-employment benefits, including obligations to early retirees and similar obligations.

–	Provisions for taxes: includes the amount of the provisions made to cover tax contingencies.

–
Provisions for contingent liabilities and commitments: includes the amount of the provisions made to cover contingent liabilities –defined as those transactions in which the Group guarantees the obligations of a third party, arising as a result of financial guarantees granted or contracts of another kind– and contingent commitments –defined as irrevocable commitments that may give rise to the recognition of financial assets.

–	Other provisions: includes the amount of other provisions made by the consolidated entities. This item includes, inter alia, provisions for restructuring costs and litigation (Note 25).

q)	Litigation and/or claims in process
In addition to the disclosures made in Note 1, at the end of 2006 certain litigation and claims were in process against the consolidated entities arising from the ordinary course of their operations (Note 25).
r)	Own equity instruments
Own equity instruments are those meeting both of the following conditions:
–
The instruments do not include any contractual obligation for the issuer: (i) to deliver cash or another financial asset to a third party; or (ii) to exchange financial assets or financial liabilities with a third party under conditions that are potentially unfavorable to the issuer.

–
The instruments will or may be settled in the issuer’s own equity instruments and are: (i) a non-derivative that includes no contractual obligation for the issuer to deliver a variable number of its own equity instruments; or (ii) a derivative that will be settled by the issuer through the exchange of a fixed amount of cash or another financial asset for a fixed number of its own equity instruments.

Transactions involving own equity instruments, including their issuance and cancellation, are deducted from equity.
Changes in the value of instruments classified as own equity instruments are not recognized in the consolidated financial statements. Consideration received or paid in exchange for such instruments are directly added to or deducted from equity.
s)	Equity-instrument-based employee remuneration
Equity instruments delivered to employees in consideration for their services, if the instruments are delivered once the specific period of service has ended, are recognized as an expense for services (with the corresponding increase in equity) as the services are rendered by employees during the service period. At the grant date the services received (and the related increase in equity) are measured at the fair value of the equity instruments granted. If the equity instruments granted are vested immediately, the Group recognizes in full, at the grant date, the expense for the services received.
When the requirements stipulated in the remuneration agreement include external market conditions (such as equity instruments reaching a certain quoted price), the amount ultimately to be recognized in equity will depend on the other conditions being met by the employees, irrespective of whether the market conditions are satisfied. If the conditions of the agreement are met but the external market conditions are not satisfied, the amounts previously recognized in equity are not reversed, even if the employees do not exercise their right to receive the equity instruments.
t)	Recognition of income and expenses
The most significant criteria used by the Group to recognize its income and expenses are summarized as follows:
i. Interest income, interest expenses and similar items
Interest income, interest expenses and similar items are generally recognized on an accrual basis using the effective interest method. Dividends received from other companies are recognized as income when the consolidated entities’ right to receive them arises.
However, the recognition of accrued interest in the consolidated income statement is suspended for debt instruments individually classified as impaired and for the instruments for which impairment losses have been assessed collectively because they have payments more than three months past due. This interest is recognized as income, when collected, as a reversal of the related impairment losses.

ii. Commissions, fees and similar items
Fee and commission income and expenses are recognized in the consolidated income statement using criteria that vary according to their nature. The main criteria are as follows:
–	Fee and commission income and expenses relating to financial assets and financial liabilities measured at fair value through profit or loss are recognized when paid.

–	Those arising from transactions or services that are performed over a period of time are recognized over the life of these transactions or services.

–	Those relating to services provided in a single act are recognized when the single act is carried out.
iii. Non-finance income and expenses
These are recognized for accounting purposes on an accrual basis.
iv. Deferred collections and payments
These are recognized for accounting purposes at the amount resulting from discounting the expected cash flows at market rates.
v. Loan arrangement fees
Loan arrangement fees, mainly loan origination and application fees, are accrued and recognized in income over the term of the loan. The related direct costs can be deducted from this amount.
u)	Financial guarantees
“Financial guarantees” are defined as contracts whereby an entity undertakes to make specific payments for a third party if the latter does not do so, irrespective of the various legal forms they may have, such as guarantees, irrevocable documentary credits issued or confirmed by the entity, insurance and credit derivatives.
Financial guarantees, regardless of the guarantor, instrumentation or other circumstances, are reviewed periodically so as to determine the credit risk to which they are exposed and, if appropriate, to consider whether a provision is required. The credit risk is determined by application of criteria similar to those established for quantifying impairment losses on debt instruments measured at amortized cost as described in section g) above.
The provisions made for these transactions are recognized under “Provisions – Provisions for contingent liabilities and commitments” in the consolidated balance sheet (Note 25). These provisions are recognized and reversed with a charge or credit, respectively, to “Provisions (net)” in the consolidated income statement.
If a specific provision is required for financial guarantees, the related unearned commissions recognized under “Accrued expenses and deferred income” in the consolidated balance sheet are reclassified to the appropriate provision.
v)	Assets under management and investment and pension funds managed by the Group
Assets owned by third parties and managed by the consolidated entities are not presented on the face of the consolidated balance sheet. Management fees are included in “Fee and commission income” in the consolidated income statement. Note 36-b contains information on the third-party assets managed by the Group.
The investment funds and pension funds managed by the consolidated entities are not presented on the face of the Group’s consolidated balance sheet since the related assets are owned by third parties. The fees and commissions earned in the year for the services rendered by the Group entities to these funds (asset management and custody services) are recognized under “Fee and commission income” in the consolidated income statement.

w)	Post-employment benefits
Under the collective labor agreements currently in force and other arrangements, the Spanish banks included in the Group and certain other Spanish and foreign consolidated entities have undertaken to supplement the public social security system benefits accruing to certain employees, and to their beneficiary right holders, for retirement, permanent disability or death, the benefits and indemnity payments payable, the contributions to employee welfare systems for early retirees and the post-employment welfare benefits.
The Group’s post-employment obligations to its employees are deemed to be “defined contribution plans” when the Group makes pre-determined contributions (recognized in “Personnel expenses” in the consolidated income statement) to a separate entity and will have no legal or effective obligation to make further contributions if the separate entity cannot pay the employee benefits relating to the service rendered in the current and prior periods. Post-employment obligations that do not meet the aforementioned conditions are classified as “defined benefit plans” (Note 25).
Defined contribution plans
The contributions made in this connection in each year are recognized under “Personnel expenses” in the consolidated income statement. The amounts not yet contributed at each year-end are recognized, at their present value, under “Provisions – Provisions for pensions and similar obligations” on the liability side of the consolidated balance sheet.
Defined benefit plans
The Group recognizes under “Provisions – Provisions for pensions and similar obligations” on the liability side of the consolidated balance sheet (or under “Other assets – Other” on the asset side, as appropriate) the present value of its defined benefit post-employment obligations, net of the fair value of the plan assets and of the net unrecognized cumulative actuarial gains and/or losses disclosed in the valuation of these obligations, which are deferred using a corridor approach, and net of the past service cost, which is deferred over time, as explained below.
“Plan assets” are defined as those that will be directly used to settle obligations and that meet the following conditions:
–	They are not owned by the consolidated entities, but by a legally separate third party that is not a party related to the Group.

–
They can only be used to pay or finance post-employment benefits and cannot be returned to the consolidated entities unless the assets remaining in the plan are sufficient to meet all obligations of the plan and of the entity relating to current or former employee benefits, or to reimburse employee benefits already paid by the Group.

If the Group can look to an insurer to pay part or all of the expenditure required to settle a defined benefit obligation, and it is practically certain that said insurer will reimburse some or all of the expenditure required to settle that obligation, but the insurance policy does not qualify as a plan asset, the Group recognizes its right to reimbursement as an asset item in the consolidated balance sheet under “Insurance contracts linked to pensions”, which, in all other respects, is treated as a plan asset.
“Actuarial gains and losses” are defined as those arising from differences between the previous actuarial assumptions and what has actually occurred and from the effects of changes in actuarial assumptions. The Group uses, on a plan-by-plan basis, the corridor method and recognizes in the consolidated income statement the amount resulting from dividing by five the net amount of the cumulative actuarial gains and/or losses not recognized at the beginning of each year which exceeds 10% of the present value of the obligations or 10% of the fair value of the plan assets at the beginning of the year, whichever amount is higher. The maximum five-year allocation period, which is required by the Bank of Spain for all Spanish financial institutions, is shorter than the average number of remaining years of active service relating to the employees participating in the plans, and is applied systematically.

The “past service cost” –which arises from changes to current post-employment benefits or from the introduction of new benefits– is recognized on a straight-line basis in the consolidated income statement over the period from the time the new commitments arise to the date on which the employee has an irrevocable right to receive the new benefits.
Post-employment benefits are recognized in the consolidated income statement as follows:
–	Current service cost –defined as the increase in the present value of the obligations resulting from employee service in the current period–, under “Personnel expenses.”

–
Interest cost –defined as the increase during the year in the present value of the obligations as a result of the passage of time– under “Interest expense and similar charges.” When obligations are presented on the liability side of the consolidated balance sheet, net of the plan assets, the cost of the liabilities recognized in the income statement relates exclusively to the obligations recognized as liabilities.

–	The expected return on plan assets and the gains or losses on the value of the plan assets, less any plan administration costs and less any applicable taxes, under “Interest and similar income.”

–	The actuarial gains and losses calculated using the corridor approach and the unrecognized past service cost, under “Provisions (net)” in the consolidated income statement.
x)	Other long-term employee benefits
“Other long-term employee benefits,” defined as obligations to early retirees –taken to be those who have ceased to render services at the entity but who, without being legally retired, continue to have economic rights vis-à-vis the entity until they acquire the legal status of retiree–, long-service bonuses, obligations for death of spouse or disability before retirement that depend on the employee’s length of service at the entity and other similar items, are treated for accounting purposes, where applicable, as established above for defined benefit post-employment plans, except that all past service costs and actuarial gains and losses are recognized immediately (Note 25).
y)	Termination benefits
Termination benefits are recognized when there is a detailed formal plan identifying the basic changes to be made, provided that implementation of the plan has begun, its main features have been publicly announced or objective facts concerning its implementation have been disclosed.
z)	Income tax
The expense for Spanish corporation tax and other similar taxes applicable to the foreign consolidated entities is recognized in the consolidated income statement, except when it results from a transaction recognized directly in equity, in which case the tax effect is also recognized in equity.
The current income tax expense is calculated as the sum of the current tax resulting from application of the appropriate tax rate to the taxable profit for the year (net of any deductions allowable for tax purposes), and of the changes in deferred tax assets and liabilities recognized in the consolidated income statement.
Deferred tax assets and liabilities include temporary differences, which are identified as the amounts expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities and their related tax bases, and tax loss and tax credit carryforwards. These amounts are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled.
“Tax assets” includes the amount of all tax assets, which are broken down into “current” –amounts of tax to be recovered within the next twelve months– and “deferred” –amounts of tax to be recovered in future years, including those arising from unused tax losses or tax credits.
“Tax liabilities” includes the amount of all tax liabilities (except provisions for taxes), which are broken down into “current” –the amount payable in respect of the income tax on the taxable profit for the year and other taxes in the next twelve months– and “deferred” –the amount of income tax payable in future years.

Deferred tax liabilities are recognized in respect of taxable temporary differences associated with investments in subsidiaries, associates or joint ventures, except when the Group is able to control the timing of the reversal of the temporary difference and, in addition, it is probable that the temporary difference will not reverse in the foreseeable future.
Deferred tax assets are only recognized for temporary differences to the extent that it is considered probable that the consolidated entities will have sufficient future taxable profits against which the deferred tax assets can be utilized, and the deferred tax assets do not arise from the initial recognition (except in a business combination) of other assets and liabilities in a transaction that affects neither taxable profit or accounting profit. Other deferred tax assets (tax loss and tax credit carryforwards) are only recognized if it is considered probable that the consolidated entities will have sufficient future taxable profits against which they can be utilized.
Income and expenses recognized directly in equity are accounted for as temporary differences.
The deferred tax assets and liabilities recognized are reassessed at each balance sheet date in order to ascertain whether they still exist, and the appropriate adjustments are made on the basis of the findings of the analyses performed.
Law 35/2006, of November 28, on Personal Income Tax and Partially Amending the Corporation Tax, Non-resident Income Tax and Wealth Tax Laws, establishes, inter alia, a reduction over two years in the statutory tax rate for Spanish corporation tax purposes, which until December 31, 2006 was 35%, as follows:

Tax Periods Beginning on or after	Tax Rate
January 1, 2007	32.5%
January 1, 2008	30.0%
Accordingly, in 2006 the Group re-estimated the deferred tax assets and liabilities and the tax credit and tax loss carryforwards recognized in the consolidated balance sheet taking into account the year in which the related reversal will foreseeably take place. As a result, a net charge of €491 million was recognized under “Income tax” in the consolidated income statement (Note 27).
aa)	Residual maturity periods and average interest rates
The analysis of the maturities of the balances of certain items in the consolidated balance sheets and the average interest rates at 2006 and 2005 year-end is provided in Note 53.
bb)	Consolidated cash flow statements
The following terms are used in the consolidated cash flow statements with the meanings specified:
–	Cash flows: inflows and outflows of cash and cash equivalents, which are short-term, highly liquid investments that are subject to an insignificant risk of changes in value.

–	Operating activities: the principal revenue-producing activities of credit institutions and other activities that are not investing or financing activities.

–	Investing activities: the acquisition and disposal of long-term assets and other investments not included in cash and cash equivalents.

–	Financing activities: activities that result in changes in the size and composition of the equity and liabilities that are not operating activities.

3. Santander Group
a)	Banco Santander Central Hispano, S.A.
The growth of the Group in the last decade has led the Bank to also act, in practice, as a holding entity of the shares of the various companies in its Group, and its results are becoming progressively less representative of the performance and earnings of the Group. Therefore, each year the Bank determines the amount of the dividends to be distributed to its shareholders on the basis of the consolidated net profit, while maintaining the Group’s traditionally high level of capitalization and taking into account that the transactions of the Bank and of the rest of the Group are managed on a consolidated basis (notwithstanding the allocation to each company of the related net worth effect).
The Exhibits provide relevant data on the consolidated Group companies and on the companies accounted for using the equity method.
b)	International Group structure
At international level, the various banks and other subsidiaries, jointly controlled entities and associates of the Group are integrated in a corporate structure comprising various holding companies which are the ultimate shareholders of the banks and subsidiaries abroad.
The purpose of this structure, all of which is controlled by the Bank, is to optimize the international organization from the strategic, economic, financial and tax standpoints, since it makes it possible to define the most appropriate units to be entrusted with acquiring, selling or holding stakes in other international entities, the most appropriate financing method for these transactions and the most appropriate means of remitting the profits obtained by the Group’s various operating units to Spain.
c)	Acquisitions and disposals
The principal equity investments acquired and sold by the Group in 2006, 2005 and 2004 and other significant corporate transactions were as follows:
i.	Abbey National plc (Abbey)
On July 25, 2004, the respective Boards of Directors of the Bank and Abbey approved the terms on which the Board of Directors of Abbey recommended to its shareholders the takeover bid launched by Banco Santander for all the ordinary share capital of Abbey under a Scheme of Arrangement subject to the UK Companies Act.
After the related Annual General Meetings of Abbey and the Bank were held in October 2004, and the other conditions of the transaction were met, on November 12, 2004 the acquisition was completed through the delivery of one new Banco Santander share for every Abbey ordinary share. The capital increase performed to consummate the purchase amounted to €12,541 million (Note 31), equal to 1,485,893,636 new shares of €0.5 par value each and a share premium of €7.94 each.
Its consolidated assets and consolidated equity, calculated in accordance with UK accounting principles, amounted to GBP 170,000 million and GBP 4,300 million, respectively, at December 31, 2004, the date of first-time consolidation of Abbey in the Santander Group. Accordingly, the consolidated balance sheet at that date includes the effect of the acquisition, whereas the consolidated income statement for the year ended December 31, 2004 does not include the results obtained by Abbey from the date of completion of the acquisition, which were not material. The goodwill arising on the acquisition (Note 17) included the adjustments and valuations required for it to be presented in conformity with the accounting policies and measurement bases described in Note 2.
ii.	Abbey’s insurance business
In June 2006 Abbey entered into an agreement with Resolution plc (“Resolution”) to sell its life insurance business to the latter for €5,340 million (GBP 3,600 million). The transaction did not give rise to any gains or losses for the Group in 2006.

The main insurance companies sold were Scottish Mutual Assurance plc, Scottish Provident Limited and Abbey National Life plc, including their subsidiaries Scottish Mutual International plc (Dublin) and Scottish Provident International Life Assurance Limited (Isle of Man).
iii.	Interbanco, S.A. (Interbanco)
In September 2005 the Group and the Portuguese company SAG (Soluções Automóvel Globlais) reached an agreement to jointly provide consumer finance and vehicle financing services in Portugal and operate the vehicle “renting” business in Spain and Portugal.
In January 2006 the Group paid €118 million for a 50.001% interest in the share capital of Interbanco.
Following this acquisition, the Group and SAG combined their consumer finance and vehicle financing services. The Group owns 60% of the share capital of the post-merger company and SAG owns the remaining 40%.
iv.	Elcon Finans AS (Elcon) and Bankia Bank ASA (Bankia)
In September 2004 the Group acquired all the shares of Elcon (a leading Norwegian vehicle financing company) for NOK 3,440 million (€400 million). Subsequently, the Group agreed to sell Elcon’s leasing and factoring businesses for €160 million. The transaction generated goodwill of €120 million.
In 2005 the Group acquired all the shares of the Norwegian bank Bankia for €54 million. The goodwill arising on this investment amounted to €45 million.
The merger of these two companies in 2005 formed Santander Consumer Bank AS (Note 17).
v.	Polskie Towarzystwo Finansowe, S.A. (PTF)
In February 2004 Santander Consumer Finance, S.A. announced the acquisition of all the shares of the Polish consumer finance company Polskie Towarzystwo Finansowe, S.A., together with the loan portfolio managed by it, for €524 million, of which €460 million relate to the nominal amount of the loan portfolio acquired. The transaction as a whole generated goodwill totaling €59 million (Note 17).
vi.	Santander Consumer Bank S.p.A. (formerly Finconsumo Banca S.p.A. – Finconsumo)
In 2003 the Group agreed to acquire the 50% ownership interest in the share capital of Finconsumo that it did not own and acquired 20% for €60 million in that year. In January 2004 it acquired the remaining 30% for €80 million, giving rise to goodwill of €55 million (Note 17).
vii.	Santander Consumer Finance B.V. (formerly Abfin B.V. - Abfin)
In September 2004 the Group acquired the Dutch company Abfin, which engages mainly in vehicle financing, for €22 million. The goodwill arising on this acquisition amounted to €1.6 million.
viii.
Grupo Financiero Santander, S.A. de C.V. (formerly Grupo Financiero Santander Serfin, S.A. de C.V. - Grupo Financiero Santander Serfin) and Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander (formerly Banco Santander Mexicano, S.A.)

In December 2002 the Group reached an agreement with Bank of America Corporation whereby the latter acquired 24.9% of Grupo Financiero Santander Serfin, S.A. for USD 1,600 million (€1,457 million). After this sale, the Group’s ownership interest in the share capital of Grupo Financiero Santander Serfin, S.A. stood at 73.98%.
In June 2004 Grupo Financiero Santander Serfin, S.A. increased capital by €163.4 million, of which the Group subscribed €122.5 million.

On November 29, 2004, the Annual General Meetings of Banco Santander Mexicano, S.A., Banca Serfin, S.A., Factoring Santander Serfin, S.A. de C.V. and Fonlyser, S.A. de C.V. resolved to merge the three last-mentioned entities into Banco Santander Mexicano, S.A. This merger was effective for accounting purposes from December 31, 2004. In January 2005 the post-merger entity changed its name to Banco Santander Serfin, S.A.
ix.	Compañía Española de Petróleos, S.A. (Cepsa)
In 2003 the Bank launched a takeover bid for up to 42,811,991 Cepsa shares, and the offer was accepted for 32,461,948 shares, representing an investment of €909 million.
Total, S.A. considered that the takeover bid breached historical side agreements between it (or its subsidiary, Elf Aquitaine, S.A.-Elf) and the Bank in relation to Cepsa and, accordingly, filed a request for arbitration at the Netherlands Court of Arbitration.
On April 3, 2006, the partial award rendered by the Arbitral Tribunal which, in the framework of the Netherlands Arbitration Institute, resolved the request for arbitration filed by Total, S.A. against the Bank was notified to the parties. The Tribunal considered that the side agreements contained in the agreements relating to Cepsa between the Bank and Total, S.A. (or its subsidiary, Elf) were rendered invalid by application of Transitional Provision Three of Law 26/2003, of July 17. However, the fact that the Bank launched the aforementioned takeover bid without prior consultation with Total, S.A. caused, in the opinion of the Tribunal, an insurmountable disagreement between the two parties which, in application of the part of the agreements that was not rendered invalid, entitled Total, S.A. to repurchase from the Bank a 4.35% ownership interest in Cepsa at the price established in the agreements.
Also, the aforementioned partial award ordered the dissolution of Somaen-Dos, S.L. (Sole-Shareholder Company), the sole company object of which was the holding of ownership interests in Cepsa, with a view to each shareholder recovering direct ownership of their respective Cepsa shares, in accordance with the agreements entered into between the Bank and Total, S.A. (or its subsidiary, Elf). To this end, on August 2, 2006, Banco Santander Central Hispano, S.A. and Riyal, S.L. entered into two agreements with Elf Aquitaine, S.A. and Odival, S.A., on the one hand, and with Unión Fenosa, S.A., on the other, to enforce the partial award and separate the ownership interests that they each held through Somaen-Dos, S.L.
On October 13, 2006, Elf received notification from the European Commission communicating the authorization of the concentration resulting from the acquisition by Elf of shares representing 4.35% of the share capital of Cepsa. Consequently, the Group sold 11,650,893 Cepsa shares to Elf for €53 million. This disposal gave rise to a loss of €158 million which was covered by a provision recognized for this purpose.
Following this transaction, Banco Santander Central Hispano, S.A.’s holding in Cepsa was 29.99% at December 31, 2006.
x.	Unión Fenosa, S.A. (Unión Fenosa)
In 2002 several purchases of shares of Unión Fenosa were made for a total amount of €465 million. In 2004 the Group sold 1% of its holding in Unión Fenosa, leaving an ownership interest of 22.02% at December 31, 2004.
The investment in Unión Fenosa was sold in 2005 at a price of €2,219 million and the gain on this disposal, which amounted to €1,157 million, was recognized in “Other gains” (Note 52).
xi.	Sovereign Bancorp Inc. (Sovereign)
In October 2005 the Group reached an agreement with Sovereign, a US entity based in Philadelphia, for the acquisition of a 19.8% stake in the US bank.
Under this agreement the Group subscribed to a USD 1,931 million capital increase and purchased treasury shares amounting to approximately USD 464 million, in both cases at USD 27 per share, giving rise to a total investment of USD 2,395 million (approximately €1,883 million) and goodwill amounting to USD 760 million.
This agreement entitled the Group to increase its ownership interest to 24.99% through the purchase of shares in the market. Except in certain cases, until May 31, 2011, the Group will not be able to increase its holding to above this percentage or to sell the aforementioned ownership interest to third parties. From June 1, 2005 to May 31, 2011, the Group may launch a tender offer to acquire all the shares of Sovereign or to hold its ownership interest. During this period, the Group’s voting rights in Sovereign will be limited to 19.99%, unless the Group acquires all the shares or the shareholders of Sovereign decide otherwise.

At December 31, 2006 the Group’s ownership interest in Sovereign stood at 24.83%. The acquisition cost of this holding amounted to €2,300 million.
xii.	Island Finance
In January 2006 the Group’s subsidiary in Puerto Rico (Santander BanCorp) and Wells Fargo & Company entered into a definitive agreement for the acquisition from the latter of the assets and operations of Island Finance in Puerto Rico. At December 31, 2005, Island Finance’s loans in Puerto Rico amounted to approximately USD 627 million.
The deal provided for the acquisition by the Group of all the operations of Island Finance, except for its debt and the remaining liabilities.
The deal was completed in the first quarter of 2006 for USD 742 million, giving rise to goodwill of USD 114 million.
Island Finance provides consumer and mortgage lending to approximately 205,000 customers through its 70 branch offices in Puerto Rico, as well as installment sales through retail businesses. Island Finance belongs to Wells Fargo Financial, the consumer finance subsidiary of Wells Fargo & Company.
xiii.	Drive Consumer USA, Inc. (Drive)
The Group entered into an agreement to acquire 90% of Drive for USD 637 million in cash (approximately €494 million), which is 6.8 times the estimated profit for 2006.
The transaction gave rise to goodwill of USD 544 million.
The agreement establishes that the price paid by the Group could be increased by up to USD 175 million if the company meets certain profit targets for 2007 and 2008.
Drive is one of the leading vehicle financing entities in the subprime segment in the United States. Its headquarters are located in Dallas (Texas) and it is present in 35 states, with close to 50% of its business activities concentrated in the states of Texas, California, Florida and Georgia. It has approximately 600 employees and its products are distributed through more than 10,000 car dealers with which it has commercial agreements.
Until our acquisition, Drive was 64.5%-owned by HBOS and 35.5%-owned by management. Following the acquisition, the current Chairman and COO of Drive is acting as CEO and holds an ownership interest in the company of 10%, a percentage on which there are certain purchase and sale options which may lead to the Group acquiring this 10% stake between 2009 and 2013 at prices linked to the performance of the company’s earnings performance.
xiv.	Banco Santander Chile
In 2006 the Group sold 7.23% of the share capital of Banco Santander Chile through an offering registered with the US Securities and Exchange Commission, giving rise to gross gains of €270 million which are recognized under “Other gains” (Note 52).
xv.	Merger
At the Extraordinary General Meeting of Banco Santander Central Hispano, S.A. held on October 23, 2006, the shareholders approved the merger of Riyal, S.L., Lodares Inversiones, S.L., Sole-Shareholder Company, Somaen-Dos, S.L., Sole-Shareholder Company Gessinest Consulting, S.A., Sole-Shareholder Company, and Carvasa Inversiones, S.L., Sole-Shareholder Company (the absorbed entities) into Banco Santander Central Hispano, S.A. (the absorbing entity), through the dissolution without liquidation of the five last-mentioned absorbed entities and the transfer en bloc, by universal succession, of their assets and liabilities to Banco Santander Central Hispano, S.A.

xvi.	Inmobiliaria Urbis, S.A. (Urbis)
On July 27, 2006, the Group and Construcciones Reyal, S.A.U. (Reyal) entered into an agreement whereby Reyal undertook to launch a takeover bid for all the share capital of Urbis, at a price of €26 per share, provided that at least 50.267% of the share capital of Urbis was accepted. The Group undertook to transfer to Reyal all its ownership interest in Urbis and not to accept any competing offers. Upon completion of the terms stipulated by current legislation, on December 15, 2006, the Spanish National Securities Market Commission (CNMV) announced that the takeover bid was valid, since it had been accepted by 96.40% of the shares of Urbis. The transaction was definitively settled on December 21, 2006 and gave rise to pre-tax gains of €1,218 million (Note 37).
xvii.	Unifin S.p.A. (Unifin)
In May 2006 the Group acquired 70% of the Italian consumer finance entity Unifin for €44 million, giving rise to goodwill of €37 million.
*     *     *    *    *
The cost, total assets and gross income of the other consolidated companies acquired and disposed of in 2006, 2005 and 2004 were not material with respect to the related consolidated totals.
d)	Off-shore entities
At December 31, 2006, the Group had ownership interests in the share capital of 21 subsidiaries resident in tax havens, excluding Abbey subsidiaries, which are dealt with at the end of this note.
The individual results of these subsidiaries, calculated in accordance with local accounting principles, are shown in the Exhibits to these consolidated financial statements together with other data thereon.
It should be noted that the individual results include transactions performed with other Group companies, such as dividend collection, recognition and reversal of provisions and corporate restructuring results which, in accordance with accounting standards, are eliminated on consolidation in order to avoid the duplication of profit or the recognition of intra-Group results. Individual results also include the profit attributable to the holders of preference shares. Therefore, they are not representative of the Group’s operations in these countries or of the results contributed to the Santander Group.
These banks and companies, whose activities are detailed below, contributed €19 million to the Group’s consolidated profit.
These Group entities operate mainly in the Bahamas and have a total of 136 employees.
The business activities of these entities are classified into four categories, namely:
i. Operating subsidiaries engaging in banking or financial activities
The subsidiaries engaging in banking or financial activities at 2006 year-end were as follows:
–
Santander Bank and Trust, Ltd., a bank resident in the Bahamas which engages mainly in international private banking for foreign customers. It also handles investments in bonds and equities and financing transactions.

–	Banco Santander Bahamas International, Ltd., an entity resident in the Bahamas engaging mainly in equities trading and financing transactions.

–
Santander Investment Limited, a company resident in the Bahamas which is managed from the New York branch. It performs brokerage and investment activities in the US market, mainly related to Latin American fixed-income securities.

–	Santander Trade Services, Ltd. (Hong Kong), an intermediary in export documentary credits.

–	Banco Santander (Panamá), S.A. has reduced its banking activity.

–	Banco Caracas, N.V. (Netherlands Antilles). This subsidiary, which engages in banking activities, is currently in the process of being sold, and the sale is expected to be completed in 2007.
ii. Inactive or mere asset holding subsidiaries
At 2006 year-end, the following companies were either inactive, mere asset holding companies or in liquidation:
–	Santander Merchant Bank, Ltd., (Bahamas), inactive.

–	Santander Investment Bank, Ltd., (Bahamas), a mere asset holding company.

–	Pan American Bank, Ltd., a Bahamas-resident bank which is inactive.

–	Serfin International Bank and Trust, Ltd. (Cayman Islands), which continues to be virtually inactive.

–	Larix Limited, an Isle of Man-resident property and marketable securities holding company.
iii. Holding companies
The two holding companies (Holbah, Ltd. and Holbah II, Ltd.), which are resident in the Bahamas, are mainly holders of investments in other Group companies abroad.
These companies do not perform any kind of business activity other than equity investment management. Their assets consist mainly of permanent equity investments, cash and accounts receivable from other Group companies. They are funded through their own funds and Group loans.
iv. Issuing companies
The Group has eight issuing companies located in the following jurisdictions:
1.	Issuers of preferred securities:
–	Banesto Holdings, Ltd. (Guernsey)

–	Totta & Açores Financing, Limited (Cayman Islands)

–	Pinto Totta International Finance, Limited (Cayman Islands)
2.	Issuers of debt:
–	Banesto Finance, Ltd. (Cayman Islands)

–	Banesto Issuances, Ltd. (Cayman Islands)

–	Santander Central Hispano Financial Services, Ltd. (Cayman Islands)

–	Santander Central Hispano International, Ltd. (Cayman Islands)

–	Santander Central Hispano Issuances, Ltd. (Cayman Islands)
The preferred securities and subordinated debt issues launched by the aforementioned issuers were authorized by the Bank of Spain or the Bank of Portugal as computable for eligible capital calculation purposes.

The results contributed to the Group in 2006 by the main subsidiaries, including those arising from their financial position, are detailed below:

Unit	Location	Millions of Euros
Banco Caracas, N.V.	Netherlands Antilles	4.58
Banco Santander (Panamá), S.A.	Panama	0.64
Banco Santander Bahamas International, Ltd.	Bahamas	(64.64)
Holbah II, Ltd.	Bahamas	(24.27)
Holbah, Ltd.	Bahamas	(81.99)
Santander Bank & Trust, Ltd.	Bahamas	196.41
Santander Investment Bank, Ltd.	Bahamas	10.41
Santander Investment Limited	Bahamas	(27.22)
Santander Merchant Bank, Ltd.	Bahamas	0.71
Santander Trade Services, Ltd.	Hong Kong	2.63
Serfin International Bank & Trust	Bahamas	1.44

Total		18.72

Additionally, the Santander Group, excluding Abbey subsidiaries, has a financial investment in the Cayman Islands (The HSH Coinvest -Cayman- Trust B), on which it has no voting rights, and five branches located as follows: one in the Bahamas, one in the Netherlands Antilles and three in the Cayman Islands, one of which will be liquidated in 2007. These branches report to, and consolidate their balance sheets and income statements with, their respective parents, which are resident mainly in Latin America.
As a result of the acquisition of the Portuguese Interbanco Group by Consumer Finance, the Group acquired a holding in two entities located in Malta which are virtually inactive and will foreseeably be liquidated.
Also, at 2006 year-end the Abbey Group had 20 subsidiaries resident in tax havens. These companies contributed an aggregate amount of €48 million to the Group’s consolidated profit. The individual results of these entities are shown in the Exhibits to the consolidated financial statements.
These Abbey entities operate mainly in Jersey and have a total of 166 employees.
Their grouping by line of business is as follows:
–
Insurance, carried on by three subsidiaries: James Hay Insurance Company Limited in Jersey and two subsidiaries in Guernsey, Baker Street Risk and Insurance (Guernsey) Limited and Carfax Insurance Limited (the business activities of the latter subsidiary are currently being significantly reduced).

–
Issuance, carried on by three subsidiaries in Jersey: Abbey National GP (Jersey) Limited, AN Structured Issues Limited and Abbey National Financial Investments Nº 2 Limited (the last-mentioned entity was inactive at 2006 year-end).

–	Banking, performed by one subsidiary in Jersey: Abbey National International Limited. Abbey National Treasury International (IOM) Limited, located in the Isle of Man, was inactive at year-end.

–
Four portfolio or asset holding companies, of which three are located in Jersey –Abbey National Offshore Holdings Limited, Abbey National Jersey International Limited and Abbey National Financial and Investment Services (Jersey) Limited– and one in Gibraltar –Abbey National (Gibraltar) Limited (which was virtually inactive at year-end).

–	Services, mainly administrative services, performed by Abbey National Secretariat Services (Jersey) Limited.

–
Also, the following seven subsidiaries located in Jersey were inactive at 2006 year-end and their eventual liquidation is being assessed: Whitewick Limited, Cater Allen Trust Company (Jersey) Limited, Sandywick Limited, The Inscape Investment Fund (Jersey) Limited, Cater Allen Nominees (Jersey) Limited, Cater Allen Registrars Limited and Brettwood Limited.

Additionally, Abbey controls one issuing company in the Cayman Islands, which is in liquidation, and another entity in Jersey, which is inactive. It also has two financial investments in Guernsey and three branches –one located in the Cayman Islands and two located in the Isle of Man– one of which has ceased its business activities and has not yet been extinguished. The balance sheet and income statements of these branches are consolidated with those of their respective parents.
*     *    *    *    *
The Group has established the proper procedures and controls (risk management, supervision, verification and review plans and periodic reports) to prevent reputational and legal risk arising at these entities. Also, the Group has continued to implement its policy, as in recent years, to reduce the number of off-shore units. The financial statements of the Group’s off-shore units are audited by member firms of the Deloitte worldwide organization.
4. Distribution of the Bank’s profit and Earnings per share
a)	Distribution of the Bank’s profit
The distribution of the Bank’s net profit for 2006 that the Board of Directors will propose for approval by the shareholders at the Annual General Meeting is as follows:

Thousands
of Euros
Interim dividends	3,256,144
Of which:
Distributed at December 31, 2006 (*)	1,337,218
Third interim dividend	668,609
Fourth interim dividend	1,250,317

Voluntary reserves	46

Net profit for the year	3,256,190

(*)	Recognized under “Shareholders’ equity – Dividends and remuneration.”
The provisional accounting statements prepared by the Bank pursuant to legal requirements evidencing the existence of sufficient funds for the distribution of the interim dividends were as follows:

	Millions of Euros
	05/31/06	09/30/06	12/31/06	12/31/06
	First	Second	Third (*)	Fourth (*)
Profit after tax	700	1,653	3,256	3,256
Dividends paid	—	(669)	(1,337)	(2,006)

	700	984	1,919	1,250

Interim dividends	668.6	668.6	668.6	1,250.3

Accumulated interim dividends	668.6	1,337.2	2,005.8	3,256.1

Gross dividend per share (euros)	0.106904	0.106904	0.106904	0.199913

Date of payment	08/01/06	11/01/06	02/01/07	05/01/07

(*)	Dividends not distributed at December 31, 2006.
b)	Earnings per share in continuing operations and discontinued operations
i.	Basic earnings per share
Basic earnings per share are calculated by dividing the net profit attributable to the Group by the weighted average number of ordinary shares outstanding during the year, excluding the average number of treasury shares held in the year.

Accordingly:

	2006	2005	2004
Net profit for the year (thousands of euros)	7,595,947	6,220,104	3,605,870
Weighted average number of shares outstanding	6,248,375,663	6,240,611,051	4,950,497,709

Basic earnings per share (euros)	1.2157	0.9967	0.7284

ii. Diluted earnings per share
In calculating diluted earnings per share, the amount of profit attributable to ordinary shareholders and the weighted average number of shares outstanding, net of treasury shares, are adjusted to take into account all the dilutive effects inherent to potential ordinary shares (share options, warrants and convertible debt instruments).
As in 2005 and 2004, at December 31, 2006, the Group had no issues outstanding of debt instruments convertible into Bank shares or conferring privileges or rights which might, due to any contingency, make them convertible into shares. The Bank’s share option plans outstanding at December 31, 2006 have a dilutive effect on the earnings per share equal to an increase of 34,052,536 shares (December 31, 2005: 23,325,614 shares).
Accordingly, diluted earnings per share were determined as follows:

	Thousands of Euros
	2006	2005	2004
Net profit for the year	7,595,947	6,220,104	3,605,870
Dilutive effect of changes in profit for the year arising from potential conversion of ordinary shares	—	—	—

	7,595,947	6,220,104	3,605,870

Weighted average number of shares outstanding	6,248,375,663	6,240,611,051	4,950,497,709
Dilutive effect of:
Assumed conversion of convertible debt	—	—	—
Options	34,052,536	23,325,614	8,602,181

Adjusted average number of shares for the calculation	6,282,428,199	6,263,936,665	4,959,099,890

Diluted earnings per share (euros)	1.2091	0.9930	0.7271

5. Remuneration and other benefits paid to the Bank’s directors and senior managers
a)	Remuneration of directors
i. Bylaw-stipulated directors’ emoluments and attendance fees
Article 38 of the Bank’s bylaws provides that the share in the Bank’s profit for each year to be received by the members of the Board of Directors for discharging their duties will be up to 1% of the Bank’s net profit for the year.
The Board of Directors, making use of the powers conferred on it, set the related amount at 0.143% of the Bank’s net profit for 2006 (2005: 0.152% ; 2004: 0.169%).

The Board of Directors, also under the powers conferred on it, resolved to allocate this amount as follows (assigning the respective proportional amounts to any directors who did not sit on the Board for the whole year): each Board member received a gross payment of €107.4 thousand (2005: €89.5 thousand; 2004: €71.4 thousand) and, additionally, each member of the following Board Committees received the following gross payments: Executive Committee, €215.4 thousand (2005: €179.5 thousand; 2004: €155.1 thousand); Audit and Compliance Committee, €50 thousand (2005: €50 thousand; 2004: 35.7 thousand); Appointments and Remuneration Committee, €30 thousand (2005: €30 thousand; 2004: no amount allocated). Also, the First Vice Chairman and the Fourth Vice Chairman received a gross amount of €36 thousand each (2005: €36 thousand; 2004: no amount allocated).
Furthermore, in 2006 the directors received the following gross fees, set by the Board on December 31, 2004, for attending Board and Committee meetings (excluding Executive Committee meetings):
–	Board meetings: €2,310 for resident directors and €1,870 for non-resident directors (2005: €2,310 thousand and €1,870 thousand, respectively).

–	Committee meetings: €1,155 for resident directors and €935 for non-resident directors (2005: €1,155 thousand and €935 thousand, respectively).
ii. Salaries
The detail of the salaries received by the Bank’s executive directors, who at December 31, 2006, 2005 and 2004 were Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos, Mr. Alfredo Sáenz Abad, Mr. Matías Rodríguez Inciarte, Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea and Mr. Francisco Luzón López, is as follows:

	Thousands of Euros
	2006	2005	2004
Total salaries	20,970	18,494	16,179
Of which: variable remuneration	13,666	11,412	9,395

iii. Detail by director
The detail, by director, of the remuneration earned by the Bank’s directors in 2006 is as follows:

	Thousands of Euros
	2006											2005	2004
	Bylaw-Stipulated Emoluments				Attendance Fees		Salary of Executive Directors
				Appointments
			Audit and	and
		Executive	Compliance	Remuneration						Other
Directors	Board	Committee	Committee	Committee	Board	Other Fees	Fixed	Variable (a)	Total	Remuneration	Total	Total	Total
Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos	107	215	—	—	23	2	1,079	2,032	3,111	1	3,459	3,035	2,749
Mr. Fernando de Asúa Álvarez	143	215	50	30	23	129	—	—	—	—	590	519	407
Mr. Alfredo Sáenz Abad	107	215	—	—	23	2	2,718	4,652	7,370	382	8,099	7,161	6,252
Mr. Matías Rodríguez Inciarte	107	215	—	—	23	113	1,372	2,517	3,889	154	4,501	3,970	3,545
Mr. Manuel Soto Serrano	143	—	50	30	23	25	—	—	—	—	271	246	150
Assicurazioni Generali, S.p.A.	125	—	—	—	11	—	—	—	—	—	136	110	76
Mr. Antonio Basagoiti García-Tuñón	107	215	—	—	23	111	—	—	—	3,021	3,477	414	279
Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea	107	215	—	—	23	—	1,030	1,696	2,726	13	3,084	2,733	2,252
Mr. Francisco Javier Botín-Sanz de Sautuola y O’Shea	107	—	—	—	21	—	—	—	—	—	128	106	42
Lord Terence Burns (***)	107	—	—	—	15	—	—	—	—	—	122	105	4
Mr. Guillermo de la Dehesa Romero	107	215	—	30	21	8	—	—	—	—	381	326	258
Mr. Rodrigo Echenique Gordillo	107	215	—	30	21	85	—	—	—	930	1,388	1,329	1,113
Mr. Antonio Escámez Torres	107	215	—	—	23	110	—	—	—	874	1,329	1,337	1,088
Mr. Francisco Luzón López	107	215	—	—	23	—	1,105	2,769	3,874	382	4,601	4,003	3,538
Mr. Luis Ángel Rojo Duque (****)	107	—	50	30	23	22	—	—	—	—	232	113	—
Mr. Abel Matutes Juan	107	—	50	—	23	9	—	—	—	—	189	172	144
Mutua Madrileña Automovilista	125	—	—	—	23	—	—	—	—	—	148	122	62
Mr. Luis Alberto Salazar-Simpson Bos	107	—	50	—	21	14	—	—	—	—	192	173	143
Mr. Jay S. Sidhu (b)	58	—	—	—	—	—	—	—	—	—	58	—	—
Mr. Emilio Botín-Sanz de Sautuola y O’Shea (**)	—	—	—	—	—	—	—	—	—	—	—	98	94
Mr. Elías Masaveu Alonso del Campo (**)	—	—	—	—	—	—	—	—	—	—	—	47	81
Mr. Jaime Botín-Sanz de Sautuola y García de los Ríos (*)	—	—	—	—	—	—	—	—	—	—	—	—	48
Mr. Juan Abelló Gallo (*)	—	—	—	—	—	—	—	—	—	—	—	—	121
Mr. José Manuel Arburúa Aspiunza (*)	—	—	—	—	—	—	—	—	—	—	—	—	120
Sir George Ross Mathewson (*)	—	—	—	—	—	—	—	—	—	—	—	—	69
Mr. Antonio de Sommer Champalimaud (*)	—	—	—	—	—	—	—	—	—	—	—	—	25
Total 2006	2,092	2,150	250	150	386	630	7,304	13,666	20,970	5,757	32,385	—	—

Total 2005	1,795	1,800	256	148	315	607	7,082	11,412	18,494	2,704	—	26,119	—

Total 2004	1,435	1,463	214	—	387	697	6,784	9,395	16,179	2,285	—	—	22,660

(*)	Directors who were Board members for some months in 2004 but ceased to be directors prior to December 31, 2004.

(**)	Directors who were Board members for some months in 2005 but ceased to be directors prior to December 31, 2005.

(***)	Appointed as member of the Bank’s Board of Directors on December 20, 2004 and subsequently ratified by the shareholders at the Annual General Meeting on June 18, 2005.

(****)	Appointed as member of the Bank’s Board of Directors on April 25, 2005 and subsequently ratified by the shareholders at the Annual General Meeting on June 18, 2005.

(a)	Accrued in 2006.

(b)	Appointed by the shareholders at the Annual General Meeting on June 17, 2006 and ceased to discharge his duties on December 31, 2006.

(1)
Recognized under “Personnel expenses” in the income statement of the Bank, except for the salary of Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea, which is recognized at Banco Español de Crédito, S.A.

iv. Other remuneration
The amounts recorded under “Other remuneration” in the foregoing table include, inter alia, the life and medical insurance costs borne by the Group. They also include the remuneration paid to Mr. Antonio Escámez Torres and Mr. Rodrigo Echenique Gordillo under contracts for the provision of services other than the supervisory and decision-making functions discharged by them in their capacity as Board members.
Also, Mr. Antonio Basagoiti García-Tuñón received €3 million for the duties performed by him during the time he sat on the Board of Unión Fenosa at the Bank’s proposal; this remuneration, proposed by the Appointments and Remuneration Committee, was approved by the Bank’s Board of Directors on February 6, 2006.
b)	Remuneration of the Board members as representatives of the Bank
By resolution of the Executive Committee, all the remuneration received by the Bank’s directors who represent the Bank on the Boards of Directors of listed companies in which the Bank has a stake (at the expense of those companies) and which relates to appointments made after March 18, 2002, will accrue to the Group. The remuneration received in 2006 and 2005 in respect of representation duties of this kind, relating to appointments agreed upon before March 18, 2002, was as follows:

		Thousands of Euros
	Company	2006	2005
Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos	Shinsei Bank, Ltd.	59.9	58.7
Mr. Fernando de Asúa Álvarez	Cepsa	95.6	89.9
Mr. Antonio Escámez Torres	Attijariwafa Bank
	Société Anonyme	5.0	5.1

		160.5	153.7

In 2006 Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos also received options to acquire 25,000 shares of Shinsei Bank, Ltd. (Shinsei) at a price of JPY 825 each. Previously, in 2005, Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos had received options to acquire 25,000 Shinsei shares at a price of JPY 601 each. At December 29, 2006, the market price of the Shinsei share was JPY 700 and, therefore, regardless of the stipulated exercise periods, the options granted in 2006 could not have been exercised, whereas the exercise of the options granted in 2005 would have given rise to a theoretical gain of €15.8 thousand.
Furthermore, other directors of the Bank earned a total of €732 thousand in 2006 as members of the Boards of Directors of Group companies (2005: €739 thousand; 2004: €84 thousand), the detail being as follows: Lord Burns (Abbey), €686 thousand; Mr. Rodrigo Echenique (Banco Banif, S.A.), €23 thousand; and Mr. Matías Rodríguez Inciarte (U.C.I., S.A.), €23 thousand.
c)	Post-employment and other long-term benefits
The total balance of supplementary pension obligations assumed by the Group over the years to its current and retired employees, which amounted to €14,014 million (covered mostly by in-house provisions) at December 31, 2006, includes the obligations to those who have been directors of the Bank during the year and who discharge (or have discharged) executive functions. The total pension obligations to these directors, together with the total sum insured under life insurance policies and other items, amounted to €234 million at December 31, 2006 (December 31, 2005: €182 million; December 31, 2004: €178 million).

The following table provides information on: (i) the pension obligations assumed and covered by the Group; and (ii) other insurance –the premiums of which are paid by the Group, the related cost being included in the “Other remuneration” column in the table in Note 5-a.iii–, in both cases in respect of the Bank’s executive directors:

	Thousands of Euros
	2006		2005		2004
	Accrued		Accrued		Accrued
	Pension	Other	Pension	Other	Pension	Other
	Obligations	Insurance	Obligations	Insurance	Obligations	Insurance
Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos	21,068	—	11,785	—	10,700	—
Mr. Alfredo Sáenz Abad	55,537	8,155	45,444	7,917	46,061	7,724
Mr. Matías Rodríguez Inciarte	39,390	4,117	28,953	3,997	27,752	3,900
Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea	15,045	1,402	12,232	1,373	9,742	1,258
Mr. Francisco Luzón López	39,187	6,571	39,188	6,380	35,703	6,224

	170,227	20,245	137,602	19,667	129,958	19,106

The amounts in the “Accrued pension obligations” column in the foregoing table relate to the present actuarial value of the accrued future annual payments to be made by the Group which the beneficiaries are not entitled to receive in a single payment. These amounts were obtained using actuarial calculations and cover the obligations to pay the respective calculated pension supplements. In the case of Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos, Mr. Alfredo Sáenz Abad, Mr. Matías Rodríguez Inciarte and Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea, these supplements were calculated as 100% of the sum of the fixed annual salary received at the date of effective retirement plus 30% of the arithmetical mean of the last three variable salary payments received. In addition, in the case of Mr. Francisco Luzón López, to the amount thus calculated will be added the amounts received by him in the year before retirement or early retirement in his capacity as a member of the Board of Directors or the Committees of the Bank or of other consolidable Group companies.
Pension charges recognized and reversed in 2006 amounted to € 44,819 thousand and €629 thousand (2005: €4,414 thousand and €4,449 thousand, respectively).
Additionally, other directors have life insurance policies the cost of which is borne by the Group, the related insured sum being €3 million at December 31, 2006 (2005 and 2004: €3 million).

d)	Share option plans granted to directors
The detail of the Bank’s share options granted to directors (Note 49) is as follows:

					Exercised		Options						Options
			Options Granted		Options		Granted	Exercised Options					Granted	Exercised Options
										Granted
										Market						Market			Date of	Date of
	Options at	Exercise		Exercise		Options at			Exercise	Price	Options at	Exercise			Exercise	Price	Options at	Exercise	Commencement	Expiry of
	January 1,	Price		Price		January 1,			Price	Applied	December 31,	Price			Price	Applied	December 31,	Price	of Exercise	Exercise
	2004	(Euros)	Number	(Euros)	Number	2005	Number	Number	(Euros)	(Euros)	2005	(Euros)	Number	Number	(Euros)	(Euros)	2006	(Euros)	Period	Period
Managers Plan 2000:
Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos	150,000	10.545	—	—	—	150,000	—	(150,000)	10.545	11.12	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Mr. Alfredo Sáenz Abad	100,000	10.545	—	—	—	100,000	—	(100,000)	10.545	11.14	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Mr. Matías Rodríguez Inciarte	125,000	10.545	—	—	—	125,000	—	(125,000)	10.545	11.14	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Mr. Antonio Escámez Torres	100,000	10.545	—	—	—	100,000	—	(100,000)	10.545	11.07	—	—	—	—	—	—	—	—	12/30/03	12/29/05
Mr. Francisco Luzón López	100,000	10.545	—	—	—	100,000	—	(100,000)	10.545	11.14	—	—	—	—	—	—	—		12/30/03	12/29/05

	575,000	10.545	—	—	—	575,000	—	(575,000)	10.545	11.12	—	—	—	—	—	—	—	—

Long-Term Incentive Plan (I06) (Note 49):
Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos	—	—	541,400	9.09	—	541,400	—	—	—	—	541,400	9.09	—	—	—	—	541,400	9.09	01/15/08	01/15/09
Mr. Alfredo Sáenz Abad	—	—	1,209,100	9.09	—	1,209,100	—	—	—	—	1,209,100	9.09	—	—	—	—	1,209,100	9.09	01/15/08	01/15/09
Mr. Matías Rodríguez Inciarte	—	—	665,200	9.09	—	665,200	—	—	—	—	665,200	9.09	—	—	—	—	665,200	9.09	01/15/08	01/15/09
Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea (*)	—	—	293,692	9.09	—	293,692	—	—	—	—	293,692	9.09	—	—	—	—	293,692	9.09	01/15/08	01/15/09
Mr. Francisco Luzón López	—	—	639,400	9.09	—	639,400	—	—	—	—	639,400	9.09	—	—	—	—	639,400	9.09	01/15/08	01/15/09

	—	—	3,348,792	9.09	—	3,348,792	—	—	—	—	3,348,792	9.09	—	—	—	—	3,348,792	9.09

(*)	Approved by Banesto’s shareholders at its Annual General Meeting on February 28, 2006.

e)	Loans
At December 31, 2006, the Group’s direct risk exposure to the Bank’s directors and the guarantees provided for them were as follows:

	Thousands of Euros
	2006			2005
	Loans and			Loans and
	Credits	Guarantees	Total	Credits	Guarantees	Total
Mr. Emilio Botín-Sanz de Sautuola y O’Shea	—	—	—	2	—	2
Mr. Fernando de Asúa Álvarez	—	—	—	4	—	4
Mr. Alfredo Sáenz Abad	21	—	21	16	—	16
Mr. Matías Rodríguez Inciarte	—	—	—	8	10	18
Mr. Manuel Soto Serrano	4	—	4	3	—	3
Mr. Antonio Basagoiti García-Tuñón	125	1	126	145	1	146
Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea	2	—	2	—	—	—
Mr. Francisco Javier Botín-Sanz de Sautuola y O’Shea	—	—	—	60	—	60
Mr. Rodrigo Echenique Gordillo	33	—	33	5	—	5
Mr. Antonio Escámez Torres	289	—	289	295	—	295
Mr. Francisco Luzón López	875	—	875	1,026	—	1,026
Mutua Madrileña Automovilista	140	63	203	5	47	52

	1,489	64	1,553	1,569	58	1,627

f)	Senior managers
Following is a detail of the remuneration paid to the Bank’s General Managers (*) in 2006, 2005 and 2004:

		Thousands of Euros
		Salary
	Number of				Other
Year	Managers(1)	Fixed	Variable	Total	Remuneration	Total
2004	23	15,156	24,399	39,555	1,727	41,282
2005	24	16,450	27,010	43,460	2,708	46,168
2006	26	19,119	34,594	53,713	11,054	64,767

(*)	Excluding executive directors’ remuneration, which is detailed above.

(1)	At some point in the year they occupied the position of General Manager.
The actuarial liability recognized in respect of post-employment benefits earned by the Bank’s senior managers totaled €186 million at December 31, 2006 (December 31, 2005: €150 million). The charge to the consolidated income statement in this connection amounted to €46 million in 2006 (2005: €24 million). Additionally, the total sum insured under life and accident insurance policies relating to this group amounted to €52 million at December 31, 2006 (December 31, 2005: €43 million)
The 912,000 share options granted to the Bank’s General Managers (excluding executive directors) under the Managers Plan 2000 (Note 49), the exercise price of which was €10.545 per share, were exercised in 2005 at an average market price of €11.06 per share. Also, the Bank’s General Managers (excluding executive directors) held 7,268,572 options on the Bank’s shares under Plan I06 (Note 49) at December 31, 2006.
In addition, the remuneration in kind paid to the Bank’s General Managers (excluding executive directors) in 2006, mainly in respect of life insurance, totaled €909 thousand in 2006 (2005: €777 thousand).
g)	Post-employment benefits to former directors and senior managers
The post-employment benefits paid in 2006 to former directors of the Bank and general managers amounted to €7.6 million and 6.7 million, respectively (2005: €7.3 million and €6.3 million, respectively).
The expense recognized in the consolidated income statement for 2006 in connection with pension and similar obligations assumed by the Group to former directors of the Bank and former senior managers amounted to €2,838 thousand and €270 thousand, respectively (2005: €2,447 thousand and €9,585 thousand, respectively).

Furthermore, “Provisions – Provisions for pensions and similar obligations” in the consolidated balance sheet at December 31, 2006 included €91,713 thousand and €95,929 thousand in respect of the post-employment benefit obligations to former directors of the Bank and senior managers, respectively (2005: €91,537 thousand and €110,266 thousand, respectively).
h)	Termination benefits
The Bank has signed contracts with all its executive directors.
The Bank’s executive directors have indefinite-term employment contracts. However, executive directors whose contracts are terminated voluntarily or due to breach of duties are not entitled to receive any economic compensation. If the contracts are terminated for reasons attributable to the Bank or due to objective circumstances (such as those affecting the executive directors’ functional and organic statute), the directors will be entitled, at the date of termination of their employment relationships with the Bank, to the following:
–
In the case of Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos, to acquire the status of retiree and to accrue a pension supplement. At December 31, 2006, the annual pension supplement would amount to €1,529 thousand.

–
In the cases of Mr. Matías Rodríguez Inciarte and Mr. Francisco Luzón López, to acquire the status of early retirees and to accrue pension supplements. At December 31, 2006, the annual pension supplements would amount to €1,916 thousand for Mr. Matías Rodríguez Inciarte and €1,972 thousand for Mr. Francisco Luzón López (2005: €1,801 thousand and €1,938 thousand, respectively).

–
In the case of Ms. Ana Patricia Botín-Sanz de Sautuola y O’Shea, to receive a termination benefit amounting to up to five years’ annual fixed salary payments, as established in the related contract, based on the date on which the contract is terminated. At December 31, 2006, this benefit would amount to €4,120 thousand (December 31, 2005: €4,000 thousand). Receipt of this termination benefit is incompatible with that of a pension supplement.

–
In the case of Mr. Alfredo Sáenz Abad, to acquire the status of retiree or, alternatively, to receive a termination benefit equal to 40% of his annual fixed salary multiplied by the number of years of service at the Bank, up to a maximum of ten times his annual fixed salary. At December 31, 2006, the amount relating to the first option would be €3,657 thousand and that relating to the second option would be €27.2 million. The two alternatives are mutually exclusive and, therefore, if Mr. Alfredo Sáenz Abad opted to receive the termination benefit, he would not receive any pension supplement (December 31, 2005: €3,421 thousand per year and €26.4 million, respectively).

Additionally, other members of the Group’s senior management have contracts which entitle them to receive benefits in the event of termination for reasons other than voluntary redundancy, retirement, disability or serious breach of duties. These benefits are recognized as a provision for pensions and similar obligations and as a personnel expense only when the employment relationship between the Bank and its managers is terminated before the normal retirement date.

i)	Detail of the directors’ investments in companies with similar business activities and performance by directors, as independent professionals or as employees, of similar activities
In accordance with the requirements of Article 127 of the Spanish Companies Law, in order to enhance the transparency of listed companies, following is a detail of the directors’ investments in the share capital of entities engaging in banking, financing or lending; and of the management or governing functions, if any, that the directors discharge thereat:

		Number of
Director	Corporate Name	Shares	Functions
Mr. Emilio Botín-Sanz de Sautuola y	Bankinter, S.A.	847,777	—
García de los Ríos	Shinsei Bank, Limited	—	Director (1)
	Sovereign Bancorp, Inc.	—	Director (1) (2)
	Bank of America Corporation	280	—
	Santander Investment, S.A.	—	Chairman (1)

Mr. Fernando de Asúa Álvarez	Lloyds TSB	6,000	—
	Unibanco GDR	650	—
	BNP Paribas	1,007	—
	Banco Bilbao Vizcaya Argentaria, S.A.	8,650	—
	Bankinter, S.A.	2,500	—
	Banco Pastor, S.A.	4,000	—
	Société Générale	346	—
	Deutsche Bank, A.G.	800	—
	Sumitomo Mitsui	10	—
	Merrill Lynch	625	—
	ING	1,500	—

Mr. Alfredo Sáenz Abad	Banco Bilbao Vizcaya Argentaria, S.A.	25,000	—
	HSBC Holdings	8,298	—
	Lloyds TSB	218	—
	San Paolo IMI, S.p.A. (3)	—	Director (1)
	Banco Banif, S.A.	—	Chairman (1)
	Santander Investment, S.A.	—	Deputy Chairman (1)

Mr. Matías Rodríguez Inciarte	Banesto	18,700	Director (1)
	Banco Santander Totta, S.A.	—	Deputy Chairman (1)

Mr. Manuel Soto Serrano	Istituto per le Opere di Religione (IOR)	—	Member (4)

		Number of
Director	Corporate Name	Shares	Functions
Assicurazioni Generali S.p.A (5)	BSI SA	4,400,000	—
	Commerzbank, AG	57,620,026	—
	Banca Intesa S.p.A. (3)	475,422,124	—
	San Paolo IMI, S.p.A. (3)	46,251,051	—
	Capitalia S.p.A.	63,947,779	—
	Mediobanca - Banca di Credito Finanziario S.p.A.	17,505,846	—
	Bank Leumi le-Israel B.M.	19,711,333	—
	Erste Bank AG	3,397,796	—
	Banca Monte dei Paschi di Siena S.p.A.	19,401,413	—
	UniCredito Italiano S.p.A.	47,773,711	—
	ABN Amro Holding NV	8,288,079	—
	Société Générale	1,362,552	—
	Banco Bilbao Vizcaya Argentaria, S.A.	8,794,076	—
	BNP Paribas	2,658,477	—
	Deutsche Bank, A.G.	1,040,288	—
	Fortis SA NV	2,717,241	—
	Dexia SA	2,369,438	—
	Bank of Ireland	1,670,983	—
	Banco Popular Español, S.A.	1,464,930	—
	Banesto	750,000	—

Mr. Antonio Basagoiti García Tuñón	Banco Popular Español, S.A.	500	—
	Banco Pastor, S.A.	980	—
	Commerzbank AG	530	—

Ms. Ana Patricia Botín-Sanz de	Banesto	206,848	Chairwoman
Sautuola y O’Shea	Santander Investment, S.A.	—	Director (1)
	Banco Santander de Negócios Portugal, S.A.	—	Director (1)
	Bankinter, S.A.	1	—

Lord Terence Burns	Abbey National plc	—	Chairman (1)

Mr. Guillermo de la Dehesa Romero	Goldman Sachs & Co.	12,888	—
	Goldman Sachs Europe Ltd.	—	Director (1)

		Number of
Director	Corporate Name	Shares	Functions
Mr. Rodrigo Echenique Gordillo	Banco Popular Español, S.A.	6,000	—
	Banco Bilbao Vizcaya Argentaria, S.A.	4,080	—
	BNP Paribas	990	—
	Mitsubishi UFJ FIN	6	—
	Royal Bank of Scotland Group plc	1,700	—
	Mizuho Financial Group, Inc.	5	—
	UBS	1,600	—
	Banco Banif, S.A.	—	2ndDeputy Chairman (1)
	Santander Investment, S.A.	—	Director (1)
	Allfunds Bank, S.A.	—	Chairman (1)
	Banco Santander International	—	Director (1)

Mr. Antonio Escámez Torres	Attijariwafa Bank Société Anonyme	10	Deputy Chairman (1)
	Banco de Valencia, S.A.	349	—
	Santander Consumer Finance, S.A.	—	Chairman (1)
	Open Bank Santander Consumer, S.A.	—	Chairman (1)

Mr. Francisco Luzón López	Banco Santander Serfin, S.A.	—	Director (1)
	Banco Santander International	—	Director (1)
	Banco Bilbao Vizcaya Argentaria, S.A.	17,225	—

Mr. Abel Matutes Juan	San Paolo IMI S.p.A. (3)	757,517	—
	Eurizon Financial Group	—	Director (1)

Mr. Luis Alberto Salazar-Simpson Bos	Bankinter, S.A.	2,798	—

Mr. Jay S. Sidhu (6)	Sovereign Bancorp, Inc.	3,247,222	—

Mr. Antoine Bernheim (7)	BNP Paribas	1,100	—
	UBS	40,164	—
	Crédit Suisse	35,200	—
	Banca Intesa S.p.A. (3)	398,533	Director (1)
	Mediobanca - Banca di Credito Finanziario S.p.A.	60,000	Director (1)
	UniCredito Italiano S.p.A.	126,455	—
	ABN Amro	39,297	—
	BSI SA	—	Director (1)

(1)	Non-executive.

(2)	Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos resigned as a non-executive director of Sovereign Bancorp, Inc. on March 8, 2007.

(3)	Effective January 1, 2007, San Paolo IMI, S.p.A. was merged into Banca Intesa S.p.A.

(4)	Non-executive member of the Control Committee.

(5)
More detailed information on the ownership interests held by Assicurazioni Generali, S.p.A. can be consulted in the notes to the financial statements of this company or on its website (www.generali.it).

(6)	He was appointed at the Annual General Meeting on June 17, 2006 and stood down on December 31, 2006.

(7)	Representative on the Bank’s Board of Directors of the non-executive nominee director Assicurazioni Generali S.p.A.
None of the Board members perform, as independent professionals or as employees, any activities similar to those included in the foregoing table.

6.   Loans and advances to credit institutions
The breakdown, by classification, type and currency, of the balances of “Loans and advances to credit institutions” in the consolidated balance sheets is as follows:

	Thousands of Euros
	2006	2005	2004
Classification:
Financial assets held for trading	14,627,738	10,278,858	12,878,171
Other financial assets at fair value through profit or loss	185,485	2,428,663	6,524,070
Loans and receivables	45,361,315	47,065,501	38,977,533

	60,174,538	59,773,022	58,379,774

Type:
Reciprocal accounts	503,299	345,104	118,536
Time deposits	16,842,601	21,962,472	23,204,031
Reverse repurchase agreements	37,010,008	33,634,326	31,495,786
Other accounts	5,818,630	3,831,120	3,561,421

	60,174,538	59,773,022	58,379,774

Currency:
Euro	33,380,000	33,537,338	30,077,335
Pound sterling	4,364,111	5,313,338	9,617,191
US dollar	16,150,735	16,848,462	14,544,531
Other currencies	6,292,419	4,109,930	4,194,596
Impairment losses	(12,727)	(36,046)	(53,879)

	60,174,538	59,773,022	58,379,774

The impairment losses on financial assets classified as loans and receivables are disclosed in Note 10.
Note 53 contains a detail of the residual maturity periods of loans and receivables and of the related average interest rates.

7.   Debt instruments
The breakdown, by classification, type and currency, of the balances of “Debt instruments” is as follows:

	Thousands of Euros
	2006	2005	2004
Classification:
Financial assets held for trading	76,736,992	81,741,944	55,869,629
Other financial assets at fair value through profit or loss	4,500,220	9,699,237	19,632,958
Available-for-sale financial assets	32,727,454	68,054,021	36,702,487
Loans and receivables	621,770	171,203	—

	114,586,436	159,666,405	112,205,074

Type:
Spanish government debt securities
Treasury bills	3,160,674	3,948,045	2,980,221
Government bonds	535,584	3,287,406	1,256,828
Other book-entry debt securities	9,080,043	12,481,210	13,232,736
Foreign government debt securities	22,250,587	48,120,701	16,084,183
Issued by financial institutions	56,063,543	61,080,306	50,845,648
Other fixed-income securities	23,586,327	30,828,737	28,025,093
Impairment losses	(90,322)	(80,000)	(219,635)
Of which: on available-for-sale financial assets	(90,322)	(80,000)	(219,635)

	114,586,436	159,666,405	112,205,074

Currency:
Euro	43,708,401	79,195,677	47,956,487
Pound sterling	22,488,577	32,983,211	27,570,398
US dollar	12,483,749	12,591,314	14,014,065
Other currencies	35,996,031	34,976,203	22,883,759
Impairment losses	(90,322)	(80,000)	(219,635)

	114,586,436	159,666,405	112,205,074
At December 31, 2006, the nominal amount of Spanish government debt securities assigned to certain Group or third-party commitments amounted to €695 million (December 31, 2005: €70 million; December 31, 2004: €62 million).
The impairment losses on available-for-sale financial assets are disclosed in Note 8.
Note 53 contains a detail of the residual maturity periods of available-for-sale financial assets and of loans and receivables and of the related average interest rates.

8.   Other equity instruments
a)	Breakdown
The breakdown, by classification and type, of the balances of “Other equity instruments” is as follows:

	Thousands of Euros
	2006	2005	2004
Classification:
Financial assets held for trading	13,490,719	8,077,867	4,419,338
Other financial assets at fair value through profit or loss	2,712,433	30,303,170	14,310,516
Available-for-sale financial assets	5,970,845	5,890,918	7,818,836
Of which:
Disregarding impairment losses	5,984,704	5,908,576	7,849,761
Impairment losses	(13,859)	(17,658)	(30,925)

	22,173,997	44,271,955	26,548,690

Type:
Shares of Spanish companies	5,185,206	5,707,494	4,306,586
Shares of foreign companies	11,138,458	8,256,086	6,352,310
Investment fund units and shares	3,410,494	18,563,343	10,597,843
Of which: Abbey	669,689	17,041,821	9,226,959

Pension fund units	144,320	133,918	92,790
Other securities	2,309,378	11,628,772	5,230,086
Of which: unit linked	2,309,378	11,628,772	5,230,086

Impairment losses	(13,859)	(17,658)	(30,925)

	22,173,997	44,271,955	26,548,690

b)	Changes
The changes in the balance of “Available-for-sale financial assets,” disregarding impairment losses, were as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	5,909	7,850	10,234
Net additions /disposals	(1,232)	(2,984)	(2,981)
Of which:
Antena 3 Televisión, S.A.	(398)	—	—
San Paolo IMI, S.p.A.	(1,499)	—	—
Assicurazioni Generali, S.p.A.	399
Royal Bank of Scotland Group plc	—	(2,028)	(1,587)
Commerzbank AG	—	(306)	—
Shinsei Bank, Ltd.	—	(52)	(53)

Transfers	—	396	—
Valuation adjustments	1,308	647	597
Of which: San Paolo IMI SpA	607	414	41

Balance at end of year	5,985	5,909	7,850
The main acquisitions and disposals made in 2006, 2005 and 2004 were as follows:
i.	Vodafone Airtouch, plc. (Vodafone)
In 2004 the Group sold all of its investment in the share capital of Vodafone, giving rise to gains of €242 million.

ii.	Shinsei Bank, Ltd. (Shinsei)
In February 2004 the shareholders of Shinsei, which was 11.4%-owned by the Group, resolved to float on the stock exchange 35% of the bank’s shares, which gave rise to the sale of a 4% holding by the Santander Group, at a gain of €118 million. Following this sale, the Group’s holding in this bank was 7.4%. In the first quarter of 2005, the Group disposed of a further 2.7% of Shinsei Bank at a gain of €49 million.
iii.	Sacyr-Vallehermoso, S.A.
In 2004 the Group sold all of its holding in Sacyr-Vallehermoso for €92 million. The gain on the sale amounted to €47 million.
iv.	Royal Bank of Scotland Group plc (RBS)
In 2004 the Group sold 79 million shares of RBS, representing 2.51% of its share capital, giving rise to a gain of approximately €472 million. In 2005 the Group sold all the ownership interest held by it in RBS (2.57%) for €2,007 million, giving rise to a consolidated gain of €717 million which was recognized in “Other gains – Other” (Note 52).
v.	Auna Operadores de Telecomunicaciones, S.A. (Auna)
In January 2004 the Bank exercised certain agreements in connection with this company, thereby increasing its holding by 2.5%, and subsequently made several acquisitions representing a further 1.5% ownership interest. The holding in Auna was 27.3% at December 31, 2004, representing a cost of €1,814 million, and was recognized under “Non-current assets held for sale” (Note 12).
In the first half of 2005, the Group increased its holding by 4.7%, at a cost of €422 million, to 32.08%. In November 2005, the Group sold part of its ownership interest in Auna (27.07%) at a gain of €355 million, which was recognized under “Other gains – Other” (Note 52). The ownership interest in Auna at December 31, 2005 was 5.01%.
vi.	Commerzbank AG
In 2005 the Group progressively sold its holding in Commerzbank AG (3.38%), giving rise to a total gain of €24 million.
vii.	Antena 3 Televisión, S.A. (“Antena 3”)
On October 25, 2006, Antena 3 announced its acquisition of a 10% stake owned by the Group, giving rise to a gain of €294 million for the Group which was recognized under “Other gains – Other” (Note 52).
viii.	San Paolo IMI, S.p.A. (“San Paolo”)
In December 2006, the Group sold 89.9 million shares of San Paolo, representing 4.8% of its share capital, giving rise to a gain of €705 million which was recognized under “Other gains – Other” (Note 52). The ownership interest in San Paolo at December 31, 2006 was 3.6%.
c)	Notifications of acquisitions of investments
The notifications made by the Bank in 2006, in compliance with Article 86 of the Spanish Companies Law and Article 53 of Securities Market Law 24/1998, of the acquisitions and dispositions of holdings in investees are listed in Exhibit IV.

d)	Impairment losses
Following is a summary of the changes in the impairment losses on these items and on debt instruments classified as “Available-for-sale financial assets” (Note 7):

	Thousands of Euros
	2006	2005	2004
Balance at beginning of year	97,658	250,560	226,876
Net impairment losses for the year	(2,799)	(110,977)	19,419
Of which:
Impairment losses charged to income	6,807	36,156	21,214
Impairment losses reversed with a credit to income	(9,606)	(147,133)	(1,795)

Inclusion of entities in the Group in the year	—	—	6
Write-off of impaired balances against recorded impairment allowance	(4,009)	(21,471)	(5,947)
Exchange differences and other items	(5,018)	5,948	(17,304)
Transfers between allowances	18,349	(26,402)	27,510

Balance at end of year	104,181	97,658	250,560

Of which:
By geographical location of risk:
Spain	52,225	31,868	163,475
Rest of Europe	3,122	2,553	46,889
Latin America	48,834	63,237	40,196

By type of asset covered:
Debt instruments – Available-for-sale financial assets (Note 7)	90,322	80,000	219,635
Other equity instruments – Available-for-sale financial assets	13,859	17,658	30,925
9. Trading derivatives (assets and liabilities) and Short positions
a)	Trading derivatives
The detail, by type of inherent risk, of the fair value of the trading derivatives arranged by the Group is as follows:

	Thousands of Euros
	2006		2005		2004
	Debit	Credit	Debit	Credit	Debit	Credit
	Balance	Balance	Balance	Balance	Balance	Balance
Interest rate risk	24,522,311	24,785,804	23,944,965	23,733,558	17,715,596	19,567,730
Foreign currency risk	3,416,681	4,204,816	1,325,399	1,330,493	792,418	1,819,693
Price risk	5,121,227	7,938,554	1,949,054	3,695,552	2,433,774	3,630,129
Other risks	1,924,072	1,808,944	409,776	468,477	139,425	226,216

	34,984,291	38,738,118	27,629,194	29,228,080	21,081,213	25,243,768

b)	Short positions
Following is a breakdown of the short positions:

	Thousands of Euros
	2006	2005
Borrowed securities:
Debt instruments	5,459,927	7,033,121
Of which: Abbey	4,574,639	6,156,838

Equity instruments	4,151,317	6,279,410
Of which:
Bank	8,800	1,193,790
Abbey	3,995,291	4,975,258

Short sales:
Debt instruments	1,842,729	4,051,078
Of which: the Bank	1,721,742	3,876,223

Equity instruments	19,089	52,191

	11,473,062	17,415,800

10. Loans and advances to customers
a)	Breakdown
The breakdown, by classification, of the balances of “Loans and advances to customers” in the consolidated balance sheets is as follows:

	Thousands of Euros
	2006	2005	2004
Financial assets held for trading	30,582,982	26,479,996	17,507,585
Other financial assets at fair value through profit or loss	7,972,544	6,431,197	5,291,551
Loans and receivables	484,790,338	402,917,602	346,550,928
Of which:
Disregarding impairment losses	492,953,782	410,527,527	353,396,143
Impairment losses	(8,163,444)	(7,609,925)	(6,845,215)

	523,345,864	435,828,795	369,350,064

Loans and advances to customers disregarding impairment losses	531,509,308	443,438,720	376,195,279

Note 53 contains a detail of the residual maturity periods of loans and receivables and of the related average interest rates.
There are no loans and advances to customers for material amounts without fixed maturity dates.

b)	Detail
Following is a detail, by loan type and status, borrower sector, geographical area of residence and interest rate formula, of the loans and advances to customers, which reflect the Group’s exposure to credit risk in its core business, disregarding impairment losses:

	Millions of Euros
	2006	2005	2004
Loan type and status:
Commercial credit	21,565	16,931	15,772
Secured loans	302,361	255,041	221,619
Reverse repurchase agreements	30,502	27,581	17,023
Other term loans	148,110	119,179	99,125
Finance leases	13,991	11,899	11,297
Receivable on demand	10,367	8,452	7,151
Impaired assets	4,613	4,356	4,208

	531,509	443,439	376,195

Borrower sector:
Public sector — Spain	5,329	5,243	5,741
Public sector — Other countries	4,970	6,608	5,714
Households	302,451	248,615	228,690
Energy	4,616	5,583	4,614
Construction	19,659	13,694	12,592
Manufacturing	28,682	25,649	23,430
Services	91,592	63,585	58,257
Other sectors	74,210	74,462	37,157

	531,509	443,439	376,195

Geographical area:
Spain	205,246	158,782	132,883
European Union (excluding Spain)	231,445	203,111	187,938
United States and Puerto Rico	31,385	25,884	15,237
Other OECD countries	6,020	3,943	3,236
Latin America	54,274	49,227	34,569
Rest of the world	3,139	2,492	2,332

	531,509	443,439	376,195

Interest rate formula:
Fixed interest rate	178,423	143,316	111,195
Floating rate	353,086	300,123	265,000

	531,509	443,439	376,195

c)	Impairment losses
The changes in the impairment losses on the assets making up the balances of “Loans and receivables – Loans and advances to customers”, “Loans and receivables – Loans and advances to credit institutions” (Note 6) and “Other financial assets” (Note 24) were as follows:

	Thousands of Euros
	2006	2005	2004
Balance at beginning of year	7,756,675	6,997,428	5,021,453
Impairment losses charged to income for the year:	3,035,234	2,234,194	1,999,133
Of which:
Individually assessed	2,584,434	1,874,413	1,582,797
Collectively assessed	1,151,142	636,844	1,071,489
Impairment losses reversed with a credit to income	(700,342)	(277,063)	(655,153)

Inclusion of entities in the Group in the year	164,530	4,006	1,046,014
Write-off of impaired balances against recorded impairment allowance	(2,369,865)	(1,519,494)	(1,025,428)
Exchange differences and other changes	(260,800)	267,082	(172,937)
Transfers between allowances	(37,646)	(226,541)	129,193

Balance at end of year	8,288,128	7,756,675	6,997,428

Of which:
By method of assessment:
Individually assessed	3,190,220	3,520,985	3,312,828
Of which: country risk (Note 2-g)	159,024	281,389	83,280
Of which: on loans and advances to credit institutions (Note 6)	12,727	36,046	53,879
Of which: on other financial assets (Note 24)	111,957	110,704	98,334
Collectively assessed	5,097,908	4,235,690	3,684,600

By geographical location of risk:
Spain	4,318,320	3,664,349	3,340,017
Rest of Europe	2,358,448	2,153,620	2,002,049
Americas	1,611,360	1,938,706	1,655,362
Previously written-off assets recovered in 2006, 2005 and 2004 amounted to €551,606 thousand, €486,286 thousand and €404,063 thousand, respectively. Taking into account these amounts and those recognized in “Impairment losses charged to income for the year” in the foregoing table, impairment losses on “Loans and receivables” amounted to €2,483,628 thousand in 2006, €1,747,908 thousand in 2005 and €1,595,070 thousand in 2004.
d)	Impaired assets
The detail of the changes in the balance of the financial assets classified as loans and receivables and considered to be impaired due to credit risk is as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	4,356	4,208	3,567
Net additions	2,723	1,356	1,766
Written-off assets	(2,370)	(1,519)	(1,025)
Exchange differences and other	(96)	311	(100)

Balance at end of year	4,613	4,356	4,208

Following is a detail of the financial assets classified as loans and receivables and considered to be impaired due to credit risk at December 31, 2006, and of the assets which, although not considered to be impaired, include any past-due amount at that date, classified by geographical location of risk and by age of the oldest past-due amount:

	Millions of Euros
	With no
	Past-Due
	Balances or
	Less than	With Balances Past Due by
	3 Months	3 to 6	6 to 12	12 to 18	18 to 24	More than
	Past Due	Months	Months	Months	Months	24 Months	Total
Spain	159	491	210	370	73	98	1,401
European Union (excluding Spain)	15	515	275	1,060	87	173	2,125
United States and Puerto Rico	—	118	8	41	3	15	185
Other OECD countries	4	19	21	4	2	83	133
Latin America	40	180	177	103	10	252	762
Rest of the world	5	—	—	—	—	2	7

	223	1,323	691	1,578	175	623	4,613

e)	Securitization
“Loans and advances to customers” includes, inter alia, the securitized loans transferred to third parties on which the Group has retained risks, albeit partially, and which therefore, in accordance with the applicable accounting standards, cannot be derecognized. The breakdown of the securitized loans, by type of financial instrument, and of the securitized loans derecognized because the stipulated requirements were met (Note 2-e), is shown below. Note 22 details the liabilities associated with these securitization transactions.

	Millions of Euros
	2006	2005	2004
Derecognized	4,901	6,065	8,254
Of which: mortgage-backed securities	2,981	2,897	3,947

Retained on the balance sheet	59,426	46,523	36,410
Of which: mortgage-backed securities	36,363	33,085	26,246

Total	64,327	52,588	44,664

11. Hedging derivatives
The detail, by type of risk hedged, of the fair value of the derivatives qualifying for hedge accounting is as follows (Note 36):

	Thousands of Euros
	2006		2005		2004
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Fair value hedges	2,866,213	(3,340,480)	3,757,503	(1,710,911)	3,763,931	(2,770,069)

Cash flow hedges	98,220	(132,658)	368,601	(344,717)	61,005	(6,799)
Of which: Recognized in equity (Note 29)	—	(49,252)	—	(70,406)	—	1,787

Hedges of net investments in foreign operations	23,531	(20,711)	—	(255,101)	—	(118,453)

	2,987,964	(3,493,849)	4,126,104	(2,310,729)	3,824,936	(2,895,321)

12. Non-current assets held for sale
The breakdown of the balance of “Non-current assets held for sale” is as follows:

	Thousands of Euros
	2006	2005	2004
Equity instruments
Auna (Note 8)	—	—	1,814,418

	—	—	1,814,418

Tangible assets:
Foreclosed assets	265,311	271,574	274,779
Assets recovered from finance leases	13,528	20,785	7,967
Other assets	48,545	43,965	—

	327,384	336,324	2,097,164

Impairment losses of €138,246 thousand, €123,246 thousand and €95,873 thousand were deducted from the balance of this item at December 31, 2006, 2005 and 2004, respectively. The net charges recorded in those years amounted to €48,796 thousand, €10,536 thousand and €90,822 thousand, respectively.
13. Investments – Associates
a)	Breakdown
The breakdown, by company, of the balance of “Investments – Associates” (Note 2-c) is as follows:

	Thousands of Euros
	2006	2005	2004
Cepsa	2,291,599	2,619,264	2,281,827
Sovereign	2,246,824	—	—
Attijariwafa Bank Société Anonyme	177,048	166,225	151,386
Vaporeón, S.L.	35,985	—	—
Abbey companies	3,531	34,103	35,439
Unión Fenosa	—	—	1,007,328
Other companies	251,122	211,890	271,584

	5,006,109	3,031,482	3,747,564

Of which:
Euros	2,544,864	2,793,030	3,529,075
Listed	4,715,471	2,785,489	3,440,541
Goodwill	1,502,441	664,768	911,242
Of which:
Cepsa	833,241	650,949	650,949
Unión Fenosa	—	—	250,260
Sovereign	653,946	—	—
At December 31, 2006, the unrealized capital gains on investments in Group associates, based on the related market values, amounted to €2,899 million (December 31, 2005: €1,056 million).

b)	Changes
The changes in the balance of this item were as follows:

	Thousands of Euros
	2006	2005	2004
Balance at beginning of year	3,031,482	3,747,564	3,478,612
Inclusion of entities in the Group	—	—	35,439
Acquisitions and capital increases (Note 3)	2,618,196	18,470	14,650
Of which: Sovereign	2,299,893	—	—

Disposals and capital reductions (Note 3)	(753,071)	(1,168,585)	(54,894)
Of which: Unión Fenosa	—	(1,083,305)	—
Cepsa	(711,393)	—	—

Effect of equity accounting	426,921	619,157	449,036
Dividends paid	(164,606)	(181,179)	(176,404)
Change in consolidation method	(84,503)	(39,608)	(14,054)
Exchange differences and other changes	(63,966)	27,833	13,311
Transfer	(4,344)	7,830	1,868

Balance at end of year	5,006,109	3,031,482	3,747,564

c)	Impairment losses
In 2005 and 2004 no indication of impairment of the investments in associates was detected. In 2006 €380 thousand were recognized in this connection.
d)	Other disclosures
Following is a summary of the financial information on the associates (obtained from the information available at the reporting date):

Millions
of Euros
2006
Total assets	91,987
Total liabilities	(78,869)
Minority interests	(203)

Net assets	12,915

Group’s share of the net assets of associates	3,504

Goodwill	1,502

Total Group share	5,006

Total income	16,195
Total profit	1,237

Group’s share of the profit of associates	427

14. Insurance contracts linked to pensions
The detail of the balance of “Insurance contracts linked to pensions“ (Note 25-c) is as follows:

	Thousands of Euros
	2006	2005	2004
Assets relating to insurance contracts covering post-employment benefit plan obligations:
Bank	2,272,786	2,320,512	2,366,797
Banesto	274,400	285,573	297,737
Other Spanish companies	34,442	35,526	38,001

Assets relating to insurance contracts covering other similar obligations:
Bank	18,713	29,576	45,001
Other Spanish companies	4,194	5,178	6,280

	2,604,535	2,676,365	2,753,816

15. Liabilities under insurance contracts and Reinsurance assets
The breakdown of the balances of “Liabilities under insurance contracts” and “Reinsurance assets” in the consolidated balance sheets (Note 2-j) is as follows:

	Thousands of Euros
	2006			2005			2004
	Direct			Direct			Direct
	Insurance			Insurance			Insurance
	and		Total	and		Total	and		Total
	Reinsurance	Reinsurance	(Balance	Reinsurance	Reinsurance	(Balance	Reinsurance	Reinsurance	(Balance
Technical Provisions for:	Assumed	Ceded	Payable)	Assumed	Ceded	Payable)	Assumed	Ceded	Payable)
Unearned premiums and unexpired risks	172,226	(78,340)	93,886	119,114	(39,376)	79,738	68,620	(13,840)	54,780
Life insurance:
Unearned premiums and unexpired risks	119,867	(11,031)	108,836	113,381	(31,615)	81,766	79,477	(17,344)	62,133
Mathematical provisions	3,049,875	(10,496)	3,039,379	28,523,561	(2,200,524)	26,323,037	28,795,411	(2,959,745)	25,835,666
Claims outstanding	162,484	(37,362)	125,122	350,865	(15,798)	335,067	241,135	(15,286)	225,849
Bonuses and rebates	11,414	(5,399)	6,015	579,895	(5,246)	574,649	486,302	(263)	486,039
Equalization	—	—	—	25	—	25	25	—	25
Life insurance policies where the investment risk is borne by the policyholders	7,175,926	(118,993)	7,056,933	14,855,872	(94,732)	14,761,140	12,570,446	(38,947)	12,531,499
Other technical provisions	12,466	(252)	12,214	129,587	(410)	129,177	103,360	(379)	102,981

	10,704,258	(261,873)	10,442,385	44,672,300	(2,387,701)	42,284,599	42,344,776	(3,045,804)	39,298,972

16. Tangible assets
a)	Changes

The changes in “Tangible assets” in the consolidated balance sheets were as follows:

	Thousands of Euros
	Property,			Other Assets
	Plant and			Leased out under
	Equipment			an Operating
	for Own Use	Investment Property		Lease	Total
Cost-
Balances at January 1, 2004	7,538,280	633,860		918,816	9,090,956
Additions/Derecognitions (net) due to change in the scope of consolidation	1,525,304	1,707,680		5,339,416	8,572,400
Additions/Disposals (net)	565,715	(192,699)		(831,531)	(458,515)
Exchange differences (net)	(87,910)	—		(27,923)	(115,833)

Balances at December 31, 2004	9,541,389	2,148,841		5,398,778	17,089,008

Additions/Disposals (net)	315,027	(1,480,536	) (*)	441,163	(724,346)
Exchange differences (net)	561,772	49,393		133,883	745,048

Balances at December 31, 2005	10,418,188	717,698		5,973,824	17,109,710

Additions/Derecognitions (net) due to change in the scope of consolidation	(3,938)	(557,549)		180,492	(380,995)
Additions/Disposals (net)	(358,066)	240,900		366,485	249,319
Transfers and other changes	(32,271)	—		—	(32,271)
Exchange differences	(182,605)	(55)		97,526	(85,134)

Balances at December 31, 2006	9,841,308	400,994		6,618,327	16,860,629

Accumulated depreciation:
Balances at January 1, 2004	(3,142,055)	(72,792)		(429,432)	(3,644,279)
Additions/Derecognitions (net) due to change in the scope of consolidation	(1,096,929)	(386)		(1,750,180)	(2,847,495)
Disposals	56,451	30,819		458,615	545,885
Charge for the year	(421,143)	(648)		(66,113)	(487,904)
Exchange differences and other items	31,208	9,989		397	41,594

Balances at December 31, 2004	(4,572,468)	(33,018)		(1,786,713)	(6,392,199)

Disposals	224,135	1,588		57,969	283,692
Charge for the year	(608,252)	(2,007)		(9,592)	(619,851)
Exchange differences and other items	(243,519)	(5,745)		(44,714)	(293,978)

Balances at December 31, 2005	(5,200,104)	(39,182)		(1,783,050)	(7,022,336)

Additions/Derecognitions (net) due to change in the scope of consolidation	8,421	24,743		(35,748)	(2,584)
Disposals	1,174,842	1,314		274,008	1,450,164
Transfers and other changes	9,904	—		(508,549)	(498,645)
Charge for the year	(620,415)	(2,876)		(7,526)	(630,817)
Exchange differences	81,301	2		(33,805)	47,498

Balances at December 31, 2006	(4,546,051)	(15,999)		(2,094,670)	(6,656,720)

Impairment losses:
Balances at January 1, 2004	(35,201)	—		—	(35,201)
Impairment charge for the year	491	—		—	491
Additions/Derecognitions (net) due to change in the scope of consolidation	—	—		(67,927)	(67,927)
Exchange differences	(8,979)	—		—	(8,979)

Balances at December 31, 2004	(43,689)	—		(67,927)	(111,616)

Impairment charge for the year	(12,485)	(2,564)		(63)	(15,112)
Exchange differences	43,022	(8,504)		(1,957)	32,561

Balances at December 31, 2005	(13,152)	(11,068)		(69,947)	(94,167)

Additions/Derecognitions (net) due to change in the scope of consolidation	755	—		—	755
Net impairment charge	(7,062)	634		—	(6,428)
Exchange differences and other changes	8,379	(14)		(1,438)	6,927

Balances at December 31, 2006	(11,080)	(10,448)		(71,385)	(92,913)

Tangible assets, net
Balances at December 31, 2004	4,925,231	2,115,823		3,544,139	10,585,193
Balances at December 31, 2005	5,204,931	667,449		4,120,827	9,993,207
Balances at December 31, 2006	5,284,177	374,547		4,452,272	10,110,996

(*)	Mainly Abbey.

b)	Property, plant and equipment for own use

The detail, by class of asset, of the balance of “Property, plant and equipment for own use” in the consolidated balance sheets is as follows:

	Millions of Euros
		Accumulated	Impairment	Net
	Cost	Depreciation	Losses	Balance
Land and buildings	3,521	(727)	(42)	2,752
IT equipment and fixtures	2,329	(1,788)	—	541
Furniture and vehicles	3,300	(1,936)	(2)	1,362
Construction in progress and other items	391	(121)	—	270

Balances at December 31, 2004	9,541	(4,572)	(44)	4,925

Land and buildings	3,835	(851)	(13)	2,971
IT equipment and fixtures	2,619	(1,957)	—	662
Furniture and vehicles	3,786	(2,275)	—	1,511
Construction in progress and other items	178	(117)	—	61

Balances at December 31, 2005	10,418	(5,200)	(13)	5,205

Land and buildings	3,704	(848)	(11)	2,845
IT equipment and fixtures	2,059	(1,495)	—	564
Furniture and vehicles	3,838	(2,114)	—	1,724
Construction in progress and other items	240	(89)	—	151

Balances at December 31, 2006	9,841	(4,546)	(11)	5,284

The net balance at December 31, 2006 in the foregoing table includes the following amounts:
–	Approximately €5,272 million (December 31, 2005: €5,171 million; December 31, 2004: €6,585 million) relating to property, plant and equipment owned by Group entities and branches located abroad.

–
Approximately €183 million (December 31, 2005: €83 million; December 31, 2004: €41 million) relating to property, plant and equipment being acquired under finance leases by the consolidated entities (Note 2-l discloses additional information on these items).

c)	Investment property
The fair value of investment property at December 31, 2006 and 2005 amounted to €425 million and €944 million respectively.
The rental income earned from investment property and the direct costs related both to investment properties that generated rental income in 2006, 2005 and 2004 and to investment properties that did not generate rental income in those years are not material in the context of the consolidated financial statements.

17. Intangible assets
a)	Goodwill

The breakdown of “Goodwill,” based on the companies giving rise thereto (Note 3-c), is as follows:

	Thousands of Euros
	2006	2005	2004
Abbey (UK)	8,920,188	8,740,560	10,199,111
Totta Group (Portugal)	1,640,746	1,639,560	1,639,510
CC Holding (AKB Germany)	824,483	824,483	824,483
Banco Santander Chile	717,957	908,879	723,520
Grupo Financiero Santander Serfin (Mexico)	560,327	633,638	523,641
Meridional Group (Brazil)	458,202	469,372	352,785
Drive Group	412,986	—	—
Banesto	373,562	380,008	379,943
Santander Consumer Bank (Norway)	116,568	120,262	121,228
Finconsumo (Italy)	105,921	105,921	105,921
Interbanco, S.A.	89,743	—	—
Bansander Leasing, Corp. (Island Finance)	80,873	—	—
Banco Santander International	42,905	47,899	41,485
Unifin	37,490	—	—
PTF (Poland)	22,471	22,303	69,326
Other companies	108,313	125,360	109,588

	14,512,735	14,018,245	15,090,541

At least once per year (or whenever there is any indication of impairment), the Group reviews goodwill for impairment (i.e. a potential reduction in its recoverable value to below its carrying amount). For this purpose, it analyses the following: (i) certain macroeconomic variables that might affect its investments (population data, political situation, economic situation -including bankarization- among others); (ii) various microeconomic variables comparing the investments of the Group with the financial services industry of the country in which the Group carries on most of its business activities (balance sheet composition, total funds under management, results, efficiency ratio, capital ratio, return on equity, among others); and (iii) the price earnings (P/E) ratio of the investments as compared with the P/E ratio of the stock market in the country in which the investments are located and that of comparable local financial institutions.
Based on the foregoing, and in accordance with the estimates, projections and measurements available to the Bank’s directors, with the exception of the impairment losses reflected in the following table (€13 million), these assets were not impaired in 2006, and the projected income attributable to the Group is at least equal to the amount recognized as “Goodwill.”

The changes in “Goodwill” were as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	14,018	15,090	4,788
Additions (Note 3)	650	62	10,559
Of which:
Drive Group	422	—	—
Santander Financial Services Inc. (Island Finance)	96	—	—
Interbanco, S.A.	90	—	—
Unifin	37	—	—
Santander BanCorp	—	11	—
Abbey	—	—	10,264
Santander Consumer Bank AS (by Bankia)	—	45	—
Santander Consumer Bank AS (by Elcon)	—	—	120
PTF	—	—	59
Finconsumo	—	—	55

Definitive assessment of acquisitions (transfer to other intangible assets)	—	(1,856)	—
Of which:
Abbey	—	(1,753)	—
Santander Consumer Bank AS (by Elcon)	—	(28)	—
Santander Consumer Bank AS (by Bankia)	—	(22)	—
PTF	—	(52)	—

Impairment losses	(13)	—	(138)
Of which:
Cambios Sol, S.A.	(7)	—	—
Santander Financial Services Inc. (Island Finance)	(6)	—	—
Banco de Venezuela	—	—	(72)
Admón. Fondo Pensiones y Cesantías, S.A.	—	—	(61)

Disposals	(76)	(2)	—
Of which:
Banco Santander Chile	(67)	—	—

Exchange differences and other items	(66)	724	(119)

Balance at end of year	14,513	14,018	15,090

b)	Other intangible assets

The breakdown of the balance of “Other intangible assets” is as follows:

	Estimated	Thousands of Euros
	Useful Life	2006	2005	2004
With indefinite useful life:
Brand name	—	487,177	459,680	—
Of which: Abbey	—	469,099	459,680	—

With finite useful life:
Customer deposits (Abbey)	10 years	1,283,693	1,257,843	—
Credit cards (Abbey)	5 years	35,741	35,021	—
IT developments	3 years	1,309,678	1,207,606	815,949
Other assets	—	323,026	163,199	58,837
Accumulated amortization		(980,530)	(704,345)	(394,132)
Impairment losses		(14,679)	(207,978)	(67,921)

		2,444,106	2,211,026	412,733

The changes in “Other intangible assets” were as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	2,211	413	397
Additions/Disposals (net)	757	403	370
Exchange differences and other changes (net)	(4)	67	(8)
Impairment losses	—	(131)	—
Transfers from “Goodwill”	—	1,856	—
Amortization	(520)	(397)	(346)

Balance at end of year	2,444	2,211	413

18. Prepayments and accrued income and Accrued expenses and deferred income
The breakdown of the balances of “Prepayments and accrued income” and “Accrued expenses and deferred income” is as follows:

	Thousands of Euros
	Assets			Liabilities
	2006	2005	2004	2006	2005	2004
Prepayments (*)	521,246	1,792,886	1,625,349	—	—	—

Accrued expenses	—	—	—	(2,197,921)	(2,012,861)	(3,463,095)
Other	1,060,597	1,176,333	1,404,379	(801,159)	(1,035,872)	(918,939)

	1,581,843	2,969,219	3,029,728	(2,999,080)	(3,048,733)	(4,382,034)

(*)	Of the amount relating to 2005, €1,160 million relate to Abbey’s insurance business.
19. Other assets — Other and Other liabilities — Other
The breakdown of the balances of these items is as follows:

	Thousands of Euros
	Assets			Liabilities
	2006	2005	2004	2006	2005	2004
Transactions in transit	163,655	122,316	38,142	(311,283)	(469,211)	(12,197)
Other	1,755,687	1,764,752	3,284,368	(3,147,457)	(1,043,697)	(4,105,965)

	1,919,342	1,887,068	3,322,510	(3,458,740)	(1,512,908)	(4,118,162)

20. Deposits from central banks and Deposits from credit institutions
The breakdown, by classification, counterparty, type and currency, of the balances of these items is as follows:

	Thousands of Euros
	2006	2005	2004
Classification:
Financial assets held for trading	39,690,713	31,962,919	25,224,743
Financial liabilities at amortized cost	73,345,224	116,659,488	58,525,596
Of which:
Deposits from central banks	16,529,557	22,431,194	8,067,860
Deposits from credit institutions	56,815,667	94,228,294	50,457,736

	113,035,937	148,622,407	83,750,339

Type:
Reciprocal accounts	411,314	190,885	39,162
Time deposits	63,589,635	47,224,471	42,459,721
Other demand accounts	2,225,037	7,383,695	4,191,073
Repurchase agreements	45,417,839	91,399,196	33,920,297
Central bank credit account drawdowns	1,348,815	2,369,406	3,107,895
Other financial liabilities associated with transferred financial assets	8,445	7,170	—
Hybrid financial liabilities	34,852	47,584	32,191

	113,035,937	148,622,407	83,750,339

Currency:
Euro	43,828,306	79,664,528	35,007,335
Pound sterling	24,543,241	26,488,413	18,199,276
US dollar	27,883,219	20,307,158	15,516,012
Other currencies	16,781,171	22,162,308	15,027,716

	113,035,937	148,622,407	83,750,339

Note 53 contains a detail of the residual maturity periods of financial liabilities at amortized cost and of the related average interest rates.

21.	Customer deposits
The breakdown, by classification, geographical area and type, of the balances of “Customer deposits” is as follows:

	Thousands of Euros
	2006	2005	2004
Classification:
Financial liabilities held for trading	16,572,444	14,038,543	20,541,225
Other financial liabilities at fair value through profit or loss	273,079	—	—
Financial liabilities at amortized cost	314,377,078	291,726,737	262,670,391

	331,222,601	305,765,280	283,211,616

Geographical area
Spain	120,485,991	107,117,818	102,249,913
European Union (excluding Spain)	136,730,342	133,274,597	135,209,492
United States and Puerto Rico	7,512,963	7,578,598	6,037,483
Other OECD countries	79,117	106,151	74,859
Latin America	64,984,913	56,395,157	38,499,807
Rest of the world	1,429,275	1,292,959	1,140,062

	331,222,601	305,765,280	283,211,616

Type:
Demand deposits
Current accounts	89,151,030	80,631,188	67,714,687
Savings accounts	93,717,633	90,471,827	78,849,072
Other demand deposits	2,025,095	1,747,720	3,720,956
Time deposits-
Fixed-term deposits	86,345,788	77,166,817	80,052,445
Home-purchase savings accounts	324,262	269,706	289,779
Discount deposits	7,132,341	16,128,577	10,163,257
Funds received under financial asset transfers	—	1	—
Hybrid financial liabilities	4,994,535	4,141,071	1,873,863
Other financial liabilities associated with transferred financial assets	—	20,346	—
Other time deposits	470,140	351,620	498,961
Notice deposits	45,849	33,713	24,911
Repurchase agreements	47,015,928	34,802,694	40,023,685

	331,222,601	305,765,280	283,211,616

Note 53 contains a detail of the residual maturity periods of financial liabilities at amortized cost and of the related average interest rates.
22. Marketable debt securities
a)	Breakdown

The breakdown, by classification and type, of the balances of “Marketable debt securities” is as follows:

	Thousands of Euros
	2006	2005	2004
Classification:
Financial liabilities held for trading	17,522,108	19,821,087	11,791,579
Other financial liabilities at fair value through profit or loss	12,138,249	11,809,874	11,243,800
Financial liabilities at amortized cost	174,409,033	117,209,385	90,803,224

	204,069,390	148,840,346	113,838,603

Type:
Bonds and debentures outstanding	168,661,356	123,566,864	83,020,963
Notes and other securities	35,408,034	25,273,482	30,817,640

	204,069,390	148,840,346	113,838,603

At December 31, 2006, 2005 and 2004, none of these issues was convertible into Bank shares or granted privileges or rights which, in certain circumstances, make them convertible into shares.
At December 31, 2006, asset-backed bonds amounted to €48,226 million (December 31, 2005: €27,997 million). In 2006 asset-backed bonds amounting to €21,380 million were issued, of which €11,004 million were issued by Abbey, €4,374 million by the Bank and €1,769 million by Santander Consumer Bank AG.
Additionally, total mortgage bonds at December 31, 2006 amounted to €42,425 million. In 2006 the Bank and Banesto issued mortgage bonds (cédulas hipotecarias) amounting to €7,500 million and €3,000 million, respectively. The mortgage bonds outstanding in connection with these issues totaled €36,224 million at December 31, 2006 (December 31, 2005: €27,250 million).
Note 53 contains a detail of the residual maturity periods of financial liabilities at amortized cost at 2006 and 2005 year-end and of the related average interest rates in those years.
b)	Bonds and debentures outstanding

The breakdown, by currency of issue, of the balance of this account is as follows:

				December 31, 2006
				Outstanding
				Issue Amount
				in Foreign	Annual
	Millions of Euros			Currency	Interest
Currency of Issue	2006	2005	2004	(Millions)	Rate (%)
Euro	112,622	78,499	52,819	112,622	3.82
US dollar	30,001	20,429	14,372	39,511	5.30
Pound sterling	21,128	19,274	10,798	14,187	5.21
Chilean peso	1,725	1,701	2,142	1,207,719	5.09
Other currencies	3,185	3,664	2,890	—	—

Balance at end of year	168,661	123,567	83,021

The changes in “Bonds and debentures outstanding” were as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	123,567	83,021	30,355
Net inclusion of entities in the Group	1,895	—	39,658
Issues	76,956	52,670	19,477
Of which:
Banco Santander Central Hispano, S.A.-
Non-convertible debentures February and December — floating rate	4,374	—	3,500
Mortgage bonds — fixed rate	7,500	7,000	2,000

Banesto-
Mortgage bonds — fixed rate	3,000	4,000	3,750
Bonds	5,547	3,750	3,000
Santander International Debt, S.A., Sole-Shareholder Company:
Bonds — floating rate	11,709	10,169	3,891

Abbey-
Holmes Financing Series 10	5,851	—	—
Holmes Master Issuer Limited	5,153	—	—
Holmes Financing Series 9	—	5,540	—
Bonds in pounds sterling	6,608	3,729	—
Bonds in other currencies	7,284	9,156	—

Santander US Debt, S.A., Sole-Shareholder Company:-
Debentures — floating rate	3,785	5,086	—

CC-Bank AG-
Asset-backed bonds	1,769	1,668	—

Banco Santander Totta, S.A.-
Asset-backed bonds	3,808	736	—

FTA Santander Consumer Spain Auto 06-
Asset-backed bonds	1,350	—	—

Redemptions	(30,510)	(14,269)	(5,894)
Of which:
Banco Santander Central Hispano, S.A.	(3,038)	(1,000)	(1,744)
Banesto	(2,037)	(2,000)	(1,000)
Finconsumo	(179)	(102)	(300)
Abbey	(21,210)	(7,503)	—

Exchange differences	(1,557)	958	(270)
Other changes	(1,690)	1,187	(305)

Balance at end of year	168,661	123,567	83,021

c)	Notes and other securities

These notes were basically issued by Banco Santander Central Hispano, S.A., Abbey National North America LLC, Abbey National Treasury Services, plc, Santander Central Hispano Finance (Delaware), Inc., Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander, Santander Consumer Finance, S.A. and Banco Santander Totta, S.A.

23. Subordinated liabilities
a)	Breakdown

The detail, by currency of issue, of the balance of “Subordinated liabilities” is as follows:

				December 31, 2006
				Outstanding
				Issue Amount	Annual
	Thousands of Euros			in Foreign	Interest Rate
Currency of Issue	2006	2005	2004	Currency (Millions)	(%)
Euro	16,309,049	14,706,164	13,407,374	16,309	4.72
US dollar	6,898,455	7,843,846	9,145,510	9,085	7.18
Pound sterling	5,631,867	5,761,408	4,509,605	3,782	6.92
Other currencies	1,583,450	452,038	407,683	—

Balance at end of year	30,422,821	28,763,456	27,470,172

Note 53 contains a detail of the residual maturity periods of subordinated liabilities at 2006 and 2005 year-end and of the related average interest rates in 2006 and 2005.

b)	Changes

The changes in the balance of “Subordinated liabilities” were as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	28,763	27,470	12,510
Net inclusion of entities in the Group	(459)	—	10,622
Of which:
Scottish Mutual Assurance, plc	(292)	—	—

Issues	5,881	2,507	5,284
Of which:
Santander Consumer Finance, S.A.-
September 2006	500	—	—

Banco do Estado de São Paulo, S.A. (Banespa)-
July 2016	728	—	—
September 2016	267	—	—
Perpetual	—	420	—

Abbey-
April 2015	—	501	—
April 2015	—	292	—

Santander Central Hispano Issuances, Ltd.-
March 2016	1,000	—	—
May 2018	500	—	—
June 2016	987	—	—
July 2017	997	—	—
September 2019	—	—	500
September 2014	—	—	500

Banesto-
March 2016 – floating rate	—	—	500

Santander Perpetual, S.A., Sole-Shareholder Company-
Perpetual	—	—	750

Santander Finance Capital, S.A.-
2004 preference shares	—	—	1,830
2005 preference shares	—	1,000	—

Redemptions	(2,265)	(2,410)	(465)
Of which:
Abbey	(763)	(551)	—
Santander Central Hispano Issuances, Ltd.	(1,369)	(1,189)	(193)

Exchange differences	(1,093)	659	(369)
Other changes	(404)	537	(112)

Balance at end of year	30,423	28,763	27,470

c)	Other information

For the purposes of payment priority preference shares are junior to all general creditors and to subordinated deposits. The payment of dividends on these shares, which have no voting rights, is conditional upon the obtainment of sufficient distributable profit and upon the limits imposed by Spanish banking regulations on equity.

The other issues are subordinated and, therefore, rank junior to all general creditors of the issuers. The issues launched by Santander Central Hispano Issuances, Ltd., Santander Central Hispano Financial Services, Ltd., Santander Issuances, S.A., Santander Perpetual, S.A., Sole-Shareholder Company, Santander Finance Capital S.A.U. and Santander Finance Preferred S.A.U. are guaranteed by the Bank or by restricted deposits arranged by the Bank for this purpose.

At December 31, 2006, none of these issues was convertible into Bank shares or granted privileges or rights which, in certain circumstances, make them convertible into shares. Abbey has a GBP 200 million subordinated debt issue which is convertible, at Abbey’s option, into preference shares of Abbey, at a price of GBP 1 per share. Banco Santander, S.A. Institución de Banca Múltiple has two USD 150 million issues of unguaranteed subordinated preference debentures that are voluntarily convertible into ordinary shares of Banco Santander, S.A. Institución de Banca Múltiple, Grupo Financiero Santander.

24. Other financial assets and Other financial liabilities
The breakdown of the balances of these items is as follows:

	Thousands of Euros
	2006		2005		2004
	Other	Other	Other	Other	Other	Other
	Financial	Financial	Financial	Financial	Financial	Financial
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Declared dividends payable	—	—	—	(581,400)	—	(519,107)
Trade receivables (payables)	104,281	(3,070,870)	808,401	(2,907,828)	488,978	(1,257,047)
Clearing houses	760,839	(544,004)	913,953	(408,700)	856,962	(221,296)
Public agency revenue collection accounts	—	(2,031,137)	—	(1,758,574)	—	(1,549,948)
Factoring accounts payable	—	(284,331)	—	(169,627)	—	(148,409)
Bonds	3,478,722	(41,447)	2,639,426	(15,988)	1,990,397	(18,735)
Unsettled financial transactions	6,548,625	(1,978,120)	3,653,275	(1,369,389)	931,941	(1,166,132)
Other financial assets (liabilities)	2,182,878	(4,798,756)	1,614,388	(4,081,071)	727,256	(982,099)

	13,075,345	(12,748,665)	9,629,443	(11,292,577)	4,995,534	(5,862,773)

At December 31, 2006, 2005 and 2004, impairment losses amounted to €111,957 thousand, €110,704 thousand and €98,334 thousand, respectively (Note 10-c).
Note 53 contains a detail of the residual maturity periods of other financial assets and liabilities at 2006 and 2005 year-end.

25. Provisions
a)	Breakdown

The breakdown of the balance of “Provisions” is as follows:

	Thousands of Euros
	2006	2005	2004
Provisions for pensions and similar obligations	14,014,305	14,172,961	13,441,357
Provisions for contingent liabilities and commitments (Note 2):	598,735	487,048	360,594
Of which: country risk	57,216	11,529	8,096

Other provisions	4,613,473	5,162,981	4,221,973
Total provisions	19,226,513	19,822,990	18,023,924

b)	Changes

The changes in “Provisions” were as follows:

	Millions of Euros
	2006				2005				2004
		Contingent				Contingent				Contingent
		Liabilities and	Other			Liabilities and	Other			Liabilities and	Other
	Pensions	Commitments	Provisions	Total	Pensions	Commitments	Provisions	Total	Pensions	Commitments	Provisions	Total
Balances at beginning of year	14,173	487	5,163	19,823	13,441	361	4,222	18,024	11,297	291	3,211	14,799
Net inclusion of entities in the Group	—	—	1	1	(1)	—	—	(1)	1,734	—	1,138	2,872
Additions charged to income:
Interest expense and similar charges (Note 39)	735	—	—	735	641	—	—	641	650	—	—	650
Personnel expenses (Note 49)	223	—	—	223	246	—	—	246	96	—	—	96
Extraordinary charges	984	96	(1)	1,079	776	20	1,018	1,814	929	4	175	1,108

Other additions arising from insurance contracts linked to pensions	(6)	—	—	(6)	(10)	—	—	(10)	(46)	—	—	(46)
Payments to pensioners and early retirees with a charge to internal provisions	(1,422)	—	—	(1,422)	(1,258)	—	—	(1,258)	(1,076)	—	—	(1,076)
Insurance premiums paid	(2)	—	—	(2)	(8)	—	—	(8)	(4)	—	—	(4)
Payments to external funds	(743)	—	—	(743)	(212)	—	—	(212)	(37)	—	—	(37)
Amount used	—	—	(982)	(982)	—	(9)	(560)	(569)	—	—	(570)	(570)
Transfers, exchange differences and other changes	72	16	433	521	558	115	483	1,156	(102)	66	268	232

Balances at end of year	14,014	599	4,614	19,227	14,173	487	5,163	19,823	13,441	361	4,222	18,024

c)	Provisions for pensions and similar obligations

The breakdown of the balance of “Provisions for pensions and similar obligations” is as follows:

	Millions of Euros
	2006	2005	2004
Provisions for post-employment plans — Spanish entities	5,647	5,657	5,685
Provisions for other similar obligations — Spanish entities	4,527	4,269	4,099
Of which: early retirements	4,481	4,215	4,051

Provisions for post-employment plans — Abbey	1,642	1,788	1,728
Provisions for post-employment plans and other similar obligations — other foreign subsidiaries	2,198	2,459	1,929

Provisions for pensions and similar obligations	14,014	14,173	13,441

i. Spanish entities — Post-employment plans and other similar obligations
At December 31, 2006, 2005 and 2004, the Spanish consolidated entities had post-employment benefit obligations under defined benefit plans. On July 25, 2006, the Bank entered into an agreement with the employee representative to promote a defined contribution plan aimed at all current personnel. Also, in 2006, 2005 and 2004 some of the consolidated entities offered certain of their employees the possibility of taking early retirement and, therefore, provisions were recognized in those years for the obligations to employees taking early retirement -in terms of salaries and other employee welfare costs- from the date of early retirement to the date of effective retirement.
At December 31, 2006, 2005 and 2004, the Spanish entities had post-employment benefit obligations under defined contribution and defined benefit plans. The expenses incurred in respect of contributions (to non-Group companies) to defined contribution plans amounted to €13 million in 2006, €2 million in 2005 and €8 million in 2004.
The amount of defined benefit obligations was determined by independent actuaries using the following actuarial techniques:
1.	Valuation method: projected unit credit method, which sees each year of service as giving rise to an additional unit of benefit entitlement and measures each unit separately.

2.	Actuarial assumptions used: unbiased and mutually compatible. Specifically, the most significant actuarial assumptions used in the calculations were as follows:

	Post-Employment Plans			Other Similar Obligations
	2006	2005	2004	2006	2005	2004
Annual discount rate	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Mortality tables	GRM/F-95	GRM/F-95	GRM/F-95	GRM/F-95	GRM/F-95	GRM/F-95
	(PERM/F-2000	(PERM/F-2000	(PERM/F-2000	(PERM/F-2000	(PERM/F-2000	(PERM/F-2000
	in the case of	in the case of	in the case of	in the case of	in the case of	in the case of
	Banesto)	Banesto)	Banesto)	Banesto)	Banesto)	Banesto)
Cumulative annual CPI growth	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%
Annual salary increase rate	2.50% (2.9% in the	2.50% (2.9% in the	2.50% (2.9% in the	n/a	n/a	n/a
	case of Banesto)	case of Banesto)	case of Banesto)
Annual social security pension increase rate	1.5%	1.5%	1.5%	n/a	n/a	n/a

Annual benefit increase rate	n/a	n/a	n/a	0% to 1.5%	0% to 1.5%	0% to 1.5%
3.	The estimated retirement age of each employee is the first at which the employee is entitled to retire or the agreed-upon age, as appropriate.

The fair value of insurance contracts was determined as the present value of the related payment obligations, taking into account the following assumptions:

	Post-Employment Plans			Other Similar Obligations
	2006	2005	2004	2006	2005	2004
Expected rate of return on plan assets	4.0%	4.0%	4.0%	—	—	—
Expected rate of return on reimbursement rights	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
The funding status of the defined benefit obligations is as follows:

	Millions of Euros
	Post-Employment Plans			Other Similar Obligations
	2006	2005	2004	2006	2005	2004
Present value of the obligations:
To current employees	1,215	1,207	1,180	—	—	—
Vested obligations to retired employees	4,958	4,942	5,005	—	—	—
To early retirees	—	—	—	4,481	4,215	4,051
Long-service bonuses and other obligations	—	—	—	46	54	48
Other	164	225	248	—	—	—

	6,337	6,374	6,433	4,527	4,269	4,099

Less:

Fair value of plan assets	203	211	212	—	—	—
Unrecognized actuarial (gains)/losses	482	506	536	—	—	—
Unrecognized past service cost	5	—	—	—	—	—

Provisions — Provisions for pensions	5,647	5,657	5,685	4,527	4,269	4,099

Of which:
Internal provisions for pensions	3,065	3,015	2,982	4,504	4,235	4,048
Insurance contracts linked to pensions (Note 14)	2,582	2,642	2,703	23	34	51

The amounts recognized in the consolidated income statement in relation to the aforementioned defined benefit obligations are as follows:

	Millions of Euros
	Post-Employment Plans			Other Similar Obligations
	2006	2005	2004	2006	2005	2004
Current service cost	55	54	47	3	6	1
Interest cost	239	255	296	156	150	138
Expected return on plan assets	(8)	(9)	(9)	—	—	—
Expected return on insurance contracts linked to pensions	(103)	(105)	(106)	(1)	(2)	(3)
Extraordinary charges-
Actuarial (gains)/losses recognized in the year	8	13	21	16	14	37
Past service cost	151	35	51	—	—	10
Early retirement cost	(24)	(13)	(111)	799	671	886
Other	(21)	(38)	(16)	(10)	(2)	(55)

Total	297	192	173	963	837	1,014

The changes in the present value of the accrued defined benefit obligations were as follows:

	Millions of Euros
	Post-Employment Plans			Other Similar Obligations
	2006	2005	2004	2006	2005	2004
Present value of the obligations at beginning of year	6,374	6,433	6,529	4,269	4,099	3,671
Net inclusion of entities in the Group	—	—	—	—	—	—
Current service cost	55	54	47	3	6	1
Interest cost	239	255	296	156	150	138
Early retirement cost	(24)	(13)	(111)	799	671	886
Effect of curtailment/settlement	(21)	(38)	(16)	(10)	(2)	(55)
Benefits paid	(415)	(324)	(319)	(708)	(673)	(589)
Past service cost	156	35	51	—	—	10
Actuarial (gains)/losses	(25)	(26)	3	16	14	37
Other	(2)	(2)	(47)	2	4	—

Present value of the obligations at end of year	6,337	6,374	6,433	4,527	4,269	4,099

The changes in the fair value of plan assets and of insurance contracts linked to pensions were as follows:
Plan assets

	Millions of Euros
	Post-Employment Plans
	2006	2005	2004
Fair value of plan assets at beginning of year	211	212	220
Expected return on plan assets	8	9	9
Actuarial gains/(losses)	(4)	1	(1)
Contributions	2	8	—
Benefits paid	(14)	(19)	(16)

Fair value of plan assets at end of year	203	211	212

Insurance contracts linked to pensions

	Millions of Euros
	Post-Employment Plans			Other Similar Obligations
	2006	2005	2004	2006	2005	2004
Fair value of insurance contracts linked to pensions at beginning of year	2,642	2,703	2,790	34	51	76
Expected return on insurance contracts (Note 38)	103	105	106	1	2	3
Actuarial gains/(losses)	(6)	(10)	(46)	—	—	—
Premiums paid	11	12	22	—	—	—
Benefits paid	(168)	(168)	(169)	(12)	(19)	(28)

Fair value of insurance contracts linked to pensions at beginning of year	2,582	2,642	2,703	23	34	51

In 2007 the Group expects to make contributions in Spain to fund its defined benefit pension obligations for amounts similar to those made in 2006.
The plan assets and the insurance contracts linked to pensions are instrumented through insurance policies.

The following table shows the estimated benefits payable at December 31, 2006 for the next ten years:

Millions
of Euros
2007	1,041
2008	993
2009	940
2010	883
2011	824
2012 to 2016	3,223

7,904

ii. Abbey
At December 31, 2006, 2005 and 2004, Abbey had defined contribution and defined benefit post-employment benefit obligations. The expenses incurred in respect of contributions to defined contribution plans amounted to €5 million in 2006 and €6 million in 2005.
The amount of the defined benefits obligations was determined by independent actuaries using the following actuarial techniques:
1.	Valuation method: projected unit credit method, which sees each year of service as giving rise to an additional unit of benefit entitlement and measures each unit separately.

2.	Actuarial assumptions used: unbiased and mutually compatible. Specifically, the most significant actuarial assumptions used in the calculations were as follows:

	2006	2005	2004
Annual discount rate	5.20%	4.85%	5.40%
Mortality tables	PA92MC C2006	PA92MC C2005	PA92/C14/C04
Cumulative annual CPI growth	3.0%	2.8%	2.8%
Annual salary increase rate	4.0%	4.3%	4.3%
Annual pension increase rate	3.0%	2.8%	2.8%
The funding status of the defined benefit obligations at December 31, 2006, 2005 and 2004 is as follows:

	Millions of Euros
	2006	2005	2004
Present value of the obligations	6,350	6,337	5,232
Less:
Fair value of plan assets	4,810	4,326	3,504
Unrecognized actuarial (gains)/losses	(102)	223	—
Unrecognized past service cost	—	—	—

Provisions — Provisions for pensions	1,642	1,788	1,728

The amounts recognized in the consolidated income statement in relation to the aforementioned defined benefit obligations are as follows:

	Millions of Euros
	2006	2005
Current service cost	119	131
Interest cost	309	294
Expected return on plan assets	(263)	(240)
Extraordinary charges:
Actuarial gains/losses recognized in the year	—	—
Past service cost	—	—
Early retirement cost	3	—

Total	168	185

The changes in the present value of the accrued defined benefit obligations in 2006, 2005 and 2004 were as follows:

	Millions of Euros
	2006	2005	2004
Present value of the obligations at beginning of year	6,337	5,232	—
Net inclusion of entities in the Group	—	—	5,232
Current service cost	119	131	—
Interest cost	309	294	—
Early retirement cost	3	—	—
Benefits paid	(178)	(102)	—
Actuarial (gains)/losses	(342)	570	—
Exchange differences and other items	102	212	—

Present value of the obligations at end of year	6,350	6,337	5,232

The changes in the fair value of the plan assets in 2006, 2005 and 2004 were as follows:

	Millions of Euros
	2006	2005	2004
Fair value of plan assets at beginning of year	4,326	3,504	—
Net inclusion of entities in the Group	—	—	3,504
Expected return on plan assets	263	240	—
Actuarial gains/losses	(13)	347	—
Contributions	303	238	—
Benefits paid	(178)	(102)	—
Exchange differences	109	99	—

Fair value of plan assets at end of year	4,810	4,326	3,504

Through Abbey, the Group expects to make contributions in 2007 to fund these defined benefit pension obligations for amounts similar to those made in 2006.

The main categories of plan assets as a percentage of total plan assets are as follows:

	2006	2005	2004
Equity instruments	46%	51%	51%
Debt instruments	51%	48%	47%
Other	3%	1%	2%
The expected return on plan assets was determined on the basis of the market expectations for returns over the duration of the related obligations.
The following table shows the estimated benefits payable at December 31, 2006 for the next ten years:

Millions
of Euros
2007	179
2008	192
2009	206
2010	222
2011	234
2012 to 2016	1,394

2,427

iii. Other foreign subsidiaries
Certain of the consolidated foreign entities have acquired commitments to their employees similar to post-employment benefits.
At December 31, 2006, 2005 and 2004, these entities (Banespa and others) had defined contribution and defined benefit post-employment benefit obligations. The expenses incurred in respect of contributions to defined contribution plans amounted to €19 million in 2006, €13 million in 2005 and €11 million in 2004.
The actuarial assumptions used by these entities (discount rates, mortality tables and cumulative annual CPI growth) are consistent with the economic and social conditions prevailing in the countries in which they are located (in Brazil, AT-2000 mortality table, interest rate between 12.32% and 14.40%, and inflation and salary increase rates of 4%).
The funding status of the defined benefit obligations at December 31, 2006, 2005 and 2004 is as follows:

	Millions of Euros
	2006	2005	2004
Present value of the obligations	6,198	5,481	4,092
Less:
Fair value of plan assets	3,917	2,523	1,962
Unrecognized actuarial (gains)/losses	517	760	315
Unrecognized past service cost	—	2	—

Provisions — Provisions for pensions	1,764	2,196	1,815

Of which:
Internal provisions for pensions	2,198	2,459	1,929
Net assets for pensions	(224)	(55)	(10)
Unrecognized net assets for pensions	(210)	(208)	(104)

The amounts recognized in the consolidated income statement in relation to the aforementioned defined benefit obligations are as follows:

	Millions of Euros
	2006	2005	2004
Current service cost	46	54	48
Interest cost	574	413	380
Expected return on plan assets	(271)	(222)	(156)
Extraordinary charges:
Actuarial gains/losses recognized in the year	93	35	44
Past service cost	29	—	11
Early retirement cost	72	62	53
Other	(132)	—	(2)

Total	411	342	378

The changes in the present value of the accrued defined benefit obligations in 2006, 2005 and 2004 were as follows:

	Millions of Euros
	2006	2005	2004
Present value of the obligations at beginning of year	5,481	4,092	3,855
Current service cost	46	54	47
Interest cost	574	413	380
Early retirement cost	72	62	53
Effect of curtailment/settlement	(132)	—	(2)
Benefits paid	(513)	(423)	(306)
Past service cost	27	2	11
Actuarial (gains)/losses	72	455	28
Exchange differences and other items	571	826	26

Present value of the obligations at end of year	6,198	5,481	4,092

The changes in the fair value of the plan assets in 2006, 2005 and 2005 were as follows:

	Millions of Euros
	2006	2005	2004
Fair value of plan assets at beginning of year	2,523	1,962	1,698
Expected return on plan assets	271	222	156
Actuarial gains/(losses)	12	9	98
Contributions	461	168	151
Benefits paid	(199)	(165)	(136)
Exchange differences and other items	849	327	(5)
Fair value of plan assets at end of year	3,917	2,523	1,962
In 2007 the Group expects to make contributions to fund these defined benefit pension obligations for amounts similar to those made in 2006.

The main categories of plan assets as a percentage of total plan assets are as follows:

	2006	2005	2004
Equity instruments	27%	28%	25%
Debt instruments	61%	64%	61%
Properties	3%	4%	6%
Other	8%	4%	7%
The expected return on plan assets was determined on the basis of the market expectations for returns over the duration of the related obligations.
The following table shows the estimated benefits payable at December 31, 2006 for the next ten years:

Millions
of Euros
2007	406
2008	420
2009	434
2010	449
2011	464
2012 to 2016	2,563

4,736

d)	Other provisions

The balance of “Provisions — Other provisions,” which includes, inter alia, provisions for restructuring costs and tax and legal litigation, was estimated using prudent calculation procedures in keeping with the uncertainty inherent in the obligations covered. The definitive date of the outflow of resources embodying economic benefits for the Group depends on each obligation; in certain cases, these obligations have no fixed settlement period and, in other cases, are based on litigation in progress.

The breakdown of the balance of “Provisions — Other provisions” is as follows:

	Millions of Euros
	2006	2005	2004
Provisions for contingencies and commitments in operating units:
Recognized by Spanish companies	892	937	929
Of which:
Bank	400	376	483
Banesto	249	331	349

Recognized by other EU companies	1,230	1,876	1,597
Of which: Abbey	931	1,458	1,138

Recognized by other companies	2,492	2,350	1,696
Of which:
Brazil	1,795	1,318	1,056
Mexico	193	233	143

	4,614	5,163	4,222

e) Litigation
i. Tax disputes
At December 31, 2006, the main tax disputes concerning the Group were as follows:
–
The “Mandado de Segurança” filed by Banespa claiming its right to pay Brazilian income tax at a rate of 8%. On June 15, 2005, an unfavorable judgment was handed down against Banespa at first instance, which was appealed against at the Federal Regional Court, together with the application for the preliminary effects to remain in force. A decision has not yet been handed down by the Court.

–
The “Mandado de Segurança” filed by Banespa claiming its right to consider deductible the Brazilian income tax in the calculation of the related corporation tax. This action was declared unwarranted and an appeal was filed at the Federal Regional Court, requesting to have the claimability of the tax debt stayed and obtaining permission to deposit with the courts the amounts in question. A decision has not yet been handed down by the Court.

–
A claim was filed against Abbey National Treasury Services plc by tax authorities abroad in relation to the refund of certain tax credits and other associated amounts. The legal advisers of Abbey National Treasury Services plc considered that the grounds to contest this claim were well-founded, proof of which is that a favorable judgment was handed down at first instance in September 2006, although the judgment was appealed against by the tax authorities in January 2007. However, in December 2006 an unfavorable judgment for another taxpayer was handed down on another proceeding which might affect this case.

At December 31, 2006, other less significant tax litigation was in progress.
ii. Legal litigation
At December 31, 2006, the main legal litigation concerning the Group was as follows:
–
Casa de Bolsa Santander Serfin, S.A. de C.V. (Casa de Bolsa): In 1997 Casa de Bolsa Santander Serfin, S.A. de C.V. was sued for an alleged breach of various stock brokerage contracts. On July 6, 1999, Civil Court number thirty-one of the Federal District handed down a judgment ordering Casa de Bolsa to return to the plaintiff 2,401,588 shares of México 1 and 11,219,730 shares of México 4 at their market value and to pay MXP 15 million, plus interest calculated at the average percentage borrowing cost (C.P.P.) multiplied by four.

After numerous appeals were filed concerning the method used for calculating this interest, a final judgment was handed down ruling that the interest should not be capitalized. The estimated total indemnity payable, including the principal amount of the deposit, the uncapitalized interest and the value of the shares that must be returned, amounts to USD 26.7 million.

–	Misselling: claims associated with the sale by Abbey of certain financial products to its customers.

The provisions recorded by Abbey in this connection were calculated on the basis of the best estimate of the number of claims that would be received, of the percentage of claims that would be upheld and of the related amounts.

–
LANETRO, S.A.: claim (ordinary lawsuit no. 558/2002) filed by LANETRO, S.A. against Banco Santander Central Hispano, S.A. at Madrid Court of First Instance no. 34, requesting that the Bank comply with the obligation to subscribe to €30.05 million of a capital increase at the plaintiff.

On December 16, 2003, a judgment was handed down dismissing the plaintiff’s request. The subsequent appeal filed by LANETRO was upheld by a decision of the Madrid Provincial Appellate Court on October 27, 2006.

The Bank has prepared a cassation appeal against this decision.

–
Galesa de Promociones, S.A.: small claims proceeding at Elche Court of First Instance no. 4 (case no. 419/1994), in connection with the claim filed by Galesa de Promociones, S.A. (Galesa) requesting the Court to annul a previous legal foreclosure proceeding brought by the Bank against the plaintiff in 1992, which culminated in the foreclosure of certain properties that were subsequently sold by auction.

The judgments handed down at first and second instance were in the Bank’s favor. The cassation appeal filed by Galesa at the Supreme Court was upheld by virtue of a decision on November 24, 2004 which ordered the reversal of the legal foreclosure proceeding to before the date on which the auctions were held. On June 8, 2006, Galesa filed a claim for the enforcement of the decision handed down by the Supreme Court, requesting that the Bank be ordered to pay €56 million, the estimated value of the properties, plus a further €33 million for loss of profit. The Bank challenged this claim on the grounds that the Supreme Court decision could not be enforced –since no order had been pronounced against the Bank, but rather a proceeding had merely been annulled– and it also argued that the damages requested would have to be ruled upon by an express court decision, which had not been pronounced.

The Elche Court of First Instance, by virtue of an order dated September 18, 2006, found in favor of the Bank, and referred the plaintiff to the appropriate ordinary proceeding for the valuation of the aforementioned damages. Galesa filed an appeal for reconsideration, which was dismissed by a resolution on November 11, 2006. Galesa has announced its intention to lodge an appeal against this resolution at the Alicante Provincial Appellate Court. This appeal, which has not yet been filed, will be duly contested by the Bank at the appropriate time.

–
Declaratory large claims action brought at Madrid Court of First Instance No. 19 (case No. 87/2001) in connection with a claim filed by Inversión Hogar, S.A. against the Bank. This claim sought the termination of a settlement agreement entered into between the Bank and the plaintiff on December 11, 1992. On May 19, 2006, a judgment was handed down at first instance, whereby the agreement was declared to be terminated and the Bank was ordered to pay €1.8 million, plus the related legal interest since February 1997, to return a property that was given in payment under the aforementioned agreement, to pay an additional €72.9 million relating to the replacement value of the assets foreclosed, and subsequently sold, by the Bank, and to pay all the related court costs. The Bank and Inversión Hogar, S.A. filed appeals against the judgment. Inversión Hogar, S.A. sought provisional enforcement of the judgment, which was contested by the Bank. On March 2, 2007, a decision was handed down upholding the Bank’s objection to the enforcement of the judgment.

–
BTOB Factory Ventures S.A. (BTOB): the dispute between Consalvi International Inc. (Consalvi) and the Bank arising from the “Framework Agreement” entered into between BTOB and Consalvi International Inc. on October 2, 2000. On that same date, the Bank subscribed to this agreement in its capacity as shareholder of BTOB, and assumed certain of the commitments stipulated therein.

Consalvi requested that the Bank honor its obligation to acquire from it 16,811 shares of BTOB at a price of approximately USD 67 million. Since the negotiations held to seek a solution to this matter proved unsuccessful, a request for arbitration was filed against the Bank in New York, as provided for in the agreement.

The arbitration conducted in 2005 at the International Centre for Dispute Resolution of the American Arbitration Association culminated in an arbitral award on September 1, 2005, which ruled that the Bank had not fulfilled its contractual obligations and ordered it to pay USD 68 million (€57 million), plus interest.

On November 4, 2005 the Bank filed a claim at the New York Supreme Court requesting that the arbitral award be declared null and void. Consalvi challenged the jurisdiction of the state courts to hear this case and requested that the federal courts should decide whether or not the arbitral award should be declared null and void. The parties submitted written pleadings on both the merits of the case and the jurisdiction of the courts.

On June 22, 2006 the parties reached an out-of-court settlement whereby the litigation was definitively finalized and the related provisions were used and released.
At December 31, 2006, other less significant legal litigation was in progress.
* * * * *

At December 31, 2006, 2005 and 2004, the Group had recorded provisions that reasonably cover any contingencies that might arise from these tax and legal proceedings.
26. Equity having the substance of a financial liability
This category includes the financial instruments issued by the consolidated companies which, although equity for legal purposes, do not meet the requirements for classification as equity.
These shares do not carry any voting rights and are non-cumulative. They were subscribed to by non-Group third parties and, except for the shares of Abbey amounting to GBP 325 million, are redeemable at the discretion of the issuer, based on the terms and conditions of each issue.
The changes in the balance of “Equity having the substance of a financial liability” were as follows:

	Thousands of Euros
	2006	2005	2004
Balance at beginning of year	1,308,847	2,124,222	3,908,084
Inclusion of companies in the Group	—	—	877,477
Redemptions	(472,925)	(944,968)	(2,624,283)
Of which:
Totta & Açores Financing, Limited	(118,483)	—	—
Abbey National, plc	(354,442)	—	—
BSCH Finance, Ltd.	—	(754,774)	(2,057,390)
BCH Capital, Ltd.	—	(190,194)	—

Exchange differences and other changes	(167,594)	129,593	(37,056)

Balance at end of year	668,328	1,308,847	2,124,222

The detail of the issuers and of the most significant terms and conditions of the issues at December 31, 2006 is as follows:

	Millions
	2006		2005		Annual
	Equivalent	Foreign	Equivalent	Foreign	Interest		Redemption
Issuer and Currency of Issue	Euro Value	Currency	Euro Value	Currency	Rate (%)		Option (1)
Banesto Holdings Ltd. (US dollars)	59	77	66	77	10.50%		06/30/12
Totta Açores Financing Limited (US dollars)	—	—	127	150	8.88%		10/11/06
Pinto Totta International Finance Limited (US dollars)	95	125	212	250	7.77	%(2)	08/01/07
Abbey (US dollars)	—	—	381	450	7.38%		11/09/06

Abbey (pounds sterling)	484	325	474	325	8.63% to 10.38%		No option
Valuation adjustments	30	—	49	—	—		—

Balance at end of year	668		1,309

(1)	From these dates, the issuer can redeem the shares, subject to prior authorization by the national supervisor.

(2)	Return until August 1, 2007. 6-month US dollar Libor + 2.75% from this date.
27. Tax matters
a)	Consolidated Tax Group
Pursuant to current legislation, the consolidated tax group includes Banco Santander Central Hispano, S.A. (as the Parent) and the Spanish subsidiaries that meet the requirements provided for in Spanish legislation regulating the taxation of the consolidated profits of corporate groups (as the controlled entities).

The other Group banks and companies file income tax returns in accordance with the tax regulations applicable in each country.

b)	Years open for review by the tax authorities

At December 31, 2006, the consolidated tax group had the years from 2003 to 2006 open for review in relation to the main taxes applicable to it.

The other consolidated entities have the corresponding years open for review, pursuant to their respective tax regulations.

In 2006 there were no significant developments in connection with the tax disputes at the different instances, which were pending resolution at December 31, 2005.

The tax audit of 2001 and 2002 for the main taxes applicable to the consolidated tax group was completed in March 2007. Most of the tax assessments issued were signed on a contested basis.

Because of the possible different interpretations which can be made of the tax regulations, the outcome of the tax audits of the years reviewed and of the open years might give rise to contingent tax liabilities which cannot be objectively quantified. However, the Group’s tax advisers consider that the possibility of such contingent liabilities becoming actual liabilities is remote, and that in any event the tax charge which might arise therefrom would not materially affect the consolidated financial statements of the Group.

c)	Reconciliation

The reconciliation of the corporation tax expense calculated at the statutory tax rate to the income tax expense recognized is as follows:

	Millions of Euros
	2006	2005	2004
Consolidated profit before tax
From continuing operations	9,150	7,800	4,387
From discontinued operations	1,685	341	206

	10,835	8,141	4,593

Corporation tax at 35%	3,792	2,849	1,608
Decreases due to permanent differences	(1,022)	(981)	(676)
Of which:
Due to effect of different tax rates	(1,364)	(627)	(398)
Due to effect on deferred taxes of change in Spanish tax rate	491	—	—

Income tax of Group companies, per local books	2,770	1,868	932

Net increases (decreases) due to other permanent differences	(568)	(539)	(383)
Other, net	388	62	48

Current income tax	2,590	1,391	597

Of which:
Continuing operations	2,294	1,275	526
Discontinued operations	296	116	71

Of which:
Current tax	2,003	837	409
Deferred taxes	587	554	188

Taxes paid in the year	949	1,036	585

The effective tax rate is as follows:

	Millions of Euros
	2006	2005	2004
Consolidated tax group	4,212	3,281	1,770
Other Spanish entities	1,518	389	287
Foreign entities	5,105	4,471	2,536

	10,835	8,141	4,593

Income tax	2,590	1,391	597

Effective tax rate	23.90%	17.09%	13.00%
d)	Tax recognized in equity

In addition to the income tax recognized in the consolidated income statement, the Group recognized the following amounts in consolidated equity:

	Millions of Euros
	2006	2005	2004
Tax charged to equity	(418)	(438)	(477)
Measurement of available-for-sale fixed-income securities	(276)	(184)	(256)
Measurement of available-for-sale equity securities	(99)	(230)	(221)
Measurement of cash flow hedges	(43)	(24)	—

Tax credited to equity	—	—	1
Measurement of cash flow hedges	—	—	1

Total	(418)	(438)	(476)

e)	Deferred taxes

The balance of “Tax assets” in the consolidated balance sheets includes debit balances with the tax authorities relating to deferred tax assets. The balance of “Tax liabilities” includes the liability for the Group’s various deferred tax liabilities.

The detail of the balances of “Deferred tax assets” and “Deferred tax liabilities” is as follows:

	Millions of Euros
	2006	2005	2004
Deferred tax assets	9,156	8,909	8,342
Of which:
Banespa	1,577	1,201	806
Abbey	1,517	1,390	1,196
Early retirements	1,482	1,286	1,274
Other pensions	966	1,225	1,256

Deferred tax liabilities	3,778	2,767	2,871
Of which:
Abbey	799	957	796
Banespa	149	33	117
Banco Santander (Mexico)	159	6	13
Santander Consumer Bank Aktiengesellschaft	104	83	59
Valuation adjustments	425	560	500

The changes in the balances of “Deferred tax assets” and “Deferred tax liabilities” were as follows:

	Millions of Euros
			Foreign
			Currency	Charge/Credit
			Balance	to Asset
	Balances at		Translation	and Liability	Acquisitions	Balances at
	December 31,	(Charge)/Credit	Differences and	Revaluation	for the Year	December 31,
	2005	to Income	Other Items	Reserve	(Net)	2006
Deferred tax assets	8,909	148	225	(22)	(104)	9,156
Deferred tax liabilities	(2,767)	(735)	(252)	112	(136)	(3,778)

Total	6,142	(587)	(27)	90	(240)	5,378

f)	Other information

In conformity with the Listing Rules Instrument 2005 published by the UK Financial Services Authority, it is hereby stated that shareholders of the Bank resident in the United Kingdom will be entitled to a tax credit in respect of the withholdings the Bank is required to make from the dividends to be paid to them. The shareholders of the Bank resident in the United Kingdom who hold their ownership interest in the Bank through Grupo Santander Nominee Service will be informed directly of the amount thus withheld and of any other data they may require to complete their tax returns in the United Kingdom. The other shareholders of the Bank resident in the United Kingdom should contact their bank or securities broker.

28. Minority interests
“Minority interests” include the net amount of the equity of subsidiaries attributable to equity instruments that do not belong, directly or indirectly, to the Bank, including the portion attributed to them of profit for the year.
a)	Breakdown

The detail, by Group company, of the balance of “Equity – Minority interests” is as follows:

	Thousands of Euros
	2006	2005	2004
Grupo Financiero Santander Serfin, S.A. de C.V. (Note 3)	657,013	609,728	345,293
Banesto	303,889	767,833	671,994
Banco Santander Chile	234,726	146,192	111,002
Brazil Group	45,161	44,275	35,406
Santander BanCorp	31,311	29,539	33,107
Other companies	298,837	720,990	498,150

	1,570,937	2,318,557	1,694,952

Profit for the year attributed to minority interests	649,806	529,666	390,364
Of which:
Banesto Group	260,591	149,143	100,554
Grupo Financiero Santander Serfin, S.A. de C.V.	166,103	139,885	124,922
Banco Santander Chile	84,640	58,153	45,097
Somaen-Dos, S.L.	77,177	138,919	86,435
Brazil Group	10,568	11,559	12,686
Santander BanCorp	3,053	6,680	7,036

	2,220,743	2,848,223	2,085,316

b)	Changes

The changes in the balance of “Minority interests” are summarized as follows:

	Millions of Euros
	2006	2005	2004
Balance at beginning of year	2,848	2,085	1,961
(Net) inclusion of companies in the Group and changes in scope of consolidation	(1,050)	34	—
Change in proportion of ownership interest	72	(1)	(64)
Valuation adjustments	15	49	(18)
Dividends paid to minority interests	(160)	(137)	(161)
Changes in share capital	(29)	(25)	32
Exchange differences and other items	(125)	313	(55)
Profit for the year attributed to minority interests	650	530	390

Balance at end of year	2,221	2,848	2,085

29. Valuation adjustments
The balances of “Valuation adjustments” include the amounts, net of the related tax effect, of adjustments to the assets and liabilities recognized temporarily in equity through the statement of changes in equity until they are extinguished or realized, when they are recognized definitively as shareholders’ equity through the consolidated income statement. The amounts arising from subsidiaries, jointly controlled entities and associates are presented, on a line by line basis, in the appropriate items according to their nature.
“Valuation adjustments” include the following items:
a)	Available-for-sale financial assets

This item includes the net amount of unrealized changes in the fair value of assets classified as available-for-sale financial assets.

The changes in this item were as follows:

	Thousands of Euros
	2006	2005	2004
Balance at beginning of year	1,941,690	1,936,818	2,048,689
Revaluation gains	1,663,713	911,814	925,454
Income tax	(144,772)	(23,468)	(215,770)
Amounts transferred to income statement	(1,177,308)	(883,474)	(821,555)

Balance at end of year	2,283,323	1,941,690	1,936,818

Of which:
Fixed-income	594,719	407,084	546,464
Equities	1,688,604	1,534,606	1,390,354
b)	Cash flow hedges

This item includes the net amount of changes in the value of financial derivatives designated as hedging instruments in cash flow hedges, for the portion of these changes considered as effective hedges (Note 11).

c)	Hedges of net investments in foreign operations and Exchange differences

“Hedges of net investments in foreign operations” include the net amount of changes in the value of hedging instruments in hedges of net investments in foreign operations, for the portion of these changes considered as effective hedges (Note 11).

“Exchange differences” include the net amount of exchange differences arising on non-monetary items whose fair value is adjusted against equity and the differences arising on the translation to euros of the balances of the consolidated entities whose functional currency is not the euro (Note 2-a).

The changes in these two items were as follows:

	Thousands of Euros
	2006	2005	2004
Balance at beginning of year	1,065,000	(157,467)	—
Revaluation gains (losses)	(529,982)	1,388,998	(160,853)
Amounts transferred to income statement	3,164	(166,531)	3,386

Balance at end of year	538,182	1,065,000	(157,467)

Of which:
Arising on consolidation:
Subsidiaries (Note 25):	549,211	1,061,515	(154,185)
Brazil Group	456,412	544,228	10,839
Chile Group	(40,677)	178,260	(10,796)
Mexico Group	(217,746)	87,093	(65,256)
Abbey	490,771	264,769	(79,155)
Other	(139,549)	(12,835)	(9,817)

Associates (Note 13)	(11,029)	3,485	(3,282)
30. Shareholders’ equity
“Shareholders’ equity” includes the amounts of equity contributions from shareholders, accumulated profit or loss recognized through the consolidated income statement, and components of compound financial instruments having the substance of permanent equity. Amounts arising from subsidiaries and jointly controlled entities are presented in the appropriate items based on their nature.

The changes in “Shareholders’ equity” were as follows:

	Thousands of Euros
				Reserves of			Profit
				Entities			(Loss)
				Accounted	Other		Attributed	Dividends
	Share	Share	Accumulated	for Using the	Equity	Treasury	to the	and
	Capital	Premium	Reserves	Equity Method	Instruments	Shares	Group	Remuneration	Total
Balances at January 1, 2004	2,384,201	8,720,722	7,631,559	602,807	58,567	(39,122)	—	(739,101)	18,619,633
Consolidated profit for the year	—	—	—	—	—	—	3,605,870	—	3,605,870
Dividends/Remuneration	—	—	(1,444,387)	—	—	—	—	(571,561)	(2,015,948)
Issues (reductions)	742,947	11,797,995	(1,472)	—	—	—	—	—	12,539,470
Purchase and sale of own equity instruments	—	—	(39,845)	—	—	(87,378)	—	—	(127,223)
Payments with equity instruments	—	—	—	—	—	—	—	—	—
Transfers	—	(148,589)	139,840	8,749	—	—	—	—	—
Other	—	—	(29,063)	9,639	35,000	—	—	—	15,576

Balances at December 31, 2004	3,127,148	20,370,128	6,256,632	621,195	93,567	(126,500)	3,605,870	(1,310,662)	32,637,378

Consolidated profit for the year	—	—	—	—	—	—	6,220,104	—	6,220,104
Appropriation of profit for the year	—	—	3,279,608	326,262	—	—	(3,605,870)	—	—
Dividends/Remuneration	—	—	(1,721,691)	(115,582)	—	—	—	(433,537)	(2,270,810)
Issues (reductions)	—	—	(2,531)	—	—	—	—	—	(2,531)
Purchase and sale of own equity instruments	—	—	26,421	—	—	73,432	—	—	99,853
Payments with equity instruments	—	—	—	—	19,167	—	—	—	19,167
Transfers	—	—	267,052	(243,462)	(23,590)	—	—	—	—
Other	—	—	(5,351)	15,236	(11,666)	—	—	—	(1,781)

Balances at December 31, 2005	3,127,148	20,370,128	8,100,140	603,649	77,478	(53,068)	6,220,104	(1,744,199)	36,701,380

Consolidated profit for the year	—	—	—	—	—	—	7,595,947	—	7,595,947
Appropriation of profit for the year	—	—	5,828,922	391,182	—	—	(6,220,104)	—	—
Dividends/Remuneration	—	—	(2,495,742)	(109,173)	—	—	—	406,981	(2,197,934)
Issues (reductions)	—	—	(4,163)	—	—	—	—	—	(4,163)
Purchase and sale of own equity instruments	—	—	9,627	—	—	(73,733)	—	—	(64,106)
Payments with equity instruments	—	—	—	—	19,167	—	—	—	19,167
Transfers	—	—	79,346	(44,369)	(34,977)	—	—	—	—
Other	—	—	(26,460)	(43,479)	450	—	—	—	(69,489)

Balances at December 31, 2006	3,127,148	20,370,128	11,491,670	797,810	62,118	(126,801)	7,595,947	(1,337,218)	41,980,802

Parent	3,127,148	20,370,128	6,600,033	—	45,973	(21,640)	3,256,190	(1,337,218)	32,040,614
Subsidiaries	—	—	4,839,892	—	16,145	(105,161)	3,836,817	—	8,587,693
Jointly controlled entities	—	—	51,745	—	—	—	76,323	—	128,068
Associates	—	—	—	797,810	—	—	426,617	—	1,224,427
31. Issued capital
a)	Changes

The changes in the Bank’s share capital were as follows:

	Share Capital
	Number of	Par Value
	Shares	(Euros)
Number of shares and par value of share capital at December 31, 2003	4,768,402,943	2,384,201,472
Capital increases:
Acquisition of Abbey shares (Note 3-c)	1,485,893,636	742,946,818

Number of shares and par value of share capital at December 31, 2004, 2005 and 2006	6,254,296,579	3,127,148,290

The Bank’s shares are listed on the computerized trading system of the Spanish stock exchanges and on the New York, London, Milan, Lisbon, Buenos Aires and Mexico stock exchanges, and all shares have the same features and rights. At December 31, 2006, the only shareholders with an ownership interest in the Bank’s share capital of over 3% were Chase Nominees Ltd. (with a 9.87% holding), State Street Bank & Trust (with a 5.35% holding) and EC Nominees Ltd. (with a 4.93% holding).

b)	Other considerations

At December 31, 2006, the additional share capital authorized by the shareholders at the Annual General Meeting of the Bank amounted to €1,939 million.

The shareholders at the Annual General Meeting on June 17, 2006 resolved to increase capital by €375 million, and fully empowered the Board of Directors, for a period of one year, to set and establish the terms and conditions for this capital increase in all matters not already provided for by the Annual General Meeting. In exercising these powers, the Board of Directors must determine whether the capital increase is to be performed through the issuance of new shares or by increasing the par value of the shares outstanding.

Also, the shareholders at the aforementioned Annual General Meeting authorized the Bank’s Board of Directors to issue fixed-income securities for up to a maximum amount of €35,000 million or the equivalent amount in another currency, by any lawful means. The shareholders at the Annual General Meeting on June 21, 2003 authorized the Board of Directors to issue fixed-income securities convertible into new shares and/or exchangeable for outstanding shares for up to €4,000 million over a five-year period, and empowered the Bank’s Board of Directors to increase capital by the required amount to cater for the requests for conversion.

At December 31, 2006, the shares of the following companies were listed on official stock markets: Banco Río de la Plata, S.A.; Banco de Venezuela, S.A.; Banco Santander Colombia, S.A.; Santander BanCorp (Puerto Rico); Grupo Financiero Santander Serfin, S.A. de C.V.; Banco Santander Chile; Cartera Mobiliaria, S.A., S.I.C.A.V.; Ajalvir S.I.C.A.V., S.A.; Santander Chile Holding, S.A.; Inmuebles B de V 1985 C.A.; Banespa; Banesto; Portada, S.A. and Capital Variable S.I.C.A.V., S.A.

The number of Bank shares owned by third parties and managed by Group management companies (mainly portfolio, collective investment undertaking and pension fund managers) was 42,435,424, which represented 0.68% of the Bank’s share capital. In addition, the number of Bank shares owned by third parties and received as security was 17,829,400 (equal to 0.285% of the Bank’s share capital).

At December 31, 2006, the capital increases in progress at Group companies and the additional capital authorized by their shareholders at the respective Annual General Meetings were not material at Group level.

32. Share premium
“Share premium” includes the amount paid up by the Bank’s shareholders in capital issues in excess of the par value.
The Consolidated Spanish Companies Law expressly permits the use of the share premium account balance to increase capital at the entities at which it is recognized and does not establish any specific restrictions as to its use.
33. Reserves
a)	Definitions

The balance of “Shareholders’ equity – Reserves – Accumulated reserves” includes the net amount of the accumulated profit or loss recognized in previous years through the consolidated income statement that, in the distribution of profit, was appropriated to equity, and the own equity instrument issuance expenses and the differences between the selling price of treasury shares and the cost of acquisition thereof.

The balance of “Shareholders’ equity – Reserves of entities accounted for using the equity method” includes the net amount of the accumulated profit or loss generated in previous years by entities accounted for using the equity method, recognized through the consolidated income statement.

b)	Breakdown

The breakdown of the balances of these reserve accounts is as follows:

	Thousands of Euros
	2006	2005	2004
Accumulated reserves:
Restricted reserves-
Legal reserve	625,430	625,430	625,430
Reserve for treasury shares	378,700	173,103	229,672
Revaluation reserve Royal Decree-Law 7/1996	42,666	42,666	42,666
Reserve for retired capital	10,610	—	—

Voluntary reserves (*)	3,711,534	3,791,677	3,646,801
Consolidation reserves attributed to the Bank	1,831,093	992,066	260,333
Reserves at subsidiaries	4,891,637	2,475,198	1,451,730

	11,491,670	8,100,140	6,256,632

Reserves of entities accounted for using the equity method:
Associates	797,810	603,649	621,195
Of which:
Cepsa	662,172	469,763	342,318
Unión Fenosa	—	—	151,092
Attijariwafa Bank	111,701	102,692	99,816

	12,289,480	8,703,789	6,877,827

(*)
They include the reserves stipulated by Article 81 of the Consolidated Spanish Companies Law for an amount equal to the loans granted by Group companies to third parties for the acquisition of treasury shares.

i. Legal reserve
Under the Consolidated Companies Law, Spanish entities must transfer 10% of net profit for each year to the legal reserve. These transfers must be made until the balance of this reserve reaches 20% of the share capital. The legal reserve can be used to increase capital provided that the remaining reserve balance does not fall below 10% of the increased share capital amount.
ii. Reserve for treasury shares
Pursuant to the Consolidated Companies Law, a restricted reserve has been recorded for an amount equal to the carrying amount of the Bank shares owned by subsidiaries. The balance of this reserve will become unrestricted when the circumstances which gave rise to its mandatory recording cease to exist. Additionally, this reserve covers the outstanding balance of loans granted by the Group secured by Bank shares.
iii. Revaluation reserve Royal Decree Law 7/1996, of June 7.
The balance of “Revaluation reserve royal Decree-Law 7/1996” can be used, free of tax, to increase share capital. From January 1, 2007, the balance of this account can be taken to unrestricted reserves, provided that the monetary surplus has been realized. The surplus will be deemed to have been realized in respect of the portion on which depreciation has been taken for accounting purposes or when the revalued assets have been transferred or derecognized.
If the balance of this reserve were used in a manner other than that provided for in Royal Decree-Law 7/1996, of June 7, it would be subject to taxation.

iv. Reserves at subsidiaries
The detail, by company, of the balance of “Reserves at subsidiaries”, based on the subsidiaries’ contribution to the Group (considering the effect of consolidation adjustments) is as follows:

	Millions of Euros
	2006	2005	2004
Banco Español de Crédito, S.A. (Banesto) (Consolidated Group)	2,312	1,809	1,404
Banco Santander Serfin, S.A. (Consolidated Group)	1,336	998	760
Banespa (Consolidated Group)	976	927	678
Banco Santander Totta, S.A. (Consolidated Group)	784	642	554
Abbey Group	742	—	—
Banco Santander Chile (Consolidated Group)	473	215	203
Banco de Venezuela, S.A.C.A. (Consolidated Group)	402	272	195
Grupo Santander Consumer Finance, S.A.	304	302	292
Cartera Mobiliaria, S.A., S.I.C.A.V.	281	241	230
Santander Central Hispano Investment, S.A.	167	129	129
Banco Santander International (United States)	156	138	124
Banco Santander (Suisse), S.A.	110	90	59
Banco Santander de Negocios Portugal, S.A.	63	44	119
Banco Río de la Plata, S.A.	(587)	(379)	(377)
Exchange differences	(3,167)	(3,167)	(3,167)
Consolidation adjustments and other companies	540	214	249

Total	4,892	2,475	1,452

Of which: restricted	740	556	444

34. Other equity instruments and Treasury shares
a)	Other equity instruments

“Other equity instruments” includes the equity component of compound financial instruments, the increase in equity due to personnel remuneration, and other items not recognized in other “Shareholders’ equity” items.

b)	Treasury shares

The balance of “Shareholders’ equity – Treasury shares” includes the amount of equity instruments held by all the Group entities.

Transactions involving own equity instruments, including their issuance and cancellation, are recognized directly in equity, and no profit or loss may be recognized on these transactions. The costs of any transaction involving own equity instruments are deducted directly from equity, net of any related tax effect.

The shareholders at the Bank’s Annual General Meeting on June 17, 2006 set the maximum number of Bank shares that the Bank and/or any Group subsidiary are authorized to acquire at 5% of the fully paid share capital amount, at a minimum share price which cannot be lower than par value and a maximum share price of up to 3% higher than the quoted price on the computerized trading system of the Spanish stock exchanges at the date of acquisition.

The Bank shares owned by the consolidated companies accounted for 0.12% of issued capital (0.15% including derivatives on own equity instruments) at December 31, 2006 (December 31, 2005: 0.08%; December 31, 2004: 0.2%).

The average purchase price of the Bank’s shares in 2006 was €11.98 per share and the average selling price was €11.90 per share (2005: €9.71 and €9.77 per share, respectively; 2004: €9.0 and €8.8 per share, respectively).

The effect on equity arising from transactions involving Bank shares (gains of €10 million in 2006, gains of €26 million in 2005 and losses of €40 million in 2004) was recognized in equity.
35. Off-balance-sheet items
“Off-balance-sheet items” relate to balances representing rights, obligations and other legal situations that in the future may have an impact on net assets, as well as any other balances needed to reflect all transactions performed by the consolidated entities although they may not impinge on their net assets.
a)	Contingent liabilities

“Contingent liabilities” includes all transactions under which an entity guarantees the obligations of a third party and which result from financial guarantees granted by the entity or from other types of contract. The breakdown is as follows:

i. Financial guarantees
Financial guarantees are the amounts that would be payable by the consolidated entities on behalf of third parties as a result of the commitments assumed by those entities in the course of their ordinary business, if the parties who are originally liable to pay failed to do so.
The breakdown of “Financial guarantees” is as follows:

	Millions of Euros
	2006	2005	2004
Bank guarantees and other indemnities provided	52,697	44,251	28,534
Credit derivatives sold	478	180	—
Irrevocable documentary credits	5,029	3,767	2,978
Other financial guarantees	1	2	—

	58,205	48,200	31,512

A significant portion of these guarantees will expire without any payment obligation materializing for the consolidated entities and, therefore, the aggregate balance of these commitments cannot be considered as an actual future need for financing or liquidity to be provided by the Group to third parties.
Income from guarantee instruments is recognized under “Fee and commission income” in the consolidated income statements and is calculated by applying the rate established in the related contract to the nominal amount of the guarantee.
ii. Assets earmarked for third-party obligations
“Assets earmarked for third-party obligations” includes the carrying amount of the assets owned by the consolidated entities that have been earmarked for the full performance of customer transactions.
iii. Other contingent liabilities
This item includes the amount of any contingent liability not included in other items.
b)	Contingent commitments

“Contingent commitments” includes those irrevocable commitments that could give rise to the recognition of financial assets.

The breakdown of “Contingent commitments” is as follows:

	Millions of Euros
	2006	2005	2004
Drawable by third parties	91,690	77,678	63,111
Financial asset forward purchase commitments	1,449	991	1,072
Regular way financial asset purchase contracts	3,202	9,886	3,661
Securities subscribed but not paid	83	196	122
Securities placement and underwriting commitments	3	16	9
Documents delivered to clearing houses	6,013	6,030	5,646
Other contingent commitments	809	1,466	1,240

	103,249	96,263	74,861

36. Other disclosures
a)	Notional amounts of trading and hedging derivatives

The breakdown of the notional and/or contractual amounts of the trading and hedging derivatives held by the Group at December 31, 2006, 2005 and 2004 is as follows:

	Millions of Euros
	2006		2005		2004
	Notional	Market	Notional	Market	Notional	Market
	Amount	Value	Amount	Value	Amount	Value
Trading derivatives:
Interest rate risk-
Forward rate agreements	116,858	(267)	16,332	3	25,332	5
Interest rate swaps	1,466,880	761	1,156,681	(2,019)	849,037	(1,933)
Options and futures	825,795	(780)	419,628	345	281,661	52
Foreign currency risk-
Foreign currency purchases and sales	81,612	(142)	63,203	108	31,005	(161)
Foreign currency options	62,852	(464)	39,091	(223)	12,556	(371)
Currency swaps	56,096	(366)	45,458	(154)	16,018	1
Securities and commodities derivatives	138,628	(2,496)	90,547	341	50,585	(1,755)

	2,748,721	(3,754)	1,830,940	(1,599)	1,266,194	(4,162)

Hedging derivatives:
Interest rate risk-
Forward rate agreements	1	—	737	(3)	3	—
Interest rate swaps	103,564	547	89,713	1,630	110,748	1,293
Futures and options	9,793	(66)	106,341	(28)	50,999	(5)
Foreign currency risk-
Foreign currency purchases and sales	1,745	3	6,856	(25)	30,894	—
Foreign currency options	15,266	6	110	—	20	—
Currency swaps	26,371	(989)	20,563	248	48,446	(357)
Securities and commodities derivatives	622	(8)	2,307	(7)	53,890	(1)

	157,363	(506)	226,627	1,815	295,000	930

Total	2,906,084	(4,259)	2,057,567	216	1,561,194	(3,232)

The notional and/or contractual amounts of the contracts entered into do not reflect the actual risk assumed by the Group, since the net position in these financial instruments is the result of offsetting and/or combining them. This net position is used by the Group basically to hedge the interest rate, underlying asset price or foreign currency risk; the results on these financial instruments are recognized under “Gains/losses on financial assets and liabilities (net)” in the consolidated income statements and increase or offset, as appropriate, the gains or losses on the investments hedged (Note 11).

Additionally, in order to interpret correctly the results on the “Securities and Commodities Derivatives” shown in the foregoing table, it should be considered that these items relate mostly to securities options for which a premium has been received which offsets their negative market value. Also, this market value is offset by positive market values generated by symmetrical positions in the Group’s held-for-trading portfolio.
The Group manages the credit risk exposure of these contracts through netting arrangements with its main counterparties and by receiving assets as collaterals of its risk positions.
The detail of the cumulative credit risk exposure, by financial derivative, is as follows:

	Millions of Euros
	2006	2005
Credit derivatives	709	242
Securities derivatives	2,148	1,573
Fixed-income derivatives	9	67
Currency derivatives	7,498	7,386
Interest rate derivatives	18,084	19,319
Commodities derivatives	4	—
Collateral received	(1,562)	(2,496)

Total	26,890	26,091

The fair value of hedging derivatives, by type of hedge, is as follows:

	Millions of Euros
	2006	2005	2004
Fair value hedges	(474)	2,046	994
Cash flow hedges	(35)	24	54
Hedges of net investments in foreign operations	3	(255)	(118)

	(506)	1,815	930

Following is the description of the main hedges (including the results of the hedging instrument and the hedged item attributable to the hedged risk):
i. Fair value hedges
The Group hedges the interest rate risk of the issues secured by the Bank. At 2006 year-end the Group held IRS contracts with an equivalent euro nominal value of €43,026 million, of which €34,160 million are denominated in euros, €4,243 million in US dollars and €3,574 million in pounds sterling. The fair value of these transactions at that date represents a loss of €471.5 million, which was offset by the gain on the hedged items, giving rise to a net loss of €5.1 million.
ii. Foreign currency hedges
As part of its financial strategy, the Group hedges the foreign currency risk arising from the investments in non-euro-area countries. To this end, it arranges foreign currency derivatives in order to take a long position in euros vis-à-vis the local currency of the investment. At 2006 year-end, the Group held foreign exchange options in this connection with an equivalent euro nominal value of €8,900 million, of which €4,939 million are denominated in pounds sterling, €2,570 million in Mexican pesos and €1,390 million in Chilean pesos. In 2006, losses amounting to €45.9 million arising from the settlement of the options sold in the year were allocated to reserves. At 2006 year-end, the value of the options not yet exercised represented a gain of €15.2 million.

b)	Off-balance-sheet funds under management

The detail of off-balance-sheet funds managed by the Group is as follows:

	Millions of Euros
	2006	2005	2004
Investment funds	119,838	109,480	97,838
Pension funds	29,450	28,619	21,679
Assets under management	17,836	14,746	8,998

	167,124	152,845	128,515

37. Discontinued operations
a)	Description of divestments
i. Abbey’s insurance business (Note 3-c.ii)
In the third quarter of 2006 an agreement was entered into with Resolution plc (“Resolution”) for the sale to the latter of Abbey’s life insurance business for €5,340 million (GBP 3,600 million). The transaction did not give rise to any gains for the Group.
ii. Inmobiliaria Urbis (Note 3-c.xvi)
The agreement to sell the Group’s 53.62% ownership interest in Urbis to Construcciones Reyal for €1,776 million was implemented in December 2006. This divestment gave rise to a pre-tax gain of €1,218 million.
Additionally, the Group made other less significant disposals totaling €128 million, giving rise to a gain of €89 million.

b)	Profit and net cash flows from discontinued operations

The detail of the profit generated by discontinued operations is set forth below.

The comparative figures for 2005 and 2004 were restated in order to include the operations classified as discontinued in 2006.

	Thousands of Euros
	2006	2005	2004
Net interest income	(82,955)	(174,324)	37,256
Share of results of entities accounted for using the equity method	123	9	(25)

Net fee and commission income	21,928	59,710	43,743
Insurance activity income	333,339	588,841	—
Gains/Losses on financial assets and liabilities	18,738	4,211	1,336
Exchange differences	11	(153)	(418)

Gross income	291,184	478,294	81,892

Sales and income from the provision of non-financial services	762,041	845,989	729,691
Cost of sales	(455,817)	(576,135)	(500,188)
Other operating income (Net)	(4,193)	(13,570)	(1,110)
Personnel expenses	(95,962)	(144,206)	(31,942)
Other general administrative expenses	(83,071)	(208,665)	(29,324)
Depreciation and amortization	(3,511)	(3,876)	(5,523)

Net operating income	410,671	377,831	243,496

Other gains (Net)	(32,611)	(36,560)	(37,743)

Profit before tax	378,060	341,271	205,753

Income tax	(113,016)	(116,438)	(70,968)
Profit from divestments	1,307,033	—	—
Income tax	(182,703)	—	—

Profit from discontinued operations	1,389,374	224,833	134,785

Additionally, following is a detail of the net cash flows attributable to the operating, investing and financing activities of discontinued operations.

	Thousands of Euros
	2006	2005	2004
Cash and cash equivalents at beginning of year	78,771	76,672	58,494
Cash flows from operating activities	165,376	(2,075,981)	(63,728)
Cash flows from investing activities	(64,141)	1,630,448	16,689
Cash flows from financing activities	(112,472)	447,632	65,217

Cash and cash equivalents at end of year	67,534	78,771	76,672

c)	Consideration received

The breakdown of the assets and liabilities associated with discontinued operations is as follows:

Millions
of Euros
2006
ASSETS:
Cash and balances with central banks	68
Financial assets held for trading	1,495
Of which: Abbey Insurance	1,482

Other financial assets at fair value through profit or loss	35,837
Of which: Abbey Insurance	35,812

Available-for-sale financial assets	6
Loans and receivables	1,461
Of which: Abbey Insurance	1,105

Non-current assets held for sale	8
Investments	10
Reinsurance assets	2,361
Of which: Abbey Insurance	2,361

Tangible assets	726
Intangible assets	31
Tax assets	89
Prepayments and accrued income	1,135
Of which: Abbey	1,134

Other assets	2,910
Of which: Urbis	2,904

LIABILITIES:
Other financial liabilities at fair value through profit or loss	(845)
Financial liabilities at amortized cost	(4,355)
Of which: Urbis	(2,707)

Liabilities under insurance contracts	(34,355)
Of which: Abbey Insurance	(34,355)

Provisions	(57)
Tax liabilities	(147)
Accrued expenses and deferred income	(16)
Other liabilities	(6)

Net asset value	6,356

Goodwill	46
Minority interests	(464)

Net amount	5,938

Profit from divestments	1,307

Consideration received	7,245

Of which: in cash	7,245

d)	Earnings per share relating to discontinued operations

The earnings per share relating to discontinued operations were as follows:

	2006	2005	2004
Basic earnings per share (euros)	0.1886	0.0232	0.0162
Diluted earnings per share (euros)	0.1875	0.0232	0.0161
38. Interest and similar income
“Interest and similar income” in the consolidated income statement comprises the interest accruing in the year on all financial assets with an implicit or explicit return, calculated by applying the effective interest method, irrespective of measurement at fair value, and the adjustments to income as a result of hedge accounting. Interest is recognized gross, without deducting any tax withheld at source.
The breakdown of the main interest and similar income items earned in 2006, 2005 and 2004 is as follows:

	Thousands of Euros
	2006	2005	2004
Balances with the Bank of Spain and other central banks	616,125	404,506	235,777
Due from credit institutions	2,363,797	2,396,805	1,092,889
Debt instruments	4,573,059	4,337,914	3,756,255
Loans and advances to customers	26,501,282	21,403,561	10,421,235
Insurance contracts linked to pensions (Note 25)	103,821	106,617	108,570
Other interest	2,682,812	4,449,463	1,829,624

Total	36,840,896	33,098,866	17,444,350

39. Interest expense and similar charges
“Interest expense and similar charges” in the consolidated income statement includes the interest accruing in the year on all financial liabilities with an implicit or explicit return, including remuneration in kind, calculated by applying the effective interest method, irrespective of measurement at fair value, the adjustments to cost as a result of hedge accounting, and the interest cost attributable to pension funds.
The breakdown of the main items of interest expense and similar charges accrued in 2006, 2005 and 2004 is as follows:

	Thousands of Euros
	2006	2005	2004
Deposits from the Bank of Spain and other central banks	300,374	485,725	246,066
Deposits from credit institutions	3,297,332	3,106,892	1,893,641
Customer deposits	11,083,439	9,382,865	3,725,517
Marketable debt securities	5,828,925	4,262,401	1,840,311
Subordinated liabilities (Note 23)	1,693,737	1,568,471	740,871
Pension funds (Note 25)	735,110	640,545	649,846
Equity having the substance of a financial liability	85,229	118,389	151,952
Other interest	1,732,987	3,199,675	1,023,680

Total	24,757,133	22,764,963	10,271,884

40. Income from equity instruments
“Income from equity instruments” includes the dividends and payments on equity instruments out of profits generated by investees after the acquisition of the equity interest.
The breakdown of the balance of “Income from equity instruments” is as follows:

	Thousands of Euros
	2006	2005	2004
Equity instruments classified as:
Financial assets held for trading	258,164	175,543	113,262
Available-for-sale financial assets	145,874	160,033	275,776
Of which: relating to San Paolo IMI S.p.A.	90,037	74,281	61,627

	404,038	335,576	389,038

41. Share of results of entities accounted for using the equity method – Associates
“Share of results of entities accounted for using the equity method – Associates” comprises the amount of profit or loss attributable to the Group generated during the year by associates.
The breakdown of the balance of this item is as follows:

	Thousands of Euros
	2006	2005	2004
Cepsa	370,169	476,191	296,197
Unión Fenosa	—	78,597	88,114
Técnicas Reunidas	—	11,287	15,067
Alcaidesa Holding, S.A.	—	—	14,695
UCI	—	19,850	13,754
Attijariwafa	24,230	16,707	10,533
Sovereign	9,199	—	—
Other companies	23,323	16,525	10,676

	426,921	619,157	449,036

42. Fee and commission income
“Fee and commission Income” comprises the amount of all fees and commissions accruing in favor of the Group in the year, except those that form an integral part of the effective interest rate on financial instruments.

The breakdown of the balance of this item is as follows:

	Thousands of Euros
	2006	2005	2004
Collection and payment services:
Bills	247,129	233,503	299,761
Demand accounts	554,882	544,629	446,109
Cards	1,291,327	1,153,252	919,598
Cheques	455,194	270,867	146,892
Orders	213,982	214,184	195,886

	2,762,514	2,416,435	2,008,246

Marketing of non-banking financial products:
Investment funds	1,685,459	1,498,757	1,192,003
Pension funds	402,045	409,671	354,705
Insurance	1,207,905	924,121	523,961

	3,295,409	2,832,549	2,070,669

Securities services:
Securities underwriting and placement	113,712	71,562	38,189
Securities trading	350,801	258,364	205,254
Administration and custody	263,529	274,444	233,718
Asset management	76,613	58,574	71,551

	804,655	662,944	548,712

Other:
Foreign exchange	70,680	59,968	39,427
Financial guarantees	306,853	254,608	255,087
Commitment fees	106,412	58,380	53,947
Other fees and commissions	1,189,043	1,137,210	676,529

	1,672,988	1,510,166	1,024,990

	8,535,566	7,422,094	5,652,617

43. Fee and commission expense
“Fee and commission expense” shows the amount of all fees and commissions paid or payable by the Group in the year, except those that form an integral part of the effective interest rate on financial instruments.
The breakdown of the balance of this item is as follows:

	Thousands of Euros
	2006	2005	2004
Fees and commissions assigned to third parties	798,034	653,362	535,293
Of which: Cards	627,610	533,333	361,134

Brokerage fees on lending and deposit transactions	98,589	134,372	121,640
Other fees and commissions	415,679	378,048	268,452

	1,312,302	1,165,782	925,385

44. Insurance activity income
“Insurance activity income” includes the net amount of the contribution from consolidated insurance and reinsurance companies to the Group’s gross income.

	Thousands of Euros
	2006			2005			2004
	Life	Non-Life	Total	Life	Non-Life	Total	Life	Non-Life	Total
Net premiums collected	4,388,208	283,903	4,672,111	2,080,922	199,280	2,280,202	1,997,244	213,022	2,210,266
Claims paid and other insurance- related expenses	(2,007,093)	(160,507)	(2,167,600)	(1,418,954)	(99,032)	(1,517,986)	(928,635)	(75,134)	(1,003,769)
Reinsurance income	48,545	56,927	105,472	52,712	35,740	88,452	6,835	7,578	14,413
Net charges to liabilities under insurance contracts	(2,884,229)	(145,880)	(3,030,109)	(1,151,936)	(135,373)	(1,287,309)	(1,351,477)	(146,215)	(1,497,692)
Finance income	910,112	26,828	936,940	735,870	58,525	794,395	462,533	32,414	494,947
Finance charges	(216,671)	(2,292)	(218,963)	(130,509)	(568)	(131,077)	(56,475)	(316)	(56,791)

	238,872	58,979	297,851	168,105	58,572	226,677	130,025	31,349	161,374

45. Gains/losses on financial assets and liabilities
“Gains/losses on financial assets and liabilities” includes the amount of the valuation adjustments of financial instruments, except those attributable to interest accrued as a result of application of the effective interest method and to allowances, and the gains or losses obtained from the sale and purchase thereof.
The breakdown of the balance of this item, by type of instrument, is as follows:

	Thousands of Euros
	2006	2005	2004
Fixed-income	80,967	798,301	437,446
Equities	1,929,370	683,887	484,012
Of which:
Financial assets and liabilities held for trading	1,554,709	338,030	365,175
Available-for-sale financial assets	374,661	345,857	118,837
Of which due to the sale of:
Bolsas y Mercados Españoles	106,197	—	—
Shinsei	—	49,332	—
Commerzbank	—	24,424	—
Sacyr-Vallehermoso	—	—	46,815
Financial derivatives and other	72,504	2,824	(182,862)

	2,082,841	1,485,012	738,596

46. Exchange differences
“Exchange differences” shows basically the gains or losses on currency dealing, the differences that arise when monetary items in foreign currencies are translated to the functional currency, and those disclosed on non-monetary assets in foreign currency at the time of their disposal.
47. Sales and income from the provision of non-financial services and Cost of sales
These items in the consolidated income statements show, respectively, the amount of sales of goods and income from the provision of services that constitute the typical activity of the non-financial consolidated Group entities and the related cost of sales. The main lines of business of these entities are as follows:

	Thousands of Euros
	2006		2005		2004
	Sales/	Cost of	Sales/	Cost of	Sales/	Cost of
Line of Business	Income	Sales	Income	Sales	Income	Sales
Property	45,875	(17,531)	80,464	(55,789)	15,184	(641)
Rail transport	240,411	(190,236)	285,207	(233,085)	—	—
Other	448,316	(407,922)	199,854	(120,473)	283,583	(179,818)

	734,602	(615,689)	565,525	(409,347)	298,767	(180,459)

48. Other operating income
The breakdown of the balance of “Other operating income” is as follows:

	Thousands of Euros
	2006	2005	2004
Exploitation of investment property and operating leases	3,507	4,345	3,192
Commissions on financial instruments offsetting related direct costs	176,536	154,187	118,839
Other	144,222	97,697	79,114

	324,265	256,229	201,145

49. Personnel expenses
a)	Breakdown

The breakdown of “Personnel expenses” is as follows:

	Thousands of Euros
	2006	2005	2004
Wages and salaries	4,419,900	4,076,080	3,039,631
Social security costs	681,979	646,058	566,692
Charges to defined benefit pension provisions (Note 25)	222,878	245,554	95,799
Contributions to defined contribution pension funds	36,794	20,192	18,475
Share-based payment costs	19,167	19,167	—
Of which:
Granted to the Bank’s directors	641	641	—

Other personnel expenses	664,729	668,689	575,574

	6,045,447	5,675,740	4,296,171

b)	Headcount

The average number of employees in the Group, by professional category, was as follows:

	Average Number
	of Employees (**)
	2006	2005
The Bank:
Senior executives (*)	81	81
Other line personnel	15,729	15,731
Clerical staff	4,231	4,595
General services personnel	45	49

	20,086	20,456

Banesto	10,188	10,560
Rest of Spain	4,996	3,789
Abbey	17,461	19,904
Other companies	75,608	69,858

	128,339	124,567

(*) Categories of Deputy Assistant General Manager and above, including senior management.

(**) Excluding personnel assigned to discontinued operations.
The functional breakdown, by gender, at December 31, 2006 is as follows:

	Functional Breakdown by Gender
	Executives		Other Line Personnel		Clerical Staff
	Men	Women	Men	Women	Men	Women
Continental Europe	85%	15%	61%	39%	62%	38%
United Kingdom	80%	20%	44%	56%	24%	76%
Latin America	72%	28%	60%	40%	44%	56%

Total	79%	21%	59%	41%	44%	56%

The labor relations between employees and the various Group companies are governed by the related collective labor agreements or similar regulations.
c)	Share-based payments
i. The Bank
In addition to the extraordinary allocation of 100 Bank shares to each Group employee, as discussed in Note 1-i, to celebrate the Bank’s 150th Anniversary, in recent years the Bank has set up remuneration systems tied to the performance of the stock market price of the shares of the Bank based on the achievement of certain targets indicated below:

		Euros					Date of	Date of
	Number of	Exercise		Year	Employee	Number of	Commencement	Expiry of
	Shares	Price		Granted	Group	Persons	of Exercise Period	Exercise Period
Plans outstanding at January 1, 2004	25,739,966	9.	38

Options exercised	(1,934,406)	(2.	83)
Of which:
Plan Four	(36,000)	7.	84
Managers Plan 99	(1,139,488)	2.	29
Additional Managers Plan 99	(55,668)	2.	41
Young Executives Plan	(563,250)	2.	29
European Branches Plan	(140,000)	8.	23

Options cancelled or not exercised	(2,678,810)		—

Plans outstanding at December 31, 2004	21,126,750	9.	94

Of which:
Plan Four	228,000	7.	84	1998	Managers	5	01/09/03	12/30/05
Investment Bank Plan	4,503,750	10.	25	2000	Managers	56	06/16/03	06/15/05
Young Executives Plan	364,000	2.	29	2000	Managers	111	07/01/03	06/30/05
Managers Plan 2000	13,341,000	10.	545	2000	Managers	970	12/30/03	12/29/05
European Branches Plan	2,690,000	7.	60 (*)	2002 and 2003	Managers	27	07/01/05	07/15/05

Plans outstanding at January 1, 2005	21,126,750	9.	94

Options granted (Plan I06)	99,900,000	9.	09 (**)		Managers	2,601	01/15/08	01/15/09

Options exercised	(15,606,000)	(9.	83)
Of which:
Plan Four	(228,000)	7.	84
Investment Bank Plan	—		—
Young Executives Plan	(329,000)	2.	29
Managers Plan 2000	(12,389,000)	10.	545
European Branches Plan	(2,660,000)	7.	60 (*)
Options cancelled or not exercised	(5,520,750)		—

Plans outstanding at December 31, 2005	99,900,000	9.	09		Managers	2,601	01/15/08	01/15/09

Options exercised	—		—

Options cancelled, net (Plan I06)	(3,648,610)	9.	09		Managers	(44)	01/15/08	01/15/09

Plans outstanding at December 31, 2006	96,251,390	9.	09		Managers	2,557	01/15/08	01/15/09

(*)	The average exercise price ranges from €5.65 to €10.15 per share.

(**)
The exercise price of the options under Plan I06 is €9.09 per share, which is the weighted average of the daily average market price of the Bank shares on the continuous market in the first 15 trading days of January 2005. This was the criterion established in the resolution approving Plan I06 adopted at the Annual General Meeting held on June 18, 2005. The documentation on the aforementioned resolution stated correctly the method to be used to set the exercise price but, by mistake, an amount of €9.07 per share was mentioned rather than the correct amount of €9.09 per share.

Plan I06
In 2004 a long-term incentive plan (I06) was designed which, consisting of options on shares of the Bank, is tied to the achievement of two targets: appreciation of the Bank’s share price and growth in earnings per share, in both cases above a sample of comparable banks. These targets were achieved in 2006. 2,601 Group executives are covered by this plan, with a total of up to 99,900,000 options on Bank shares at an exercise price of €9.09. The exercise period is from January 15, 2008 to January 15, 2009. This plan was approved by the shareholders at the Annual General Meeting on June 18, 2005.
The fair value of the equity instruments granted (€57.5 million) is charged to income (Note 49-a), with a credit to equity, in the period in which the beneficiaries provide their services to the Group.
The executive directors are beneficiaries under this plan; the number of Bank share options held by them is indicated in Note 5-d.
ii. Abbey
The option plans on shares of the Bank originally granted by management of Abbey to its employees (on Abbey shares) are as follows:

		Pounds				Date of	Date of
	Number of	Sterling (*)	Year	Employee	Number of	Commencement	Expiry of
	Shares	Exercise Price	Granted	Group	Persons	of Exercise Period	Exercise Period
Plans outstanding at December 31, 2004	17,675,567	3.58

Of which:
Executive Options	358,844	4.16
Employee Options	56,550	5.90
Sharesave	17,260,173	3.56

Plans outstanding at January 1, 2005	17,675,567	3.58

Options exercised	(1,769,216)	4.45
Of which:
Executive Options	(89,305)	4.43
Employee Options	(2,550)	5.90
Sharesave	(1,677,361)	4.45

Options cancelled or not exercised	(1,783,670)	—

Plans outstanding at December 31, 2005	14,122,681	3.41
Of which:
Executive Options	269,539	4.07
Employee Options	54,000	5.90
Sharesave	13,799,142	3.38

Plans outstanding at January 1, 2006	14,122,681	3.41

Options granted (MTIP)	2,825,123	7.50	2005 and 2006	Managers	174	First half of 2008	First half of 2008

Options exercised	(5,214,171)	3.41
Of which:
Executive Options	(87,659)	4.07
Employee Options	(33,000)	5.90
Sharesave	(5,093,512)	3.38

Options cancelled (net) or not exercised	(1,379,401)	—

Plans outstanding at December 31, 2006	10,354,232	4.32
Of which:
Executive Options	178,026	4.11	2003-2004	Managers	13	03/26/06	03/24/13
Employee Options	—	—	—	—	—	—	—
Sharesave	7,638,791	3.32	1998-2004	Employees	4,512 (**)	04/01/06	09/01/11
MTIP	2,537,415	7.39	2005 and 2006	Managers	170	First half of 2008	First half of 2008

(*)	At December 31, 2006, 2005 and 2004 the euro/pound sterling exchange rate was €1.4892/GBP 1, €1.4592/GBP 1 and €1.4183/GBP 1, respectively.

(**)	Number of accounts/contracts. A single employee may have more than one account/contract.

In 2005 the Group designed a Medium-Term Incentive Plan (MTIP) involving the delivery of Bank shares to Abbey executives. Under the plan, effective allocation of the shares in 2008 is tied to the achievement of business targets by Abbey (in terms of net profit and income). This Plan was approved by the shareholders at the Annual General Meeting on June 17, 2006. Subsequently, it was considered necessary to amend the conditions of the Plan in order to reflect the impact of the sale of Abbey’s life insurance business to Resolution on the income targets of Abbey for 2007. The Board of Directors, after obtaining a favorable report from the Appointments and Remuneration Committee, will submit this amendment for ratification by the shareholders at the next Annual General Meeting.
iii. Fair value
The fair value of each option granted by the Group is calculated at the grant date. In order to value Plan I06 two valuation reports were performed by two multinational investment banks. These experts used the Black-Scholes equity option pricing model considering the following parameters: the expected life of the options, interest rates, volatility, exercise price, market price and dividends of the Bank shares and the shares of comparable banks. The fair value of the options granted was calculated as the average value resulting from the two valuations.
With the exception of the share option plans which include terms relating to market conditions, the transfer terms included in the vesting conditions are not taken into account to estimate fair value. The transfer terms that are not based on market conditions are taken into account by adjusting the number of shares or share options included in the measurement of the service cost of the employee so that, ultimately the amount recognized in the income statement is based on the number of shares or share options transferred. When the transfer terms are related to market conditions, the charge for the services received is recognized regardless of whether the market conditions for the transfer are met, although the non-market transfer terms must be satisfied. The share price volatility is based on the implicit volatility scale for the Bank’s shares at the exercise prices and the duration corresponding to most of the sensitivities.
The fair value of each option granted by Abbey in 2006, 2005 and 2004 was estimated at the grant date using a European/American Partial Differential Equation model with the following assumptions:

	2006	2005	2004
Risk-free interest rate	4.5% to 5%	4.5% to 4.6%	4.4% to 4.6%
Dividend increase, based solely on the average increase since 1989	10%	10%	10%
Volatility of underlying shares based on historical volatility over 5 years	17.70% to 19.85%	16.96% to 17.58%	18.0% to 21.54%
Expected life of options granted under:
Employee Sharesave Plan (*)	3.5 to 7 years	3.5 to 7 years	3.5 to 7 years
Executive Share Option Plan	10 years	10 years	10 years
Employee Share Option Plan	10 years	10 years	10 years
Medium-Term Incentive Plan	3 years	3 years	3 years
50. Other general administrative expenses
a)	Breakdown

The breakdown of the balance of “Other general administrative expenses” is as follows:

	Thousands of Euros
	2006	2005	2004
Property, fixtures and supplies	980,836	887,103	539,645
Other administrative expenses	847,117	832,787	456,591
Technology and systems	421,901	422,613	326,362
Advertising	482,165	397,153	292,964
Communications	351,784	394,869	231,372
Technical reports	263,918	275,303	200,768
Per diems and travel expenses	243,990	216,127	155,172
Taxes other than income tax	231,498	183,320	124,773
Surveillance and cash courier services	190,864	159,490	138,271
Insurance premiums	35,897	28,611	28,396

	4,049,970	3,797,376	2,494,314

b)	Other information

The balance of “Technical reports” includes the fees paid by the various Group companies (detailed in the accompanying Exhibits) to their respective auditors, the detail being as follows:

	Millions of Euros
	2006	2005	2004 (*)
Audit of the annual financial statements of the companies audited by the Deloitte worldwide organization	15.6	15.8	15.9
Of which:
Abbey	4.1	4.9	6.5
Audit of the Bank’s individual and consolidated financial statements	1.0	1.0	1.0

Fees for audits performed by other firms	0.1	0.1	0.6

	15.7	15.9	16.5

(*) Includes the fees incurred by the Abbey Group in 2004.
In recent years, in addition to the audits of financial statements, the internal control audit was performed in accordance with the requirements of the US Sarbanes-Oxley Act (for €5.6 million in 2006 and €5.4 million in 2005) and other reports were prepared in accordance with the requirements of the legal and tax regulations issued by the national supervisory authorities of the countries in which the Group operates, including most notably the six-monthly audit reports and those which comply with the US SEC requirements (other than Sarbanes-Oxley Act) totaling €3.9 million, €3.9 million and €4.1 million in 2006, 2005 and 2004, respectively. Additionally, €1.0 million were paid in 2006 in connection with the work relating to the Group’s adaptation to the new capital regulations (Basel II).
The detail of the other services provided to the various Group companies in 2006 is as follows:
1.
Due diligence review and other corporate transaction services: €3.3 million (2005: €0.6 million; 2004: €0.4 million). Additionally, the Group’s auditors provided other non-attest services to various Group companies for €5.5 million in 2006, €4.5 million in 2005 and €7.4 million in 2004.

The services commissioned from the Group’s auditors meet the independence requirements stipulated by Law 44/2002, of November 22, on Financial System Reform Measures and by the Sarbanes-Oxley Act of 2002, and they did not involve the performance of any work that is incompatible with the audit function.

2.	Services provided by audit firms other than Deloitte: €14.6 million (2005: €21.4 million; 2004: €29.8 million).

51. Other operating expenses
The breakdown of the balance of “Other operating expenses” is as follows:

	Thousands of Euros
	2006	2005	2004
Contribution to Deposit Guarantee Fund	180,217	171,991	140,650
Other	263,400	173,778	122,469

	443,617	345,769	263,119

52.	Other gains and Other losses

“Other gains” and “Other losses” include the income and expenses arising from non-ordinary activities not included in other items. The breakdown of the net balance of these two items is as follows:

	Thousands of Euros
Net Balance	2006	2005	2004
On disposal of tangible assets (Note 16)	89,024	80,630	169,748
On disposal of investments	271,961	1,298,935	30,891
Of which:
Unión Fenosa (Note 3-c)	—	1,156,648	—
Sale of ADRs (Chile) (Note 3-c)	269,768	—	—

Other	1,047,678	1,135,649	713,971
Of which: gains obtained on the disposal of (Note 8):
Antena 3	294,287	—	—
San Paolo	704,936	—	—
The Royal Bank of Scotland Group plc	—	717,394	472,227
Auna	—	354,838	—
Vodafone	—	—	241,771
Shinsei	—	—	117,559

Net gains	1,408,663	2,515,214	914,610

53. Other disclosures
a) Residual maturity periods and Average interest rates
The breakdown, by maturity, of the balances of certain items in the consolidated balance sheets at December 31, 2006 and 2005 is as follows:

	December 31, 2006
	Millions of Euros
		Within 1	1 to 3	3 to 12	1 to 5	After 5		Average Interest
	Demand	Month	Months	Months	Years	Years	Total	Rate
Assets:
Cash and balances with central banks	9,725	3,281	—	1	—	828	13,835	3.99%
Available-for-sale financial assets:
Debt instruments	26	2,260	2,501	3,771	9,599	14,570	32,727	5.96%
Loans and receivables:
Loans and advances to credit institutions	5,668	20,073	6,459	6,118	4,002	3,041	45,361	3.85%
Loans and advances to customers	10,291	19,607	30,625	56,311	112,644	255,312	484,790	5.86%
Debt instruments	565	—	—	—	—	57	622	3.02%
Other financial assets	7,330	2,356	184	693	1,411	1,101	13,075	—

	33,605	47,577	39,769	66,894	127,656	274,909	590,410	5.66%

Liabilities:
Financial liabilities at amortized cost:
Deposits from central banks	2	14,366	1,657	503	2	—	16,530	5.25%
Deposits from credit institutions	6,445	21,646	9,981	11,680	5,446	1,618	56,816	4.07%
Customer deposits	198,606	54,331	24,976	22,199	12,594	1,671	314,377	3.90%
Marketable debt securities	2,288	14,079	16,489	14,701	37,170	89,682	174,409	3.91%
Subordinated liabilities	253	—	234	108	5,577	24,250	30,422	5.74%
Other financial liabilities	6,797	1,653	1,161	2,378	266	494	12,749	N/A

	214,391	106,075	54,498	51,569	61,055	117,715	605,303	4.05%

Difference (assets less liabilities)	(180,786)	(58,498)	(14,729)	15,325	66,601	157,194	(14,893)

	December 31, 2005
	Millions of Euros
		Within 1	1 to 3	3 to 12	1 to 5	After 5		Average Interest
	Demand	Month	Months	Months	Years	Years	Total	Rate
Assets:
Cash and balances with central banks	7,232	4,701	4,152	1	—	—	16,086	2.62%
Available-for-sale financial assets:
Debt instruments	77	1,769	4,239	4,553	41,930	15,486	68,054	3.58%
Loans and receivables:
Loans and advances to credit institutions	4,102	20,681	9,121	7,070	5,247	845	47,066	2.93%
Loans and advances to customers	11,131	14,728	24,026	43,508	85,929	223,596	402,918	5.84%
Debt instruments	—	—	—	17	46	108	171	2.49%
Other financial assets	4,656	2,988	29	567	393	996	9,629	N/A

	27,198	44,867	41,567	55,716	133,545	241,031	543,924	5.10%

Liabilities:
Financial liabilities at amortized cost:
Deposits from central banks	396	18,262	3,773	—	—	—	22,431	2.42%
Deposits from credit institutions	3,709	50,254	20,781	11,593	6,195	1,696	94,228	2.91%
Customer deposits	166,531	42,322	39,397	25,199	16,742	1,537	291,728	3.59%
Marketable debt securities	—	7,128	13,613	9,124	46,826	40,518	117,209	3.91%
Subordinated liabilities	—	48	175	1,437	4,240	22,863	28,763	(Note 23)
Other financial liabilities	7,815	971	396	1,184	893	34	11,293	N/A

	178,451	118,985	78,135	48,537	74,896	66,648	565,652	3.54%

Difference (assets less liabilities)	(151,253)	(74,118)	(36,568)	7,179	58,649	174,383	(21,728)

b) Equivalent euro value of assets and liabilities
The detail of the main foreign currency balances in the consolidated balance sheet, based on the nature of the related items, is as follows:

	Equivalent Value in Millions of Euros
	2006		2005		2004
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Cash and balances with central banks	10,042	—	11,749	—	5,721	—
Financial assets and liabilities held for trading	139,783	106,075	128,973	95,225	96,612	80,592
Other financial instruments at fair value	10,414	12,140	45,534	11,810	42,176	11,244
Available-for-sale financial assets	18,530	—	16,814	—	16,754	—
Loans and receivables	248,977	—	221,041	—	194,005	—
Investments	2,461	—	238	—	218	—
Tangible assets	4,696	—	4,745	—	6,125	—
Intangible assets	13,626	—	12,910	—	12,325	—
Financial liabilities at amortized cost	—	309,610	—	279,575	—	231,058
Liabilities under insurance contracts	—	2,157	—	38,247	—	37,501
Other	7,793	20,598	11,741	18,919	13,141	16,432

	456,322	450,580	453,745	443,776	387,077	376,827

c) Fair value of financial assets and liabilities not measured at fair value
The financial assets owned by the Group are measured at fair value in the accompanying consolidated balance sheet, except for loans and receivables and held-to-maturity investments, equity instruments whose market value cannot be estimated reliably and derivatives that have these instruments as their underlyings and are settled by delivery thereof.
Similarly, the Group’s financial liabilities –except for financial liabilities held for trading, those measured at fair value and derivatives having as their underlyings equity instruments whose market value cannot be estimated reliably– are measured at amortized cost in the consolidated balance sheet.
i) Financial assets measured at other than fair value
Following is a comparison of the carrying amounts of the Group’s financial assets measured at other than fair value and their respective fair values at year-end:

	Millions of Euros
	2006		2005		2004
	Carrying		Carrying		Carrying
Assets	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
Loans and receivables:
Loans and advances to credit institutions	45,361	45,359	47,066	46,560	38,978	38,941
Money market operations through Counterparties	200	200	—	—	3,908	3,908
Loans and advances to customers	484,790	487,533	402,918	404,950	346,551	347,086
Debt instruments	622	622	171	171	—	—
Other financial assets	13,076	13,076	9,629	9,629	4,996	4,996

	544,049	546,790	459,784	461,310	394,433	394,931

ii) Financial liabilities measured at other than fair value
Following is a comparison of the carrying amounts of the Group’s financial liabilities measured at other than fair value and their respective fair values at year-end:

	Millions of Euros
	2006		2005		2004
	Carrying		Carrying		Carrying
Liabilities	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
Financial liabilities at amortized cost:
Deposits from central banks	16,530	16,528	22,431	22,431	8,068	8,068
Deposits from credit institutions	56,816	56,826	94,228	94,221	50,458	50,458
Money market operations through counterparties	—	—	—	—	2,499	2,499
Customer deposits (*)	314,377	314,320	291,727	291,727	262,670	263,006
Marketable debt securities	174,409	174,878	117,209	117,117	90,803	93,493
Subordinated liabilities	30,423	31,822	28,763	29,278	27,470	28,203
Other financial liabilities	12,748	12,752	11,293	11,293	5,863	5,863

	605,303	607,126	565,651	566,067	447,831	451,590

(*) For these purposes, the fair value of customer demand deposits is taken to be the same as their carrying amount.
54. Geographical and business segment reporting
a) Geographical segments
This primary level of segmentation, which is based on the Group’s management structure, comprises four segments: three operating areas plus Financial Management and Equity Stakes. The operating areas, which include all the business activities carried on therein by the Group, are Continental Europe, the United Kingdom (Abbey) and Latin America, based on the location of our assets.
The Continental Europe area encompasses all the Retail Banking (including the Private Banking entity Banif), Wholesale Banking and Asset Management and Insurance business activities carried on in Europe with the exception of Abbey. Latin America includes all the financial activities carried on by the Group through its banks and subsidiaries, as well as the specialized units of Santander Private Banking, which is treated as a globally managed independent unit, and the New York business.
The Financial Management and Equity Stakes segment includes the centralized management business relating to financial and industrial investments, the financial management of the Parent’s structural currency position and its structural interest rate risk position and the management of liquidity and equity through issues and securitizations. As the Group’s holding unit, this segment handles the total capital and reserves, capital allocations and liquidity with other businesses.
The financial statements of each operating segment are prepared by aggregating the figures for the Group’s various business units. The basic information used for segment reporting comprises the accounting data of the legal units composing each segment and the data available from the management information systems. All segment financial statements have been prepared on a basis consistent with the accounting policies used by the Group.
Consequently, the sum of the figures in the income statements of the various segments is equal to those in the consolidated income statement. With regard to the balance sheet, due to the required segregation of the various business units (included in a single consolidated balance sheet), the amounts lent and borrowed between the units are shown as increases in the assets and liabilities of each business. These amounts relating to intra-Group liquidity are classified under “Loans and advances to credit institutions/deposits from credit institutions” and, therefore, the sum of these line items exceeds the figure for the consolidated Group.
Additionally, for segment presentation purposes the equity of each geographical unit is that reflected in the related individual financial statements and is offset by a capital endowment made by Financial Management and Equity Stakes which, as explained earlier, acts as the holding unit for the other businesses and, therefore, reflects the Group’s total equity.

There are no customers located in areas other than those in which our assets are located that generate income exceeding 10% of gross income.
The summarized balance sheets and income statements of the various geographical segments are as follows:

	Millions of Euros
	2006					2005					2004
				Financial					Financial					Financial
				Management					Management					Management
(Summarized)	Continental			and Equity		Continental			and Equity		Continental			and Equity
Balance Sheet	Europe	Abbey	Latin America	Stakes	Total	Europe	Abbey	Latin America	Stakes	Total	Europe	Abbey	Latin America	Stakes	Total
Loans and advances to customers	271,687	190,512	60,172	975	523,346	210,299	171,796	52,919	815	435,829	177,772	156,790	34,593	196	369,351
Financial assets held for trading (excluding loans and advances)	33,831	61,507	27,846	2,028	125,212	26,315	64,014	25,844	1,276	117,449	14,657	51,060	14,463	1,190	81,370
Available-for-sale financial assets	13,126	23	17,943	7,606	38,698	12,604	18	16,308	45,015	73,945	12,008	14	13,924	18,576	44,522
Loans and advances to credit institutions	67,061	18,185	20,310	22,957	128,513	69,622	13,070	24,436	15,718	122,846	71,819	21,240	21,245	9,955	124,259
Non-current assets	4,558	5,059	1,695	1,243	12,555	4,219	5,197	1,392	1,396	12,204	3,932	5,164	1,163	738	10,997
Other asset accounts	18,583	8,691	16,842	126,028	170,144	15,709	47,420	17,194	94,342	174,665	22,105	39,903	10,078	81,795	153,881

Total assets/liabilities	408,846	283,977	144,809	160,836	998,468	338,767	301,515	138,093	158,562	936,937	302,293	274,171	95,466	112,450	784,380

Customer deposits	140,231	115,194	75,301	497	331,223	127,356	110,776	65,706	1,927	305,765	122,635	113,353	45,718	1,505	283,211
Marketable debt securities	47,632	72,857	5,258	78,321	204,069	27,011	62,462	6,213	53,154	148,840	21,595	52,333	5,201	34,709	113,838
Subordinated liabilities	2,362	9,430	2,383	16,248	30,423	2,241	11,428	1,130	13,964	28,763	2,120	10,622	709	14,018	27,469
Liabilities under insurance contracts	8,547	71	2,086	—	10,704	6,414	36,521	1,737	—	44,672	4,844	36,446	1,054	—	42,344
Deposits from credit institutions	89,016	51,020	32,403	8,935	181,374	90,341	40,761	42,208	38,384	211,695	78,942	27,162	27,975	15,549	149,628
Other liability accounts	103,090	32,076	19,529	21,137	175,833	70,527	37,259	13,033	18,907	139,726	59,926	31,990	9,026	16,327	117,269
Equity	17,967	3,328	7,847	35,700	64,842	14,878	2,307	8,066	32,224	57,475	12,231	2,265	5,783	30,342	50,621

Off-balance-sheet customer funds	102,465	8,307	56,352	—	167,124	97,141	5,999	49,705	—	152,846	89,567	5,059	33,889	—	128,515

Total funds under management	511,311	292,284	201,160	160,836	1,165,592	435,908	307,514	187,799	158,562	1,089,783	391,860	279,230	129,355	112,450	912,895

	Millions of Euros
	2006					2005					2004
				Financial					Financial					Financial
				Management					Management					Management
	Continental		Latin	and Equity		Continental		Latin	and Equity		Continental		Latin	and Equity
(Summarized) Income Statement	Europe	Abbey	America	Stakes	Total	Europe	Abbey	America	Stakes	Total	Europe	Abbey	America	Stakes	Total
NET INTEREST INCOME	6,206	2,108	5,280	(1,106)	12,488	5,366	2,083	3,960	(740)	10,669	4,770	—	3,314	(522)	7,562
Share of results of entities accounted for using the equity method	6	3	7	411	427	26	2	7	584	619	33	—	4	412	449
Net fee and commission income	3,653	1,025	2,556	(11)	7,223	3,291	947	2,037	(19)	6,256	3,143	—	1,597	(13)	4,727
Insurance activity income	137	—	165	(4)	298	115	—	109	2	227	87	—	78	(4)	161
Gains/losses on financial assets and liabilities and Exchange differences	708	423	634	414	2,179	505	345	759	(47)	1,562	404	—	457	239	1,100
GROSS INCOME	10,710	3,559	8,642	(296)	22,615	9,303	3,377	6,872	(219)	19,333	8,437	—	5,450	112	13,999
Sales and income from the provision of non-financial services (net of expenses) and Other operating income/expense	39	42	(120)	(31)	(70)	55	36	(90)	(25)	(25)	1	—	(48)	(18)	(65)
General administrative expenses
Personnel expenses	(2,685)	(1,062)	(2,052)	(205)	(6,004)	(2,510)	(1,119)	(1,807)	(183)	(5,619)	(2,502)	—	(1,526)	(193)	(4,221)
Other administrative expenses	(1,272)	(815)	(1,774)	(160)	(4,021)	(1,154)	(888)	(1,551)	(171)	(3,763)	(1,097)	—	(1,246)	(105)	(2,448)
Depreciation and amortization	(522)	(105)	(309)	(215)	(1,151)	(490)	(117)	(336)	(74)	(1,017)	(512)	—	(284)	(38)	(834)
NET OPERATING INCOME	6,270	1,619	4,387	(907)	11,369	5,204	1,289	3,088	(672)	8,909	4,327	—	2,346	(242)	6,431
Net impairment losses	(1,355)	(387)	(886)	78	(2,550)	(977)	(318)	(433)	(74)	(1,802)	(1,265)	—	(401)	(181)	(1,847)
Other gains/losses	(244)	—	(226)	801	331	(18)	76	(219)	853	692	(7)	—	(111)	(79)	(197)
PROFIT/(LOSS) BEFORE TAX	4,671	1,232	3,275	(28)	9,150	4,209	1,047	2,436	107	7,799	3,055	—	1,834	(502)	4,387
PROFIT FROM ORDINARY ACTIVITIES	3,268	889	2,566	133	6,856	3,020	725	1,982	798	6,525	2,170	—	1,629	62	3,861
Profit from discontinued operations	1,147	114	9	119	1,389	110	86	28	—	225	102		32	1	135
CONSOLIDATED PROFIT FOR THE YEAR	4,416	1,003	2,575	252	8,246	3,130	811	2,010	798	6,750	2,272	—	1,661	63	3,996
PROFIT ATTRIBUTED TO THE GROUP	4,144	1,003	2,287	162	7,596	2,980	811	1,779	650	6,220	2,159	—	1,470	(23)	3,606

b) Business segments
At this secondary level of segment reporting, the Group is structured into Retail Banking, Asset Management and Insurance and Global Wholesale Banking; the sum of these three segments is equal to that of the three primary operating geographical segments. Total figures for the Group are obtained by adding to the business segments the data for the Financial Management and Equity Stakes segment.
The Retail Banking segment encompasses the entire commercial banking business (except for the Corporate Banking business managed globally using a relationship model specifically developed by the Group in recent years). The Asset Management and Insurance segment includes the contribution to the Group arising from the design and management of the investment fund, pension and insurance businesses of the various units. The Global Wholesale Banking segment reflects the returns on the Global Corporate Banking business, those on Investment Banking and Markets worldwide, including all the globally managed treasury departments and the equities business.
The summarized income statements and other significant data are as follows:

	Millions of Euros
	2006					2005					2004
				Financial					Financial					Financial
		Global	Asset	Management			Global	Asset	Management			Global	Asset	Management
(Summarized) Income	Retail	Wholesale	Management	and Equity		Retail	Wholesale	Management	and Equity		Retail	Wholesale	Management	and Equity
Statement	Banking	Banking	and Insurance	Stakes	Total	Banking	Banking	and Insurance	Stakes	Total	Banking	Banking	and Insurance	Stakes	Total
NET INTEREST INCOME	12,372	1,167	55	(1,106)	12,488	10,639	724	46	(740)	10,669	7,391	677	16	(522)	7,562
Share of results of entities accounted for using the equity method	16	—	—	411	427	35	—	—	584	619	42	—	(5)	412	449
Net fee and commission income	5,936	618	680	(11)	7,223	5,169	488	618	(19)	6,256	3,932	392	416	(13)	4,727
Insurance activity income	—	—	302	(4)	298	—	—	224	2	227	—	—	165	(4)	161
Gains/losses on financial assets and liabilities and Exchange differences	1,051	685	29	414	2,179	928	654	27	(47)	1,562	323	528	10	239	1,100
GROSS INCOME	19,375	2,470	1,066	(296)	22,615	16,771	1,866	915	(219)	19,333	11,688	1,597	602	112	13,999
Sales and income from the provision of non-financial services (net of expenses) and Other operating income/expense	(10)	(31)	2	(31)	(70)	24	(24)	—	(25)	(25)	(24)	(24)	1	(18)	(65)
General administrative expenses:
Personnel expenses	(5,145)	(432)	(222)	(205)	(6,004)	(4,896)	(351)	(189)	(183)	(5,619)	(3,587)	(299)	(142)	(193)	(4,221)
Other administrative expenses	(3,445)	(243)	(173)	(160)	(4,021)	(3,208)	(219)	(165)	(171)	(3,763)	(2,062)	(187)	(94)	(105)	(2,448)
Depreciation and amortization	(848)	(65)	(23)	(215)	(1,151)	(867)	(58)	(18)	(74)	(1,017)	(731)	(50)	(15)	(38)	(834)
NET OPERATING INCOME	9,927	1,699	650	(907)	11,369	7,824	1,214	543	(672)	8,909	5,284	1,037	352	(242)	6,431
Net impairment losses	(2,330)	(298)	—	78	(2,550)	(1,659)	(69)	—	(74)	(1,802)	(1,506)	(162)	2	(181)	(1,847)
Other gains/losses	(417)	(49)	(5)	801	331	(176)	12	3	853	692	(115)	3	(6)	(79)	(197)
PROFIT/(LOSS)BEFORE TAX	7,180	1,353	645	(28)	9,150	5,989	1,157	546	107	7,799	3,663	878	348	(502)	4,387
Other aggregates:
Total assets	673,426	148,539	15,667	160,836	998,468	624,040	145,163	9,172	158,562	936,937	531,345	133,627	6,959	112,449	784,378
Loans and advances to customers	477,392	44,809	171	974	523,346	404,656	30,163	194	816	435,829	344,544	24,134	477	196	369,351
Customer deposits	296,074	34,653	—	496	331,223	268,226	35,592	21	1,927	305,765	244,397	37,273	36	1,505	283,211

55. Related-party transactions
The parties related to the Group are deemed to include, in addition to its subsidiaries, associates and jointly controlled entities, the Bank’s key management personnel (the members of its Board of Directors and the General Managers, together with their close family members) and the entities over which the key management personnel may exercise significant influence or control.
Following is a detail of the transactions performed by the Group with its related parties at December 31, 2006 and 2005, distinguishing between associates and jointly controlled entities, members of the Bank’s Board of Directors, the Bank’s General Managers, and other related parties. Related-party transactions were made on terms equivalent to those that prevail in arm’s-length transactions or were charged to the related compensation in kind.

	Millions of Euros
	2006				2005
	Associates				Associates
	and Jointly	Members of		Other	and Jointly	Members of		Other
	Controlled	the Board of	General	Related	Controlled	the Board of	General	Related
	Entities	Directors	Managers	Parties	Entities	Directors	Managers	Parties
Assets:
Loans and advances to credit institutions	2,051	—	—	97	1,864	—	—	958
Loans and advances to customers	246	1	10	3,198	215	2	8	100
Debt instruments	103	—	—	51	—	—	—	—
Liabilities:
Deposits from credit institutions	(115)	—	—	(4)	(64)	—	—	(979)
Customer deposits	(249)	(63)	(8)	(133)	(25)	(98)	(7)	(68)
Marketable debt securities	(201)	—	—	—	—	—	—	—
Income statement:
Interest and similar income	80	—	—	35	19	—	—	29
Interest expense and similar charges	(25)	(2)	—	(3)	(1)	(3)	—	(12)
Gains/losses on financial assets and liabilities	—	—	—	22	—	—	—	—
Fee and commission income	30	1	—	36	10	1	—	1
Fee and commission expense	(12)	—	—	—	(1)	—	—	—
Other:
Contingent liabilities	40	—	2	1,333	96	—	—	45
Contingent commitments	467	—	1	2	117	—	—	477
Derivative financial instruments	6,427	—	—	245	—	—	—	—
56. Risk management
Efficient risk management is an essential requisite for the sustainable creation of value by financial institutions.
Risk management must be aimed not at eliminating risk, since this constitutes a fundamental basis of income from finance activities, but rather at efficiently controlling, intermediating and governing risk within the tolerance limits defined by the entity.
The Group bases its risk management policy on the following principles:
1.
Independence of the risk function with respect to the business. The head of the Group’s Risks Division, Mr. Matías Rodríguez Inciarte, as third vice chairman of the Group and chairman of the Risk Committee, reports directly to the Executive Committee and the Board.

2.
At the same time, while maintaining the aforementioned principle of independence, the commitment to effective and efficient service to business, providing the support required to achieve the commercial objectives without impairing the quality of risk through the identification of value creating business opportunities. Accordingly, the organizational structure is adapted to the commercial structure seeking cooperation between business and risk managers.

3.
Executive capacity of the risk function supported by knowledge of and proximity to customers, in parallel with the business manager, and by decisions taken collectively through the related Risk Committees.

4.	Support to senior management in the definition of the risk philosophy and risk tolerance level based on the business strategy.
5.	Support to financial management in the measurement of risk of the various business activities, the measurement of return on risk-adjusted capital and the creation of value in the Group’s businesses.
6.	Global scope, without detriment to specialization by risk type or customer segment.
7.	Collective decisions (even at branch level) which ensure different opinions are taken into account and avoid jeopardizing results through decisions taken individually.
8.	Medium-low risk profile as a target, emphasizing its low volatility or predictability, which entails a culture consistent with a series of policies and procedures, including most notably:
a.	Strong emphasis on risk monitoring to prevent loan impairment sufficiently in advance.
b.	Diversification of risk, limiting risk concentration on customers, groups, sectors, products or geographical locations.
c.	Avoidance of exposure to companies with insufficient credit ratings or scorings, even when this might entail a risk premium proportionate to the internal rating.
For many years the Group has managed risk using a series of techniques and tools which are detailed throughout this section. These include most notably, because of the foresight with which Santander implemented them and their compliance with BIS II, the following:
1.
Internal ratings and scorings, based on qualitative and quantitative weighting of risk, which, by assessing the various risk components by customer and transaction, make it possible to estimate, firstly, probability of default and, subsequently, inherent loss, based on LGD estimates.

2.	Economic capital, as a homogeneous measure of the risk assumed and a basis for the measurement of the management performed.
3.	Return on risk-adjusted capital (RORAC), which is used both as a transaction pricing tool (bottom-up) and in the analysis of portfolios and units (top-down).
4.	Value at Risk, which is used for controlling market risk and setting the market risk limits for the various trading portfolios.
5.	Stress testing to supplement market and credit risk analyses in order to assess the impact of alternative scenarios, even on provisions and capital.
a)	Organization of the risk function
The bodies reporting to the Board of Directors have the capabilities, diversity of knowledge and experience required to discharge their functions in the efficient, objective and independent manner required to oversee the development of the Organization’s overall strategy, and decisions taken by senior management which, in turn, establishes business plans, supervises decisions regarding the day-to-day business activities, and ensures they are in line with the objectives and policies determined by the Board.
The duties performed by the Risk Committee are as follows:
1.	To propose to the Board the risk policy for the Group, which will include in particular:
a.
The various types of risk (operational, technological, financial, legal and reputational, inter alia) facing the Group, including in the financial or economic risks, contingent liabilities and other off-balance-sheet items;

b.	The information and internal control systems to be used to control and manage the aforementioned risks;
c.	The level of risk deemed acceptable by the Group;
d.	The measures envisaged to mitigate the impact of the identified risks in the event that they materialize.
2.	To conduct systematic reviews of the Group’s exposure to its main customers, economic activity sectors, geographical areas and types of risk.
3.
To ascertain and authorize, where appropriate, the management tools, improvement initiatives, project development and any other significant risk control actions, specifically including the characteristics and behaviour of the internal risk models and the result of their internal valuation.

4.	To assess and implement the indications issued by the supervisory authorities in the performance of its functions.
5.	To ensure that the Group’s actions are consistent with the level of risk tolerance established and to empower lower-ranking Committees or executives to assume risks.
6.
To resolve transactions outside the powers delegated to lower-ranking bodies and the overall limits for pre-classified risk categories in favor of economic groups or in relation to exposure by type of risk.

The activities of the Risk Committee encompass all the types of risk: credit, market, operational, liquidity, reputational, and other risks.
Although Banesto has been granted autonomous risk management powers in the Santander Group, the Executive Committee ensures that its risk management policy is consistent with the Group’s policies.
The Risks Division reports directly to the third Vice-Chairman and the Chairman of the Risk Committee. The Group’s Risk Division is divided into two General Directorates:
–	Risks

–	Internal Control and Integral Assessment of Risk

Risk is responsible for the executive functions of credit and financial risk management and is adapted, by customer type, activity and geographical area, to the structure of the business (global view/local view).

Internal Control and Integral Assessment of Risk has the responsibilities and functions characteristic of an independent unit. In keeping with the New Basel Capital Accord (BIS II), it is entrusted with the control and assessment of risk in its various dimensions, with the explicit task of ensuring the validation and monitoring of the internal risk models and of the internal models for calculation of the Group’s capital, and it is responsible for compliance with the requirements established in Pillars 1, 2 and 3 of Basel II for the Group as a whole.

b)	Global risk profile analysis

The detail, by type of risk and business unit, of the Group’s risk profile at December 31, 2006, taking into account all its activities and measured in terms of use of economic capital, is shown in the tables below:

Credit risk	52%
Market risk on equities	13%
Other market risks	8%
Structural interest risk	8%
Business risk	8%
Operational risk	6%
Other risks	5%

Latin America	31%
Financial Management and Holdings	23%
Santander Network in Spain	12%
Abbey	8%
Wholesale Banking in Spain	7%
Banesto	6%
Santander Consumer	4%
Portugal	4%
Other	5%
The proportion of credit exposure decreased slightly with respect to December 2005, although it continues to be the main source of risk, accounting for 52% of total economic capital. The share of market risk increased slightly due mainly to the rise in equities following the investment in Sovereign and the increase in value of other investments which offset the divestments made. The share of the other risks remained substantially unchanged. “Other risks” includes the risk relating to non-lending assets (non-current assets and other balance sheet items).
c)	Credit risk
Credit risk is based on the possibility of loss stemming from the total or partial failure of our customers or counterparties to meet their financial obligations to the Group.
The Group has a series of credit risk policies aimed at managing and controlling credit risk within the risk tolerance level determined by the entity.
In order to enhance compliance with the credit risk management policies defined by the Group, several tools have been developed (information systems, rating and monitoring systems, measurement models, recovery management systems, etc.) which enable the most effective treatment of risk based on the type of customer.
Credit risk at Santander is managed on an integrated basis in terms of both the measurement and implementation thereof, taking into consideration its correlation with other risks (market, operational, reputational) and assessing the return on risk-adjusted capital of the various exposures.

The following table shows the global map of the credit risk, expressed in nominal amounts (with the exception of exposure in derivatives and repos, which is expressed in credit risk equivalent), to which the Group was exposed at December 31, 2006:

Santander Group - Gross Credit Risk Exposure (a)
			Sovereign	Private
			Fixed-	Fixed-	Credit
	Customer		Income	Income	Institutions	Drawable	Derivatives
	Drawdowns	Drawable by	(Excl.	(Excl.	Drawdowns	by Credit	and Repos
	(b)	Customers	Trad.)	Trad.)	(c)	Institutions	(REC) (d)	Total	%
Spain	257,464	57,053	10,253	5,263	12,622	948	14,907	358,510	48.1%

Parent bank	155,136	39,368	2,228	1,681	7,742	476	9,657	216,288	29.0%
Banesto	72,027	11,067	7,378	1,761	2,593	135	5,185	100,145	13.4%
Other	30,302	6,618	647	1,821	2,287	337	65	42,077	5.6%

Other European countries	231,470	11,579	772	1,093	4,170	1	13,325	262,410	35.2%

Germany	15,547	1,668	—	41	284	—	5	17,545	2.4%
Portugal	22,949	5,785	664	114	1,472	1	1,810	32,794	4.4%
UK	164,513	2,702	—	875	1,036	—	11,389	180,515	24.2%
Other	28,462	1,425	108	62	1,378	—	121	31,556	4.2%

Latin America	61,542	21,027	13,890	2,128	12,555	763	5,124	117,029	15.7%

Brazil	16,440	4,002	5,420	597	2,904	—	1,677	31,041	4.2%
Chile	15,890	3,239	149	513	1,453	1	1,899	23,145	3.1%
Mexico	15,438	10,613	6,672	—	4,299	762	1,133	38,916	5.2%
Puerto Rico	6,882	1,355	259	818	134	—	332	9,779	1.3%
Venezuela	3,171	1,283	794	199	2,915	—	—	8,362	1.1%
Other	3,721	535	596	1	850	—	83	5,787	0.8%

Rest of the world	3,774	319	217	1,116	2,315	—	54	7,795	1.0%

Total Group	554,250	89,978	25,132	9,601	31,661	1,712	33,409	745,744	100%

%/total	74.3%	12.1%	3.4%	1.3%	4.2%	0.2%	4.5%	100.0%

(a) Data at December 31, 2006. Excluding doubtful assets. Amounts in millions of euros.
(b) Excluding repos.
(c) Excluding repos and assets held for trading.
(d) Derivatives and repos expressed in equivalent credit risk.
Spain accounts for 48% of the nominal credit risk exposure, a similar percentage to 2005, with absolute growth of 10% on December. The strong growth in the customer business in Spain (drawn-down balance up 31%) was offset by the decrease in sovereign fixed-income securities and in lending to credit institutions.
In the rest of Europe, which represents more than one third of credit risk exposure, most noteworthy is the presence in the United Kingdom through Abbey, which accounts for 24% of the exposure. Taken as a whole, Europe represents 83% of credit risk exposure. Latin America accounts for 16% of credit risk exposure, a similar weighting to 2005. Countries with higher credit ratings (investment grade) represent 61% of the exposure in the region, whereas countries with lower credit ratings represent only 6% of the Group’s exposure.
The rating distribution in the customer portfolio is typical of a bank which focuses predominantly on commercial banking. Most of the ratings below BBB relate to SME portfolios, consumer loans, cards and certain of the Group’s mortgage portfolios. These exposures are highly atomized, entail a lower proportional use of capital and have inherent losses that are amply covered by the spread on transactions.

i. Customer segmentation for credit risk management
The table below details the distribution, by segment, of the credit risk exposure to customers in terms of EAD. Approximately 82% of total risk exposure to customers (excluding sovereign and counterparty risk) relates to the SME and individuals financing segments, which underlines the predictable nature of the Santander Group’s credit risk. The inherent loss arising from customer exposure is 0.56%, as compared with 0.48% for the Group’s total credit risk exposure, and, accordingly, the credit risk assumed can be classified as medium-low.

	Segmentation of Credit Risk Exposure
			Average	Average
	EAD	%	PD	LGD	EL
Sovereign	37,163	5.4%	1.10%	22.0%	0.24%
Counterparty	80,863	11.8%	0.22%	33.4%	0.07%
Public sector	4,434	0.6%	0.64%	20.6%	0.13%
Corporate	97,816	14.3%	0.76%	30.4%	0.23%
SMEs	131,313	19.2%	2.33%	32.0%	0.75%
Mortgages	248,964	36.3%	0.80%	13.8%	0.11%
Consumer loans	72,975	10.7%	5.51%	34.9%	1.92%
Cards	10,605	1.5%	5.27%	43.0%	2.26%
Other	982	0.1%	4.09%	61.8%	2.52%
Memorandum item — customers	567,089	82.8%	1.84%	30.22%	0.56%

Total	685,115	100.0%	1.61%	30.0%	0.48%

Source: MIR December 2006 — millions of euros
The organization of the Group’s risk function is customer-centric. To this end, customers are classified for the purpose of risk management into two major groups or segments: individualized and standardized.
The Wholesale and Corporate Banking Risk Area deals with the Group’s global customers (Large Corporations, Multinational Financial Groups, Sovereigns) and the individualized company segment.
For large corporate groups, a pre-classification model is used (which sets a maximum internal risk limit), based on an economic capital measurement and monitoring system.
The Wholesale and Corporate Banking Risk Area continues to encourage the identification of business opportunities to enhance the Group’s business approach by setting common business and risk targets, in keeping with the business area support strategy.
The pre-classification model implemented for these segments in the past, which is aimed at companies meeting certain requirements (high level of knowledge and credit rating), has once again contributed positively to the improved efficiency of the loan approval circuits, enabling these customers’ needs to be met more swiftly.
The Standardized Risk Area deals with retail customers (small enterprises, businesses and individuals), which are managed locally using centrally-designed policies and guidelines and with the support of automatic assessment and decision systems which permit efficient and cost-effective risk treatment.

		Assessment	Analysis
	Management	Tool	Approach
Sovereign, Financial Institutions and Global Corporations	Centralized — Group	Rating	Automatic assessment + analyst adjustment
Local Corporations	Centralized — Entity	Rating	Automatic assessment + analyst adjustment
Individualized Enterprises and Private Institutions	Decentralized	Rating	Automatic assessment + analyst adjustment
Microenterprises and Businesses	Decentralized	Scoring	Automatic assessment
Individuals	Decentralized	Scoring	Automatic assessment
ii. Rating tools
Since 1993 the Group has used proprietary internal rating models to measure the degree of risk inherent in a given customer or transaction. Each rating relates to a certain probability of default or non-payment, determined on the basis of the Entity’s historical experience, with the exception of certain portfolios classified as “low default portfolios”. More than 140 internal rating models are used in the Group’s loan approval and risk monitoring process.
With respect to the Bank’s operations in Spain, on an internal credit rating scale from 1 to 9 (9 being the highest score), more than 75% of the balances are held with companies with a credit rating of 6 or above.

iii. Quantification of risk appetite
The Santander Group’s risk policy focuses on maintaining a predictable medium-low risk profile for both credit and market risk.
The Group’s target rating, i.e. the desired level of solvency, is AA. Accordingly, the use of capital at risk is calculated with the aforementioned solvency level using a 99.97% confidence level.
With regard to credit risk, this objective can be quantified in terms of inherent loss. Thus, the target inherent loss (cost of credit or risk premium) for the business in Spain should be around 0.40% of credit risk exposure, and that for the Group as a whole should not exceed 0.75%.
iv. Concentration risk
The Group constantly monitors the degree of concentration, by geographical area/country, economic sector, product and customer group, of its credit risk portfolios.
The Risk Committee establishes the risk policies and reviews the exposure limits required to ensure adequate management of credit risk portfolio concentration.
d) Market risk
i. Activities subject to financial risks
The measurement, control and monitoring of the Financial Risks area cover all types of operations where net worth risk is assumed. This risk arises from changes in the risk factors -interest rate, foreign currency, equities and the volatility thereof- and from the solvency and liquidity risk of the various products and markets in which the Group operates.
The activities are segmented by risk type as follows:
▪	Trading: this item includes financial services for customers, trading operations and short-term positioning in fixed-income, equity and foreign currency products.
▪
Balance sheet management: interest rate risk and liquidity risk arising as a result of the maturity and repricing gaps of all assets and liabilities. This item also includes the active management of the credit risk inherent in the Group’s balance sheet.

▪	Structural risks:
o
Structural foreign currency risk/hedges of results: foreign currency risk arising from the currency in which investments in consolidable and non-consolidable companies are made (structural exchange rate). This item also includes the positions taken to hedge the foreign currency risk on future results generated in currencies other than the euro (hedges of results).

o	Structural equities risk: this item includes equity investments in non-consolidated financial and non-financial companies that give rise to equities risk.
The Treasury area is responsible for managing the positions taken in the trading activity.
The Financial Management area is responsible for managing the balance sheet management risk and structural risks centrally through the application of uniform methodologies adapted to the situation of each market in which the Group operates. Thus, in the convertible currencies area, Financial Management directly manages the Parent’s risks and coordinates the management of the other units operating in these currencies. Decisions affecting the management of these risks are taken through the ALCO Committees in the respective countries and, ultimately, by the Parent’s Markets Committee.

The aim pursued by financial management is to ensure the stability and recurring nature of both the net interest margin of the commercial activity and the Group’s economic value, whilst maintaining adequate liquidity and solvency levels.
Each of these activities is measured and analyzed using different tools in order to reflect their risk profiles as accurately as possible.
ii. Methodologies
(a) Trading
The standard methodology applied to trading activities by the Santander Group in 2006 was Value at Risk (VaR) based on the standard historical simulation with a 99% confidence level and a one-day time horizon. Statistical adjustments were applied that enable the most recent developments that condition the level of risk assumed to be quickly and efficiently included.
VaR is not the only measure. It is used because it is easy to calculate and because of its capacity to measure the level of risk incurred by the Group, but other indicators are used simultaneously enabling the Group to exercise greater risk control in all the markets in which it operates.
One of these tools is scenario analysis, which consists of establishing alternative assumptions regarding changes in financial variables and determining their impact on results. These scenarios can replicate past events (such as crises) or situations that are unrelated to past events. A minimum of three types of scenarios are defined (plausible, severe and extreme) and, together with VaR, a much more complete spectrum of the risk profile can be obtained.
The positions are monitored on a daily basis through an exhaustive control of the changes in the portfolios in order to detect possible incidences for their immediate correction. The daily preparation of an income statement is an excellent risk indicator, insofar as it allows us to see and detect the impact of changes in financial variables or portfolios.
(b) Balance sheet management
1. Interest rate risk
The Group analyzes the sensitivity of the net interest margin and market value of equity to changes in interest rates. This sensitivity arises from maturity and repricing gaps in the different balance sheet items.
On the basis of the balance-sheet interest rate position, and considering the market situation and outlook, the necessary financial measures are adopted to align this position with that desired by the Bank. These measures can range from the taking of positions on markets to the definition of the interest rate features of commercial products. This activity acquires particular importance in low-interest scenarios (such as that prevailing today), when the margins of commercial banking are subject to downward pressure.
The measures used by the Group to control interest rate risk in these activities are the interest rate gap, the sensitivity of net interest margin and market value of equity to changes in interest rates, the duration of capital, Value at Risk (VaR) and scenario analysis.
(i) Interest rate gap of assets and liabilities
The interest rate gap analysis focuses on the mismatches between the interest reset periods of on-balance-sheet assets and liabilities and of off-balance-sheet items. This analysis facilitates a basic snapshot of the balance sheet structure and enables concentrations of interest rate risk to be detected in the different maturity periods. Additionally, it is a useful tool for estimating the possible impact of potential changes in interest rates on the entity’s net interest margin and market value of equity.

All the on- and off-balance-sheet aggregates are broken down so that they can be placed at the point of repricing or maturity. In the case of the aggregates that do not have a contractual maturity date, an internal model is used to analyze and estimate the duration and sensitivity thereof.
(ii) Sensitivity of net interest margin (NIM)
The sensitivity of the net interest margin measures the change in the expected accruals for a specific period (12 months) given a shift in the interest rate curve.
The sensitivity of the net interest margin is calculated by simulating the margin both for a scenario of changes in the interest rate curve and for the current scenario, the sensitivity being the difference between the two margins so calculated.
(iii) Sensitivity of market value of equity (MVE)
The sensitivity of the market value of equity is a complementary measure to the sensitivity of the net interest margin.
This sensitivity measures the interest rate risk implicit in the market value of equity based on the effect of changes in interest rates on the present values of financial assets and liabilities.
(iv) Value at Risk (VaR)
The Value at Risk for balance sheet aggregates and investment portfolios is calculated by applying the same standard as that used for Trading: historical simulation with a confidence interval of 99% and a time horizon of one day. Statistical adjustments were made to enable the effective and rapid incorporation of the most recent events that determine the level of risk assumed.
(v) Scenario analysis
Two interest rate performance scenarios are established: maximum volatility and sudden crisis. These scenarios are applied to the activities under analysis, thus obtaining the impact on the market value of equity and the net interest margin projections for the year.
2. Liquidity risk
Liquidity risk is associated with the Group’s capacity to finance its commitments at reasonable market prices and to carry out its business plans with stable sources of funding. The Group permanently monitors maximum gap profiles.
The measures used to control liquidity risk in Balance Sheet Management are the liquidity gap, liquidity ratios, stress scenarios and contingency plans.
(i) Liquidity gap
The liquidity gap provides information on contractual and expected cash inflows and outflows for a given period for each currency in which the Group operates. The gap measures cash requirements or surpluses at a given date and reflects the liquidity level maintained under normal market conditions.
The Group conducts two types of liquidity gap analyses:
–
Contractual liquidity gap: all the on- and off-balance-sheet items are analyzed, provided that they generate cash flows, and placed at the point of contractual maturity. For assets and liabilities without contractual maturities, an internal analysis model is used based on a statistical study of the time series of the products, and the so-called stable or instable balance for liquidity purposes is determined.

–
Operational liquidity gap: this is a scenario in normal liquidity profile conditions, since the cash flows of the on-balance-sheet items are placed in the point of probable liquidity rather than in the point of contractual maturity. In this analysis the definition of behaviour scenario (renewal of liabilities, discounts in portfolio disposals, renewal of assets, etc.) is the fundamental point.

(ii) Liquidity ratios
The liquidity ratio compares liquid assets available for sale or transfer (after the relevant discounts and adjustments have been applied) with the total amount of liabilities (including contingencies). This ratio shows, by functional currency, the level of immediate response of the Group to firm commitments.
Cumulative net illiquidity is defined as the 30-day cumulative gap obtained from the modified liquidity gap. The modified contractual liquidity gap is calculated on the basis of the contractual liquidity gap and placing liquid assets in the point of settlement or transfer rather than in the point of maturity.
Short-term leverage (“STL”) measures the percentage of short-term financing and is calculated as the ratio of net financing to third parties with instruments maturing within three months to total net debt.
(iii) Scenario analysis/Contingency Plan
The Group’s liquidity management focuses on adopting all the measures required to prevent a crisis. It is not always possible to predict the causes of a liquidity crisis and, accordingly, contingency plans focus on the modeling of potential crises by analyzing various scenarios, identifying crisis types, internal and external communications, and individual responsibilities.
The Contingency Plan covers the activity of a local unit and of the head offices. At the first sign of crisis, it specifies clear lines of communication and suggests a wide range of responses to different levels of crisis.
Since a crisis can occur locally or globally, each local unit must prepare a Contingency Funding Plan, in which it indicates the amount of aid or funding that might be required from headquarters during a crisis. Each local unit must inform headquarters (Madrid) of its Contingency Plan at least every six months so that it can be reviewed and updated. However, these plans must be updated more frequently if market conditions make this advisable.
(c)	Structural foreign currency risk / Hedges of results / Structural equities risk
These activities are monitored by measuring positions, VaR and results.
iii. Risks and results in 2006
(a) Trading
The average VaR profile assumed in 2006 was USD 35.7 million.
(b) Balance sheet management
1. Convertible currency (including Abbey)
At the end of December 2006, in the convertible currency balance sheet, the sensitivity of the net interest margin at one year to parallel increases of 100 b.p. was negative by €157.8 million, the Bank being the greatest contributor. 2006 was marked by a reduction in the sensitivity of the net interest margin with respect to 2005.
For the same perimeter the sensitivity of the value to parallel increases of 100 b.p. in the curve amounted to €490.2 million at 2006 year-end and was concentrated mainly on the Bank. The increase with respect to 2005 arose basically in the euro-denominated balance sheet due to its stronger position vis-à-vis the interest rate rises.

2. Latin America
The interest rate risk in Balance Sheet Management portfolios in Latin America, measured in terms of sensitivity of the net interest margin (NIM) at one year to a parallel increase of 100 b.p. in the interest rate curve, remained at low levels throughout 2006, fluctuating within a narrow band, with a maximum of €65 million in March. Measured in terms of value sensitivity, it fluctuated within a wider band, between €150 million and €380 million, and the principal changes were due to the portfolio restructuring in Mexico, local-currency government securities and interest rate swaps. This portfolio is intended to cover possible future margin losses.
At the end of December 2006 the risk consumption for the region, measured as the MVE sensitivity to 100 b.p., stood at €377 million, while the net interest margin risk at one year, measured as the sensitivity of this margin to 100 b.p., stood at €20 million. These two amounts are very similar to those reached in December 2005.
e) Operational risk
The Group defines operational risk as “the risk of loss resulting from deficiencies or failures of internal processes, human resources or systems or that arising due to external causes”. This risk relates to events of a purely operational nature, which differentiates it from market or credit risk. The Group’s aim in operational risk control and management is to identify, assess, mitigate and monitor this risk.
The overriding requirement for the Group, therefore, is to identify and eliminate any clusters of operational risk, irrespective of whether losses have been incurred. Measurement of this risk also facilitates its management, since it enables priorities to be established and decisions to be prioritized.
In principle, the Group has chosen to calculate its operational risk capital using the Standardized Approach; however, it does not rule out the possibility of resorting to Advanced Approaches in the future.
The organizational structure of operational risk at the Santander Group is based on the following principles: (i) the Risks Division discharges the function of assessing and controlling this risk; (ii) the Central Unit, within the Risks Division, that supervises operational risk is responsible for the Entity’s global corporate programme; (iii) the effective operational risk management structure is based on the knowledge and experience of the executives and professionals in the Group’s various areas and units, a major role being played by the operational risk coordinators, the key figures in this organizational framework.
This organizational framework meets the qualitative criteria of the New Basel Capital Accord (BIS II document, revised June 2004) for Standardized and Advanced Measurement Approaches and of the CEBS document of June 2005 issued by the Expert Group on the Capital Requirements Directive. In this connection, the independence of Internal Audit vis-à-vis operational risk management is maintained, without detriment to the effective review performed by it of the operational risk management structure.
f) Reputational risk
The Santander Group considers the reputational risk function to be an essential component of the risk management function in all areas of its organization. The main body responsible for managing reputational risk is the Global New Products Committee. Any new product or service that a Santander Group entity intends to market must be authorized by this Committee.
In 2006 the Committee held 11 meetings at which a total of 100 products or product families were analyzed.
A Local New Products Committee is set up in each country in which a Santander Group entity is based. Once a new product or service has undergone the required procedures, this Committee must seek the approval of the Global New Products Committee. In Spain, the functions of the Local New Products Committee are discharged by the Global New Products Committee.
The areas represented on the Global New Products Committee are: Tax Advice, Legal Advice, Customer Service, Internal Audit, Retail Banking, Global Corporate Banking, International Private Banking, Compliance, Financial Accounting and Control, Financial Operations and Markets, Operations and Services, Global Wholesale Banking Risks, Wholesale and Corporate Banking Risks, Credit Risks, Financial Risks, Methodology, Processes and Infrastructure Risks, Operational Risk, Technology, Global Treasury and, lastly, the unit proposing the new product or a representative of the Local New Products Committee.

Before a new product or service is launched, the aforementioned areas, together with any independent experts required to correctly evaluate the risks incurred, conduct an exhaustive analysis of all the matters involved and express their opinion as to whether the product or service should be marketed.
On the basis of the documentation received, the Global New Products Committee, after checking that all requirements for the approval of the new product or service have been met and considering the risk guidelines established by the Santander Group’s Risk Standing Committee, either approves, rejects or sets conditions for the proposed new product or service.
The Global New Products Committee pays particular attention to the suitability of the new product or service for the environment in which it is to be marketed.
57. Transition to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

Following is a detail of how the transition from the former accounting principles (Bank of Spain Circular 4/1991) to the International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under Bank of Spain’s Circular 4/2004 has affected the main accounting aggregates previously reported by the Group.

Following is a reconciliation of the balances in the consolidated balance sheet and consolidated income statement, the definitions being as follows:
–	Closing balances: the balances in the Group’s consolidated financial statements prepared in accordance with the former accounting principles and standards.

–	Reclassifications: changes arising from the new presentation format of the financial statements.

–	Adjustments: changes arising from the measurement bases and accounting policies modified by the new standards.

–	Opening balances: the balances resulting from considering the effect of the adjustments and reclassifications on the closing balances.

–	Ref.: reference to the comment explaining the nature of the most significant adjustments.

a)	Consolidated balance sheet: reconciliation at January 1, 2004 — Assets, liabilities and equity

	Millions of Euros
	Closing	Effects of Changes		Opening
	Balances	Reclassific.	Adjustments	Balances	Ref.
Cash and balances with central banks	8,907	9	—	8,916
Government debt securities	31,109	(31,109)	—	—
Financial assets held for trading	—	22,008	460	22,468	(ii)
Due from credit institutions	37,618	(37,618)	—	—
Debentures and other fixed-income securities	44,277	(44,277)	—	—
Other financial assets at fair value through profit or loss	—	2,514	—	2,514
Available-for-sale financial assets	—	67,543	3,223	70,766	(iii)
Loans and receivables	—	222,209	3,812	226,021	(i), (iv), (vii)
Loans and credits	172,504	(172,504)	—	—
Hedging derivatives	—	318	75	393
Non-current assets held for sale	—	1,722	—	1,722
Common stocks and other equity securities	10,064	(10,064)	—	—
Investments	4,266	(935)	148	3,479
Investments in Group companies	1,068	(1,068)	—	—
Insurance contracts linked to pensions	—	2,866	—	2,866
Reinsurance assets	—	51	—	51
Tangible assets	4,584	983	(156)	5,411
Intangible assets	—	6,598	(1,413)	5,185	(vi)
Intangible assets (former standards)	474	(474)	—	—
Consolidation goodwill	7,385	(7,385)	—	—
Tax assets	—	4,643	2,588	7,231	(viii)
Prepayments and accrued income	6,919	(2,061)	(50)	4,808
Other assets	17,984	(13,156)	(185)	4,643
Treasury stock	10	(10)	—	—
Accumulated losses at consolidated companies	4,622	(4,622)	—	—

Total assets	351,791	6,181	8,502	366,474

Financial assets held for trading	—	9,014	1,025	10,039	(ii)
Financial liabilities at amortized cost	—	293,460	3,803	297,263	(vii)
Due from credit institutions	75,580	(75,580)	—	—
Customer deposits	159,336	(159,336)	—	—
Marketable debt securities	44,441	(44,441)	—	—
Subordinated liabilities	11,221	(11,221)	—	—
Hedging derivatives	—	534	8	542
Liabilities associated with non-current assets held for sale	—	—	—	—
Liabilities under insurance contracts	—	7,461	2	7,463
Provisions	12,728	1,182	889	14,799	(v)
Tax liabilities	—	889	1,327	2,216	(viii)
Accrued expenses and deferred income	7,540	(2,773)	(29)	4,738
Other liabilities	10,429	(7,409)	(138)	2,882
Equity having the substance of a financial liability	—	3,908	—	3,908
Minority interests	5,440	(3,501)	22	1,961
Valuation adjustments	—	—	2,043	2,043
Negative consolidation difference	14	(14)	—	—
Shareholders’ equity	25,062	(5,992)	(450)	18,620

Total liabilities and equity	351,791	6,181	8,502	366,474

b) Consolidated balance sheet: reconciliation at December 31, 2004 — Assets, liabilities and equity

	Millions of Euros
	Closing	Effects of Changes		Opening
	Balances	Reclassific.	Adjustments	Balances	Ref.
Cash and balances with central banks	8,787	14	—	8,801
Government debt securities	16,123	(16,123)	—	—
Financial assets held for trading	—	111,420	336	111,756	(ii)
Due from credit institutions	49,570	(49,570)	—	—
Debentures and other fixed-income securities	82,839	(82,839)	—	—
Other financial assets at fair value through profit or loss	—	45,759	—	45,759
Available-for-sale financial assets	—	42,100	2,421	44,521	(iii)
Loans and receivables	—	387,413	7,019	394,432	(i), (iv), (vii)
Loans and credits	335,208	(335,208)	—	—
Hedging derivatives	—	2,882	943	3,825	(ii)
Non-current assets held for sale	—	2,074	23	2,097
Common stocks and other equity securities	13,164	(13,164)	—	—
Investments	2,697	844	207	3,748
Investments in Group companies	5,046	(5,046)	—	—
Insurance contracts linked to pensions	—	2,754	—	2,754
Reinsurance assets	—	3,046	—	3,046
Tangible assets	8,213	2,617	(245)	10,585
Intangible assets	—	16,541	(1,038)	15,503	(vi)
Intangible assets (former standards)	463	(463)	—	—
Consolidation goodwill	16,964	(16,964)	—	—
Tax assets	—	7,075	2,649	9,724	(vii)
Prepayments and accrued income	7,758	(4,749)	21	3,030
Other assets	23,755	(18,699)	(151)	4,905
Treasury stock	104	(104)	—	—
Accumulated losses at consolidated companies	4,707	(4,707)	—	—

Total assets	575,398	76,903	12,185	664,486

Financial assets held for trading	—	90,791	735	91,526	(ii)
Other financial liabilities at fair value through profit or loss	—	11,244	—	11,244
Financial liabilities at amortized cost	—	440,160	7,672	447,832	(vii)
Due from credit institutions	84,814	(84,814)	—	—
Customer deposits	293,845	(293,845)	—	—
Marketable debt securities	84,007	(84,007)	—	—
Subordinated liabilities	20,194	(20,194)	—	—
Hedging derivatives	—	3,133	(238)	2,895
Liabilities under insurance contracts	—	42,344	1	42,345
Provisions	15,345	1,810	869	18,024	(v)
Tax liabilities	—	2,210	1,286	3,496	(viii)
Accrued expenses and deferred income	10,827	(6,416)	(29)	4,382
Other liabilities	18,577	(14,536)	77	4,118
Equity having the substance of a financial liability	—	2,136	(12)	2,124
Minority interests	8,539	(6,448)	(6)	2,085
Valuation adjustments	—	(30)	1,808	1,778	(iii)
Negative consolidation difference	11	(11)	—	—
Consolidated profit for the year	3,668	(3,668)	—	—
Share capital	3,127	—	—	3,127
Share premium	20,370	—	—	20,370
Reserves and other equity instruments	5,681	1,716	(425)	6,972
Treasury shares	—	(104)	(23)	(127)
Profit attributed to the Group	—	3,136	470	3,606
Dividends and remuneration	—	(1,311)	—	(1,311)
Revaluation reserves	43	(43)	—	—
Reserves at consolidated companies	6,350	(6,350)	—	—

Total liabilities and equity	575,398	76,903	12,185	664,486

c)	Consolidated income statement for 2004

	Millions of Euros
	Closing	Effects of Changes		Opening
	Balances	Reclassific.	Adjustments	Balance	Ref.
Interest and similar income	18,104	(244)	(399)	17,461	(i)
Interest expense and similar charges	(10,116)	(184)	25	(10,275)
Income from equity instruments	—	400	(11)	389
Income from equity securities	647	(647)	—	—
Share of results of entities accounted for using the equity method	—	587	(138)	449
Net profit from companies accounted for using the equity method	540	(540)	—	—
Fee and commission income	5,777	(68)	(13)	5,696
Fee and commission expense	(1,167)	240	—	(927)
Insurance activity income	—	165	(4)	161
Gains/losses on financial assets and liabilities (net)	953	(331)	118	740
Exchange differences (net)	—	265	96	361
Sales and income from the provision of non-financial services	—	1,058	(30)	1,028
Cost of sales	—	(681)	—	(681)
Other operating income	90	(5)	116	201
Personnel expenses	(4,135)	(192)	2	(4,325)
Other general administrative expenses	(2,600)	111	(26)	(2,515)
Depreciation and amortization	—	(906)	67	(839)
Depreciation, amortization and write-down of tangible and intangible assets	(735)	735	—	—
Other operating expenses	(272)	8	—	(264)
Impairment losses (net)	—	(1,764)	(79)	(1,843)
Amortization of consolidation goodwill	(619)	138	481	—	(vi)
Write-offs and credit loss provisions	(1,648)	1,648	—	—
Provisions (net)	—	(1,149)	8	(1,141)
Finance income from non-financial activities	—	20	—	20
Finance expenses of non-financial activities	—	(37)		(37)
Gains on Group transactions	509	(509)	—	—
Losses on Group transactions	(43)	43	—	—
Other gains	—	1,501	(13)	1,488
Extraordinary income	1,027	(1,027)	—	—
Other losses	—	(634)	68	(566)
Extraordinary loss	(1,877)	1,877	—	—

Profit before tax	4,435	(122)	268	4,581

Income tax	(311)	(493)	207	(597)
Other taxes	(456)	456	—	—

Profit from continuing operations	3,668	(159)	475	3,984

Profit from discontinued operations	—	12	—	12

Consolidated profit for the year	3,668	(147)	475	3,996

Profit attributed to minority interests	(532)	147	(5)	(390)

Profit attributed to the Group	3,136	—	470	3,606

d)	Salient adjustments
i.	Financial fees and commissions
Loan origination and application fees not relating to direct expenses incurred in arranging transactions are accrued over the term of the loan as a component of its effective return. Under the previous accounting standards, these fees were credited to income in full on the loan grant date.

ii. Derivatives transactions
Since the entry into force of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, all derivatives must be measured at fair value determined, wherever possible, by their market value and, as a general rule, changes in the fair value must be recognized in the consolidated income statement. Formerly, only changes in the value of trading derivatives arranged in organized markets could be reflected in income. Otherwise, if valuation of the derivatives disclosed potential losses, such losses were reflected in income, whereas disclosed potential gains could not be recognized until they were effectively realized or offset by losses in instruments on the same currency. Transactions defined as hedging transactions in accordance with Circular 4/1991 which are not defined as such under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 are not reflected in the opening balance sheet.
iii. Available-for-sale financial assets
This item relates to a portfolio that is substantially similar to the former available-for-sale portfolio. The basic difference in its treatment, compared to the previous standards, lies in that positive or negative changes in the fair value of the assets classified in this portfolio must be recognized in equity (net of the related tax effect). When the related gains or losses are realized, they are recognized in the income statement. The former standards were similar, but only permitted losses to be written off.
iv. Provisions to credit loss allowances
The Group estimated the impact of recognizing provisions to credit loss allowances using the criteria described in Note 2-g for estimating the impairment of financial instruments.
v. Provisions for pensions
Under the new standards, the Group can apply the so-called “corridor approach” to actuarial gains and losses and recognize in income the amount resulting from dividing by five the portion of the net cumulative actuarial gains and losses not recognized at the beginning of each year exceeding 10% of the present value of the obligations or 10% of the fair value of the assets at the beginning of the year (whichever is highest). This approach is also applicable to the shortfall that arose in 2000 as a result of the application of the pension regulations issued in 1999 and which had to be amortized over ten years, provided the shortfall is inside the 10% corridor.
vi. Goodwill
Previously, goodwill had to be amortized systematically over a period of up to 20 years. Under the new standards, goodwill is no longer amortized and must be tested for impairment, at least annually, to determine whether the goodwill is impaired and whether any impairment should be recognized in the consolidated income statement.
In addition, goodwill must be denominated in local currency, although that arising prior to January 1, 2004 can continue to be expressed in euros. In the opening balance sheet, the Group recalculated in local currency the goodwill existing at January 1, 2004.
vii. Securitization
Financial assets are only derecognized when the rights to the cash flows they generate have been extinguished or when substantially all the inherent risks and rewards have been transferred to third parties. The previous standards required derecognition of securitized assets.
viii. Tax assets and liabilities
These adjustments relate to the tax effect arising on the recognition of first-time application adjustments.
e) Other information
For the purposes of the consolidated financial statements for 2005, the Group prepared an opening balance sheet at January 1, 2004, by applying the accounting policies and rules and the measurement bases described in Note 2, with the exceptions provided for by the accounting standards in force, which are detailed below.

The main exceptions permitted under the accounting standards in force are as follows:
1.	Cumulative exchange differences: cumulative exchange differences of all foreign operations were definitively charged to reserves at January 1, 2004.
2.	Derecognition of financial instruments: financial assets and liabilities derecognized at December 31, 2003 under previous GAAP were not recognized in the opening balance sheet.
3.	Non-current assets held for sale: the allowances recorded for foreclosed assets existing at January 1, 2004 and still held at the reporting date reduced the value of these assets.
4.	Business combinations: the accounting treatment of business combinations discussed in Note 2-b is not applicable to business combinations performed prior to January 1, 2004.

58. Significant differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. generally accepted accounting principles
As described in Note 1, the accompanying Consolidated Financial Statements of the Santander Group are presented in the formats stipulated by the Bank of Spain Circular 4/2004, of 22 December, on Public and Confidential Financial Reporting Rules and Formats, and were prepared by applying the generally accepted accounting principles for the International Financial Reporting Standards, as adopted by the European Union pursuant to Regulation (EC) Nº 1606/2002 of the European Parliament of the Council of 19, July 2002. As explained in Note 57, the 2005 and 2004 Consolidated Financial Statements were the first to be prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Such formats and accounting principles vary in certain respects from those generally accepted in the United States (“U.S. GAAP”). This Note includes relevant information about valuation differences, differences in Financial Statements presentation and additional disclosure requirements.
IFRS 1 “First-time Adoption of International Financial Reporting Standards” provides first-time adopters of the EU-IFRS with a number of exemptions and exceptions from full retrospective application, some of which were applicable to Santander Group (see Note 57). Had the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 been applied fully retrospectively, net income and shareholders’ equity under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 shown in the tables below would have been different and the reconciling items to U.S. GAAP shown below would also have been different.
The information included in this Note is classified as follows:

Note 58.1.	Recent Pronouncements:

Note 58.1.A.	U.S. GAAP Recent Pronouncements

Note 58.1.B.	IFRS Recent Pronouncements

Note 58.2.	Significant valuation and income recognition principles under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP

Note 58.3.	Net Income and Stockholders’ Equity reconciliations between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP

Note 58.4.	Significant presentation differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP

Note 58.5.	Consolidated financial statements

Note 58.6.	Preference Shares and Preferred Securities

Note 58.7.	Business combinations: Goodwill and Other assets and liabilities

Note 58.8.	Earnings per Share

58.1 Recent Pronouncements
58.1.A U.S. GAAP Recent Pronouncements
A summary of the recent pronouncements that have been adopted by the Group as of December 31, 2006, is as follows:
1.
In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123-R), which replaces the existing SFAS 123 and supersedes Accounting Principles Board Opinion (“APB”) 25 “Accounting for Stock Issued to Employees”. This statement eliminates the option to apply the intrinsic value measurement provisions of APB No. 25 to stock compensation awards issued to employees. SFAS 123-R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award the requisite service period (usually the vesting period). SFAS 123-R is effective for interim and annual reporting periods beginning after June 15, 2005, however early adoption is permitted. SFAS 123-R establishes 2 methods for the accounting change: the Modified Prospective Application and the Modified Retrospective Application. The Bank adopted SFAS 123-R on January 1, 2005 by using the modified prospective approach, which requires recognizing expense for options granted prior to the adoption date equal to the fair value at the grant date of the unvested amounts over their remaining vesting period. See Note 59.8.

2.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28”. This statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. Because of its similarities with IFRS’s IAS 8, SFAS 154 will reduce differences between U.S. GAAP and the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 in the accounting and reporting of accounting changes and corrections of errors. The Group adopted SFAS 154 with effect from January 1, 2006 and did not have a material impact on the Group’s financial position or results of operations.

3.
In June 2005, the FASB issued SFAS 133 Implementation Issue No. B38, “Embedded Derivatives: Evaluation of Net Settlement With Respect to the Settlement of a Debt Instrument Through Exercise of an Embedded Put Option or Call Option” (“DIG Issue 38”). DIG Issue 38 clarifies that in applying paragraph 12(c) of SFAS 133 to a put option or call option (including a prepayment option) embedded in a debt instrument, the potential settlement of the debtor’s obligation to the creditor that would occur upon exercise of the put option or call option does not meet the net settlement criterion in paragraph 9(a) of SFAS 133. The application of paragraph 12(c) is relevant when an embedded put option or call option is not considered to be clearly and closely related to the debt host under paragraph 12(a) and related paragraph 13 or 61(d). DIG Issue 38 is effective for fiscal years beginning after December 15, 2005. The adoption of DIG Issue 38 did not have a material impact on the Group’s financial position or results of operations.

4.
In June 2005, the FASB issued SFAS 133 Implementation Issue No. B39, “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor” (“DIG Issue 39”). DIG Issue 39 describes the circumstances in which an embedded call option (including a prepayment option) that can accelerate the settlement of a hybrid instrument containing a debt host contract would not be subject to the conditions in paragraph 13(b) of SFAS 133. DIG Issue B39 is effective for fiscal years beginning after December 15, 2005. The adoption of DIG Issue B39 did not have a material impact on the Group’s financial position or results of operations.

5.
In February 2006, the FASB issued SFAS 155 “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140”. SFAS 155 amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” and resolves issues addressed in SFAS 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets” as follows:

➢	It permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;
➢	It clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

➢
It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

➢	It clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and
➢
It amends SFAS 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

SFAS 155 is effective for all financial instruments acquired or issued after the first fiscal year beginning after September 15, 2006. With effect from January 1, 2005, the Santander Group has taken the fair value option under U.S. GAAP for certain debt securities in issue that are considered hybrid financial instruments, and has elected to initially and subsequently measure those hybrid financial instruments in their entirety at fair value for purposes of U.S. GAAP in order to align the accounting under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP.

6.
In September 2006, the FASB issued SFAS No. 158, “Employer’s Accounting for Defined Benefit Pensions and Other Postretirement Benefits” (SFAS No. 158). In accordance with SFAS No. 158, effective December 31, 2006, entities must record the funded status of each of its defined benefit pension and postretirement plans (other than a multiemployer plan) on its balance sheet with the corresponding offset, net of taxes, recorded in Accumulated Other Changes in Equity From Non-owner Sources within Stockholders’ Equity. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to (1) recognize the funded status of a benefit plan — measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation — in its statement of financial position. For a pension plan, the benefit obligation is the projected benefit obligation; for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation, (2) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS 87, or SFAS 106 ‘‘Employers’ Accounting for Postretirement Benefits Other Than Pensions’’. Amounts recognized in accumulated other comprehensive income, including the gains or losses, prior service costs or credits, and the transition asset or obligation remaining from the initial application of SFAS 87 and SFAS 106, are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of those Statements, (3) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions) and (4) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. Santander adopted SFAS 158 from December 31, 2006. The impact of adoption is disclosed in Note 58.3.

7.
In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB 108 states that registrants should use both a balance sheet (iron curtain approach) and income statement (roll-over approach) approaches when quantifying and evaluating the materiality of a misstatement in the financial statements. SAB 108 provides transition guidance for correcting errors existing in prior years and is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Group’s financial position or results of operations.

8.
In June 2006, the Emerging Issues Task Force, reached a final consensus on EITF 05-1 “Conversion of an Instrument that Became Convertible upon the Issuer’s Exercise of a Call Option”. EITF 05-1 addresses whether the conversion of such a debt instrument into issuer shares should be accounted for akin to a conversion (no gain or loss recorded) or an extinguishment. The Task Force concluded that the call option and the resulting equity securities issued should be accounted for akin to a conversion provided that the debt instrument, at issuance, contains a substantive conversion feature. Additionally, the issuance of equity securities to settle an instrument that, as of its issuance date, does not contain a substantive conversion feature should be accounted for as a debt extinguishment. EITF 05-1 applies to all conversions within the scope of this Issue that result from the exercise of call options and is effective in interim or annual reporting periods beginning after June 28, 2006. The adoption of EITF 05-1 did not have a material impact on the Group’s financial position or results of operations.

Additionally, a summary of the recent pronouncements that have been issued but have not yet been adopted by the Group as of December 31, 2006, is as follows:
1.
In March 2006, the FASB issued SFAS 156 “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140”. SFAS 156 amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract principally in a transfer of the servicer’s financial assets that either meets the requirements for sale accounting, or is to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits a company to choose to subsequently measure each class of separately recognized servicing assets and servicing liabilities using either a specified amortization method or a specified fair value measurement method. At its initial adoption, SFAS 156 permits a one-time reclassification of available-for-sale securities to trading securities by companies with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS 115, provided that the available-for-sale securities are identified in some manner as offsetting the company’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value. SFAS 156 is applicable to all transactions entered into in fiscal years that begin after September 15, 2006. The adoption of this statement is not expected to have a material impact on the Group’s financial position or results of operations.

2.
In September 2005, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 05-1 “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts”. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in SFAS 97 “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The Santander Group does not expect the adoption of SOP 05-1 to have a material impact on the Group’s financial position or results of operations.

3.
On July 13, 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes,” which attempts to set out a consistent framework for preparers to use to determine the appropriate level of tax reserves to maintain for “uncertain tax positions.” This interpretation of FASB Statement No. 109 uses a two-step approach wherein a tax benefit is recognized if a position is more likely than not to be sustained. The amount of the benefit is then measured to be the highest tax benefit which is greater than fifty percent likely to be realized. FIN 48 also sets out disclosure requirements to enhance transparency of an entity’s tax reserves. The Company is still evaluating the impact of the adoption of FIN 48.

4.
On July 13, 2006, the FASB issued a Staff Position, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction” (FSP 13-2), which provides guidance regarding changes or projected changes in the timing of cash flows relating to income taxes generated by a leveraged lease transaction. Leveraged leases can provide significant tax benefits to the lessor. Since changes in the timing and/or amount of these tax benefits may have a material effect on the cash flows of a lease transaction, a lessor, in accordance with FSP 13-2, will be required to perform a recalculation of a leveraged lease when there is a change or projected change in the timing of the realization of tax benefits generated by that lease. The Group is currently assessing the potential impact of FSP 13-2.

5.
The FASB issued FASB Staff Position FIN 46(R)-6, “Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)” (FSP FIN 46(R)-6) in April 2006. FSP FIN 46(R)-6 addresses the application of FIN 46(R), “Consolidation of Variable Interest Entities,” in determining whether certain contracts or arrangements with a variable interest entity (VIE) are variable interests by requiring companies to base such evaluations on an analysis of the VIE’s purpose and design, rather than its legal form or accounting classification. FSP FIN 46(R)-6 is required to be applied for all reporting periods beginning after June 15, 2006. While the Company is still evaluating the impact of the FSP, the adoption of the FSP is not expected to result in material differences from Santander’s existing accounting policies regarding the consolidation of VIEs.

6.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157). This Standard defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair value measurements. In addition, SFAS No. 157 disallows the use of block discounts and supersedes the guidance in EITF 02-3, which prohibited the recognition of day-1 gains on certain derivative trades when determining the fair value of instruments traded in an active market. With the adoption of this Standard, these changes will be reflected as a cumulative effect adjustment to the opening balance of retained earnings. The Standard also requires reflecting its own credit standing when measuring the fair value of debt it has issued, including derivatives, prospectively from the date of adoption. SFAS No. 157 is effective for fiscal year beginning January 1, 2008, with earlier adoption permitted for the Company’s fiscal year beginning January 1, 2007. Santander is currently evaluating the potential impact of adopting this Standard.

7.
In February 2007, the FASB issued SFAS 159 ‘‘The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115’’. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Eligible items include a financial asset and financial liability, a firm commitment involving financial instruments that would not otherwise be recognized at fair value, a written loan commitment, certain rights and obligations under an insurance contract, and certain rights and obligations under a warranty. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. In accordance with SFAS 159, the fair value option (1) can be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method, (2) is irrevocable (unless a new election date occurs), and (3) has to be applied to entire instruments and not to portions of it. SFAS 159 is effective from an entity’s first year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157,‘‘Fair Value Measurements’’. This statement reduces accounting differences between U.S.GAAP and the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Santander is currently evaluating the potential impact of adopting this Standard.

58.1.B. IFRS Recent Pronouncements
At the date of preparation of these consolidated financial statements, as stated in Note 1.b., there were new IFRS Standards and Interpretations (IFRICs) adopted by the European Union which will come into force at January 1, 2007. Specific analysis and information is as follows:
1.
IFRS 7 “Financial instruments disclosures”: This new standard adds certain new disclosures about financial instruments to those currently required by IAS 32 Financial Instruments: Disclosure and Presentation and replaces the disclosures now required by IAS 30 Disclosures in the Financial Statements of Banks and Similar Financial Institutions. Puts all of those financial instruments disclosures together in a new standard on Financial Instruments: Disclosures. The remaining parts of IAS 32 deal only with financial instruments presentation matters.

2.
Amendment to IAS 1 “Presentation of Financial Statements — Capital disclosures”: This amendment to IAS 1 Presentation of Financial Statements requires entities to disclose information that enables readers to evaluate the entity’s objectives, policies and processes for managing capital. The disclosures are based on information provided internally to key management personnel.

3.
IFRIC 7 “Applying the Restatement approach under IAS 29 Financial Reporting in Hyperinflationary Economies”: IFRIC 7 requires entities to apply IAS 29 Financial Reporting in Hyper-inflationary Economies in the reporting period in which an entity first identifies the existence of hyperinflation in the economy of its functional currency as if the economy had always been hyperinflationary.

4.
IFRIC 8 “Scope of IFRS 2”: Clarifies that IFRS 2 Share-based Payment will apply to any arrangement when equity instruments are granted or liabilities (based on a value of an entity’s equity instrument) are incurred by an entity, when the identifiable consideration appears to be less than the fair value of the instruments given. It presumes that such cases are an indication that other consideration (i.e., unidentifiable goods or services) has been or will be received. The unidentifiable goods or services concerned are to be measured at the grant date as the difference between the fair value of the share-based payment (equity given or liability incurred) and the fair value of any identifiable goods or services received.

For cash-settled transactions, the liability is to be remeasured at each reporting date until is settled, in accordance with IFRS 2.
5.
IFRIC 9 “Reassessment of Embedded Derivatives”: IFRIC 9 concludes that an entity must assess whether an embedded derivative is required to be separated from the host contract and accounted for as a derivative when the entity first becomes a party to the contract. Subsequent reassessment is prohibited unless there is a change in the terms of the contract that significantly modifies the cash flows that otherwise would be required under the contract, in which case reassessment is required.

Additionally Note 1.b. discloses general analysis of the Standards and Interpretations not yet adopted by the European Union, which will come into force in subsequent years. More specific details are as follows:
1.
IFRS 8 “Operating Segments”: On November 30, 2006, the IASB issued IFRS 8 which requires segment analysis reported by an entity to be based on information used by management. The Group currently discloses this information in Note 54. IFRS 8 is effective for periods beginning on or after January 1, 2009.

2.
IFRIC 10 “Interim Financial Reporting and Impairment”: IFRIC 10 addresses an inconsistency between IAS 34 Interim Financial Reporting and the impairment requirements relating to goodwill in IAS 36 Impairment of Assets and equity instruments classified as available for sale in IAS 39 Financial instruments: Recognition and Measurement. The Interpretation states that the specific requirements of IAS 36 and IAS 39 take precedence over the general requirements of IAS 34 and, therefore, any impairment loss recognized for these assets in an interim period may not be reversed in subsequent periods. IFRIC 10 is effective for periods beginning on or after November 1, 2006.

3.
IFRIC 11 “IFRS 2 — Group and Treasury Share Transactions”: requires that treasury share transactions are treated as equity-settled, and share-based payments involving equity instruments of the parent should be treated as cash-settled. This is consistent with the Group’s current practice. IFRIC 11 is effective for periods beginning on or after March 1, 2007.

As explained in Note 1.b., the directors consider that the entry into force of these Standards and Interpretations will not have a material effect on the Group’s consolidated financial statements.

Endorsement: Our financial statements are prepared in accordance with IASB as adopted by the European Union (EU). Once a statement, amendment or interpretation is issued by IASB it should be endorsed by EU to form part of our accounting rules.

58.2 Other significant valuation and income recognition principles under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP
Following is a description of the most significant valuation and income recognition principles under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP, which differ among them, applicable to the financial statements of the Santander Group:

The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004	U.S. GAAP
Business combinations, goodwill and intangible assets (See Notes 2.b.v and 2.m)
Business combinations performed on or after January 1, 2004 whereby the Group obtains control over an entity are recognized for accounting purposes as follows:
- The Group measures the cost of the business combination, defined as the fair value of the assets given, the liabilities incurred and the equity instruments issued, if any, by the entity.
- The fair values of the assets, liabilities and contingent liabilities of the acquiree, including any intangible assets which might have not been recognized by the acquiree, are estimated and recognized in the consolidated balance sheet.
- Any positive difference between the net fair value of the assets, liabilities and contingent liabilities of the acquiree and the business combination cost is recognized in “Other Gains” in the consolidated income statement.

Any excess of the cost of the investments in the consolidated entities and entities accounted for using the equity method over the corresponding underlying carrying amounts acquired, adjusted at the date of first time consolidation, is allocated to:
- specific assets and liabilities of the companies acquired,
- to specific intangible assets, by recognizing it explicitly in the consolidated balance sheet provided that their fair value at the date of acquisition can be measured reliably, and
- the remaining amount is recognized as goodwill, which is allocated to one or more specific cash-generating units. The cash generating units represent the Group’s geographical and/or business segments.
At the end of each reporting period goodwill is reviewed for impairment at a cash-generating-unit level and any impairment is written down with a charge to “Impairment Losses — Goodwill” in the consolidated income statement. An impairment loss recognized for goodwill is not reversed in a subsequent period.
In the first adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, we have used the goodwill existing at January 1, 2004, recalculated from euros to local currency as of the date it arose.

As stated in SFAS 141 all business combinations must be accounted for using the purchase method.
Under this method, the valuation is based on fair values of the net assets as of the time of the acquisition. The differences between the fair value of the net assets and the consideration paid represent goodwill. Income of the acquired company is reflected only from the acquisition date onwards.
Intangible Assets must be identified and recognized as assets apart from goodwill.
According to SFAS 142 Goodwill and Intangible Assets with indefinite useful lives are subject to an impairment test at least annually, at a reporting unit level, and should be written-off to the extent that it is judged to be impaired. Impairment losses cannot be reversed.

Consolidation procedures (See Note 2.b)
i. Subsidiaries
“Subsidiaries” are defined as entities over which the Bank has the capacity to exercise management control; this capacity is, in general but not exclusively, presumed to exist when the Parent owns directly or indirectly half or more of the voting power of the investee or, even if this percentage is lower or zero, when, as in the case of agreements with shareholders of the investee, the Bank is granted control. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.
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Generally, consolidation is required for, and limited to, all investments of greater than 50% of the outstanding voting rights, except when control does not rest with the majority owner.
To determine whether certain entities should be included or not in the company’s Consolidated Financial Statements, U.S. GAAP defines in FIN 46-R “Variable Interest Entity” (VIE). A VIE is an entity which fulfills one of the following criteria:
(1) It has equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties.
(2) The equity investor cannot make significant decisions about the entity’s operations, or although it could, it doesn’t absorb the expected losses or receive the expected returns of the entity.
(3) The equity investors have voting rights that are not proportionate to their economic interests and substantially all the activities of the entity involved are conducted on behalf of an investor with a disproportionately small voting interest.

The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004	U.S. GAAP
A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.
The financial statements of the subsidiaries are fully consolidated with those of the Bank. Accordingly, all balances and transactions between consolidated entities are eliminated on consolidation.
ii. Joint ventures are deemed to be ventures that are not subsidiaries but which are jointly controlled by two or more unrelated entities. The financial statements of investees classified as joint ventures are proportionately consolidated with those of the Bank.
iii. Associates
Investments in associates are accounted for using the equity method. In the case of transactions with an associate, the related profits or losses are eliminated to the extent of the Group’s interest in the associate.

U.S. GAAP considers only one method of consolidation, which fully consolidates the financial statements of companies controlled by the parent company after eliminating all intercompany transactions and recognizing minority interest.
The Proportional consolidation method is not allowed under U.S. GAAP. Joint ventures are accounted for by the equity valuation method.
The Equity valuation method is used to account for certain equity investments when the investor has significant influence over the investee (generally an investment of between 20% and 50% in the outstanding voting rights) but does not control the investee. Under the equity method, an investor adjusts the carrying amount of an investment for its share of the earnings or losses of the investee subsequent to the date of investment and reports the recognized earnings or losses in income. Dividends received from an investee reduce the carrying amount of the investment.

Post-employment benefits (See Notes 2.v and 2.w)
The Group recognizes under “Provisions — Provisions for Pensions and Similar Obligations” the present value of its defined benefit pension obligations, net of the fair value of the plan assets and of the net unrecognized cumulative actuarial gains or losses disclosed in the valuation of these obligations, which are deferred using a corridor approach, and net of the past service cost, which is deferred over time.
“Plan assets” are defined as those that will be directly used to settle obligations and that meet specific conditions.
“Actuarial gains and losses” are deemed to be those arising from differences between previous actuarial assumptions and what has actually occurred in the plan and from changes in the actuarial assumptions used.
The Group uses, on a plan-by-plan basis, the corridor method and recognizes in the consolidated income statement the amount resulting from dividing by five the net amount of the cumulative actuarial gains and/or losses not recognized at the beginning of each year which exceeds 10% of the present value of the obligations or 10% of the fair value of the plan assets at the beginning of the year, whichever amount is higher.
The past service cost — which arises from changes to current post-employment benefits or from the introduction of new benefits - is recognized on a straight-line basis in the consolidated income statement over the period from the time the new commitments arise to the date on which the employee has an irrevocable right to receive the new benefits.
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Under U.S. GAAP, the Group applies the provisions of SFAS No. 87, “Employers’ Accounting for Pensions”, SFAS No. 88, “Employers’ Accounting for Settlements and Curtailment of Defined Benefit Pension Plans and for Termination Benefits,” and SFAS No. 106, “Employers Accounting for Postretirement Benefits Other Than Pensions”, as applicable. Furthermore, the Group provides the required disclosures in accordance to SFAS No. 132(R) “Employers’ Disclosures about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88, and 106”.
These Standards do not significantly differ from the provisions followed and applied in our primary financial statements under IFRS; IAS 19 “Employee Benefits”.
Additionally, on September 29, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158), which requires the recognition of a plan’s over-funded or under-funded status as an asset or liability with an offsetting adjustment to Accumulated Other Comprehensive Income (OCI). Companies must recognize as a component of OCI, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87, Employers’ Accounting for Pensions, or No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. Amounts recognized in Accumulated Other Comprehensive Income, including the gains or losses, prior service costs or credits, and the transition asset or obligation remaining from the initial application of Statements 87 and 106, are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of those Statements. This part of the statement is effective as of December 31, 2006. See Note 58.3 for details. Additionally, SFAS 158 requires companies to measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions) and it is effective for fiscal years ending after December 31, 2008.
A liability and a loss in net income are registered for early retirement plans when the employees accept the offer and the amount can be reasonably estimated.

The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004	U.S. GAAP
“Other Long-Term Employee Benefits”, defined as commitments to early retirees -taken to be those who have ceased to render services at the entity but who, without being legally retired, continue to have economic rights vis-à-vis the entity until they acquire the legal status of retiree-, long-service bonuses, commitments for death of spouse or disability before retirement that depend on the employee’s length of service at the entity and other similar items, are treated for accounting purposes, where applicable, as established above for defined benefit post-employment plans, except that all past service costs and actuarial gains and losses are recognized immediately.

Financial instruments (See Notes 2.c and 2.g)
Financial assets are included for measurement purposes in one of the following categories:
- Financial assets held for trading (at fair value through profit or loss): this category includes the financial assets acquired for the purpose of generating a profit in the near term from fluctuations in their prices and financial derivatives that are not designated as hedging instruments.
- Other financial assets at fair value through profit or loss: this category includes hybrid financial assets not held for trading that are measured entirely at fair value and financial assets not held for trading that are managed jointly with “liabilities under insurance contracts” measured at fair value or with derivative financial instruments whose purpose and effect is to significantly reduce exposure to variations in fair value, or that are managed jointly with financial liabilities and derivatives for the purpose of significantly reducing overall exposure to interest rate risk.
- Available-for-sale financial assets: this category includes debt instruments not classified as “held-to-maturity investments” or as “financial assets at fair value through profit or loss”, and equity instruments issued by entities other than subsidiaries, associates and jointly controlled entities, provided that such instruments have not been classified as “financial assets held for trading” or as “other financial assets at fair value through profit or loss”.
- Loans and receivables: this category includes financing granted to third parties, based on their nature, irrespective of the type of borrower and the form of financing, including finance lease transactions in which the consolidated entities act as lessors.
The consolidated entities generally intend to hold the loans and credits granted by them until their final maturity and, therefore, they are presented in the consolidated balance sheet at their amortized cost (which includes the required adjustments to reflect estimated impairment losses).
- The statistical percentages obtained from historical trends as determined by the Bank of Spain guidance (Circular) are applied, being the amounts determined within the range of possible estimated losses calculated internally.
- Held-to-maturity investments: this category includes debt instruments with fixed maturity and with fixed or determinable payments.
As a general rule, the carrying amount of impaired financial instruments is adjusted with a charge to the consolidated income statement for the period in which the impairment becomes evident, and the reversal of previously recognized impairment losses, if any, is recognized in the consolidated income statement for the year in which the impairment ceases to exist or is reduced.
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Investments in equity securities with readily determinable market values and all debt securities are classified as trading securities, available-for-sale securities, or held to maturity securities in accordance with SFAS 115.
Trading assets are stated at market value, and differences between market value and book value are reported in the statement of income.
Debt and equity securities classified as available-for-sale represent securities not classified as either held to maturity or trading securities. They are initially recognized at fair value including direct and incremental transaction costs. They are subsequently held at fair value. Unrealized gains and losses on available-for-sale securities arising from changes in fair value are included in “Other comprehensive income” as a separate component of equity until sale when the cumulative gain or loss is transferred to the income statement. Foreign exchange differences on available-for-sale securities denominated in foreign currency are also excluded from earnings and recorded as part of the same separate component of equity.
Securities classified as available-for-sale are required to be reviewed on an individual basis to identify whether their fair values have declined to a level below amortized cost and, if so, whether the decline is other-than-temporary. Provision is reflected in earnings as a realized loss for any impairment that is considered to be other-than-temporary. If it is probable that an investor will be unable to collect all amounts due according to the contractual terms of a debt security, an other-than-temporary impairment is considered to have occurred. Recognition of other-than-temporary impairment may be required as a result of a decline in a security’s value due to deterioration in the issuer’s creditworthiness, an increase in market interest rates or a change in foreign exchange rates since acquisition. Other circumstances in which a decline in the fair value of a debt security may be other-than-temporary include situations where the security will be disposed of before it matures or the investment is not realizable.
- The loan loss allowance should represent the best and most probable estimate of the possible scenarios, being the amounts determined within the range of possible estimated losses calculated internally.
If an impairment loss is recognized, the cost basis of the individual security is written down to fair value as a new cost basis. The new cost basis is not changed for subsequent recoveries in fair value.
Held-to-maturity securities are stated at amortized cost.
Under SFAS 155, financial assets and financial liabilities may be measured at fair value through the income statement where they contain substantive embedded derivatives that would otherwise require bifurcation under SFAS 133.
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The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004	U.S. GAAP
Preference Securities and Preference Shares (See Notes 58.5 and 58.6)
Following the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 consolidation rules, special purpose entities used to issue preference shares are consolidated.
Preference securities are classified as financial liabilities, and presented as “Subordinated Debt” or as “Equity Having The Substance of a Financial Liability” if they are shares. Preference securities and shares denominated in a foreign currency are retranslated at each balance sheet date. The dividends on preference securities and shares are recognized in the income statement as interest expense on an amortized cost basis using the effective interest method.

As a consequence of FIN 46-R special purpose entities, of which the Group is no longer the primary beneficiary, used to issue preference shares are excluded from the consolidation. In our balance sheet its value is replaced by the subordinated deposits in the Bank that act as a guarantee of the securities. All the other preference shares are classified in equity if they are not mandatorily redeemable and do not have redemption features that are not solely within the control of the issuer. The dividends on preference securities and shares are accounted for as an appropriation of profit.

Securitized assets (See Notes 2.e, 58.3.g, 58.5 and 59.1)
The accounting treatment of transfers of financial assets depends on the extent to which the risks and rewards associated with the transferred assets are transferred to third parties:
1. If the Group transfers substantially all the risks and rewards to third parties the transferred financial asset is derecognized and any right or obligation retained or created in the transfer is recognized simultaneously.
2. If the Group retains substantially all the rights and rewards associated with the transferred financial asset, the transferred financial asset is not derecognized and continues to be measured by the same criteria used before the transfer. However:
a. An associated financial liability is recognized for an amount equal to the consideration received.
b. The income from the transferred financial asset not derecognized and any expense incurred on the new financial liability are recognized in the consolidated income statement.

U.S. GAAP SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, requires that after a transfer of financial assets an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The statement contains rules for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.
Mortgage securitization vehicles are considered “qualifying special purpose entities” under U.S. GAAP and fall outside the scope of FIN 46R. These securitizations are treated as sales and, where appropriate, a servicing asset and an interest-only security are recognized. The servicing asset is amortized over the periods in which the benefits are expected to be received and the interest-only security is accounted for as an available-for-sale security. Evaluation for impairment is conducted in accordance with EITF 99-20.

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The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004	U.S. GAAP
3. If the Group neither transfers nor retains substantially all the risks and rewards associated with the transferred financial asset, the following distinction must be made:
a. If the transferor does not retain control, the transferred financial asset is derecognized and any right or obligation retained or created in the transfer is recognized.
b. If the transferor retains control, it continues to recognize the transferred financial asset for an amount equal to its exposure to changes in value and recognizes a financial liability associated with the transferred financial asset. The net carrying amount of the transferred asset and the associated liability shall be the amortized cost of the rights and obligations retained, if the transferred asset is measured at amortized cost, or the fair value of the rights and obligations retained, if the transferred asset is measured at fair value.

Derivative instruments and hedging activities (See Notes 2.d.v and 58.3.f)
All derivatives are recognized either as assets or liabilities on the balance sheet and measured at their fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation as Trading or Hedging (of Cash Flow, of Fair Value or of a foreign currency investment exposure).
- Effectiveness testing: the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 allows prospective and retrospective effectiveness testing.
- Macro hedging is permitted
- Portfolio hedging is permitted

Accounting for derivatives under U.S. GAAP is similar to that of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. There are however differences in their detailed application.
- Effectiveness testing: retrospective testing may not be required for short cut and match terms.
- Macro hedging is not allowed
- Portfolio hedging requires that the individual items respond in a “generally proportionate manner” to the overall change in fair value of the aggregate portfolio.

58.3 Net Income and Stockholders’ Equity reconciliations between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP
Following is a summary of the adjustments to consolidated net income and to consolidated Stockholders’ Equity which would be required if U.S. GAAP had been applied to the accompanying consolidated financial statements.
Our primary financial statements have been prepared in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. For this reason, reconciliation to U.S. GAAP starts from our EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 financial statements. These adjustments are explained in the following Notes a — j.
After the reconciliation, the Comprehensive Income reporting required by SFAS 130 is disclosed. More information about it can be found in Note j.

		Thousands of Euros
		Increase (decrease)
NET INCOME		2006	2005	2004
Net income in accordance with the EU-IFRS(*)		8,245,753	6,749,770	3,996,234
Less: Net income attributable to minority interest under the EU-IFRS (*)(**)		(649,806)	(529,666)	(390,364)

Net income attributable to the Group in accordance with the EU-IFRS(*)		7,595,947	6,220,104	3,605,870
Of which:
Continuing operations		6,417,920	6,075,069	3,525,822
Discontinued operations		1,178,027	145,035	80,048

Adjustments to conform to U.S. GAAP:
• Allowances for credit losses	(a)	(226,365)	(302,033)	509,042
• Investment securities	(b)	161,268	82,052	(271,098)
• Goodwill and business combinations	(d)	(170,325)	69,675	138,200
• Intangible assets	(d)	—	(50,661)	1,051
• Premises and equipment	(e)	9,507	7,669	9,502
• Hedge accounting: derivative instruments	(f)	(550,276)	342,382	(458,790)
• Securitization	(g)	174,237	72,961	—
• Pension liabilities and other post-employment benefits	(h)	412,085	—	—
• Income taxes	(i)	8,493	(123,689)	407,089

Total adjustments:		(181,376)	98,356	334,996

Net income attributable to the Group in accordance with U.S. GAAP		7,414,571	6,318,460	3,940,866
Of which:
Continuing operations		6,395,747	6,173,425	3,860,818
Discontinued operations		1,018,824	145,035	80,048

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(**)
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 equity and net income includes the equity and net income corresponding to the shareholders of both the Parent and the minority interests. Under U.S. GAAP, shareholder’s equity and net income is made up only of the portion attributed to equity holders of the Parent. Therefore, an adjustment to reconcile to U.S. GAAP is recorded in order to exclude the Minority Interests portion of shareholder’s equity and net income.

The accompanying Notes are an integral part of the consolidated net income and stockholders’ equity reconciliation to U.S. GAAP as of December 31, 2006, 2005 and 2004.

		Thousands of Euros
		Increase (decrease)
STOCKHOLDERS’ EQUITY		2006	2005	2004
Total Equity in accordance with the EU-IFRS(*)		47,072,302	42,626,699	36,500,258
Less: Minority Interest under the EU-IFRS (*)(**)		(2,220,743)	(2,848,223)	(2,085,316)

Stockholders’ Equity in accordance with the EU-IFRS(*)		44,851,559	39,778,476	34,414,942

Adjustments to conform to U.S. GAAP:
• Allowances for credit losses	(a)	628,385	854,750	1,156,783
• Loans granted to purchase parent company shares	(c)	(25,875)	(120,035)	(148,940)
• Investment securities	(b)	—	—	75,248
• Goodwill and business combinations	(d)	3,113,896	2,972,556	3,067,360
• Intangible assets	(d)	—	—	50,661
• Premises and equipment	(e)	(253,473)	(262,980)	(270,649)
• Hedge accounting: derivative instruments	(f)	(155,288)	395,350	52,968
• Securitization	(g)	640,357	494,674	525,264
• Pension liabilities and other post-employment benefits	(h)	105,612	—	—
• Taxes	(i)	(201,633)	(328,456)	(252,014)

Total adjustments:		3,851,981	4,005,859	4,256,681

Stockholders’ Equity in accordance with U.S. GAAP		48,703,540	43,784,335	38,671,623

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

(**)
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 equity and net income includes the equity and net income corresponding to the shareholders of both the Parent and the minority interests. Under U.S. GAAP, shareholder’s equity and net income is made up only of the portion attributed to equity holders of the Parent. Therefore, an adjustment to reconcile to U.S. GAAP is recorded in order to exclude the Minority Interests portion of shareholder’s equity and net income.

The accompanying Notes are an integral part of the consolidated net income and stockholders’ equity reconciliation to U.S. GAAP as of December 31, 2006, 2005 and 2004.

Considering the adjustments included in the reconciliation, the Other Comprehensive Income information required by SFAS 130 is summarized in the table below:

	Thousands of Euros
	Increase (decrease)
CHANGES IN EQUITY FROM NON-OWNER SOURCES	2006	2005	2004

Accumulated Other Comprehensive Income, net of tax:
• Unrealized gains (losses) on securities	2,163,558	1,954,932	2,037,390
• Net gains (losses) on derivative instruments	49,252	70,406	339,066
• Foreign currency translation adjustment	(6,747,605)	(6,245,939)	(7,358,272)
• Pension liabilities and other post-employment benefits	(214,531)	—	—

Total Accumulated Other Comprehensive Income	(4,749,326)	(4,220,601)	(4,981,816)

COMPREHENSIVE INCOME

Net income attributable to the Group in accordance with U.S. GAAP	7,414,571	6,318,460	3,940,866

Other Comprehensive Income, net of tax:
• Unrealized gains (losses) on securities	208,626	(82,458)	(569,590)
• Net gains (losses) on derivative instruments	(21,154)	(268,660)	353,212
• Foreign currency translation adjustment	(501,666)	1,112,333	(121,532)
• Pension liabilities and other post-employment benefits	(214,531)	—	—

Other Comprehensive Income (see Note 58.3.j)	(528,725)	761,215	(337,910)

Comprehensive Income in accordance with U.S. GAAP	6,885,846	7,070,675	3,602,956

The accompanying Notes are an integral part of the consolidated net income and stockholders’ equity reconciliation to U.S. GAAP as of December 31, 2006, 2005 and 2004.

NOTES TO THE NET INCOME AND TO THE STOCKHOLDERS’ RECONCILIATION
In the adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, among other decisions permitted by the rules of adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, the Bank decided to reclassify all held to maturity portfolio to the available-for-sale portfolio. Consequently, even though the decision was made in 2005, the Bank included this accounting change in its reconciliation to U.S. GAAP with effect as of December 31, 2004.
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, some companies are consolidated by using the proportional consolidation method, which is not allowed under U.S. GAAP. The use of this method instead of the global integration method has no impact on the consolidated Stockholders’ Equity or on the consolidated net income attributable to the Group. In our 2006 financial statements there were 15 entities (3 in 2005) consolidated by the proportional method which, on an aggregated basis, have assets of €2,227 million and net income of €68 million (€250 and €11 million in 2005 respectively), amounts that are not material, in light of the amounts involved as compared to our consolidated financial statements taken as a whole.
The adoption of FIN 46-R had no effect on stockholders’ equity or net income attributable to the Group, but changed the consolidation scope under U.S. GAAP, requiring the consolidation of some entities that previously were not consolidated (such as some securitization vehicles) and excluding others that previously were consolidated. Most of these changes in the consolidation scope were the same as those arising in the first adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.
Following are the explanations of the reconciliation items.
a) Allowances for credit losses
Under IAS 39, as we described in Note 2.g) to the Consolidated Financial Statements, a debt instrument not measured at fair value through profit or loss and in contingent exposures classified as standard are considered to be impaired — and therefore its carrying amount is adjusted to reflect the effect of its impairment — when there is objective evidence that events have occurred which give rise to a negative impact on the future cash flows that were estimated at the time the transaction was arranged.
As a general rule, the carrying amount of an impaired debt instrument not measured at fair value through profit or loss and in contingent exposures classified as standard are adjusted with a charge to the consolidated income statement for the year in which the impairment becomes known, and the recoveries of previously recognized impairment losses are recognized in the consolidated income statement for the year in which the impairment is reversed or reduced by collection.
Impairment exists if the book value of a claim or a portfolio of claims exceeds the present value of the cash flows actually expected in future periods.
Impairment losses on these impaired assets and contingent liabilities are assessed as follows:
• Individually, for all significant debt instruments and for instruments which, although not material, are not susceptible to being classified in homogeneous groups of instruments with similar risk characteristics: instrument type, debtor’s industry and geographical location, type of guarantee or collateral, and age of past-due amounts, taking into account: (i) the present value of future cash flows, discounted at an appropriate discount rate; (ii) the debtor’s financial situation; and (iii) any guarantees in place.
• Collectively in all other cases.
Additionally, we recognize an impairment allowance for credit losses when it is probable that a loss has been incurred and taking into account the historical loss experience and other circumstances known at the time of assessment. For these purposes, inherent losses are the incurred but not specifically identified losses as at the date of the financial statements, calculated using statistical procedures.
The Group, in recognizing the inherent losses in debt instruments measured at amortized cost and in contingent exposures classified as standard, takes into account its historical experience of impairment and the other circumstances known at the time of assessment and has developed internal risk models, based on historical information available for each country taking into account the influence of business cycles and type of risk (homogenous portfolios). Nonetheless, as an explicit requirement of the Bank of Spain, until the Spanish regulator and supervisory authority has not satisfactorily verified such internal models, the coverage of insolvencies incurred but not specifically identified calculated therein, must not result in a lower amount than those calculated under the criteria described in Note 2.g).

The allowance for credit losses recorded by the Santander Group as at December 31, 2006, under our internal models was €8,865 million (€8,213 million in 2005). Our internal models determine a range of provisions which comprise the amount as required by the Bank of Spain.
The Bank has included in the reconciliation of stockholders’ equity and net income a difference between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP related to the determination of allowance losses not allocated to specific loans, basically due to:
• Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 we use “peer group” information as indicated in Note 2.g), in the calculation of allowances for inherent losses incurred but not yet identified, until the Bank’s internal risk models are reviewed and approved by the Bank of Spain.
• Under U.S. GAAP, pursuant to SFAS 5, Accounting for Contingencies (SFAS 5) and paragraph 3 of Financial Accounting Standards Board (FASB) Interpretation No. 14 (FIN 14), Reasonable Estimation of the Amount of a Loss we calculate credit losses based on our internal risk models using the best estimates, after considering our experience, the information about debtors profiles and appraisal of the receivables in light of the current economic environment at the balance sheet date.
• Under U.S. GAAP the methodology in developing our internal risk models is consistent with the guidance described in AICPA Accounting Guidance for Banking Industry for identified loans that are to be evaluated for collectibility.
• Also considered are the view points included in EITF Topic D-80 Application of FASB Statement 5 and 114 to a loan portfolio which state in part:
o	Arriving at an appropriate allowance involves a high degree of management judgment and results in a range of estimated losses.

o
Institutions should maintain prudent, conservative, but not excessive, loan loss allowances that fall within an acceptable range of estimated losses. Consistent with GAAP, an institution should record its best estimate within the estimated range of credit losses, including when the best estimate is at the high end of the range.

o
When determining the level for the allowance, management should always ensure that the overall allowance appropriately reflects a margin for the imprecision inherent in most estimates of inherent credit losses (footnote omitted).

o
Simply because a portion of the allowance is designated as “unallocated,” it is not thereby inconsistent with GAAP. The important consideration is whether the allowance reflects an estimate of probable losses, determined in accordance with GAAP, and is appropriately supported.

o	Allowance estimates should be based on a comprehensive, well-documented, and consistently applied analysis of the loan portfolio.
As described in the Note above our calculation under U.S. GAAP is based on the best estimate within the estimated range of credit losses. Moreover, paragraph 23 of SFAS 5 states the following:

“Whether the amount of loss can be reasonably estimated (the condition in paragraph 8(b)) will normally depend on, among other things, the experience of the enterprise, information about the ability of individual debtors to pay, and appraisal of the receivables in light of the current economic environment. In the case of an enterprise that has no experience of its own, reference to the experience of other enterprises in the same business may be appropriate.

Hence, the use of “peer group” statistical assumptions are not appropriate, even when the amount falls within an acceptable range of estimated losses, as the amount does not correspond with the best estimate of loan losses. Consequently, for U.S. GAAP purposes we have used our own appropriately adjusted experience in determining the allowance for loan losses.
Accordingly, we have recorded an adjustment between U.S. GAAP and the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 which caused a decrease of €226,365 and €302,033 thousand to our income statement in 2006 and 2005, respectively, and an increase of €509,042 thousand in 2004. The effect in shareholders’ equity under U.S. GAAP is an increase of €628,385 thousand, €854,750 thousand and €1,156,783 thousand in 2006, 2005 and 2004, respectively.
b) Investment securities
In this item we consider the adjustments that arise from different cost in securities, either they arise from previous Spanish GAAP or from the different accounting treatment of impairment losses under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 or U.S. GAAP (i.e. the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 permit to register as an income the recoveries in value of past impairments).
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, the criteria for presentation, valuation and recognition of debt and equity instruments are those disclosed in Note 2.c) and 2.d).

During the first-time adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, the recognition, measurement and disclosure criteria included in IAS 32 and 39, were applied retrospectively to January 1, 2004 (the date of transition to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004).
1- Different cost in debt and equity securities:
Under previous Spanish GAAP, some investments in listed affiliated companies in which the Group held an ownership interest of more than 3% and less than 20% were accounted for by the equity method. Under U.S. GAAP, the Group’s investments in these companies were accounted for as indicated by SFAS No. 115. As a result of the first-time adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, such investments were classified as “Available for sale financial assets” and valued in accordance to IAS 32 and 39, for which the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 accounting treatment of new and former investments in affiliated companies is identical to that under U.S. GAAP.
In previous years this adjustment reflected the changes in the valuation of these holdings from the equity accounting method to the lower of cost or market value (available-for-sale securities under previous Spanish GAAP classification). Subsequently, an additional adjustment was made to meet SFAS 115 requirements. Currently, this adjustment reflects the reversal of those impairments upon sale of the corresponding investments, recorded prior to January 1, 2004 (transition date); in determining other than temporary impairments realized in accordance to SFAS 115, for both debt and equity instruments.
In this regard, historical differences in the amortized cost of past investments in affiliated companies, debt securities and available for sale financial assets remain (the amortized cost is higher under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 than it is under U.S. GAAP) and therefore, at the time of their sale, the capital gains resulting will be lower under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 than under U.S. GAAP.
The 2006 reconciliation item reflects the adjustment to the profit on sale of the 4.8% stake on San Paolo IMI, S.p.A, and maintains the adjustment for the 3.6% holding that we keep on our books at December 31, 2006.
The 2005 reconciliation item reflects the adjustment to the profit on sale of our holdings in Royal Bank of Scotland Group plc and Commerzbank AG (2.57% and 3.38% of their capital respectively, see Note 8) and maintains differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP on the holdings recorded under previous Spanish GAAP, due to different valuation criteria used prior to January 1, 2004.
The 2004 reconciliation adjustment also adjusts the profit on sale of disposal of the total investment (2.51% stake) in Royal Bank of Scotland Group plc. due to different cost basis under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP of the former investment.
2- Different treatment of impairment losses under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 or U.S. GAAP in debt securities
The Group conducts reviews to assess whether other-than-temporary impairment exists. These reviews consist of (i) the identification of the securities that maintain impairments during the last six months, and (ii) the determination of the value of the impairment that is not expected to be recovered. Changing global and regional conditions and conditions related to specific issuers or industries could adversely affect these values. Changes in the fair values of trading securities are recognized in earnings.
Additionally, under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 when there is evidence that a reduction in the fair value of a debt security is due to impairment, the unrealized loss is charged to net income but, if afterwards it recovers its value the impairment losses are subsequently reversed to net income.
Under U.S. GAAP impairment losses cannot be reversed and the criteria to determine if other-than-temporary impairment exists are different.
c) Loans granted to purchase parent company shares
Loans granted to employees for the acquisition of the Bank shares have been recorded under U.S. GAAP as a reduction of Stockholders’ Equity.
d) Goodwill and business combinations
As disclosed in Notes 57.d.vi) and 58.2 to our financial statements, in the first adoption of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 we used the goodwill existing under our previous Spanish GAAP at January 1, 2004, recalculating its value from euros to local currency as of the date it arose.
Most of the goodwill differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP came from differences that already existed under previous Spanish GAAP. These differences only appear in net income when we sell our holding or when there is a different impairment write-off. In the meantime they are reflected as differences in our stockholders’ equity. For information about the main differences that remain unchanged in the reported periods, see Note 58.7. Business combinations: Goodwill and Other assets and liabilities.

The 2006 net income reconciliation adjustment reflects differences on the profit on sale of our business in Perú and Bolivia and on the sale of 7.23% of Banco Santander Chile. In 1997, all the goodwill relating to our investments in Perú and in Chile was written-off under our previous Spanish GAAP but not under our U.S. GAAP reconciliation. From 1998 to 2001 the goodwill of our investments in Perú, Bolivia and Chile were amortized under U.S. GAAP but were booked in different currencies (euros under previous Spanish GAAP and local currency under U.S. GAAP), producing differences in the amounts recorded. Later, when SFAS 141 became effective (in June 2001), we faced two different goodwill impairment tests (U.S. GAAP and previous Spanish GAAP), producing even more differences. Finally, when we changed from our previous Spanish GAAP to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, we recalculated our goodwill (from euros to local currency as of the date it arose) and performed impairment tests over the new values resulting in write-downs. Under U.S. GAAP no write-downs were needed.
The 2005 net income reconciliation adjustment reflects mainly the adjustment to the profit on sale of our holding in Unión Fenosa S.A. (see Note 3).
The net income differences from goodwill of our investment in Unión Fenosa S.A. also come from differences that arose years ago. Our holding in Unión Fenosa S.A. was acquired in 1999 through the purchase of Banco Central Hispano S.A. (under Previous Spanish GAAP this business combination was accounted for as a merger). Until the third quarter of 2002 our stake was lower than 20%, and it was accounted for by the equity method under previous Spanish GAAP and “as available for sale” in our reconciliation to U.S. GAAP. As a result of that different accounting treatment, net income from goodwill of our investment in Unión Fenosa S.A. was higher under previous Spanish GAAP than under U.S. GAAP. In 2002 we increased our stake above 20% and the investment was accounted for by the equity method under both GAAPs, but the goodwill was valued differently in each one. Finally, when we changed from previous Spanish GAAP to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, we maintained the value of the goodwill from our previous Spanish GAAP. In 2005 when we sold our investment in Unión Fenosa S.A. we wrote-down its goodwill to calculate the profit in sale, which was higher under U.S. GAAP (by an amount similar to the net income anticipated under previous Spanish GAAP and recognized as retained earnings under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004).
The 2004 net income reconciliation adjustment is due to goodwill impairments made under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 related to investments in Venezuela and Colombia. Under U.S. GAAP those impairments were recognized as a loss in prior years.
Net income differences from goodwill relating to our investment in Venezuela and Colombia come from differences originated in prior years. In 1997, goodwill relating to our investment in Venezuela was charged to income under our previous Spanish GAAP but not under our U.S. GAAP reconciliation. From 1998 to 2001 our investments in Colombia and Venezuela were amortized under U.S. GAAP but were booked in different currencies (euros under previous Spanish GAAP and local currency under U.S. GAAP), producing differences in the amounts spent. Later, when SFAS 141 became effective (in June 2001), we faced two different goodwill impairment tests (U.S. GAAP and previous Spanish GAAP), producing even more differences. Finally, when we changed from our previous Spanish GAAP to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, we recalculated our goodwill (from euros to local currency as of the date it arose) and performed impairment tests over the new values resulting in write-downs. Under U.S. GAAP no write-downs were needed.
For the purposes of the reconciliation to U.S. GAAP, the Group conducted a goodwill impairment test according to SFAS 142. The procedure followed to calculate it is:
• First, reporting units are determined.
• Second, goodwill is allocated to the reporting units. This criterion is different from the allocation criteria followed in the business segment information presented in Note 54, where all the goodwill is allocated to the non-operating segment (Financial Management and Equity Stakes segment). Impairment testing is not possible without this goodwill allocation.
• Third, the Group follows the two step process as set out in SFAS 142 to identify and measure any impairment loss.
e) Premises and equipment
Under IFRS 1, paragraph 16, IG8-IG9, we are allowed to use as deemed cost the revalued amount of fixed assets under previous Spanish GAAP, which is something that U.S. GAAP does not allow and thus creates the need for an adjustment.
Based on the above, the premises and equipment opening balance under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 is different from the balances carried under U.S. GAAP since some real estate properties were revalued under previous Spanish GAAP (but not U.S. GAAP), and thus their related depreciation would reverse through profit and loss and the fixed assets revaluation amount through equity. As a result, the depreciation of these fixed assets is calculated on the restated value (deemed cost) under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. This valuation is also considered when calculating profits on sale of fixed assets. Under U.S. GAAP these assets are valued at cost.

The adjustment to net income reflects the reversal of the additional depreciation on the revalued premises and equipment, corrections to profits on sale and, if necessary, corrections to the value of the premises. The related deferred tax asset is being recorded in income in the years in which the relevant deductions are allowed for income tax purposes. The adjustment to Stockholders’ Equity also reflects the reversal of all unamortized revaluation surpluses.
f) Hedge accounting: derivative instruments
The Group uses derivative financial instruments for trading purposes and to hedge risk exposures. Derivatives accounted for as hedging operations include instruments that meet specific criteria required by Bank of Spain’s Circular 4/2004 which are in accordance with IAS 39. Derivatives accounted for as trading operations include instruments held for trading purposes and those that do not meet our hedging requirements. A full description of the principles applied by the Group in accounting for derivative financial instruments is disclosed in Note 2.d.v to the financial statements.
For U.S. GAAP purposes, SFAS No. 133 establishes similar criteria to account for derivatives, including embedded derivatives, and derivative instruments used for hedging activities.
Nevertheless, the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP differ, in certain respects, in the requirements for hedge accounting for these transactions; accordingly, all hedge accounting will need to be separately considered under each GAAP to ensure that the respective rules under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP are satisfied. See Note 58.2 for a summary of the accounting criteria.
In the Group, the use of derivatives for trading purposes is subject to clearly defined limits (at all levels: trader, entity, business segment, country, etc.) and controlled using Value at Risk (VaR) methodology. Derivatives are also used for hedging purposes when a reduction of risk is desired. However, risk reduction is not in itself sufficient to qualify for hedge accounting.
We have procedures in place that ensure that the requirements with respect to the designation as a hedge or speculative transaction, the documentation of the hedging relationship, the identification of hedged items and the hedging instruments, and the assessment and testing of hedge effectiveness are met under both GAAPs (the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP).
Accordingly, the Group’s policies require that an effectiveness test is performed for each hedge position at inception and on a monthly basis. The Group has established the following effectiveness tests to ensure the effectiveness of each hedging relationship:
• Prospective test: Upon designation of a hedging relationship (as well as on ongoing basis), the Group must be able to justify an expectation that the relationship will be highly effective over future periods in achieving offsetting changes in fair value or cash flows, and;
• Retrospective test: At least quarterly, the Group must determine whether the hedging relationship has been highly effective in having achieved offsetting changes in fair value or cash flows through the date of the periodic assessment.
Only if the hedge effectiveness percentages are between 80% and 125% is the hedge considered to be highly effective. If the calculated percentages are outside this range the hedge is not considered to be effective and hedge accounting is discontinued (the hedging instruments are accounted for as speculative derivatives).
Additional information is collected to identify those hedges under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 that do not fully comply with SFAS 133 requirements (i.e. adjustments to effectiveness tests that are not suitable for U.S. GAAP requirements). Accordingly, for U.S. GAAP reconciliation purposes, only those transactions which fully comply with SFAS 133 requirements are considered to be hedge transactions.
The main differences included in the reconciliation between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP relate to the following:
• Some transactions that qualify as hedging relationships under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 are adjusted to trading accounting under U.S. GAAP: i.e. the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, in accordance to IAS 39 F.2.17 “Partial term hedging”, allows us to designate a hedging instrument as hedging only a portion of the time period to maturity and therefore adjust the effectiveness test to comply with the hedging objective. Under U.S. GAAP such hedges are possible although in practice rare because of the difficulty to meet the effectiveness criteria in fair value partial term hedge due to the fact that the adjustment effectiveness is reversed.
• From January 1, 2005, and due to the administrative burden associated with complying with the requirements of IAS 39 and SFAS 133, Abbey National ceased to claim any hedge accounting for U.S. GAAP purposes and de-designated all its hedges under U.S. GAAP. Therefore we reversed the effects of the hedge accounting claimed under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 that relates to Abbey in our U.S. GAAP reconciliation.

The change in 2006 in the profit and loss adjustment from positive to negative is due to the interest rate increases during the year. Most hedge relationships that qualify under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 but not under U.S. GAAP are fair value hedges related to long term debt. An interest rate increase has a positive impact in the income statement as a result of the valuation of the debt instrument and a negative impact from the valuation of the hedging derivative. If the hedge relationship is valid, both effects are reflected on the income statement, with a net impact that is equal to the ineffectiveness of the hedge. Under U.S GAAP, for those hedges that are not valid, the positive impact coming from the valuation of the debt instrument is not reflected on the income statement and therefore the profit under U.S. GAAP is lower.
For more information about derivatives, see Notes 9, 11, 36 and 59.4.
g) Securitizations
In accordance with SFAS 140, the assets that have been transferred to special purpose entities (securitized) and meet the criteria required under SFAS 140 for a sale are no longer retained on the balance sheet (see more detail in Note 59.1). Due to the recognition of a retained interest under U.S. GAAP, gains of €174,237 and €72,961 thousand have been recognized for the years ended December 31, 2006 and 2005 respectively. The remuneration received for servicing is considered to be adequate and therefore no servicing assets were recognized.
As required by SFAS 140, a retained interest (interest-only strip) has been recognized which represents that part of our interest in the securitized assets which we have retained. The fair value of the interest-only strip is represented by the present value of the future income streams expected to be received. The present value of future income streams is calculated by discounting future income by market discount rates for these types of securities. In accordance with SFAS 140, the receivable is treated as an available-for-sale security that is revalued at the end of each reporting period. Increases and decreases in value are taken to the statement of comprehensive income, unless the value of the security falls below its original cost. In such circumstances, other-than-temporary losses are considered to have occurred and the impairment losses are taken to the income statement. There was no impairment loss in any of the periods presented. Below is the mortgage asset securitization summary:

Mortgage assets securitization

Thousands of Euros	2006	2005	2004
Value of interest-only strip at inception (1)	798,213	621,626	—
Acquisition of Abbey	—	—	525,264
Increase/(decrease) in value of interest only strip (recorded in Other Comprehensive Income, see Note 58.3.j)	(157,856)	(126,952)	—

Value of interest-only strip at December 31 (1)	640,357	494,674	525,264

(1)
The valuation of the interest-only strip asset is based on a key assumption of a discount rate of 9.4% (8.4% in 2005). Interest-only strip assets purchased in Abbey’s business combination are valued at purchase price.

h) Pension liabilities and other post-employment benefits
Under U.S. GAAP, the Group applies the provisions of SFAS No. 87, “Employers’ Accounting for Pensions”, SFAS No. 88, “Employers’ Accounting for Settlements and Curtailment of Defined Benefit Pension Plans and for Termination Benefits,” and SFAS No. 106, “Employers Accounting for Postretirement Benefits Other Than Pensions”, as applicable.
These Standards do not significantly differ from the provisions followed and applied in our primary financial statements under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004; IAS 19 “Employee Benefits”.
Nevertheless, the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 pension allowance includes some liabilities that under U.S. GAAP are presented separately. This different balance sheet classification does not generate a net income or stockholders’ equity difference.
The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 “Defined Benefit Obligations” differ from its U.S. GAAP equivalent “Projected Benefit Obligation” (“PBO”) (as defined according to SFAS 87) because it includes other commitments such as those arising from employees taking early retirement or annuity contracts. The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 “Plan assets” also include annuity contracts which are not permitted to be included in SFAS 87 calculations. Total Accrued Commitments should be funded both under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 or U.S. GAAP, and the only difference is the classification as one liability under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and various liabilities under U.S. GAAP.
Difference in the date of recognizing of a “special termination benefit” under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP:
As indicated in Notes 1.i and 25.c, during 2006 the Group offered early retirement benefits (special termination benefits) to its employees, which were accounted for under IAS 19 in the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Under IAS 19, paragraphs 133 and 134, an entity can recognize an early retirement benefit as a liability and expense as long at it has committed to the early retirement benefit plan, has offered it to its employees and there is no realistic possibility of withdrawal. Thus, the Group has recorded such liability and expense for all the employees to whom the plan was offered, whether or not they had accepted the offer. However, under U.S. GAAP, SFAS No. 88 paragraph 15, a liability and expense can only be recognized for those employees that have accepted the early retirement benefit offer and the amount can be reasonably estimated as of December 31, 2006.
Since there were some employees that had not accepted the early retirement benefits offer as of December 31, 2006, there is an EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 to U.S. GAAP adjustment, which increases Net income and Stockholders’ equity before taxes, for a total €412 millions.
Additionally, on September 29, 2006, as explained in Note 58.1.A, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158), which requires the recognition of a plan’s over-funded or under-funded status as an asset or liability with an offsetting adjustment to Accumulated Other Comprehensive Income (OCI). SFAS 158 further requires the determination of the fair values of a plan’s assets at a company’s year-end and recognition of actuarial gains and losses, prior service costs or credits, and transition assets or obligations as a component of Accumulated OCI. This statement was effective as of December 31, 2006.
As a consequence of the adoption of SFAS 158, the Group has recognized the over- or under-funded status of defined benefit pension plans and post retirement healthcare plans as an asset or a liability within its balance sheet. Actuarial losses and prior service costs (€214,531 thousands) at December 31, 2006 have been transferred to accumulated other comprehensive income.
Disclosures in Notes 2.v and 25 of our primary financial statements along with the following disclosures are substantially in accordance with the disclosure requirements established under U.S. GAAP, being the underlying assumptions used to calculate the projected benefit obligations and net period benefit costs the same under both the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP.

The following table shows the differences between the Defined Benefit Obligations registered under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and those that should be registered under U.S. GAAP:

Millions of Euros	2006	2005	2004
Defined Benefit Obligation (see Note 25)	23,412	22,461	19,856
Commitments arising from employees retired early (Note 25.c)	(4,481)	(4,215)	(4,051)
Other commitments	(264)	(330)	(63)
Annuity contracts, total accrued commitments and other	(1,973)	(2,547)	(3,077)

Projected Benefit Obligation under U.S. GAAP	16,694	15,369	12,665
The Group maintains adequate funding according to the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004; therefore, there is no need for minimum additional liabilities under U.S. GAAP. The differences between both regulations in terms of how to present the information are reconciled in the following table that summarizes the 2006 funded status of pension liabilities:

Thousands of Euros
Registered liability under the EU-IFRS(*)	14,014,305
Funds from employees taking early retirement	(4,480,456)
Annuity contracts	(651,147)
Other commitments	(263,576)
Assets pledged	7,767,908
Plan Assets	(11,494,773)
Liability under U.S. GAAP (before SFAS 158 adjustment)	4,892,261

Effect of adopting SFAS 158	306,473

Liability under U.S. GAAP (after SFAS 158 adjustment)	5,198,734

			Minimum
	ABO	Plan Assets	Liability
Spanish entities	5,181,632	3,761,875	1,419,757
Abbey	5,690,246	4,810,127	880,119
Other foreign subsidiaries	4,845,977	2,922,771	1,923,206

TOTAL	15,717,855	11,494,773	4,223,082

Registered liability (before FAS 158) in excess over Minimum Liability as per SFAS 87	669,179

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
The incremental effects of adopting the provisions of SFAS 158 to the Group’s Consolidated Balance Sheet at December 31, 2006 are presented in the following table. The adoption of SFAS 158 had no effect on the Group’s Consolidated Statement of Income for the year ended December 31, 2006, or for any year presented:

	Before		After
	Application of		Application of
Thousands of Euros	Statement 158	Adjustments	Statement 158
Tax assets — Deferred	257,206	91,942	349,148
Total assets	841,847,616	91,942	841,939,558
Provisions — Provisions for pensions and similar obligations	4,892,261	306,473	5,198,734
Total liabilities	792,929,545	306,473	793,236,018
Accumulated other comprehensive income	(4,534,795)	(214,531)	(4,749,326)
Total shareholders’ equity	48,918,071	(214,531)	48,703,540
Total liabilities and shareholders’ equity	841,847,016	91,942	841,939,558
The requirement within SFAS 158, effective for the year-ended December 31, 2008, to measure plan assets and benefit obligations as of the employer’s fiscal yearend balance sheet date will not impact the Group’s financial statements, as plan assets and benefit obligations are currently measured as of the balance sheet date.
Amounts in Accumulated Other Comprehensive Income expected to be recognized as components of net periodic benefit cost in 2007:

Thousands of Euros
Prior service cost	332
Net actuarial losses	22,856

Total	23,188

The following table summarizes the adjustment included in the reconciliation to U.S. GAAP at December 31, 2006:

		Other	Effect on
	Profit and	Comprehensive	Stockholders’
Thousands of Euros	Loss	Income	Equity
Effect of adopting SFAS 158— Actuarial losses & Prior service cost	—	(306,473)	(306,473)
Total effect of adopting SFAS 158	—	(306,473)	(306,473)

Effect of special termination benefits- Reversal of early retirement plans not individually accepted	412,085	—	412,085
Total effect of special termination benefits	412,085	—	412,085

TOTAL BEFORE TAXES	412,085	(306,473)	105,612

Taxes	(123,626)	91,942	(31,684)

TOTAL AFTER TAXES	288,459	(214,531)	73,928

i) Income taxes (SFAS No. 109)
The previous adjustments to Net income and Stockholders’ Equity do not include their related effects on corporate income tax, which are disclosed under “Cumulative tax effect of adjustments” item on the reconciliation statements.
The current income tax expense is calculated as the sum of the current tax resulting from application of the appropriate tax rate to the taxable profit for the year (net of any deductions allowable for tax purposes), and of the changes in deferred tax assets and liabilities recognized in the consolidated income statement.
Deferred tax assets and liabilities include temporary differences, which are identified as the amounts expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities and their related tax bases, and tax loss and tax credit carryforwards. These amounts are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled.
Deferred tax liabilities are recognized in respect of taxable temporary differences associated with investments in subsidiaries, associates or joint ventures, except when the Group is able to control the timing of the reversal of the temporary difference and, in addition, it is probable that the temporary difference will not reverse in the foreseeable future.
Deferred tax assets are only recognized for temporary differences to the extent that it is considered probable that the consolidated entities will have sufficient future taxable profits against which the deferred tax assets can be utilized, and the deferred tax assets do not arise from the initial recognition (except in a business combination) of other assets and liabilities in a transaction that affects neither taxable profit or accounting profit. Other deferred tax assets (tax loss and tax credit carryforwards) are only recognized if it is considered probable that the consolidated entities will have sufficient future taxable profits against which they can be utilized.
The deferred tax assets and liabilities recognized are reassessed at year-end in order to ascertain whether they still exist, and the appropriate adjustments are made on the basis of the findings of the analysis performed.
Income and expenses recognized directly in equity are accounted for as temporary differences.
A reconciliation of the Group’s effective income tax expense to the Spanish statutory income tax expense has been disclosed in Note 27.

Following is a summary of the deferred tax assets and liabilities that should be recorded under SFAS No. 109, in addition to timing differences recorded under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004:

	Thousands of Euros
	2006		2005		2004
	Deferred	Deferred	Deferred	Deferred	Deferred	Deferred
	Tax	Tax	Tax	Tax	Tax	Tax
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Tax effect of EU-IFRS(*) to U.S. GAAP reconciliation adjustments:

Legal restatements of assets(considered as deemed cost upon first time adoption of the EU-IFRS(*))	74,735	—	77,346	—	79,315	—
Effect of net unrealized gains on derivative instruments	66,679	—	—	138,373	—	18,539

Loan allowances	—	219,935	—	299,162	—	404,874
Pension Liabilities and other post-employment benefits	(36,964)	—	—	—	—	—

Securitization	—	55,079	—	(17,743)	—	—

Other items	—	32,467	13,990	—	92,084	—
Effect on deferred taxes of change in Spanish tax rate	(25,488)	(26,886)	—	—	—	—

Total	78,962	280,595	91,336	419,792	171,399	423,413

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
The change in the Spanish tax rate accounts for the impacts of both, the equity adjustment effect under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, and the tax effects of the cumulative applicable reconciling adjustments to U.S. GAAP.
Net deferred tax liability arising from Abbey’s acquisition with no impact on the reconciliation adjustments has been considered amounting €356,838 thousand and €371,430 thousand in 2006 and 2005, respectively.
j) Other Comprehensive Income (SFAS 130)
SFAS No. 130 establishes requirements for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The objective of the statement is to report a measure of all changes in Stockholders’ Equity that result from transactions and other economic events of the period from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.
The accumulated balances of other comprehensive income for the years ended December 31, 2006, 2005 and 2004 were as follows:

				Pension
				liabilities
		Net Gains	Unrealized	and other
	Foreign	(Losses) on	Gains	post-	Other
	Currency	Derivative	(Losses) on	employment	Comprehensive
Thousands of Euros	Items	Instruments	Securities	benefits	Income (Loss)
Balance as of December 31, 2003	(7,236,740)	(14,146)	2,606,980	—	(4,643,906)
Changes in 2004	(121,532)	353,212	(569,590)	—	(337,910)

Balance as of December 31, 2004	(7,358,272)	339,066	2,037,390	—	(4,981,816)
Changes in 2005	1,112,333	(268,660)	(82,458)	—	761,215

Balance as of December 31, 2005	(6,245,939)	70,406	1,954,932	—	(4,220,601)
Changes in 2006	(501,666)	(21,154)	208,626	(214,531)	(528,725)

Balance as of December 31, 2006	(6,747,605)	49,252	2,163,558	(214,531)	(4,749,326)

Taxes allocated to each component of Other Comprehensive Income in 2006, 2005 and 2004 were as follows:

	2006			2005			2004
	Before Tax	Tax expense or	Net of tax	Before Tax	Tax expense or	Net of tax	Before Tax	Tax expense or	Net of tax
Thousands of Euros	amount	benefit	amount	amount	benefit	amount	amount	benefit	amount
Foreign currency translation adjustments	(501,666)	—	(501,666)	1,112,333	—	1,112,333	(121,532)	—	(121,532)

Net Gains on Derivatives	9,087	(30,241)	(21,154)	(427,569)	158,909	(268,660)	543,403	(190,191)	353,212

Pension liabilities and other post-employment benefits	(306,473)	91,942	(214,531)	—	—	—	—	—	—

Unrealized gains on securities:

Total holding gains arising during the period	1,632,809	(487,179)	1,145,630	1,114,565	(68,898)	1,045,667	1,175,894	(684,630)	491,264
Less: reclassification adjustment for gains included in net income	(1,338,576)	401,572	(937,004)	(1,173,555)	45,430	(1,128,125)	(1,632,083)	571,229	(1,060,854)

Net unrealized gains(losses)	294,233	(85,607)	208,626	(58,990)	(23,468)	(82,458)	(456,189)	(113,401)	(569,590)

Other Comprehensive Income (Loss)	(504,819)	(23,906)	(528,725)	625,774	135,441	761,215	(34,318)	(303,592)	(337,910)
58.4 Significant presentation differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP
In addition to the differences in valuation and income recognition principles disclosed in Note 58.2, other differences relating to the financial statements presentation exist between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 as applied by Spanish banks and U.S. GAAP presentation following the formatting guidelines in Regulation S-X of the Securities and Exchange Commission of the United States. Although these differences do not cause differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP reported Net income and/or Stockholders’ Equity, it may be useful to understand them to better interpret the Group’s financial statements presented in accordance with U.S. GAAP. Following is a summary of the significant classification differences that pertain to the basic financial statements.
Balance Sheet-
a.
The captions “Loans and advances to credit institutions”, “Cash and balances with central banks” and “Loans and advances to customers” (see Notes 6 and 10) include securities purchased under agreements to resell to financial institutions and other customers, respectively. Under U.S. GAAP, securities purchased under agreements to resell are presented as a separate item.

b.
The assets classified under the main category of “Other financial assets at fair value through profit or loss”, are reclassified in the U.S. GAAP balance sheet to financial assets held for trading — Banks, Loans, Debt Securities or Equity Securities, according to their nature, as such designation doesn’t exist.

c.	The caption “Insurance contracts linked to pensions” is presented netted with pension liabilities in the “Pension Allowance” caption of the U.S. GAAP balance sheet.

d.
Preference shares are included in “Equity having the substance of a financial liability” or “Subordinated debt” in our EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 balance sheet, while in the U.S. GAAP balance sheet they are included in “Minority interest” or “Long-term debt” depending on which entity act as issuer (operative or special purpose entity respectively). See Note 58.5 for further explanation.

e.
Assets acquired through foreclosure and waiting disposition, net of the related allowances, are included under “Non-current assets held for sale: Tangible assets” in the balance sheet (see Note 12). Under U.S. GAAP, such assets are presented under “Other assets”.

f.
The “Total other assets” caption on the asset side of the U.S. GAAP balance sheet includes the followings captions of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 Balance Sheet: “Intangible assets”, “Other assets” and “Prepayments and accrued income”.

g.
Deposits from credit institutions (see Note 20) and from customers (see Note 21), both including securities sold under agreements to repurchase and other short-term borrowings, are presented as separate items in the balance sheet. Under U.S. GAAP, such funds are presented under “Deposits” classified by nature, except securities sold under agreements to repurchase and other short-term borrowings, which are presented under the caption “Short-term debt”.

h.
The liability captions “Debt securities” and “Subordinated debt” disclosed in the balance sheet (Notes 22 and 23 respectively) are presented under the caption “Long term debt” under U.S. GAAP, except the item “Promissory Notes” which is included under the “Short term debt” caption.

i.
The following captions on the liability side of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 balance sheet are presented under the caption “Other liabilities-Others” on the U.S. GAAP balance sheet: “Other liabilities”, “Accrued expenses and Deferred Income” and “Provisions”.

j.
The caption “Pension allowance” on the U.S. GAAP balance sheet is reported net of the amounts of pension commitments covered by contracts taken out with insurance companies; these amounts are presented on the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 balance sheet under the caption “Insurance contracts linked to pensions”.

k.
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 stock borrowed and lent are accounted for as off-balance sheet commitments. Under U.S. GAAP these transactions are grossed up on the balance sheet and included as an asset (“Available-for-sale Investment securities”) and as liabilities that represent the obligation to return the securities received (“stock borrowing liabilities” under the “Other liabilities” caption).

Statement of Income-
a.
The breakdown of interest income and interest expense under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP is determined by the classification of the assets and liabilities that generate such income and expenses. However, net interest income in our statement of income includes the interest cost assigned to the pension plan, which are classified as a part of “Salaries and employee benefits” in the U.S. GAAP statement of income.

b.
Income and expenses of Insurance business in our statement of income is included under the “Insurance activity income” caption, while in the U.S. GAAP statements the revenue is classified under the “Interest Income” or “Non-Interest income” captions and the expenses under the “Interest expense” or “Non-interest Expense” captions.

c.
Commissions and fees received and paid by the Group are presented as separate items in our statement of income. Under U.S. GAAP, such commissions and fees are presented net and detailed by activity (together with insurance activity, see Note b) above).

d.
“Gains/losses on financial assets and liabilities (net)” includes gains and losses from investment securities and from derivatives. Under U.S. GAAP, such gains and losses are disclosed separately under “Gains (losses) from investment securities” and “Gains (losses) from foreign exchange, derivatives and other, net”.

e.
Occupancy and maintenance expenses of premises and equipment are included under the caption “Other general administrative expenses”. Under U.S. GAAP, such expenses are included as a part of “Occupancy expenses of premises, depreciation and maintenance, net”.

f.
Amortization of intangible assets is included as a part of “Depreciation and amortization”. Under U.S. GAAP, such amortization is included under “Non-interest expense - Amortization of intangible assets”.

g.
“Impairment losses” and “Provisions (net)” are excluded from the subtotals “Other operating expenses” and “Net operating income”, according to the formats prescribed by the Bank of Spain Circular and the CNMV Circular. Under IFRS, impairment losses and provision expenses are to be recorded as components of the subtotals “Net operating income” and “Other operating expenses”.

58.5 Consolidated financial statements
Following are the consolidated balance sheets and consolidated statements of income of the Group under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 reformatted to conform to the presentation guidelines for bank holding companies set forth in Regulation S-X of the Securities and Exchange Commission of the United States of America.
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts and allocations of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates but any differences should not be material.

In addition to the presentation differences explained above, the application of FIN 46-R has resulted in certain other differences.
FIN 46-R defines and identifies “Variable Interest Entity” (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, (2) equity investor that cannot make significant decisions about the entity’s operations, or that do not absorb the expected losses or receive the expected returns of the entity or (3) equity investors that have voting rights that are not proportionate to their economic interests and substantially all the activities of the entity involved, or are conducted on behalf of, an investor with a disproportionately small voting interest. A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.
The application of FIN 46-R has resulted in the deconsolidation of some special purpose entities that are used to issue preferred securities and that were designated VIEs. As a result most of our issuances of preference shares were classified as long term debt (€6,665,166, €6,854,071 and €6,213,761 thousand in 2006, 2005 and 2004 respectively) and its share of net income considered as interest expense, while some issuances made from operating subsidiaries (i.e. Abbey and Banesto) were classified in Minority Interest (€839,732, €1,227,544 and €1,202,477 thousand in 2006, 2005 and 2004 respectively), see Notes 58.2 and 58.6.
Some mortgage securitization vehicles are considered “qualifying special purpose entities” under U.S. GAAP and fall outside the scope of FIN 46-R. Consequently, under U.S. GAAP these securitizations of mortgage loans are accounted for as sales (See Note 58.3.g). However, in our EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 financial statements those entities have been consolidated. In the preparation of the following financial statements the loans and the secured debt of these mortgage securitization vehicles that are considered “qualifying special purpose entities” under U.S. GAAP have been derecognized (€22,565, €21,467 and €18,685 million at December 31, 2006, 2005 and 2004 respectively).
The Group enters into transactions under which it lends and borrows stock using other stock as collateral, and these are accounted for as Off-Balance Sheet Commitments under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. Under SFAS 140, these transactions are grossed up on the following balance sheet. At December 31, 2006, the Group have included assets of €28,809 million (2005: €27,493 million; 2004: €29,263 million) as collateral received and liabilities of €28,809 million (2005: €27,493 million; 2004: €29,263 million) as an obligation to return collateral received.

CONSOLIDATED BALANCE SHEET

	Thousands of Euros
	2006	2005	2004
Assets
Cash and due from banks	12,092,021	12,778,288	8,262,456
Interest earning deposits in other banks	18,744,258	21,656,497	16,260,049
Securities purchased under agreements to resell	29,553,485	30,118,812	28,221,773
Trading account assets	185,793,404	203,070,126	157,515,031
Banks	14,813,223	12,707,521	19,402,241
Loans	38,555,526	32,911,193	22,799,136
Derivatives	34,984,291	27,629,194	21,081,213
Debt securities	81,237,212	91,441,181	75,502,587
Equity securities	16,203,152	38,381,037	18,729,854
Investment securities	39,320,069	102,824,478	73,608,624
Available-for-sale	39,320,069	102,824,478	73,608,624
Net Loans and leases	461,231,697	380,047,994	326,827,400
Loans and leases, net of unearned income	469,395,141	387,657,920	333,672,615
Less-Allowance for loan losses	(8,163,444)	(7,609,926)	(6,845,215)
Premises and equipment, net	8,941,963	8,912,411	9,627,478
Investment in affiliated companies	5,006,109	3,031,482	3,747,564
Other assets	76,828,415	78,724,301	77,163,052
Intangible Assets	2,444,106	2,211,026	412,733
Goodwill in consolidation	14,512,735	14,018,245	15,090,541
Accrual Accounts	1,581,843	2,969,219	3,006,164
Hedge derivatives	2,987,964	4,126,104	3,824,936
Others	55,301,767	55,399,707	54,828,678

Total assets	837,511,421	841,164,389	701,233,427

Liabilities
Deposits	353,855,908	329,944,371	311,879,381
Non interest deposits	4,256,369	9,159,404	7,917,020
Interest bearing	349,599,539	320,784,967	303,962,361
Demand deposits	91,633,288	82,603,507	113,481,111
Savings deposits	93,717,633	90,471,827	78,849,072
Time deposits	164,248,618	147,709,633	101,439,108
Certificates of deposit	—	—	10,193,070
Short-term debt	127,819,292	151,359,866	86,584,340
Long-term debt	176,369,886	131,059,159	104,817,622
Other liabilities	131,554,301	184,946,750	160,249,349
Taxes Payable	4,539,051	3,867,795	3,496,212
Accounts Payable	6,405,232	5,202,654	2,508,725
Accrual Accounts	2,999,080	3,048,733	4,305,825
Pension Allowance	11,409,770	11,496,596	10,687,541
Stock borrowing liabilities	28,808,637	31,538,809	28,139,089
Derivatives	42,231,967	28,708,336	29,087,299
Liabilities under insurance contracts	10,704,258	44,672,300	42,344,776
Other Provisions	5,212,208	5,650,029	4,577,300
Short securities positions	11,473,062	17,415,800	8,712,120
Others	7,771,036	33,345,698	26,390,462

Total liabilities	789,599,387	797,310,146	663,530,692

Minority interest	3,060,475	4,075,767	3,287,793

Stockholders’ equity
Capital stock	3,127,148	3,127,148	3,127,148
Additional paid-in-capital	20,370,128	20,370,128	20,370,128
Other additional capital	(1,442,379)	(1,797,267)	(1,437,162)
Current year earnings	7,595,947	6,220,104	3,605,870
Other reserves	15,200,715	11,858,363	8,748,958

Total stockholders’ equity	44,851,559	39,778,476	34,414,942

Total liabilities and Stockholders’ equity	837,511,421	841,164,389	701,233,427
The Group has issued Mortgage backed securities, called “Cédulas Hipotecarias”. These securities issued pursuant the Mortgage Market law amount as a maximum 90% of the amount of the mortgage loans assigned as guarantee of them. As of December 31, 2006, 2005 and 2004, the minimum amount of mortgage loans allocated as guarantee of those securities was €40,249 million, €30,278 millions and €18,056 millions. The detail of these Notes is in Note 22.
Additionally, as of December 31, 2006, 2005 and 2004, the investment debt securities assigned to certain Group or third-party commitments amounted to €695 million, €70 million and €62 million, respectively.

CONSOLIDATED STATEMENTS OF INCOME

	Thousands of Euros
	2006	2005	2004
Interest income:
Interest and fees on loans and leases	27,467,792	26,223,462	11,000,093
Interest on deposits in other banks	3,793,454	5,189,789	2,066,299
Interest on securities purchased under agreements to resell	1,349,838	1,123,269	760,268
Interest on investment securities	5,466,969	5,452,841	4,298,332
Dividends	164,606	176,319	176,404

Total interest income	38,242,659	38,165,680	18,301,396

Interest expenses:
Interest on deposits	(13,110,588)	(13,648,652)	(5,430,827)
Interest on short-term borrowings	(4,483,245)	(4,240,167)	(2,373,045)
Interest on long-term debt	(6,562,678)	(4,314,932)	(1,909,694)

Total interest expense	(24,156,511)	(22,203,751)	(9,713,566)

Net interest income	14,086,148	15,961,929	8,587,830
Provision for credit losses	(2,467,135)	(1,615,195)	(1,585,869)
Net interest income after provision for credit losses	11,619,013	14,346,734	7,001,961
Non-interest income:
Commissions and fees from fiduciary activities	2,087,504	1,955,911	1,583,185
Commissions and fees from securities activities, net	777,687	640,137	509,782
Fees and commissions from insurance activities	5,985,488	4,406,201	2,748,984
Other Fees and commissions, net	3,150,168	2,735,749	2,108,624
Gains (losses) from:
Affiliated companies’ securities	534,276	1,741,850	303,523
Investment securities	3,546,930	2,558,182	1,821,971
Foreign exchange, derivatives and other, net	(2,975,399)	114,550	128,909
Sale of premises	89,024	(85,914)	(189,984)
Other income	3,982,841	1,789,712	1,686,202

Total noninterest income	17,178,519	15,856,378	10,701,196
Non interest expense:
Salaries and employee benefits	(7,660,946)	(6,999,555)	(5,533,934)
Occupancy expense of premises, depreciation and maintenance, net	(1,503,766)	(1,420,126)	(965,182)
General and administrative expenses	(3,177,021)	(2,990,714)	(2,019,004)
Impairment of goodwill	—	—	(138,200)
Impairment / amortization of intangible assets	(519,953)	(398,852)	(348,119)
Provisions for specific allowances	(94,352)	(1,029,147)	(391,376)
Payments to Deposit Guarantee Fund	(180,217)	(173,696)	(141,617)
Insurance claims	(5,197,709)	(7,785,434)	(2,501,461)
Other expenses	(1,224,044)	(1,531,802)	(1,274,122)

Total non-interest expense	(19,558,008)	(22,329,326)	(13,313,015)
Income before income taxes	9,239,524	7,873,786	4,390,142
Income tax expense	(2,293,638)	(1,274,738)	(525,824)
Net consolidated income for the year	6,945,886	6,599,048	3,864,318
Net income attributed to minority interest	527,966	523,979	338,496
Income from discontinued operation, net of taxes	1,178,027	145,035	80,048
NET INCOME ATTRIBUTED TO THE GROUP	7,595,947	6,220,104	3,605,870

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (NOTES 30 AND 31)

	Thousands of shares
NUMBER OF REGISTERED SHARES	2006	2005	2004

Balance at beginning of the year	6,254,296	6,254,296	4,768,402

Capital increases for the acquisition of Abbey National PLC (November 2004, Note 59.9)	—	—	1,485,894

Balance at end of the year	6,254,296	6,254,296	6,254,296

Par value per share at year-end (Euro):	0.50	0.50	0.50
CHANGES IN STOCKHOLDERS’ EQUITY

	Thousands of Euros
	2006	2005	2004
Capital stock

Balance at beginning of the year	3,127,148	3,127,148	2,384,201

Capital increases for the acquisition of Abbey National PLC (November 2004, Note 59.9)	—	—	742,947

Balance at year-end	3,127,148	3,127,148	3,127,148

Retained earnings and other reserves

Balance at beginning of the year	33,574,232	29,510,230	16,235,432

Net income attributable to the Group for the year	7,595,947	6,220,104	3,605,870
Dividends	(2,197,934)	(2,270,810)	(2,015,948)
Decrease/ (increase) in Treasury stock	(64,106)	99,853	(127,223)
Paid-in capital	—	—	11,797,995
Other variations, net	(54,485)	14,855	14,104

Balance at year-end	38,853,654	33,574,232	29,510,230

Valuation Adjustments
Balance at beginning of the year	3,077,096	1,777,564	2,043,360

Net Income Recognized Directly In Equity	(206,339)	1,299,532	(265,796)

Balance at year-end	2,870,757	3,077,096	1,777,564

Stockholders’ Equity balance at year-end	44,851,559	39,778,476	34,414,942

Following are the summarized balance sheets of Banco Santander Central Hispano, S.A. as of December 31, 2006, 2005 and 2004.
CONDENSED BALANCE SHEETS (Parent company only)

	2006	2005	2004
	(Thousands of Euros)
Assets
Cash and due from banks	40,677,959	49,895,502	36,481,668
Trading account assets	35,657,947	24,060,091	13,494,422
Investment securities	10,149,175	49,942,815	19,251,480
Net Loans and leases	141,139,269	107,596,398	94,585,607
Investment in affiliated companies	39,339,174	34,682,610	34,017,195
Premises and equipment, net	1,503,788	1,551,633	1,608,168
Other assets	16,208,699	13,972,259	13,029,526

Total assets	284,676,011	281,701,308	212,468,066

Liabilities
Deposits	153,757,709	133,530,241	106,840,594
Short-term debt	16,823,769	54,544,358	24,702,126
Long-term debt	43,272,302	36,974,185	33,996,367
Other liabilities	40,452,656	27,631,055	18,089,348

Total liabilities	254,306,436	252,679,839	183,628,435

Stockholders’ equity
Capital stock	3,127,148	3,127,148	3,127,148
Retained earnings and other reserves	27,242,427	25,894,321	25,712,483

Total stockholders’ equity	30,369,575	29,021,469	28,839,631

Total liabilities and Stockholders’ equity	284,676,011	281,701,308	212,468,066
Following are the summarized statements of income of Banco Santander Central Hispano, S.A. as of December 31, 2006, 2005 and 2004.
CONDENSED STATEMENTS OF INCOME (Parent company only)

	2006	2005	2004
	(Thousands of Euros)
Interest income
Interest from earning assets	8,380,873	8,181,987	5,658,361
Dividends from affiliated companies	3,630,403	1,900,353	1,478,910

	12,011,276	10,082,340	7,137,271
Interest expense	(6,877,205)	(6,852,627)	(4,397,945)

Net interest income	5,134,071	3,229,713	2,739,326
Provision for credit losses	(506,281)	(126,450)	(619,372)

Net interest income after provision for credit losses	4,627,790	3,103,263	2,119,954
Non-interest income:	1,968,709	2,552,860	2,355,913
Non interest expense:	(3,337,769)	(3,050,492)	(2,609,673)

Income before income taxes	3,258,730	2,605,631	1,866,194
Income tax expense	(2,540)	(622)	69,798

Net income	3,256,190	2,605,009	1,935,992

58.6 Preference Shares and Preferred Securities
The following table shows the balance of the preference shares and preferred securities as of December 31, 2006, 2005 and 2004:

	2006	2005	2004
	(Thousands of Euros)
Preference shares	668,328	1,308,847	2,124,222
Preferred securities	6,836,570	6,772,768	5,292,016

Total at year-end	7,504,898	8,081,615	7,416,238
Preference Shares are recorded under the “Equity having the substance of a financial liability” caption in the consolidated balance sheet as of December 31, 2006, 2005 and 2004.
This category includes the financial instruments issued by the consolidated companies which, although equity for legal purposes, do not meet the requirements for classification as equity in the financial statements. These shares do not carry any voting rights and are non-cumulative. They were subscribed to by non-Group third parties, are redeemable at the discretion of the issuer, based on the conditions of the issuer except for the shares of Abbey amounting to GBP 325 million. None of these issues are convertible into Bank shares or granted privileges or right which, in certain circumstances, make them convertibles into shares.
This category includes non-cumulative preferred non-voting shares issued by Banesto Holdings, Ltd., Totta & Açores Financing, Limited, Pinto Totta International Finance, Limited, and Abbey National plc.
Preferred Securities are recorded under the “Financial liabilities at amortized cost — Subordinated Liabilities” caption in the consolidated balance sheet as of December 31, 2006, 2005 and 2004.
For the purposes of payment priority, preferred securities are junior to all general creditors and to subordinated deposits. The payment of dividends on these securities, which have no voting rights, is conditional upon the obtainment of sufficient distributable profit and upon the limits imposed by Spanish banking regulations on equity.
This category includes non-cumulative preferred non-voting securities issued by Santander Finance Capital, S.A. (Unipersonal), and Santander Finance Preferred, S.A. (Unipersonal), guaranteed by the Bank. It also includes non-cumulative preferred non-voting securities issued by Banesto Preferentes, S.A, Banco Español de Crédito, S.A., and Abbey Group.

Except the issue of Santander PR Capital Trust I, which redeems in 2036, all preference shares and preferred securities are perpetual securities and there is no obligation that requires the Group to redeem them. None of these are mandatorily redeemable as defined in SFAS No. 150. All securities have been fully subscribed by third parties outside the Group. In the consolidated balance sheets, these securities are shown net of any temporary operations relating to liquidity guarantees (see Notes 23, 26 and Exhibit III), and are described in the table below:

	Outstanding at December 31, 2006
		Amount in
Preference Shares		currency
Issuer/Date of issue	Currency	(million)	Interest rate		Redemption Option (3)
Banesto Holding, Ltd, (1) December 1992	U.S. Dollar	77.3	10.50%		June 30, 2012
Pinto Totta International Finance, Limited (1), 1997	U.S. Dollar	125	7.77	% (4)	August 1, 2007
Abbey National Plc (2), October 1995	Pounds Sterling	100	10.375%		No option
Abbey National Plc (2), February 1996	Pounds Sterling	100	10.375%		No option
Abbey National Plc (2), June 1997	Pounds Sterling	125	8.625%		No option

	Outstanding at December 31, 2006
		Amount in
Preferred Securities		currency
Issuer/Date of issue	Currency	(million)	Interest rate	Maturity date
Banesto Group
Banesto Preferentes, S.A. (1) December 2003	Euro	131.14	Euribor (3M) + 0.2%	Perpetuity
Banco Español de Crédito (2), October 2004	Euro	125	Eur CMS 10 + 0.125%	Perpetuity
Banco Español de Crédito (2), November 2004	Euro	200	5.5%	Perpetuity

Santander Finance Capital, S.A. (Unipersonal) (1)
October 2003	Euro	450	Euribor (3M) + 0.1%	Perpetuity
February 2004	Euro	400	Euribor (3M) + 0.1%	Perpetuity
July 2004	Euro	750	Euribor (3M) + 0.1%	Perpetuity
September 2004	Euro	680	Euribor (3M) + 0.1%	Perpetuity
April 2005	Euro	1,000	Euribor (3M) + 0.1%	Perpetuity

Santander Finance Preferred, S.A. (Unipersonal) (1)
March 2004	U.S. Dollar	190	6.41%	Perpetuity
September 2004	Euro	300	Eur CMS 10 +0.05% subject to a maximum distribution of 8% per annum	Perpetuity
October 2004	Euro	200	5.75%	Perpetuity
November 2006	U.S. Dollar	500	6.80%	Perpetuity

Abbey Group
Abbey National Capital Trust I (1), February 2000	U.S. Dollar	1,000	Fixed to 8.963% until June 30, 2030, and from this date, 2.825% + Libor USD (3M)	Perpetuity
Abbey National Plc (1), February 2001	Pounds Sterling	300	7.037% (5)	Perpetuity
Abbey National Plc (1), August 2002	Pounds Sterling	175	Fixed to 6.984% until February 9, 2018, and thereafter, at a rate reset semi-annually of 1.86% per annum + Libor GBP (6M)	Perpetuity
Abbey National Plc (1), August 2002	U.S. Dollar	500	7.375%	Perpetuity

Santander PR Capital Trust I
February 2006	U.S. Dollar	125	6.750%	July 2036

(1)
Under U.S. GAAP, these entities have been designated “Variable Interest Entities” (VIEs) and they are not consolidated. Therefore, their issues have been excluded from the consolidated financial statements of the Group. Since that time the Group recognized the subordinated deposits related to these issues and their interests. See Note 58.4, where these issues have been classified as “Long Term Debt” and their dividends, as “Interest on Long-Term Debt”, respectively. Refer to Note 58.2 for more information.

(2)
Preference shares issued by Banesto and Abbey have been classified in Minority interest in the Balance Sheet prepared in accordance with the presentation guidelines for bank holding companies set forth in Regulation S-X. See Notes 58.5 and 58.2.

(3)	From these date the issuer can redeem the shares, subject to prior authorization by the national supervisor.

(4)	Return until August 1, 2007. 6-month dollars Libor +2.75% from this date.

(5)
From February 14, 2026, this issue will bear interest at a rate, reset every five years, of 3.75% per annum above the gross redemption yield on a five-year specified United Kingdom government security.

In accordance with Reg. S-X.T. Rule 3-10, Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered, Santander Finance Capital, S.A. (Unipersonal) and Santander Finance Preferred, S.A. (Unipersonal) — issuers of registered preferred securities guaranteed by Banco Santander Central Hispano, S.A. — do not file the financial statements required for a registrant by Regulation S-X as:
- Santander Finance Preferred, S.A. (Unipersonal) is 100% owned finance subsidiary of Banco Santander Central Hispano, S.A. that fully and unconditionally guarantees the preferred securities (Series 1 are listed in the United States). No other subsidiary of the Bank guarantees such securities.
- Santander Finance Capital, S.A. (Unipersonal) is 100% owned finance subsidiary of Banco Santander Central Hispano, S.A. that fully and unconditionally guarantees the preferred securities (not listed in United States). No other subsidiary of the Bank guarantees such securities.
The condensed financial statements of Santander Finance Capital, S.A. (Unipersonal) and Santander Finance Preferred, S.A. (Unipersonal) for the years ended December 31, 2006, 2005 and 2004 are the following:
SANTANDER FINANCE CAPITAL, S.A. (UNIPERSONAL)
Santander Finance Capital, S.A. (Unipersonal) was established in Spain on July 8, 2003.
The common stock of the company is wholly owned by Banco Santander Central Hispano, S.A.
Presented below are the condensed balance sheet, condensed statements of income and statements of changes in the stockholders’ equity for Santander Finance Capital, S.A. (Unipersonal), prepared in conformity with EU-IFRS.
Balance sheets

SANTANDER FINANCE CAPITAL, S.A.	Thousands of Euros
(UNIPERSONAL)	2006	2005	2004
Assets:
Cash	35,066	20,077	6,947
Loans and credits	46	—	—
Deposits with Parent Bank	3,214,769	3,214,769	2,235,269
Start-up expenses	34,458	47,268	38,793
Accrual accounts	19,967	15,099	8,551

Total Assets	3,304,306	3,297,213	2,289,560
Liabilities and stockholders’ equity:

LIABILITIES:
SHORT-TERM DEBT
Public entities	21	571	2,099
Accrual accounts	23,965	13,205	7,495
Non-commercial debts	34	3,237	—

Total Short-term Liabilities	24,020	17,013	9,594
LONG-TERM DEBT
Debts with Group companies	64	5	5
Provisions for taxes	—	12	—
Preferred securities	3,280,000	3,280,000	2,280,000

Total Long-term Liabilities	3,280,064	3,280,017	2,280,005

Total Liabilities	3,304,084	3,297,030	2,289,599
STOCKHOLDERS’ EQUITY:
Capital stock	151	151	60
Retained earnings	32	(99)	9
Net income	39	131	(108)

Total Stockholders’ Equity	222	183	(39)

Total Liabilities and Stockholders’ Equity	3,304,306	3,297,213	2,289,560

Statement of income

	Thousands of Euros
SANTANDER FINANCE CAPITAL, S.A. (UNIPERSONAL)	2006	2005	2004
Interest income	113,237	86,299	39,726
Interest expenses	(100,320)	(74,425)	(35,001)
Operating expenses	(12,857)	(11,731)	(4,833)
Corporate income tax	(21)	(12)	—

Net income / (loss)	39	131	(108)

Statement of changes in stockholders’ equity

					Total
			Retained		Stockholders’
	Capital stock		Earnings	Net income	Equity
	Common
Changes in Stockholders’ Equity	Shares	Thousands of Euros
Balance at January 1, 2005	602	60	9	(108)	(39)

2004 Income allocation	—	—	(108)	108	—

2005 Capital increase	903	91	—	—	91

Net income 2005	—	—	—	131	131

Balance at December 31, 2005	1,505	151	(99)	131	183

2005 Income allocation	—	—	131	(131)	—

Net income 2006	—	—	—	39	39

Balance at December 31, 2006	1,505	151	32	39	222

In October 2005, the board of directors authorized a capital increase of 903 shares of common stock with a €100 par value. This capital increase was fully subscribed and paid by Banco Santander Central Hispano, S.A.
After this capital increase, the capital stock of Santander Finance Capital S.A. (Unipersonal), as of December 31, 2005, amounted to 1,505 shares of common stock with a €100 par value, fully subscribed and paid by Banco Santander Central Hispano, S.A. (wholly owner of this company).
Preferred Securities

		Thousands of
	Issue Date	Euros
Series I	10/3/2003	450,000
Series II	02/18/2004	400,000
Series III	07/30/2004	750,000
Series IV	09/30/2004	680,000
Series V	04/12/2005	1,000,000

Total		3,280,000
-	On October 3, 2003, Santander Finance Capital, S.A. (Unipersonal) issued 18,000,000 preference securities, at €25 par value.
-	On February 18, 2004, Santander Finance Capital, S.A. (Unipersonal) issued 16,000,000 preference securities, at €25 par value.
-	On July 30, 2004, Santander Finance Capital, S.A. (Unipersonal) issued 30,000,000 preference securities, at €25 par value.
-	On September 30, 2004, Santander Finance Capital, S.A. (Unipersonal) issued 27,200,000 preference securities, at €25 par value.
-	On April 12, 2005, Santander Finance Capital, S.A. (Unipersonal) issued 40,000,000 preference securities, at €25 par value.
-	These issues are perpetual and can be redeemable at the option of the issuer, subject to the consent of the Bank of Spain, in whole or in part, at any time after five years from the issue date.
-	All the issues of Santander Finance Capital, S.A. (Unipersonal) are guaranteed by Banco Santander Central Hispano, S.A.

SANTANDER FINANCE PREFERRED, S.A. (UNIPERSONAL)
Santander Finance Preferred, S.A. (Unipersonal) was established in Spain on February 27, 2004.
The common stock of the company is wholly owned by Banco Santander Central Hispano, S.A.
Presented below are the condensed balance sheet, condensed statements of income and statements of changes in the stockholders’ equity for Santander Finance Preferred, S.A. (Unipersonal), prepared in conformity with EU-IFRS.
Balance sheets

	Thousands of Euros
SANTANDER FINANCE PREFERRED, S.A. (UNIPERSONAL)	2006	2005	2004
Assets:
Cash	6,399	3,761	1,377
Deposits with Parent Bank	1,003,976	648,718	627,627
Deferred expenses	13,583	8,376	10,557
Start-up expenses	3	3	2
Accrual accounts	9,678	6,120	6,807

Total Assets	1,033,639	666,978	646,370

Liabilities and stockholders’ equity:

LIABILITIES:
SHORT-TERM DEBT
Public entities	57	65	188
Accrual accounts	8,883	5,646	6,333
Non-commercial debts	30	45	18

Total Short-term Liabilities	8,970	5,756	6,539

LONG-TERM DEBT
Deferred income	580	—	276
Debts with group companies	4	—	—
Provisions for taxes	—	4	2
Preferred securities	1,023,918	661,058	639,490

Total Long-term Liabilities	1,024,502	661,062	639,768

Total Liabilities	1,033,472	666,818	646,307

STOCKHOLDERS’ EQUITY:
Capital stock	151	151	60
Retained earnings	9	3	—
Net income	7	6	3

Total Stockholders’ Equity	167	160	63

Total Liabilities and Stockholders’ Equity	1,033,639	666,978	646,370

Statement of income

	Thousands of Euros
SANTANDER FINANCE PREFERRED, S.A. (UNIPERSONAL)	2006	2005	2004
Interest income	38,335	35,345	14,634
Interest expenses and similar expenses	(38,231)	(35,167)	(14,603)
Operating expenses	(93)	(168)	(26)
Corporate income tax	(4)	(4)	(2)

Net income / (loss)	7	6	3

Statement of changes in stockholders’ equity

					Total
			Retained		Stockholders’
	Capital stock		Earnings	Net income	Equity
	Common
Changes in Stockholders’ Equity	Shares	Thousands of Euros
Balance at January 1, 2005	602	60	—	3	63

2004 Income allocation	—	—	3	(3)	—

2005 Capital increase	903	91	—	—	91

Net income 2005	—	—	—	6	6

Balance at December 31, 2005	1,505	151	3	6	160

2004 Income allocation	—	—	6	(6)	—

Net income 2005	—	—	—	7	7

Balance at December 31, 2006	1,505	151	9	7	167
In October 2005, the board of directors authorized a capital increase of 903 shares of common stock with a €100 par value. This capital increase was fully subscribed and paid by Banco Santander Central Hispano, S.A.
After this capital increase, the capital stock of Santander Finance Preferred, S.A. (Unipersonal), as of December 31, 2005, amounted to 1,505 shares of common stock with a €100 par value, fully subscribed and paid by Banco Santander Central Hispano, S.A. (wholly owner of this company).
Preferred Securities

		Thousands of
	Issue Date	Euros at 12/31/06
Series 1- $190,000	03/11/2004	144,267
Series 2- €300,000	09/30/2004	300,000
Series 3- €200,000	10/08/2004	200,000
Series 4- $500,000	11/21/2006	379,652

		1,023,918
-	On March 11, 2004, Santander Finance Preferred, S.A. (Unipersonal) issued 7,600,000 preferred securities, at $25 par value.
-	On September 30, 2004, Santander Finance Preferred, S.A. (Unipersonal) issued 300,000 preferred securities, at €1,000 par value.

-	On October 8, 2004, Santander Finance Preferred, S.A. (Unipersonal) issued 200,000 preferred securities, at €1,000 par value.
-	On November 21, 2006 Santander Finance Preferred, S.A. (Unipersonal) issued 20,000,000 preferred securities, at €25,000 par value.
-	These issues are perpetual and can be redeemable at the option of the issuer, subject to the consent of the Bank of Spain, in whole or in part, at any time after five years from the issue date.
-	All the issues of Santander Finance Preferred, S.A. (Unipersonal) are guaranteed by Banco Santander Central Hispano, S.A.
58.7 Business combinations: Goodwill and Other assets and liabilities
The main differences that explain the goodwill reconciliation item are those that arose with the acquisition of Abbey (2004), the purchase of Banco Central Hispano (1999) and the acquisition of Banesto (1994 and 1996) but there are many others that date from several years ago. The quantification of the differences is shown below:
Summary of differences arising in business combinations between U.S. GAAP and the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, as of December 31, 2006

	U.S. GAAP	EU-IFRS(*)	Difference
Purchase/merger of/with Banco Central Hispano	1,983,009	—	1,983,009
Acquisition of Banesto	2,024,831	373,562	1,651,269
Purchase of Abbey	7,927,566	8,920,188	(992,622)
Others	5,691,225	5,218,985	472,240

Total	17,626,631	14,512,735	3,113,896

Of which:

Goodwill	17,119,896	14,512,735	2,607,161
Other assets and liabilities arisen in the business combinations reconciling adjustments to U.S. GAAP	506,735	—	506,735

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
Abbey: The acquisition of Abbey is described in Note 59.9) to our consolidated financial statements. In this note we explain that the initial goodwill generated under U.S. GAAP was lower than under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004. The main differences between the final Goodwill in the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP arise from the different date of quotation used to value the acquisition price of Abbey (quotation of October 20, 2004, last business-day prior to the date of approval of the capital increase under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and, quotation of days around the agreement and announcement of the offer in July 2004, under U.S. GAAP) and differences arising from the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 reconciliation adjustments to U.S. GAAP including loan origination fees, other intangibles assets and other minor adjustments.
Additionally, after the initial calculation, certain intangible assets were valued and identified further reducing the goodwill.
Banco Central Hispano: In 1999 Banco Santander and Banco Central Hispano merged. Under previous Spanish GAAP at that date no goodwill was registered. Under U.S. GAAP this business combination was accounted for using the purchase method. The reconciliation adjustments made to change to purchase accounting included €2,812,262 thousand of goodwill on the purchase, of which €459,330 thousand were allocated to premises and equipment, €118,940 thousand to deferred taxes and €250,983 thousand were amortized on a straight-line basis until SFAS 142 became effective.
Banesto: On August 1994 Banco Santander acquired 73.45% of Banesto from the Deposits Guarantee Fund for €1,884 million with the obligation to offer tranche B at €2.4 per share to other shareholders of Banesto (13.27% of its capital) and with the obligation to keep a minimum of 30% at least during 4 years. The Bank’s stake in Banesto for the years 1995, 1996 and 1997 was 53.18%, 52.6% and 49.25% respectively.
On February 19, 1998, the Board of Directors of Banco Santander resolved to launch a tender offer to acquire shares of Banesto, in order to raise its holding to 100% of the capital stock. The goodwill that arose from the tender offer to purchase shares of Banesto (€2,544 million) was amortized under previous Spanish GAAP with a charge to the additional paid-in capital resulting from the capital increase carried out for that purpose.
According to Bank of Spain’s authorization, the Bank was required to restore the reserves netted against goodwill if it sold its stake in Banesto. For U.S. GAAP purposes, this goodwill was amortized on a straight-line basis over a 20 year period, registering an expense of €127 million per year until SFAS 142 became effective.

In November 2002 Banesto made a capital increase which was not subscribed by the Bank. Instead the Bank sold its preemptive rights to the new shareholders, making a profit. Following the agreement with Bank of Spain, the Bank restored reserves by €271 million that were not included in Net Income under previous Spanish GAAP. Under U.S. GAAP both goodwill and profit on the sale of the preemptive rights were adjusted.
In summary, the difference between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP goodwill is mainly the €2,544 million which were netted against paid-in capital, less its amortization until December 2001, less the adjustment related to the sale of the preemptive rights.
Others: There are other transactions that have resulted in small differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP figures. Most of them arose many years ago, and were originated by differences between previous Spanish GAAP and U.S. GAAP.
The movements of our goodwill during 2006 and 2005 were as follows:
CHANGES IN GOODWILL

Thousands of Euros	U.S. GAAP	EU-IFRS(*)	Difference
2004 Year end balance	15,973,862	15,090,541	883,321
Acquisitions & sales	60,094	60,113	(19)
Reclassifications	218,109	(1,856,227)	2,074,336
Exchange differences	613,684	723,818	(110,134)
2005 Year end balance	16,865,749	14,018,245	2,847,504
Acquisitions & sales	392,186	574,166	(181,981)
Exchange differences	(125,228)	(66,865)	(58,363)
Impairment	(12,811)	(12,811)	—
2006 Year end balance	17,119,896	14,512,735	2,607,161

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
The main difference between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP 2005 movements was due to the early assessment of Abbey’s intangibles assets made in U.S. GAAP in 2004. The main difference between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP 2006 movements was due to the different amounts of goodwill related to sales of business.

The components of intangible assets other than goodwill were as follows:

			Additions &	Definitive
			Sales, net	assessment
	Estimated	December 31,	of exchange	of	Amortization	December 31,
Thousands of Euros	Useful Life	2004	differences	acquisitions	& Impairments	2005
With indefinite useful life:
Brand name (Abbey)		566,000	—	(106,320)	—	459,680

With finite useful life:
Customer deposits (Abbey)	10 years	1,451,000	—	(193,157)	—	1,257,843
Credit cards (Abbey)	5 years	33,000	—	2,021	—	35,021
Distribution channels (Abbey)		25,692	—	(25,692)	—	—
IT developments	3 years	815,949	391,657	—	—	1,207,606
Other assets		77,724	(19,564)	105,039	—	163,199
Accumulated amortization		(394,132)	88,639	—	(398,852)	(704,345)
Impairment losses		(67,921)	(9,080)	—	(130,977)	(207,978)

Subtotal		2,507,312	451,652	(218,109)	(529,829)	2,211,026

Present value of future profits (Abbey)		642,308	18,511	569,520	—	1,230,339

Total		3,149,620	470,163	351,411	(529,829)	3,441,365
The acquisition of 100% of Abbey generated goodwill under U.S. GAAP lower than the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 calculation. Additionally, after this initial calculation, some intangible assets were valued and identified further reducing the U.S. GAAP goodwill by €1,358,192 thousand (€1,714,245 thousand as revised in 2005 using acquisition exchange rates). These include trademarks & trade names and core deposits.

			Additions &
			Sales, net
			of	Amortization
	Estimated	December	exchange	&	Impairments	December 31,
Thousands of Euros	Useful Life	31, 2005	differences	Impairments	Applications	2006
With indefinite useful life:
Brand name (Abbey)		459,680	9,419	—	—	469,099
Other brand names		—	18,078	—	—	18,078
With finite useful life:
Customer deposits (Abbey)	10 years	1,257,843	25,850	—	—	1,283,693
Credit cards (Abbey)	5 years	35,021	720	—	—	35,741
IT developments	3 years	1,207,606	295,371	—	(193,299)	1,309,678
Other assets		163,199	159,827	—	—	323,026
Accumulated amortization		(704,345)	243,768	(519,953)	—	(980,530)
Impairment losses		(207,978)	—	—	193,299	(14,679)

Subtotal		2,211,026	753,033	(519,953)	—	2,444,106

Present value of future profits (Abbey)		1,230,339	(1,230,339)	—	—	—

Total		3,441,365	(477,306)	(519,953)	—	2,444,106
In the third quarter of 2006, Abbey completed the sale of its life insurance businesses to Resolution Plc. derecognizing its balance of present value of future profits.

58.8 Earnings per Share
Basic EPS is computed by dividing net income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator), which may include contingently issuable shares where all necessary conditions for issuance have been satisfied.
Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to the potential dilution that could occur if securities or other contract to issue common stock (including stock options) were exercised or converted into common stock and then shared in the earnings of the entity.
The Bank’s share option plans outstanding at December 31, 2006, 2005 and 2004 have a dilutive effect on the earnings per share equal to an increase of 34,052,536, 23,325,614 and 8,602,181 shares respectively, as explained in Notes 4.b.ii and 49.c. The effect of these stock options plans is included in the EPS calculation.
The computation of basic and diluted EPS for the years ended December 31, 2006, 2005 and 2004 is presented in the following table.

	Millions of Euros, except per share data
	EU-IFRS(*)			U.S.GAAP
	2006	2005	2004	2006	2005	2004
NUMERATOR FOR BASIC AND DILUTED CALCULATION:

Net income from continuing operations attributable to the Group	6,418	6,075	3,526	6,396	6,173	3,861
Net income from discontinued operations attributable to the Group	1,178	145	80	1,019	145	80

Net income available to common stockholders for basic EPS	7,596	6,220	3,606	7,415	6,318	3,941
Effect of dilutive securities	—	—	—	—	—	—

Net income available to common stockholders for diluted EPS	7,596	6,220	3,606	7,415	6,318	3,941

DENOMINATOR FOR BASIC AND DILUTED CALCULATION:

Basic calculation weighted-average shares	6,248	6,241	4,950	6,248	6,241	4,950
Effect of dilutive securities:
Convertible bonds	—	—	—	—	—	—
Stock options plans	34	23	9	34	23	9

Weighted-average shares for diluted calculation	6,282	6,264	4,959	6,282	6,264	4,959

EARNINGS PER SHARE RATIOS:
Basic earnings per share
Income from continuing operations	1.027	0.973	0.712	1.024	0.989	0.780
Income from discontinued operations	0.189	0.023	0.016	0.163	0.023	0.016
Net income	1.216	0.997	0.728	1.187	1.012	0.796

Diluted earnings per share
Income from continuing operations	1.022	0.970	0.711	1.018	0.986	0.779
Income from discontinued operations	0.188	0.023	0.016	0.162	0.023	0.016
Net income	1.209	0.993	0.727	1.180	1.009	0.795

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

59. Additional information required by U.S. GAAP
The information included in this Note is classified as follows:

Note 59.1.	Securitization
Note 59.2.	Allowance for Credit Losses
Note 59.3.	Investment Securities
Note 59.4.	Derivative Financial Instruments
Note 59.5.	Short Term Borrowings
Note 59.6.	Guarantees
Note 59.7.	Additional disclosures about fair value
Note 59.8.	Stock Option Plans
Note 59.9.	Acquisition of Abbey
Note 59.10.	Acquisition of Drive Consumer U.S.A. Inc.
Note 59.11.	Additional subsequent events
59.1 Securitization
Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, as disclosed in Notes 2.e). and 58.2, the accounting treatment of transfers of financial assets depends on the extent to which the risks and rewards associated with the transferred assets are transferred to third parties. Securitizations may result in continued recognition of the securitized assets; continued recognition of the assets to the extent of the Group’s continuing involvement in those assets; or derecognition of the assets. Hence, under SIC-12 a Special Purpose Entity is consolidated by the entity that is deemed to control it. Indicators of control include the Special Purpose Entity conducting activities on behalf of the entity or the entity holding the majority of the risks and rewards of the Special Purpose Entity.
Under U.S. GAAP, as disclosed in Notes 58.2 and 58.5, the accounting treatment is similar. Nevertheless, according to SFAS 140, securitizations are derecognized in case of transfer of financial assets to a Special Purpose Entity that complies with certain stringent accounting requirements to be considered a Qualifying Special Purpose Entity and fall outside the scope of consolidation as defined by FIN 46-R.
During 2006 the Group (including Abbey) securitized €25.7 billions of mortgages and other loans. These assets were not accounted for as a sale under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.
The balances of assets securitized at December 31, 2006, 2005 and 2004 under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP, were as follows:

	EU-IFRS(*)			U.S. GAAP
Thousands of Euros	2006	2005	2004	2006	2005	2004
Accounted for as a sale	4,901,712	6,065,484	8,254,325	27,467,108	27,533,454	26,939,525
Mortgage loans	2,980,911	2,897,250	3,946,942	25,546,307	24,365,220	22,632,142
Of which Abbey	—	—	—	22,565,396	21,467,970	18,685,200
Other securitized assets	1,920,801	3,168,234	4,307,383	1,920,801	3,168,234	4,307,383

Continued recognition of the assets	59,425,910	46,523,076	36,410,366	36,860,514	25,055,106	17,725,166
Mortgage loans	36,363,009	33,085,261	26,245,840	13,797,613	11,617,291	7,560,640
Of which Abbey	22,565,396	21,467,970	18,685,200	—	—	—
Other securitized assets	23,062,901	13,437,815	10,164,526	23,062,901	13,437,815	10,164,526

TOTAL	64,327,622	52,588,560	44,664,691	64,327,622	52,588,560	44,664,691

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004
Under U.S. GAAP, certain mortgage securitization vehicles (Abbey’s) are considered “qualifying special purpose entities” and fall outside the scope of consolidation as defined by FIN 46-R (see Note 58.5). Consequently, Santander Group treats these securitizations as sales and, where appropriate, recognizes a servicing asset and an interest-only security (see Note 58.2). The servicing asset is amortized over the periods in which the benefits are expected to be received and the interest-only security is accounted for as an available for sale security, and is evaluated for impairment in accordance with EITF 99-20.

Abbey Group
Loans and advances to customers include portfolios of residential mortgage loans, which are subject to non-recourse finance arrangements. These loans have been purchased by, or assigned to, special purpose Securitization companies (“Securitization Companies”), and have been funded primarily through the issue of mortgage-backed securities (“Securities”). Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, no gain or loss has been recognized as a result of these sales. These Securitization Companies are consolidated and included in the Group financial statements as subsidiaries.
Abbey National plc and its subsidiaries are under no obligation to support any losses that may be incurred by the Securitization Companies or holders of the Securities except as described below, and do not intend to provide such further support. Up to and including December 31, 2001, Abbey required Mortgage Indemnity Guarantee (‘MIG’) policies for all mortgaged properties with a Loan to Original Property Value ratio of more than 75 per cent (with the exception of some flexible loans). These MIG policies were underwritten by Carfax Insurance Limited, or (‘Carfax’), a wholly owned subsidiary of Abbey. However, on October 14, 2005, Abbey exercised its right to cancel all relevant MIG policies, as a result of which none of the mortgage loans purchased by, or assigned to Securitization Companies is covered by a MIG policy. Holders of the Securities are only entitled to obtain payment of principal and interest to the extent that the resources of the Securitization Companies are sufficient to support such payments, and the holders of the Securities have agreed in writing not to seek recourse in any other form.
Abbey National plc receives payments from the Securitization Companies in respect of fees for administering the loans, and payment of deferred consideration for the sale of the loans. Abbey National plc has no right or obligation to repurchase the benefit of any securitized loan, except if certain representations and warranties given by Abbey National plc at the time of transfer are breached.
Abbey makes use of a type of securitization known as a master trust structure. In this structure, a pool of assets is assigned to a trust company by the asset originator, initially funded by the originator. A funding entity acquires beneficial interests in a share of the portfolios of assets with funds borrowed from qualifying special purpose entities, which at the same time issue asset-backed securities to third-party investors. The purpose of the special purpose entities is to obtain diverse, low cost funding through the issue of asset-backed securities. The share of the pool of assets not purchased from the trust company by the funding entity is known as the beneficial interest of the originator. Using this structure, Abbey has assigned portfolios of residential mortgages and their related security to Holmes Trustees Limited, a trust company that holds the portfolios of mortgages on trust for Abbey and Holmes Funding Limited. Holmes Funding Limited acquires beneficial interests in the portfolios of mortgages with funds borrowed from the securitization companies (Holmes Financing Nos. 1-9 and Holmes Master Issuer plc). These securitization companies are qualifying special purpose entities in accordance with FAS 140 and issued mortgage-backed securities to third party investors. Abbey consolidates Holmes Trustees Limited and Holmes Funding Limited.
In August and December 2006, Holmes Funding Limited acquired, at book value, a beneficial interest in the trust property vested in Holmes Trustees Limited. This further beneficial interest of €11.0bn was acquired through borrowing from Holmes Financing (No. 10) plc and Holmes Master Issuer plc, which funded its advance to Holmes Funding Limited, through the issue of mortgage backed securities. It is intended that any future issues will be made from Holmes Master Issuer plc. In July 2006 and October 2006 the remaining mortgage backed securities in issue in Holmes Financing (No. 3) plc, Holmes Financing (No. 4) plc and Holmes Financing (No. 5) plc were redeemed. The remaining share of the beneficial interest in residential mortgage loans held by Holmes Trustees Limited belongs to Abbey National plc, and remains on its balance sheet. This beneficial interest amounts to €20.8bn at December 31, 2006.
In accordance with SFAS 140, the assets that have been transferred to qualifying special purpose entities (securitized) and meet the criteria required under SFAS 140 for a sale are no longer retained on the balance sheet. As a result of this sale, gains have been recognized as shown in Note 58.3 g). The remuneration received by Abbey for servicing is considered to be adequate and therefore no servicing assets were recognized.

The balances of assets securitized and non-recourse finance as of December 31, 2006 were as follows:

		Gross assets	Non-recourse
	Closing date of	securitized	finance
Securitization company	Securitization	Millions of Euros
Holmes Financing (No.1) plc	July 26, 2000	1,346	1,346
Holmes Financing (No.2) plc	November 29, 2000	497	497
Holmes Financing (No.6) plc	November 7, 2002	2,676	3,093
Holmes Financing (No.7) plc	March 26, 2003	1,270	1,510
Holmes Financing (No. 8) plc	April 1, 2004	2,983	4,304
Holmes Financing (No. 9) plc	December 8, 2005	4,138	4,138
Holmes Financing (No. 10) plc	August 8, 2006	5,093	5,851
Holmes Master Issuer plc	November 28, 2006	4,561	5,153
Retained interest in Holmes Trustees Limited		20,828	–

		43,392	25,892

The gross assets securitized represent the interest in the trust property held by Holmes Funding Limited related to the debt issued by the Securitization companies. The retained interest in Holmes Trustees Limited represents the proportion of the funds required to be retained in the trust as part of the master structure trust agreement.
The Securitization vehicles have placed deposits totaling €3.4 billion representing cash, which has been accumulated to finance the redemption of a number of securities issued by the Securitization companies. The Securitization companies’ contractual interest in advances secured on residential property is therefore reduced by this amount.
Abbey National plc does not own directly, or indirectly, any of the share capital of any of the above Securitization companies or their parents.
The contribution of the above companies to the Group’s Income Statement was €88 million for 2006 (€-35 million for 2005 and €31 million for 2004).
In addition to this, in 2006, €1.5bn (2005: €2.8bn) was raised from one issue (2005: two issues) from Abbey’s €12.0 bn covered bond program established in 2005. The covered bonds are secured by a pool of ring-fenced residential mortgages. The covered bond issues are not included in the tables above.
Spain
Securitization funds (the vehicles where securitized loans are transferred) are independent entities, managed by a “Sociedad Gestora” (Managing Society, a different legal entity usually controlled by the Bank), which are registered and regulated by the National Securities Market Commission (Comisión Nacional del Mercado de Valores – “CNMV”). The “Sociedad Gestora” is responsible of managing the transferred assets for a fixed fee. No gains or losses were registered in the income statement from the Bank’s securitizations because the selling price was equal to the book value of transferred loans. Therefore no adjustment was made in the reconciliation to U.S. GAAP.
A securitization fund may only hold:
-	Financial assets transferred to it that are passive in nature (loans).

-
Passive derivative financial instruments that pertain to beneficial interests (other than another derivative financial instrument) issued or sold to parties other than the transferor, its affiliates, or its agents.

-
Financial assets (for example, guarantees or rights to collateral) that would reimburse it if others were to fail to adequately service financial assets transferred to it or to timely pay obligations due to it and that it entered into when it was established, when assets were transferred to it, or when beneficial interests (other than derivative financial instruments) were issued by the SPE. All the guarantees relating to the transferred loans are transferred to the securitization funds.

-	Servicing rights related to financial assets that it holds.

-	Temporarily, non-financial assets obtained in connection with the collection of financial assets that it holds.

-
Cash collected from assets that it holds and investments purchased with that cash pending distribution to holders of beneficial interests that are appropriate for that purpose (that is, money-market or other relatively risk-free instruments without options and with maturities no later than the expected distribution date).

US
On September 25, 2006 Santander Group reached an agreement to acquire 90% of Drive in the U.S.A. for $637 million in cash (€494 million approximately). As at December 31, 2006, Drive Financial has securitizations that amount to a total of €1,954 million. These securitizations are not accounted for as a sale.

Other countries
The balances of assets securitized by other countries (mainly Germany and Italy) are not significant and their accounting treatment results in continued recognition in the balance sheet.
59.2 Allowance for Credit Losses
The balances of the recorded investment in impaired loans and of the related valuation allowance as of December 31, 2006, 2005 and 2004 are as follows:

	Thousands of Euros
	2006	2005	2004
Impaired loans requiring no reserve	766,255	974,418	613,680
Impaired loans requiring valuation allowance	3,865,005	3,407,355	3,618,153

Total impaired loans	4,631,260	4,381,773	4,231,833

Valuation allowance on impaired loans	2,922,495	3,130,929	2,995,621

The roll-forward of allowances (under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004) is shown in Note 10. The reconciliation item to U.S. GAAP is in Note 58.3.a.
Interest income on non-performing loans is recognized on a cash-received basis. An estimate of the effect of non-performing loans — net of charge-off — on interest income is presented in the following table:

	Year ended December 31,
	2006	2005	2004
	(Thousands of Euros)
Interest owed on non-accruing assets
Domestic	49,537	38,751	36,273
International	218,216	273,834	184,090

Total	267,753	312,585	220,363

Interest received on non-accruing assets
Domestic	86,370	79,183	83,535
International	70,435	77,602	105,273

Total	156,805	156,785	188,808
For the twelve months ended December 31, 2006, 2005 and 2004 the average recorded investments in non-performing loans were €1,144,051, €976,086 and €913,670 thousand from borrowers in Spain, and €3,452,791, €3,397,448 and €2,283,995 from borrowers outside Spain, respectively.

59.3 Investment Securities
The following table shows a disclosure of the amortized cost, gross unrealized gains and losses, and fair value of available-for-sale fixed maturity securities and equity securities for 2006, 2005 and 2004:
INVESTMENT SECURITIES

	December 31, 2006				December 31, 2005				December 31, 2004
		Gross	Gross			Gross	Gross			Gross	Gross
(U.S. GAAP presentation)	Amortized	unrealized	unrealized	Fair	Amortized	unrealized	unrealized	Fair	Amortized	unrealized	unrealized	Fair
Thousands of Euros	cost	gains	losses (2)	Value (1)	cost	gains	losses (2)	Value (1)	cost	gains	losses	Value (1)
Available-for-sale securities
Debt securities:
United States-
US Treasury and other US Government Agencies	768,440	11	15,703	752,748	651,424	—	13,933	637,491	1,382,532	18,912	3,849	1,397,595
States and political subdivisions	41,648	—	589	41,059	90,881	—	390	90,491	308,530	432	—	308,962
Mortgage-backed securities	322,163	—	9,750	312,413	655,442	—	13,323	642,119	274,154	—	5,330	268,824
Corporate debt securities	—	—	—	—	—	—	—	—	125,669	1	111	125,559
Other securities	995,121	—	260	994,861	1,402,838	—	376	1,402,462	296,489	69	404	296,154

Spanish Government	7,745,231	123,738	2,011	7,866,958	12,787,831	291,095	43,531	13,035,395	11,418,052	308,323	—	11,726,375
Other Spanish public authorities	20,653	1,695	—	22,348	17,615	—	—	17,615	17,768	—	—	17,768
Securities of other foreign Governments	8,268,849	695,215	9,269	8,954,795	43,254,927	391,236	26,469	43,619,694	7,815,031	581,363	162,185	8,234,209

Other Corporate debt securities	490,852	1,087	527	491,412	1,367,372	78	856	1,366,594	1,979,628	9,122	3,733	1,985,017
Other Mortgage-backed securities	1,665,206	29,127	357	1,693,976	2,465,580	1,895	30,142	2,437,333	6,607,348	1,444	3	6,608,789
Other debt securities	12,159,113	62,103	2,562	12,218,654	4,939,894	36,487	351	4,976,030	5,675,066	59,947	1,778	5,733,235

	32,477,276	912,976	41,028	33,349,224	67,633,804	720,791	129,371	68,225,224	35,900,267	979,613	177,393	36,702,487

Equity securities
Spanish securities	1,877,175	208,599	—	2,085,774	1,548,863	804,337	—	2,353,200	682,022	657,558	—	1,339,580
International securities	2,398,862	1,486,209	—	3,885,071	2,576,992	960,726	—	3,537,718	5,524,865	954,391	—	6,479,256
of which: United States:	144,956	—	—	144,956	57,476	—	—	57,476	26,838	—	—	26,838

	4,276,037	1,694,808	—	5,970,845	4,125,855	1,765,063	—	5,890,918	6,206,887	1,611,949	—	7,818,836

(1)	Fair values are determined based on year-end quoted market prices for listed securities and on management’s estimate for unlisted securities.

(2)
Gross unrealized losses under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 are higher than those under U.S. GAAP, due to the “Other than Temporary Adjustment” included in reconciliation to U.S.GAAP (see Notes 58.2 and 58.3.b).

We review all the unrealized losses of our debt securities portfolio at least quarterly to evaluate if they should be considered other than temporary impaired. Under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, impairment losses are recorded in the income statement when the fair value of a debt security declines below its amortized cost and there is objective evidence of a reduction of the expected cash flows. Reversal of impairment losses is permitted if the impairment ceases or is reduced; however under U.S. GAAP, the reversal of impairment losses is not permitted (see Note 58.3.b). Additionally, for the remaining unrealized losses, we have evaluated their decline in fair value to determine whether it is other than temporary and we have not recognized any other than temporary impairment for these securities for the fiscal year ended December 31, 2006 as all of the unrealized losses have substantially arisen in a period shorter than one year.

Gross gains of €40,031,628, €14,694,950 and €5,538,049 thousand and gross losses of €36,484,698, €12,132,446 and €3,716,078 thousand have been realized during 2006, 2005 and 2004 on the sales of trading and available-for-sale investment securities, which are included, net, under “Gains (losses) from Investment Securities” in the consolidated statement of income (see Note 58.5).
The following table includes the detail of the available-for-sale portfolios excluding the allocation of the allowance for credit losses for 2006:

AVAILABLE-FOR-SALE	Thousands of Euros
Classification by maturity	2006
		Fair	Amortized
	Yield	Value	Value
Debt securities:
Due in one year or less	4.13%	9,123,795	8,813,207
Due after one year through five years	6.54%	9,599,023	9,288,321
Due after five years through ten years.	5.33%	7,188,845	7,045,469
Due after ten years	7.10%	7,437,561	7,330,279

		33,349,224	32,477,276

The details of the trading portfolio by type of security are set out below:

TRADING PORTFOLIO
(U.S. GAAP presentation) Thousands of Euros	2006	2005	2004
	Fair value	Fair value	Fair Value
Trading Portfolio Debt Securities:
United States:
U.S. Treasury and other U.S. Government agencies	320,498	237,079	—
States and Political subdivisions	9,159	4,676	382,439
Mortgage-backed securities	12,594	—	—
Corporate debt securities	462,219	2,425,250	—
Other Securities	3,925,028	862,072	5,463,250

Spanish Government	4,730,026	6,559,938	5,715,922
Other Spanish Public authorities	156,969	103,713	199,689
Securities of other foreign Governments	12,082,006	29,373,007	35,245,080

Other Corporate debt securities	1,691,454	14,569,752	33,091
Other Mortgage-backed securities	557,402	78,179	18,268
Other debt securities	57,289,857	37,227,515	28,444,848

Total debt securities	81,237,212	91,441,181	75,502,587
Trading Equity Securities
Spanish Securities	5,226,339	5,291,082	2,892,144
International Securities	10,976,813	33,089,955	15,837,710
Of which United States	459,966	190,235	255,213

Total equity securities	16,203,152	38,381,037	18,729,854

The following table includes the detail of the debt securities trading portfolios for 2006:

TRADING PORTFOLIO	Thousands of Euros
Classification by maturity	2006
		Book	Fair
	Yield	Value	Value
Debt securities:
Due in one year or less	6.18%	31,691,880	31,691,880
Due after one year through five years	5.57%	31,231,701	31,231,701
Due after five years through ten years.	4.75%	11,652,795	11,652,795
Due after ten years	4.98%	6,660,836	6,660,836

		81,237,212	81,237,212

59.4 Derivative Financial Instruments
We use derivatives for both trading and non-trading activities.
The Group uses derivatives to eliminate, reduce or modify risk in trading portfolios (interest rate, foreign exchange and equity prices), and to provide financial services to clients. Our principal counterparties for this activity are financial institutions. The principal types of derivatives used are: interest rate swaps, future rate agreements, interest rate options and futures, foreign exchange forwards, foreign exchange futures, foreign exchange options, foreign exchange swaps, cross currency swaps, equity index futures and equity options.
Derivatives are also used in non-trading activity in order to manage the interest rate risk and foreign exchange risk arising from asset and liability management activity. Interest rate and foreign exchange non-optional derivatives are used in non-trading activity. Some of these non-trading transactions could be accounted for as accounting hedges if they meet specific criteria.
The Group has established policies, procedures and limits in relation to market risk. These limits are defined as a structure which considers different levels from business segment or legal entity levels to portfolio or trader levels. Market risk is monitored by risk committees together with Assets and Liabilities Committees both at the local and global levels.
More detailed information about market risks and control over them can be found in Note 56 and in Item 11. “Quantitative and Qualitative Disclosures about Market Risk”.
Accounting principles-
The Group enters into thousands of derivative transactions for trading purposes and to hedge asset and liability exposures. Only a limited amount of these hedging transactions receive hedge accounting treatment under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 due to the strict qualifying requirements. The general rule is that all derivatives are accounted for as trading operations, and only those derivatives that comply with the specific criteria required by the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 are accounted for as hedging operations. A full description of the principles applied by the Group in accounting for derivative financial instruments is disclosed in Note 2.d.v. the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP differ, in certain respects, in the accounting treatment of these transactions. See Note 58.2 for a summary of the accounting criteria, and Note 58.3.f) for the impact on the reconciliation of net income and stockholders’ equity from the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 to U.S. GAAP.
The Bank of Spain’s Circular 4/2004 consider as hedging transactions only those that meet the following criteria (summarized):
a.
The hedge relationship must be documented at inception. At that moment the objective and the hedge strategy must be assessed (all the documentation requirements are similar to those required by SFAS 133).

b.
The hedge relationship should be highly effective during the entire estimated term to compensate the changes in the value or in the cash flows attributable to the identified risk, and in accordance with the hedging strategy documented at inception.

c.	Forecasted transactions may be hedged only if it is highly probable that they will occur and when they are subject to any risk that could have an effect on cash flows that could affect the net income.

d.	To qualify as highly effective, the hedge relationship should meet, both at the inception and in any moment, the following requirements:
a)
Prospectively: it should be expected that the changes in the fair value or in the cash flows of the hedged financial instruments will almost be offset by the changes in the fair value or in the cash flows of the hedging instruments.

b)	Retrospectively: The offsetting effects should be within 80% and 125% of the changes in the hedged item.

c)	All the values should be reliably calculated.

d)	Effectiveness should be tested quarterly and at least, each time that the financial statements are prepared.
We have procedures in place that ensure that the requirements with respect to the designation as hedge or speculative, transaction documentation, identification of hedged items and hedging instrument, and the assessment and testing of hedge effectiveness are met.
As explained in Note 58.3 f) and in Note 58.2, the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP differ, in certain respects, in the requirements for hedge accounting of these transactions. Given that U.S. GAAP does not allow certain types of hedges, derivative transactions accounted for as hedges under U.S. GAAP are only a portion of the hedge transactions under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004.
Besides, there are differences in designation requirements and hedge accounting between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP, so many transactions accounted for as hedge under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 are reversed for U.S. GAAP purposes and designated as speculative transactions.
For all the transactions that are considered as hedging both under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP, additional information is collected to adapt to the accounting treatment required. The adjustments are made in function of the hedge designation under SFAS 133 (i.e. cash flow, fair value or net investment in foreign operation). Only those transactions which fully comply with SFAS 133 requirements are considered to be hedge transactions.

The vast majority of our hedges are simple hedges: the notional value of the hedging instruments is the same as the face value of the hedged item; the hedging instrument is tailored solely to the hedged risk (either benchmark rate of interest or foreign currency); the settlement methods are standard ones, with settlement periods similar to those for the item to be hedged; there are no pre-payable amounts on the item to be hedged, nor are there any options in the hedged items unless such options are completely offset with an opposite option in the hedging instruments.
Among these transactions that are designated hedges under both the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP, the Group includes derivatives that hedge the foreign currency exposure of a net investment in a foreign subsidiary. The currency of these hedging derivatives is that of the country in which the foreign subsidiary is located, and the amounts to be hedged are closely watched by our risk committees.
Our Group’s companies enter into intercompany derivative transactions for the purposes of managing their own risks.
Usually, in each country in which our Group operates, there is a subsidiary (an individual entity) that acts as the treasury services provider or center for the Group’s financial activities in that country. The remaining subsidiaries operating in that country usually hedge their own risks through transactions entered into with that treasury services provider. In addition, some of our subsidiaries may enter into intercompany derivative transactions with subsidiaries located in other countries.
For accounting purposes, these transactions are recorded as intercompany derivatives on the individual books and records of each company entering into such transactions, but are eliminated in the consolidation process.
Fair value methods-
The following methods and assumptions were used by the Group in estimating its fair value disclosures for derivative financial instruments for which it is practicable to estimate such a value.
Forward purchases/sales of foreign currency
Estimated fair value of these financial instruments is based on quoted market prices.
Forward purchase/sale of government debt securities
Estimated fair value of these financial instruments is based on quoted market prices since they are mostly traded in organized markets. On the other hand, the maturity of these operations is generally under fifteen days. Accordingly, no material unrecognized gains or losses can be found at closing.
Options and financial futures
Derivatives traded in organized markets are valued using the mark to market method so the fair value is based on quoted market prices.
For options and futures traded in OTC markets (mainly currency options), the fair value is estimated based on theoretical month-end closing prices. These month-end closing prices are calculated estimating the amounts the Group would receive or pay based upon the yield curve prevailing at month-end.
As indicated above, the possible losses arising from the valuation of unhedged transactions are recognized by the Group and are recorded against income.
Forward rate agreements and interest rate swaps
Fair values of these contracts are estimated based on the discounted future cash flows related to the interest rates to be collected or paid, using for this purpose the yield curve prevailing at month-end.
The potential losses are recorded following the same procedure established for other OTC derivatives, which were described above.

The following table shows a detail of our consolidated trading and hedging transactions broken down into notional amounts and their fair value in accordance with the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 at the dates indicated:

	December 31,		December 31,		December 31,
	2006		2005		2004
	Notional		Notional		Notional
Millions of Euros	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
• Trading	2,748,721.0	(3,753.7)	1,830,939.6	(1,598.9)	1,266,194.1	(4,162.5)
• Hedging	157,363.1	(505.9)	226,627.4	1,815.4	295,000.2	929.6
Fair Value Hedges	131,214.4	(474.3)	204,820.6	2,046.6	232,563.0	993.9
Cash Flow Hedges	9,472.8	(34.4)	9,777.2	23.9	61,501.9	54.2
Hedges of the foreign currency of a net investment in a foreign subsidiary	16,675.9	2.8	12,029.7	(255.1)	935.2	(118.5)
	2,906,084.1	(4,259.6)	2,057,567.0	216.5	1,561,194.3	(3,232.9)

In our reconciliation to U.S.GAAP we made some adjustments that change the designation of some hedge relationships. We identify those hedges under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 that do not fully comply with FAS 133 requirements. Under U.S. GAAP accounting those transactions are considered to be speculative transactions and such derivatives are accounted for as trading derivatives.
The following table shows a detail of our consolidated trading and hedging transactions broken down into notional amounts and their fair value in accordance with U.S. GAAP at the dates indicated:

	December 31,		December 31,		December 31,
	2006		2005		2004
	Notional		Notional		Notional
Millions of Euros	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
• Trading	2,820,182.0	(3,525.9)	1,880,611.3	(1,446.7)	1,462,950.7	(3,529.4)
• Hedging	85,902.1	(733.7)	176,955.6	1,663.1	98,243.6	296.5
Fair Value Hedges	59,753.4	(702.1)	155,148.8	1,894.4	35,806.4	355.3
Cash Flow Hedges	9,472.8	(34.4)	9,777.2	23.9	61,501.9	59.6
Hedges of the foreign currency of a net investment in a foreign subsidiary	16,675.9	2.8	12,029.7	(255.1)	935.2	(118.5)

	2,906,084.1	(4,259.6)	2,057,567.0	216.5	1,561,194.3	(3,232.9)

The notional amounts of hedging transactions under U.S. GAAP are less than those under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 due to the fact that the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 allows certain hedge accounting that is not permitted under U.S. GAAP.
59.5 Short Term Borrowings
Following is an analysis of the components of the “Short-term borrowings” caption for 2006, 2005 and 2004:

	2006		2005		2004
		Average		Average		Average
Thousands of Euros	Amount	Rate	Amount	Rate	Amount	Rate
Securities sold under agreements to repurchase:
At December 31	92,433,767	4.39%	126,201,890	3.55%	67,856,642	1.55%
Average during year	101,682,243	3.74%	91,458,502	3.65%	62,726,813	3.24%
Maximum month-end balance	129,816,503		129,563,533		69,575,864

Other short-term borrowings:
At December 31	35,385,525	2.50%	25,157,976	2.34%	18,727,698	2.66%
Average during year	25,501,630	2.66%	21,249,880	4.23%	14,975,003	2.26%
Maximum month-end balance	35,385,525		26,688,044		18,752,237

Total short-term borrowings at year-end	127,819,292	3.87%	151,359,866	3.35%	86,584,340	1.79%

This short-term indebtedness is denominated in different currencies, mostly Euro, US$, GBP and Latin-American currencies. Interest rates of these currencies have not followed the same trend.

59.6 Guarantees
The Group provides a variety of guarantees to its customers to improve their credit standing and allow them to compete. The following table summarizes at December 31, 2006, 2005 and 2004 all of the guarantees.
As required, the “maximum potential amount of future payments” represents the notional amounts that could be lost if there were a total default by the guaranteed parties, without consideration of possible recoveries from collateral held or pledged, or recoveries under recourse provisions. There is no relationship between these amounts and probable losses on these guarantees. In fact, maximum potential amount of future payments significantly exceeds inherent losses.

	Maximum potential amount of future payments
	2006	2005	2004
Guarantees disclosures	(Thousands of Euros)
Contingent liabilities:
Assets earmarked for third-party obligations	4	24	24
Guarantees and other sureties	53,175,928	44,432,649	28,533,973
Guaranties promises	8,258,151	100,898	84,857
Performance guarantees	29,857,748	25,428,337	21,360,156
Financial standby letters of credit	14,522,186	18,642,647	7,005,328
Doubtful guarantees	59,157	79,529	83,632
Credit Default Swaps	478,250	180,000	–
Other	436	1,238	–
Other contingent exposures	5,593,377	4,020,902	3,279,885
Documentary Credits	5,029,484	3,767,022	2,977,594
Other contingent liabilities	563,731	252,541	301,727
Doubtful contingent liabilities	162	1,339	564

Total Contingent Liabilities	58,769,309	48,453,575	31,813,882

Commitments
Loan commitments drawable by third parties	91,690,396	77,678,333	63,110,699
Other commitments	11,559,034	18,584,929	11,749,833
Securities placement commitments	3,463	16,399	9,358
Securities subscribed and pending payment	83,368	195,610	122,308
Compensation room delivered bills	11,472,203	18,372,920	11,618,167

Total Commitments	103,249,430	96,263,262	74,860,532

Performance guarantees are issued to guarantee customers obligations such as to make contractually specified investments, to supply specified products, commodities, or maintenance or warranty services to a third party, completion of projects in accordance with contract terms, etc. Financial standby letters of credit include guarantees of payment of loans, credit facilities, promissory notes and trade acceptances. The Group always requires collateral to grant this kind of financial guarantees. In Documentary Credits, the Group acts as a payment mediator between trading companies located in different countries (import-export transactions). Under a documentary credit transaction, the parties involved deal with the documents rather than the commodities to which the documents may relate. Usually the traded commodities are used as collateral to the transaction and the Bank may provide some credit facilities. Loan commitments drawable by third parties include mostly credit card lines and commercial commitments. Credit card lines are unconditionally cancelable by the issuer. Commercial commitments are mostly 1 year facilities subject to information requirements to be provided by our customers.
In the UK it is normal to issue check guarantee cards to current account customers holding checkbooks, as retailers do not generally accept cheques without such form of guarantee. Accordingly, Abbey issues guaranteed cheques that represent its commitment to guarantee the cheques of some of its customers up to a certain limit, typically £50-£100. Bank account facilities to which guaranteed cheques relate are regularly assessed based on customers’ behavior, and amended where necessary. Prior notice of changes is given to customers. The maximum potential amount of future payments is €7,696 million on December 2006 (€5,952 million at 2005 and €5,646 million at 2004) and there is no stated maturity.
Also, Abbey, as is normal in such activity, gives representations and warranties on the sale of subsidiaries. The maximum potential amount of any claims made against these is significantly higher than actual settlements. The maximum potential amount of future payments is €6,849 million as at December 31, 2006 (€4,077 and €3,266 million on December 31, 2005 and 2004 respectively).
The risk criteria followed to issue all kinds of guarantees, financial standby letters of credit, documentary credits and any risks of signature are in general the same as those used for other products of credit risk, and therefore subject to the same admission and tracking standards. The guarantees granted on behalf of our customers are subject to the same credit quality review process as any other risk product. On a regular basis, at least once a year, the solvency of the mentioned customers is checked as well as the probability of those guarantees to be executed. In case that any doubt on the customer’s solvency may arise we create allowances with charge to net income, by the amount of the inherent losses even if there is no claim to us.

As of December 31, 2006, the Group had allowances to cover inherent losses on guarantees of €598,735 thousands, (2005: €487,048 and 2004: €360,594).
According to FIN 45, a guarantee that is accounted for as a derivative instrument at fair value under Statement 133 is not subject to the initial recognition and initial measurement provisions of this Interpretation but is subject to its disclosure requirements, see Note 9, 11 and 36.
59.7 Additional disclosures about fair value
Disclosures about fair value of financial instruments (SFAS 107)
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” (“SFAS 107”) requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Find the disclosures required by SFAS 107 in Note 2.d for those financial instruments recognized at fair value and Note 53.c. for those financial instruments measured at other than fair value.
Disclosures about fair value of equity investments (APB 18)
APB 18 “The Equity Method of Accounting for Investments in Common Stock”, requires for those investments in common stock for which a quoted market price is available the disclosure of the aggregate value of each identified investment based on the quoted market price (see also Note 13).
The following table shows the market value of our holdings accounted for by using the equity method that has listed quotations:

Thousands of Euros	December 31,
	2006	2005	2004
Cepsa	4,766,317	3,337,438	2,564,603
Attijariwafa	579,295	319,369	243,715
Unión Fenosa (1)	¯	¯	1,298,289
Sovereign	2,267,762	¯	¯

(1)	During 2005 the Bank sold its stake in this company, see Note 3. Carrying values of these investments are presented in Note 13.
59.8 Stock Option Plans
Up to 2004 the Bank accounted for stock-based awards to employees using the intrinsic value method prescribed in APB 25, “Accounting for Stock Issued to Employees”. Compensation cost for stock options granted to employees was measured as the excess of the quoted market price of the Bank’s stock on the measurement date over the amount an employee must pay to acquire the stock (the “intrinsic value”), and was recognized over the vesting period. The intrinsic value of the options for which the measurement date has not been reached is measured based on the current market value of the Bank’s stock at the end of each period.
In 2004, the Bank granted no option plans. Had compensation cost for these stock options plans been determined consistent with Statement of FAS No. 123, “Accounting for Stock-Based Compensation,” the Bank’s net income would have been reduced by approximately €1,595 thousand for the twelve months ended December 31, 2004. There would have been no significant impact on earnings per share:

Thousands of Euros, except per share data	2004
U.S. GAAP reported net income	3,940,866

Add: APB 25 Expense	985
Subtract: FAS 123 Expense	(2,580)

Adjusted proforma net income	3,939,271

Reported basic earnings per share	0.80
Change in net income	0.00
Adjusted proforma basic earnings per share	0.80

Reported diluted earnings per share	0.79
Change in net income	0.00
Adjusted proforma diluted earnings per share	0.79
In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123-R), which replaces the existing SFAS 123 and supersedes APB 25 “Accounting for Stock Issued to Employees”. This statement eliminates the option to apply the intrinsic value measurement provisions of APB No. 25, to stock compensation awards issued to employees. SFAS 123-R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award the requisite service period (usually the vesting period).

The Company has adopted SFAS 123-R on January 1, 2005 by using the modified prospective approach, which requires recognizing expense for options granted prior to the adoption date equal to the fair value at the grant date of the unvested amounts over their remaining vesting period. The reason for this early adoption is to reduce differences between the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and U.S. GAAP.
All stock options plans in force at December 31, 2004 has been cancelled or exercised during 2005. All stock options in force at December 31, 2005 has been approved during this year, and accounted for following IFRS 2 which is similar to FAS 123-R. Disclosures about them is presented in Note 49.c.
59.9 Acquisition of Abbey
•
On July 26, 2004, the boards of Banco Santander and Abbey announced that they had reached an agreement on the terms of the acquisition by Banco Santander of Abbey, which was implemented by means of a scheme of arrangement under section 425 of the U.K. Companies Act.

The acquisition terms stated that Abbey’s shareholders would receive 1 new Banco Santander share for every 1 Abbey share; additionally, Abbey would pay a special dividend of 25 pence plus 6 pence for a dividend differential, totaling 31 pence in cash per Abbey share to Abbey’s shareholders.

A scheme of arrangement is a U.K. legal arrangement between a company and its shareholders. It requires approval of the shareholders both at a Court Meeting and at a separate Extraordinary General Meeting (EGM). Shareholders vote on whether to approve the Scheme at the Court Meeting and then on certain resolutions required to implement it at the EGM. Once approved by shareholders, the Scheme will only become effective if sanctioned by the Court. A scheme of arrangement is a normal process for dealing with acquisitions of public companies in the UK, particularly when they involve a large number of retail shareholders (approximately 1.8 million in Abbey’s case).

A scheme of arrangement only becomes effective if (a) a majority in number of the shareholders present and voting at the Court Meeting (in person or by proxy) vote in favor and (b) such majority holds 75 per cent or more in value of the shares present and voting at the Court Meeting (in person or by proxy). In determining (a) all shareholders count equally regardless of how many shares they hold. In addition it is also necessary for the resolution at the EGM to be approved by shareholders holding not less than 75 per cent of the votes cast at the meeting (whether in person or by proxy). If the resolutions are passed by the requisite majorities and the Scheme is sanctioned by the Court and the acquisition completed, the Scheme will be binding on all shareholders, including those who voted against the Scheme. If the resolutions are not passed by the requisite majorities, then the Scheme and the acquisition will not go ahead.

•
On September 15, 2004, the European Commission granted clearance, under the Merger Regulation, to the acquisition of the UK bank Abbey National Plc by Banco Santander Central Hispano S.A, as the acquisition raised no competition concerns since the two banks operate mostly in different countries.

•
On October 15, 2004, the Board of Abbey announced that Abbey’s shareholders had voted to approve the Scheme to implement the Acquisition of Abbey by Banco Santander at the Court Meeting and the Abbey EGM held on October 14, 2004.

•	On October 21, 2004, Banco Santander Extraordinary General Shareholders’ Meeting approved the capital increase needed to carry out the deal.

•	On November 5, 2004 the Bank of Spain and the UK’s Financial Services Authority approved the acquisition.

•	On November 8, 2004 the Court sanctioned the Scheme.

•	On November 11, 2004 the Court confirmed the reduction of capital of Abbey associated with the Scheme.

•
On November 12, 2004 the Scheme was implemented and Abbey became a subsidiary of Santander. Banco Santander issued 1,485,893,636 new shares of €0.5 par value, with additional paid-in capital of €7.94 each, increasing its stockholders equity by €12,540,942 thousand (see Notes 3 and 31).

•
On December 14, 2004, Abbey paid a special dividend to all shareholders who were on its share register at 4.30pm on November 12, 2004. The special dividend was 25 pence per share plus 6 pence for dividend differential, totaling 31 pence in cash for each Abbey share held.

There are no contingent payments, options, or commitments specified in the scheme of arrangement. No research and development assets were included in the Financial Statements of Abbey at acquisition.
Abbey is a significant financial services provider in the United Kingdom, being the second largest residential mortgage lender, third largest savings brand, and operates across the full range of personal financial services serving approximately 18 million customers.
The Santander Group Board believed that a combination of Abbey with Santander would create a premier international banking franchise and would leverage Santander’s retail banking skills which had been developed in multiple geographies to improve Abbey’s banking business in the UK.

We believed that the acquisition of Abbey would create a well diversified, international retail bank with a well diversified earnings mix coming from high growth and mature, stable economies. The Board considered Abbey to be an attractive platform through which to penetrate the UK market and believed that it could grow the franchise through improved efficiency and greater leverage of Abbey’s customer relationships.
Santander believed that the transaction would create benefits for Abbey’s customers and create value for both Santander and Abbey shareholders through improvements in Abbey’s customer offering and implementation of technology-based efficiency plans that the Group had successfully executed in other countries. The Board believed that the combination of Santander and Abbey would create substantial value through both cost reduction and revenue benefits.
Santander Group Board believed that it could deliver, through the application of Santander’s skills and technology, additional efficiency cost savings.
The cost savings that were expected to start to materialize from 2007 onwards would be based primarily on a thorough re-engineering of Abbey’s core systems and processes through the implementation of Santander’s core banking system, and would imply significant reductions in the size of middle and back office processing areas, improved productivity in branches and improved use of IT infrastructure.
Santander Group expected to generate substantial revenue synergies by accelerating the development of Abbey’s underleveraged franchise. Santander management believed that the volume of Abbey products per customer was well below many of its UK peers and that it could generate significant incremental revenue by increasing its branch-based sales volumes and by developing the consumer lending and small-to-medium enterprises (‘‘SME’’) from Abbey’s portfolio of mortgage customers.
Santander believed it could introduce more competitive products in terms of design and value for customers. Santander Group would endeavor to develop direct marketing campaigns that focus on specific products related to Abbey’s core mortgage lending operation. Santander intended to retrain staff to permit a switch of headcount from the back to the front office where appropriate and to change the balance of staff remuneration to include a higher variable element. In addition, Santander intended to introduce superior IT systems that allow faster loan decisions and more sophisticated customer targeting, based on predictive analysis of the propensity to buy additional products.
December 31, 2004, is the date of first-time consolidation of Abbey in the Santander Group. Accordingly, the 2004 consolidated balance sheet includes the effect of the acquisition, whereas the 2004 consolidated statement of income does not include the results obtained by Abbey from the date of completion of the acquisition, which were not material. The acquisition of 100% of Abbey generated goodwill under previous Spanish GAAP of €10,263,893 thousand of the Santander Group’s total goodwill at 2004 year-end of €16,964,201 thousand (€15,090,541 thousand under the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004) (Note 17). The goodwill arising from the acquisition included the adjustments and valuations required for it to be presented in conformity with the accounting principles and valuation methods described in Note 2.
Due to the complexity of the analysis, the Bank required evaluations from independent experts. The goodwill and its allocation process was not considered definitive at the end of 2004 and was revised in 2005 after further work.
Goodwill initially calculated under U.S. GAAP was €1,411,386 thousand lower than the previous Spanish GAAP calculation. After some adjustments, the final goodwill under U.S. GAAP was €1,437,078 thousand lower than the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 calculation. The main differences arise from:
•
The acquisition price: The purchase was made through the exchange of shares. To accomplish it the Bank issued 1,485,893,636 new ordinary shares. Under previous Spanish GAAP the value of the each of the shares issued was €8.44 (the quotation on October 20, 2004), while under U.S. GAAP the value was €8.03 (the quotation in days around the announcement of the offer, mid July), the difference amounting €609,216 thousand.

•	Differences arising from the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 reconciliation to U.S. GAAP.
In 2005, after these calculations, some intangibles assets were valued and identified reducing the Goodwill as shown in the table below. These include trademarks & trade names, core deposits and present value of future profits on insurance business among others:

	Initial		Final	Estimated
(Thousands of Euros)	calculation (*)	Differences	calculation (*)	useful life
Trademarks & trade names	566,000	(116,385)	449,615	Indefinite
Core deposits	1,451,000	(220,626)	1,230,374	10 years
Credit card relationship	33,000	1,256	34,256	5 years
Distribution channels	25,692	(25,692)	—
Deferred tax liability	(717,500)	717,500	—

Total Intangible assets:	1,358,192	356,053	1,714,245

(*)	Amounts valued at acquisition exchange rate
The deferred tax liability has been excluded from the final goodwill calculation.

Present value of future profits (PVFP) refers to acquired insurance business. Establishing PVFP is an inherently uncertain process involving complex judgments and estimates, and currently established PVFP may not be fully realized. The initial amounts registered (€642,308 thousand) have been under evaluation and the final amount is €1,232,658 thousand. If the present value of future net cash flows became insufficient to recover PVFP, the difference would be charged to the statement of income as an additional PVFP write-off.
The value of trademarks and trade name, has been estimated following the income approach method by discounting the interest spread that customers are willing to pay in its operations with a well-known entity, after having been corrected for the expenses needed to support the trademark.
Core deposits are those deposits that are expected to remain with a savings institution for a relatively long period of time. Such deposits are attracted by the convenience and service offered by the institution rather than by interest rates paid. Its value has been estimated using the income approach, calculating the present value of the differential between the cost of the core deposits and the cost of alternative financing. It will be amortized in 10 years.
Credit card relationship value was initially calculated using profits to be collected in the next 14-16 years. However, the Company has decided to amortize it in 5 years.
The Bank finally decided not to recognize distribution channels as intangible assets, after having been impaired in Abbey’s books.
The definitive U.S. GAAP goodwill arising from the Abbey’s acquisition after the allocation process was €7,112,601 thousand (valued at acquisition exchange rate).
The following is a Balance Sheet at the first-time consolidation date:

Thousands of
Euros
Abbey Group Balance Sheet	2004
Assets
Cash and due from banks	2,825,359
Interest earning deposits in other banks	5,791,725
Securities purchased under agreements to resell	25,039,507
Investment securities	36,764,492
Loans and leases, net of unearned income	140,428,769
Less-Allowance for credit losses	(1,016,314)
Net Loans and leases	139,412,455
Premises and equipment, net	3,439,183
Investment in affiliated companies	4,088,495
Other assets	4,770,939

Total assets	222,132,155

Liabilities
Deposits
Non interest deposits	5,031,938
Interest bearing
Demand deposits	52,446,326
Savings deposits	11,475,781
Time deposits	57,114,682
Total deposits	126,068,727
Short-term debt	55,387,384
Long-term debt	27,353,346
Taxes Payable	1,116,568
Accounts Payable	120,867
Accrual Accounts	3,592,055
Pension Allowance	1,206,704
Other Provisions	919,236
Others	3,239,197
Other liabilities	10,194,627

Total liabilities	219,004,084
Minority interest	791,334

Stockholders’ equity
Capital stock	211,317
Other reserves	2,125,420
Total stockholders’ equity	2,336,737

Total liabilities and Stockholders’ equity	222,132,155

The following table shows the unaudited effect on earnings per share as if the purchase had occurred on January 1, 2004.

Thousands of Euros, except per share data	2004
U.S. GAAP reported net income	3,940,866
Adjustment to include Abbey net income	(96,447)

Adjusted net income	3,844,419

Reported basic earnings per share	0.80
Change in net income	(0.02)

Adjusted basic earnings per share	0.78

Reported diluted earnings per share	0.79
Change in net income	(0.01)

Adjusted diluted earnings per share	0.78

As explained in Note 3.c.ii and 37.a.i, in June 2006 Abbey entered into an agreement with Resolution plc (“Resolution”) to sell its life insurance business to the latter for €5,340 million (GBP 3,600 million). The transaction was closed on September 2006 and did not give rise to any gains for the Group.
59.10 Acquisition of Drive Consumer U.S.A. Inc.
In 2006, the Group acquired 90% of Drive in the U.S.A. for $637 million in cash (€494 million approximately). The operation generated goodwill of $544 million (€422 million, see Note 17).
Under the agreement, the price paid by Santander could increase by a maximum of $175 million, if the company achieves certain earning targets set for years 2007 and 2008.
Drive is one of the leading auto financing companies in “subprime” customer segment in the United States. Based in Dallas, Texas, it is present in 35 states, with approximately 50% of its activity concentrated in Texas, California, Florida and Georgia. Drive has around 600 employees and its products are distributed through more than 10,000 auto dealer partnerships.
Until our acquisition, 64.5% of Drive was owned by HBOS plc and 35.5% by its management team. Following the acquisition by Santander, the present Chairman and COO of Drive will act as Chief Executive Officer, maintaining ownership of 10% of the company, a percentage on which the parties have signed a series of options which could enable Grupo Santander to buy the additional 10% between 2009 and 2013 at prices linked to the company’s earnings performance.
The goodwill and its allocation process was not finalized definitive at the end of 2006 and is currently being reviewed.

The following is a Balance Sheet at the first-time consolidation date:

Thousands of
Euros
Drive Group Balance Sheet	2006
Assets
Interest earning deposits in other banks	129,736
Loans and leases, net of unearned income	2,230,256
Less-Allowance for credit losses	(110,365)
Net Loans and leases	2,119,891
Premises and equipment, net	3,093
Other assets	19,491

Total assets	2,272,211

Liabilities
Deposits
Interest bearing
Time deposits	272,188
Total deposits	272,188
Long-term debt	1,894,308
Taxes Payable	3,043
Accounts Payable	15,132
Accrual Accounts	8,631
Others	501
Other liabilities	27,307

Total liabilities	2,193,803
Minority interest
Stockholders’ equity
Capital stock	63,456
Other reserves	14,952
Total stockholders’ equity	78,408

Total liabilities and Stockholders’ equity	2,272,211

The following table shows the unaudited effect on earnings per share as if the purchase had been completed on January 1, 2006 and 2005, as comparable prior period.

Thousands of Euros, except per share data	2006	2005
U.S. GAAP reported net income from continuous operations	6,395,747	6,173,425
Adjustment to include Drive net income	110,137	74,816

Adjusted net income	6,505,884	6,248,241

Reported basic earnings per share	1.024	0.989
Change in net income	0.016	0.011

Adjusted basic earnings per share	1.040	1.000

Reported diluted earnings per share	1.018	0.986
Change in net income	0.022	0.014

Adjusted diluted earnings per share	1.040	1.000

59.11 Additional subsequent events
ABN AMRO Holding N.V. (“ABN AMRO”)
On May 29, 2007, Santander, together with RBS and Fortis N.V. and Fortis S.A./N.V. (collectively, the “Banks”), announced a proposed offer to purchase all of the ABN AMRO ordinary shares (including shares underlying ABN AMRO ADSs).
The Banks proposed to offer €30.40 in cash plus 0.844 new RBS shares for each ABN AMRO ordinary share, equal to a total of €38.40 per ABN AMRO ordinary share. The total consideration payable to shareholders of ABN AMRO under the proposed offer would therefore be €71.1 billion. All data in this section have been calculated using prices and exchange rates as of May 25, 2007. The total consideration payable for on the entire issued ordinary share capital of ABN AMRO by the Banks’ proposed offer is based on 1,852,448,094 ABN AMRO ordinary shares being issued and outstanding.
The Banks and RFS Holdings B.V., a company newly incorporated for the purpose of making the proposed offer, have entered into an agreement, dated as of May 28, 2007 (the “Consortium Agreement”), relating to the proposed offer. The Consortium Agreement sets forth the terms on which the proposed offer is to be made and provides for the management of ABN AMRO after completion of the proposed offer. This includes the division of the ABN AMRO businesses between the Banks and the sale of non-core assets of ABN AMRO.
The proposed offer is subject to certain pre-offer conditions and offer conditions. The pre-offer conditions and the offer conditions may, to the extent permitted, be waived by the Banks (either in whole or in part) at any time prior to the commencement of the offer and the expiration of the offer, respectively.
If the proposed offer is completed, Santander will acquire the following core businesses from ABN AMRO (together the “ABN AMRO Businesses”):
•	Business Unit Latin America (excluding wholesale clients outside Brazil) including, notably, the Banco Real franchise in Brazil;

•	Banca Antonveneta in Italy; and

•	Interbank and DMC Consumer Finance, a specialized consumer finance business in the Netherlands.
If the proposed offer is completed, and accepted by all ABN AMRO ordinary shareholders, Santander will pay approximately €19.9 billion or 27.9% of the total consideration payable under the proposed offer.
Santander intends to raise approximately €9 billion of new financing via a rights issue and mandatorily convertible instruments, amounting to approximately half of Santander’s share of the total consideration, and to finance the remainder through balance sheet optimization, including leverage, incremental securitization and asset disposals.
This information is only current as of the date of the filing of this Annual Report on Form 20-F and may not be complete subsequent to such date.

Sovereign Bancorp, Inc. (“Sovereign”)
On May 3, 2007, Sovereign’s shareholders approved an amendment to Sovereign’s articles of incorporation that, among other effects, authorizes Santander to vote the shares currently held in the voting trust and any additional Sovereign shares that Santander might acquire in the future. As of May 16, 2007, the voting trust held 23,593,724 Sovereign shares, representing 4.9% of the Sovereign voting shares. Santander and Sovereign took all the necessary steps to terminate the voting trust and transfer the shares held by the trust to Santander, and since June 6, 2007, Santander has the right to vote 24.7% of the Sovereign shares. Except with the consent of Sovereign’s board of directors or pursuant to the procedures described below, Santander may not increase its ownership stake in Sovereign to more than 24.99% until the end of the standstill period under the Investment Agreement.
In addition, beginning on June 1, 2008 and until May 31, 2011, Santander will have the option to make an offer to acquire 100% of Sovereign, subject to certain conditions and limitations agreed between the parties. If such an offer is made by Santander and the offer is either the highest offer resulting from an auction of Sovereign or at least equal to a full and fair price for Sovereign as determined pursuant to a competitive valuation procedure agreed by the parties, the Sovereign board must accept the offer, provided that, during the period from June 1, 2008 through May 31, 2009, any offer made by Santander must be at a price of at least $38 per share. Even if the Sovereign board accepts the offer, Santander will not be permitted to complete an acquisition of Sovereign unless a majority of the non-Santander shareholders who vote at the relevant Sovereign shareholder meeting approve the acquisition. In addition, until May 31, 2011, Santander will have a right of first negotiation and a matching right with respect to third party offers to acquire Sovereign. Finally, with certain exceptions, Santander has agreed that, until May 31, 2011, it will not sell or otherwise dispose of its Sovereign shares.
Santander has several options with respect to its investment in Sovereign. Santander can hold its investment in Sovereign indefinitely, after May 31, 2008 seek to acquire 100% of Sovereign or, subject to the terms of the Investment Agreement, sell or otherwise dispose of its investment.
Banco BPI, S.A. (“BPI”)
Grupo Santander announced in January 2007 that it had entered into a firm agreement with Banco Comercial Portugués (BCP) for the sale to this bank of 44.6 million shares of the Portuguese bank BPI, representing 5.87% of its share capital, at a price of €5.70 per share, equal to that offered by BCP in the tender offer launched by it on BPI, or at the higher price should BCP revise its public offer bid upwards. The agreement was subject to regulatory approvals.
In May 2007, the tender offer failed since it did not obtain the minimum required support by BPI’s shareholders to which the bid was conditioned. The Bank of Portugal had set out a maximum level of ownership by BCP in BPI in case that the tender offer did not succeed. Finally, Grupo Santander sold to BCP 34.5 million shares of BPI with capital gains of approximately €107 million.
SKBergé (“SKB”)
Santander Consumer Finance and the Bergé Group, through its Chilean subsidiary SKBergé, a company formed by Sigdo Koppers and Bergé (SKB), reached a strategic agreement to set up a finance company in Chile. SKB will have an ownership interest of up to 49%, with the remaining 51% to be held by Santander Consumer Finance. The new company, which will operate under the name of Santander Consumer Chile, will engage in consumer finance, focussing on both car and other durable consumer goods and credit cards.
Sale of Real Estate Assets
On June 13, 2007 we announced that, as part of the plan for the optimization of our balance sheet, we contemplated the sale of real estate assets currently used by Santander, with an estimated market value of €4 billion and a potential net capital gain of around €1.4 billion. The transaction would be implemented by means of a sale and leaseback procedure.
Financiera Alcanza S.A. de C.V. SOFOL (“Alcanza”)
On June 13, 2007 Santander Consumer Finance signed an agreement with the main shareholders of Alcanza to acquire and increase the capital of the company. After the transaction, Santander Consumer will control 85% of the company. As in its other markets, Santander Consumer’s business in Mexico will focus on consumer finance and auto financing as part of its growth strategy.
Alcanza has 160 employees in 15 branches in Mexico. The total value of the acquisition together with the capital increase is an estimated US$39.5 million. The deal is pending regulatory approvals in each country.
Intesa Sanpaolo
On June 19, 2007 we announced that we had sold the final stake of 1.79% that we held in the share capital of the Italian bank Intesa Sanpaolo, for a total consideration of €1,206 million. The transaction generates for Santander a capital gain of approximately €566 million.
Certain Legal Proceedings
Notes 1 d) and 25 e) describe the status of certain legal proceedings as of March 26, 2007. Subsequent to that date the following events have occurred:
In relation to the resolutions adopted by the Bank’s general shareholders’ meeting held on February 9, 2002 described in note 1 d) to our consolidated financial statements, the cassation appeal filed by one of the apellants against the judgment handed down by the Cantabria Provincial Appellate Court on January 14, 2004, was rejected by the Supreme Court on May 8, 2007.
In relation to the legal litigation described under “Casa de Bolsa” in note 25 e) to our consolidated financial statements, the total indemnity payable, including the principal amount of the deposit, the uncapitalized interest and the value of the shares that must be returned, is estimated at $28 million approximately (previously, $26.7 million).
In relation to the claim filed by Galesa de Promociones, S.A. described in note 25 e) to our consolidated financial statements, the Bank has contested the appeal filed by Galesa against the resolution of November 11, 2006 dismissing the appeal previously filed by Galesa asking for reconsideration of the decision made by the Elche Court of First Instance by order of September 18, 2006.
In relation to the claim filed by Inversión Hogar, S.A. described in note 25 e) to our consolidated financial statements, Inversión Hogar, S.A. has appealed against the decision handed down on March 2, 2007 upholding the Bank’s objection to the enforcement of the judgement of May 19, 2006.
Ordinary General Shareholders’ Meeting
On June 23, 2007, the ordinary General Shareholders’ Meeting of the Bank, approved, among other things, our primary financial statements (balance sheet, income statement, statements of changes in net assets and cash flows and notes) (see Note 1 a to our consolidated financial statements).

Exhibit I
Subsidiaries of Banco Santander Central Hispano, S.A. (1)

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
A N (123) plc	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	1,524	15	1,260
Abbey Business Services (India) Private Limited (d)	India	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Abbey Card Services Limited	United Kingdom	100.00%	—	100.00%	FINANCIAL SERVICES	149	(5)	149
Abbey Covered Bonds (Holdings) Limited	United Kingdom	—	(b)	—	FINANCE	—	—	—
Abbey Covered Bonds (LM) Limited	United Kingdom	—	(b)	—	FINANCE	—	—	—
Abbey Covered Bonds LLP	United Kingdom	—	(b)	—	FINANCE	3	40	—
Abbey National (America) Holdings Inc.	United States	—	100.00%	100.00%	HOLDING COMPANY	34	—	34
Abbey National (America) Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	34	—	35
Abbey National (Gibraltar) Limited	Gibraltar	—	100.00%	100.00%	SECURITIES COMPANY	7	—	7
Abbey National (Holdings) Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	28	—	24
Abbey National Alpha Investments (d)	United Kingdom	—	100.00%	100.00%	FINANCE	67	—	67
Abbey National American Investments Limited	United Kingdom	—	100.00%	100.00%	FINANCE	396	13	377
Abbey National Asset Managers Limited	United Kingdom	—	100.00%	100.00%	FUND AND PORTFOLIO MANAGER	12	2	12
Abbey National Baker Street Investments	United Kingdom	—	100.00%	100.00%	FINANCE	184	—	183
Abbey National Beta Investments Limited	United Kingdom	—	100.00%	100.00%	FINANCE	153	5	126
Abbey National Business Asset Leasing Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
Abbey National Business Cashflow Finance Limited	United Kingdom	—	100.00%	100.00%	FACTORING	9	—	6
Abbey National Business Equipment Leasing Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	8
Abbey National Business Leasing Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	—	—	—
Abbey National Business Office Equipment Leasing Limited	United Kingdom	—	100.00%	100.00%	LEASING	7	—	—
Abbey National Business Sales Aid Leasing Limited	United Kingdom	—	100.00%	100.00%	LEASING	1	—	—
Abbey National Business Vendor Plan Leasing Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
Abbey National Capital LP I	United States	—	(b)	—	FINANCE	—	—	—
Abbey National Charitable Trust Limited	United Kingdom	—	100.00%	100.00%	CHARITABLE SERVICES	—	—	—
Abbey National Credit and Payment Services Limited	United Kingdom	—	100.00%	100.00%	SERVICES	—	—	—
Abbey National Employment Services Inc.	United States	—	100.00%	100.00%	EMPLOYMENT SERVICES	—	—	—
Abbey National Financial and Investment Services (Jersey) Limited	Jersey	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Abbey National Financial Investments 3 B.V.	Netherlands	—	100.00%	100.00%	FINANCE	3	—	1
Abbey National Financial Investments 4 B.V.	Netherlands	—	100.00%	100.00%	FINANCE	372	17	372
Abbey National Financial Investments No.2 Limited	Jersey	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National Funded Unapproved Retirement Benefits Scheme Trustees Limited (d)	United Kingdom	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Abbey National Funding plc	United Kingdom	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National General Insurance Services Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	(56)	—	—
Abbey National Gibraltar (1986) Limited	United Kingdom	—	100.00%	100.00%	FINANCE	8	—	7
Abbey National Global Investments	United Kingdom	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National GP (Jersey) Limited	Jersey	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National Graphics Services Limited	United Kingdom	—	100.00%	100.00%	MARKETING	—	—	—
Abbey National Group Pension Schemes Trustees Limited (d)	United Kingdom	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Abbey National Guarantee Company	United Kingdom	—	100.00%	100.00%	LEASING	5	—	4
Abbey National Homes Limited	United Kingdom	—	100.00%	100.00%	FINANCE	(53)	—	—
Abbey National Independent Investments Limited (d)	United Kingdom	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National International Limited	Jersey	—	100.00%	100.00%	BANKING	267	33	222
Abbey National Investments	United Kingdom	—	100.00%	100.00%	FINANCE	170	6	158
Abbey National Investments Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	(6)	(5)	—
Abbey National Jersey International Limited	Jersey	—	100.00%	100.00%	HOLDING COMPANY	311	3	276
Abbey National June Leasing (5) Limited (h)	United Kingdom	—	100.00%	100.00%	LEASING	1	—	—
Abbey National March Leasing (4) Limited	United Kingdom	—	100.00%	100.00%	LEASING	(25)	(2)	—
Abbey National Mortgage Finance plc	United Kingdom	—	100.00%	100.00%	MORTGAGE LOAN COMPANY	—	—	—
Abbey National Nominees Limited	United Kingdom	—	100.00%	100.00%	SECURITIES COMPANY	—	—	—
Abbey National North America Corporation	United States	—	100.00%	100.00%	FINANCE	2	—	—
Abbey National North America Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Abbey National North America LLC	United States	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National Offshore Holdings Limited	Jersey	—	100.00%	100.00%	HOLDING COMPANY	280	—	288
Abbey National PEP & ISA Managers Limited	United Kingdom	—	100.00%	100.00%	FUND AND PORTFOLIO MANAGER	79	14	55
Abbey National Personal Finance Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	—	—	—
Abbey National Personal Pensions Trustee Limited	United Kingdom	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Abbey National plc	United Kingdom	100.00%	—	100.00%	BANKING	4,508	(190)	12,614
Abbey National PLP (UK) Limited	United Kingdom	—	100.00%	100.00%	FINANCE	—	—	—
Abbey National Properties (2) Limited	United Kingdom	—	100.00%	100.00%	LEASING	(3)	—	—
Abbey National Property Developments Limited	United Kingdom	—	100.00%	100.00%	PROPERTY	—	—	—
Abbey National Property Investments	United Kingdom	—	100.00%	100.00%	FINANCE	399	29	206
Abbey National Property Services Limited	United Kingdom	—	100.00%	100.00%	PROPERTY	(19)	—	—
Abbey National Secretariat Services (Jersey) Limited	Jersey	—	100.00%	100.00%	SERVICES	—	—	—
Abbey National Secretariat Services Limited	United Kingdom	—	100.00%	100.00%	FUND AND PORTFOLIO MANAGER	—	—	—
Abbey National Securities Inc.	United States	—	100.00%	100.00%	SECURITIES COMPANY	36	2	34
Abbey National September Leasing (3) Limited (f)	United Kingdom	—	100.00%	100.00%	LEASING	(34)	12	—
Abbey National September Leasing (7) Limited (h)	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
Abbey National Shelf Co. (4) Limited	United Kingdom	—	100.00%	100.00%	INACTIVE	—	—	—
Abbey National Sterling Capital plc	United Kingdom	—	100.00%	100.00%	FINANCE	4	—	—

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Abbey National Treasury International (IOM) Limited	Isle of Man	—	100.00%	100.00%	BANKING	11	1	9
Abbey National Treasury Investments	United Kingdom	—	100.00%	100.00%	FINANCE	326	35	274
Abbey National Treasury Services (Australia) Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Abbey National Treasury Services (Trains Holdings) Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	222	(7)	223
Abbey National Treasury Services (Transport Holdings) Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	—	—	12
Abbey National Treasury Services Investments Limited	United Kingdom	—	100.00%	100.00%	FINANCE	1,143	40	1,117
Abbey National Treasury Services Overseas Holdings	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	1,461	160	1,516
Abbey National Treasury Services plc	United Kingdom	—	100.00%	100.00%	BANKING	3,794	95	4,243
Abbey National UK Investments	United Kingdom	—	100.00%	100.00%	FINANCE	1,095	38	903
Abbey National Unit Trust Managers Limited	United Kingdom	—	100.00%	100.00%	FUND AND PORTFOLIO MANAGER	51	22	22
Abbey National Wrap Managers Limited	United Kingdom	—	100.00%	100.00%	FUND AND PORTFOLIO MANAGER	9	(5)	4
Abbey Stockbrokers (Nominees) Limited	United Kingdom	—	100.00%	100.00%	SECURITIES COMPANY	—	—	—
Abbey Stockbrokers Limited	United Kingdom	—	100.00%	100.00%	SECURITIES COMPANY	8	—	8
Administración de Bancos Latinoamericanos Santander, S.L.	Spain	24.11%	75.89%	100.00%	HOLDING COMPANY	291	38	401
Administradora de Fondos de Pensiones y Cesantías Santander, S.A.	Colombia	—	99.99%	100.00%	PENSION FUND MANAGER	30	11	92
AEH Purchasing, Ltd.	Ireland	—	(b)	—	FINANCE	—	—	—
Afinidad AFAP, S.A.	Uruguay	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	2	2	11
Afisa, S.A.	Chile	—	99.98%	99.99%	FUND MANAGEMENT COMPANY	7	1	3
Afore Santander, S.A. de C.V.	Mexico	—	74.93%	100.00%	PENSION FUND MANAGER	44	21	2
AFP Bansander, S.A.	Chile	—	99.50%	100.00%	PENSION FUND MANAGER	90	27	78
Agrícola Tabaibal, S.A.	Spain	—	65.57%	100.00%	AGRICULTURE AND LIVESTOCK	—	(1)	—
Agropecuaria Tapirapé, S.A.	Brazil	—	97.06%	99.07%	AGRICULTURE AND LIVESTOCK	2	—	—
AKB Marketing Services Sp. Z.o.o.	Poland	—	100.00%	100.00%	MARKETING	1	3	—
Alcaidesa Holding, S.A. (consolidated)	Spain	—	44.17%	50.01%	PROPERTY	21	25	28
Alce Tenedora, S.L.	Spain	99.99%	0.01%	100.00%	HOLDING COMPANY	—	—	—
Aljarafe Golf, S.A.	Spain	—	70.37%	89.41%	PROPERTY	12	2	—
Aljardi SGPS, Lda.	Portugal	—	100.00%	100.00%	HOLDING COMPANY	1,160	500	1,148
Almacenadora Serfin, S.A. De C.V.	Mexico	—	73.90%	98.64%	WAREHOUSING	1	—	2
Almacenadora Somex, S.A. De C.V.	Mexico	—	72.84%	97.24%	WAREHOUSING	7	1	1
Altair Finance, plc	Ireland	—	(b)	—	SECURITIZATION	1	—	—
Altamira Funding LLC	United States	—	(b)	—	FINANCE	—	—	—
Altec, S.A.	Chile	—	100.00%	100.00%	IT SERVICES	6	—	21
América Latina Tecnología de México, S.A. De C.V.	Mexico	100.00%	—	100.00%	IT SERVICES	78	(2)	67
AN Structured Issues Limited	Jersey	—	100.00%	100.00%	FINANCE	—	—	—
Andaluza de Inversiones, S.A.	Spain	—	100.00%	100.00%	HOLDING COMPANY	29	1	27
Anderson Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
ANDSH Limited	United Kingdom	—	100.00%	100.00%	FINANCE	3	—	3
ANFP (US) LLC	United States	—	100.00%	100.00%	FINANCE	—	—	—
ANIFA Limited	United Kingdom	—	100.00%	100.00%	FINANCE	—	—	—
ANITCO Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Aparcamientos y Construcciones, S.A.	Spain	—	88.42%	100.00%	PROPERTY	2	—	2
Arend Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Argenline, S.A.	Uruguay	—	100.00%	100.00%	FINANCE	—	—	—
Asesora de Titulización, S.A., S.G.F.T.	Spain	70.00%	29.55%	100.00%	SECURITIZATION	2	—	2
Aurum, S.A.	Chile	1.00%	99.00%	100.00%	HOLDING COMPANY	(9)	—	63
Ausant Holding GMBH	Austria	—	99.92%	100.00%	HOLDING COMPANY	11	—	12
Ausant Merchant Participations GMBH	Austria	—	99.93%	100.00%	HOLDING COMPANY	345	8	—
Aviación Regional Cántabra, A.I.E.	Spain	73.58%	—	74.00%	AVIATION	30	(3)	22
B.R.S. Investment S.A.	Argentina	—	100.00%	100.00%	HOLDING COMPANY	20	2	237
B2C Escaparate, S.L.	Spain	—	88.42%	100.00%	TECHNOLOGY	(1)	—	13
Baker Street Risk and Insurance (Guernsey) Limited (e)	Guernsey	—	100.00%	100.00%	INSURANCE BROKER	11	—	3
Banco Alicantino de Comercio, S.A.	Spain	—	88.42%	100.00%	BANKING	9	—	8
Banco Banif, S.A.	Spain	100.00%	—	100.00%	BANKING	176	39	84
Banco Caracas, N.V.	Dutch Antilles	—	100.00%	100.00%	BANKING	6	(4)	3
Banco de Albacete, S.A.	Spain	100.00%	—	100.00%	BANKING	11	—	9
Banco de Asunción, S.A.	Paraguay	—	99.33%	99.33%	BANKING	2	(1)	35
Banco de Venezuela, S.A., Banco Universal (j)	Venezuela	96.78%	1.64%	98.42%	BANKING	417	160	124
Banco Español de Crédito, S.A.	Spain	87.33%	1.09%	88.43%	BANKING	2,970	1,487	1,261
Banco Madesant — Sociedade Unipessoal, S.A.	Portugal	—	100.00%	100.00%	BANKING	1,325	62	1,159
Banco Río de la Plata S.A.	Argentina	8.23%	91.07%	99.30%	BANKING	265	57	1,664
Banco Santander (Panamá), S.A.	Panama	—	100.00%	100.00%	BANKING	8	1	62
Banco Santander (Suisse), S.A.	Switzerland	—	99.96%	99.96%	BANKING	124	28	15
Banco Santander Bahamas International, Ltd.	Bahamas	—	100.00%	100.00%	BANKING	1,139	(11)	785
Banco Santander Banespa, S.A.	Brazil	—	97.97%	97.97%	BANKING	2,626	227	3,127
Banco Santander Chile	Chile	—	76.73%	76.91%	BANKING	1,370	408	1,207
Banco Santander Colombia, S.A.	Colombia	—	97.64%	97.64%	BANKING	133	1	443
Banco Santander de Negocios Portugal, S.A.	Portugal	—	99.85%	100.00%	BANKING	72	35	28
Banco Santander International	United States	95.90%	4.10%	100.00%	BANKING	147	21	74
Banco Santander Puerto Rico	Puerto Rico	—	90.77%	100.00%	BANKING	430	28	342
Banco Santander Totta, S.A.	Portugal	—	99.71%	99.86%	BANKING	1,453	336	2,342
Banco Santander, S.A.	Uruguay	90.93%	9.07%	100.00%	BANKING	31	11	50
Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander	Mexico	—	74.91%	99.99%	BANKING	2,883	646	1,265
Banco Totta de Angola, SARL	Angola	—	99.70%	99.98%	BANKING	44	12	19
Banespa, S.A. Serviços Técnicos, Administrativos e de Corretagem de Seguros	Brazil	—	97.97%	100.00%	INSURANCE BROKER	16	8	34
Banespa, S.A. Corretora de Cambio e Titulos	Brazil	—	97.97%	100.00%	SECURITIES COMPANY	16	12	9
Banesto Banca Privada Gestión, S.A. S.G.I.I.C.	Spain	—	88.42%	100.00%	FUND MANAGEMENT COMPANY	2	—	2

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Banesto Banco de Emisiones, S.A.	Spain	—	88.42%	100.00%	BANKING	99	1	86
Banesto Bolsa, S.A., Sdad. Valores y Bolsa	Spain	—	88.42%	100.00%	SECURITIES COMPANY	86	11	31
Banesto Delaware, Ltd.	United States	—	88.42%	100.00%	FINANCE	—	—	—
Banesto e-Business, S.A.	Spain	—	88.42%	100.00%	SECURITIES INVESTMENT	—	—	—
Banesto Factoring, S.A. Establecimiento Financiero de Crédito	Spain	—	88.42%	100.00%	FACTORING	88	(4)	81
Banesto Finance, Ltd.	Cayman Islands	—	88.42%	100.00%	FINANCE	—	—	—
Banesto Financial Products, Plc	Ireland	—	88.41%	99.99%	FINANCE	—	—	—
Banesto Issuances, Ltd.	Cayman Islands	—	88.42%	100.00%	FINANCE	1	—	—
Banesto Renting, S.A.	Spain	—	88.42%	100.00%	FINANCE	8	2	2
Banesto Securities, Inc.	United States	—	88.42%	100.00%	FINANCE	2	—	2
Banesto Servicios y Tecnología Aplicada, S.A.	Spain	—	88.42%	100.00%	SERVICES	4	—	4
Banesto, S.A.	Spain	—	88.42%	100.00%	FINANCE	—	—	—
Banif Gestión, S.A., S.G.I.I.C.	Spain	—	97.69%	100.00%	FUND MANAGEMENT COMPANY	8	1	2
Banif Inmobiliario, S.A.	Spain	—	100.00%	100.00%	PROPERTY	—	—	—
Bansa Santander, S.A.	Chile	—	99.99%	100.00%	PROPERTY	5	(3)	24
Bansalease, S.A., E.F.C.	Spain	100.00%	—	100.00%	LEASING	82	8	57
Bansamex, S.A.	Spain	50.00%	—	50.00%	CARDS	2	—	1
Bansander, S.A.	Spain	100.00%	—	100.00%	SECURITIES INVESTMENT	—	—	—
Beta Cero, S.A.	Spain	—	77.81%	88.00%	FINANCE	—	—	—
Bitalbond, B.V. (l)	Netherlands	100.00%	—	100.00%	HOLDING COMPANY	—	—	—
Brasil Foreign Diversified Payment Rights Finance Company	Brazil	—	(b)	—	FINANCE	—	—	—
Brettwood Limited	Jersey	—	100.00%	100.00%	SERVICES	—	—	—
Brorsen Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
BST International Bank, Inc.	Puerto Rico	—	99.71%	100.00%	BANKING	268	9	4
Buhal Leasing, Ltd.	United Kingdom	100.00%	—	100.00%	LEASING	2	—	2
CA Premier Banking Limited	United Kingdom	—	100.00%	100.00%	BANKING	6	—	6
Cabel, S.A. (in liquidation)	Belgium	86.99%	9.99%	96.99%	HOLDING COMPANY	—	—	—
Caetra Iberia, S.L.	Spain	—	100.00%	100.00%	HOLDING COMPANY	3	—	3
Cambios Sol, S.A.	Spain	—	88.42%	100.00%	CURRENCY TRADING	—	—	5
Canfy, S.L.	Spain	89.00%	11.00%	100.00%	HOLDING COMPANY	87	—	80
Cántabra de Inversiones, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	260	(56)	218
Cántabro Catalana de Inversiones, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	168	24	140
Capital Riesgo Global, SCR de Régimen Simplificado, S.A.	Spain	87.09%	12.91%	100.00%	VENTURE CAPITAL COMPANY	995	94	947
Capital Variable SICAV, S.A.	Spain	—	95.53%	97.79%	OPEN-END INVESTMENT COMPANY	7	—	7
Carfax Insurance Limited	Guernsey	—	100.00%	100.00%	INSURANCE BROKER	86	5	30
Carpe Diem Salud, S.L.	Spain	100.00%	—	100.00%	SECURITIES INVESTMENT	—	—	—
Cartera Mobiliaria, S.A., SICAV	Spain	—	72.49%	88.51%	SECURITIES INVESTMENT	575	23	192
Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander	Mexico	—	74.89%	99.96%	SECURITIES COMPANY	44	13	32
Casiopea Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Cater Allen Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	143	76	128
Cater Allen International Limited	United Kingdom	—	100.00%	100.00%	SECURITIES COMPANY	400	43	176
Cater Allen Limited	United Kingdom	—	100.00%	100.00%	BANKING	239	23	170
Cater Allen Lloyd’s Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	(14)	—	—
Cater Allen Nominees (Jersey) Limited	Jersey	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Cater Allen Pensions Limited	United Kingdom	—	100.00%	100.00%	PENSION FUND MANAGER	—	—	—
Cater Allen Registrars Limited	Jersey	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
Cater Allen Syndicate Management Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	3	—	—
Cater Allen Trust Company (Jersey) Limited	Jersey	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Cater Tyndall Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	18	16	135
Catmoll, S.L.	Spain	100.00%	—	100.00%	CONCESSION HOLDER	8	1	6
Catu Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Caveiro Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Central Inmobiliaria de Santiago, S.A. de C.V.	Mexico	100.00%	—	100.00%	PROPERTY MANAGEMENT	39	(2)	43
Centro de Equipamientos Zona Oeste, S.A.	Spain	93.62%	6.38%	100.00%	PROPERTY	16	(37)	43
Certidesa, S.L.	Spain	—	100.00%	100.00%	LEASE OF AIRCRAFT	10	(3)	10
Chiron Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Ciudad Financiera, S.A.	Spain	99.94%	0.06%	100.00%	SERVICES	1	—	1
Clínica Sear, S.A.	Spain	—	44.67%	50.58%	HEALTH	6	—	1
Club Zaudin Golf, S.A.	Spain	—	66.91%	95.09%	SERVICES	15	—	12
Consultoría Tributaria, Financiera y Contable, S.A.	Spain	100.00%	—	100.00%	ADVISORY SERVICES	—	—	—
Corpoban, S.A.	Spain	—	88.42%	100.00%	SECURITIES INVESTMENT	70	1	60
Corporación Industrial y Financiera de Banesto, S.A.	Spain	—	88.32%	99.89%	SECURITIES INVESTMENT	396	5	354
Costa Canaria de Veneguera, S.A.	Spain	—	65.57%	74.20%	PROPERTY	15	(1)	10
Covista Integrated Business Infrastructure Limited	United Kingdom	—	100.00%	100.00%	PROPERTY	—	—	—
Credisol, S.A.	Uruguay	—	100.00%	100.00%	CARDS	—	—	7
Crefisa, Inc.	Puerto Rico	100.00%	—	100.00%	FINANCE	31	(2)	19
Crinaria, S.A.	Spain	—	88.37%	100.00%	HOSPITALITY	7	—	7
C-Sprint Limited	Jersey	—	(b)	—	FINANCE	—	—	—
Darep Limited	Ireland	100.00%	—	100.00%	REINSURANCE	4	—	4
DCAR GP LLC	United States	—	90.00%	100.00%	INACTIVE	—	—	—
DCAR Receivables LP	United States	—	90.00%	100.00%	INACTIVE	—	—	—
Debt Management and Recovery Services Limited	United Kingdom	—	100.00%	100.00%	COLLECTION AND PAYMENT SERVICES	—	—	—
Depósitos Portuarios, S.A.	Spain	—	88.33%	100.00%	SERVICES	—	—	—
Deposoltenegolf, S.A.	Spain	—	88.42%	100.00%	SPORTS OPERATIONS	23	—	8
Desarrollo Informático, S.A.	Spain	—	88.42%	100.00%	IT	6	(4)	—
DF 123 Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
Digital Procurement Holdings, N.V.	Netherlands	—	83.39%	100.00%	HOLDING COMPANY	5	—	1
Diners Club Spain, S.A.	Spain	90.00%	—	90.00%	CARDS	9	3	7
Diseño e Integración de Soluciones, S.A.	Spain	—	88.42%	100.00%	IT	2	—	1
Drive ABS GP LLC	United States	—	90.00%	100.00%	INACTIVE	—	—	—

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Drive ABS LP	United States	—	90.00%	100.00%	INACTIVE	36	—	8
Drive Auto Receivables LLC	United States	—	90.00%	100.00%	AUXILIARY	—	—	—
Drive Auto Receivables Trust 2003-1	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2003-2	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2004-1	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2005-1	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2005-2	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2005-3	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2006-1	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive Auto Receivables Trust 2006-2	United States	—	(b)	—	SECURITIZATION	—	—	—
Drive BOS GP LLC	United States	—	90.00%	100.00%	INACTIVE	—	—	—
Drive BOS LP LLC	United States	—	90.00%	100.00%	INACTIVE	35	(8)	2
Drive Consumer USA, Inc.	United States	90.00%	—	90.00%	FINANCE	37	114	492
Drive Health & Welfare Benefit Plan	United States	90.00%	—	90.00%	SERVICES	—	—	—
Drive One LLC	United States	—	90.00%	100.00%	INACTIVE	—	—	—
Drive Receivables Corp. 10	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Receivables Corp. 11	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Receivables Corp. 12	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Receivables Corp. 6	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Receivables Corp. 7	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Receivables Corp. 8	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Receivables Corp. 9	United States	—	90.00%	100.00%	SECURITIZATION	—	—	—
Drive Residual Holdings GP LLC	United States	—	90.00%	100.00%	HOLDING COMPANY	—	—	—
Drive Residual Holdings LP	United States	—	90.00%	100.00%	AUXILIARY	—	—	—
Drive Servicing LLC	United States	—	90.00%	100.00%	INACTIVE	(11)	—	—
Drive Trademark Holdings LP	United States	—	90.00%	100.00%	AUXILIARY	—	—	—
Drive VFC GP LLC	United States	—	90.00%	100.00%	INACTIVE	25	4	—
Drive VFC LP	United States	—	90.00%	100.00%	INACTIVE	—	—	—
Drive Warehouse GP LLC	United States	—	90.00%	100.00%	HOLDING COMPANY	—	—	—
Drive Warehouse LP	United States	—	90.00%	100.00%	AUXILIARY	—	—	—
Duchess Parade Investments Limited	United Kingdom	—	100.00%	100.00%	LEASING	2	—	1
Dudebasa, S.A.	Spain	—	88.42%	100.00%	FINANCE	37	3	21
Duncan Lawrie Pension Consultants Limited	United Kingdom	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	1	—	1
Efearvi, S.A.	Spain	—	88.33%	100.00%	PROPERTY	—	—	—
Efectividad en Medios de Pago, S.A. de C.V.	Mexico	98.61%	1.39%	100.00%	FINANCE	25	—	13
Elerco, S.A.	Spain	—	88.32%	100.00%	LEASE	243	20	123
Fábricas Agrupadas de Muñecas de Onil, S.A. (consolidated) (g)	Spain	—	83.46%	100.00%	TOY MANUFACTURE	17	4	80
FC Factor S.r.l.	Italy	—	100.00%	100.00%	FINANCE	2	—	1
FFB — Participaçoes e Serviços, Sociedade Unipessoal, S.A.	Portugal	—	100.00%	100.00%	HOLDING COMPANY	3,482	104	1,020
Fideicomiso 100740 SLPT	Mexico	—	74.91%	100.00%	FINANCE	38	1	28
Fideicomiso GFSSLPT Banca Serfín, S.A.	Mexico	—	74.91%	100.00%	FINANCE	46	1	29
Fideicomiso Super Letras Hipotecarias Clase I	Argentina	—	(b)	—	SECURITIZATION	2	—	—
Fideicomiso Super Letras Hipotecarias Clase II	Argentina	—	(b)	—	SECURITIZATION	4	—	—
Finlay Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
First National Motor Business Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
First National Motor Contracts Limited	United Kingdom	—	100.00%	100.00%	LEASING	(1)	—	—
First National Motor Facilities Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
First National Motor Finance Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	—	—	—
First National Motor Leasing Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
First National Motor plc	United Kingdom	—	100.00%	100.00%	LEASING	(79)	25	—
Fomento e Inversiones, S.A.	Spain	100.00%	—	100.00%	SECURITIES INVESTMENT	17	33	17
Fondo de Titulización de Activos Santander 1	Spain	—	(b)	—	SECURITIZATION	—	—	—
Fondo de Titulización de Activos Santander Empresas 1	Spain	—	(b)	—	SECURITIZATION	—	—	—
Fondo de Titulización de Activos Santander Público 1	Spain	—	(b)	—	SECURITIZATION	—	—	—
Fondos Santander, S.A. Administradora de Fondos de Inversión	Uruguay	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	—	—	1
Formación Integral, S.A.	Spain	—	88.42%	100.00%	TRAINING	1	—	1
Fortensky Trading, Ltd.	Ireland	—	100.00%	100.00%	FINANCE	—	—	—
Freixo Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Friedrichstrasse, S.L.	Spain	—	99.99%	99.99%	PROPERTY	—	—	—
FTA Santander Consumer Spain Auto 06	Spain	—	(b)	—	SECURITIZATION	—	(10)	—
FTPYME Banesto 2 Fondo de Titulización de Activos	Spain	—	(b)	—	SECURITIZATION	—	—	—
FTPYME Santander 2 Fondo de Titulización de Activos	Spain	—	(b)	—	SECURITIZATION	—	—	—
GACC SECURITIZATION AIB International Financial Service	Ireland	—	(b)	—	SECURITIZATION	—	—	—
Gale Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Galliano Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Gedinver e Inmuebles, S.A.	Spain	—	88.42%	100.00%	FINANCE	5	—	5
Geoban, S.A.	Spain	—	94.10%	100.00%	SERVICES	2	(1)	3
Gesban Servicios Administrativos Globales, S.L.	Spain	99.99%	0.01%	100.00%	SERVICES	1	—	1
Gescoban Soluciones, S.A.	Spain	—	88.42%	100.00%	FINANCE	2	—	1
Gestión de Actividades Tecnológicas, S.A.	Spain	99.98%	0.02%	100.00%	SECURITIES INVESTMENT	(20)	—	—
Gestión de Instalaciones Fotovoltáicas, S.L. (Sole-shareholder company)	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Gestión Industrial Hispamer, S.A.	Spain	100.00%	0.01%	100.00%	SECURITIES INVESTMENT	(45)	8	—
Gestión Santander, S.A. de C.V., Sociedad Operadora de Sociedades de Inversión, Grupo Financiero Santander	Mexico	—	74.92%	100.00%	FINANCE	3	13	1
Giclas Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Gire, S.A. (c)	Argentina	—	57.92%	58.33%	PAYMENT SYSTEMS	5	2	2
Golden Bar (SECURITIZATION) S.r.l.	Italy	—	(b)	—	SECURITIZATION	—	—	—
Grupo Empresarial Santander, S.L.	Spain	99.11%	0.89%	100.00%	HOLDING COMPANY	2,964	836	4,005
Grupo Eurociber, S.A.	Spain	—	88.42%	100.00%	SERVICES	—	—	5
Grupo Financiero Santander, S.A. de C.V.	Mexico	74.70%	0.21%	74.92%	HOLDING COMPANY	2,966	681	1,528
Grupo Golf del Sur, S.A.	Spain	—	88.42%	100.00%	PROPERTY	9	—	8
Grupo Inmobiliario La Corporación Banesto, S.A.	Spain	—	88.31%	100.00%	SECURITIES INVESTMENT	10	1	22

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Grupo Santander Perú, S.A.	Peru	—	100.00%	100.00%	HOLDING COMPANY	21	82	341
Guaranty Car, S.A.	Spain	—	100.00%	100.00%	AUTOMOTIVE	1	1	—
H.B.F. Aluguer e Comercio de Viaturas, S.A.	Portugal	—	100.00%	100.00%	RENTAL LEASE	—	—	—
H.B.F. Auto-Renting, S.A.	Spain	—	100.00%	100.00%	RENTAL LEASE	10	2	2
Hipotebansa EFC, S.A.	Spain	100.00%	—	100.00%	MORTGAGE LOAN COMPANY	45	5	36
Hipototta No. 1 FTC	Portugal	—	(b)	—	SECURITIZATION	(3)	—	—
Hipototta No. 1 plc	Ireland	—	(b)	—	SECURITIZATION	(3)	—	—
Hipototta No. 2 FTC	Portugal	—	(b)	—	SECURITIZATION	(2)	(1)	—
Hipototta No. 2 plc	Ireland	—	(b)	—	SECURITIZATION	(2)	(1)	—
Hipototta No. 3 FTC	Portugal	—	(b)	—	SECURITIZATION	(9)	(2)	—
Hipototta No. 3 plc	Ireland	—	(b)	—	SECURITIZATION	(9)	(2)	—
Hipototta No. 4 FTC	Portugal	—	(b)	—	SECURITIZATION	(7)	(1)	—
Hipototta No. 4 plc	Ireland	—	(b)	—	SECURITIZATION	(7)	(1)	—
Hispamer Renting, S.A.	Spain	—	100.00%	100.00%	RENTAL LEASE	7	1	1
Holbah II, Ltd.	Bahamas	—	100.00%	100.00%	HOLDING COMPANY	914	66	1,148
Holbah, Ltd.	Bahamas	—	100.00%	100.00%	HOLDING COMPANY	177	27	268
Holmes Financing (No.1) plc	United Kingdom	—	(b)	—	FINANCE	1	—	—
Holmes Financing (No.10) plc	United Kingdom	—	(b)	—	FINANCE	—	(1)	—
Holmes Financing (No.2) plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Financing (No.3) plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Financing (No.4) plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Financing (No.5) plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Financing (No.6) plc	United Kingdom	—	(b)	—	FINANCE	1	—	—
Holmes Financing (No.7) plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Financing (No.8) plc	United Kingdom	—	(b)	—	FINANCE	—	(1)	—
Holmes Financing (No.9) plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Funding Limited	United Kingdom	—	(b)	—	FINANCE	(25)	88	—
Holmes Holdings Limited	United Kingdom	—	(b)	—	HOLDING COMPANY	—	—	—
Holmes Master Issuer plc	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holmes Trustees Limited	United Kingdom	—	(b)	—	FINANCE	—	—	—
Holneth Merchant, B.V. (l)	Netherlands	—	100.00%	100.00%	HOLDING COMPANY	(9)	—	—
Holneth, B.V.	Netherlands	—	100.00%	100.00%	HOLDING COMPANY	203	93	9
Holsant, B.V. (l)	Netherlands	—	100.00%	100.00%	HOLDING COMPANY	11	6	—
HSH Delaware L.P. (m)	United States	—	69.75%	—	HOLDING COMPANY	—	—	—
Hualle, S.A.	Spain	—	88.42%	100.00%	SECURITIES INVESTMENT	6	15	4
Ibérica de Compras Corporativas, S.L.	Spain	75.66%	7.73%	84.04%	e-COMMERCE	2	1	2
IEM (Holland) Aircraft Lease B.V.	Netherlands	—	100.00%	100.00%	LEASING	—	—	—
IEM 757 Leasing I B.V.	Netherlands	—	100.00%	100.00%	LEASING	—	—	—
IEM Airfinance B.V.	Netherlands	—	100.00%	100.00%	LEASING	(2)	—	—
IEM Lease Aircraft B.V.	Netherlands	—	100.00%	100.00%	LEASING	—	—	—
Ingeniería de Software Bancario, S.L.	Spain	49.00%	45.10%	100.00%	IT SERVICES	91	(9)	72
Inmobiliaria Laukariz, S.A.	Spain	—	88.42%	100.00%	PROPERTY	6	—	1
Inmobiliaria Lerma y Amazonas, S.A. De C.V.	Mexico	—	74.89%	100.00%	PROPERTY MANAGEMENT	20	(1)	13
Inmuebles B de V 1985 C.A.	Venezuela	—	35.63%	100.00%	RENTAL OF PREMISES	—	—	—
Inscape Investments Limited	United Kingdom	—	100.00%	100.00%	FINANCE	34	9	34
Instituto Santander Serfin, A.C.	Mexico	—	74.91%	100.00%	NOT-FOR-PROFIT INSTITUTE	2	—	—
Insurance Funding Solutions Limited	United Kingdom	—	100.00%	100.00%	FINANCE	(46)	8	—
Integrated Securities Services, S.A.	Spain	—	60.00%	60.00%	HOLDING COMPANY	1	—	—
Integritas (Canada) Trustee Corporation Ltd.	Canada	100.00%	—	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Integritas New Zealand Ltd.	New Zealand	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Integritas Trust, S.A.	Switzerland	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	1	—	—
Interbanco, S.A.	Portugal	—	50.00%	50.00%	BANKING	68	12	125
Internacional Compañía Seguros de Vida, S.A.	Argentina	—	59.20%	59.20%	INSURANCE	19	8	10
Inversiones Fadiver, S.A. (g)	Spain	—	83.46%	83.46%	HOLDING COMPANY	12	4	18
Inversiones Marítimas del Mediterráneo, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	3	1	—
Inversiones Tesoreras SICAV, S.A.	Spain	—	76.32%	76.32%	OPEN-END INVESTMENT COMPANY	11	—	8
Inversiones Turísticas, S.A.	Spain	—	88.42%	100.00%	HOSPITALITY	33	1	30
Isban DE GmbH	Germany	—	100.00%	100.00%	SERVICES	—	2	—
Isban U.K., Ltd.	United Kingdom	—	94.10%	100.00%	IT SERVICES	—	2	—
ISBANP-Engenheria e Software Bancário, S.A.	Portugal	—	96.97%	100.00%	IT SERVICES	1	—	—
Island Insurance Corporation	Puerto Rico	—	90.77%	100.00%	INSURANCE	4	—	4
IT Car — Aluguer e Comércio de Automóveis, S.A.	Portugal	—	50.00%	100.00%	AUTOMOTIVE	2	1	1
Itasant Sociedade Gestora de Participaçoes Sociais Sociedade Unipessoal, Lda.	Portugal	—	100.00%	100.00%	HOLDING COMPANY	316	(14)	92
James Hay Administration Company Limited	United Kingdom	—	99.99%	99.99%	FUND AND PORTFOLIO MANAGER	5	8	13
James Hay Holdings Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	(16)	6	—
James Hay Insurance Company Limited	Jersey	—	100.00%	100.00%	INSURANCE BROKER	8	10	18
James Hay Pension Trustees Limited	United Kingdom	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	3	1	3
J.C. Flowers II-A L.P. (m)	Canada	—	68.58%	—	HOLDING COMPANY	—	—	—
Kitila Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Kojima Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Kowal Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
La Unión Resinera Española, S.A. (consolidated)	Spain	74.87%	21.26%	96.22%	CHEMICALS	49	—	28
Laparanza, S.A. (c)	Spain	61.59%	—	61.59%	AGRICULTURE AND LIVESTOCK	27	—	16
Larix Chile Inversiones, Ltd.	Chile	—	88.42%	100.00%	PROPERTY	—	—	—
Larix Limited	Isle of Man	—	88.42%	100.00%	PROPERTY	2	—	1
Latinoenvíos, S.A.	Spain	100.00%	—	100.00%	TRANSFER OF FUNDS FOR IMMIGRANTS	—	—	1

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Layos Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Linvest, S.A.	Argentina	—	99.94%	100.00%	FINANCIAL SERVICES	—	—	—
Lion Consulting, S.A.	Argentina	—	99.90%	100.00%	ADVISORY SERVICES	—	—	—
Lovas Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Luresa Inmobiliaria, S.A.	Spain	—	96.13%	100.00%	PROPERTY	18	1	9
Luri 1, S.A.	Spain	—	5.58%	100.00%	PROPERTY	101	2	6
Luri 2, S.A.	Spain	—	4.81%	100.00%	PROPERTY	100	1	5
MAC No. 1 Limited (i)	United Kingdom	—	(b)	—	MORTGAGE LOAN COMPANY	—	—	—
Macame, S.A.	Spain	90.09%	9.91%	100.00%	HOLDING COMPANY	56	334	—
Madeisisa — SGPS Sociedade Unipessoal, Lda.	Portugal	—	99.71%	100.00%	HOLDING COMPANY	8	—	3
Marylebone Road CBO 2 Limited	Cayman Islands	—	(b)	—	FINANCE	—	—	—
Marylebone Road CBO 3 BV	Netherlands	—	(b)	—	FINANCE	—	—	—
Mata Alta, S.L.	Spain	—	61.59%	100.00%	PROPERTY	—	—	—
Mercado de Dinero, S.A.	Spain	—	88.42%	100.00%	SECURITIES INVESTMENT	—	—	—
Merciver, S.L.	Spain	—	88.42%	100.00%	SHIPPING COMPANY	—	—	—
Moneda y Crédito, S.L.	Spain	50.00%	—	100.00%	ADVERTISING	—	—	—
Mortimer Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Mosiler, S.A.	Uruguay	—	100.00%	100.00%	SERVICES	—	—	—
Multifinance Corporation Limited	Malta	—	49.50%	99.00%	HOLDING COMPANY	—	—	—
Multinegocios, S.A.	Chile	—	(b)	—	ADVISORY SERVICES	—	—	—
Multi-Rent, Aluguer e Comércio de Automóveis, S.A.	Portugal	—	60.00%	100.00%	VEHICLE HIRE	—	(2)	17
Multiservicios de Negocios Limitada	Chile	—	(b)	—	FINANCIAL SERVICES	—	—	—
N&P (B.E.S.) Loans Limited	United Kingdom	—	100.00%	100.00%	LEASING	162	11	144
Naviera Mirambel, S.L.	Spain	—	100.00%	100.00%	FINANCE	—	—	—
New Investment for Trains 1 PLC	United Kingdom	—	100.00%	100.00%	FINANCE	—	—	—
NIB Special Investors IV-A LP (c)	Canada	—	99.50%	—	HOLDING COMPANY	50	—	49
NIB Special Investors IV-B LP (c)	Canada	—	95.80%	—	HOLDING COMPANY	31	—	29
Ninfea Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Nisa Santander, S.A.	Spain	99.99%	0.01%	100.00%	INACTIVE	—	—	—
Norbest A.S.	Norway	100.00%	—	100.00%	SECURITIES INVESTMENT	240	3	240
Nova Bostwick (Portugal) Fabrica de Portas Metalicas, Ltd. (c)	Portugal	—	99.71%	100.00%	DOOR MANUFACTURE	—	—	—
NW Services CO	United States	—	83.39%	100.00%	e-COMMERCE	—	—	—
Oil-Dor, S.A.	Spain	—	88.31%	99.99%	FINANCE	143	3	108
Open Bank Santander Consumer, S.A.	Spain	—	100.00%	100.00%	BANKING	33	8	47
Operadora de Derivados Serfin, S.A. De C.V.	Mexico	—	74.90%	100.00%	FINANCE	—	—	—
Optimal Alternative Investments, S.G.I.I.C., S.A.	Spain	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	2	—	2
Optimal Investment Services, S.A.	Switzerland	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	19	12	5
Orígenes AFJP, S.A.	Argentina	—	59.20%	59.20%	PENSION FUND MANAGER	46	6	177
Orígenes Seguros de Retiro, S.A.	Argentina	—	59.20%	59.20%	INSURANCE	34	7	34
Pan American Bank, Ltd.	Bahamas	—	100.00%	100.00%	BANKING	2	—	23
Pandora Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Parasant, S.A.	Switzerland	100.00%	—	100.00%	HOLDING COMPANY	1,150	—	1,121
Patagon Euro, S.L.	Spain	100.00%	—	100.00%	HOLDING COMPANY	685	(13)	587
PECOH Limited	United Kingdom	—	(b)	—	FINANCE	—	—	—
Peninsular, S.A.R.L.	France	100.00%	—	100.00%	HOLDING COMPANY	1	—	9
Pereda Gestión, S.A.	Spain	99.99%	0.01%	100.00%	HOLDING COMPANY	29	3	4
Pingham International, S.A.	Uruguay	—	100.00%	100.00%	SERVICES	—	—	—
Plus Lease GmbH	Germany	—	100.00%	100.00%	FINANCE	—	—	—
Polskie Towarzystwo Finansowe S.A.	Poland	—	100.00%	100.00%	SERVICES	3	1	35
Polyfinances Holding Limited	Malta	—	50.00%	100.00%	HOLDING COMPANY	—	—	—
Polyfinances, S.A.	Luxembourg	—	50.00%	100.00%	HOLDING COMPANY	1	—	1
Portada, S.A.	Chile	—	96.16%	96.17%	FINANCE	6	—	5
Portal Universia Argentina, S.A.	Argentina	—	94.59%	94.59%	INTERNET	1	—	—
Portal Universia Portugal, Prestaçao de Serviços de Informática, S.A.	Portugal	—	100.00%	100.00%	INTERNET	1	(1)	—
Portal Universia, S.A.	Spain	—	67.77%	67.77%	INTERNET	6	(1)	4
Porterbrook Leasing Company Limited	United Kingdom	—	100.00%	100.00%	LEASING	621	118	458
Porterbrook Leasing Company MEBO Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	164	1	741
Porterbrook Limited	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	411	(14)	445
Porterbrook Maintenance Limited	United Kingdom	—	100.00%	100.00%	MAINTENANCE SERVICES	162	5	—
Préstamos de Consumo, S.A.	Argentina	—	99.97%	100.00%	FINANCE	—	—	8
Procura Digital Chile, S.A.	Chile	—	83.39%	100.00%	e-COMMERCE	—	—	—
Procura Digital de Venezuela, S.A.	Venezuela	—	83.39%	100.00%	e-COMMERCE	1	—	2
Procura Digital Ltda.	Brazil	—	83.39%	100.00%	e-COMMERCE	(2)	3	—
Procura Digital SRL de C.V.	Mexico	—	83.39%	100.00%	e-COMMERCE	1	1	1
Produban Servicios Informáticos Generales, S.L.	Spain	98.00%	2.00%	100.00%	HOLDING COMPANY	1	(12)	1
Programa Hogar Montigalá, S.A.	Spain	—	88.32%	100.00%	PROPERTY	7	—	7
Promoción de Servicios Integrales, S.A. de C.V.	Mexico	—	100.00%	100.00%	SERVICES	—	—	—
Promociones y Servicios Santiago, S.A. de C.V.	Mexico	—	100.00%	100.00%	SERVICES	—	—	—
Promotora AFR de Venezuela, S.A.	Venezuela	—	98.40%	99.98%	ADVISORY SERVICES	—	—	4
Promotora Herlosacantos, S.A. (c)	Spain	—	50.00%	50.00%	PROPERTY	—	—	—
Proyecto Europa, S.A.	Spain	—	88.42%	100.00%	ADVISORY SERVICES	—	—	—
Río Compañía de Seguros, S.A.	Argentina	—	99.91%	100.00%	INSURANCE	8	3	5
Río Trust, S.A.	Argentina	—	99.97%	100.00%	FINANCIAL SERVICES	—	—	—
Riobank International (Uruguay) SAIFE	Uruguay	—	100.00%	100.00%	BANKING	20	—	17
Rue Villot 26, S.L.	Spain	—	99.99%	99.99%	PROPERTY	22	—	26
S C Servicios y Cobranzas S.A.	Colombia	—	97.76%	100.00%	COLLECTION AND PAYMENT SERVICES	—	—	1
SAG International Finance Company Limited	Ireland	—	60.00%	100.00%	FINANCE	2	2	1
Sánchez Ramade Santander Financiera, S.L.	Spain	—	50.00%	50.00%	FINANCIAL SERVICES	—	—	—
Sandywick Limited	Jersey	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	2	—	—

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Saninv Gestao e Investimentos, S.A.	Portugal	—	100.00%	100.00%	FINANCE	161	(47)	119
Santana Credit E.F.C., S.A.	Spain	—	100.00%	100.00%	FINANCE	7	1	5
Santander AM Holding, S.L.	Spain	100.00%	—	100.00%	HOLDING COMPANY	97	25	6
Santander Asset Management Chile S.A.	Chile	0.01%	99.82%	100.00%	HOLDING COMPANY	—	—	9
Santander Asset Management Ireland, Ltd.	Ireland	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	17	—	—
Santander Asset Management Luxembourg, S.A.	Luxembourg	—	97.68%	100.00%	FUND MANAGEMENT COMPANY	1	—	—
Santander Asset Management Corporation	Puerto Rico	—	90.77%	100.00%	SECURITIES COMPANY	(3)	5	2
Santander Asset Management UK Holdings Limited (d)	United Kingdom	—	100.00%	100.00%	HOLDING COMPANY	200	—	200
Santander BanCorp	Puerto Rico	—	90.77%	91.50%	HOLDING COMPANY	505	33	206
Santander Banespa, Cia. de Arrendamiento Mercantil	Brazil	—	98.06%	100.00%	LEASING	—	—	—
Santander Banespa Administradora de Consorcios, Ltda.	Brazil	—	97.97%	100.00%	FINANCE	1	—	1
Santander Banespa Asset Management DTVM, Ltda.	Brazil	—	97.97%	100.00%	SECURITIES INVESTMENT	25	4	20
Santander Banespa Seguros, S.A.	Brazil	—	99.38%	100.00%	INSURANCE	12	6	13
Santander Bank and Trust, Ltd.	Bahamas	—	100.00%	100.00%	BANKING	1,470	204	1,205
Santander Benelux, S.A., N.V.	Belgium	100.00%	—	100.00%	BANKING	937	20	925
Santander Brasil Arrendamento Mercantil, S.A.	Brazil	—	97.97%	100.00%	LEASING	172	5	115
Santander Brasil Investimentos e Serviços, S.A.	Brazil	—	100.00%	100.00%	SERVICES	13	1	22
Santander Brasil Participaçoes e Emprendimentos, S.A.	Brazil	—	97.97%	100.00%	SERVICES	43	7	90
Santander Brasil S.A., Corretora de Cambio e Valores Mobiliarios	Brazil	—	97.97%	100.00%	SECURITIES COMPANY	35	5	18
Santander Capital Desarrollo, SGECR, S.A.	Spain	100.00%	—	100.00%	VENTURE CAPITAL COMPANY	1	—	—
Santander Capitalizaçao, S.A.	Brazil	—	99.38%	100.00%	FUND MANAGEMENT COMPANY	4	17	5
Santander Carteras, S.G.C., S.A.	Spain	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	16	2	8
Santander Central Hispano Finance (Delaware), Inc.	United States	100.00%	—	100.00%	FINANCE	1	—	—
Santander Central Hispano Finance, B.V.	Netherlands	100.00%	—	100.00%	FINANCE	1	—	—
Santander Central Hispano Financial Services, Ltd.	Cayman Islands	100.00%	—	100.00%	FINANCE	1	—	—
Santander Central Hispano International Ltd.	Cayman Islands	100.00%	—	100.00%	FINANCE	3	—	—
Santander Central Hispano Issuances, Ltd.	Cayman Islands	100.00%	—	100.00%	FINANCE	3	(1)	—
Santander Chile Holding, S.A.	Chile	22.11%	77.39%	99.51%	HOLDING COMPANY	476	154	290
Santander Commercial Paper, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	—	—	—
Santander Companhia Securitizadora de Créditos Financeiros	Brazil	—	97.97%	100.00%	COLLECTION MANAGEMENT	38	6	73
Santander Consumer (UK) plc	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	67	(7)	71
Santander Consumer autoboerse de AG	Germany	—	100.00%	100.00%	INTERNET	1	1	1
Santander Consumer Bank A.S.	Norway	—	100.00%	100.00%	FINANCE	249	34	340
Santander Consumer Bank AG	Germany	—	100.00%	100.00%	BANKING	872	368	884
Santander Consumer Bank S.p.A.	Italy	—	100.00%	100.00%	FINANCE	181	21	240
Santander Consumer Debit GmbH	Germany	—	100.00%	100.00%	SERVICES	—	12	—
Santander Consumer Finance a.s.	Czech Republic	—	100.00%	100.00%	LEASING	32	4	33
Santander Consumer Finance B.V.	Netherlands	—	100.00%	100.00%	FINANCE	31	3	32
Santander Consumer Finance Correduría de Seguros, S.A.	Spain	—	100.00%	100.00%	INSURANCE BROKER	1	2	—
Santander Consumer Finance Media S.r.l.	Italy	—	65.00%	65.00%	FINANCE	7	—	5
Santander Consumer Finance Oy	Finland	—	100.00%	100.00%	FINANCE	3	—	3
Santander Consumer Finance Zrt.	Hungary	—	100.00%	100.00%	FINANCE	9	1	4
Santander Consumer Finance, Germany GmbH	Germany	—	100.00%	100.00%	HOLDING COMPANY	2,726	(1)	2,726
Santander Consumer Finance, S.A.	Spain	63.19%	36.81%	100.00%	BANKING	3,552	762	2,338
Santander Consumer Holding GmbH	Germany	—	100.00%	100.00%	HOLDING COMPANY	1,313	183	1,827
Santander Consumer Iber-Rent, S.L.	Spain	—	60.00%	60.00%	AUTOMOTIVE	54	2	18
Santander Consumer Leasing Austria GmbH	Austria	—	100.00%	100.00%	LEASING	—	—	—
Santander Consumer Leasing GmbH	Germany	—	100.00%	100.00%	LEASING	6	10	6
Santander Consumer Spólka Akcyjna	Poland	—	100.00%	100.00%	BANKING	137	18	121
Santander Consumer, EFC, S.A.	Spain	—	100.00%	100.00%	FINANCE	229	84	168
Santander de Desarrollos Inmobiliarios, S.A.	Spain	98.39%	1.61%	100.00%	PROPERTY	—	—	—
Santander de Leasing, S.A., E.F.C.	Spain	70.00%	30.00%	100.00%	LEASING	38	3	35
Santander de Renting, S.A.	Spain	100.00%	—	100.00%	RENTAL LEASE	21	3	18
Santander de Titulización S.G.F.T., S.A.	Spain	81.00%	19.00%	100.00%	SECURITIZATION	1	4	1
Santander Distribuidora de Títulos e Valores Mobiliarios, Ltda.	Brazil	—	97.97%	100.00%	SECURITIES COMPANY	4	—	5
Santander Factoring y Confirming, S.A., E.F.C.	Spain	100.00%	—	100.00%	FACTORING	92	20	76
Santander Factoring, S.A.	Chile	—	99.50%	100.00%	FACTORING	21	—	6
Santander Financial Products, Ltd.	Ireland	—	100.00%	100.00%	FINANCE	172	6	162
Santander Financial Services, Inc.	Puerto Rico	—	90.77%	100.00%	LEASING	104	(1)	94
Santander Gestâo de Activos — Sociedade Gestora de Fundos de Investimento Mobiliário, S.A.	Portugal	—	99.85%	100.00%	FUND MANAGEMENT COMPANY	18	8	7
Santander Gestâo de Activos, SGPS, S.A.	Portugal	—	99.85%	100.00%	HOLDING COMPANY	16	16	7
Santander Gestión de Activos, S.A., S.G.I.I.C.	Spain	28.30%	69.38%	100.00%	FUND MANAGEMENT COMPANY	81	72	33
Santander Gestión de Recaudación y Cobranzas, Ltda.	Chile	—	98.96%	99.45%	FINANCE	2	1	2
Santander Global Services, S.A.	Uruguay	—	100.00%	100.00%	SERVICES	1	—	—
Santander Global Sport, S.A.	Spain	100.00%	—	100.00%	PROPERTY	3	—	3
Santander Hipotecario 1 Fondo de Titulización de Activos	Spain	—	(b)	—	SECURITIZATION	—	—	—
Santander Holanda B.V.	Netherlands	100.00%	—	100.00%	HOLDING COMPANY	10	2	—
Santander Holding Gestión, S.L.	Spain	—	100.00%	100.00%	HOLDING COMPANY	(79)	—	—
Santander Holding Internacional, S.A.	Spain	99.95%	0.05%	100.00%	HOLDING COMPANY	28	—	—
Santander Insurance Agency, Inc.	Puerto Rico	—	90.77%	100.00%	INSURANCE BROKER	2	5	3
Santander Insurance Holding, S.L.	Spain	99.99%	0.01%	100.00%	HOLDING COMPANY	198	(6)	192
Santander Insurance Services UK Limited (d)	United Kingdom	—	(b)	—	ASSET MANAGEMENT COMPANY	—	—	—
Santander International Bank	Puerto Rico	—	90.77%	100.00%	BANKING	26	—	1
Santander International Debt, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	—	—	—
Santander Inversiones Limitada	Chile	—	99.99%	99.99%	HOLDING COMPANY	604	38	575
Santander Investment Bank, Ltd.	Bahamas	—	100.00%	100.00%	BANKING	90	9	191
Santander Investment Bolsa, S.V., S.A.	Spain	—	100.00%	100.00%	SECURITIES COMPANY	148	63	104
Santander Investment Chile, Limitada	Chile	—	99.99%	99.99%	FINANCE	125	37	130

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
Santander Investment Colombia S.A.	Colombia	—	99.86%	99.86%	HOLDING COMPANY	3	—	44
Santander Investment Gerente FCI, S.A.	Argentina	—	99.34%	100.00%	FUND MANAGEMENT COMPANY	4	2	—
Santander Investment I, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	(1,603)	(1)	—
Santander Investment Inmobiliaria Colombia, Ltda.	Colombia	—	99.86%	100.00%	PROPERTY MANAGEMENT	2	—	—
Santander Investment Limited	Bahamas	—	100.00%	100.00%	SECURITIES COMPANY	(11)	(20)	—
Santander Investment Securities Inc.	United States	—	100.00%	100.00%	SECURITIES COMPANY	48	15	295
Santander Investment Trust Colombia S.A., Sociedad Fiduciaria	Colombia	—	99.99%	100.00%	FUND MANAGEMENT COMPANY	7	1	6
Santander Investment Valores Colombia S.A., Comisionista de Bolsa Comercial	Colombia	—	97.76%	100.00%	SECURITIES COMPANY	2	—	1
Santander Investment, S.A.	Spain	100.00%	—	100.00%	BANKING	201	156	14
Santander Investment, S.A., Corredores de Bolsa	Chile	—	99.99%	100.00%	SECURITIES COMPANY	16	3	13
Santander IP UK Limited	United Kingdom	—	100.00%	100.00%	SECURITIES COMPANY	—	—	—
Santander Issuances, S.A.	Spain	100.00%	—	100.00%	HOLDING COMPANY	—	—	—
Santander Merchant Bank, Ltd.	Bahamas	—	100.00%	100.00%	BANKING	4	1	56
Santander Merchant, S.A.	Argentina	—	99.97%	99.97%	HOLDING COMPANY	1	1	19
Santander Mortgage Corp.	Puerto Rico	—	90.77%	100.00%	FINANCE	22	—	17
Santander Multimedios, S.A.	Chile	—	99.99%	100.00%	INTERNET	1	—	1
Santander Overseas Bank, Inc.	Puerto Rico	—	100.00%	100.00%	BANKING	364	21	210
Santander Pensiones, S.A., E.G.F.P.	Spain	21.20%	76.49%	100.00%	PENSION FUND MANAGER	66	11	50
Santander Pensôes — Sociedade Gestora de Fundos de Pensôes, S.A.	Portugal	—	99.85%	100.00%	PENSION FUND MANAGER	3	1	1
Santander Perpetual S.A. Unipersonal	Spain	100.00%	—	100.00%	HOLDING COMPANY	—	—	—
Santander PR Capital Trust I	United States	—	90.77%	100.00%	FINANCE	(3)	6	3
Santander Private Advisors, Ltd.	United States	100.00%	—	100.00%	HOLDING COMPANY	—	—	—
Santander Private Equity, S.A., S.G.E.C.R.	Spain	90.00%	9.97%	100.00%	VENTURE CAPITAL COMPANY	4	—	4
Santander Professional Services, S.A.	Spain	—	100.00%	100.00%	SPORTS OPERATIONS	—	—	—
Santander Real Estate, S.G.I.I.C., S.A.	Spain	—	99.07%	100.00%	FUND MANAGEMENT COMPANY	32	24	6
Santander S.A. Agente de Valores	Chile	—	76.95%	100.00%	SECURITIES COMPANY	179	21	21
Santander Santiago Corredora de Seguros, Ltda.	Chile	—	76.73%	100.00%	INSURANCE BROKER	26	10	1
Santander Santiago, S.A., Administradora General de Fondos	Chile	—	76.74%	100.00%	FUND MANAGEMENT COMPANY	72	19	8
Santander Santiago, S.A., Sociedad Securitizadora	Chile	—	76.81%	100.00%	SECURITIZATION	1	—	—
Santander Securities Corporation	Puerto Rico	—	90.77%	100.00%	SECURITIES COMPANY	24	6	17
Santander Seguros de Vida, S.A.	Chile	—	100.00%	100.00%	INSURANCE	59	24	10
Santander Seguros Generales S.A.	Chile	99.50%	0.50%	100.00%	INSURANCE	11	—	12
Santander Seguros y Reaseguros, Compañía Aseguradora, S.A.	Spain	60.99%	34.49%	100.00%	INSURANCE	225	62	182
Santander Seguros, S.A.	Brazil	—	99.38%	99.38%	INSURANCE	83	37	100
Santander Seguros, S.A.	Uruguay	—	100.00%	100.00%	INSURANCE	2	—	1
Santander Servicios de Recaudación y Pagos Limitada	Chile	—	76.73%	100.00%	SERVICES	1	—	1
Santander Sociedad de Bolsa, S.A.	Argentina	—	99.34%	100.00%	SECURITIES COMPANY	5	2	3
Santander Totta Seguros, Companhia de Seguros de Vida, S.A.	Portugal	—	99.85%	100.00%	INSURANCE	72	11	22
Santander Totta, SGPS, S.A.	Portugal	—	99.85%	99.85%	HOLDING COMPANY	2,646	214	3,321
Santander Trade Services, Ltd.	Hong Kong	—	100.00%	100.00%	ADVISORY SERVICES	6	3	33
Santander US Debt, S.A.U.	Spain	100.00%	—	100.00%	FINANCE	—	—	—
Santander Venezuela Sociedad Administradora de Entidades de Inversión Colectiva, C.A.	Venezuela	—	90.00%	100.00%	FUND MANAGEMENT COMPANY	—	—	—
Santiago Corredores de Bolsa, Ltda.	Chile	—	76.73%	100.00%	SECURITIES COMPANY	25	1	16
Santiago Leasing, S.A.	Chile	—	76.84%	100.00%	LEASING	39	2	50
Santusa Holding, S.L.	Spain	69.64%	30.36%	100.00%	HOLDING COMPANY	10,426	760	9,158
Sarum Trustees Limited	United Kingdom	—	100.00%	100.00%	ASSET MANAGEMENT COMPANY	—	—	—
Scottish Mutual Pensions Limited	United Kingdom	—	100.00%	100.00%	INSURANCE	34	1	107
Seguros Santander, S.A., Grupo Financiero Santander	Mexico	—	74.92%	100.00%	INSURANCE	27	10	28
Sercoban, Administración de Empresas, S.L.	Spain	—	100.00%	100.00%	FINANCIAL SERVICES	—	—	—
Sercopyme, S.A.	Spain	100.00%	—	100.00%	SERVICES	20	(2)	18
Serfin International Bank and Trust, Ltd.	Cayman Islands	—	99.71%	100.00%	BANKING	28	1	24
Servicio de Alarmas Controladas por Ordenador, S.A.	Spain	99.99%	0.01%	100.00%	SECURITY	2	—	1
Servicios Administrativos y Financieros, Ltda.	Chile	—	(b)	—	ADVISORY SERVICES	—	—	—
Servicios Corporativos Seguros Serfin, S.A. De C.V.	Mexico	—	73.42%	98.00%	SERVICES	—	—	—
Servicios de Cobranza, Recuperación y Seguimiento, S.A. De C.V.	Mexico	—	100.00%	100.00%	SERVICES	1	—	2
Servicios de Cobranzas Fiscalex Ltda.	Chile	—	(b)	—	SERVICES	—	—	—
Servicios Universia Venezuela S.U.V., S.A.	Venezuela	—	61.45%	61.45%	INTERNET	1	—	—
Sheppards Moneybrokers Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	23	—	19
Sinvest Inversiones y Asesorías Limitada	Chile	—	99.99%	100.00%	FINANCE	49	5	2
Sistema 4B, S.A.	Spain	51.65%	12.91%	66.25%	CARDS	13	9	10
Sociedad Integral de Valoraciones Automatizadas, S.A.	Spain	—	100.00%	100.00%	APPRAISALS	1	3	1
Societe de Gestion de Leopard Fund, S.A.	Luxembourg	—	100.00%	100.00%	FUND MANAGEMENT COMPANY	—	—	—
Sodepro, S.A.	Spain	—	88.42%	100.00%	FINANCE	15	—	12
Solarlaser Limited	United Kingdom	—	100.00%	100.00%	PROPERTY	72	2	59
Suleyado 2003, S.L.	Spain	—	100.00%	100.00%	HOLDING COMPANY	7	—	7
Suzuki Servicios Financieros, S.L.	Spain	—	51.00%	51.00%	FINANCE	—	—	—
Swesant Merchant S.A.	Switzerland	—	100.00%	100.00%	HOLDING COMPANY	1	—	383
Swesant, S.A.	Switzerland	—	100.00%	100.00%	HOLDING COMPANY	163	60	—
Symbios Capital, B.V. (l)	Netherlands	—	100.00%	100.00%	VENTURE CAPITAL COMPANY	22	—	23
Talorcan plc	United Kingdom	—	100.00%	100.00%	FINANCE	3	—	2
Taxagest Sociedade Gestora de Participaçoes Sociais, S.A.	Portugal	—	99.85%	100.00%	HOLDING COMPANY	47	4	—
Taylor Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Teatinos Siglo XXI, S.A.	Chile	50.00%	50.00%	100.00%	HOLDING COMPANY	291	150	404
Teylada, S.A.	Spain	11.11%	88.89%	100.00%	SECURITIES INVESTMENT	—	—	—
The HSH AIV 4 Trust (m)	United States	—	69.75%	—	HOLDING COMPANY	—	—	—
The Inscape Investment Fund (Jersey) Limited	Jersey	—	100.00%	100.00%	FINANCE	—	—	—
The National & Provincial Building Society Pension Fund Trustees Limited	United Kingdom	—	(b)	—	ASSET MANAGEMENT COMPANY	—	—	—

						Millions of Euros (a)
		% of Ownership Held by the						Amount of
		Bank		% of Voting		Capital and	Profit (Loss)	Ownership
Company	Location	Direct	Indirect	Rights (k)	Line of Business	Reserves	for the Year	Interest
The WF Company Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	1	—	—
Títulos de Renta Fija, S.A.	Spain	100.00%	—	100.00%	SECURITIES INVESTMENT	—	—	—
Tornquist Asesores de Seguros , S.A.	Argentina	—	99.93%	99.99%	ADVISORY SERVICES	—	—	—
Totta & Açores Finance Ireland, Limited	Ireland	—	99.71%	100.00%	FINANCE	1	1	1
Totta & Açores Inc. Newark	United States	—	99.71%	100.00%	BANKING	1	—	1
Totta (Ireland), PLC	Ireland	—	99.71%	100.00%	FINANCE	354	82	341
Totta Crédito Especializado, Instituiçao Financeira de Crédito, S.A. (IFIC)	Portugal	—	99.83%	100.00%	LEASING	116	17	42
Totta Urbe — Empresa de Administraçâo e Construçôes, S.A.	Portugal	—	99.71%	100.00%	PROPERTY	105	—	148
UNIFIN S.p.A.	Italy	—	70.00%	70.00%	FINANCE	13	5	44
Universia Brasil, S.A.	Brazil	—	100.00%	100.00%	INTERNET	3	(2)	1
Universia Chile, S.A.	Chile	—	92.82%	92.82%	INTERNET	2	(1)	1
Universia Colombia, S.A.	Colombia	—	99.88%	99.89%	INTERNET	1	(1)	—
Universia Holding, S.L.	Spain	99.87%	0.13%	100.00%	HOLDING COMPANY	25	(13)	13
Universia México, S.A. De C.V.	Mexico	—	100.00%	100.00%	INTERNET	1	(1)	—
Universia Perú, S.A.	Peru	—	100.00%	100.00%	INTERNET	1	(1)	1
Universia Puerto Rico, Inc.	Puerto Rico	—	100.00%	100.00%	INTERNET	1	(1)	—
Valores Santander Casa de Bolsa, C.A.	Venezuela	—	90.00%	90.00%	SECURITIES COMPANY	9	2	8
Vargas Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Vendcare Finance Limited	United Kingdom	—	100.00%	100.00%	LEASING	—	—	—
Vesubio Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
Virtual Payments, S.L.	Spain	—	88.42%	100.00%	TECHNOLOGY	—	—	1
Vista Capital de Expansión, S.A. SGECR	Spain	—	50.00%	50.00%	VENTURE CAPITAL COMPANY	—	1	—
Vista Desarrollo, S.A. SCR	Spain	100.00%	—	100.00%	VENTURE CAPITAL COMPANY	182	64	133
W.N.P.H. Gestao e Investimentos Sociedade Unipessoal, S.A.	Portugal	—	100.00%	100.00%	SECURITIES INVESTMENT	32	1	—
Wallcesa, S.A.	Spain	100.00%	—	100.00%	SECURITIES INVESTMENT	11	15	11
Wex Point España, S.L.	Spain	—	88.42%	100.00%	SERVICES	8	—	2
Whitefoord & Foden Limited	United Kingdom	—	100.00%	100.00%	ADVISORY SERVICES	—	—	—
Whitewick Limited	Jersey	—	100.00%	100.00%	HOLDING COMPANY	—	—	—
WIM Servicios Corporativos, S.A. de C.V.	Mexico	—	100.00%	100.00%	TEMPORARY EMPLOYMENT AGENCY	—	—	—
Wirtanen Instalación Fotovoltáica, S.L.	Spain	—	100.00%	100.00%	ELECTRICITY	—	—	—
(a) Amount per books of each company at December 31, 2006. The amount of the ownership interest (net of allowance) is the figure per the books of each holding company on the basis of the Group’s percentage of ownership, disregarding amortization of goodwill on consolidation. The data on foreign companies were translated to euros at the year-end exchange rates.
(b) Company over which effective control is exercised.
(c) Data from the latest approved financial statements at December 31, 2005.
(d) Data from the latest approved financial statements at March 31, 2006.
(e) Data from the latest approved financial statements at June 30, 2006.
(f) Data from the latest approved financial statements at September 30, 2006.
(g) Data from the latest approved financial statements at April 30, 2006.
(h) Data from the latest approved financial statements at March 10, 2006.
(i) Data from the latest approved financial statements at August 31, 2006.
(j) Data uniform with 2006 calendar year.
(k) Pursuant to Article 3 of Royal Decree 1815/1991, of December 20, approving the rules for the preparation of consolidated financial statements, in order to determine voting rights, the voting rights relating to subsidiaries or to other parties acting in their own name but on behalf of Group companies were added to the voting rights directly held by the Parent. Accordingly, the number of votes corresponding to the Parent in relation to companies over which it exercises indirect control is the number corresponding to each subsidiary holding a direct ownership interest in such companies.
(l) Company in liquidation at December 31, 2006.
(m) Company newly incorporated in 2006 for which no approved financial statements were furnished.
(1) The preference share and security issuer companies are detailed in Exhibit III, together with other relevant information.

Exhibit II
Listed companies in which the Santander Group has ownership interests of more than 3% (g), Associates of the Santander Group and joint ventures

		% of Ownership Held		% of		Millions of Euros (a)
		by the Bank		Voting			Capital and	Profit (Loss)
Company	Location	Direct	Indirect	Rights (f)	Line of Business	Assets	Reserves	for the Year
ABS Line Multimedia, S.L.	Spain	—	47.50%	47.50%	INTERNET	—	—	—
AC Camerfirma, S.A.	Spain	—	19.06%	21.56%	TECHNOLOGY	1	1	—
Accordfin España, E.F.C., S.A.	Spain	—	49.00%	49.00%	FINANCE	329	16	5
Administrador Financiero de Transantiago	Chile	—	15.35%	20.00%	PAYMENT SYSTEMS	94	9	(1)
Advent España, S.A.	Spain	—	22.08%	25.00%	FINANCE	—	—	—
Affirmative Insurance Holdings Inc. (b)	United States	—	5.46%	—	INSURANCE	461	154	16
AGM Contacta, S.L.	Spain	—	44.25%	44.25%	TELECOMMUNICATIONS	13	17	2
Aguas de Fuensanta, S.A.	Spain	—	37.19%	47.34%	FOOD	31	9	—
Alcaidesa Golf, S.L.	Spain	—	44.17%	44.17%	SPORTS OPERATIONS	7	7	(1)
Alcaidesa Inmobiliaria, S.A.	Spain	—	44.17%	44.17%	PROPERTY	109	67	2
Alcaidesa Servicios, S.A.	Spain	—	44.17%	44.17%	SERVICES	1	1	—
Allfunds Bank, S.A.	Spain	—	50.00%	50.00%	BANKING	91	39	16
Anekis, S.A.	Spain	24.75%	24.75%	49.51%	ADVERTISING	2	2	—
Arena Communications Network, S.L. (b)	Spain	20.00%	—	20.00%	ADVERTISING	18	—	—
Asajanet Servicios Agropecuarios, S.L.	Spain	30.00%	—	30.00%	INTERNET	1	1	—
Attijari Factoring Maroc, S.A. (b)	Morocco	—	25.00%	25.00%	FACTORING	26	3	—
Attijari International Bank Société Anonymé (b)	Morocco	50.00%	—	50.00%	BANKING	54	4	—
Attijariwafa Bank Société Anonyme (b)	Morocco	—	14.55%	14.55%	BANKING	10,845	1,022	112
Banco BPI, S.A. (consolidated) (b)	Portugal	—	5.85%	5.87%	BANKING	30,159	1,237	251
Banco Internacional da Guiné-Bissau, S.A. (d)	Guinea-Bissau	—	48.86%	49.00%	BANKING	12	(30)	(1)
Base Central — Rede Serviços Imobiliarios, S.A.	Portugal	—	49.80%	49.80%	PROPERTY	1	2	(1)
Benim — Sociedade Imobiliária, S.A. (b)	Portugal	—	24.93%	25.00%	PROPERTY	12	8	—
Bolsas y Mercados Españoles, Sociedad Holding de Mercados y Sistemas Financieros, S.A. (consolidated) (b)	Spain	1.30%	5.57%	7.29%	FINANCIAL SERVICES	3,215	360	94
Cantabria Capital, SGECR, S.A.	Spain	50.00%	—	50.00%	VENTURE CAPITAL MANAGEMENT	—	—	—
Carnes Estelles, S.A.	Spain	—	18.93%	21.41%	FOOD	28	8	—
Cartera del Norte, S.A.	Spain	—	31.91%	36.09%	FINANCE	1	1	—
Centradia Group, Ltd. (b)	United Kingdom	30.45%	—	30.45%	ADVISORY SERVICES	—	1	—
Centro de Compensación Automatizado, S.A.	Chile	—	25.32%	33.00%	PAYMENT SYSTEMS	1	1	—
Centro para el Desarrollo, Investigación y Aplicación de Nuevas Tecnologías, S.A.	Spain	—	43.33%	49.00%	TECHNOLOGY	1	1	—
Companhia Energética de São Paulo	Brazil	—	9.04%	9.22%	ENERGY	6,926	2,582	(70)
Compañía Concesionaria del Túnel de Soller, S.A.	Spain	—	28.91%	32.70%	CONSTRUCTION	66	17	—
Compañía Española de Petróleos, S.A. (consolidated) (b)	Spain	27.92%	2.07%	29.99%	OIL REFINING	8,475	3,692	829
Comprarcasa Servicios Inmobiliarios, S.A.	Spain	—	47.50%	47.50%	PROPERTY	1	2	—
Consorcio Credicard, C.A.	Venezuela	—	32.80%	33.33%	CARDS	45	10	7
Consorcio Mexicano de Aseguradores de Crédito, S.A.	Spain	40.25%	—	40.25%	CREDIT INSURANCE	4	4	—
Consultores de Recursos de Marketing, S.L.	Spain	0.01%	22.57%	22.58%	MARKET RESEARCH	8	3	—
Corporación Suiche 7B, C.A.	Venezuela	—	31.75%	32.26%	CARDS	5	3	1
Cuzco Motor, S.A.	Spain	—	24.50%	24.50%	AUTOMOTIVE	6	5	1
Dispega, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—
Ensafeca Holding Empresarial, S.L.	Spain	—	31.82%	31.82%	HOLDING COMPANY	23	23	—
Espais Promocat, S.L.	Spain	—	44.17%	50.00%	PROPERTY	28	2	—
Estrella Servi-Rent, S.A.	Spain	—	49.00%	49.00%	AUTOMOTIVE	—	—	—
FC2Egestión, S.L.	Spain	—	50.00%	50.00%	ENVIRONMENTAL MANAGEMENT	—	—	—
Fer Automoción, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	1	1	—
Fertota, S.A.	Spain	—	33.17%	33.17%	AUTOMOTIVE	1	1	—
Ferwagen, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	2	2	—
Fidelización de Consumidores, S.A.	Spain	—	39.60%	39.60%	HOLDING COMPANY	—	—	—
Fondo de Titulización de Activos UCI 11	Spain	—	(h)	—	SECURITIZATION	—	—	—
Fondo de Titulización de Activos UCI 14	Spain	—	(h)	—	SECURITIZATION	—	—	—
Fondo de Titulización de Activos UCI 15	Spain	—	(h)	—	SECURITIZATION	—	—	—
Fondo de Titulización Hipotecaria UCI 10	Spain	—	(h)	—	SECURITIZATION	—	—	—
Fondo de Titulización Hipotecaria UCI 12	Spain	—	(h)	—	SECURITIZATION	—	—	—
Fondo de Titulización Hipotecaria UCI 16	Spain	—	(h)	—	SECURITIZATION	—	—	—
Forision Zweite Vermögensverwaltung S.à.r.l (i)	Luxembourg	—	24.12%	—	HOLDING COMPANY	—	—	—
Grupo Alimentario de Exclusivas, S.A.	Spain	—	35.78%	40.46%	FOOD	4	—	—
Grupo Fernández Alvariño, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	6	6	—
Grupo Ferrovial, S.A. (b)	Spain	2.09%	1.02%	3.25%	CONSTRUCTION	21,412	2,637	388
Grupo Financiero Galicia, S.A. (consolidated) (b)	Argentina	—	6.67%	6.67%	BANKING	7,139	423	30
Grupo Konecta Maroc S.A.R.L. à associé unique	Morocco	—	44.25%	44.25%	TELEMARKETING	—	—	—
Grupo Conecta Net, S.L.	Spain	—	44.25%	44.25%	HOLDING COMPANY	13	3	-1
Habitat Elpi, S.L.	Spain	—	44.17%	50.00%	PROPERTY	4	4	—
Hipoteca Internet, S.L.	Spain	—	50.00%	50.00%	SERVICES	—	—	—
HLC — Centrais de Cogeraçao, S.A. (c)	Portugal	—	24.45%	24.49%	ELECTRICITY	2	-2	-2
Hyunfer Automoción, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—
Iberian Peninsula Proyect, S.L.	Spain	—	24.50%	24.50%	AUTOMOTIVE	11	11	—
Imperial Holding, SCA (i)	Luxembourg	—	34.87%	34.87%	HOLDING COMPANY	—	—	—
Inmobiliaria Sitio de Baldeazores, S.A.	Spain	—	44.17%	50.00%	PROPERTY	13	2	—
Intereuropa Bank, R.T. (consolidated) (b)	Hungary	—	9.99%	9.99%	BANKING	962	53	10
Kassadesing 2005, S.L.	Spain	—	44.17%	50.00%	PROPERTY	29	8	—
Konecta Activos Inmobiliarios, S.L.	Spain	—	45.62%	45.62%	PROPERTY	—	—	—
Konecta Advertising, S.L.	Spain	—	22.57%	22.57%	ADVERTISING	—	—	—
Konecta BTO Contactcenter, S.A.	Spain	—	44.25%	44.25%	MARKETING	3	3	—

		% of Ownership Held		% of		Millions of Euros (a)
		by the Bank		Voting			Capital and	Profit (Loss)
Company	Location	Direct	Indirect	Rights (f)	Line of Business	Assets	Reserves	for the Year
Konecta Canarias, S.A.	Spain	—	44.25%	44.25%	MARKETING	5	2	3
Konecta Centro Especial de Empleo Madrid, S.L.	Spain	—	44.25%	44.25%	TELEMARKETING	—	—	—
Konecta Centro Especial de Empleo Sevilla, S.L.	Spain	—	44.25%	44.25%	TELEMARKETING	—	—	—
Konecta Centro Especial de Empleo, S.A.	Spain	—	44.25%	44.25%	MARKET RESEARCH	3	1	2
Konecta Chile, S.A.	Chile	—	44.25%	44.25%	SERVICES	—	—	—
Konecta Field Marketing, S.A.U.	Spain	—	44.25%	44.25%	HOLDING COMPANY	1	—	—
Konecta Legal and Collections, S.A.	Spain	—	44.25%	44.25%	TEMPORARY EMPLOYMENT AGENCY	—	—	—
Konecta Portugal, Lda.	Portugal	—	44.25%	44.25%	MARKETING	—	—	—
Konecta Selección, S.L.	Spain	—	44.25%	44.25%	SERVICES	—	—	—
Konecta Servicios Administrativos y Tecnológicos, S.L.	Spain	—	44.25%	44.25%	EVENT ORGANIZATION	—	—	—
Konecta Servicios de Empleo ETT, S.A.	Spain	—	44.25%	44.25%	TEMPORARY EMPLOYMENT AGENCY	1	—	—
Konecta Servicios Integrales de Marketing, S.L.	Spain	—	44.25%	44.25%	HOLDING COMPANY	—	—	—
Konecta Telegestión, S.L.	Spain	—	44.25%	44.25%	TELEMARKETING	1	1	—
Konectanet Andalucia, S.L.	Spain	—	44.25%	44.25%	SERVICES	—	—	—
Konectanet Comercialización, S.L.	Spain	—	44.22%	44.22%	MARKETING	—	—	—
Layna Auto, S.L.	Spain	—	49.00%	49.00%	AUTOMOTIVE	5	5	—
Layna Inversiones Galicia, S.L.	Spain	—	49.00%	49.00%	HOLDING COMPANY	10	8	—
Layna Inversiones, S.L.	Spain	—	49.00%	49.00%	HOLDING COMPANY	39	38	1
Layna Patrimonial, S.L.	Spain	—	49.00%	49.00%	PROPERTY	7	6	—
Maxamcorp Holding, S.L.	Spain	—	22.62%	22.62%	HOLDING COMPANY	152	133	20
Medimobiliario Ediçoes Period. e Multimedia, S.A	Portugal	—	29.38%	29.38%	PROPERTY	—	—	—
Norchem Holdings é Negocios, S.A.	Brazil	—	21.31%	21.75%	HOLDING COMPANY	78	20	6
Norchem Participaçoes e Consultoría, S.A.	Brazil	—	48.99%	50.00%	CONSULTING	19	13	2
Omega Financial Services GmbH	Germany	—	50.00%	50.00%	HOLDING COMPANY	1	—	1
Operadora de Activos Alfa, S.A. de C.V.	Mexico	—	49.80%	49.80%	FINANCE	3	2	1
Operadora de Activos Beta, S.A. de C.V.	Mexico	—	49.99%	49.99%	FINANCE	3	2	1
Oportunity Center, S.L.	Spain	—	44.25%	44.25%	SERVICES	—	—	—
Petroquímica União, S.A. (consolidated) (b)	Brazil	—	4.95%	2.02%	CHEMICALS	560	234	29
Plus Auto Rent, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—
Premiun Fer, S.A.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—
Prodesur Mediterráneo, S.L.	Spain	—	44.17%	50.00%	PROPERTY	27	11	—
Programa Multi Sponsor PMS, S.A. (b)	Spain	24.75%	24.75%	49.51%	ADVERTISING	4	4	—
Promofon, S.A.U.	Spain	—	22.57%	22.57%	MARKET RESEARCH	6	6	—
PSA Finance PLC	United Kingdom	—	50.00%	50.00%	LEASING	16	12	6
Puntoform, S.L.	Spain	—	44.25%	44.25%	TRAINING	—	—	—
Q’Auto, S.A.	Spain	—	24.50%	24.50%	AUTOMOTIVE	3	3	—
Quer Motor, S.A.	Spain	—	24.50%	24.50%	AUTOMOTIVE	2	2	—
Querauto, S.A.	Spain	—	24.50%	24.50%	AUTOMOTIVE	1	1	—
Querdiler, S.L.	Spain	—	24.50%	24.50%	AUTOMOTIVE	—	—	—
Quiero Televisión, S.A.	Spain	—	31.82%	31.82%	TELECOMMUNICATIONS	9	205	-198
Quisqueya 12, Inc.	Puerto Rico	—	50.00%	50.00%	PROPERTY	1	3	—
R. Benet, S.A.	Spain	—	49.00%	49.00%	AUTOMOTIVE	8	7	—
Recambios Quer, S.L.	Spain	—	24.50%	24.50%	AUTOMOTIVE	—	—	—
Redbanc, S.A.	Chile	—	25.32%	33.00%	CARDS	10	4	1
Reicomsa, S.A.	Spain	—	24.50%	24.50%	AUTOMOTIVE	2	2	—
Reintegra, S.A.	Spain	—	45.00%	45.00%	HOLDING COMPANY	2	2	—
Salvador Fernández de Automoción, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	2	1	—
San Paolo IMI, S.p.A. (consolidated) (b)	Italy	—	3.63%	3.63%	BANKING	211,157	11,500	1,983
Sertea, S.A.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—
Servicio Pan Americano de Protección, S.A. de C.V.	Mexico	—	15.12%	20.19%	SECURITIES COMPANY	149	86	3
Servicios Financieros Enlace S.A. de C.V.	El Salvador	21.48%	—	21.48%	FINANCE	2	1	—
Shinsei Bank, Ltd. (consolidated) (e)	Japan	0.12%	4.69%	4.82%	BANKING	67,711	6,154	547
Sociedad Interbancaria de Depósitos de Valores, S.A.	Chile	—	22.25%	29.00%	SECURITIES DEPOSITORY INSTITUTION	2	1	—
Sociedad Operadora de la Cámara de Compensación de Pagos de Alto Valor, S.A.	Chile	—	13.97%	18.20%	SERVICES	6	4	1
Sovereign Bancorp, Inc. (consolidated) (b)	United States	24.83%	—	24.83%	BANKING	53,979	4,352	573
Técnicas de Reparación Rafer, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—
The HSH Coinvest (Cayman) Trust-B (i)	Cayman Islands	—	24.20%	—	HOLDING COMPANY	—	—	—
Tramitación Externa, S.A.	Spain	—	25.00%	25.00%	FINANCE	—	1	—
Transbank, S.A.	Chile	—	25.32%	33.00%	CARDS	156	6	1
Transolver Finance EFC, S.A.	Spain	—	50.00%	50.00%	LEASING	215	27	2
Turyocio Viajes y Fidelización, S.A.	Spain	—	32.21%	32.21%	TRAVEL	1	—	—
U.C.I., S.A.	Spain	50.00%	—	50.00%	MORTGAGE LOANS	103	111	1
UCI Servicios Inmobiliarios y Profesionales, S.L.	Spain	—	50.00%	50.00%	FINANCE	—	—	—
UFI Servizi S.r.l.	Italy	—	16.22%	23.17%	SERVICES	—	—	—
Unión de Créditos Inmobiliarios, S.A., EFC	Spain	—	50.00%	50.00%	FINANCE	2,011	138	48
Via Comercial de Automóviles, S.L.	Spain	—	33.17%	33.17%	AUTOMOTIVE	—	—	—

(a)
Amounts per the books of each company generally at December 31, 2005, unless otherwise stated, since the financial statements have not yet been authorized for issue. The data on foreign companies were translated to euros at the year-end exchange rates.

(b)	Data from the latest approved financial statements at December 31, 2004.

(c)	Data from the latest approved financial statements at December 31, 2003.

(d)	Company in liquidation at December 31, 2005.

(e)	Data from the latest approved financial statements at March 31, 2005.

(f)
Pursuant to Article 3 of Royal Decree 1815/1991, of December 20, approving the rules for the preparation of consolidated financial statements, in order to determine voting rights, the voting rights relating to subsidiaries or to other parties acting in their own name but on behalf of certain Group companies were added to the voting rights directly held by the Parent. Accordingly, the number of votes corresponding to the Parent in relation to companies over which it exercises indirect control, is the number corresponding to each subsidiary holding a direct ownership interest in such companies.

(g)	Excluding the Group companies listed in Exhibit I.

Exhibit III
Preference share and security issuer subsidiaries of the Santander Group

					Millions of Euros (a)
							Profit
		% of Ownership					(Loss)		Other	Amount of
		Held by the Bank					for the	Preference	Profit	Ownership
Company	Location	Direct	Indirect	Line of Business	Capital	Reserves	Year	Dividends	(Loss)	Interest
Abbey National Capital Trust I	United States	—	(b)	FINANCE	—	—	—	—	—	—
Banesto Holdings, Ltd.	Guernsey	—	88.42%	SECURITIES INVESTMENT	—	51	6	6	—	—
Banesto Preferentes, S.A.	Spain	—	88.42%	FINANCE	—	—	4	4	—	—
Pinto Totta International Finance, Limited	Cayman Islands	—	49.86%	FINANCE	—	—	15	15	—	—
Santander Finance Capital, S.A. (Sole-shareholder company)	Spain	100.00%	—	FINANCE	—	—	90	90	—	—
Santander Finance Preferred, S.A. (Sole-shareholder company)	Spain	100.00%	—	FINANCE	—	—	32	32	—	—
Totta & Açores Financing, Limited	Cayman Islands	—	99.71%	FINANCE	—	—	20	20	—	—
(a) Amounts per the books of each company at December 31, 2006, translated to euros (in the case of foreign companies) at the year-end exchange rates.
(b) Company over which effective control is exercised.

Exhibit IV
Notifications of acquisitions and disposals of investments in 2006
(Article 86 of the Consolidated Companies Law and Article 53 of Securities Market Law 24/1998)
On January 10, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that COMERCIAL ESPAÑOLA DE VALORES, S.A. had been absorbed by CANTABRA DE INVERSIONES, S.A. As a result of this transaction, the absorbed company’s equity interest in CARTERA MOBILIARIA, SICAV, S.A. (9.669%) was now owned by CANTABRA DE INVERSIONES, S.A., the absorbing company. The total indirect holding of Banco Santander Central Hispano, S.A. in CARTERA MOBILIARIA, SICAV, S.A., however, remained unchanged (30.2768%).
On July 21, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had acquired, at Group level, an ownership interest of 8.420% of the share capital of BOLSAS Y MERCADOS ESPAÑOLES, S.A.
On August 9, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had transferred, at Group level, 12.509% of its ownership interest in the share capital of COMPAÑÍA ESPAÑOLA DE PETRÓLEOS, S.A. (CEPSA).
On September 29, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had acquired, at Group level, an ownership interest of 5.254% in the share capital of ENDESA, S.A.
On October 25, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had acquired, at Group level, an ownership interest of 5.066% in the share capital of REPSOL YPF, S.A.
On October 30, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had acquired, at Group level, an ownership interest of 10.220% in the share capital of URBAS PROYECTOS URBANISTICOS, S.A.
On October 30, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had transferred shares representing 0.291% of the share capital of URBAS PROYECTOS URBANISTICOS, S.A., after which its ownership interest, at Group level, in the share capital of this company stood at 9.849%.
On November 3, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had transferred shares representing 0.328% of the share capital of REPSOL YPF, S.A., after which its ownership interest, at Group level, in the share capital of this company stood at 4.766%.
On November 13, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which, in response to the CNMV’s request for Banco Santander Central Hispano, S.A. to update the information on its holding in CEPSA, S.A., stated that at October 31, 2006 its ownership interest, at Group level, in the share capital of CEPSA, S.A. was 30.554%.
On November 13, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had transferred shares representing 5.613% of the share capital of URBAS PROYECTOS URBANISTICOS, S.A., thus reducing its ownership interest, at Group level, in the share capital of this company to 4.236%.
On November 16, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had transferred shares representing 9.632% of the share capital social of ENDESA, S.A., thus reducing its ownership interest, at Group level, in the share capital of this company to 0.241%.
On December 12, 2006, the CNMV registered two notifications from Banco Santander Central Hispano, S.A. which stated that it had transferred 0.507% and 5.000%, respectively, of its holding in ANTENA 3 DE TV, S.A. As a result, its ownership interest, at Group level, in the share capital of ANTENA 3 DE TV, S.A. was reduced to 0.036%.
On December 26, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that it had transferred shares representing 53.796% of the share capital of INMOBILIARIA URBIS, S.A., as a result of which the Bank no longer held an ownership interest in this company.
On December 28, 2006, the CNMV registered a notification from Banco Santander Central Hispano, S.A. which stated that as a result of the merger by absorption of Riyal, S.L. and the sole-shareholder companies Lodares Inversiones, S.L., Somaen-Dos, S.L., Gessinest Consulting, S.A. and Carvasa Inversiones, S.L. (the absorbed companies) into Banco Santander Central Hispano, S.A. (the absorbing company), the Group’s indirect holding in CEPSA (20.721%) became a direct ownership interest.

Exhibit V
Other information on the share capital of the Group’s banks
Following is certain information on the share capital of the Group’s banks.
1.	Banco Santander Banespa, S.A. (Banespa)
a)	Number of equity instruments held by the Group

The Santander Group holds 65,398,684,315 ordinary shares and 55,259,160,963 preference shares through its subsidiaries Grupo Empresarial Santander, S.L. and Santander Seguros, S.A. The shares composing the share capital of Banespa have no par value.

The preference shares have no voting rights and are not convertible into ordinary shares. However, they have the following advantages:
1.	Their dividends are 10% higher than those on ordinary shares.

2.	Priority in the distribution of dividends.

3.	Participation in capital increases on the same terms as ordinary shares.

4.	Priority in the reimbursement of capital in the event of the dissolution of the company.
There is no unpaid capital.

b)	Capital increases in progress

No approved capital increases are in progress.

c)	Capital authorized by the shareholders at the Annual General Meeting

The company is authorized to increase share capital, subject to approval by the Board of Directors but without the need to amend the bylaws, up to a limit of 250,000,000,000 shares (125,000,000,000 ordinary shares and 125,000,000,000 preference shares). At present the share capital consists of 123,156,120,640 shares (65,892,964,409 ordinary shares and 57,263,156,231 preference shares).

d)	Rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights

There are no rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights.

e)	Specific circumstances that restrict the availability of reserves

The only restriction on the availability of Banespa’s reserves relates to the legal reserve (restricted reserves), which can only be used to offset losses or increase capital.

f)	Non-Group entities which hold, directly or through subsidiaries, 10% or more of equity

Not applicable.

g)	Listed equity instruments

All the shares are listed on the São Paulo Stock Exchange (Bovespa).

2.	Banco Español de Crédito, S.A. (Banesto)
a)	Number of equity instruments held by the Group

The Parent and its subsidiaries hold 614,009,291 fully subscribed and paid ordinary shares of €0.79 par value each, all of which have the same voting and dividend rights.

b)	Capital increases in progress

No approved capital increases are in progress.

c)	Capital authorized by the shareholders at the Annual General Meeting

Not applicable.

d)	Rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights

At December 31, 2006, no shares with these characteristics had been issued.

e)	Specific circumstances that restrict the availability of reserves

The legal reserve can be used to increase capital provided that the remaining reserve balance does not fall below 10% of the increased share capital amount (10% of any net profit companies may make each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of the share capital). Pursuant to the Spanish Companies Law, a restricted reserve has been recorded for an amount equal to the carrying amount of the Banesto shares owned by subsidiaries.

The revaluation reserve recorded pursuant to Royal Decree-Law 7/1996, of June 7, can be used to increase capital.

f)	Non-Group entities which hold, directly or through subsidiaries, 10% or more of equity

Not applicable.

g)	Listed equity instruments

All the shares are listed on the Spanish Stock Exchanges.
3.	Banco Santander Totta, S.A. (Totta)
a)	Number of equity instruments held by the Group

The Group holds 574,356,881 ordinary shares through Santander Totta, SGPS and 14,593,315 ordinary shares through Taxagest Sociedade Gestora de Participaçoes Sociais, S.A., all of which have a par value of €1 each, are fully subscribed and paid and have the same voting and dividend rights.

b)	Capital increases in progress

No approved capital increases are in progress.

c)	Capital authorized by the shareholders at the Annual General Meeting

Not applicable.

d)	Rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights

At December 31, 2006, no shares with these characteristics had been issued.

e)	Specific circumstances that restrict the availability of reserves

Under Article 296 of the Companies’ Code, the legal and merger reserves can only be used to offset losses or to increase capital.

Fixed asset revaluation reserves are regulated by Decree-Law 31/1998, which provides for the offset of losses or capital increases for the amounts at which the underlying asset is depreciated, amortized or sold.

f)	Non-Group entities which hold, directly or through subsidiaries, 10% or more of equity

Not applicable.

g)	Listed equity instruments

Totta’s shares are not listed.
4.	Banco Santander Chile
a)	Number of equity instruments held by the Group

The Group holds 66,822,519,695 ordinary shares through Santander Chile Holding, S.A., 78,108,391,607 ordinary shares through Teatinos Siglo XXI, S.A. and 16,577 ordinary shares through Santander Inversiones Limitada (Chile), all of which have no par value, are fully subscribed and paid and have the same voting and dividend rights.

b)	Capital increases in progress

No approved capital increases are in progress.

c)	Capital authorized by the shareholders at the Annual General Meeting

At December 31, 2004, the bylaw-stipulated share capital amounted to CLP 719,974,175,412, which, following the index-linked adjustment at December 31, 2006, amounted to CLP 761,853,230,061. However, each year the shareholders at the Annual General Meeting must approve the balance sheet at December 31, of the previous year and, therefore, approve the share capital amount.

d)	Rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights

At December 31, 2006, no shares with these characteristics had been issued.

e)	Specific circumstances that restrict the availability of reserves

Remittances to foreign investors in relation to investments made under the Decree-Law 600 Statute of Foreign Investment, of 1974, and the amendments thereto, require the prior authorization of the Foreign Investment Committee.

f)	Non-Group entities which hold, directly or through subsidiaries, 10% or more of equity

Not applicable.

g)	Listed equity instruments

All the shares are listed on the Chilean Stock Exchange and, through American Depositary Receipts (ADRs), on the New York Stock Exchange.

5.	Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander
a)	Number of equity instruments held by the Group

The Santander Group holds 50,783,217,691 series “F” ordinary shares and 9,786,609,109 series “B” ordinary shares through Grupo Financiero Santander Serfín, S.A. de C.V. The shares of these two series have identical par values, are fully subscribed and paid and have the same voting and dividend rights.

b)	Capital increases in progress

No approved capital increases are in progress.

c)	Capital authorized by the shareholders at the Annual General Meeting

Not applicable.

d)	Rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights

At December 31, 2006, the entity had issued USD 300 million of unsecured preferred subordinated debentures (300,000 debentures), subscribed by Bank of America and the Bank, which are voluntarily convertible into series “B” shares. These debentures are not registered in the National Securities Register and, therefore, they cannot be subject to a public offering.

e)	Specific circumstances that restrict the availability of reserves

The institution is subject to a legal requirement that at least 10% of net profit for the year be transferred to a capital reserve fund until the balance of the fund reaches the paid-in share capital amount. The capital reserve fund can only be distributed to shareholders as dividends in the form of shares.

f)	Non-Group entities which hold, directly or through subsidiaries, 10% or more of equity

Not applicable.

g)	Listed equity instruments

The company does not have any equity instruments listed on the stock market.
6.	Abbey
a)	Number of equity instruments held by the Group

The Group holds 1,485,893,636 fully subscribed and paid ordinary shares with a par value of GBP 0.10 each, all of which have the same voting and dividend rights.

b)	Capital increases in progress

No approved capital increases are in progress.

c)	Capital authorized by the shareholders at the Annual General Meeting

The company is authorized to increase share capital, subject to approval by the Board of Directors, up to a limit of GBP 175,000,000 (1,750,000,000 ordinary shares), GBP 1,000,000,000 of sterling preference shares (1,000,000,000 shares), USD 10,080,000 of US dollar preference shares (1,008,000,000 shares) and €10,000,000 of euro preference shares (1,000,000,000 shares).

d)	Rights on founder’s shares, “rights” bonds, convertible debentures and similar securities or rights

Abbey has issued GBP 200 million of debentures (10.0625% subordinated debentures convertible into equity) exchangeable for sterling preference shares with a par value of GBP 1 each, at Abbey’s discretion. The exchange can be made at any time, provided the holders are given between 30 and 60 days’ notice.

e)	Specific circumstances that restrict the availability of reserves

Not applicable.

f)	Non-Group entities which hold, directly or through subsidiaries, 10% or more of equity

Not applicable.

Exhibit VI
List of Bonds and Debentures outstanding as of December 31, 2006, 2005 and 2004.

					Outstanding amount in
	Euro thousand				million			Annual
Issuer	2006	2005	2004	Currency	2006	2005	2004	Interest rate	Maturity Date
Banco Santander Central Hispano, S.A.-
Debentures-October 1993	117,798	117,798	117,798	Euro	—	—	—	8.75%	October 2008
Debentures- November 1993	173,973	180,304	180,304	Euro	—	—	—	8.25%	December 2008
Debentures- March 1994	47,091	60,251	60,251	Euro	—	—	—	7.63%	September 2009
Territorial Bonds- July 2003	1,992,320	2,000,000	2,000,000	Euro	—	—	—	4.00%	July 2013
Territorial Bonds- December 2003	—	—	1,000,000	Euro	—	—	—	Floating	June 2005
Territorial Bonds- February 2004	—	1,500,000	1,500,000	Euro	—	—	—	Floating	February 2006
Territorial Bonds- March 2004	1,000,000	1,000,000	1,000,000	Euro	—	—	—	Floating	March 2009
Territorial Bonds- April 2004	999,760	1,000,000	1,000,000	Euro	—	—	—	Floating	April 2007
Mortgage backed securities- October 2002	2,964,749	3,000,000	3,000,000	Euro	—	—	—	4.00%	October 2007
Mortgage backed securities- March 2003	—	1,500,000	1,500,000	Euro	—	—	—	2.75%	March 2006
Mortgage backed securities- September 2003	1,976,300	2,000,000	2,000,000	Euro	—	—	—	4.00%	September 2010
Mortgage backed securities- December 2003	1,497,600	1,500,000	1,500,000	Euro	—	—	—	3.75%	December 2008
Mortgage backed securities- March 2004	498,140	500,000	500,000	Euro	—	—	—	3.25%	March 2009
Mortgage backed securities- July 2004	1,484,235	1,500,000	1,500,000	Euro	—	—	—	4.50%	July 2016
Mortgage backed securities — February 2005	1,978,028	2,000,000	—	Euro	—	—	—	3.25%	February 2012
Mortgage backed securities — April 2005	987,860	1,000,000	—	Euro	—	—	—	4.00%	April 2020
Mortgage backed securities — September 2005	1,480,800	1,500,000	—	Euro	—	—	—	2.50%	January 2011
Mortgage backed securities — September 2005	2,467,825	2,500,000	—	Euro	—	—	—	3.13%	September 2015
Mortgage backed securities — February 2006	2,990,940	—	—	Euro	—	—	—	3.50%	February 2014
Mortgage backed securities — February 2006	1,485,045	—	—	Euro	—	—	—	3.88%	February 2026
Mortgage backed securities — September 2006	1,492,830	—	—	Euro	—	—	—	3.750%	September 2011
Mortgage backed securities — September 2006	1,498,170	—	—	Euro	—	—	—	4.125%	January 2017
Securitisation bonds — 2004	3,260,484	1,568,566	1,575,651	Euro	—	—	—	Floating	From 2037 to 2042
Securitisation bonds — 2005	1,280,577	1,104,277	—	Euro	—	—	—	Floating	November 2038
Securitisation bonds — 2006	4,373,740	—	—	Euro	—	—	—	From 3.87% to 8.75%	From 2035 to 2050
Own securities held and paid-in surplus	(96,841)	(395,815)	—	Euro	—	—	—	—	September 2015

Santander Central Hispano International Ltd.

January 1998	—	—	10,325	Euro	—	—	—	Floating	January 2005
Issued December 1998	206,583	206,584	206,508	Euro	—	—	—	Floating	April 2008
Issued in June 1998	18,076	18,076	18,072	Euro	—	—	—	Floating	January 2013
Issued in April 1998	153,388	153,388	153,390	Euro	—	—	—	Floating	February 2008
Issued in December 1998	255,646	255,646	255,647	Euro	—	—	—	5%	August 2007
Issued in April 1998	—	—	255,647	Euro	—	—	—	5%	February 2008
Issued in February 1998	181,512	181,512	181,512	Euro	—	—	—	2%	February 2008
From December 1997 to March 1998	396,368	701,266	1,006,164	Euro	—	—	—	Floating	From October 2007 to February 2007
Issued February 1998	304,898	—	—	Euro	—	—	—	2%	February 2008
Issued in February 2002	31,700	31,700	31,700	Euro	—	—	—	Floating	January 2007
Issued in February 2002	—	—	500,000	Euro	—	—	—	Floating	February 2005
Issued from April 1998 to May 1998	31,116	32,152	32,407	Swiss Francs	50	50	50	3%	From April 2008 to May 2008

					Outstanding amount in
	Euro thousand				million			Annual
Issuer	2006	2005	2004	Currency	2006	2005	2004	Interest rate	Maturity Date
Issued June 2000	—	—	367,080	U.S. Dollar	—	—	500	Floating	June 2005
Issued June 2002	—	—	58,733	U.S. Dollar	—	—	80	Floating	June 2005
April 2000	—	—	322,234	Japanese Yens	—	—	45,000	1.42%	April 2005
March 1994	—	335,611	326,215	Pounds Sterling	—	230	230	7.9%	March 2019

Banesto Group
Euro	14,000	25,000	25,000	Euro	—	—	—	4.545%	August 2007
Euro	4,284,535	163,100	7,200	Euro	—	—	—	Floating	From February 2007 to June 2036
Euro	260,593	104,000	118,635	Euro	—	—	—	From 4% to 6%	From February 2007 to August 2011
Euro	—	—	2,000,000	Euro	—	—	—	Floating	October 2005
Euro	1,000,000	1,000,000	1,000,000	Euro	—	—	—	Floating	June 2009
Euro	—	2,000,000	2,000,000	Euro	—	—	—	Floating	October 2006
Euro	1,041,100	1,000,000	—	Euro	—	—	—	Floating	From June 2009 to February 2010
Euro	1,250,000	1,250,000	—	Euro	—	—	—	2.2%	October 2007
Euro	1,500,000	1,500,000	—	Euro	—	—	—	2.25%	October 2008
Issued 2006	39,826	—	—	Japanese Yens	6,250	—	—	Floating	From November 2008 to February 2011
Issued 2006	18,669	—	—	Swiss Francs	30	—	—	Floating	From May 2009 to September 2016
Issued 2006	74,460	—	—	Sterling Pounds	50	—	—	Floating	February 2009
Issued 2006	105,847	—	—	U.S. Dollar	139.4	—	—	Floating	From May 2010 to December 2016
Issued 2006	7,593	—	—	U.S. Dollar	10	—	—	6%	June 2011
Mortgage backed securities 2002	1,000,000	1,000,000	1,000,000	Euro	—	—	—	5.75%	March 2017
Mortgage backed securities 2003	1,500,000	1,500,000	1,500,000	Euro	—	—	—	4%	May 2010
Mortgage backed securities 2004	2,000,000	2,000,000	2,000,000	Euro	—	—	—	3.75%	February 2011
Mortgage backed securities 2004	1,750,000	1,750,000	1,750,000	Euro	—	—	—	4.25%	September 2014
Mortgage backed securities 2005	4,000,000	4,000,000	—	Euro	—	—	—	From 2.75% to 3.5%	From September 2012 to January 2015
Mortgage backed securities 2006	3,000,000	—	—	Euro	—	—	—	From 2.5% to 4.25%	From July 2013 to January 2016
Securitisation bonds	951,321	—	—	Euro	—	—	—	Floating	December 2025

Banco Santander Chile
Bonds	127,133	176,228	166,028	Chilean Pesos	89,672	143,511	126,134	From 7.46% to 7.76%	Various maturities
Bonds	—	—	1,295,918	Chilean Pesos	—	616,423	984,523	6.35%	Various maturities
Mortgage backed securities	732,207	1,018,767	—	Chilean Pesos	536,249	734,688	—	From 6% to 6.26%	Various maturities
Bonds September 2004	13,245	—	—	Chilean Pesos	9,309	—	—	From 6.34% to 6.36%	Various maturities
Bonds December 2004	305,251	317,758	—	Chilean Pesos	213,772	232,019	205,684	Floating	December 2009
Bonds November 2005	204,787	182,803	—	Chilean Pesos	146,691	107,354	—	3%	March 2010
Bonds May / August 2006	145,349	—	—	Chilean Pesos	102,317	—	—	From 3.75% to 4.57%	Various maturities
Bonds December 2004	—	—	293,132	U.S. Dollar	—	—	399	Floating	December 2009

Banco Santander Puerto Rico-
Debentures- February 2004	22,779	26,096	22,025	U.S. Dollar	30	31	30	3%	January 2010
Debentures- May 2004	—	5,934	4,722	U.S. Dollar	—	7	6.4	Floating	May 2011
Debentures- May 2005	7,594	8,476	—	U.S. Dollar	10	10	—	Floating	May 2012
Debentures- Dec 2006	5,776	—	—	U.S. Dollar	7	—	—	2.5%	January 2007

Banco Santander de Negocios Portugal S.A.
Debentures- 1997	—	—	799	Euro	—	—	—	Floating	September 2005

					Outstanding amount in
	Euro thousand				million			Annual
Issuer	2006	2005	2004	Currency	2006	2005	2004	Interest rate	Maturity Date
Banco Río de la Plata S.A.-
Global Program 2000	—	—	20,091	U.S. Dollar	—	—	27.37	Floating	August 2010
Global Program 2001	—	—	15,302	U.S. Dollar	—	—	20.84	Floating	August 2005
Debentures —2003	68,236	104,393	168,851	U.S. Dollar	142	131	230	From 4% to 6%	December 2009
Global Program 2004	—	—	115,911	U.S. Dollar	—	—	157.88	2.26%	June 2005
Global Program 2004	—	5,146	7,645	U.S. Dollar	—	6	10.41	4%	May 2006

Banco Santander Totta, S.A.
Debentures- from June 1998 to October 1998	6,584	6,562	6,568	Euro	—	—	—	3.71%	July 2008
Debentures 1999	3,219	3,261	3,610	Euro	—	—	—	Floating	February 2009
Debentures 2002	—	21,665	314,450	Euro	—	—	—	Floating	January 2006
Debentures 2003	404,694	574,880	613,316	Euro	—	—	—	Floating	From January 2007 to December 2008
Debentures 2004	389,395	477,258	487,348	Euro	—	—	—	Floating	From November 2007 to September 2012
Debentures 2004	34,054	9,649	9,854	Euro	—	—	—	0.7%	From June 2008 February 2012
Debentures 2005	727,847	735,846	—	Euro	—	—	—	Floating	From March 2007 to January 2013
Debentures 2006	2,639,051	—	—	Euro	—	—	—	Floating	From May 2008 to June 2012
Debentures 2006	29,981	—	—	Euro	—	—	—	From 0.001% to 0.5%	From January 2007 to December 2011
Debentures 2006	1,138,952	—	—	U.S. Dollar	1,500	—	—	5.35%	July 2011

Totta Crédito Especializado, Instituiçao Financeira de Crédito, S.A. (IFIC)
Debentures 1997 and 1998	—	—	9,976	Euro	—	—	—	Floating	From July 2004 to October 2005

Banco Santander Banespa S.A.
Eurobonds 1997	—	—	32,910	U.S. Dollar	—	—	45	9.34%	March 2005
Eurobonds 1997	—	—	255,690	Euro	—	—	—	8.26%	November 2005
Eurobonds 2004	—	—	109,520	U.S. Dollar	—	—	149	4.504%	July 2005
Eurobonds 2005	167,696	166,051	—	U.S. Dollar	456	456	—	From 3% to 17.309%	From April 2008 to August 2015
Eurobonds 2005	41,588	44,817	—	U.S. Dollar	55	53	—	5%	July 2008
Eurobonds 2006	8,744	—	—	U.S. Dollar	12	—	—	10%	June 2007
Eurobonds 2006	119,547	—	—	U.S. Dollar	157	—	—	Floating	From May 2009 to August 2024
Eurobonds 2006	—	—	—	Brazilian Real	—	—	—	6%	August 2024
Debentures 2004	—	85,285	73,416	U.S. Dollar	—	101	100	4.054%	July 2006
Debentures 2005	—	57,180	—	U.S. Dollar	—	67	—	1.02%	From January to February 2006
Bonds 2006	125,344	—	—	U.S. Dollar	165	—	—	Floating	Various maturities
Mortage backed securities	51,733	—	—	Brazilian Real	145	—	—	Floating	From January 2007 to May 2008

Banco Santander Colombia S.A.
Debentures 2005	38,496	42,419	—	Colombian pesos	104	114	—	Floating	February 2012

Santander Consumer Bank S.p.A.
Debentures	—	172,500	169,598	Euro	—	—	—	Floating	January to July 2006
Debentures	—	6,000	12,000	Euro	—	—	—	10.1	April 2006
Securitisation Bonds (Golden Bar Program)	1,184,114	813,553	916,036	Euro	—	—	—	Floating	From October 2020 to November 2022

Santander BanCorp
Debentures	—	—	8,810	U.S. Dollar	—	—	12	2%	March 2005
Debentures June 2004	—	63,575	46,024	U.S. Dollar	—	75	63	6.3%	June 2032
Debentures October 2005	—	42,384	—	U.S. Dollar	—	50	—	6.1%	June 2032

					Outstanding amount in
	Euro thousand				million			Annual
Issuer	2006	2005	2004	Currency	2006	2005	2004	Interest rate	Maturity Date
Santander Consumer Bank Aktiengesellschaft
Bonds	—	6,109	141,000	Euro	—	—	—	3-4%	From March to September 06
Securitisation bonds	1,002,114	1,667,978	—	Euro	—	—	—	Floating	June 2010
Issued 2006	1,768,788	—	—	Euro	—	—	—	Floating	From July 2013 to March 2014

Santander International Debt, S.A.
Senior Debt 2004	1,500,000	3,500,000	3,500,000	Euro	—	—	—	Floating	December 2007
Senior Debt 2004	—	42,384	36,708	U.S. Dollar	—	50	50	Floating	December 2006
Senior Debt 2004	372,301	364,804	354,585	Pounds Sterling	250	250	250	Floating	December 2007
Senior Debt 2005	8,052,305	8,995,000	—	Euro	—	—	—	Floating	From February 2008 to September 2035
Senior Debt 2005	893,521	955,786	—	Pounds Sterling	600	655	—	Floating	From September 2007 to June 2009
Senior Debt 2005	196,322	218,579	—	Canadian Dollar	300	300	—	Floating	September 2010
Senior Debt 2006	9,919,000	—	—	Euro	—	—	—	Floating	From April 2007 to October 2029
Senior Debt 2006	1,162,404	—	—	Pounds Sterling	750	—	—	Floating	From February 2009 to July 2011
Senior Debt 2006	68,864	—	—	Mexican Pesos	1,000	—	—	Floating	January 2007
Senior Debt 2006	121,489	—	—	U.S. Dollar	160	—	—	Floating	From October 2009 to August 2011
Senior Debt 2006	25,468	—	—	Czech Crowm	700	—	—	Floating	February 2010
Senior Debt 2006	89,212	—	—	Japanese Yens	14,000	—	—	Floating	From February 2008 to December 2016
Senior Debt 2006	60,694	—	—	Norwegian Kroners	500	—	—	Floating	July 2016
Senior Debt 2006	261,763	—	—	Canadian Dollar	400	—	—	Floating	November 2009

Brasil Foreign Diversified Payment Right Finance Company
Medium Term Notes	303,721	341,138	—	U.S. Dollar	400	402	—	5.5%	September 2011

Santander US Debt, S.A.U.
Senior Debt 2005	4,542,458	5,086,039	—	U.S. Dollar	5,500	6,000	—	Floating	From October 2007 to October 2008
Senior Debt 2006	3,785,383	—	—	U.S. Dollar	5,000	—	—	Floating	November 2009

Santander Consumer Finance, S.A.
Mortgage backed securities	1,193,952	—	—	Euro	—	—	—	2.54%	March 2016

Abbey National plc

Securitization Bonds (Holmes Funding)
Swiss Francs	—	699,300	679,711	Swiss Francs	—	1,150	1,150	From 4.92% to 4.82%	October 2009
Issued 2006	2,329,114	—	—	Pounds Sterling	1,564	—	—	Floating	July 2040
Issued 2005	1,489,203	1,459,215	—	Pounds Sterling	1,000	1,000	—	Floating	From January 2016 to January 2021
2000-2004	372,301	364,804	354,585	Pounds Sterling	250	250	250	5.41%	July 2013
2000-2004	3,392,435	5,533,197	5,555,493	Pounds Sterling	2,293	3,917	3,917	Floating	From July 2010 to July 2040
Issued 2006	6,717,724	—	—	U.S. Dollar	8,439	—	—	Floating	Various maturities
2000-2005	5,155,086	8,330,586	9,872,015	U.S. Dollar	5,922	9,412	11,262	Floating	Various maturities
Issued 2006	1,957,659	—	—	Euro	—	—	—	Floating	From July 2021 to July 2040
Issued 2005	754,326	739,136	—	Euro	—	740	—	Floating	January 2021
Issued 2000 to 2004	—	1,262,221	1,226,863	Euro	—	1,400	1,400	From 4.82% to 4.87%	From July 2008 to October 2008
Issued 2000 to 2004	3,532,849	4,434,450	4,310,231	Euro	—	4,753	4,753	Floating	From October 2008 to July 2040

Securitization Bonds (Hipototta)
Hipototta Nº1 plc	224,694	—	—	Euro	—	—	—	Floating	From January 2007 to September 2048
Hipototta Nº4 plc	2,345,112	—	—	Euro	—	—	—	Floating	From January 2007 to September 2048

					Outstanding amount in
	Euro thousand				million			Annual
Issuer	2006	2005	2004	Currency	2006	2005	2004	Interest rate	Maturity Date

Securitization Bonds (Marylebond)
Sythetic Collateralised Debt Obligation	101,875	—	—	Euro	—	—	—	Floating	November 2011

Bonds
Issued 2006	17,970	—	—	Australian Dollar	30	—	—	6.47%	December 2008
Issued 2004	29,950	—	—	Australian Dollar	50	—	—	Floating	January 2009
Issued 2006	196,218	—	—	Canadian Dollar	300	—	—	Floating	June 2008
Issued 2004-2005	376,084	768,029	472,100	Canadian Dollar	575	1,050	775	Floating	From June 2007 to August 2007
Issued 2004	8,503	9,826	35,331	Canadian Dollar	13	13	58	4%	January 2009
2000-2004	—	13,545	35,863	Swiss Francs	—	21	55	Floating	November 2007
2005	—	52,068	—	Swiss Francs	—	80	—	Floating	Febrary 2007
Issued from 1998 to 2004	—	—	521,097	Swiss Francs	—	—	804	From 2.25% to 2.38%	From April 2005 to December 2009
Issued 2006	18,915	—	—	Hong Kong Dollar	194	—	—	Floating	From June 2008 to January 2010
Issued 2006	430,177	—	—	Hong Kong Dollar	4,412	—	—	4.13% - 5.33%	From November 2007 to August 2016
Issued 2005	351,494	395,881	—	Hong Kong Dollar	3,605	860	—	0.1% - 5.042%	Various maturities
Issued 2005	56,551	94,630	—	Hong Kong Dollar	580	3,593	—	Floating	From January 2007 to May 2010
Issued 1998-2004	40,951	128,916	110,501	Hong Kong Dollar	420	1,170	1,170	Floating	From January 2008 to October 2011
Issued 1998-2004	196,661	263,592	336,494	Hong Kong Dollar	2,017	2,358	3,562	0.1% - 6.643%	Various maturities
Issued 2002	—	127,780	121,411	Norwegian Kroners	—	1,000	1,000	6.52%	September 2012
Issued 1999	49,427	51,558	44,920	Singapore Dollar	100	100	100	5.00%	October 2009
Issued 2005	53,374	58,123	—	New Zealand Dollar	100	100	—	Floating	November 2007
Issued 2004	—	31,449	28,614	Argentinean Pesos	—	50	50	Floating	January 2009
1995-2001	—	91,303	114,572	Yens	—	12,593	16,000	0% - 3.79%	From April 2007 to September 2013
1995-2001	97,210	125,060	169,710	Yens	16,250	17,133	23,700	Floating	From October 2007 to December 2031
2002	—	140,595	157,536	Yens	—	19,000	22,000	0.20%	December 2006
2002	33,148	30,521	53,706	Yens	5,200	4,140	7,500	Floating	From September 2015 to September 2032
2003	36,332	58,054	330,827	Yens	5,200	7,976	46,200	Floating	From April 2013 to September 2033
2004	3,186	3,621	3,580	Yens	—	502	500	Floating	July 2034
2005	5,100	5,768	—	Yens	800	800	—	0.010%	April 2008
2006	147,253	—	—	Yens	23,100	—	—	Floating	From January 2008 to November 2011
2006	135,779	—	—	Yens	21,300	—	—	From 0.64% to 2.15%	From November 2009 to August 2016
Issued from 1995 to 2001	—	346,525	172,770	U.S. Dollar	—	408	235	Floating	December 2007
Issued from 1995 to 2001	69,053	34,260	58,907	U.S. Dollar	91	40	80	From 0% - 4.9%	From April 2007 to November 2007
2002	11,372	12,372	18,354	U.S. Dollar	15	14	25	Floating	May 2012
2002	—	20,927	32,791	U.S. Dollar	—	24	45	From 0% - 2%	June 2007
2003	178,361	207,959	308,433	U.S. Dollar	235	244	420	Floating	From October 2007 to November 2013
2003	62,256	223,091	267,833	U.S. Dollar	82	263	365	From 0% - 3.5%	From May 2007 to September 2008
2004	705,499	2,442,807	2,046,633	U.S. Dollar	181	2,860	2,788	Floating	December 2014
2004	11,372	224,050	213,663	U.S. Dollar	15	263	291	3.250%	October 2007
2005	1,898,965	2,233,209	—	U.S. Dollar	2,505	2,601	—	Floating	May 2020
2005	122,063	666,627	—	U.S. Dollar	161	784	—	From 3.74% - 4.16%	June 2010
2006	2,610,002	—	—	U.S. Dollar	3,283	—	—	Floating	From January 2007 to January 2017
2006	483,368	—	—	U.S. Dollar	638	—	—	From 1% - 5.5%	From January 2007 to December 2014
1993-2001	1,400,611	1,191,871	1,441,753	Pounds Sterling	169	862	1,017	From 0.01% - 5.37%	From November 2007 to June 2038
1993-2001	19,360	61,970	194,801	Pounds Sterling	13	42	137	Floating	From July 2007 to December 2007

					Outstanding amount in
	Euro thousand				million			Annual
Issuer	2006	2005	2004	Currency	2006	2005	2004	Interest rate	Maturity Date
2002	192,450	107,573	3,622	Pounds Sterling	300	74	3	From 0% - 4.07%	From March 2006 to June 2012
2002	40,119	48,417	46,763	Pounds Sterling	27	33	33	Floating	From February 2007 to June 2007
2003	—	174,329	1,312,862	Pounds Sterling	—	119	926	Floating	From July 2006 to December 2009
2003	134,981	1,122,027	115,268	Pounds Sterling	91	769	81	From 0.1% - 9.13%	From April 2007 to November 2009
2004	541,626	563,679	128,927	Pounds Sterling	64	386	91	4.62% - 9.13%	From March 2007 to November 2010
2004	—	240,749	962,629	Pounds Sterling	—	165	679	Floating	From January 2006 to November 2010
2005	258,302	4,766,767	—	Pounds Sterling	173	3,267	—	From 4.41% - 4.75%	From June 2007 To November 2007
2005	1,936,550	1,942,491	—	Pounds Sterling	700	1,331	—	Floating	From January 2007 To November 2015
2006	4,986,821	—	—	Pounds Sterling	3,349	—	—	From 0.1% - 5.53%	From January 2007 to December 2012
2006	1,620,897	—	—	Pounds Sterling	688	—	—	Floating	From October 2007 to September 2011
1996-2001	817,766	1,624,070	1,481,166	Euro	—	—	—	From 0% to 6.75%	From January 2007 to February 2038
1995-2001	499,622	1,203,053	1,168,427	Euro	—	—	—	Floating	From January 2007 to November 2041
2002	166,353	127,759	183,670	Euro	—	—	—	Floating	From May 2007 to February 2042
2002	121,275	81,128	168,420	Euro	—	—	—	From 0% to 6.52%	From March 2006 to September 2012
2003	1,026,734	1,764,313	2,658,095	Euro	—	—	—	Floating	From May 2008 to March 2013
2003	—	96,198	172,800	Euro	—	—	—	From 0% to 2.45%	From January 2006 to March 2013
2004	—	29,944	59,880	Euro	—	—	—	From 0% To 2%	From March 2005 to June 2007
2004	1,012,805	1,836,746	1,904,714	Euro	—	—	—	Floating	From January 2007 to May 2009
2005	2,049,248	2,102,464	—	Euro	—	—	—	From 1.3% - 3.375%	From February 2007 to June 2015
2005	320,117	328,598	—	Euro	—	—	—	Floating	From March 2007 to December 2015
2006	1,594,806	—	—	Euro	—	—	—	From 0.10% to 4.41%	From February 2007 to April 2021
2006	1,649,242	—	—	Euro	—	—	—	Floating	From January 2008 to September 2014

AN Structured Issues Limited
Issued 2002	10,000	—	—	Euro	—	—	—	Floating	July 2007
Issued 2001-2004	12,744	—	—	Yens	2,000	—	—	Floating	From July 2031 to July 2034

Abbey National Funding plc
Issued 2002	1,816	—	—	Pounds Sterling	1	—	—	0.01%	August 2008

ANDSH Limited
Issued 1989	2,414	—	—	Pounds Sterling	2	—	—	Floating	December 2008

Securitization Bonds
F.T.H. UCI 10	168,099	—	—	Euro	—	—	—	3.71%	December 2014
F.T.H. UCI 11	234,708	—	—	Euro	—	—	—	3.00%	February 2015
F.T.H. UCI 12	292,890	—	—	Euro	—	—	—	3.67%	December 2017
F.T.H. UCI 14	553,836	—	—	Euro	—	—	—	3.70%	March 2019
F.T.H. UCI 15	584,494	—	—	Euro	—	—	—	3.68%	March 2020
F.T.H. UCI 16	863,242	—	—	Euro	—	—	—	3.700%	June 2016
F.T.A. Santander Consumer Spain Auto 06	1,350,000	—	—	Euro	—	—	—	Floating	October 2016
Altair Finance p.l.c.	13,124	—	—	Euro	—	—	—	Floating	August 2014

Grupo Drive	1,894,777	—	—	U.S. Dollar	2,495	—	—	5.05%	April 2014

Total Validation Adjustments	88,736	1,777,945	590,307
TOTAL	168,661,356	123,566,864	83,020,964

Exhibit VII
List of Subordinated Debt outstanding as of December 31, 2006, 2005 and 2004 (includes preferred securities).

					Outstanding
					Amount in
	Euro thousand				Currency
Issuer	2006	2005	2004	Currency	(Million)	Annual Interest Rate	Maturity Date
Banco Santander Central Hispano, S.A.:
May 1991	298,890	298,890	298,895	Euro	—	Floating (1)	May 2011
April 1995	—	—	51,122	Euro	—	Floating	April 2005
June 1995	60,101	60,101	60,101	Euro	—	12.70%	December 2010
December 1995	75,286	75,286	80,235	Euro	—	10.75%	December 2010
March 1997	60,101	60,101	60,101	Euro	—	7.38%	December 2012
June 1997	60,101	60,101	60,101	Euro	—	7.65%	December 2015

Santander Central Hispano Issuances, Ltd.:
April 1994	28,121	28,121	28,121	Euro	—	Floating	April 2009
June 1998	151,162	153,388	153,390	Euro	—	5.25%	June 2008
July 1999	490,510	500,000	500,000	Euro	—	5%	July 2009
March 2000	439,840	500,000	500,000	Euro	—	6%	July 2010
March 2001	500,000	500,000	500,000	Euro	—	Floating	March 2011
March 2001	453,542	500,000	500,000	Euro	—	6%	March 2011
September 2001	—	500,000	500,000	Euro	—	From fixed to floating (3) & (25)	September 2011
April 2002	350,000	350,000	350,000	Euro	—	Floating	April 2012
April 2002	643,750	650,000	650,000	Euro	—	From fixed to floating (4)	April 2012
April 1990	—	—	146,832	U.S. Dollar	—	Floating (2)	Perpetual
July 1990	—	—	293,664	U.S. Dollar	—	Floating (2)	Perpetual
October 1990	—	—	67,543	U.S. Dollar	—	Floating (2)	Perpetual
April 1995	—	—	220,248	U.S. Dollar	—	7.88%	April 2005
May 1995	—	—	110,124	U.S. Dollar	—	7.75%	May 2005
June 1995	—	—	73,416	U.S. Dollar	—	7.50%	June 2005
July 1995	—	—	146,832	U.S. Dollar	—	6.80%	July 2005
August 1995	—	—	110,124	U.S. Dollar	—	Floating	August 2005
November 1995	151,860	169,535	146,832	U.S. Dollar	200	7%	November 2015
February 1996	—	169,535	146,832	U.S. Dollar	—	6.50%	February 2006
February 1996	227,790	254,302	220,248	U.S. Dollar	300	6%	February 2011
April 1996	—	211,918	183,540	U.S. Dollar	—	7%	April 2006
May 1996	—	169,535	146,832	U.S. Dollar	—	7.25%	May 2006
July 1996	—	190,726	165,186	U.S. Dollar	—	7.70%	July 2006
October 1996	—	127,151	110,124	U.S. Dollar	—	Floating	October 2006
February 1997	113,895	127,151	110,124	U.S. Dollar	150	Floating	February 2007
November 1999	474,563	529,796	458,850	U.S. Dollar	625	8%	November 2009
September 2000	759,301	847,673	734,160	U.S. Dollar	1,000	7%	September 2010
May 2002	37,965	42,384	36,708	U.S. Dollar	50	Floating	May 2012
May 2002	37,965	42,384	36,708	U.S. Dollar	50	Floating	May 2012
June 2000	74,250	76,421	67,380	Singapore Dollar	150	5%	June 2010
November 2000	297,841	291,836	283,663	Pounds sterling	—	6%	November 2010

Santander Consumer Bank Aktiengelsellschaft:
Sundry issues	78,875	86,989	115,548	Euro	—	From 2.83% to 9.5%	From August 2006 to January 2016

Banco Santander Chile: (merged with B. Santiago)
October 1996	—	51,706	42,153	Chilean pesos	—	Floating	October 2016
January 1992 — October 1999	44,136	5,379	6,674	Chilean pesos	30,908	7.5% — 7.75%	Various maturities
May 1996	25,248	31,073	25,585	Chilean pesos	17,682	7.12%	December 2015
September 1996	19,571	23,761	19,333	Chilean pesos	13,706	6.88%	March 2016
September 1996	24,556	29,466	23,608	Chilean pesos	17,196	6.90%	March 2011
August 2006	130,979	—	—	Chilean pesos	91,726	4.4% — 4.5%	September 2026
November 1998	—	—	147,380	U.S. Dollar	—	6.50%	November 2005
July 1997	59,255	66,353	57,293	U.S. Dollar	78	8.47%	July 2007
January 2003	168,535	189,217	163,777	U.S. Dollar	222	8.64%	July 2012

					Outstanding
					Amount in
	Euro thousand				Currency
Issuer	2006	2005	2004	Currency	(Million)	Annual Interest Rate	Maturity Date
December 2004	227,790	255,076	221,070	U.S. Dollar	300	5.67%	December 2014

Totta-Credito Especializado, IFIC, S.A (formerly McLeasing Sdad. Loc.Fin).:
June 1997	4,988	4,988	4,988	Euro	—	Floating	June 2007

Banco Santander Banespa, S.A.:
September 2005	380,184	419,603	—	U.S. Dollar	500	8.70%	Perpetual
2006	994,560	—	—	Brazilian Real	2,797	Floating	From July 2016 to September 2016

Banco Santander Totta, S.A.:
February 2001	—	19,924	27,627	Euro	—	Floating (31)	Perpetual
May 1995	—	—	41,151	Euro	—	Floating	May 2005
July 1996	—	74,820	74,820	Euro	—	Floating	July 2006
September 1987	—	—	3,596	Euro	—	Floating (5)	September 2007
April 2001	—	16,337	16,312	Euro	—	5% (26)	April 2009
December 2000	—	13,868	13,797	Euro	—	Floating (31)	Perpetual
November 1997	27,764	28,881	28,290	Euro	—	Floating	Perpetual
December 1997	9,497	13,321	12,721	Euro	—	Floating	Perpetual
December 1998	—	—	12,791	Euro	—	Floating (6)	December 2008
December 1999	—	—	22,122	Euro	—	Floating (7)	November 2009
February 2001	—	9,961	1,243	Euro	—	Floating	Perpetual
April 2001	—	19,402	19,402	Euro	—	5% (26)	April 2009
May 2001	9,466	9,484	9,498	Euro	—	Floating	May 2007
December 2002	15,050	15,025	15,050	Euro	—	Floating	December 2008
December 2005	300,000	300,000	—	Euro	—	3.942%	December 2015

Banesto Group:
October 1990	—	—	132,883	U.S. Dollar	—	Floating (8)	Perpetual
March 1997	113,895	127,151	110,125	U.S. Dollar	150	7.5%	March 2007
September 2003	500,000	500,000	500,000	Euro	—	Floating	September 2013
March 2004	500,000	500,000	500,000	Euro	—	From fixed to floating (9)	March 2016

Santander Central Hispano Financial Services Ltd.:
February 1990	—	—	146,832	U.S. Dollar	—	Floating (10)	Perpetual
June 2001	297,841	291,836	283,665	Pounds Sterling	200	From fixed to floating (11)	Perpetual

Santander Issuances, S.A.:
September 2004	500,000	500,000	500,000	Euro	—	From fixed to floating (12)	September 2019
September 2004	500,000	500,000	500,000	Euro	—	Floating (13)	September 2014
March 2006 — July 2006	1,550,000	—	—	Euro	—	Floating	March 2016 — July 2017
May 2006	500,000	—	—	Euro	—	4.25% (27)	May 2018
May 2006	297,841	—	—	Pounds Sterling	200	5.375% (28)	May 2016
July 2006	446,761	—	—	Pounds Sterling	300	5.375% (29)	July 2017
June 2006	607,441	—	—	U.S. Dollar	800	5.8% — 5.9%	June 2016
June 2006	379,651	—	—	U.S. Dollar	500	Floating	June 2016

Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander:
November 2004	28,777	21,199	18,311	U.S. Dollar	—	Floating (15)	November 2014
February 2005	28,659	42,068	—	U.S. Dollar	—	Floating	March 2015

Santander Perpetual, S.A. Unipersonal:
December 2004	750,000	750,000	750,000	Euro	—	From fixed to floating (14)	Perpetual

Abbey Group:
December 1991	223,380	218,882	211,483	Pounds Sterling	150	11.5%	April 2017
June 1992	—	145,921	142,193	Pounds Sterling	—	10.75%	December 2006
February 1993	223,380	218,882	211,949	Pounds Sterling	150	10.125%	April 2023

					Outstanding
					Amount in
	Euro thousand				Currency
Issuer	2006	2005	2004	Currency	(Million)	Annual Interest Rate	Maturity Date
October 1999	223,380	218,882	210,854	Pounds Sterling	150	6.5%	October 2030
September 2000	483,991	474,245	456,202	Pounds Sterling	325	7.5%	Perpetual
September 2000	632,911	620,166	603,402	Pounds Sterling	425	7.5%	Perpetual
September 2000	260,611	255,363	245,565	Pounds Sterling	175	7.380%	Perpetual
September 2000	409,531	401,284	395,254	Pounds Sterling	275	7.13%	Perpetual
October 1995	297,841	291,843	283,451	Pounds Sterling	200	10.063%	Perpetual
April 2005	297,841	291,843	—	Pounds Sterling	200	From fixed to floating (22)	April 2015
July 2001 (20)	—	291,843	283,667	Pounds Sterling	—	7.25%	Perpetual
May 1997 (20)	—	182,397	177,292	Pounds Sterling	—	8.75%	Perpetual
September 1994	95,584	108,142	107,494	Japanese Yens	15,000	5.56%	Perpetual
February 1995	31,861	36,047	35,831	Japanese Yens	5,000	5.5%	Perpetual
December 1996	31,861	36,047	35,831	Japanese Yens	5,000	From fixed to floating (17)	Perpetual
October 1995	—	—	550,566	U.S. Dollar	—	6.69%	October 2005
October 1996	—	423,882	366,586	U.S. Dollar	—	7.35% (30)	Perpetual
June 1998	379,651	423,882	365,877	U.S. Dollar	500	6.7%	Perpetual
October 1999	759,301	847,765	726,808	U.S. Dollar	—	7.95%	October 2029
August 2001	—	339,106	290,205	U.S. Dollar	—	7.25% (30)	Perpetual
May 2002	37,965	42,388	36,578	U.S. Dollar	50	Floating	May 2012
May 2002	37,965	42,388	36,576	U.S. Dollar	50	Floating	May 2012
April 2005	500,000	501,014	—	Euro	500	Floating (21)	April 2015
December 1998	511,292	512,328	509,986	Euro	—	5%	January 2009
February 1999	500,000	501,014	498,982	Euro	—	4.63%	February 2011
April 1999 (18)	—	—	99,440	Euro	—	5.75%	Perpetual
June 2002	500,000	501,014	499,373	Euro	—	Floating	June 2012
September 2000	400,000	400,811	397,961	Euro	—	From fixed to floating (19)	Perpetual

Santander Consumer Finance, S.A.:
September 2006	499,540	—	—	Euro	—	Floating	September 2016

Santander Factoring y Confirming, S.A., E.F.C.:
June 1999 — December 2005	50,040	—	—	Euro	—	Floating (32)	Various maturities

Santander BanCorp:
October 2004 — October 2005	94,913	—	—	U.S. Dollar	254	From 5% to 6%	June 2032

Total Valuation adjustments	795,258	1,260,086	1,523,069
Subtotal subordinated debt	23,586,251	21,990,688	22,178,156

Preferred securities

Banesto Group:
Banesto Preferentes S.A. December 2003	131,144	131,144	131,144	Euro	—	Floating	Perpetual
Banesto S.A. November 2004	200,000	200,000	200,000	Euro	—	5.5%	Perpetual
Banesto S.A. October 2004	125,000	125,000	125,000	Euro	—	From fixed to floating (23)	Perpetual

Santander Finance Capital S.A.:
October 2003	450,000	450,000	450,000	Euro	—	Floating	Perpetual
February 2004	400,000	400,000	400,000	Euro	—	Floating	Perpetual
July 2004	750,000	750,000	750,000	Euro	—	Floating	Perpetual
September 2004	680,000	680,000	680,000	Euro	—	Floating	Perpetual
April 2005	1,000,000	952,744	—	Euro	—	From fixed to floating (24)	Perpetual

Santander Finance Preferred S.A. Unipersonal:
March 2004	144,267	161,058	139,491	U.S. Dollar	—	6.41%	Perpetual
November 2006	379,651	—	—	U.S. Dollar	500	6.8%	Perpetual
September 2004	300,000	300,000	300,000	Euro	—	Floating	Perpetual
October 2004	200,000	200,000	200,000	Euro	—	5.75%	Perpetual

Abbey Group

					Outstanding
					Amount in
	Euro thousand				Currency
Issuer	2006	2005	2004	Currency	(Million)	Annual Interest Rate	Maturity Date
February 2000	759,302	847,673	734,160	U.S. Dollar	1,000	9.000%	Perpetual
August 2002	379,651	423,837	367,080	U.S. Dollar	500	7.38%	Perpetual
February 2001	446,760	437,764	425,502	Pounds Sterling	300	7.04%	Perpetual
August 2002	260,038	255,363	248,209	Pounds Sterling	175	6.98%	Perpetual

Santander PR Capital Trust I:
February 2006	94,913	—	—	Euro	—	6.75%	July 2036

Total valuation adjustments	135,844	458,185	141,430	—	—	—	—
Subtotal preferred securities	6,836,570	6,772,768	5,292,016

TOTAL SUBORDINATED DEBT	30,422,821	28,763,456	27,470,172
These are subordinated issues and, therefore, for debt seniority purposes they are junior to all general creditors of the issuers. The issues of Santander Central Hispano Financial Services, Ltd., Santander Issuances, S.A., Santander Perpetual S.A. Unipersonal, Santander Finance Capital S.A.U. and Santander Finance Preferred S.A.U. are guaranteed by the Bank on a subordinated basis or are secured by restricted deposits at the Bank.
(1) Interest on the May 1991 issue of the Bank is revised annually, being tied to MIBOR less two percentage points, with a maximum of 14% per annum and a minimum of 10%. These securities are redeemable at par in 2011, but the holders can redeem them early at 6, 12 and 18 years from the issue date.
(2) The 1990 issues of SCH Issuances, Ltd. have been redeemed during March and April 2005 at the Bank’s option, after obtaining authorization from the Bank of Spain.
(3) This issuance has a fixed interest rate for the first 5 years of 5.250% and from September 2006 it is Euribor 3M plus 1.22%.
(4) This issuance has a fixed interest rate for the first 5 years of 5.750% and from April 2007 it is Euribor 3M plus 1.24%.
(5) This issuance has been cancelled in June 2005.
(6) This issuance has been cancelled in October 2005.
(7) This issuance has been cancelled in June 2005.
(8) The perpetual issuance of Banesto Group has been redeemed in February 2005.
(9) This issue has a fixed interest rate of 4% for the first seven years, and from March 2011, the interest rate is Euribor 3M plus 0.95%.
(10) The February 1990 issue of SCH Financial Services, Ltd. has been redeemed in February 2005 at the Bank’s option, after obtaining authorization from the Bank of Spain.
(11) This issuance has a fixed interest rate of 7.25% until December 2011, and from this date the interest is Libor 3M plus 285 b.p.
(12) This issue has a fixed rate of 4.5% until September 2014, and from this date, the interest is Euribor 3M plus 0.86%.
(13) This issue has a floating rate of Euribor 3M plus 0.25% for the first five years, and from this date, the interest is Euribor 3M plus 0.75%.
(14) This issue has a fixed rate of 4.375% for the first ten years, and from December 2014, the interest is Euribor 3M plus 1.6%.
(15) This issue has a floating rate of Libor 6M plus 1.1% for the first five years, and from this date, the interest is Libor 6M plus 2.2%.
(16) This issue can be exchangeable, at the option of Abbey, for fully paid 10 3/4 per cent non-cumulative sterling preference shares of 1 sterling pound nominal value each of Abbey National, at the rate of one new sterling preference share for every 1 sterling pound principal amount of the issue.
(17) This issue has a fixed rate of 4% until December 2016, and from this date, it is Libor 3M plus 1.5%.
(18) This issuance has been cancelled in April 2005.
(19) This issue has a fixed rate of 7.125% until September 2010, and from this date, the interest is Euribor 3M plus 2.3%.
(20) These issuances have been included as a consequence of the application of the EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004, since they have been issued by Abbey’s Group insurance companies.
(21) The rate of this issue is Libor 3M plus 0.25% until April 2010 (call date). From that date, it is Libor 3M plus 0.75%.
(22) This issue has a fixed rate of 5.25% until the call date (April 2010). Then it is Euribor 3M plus 0.75%.
(23) This issuance had a fixed rate of 6% until October 2005. Now it is Euribor CMS 10 plus 0.125%.
(24) This issue has a fixed rate of 3% until April 2006. From this date, the rate is Euribor 3M plus 0.10%.

(25) This issuance has been cancelled in September 2006.
(26) This issuance has been cancelled in April 2006.
(27) This issue has a fixed rate of 4.25% until May 2013. From this date, the rate is Euribor 3M plus 0.82%.
(28) This issue has a fixed rate of 5.375% until May 2011. From this date, the rate is Euribor 3M plus 0.69%.
(29) This issue has a fixed rate of 5.375% for the first five years, and from June 2011, the interest rate is Libor 3M Euribor 3M plus 0.86%.
(30) This issuance has been cancelled in October 2006.
(31) These issuances have been purchased by Santander’s Group.
(32) In previous years, issuances between Santander Factoring & Confirming and Santander’s Group were net, so the result of them was zero.

Exhibit VIII

	Year end December 31,
	2006		2005		2004
	Including	Excluding	Including	Excluding	Including	Excluding
	interest on	interest on	interest on	interest on	interest on	interest on
EU-IFRS(*)	deposits	deposits	deposits	deposits	deposits	deposits
FIXED CHARGES:
Fixed charges	24,021,502	10,910,914	22,111,792	8,463,140	9,622,038	4,191,211

EARNINGS:
Income from continuing operations before taxes, minority interest and extraordinary items	8,711,558	8,711,558	7,349,807	7,349,807	4,051,646	4,051,646
Distributed earnings from associated companies	(262,315)	(262,315)	(437,978)	(437,978)	(272,632)	(272,632)
Fixed charges	24,021,502	10,910,914	22,111,792	8,463,140	9,622,038	4,191,211

Total earnings for ratio calculation	32,470,745	19,360,157	29,023,621	15,374,969	13,401,052	7,970,225

Ratio of earnings to fixed charges	1.35	1.77	1.31	1.82	1.39	1.90

	Year end December 31,
	2006		2005		2004		2003		2002
	Including	Excluding	Including	Excluding	Including	Excluding	Including	Excluding	Including	Excluding
	interest on	interest on	interest on	interest on	interest on	interest on	interest on	interest on	interest on	interest on
U.S. GAAP:	deposits	deposits	deposits	deposits	deposits	deposits	deposits	deposits	deposits	deposits
FIXED CHARGES:
Fixed charges	23,931,995	10,821,407	22,037,681	8,389,029	9,514,554	3,962,511	9,136,028	3,505,885	13,228,644	4,766,787
Preferred dividends	89,507	89,507	74,111	74,111	2,869	2,869	311,317	311,317	400,665	400,665

Total fixed charges + preferred dividends	24,021,502	10,910,914	22,111,792	8,463,140	9,517,423	3,965,380	9,447,345	3,817,202	13,629,309	5,167,452

EARNINGS:
Income from continuing operations before taxes, minority interest and extraordinary items	8,680,892	9,617,568	7,571,852	7,571,852	3,809,934	3,809,934	3,140,200	3,140,200	3,106,740	3,106,740
Distributed earnings from associated companies	(262,315)	(262,315)	(437,978)	(437,978)	(174,889)	(174,889)	(380,922)	(380,922)	(189,020)	(189,020)
Fixed charges	23,931,995	10,821,407	22,037,681	8,389,029	9,514,554	3,962,511	9,136,028	3,505,885	13,228,644	4,766,787

Total earnings for ratio calculation	32,350,572	19,239,984	29,171,555	15,522,903	13,149,599	7,597,556	11,895,306	6,265,163	16,146,364	7,684,507

Ratio of earnings to fixed charges	1.35	1.78	1.32	1.85	1.38	1.92	1.30	1.79	1.22	1.61
Ratio of earnings to combined fixed charges and preferred stock dividends	1.35	1.76	1.32	1.83	1.38	1.92	1.26	1.64	1.18	1.49

(*)	The EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004

EXHIBIT INDEX

Exhibit
Number	Description

1.1	By-laws (Estatutos) of Banco Santander Central Hispano, S.A., as amended.

1.2	By-laws (Estatutos) of Banco Santander Central Hispano, S.A., as amended (English translation).

4.1*	Consortium and Shareholders’ Agreement, dated May 28, 2007 among The Royal Bank of Scotland Group plc, Banco Santander Central Hispano, S.A., Fortis N.V., Fortis SA/NV and RFS Holdings B.V.

8.1	List of Subsidiaries (incorporated by reference as Exhibits I, II and III of our Financial Pages filed with this Form 20-F).

12.1	Section 302 Certification by the Chief Executive Officer

12.2	Section 302 Certification by the Chief Financial Officer

12.3	Section 302 Certification by the Chief Accounting Officer

13.1	Section 906 Certification by the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer

15.1	Consent of Deloitte, S.L.
We will furnish to the Securities and Exchange Commission, upon request, copies of any unfiled instruments that define the rights of holders of long-term debt of Banco Santander Central Hispano, S.A.

*
Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, the confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

ANNEX D

Items 3 and 4 of the Periodic Report of Banco Santander Central Hispano, S.A. on Form 6-K for the three-month period ended March 31, 2007

Item 3

2     January — March 2007

Key consolidated data
Key consolidated data

			Variation
	Q1’ 07	Q1’ 06	Amount	(%)	2006
Balance sheet (Million euros)
Total assets	844,240	814,738	29,502	3.6	833,873
Customer loans	530,811	451,397	79,414	17.6	523,346
Customer funds under management	770,679	668,715	101,964	15.2	739,223
Shareholders’ equity	42,066	37,295	4,771	12.8	40,062
Total managed funds	1,024,629	974,882	49,747	5.1	1,000,996
Income statement (Million euros)
Net interest income (w/o dividends)	3,460	2,883	577	20.0	12,084
Commercial revenue	5,751	4,867	884	18.2	20,436
Gross operating income	6,243	5,276	968	18.3	22,615
Net operating income	3,275	2,533	742	29.3	11,369
Net profit from ordinary activity	1,927	1,576	351	22.3	6,790
Attributable profit to the Group	1,802	1,493	309	20.7	6,582	*
Profitability and efficiency (%)
EPS (euro)	0.2887	0.2390			1.0534	*
Diluted EPS (euro)	0.2874	0.2380			1.0477	*
ROE	18.48	17.12			18.54	*
ROA	0.92	0.81			0.88	*
RORWA	1.61	1.57			1.60	*
Efficiency ratio	46.32	50.88			48.53
Capital and NPL ratios (%)
BIS ratio	13.22	12.84			12.49
Tier I	7.64	7.70			7.42
NPL ratio	0.82	0.86			0.78
NPL coverage	176.70	184.80			187.23
Market capitalisation and shares
Shares outstanding (millions at period-end)	6,254	6,254			6,254
Share price (euros)	13.36	12.05			14.14
Market capitalisation (million euros)	83,557	75,364			88,436
Book value (euro)	6.73	5.96			6.41
Price / Book value (X)	1.99	2.02			2.21
P/E ratio (X)	11.57	12.60			13.42	*
Other data
Shareholders (number)	2,312,076	2,398,089			2,310,846
Number of employees	134,638	126,530			129,749
Continental Europe	46,308	44,155			44,216
United Kingdom (Abbey)	16,616	18,622			17,146
Latin America	69,958	62,259			66,889
Financial management and equity stakes	1,756	1,494			1,498
Number of branches	10,978	10,326			10,852
Continental Europe	5,829	5,444			5,772
United Kingdom (Abbey)	711	712			712
Latin America	4,438	4,170			4,368

(*) w/o net extraordinary gains and allowances.
Note: The financial information in this report has not been audited, but it was approved by the Board at its meeting on April 23, 2007, following a favourable report from the Audit and Compliance Committee on April 19, 2007. The Committee verified that the information for the quarter was based on the same principles and practices as those used to draw up the annual financial statements.
January — March 2007     3

Highlights of the quarter
Highlights of the Group
•	Earnings per share were EUR 0.2887 in the first quarter, 20.8% more than in the same period of 2006, and 10.3% above that in the fourth quarter (excluding capital gains).

•	Yet another record quarterly profit: attributable profit was 20.7% higher at EUR 1,802 million, 10.2% more than in the fourth quarter of 2006 (excluding capital gains).

•	All geographic areas registered notable rises in profits. Continental Europe, Abbey and Latin America increased their attributable profit by more than 20% in their respective currencies of management.

•	The ROE increased again (to 18.5%; + 1.4 p.p,) and the RoRWA by 4 b.p. to 1.61%.

•
The rise in the Group’s profit was due to a strong increase in gross operating income (+18.3%), spurred by the most recurrent revenues: net interest income (+19.6%), and fees coupled with revenues from insurance (+21.0%)

•
The selective rise in costs, below that of revenues, widened the “jaws” (the difference between the growth in gross operating income and in costs) to 11 p.p. and improved the efficiency ratio by 4.6 p.p. to 46.3%.

•	Revenue growth together with the improvement in the efficiency ratio pushed up net operating income by 29.3% over the first quarter of 2006 and 12.4% over the fourth quarter.

•	Loan-loss provisions were in line with the last two quarters. They were higher than in the first quarter of 2006 because of greater lending and the change in mix toward more profitable segments.

•	Credit risk quality continued to be excellent: the ratio of non-performing loans was 0.82% and coverage was 177%. The Group’s generic fund reached EUR 5,778 million at the end of March.

•	Solid capital ratios: the BIS ratio stood at 13.22% and core capital at 5.97%, above the figures at the end of 2006.

•
A third interim dividend of EUR 0.106904 per share charged to the profits generated in 2006 was paid on February 1, 2007. A fourth dividend of EUR 0.199913 will be paid as of May 1. The total dividend charged to 2006’s profit, which will be proposed to the AGM, is EUR 0.520625 per share, 25% more than in 2005.

•	Standard & Poor’s again upgraded its rating of the Group to AA and in April Moody’s upgraded the Group’s rating to Aa1, maintaining the financial strength rating.
Rating agencies
Standard & Poor’s and Fitch Ratings upgraded the Group’s ratings in 2006 and also those of its main affiliates, while Moody’s confirmed them and DBRS began to cover the Group. Standard & Poor’s and Moody’s again in 2007 upgraded the Group’s rating to AA and Aa1 respectively. This made us one of the best rated European banks on the basis of its long-term rating.

	Long	Short	Financial
April 2007	term	term	strength	Outlook
Standard & Poor’s	AA	A1 +		Stable
Fitch Ratings	AA	F1 +	A/B	Stable
Moody’s	Aa1	P1	B	Stable
DBRS	AA	R1 (high)		Stable
The strong diversification by revenues and risks, the capacity to generate recurrent revenues, Abbey’s performance, the high quality of assets and the improvement in the capital ratios were some of the strengths pointed out by the rating agencies in their positive assessments.
4     January — March 2007

Highlights of the quarter
Highlights of the segments
Principal segments (geographic)
•
Continental Europe generated attributable profit of EUR 1,317 million, 46.7% more than in the first quarter of 2006 and accounting for 57% of the Group’s total from its operating areas (+44.4% excluding Drive).

This growth was due to the strong rise in revenues (+29.0%), well above the increase in costs (+11.8%). As a result, the efficiency ratio was 5 p.p. better at 35.9% and net operating income was 41.0% higher. All units did well, particularly the retail banks in Spain and wholesale business.

•
In the UK, Abbey contributed attributable profit of EUR 300 million, 22.8% higher and 13% of the total of the operating areas. Net profit from ordinary activity (i.e. excluding the net contribution in 2006 of the life assurance business that was sold) increased 40.8%.

The main factors behind the growth in profits and the notable improvement in efficiency and the return were the faster rise in gross operating income (+7.0% y-o-y in sterling), the 4.4% reduction in costs.

•	Latin America’s attributable profit was EUR 681 million (30% of the Group’s total), 10.1% more than in the first quarter of 2006 (+20.2% excluding the exchange rate impact).

This growth was the result of stronger business, particularly with individual customers, SMEs and companies. Gross operating income grew at a much faster pace than costs and as a result net operating income increased 26.1% (+37.5% excluding the exchange rate) and absorbed the larger volume of provisions allocated a a result of greater lending and the change in business mix. In dollars, the currency used to manage the area, attributable profit was $892 million.

In short, all three areas performed well in the first quarter and achieved record gross operating income, net operating income and attributable profit.
There is more information on these segments in pages 21 to 37 of this report.
Secondary level (businesses)
•
Retail Banking, which generated 82% of the total gross operating income and 71% of profit before tax, continued to be the driving force of the Group’s growth. Gross operating income rose 19.6%, net operating income 31.9% and profit before tax 27.2% (to EUR 2,334 million).

Continental Europe’s profit before tax rose 27.2%, Abbey Retail 35.5% in euros (+32.5% in sterling) and Latin America 22.6% (+34.1% excluding the exchange rate impact).

•	Global Wholesale Banking contributed 14% of the total gross operating income and 24% of profit before tax (+68.5% to EUR 795 million).

This performance was driven by a rise of 37.6% in gross operating income, particularly from customer business related to advisory activities, structured financing and trading of securities. Profit growth was strengthened by a smaller rise in costs (the efficiency ratio reached 22.2%) and lower provisions because of the release of generic provisions as a result of the proximity to the final structure of the large operations conducted in 2006.

•
Asset Management and Insurance profit before tax was 5.7% higher (EUR 167 million in the first quarter of 2007). Total revenue generated by all the products managed by this area (mutual and pension funds and insurance) was EUR 967 million, 17% more than in the first quarter of 2006.

Of note among the global businesses integrated into this segment was Insurance, whose gross and net operating income and profit increased by around 40%. Asset Management was negatively affected by regulatory pressure and the consequent smaller contribution from pension business in Latin America, particularly Mexico.

There is more detail on these segments in page 40 to 45 of this report.
enero — marzo 2007     5

Consolidated financial report
General Background
The global economy, which grew strongly in the last part of 2006 (by around 5%), continued to expand in 2007. Growth was not as strong but was more balanced, particularly in the most developed economies. US growth slowed down while Japan’s and Europe’s was more solid. The emerging economies grew briskly, particularly Asia.
US growth has been decelerating since last spring (2.5% annualised in the fourth quarter of 2006) because of the weaker housing market. It has not fed through, however, to private consumption. Inflation has come down to around 2% from 3.5% last summer thanks to lower oil prices. The Fed has held its rate at 5.25% since June, although it has expressed some concern about inflation.
Latin America expanded 5.2% in the last part of 2006 and with solid fundamentals: inflation was relatively moderate at 5.6%, general government budgets are almost balanced and the current account is in surplus (1.8% of GDP). Exchange rates have held firm, enabling central banks, such as Brazil’s, to continue to lower interest rates.
The Euro zone grew 3.3% in the fourth quarter of 2006, above the average for the year (2.8%). The first indicators suggest the expansion will continue. Inflation consolidated at below the 2% reference of the European Central Bank (ECB). The ECB’s repo rate stood at 3.75% in the first quarter and the euro appreciated a little against the dollar ($1.33 per euro).
The Spanish economy accelerated a little and grew 4% in the fourth quarter year-on-year (3.9% for the whole of 2006), a trend that continued in early 2007. Inflation has fallen to around 2.5%. The UK economy grew 2.7% and inflation was 2.7% at the start of 2007 (3% in 2006). The Bank of England raised its base rate from 5% to 5.25% in January.
Grupo Santander results
Attributable profit was EUR 1,802 million in the first quarter, 20.7% more than in the same period of 2006. Earnings per share were EUR 0.2887, up 20.8%, and the diluted earnings per share were EUR 0.2874.
As a result, profitability improved significantly. The ROE was 1.4 p.p. higher than in the first quarter of 2006 and the RoRWA was 1.61% (+4 b.p.).
The four main notes were:
•	Solid growth in revenues: commercial revenue grew at a faster pace (+18.2%), driven by net interest income excluding dividends and net fees.

•
Strong improvement in efficiency: selective growth in costs in Continental Europe and Latin America, well below the rise in revenues, and the decline in costs at Abbey produced notably better efficiency ratios in all segments. The Group’s ratio was 46.3% (50.9% in the first quarter of 2006).

•
The 33.8% increase in loan-loss provisions, in line with forecasts, was due to the larger volume of lending and the change in business mix (reflected in a higher risk premium). Profit before tax was 24.6% higher.

•	The quality and sustainability of results: the Group’s performance was due to all its operating areas. Their combined net operating income rose 33.4% and profit before tax increased 33.7%.
In order to appropriately interpret these results, the following three aspects should be taken into account:
•	In line with accounting regulations, the results of the businesses sold in 2006 are in “net profit from discontinued operations”. This
Exchange rates: 1 euro / currency parity

	Average (income statement)		Period-end (balance sheet)
	Q1’ 07	Q1’ 06	31.03.07	31.12.06	31.03.06
US$	1.3106	1.2019	1.3318	1.3170	1.2104
Pound sterling	0.6706	0.6860	0.6798	0.6715	0.6964
Brazilian real	2.7613	2.6350	2.6976	2.8118	2.6459
New Mexican peso	14.4384	12.7386	14.6378	14.2881	13.2327
Chilean peso	708.3056	632.7446	716.2420	700.3148	637.2756
Venezuelan bolivar	2,814.3645	2,580.7784	2,859.7741	2,827.9941	2,599.0919
Argentine peso	4.0797	3.7000	4.1635	4.0679	3.7447
6     January — March 2007

Consolidated financial report
Income statement

			Variation
Million euros	Q1’ 07	Q1’ 06	Amount	(%)
Net interest income (w/o dividends)	3,460	2,883	577	20.0
Dividends	48	50	(2)	(3.1)
Net interest income	3,509	2,933	576	19.6
Income from companies accounted for by the equity method	60	131	(70)	(53.9)
Net fees	2,087	1,738	350	20.1
Insurance activity	95	66	29	43.4
Commercial revenue	5,751	4,867	884	18.2
Gains (losses) on financial transactions	492	408	84	20.5
Gross operating income	6,243	5,276	968	18.3
Income from non-financial services	34	38	(3)	(8.8)
Non-financial expenses	(18)	(15)	(3)	19.0
Other operating income	(34)	(21)	(13)	63.6
Operating expenses	(2,950)	(2,744)	(206)	7.5
General administrative expenses	(2,642)	(2,464)	(179)	7.2
Personnel	(1,551)	(1,483)	(68)	4.6
Other administrative expenses	(1,092)	(981)	(111)	11.3
Depreciation and amortisation	(308)	(280)	(28)	9.8
Net operating income	3,275	2,533	742	29.3
Impairment loss on assets	(683)	(512)	(171)	33.4
Loans	(670)	(501)	(169)	33.8
Goodwill	—	—	—	—
Other assets	(13)	(11)	(2)	16.3
Other income	(90)	(12)	(78)	653.3
Profit before taxes	2,503	2,009	494	24.6
Tax on profit	(576)	(433)	(142)	32.9
Net profit from ordinary activity	1,927	1,576	351	22.3
Net profit from discontinued operations	—	79	(79)	(100.0)
Net consolidated profit	1,927	1,655	272	16.4
Minority interests	125	162	(37)	(22.6)
Attributable profit to the Group	1,802	1,493	309	20.7
Pro memoria:
Average total assets	840,804	817,676	23,128	2.8
Average shareholders’ equity	39,008	34,899	4,109	11.8

January — March 2007     7

Consolidated financial report
Quarterly

	2006				2007
Million euros	Q1	Q2	Q3	Q4	Q1
Net interest income (w/o dividends)	2,883	2,921	3,079	3,200	3,460
Dividends	50	187	98	69	48
Net interest income	2,933	3,109	3,177	3,269	3,509
Income from companies accounted for by the equity method	131	110	145	41	60
Net fees	1,738	1,756	1,848	1,881	2,087
Insurance activity	66	81	72	79	95
Commercial revenue	4,867	5,056	5,242	5,270	5,751
Gains (losses) on financial transactions	408	508	626	637	492
Gross operating income	5,276	5,565	5,868	5,907	6,243
Income from non-financial services	38	10	43	28	34
Non-financial expenses	(15)	(17)	(14)	(24)	(18)
Other operating income	(21)	(19)	(24)	(56)	(34)
Operating expenses	(2,744)	(2,706)	(2,785)	(2,941)	(2,950)
General administrative expenses	(2,464)	(2,429)	(2,500)	(2,632)	(2,642)
Personnel	(1,483)	(1,466)	(1,488)	(1,567)	(1,551)
Other administrative expenses	(981)	(963)	(1,012)	(1,065)	(1,092)
Depreciation and amortisation	(280)	(276)	(285)	(310)	(308)
Net operating income	2,533	2,833	3,088	2,915	3,275
Impairment loss on assets	(512)	(621)	(710)	(708)	(683)
Loans	(501)	(599)	(692)	(675)	(670)
Goodwill	—	(5)	—	(8)	—
Other assets	(11)	(17)	(18)	(25)	(13)
Other income	(12)	23	(26)	(26)	(90)
Profit before taxes (w/o capital gains)	2,009	2,235	2,352	2,180	2,503
Tax on profit	(433)	(458)	(647)	(448)	(576)
Net profit from ordinary activity	1,576	1,776	1,705	1,733	1,927
Net profit from discontinued operations	79	115	135	25	—
Net consolidated profit (w/o capital gains)	1,655	1,891	1,840	1,758	1,927
Minority interests	162	169	109	123	125
Attributable profit to the Group (w/o capital gains)	1,493	1,723	1,731	1,635	1,802
Net extraordinary gains and allowances	—	—	—	1,014	—
Attributable profit to the Group	1,493	1,723	1,731	2,649	1,802
8     January — March 2007

Consolidated financial report
Net fees and insurance business

			Variation
Million euros	Q1’ 07	Q1’ 06	Amount	(%)
Commissions for services	1,230	1,040	190	18.3
Credit and debit cards	181	164	17	10.6
Insurance	347	250	97	38.9
Account management	140	132	8	6.2
Commercial bills	55	55	(1)	(0.9)
Guarantees and other contingent liabilities	87	72	15	20.9
Other transactions	420	367	52	14.3
Mutual & pension funds	525	510	15	2.9
Securities services	333	188	145	77.2
Net fees	2,087	1,738	350	20.1
Insurance activity	95	66	29	43.4
Net fees and insurance business	2,182	1,804	379	21.0
enables management of recurrent businesses to be better tracked throughout the income statement.
•	Drive’s results began to be consolidated in the first quarter of 2007. Its impact on the growth in gross operating income was 2.7%, 0.7% on costs and 1.4% on the Group’s attributable profit.

•
Comparisons between growth in gross operating income and costs are negatively affected by the average exchange-rate performance of Latin American currencies and of the dollar against the euro, and positively by sterling’s evolution. The impact as regards the euro is -4 p.p. for the Group’s total, +2-3 p.p. at Abbey and -10 p.p. in Latin America.

Net interest income amounted to EUR 3,509 million, the ninth consecutive quarterly rise and 19.6% more than the first quarter of 2006.
Excluding dividends and the cost of preferred shares and preferred securities, net interest income growth was similar (+19%) and was largely due to greater business volumes and to some extent the improved spreads with customers in some units (Santander Branch Network, Banesto, Mexico, Abbey ...).
Net fees and insurance activity increased 21.0%. Of particular note were Continental Europe because of the good performance of the Santander Branch Network (greater activity and non-service fees), Banesto’s improved growth and the excellent quarter for Global Wholesale Banking. Latin America’s rose by close to 25% excluding the exchange-rate impact, with big rises in all lines except from pension funds. By products, fees from securities and from greater placement of insurance products, as well as from cards, were noteworthy.
Income by the equity accounted method declined 53.9% because of a lower contribution from Cepsa, partly because of an accounting change which meant restructuring the equity stake (part of this decline was offset by reduced minority interests). This item included the income from the stake in Sovereign Bancorp.
Commercial revenue rose 18.2% to EUR 5,751 million. This pace was maintained in gross operating income (+18.3%), after including EUR 492 million from gains on financial transactions (EUR +20.5%) The growth in the latter was due to both the good performance of treasury revenues from customers as well as the sale of some portfolios, taking advantage of the good conditions in the markets.
Total operating expenses continued to increase (7.5%) at a much slower pace than gross operating income. Personnel costs rose 4.6%, general ones 11.3% and depreciation and amortisation 9.8%.
All business units in Europe and Latin America, as well as global ones, registered growth consistent with controlled costs and their expansion projects, meeting the efficiency targets of their different development plans. Abbey’s costs were lower than in the first and fourth quarters of 2006.
January — March 2007     9

Consolidated financial report
Operating expenses

			Variation
Million euros	Q1’ 07	Q1’ 06	Amount	(%)
Personnel expenses	1,551	1,483	68	4.6
General expenses	1,092	981	111	11.3
Information technology	99	104	(5)	(4.3)
Communications	85	94	(9)	(9.8)
Advertising	136	116	20	16.8
Buildings and premises	212	218	(7)	(3.1)
Printed and office material	33	27	6	21.8
Taxes (other than profit tax)	73	56	17	29.6
Other expenses	454	365	89	24.4
Personnel and general expenses	2,642	2,464	179	7.2
Depreciation and amortisation	308	280	28	9.8
Total operating expenses	2,950	2,744	206	7.5
This performance enabled the “jaws” (the difference between the growth in gross operating income and in costs) to be 11 p.p. and was reflected in a strong improvement of 4.6 p.p. in the Group’s efficiency ratio. All business areas improved.
Net operating income grew 29.3% to EUR 3,275 million, with growth in all operating areas. The three main segments registered growth of more than 20% in euros: Continental Europe (+41.0%), Latin America (+26.1%) and Abbey (+24.0%).
The net impairment loss on assets was EUR 683 million, of which EUR 670 million were net loan-loss provisions. This figure was in line with that of the previous two quarters, but was 33.8% higher than in the first quarter of 2006. This was partly due to the larger provisions in Latin America and the perimeter effect from Drive’s consolidation.
“Other income” was EUR 90 million negative in the first quarter (-EUR 12 million in the same period of 2006).
Profit before tax was 24.6% higher at EUR 2,503 million. This rise did not fully feed through to attributable profit because of the higher tax charge (from Mexico) and the lower result in discontinued operations (basically Urbis and Abbey’s life assurance business). The latter registered a net profit of EUR 79 million in the first quarter of 2006. Minority interests had a slightly more favourable impact (reduced figure from Cepsa and Urbis and higher from the placement in the US market of 7.23% of Santander Chile).
Attributable profit was EUR 1,802 million. 20.7% higher.
Net loan loss provisions

			Variation
Million euros	Q1’ 07	Q1’ 06	Amount	(%)
Non performing loans	812	654	158	24.2
Country-risk	36	(9)	45	—
Recovery of written-off assets	(178)	(144)	(33)	23.2
Total	670	501	169	33.8
10     January — March 2007

Consolidated financial report
Balance sheet

			Variation
Million euros	31.03.07	31.03.06	Amount	(%)	31.12.06
Assets
Cash on hand and deposits at central banks	15,001	12,089	2,912	24.1	13,835
Trading portfolio	164,849	153,965	10,884	7.1	170,423
Debt securities	73,040	75,559	(2,518)	(3.3)	76,737
Loans and credits	32,668	28,746	3,922	13.6	30,583
Equities	11,253	10,676	577	5.4	13,491
Other	47,887	38,984	8,903	22.8	49,612
Other financial assets at fair value	15,625	47,269	(31,644)	(66.9)	15,371
Loans and credits	8,002	6,446	1,556	24.1	7,973
Other	7,623	40,823	(33,200)	(81.3)	7,398
Available-for-sale financial assets	34,071	73,025	(38,955)	(53.3)	38,698
Debt securities	25,842	66,432	(40,589)	(61.1)	32,727
Equities	8,228	6,594	1,635	24.8	5,971
Loans	561,544	472,658	88,887	18.8	544,049
Deposits at credit institutions	58,057	46,440	11,617	25.0	45,361
Loans and credits	490,141	416,205	73,936	17.8	484,790
Other	13,346	10,012	3,334	33.3	13,897
Investments	4,912	3,076	1,836	59.7	5,006
Intangible assets and property and equipment	12,687	12,162	526	4.3	12,555
Goodwill	14,373	14,025	349	2.5	14,513
Other	21,178	26,470	(5,291)	(20.0)	19,423
Total assets	844,240	814,738	29,502	3.6	833,873
Liabilities and shareholders’ equity
Trading portfolio	126,017	112,684	13,333	11.8	123,996
Customer deposits	14,306	13,430	876	6.5	16,572
Marketable debt securities	22,478	17,247	5,232	30.3	17,522
Other	89,233	82,007	7,226	8.8	89,902
Other financial liabilities at fair value	12,513	13,314	(800)	(6.0)	12,411
Customer deposits	250	261	(12)	(4.5)	273
Marketable debt securities	12,263	13,052	(789)	(6.0)	12,138
Other	—	—	—	—	—
Financial liabilities at amortized cost	614,256	569,114	45,142	7.9	605,303
Due to central banks and credit institutions	61,073	105,255	(44,182)	(42.0)	73,345
Customer deposits	312,555	290,563	21,992	7.6	314,377
Marketable debt securities	187,699	130,401	57,298	43.9	174,409
Subordinated debt	33,355	28,984	4,371	15.1	30,423
Other financial liabilities	19,574	13,911	5,662	40.7	12,749
Insurance liabilities	12,030	44,569	(32,538)	(73.0)	10,704
Provisions	17,597	19,535	(1,937)	(9.9)	19,227
Other liability accounts	14,651	10,800	3,851	35.7	14,491
Preferred securities	670	1,293	(623)	(48.2)	668
Minority interests	2,055	2,944	(889)	(30.2)	2,221
Equity adjustments by valuation	2,384	3,191	(807)	(25.3)	2,871
Capital stock	3,127	3,127	—	—	3,127
Reserves	40,393	35,279	5,113	14.5	32,595
Attributable profit to the Group	1,802	1,493	309	20.7	7,596
Less: dividends	(3,256)	(2,605)	(651)	25.0	(1,337)
Total liabilities and shareholders’ equity	844,240	814,738	29,502	3.6	833,873
January — March 2007     11

Consolidated financial report
Customer loans

			Variation
Million euros	31.03.07	31.03.06	Amount	(%)	31.12.06
Public sector	5,604	5,465	139	2.5	5,329
Other residents	204,943	162,722	42,222	25.9	199,994
Commercial bills	16,173	14,372	1,801	12.5	17,276
Secured loans	114,888	89,385	25,503	28.5	110,863
Other loans	73,882	58,964	14,918	25.3	71,854
Non-resident sector	328,561	290,952	37,609	12.9	326,187
Secured loans	192,452	175,682	16,770	9.5	191,724
Other loans	136,109	115,270	20,838	18.1	134,463
Gross loans and credits	539,108	459,139	79,969	17.4	531,509
Loan-loss allowances	8,297	7,742	556	7.2	8,163
Net loans and credits	530,811	451,397	79,414	17.6	523,346
Pro memoria: Doubtful loans	4,910	4,362	549	12.6	4,613
Public sector	1	7	(7)	(90.7)	18
Other residents	1,264	1,033	231	22.3	1,212
Non-resident sector	3,646	3,321	324	9.8	3,383
Consolidated Balance Sheet
Assets under management at the end of March amounted to EUR 1,024,629 million, 5.1% more than in the first quarter of 2006. On-balance sheet funds were EUR 844,240 million (82% of the total) and off-balance sheet funds (mutual and pension funds and managed portfolios) accounted for the rest.
In order to correctly interpret this figure, two effects have to be taken into account. On the one hand, a slightly positive perimeter effect on lending from the incorporation, at the end of 2006, of the US company Drive and, on the other, the negative impact on funds of the businesses sold in the last 12 months (Abbey’s life assurance business, pension funds in Peru and the business in Bolivia). There is also a negative exchange-rate impact (calculated on the basis of the exchange rates at the end of Q106 and Q107) from the depreciation of the dollar and of the main Latin American currencies against the euro. The overall impact on the changes of balances with customers (loans and funds) was 1-2 p.p. negative.
Total gross lending stood at EUR 539,108 million, 17.4% more year-on-year (+17.1% deducting the perimeter effects and the exchange rate). The rise in the first quarter over the end of 2006, excluding the exchange-rate impact, was 2%.
Loans to other resident sectors increased 25.9%, with secured loans up 28.5%, commercial bills 12.5% and other loans 25.3%. These increases reflect the good performance of lending balances with individual customers and SMEs and, to a lesser extent, certain corporate operations moving towards their definitive structure. Lending to the non-resident sector rose 12.9%.
12     January — March 2007

Consolidated financial report
As regards the geographic distribution (principal segments), Continental Europe’s loans grew 23%, excluding securitisations. In Spain, the Santander Branch Network’s lending rose 16% and Banesto’s 28%, while Santander Consumer Finance’s increased 26% (+19% excluding Drive) and Portugal’s 6%.
Abbey’s balances were 11% higher in euros (+8% in sterling) and Latin America’s 11% in euros. In local currency growth was 21%, with significant rises in Brazil (+34%), Mexico (+36%), excluding the IPAB, the former mortgage portfolio and restructured loans, and Chile (+14%).
At the end of March, Continental Europe accounted for 52% of the Group’s lending, Abbey 36% and Latin America 12%.
Total customer funds amounted to EUR 770,679 million, 15.2% more than in March 2006. Managed funds rose 5% in the first quarter of 2007 excluding the exchange-rate impact.
Deposits excluding repos increased 4.9% in the last 12 months, marketable securities 38.4% and subordinated debt 15.1%. On the other hand, mutual funds increased 14.9% year-on-year, pension funds 2.8% and savings-investment insurance dropped 49.5%.
All these figures were affected by the exchange rate and by the sale of Abbey’s life assurance business, the pension fund company in Peru and the business in Bolivia. On a like-for-like basis (excluding the businesses sold) and eliminating the exchange-rate effect, year-on-year growth was 6% for deposits excluding repos, 17% for pension funds and 67% for savings-investment insurance. Total managed funds rose 18%.
Continental Europe increased its balances by 15%. In Spain, where 80% of Continental Europe’s balances are concentrated, on-balance sheet funds rose 18% and off-balance sheet ones 5%, significantly influenced by customers’ preference in recent quarters for time deposits.
The Group continued to be the leader in mutual funds (market share of 24%). In Portugal, capitalisation insurance and other off-balance sheet funds, led the capturing of funds.
Abbey’s funds were affected by the sale of its life assurance business and by the lower growth in deposits (+1% in sterling), as it is more focused on spreads improvement.
Total managed funds in Latin America (on- and off-balance sheet) rose 21% without the exchange-rate effect.
Deposits, excluding repos, increased 52% in Venezuela, 39% in Argentina and 13% in Chile. Brazil’s rose 4% due to the greater appeal of mutual funds and wholesale financing (subordinated debt) and Mexico’s decreased 3% because of the policy followed in the last few months to shift towards intermediation products that are incorporated in repos (+5% with repos).
Mutual funds in Latin America increased 39%. Of note was the growth in Brazil, Mexico, Chile and Argentina. Pension funds, excluding the sale in Peru, rose 20%. Particularly strong is the rise in Argentina, Chile and Uruguay. All percentages exclude the exchange-rate impact.
Continental Europe accounted for 46% of managed funds, Abbey 33% and Latin America 21%.

January — March 2007     13

Consolidated financial report
Customer funds under management

			Variation
Million euros	31.03.07	31.03.06	Amount	(%)	31.12.06
Public sector	16,012	15,121	891	5.9	15,266
Other residents	92,958	83,179	9,779	11.8	94,750
Demand deposits	52,000	49,120	2,880	5.9	55,050
Time deposits	26,013	18,460	7,553	40.9	24,670
REPOs	14,945	15,600	(655)	(4.2)	15,030
Non-resident sector	218,140	205,954	12,186	5.9	221,206
Demand deposits	118,573	115,499	3,074	2.7	119,861
Time deposits	71,171	71,255	(84)	(0.1)	72,258
REPOs	26,377	16,365	10,012	61.2	26,343
Public Sector	2,021	2,835	(815)	(28.7)	2,744
Customer deposits	327,111	304,255	22,856	7.5	331,223
Debt securities	222,441	160,700	61,741	38.4	204,069
Subordinated debt	33,355	28,984	4,371	15.1	30,423
On-balance-sheet customer funds	582,907	493,938	88,968	18.0	565,715
Mutual funds	131,147	114,174	16,974	14.9	119,838
Pension funds	29,996	29,190	806	2.8	29,450
Managed portfolios	19,245	16,781	2,464	14.7	17,835
Savings-insurance policies	7,383	14,632	(7,249)	(49.5)	6,385
Other customer funds under management	187,772	174,776	12,996	7.4	173,509
Customer funds under management	770,679	668,715	101,964	15.2	739,223
As part of its global financing strategy, the Group issued mortgage bonds amounting to EUR 1,750 million, as well as issues of senior debt (counter value of EUR 7,768 million), subordinated debt (EUR 2,391 million) and two placements of preferred shares ($950 million).
Maturities on schedule during the first quarter amounted to EUR 1,870 million of senior debt and EUR 100 million of mortgage bonds and of subordinated debt with a countervalue of EUR 230 million.
Goodwill at the end of March stood at EUR 14,373 million, EUR 349 million higher than a year earlier basically as a result of Drive’s incorporation.
In accordance with the criteria of the Bank for International Settlements (BIS), Grupo Santander’s shareholders’ equity amounted to EUR 62,510 million, 13.9% higher (+EUR 7,623 million). The surplus over the minimum requirement was EUR 24,675 million.
The BIS ratio was 13.22%, Tier I 7.64% and core capital 5.97%, all of them higher than at the end of 2006. The Group continued to actively manage risk weighted assets, which grew by around 10% compared with 17% growth in total credit.
Mutual funds

Million euros	31.03.07	31.03.06	Var. (%)
Spain	78,854	77,463	1.8
Portugal	6,160	5,922	4.0
United Kingdom (Abbey)	13,640	5,904	131.0
Latin America	32,494	24,885	30.6
Total	131,147	114,174	14.9
Pensions funds

Million euros	31.03.07	31.03.06	Var. (%)
Spain	9,980	9,047	10.3
Portugal	1,453	1,032	40.7
Latin America	18,564	19,110	(2.9)
Total	29,996	29,190	2.8
14     January — March 2007

Consolidated financial report
Shareholders’ equity and minority interests

			Variation
Million euros	31.03.07	31.03.06	Amount	(%)	31.12.06
Capital stock	3,127	3,127	—	—	3,127
Additional paid-in surplus	20,370	20,370	—	—	20,370
Reserves	20,124	14,976	5,148	34.4	12,352
Treasury stock	(102)	(67)	(35)	52.8	(127)
On-balance-sheet shareholders’ equity	43,520	38,407	5,113	13.3	35,722
Attributable profit	1,802	1,493	309	20.7	7,596
Interim dividend distributed	(2,006)	(1,744)	(262)	15.0	(1,337)
Shareholders’ equity at period-end	43,316	38,156	5,160	13.5	41,981
Interim dividend not distributed	(1,250)	(861)	(390)	45.3	(1,919)
Shareholders’ equity	42,066	37,295	4,771	12.8	40,062
Valuation adjustments	2,384	3,191	(807)	(25.3)	2,871
Minority interests	2,055	2,944	(889)	(30.2)	2,221
Preferred securities	670	1,293	(623)	(48.2)	668
Preferred securities in subordinated debt	7,483	6,469	1,013	15.7	6,837
Shareholders’ equity and minority interests	54,658	51,193	3,465	6.8	52,658
Computable capital and BIS ratio

			Variation
Million euros	31.03.07	31.03.06	Amount	(%)	31.12.06
Computable basic capital	36,141	32,909	3,232	9.8	35,539
Computable supplementary capital	26,369	21,978	4,391	20.0	24,237
Computable capital	62,510	54,886	7,623	13.9	59,776
Risk-weighted assets	472,937	427,607	45,330	10.6	478,733
BIS ratio	13.22	12.84	0.38		12.49
Tier 1	7.64	7.70	(0.06)		7.42
Core capital	5.97	5.96	0.01		5.91
Shareholders’ equity surplus	24,675	20,678	3,997	19.3	21,478

January — March 2007     15

Consolidated financial report
Statement of changes in consolidated shareholders’ equity

Million euros	Q1’ 07	Q1’ 06
Available-for-sale financial assets	(295)	481
Other financial liabilities at fair value	—	—
Cash flow hedges	(34)	(50)
Hedges of net investments in businesses abroad	35	33
Exchange differences	(192)	(349)
Long-term assets for sale	—	—
Net revenues recorded in shareholders’ equity	(487)	114
Net consolidated profit (published)	1,927	1,655
Adjustments for changes in accounting criteria	—	—
Adjustments for misstatements	—	—
Net consolidated profit	1,927	1,655
Parent Bank	1,315	1,607
Minority interests	125	162
Total revenues and expenses	1,441	1,769
Consolidated cash flow statements

Million euros	Q1’ 07	Q1’ 06
1. Cash flows from operating activities
Consolidated profit	1,927	1,655
Adjustments to profit	2,472	1,837
Adjusted profit	4,399	3,492
Net increase/decrease in operating assets	(10,030)	(10,504)
Net increase/decrease in operating liabilities	(18,088)	(9,166)
Total net cash flows from operating activities (1)	(23,719)	(16,178)
2. Cash flows from investing activities
Investments (-)	(632)	(567)
Divestments (+)	338	218
Total net cash flows from investing activities (2)	(294)	(349)
3. Cash flows from financing activities
Disposal of own equity instruments	1,827	1,873
Acquisition of own equity instruments	(1,803)	(1,887)
Issuance debt securities	47,362	23,554
Redemption debt securities	(21,393)	(10,230)
Dividends paid	(669)	(581)
Others	(307)	(440)
Total net cash flows from financing activities (3)	25,018	12,289
4. Effect of exchange rate changes on cash and cash equivalents (4)	160	240
5. Net increase/decrease in cash and cash equivalents (1+2+3+4)	1,165	(3,998)
Cash and cash equivalents at beginning of period	13,835	16,086
Cash and cash equivalents at end of period	15,001	12,088
16     January — March 2007

Risk management
Credit risk management (*)

			Variation
Million euros	31.03.07	31.03.06	Amount		(%)	31.12.06
Non-performing loans	4,936	4,370	566		13.0	4,608
NPL ratio (%)	0.82	0.86	(0.04 p.	)		0.78
Loan-loss allowances	8,722	8,075	647		8.0	8,627
Specific	2,944	3,148	(204)		(6.5)	2,960
General-purpose	5,778	4,927	850		17.3	5,667
NPL coverage (%)	176.70	184.80	(8.10 p.	)		187.23
Credit cost (%) **	0.34	0.23	0.11 p.			0.32
Ordinary non-performing and doubtful loans ***	3,469	3,120	349		11.2	3,243
NPL ratio (%) ***	0.58	0.62	(0.04 p.	)		0.55
NPL coverage (%) ***	251.40	258.82	(7.42 p.	)		266.00

(*)	Excluding country-risk

(**)	Net specific allowance / computable assets

(***)	Excluding mortgage guarantees
Note: NPL ratio: Non-performing loans / computable assets
Risk Management
The Group’s ratio of non-performing loans (NPLs) was 0.82% at the end of March, slightly higher than at the end of 2006 but 4 p.p. lower than a year earlier. NPL coverage remained high at 177%, 10 p.p. and 8 p.p. less than in December and March 2006, respectively.
Both ratios were impacted by changes in criterion for registering non-performing loans in Portugal, unifying stricter criteria in the Group. On a like-for-like comparison, NPL ratio remained stable in the quarter and was 9 b.p. better than in March 2006. Coverage remained at around 180% over the last 12 months.
Total funds for coverage amounted to EUR 8,722 million, of which EUR 5,778 million were generic funds.
Specific loan-loss provisions, net of recoveries, amounted to EUR 557 million (with a cost of credit of 0.34%) compared to EUR 337 million and 0.23% in the first quarter of 2006. Part of this increase is due to the perimeter effect from Drive’s incorporation and the rest is basically due to the rise in the Group’s units in Latin America, especially in Brazil and Mexico as a result of the growth strategy in retail segments, with a more predictable risk (but with expected larger NPLs) and more appealing in terms of risk / return.
The NPL ratio in Spain was 0.51%, 2 b.p. lower than at the end of 2006 and 4 b.p. lower than a year earlier. NPL coverage (292%) was still very high, although it fell as much in the quarter as in the last 12 months.
Santander Consumer Finance’s NPL ratio was 2.66% (+ 9 b.p. in the quarter). Coverage was 114%, in line with that at the end of 2006.
January — March 2007     17

Risk management
Non-performing loans by quarter

	2006				2007
Million euros	Q1	Q2	Q3	Q4	Q1
Balance at beginning of period	4,342	4,370	4,489	4,647	4,608
+ Net additions	509	569	718	841	1,058
- Write-offs	(480)	(450)	(560)	(880)	(729)
Balance at period-end	4,370	4,489	4,647	4,608	4,936
Portugal’s NPL ratio was 1.16% and coverage stood at 128%. On a like-for-like basis, the NPL ratio improved 0.41 p.p. in the year to March and coverage 11 p.p.
In the UK, Abbey’s NPL ratio was 0.55%, 5 b.p. lower than at the end of 2006 and 9 b.p. below that of March 2006. Coverage remained at 81%, 5 p.p. lower than in December but 3 p.p. more than a year earlier.
In Latin America the NPL ratio was 1.50%, 12 b.p. higher than the end of 2006 but lower than the 1.71% registered a year earlier. Coverage was 160%, 7 p.p. lower than in December and 23 p.p. below the level of March 2006.
In the first quarter, the trading risk, measured in terms of daily value at risk (DVaR), was around EUR 32.5 million. It fluctuated between EUR 28.8 million and EUR 36.3 million.
On February 27, a change in the methodology for measuring DVaR by the exchange rate in Venezuela came into force. This meant a reduction in the Group’s total VaR of around EUR 3 million. Apart from this, the changes in VaR are mainly due to movements of positions in the portfolios of Brazil and Mexico.
Trading portfolios. DVaR by region
First quarter

	2007		2006
Million euros	Avg	Latest	Avg
Total	32.5	32.4	36.4
Europe	8.1	8.3	12.0
USA	2.3	2.1	2.7
Latin America	28.6	28.8	28.3
Trading portfolios. DVaR by product
First quarter 2007

Million euros	Min	Avg	Max	Latest
Total trading
Total VaR	28.8	32.5	36.3	32.4
Diversification effect	(3.1)	(10.4)	(15.1)	(9.5)
Fixed income VaR	20.0	26.3	30.7	25.7
Equity VaR	3.7	5.2	7.6	7.6
Currency VaR	7.9	11.6	14.8	8.6
18     January — March 2007

The Santander share
The Santander share
Stock markets were very volatile in the first quarter, after a positive start to the year when many indices reached new highs. Doubts about the US economy, concern over bad debts in the US subprime market and geopolitical tensions influenced investors and encouraged about of profit-taking.
The Santander share ended the first quarter at EUR 13.36, 5.5% lower than at the end of 2006. Our share rose 10.9% in the year to March compared to an increase of 5.8% in the DJ Stoxx 50, 7.9% in the DJ Stoxx Banks and 23.5% in the Ibex-35.
Capitalisation
Santander is the largest bank in the Euro zone and the 12th in the world by market value. Its capitalisation at the end of March September was EUR 83,557 million (+EUR 8,193 million over March 2006).
The share’s weighting in the DJ Stoxx 50 is 2.54%, 5.30% in the DJ Stoxx Banks and 15.66% in the Ibex-35.
Trading
The number of Santander shares traded during the first quarter was 5,118 million for an effective value of EUR 71,849 million, making it the second most traded share in the Euro Stoxx 50 with a liquidity ratio of 82%. The average daily number of shares traded was 80 million.
Shareholder remuneration
The Board approved payment of a third interim dividend of EUR 0.106904 per share as of February 1, 2007 and payment of a fourth one of EUR 0.199913 as of May 1, 2007.
With payment of the fourth and last interim dividend, which has to be approved by the AGM, the total dividend charged to 2006’s profits will be EUR 0.520625 per share, 25% more than for 2005.
Shareholder base
The total number of shareholders at March 30 was 2,312,076, of which 2,291,892 were European and control 88.96% of the capital and 7,660 from the Americas (10.71%).
Excluding the Board, which held 5.08% of the capital at the end of the first quarter, individuals held 34.69% and institutional investors 60.23%.
The Santander share

March 2007
Shareholders and trading data
Shareholders (number)	2,312,076
Shares outstanding (number)	6,254,296,579
Average daily turnover (no. of shares)	79,963,729
Share liquidity* (%)	82
Dividend per share	euros
Fourth interim dividend 2005 (01.05.06)	0.137620
First interim dividend 2006 (01.08.06)	0.106904
Second interim dividend 2006 (01.11.06)	0.106904
Third interim dividend 2006 (01.02.07)	0.106904
Fourth interim dividend 2006 (01.05.07)	0.199913
Price movements during the year
Beginning (29.12.06)	14.14
High	14.75
Low	12.81
Last (30.03.07)	13.36
Market capitalisation (millions) (30.03.07)	83,557
Stock market indicators
Price / Book value (X)	1.99
P/E ratio (X)	11.57
Yield** (%)	4.27

(*).-	Number of shares traded during the year / number of shares

(**).-	Dividend charged to 2006 / average share price
January — March 2007     19

Information by segments
Description of the segments
Grupo Santander maintained in 2007 the general criteria used in 2006, with two exceptions:
•
The Global Customer Relation Model, which includes 121 new clients, mainly from Latin America, was expanded. This does not mean any changes in the geographic segments, but it does affect the figures for Retail Banking (from where they come) and Global Wholesale Banking (where they are incorporated).

•	Some adjustments were made between the results of Retail Banking and Asset Management and Insurance, for two reasons:
—
In Abbey, the distribution of revenues between Retail Banking and Asset Management and Insurance was changed in order to adapt it to the Group’s corporate criteria. This means an increase in Retail Banking and a decline in Asset Management and Insurance, but does not change Abbey’s overall total.

—
The business generated by the Group’s insurance brokers is no longer reflected in Retail Banking but in Insurance. This modification is due to recent changes in regulations and the search for greater efficiency in distribution.

None of these changes is significant for the Group and do not alter its figures nor those of the main segments (geographic). The figures for 2006 have been reformulated and include the changes.
In addition, and in line with the criteria in the International Financial Reporting Standards (IFRS), the results of businesses discontinued in 2006 and which consolidated by global integration (Abbey’s insurance, Urbis, Peru and Bolivia) are in “net profit from discontinued operations.” This enables management of the Group’s recurrent businesses to be better tracked.
The financial statements of each business area have been drawn up by adding up the Group’s basic operating units. The information relates to both the accounting data of the companies in each area as well as that provided by the management information systems. In all cases, the same general principles as those used in the Group are used.
In accordance with the IFRS, the business areas are structured into two levels:
Principal level (or geographic). The activity of the Group’s operating units is segmented by geographical areas. This coincides with the Group’s first level of management and reflects our positioning in the world’s three main currency areas. The segments reported on are:
•
Continental Europe. This covers all retail banking business (including Banif, the specialised private bank), wholesale banking and asset management and insurance conducted in Europe with the exception of Abbey. Given the importance of some of these units, the financial information of the Santander Branch Network, Banesto, Santander Consumer Finance (Drive included) and Portugal is also set out.

•	United Kingdom (Abbey). This only covers all of Abbey’s business, mainly retail banking in the UK.
•
Latin America. This embraces all the Group’s financial activities conducted via its subsidiary banks and subsidiaries. It also includes the specialised units in Santander Private Banking, as an independent and globally managed unit, and New York’s business. Because of their specific importance, the financial statements of Brazil, Mexico and Chile are also provided.

Secondary level (or business). This segments the activity of the operating units by the type of business. The reported segments are:
•
Retail Banking. This covers all customer banking businesses (except those of Corporate Banking, managed through the Global Customer Relationship Model). Because of the relative importance of this business in total activity, details are provided by both geographic areas (Continental Europe, United Kingdom-Abbey and Latin America) as well as by the main countries. The results of the hedging positions in each country are also included, conducted within the sphere of each one’s Assets and Liabilities Committee.

•
Global Wholesale Banking. This business reflects the revenues from Global Corporate Banking, Investment Banking and Markets worldwide including all treasuries managed globally, both for trading as well as distribution to customers (always after the appropriate distribution with Retail Banking customers), as well as equities business.

•
Asset Management and Insurance. This includes the contribution of the different units to the Group for the design and management of mutual and pension funds and insurance. Except for pension fund management entities in Latin America, which have their own distribution networks, the Group uses, and remunerates through agreements, the retail networks which place these products. This means that the result recorded in this business is net (i.e. deducting the distribution cost from gross income).

As well as these operating units, which cover everything by geographic area and by businesses (their totals are the same), the Group continues to maintain the area of Financial Management and Equity Stakes. This area incorporates the centralised activities relating to equity stakes in industrial and financial companies, financial management of the structural exchange rate position and of the parent bank’s structural interest rate risk, as well as management of liquidity and of shareholders’ equity through issues and securitisations.
As the Group’s holding entity, it manages all capital and reserves and allocations of capital and liquidity. It also incorporates amortisation of goodwill but not the costs related to the Group’s central services except for corporate and institutional expenses related to the Group’s functioning.
20     January — March 2007

Information by principal segments
Key data by principal segments

	Net operating income				Attributable profit to the Group
			Variation				Variation
Income statement (Million euros)	Q1’ 07	Q1’ 06	Amount	(%)	Q1’ 07	Q1’ 06	Amount	(%)
Continental Europe	2,098	1,487	610	41.0	1,317	898	419	46.7
o/w: Santander Branch Network	691	533	157	29.5	460	334	126	37.6
Banesto	311	257	55	21.3	163	148	16	10.5
Santander Consumer Finance	440	283	157	55.5	166	126	40	31.8
Portugal	174	150	24	16.0	132	114	18	15.5
United Kingdom (Abbey)	476	384	92	24.0	300	244	56	22.8
Latin America	1,354	1,074	280	26.1	681	618	63	10.1
o/w: Brazil	547	409	137	33.5	225	198	27	13.4
Mexico	364	267	97	36.3	156	142	14	9.8
Chile	210	194	16	8.4	131	114	17	14.9
Operating areas	3,928	2,945	983	33.4	2,298	1,760	538	30.5
Financial management and equity stakes	(653)	(412)	(241)	58.4	(496)	(267)	(229)	85.8
Total Group	3,275	2,533	742	29.3	1,802	1,493	309	20.7

	Efficiency ratio		ROE		NPL ratio		NPL coverage
Ratios (%)	Q1’ 07	Q1’ 06	Q1’ 07	Q1’ 06	31.03.07	31.03.06	31.03.07	31.03.06
Continental Europe	35.90	41.20	25.99	22.23	0.80	0.76	202.49	247.61
o/w: Santander Branch Network	39.09	43.54	24.22	20.80	0.56	0.56	298.79	299.75
Banesto	42.00	45.76	18.45	20.42	0.42	0.46	393.19	392.62
Santander Consumer Finance	29.65	35.01	28.87	30.11	2.66	2.41	114.43	124.43
Portugal	42.96	44.63	25.56	23.44	1.16	0.71	127.55	258.04
United Kingdom (Abbey)	50.81	56.83	31.34	33.43	0.55	0.64	81.38	79.32
Latin America	42.11	46.35	30.29	26.63	1.50	1.71	160.00	183.37
o/w: Brazil	40.62	46.83	32.01	28.62	2.62	2.76	98.77	126.24
Mexico	37.29	44.23	25.41	24.11	0.83	0.69	241.35	335.91
Chile	39.15	41.01	37.07	26.20	1.70	2.15	147.57	165.07
Operating areas	40.31	45.64	27.78	24.82	0.80	0.83	164.23	184.72
Total Group	46.32	50.88	18.48	17.12	0.82	0.86	176.70	184.80

	Employees		Branches
Operating means	31.03.07	31.03.06	31.03.07	31.03.06
Continental Europe	46,308	44,155	5,829	5,444
o/w: Santander Branch Network	19,337	19,027	2,839	2,681
Banesto	10,831	10,563	1,892	1,705
Santander Consumer Finance	6,374	5,288	279	276
Portugal	6,172	6,265	731	694
United Kingdom (Abbey)	16,616	18,622	711	712
Latin America	69,958	62,259	4,438	4,170
o/w: Brazil	21,680	21,171	2,044	1,877
Mexico	17,283	14,116	1,038	1,012
Chile	13,331	11,249	442	410
Operating areas	132,882	125,036	10,978	10,326
Financial management and equity stakes	1,756	1,494
Total Group	134,638	126,530	10,978	10,326
January — March 2007     21

 Information by principal segments
Income statement and balance sheet of principal segments

	Operating business areas			Continental Europe
Million euros	Q1’ 07	Q1’ 06	Var. (%)	Q1’ 07	Q1’ 06	Var. (%)
Income statement
Net interest income	3,899	3,174	22.8	1,856	1,440	29.0
Inc. from companies accounted by equity method	4	5	(16.9)	2	2	42.9
Net fees	2,075	1,741	19.2	1,115	855	30.4
Insurance activity	96	66	45.3	39	33	16.8
Commercial revenue	6,074	4,986	21.8	3,012	2,329	29.3
Gains (losses) on financial transactions	624	535	16.7	288	229	25.7
Gross operating income	6,698	5,521	21.3	3,300	2,558	29.0
Income from non-financial services (net) and other operating income	(13)	4	—	9	13	(25.2)
Operating expenses	(2,757)	(2,579)	6.9	(1,212)	(1,083)	11.8
General administrative expenses	(2,516)	(2,353)	6.9	(1,076)	(959)	12.2
Personnel	(1,503)	(1,425)	5.5	(718)	(654)	9.9
Other administrative expenses	(1,013)	(928)	9.2	(358)	(305)	17.2
Depreciation and amortisation	(241)	(227)	6.5	(136)	(124)	9.3
Net operating income	3,928	2,945	33.4	2,098	1,487	41.0
Net loan loss provisions	(679)	(500)	35.7	(271)	(228)	18.9
Other income	47	20	136.2	46	27	71.9
Profit before taxes	3,297	2,465	33.7	1,873	1,286	45.6
Tax on profit	(880)	(660)	33.3	(529)	(381)	38.8
Net profit from ordinary activity	2,417	1,805	33.9	1,344	905	48.5
Net profit from discontinued operations	—	79	(100.0)	—	40	(100.0)
Net consolidated profit	2,417	1,884	28.3	1,344	946	42.1
Minority interests	119	124	(3.9)	27	48	(43.4)
Attributable profit to the Group	2,298	1,760	30.5	1,317	898	46.7
Balance sheet
Loans and credits*	530,093	450,694	17.6	278,028	223,323	24.5
Trading portfolio (w/o loans)	115,943	111,186	4.3	32,487	24,243	34.0
Available-for-sale financial assets	24,110	30,491	(20.9)	10,449	14,384	(27.4)
Due from credit institutions*	119,633	107,546	11.2	73,969	63,549	16.4
Intangible assets and property and equipment	11,331	11,063	2.4	4,697	4,655	0.9
Other assets	45,216	77,001	(41.3)	16,801	15,628	7.5
Total assets/liabilities & shareholders’ equity	846,327	787,981	7.4	416,430	345,782	20.4
Customer deposits*	326,924	303,637	7.7	139,144	127,670	9.0
Marketable debt securities*	139,710	98,498	41.8	52,815	31,112	69.8
Subordinated debt	14,052	14,372	(2.2)	2,386	2,251	6.0
Insurance liabilities	12,030	44,569	(73.0)	9,761	6,820	43.1
Due to credit institutions*	153,839	163,925	(6.2)	77,852	78,508	(0.8)
Other liabilities	165,149	133,665	23.6	112,590	82,675	36.2
Shareholders’ equity	34,623	29,315	18.1	21,882	16,748	30.7
Other customer funds under management	187,966	173,318	8.5	112,097	104,191	7.6
Mutual funds	131,147	114,174	14.9	85,014	83,385	2.0
Pension funds	29,996	29,190	2.8	11,432	10,080	13.4
Managed portfolios	19,439	15,322	26.9	8,267	6,304	31.2
Savings-insurance policies	7,383	14,632	(49.5)	7,383	4,423	66.9
Customer funds under management	668,652	589,824	13.4	306,442	265,224	15.5

(*)	Includes all stock of concept classified in the balance sheet
22     January — March 2007

Information by principal segments
Income statement and balance sheet of principal segments

	United Kingdom (Abbey)			Latin America
Million euros	Q1’ 07	Q1’ 06	Var. (%)	Q1’ 07	Q1’ 06	Var. (%)
Income statement
Net interest income	572	509	12.2	1,471	1,225	20.1
Inc. from companies accounted by equity method	0	1	(87.8)	1	2	(33.4)
Net fees	251	252	(0.5)	709	634	11.8
Insurance activity	0	(0)	—	57	33	72.9
Commercial revenue	823	763	7.9	2,239	1,894	18.2
Gains (losses) on financial transactions	131	109	20.4	205	196	4.2
Gross operating income	955	872	9.5	2,444	2,091	16.9
Income from non-financial services (net) and other operating income	14	16	(10.1)	(36)	(24)	49.0
Operating expenses	(492)	(503)	(2.2)	(1,053)	(993)	6.1
General administrative expenses	(467)	(476)	(2.0)	(973)	(917)	6.1
Personnel	(261)	(272)	(3.9)	(523)	(499)	4.9
Other administrative expenses	(206)	(204)	0.6	(450)	(418)	7.5
Depreciation and amortisation	(25)	(27)	(6.2)	(80)	(75)	6.5
Net operating income	476	384	24.0	1,354	1,074	26.1
Net loan loss provisions	(81)	(88)	(7.9)	(327)	(184)	77.2
Other income	5	(1)	—	(4)	(6)	(32.5)
Profit before taxes	400	295	35.6	1,023	883	15.9
Tax on profit	(100)	(82)	22.0	(250)	(196)	27.5
Net profit from ordinary activity	300	213	40.8	773	687	12.5
Net profit from discontinued operations	—	31	(100.0)	—	7	(100.0)
Net consolidated profit	300	244	22.8	773	694	11.3
Minority interests	—	—	—	92	76	20.9
Attributable profit to the Group	300	244	22.8	681	618	10.1
Balance sheet
Loans and credits*	192,666	173,841	10.8	59,399	53,530	11.0
Trading portfolio (w/o loans)	59,273	61,735	(4.0)	24,183	25,209	(4.1)
Available-for-sale financial assets	23	20	17.3	13,638	16,087	(15.2)
Due from credit institutions*	22,244	16,575	34.2	23,420	27,421	(14.6)
Intangible assets and property and equipment	4,945	5,044	(2.0)	1,689	1,364	23.8
Other assets	7,551	42,529	(82.2)	20,865	18,844	10.7
Total assets/liabilities & shareholders’ equity	286,702	299,744	(4.4)	143,194	142,455	0.5
Customer deposits*	112,292	109,039	3.0	75,488	66,929	12.8
Marketable debt securities*	82,528	61,049	35.2	4,367	6,337	(31.1)
Subordinated debt	9,216	11,045	(16.6)	2,450	1,077	127.5
Insurance liabilities	11	35,912	(100.0)	2,259	1,837	23.0
Due to credit institutions*	44,871	43,371	3.5	31,116	42,047	(26.0)
Other liabilities	33,839	36,240	(6.6)	18,720	14,751	26.9
Shareholders’ equity	3,946	3,088	27.8	8,795	9,479	(7.2)
Other customer funds under management	13,640	16,112	(15.3)	62,230	53,014	17.4
Mutual funds	13,640	5,904	131.0	32,494	24,885	30.6
Pension funds	—	—	—	18,564	19,110	(2.9)
Managed portfolios	—	—	—	11,172	9,018	23.9
Savings-insurance policies	—	10,209	(100.0)	—	—	—
Customer funds under management	217,675	197,245	10.4	144,534	127,356	13.5

(*) Includes all stock of concept classified in the balance sheet
January — March 2007     23

 Information by principal segments
Continental Europe
Continental Europe includes all activities carried out in this area: retail banking, global wholesale banking, asset management and insurance.
Attributable profit was EUR 1,317 million (57% of the Group’s total from its operating areas), 46.7% higher than in the first quarter of 2006. The figures for 2007 incorporate Drive to Santander Consumer Finance. Excluding it, the increase would have been 44.4%.
The main points are:
•
Growth came from the strong rise in commercial revenues (net interest income, fees and gains on financial transactions with customers) and from selective control of costs. The “jaws” (the difference between the growth in gross operating income and costs) was 17 p.p. and the efficiency ratio was a magnificent 35.9%, 5.3 p.p. better than in the first quarter of 2006. All big units made significant improvements.

•
Diversified growth in profits: the four large commercial units included here all registered double digit growth and the global areas also increased significantly, particularly Global Wholesale Banking.

•
Very favourable trend: records (excluding and including Drive) were set in the first quarter in all revenue lines, net operating income and profits. Commercial revenue was 10.0% higher than in the fourth quarter of 2006, net operating income was up 22.8% and attributable profit by 51.9% (all percentages exclude Drive in 1Q07).

Net interest income was 29.0% higher at EUR 1,856 million. This was due to increased business volumes in all units and the improvement in the customer spreads of the Santander Branch Network and Banesto. Net interest income grew for the eighth consecutive quarter (+5.4% over Q4’06 excluding Drive). Of note was the Santander Branch Network, which began 2006 with year-on-year growth in net interest income of 9.0% and accelerated to 21.1% in the first quarter of 2007, while Banesto’s rose by close to 20%.
Net fees and insurance activity increased 29.9% to EUR 1,153 million. Of note were the rises at the Santander Branch Network, Santander Consumer Finance, Banif and Global Wholesale Banking, which almost doubled their fees. The products that grew the most were insurance, securities and custody, contingent liabilities and mutual funds.
The higher gains on financial transactions mainly reflect the stronger demand by customers for treasury products.
Gross operating income rose 29.0% and operating expenses 11.8%, which included a small perimeter effect, spending on ongoing projects in the global areas and on expanding the branch network (+385 branches since March 2006, 7% of the network at that time).
Net operating income rose 41.0% to EUR 2,098 million (+32.6% excluding Drive). The four large units which generate 77% of total net operating income registered double digit growth. Banif and European Wholesale Banking also increased by more than 20%.
Loan-loss provisions increased 18.9% in net terms (the difference between the rise resulting from the incorporation of Drive and lower needs for generic provisions in the wholesale area). As indicated in previous financial reports, the results of Global Wholesale Banking in the second half of 2006 reflect the impact of large generic provisions for operations that had not reached their definitive structure at the end of the year. There was a partial release of these provisions in the first quarter of 2007. Credit risk quality continued to be excellent (NPL ratio of 0.80%).
Profit before tax was 45.6% higher. After deducting corporate tax, discontinued operations and minority interests, attributable profit rose 46.7%.
Lending excluding securitisations grew 23%, with a good performance in retail banks. Deposits, mutual and pension funds and insurance savings increased 7%.
24     January — March 2007

Information by principal segments
Continental Europe. Main units

	Santander				Santander
	Branch Network		Banesto		Consumer Finance		Portugal
Million euros	Q1’ 07	(%)	Q1’ 07	(%)	Q1’ 07	(%)	Q1’ 07	(%)
Income statement
Net interest income	650	21.1	349	18.1	499	55.2	174	6.8
Inc. from companies accounted by equity method	—	—	0	39.9	2	43.3	—	—
Net fees	423	17.9	154	7.2	115	21.6	96	1.9
Insurance activity	—	—	12	47.6	—	—	7	35.6
Commercial revenue	1,073	19.8	516	15.1	616	47.6	277	5.6
Gains (losses) on financial transactions	74	4.2	38	9.4	4	(62.5)	31	135.1
Gross operating income	1,147	18.7	554	14.7	620	44.6	308	11.9
Income from non-financial services (net) and other operating income	5	141.8	(1)	—	9	(11.2)	(2)	(26.5)
Operating expenses	(461)	6.0	(241)	4.7	(189)	21.2	(132)	7.7
General administrative expenses	(403)	7.0	(213)	4.3	(174)	22.2	(116)	7.5
Personnel	(303)	4.9	(161)	6.2	(82)	24.7	(74)	5.1
Other administrative expenses	(100)	14.1	(52)	(1.2)	(92)	20.1	(42)	11.9
Depreciation and amortisation	(58)	(0.6)	(28)	8.1	(16)	11.4	(17)	9.2
Net operating income	691	29.5	311	21.3	440	55.5	174	16.0
Net loan loss provisions	(52)	(20.3)	(54)	21.1	(200)	113.5	6	74.2
Other income	(0)	(98.8)	4	(31.9)	3	—	(11)	122.1
Profit before taxes	639	37.6	262	19.8	242	31.5	169	14.0
Tax on profit	(179)	37.4	(77)	9.7	(72)	24.7	(37)	8.8
Net profit from ordinary activity	460	37.7	185	24.6	171	34.5	132	15.5
Net profit from discontinued operations	—	—	—	(100.0)	—	—	—	—
Net consolidated profit	460	37.7	185	(4.7)	171	34.5	132	15.5
Minority interests	0	267.7	22	(53.3)	5	332.3	0	11.6
Attributable profit to the Group	460	37.6	163	10.5	166	31.8	132	15.5
Balance sheet
Loans and credits*	108,104	16.5	64,337	30.0	40,979	26.3	27,942	9.6
Trading portfolio (w/o loans)	—	—	6,445	42.8	13	(75.3)	934	5.8
Available-for-sale financial assets	3	11.5	6,221	(42.3)	58	38.0	1,003	(56.3)
Due from credit institutions*	93	(0.6)	21,514	21.7	6,896	27.3	8,809	(19.6)
Intangible assets and property and equipment	2,189	13.4	1,106	(29.4)	686	43.1	431	(1.8)
Other assets	507	(33.4)	3,034	(46.0)	1,406	13.0	5,391	43.7
Total assets/liabilities & shareholders’ equity	110,896	16.0	102,656	14.5	50,037	26.1	44,509	1.6
Customer deposits*	50,410	14.9	43,752	18.0	13,456	(2.1)	11,380	(2.5)
Marketable debt securities*	—	(100.0)	25,615	32.1	12,727	88.5	11,371	237.2
Subordinated debt	—	—	1,442	(8.8)	576	461.9	368	(30.9)
Insurance liabilities	—	—	—	(100.0)	—	—	4,074	26.8
Due to credit institutions*	26	(30.5)	19,400	11.2	19,696	20.8	13,358	(35.4)
Other liabilities	52,810	17.3	8,735	(6.9)	1,087	0.8	1,696	(24.8)
Shareholders’ equity	7,650	14.8	3,713	23.0	2,494	47.1	2,261	7.5
Other customer funds under management	57,134	2.9	16,227	1.5	392	14.4	11,773	14.7
Mutual funds	48,377	(2.1)	12,512	(1.1)	333	11.7	6,160	4.0
Pension funds	6,448	9.5	1,614	5.7	60	32.1	1,453	40.7
Managed portfolios	—	—	832	50.6	—	—	355	(0.2)
Savings-insurance policies	2,308	—	1,269	0.4	—	—	3,806	28.9
Customer funds under management	107,544	8.2	87,036	17.6	27,151	29.6	34,892	35.1

(*)      Includes all stock of concept classified in the balance sheet
(**).- Impacted by reclassification from available -for-salefinancial assets. in like-for-like terms: +6%
January — March 2007     25

 Information by principal segments
Santander Branch Network
The Santander Branch Network began 2007 on the same positive note that it ended 2006. Year-on-year growth rates in the first quarter accelerated again and gross operating income, net operating income and attributable profit notched up new records. Attributable profit was EUR 460 million, 37.6% more than in the first quarter of 2006.
Profits were of a high quality as they came from a strong rise in gross operating income, a contained increase in costs and high credit quality.
Net interest income increased 21.1% to EUR 650 million, thanks to an appropriate balance between profitable growth in business and rigorous management of spreads, areas we have been working on in recent years.
Fees and gains on financial transactions with customers rose 15.6% to EUR 497 million. These revenues, together with net interest income, are the fruit of the strategic plans. The “We want to be your Bank” plan is contributing more customers, better linked, more satisfied and more loyal. Extending the plan’s benefits to new collectives such as the self-employed, professionals, shops, students, immigrants and shareholders is proving to be a positive move.
The structure of fees and trading gains is also coherent with these strategies. Those from business (risks:+12%; savings-investment: +29%) are rising and those from services falling (-6%), thus absorbing the investment in the “We Want to be your Bank” plan.
Gross operating income was EUR 1,147 million, 18.7% more than in the first quarter of 2006 and higher than the EUR 1,116 million in the fourth quarter.
This capacity to generate revenues is accompanied by moderate growth of operating expenses (+6.0%) resulting from the investments in the I-09 projects, destined to: boost our business capacity with the opening of new branches (+158 new openings since March 2006); take advantage of the new opportunities offered by the market in businesses such as immigrants, young people, shops and the self-employed, and strengthen others in order to take on new challenges in the mortgage markets, cards, consumer lending and companies.
Net operating income rose by more than 29.5% to EUR 691 million and consolidated the positive evolution in the efficiency ratio (4.4 p.p. better) which, including depreciation and amortisation, was 39.1%, one of the lowest in the Spanish market and also among the retail banks at the global level.
Credit risk quality was not eroded. The NPL ratio remained at 0.56% and coverage was 299%. This meant a moderate decline in net loan-loss provisions (-20.3%), enabling profit before tax to be 37.6% higher at EUR 639 million.
As regards business volume, loans grew 16% and customer deposits 16% year-on-year. In lending, mortgages grew 15%, leasing 18% and loans 19%. By segments, loans to individuals rose 14% and to companies 23%.
Demand deposits grew 10% and time deposits 29%. This reflected customers’ greater preference in recent quarters for these products rather than mutual funds. The Santander Branch Network remained the leader in mutual funds and their volume grew at a faster pace than the sector. As a result of this, the 9% growth year-on-year in pension funds and savings-investment insurance (which now amount to EUR 2,300 million), total customer funds increased by 8%.
26     January — March 2007

Information by principal segments
Banesto
The first quarter was a new period of balanced, efficient and profitable growth for Grupo Banesto. In line with the year’s goals, this saw greater generation of revenues which, combined with control of costs and of risk quality, produced significant improvements in gross and operating income and ratios. Attributable profit amounted to EUR 163 million, 10.5% more than in the first quarter of 2006 (affected by the sale of Urbis). On a like-for-like basis, growth in attributable profit was 24.6%.
Like other segments, Banesto’s figures were drawn up again in accordance with the criteria set out on page 20 of this report. The figures presented here, therefore, do not coincide with those published by Banesto itself.
Net interest income increased 18.1% to EUR 349 million, thanks to growth in business and appropriate management of prices and spreads.
Net fees and revenue from insurance rose 9.4% to EUR 167 million. Those from services increased 7.2% year-on-year, and those from mutual and pension funds maintained their growth pace and amounted to EUR 51 million, 4.6% higher than in the first quarter of 2006. Insurance generated revenues of EUR 12 million, 47.6% more.
Gains on financial transactions amounted to EUR 38 million and continued to be supported by the recurrent activity of distribution of treasury products to customers.
Gross operating income increased 14.7% to EUR 554 million.
Operating expenses was 4.7% higher than in March 2006, consistent with the Group’s discipline in cost control and within the objectives of efficiency and profitability set in the expansion plan for the branch network begun in 2006. The efficiency ratio improved from 45.8% in March 2006 to 42.0%.
Net operating income amounted to EUR 311 million, 21.3% more than in 2006.
The net loan-loss provision of EUR 54 million was 21.1% more than in the first quarter of 2006. The main component (EUR 44 million) were generic provisions, resulting from increased lending.
Profit before tax was up 19.8% at EUR 262 million.
Lending, excluding securitisations, amounted to EUR 65,791 million at the end of March (+28% y-o-y). That to the private sector increased 29%, with significant advances in all products: commercial loans rose 24%, secured loans 26% and other loans 34%.
The ratio of non-performing loans was 0.42%, down from 0.46% in March 2006. Coverage remained virtually unchanged at 393%.
On-balance sheet managed funds amounted to EUR 70,808 million, 22% more than in March 2006. Off-balance sheet mutual funds, pensions funds and savings-investment insurance are very similar, bringing the total managed funds to EUR 87,036 million, 18% higher than in March 2006.
January — March 2007     27

 Information by principal segments
Santander Consumer Finance
Consumer finance business continued to grow strongly in the first quarter. Attributable profit increased 31.8% year-on-year to EUR 166 million.
This performance was driven by the organic growth in traditional units and the incorporation of Drive, the auto finance unit in the US subprime segment which has enabled us to enter the US consumer market. It offers considerable growth potential, a high return and greater business diversification. .
Drive’s incorporation (in line with the features of its business) represents an important change in the profile of the area’s income statement. In relation to average managed assets, Drive has high spreads (more than 20%, four times higher than the rest of Santander Consumer Finance), lower costs (half of the rest) and high provisions (more than 10% compared to 1.2%-1.3% of the other units).
All of this produced a leap in the area’s gross operating income (+44.6%), a wider opening of the “jaws” (positive difference of 23.4 p.p. in the growth in gross operating income and costs) and an improvement of 5 p.p. in the efficiency ratio which for the first time was below 30% (29.7%). Net operating income was 55.5% higher at EUR 440 million.
In its first quarter as part of the Group, Drive registered solid monthly growth in business, better spreads and a lower ratio of non-performing loans. It was on line to meet its targets for the year.
The rest of the area’s units generated attributable profit of EUR 145 million, 15.5% more than in the first quarter of 2006. Their gross operating income increased 10.6%, with net fees up 23.8% and net interest income 9.3%. This performance was do to the managed portfolio rise 18.6% year-on-year and the lower spread in the face of the rise in interest rates in Europe, which was only partially offset by the gradual change in business mix toward products with a higher return.
The new lending of European units rose 12% overall (+31% in direct credit and +38% in revolving cards). The overall figure was affected by the slowdown in lending in Germany (+2%), particularly in cars, because of the rise in VAT in the first quarter which made consumers bring forward purchasing decisions in 2006.
Of note among the other geographic areas was the strong growth in Spain (+17%), Nordic countries and Eastern Europe (+23%) and the UK (+57%). These increases were positively affected by the investments made in 2006 in new projects such as “crédiagil” in Spain and mortgages in Poland, among others, which began to bear fruit.
Of note in funding was the good performance of Openbank which increased its deposits by 15% year-on-year and improved its customer spread after the rise in interest rates.
The operating expenses of the European units rose 8.7% year-on-year, reflecting the new developments and the expansion of infrastructure including mini branches in Germany. The performance of costs and revenues produced net operating income of EUR 314 million, 11.0% more than in the first quarter of 2006.
The net loan-loss provisions of the European units remained virtually unchanged from the fourth quarter of 2006 and were 21.2% higher than the first quarter, in line with the growth in lending and the greater proportion of segments with a higher return.
Credit quality ratios, including Drive, remained excellent and within the standards of consumer finance. The NPL ratio was 2.66% and coverage 114%.
Lastly, Russia’s Central Bank approved in the first quarter the acquisition of ExtroBank for around EUR 40 million. This auto finance company has two branches in Moscow, one in St. Petersburg, 300 employees and EUR 197 million of assets on the balance sheet.
28     January — March 2007

Information by principal segments
Portugal
Santander Totta generated attributable profit of EUR 132 million, 15.5% more than in the first quarter of 2006. Net operating income was 16.0% higher.
The main trends of 2006 continued in the first quarter of 2007, with growth in retail banking revenues and careful control of costs. Net interest income and gross and net operating income and attributable profit registered new quarterly records.
Gross operating income increased 11.9% to EUR 308 million. This was due to good management of prices and volumes, which pushed up net interest income by 6.8% (rises of below 5% in 2006), as well as a doubling of gains on financial transactions from customers.
The controlled rise in costs (+7.7%), well below the rise in gross operating income, produced a further improvement in the efficiency ratio from 44.6% in March 2006 to 43.0% a year later. This ratio compares very well with that of our competitors in Portugal.
Net operating income was 16.0% higher at EUR 174 million.
As regards non-performing loans, there was a provision release of EUR 6 million (similar to the first quarter of 2006). During the quarter, the criteria for registering non-performing loans were changed, applying more demanding ones unified with the Group’s regulations. Adjusting previous quarters to the new criteria, the NPL ratio on a like-for-like basis continued to improve quarter after quarter and coverage was 10 p.p. higher than in March 2006.
Lending to retail segments performed well (+10% to individual customers, +24% to SMES and businesses and +7% to companies). These increases are not reflected in the overall growth, which was only 6%, because of the reduction in the balances with large companies. Mortgages and consumer grew 10% and 26%, respectively.
Customer funds decreased 2%, affected, like lending, by the sharp fall in balances with large companies, as those of individual customers, companies, SMEs and businesses rose 7%. Mutual and pensions funds (+9%) and capitalisation insurance (+29%) continued to be the main vehicles for capturing funds.
Others
The rest of businesses (Wholesale Banking, Asset Management, Insurance and Banif) increased their gross operating income by 65.9%. Of note was the growth in wholesale business, which almost doubled its fees because of those from investment banking and securities.
Net operating income increased 82.1% to EUR 483 million and profit before tax rose 107.0%, due to the release of generic provisions in wholesale banking.
Attributable profit was EUR 396 million, almost double that in the first quarter of 2006.
Banif, thanks to its strategy in private banking, increased its gross operating income by 43.4% as a result of the good performance of net interest income and fees, which pushed net operating income up 71%.
January — March 2007     29

 Information by principal segments
United Kingdom (Abbey)
Abbey contributed EUR 300 million of attributable profit, 22.8% more than in the first quarter of 2006 (201 million, +20.1%). For the remainder of this chapter, figures are in sterling.
Excluding its life assurance business sold in 2006, whose results are recorded in “discontinued operations”, ordinary attributable profit was 37.7% higher. The main drivers were stronger revenues, lower costs and stable provision with improvement in efficiency and return.
Like the other segments, Abbey’s figures have been restated in accordance with the criteria on page 20 of this report. This means that the figures given below do not coincide with those published by Abbey in the UK.
Gross operating income increased 7.0% year-on-year in sterling, a higher growth rate than 2006 full year (+5.1%). This was largely due to an increase in net interest income (+9.7%), driven by improved spreads and business growth. Net fees decreased 2.7% due to lower revenues from current account charges, partially offset by higher fees from investment products. Trading gains increased 17.7% as a result of the good performance of Abbey Financial Markets.
Operating expenses were 4.4% lower. This reduction, together with the rise in gross operating income, improved the efficiency ratio to 50.8% (6.0 p.p. better than in March 2006) and pushed up net operating income by 21.2% year-on-year.
Net loan-loss provisions were 10.0% lower than those of the same period of 2006 due to the continued good quality of mortgages and a tighter policy in personal loans. The NPL ratio was 0.55% at the end of March and coverage was 81%, both significantly better.
Customer loans stood at EUR 192,666 million, 8% more than a year earlier, and total deposits amounted to EUR 112,292 million (+1% in local currency).
New lending in the first quarter gave priority to holding and/or improving the spreads on the various products.
Gross mortgage lending rose 7% (9.4% market share), with a good performance in all channels driven by new offers with very competitive conditions in addition to the launch of a Buy to Let proposition in the fourth quarter of 2006. The 11% rise in the level of mortgage prepayments (11.3% market share) coincided with UK base rate rises and put the market share of net mortgage lending at 5.4% in the first quarter.
Gross UPLs declined 58% year-on-year reflecting our increased focus on improved branch sales and lending to existing customers. This was offset by a significant improvement in the spreads on new business (40% higher than in the first quarter of 2006) driven by revised scorecards and an increase in the share of non-internet lending.
As regards retail deposits, there was a change of business mix towards products with greater spreads and as a result overall flows were impacted by outflows from lower spreads products, particularly cahoot. Excluding outflows from low/negative spread accounts, the performance was well ahead of prior years and spreads were over 19 b.p. higher than the first quarter of 2006. In investments, API rose 27% and the return was higher.
This performance was also supported by the launch of new products in the first quarter such as 8.1% Super ISA. Direct ISA and 50+ Saver and further productivity gains in the sale of investment products (+35% y-o-y).
Abbey continued to attract new customers, underscored by the opening of 108,000 accounts in the first quarter, driving current account balances up 10%.
30     January — March 2007

Information by principal segments
Latin America
Grupo Santander generated attributable profit of EUR 681 million in the first quarter, 10.1% more than in the same period of 2006 (+20.2% excluding the exchange rate impact). This figure was affected by changes to the perimeter (sale in 2006 of the pension fund management institution in Peru and placement in the market of 7.23% of Banco Santander Chile). Excluding this, ordinary attributable profit increased 12.5% (+23.2% without the exchange rate).
Retail Banking continued to be the driving force of the Group’s growth in the region. Its profit before tax rose 22.6% (+34.1% excluding the exchange rate). This performance reflected the strategic focus placed on boosting business and developing customer relationships particularly with individuals, SMEs and companies, combined with Latin America’s solid economic fundamentals.
Latin America maintains GDP growth above its historical average (between 4.5% and 5.0% forecasted for the this year, down from 5.2% at the close of 2006), on line to achieve the fourth straight year of the strongest expansion since the 1970s and with the best fundamentals.
Inflation is under control (5.6% in 2006 and a forecast of a similar rate this year), sound general government accounts (primary surplus and global budget deficit of less than 1% of GDP) and strong external accounts (current account surplus, growing international reserves and external debt at less than 20% of GDP). These factors support further cuts in official interest rates in 2007, in both nominal and real terms, which would spur economic growth and job creation, and increase access to loans by larger sectors of the population.
After three years (2003-2006) focused on growth in commercial businesses and development of recurring revenues, the emphasis in 2007 is on developing the business franchise by expanding the customer base and the degree of linkage, growth in anchor products (payroll, credit cards, consumer loans, insurance) and deepening business with individuals and SMEs. All of this while paying attention to risk quality and premiums adjusted to the growth profile.
The number of customers (individuals, SMEs, companies and institutions) increased by 0.5 million to 23.7 million at the end of March (plus 7.3 million participants in pension funds).
Anchor products played an important role in capturing and linking customers. The number of salary cheques paid into the accounts of the Group’s banks reached 4.5 million, the number of credit cards rose by 532,000 to 11.6 million, and consumer loans grew by 158,000 to 6.0 million.
This focus on developing the business franchise produced business growth higher than the market’s, especially in retail businesses. The Group’s market share in consumer lending and loans via credit cards increased by 134 b.p. in the year to March. The greater share of retail segment (individuals and SMEs) meant an increase in the risk premium, offset by the greater volume of revenues generated. The risk premium levels in March 2007 (1.73%) were well above those of a year ago (0.86%), but more in line with the fourth quarter (1.58%).
In order to keep on benefiting from the region’s increasing degree of “bankarisation”, the Group continued to invest in distribution channels. In 2006 268 branches were opened in net terms and in March another 70, bringing the total number of branches to 4,438 and ATMs to 14,222.
The main developments of the Group’s activity in Latin America in the first quarter of 2007 (all percentage changes exclude the exchange rate impact) were:
•	Strong growth in lending (+21%), particularly to individuals (+37%) and SMEs (+32%). The fastest rises were registered in
January — March 2007     31

 Information by principal segments
consumer loans (+37%) and cards (+64%). Mortgages increased 25% and other loans 16%. The market share in lending, in those countries where the Group is present, is 10.7% (excluding IPAB paper in Mexico).
•
Bank savings (deposits, excluding repos, and mutual funds) rose 19%. Deposits grew 11% and mutual funds 39%. Our market share of bank savings is 8.7%. Pension funds increased 7% (+20% excluding the impact of the sale of the business in Peru).

•	The market share of total banking business (loans, deposits and mutual funds) was 9.3% and 11.4% in pension funds.
•
Net interest income, spurred by the strong growth in business, increased 30.9%. Depending on the interest rate performance of countries, spreads remained virtually flat as a whole. In general, the fall in short-term interest rates tended to reduce spreads in Brazil and Mexico, particularly the latter. This impact was offset by growth in the most profitable segments (individuals and SMEs). In addition, the portfolios of securities improved their spreads because of the lower cost of financing.

•
The focus on strengthening the most recurrent revenues and, specifically, developing products and services that generate fees (credit cards, cash management, foreign trade, mutual funds and insurance) was reflected in the 21.6% rise in fees. Particularly striking was the growth in fees from credit cards (+38.3%) and insurance (+26.0%).

•	Net gains on financial transactions increased 12.8% because of customer activity and the realisation of capital gains by taking advantage of market opportunities, particularly in Brazil.
•
Gross operating income grew 27.2% and operating expenses 15.3% (average inflation of 5%). Costs grew because of the investments in technology and promotions incurred by our subsidiaries in their specific business expansion plans, including the development of installed capacity.

•	The efficiency ratio improved by 4.2 percentage points to 42.1% and net operating income was 37.4% higher.
•
The strong growth in lending and the change of business mix towards products and segments with a higher return, but also with a greater risk premium, produced a 91.0% rise in net loan-loss provisions, a rate that will decelerate as the year progresses. The ratio of non-performing loans was 1.50% at the end of March, 0.21 b.p. lower than a year earlier and NPL coverage was 160% (183% a year earlier).

•
By businesses, Retail Banking’s net operating income increased 50.0% and its profit before tax 34.1%. Global Wholesale Banking and Asset Management and Insurance registered growth of 14.5% in profit before tax and 15.1%, respectively.

The following factors regarding the impact of interest rates and exchange rates on business and converting figures into euros should be taken into account when analysing the financial information:
•
Average short-term interest rates, for the region as a whole, declined a little between the first quarter of 2006 and the same period of 2007, although the movements varied from country to country. They dropped in Brazil (-4.5 p.p.), Mexico (-0.8 p.p.) and increased in Chile (+0.5 p.p.), Puerto Rico (+0.8 p.p.), Argentina (+0.9 p.p.), Colombia (+1.8 p.p.) and Venezuela (+0.4 p.p.).

•
The earnings performance in euros was negatively affected by exchange rates. The dollar, the currency used to manage the area, depreciated 9.0% against the euro, on average, between the first quarter of 2006 and the same period of 2007. Latin American currencies performed differently against the dollar, but overall the movement was basically neutral. The Brazilian real strengthened and the Mexican and Chilean pesos depreciated a little. The average exchange rate of the Brazilian real depreciated against the euro from 2.64 to 2.76; the Chilean peso from 633 to 708 and the Mexican peso from 12.7 to 14.4.

Latin America. Results

	Gross operating		Net operating		Attributable profit
	income		income		to the Group
Million euros	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)
Brazil	961	19.5	547	33.5	225	13.4
Mexico	615	20.0	364	36.3	156	9.8
Chile	353	6.2	210	8.4	131	14.9
Puerto Rico	82	18.8	32	55.4	10	35.5
Venezuela	151	41.2	67	36.4	46	8.2
Colombia	32	(2.1)	10	(18.5)	8	(54.2)
Argentina	149	19.0	80	25.9	53	37.2
Rest	27	(37.2)	(2)	—	12	(46.7)
Subtotal	2,369	17.0	1,307	26.6	639	9.9
Santander Private Banking	75	13.6	47	14.4	42	13.7
Total	2,444	16.9	1,354	26.1	681	10.1
32     January — March 2007

Information by principal segments
Latin America. Main units

	Brazil		Mexico		Chile
Million euros	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)
Income statement
Net interest income	525	12.5	457	33.6	215	9.2
Inc. from companies accounted by equity method	0	(59.8)	0	—	(0)	—
Net fees	281	17.7	140	1.0	91	5.9
Insurance activity	21	154.8	10	63.7	10	25.0
Commercial revenue	828	15.8	607	24.7	316	8.5
Gains (losses) on financial transactions	133	49.7	8	(69.7)	38	(9.8)
Gross operating income	961	19.5	615	20.0	353	6.2
Income from non-financial services (net) and other operating income	(2)	—	(20)	13.3	(5)	104.2
Operating expenses	(413)	3.7	(231)	1.3	(138)	1.4
General administrative expenses	(381)	3.2	(212)	0.5	(126)	2.0
Personnel	(192)	(2.4)	(111)	3.3	(75)	1.7
Other administrative expenses	(190)	9.6	(101)	(2.4)	(50)	2.6
Depreciation and amortisation	(31)	9.2	(19)	11.2	(13)	(4.9)
Net operating income	547	33.5	364	36.3	210	8.4
Net loan loss provisions	(174)	70.5	(90)	201.4	(31)	(12.6)
Other income	(20)	—	(3)	(78.7)	12	—
Profit before taxes	352	14.6	271	20.5	190	21.1
Tax on profit	(124)	16.8	(66)	76.8	(31)	23.0
Net profit from ordinary activity	228	13.4	206	9.4	160	20.8
Net profit from discontinued operations	—	—	—	—	—	—
Net consolidated profit	228	13.4	206	9.4	160	20.8
Minority interests	4	11.9	50	8.2	29	56.2
Attributable profit to the Group	225	13.4	156	9.8	131	14.9
Balance sheet
Loans and credits*	14,614	30.3	13,750	4.5	15,494	1.6
Trading portfolio (w/o loans)	7,055	(15.8)	13,249	(6.3)	1,426	44.1
Available-for-sale financial assets	2,708	(57.1)	6,406	45.6	711	(41.2)
Due from credit institutions*	2,425	(69.7)	5,524	(30.0)	2,678	(39.9)
Intangible assets and property and equipment	664	75.4	365	15.8	301	(5.2)
Other assets	10,567	13.4	5,610	2.7	1,500	8.8
Total assets/liabilities & shareholders’ equity	38,034	(12.8)	44,904	(1.0)	22,110	(6.3)
Customer deposits*	18,288	58.3	22,631	(5.0)	13,372	0.8
Marketable debt securities*	947	0.9	996	(63.7)	1,467	(8.5)
Subordinated debt	1,510	273.3	58	(6.8)	690	13.1
Insurance liabilities	1,550	28.2	92	30.8	59	26.2
Due to credit institutions*	5,592	(71.5)	12,273	2.4	3,586	(32.2)
Other liabilities	7,172	3.8	6,800	57.1	1,520	49.6
Shareholders’ equity	2,975	1.5	2,054	(13.2)	1,416	(20.5)
Other customer funds under management	18,326	40.2	12,403	13.3	12,213	16.2
Mutual funds	17,558	41.0	9,017	17.7	3,811	29.6
Pension funds	—	—	3,386	3.2	8,402	11.0
Managed portfolios	768	25.0	—	—	—	—
Savings-insurance policies	—	—	—	—	—	—
Customer funds under management	39,071	50.5	36,088	(3.9)	27,742	6.8

(*)	Includes all stock of concept classified in the balance sheet
January — March 2007     33

 Information by principal segments
Brazil
Santander Banespa is one of the main franchises in Brazil. It has a market share of 4%-6% for the country as a whole and double that in the south-southeast of Brazil, the strategically key area for the Group, particularly in the state of Sao Paulo. The Group has 2,044 branches (net rise of 167 since March 2006) and 7.6 million customers.
After growth of 3.7% in 2006, the economy is expected to expand by around 4% in 2007, spurred by strong investment, the better business climate and a fall in nominal interest rates. The balance of payments remains solid. The country’s convergence towards investment grade and the gradual decline in interest rates create a favourable environment for growth in banking business, which requires further liberalisation measures
In this scenario, Grupo Santander is very well positioned: in 2006, the brand was unified, IT integrated and the banks in Brazil were merged into one (Santander Banespa). This year the Group will continue to focus on expanding its businesses: acquisition, linkage and retention of individual customers, growth in distribution businesses (auto finance, loans linked to deposit of payroll, credit cards), business with SMEs and companies and leveraging the Group’s global scope to consolidate a dominant position in global wholesale banking.
The number of customers rose by 804,000 in the year to March. Of them, 165,000 came from the agreement with the municipal government of Río de Janeiro (September 2006) to manage the salaries of its employees. This gives Santander Banespa a solid platform for profitable growth in one of Brazil’s most attractive markets. Also strategically important was the marketing of the Santander Light credit card (690,000 issued since August 2006). Other innovative products are the “Super Casa 20” and the “Multi Retorno Mais” and “Multi Retorno” mutual funds.
Lending rose 34% excluding the exchange rate impact. Particularly noteworthy was the rise in lending to individual customers (+27% year-on-year, +66% via credit cards +74% via loans linked to payroll deposit, +31% in auto finance and +34% to SMEs and companies). These growth rates produced a gain in market share to 6.0% (that for loans to individuals gained 42 b.p over the last 12 months).
Deposits and mutual funds increased 25%. Of note is the growth of mutual funds (44%) and especially in the retail segments (8.5% compared to a total market share in mutual funds of 5.0%).
Commercial revenue increased 21.3%, aided by the strong rise in business volumes and the growth in fees (+23.3%). Spreads, however, declined because of lower interest rates. Gains on financial transactions surged 56.9%, thanks to the revaluation of treasury positions and capital gains from the rotation of portfolios, taking advantage of the market opportunities provided by an environment of low interest rates.
Growth in costs was controlled (+8.6% compared to average inflation of 3.0%), in spite of the expenses incurred in ongoing business development plans. Net operating income was 39.9% higher.
Lastly, net loan-loss provisions increased 78.7%, as a result of greater lending and focusing the business model on products and segments with a higher risk, but with a greater return. The risk premiums of individual customers and SMEs tended to stabilise in relation to the fourth quarter of 2006.
Attributable profit was 18.8% higher at EUR 225 million (+13.4% in euros).
Retail Banking’s profit before tax increased 6.4%, Global Wholesale Banking’s was up 31.3% and Asset Management and Insurance’s 67.5%.
The efficiency ratio was 40.6% (6.2 p.p. better than in March 2006), the recurrence ratio was 73.8% (improvement of 9.0 p.p.) and ROE was 32.0%. The NPL ratio stood at 2.62% and NPL coverage was 99%.
34     January — March 2007

Information by principal segments
Mexico
Santander Serfin is the third largest banking group in Mexico by business volume, with a market share in loans of 15.0%, 16.2% in deposits and mutual funds and 6.5% in pensions. The Group has 1,038 branches (net rise of 26 since March 2006), 8.3 million customers (+2 million) and 3.0 million pension fund participants.
The economic outlook is very positive this year, with GDP growth of around 4% and investment rising by close to 10%. The Congress’s recent approval of pension reforms represents a significant step in structural reforms and sends a positive signal to public finances and the economy.
The strategic focus in 2007 continues to be on developing and linking customers, and profitable growth in business. The two main engines for increasing the number of customers are payment of payrolls into accounts and credit cards, while linkage is achieved through Santander Serfin’s own credit card, consumer lending and insurance.
In year to March 1.4 million new credit were cards issued for a total of 4.8 million and 43,000 new consumer credits were granted since December 2006. Of note were the “Crédito Nómina” and the “Crédito Efectivo.” As regards the deposit of payrolls, 1.9 million were paid into accounts (1.6 million in the first quarter of 2006).
Loans (excluding the IPAB paper, the former mortgage portfolio and restructured credits) increased 36% in local currency. Products for individual customers continued to grow the most. Consumer credit and loans via credit cards increased 79% year-on-year, producing a gain of 374 b.p. in the market share of these products in the last 12 months. The market share in new mortgages was 9.8%. Loans to SMEs increased 81%. Of note w as the growth in the “Crédito Agil” and “e-Pyme” products.
Deposits and mutual funds grew 8%. Of note was the 16% rise in demand deposits, again faster than the market average. Mutual funds increased 30%. As a whole, the market share in bank savings reached 16.2%.
Commercial revenue increased 41.3%. Net interest income was up 51.5%, positively benefiting from the strong growth in business volumes, especially loans to individuals, and from the increase in the spread on the lending portfolio, the result of appropriate management of prices and the greater share of more profitable loans.
Net fees and insurance grew 17.4%, while gains on financial transactions were 65.7% lower than in the first quarter of 2006, because of the capital gains generated in that period and the impact in that quarter on the value of portfolios of rises in long-term interest rates.
Operating expenses rose 14.8%, due to those linked to expanding the installed capacity and ongoing business development programmes. The combination of the growth in costs and the surge in gross operating income pushed up net operating income by 54.5%.
Net loan-loss provisions tripled as a result of the shift in lending towards products with a higher spread but also a greater risk. This, coupled with the increase in the tax burden (from 16% to 24%), led to a rise of 24.4% in net attributable profit (9.8% in euros), to EUR 156 million in the first quarter of 2007.
By segments, Retail Banking’s profit before taxes was 65.2%. The lower profits from Global Wholesale Banking and Asset Management and Insurance were due to the impact of trading gains in the first case and to pensions in the second.
The efficiency ratio improved by 6.9 p.p. to 37.3%, the recurrence ratio was 66.2% and ROE 25.4%. The non-performing loans ratio (0.83%) and coverage (241%) continued to underline the high credit risk quality.
January — March 2007     35

 Information by principal segments
Chile
Santander Santiago is the largest financial group in Chile (in terms of customers, distribution network and net profit). Its market shares are: 22.4% in loans 22.5% in deposits and mutual funds and 12.3% in pensions. It has 442 branches, 2.5 million customers and 729,000 participants in pension plans.
The economy continued to grow briskly (between 5.0% and 5.5% this year), thanks to a stronger industrial sector and investment. Employment continues to rise and inflation is close to the lower target range of the central bank, which shaved 25 b.p. off its key rate in January 2007. There could be further cuts this year.
Santander Santiago continued to focus on increasing the number of customers and their degree of linkage and on growing at a faster pace than the market, particularly in business with individuals and SMEs.
The denser distribution network (net rise of 32 branches since March 2006) and improvements in the quality of service helped to increase the number of customers by 9% and the number of linked ones by 22%.
The number of credit cards rose 13% and 30,000 consumer loans were granted since December 2006, 55% of which were by Banefe, the Group’s consumer banking and micro credit unit. The number of customers whose salaries are paid into their accounts increased 34% and we captured around half of the new accounts opened in the country.
The portfolio of loans to individual customers increased 19%. Of note was the 26% rise in consumer credits and loans via credit cards.
     The market share of lending to individuals reached 26.3% (+1.1 p.p. since March 2006). Loans to SMEs rose 24%. Deposits and mutual funds increased 19% and the market share was 22.5%.
In results (and always in local currency), gross operating income increased 18.9%. Net interest income was up 22.3%, thanks to the sharp rise in the most profitable segments and products of retail banking. Spreads were generally held. Revenues from fees and insurance grew 20.4%.
Operating expenses, despite the development of business infrastructure, rose 13.5% (inflation of 2.6%). Net operating income was 21.3% higher. Net loan-loss provisions were down 2.1%.
Attributable profit was 28.7% higher at EUR 131 million, (+14.9% in euros). Net profit (before the increase in minority interests from the placement of 7.23% of Banco Santander Chile in the fourth quarter of 2006) increased 35.2%.
Retail Banking’s profit before tax rose 48.3%, Global Wholesale Banking’s was 6.8% lower and that of Asset Management and Insurance was 20.3% higher.
The efficiency ratio was 1.8 p.p. better at 39.2%. The recurrence ratio was 72.1% and ROE 37.1%. The NPL ratio was 1.70% and coverage 148%.
El Efficiency ratio mejora 1,8 puntos, hasta el 39,2%. La recurrencia y el ROE se sitúan en el 72,1% y 37,1%, respectivamente. El ratio de morosidad es del 1,70% y la tasa de cobertura del 148%.
Others countries
Argentina
Banco Río is one of the country’s leading banks, with market shares of 10.1% in deposits plus mutual funds, 9.8% in loans and 19.1% in pensions. The Group has 368 branches (49 more than in March 2006), 1.9 million customers (+250,000 in 12 months and +29% in linked customers) and 2.3 million pension fund participants.
The economy’s fundamentals are solid. The current account is expected to be in surplus this year and also the general government budget. GDP is expected to continue to grow on a sustained basis.
36     January — March 2007

Information by principal segments
The strategy this year focuses on developing customer business, following the cleaning up of the portfolio of government securities in 2005 and 2006 (done in Spain in 2002). Government securities ($300 million) were sold in the first quarter, reducing the exposure to the public sector to 13% of assets.
Lending rose 46% year-on-year, mainly to individuals (+66%) and SMEs (+65%). The bank has been particularly active in marketing consumer loans and credit cards (more than 37,000 loans in the year to March and 61,000 cards). Of note was the “Super Préstamo 1000/30 loan. In both products combined the bank gained 129 b.p. in market share over the last 12 months. Deposits plus mutual funds rose 44% (+0.4 p.p. in market share).
Attributable profit amounted to EUR 53 million, (+51.3% excluding the exchange rate impact and +32.7% in euros). Gross operating income rose 31.2% compared to an increase of 23.0% in costs, improving the efficiency ratio by 2.7 p.p. to 46.0% The recurrence ratio was 98.9%, the NPL ratio stood at 1.13% and coverage was 252%.
Puerto Rico
Santander Puerto Rico is one of the island’s largest financial institutions. It has 140 branches, 333,000 customers and market shares of 10.4% in loans, 11.5% in deposits and 22.8% in mutual funds.
The economy was in recession in the first quarter of 2007, affecting both the pace of banking business growth, which is slowing down, and profitability, under pressure from lower growth in activity and the rise in risk premiums.
In this environment, the Group is focusing on developing business with individual customers (consumer loans and mortgages) and companies, and is paying particular attention to asset quality. Lending increased 15%, without the exchange-rate impact, while deposits (excluding repos) and mutual funds rose 7%.
Attributable profit was EUR 10 million, +47.8% excluding the exchange rate impact (+35.5% in euros). Commercial revenue was 22.7% higher and costs 12.8%. The efficiency ratio was 61.4%, the recurrence ratio 39.2% and ROE 9.1%. The ratio of non-performing loans was 1.98% and coverage 154%.
Venezuela
Banco de Venezuela is one of the country’s largest banks, with market shares of 13.1% in loans and 10.8% in deposits. It has 282 branches and 2.5 million customers (+388,000 since March 2006).
Oil prices remained at historically high levels, fuelling strong growth in the Venezuelan economy and generating a continued surplus in both the general government sector and the current account. Excess liquidity continued to exert downward pressure on interest rates.
The focus this year is on boosting recurrent revenues, through growth in lending to individuals, transactional deposits and fee-generating services. As a result of this strategy, total lending grew 77% and 144% in credit via cards and 134% in consumer credits (“Crediauto”, “Credinómina”). Growth in loans to SMEs was also impressive at 143%. While deposits plus mutual funds grew 52%, demand deposits increased 72%.
Attributable profit was EUR 46 million, +18.0% excluding the exchange rate impact (+8.2% in euros). Commercial revenue was up 52.2% and costs 60.5%, both in local currency (18.5% inflation).
The efficiency ratio was 48.2% and the recurrence ratio 55.1%. ROE was 44.4%, the NPL ratio stood at 0.85% and coverage was 493%.
Colombia
The Group’s market shares in Colombia are 3.0% in loans and 2.6% in deposits plus mutual funds.
Against a favourable environment of economic and financial stability, the Group is focusing on developing its franchise and on selective business growth, particularly in the retail segments. Lending to individual customers and SMEs rose 16% (gain of 84 b.p. in the market share of mortgages and 36 b.p. in consumer loans), and deposits and mutual funds decreased 2%.
Attributable profit was EUR 8 million, 51.0% less than in the first quarter of 2006 excluding the exchange rate impact, largely because of higher gains from financial business, and the extraordinaries generated in the first quarter of 2006. The NPL ratio was 0.40% and coverage 554%.
Uruguay
Attributable profit was EUR 7 million.
Santander Private Banking
This unit’s attributable profit was 24.0% higher at $54 million, thanks to the 24.7% rise in net operating income.
The main objectives in 2007 are to increase the volume of managed assets, which already exceed $30,000 million, provide customers with a consistently high quality service and successfully integrate the portfolio of customers acquired from Bank of America.
In order to achieve the latter objective, Santander Private Banking developed a plan to hire the sales force responsible for relations with customers in Bank of America and it opened new offices in the US. This team includes 24 experts in Asian customers.
January — March 2007     37

 Information by principal segments
Financial Management And Equity Stakes

			Variation
Million euros	Q1’ 07	Q1’ 06	Amount	(%)
Income statement
Net interest income (w/o dividends)	(394)	(256)	(139)	54.2
Dividends	3	14	(11)	(75.7)
Net interest income	(391)	(241)	(149)	61.8
Inc. from companies accounted by equity method	56	126	(70)	(55.2)
Net fees	12	(4)	16	—
Insurance activity	(1)	0	(1)	—
Commercial revenue	(323)	(119)	(204)	171.6
Gains (losses) on financial transactions	(132)	(126)	(6)	4.5
Gross operating income	(455)	(245)	(210)	85.6
Income from non-financial services (net) and other operating income	(5)	(2)	(3)	124.3
Operating expenses	(193)	(165)	(28)	17.1
General administrative expenses	(126)	(111)	(15)	13.8
Personnel	(48)	(58)	10	(18.0)
Other administrative expenses	(79)	(53)	(26)	49.1
Depreciation and amortisation	(67)	(54)	(13)	23.9
Net operating income	(653)	(412)	(241)	58.4
Net loan loss provisions	9	(0)	9	—
Other income	(149)	(43)	(107)	249.0
Profit before taxes	(794)	(456)	(338)	74.2
Tax on profit	304	227	78	34.2
Net profit from ordinary activity	(489)	(229)	(261)	114.0
Net profit from discontinued operations	—	0	(0)	(100.0)
Net consolidated profit	(489)	(229)	(261)	114.0
Minority interests	6	38	(32)	(83.5)
Attributable profit to the Group	(496)	(267)	(229)	85.8
Balance sheet
Trading portfolio (w/o loans)	1,181	1,256	(74)	(5.9)
Available-for-sale financial assets	9,960	42,534	(32,574)	(76.6)
Investments	4,839	2,933	1,906	65.0
Goodwill	14,368	14,012	356	2.5
Liquidity lent to the Group	79,294	53,001	26,293	49.6
Capital assigned to Group areas	34,505	29,315	5,190	17.7
Other assets	37,116	29,010	8,106	27.9
Total assets/liabilities & shareholders’ equity	181,263	172,061	9,202	5.3
Customer deposits*	187	617	(431)	(69.7)
Marketable debt securities*	82,731	62,202	20,528	33.0
Subordinated debt	19,303	14,612	4,692	32.1
Preferred securities	—	—	—	—
Other liabilities	35,640	56,223	(20,582)	(36.6)
Group capital and reserves	43,402	38,407	4,995	13.0
Other customer funds under management	—	—	—	—
Mutual funds	—	—	—	—
Pension funds	—	—	—	—
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	102,221	77,432	24,789	32.0

(*)	Includes all stock of concept classified in the balance sheet

38     January — March 2007

Information by principal segments
Financial Management and Equity Stakes
This area is responsible for a series of centralised activities and acts as the Group’s holding entity, managing all capital and reserves and assigning capital and liquidity to the other businesses on the basis of the criteria set out on page 20 of this report.
The cost of liquidity, via the transfer of funds to various businesses, is done at the short-term market rate, which was 3.70% in the first quarter of 2007 (2.47% in the same period of 2006).
The area registered a loss, as is usual, of EUR 496 million (EUR 267 million loss in 1Q06).
Gross operating income was EUR 455 million negative, EUR 210 million lower than in the first quarter of 2006. This fall was due mainly to two negative impacts: the effect on net interest income that the rise in interest rates had on the cost of financing, reduced profits by the equity accounted method because of the lower results recorded in this line by Cepsa.
Costs rose by EUR 28 million (+171%), because of the greater expenses incurred from the development of the single brand and those associated with sponsorship and Santander’s 150th anniversary, as well as an increase in the amortisation of intangibles (+EUR 13 million).
Net loan-loss provisions were EUR 9 million, reflecting the net amount between the country-risk provisions from intragroup operations and the release of NPLs from one-off reductions of negative balances in mutual and correspondent accounts.
“Other income” was negative in both years because of various provisions and allowances recorded here, such as pension charges.
A more detailed analysis of the area’s subsegments:
•	Equity Stakes: this sub segment centralises the management of equity stakes in financial and industrial companies.
The main developments between the two periods (Q1’06 and Q1’07) were: the acquisition of 24.8% of Sovereign Bancorp and the sale of 4.8% of Sanpaolo IMI. At the end of March 2007, Grupo Santander’s stake in the new bank Intesa Sanpaolo was 1.7%.
At the end of March 2007, the unrealised capital gains in listed financial and industrial stakes remained at more than EUR 4,000 million.
•
Financial Management: this area carries out the global functions of managing the structural exchange rate position, the structural interest rate risk of the parent bank and the liquidity risk. The latter is conducted through issues and securitisations. It also manages shareholders’ equity.

The cost of hedging the capital of the Group’s non-euro denominated investments is another activity. The current hedging policy is aimed at protecting the capital invested and the year’s results through various instruments that are deemed to be the most appropriate for their management. The main units with exchange rate risk, except for Brazil, continued to be hedged in 2006 and the first quarter of 2007.
The losses on financial transactions were due to losses registered by exchange rate differences, mainly on dividends from subsidiaries and from the reduced value of equity operations. In the first quarter of 2006 the allowances for hedging interest rates was recorded in this line.
This sub segment also manages shareholders’ equity, the allocation of capital to each business unit, and the cost of financing investments. This means that the contribution to earnings is usually negative.
January — March 2007     39

Information by secondary segments
Income statement and business volumes secondary segments

	Operating		Retail		Global		Asset Management
	business areas		Banking		Wholesale Banking		and Insurance
Million euros	Q1’ 07	(%)	Q1’ 07	(%)	Q1’ 07	(%)	Q1’ 07	(%)
Income statement
Net interest income	3,899	22.8	3,562	23.6	325	14.6	12	35.1
Inc. from companies accounted by equity method	4	(16.9)	4	(16.9)	—	—	—	—
Net fees	2,075	19.2	1,597	11.7	325	108.3	154	(1.7)
Insurance activity	96	45.3	0	—	—	—	96	45.0
Commercial revenue	6,074	21.8	5,163	19.6	650	47.8	262	13.0
Gains (losses) on financial transactions	624	16.7	337	18.1	281	18.6	6	(51.3)
Gross operating income	6,698	21.3	5,499	19.6	931	37.6	268	9.8
Income from non-financial services (net) and other operating income	(13)	—	(6)	—	(7)	(20.6)	(0)	(91.7)
Operating expenses	(2,757)	6.9	(2,455)	6.3	(207)	10.9	(95)	13.6
General administrative expenses	(2,516)	6.9	(2,241)	6.5	(186)	10.0	(88)	11.0
Personnel	(1,503)	5.5	(1,339)	5.1	(116)	9.8	(48)	5.3
Other administrative expenses	(1,013)	9.2	(903)	8.7	(70)	10.3	(41)	18.6
Depreciation and amortisation	(241)	6.5	(214)	4.2	(21)	20.1	(7)	59.2
Net operating income	3,928	33.4	3,038	31.9	717	48.9	172	8.0
Net loan loss provisions	(679)	35.7	(723)	59.4	44	—	(0)	—
Other income	47	136.2	19	—	34	(10.0)	(5)	204.4
Profit before taxes	3,297	33.7	2,334	27.2	795	68.5	167	5.7
Business volumes
Total assets	846,327	7.4	674,358	6.1	154,173	8.3	17,796	80.9
Loans and credits	530,093	17.6	484,443	16.3	45,508	33.2	142	(12.0)
Customer deposits	326,924	7.7	284,807	10.8	42,117	(9.5)	0	(99.3)
Retail banking
The Group’s Retail Banking generated 82% of the operating areas’ total gross operating income in the first quarter of 2007 and 71% of profit before tax (EUR 2,334 million, 27.2% more than in the same period of 2006). Continental Europe, Abbey and Latin America all performed well.
Gross operating income was 19.6% higher at EUR 5,499 million. Net interest income increased 23.6%, spurred by greater business and better customer spreads, and net fees rose 11.7%.
Operating expenses grew 6.3%, well below the rise in gross operating income. As a result, the efficiency ratio for the whole of Retail Banking was 5.3 p.p. better and for the first time was below 45% (43.6%).
Net operating income increased 31.9% to EUR 3,038 million.
Net loan-loss provisions were 59.4% higher than in the first quarter of 2006 because of the greater volume of lending and the entry into more profitable segments and products, but with a greater risk premium, as well as the incorporation of Drive which, given its business structure, has a larger relative impact in this line of business than in others.
Customer lending rose 16% and deposits 11% in the year to March.
•
Retail Banking in Continental Europe continued the growth trends in volume and earnings of the last two years. Net interest income rose 27.5%, net operating income 31.2% and profit before tax 27.2%. All units (Santander Branch Network,

40     January — March 2007

Information by secondary segments
Banesto Retail, Santander Consumer Finance, Portugal Retail and Banif) grew at a brisk pace.
The first quarter of 2007 includes, for the first time, the results of the US company Drive. Excluding it, profit before tax was 23.3% higher.
As in 2006 there were three main drivers: business growth (+21% in lending and +12% in deposits), good management of prices in an environment of rising interest rates and selective growth in costs. The efficiency ratio was 38.8% (43.1% in the first quarter of 2006).
•
Net operating income generated by Abbey’s Retail Banking was 23.8% higher, thanks to the 10.7% rise in gross operating income and containment of costs, which were slightly lower. The combined effect was an improvement in the efficiency ratio of almost 5.5 p.p. (from 56.3% in Q106 to 50.8% a year later). As a result of slightly lower loan loss provisions, profit before tax was 35.5% higher (32.5% in sterling).

•
The good earnings performance of Retail Banking in Latin America was due to strong growth in customer business, the good performance of net interest income and net fees, and control of costs which was compatible with business development. Commercial revenue increased 20.3%, net operating income 37.5% and profit before tax 22.6%. The respective increases, excluding the exchange rate impact, were 30.9%, 50.0% and 34.1%, respectively.

The strategy based on increasing the number of individual customers and SMEs, developing anchor products, such as payroll and credit cards, and the focus on more profitable products in all countries was generally reflected in these increases.

The performance of the three main countries (Brazil, Mexico and Chile) was very good. Their commercial revenue (in euros) grew 18.8%, a pace which reached 38.6% in net operating income and 24.9% in profit before tax. Excluding the exchange rate impact, the growth rates were 29.3%, 51.2% and 36.8% respectively.
Private banking generated profit before tax of EUR 69 million, 16.1% higher than in the first quarter of 2006 and largely thanks to the good performance of revenues which were over 25% for the most recurrent revenues.
Retail Banking. Results

	Gross operating		Net operating		Profit before
	income		income		taxes
Million euros	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)
Continental Europe	2,637	21.7	1,596	31.2	1,279	27.2
o/w: Spain	1,886	17.2	1,113	26.0	971	30.7
Portugal	262	6.8	136	5.8	131	3.2
United Kingdom (Abbey)	954	10.7	476	23.8	400	35.5
Latin America	1,907	21.5	966	37.5	655	22.6
o/w: Brazil	713	17.0	338	31.0	163	1.5
Mexico	514	31.6	299	65.1	205	45.8
Chile	288	12.4	165	18.4	145	32.5
Total Retail Banking	5,499	19.6	3,038	31.9	2,334	27.2
January — March 2007      41

Information by secondary segments
Global Wholesale Banking
This segment, managed by Santander Global Banking & Markets, contributed 14% of total gross operating income and 24% of profit before tax (EUR 795 million, 68.5% more than in the first quarter of 2006).
These good results were due to the increasing contribution of businesses with greater value-added (global transactional banking, investment banking and markets) which accelerated the growth in customer revenues to 51% year-on-year and to the release of generic provisions.
The strong growth in customer revenues reflects the return on the investment made over the last few years in product and business capacity applied at a decisive moment in corporate operations in the regions where we operate, together with the Group’s notable involvement in large operations in Spain in the last few quarters.
Gross operating income was 37.6% higher, spurred by net fees which doubled because of the sharp rise in advisory activities, structured finance and trading of securities. Net interest income increased 14.6% and gains on financial transactions increased 18.6%, with a larger share from those generated by customers.
Costs rose 10.9% because of the investment in development projects in the areas of markets and global transactional banking. They grew, however, at a much slower pace than gross operating income and produced a strong gain in the efficiency ratio of almost 5 p.p. to close to 20%.
Net operating income was 48.9% higher at EUR 717 million and profit before tax increased 68.5% due to the release of generic provisions as a result of the decline in the area’s risk, mainly due to some one-off operations reaching close to their definitive structure.
Santander Global Banking & Markets continued to consolidate the global focus of business by increasing the number of globally managed customers and strengthening the area’s product management capacities. The business model is structured in a double (customer-product) vector.
In the customer vector, the Global Customer Relationship Model, which manages the main corporate and institutional customers, increased its perimeter with the addition of 121 new customers, mostly from Latin America and previously managed by Retail Banking. Gross operating income generated by this model, on a like-for-like basis after adjusting 2006’s figures to the new perimeter, was 87% higher at EUR 379 million, reflecting the strong activity increase arisen from the participation on important corporate operations.
The product vector has three large areas:
1) Global Transactional Banking
This area, which covers global cash management, basic financing, trade finance and custody, grew 5% year-on-year impacted by the lower revenues from basic financing.
By products, the largest increase in business and revenues came from cash management, with strong growth in all geographic areas (+22% in Latin America and +20% in Europe).
2) Global Investment Banking.
This area continued to do well in the markets where we operate and in all business areas (corporate finance, structured finance and asset and capital structuring). Gross operating income was four times more than in the first quarter of 2006.
In Corporate Finance, business growth was maintained by the development of our knowledge of sectors at the global level which enabled us to participate in 87 operations. Of note in mergers and acquisitions were the following: advice provided to Grupo Ferrovial in the sale of its real estate division to Habitat for EUR 2,200 million and the privatisation of Empresa Colombiana de Gas for $1,400 million, the largest in Colombia’s history and where Santander advised the government on how to sell and structure the company. In fixed-income origination, several placements totalling close to EUR 2,500 million were made in which Santander was the book runner.
The structured finance area was also very active in closing 48 operations in the first quarter. Of note in trade finance were agreements with several toll road companies and in financing acquisitions, the acquisition of Avanza and the already mentioned deal between Habitat and Ferrovial Inmobiliario. In syndicated loans, of note was Santander’s participation as mandated lead arranger in financing FCC’s purchase of Waste Recycling Group, Iberdrola’s acquisition of Scottish Power and financing Vodafone’s acquisition of Hutchinson Essar in Europe.
The magazine Euromoney recognised the Group’s good performance in this area by awarding Santander Global Banking & Markets five Deal of the Year 2006 awards in the category of Project Finance Americas to the following operations: Conipsa (Mexico), Ate II (Brazil), Ibermex (Mexico), Indiana Toll Road (US) and Canaport (US).
Lastly, in Asset and Capital structuring, Santander continued its focus in innovation on designing structures for asset financing and optimisation of capital. More than 40 loan optimisation operations were closed in the first quarter, as well as an off-take contract for
42     January — March 2007

Information by secondary segments
emission rights with FC2E and the incorporation of new solar power investment projects for BP Solar.
3) Markets.
This area covers global treasury activities and distribution of equities. Gross operating income was 19% higher, backed by solid activity with customers (+27%).
Global treasury’s gross operating income was 13% higher than the first quarter of 2006 mainly because of revenues from customers which increased 17% year-on-year, thanks to the high contribution of Santander Global Markets (SGM) with wholesale customers and Santander Global Connect (SGC) with retail customers.
Of note by geographic areas were Spain and Portugal whose revenues from customers were 58% higher than in the first quarter of 2006, driven by the increasing contribution of Santander Global Markets which is in a phase of acceleration. This contribution is the result of the participation in significant operations with wholesale customers, value-added solutions and strong activity, as well as productive management of the associated flows and books.
Santander Global Connect continued to make a notable contribution, underscored by the success of its collaboration model with retail networks, which is being extended to the rest of the Group’s treasuries.
A good example of this strategy is the growth in Portugal in customer revenues which tripled those obtained in the first quarter of 2006, after large sales of structured derivative products to the country’s main companies.
In Latin America, Santander continued to be the region’s benchmark in treasury. All treasuries had a good quarter, although lower than a year earlier which was the highest of the year. The drivers were strong activity and efficient management of proprietary business in a volatile environment.
Of note in Brazil was activity with corporate and institutional customers in a seasonally low quarter when we continued to achieve greater diversification by products and segments.
In Mexico, Santander remained the leader in the currency, fixed income and organised derivatives markets, focusing on clients as well as professional markets. The SGC project in cooperation with retail banking was also being speeded up.
Chile remained the leader in currency, fixed income and local derivatives markets. The SGC project launched at the beginning of 2006 continues to help achieve recurrent revenues, backed by innovation in products.
Lastly, revenues from equity business were 67% higher than in the first quarter of 2006, due to participation in significant operations and our solid position of leadership in brokerage business Spain (market share of 11.14% including Banesto Bolsa).
January — March 2007     43

Information by secondary segments
Asset Management and Insurance
This segment accounted for 4% of gross operating income and 5% of profit before tax. The latter was EUR 167 million.
Revenues from insurance (+45%) offset the decline in net fees, largely due to the smaller contribution of Mexico’s pensions and the impact of exchange rates on Latin America’s revenues. Gross operating income increased 9.8% year-on-year, lower than the 13.6% rise in costs, and so net operating income only grew 8.0%.
Taking a broader look, based on revenues generated for the Group by mutual and pension funds and insurance, including those recorded by the distribution networks, revenues amounted to EUR 967 million, 17% more than in the first quarter of 2006 .
These increases and others in the rest of this section are calculated on a like-for-like basis after eliminating the impact on results of the businesses sold in 2006 (Abbey’s life assurance and Peru’s pensions) which are recorded as “net profit from discontinued operations.”
Asset Management
Santander Asset Management’s global business of mutual and pension funds generated EUR 525 million of fees for the Group, 2.9% more than in the first quarter of 2006. Profit before tax, after deducting operating expenses and fees paid to the networks, was 14.8% lower at EUR 83 million because of the regulatory pressure in Latin American pension business.
Total managed assets were EUR 161,000 million (+12% y-o-y). The strategy continued to focus on developing platforms for transnational investment, improving the product mix, launching innovative products and optimising efficiency in order to improve operating margins.
In Spain, within traditional asset management, the Group manages more than EUR 68,000 million in funds and investment companies and is the leader (market share of 24% in real estate funds according to Inverco). The dividend and mixed funds are the most popular ones for investors. Santander Asset Management captured the largest volume of these products and Santander Dividend Europe was the most sold equity fund in the first quarter.
Pension plans under management in Spain amounted to EUR 10,000 million, 10% more year-on-year and driven by individual plans (more than 80% of the total).
In Portugal, mutual and pension fund management focused on launching value added products, enabling it to improve its average commission. Managed assets were 9% higher than in March 2006 at EUR 7,600 million.
The UK, where we had EUR 14,400 million of assets under management at the end of the first quarter, is moving forward according to plan.
The mutual funds in the main Latin American countries performed well. In Brazil, with almost EUR 17,600 million under management (+44% y-o-y in local currency), we reached the 5th spot in the market by volume as a result of the success of the multi-market funds. In Mexico (EUR 9,000 million under management) and Chile (EUR 3,800 million) the increases were more than 30% in local currency. Of note among the other countries with their own networks were Argentina (+69%) and Puerto Rico (+14%).
Meanwhile, Santander Asset Management maintained a strong presence in alternative management products (more than EUR 10,000 million). Of note here were:
•
The solid growth of Optimal in managed assets (+32% y-o-y excluding the exchange rate) and in the performance, despite the market’s turbulence. In the Spanish market, Optimal Alternative Management participated with Santander Asset Management in the hedge funds launched in 2006: Santander Dinámico Alternativo and Banesto Dinámico Alternativo.

Asset management and Insurance. Results

	Gross operating		Net operating		Profit before
	income		income		taxes
Million euros	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)	Q1’ 07	Var. (%)
Mutual funds	92	2.1	54	1.3	53	(0.5)
Pension funds	66	(11.7)	30	(31.8)	29	(32.4)
Insurance	110	39.1	89	41.1	84	38.3
Total Asset Management and Insurance	268	9.8	172	8.0	167	5.7
44     January — March 2007

Information by secondary segments
•
In real estate funds, where we are the clear leader in Spain (market share of 46% according to Inverco), the management capacities of the investment companies for private banking customers were widened.

•	In venture capital funds, Santander Private Equity managed EUR 310 million at the end of March 2007.
Lastly, pensions business in Latin America continued to be affected by the regulatory pressures on commissions in most markets. The volume under management, however, increased 20% in local currency on a like-for-like basis in the year to March. Of note was the growth in Chile (+25% to EUR 8,400 million), Argentina (+20% to EUR 4,300 million) and Mexico (+14%; EUR 3,400 million). Only Colombia registered growth in local currency below two digits (8%; EUR 2,200 million).
Insurance
Global insurance business, managed by Santander Insurance, generated total gross operating income (fees and revenues) of EUR 442 million (+40% y-o-y), 6.6% of the operating areas’ total. Its total contribution to the Group, the sum of profit before tax (EUR 84 million) and fees paid to the network, was EUR 420 million (+40.3% more than in Q106).
The division continued its strategic developments in order to lay the foundations for the global business model in all the Group’s units. All the insurance units in the various geographic areas performed well.
Continental Europe, which accounts for 56% of the Group’s total contribution, registered strong growth in all its units. Spain increased its contribution to EUR 122 million (+85% y-o-y), due to its expanded and improved range of products combined with intensive marketing. New products performed well, especially insurance-savings in the Santander Branch Network because of their financial-fiscal return, and extending coverage of death, incapacity and unemployment to products that do not include it such as the direct deposit of payroll cheques and direct debits. Premium income rose strongly (to around EUR 1,000 million).
In Portugal insurance linked to loans grew strongly and, above all, capitalisation-savings products. The total contribution to the Group was 66% higher at EUR 27 million.
Santander Consumer Finance kept up a strong pace of growth in credit-linked insurance. Its contribution via fees increased EUR 89 million, 22% more than in the first quarter of 2006.
UK’s total contribution was EUR 68 million, 3% more than in the first quarter of 2006 in sterling on a like-for-like basis. The product mix was better and there was a larger contribution from the distribution of general insurance and life-protection. The distribution agreements reached after selling the life assurance business, allow Abbey to relaunch its selling capacity in this type of products now being developed by Resolution.
Latin America generated 28% of the total contribution (EUR 116 million; +56% y-o-y in local currency). The drive in marketing products via the branch networks and the development of streamlined and transparent life-risk products increased the contribution from all countries (high double digit growth).
January — March 2007     45

 Corporate Governance
On March 26, the Board appointed Isabel Tocino an independent director by co-option. She covered the vacancy produced by the resignation of Mr. Jay S. Sidhu on December 31, 2006. Her appointment will be submitted for ratification by the AGM.
The Bank published its 2006 Annual Report on April 20, 2007 and the reports of the Audit and Compliance Committee and the Appointments and Remuneration Committee. The latter document includes, for the first time, the Report on the Remuneration Policy for Directors, which the Board prepared under the terms of Article 27.1 of its Regulations and will be presented at the AGM.
Under the process of adapting to the Report of the Special Working Group on Good Governance of Listed Companies in Spain, of May 19, 2006 (the “Unified Code”), undertaken by the Bank, the Board agreed at its meeting on March 26, 2007 to make some changes to its internal regulations, affecting both the Regulations of the Board, as well as the Regulations of Shareholders’ Meetings and the corporate By-laws. The changes to the Board’s Regulations were directly approved by the Board, while those for the Regulations of Shareholders’ Meetings and the Corporate by-laws will be submitted for approval to the AGM. The Board has already reported favourably on them.
Between April 20 and the date of the AGM, the Group’s website is showing a comparison in two columns marking the changes in the text of the Board’s Regulations. The proposed changes to the Corporate By-laws and the Regulations of Shareholders’ Meetings, in comparative texts, will be available on the Group’s website as of the date of the calling of the AGM.
Lastly, the corporate services division of ICS Europe (previously, Deminor Rating) accorded the Bank a rating of 8.5 out of 10 in 2006 (8.0 in 2004 and 2005). The rating measures on a scale of 1 (“doubtful practices”) to 10 (“best practices”) the structure and functioning of the Bank’s corporate governance. In the opinion of ICS Europe, Santander is one of the leading companies in Continental Europe in good governance matters, having attained a high rating in each of the areas analysed. Of note is the quality of Santander’s institutional information, where it obtained a particularly high score.
The full ICS Europe report is on the Group’s website (www.santander.com).
46     January — March 2007

Corporate Social Responsibility
Santander Universities
Santander Universities incorporated to its cooperation network two UK universities — Cass Business School and University College London. International mobility programmes with other academic institutions with which Santander has agreements will be developed.
In Spain, we were involved in the “Digital Atlas of Spain’s Universities”, a project conducted by the University of Cantabria to analyse the situation of the country’s higher education and help in future strategic planning.
In line with the objective of strengthening the Latin American dimension of Santander Universities, the Portugal-Brazil programme of scholarships was presented in Lisbon. This will benefit 324 students from 31 universities in these two countries.
Another international exchange programme (Santander-University of Salamanca Scholarships) granted funds to 156 students from 20 Latin American universities for doctorates, degrees and post doctorate research.
Santander cooperates with the Campus Comillas Foundation, which began to organise conferences and seminars with experts in order to become an international reference in training, research and dissemination of the Spanish language and Hispanic culture.
For the third year running, Santander Universities sponsored the Uniemprendia programme in Spain, which selects and trains student entrepreneurs and supports them so they can exploit the results of their research projects.
Universia
Under the auspices of Universia the second Virtual Fair of Employment and Training (www.feriauniversia.es) was held in Spain. This enables students who are completing their studies to know job offers, present their CVs or download information about companies. Some 100 companies and training institutions participated in the fair which attracted 46,000 visitors. More than 900 students conducted on-line interviews for jobs.
Social actions
In Spain the first Meeting of Social Projects opened by the Córner Solidario was held at which the cooperation measures to be developed in several countries were chosen. The Córner Solidario enables employees to present projects fostered by NGOs, who receive money from employees and from the Bank.
A new course of paddle tennis and swimming for the children of employees with physical, mental or visual disabilities was started at the sports centre in the City. Two new adapted skiing courses in the Sierra Nevada were also begun in which more than 30 children of employees participated. They were assisted by specialised teachers from the Deporte y Desafío Foundation.
In Venezuela, the Bank was awarded the “UNICEF cuenta contigo” prize for the success of its programme “Del cajero a la escuela” which captured EUR 600,000 in donations through the network of ATMs and is being used to send poor children to school.
In Colombia, the children of the Aulas de Aceleración, sponsored by the Bank’s employees, received their diplomas at the end of the school year, enabling them to join the official education system. These classrooms provide children, who run the risk of being excluded from society, with a basic education.
The environment
As part of our commitment to protect and conserve the environment, an agreement was signed with the town hall of Boadilla del Monte under which the Bank will reforest with 3,700 trees 20 hectares of municipal land. Children from the area’s schools will help in this project.
In Uruguay, the Bank is supporting environmental education projects for the recycling of paper.
January — March 2007 47

Investor Relations Ciudad Grupo Santander Edificio Pereda, 1st floor Avda de Cantabria, s/n 28660 Boadilla del Monte Madrid (Spain) Tel: 34 (91) 259 65 14 / 34 (91) 259 65 20 Fax: 34 (91) 257 02 45 e-mail: investor@gruposantander.com Legal Head Office:
Paseo Pereda, 9-12. Santander (Spain) Teléfono: 34 (942) 20 61 00 Operational Head Office: Ciudad Grupo Santander.
Avda. de Cantabria, s/n 28660 Boadilla del Monte. Madrid (Spain)

Item 4
Key consolidated data

			Variation
	Q1’07	Q1’ 06	Amount	%	2006
Balance sheet (million euros)
Total assets	844,240	814,738	29,502	3.6	833,873
Customer loans	530,811	451,397	79,414	17.6	523,346
Customer funds under management	770,679	668,715	101,964	15.2	739,223
Shareholders’ equity	42,066	37,295	4,771	12.8	40,062
Total managed funds	1,024,629	974,882	49,747	5.1	1,000,996
Income statement (million euros)
Net interest income (w/o dividends)	3,460	2,883	577	20.0	12,084
Commercial revenue	5,751	4,867	884	18.2	20,436
Gross operating income	6,243	5,276	968	18.3	22,615
Net operating income	3,275	2,533	742	29.3	11,369
Net profit from ordinary activity	1,927	1,576	351	22.3	6,790
Attributable profit to the Group	1,802	1,493	309	20.7	6,582	*
Profitability and efficiency (%)
EPS (euro)	0.2887	0.2390			1.0534	*
Diluted EPS (euro)	0.2874	0.2380			1.0477	*
ROE	18.48	17.12			18.54	*
ROA	0.92	0.81			0.88	*
RORWA	1.61	1.57			1.60	*
Efficiency ratio	46.32	50.88			48.53
Capital and NPL ratios (%)
BIS ratio	13.22	12.84			12.49
Tier I	7.64	7.70			7.42
NPL ratio	0.82	0.86			0.78
NPL coverage	176.70	184.80			187.23
Market capitalisation and shares
Shares outstanding (millions at period-end)	6,254	6,254			6,254
Share price (euros)	13.36	12.05			14.14
Market capitalisation (million euros)	83,557	75,364			88,436
Book value (euro)	6.73	5.96			6.41
Price / Book value (X)	1.99	2.02			2.21
P/E ratio (X)	11.57	12.60			13.42	*
Other data
Shareholders (number)	2,312,076	2,398,089			2,310,846
Number of employees	134,638	126,530			129,749
Continental Europe	46,308	44,155			44,216
United Kingdom (Abbey)	16,616	18,622			17,146
Latin America	69,958	62,259			66,889
Financial management and equity stakes	1,756	1,494			1,498
Number of branches	10,978	10,326			10,852
Continental Europe	5,829	5,444			5,772
United Kingdom (Abbey)	711	712			712
Latin America	4,438	4,170			4,368

(*) w/o net extraordinary gains and allowances.
Note: The financial information in this report has not been audited, but it was approved by the Board at its meeting on April 23, 2007, following a favourable report from the Audit and Compliance Committee on April 19, 2007. The Committee verified that the information for the quarter was based on the same principles and practices as those used to draw up the annual financial statements.”

Income statement
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Net interest income (w/o dividends)	3,460	2,883	577	20.0
Dividends	48	50	(2)	(3.1)
Net interest income	3,509	2,933	576	19.6
Income from companies accounted for by the equity method	60	131	(70)	(53.9)
Net fees	2,087	1,738	350	20.1
Insurance activity	95	66	29	43.4
Commercial revenue	5,751	4,867	884	18.2
Gains (losses) on financial transactions	492	408	84	20.5
Gross operating income	6,243	5,276	968	18.3
Income from non-financial services	34	38	(3)	(8.8)
Non-financial expenses	(18)	(15)	(3)	19.0
Other operating income	(34)	(21)	(13)	63.6
Operating expenses	(2,950)	(2,744)	(206)	7.5
General administrative expenses	(2,642)	(2,464)	(179)	7.2
Personnel	(1,551)	(1,483)	(68)	4.6
Other administrative expenses	(1,092)	(981)	(111)	11.3
Depreciation and amortisation	(308)	(280)	(28)	9.8
Net operating income	3,275	2,533	742	29.3
Impairment loss on assets	(683)	(512)	(171)	33.4
Loans	(670)	(501)	(169)	33.8
Goodwill	—	—	—	—
Other assets	(13)	(11)	(2)	16.3
Other income	(90)	(12)	(78)	653.3
Profit before taxes	2,503	2,009	494	24.6
Tax on profit	(576)	(433)	(142)	32.9
Net profit from ordinary activity	1,927	1,576	351	22.3
Net profit from discontinued operations	—	79	(79)	(100.0)
Net consolidated profit	1,927	1,655	272	16.4
Minority interests	125	162	(37)	(22.6)
Attributable profit to the Group	1,802	1,493	309	20.7
Pro memoria:
Average total assets	840,804	817,676	23,128	2.8
Average shareholders’ equity	39,008	34,899	4,109	11.8

Quarterly
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Net interest income (w/o dividends)	2,883	2,921	3,079	3,200	3,460
Dividends	50	187	98	69	48
Net interest income	2,933	3,109	3,177	3,269	3,509
Income from companies accounted for by the equity method	131	110	145	41	60
Net fees	1,738	1,756	1,848	1,881	2,087
Insurance activity	66	81	72	79	95
Commercial revenue	4,867	5,056	5,242	5,270	5,751
Gains (losses) on financial transactions	408	508	626	637	492
Gross operating income	5,276	5,565	5,868	5,907	6,243
Income from non-financial services	38	10	43	28	34
Non-financial expenses	(15)	(17)	(14)	(24)	(18)
Other operating income	(21)	(19)	(24)	(56)	(34)
Operating expenses	(2,744)	(2,706)	(2,785)	(2,941)	(2,950)
General administrative expenses	(2,464)	(2,429)	(2,500)	(2,632)	(2,642)
Personnel	(1,483)	(1,466)	(1,488)	(1,567)	(1,551)
Other administrative expenses	(981)	(963)	(1,012)	(1,065)	(1,092)
Depreciation and amortisation	(280)	(276)	(285)	(310)	(308)
Net operating income	2,533	2,833	3,088	2,915	3,275
Impairment loss on assets	(512)	(621)	(710)	(708)	(683)
Loans	(501)	(599)	(692)	(675)	(670)
Goodwill	—	(5)	—	(8)	—
Other assets	(11)	(17)	(18)	(25)	(13)
Other income	(12)	23	(26)	(26)	(90)
Profit before taxes (w/o capital gains)	2,009	2,235	2,352	2,180	2,503
Tax on profit	(433)	(458)	(647)	(448)	(576)
Net profit from ordinary activity	1,576	1,776	1,705	1,733	1,927
Net profit from discontinued operations	79	115	135	25	—
Net consolidated profit (w/o capital gains)	1,655	1,891	1,840	1,758	1,927
Minority interests	162	169	109	123	125
Attributable profit to the Group (w/o capital gains)	1,493	1,723	1,731	1,635	1,802
Net extraordinary gains and allowances	—	—	—	1,014	—
Attributable profit to the Group	1,493	1,723	1,731	2,649	1,802

Exchange rates: 1 euro / currency parity

	Average (income statement)		Period-end (balance sheet)
	Q1 ’07	Q1 ’06	31.03.07	31.12.06	31.03.06
US$	1.3106	1.2019	1.3318	1.3170	1.2104
Pound sterling	0.6706	0.6860	0.6798	0.6715	0.6964
Brazilian real	2.7613	2.6350	2.6976	2.8118	2.6459
New Mexican peso	14.4384	12.7386	14.6378	14.2881	13.2327
Chilean peso	708.3056	632.7446	716.2420	700.3148	637.2756
Venezuelan bolivar	2,814.3645	2,580.7784	2,859.7741	2,827.9941	2,599.0919
Argentine peso	4.0797	3.7000	4.1635	4.0679	3.7447

Net fees and insurance business
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Commissions for services	1,230	1,040	190	18.3
Credit and debit cards	181	164	17	10.6
Insurance	347	250	97	38.9
Account management	140	132	8	6.2
Commercial bills	55	55	(1)	(0.9)
Guarantees and other contingent liabilities	87	72	15	20.9
Other transactions	420	367	52	14.3
Mutual & pension funds	525	510	15	2.9
Securities services	333	188	145	77.2
Net fees	2,087	1,738	350	20.1
Insurance activity	95	66	29	43.4
Net fees and insurance business	2,182	1,804	379	21.0

Operating expenses
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Personnel expenses	1,551	1,483	68	4.6
General expenses	1,092	981	111	11.3
Information technology	99	104	(5)	(4.3)
Communications	85	94	(9)	(9.8)
Advertising	136	116	20	16.8
Buildings and premises	212	218	(7)	(3.1)
Printed and office material	33	27	6	21.8
Taxes (other than profit tax)	73	56	17	29.6
Other expenses	454	365	89	24.4
Personnel and general expenses	2,642	2,464	179	7.2
Depreciation and amortisation	308	280	28	9.8
Total operating expenses	2,950	2,744	206	7.5

Net loan-loss provisions
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Non performing loans	812	654	158	24.2
Country-risk	36	(9)	45	—
Recovery of written-off assets	(178)	(144)	(33)	23.2
Total	670	501	169	33.8

Balance sheet
Million euros

			Variation
Assets	31.03.07	31.03.06	Amount	%	31.12.06
Cash on hand and deposits at central banks	15,001	12,089	2,912	24.1	13,835
Trading portfolio	164,849	153,965	10,884	7.1	170,423
Debt securities	73,040	75,559	(2,518)	(3.3)	76,737
Loans and credits	32,668	28,746	3,922	13.6	30,583
Equities	11,253	10,676	577	5.4	13,491
Other	47,887	38,984	8,903	22.8	49,612
Other financial assets at fair value	15,625	47,269	(31,644)	(66.9)	15,371
Loans and credits	8,002	6,446	1,556	24.1	7,973
Other	7,623	40,823	(33,200)	(81.3)	7,398
Available-for-sale financial assets	34,071	73,025	(38,955)	(53.3)	38,698
Debt securities	25,842	66,432	(40,589)	(61.1)	32,727
Equities	8,228	6,594	1,635	24.8	5,971
Loans	561,544	472,658	88,887	18.8	544,049
Deposits at credit institutions	58,057	46,440	11,617	25.0	45,361
Loans and credits	490,141	416,205	73,936	17.8	484,790
Other	13,346	10,012	3,334	33.3	13,897
Investments	4,912	3,076	1,836	59.7	5,006
Intangible assets and property and equipment	12,687	12,162	526	4.3	12,555
Goodwill	14,373	14,025	349	2.5	14,513
Other	21,178	26,470	(5,291)	(20.0)	19,423
Total assets	844,240	814,738	29,502	3.6	833,873
Liabilities and shareholders’ equity
Trading portfolio	126,017	112,684	13,333	11.8	123,996
Customer deposits	14,306	13,430	876	6.5	16,572
Marketable debt securities	22,478	17,247	5,232	30.3	17,522
Other	89,233	82,007	7,226	8.8	89,902
Other financial liabilities at fair value	12,513	13,314	(800)	(6.0)	12,411
Customer deposits	250	261	(12)	(4.5)	273
Marketable debt securities	12,263	13,052	(789)	(6.0)	12,138
Other	—	—	—	—	—
Financial liabilities at amortized cost	614,256	569,114	45,142	7.9	605,303
Due to central banks and credit institutions	61,073	105,255	(44,182)	(42.0)	73,345
Customer deposits	312,555	290,563	21,992	7.6	314,377
Marketable debt securities	187,699	130,401	57,298	43.9	174,409
Subordinated debt	33,355	28,984	4,371	15.1	30,423
Other financial liabilities	19,574	13,911	5,662	40.7	12,749
Insurance liabilities	12,030	44,569	(32,538)	(73.0)	10,704
Provisions	17,597	19,535	(1,937)	(9.9)	19,227
Other liability accounts	14,651	10,800	3,851	35.7	14,491
Preferred securities	670	1,293	(623)	(48.2)	668
Minority interests	2,055	2,944	(889)	(30.2)	2,221
Equity adjustments by valuation	2,384	3,191	(807)	(25.3)	2,871
Capital stock	3,127	3,127	—	—	3,127
Reserves	40,393	35,279	5,113	14.5	32,595
Attributable profit to the Group	1,802	1,493	309	20.7	7,596
Less: dividends	(3,256)	(2,605)	(651)	25.0	(1,337)
Total liabilities and shareholders’ equity	844,240	814,738	29,502	3.6	833,873

Balance sheet
Million euros

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Assets
Cash on hand and deposits at central banks	12,089	15,614	12,263	13,835	15,001
Trading portfolio	153,965	162,883	155,051	170,423	164,849
Debt securities	75,559	79,018	73,420	76,737	73,040
Loans and credits	28,746	32,409	27,532	30,583	32,668
Equities	10,676	10,104	11,298	13,491	11,253
Other	38,984	41,352	42,801	49,612	47,887
Other financial assets at fair value	47,269	46,459	14,528	15,371	15,625
Loans and credits	6,446	6,706	7,340	7,973	8,002
Other	40,823	39,753	7,188	7,398	7,623
Available-for-sale financial assets	73,025	37,872	40,777	38,698	34,071
Debt securities	66,432	31,227	33,394	32,727	25,842
Equities	6,594	6,645	7,383	5,971	8,228
Loans	472,658	496,787	519,124	544,049	561,544
Deposits at credit institutions	46,440	48,789	44,659	45,361	58,057
Loans and credits	416,205	437,477	462,121	484,790	490,141
Other	10,012	10,521	12,344	13,897	13,346
Investments	3,076	5,378	5,371	5,006	4,912
Intangible assets and property and equipment	12,162	12,272	12,816	12,555	12,687
Goodwill	14,025	13,959	14,184	14,513	14,373
Other	26,470	26,874	24,426	19,423	21,178
Total assets	814,738	818,096	798,540	833,873	844,240
Liabilities and shareholders’ equity
Trading portfolio	112,684	118,934	118,970	123,996	126,017
Customer deposits	13,430	14,135	16,956	16,572	14,306
Marketable debt securities	17,247	20,672	22,115	17,522	22,478
Other	82,007	84,127	79,900	89,902	89,233
Other financial liabilities at fair value	13,314	12,713	12,893	12,411	12,513
Customer deposits	261	246	266	273	250
Marketable debt securities	13,052	12,467	12,628	12,138	12,263
Other	—	—	—	—	—
Financial liabilities at amortized cost	569,114	568,296	578,224	605,303	614,256
Due to central banks and credit institutions	105,255	91,614	68,056	73,345	61,073
Customer deposits	290,563	291,400	308,302	314,377	312,555
Marketable debt securities	130,401	139,183	155,913	174,409	187,699
Subordinated debt	28,984	30,240	31,154	30,423	33,355
Other financial liabilities	13,911	15,859	14,798	12,749	19,574
Insurance liabilities	44,569	42,487	9,743	10,704	12,030
Provisions	19,535	18,861	18,693	19,227	17,597
Other liability accounts	10,800	11,833	12,599	14,491	14,651
Preferred securities	1,293	1,257	1,183	668	670
Minority interests	2,944	2,898	2,457	2,221	2,055
Equity adjustments by valuation	3,191	2,406	3,668	2,871	2,384
Capital stock	3,127	3,127	3,127	3,127	3,127
Reserves	35,279	32,737	32,704	32,595	40,393
Attributable profit to the Group	1,493	3,216	4,947	7,596	1,802
Less: dividends	(2,605)	(669)	(669)	(1,337)	(3,256)
Total liabilities and shareholders’ equity	814,738	818,096	798,540	833,873	844,240

Customer loans
Million euros

			Variation
	31.03.07	31.03.06	Amount	%	31.12.06
Public sector	5,604	5,465	139	2.5	5,329
Other residents	204,943	162,722	42,222	25.9	199,994
Commercial bills	16,173	14,372	1,801	12.5	17,276
Secured loans	114,888	89,385	25,503	28.5	110,863
Other loans	73,882	58,964	14,918	25.3	71,854
Non-resident sector	328,561	290,952	37,609	12.9	326,187
Secured loans	192,452	175,682	16,770	9.5	191,724
Other loans	136,109	115,270	20,838	18.1	134,463
Gross loans and credits	539,108	459,139	79,969	17.4	531,509
Loan-loss allowances	8,297	7,742	556	7.2	8,163
Net loans and credits	530,811	451,397	79,414	17.6	523,346
Pro memoria: Doubtful loans	4,910	4,362	549	12.6	4,613
Public sector	1	7	(7)	(90.7)	18
Other residents	1,264	1,033	231	22.3	1,212
Non-resident sector	3,646	3,321	324	9.8	3,383

Customer loans
Million euros

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Public sector	5,465	5,628	5,419	5,329	5,604
Other residents	162,722	175,294	188,710	199,994	204,943
Commercial bills	14,372	14,911	16,055	17,276	16,173
Secured loans	89,385	96,576	100,228	110,863	114,888
Other loans	58,964	63,806	72,427	71,854	73,882
Non-resident sector	290,952	303,520	311,026	326,187	328,561
Secured loans	175,682	179,598	186,849	191,724	192,452
Other loans	115,270	123,922	124,177	134,463	136,109
Gross loans and credits	459,139	484,442	505,156	531,509	539,108
Loan-loss allowances	7,742	7,852	8,163	8,163	8,297
Net loans and credits	451,397	476,591	496,993	523,346	530,811
Pro memoria: Doubtful loans	4,362	4,470	4,638	4,613	4,910
Public sector	7	19	18	18	1
Other residents	1,033	1,096	1,175	1,212	1,264
Non-resident sector	3,321	3,355	3,445	3,383	3,646

Credit risk management (*)
Million euros

			Variation
	31.03.07	31.03.06	Amount		%	31.12.06
Non-performing loans	4,936	4,370	566		13.0	4,608
NPL ratio (%)	0.82	0.86	(0.04 p.	)		0.78
Loan-loss allowances	8,722	8,075	647		8.0	8,627
Specific	2,944	3,148	(204)		(6.5)	2,960
General-purpose	5,778	4,927	850		17.3	5,667
NPL coverage (%)	176.70	184.80	(8.10 p.	)		187.23
Credit cost (%) **	0.34	0.23	0.11 p.			0.32
Ordinary non-performing and doubtful loans ***	3,469	3,120	349		11.2	3,243
NPL ratio (%) ***	0.58	0.62	(0.04 p.	)		0.55
NPL coverage (%) ***	251.40	258.82	(7.42 p.	)		266.00

(*) Excluding country-risk
(**) Net specific allowance / computable assets
(***) Excluding mortgage guarantees
Note: NPL ratio: Non-performing loans / computable assets

Credit risk management (*)

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Non-performing loans	4,370	4,489	4,647	4,608	4,936
NPL ratio (%)	0.86	0.83	0.83	0.78	0.82
Loan-loss allowances	8,075	8,335	8,629	8,627	8,722
Specific	3,148	3,139	3,131	2,960	2,944
General-purpose	4,927	5,197	5,498	5,667	5,778
NPL coverage (%)	184.80	185.69	185.70	187.23	176.70
Credit cost (%) **	0.23	0.27	0.29	0.32	0.34

(*) Excluding country-risk
(**) Net specific allowance / computable assets
Non-performing loans by quarter
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Balance at beginning of period	4,342	4,370	4,489	4,647	4,608
+ Net additions	509	569	718	841	1,058
- Write-offs	(480)	(450)	(560)	(880)	(729)
Balance at period-end	4,370	4,489	4,647	4,608	4,936

Customer funds under management
Million euros

			Variation
	31.03.07	31.03.06	Amount	%	31.12.06
Public sector	16,012	15,121	891	5.9	15,266
Other residents	92,958	83,179	9,779	11.8	94,750
Demand deposits	52,000	49,120	2,880	5.9	55,050
Time deposits	26,013	18,460	7,553	40.9	24,670
REPOs	14,945	15,600	(655)	(4.2)	15,030
Non-resident sector	218,140	205,954	12,186	5.9	221,206
Demand deposits	118,573	115,499	3,074	2.7	119,861
Time deposits	71,171	71,255	(84)	(0.1)	72,258
REPOs	26,377	16,365	10,012	61.2	26,343
Public Sector	2,021	2,835	(815)	(28.7)	2,744
Customer deposits	327,111	304,255	22,856	7.5	331,223
Debt securities	222,441	160,700	61,741	38.4	204,069
Subordinated debt	33,355	28,984	4,371	15.1	30,423
On-balance-sheet customer funds	582,907	493,938	88,968	18.0	565,715
Mutual funds	131,147	114,174	16,974	14.9	119,838
Pension funds	29,996	29,190	806	2.8	29,450
Managed portfolios	19,245	16,781	2,464	14.7	17,835
Savings-insurance policies	7,383	14,632	(7,249)	(49.5)	6,385
Other customer funds under management	187,772	174,776	12,996	7.4	173,509
Customer funds under management	770,679	668,715	101,964	15.2	739,223
Mutual funds
Million euros

			Variation
	31.03.07	31.03.06	Amount	%	31.12.06
Spain	78,854	77,463	1,391	1.8	77,526
Portugal	6,160	5,922	238	4.0	6,040
United Kingdom (Abbey)	13,640	5,904	7,736	131.0	8,307
Latin America	32,494	24,885	7,609	30.6	27,965
Total	131,147	114,174	16,974	14.9	119,838
Pension funds
Million euros

			Variation
	31.03.07	31.03.06	Amount	%	31.12.06
Spain	9,980	9,047	932	10.3	9,950
Portugal	1,453	1,032	420	40.7	1,448
Latin America	18,564	19,110	(546)	(2.9)	18,052
Total	29,996	29,190	806	2.8	29,450

Customer funds under management
Million euros

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Public sector	15,121	11,156	13,956	15,266	16,012
Other residents	83,179	87,421	93,532	94,750	92,958
Demand deposits	49,120	52,008	53,706	55,050	52,000
Time deposits	18,460	20,194	23,216	24,670	26,013
REPOs	15,600	15,219	16,609	15,030	14,945
Non-resident sector	205,954	207,205	218,036	221,206	218,140
Demand deposits	115,499	116,192	117,766	119,861	118,573
Time deposits	71,255	70,939	76,312	72,258	71,171
REPOs	16,365	17,405	21,680	26,343	26,377
Public Sector	2,835	2,669	2,278	2,744	2,021
Customer deposits	304,255	305,782	325,524	331,223	327,111
Debt securities	160,700	172,323	190,655	204,069	222,441
Subordinated debt	28,984	30,240	31,154	30,423	33,355
On-balance-sheet customer funds	493,938	508,344	547,333	565,715	582,907
Mutual funds	114,174	113,618	117,102	119,838	131,147
Pension funds	29,190	27,709	27,442	29,450	29,996
Managed portfolios	16,781	17,088	18,009	17,835	19,245
Savings-insurance policies	14,632	15,377	5,378	6,385	7,383
Other customer funds under management	174,776	173,791	167,932	173,509	187,772
Customer funds under management	668,715	682,135	715,265	739,223	770,679
Mutual funds
Million euros

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Spain	77,463	76,677	78,253	77,526	78,854
Portugal	5,922	5,940	6,006	6,040	6,160
United Kingdom (Abbey)	5,904	6,638	6,276	8,307	13,640
Latin America	24,885	24,363	26,567	27,965	32,494
Total	114,174	113,618	117,102	119,838	131,147
Pension funds
Million euros

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Spain	9,047	8,887	9,201	9,950	9,980
Portugal	1,032	1,373	1,380	1,448	1,453
Latin America	19,110	17,449	16,861	18,052	18,564
Total	29,190	27,709	27,442	29,450	29,996

Shareholders’ equity and minority interests
Million euros

			Variation
	31.03.07	31.03.06	Amount	%	31.12.06
Capital stock	3,127	3,127	—	—	3,127
Additional paid-in surplus	20,370	20,370	—	—	20,370
Reserves	20,124	14,976	5,148	34.4	12,352
Treasury stock	(102)	(67)	(35)	52.8	(127)
On-balance-sheet shareholders’ equity	43,520	38,407	5,113	13.3	35,722
Attributable profit	1,802	1,493	309	20.7	7,596
Interim dividend distributed	(2,006)	(1,744)	(262)	15.0	(1,337)
Shareholders’ equity at period-end	43,316	38,156	5,160	13.5	41,981
Interim dividend not distributed	(1,250)	(861)	(390)	45.3	(1,919)
Shareholders’ equity	42,066	37,295	4,771	12.8	40,062
Valuation adjustments	2,384	3,191	(807)	(25.3)	2,871
Minority interests	2,055	2,944	(889)	(30.2)	2,221
Preferred securities	670	1,293	(623)	(48.2)	668
Preferred securities in subordinated debt	7,483	6,469	1,013	15.7	6,837
Shareholders’ equity and minority interests	54,658	51,193	3,465	6.8	52,658

Computable capital and BIS ratio
Million euros

			Variation
	31.03.07	31.03.06	Amount	%	31.12.06
Computable basic capital	36,141	32,909	3,232	9.8	35,539
Computable supplementary capital	26,369	21,978	4,391	20.0	24,237
Computable capital	62,510	54,886	7,623	13.9	59,776
Risk-weighted assets	472,937	427,607	45,330	10.6	478,733
BIS ratio	13.22	12.84	0.38		12.49
Tier 1	7.64	7.70	(0.06)		7.42
Core capital	5.97	5.96	0.01		5.91
Shareholders’ equity surplus	24,675	20,678	3,997	19.3	21,478

Statement of changes in consolidated shareholders’ equity
Million euros

	Q1 ’07	Q1 ’06
Available-for-sale financial assets	(295)	481
Other financial liabilities at fair value	—	—
Cash flow hedges	(34)	(50)
Hedges of net investments in businesses abroad	35	33
Exchange differences	(192)	(349)
Long-term assets for sale	—	—
Net revenues recorded in shareholders’ equity	(487)	114
Net consolidated profit (published)	1,927	1,655
Adjustments for changes in accounting criteria	—	—
Adjustments for misstatements	—	—
Net consolidated profit	1,927	1,655
Parent Bank	1,315	1,607
Minority interests	125	162
Total revenues and expenses	1,441	1,769

Consolidated cash flow statements
Million euros

	Q1 ’07	Q1 ’06
1. Cash flows from operating activities
Consolidated profit	1,927	1,655
Adjustments to profit	2,472	1,837
Adjusted profit	4,399	3,492
Net increase/decrease in operating assets	(10,030)	(10,504)
Net increase/decrease in operating liabilities	(18,088)	(9,166)
Total net cash flows from operating activities (1)	(23,719)	(16,178)
2. Cash flows from investing activities
Investments (-)	(632)	(567)
Divestments (+)	338	218
Total net cash flows from investing activities (2)	(294)	(349)
3. Cash flows from financing activities
Disposal of own equity instruments	1,827	1,873
Acquisition of own equity instruments	(1,803)	(1,887)
Issuance debt securities	47,362	23,554
Redemption debt securities	(21,393)	(10,230)
Dividends paid	(669)	(581)
Others	(307)	(440)
Total net cash flows from financing activities (3)	25,018	12,289
4. Effect of exchange rate changes on cash and cash equivalents (4)	160	240
5. Net increase/decrease in cash and cash equivalents (1+2+3+4)	1,165	(3,998)
Cash and cash equivalents at beginning of period	13,835	16,086
Cash and cash equivalents at end of period	15,001	12,088

Key data by principal segments

	Net operating income				Attributable profit to the Group
			Variation				Variation
	Q1 ’07	Q1 ’06	Amount	%	Q1 ’07	Q1 ’06	Amount	%
Income statement (million euros)
Continental Europe	2,098	1,487	610	41.0	1,317	898	419	46.7
o/w: Santander Branch Network	691	533	157	29.5	460	334	126	37.6
Banesto	311	257	55	21.3	163	148	16	10.5
Santander Consumer Finance	440	283	157	55.5	166	126	40	31.8
Portugal	174	150	24	16.0	132	114	18	15.5
United Kingdom (Abbey)	476	384	92	24.0	300	244	56	22.8
Latin America	1,354	1,074	280	26.1	681	618	63	10.1
o/w: Brazil	547	409	137	33.5	225	198	27	13.4
Mexico	364	267	97	36.3	156	142	14	9.8
Chile	210	194	16	8.4	131	114	17	14.9
Operating areas	3,928	2,945	983	33.4	2,298	1,760	538	30.5
Financial management and equity stakes	(653)	(412)	(241)	58.4	(496)	(267)	(229)	85.8
Total Group	3,275	2,533	742	29.3	1,802	1,493	309	20.7

	Efficiency ratio		ROE		NPL ratio		NPL coverage
	Q1 ’07	Q1 ’06	Q1 ’07	Q1 ’06	31.03.07	31.03.06	31.03.07	31.03.06
Ratios (%)
Continental Europe	35.90	41.20	25.99	22.23	0.80	0.76	202.49	247.61
o/w: Santander Branch Network	39.09	43.54	24.22	20.80	0.56	0.56	298.79	299.75
Banesto	42.00	45.76	18.45	20.42	0.42	0.46	393.19	392.62
Santander Consumer Finance	29.65	35.01	28.87	30.11	2.66	2.41	114.43	124.43
Portugal	42.96	44.63	25.56	23.44	1.16	0.71	127.55	258.04
United Kingdom (Abbey)	50.81	56.83	31.34	33.43	0.55	0.64	81.38	79.32
Latin America	42.11	46.35	30.29	26.63	1.50	1.71	160.00	183.37
o/w: Brazil	40.62	46.83	32.01	28.62	2.62	2.76	98.77	126.24
Mexico	37.29	44.23	25.41	24.11	0.83	0.69	241.35	335.91
Chile	39.15	41.01	37.07	26.20	1.70	2.15	147.57	165.07
Operating areas	40.31	45.64	27.78	24.82	0.80	0.83	164.23	184.72
Total Group	46.32	50.88	18.48	17.12	0.82	0.86	176.70	184.80

	Employees		Branches
	31.03.07	31.03.06	31.03.07	31.03.06
Operating means
Continental Europe	46,308	44,155	5,829	5,444
o/w: Santander Branch Network	19,337	19,027	2,839	2,681
Banesto	10,831	10,563	1,892	1,705
Santander Consumer Finance	6,374	5,288	279	276
Portugal	6,172	6,265	731	694
United Kingdom (Abbey)	16,616	18,622	711	712
Latin America	69,958	62,259	4,438	4,170
o/w: Brazil	21,680	21,171	2,044	1,877
Mexico	17,283	14,116	1,038	1,012
Chile	13,331	11,249	442	410
Operating areas	132,882	125,036	10,978	10,326
Financial management and equity stakes	1,756	1,494
Total Group	134,638	126,530	10,978	10,326

Operating areas
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	3,899	3,174	725	22.8
Income from companies accounted for by the equity method	4	5	(1)	(16.9)
Net fees	2,075	1,741	334	19.2
Insurance activity	96	66	30	45.3
Commercial revenue	6,074	4,986	1,088	21.8
Gains (losses) on financial transactions	624	535	89	16.7
Gross operating income	6,698	5,521	1,178	21.3
Income from non-financial services (net) and other operating income	(13)	4	(17)	—
Operating expenses	(2,757)	(2,579)	(178)	6.9
General administrative expenses	(2,516)	(2,353)	(163)	6.9
Personnel	(1,503)	(1,425)	(78)	5.5
Other administrative expenses	(1,013)	(928)	(85)	9.2
Depreciation and amortisation	(241)	(227)	(15)	6.5
Net operating income	3,928	2,945	983	33.4
Net loan loss provisions	(679)	(500)	(178)	35.7
Other income	47	20	27	136.2
Profit before taxes	3,297	2,465	832	33.7
Tax on profit	(880)	(660)	(220)	33.3
Net profit from ordinary activity	2,417	1,805	612	33.9
Net profit from discontinued operations	—	79	(79)	(100.0)
Net consolidated profit	2,417	1,884	533	28.3
Minority interests	119	124	(5)	(3.9)
Attributable profit to the Group	2,298	1,760	538	30.5

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	530,093	450,694	79,399	17.6
Trading portfolio (w/o loans)	115,943	111,186	4,757	4.3
Available-for-sale financial assets	24,110	30,491	(6,381)	(20.9)
Due from credit institutions*	119,633	107,546	12,088	11.2
Intangible assets and property and equipment	11,331	11,063	268	2.4
Other assets	45,216	77,001	(31,785)	(41.3)
Total assets/liabilities & shareholders’ equity	846,327	787,981	58,346	7.4
Customer deposits*	326,924	303,637	23,286	7.7
Marketable debt securities*	139,710	98,498	41,212	41.8
Subordinated debt	14,052	14,372	(320)	(2.2)
Insurance liabilities	12,030	44,569	(32,538)	(73.0)
Due to credit institutions*	153,839	163,925	(10,086)	(6.2)
Other liabilities	165,149	133,665	31,484	23.6
Shareholders’ equity	34,623	29,315	5,308	18.1
Other customer funds under management	187,966	173,318	14,648	8.5
Mutual funds	131,147	114,174	16,974	14.9
Pension funds	29,996	29,190	806	2.8
Managed portfolios	19,439	15,322	4,117	26.9
Savings-insurance policies	7,383	14,632	(7,249)	(49.5)
Customer funds under management	668,652	589,824	78,827	13.4

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	27.78	24.82	2.96 p.
Efficiency ratio	40.31	45.64	(5.33 p.	)
NPL ratio	0.80	0.83	(0.03 p.	)
NPL coverage	164.23	184.72	(20.49 p.	)
Number of employees (direct & indirect)	132,882	125,036	7,846		6.27
Number of branches	10,978	10,326	652		6.31

Operating areas
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	3,174	3,345	3,513	3,562	3,899
Income from companies accounted for by the equity method	5	4	3	4	4
Net fees	1,741	1,759	1,847	1,887	2,075
Insurance activity	66	79	72	85	96
Commercial revenue	4,986	5,187	5,435	5,538	6,074
Gains (losses) on financial transactions	535	274	509	448	624
Gross operating income	5,521	5,461	5,944	5,986	6,698
Income from non-financial services (net) and other operating income	4	(19)	6	(29)	(13)
Operating expenses	(2,579)	(2,569)	(2,640)	(2,808)	(2,757)
General administrative expenses	(2,353)	(2,334)	(2,420)	(2,554)	(2,516)
Personnel	(1,425)	(1,426)	(1,438)	(1,512)	(1,503)
Other administrative expenses	(928)	(908)	(983)	(1,042)	(1,013)
Depreciation and amortisation	(227)	(236)	(220)	(254)	(241)
Net operating income	2,945	2,873	3,310	3,149	3,928
Net loan loss provisions	(500)	(699)	(687)	(672)	(679)
Other income	20	(50)	(114)	(140)	47
Profit before taxes (w/o capital gains)	2,465	2,124	2,509	2,337	3,297
Tax on profit	(660)	(516)	(656)	(635)	(880)
Net profit from ordinary activity	1,805	1,608	1,853	1,702	2,417
Net profit from discontinued operations	79	104	55	27	—
Net consolidated profit (w/o capital gains)	1,884	1,712	1,908	1,729	2,417
Minority interests	124	133	96	120	119
Attributable profit to the Group (w/o capital gains)	1,760	1,579	1,812	1,609	2,298
Net extraordinary gains and allowances	—	—	—	674	—
Attributable profit to the Group	1,760	1,579	1,812	2,283	2,298

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	450,694	475,897	496,404	522,372	530,093
Trading portfolio (w/o loans)	111,186	119,154	114,841	123,183	115,943
Available-for-sale financial assets	30,491	29,793	30,990	31,093	24,110
Due from credit institutions*	107,546	101,866	106,322	105,557	119,633
Intangible assets and property and equipment	11,063	11,262	11,797	11,312	11,331
Other assets	77,001	78,232	44,993	44,116	45,216
Total assets/liabilities & shareholders’ equity	787,981	816,205	805,348	837,632	846,327
Customer deposits*	303,637	304,698	324,555	330,727	326,924
Marketable debt securities*	98,498	106,027	117,162	125,748	139,710
Subordinated debt	14,372	14,390	14,985	14,176	14,052
Insurance liabilities	44,569	42,487	9,743	10,704	12,030
Due to credit institutions*	163,925	178,137	157,929	172,439	153,839
Other liabilities	133,665	142,871	151,927	154,696	165,149
Shareholders’ equity	29,315	27,595	29,047	29,143	34,623
Other customer funds under management	173,318	172,554	166,717	173,509	187,966
Mutual funds	114,174	113,618	117,102	119,838	131,147
Pension funds	29,190	27,709	27,442	29,450	29,996
Managed portfolios	15,322	15,850	16,795	17,835	19,439
Savings-insurance policies	14,632	15,377	5,378	6,385	7,383
Customer funds under management	589,824	597,669	623,420	644,159	668,652

(*) Includes all stock of concept classified in the balance sheet

Other information
NPL ratio**	0.88	0.85	0.84	0.80	0.80
NPL coverage**	175.07	175.01	175.03	176.49	164.23
Risk-weighted assets	391,856	402,812	411,015	422,833	418,932

(**).- 2006 data were drawn up on the basis of 2007 information

Continental Europe
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,856	1,440	417	29.0
Income from companies accounted for by the equity method	2	2	1	42.9
Net fees	1,115	855	260	30.4
Insurance activity	39	33	6	16.8
Commercial revenue	3,012	2,329	683	29.3
Gains (losses) on financial transactions	288	229	59	25.7
Gross operating income	3,300	2,558	742	29.0
Income from non-financial services (net) and other operating income	9	13	(3)	(25.2)
Operating expenses	(1,212)	(1,083)	(128)	11.8
General administrative expenses	(1,076)	(959)	(117)	12.2
Personnel	(718)	(654)	(64)	9.9
Other administrative expenses	(358)	(305)	(52)	17.2
Depreciation and amortisation	(136)	(124)	(12)	9.3
Net operating income	2,098	1,487	610	41.0
Net loan loss provisions	(271)	(228)	(43)	18.9
Other income	46	27	19	71.9
Profit before taxes	1,873	1,286	587	45.6
Tax on profit	(529)	(381)	(148)	38.8
Net profit from ordinary activity	1,344	905	439	48.5
Net profit from discontinued operations	—	40	(40)	(100.0)
Net consolidated profit	1,344	946	399	42.1
Minority interests	27	48	(21)	(43.4)
Attributable profit to the Group	1,317	898	419	46.7

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	278,028	223,323	54,705	24.5
Trading portfolio (w/o loans)	32,487	24,243	8,244	34.0
Available-for-sale financial assets	10,449	14,384	(3,935)	(27.4)
Due from credit institutions*	73,969	63,549	10,420	16.4
Intangible assets and property and equipment	4,697	4,655	42	0.9
Other assets	16,801	15,628	1,173	7.5
Total assets/liabilities & shareholders’ equity	416,430	345,782	70,649	20.4
Customer deposits*	139,144	127,670	11,475	9.0
Marketable debt securities*	52,815	31,112	21,703	69.8
Subordinated debt	2,386	2,251	136	6.0
Insurance liabilities	9,761	6,820	2,941	43.1
Due to credit institutions*	77,852	78,508	(655)	(0.8)
Other liabilities	112,590	82,675	29,916	36.2
Shareholders’ equity	21,882	16,748	5,134	30.7
Other customer funds under management	112,097	104,191	7,905	7.6
Mutual funds	85,014	83,385	1,629	2.0
Pension funds	11,432	10,080	1,353	13.4
Managed portfolios	8,267	6,304	1,964	31.2
Savings-insurance policies	7,383	4,423	2,960	66.9
Customer funds under management	306,442	265,224	41,219	15.5

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	25.99	22.23	3.76 p.
Efficiency ratio	35.90	41.20	(5.30 p.	)
NPL ratio	0.80	0.76	0.04 p.
NPL coverage	202.49	247.61	(45.12 p.	)
Number of employees (direct & indirect)	46,308	44,155	2,153		4.9
Number of branches	5,829	5,444	385		7.1

Continental Europe
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,440	1,532	1,613	1,622	1,856
Income from companies accounted for by the equity method	2	0	2	2	2
Net fees	855	887	965	946	1,115
Insurance activity	33	35	34	35	39
Commercial revenue	2,329	2,454	2,614	2,605	3,012
Gains (losses) on financial transactions	229	95	211	173	288
Gross operating income	2,558	2,549	2,825	2,778	3,300
Income from non-financial services (net) and other operating income	13	(7)	17	18	9
Operating expenses	(1,083)	(1,101)	(1,104)	(1,190)	(1,212)
General administrative expenses	(959)	(969)	(978)	(1,050)	(1,076)
Personnel	(654)	(663)	(663)	(707)	(718)
Other administrative expenses	(305)	(307)	(316)	(344)	(358)
Depreciation and amortisation	(124)	(132)	(126)	(140)	(136)
Net operating income	1,487	1,440	1,738	1,605	2,098
Net loan loss provisions	(228)	(379)	(412)	(293)	(271)
Other income	27	74	(46)	(85)	46
Profit before taxes (w/o capital gains)	1,286	1,135	1,279	1,227	1,873
Tax on profit	(381)	(317)	(370)	(347)	(529)
Net profit from ordinary activity	905	818	909	879	1,344
Net profit from discontinued operations	40	45	31	26	—
Net consolidated profit (w/o capital gains)	946	863	940	906	1,344
Minority interests	48	60	32	44	27
Attributable profit to the Group (w/o capital gains)	898	803	908	862	1,317
Net extraordinary gains and allowances	—	—	—	674	—
Attributable profit to the Group	898	803	908	1,535	1,317

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	223,323	240,044	256,188	271,687	278,028
Trading portfolio (w/o loans)	24,243	31,599	30,300	33,831	32,487
Available-for-sale financial assets	14,384	13,250	13,904	13,126	10,449
Due from credit institutions*	63,549	64,493	66,128	67,061	73,969
Intangible assets and property and equipment	4,655	4,983	5,241	4,558	4,697
Other assets	15,628	16,733	18,613	18,583	16,801
Total assets/liabilities & shareholders’ equity	345,782	371,102	390,375	408,846	416,430
Customer deposits*	127,670	128,791	137,056	140,231	139,144
Marketable debt securities*	31,112	35,066	42,092	47,632	52,815
Subordinated debt	2,251	2,185	2,621	2,362	2,386
Insurance liabilities	6,820	7,133	7,739	8,547	9,761
Due to credit institutions*	78,508	85,141	82,310	89,016	77,852
Other liabilities	82,675	96,037	101,102	103,090	112,590
Shareholders’ equity	16,748	16,748	17,453	17,967	21,882
Other customer funds under management	104,191	104,571	107,453	108,850	112,097
Mutual funds	83,385	82,617	84,259	83,566	85,014
Pension funds	10,080	10,260	10,581	11,398	11,432
Managed portfolios	6,304	6,825	7,235	7,501	8,267
Savings-insurance policies	4,423	4,869	5,378	6,385	7,383
Customer funds under management	265,224	270,614	289,222	299,076	306,442

(*) Includes all stock of concept classified in the balance sheet

Other information
NPL ratio**	0.84	0.80	0.81	0.80	0.80
NPL coverage**	221.71	227.60	224.57	223.80	202.49
Risk-weighted assets	224,261	243,986	253,120	258,781	258,788

(**).- 2006 data were drawn up on the basis of 2007 information

Santander Branch Network
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	650	537	113	21.1
Income from companies accounted for by the equity method	—	—	—	—
Net fees	423	359	64	17.9
Insurance activity	—	—	—	—
Commercial revenue	1,073	896	177	19.8
Gains (losses) on financial transactions	74	71	3	4.2
Gross operating income	1,147	967	180	18.7
Income from non-financial services (net) and other operating income	5	2	3	141.8
Operating expenses	(461)	(435)	(26)	6.0
General administrative expenses	(403)	(377)	(26)	7.0
Personnel	(303)	(289)	(14)	4.9
Other administrative expenses	(100)	(88)	(12)	14.1
Depreciation and amortisation	(58)	(58)	0	(0.6)
Net operating income	691	533	157	29.5
Net loan loss provisions	(52)	(65)	13	(20.3)
Other income	(0)	(4)	4	(98.8)
Profit before taxes	639	464	174	37.6
Tax on profit	(179)	(130)	(49)	37.4
Net profit from ordinary activity	460	334	126	37.7
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	460	334	126	37.7
Minority interests	0	0	0	267.7
Attributable profit to the Group	460	334	126	37.6

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	108,104	92,777	15,327	16.5
Trading portfolio (w/o loans)	—	—	—	—
Available-for-sale financial assets	3	2	0	11.5
Due from credit institutions*	93	94	(1)	(0.6)
Intangible assets and property and equipment	2,189	1,931	258	13.4
Other assets	507	761	(254)	(33.4)
Total assets/liabilities & shareholders’ equity	110,896	95,565	15,330	16.0
Customer deposits*	50,410	43,860	6,551	14.9
Marketable debt securities*	—	1	(1)	(100.0)
Subordinated debt	—	—	—	—
Insurance liabilities	—	—	—	—
Due to credit institutions*	26	37	(11)	(30.5)
Other liabilities	52,810	45,004	7,806	17.3
Shareholders’ equity	7,650	6,664	986	14.8
Other customer funds under management	57,134	55,526	1,608	2.9
Mutual funds	48,377	49,431	(1,054)	(2.1)
Pension funds	6,448	5,889	559	9.5
Managed portfolios	—	—	—	—
Savings-insurance policies	2,308	206	2,102	—
Customer funds under management	107,544	99,386	8,158	8.2

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	24.22	20.80	3.42 p.
Efficiency ratio	39.09	43.54	(4.45 p.	)
NPL ratio	0.56	0.56	—
NPL coverage	298.79	299.75	(0.96 p.	)
Number of employees (direct & indirect)	19,337	19,027	310		1.6
Number of branches	2,839	2,681	158		5.9

Santander Branch Network
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	537	583	609	635	650
Income from companies accounted for by the equity method	—	—	—	—	—
Net fees	359	397	408	427	423
Insurance activity	—	—	—	—	—
Commercial revenue	896	980	1,017	1,061	1,073
Gains (losses) on financial transactions	71	69	33	55	74
Gross operating income	967	1,048	1,051	1,116	1,147
Income from non-financial services (net) and other operating income	2	4	(1)	5	5
Operating expenses	(435)	(438)	(438)	(453)	(461)
General administrative expenses	(377)	(380)	(380)	(394)	(403)
Personnel	(289)	(289)	(285)	(293)	(303)
Other administrative expenses	(88)	(91)	(95)	(102)	(100)
Depreciation and amortisation	(58)	(58)	(58)	(58)	(58)
Net operating income	533	615	612	669	691
Net loan loss provisions	(65)	(139)	(84)	(50)	(52)
Other income	(4)	(7)	(2)	5	(0)
Profit before taxes (w/o capital gains)	464	469	526	624	639
Tax on profit	(130)	(130)	(148)	(169)	(179)
Net profit from ordinary activity	334	339	378	455	460
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	334	339	378	455	460
Minority interests	0	0	0	0	0
Attributable profit to the Group (w/o capital gains)	334	339	378	455	460
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	334	339	378	455	460

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	92,777	98,696	101,838	105,476	108,104
Trading portfolio (w/o loans)	—	—	—	—	—
Available-for-sale financial assets	2	3	3	3	3
Due from credit institutions*	94	91	102	116	93
Intangible assets and property and equipment	1,931	2,073	2,192	2,191	2,189
Other assets	761	839	816	661	507
Total assets/liabilities & shareholders’ equity	95,565	101,702	104,951	108,447	110,896
Customer deposits*	43,860	45,923	49,651	51,595	50,410
Marketable debt securities*	1	—	—	—	—
Subordinated debt	—	—	—	—	—
Insurance liabilities	—	—	—	—	—
Due to credit institutions*	37	32	96	86	26
Other liabilities	45,004	48,552	47,786	49,274	52,810
Shareholders’ equity	6,664	7,195	7,418	7,492	7,650
Other customer funds under management	55,526	54,227	54,862	55,650	57,134
Mutual funds	49,431	48,025	48,150	47,623	48,377
Pension funds	5,889	5,784	5,948	6,416	6,448
Managed portfolios	—	—	—	—	—
Savings-insurance policies	206	418	765	1,611	2,308
Customer funds under management	99,386	100,150	104,513	107,245	107,544

(*)	Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	0.56	0.55	0.57	0.57	0.56
NPL coverage	299.75	313.42	298.84	295.80	298.79
Risk-weighted assets	83,524	90,175	93,673	94,348	95,478
Spread	3.10	3.16	3.26	3.44	3.47
Spread loans	1.39	1.29	1.31	1.28	1.25
Spread deposits	1.71	1.87	1.95	2.16	2.22

Banesto
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	349	296	53	18.1
Income from companies accounted for by the equity method	0	0	0	39.9
Net fees	154	144	10	7.2
Insurance activity	12	8	4	47.6
Commercial revenue	516	448	68	15.1
Gains (losses) on financial transactions	38	34	3	9.4
Gross operating income	554	483	71	14.7
Income from non-financial services (net) and other operating income	(1)	4	(6)	—
Operating expenses	(241)	(230)	(11)	4.7
General administrative expenses	(213)	(204)	(9)	4.3
Personnel	(161)	(151)	(9)	6.2
Other administrative expenses	(52)	(53)	1	(1.2)
Depreciation and amortisation	(28)	(26)	(2)	8.1
Net operating income	311	257	55	21.3
Net loan loss provisions	(54)	(44)	(9)	21.1
Other income	4	6	(2)	(31.9)
Profit before taxes	262	218	43	19.8
Tax on profit	(77)	(70)	(7)	9.7
Net profit from ordinary activity	185	148	37	24.6
Net profit from discontinued operations	—	46	(46)	(100.0)
Net consolidated profit	185	194	(9)	(4.7)
Minority interests	22	46	(25)	(53.3)
Attributable profit to the Group	163	148	16	10.5

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	64,337	49,502	14,834	30.0
Trading portfolio (w/o loans)	6,445	4,513	1,932	42.8
Available-for-sale financial assets	6,221	10,788	(4,567)	(42.3)
Due from credit institutions*	21,514	17,670	3,843	21.7
Intangible assets and property and equipment	1,106	1,565	(459)	(29.4)
Other assets	3,034	5,622	(2,588)	(46.0)
Total assets/liabilities & shareholders’ equity	102,656	89,661	12,995	14.5
Customer deposits*	43,752	37,076	6,676	18.0
Marketable debt securities*	25,615	19,385	6,229	32.1
Subordinated debt	1,442	1,580	(138)	(8.8)
Insurance liabilities	—	1,769	(1,769)	(100.0)
Due to credit institutions*	19,400	17,449	1,951	11.2
Other liabilities	8,735	9,382	(647)	(6.9)
Shareholders’ equity	3,713	3,019	694	23.0
Other customer funds under management	16,227	15,991	236	1.5
Mutual funds	12,512	12,647	(135)	(1.1)
Pension funds	1,614	1,527	88	5.7
Managed portfolios	832	552	279	50.6
Savings-insurance policies	1,269	1,265	5	0.4
Customer funds under management	87,036	74,032	13,003	17.6

(*)	Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	18.45	20.42	(1.97 p.	)
Efficiency ratio	42.00	45.76	(3.76 p.	)
NPL ratio	0.42	0.46	(0.04 p.	)
NPL coverage	393.19	392.62	0.57 p.
Number of employees (direct & indirect)	10,831	10,563	268		2.5
Number of branches	1,892	1,705	187		11.0

Banesto
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	296	299	313	327	349
Income from companies accounted for by the equity method	0	(0)	0	0	0
Net fees	144	147	144	152	154
Insurance activity	8	11	10	12	12
Commercial revenue	448	457	467	491	516
Gains (losses) on financial transactions	34	33	31	25	38
Gross operating income	483	490	497	517	554
Income from non-financial services (net) and other operating income	4	(13)	13	6	(1)
Operating expenses	(230)	(233)	(236)	(238)	(241)
General administrative expenses	(204)	(200)	(206)	(210)	(213)
Personnel	(151)	(156)	(157)	(157)	(161)
Other administrative expenses	(53)	(45)	(48)	(54)	(52)
Depreciation and amortisation	(26)	(33)	(30)	(28)	(28)
Net operating income	257	245	275	285	311
Net loan loss provisions	(44)	(47)	(44)	(54)	(54)
Other income	6	35	(15)	(4)	4
Profit before taxes (w/o capital gains)	218	232	216	227	262
Tax on profit	(70)	(67)	(72)	(76)	(77)
Net profit from ordinary activity	148	165	144	151	185
Net profit from discontinued operations	46	46	31	27	—
Net consolidated profit (w/o capital gains)	194	211	174	178	185
Minority interests	46	57	28	41	22
Attributable profit to the Group (w/o capital gains)	148	154	146	137	163
Net extraordinary gains and allowances	—	—	—	674	—
Attributable profit to the Group	148	154	146	811	163

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	49,502	53,838	56,540	61,069	64,337
Trading portfolio (w/o loans)	4,513	4,690	4,247	5,191	6,445
Available-for-sale financial assets	10,788	11,061	11,598	9,339	6,221
Due from credit institutions*	17,670	20,313	19,933	21,113	21,514
Intangible assets and property and equipment	1,565	1,599	1,725	999	1,106
Other assets	5,622	6,263	6,125	5,619	3,034
Total assets/liabilities & shareholders’ equity	89,661	97,764	100,168	103,330	102,656
Customer deposits*	37,076	38,357	41,461	44,264	43,752
Marketable debt securities*	19,385	21,283	23,781	23,882	25,615
Subordinated debt	1,580	1,566	1,590	1,414	1,442
Insurance liabilities	1,769	1,606	1,596	1,230	—
Due to credit institutions*	17,449	21,778	18,956	19,947	19,400
Other liabilities	9,382	10,379	9,989	9,859	8,735
Shareholders’ equity	3,019	2,794	2,796	2,734	3,713
Other customer funds under management	15,991	16,434	16,638	16,886	16,227
Mutual funds	12,647	13,039	13,042	12,988	12,512
Pension funds	1,527	1,482	1,522	1,611	1,614
Managed portfolios	552	675	861	1,004	832
Savings-insurance policies	1,265	1,238	1,214	1,284	1,269
Customer funds under management	74,032	77,640	83,471	86,446	87,036

(*)	Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	0.46	0.45	0.43	0.42	0.42
NPL coverage	392.62	393.44	399.94	396.13	393.19
Risk-weighted assets	55,413	56,929	58,776	62,845	64,887
Spread (Retail Banking)	2.92	3.00	3.13	3.23	3.35
Spread loans	1.38	1.36	1.30	1.31	1.32
Spread deposits	1.54	1.64	1.83	1.92	2.03

Santander Consumer Finance
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%	% ex-Drive
Income statement
Net interest income	499	322	178	55.2	9.3
Income from companies accounted for by the equity method	2	1	1	43.3	43.3
Net fees	115	94	20	21.6	23.8
Insurance activity	—	—	—	—	—
Commercial revenue	616	417	199	47.6	12.7
Gains (losses) on financial transactions	4	12	(7)	(62.5)	(62.5)
Gross operating income	620	429	191	44.6	10.6
Income from non-financial services (net) and other operating income	9	10	(1)	(11.2)	(11.2)
Operating expenses	(189)	(156)	(33)	21.2	8.7
General administrative expenses	(174)	(142)	(32)	22.2	9.0
Personnel	(82)	(65)	(16)	24.7	8.2
Other administrative expenses	(92)	(77)	(15)	20.1	9.8
Depreciation and amortisation	(16)	(14)	(2)	11.4	5.3
Net operating income	440	283	157	55.5	11.0
Net loan loss provisions	(200)	(94)	(106)	113.5	21.2
Other income	3	(4)	7	—	—
Profit before taxes	242	184	58	31.5	10.1
Tax on profit	(72)	(57)	(14)	24.7	(4.3)
Net profit from ordinary activity	171	127	44	34.5	16.6
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit	171	127	44	34.5	16.6
Minority interests	5	1	4	332.3	140.1
Attributable profit to the Group	166	126	40	31.8	15.5

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	40,979	32,457	8,522	26.3
Trading portfolio (w/o loans)	13	51	(39)	(75.3)
Available-for-sale financial assets	58	42	16	38.0
Due from credit institutions*	6,896	5,415	1,481	27.3
Intangible assets and property and equipment	686	479	207	43.1
Other assets	1,406	1,244	161	13.0
Total assets/liabilities & shareholders’ equity	50,037	39,689	10,348	26.1
Customer deposits*	13,456	13,752	(296)	(2.1)
Marketable debt securities*	12,727	6,752	5,975	88.5
Subordinated debt	576	103	474	461.9
Insurance liabilities	—	—	—	—
Due to credit institutions*	19,696	16,308	3,388	20.8
Other liabilities	1,087	1,079	9	0.8
Shareholders’ equity	2,494	1,696	798	47.1
Other customer funds under management	392	343	49	14.4
Mutual funds	333	298	35	11.7
Pension funds	60	45	14	32.1
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	27,151	20,949	6,202	29.6

(*)	Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	28.87	30.11	(1.24 p.	)
Efficiency ratio	29.65	35.01	(5.36 p.	)
NPL ratio	2.66	2.41	0.25 p.
NPL coverage	114.43	124.43	(10.00 p.	)
Number of employees (direct & indirect)	6,374	5,288	1,086		20.5
Number of branches	279	276	3		1.1

Santander Consumer Finance
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	322	336	353	368	499
Income from companies accounted for by the equity method	1	1	2	2	2
Net fees	94	96	102	100	115
Insurance activity	—	—	—	—	—
Commercial revenue	417	433	456	470	616
Gains (losses) on financial transactions	12	14	8	15	4
Gross operating income	429	447	464	486	620
Income from non-financial services (net) and other operating income	10	5	7	8	9
Operating expenses	(156)	(164)	(164)	(170)	(189)
General administrative expenses	(142)	(150)	(149)	(151)	(174)
Personnel	(65)	(67)	(70)	(69)	(82)
Other administrative expenses	(77)	(83)	(80)	(82)	(92)
Depreciation and amortisation	(14)	(14)	(15)	(19)	(16)
Net operating income	283	287	307	324	440
Net loan loss provisions	(94)	(92)	(100)	(111)	(200)
Other income	(4)	25	(2)	(13)	3
Profit before taxes (w/o capital gains)	184	220	205	199	242
Tax on profit	(57)	(64)	(60)	(54)	(72)
Net profit from ordinary activity	127	157	146	145	171
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	127	157	146	145	171
Minority interests	1	2	3	3	5
Attributable profit to the Group (w/o capital gains)	126	155	143	142	166
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	126	155	143	142	166

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	32,457	34,477	35,735	39,461	40,979
Trading portfolio (w/o loans)	51	3	15	10	13
Available-for-sale financial assets	42	91	42	48	58
Due from credit institutions*	5,415	5,011	6,135	5,466	6,896
Intangible assets and property and equipment	479	619	621	643	686
Other assets	1,244	1,221	1,303	1,288	1,406
Total assets/liabilities & shareholders’ equity	39,689	41,423	43,851	46,917	50,037
Customer deposits*	13,752	14,197	14,036	13,439	13,456
Marketable debt securities*	6,752	5,961	7,126	10,427	12,727
Subordinated debt	103	160	577	578	576
Insurance liabilities	—	—	—	—	—
Due to credit institutions*	16,308	18,286	19,117	19,526	19,696
Other liabilities	1,079	1,501	1,463	1,342	1,087
Shareholders’ equity	1,696	1,318	1,531	1,604	2,494
Other customer funds under management	343	332	358	383	392
Mutual funds	298	287	306	323	333
Pension funds	45	45	52	60	60
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	20,949	20,650	22,098	24,827	27,151

(*)	Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	2.41	2.46	2.57	2.57	2.66
NPL coverage	124.43	119.46	113.83	114.10	114.43
Risk-weighted assets	28,405	31,810	31,465	33,713	32,936
Spread loans	4.79	4.58	4.15	3.83	3.69

Portugal
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	174	163	11	6.8
Income from companies accounted for by the equity method	—	—	—	—
Net fees	96	94	2	1.9
Insurance activity	7	5	2	35.6
Commercial revenue	277	262	15	5.6
Gains (losses) on financial transactions	31	13	18	135.1
Gross operating income	308	276	33	11.9
Income from non-financial services (net) and other operating income	(2)	(3)	1	(26.5)
Operating expenses	(132)	(123)	(9)	7.7
General administrative expenses	(116)	(108)	(8)	7.5
Personnel	(74)	(70)	(4)	5.1
Other administrative expenses	(42)	(37)	(4)	11.9
Depreciation and amortisation	(17)	(15)	(1)	9.2
Net operating income	174	150	24	16.0
Net loan loss provisions	6	3	3	74.2
Other income	(11)	(5)	(6)	122.1
Profit before taxes	169	148	21	14.0
Tax on profit	(37)	(34)	(3)	8.8
Net profit from ordinary activity	132	115	18	15.5
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	132	115	18	15.5
Minority interests	0	0	0	11.6
Attributable profit to the Group	132	114	18	15.5

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	27,942	25,505	2,437	9.6 **
Trading portfolio (w/o loans)	934	883	51	5.8
Available-for-sale financial assets	1,003	2,292	(1,290)	(56.3)
Due from credit institutions*	8,809	10,952	(2,142)	(19.6)
Intangible assets and property and equipment	431	439	(8)	(1.8)
Other assets	5,391	3,750	1,640	43.7
Total assets/liabilities & shareholders’ equity	44,509	43,820	689	1.6
Customer deposits*	11,380	11,669	(289)	(2.5)
Marketable debt securities*	11,371	3,372	7,999	237.2
Subordinated debt	368	532	(164)	(30.9)
Insurance liabilities	4,074	3,213	861	26.8
Due to credit institutions*	13,358	20,675	(7,317)	(35.4)
Other liabilities	1,696	2,256	(560)	(24.8)
Shareholders’ equity	2,261	2,104	158	7.5
Other customer funds under management	11,773	10,263	1,511	14.7
Mutual funds	6,160	5,922	238	4.0
Pension funds	1,453	1,032	420	40.7
Managed portfolios	355	355	(1)	(0.2)
Savings-insurance policies	3,806	2,953	853	28.9
Customer funds under management	34,892	25,836	9,057	35.1

(*)	Includes all stock of concept classified in the balance sheet

(**).-	Impacted by reclassification from available-for-sale financial assets. In like-for-like terms: +6%

Ratios (%) and other data
ROE	25.56	23.44	2.12 p.
Efficiency ratio	42.96	44.63	(1.67 p.	)
NPL ratio	1.16	0.71	0.45 p.
NPL coverage	127.55	258.04	(130.49 p.	)
Number of employees (direct & indirect)	6,172	6,265	(93)		(1.5)
Number of branches	731	694	37		5.3

Portugal
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	163	172	167	158	174
Income from companies accounted for by the equity method	—	—	—	—	—
Net fees	94	96	91	85	96
Insurance activity	5	4	5	4	7
Commercial revenue	262	273	263	247	277
Gains (losses) on financial transactions	13	3	7	34	31
Gross operating income	276	276	270	281	308
Income from non-financial services (net) and other operating income	(3)	(3)	(3)	(2)	(2)
Operating expenses	(123)	(126)	(127)	(146)	(132)
General administrative expenses	(108)	(110)	(111)	(129)	(116)
Personnel	(70)	(72)	(72)	(79)	(74)
Other administrative expenses	(37)	(38)	(39)	(50)	(42)
Depreciation and amortisation	(15)	(16)	(16)	(17)	(17)
Net operating income	150	148	140	133	174
Net loan loss provisions	3	(22)	(19)	(3)	6
Other income	(5)	(2)	10	(10)	(11)
Profit before taxes (w/o capital gains)	148	124	131	119	169
Tax on profit	(34)	(22)	(20)	(23)	(37)
Net profit from ordinary activity	115	102	111	96	132
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	115	102	111	96	132
Minority interests	0	0	0	0	0
Attributable profit to the Group (w/o capital gains)	114	102	111	96	132
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	114	102	111	96	132

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	25,505	27,768	27,471	28,366	27,942
Trading portfolio (w/o loans)	883	1,157	1,083	820	934
Available-for-sale financial assets	2,292	837	814	719	1,003
Due from credit institutions*	10,952	11,425	11,065	9,330	8,809
Intangible assets and property and equipment	439	445	442	437	431
Other assets	3,750	4,586	4,493	4,632	5,391
Total assets/liabilities & shareholders’ equity	43,820	46,218	45,368	44,304	44,509
Customer deposits*	11,669	11,839	11,568	12,122	11,380
Marketable debt securities*	3,372	5,825	9,316	8,720	11,371
Subordinated debt	532	424	420	370	368
Insurance liabilities	3,213	3,475	3,670	3,759	4,074
Due to credit institutions*	20,675	20,931	16,335	16,028	13,358
Other liabilities	2,256	2,137	2,404	1,749	1,696
Shareholders’ equity	2,104	1,587	1,656	1,558	2,261
Other customer funds under management	10,263	10,891	11,155	11,354	11,773
Mutual funds	5,922	5,940	6,006	6,040	6,160
Pension funds	1,032	1,373	1,380	1,448	1,453
Managed portfolios	355	364	370	376	355
Savings-insurance policies	2,953	3,214	3,399	3,490	3,806
Customer funds under management	25,836	28,978	32,458	32,565	34,892

(*)	Includes all stock of concept classified in the balance sheet

Other information
NPL ratio**	1.57	1.34	1.38	1.25	1.16
NPL coverage**	117.28	126.90	127.76	129.67	127.55
Risk-weighted assets	22,891	23,022	22,959	22,057	21,689
Spread (Retail Banking)	2.85	2.84	2.80	2.79	2.73
Spread loans	1.66	1.63	1.56	1.53	1.46
Spread deposits	1.19	1.21	1.24	1.26	1.27

(**).-	2006 data were drawn up on the basis of 2007 information

United Kingdom (Abbey)
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	572	509	62	12.2
Income from companies accounted for by the equity method	0	1	(1)	(87.8)
Net fees	251	252	(1)	(0.5)
Insurance activity	0	(0)	0	—
Commercial revenue	823	763	61	7.9
Gains (losses) on financial transactions	131	109	22	20.4
Gross operating income	955	872	83	9.5
Income from non-financial services (net) and other operating income	14	16	(2)	(10.1)
Operating expenses	(492)	(503)	11	(2.2)
General administrative expenses	(467)	(476)	9	(2.0)
Personnel	(261)	(272)	10	(3.9)
Other administrative expenses	(206)	(204)	(1)	0.6
Depreciation and amortisation	(25)	(27)	2	(6.2)
Net operating income	476	384	92	24.0
Net loan loss provisions	(81)	(88)	7	(7.9)
Other income	5	(1)	6	—
Profit before taxes	400	295	105	35.6
Tax on profit	(100)	(82)	(18)	22.0
Net profit from ordinary activity	300	213	87	40.8
Net profit from discontinued operations	—	31	(31)	(100.0)
Net consolidated profit	300	244	56	22.8
Minority interests	—	—	—	—
Attributable profit to the Group	300	244	56	22.8

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	192,666	173,841	18,826	10.8
Trading portfolio (w/o loans)	59,273	61,735	(2,461)	(4.0)
Available-for-sale financial assets	23	20	3	17.3
Due from credit institutions*	22,244	16,575	5,668	34.2
Intangible assets and property and equipment	4,945	5,044	(99)	(2.0)
Other assets	7,551	42,529	(34,979)	(82.2)
Total assets/liabilities & shareholders’ equity	286,702	299,744	(13,042)	(4.4)
Customer deposits*	112,292	109,039	3,252	3.0
Marketable debt securities*	82,528	61,049	21,480	35.2
Subordinated debt	9,216	11,045	(1,829)	(16.6)
Insurance liabilities	11	35,912	(35,901)	(100.0)
Due to credit institutions*	44,871	43,371	1,500	3.5
Other liabilities	33,839	36,240	(2,401)	(6.6)
Shareholders’ equity	3,946	3,088	857	27.8
Other customer funds under management	13,640	16,112	(2,473)	(15.3)
Mutual funds	13,640	5,904	7,736	131.0
Pension funds	—	—	—	—
Managed portfolios	—	—	—	—
Savings-insurance policies	—	10,209	(10,209)	(100.0)
Customer funds under management	217,675	197,245	20,430	10.4

(*)	Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	31.34	33.43	(2.09 p.	)
Efficiency ratio	50.81	56.83	(6.02 p.	)
NPL ratio	0.55	0.64	(0.09 p.	)
NPL coverage	81.38	79.32	2.06 p.
Number of employees (direct & indirect)	16,616	18,622	(2,006)		(10.8)
Number of branches	711	712	(1)		(0.1)

United Kingdom (Abbey)
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	509	524	534	541	572
Income from companies accounted for by the equity method	1	1	1	0	0
Net fees	252	255	260	258	251
Insurance activity	(0)	(0)	0	0	0
Commercial revenue	763	780	794	799	823
Gains (losses) on financial transactions	109	74	117	123	131
Gross operating income	872	854	912	922	955
Income from non-financial services (net) and other operating income	16	14	11	1	14
Operating expenses	(503)	(483)	(496)	(501)	(492)
General administrative expenses	(476)	(455)	(473)	(473)	(467)
Personnel	(272)	(263)	(264)	(263)	(261)
Other administrative expenses	(204)	(192)	(209)	(210)	(206)
Depreciation and amortisation	(27)	(27)	(23)	(28)	(25)
Net operating income	384	386	427	423	476
Net loan loss provisions	(88)	(115)	(103)	(80)	(81)
Other income	(1)	(1)	1	(0)	5
Profit before taxes (w/o capital gains)	295	270	325	343	400
Tax on profit	(82)	(80)	(97)	(83)	(100)
Net profit from ordinary activity	213	189	227	260	300
Net profit from discontinued operations	31	58	24	0	—
Net consolidated profit (w/o capital gains)	244	247	251	260	300
Minority interests	—	—	—	—	—
Attributable profit to the Group (w/o capital gains)	244	247	251	260	300
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	244	247	251	260	300

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	173,841	182,597	183,818	190,512	192,666
Trading portfolio (w/o loans)	61,735	62,873	59,899	61,507	59,273
Available-for-sale financial assets	20	20	22	23	23
Due from credit institutions*	16,575	12,586	17,987	18,185	22,244
Intangible assets and property and equipment	5,044	4,999	5,039	5,059	4,945
Other assets	42,529	46,303	9,839	8,691	7,551
Total assets/liabilities & shareholders’ equity	299,744	309,378	276,604	283,977	286,702
Customer deposits*	109,039	110,225	114,948	115,194	112,292
Marketable debt securities*	61,049	64,696	69,176	72,857	82,528
Subordinated debt	11,045	10,640	10,458	9,430	9,216
Insurance liabilities	35,912	33,528	71	71	11
Due to credit institutions*	43,371	55,599	45,513	51,020	44,871
Other liabilities	36,240	32,057	33,198	32,076	33,839
Shareholders’ equity	3,088	2,633	3,241	3,328	3,946
Other customer funds under management	16,112	17,146	6,276	8,307	13,640
Mutual funds	5,904	6,638	6,276	8,307	13,640
Pension funds	—	—	—	—	—
Managed portfolios	—	—	—	—	—
Savings-insurance policies	10,209	10,508	—	—	—
Customer funds under management	197,245	202,707	200,857	205,788	217,675

(*)	Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	0.64	0.63	0.64	0.60	0.55
NPL coverage	79.32	81.98	84.18	85.88	81.38
Risk-weighted assets	105,323	100,523	96,344	97,277	90,473
Spread (Retail Banking)	1.81	1.84	1.84	1.89	1.97
Spread loans	0.72	0.73	0.70	0.69	0.69
Spread deposits	1.09	1.11	1.14	1.20	1.28

United Kingdom (Abbey)
Million pound sterling

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	383	349	34	9.7
Income from companies accounted for by the equity method	0	1	(0)	(88.1)
Net fees	169	173	(5)	(2.7)
Insurance activity	0	(0)	0	—
Commercial revenue	552	523	29	5.5
Gains (losses) on financial transactions	88	75	13	17.7
Gross operating income	640	598	42	7.0
Income from non-financial services (net) and other operating income	9	11	(1)	(12.1)
Operating expenses	(330)	(345)	15	(4.4)
General administrative expenses	(313)	(327)	14	(4.2)
Personnel	(175)	(187)	11	(6.0)
Other administrative expenses	(138)	(140)	2	(1.7)
Depreciation and amortisation	(17)	(18)	2	(8.3)
Net operating income	319	264	56	21.2
Net loan loss provisions	(55)	(61)	6	(10.0)
Other income	3	(0)	4	—
Profit before taxes	268	203	66	32.5
Tax on profit	(67)	(56)	(11)	19.3
Net profit from ordinary activity	201	146	55	37.7
Net profit from discontinued operations	—	21	(21)	(100.0)
Net consolidated profit	201	167	34	20.1
Minority interests	—	—	—	—
Attributable profit to the Group	201	167	34	20.1

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	130,975	121,063	9,912	8.2
Trading portfolio (w/o loans)	40,294	42,992	(2,698)	(6.3)
Available-for-sale financial assets	16	14	2	14.5
Due from credit institutions*	15,121	11,543	3,578	31.0
Intangible assets and property and equipment	3,362	3,513	(151)	(4.3)
Other assets	5,133	29,617	(24,484)	(82.7)
Total assets/liabilities & shareholders’ equity	194,900	208,742	(13,841)	(6.6)
Customer deposits*	76,336	75,935	401	0.5
Marketable debt securities*	56,103	42,514	13,588	32.0
Subordinated debt	6,265	7,691	(1,427)	(18.5)
Insurance liabilities	7	25,009	(25,002)	(100.0)
Due to credit institutions*	30,503	30,203	299	1.0
Other liabilities	23,004	25,238	(2,234)	(8.9)
Shareholders’ equity	2,682	2,151	532	24.7
Other customer funds under management	9,272	11,221	(1,949)	(17.4)
Mutual funds	9,272	4,111	5,161	125.5
Pension funds	—	—	—	—
Managed portfolios	—	—	—	—
Savings-insurance policies	—	7,109	(7,109)	(100.0)
Customer funds under management	147,976	137,361	10,614	7.7

(*)	Includes all stock of concept classified in the balance sheet

United Kingdom (Abbey)
Million pound sterling

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	349	360	363	364	383
Income from companies accounted for by the equity method	1	1	0	0	0
Net fees	173	176	177	174	169
Insurance activity	(0)	(0)	0	0	0
Commercial revenue	523	537	540	538	552
Gains (losses) on financial transactions	75	51	80	83	88
Gross operating income	598	588	620	621	640
Income from non-financial services (net) and other operating income	11	10	7	1	9
Operating expenses	(345)	(332)	(337)	(337)	(330)
General administrative expenses	(327)	(313)	(322)	(318)	(313)
Personnel	(187)	(181)	(179)	(177)	(175)
Other administrative expenses	(140)	(132)	(142)	(141)	(138)
Depreciation and amortisation	(18)	(19)	(16)	(19)	(17)
Net operating income	264	265	290	285	319
Net loan loss provisions	(61)	(79)	(70)	(54)	(55)
Other income	(0)	(1)	1	(0)	3
Profit before taxes (w/o capital gains)	203	186	221	231	268
Tax on profit	(56)	(55)	(66)	(56)	(67)
Net profit from ordinary activity	146	130	155	175	201
Net profit from discontinued operations	21	40	16	0	—
Net consolidated profit (w/o capital gains)	167	170	171	175	201
Minority interests	—	—	—	—	—
Attributable profit to the Group (w/o capital gains)	167	170	171	175	201
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	167	170	171	175	201

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	121,063	126,375	124,573	127,929	130,975
Trading portfolio (w/o loans)	42,992	43,515	40,594	41,302	40,294
Available-for-sale financial assets	14	14	15	16	16
Due from credit institutions*	11,543	8,711	12,190	12,211	15,121
Intangible assets and property and equipment	3,513	3,460	3,415	3,397	3,362
Other assets	29,617	32,046	6,668	5,836	5,133
Total assets/liabilities & shareholders’ equity	208,742	214,121	187,455	190,690	194,900
Customer deposits*	75,935	76,287	77,900	77,353	76,336
Marketable debt securities*	42,514	44,776	46,880	48,924	56,103
Subordinated debt	7,691	7,364	7,087	6,332	6,265
Insurance liabilities	25,009	23,205	48	48	7
Due to credit institutions*	30,203	38,480	30,844	34,260	30,503
Other liabilities	25,238	22,186	22,499	21,539	23,004
Shareholders’ equity	2,151	1,823	2,196	2,235	2,682
Other customer funds under management	11,221	11,866	4,253	5,578	9,272
Mutual funds	4,111	4,594	4,253	5,578	9,272
Pension funds	—	—	—	—	—
Managed portfolios	—	—	—	—	—
Savings-insurance policies	7,109	7,273	—	—	—
Customer funds under management	137,361	140,294	136,121	138,187	147,976

(*)	Includes all stock of concept classified in the balance sheet

Latin America
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,471	1,225	246	20.1
Income from companies accounted for by the equity method	1	2	(1)	(33.4)
Net fees	709	634	75	11.8
Insurance activity	57	33	24	72.9
Commercial revenue	2,239	1,894	345	18.2
Gains (losses) on financial transactions	205	196	8	4.2
Gross operating income	2,444	2,091	353	16.9
Income from non-financial services (net) and other operating income	(36)	(24)	(12)	49.0
Operating expenses	(1,053)	(993)	(61)	6.1
General administrative expenses	(973)	(917)	(56)	6.1
Personnel	(523)	(499)	(24)	4.9
Other administrative expenses	(450)	(418)	(31)	7.5
Depreciation and amortisation	(80)	(75)	(5)	6.5
Net operating income	1,354	1,074	280	26.1
Net loan loss provisions	(327)	(184)	(142)	77.2
Other income	(4)	(6)	2	(32.5)
Profit before taxes	1,023	883	140	15.9
Tax on profit	(250)	(196)	(54)	27.5
Net profit from ordinary activity	773	687	86	12.5
Net profit from discontinued operations	—	7	(7)	(100.0)
Net consolidated profit	773	694	79	11.3
Minority interests	92	76	16	20.9
Attributable profit to the Group	681	618	63	10.1

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	59,399	53,530	5,869	11.0
Trading portfolio (w/o loans)	24,183	25,209	(1,026)	(4.1)
Available-for-sale financial assets	13,638	16,087	(2,449)	(15.2)
Due from credit institutions*	23,420	27,421	(4,001)	(14.6)
Intangible assets and property and equipment	1,689	1,364	325	23.8
Other assets	20,865	18,844	2,021	10.7
Total assets/liabilities & shareholders’ equity	143,194	142,455	739	0.5
Customer deposits*	75,488	66,929	8,559	12.8
Marketable debt securities*	4,367	6,337	(1,970)	(31.1)
Subordinated debt	2,450	1,077	1,373	127.5
Insurance liabilities	2,259	1,837	422	23.0
Due to credit institutions*	31,116	42,047	(10,931)	(26.0)
Other liabilities	18,720	14,751	3,969	26.9
Shareholders’ equity	8,795	9,479	(684)	(7.2)
Other customer funds under management	62,230	53,014	9,216	17.4
Mutual funds	32,494	24,885	7,609	30.6
Pension funds	18,564	19,110	(546)	(2.9)
Managed portfolios	11,172	9,018	2,153	23.9
Savings-insurance policies	—	—	—	—
Customer funds under management	144,534	127,356	17,178	13.5

(*)	Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	30.29	26.63	3.66 p.
Efficiency ratio	42.11	46.35	(4.24 p.	)
NPL ratio	1.50	1.71	(0.21 p.	)
NPL coverage	160.00	183.37	(23.37 p.	)
Number of employees (direct & indirect)	69,958	62,259	7,699		12.4
Number of branches	4,438	4,170	268		6.4

Latin America
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,225	1,290	1,366	1,399	1,471
Income from companies accounted for by the equity method	2	2	1	2	1
Net fees	634	617	622	682	709
Insurance activity	33	44	38	50	57
Commercial revenue	1,894	1,953	2,027	2,134	2,239
Gains (losses) on financial transactions	196	105	180	153	205
Gross operating income	2,091	2,058	2,207	2,286	2,444
Income from non-financial services (net) and other operating income	(24)	(26)	(21)	(48)	(36)
Operating expenses	(993)	(986)	(1,040)	(1,117)	(1,053)
General administrative expenses	(917)	(909)	(969)	(1,031)	(973)
Personnel	(499)	(500)	(511)	(543)	(523)
Other administrative expenses	(418)	(409)	(458)	(489)	(450)
Depreciation and amortisation	(75)	(77)	(72)	(86)	(80)
Net operating income	1,074	1,047	1,145	1,121	1,354
Net loan loss provisions	(184)	(205)	(171)	(299)	(327)
Other income	(6)	(123)	(69)	(55)	(4)
Profit before taxes (w/o capital gains)	883	719	905	768	1,023
Tax on profit	(196)	(118)	(189)	(205)	(250)
Net profit from ordinary activity	687	601	716	563	773
Net profit from discontinued operations	7	1	0	0	—
Net consolidated profit (w/o capital gains)	694	602	717	563	773
Minority interests	76	73	64	75	92
Attributable profit to the Group (w/o capital gains)	618	529	652	487	681
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	618	529	652	487	681

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	53,530	53,256	56,398	60,172	59,399
Trading portfolio (w/o loans)	25,209	24,682	24,641	27,846	24,183
Available-for-sale financial assets	16,087	16,523	17,064	17,943	13,638
Due from credit institutions*	27,421	24,787	22,207	20,310	23,420
Intangible assets and property and equipment	1,364	1,280	1,517	1,695	1,689
Other assets	18,844	15,196	16,541	16,842	20,865
Total assets/liabilities & shareholders’ equity	142,455	135,725	138,368	144,809	143,194
Customer deposits*	66,929	65,681	72,550	75,301	75,488
Marketable debt securities*	6,337	6,264	5,895	5,258	4,367
Subordinated debt	1,077	1,565	1,906	2,383	2,450
Insurance liabilities	1,837	1,825	1,932	2,086	2,259
Due to credit institutions*	42,047	37,397	30,106	32,403	31,116
Other liabilities	14,751	14,778	17,626	19,529	18,720
Shareholders’ equity	9,479	8,215	8,353	7,847	8,795
Other customer funds under management	53,014	50,837	52,989	56,352	62,230
Mutual funds	24,885	24,363	26,567	27,965	32,494
Pension funds	19,110	17,449	16,861	18,052	18,564
Managed portfolios	9,018	9,025	9,560	10,334	11,172
Savings-insurance policies	—	—	—	—	—
Customer funds under management	127,356	124,348	133,340	139,295	144,534

(*)	Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	1.71	1.77	1.65	1.38	1.50
NPL coverage	183.37	167.53	166.55	167.29	160.00
Risk-weighted assets	62,272	58,303	61,551	66,774	69,672

Latin America
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,928	1,472	456	31.0
Income from companies accounted for by the equity method	2	3	(1)	(27.4)
Net fees	929	762	167	22.0
Insurance activity	75	40	35	88.5
Commercial revenue	2,935	2,277	658	28.9
Gains (losses) on financial transactions	268	236	32	13.6
Gross operating income	3,203	2,513	690	27.5
Income from non-financial services (net) and other operating income	(48)	(29)	(18)	62.5
Operating expenses	(1,381)	(1,193)	(187)	15.7
General administrative expenses	(1,275)	(1,103)	(173)	15.7
Personnel	(686)	(600)	(86)	14.3
Other administrative expenses	(590)	(503)	(87)	17.3
Depreciation and amortisation	(105)	(91)	(15)	16.1
Net operating income	1,775	1,290	484	37.5
Net loan loss provisions	(428)	(222)	(207)	93.3
Other income	(5)	(7)	2	(26.4)
Profit before taxes	1,341	1,061	280	26.3
Tax on profit	(328)	(236)	(92)	39.0
Net profit from ordinary activity	1,013	825	187	22.7
Net profit from discontinued operations	—	9	(9)	(100.0)
Net consolidated profit	1,013	834	178	21.4
Minority interests	120	91	29	31.8
Attributable profit to the Group	892	743	149	20.1

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	79,107	64,792	14,315	22.1
Trading portfolio (w/o loans)	32,207	30,513	1,694	5.6
Available-for-sale financial assets	18,163	19,472	(1,309)	(6.7)
Due from credit institutions*	31,191	33,190	(2,000)	(6.0)
Intangible assets and property and equipment	2,250	1,651	599	36.3
Other assets	27,788	22,809	4,979	21.8
Total assets/liabilities & shareholders’ equity	190,706	172,428	18,279	10.6
Customer deposits*	100,535	81,010	19,524	24.1
Marketable debt securities*	5,816	7,671	(1,854)	(24.2)
Subordinated debt	3,263	1,303	1,959	150.4
Insurance liabilities	3,008	2,223	785	35.3
Due to credit institutions*	41,440	50,893	(9,453)	(18.6)
Other liabilities	24,931	17,854	7,077	39.6
Shareholders’ equity	11,714	11,473	240	2.1
Other customer funds under management	82,877	64,168	18,709	29.2
Mutual funds	43,275	30,121	13,155	43.7
Pension funds	24,724	23,131	1,592	6.9
Managed portfolios	14,878	10,916	3,963	36.3
Savings-insurance policies	—	—	—	—
Customer funds under management	192,491	154,152	38,339	24.9

(*)	Includes all stock of concept classified in the balance sheet

Latin America
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,472	1,617	1,735	1,794	1,928
Income from companies accounted for by the equity method	3	3	1	2	2
Net fees	762	775	792	875	929
Insurance activity	40	55	48	64	75
Commercial revenue	2,277	2,450	2,577	2,735	2,935
Gains (losses) on financial transactions	236	134	228	196	268
Gross operating income	2,513	2,583	2,805	2,932	3,203
Income from non-financial services (net) and other operating income	(29)	(33)	(27)	(61)	(48)
Operating expenses	(1,193)	(1,237)	(1,323)	(1,431)	(1,381)
General administrative expenses	(1,103)	(1,141)	(1,232)	(1,322)	(1,275)
Personnel	(600)	(627)	(650)	(696)	(686)
Other administrative expenses	(503)	(514)	(581)	(626)	(590)
Depreciation and amortisation	(91)	(96)	(91)	(110)	(105)
Net operating income	1,290	1,314	1,455	1,439	1,775
Net loan loss provisions	(222)	(256)	(219)	(381)	(428)
Other income	(7)	(151)	(88)	(70)	(5)
Profit before taxes (w/o capital gains)	1,061	907	1,149	988	1,341
Tax on profit	(236)	(151)	(239)	(262)	(328)
Net profit from ordinary activity	825	756	910	726	1,013
Net profit from discontinued operations	9	2	0	0	—
Net consolidated profit (w/o capital gains)	834	758	910	726	1,013
Minority interests	91	92	82	97	120
Attributable profit to the Group (w/o capital gains)	743	666	828	629	892
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	743	666	828	629	892

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	64,792	67,705	71,399	79,247	79,107
Trading portfolio (w/o loans)	30,513	31,378	31,196	36,673	32,207
Available-for-sale financial assets	19,472	21,006	21,603	23,631	18,163
Due from credit institutions*	33,190	31,512	28,115	26,749	31,191
Intangible assets and property and equipment	1,651	1,627	1,921	2,233	2,250
Other assets	22,809	19,319	20,941	22,181	27,788
Total assets/liabilities & shareholders’ equity	172,428	172,548	175,175	190,713	190,706
Customer deposits*	81,010	83,501	91,849	99,172	100,535
Marketable debt securities*	7,671	7,964	7,462	6,925	5,816
Subordinated debt	1,303	1,989	2,414	3,139	3,263
Insurance liabilities	2,223	2,321	2,446	2,747	3,008
Due to credit institutions*	50,893	47,543	38,114	42,675	41,440
Other liabilities	17,854	18,787	22,315	25,720	24,931
Shareholders’ equity	11,473	10,443	10,575	10,334	11,714
Other customer funds under management	64,168	64,630	67,084	74,215	82,877
Mutual funds	30,121	30,973	33,634	36,830	43,275
Pension funds	23,131	22,183	21,346	23,774	24,724
Managed portfolios	10,916	11,474	12,103	13,610	14,878
Savings-insurance policies	—	—	—	—	—
Customer funds under management	154,152	158,083	168,808	183,451	192,491

(*)	Includes all stock of concept classified in the balance sheet

Latin America. Results
Million euros

	Gross operating income		Net operating income		Attributable profit to the Group
	Q1 ’07	Var. (%)	Q1 ’07	Var. (%)	Q1 ’07	Var. (%)
Brazil	961	19.5	547	33.5	225	13.4
Mexico	615	20.0	364	36.3	156	9.8
Chile	353	6.2	210	8.4	131	14.9
Puerto Rico	82	18.8	32	55.4	10	35.5
Venezuela	151	41.2	67	36.4	46	8.2
Colombia	32	(2.1)	10	(18.5)	8	(54.2)
Argentina	149	19.0	80	25.9	53	37.2
Rest	27	(37.2)	(2)	—	12	(46.7)
Subtotal	2,369	17.0	1,307	26.6	639	9.9
Santander Private Banking	75	13.6	47	14.4	42	13.7
Total	2,444	16.9	1,354	26.1	681	10.1

Latin America. Results
Million dollars

	Gross operating income		Net operating income		Attributable profit to the Group
	Q1 ’07	Var. (%)	Q1 ’07	Var. (%)	Q1 ’07	Var. (%)
Brazil	1,260	30.3	717	45.6	294	23.7
Mexico	805	30.8	477	48.6	204	19.7
Chile	463	15.8	275	18.2	171	25.3
Puerto Rico	107	29.6	43	69.5	13	47.8
Venezuela	197	54.0	87	48.7	60	18.0
Colombia	42	6.8	13	(11.1)	11	(50.1)
Argentina	195	29.8	104	37.3	70	49.6
Rest	35	(31.6)	(3)	—	15	(41.9)
Subtotal	3,105	27.6	1,713	38.0	838	19.9
Santander Private Banking	98	23.9	61	24.7	54	24.0
Total	3,203	27.5	1,775	37.5	892	20.1

Brazil
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	525	467	58	12.5
Income from companies accounted for by the equity method	0	1	(0)	(59.8)
Net fees	281	239	42	17.7
Insurance activity	21	8	13	154.8
Commercial revenue	828	715	113	15.8
Gains (losses) on financial transactions	133	89	44	49.7
Gross operating income	961	804	157	19.5
Income from non-financial services (net) and other operating income	(2)	3	(5)	—
Operating expenses	(413)	(398)	(15)	3.7
General administrative expenses	(381)	(369)	(12)	3.2
Personnel	(192)	(197)	5	(2.4)
Other administrative expenses	(190)	(173)	(17)	9.6
Depreciation and amortisation	(31)	(29)	(3)	9.2
Net operating income	547	409	137	33.5
Net loan loss provisions	(174)	(102)	(72)	70.5
Other income	(20)	(0)	(20)	—
Profit before taxes	352	307	45	14.6
Tax on profit	(124)	(106)	(18)	16.8
Net profit from ordinary activity	228	201	27	13.4
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	228	201	27	13.4
Minority interests	4	3	0	11.9
Attributable profit to the Group	225	198	27	13.4

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	14,614	11,211	3,403	30.3
Trading portfolio (w/o loans)	7,055	8,375	(1,320)	(15.8)
Available-for-sale financial assets	2,708	6,307	(3,600)	(57.1)
Due from credit institutions*	2,425	8,005	(5,580)	(69.7)
Intangible assets and property and equipment	664	379	285	75.4
Other assets	10,567	9,318	1,250	13.4
Total assets/liabilities & shareholders’ equity	38,034	43,595	(5,562)	(12.8)
Customer deposits*	18,288	11,554	6,733	58.3
Marketable debt securities*	947	939	8	0.9
Subordinated debt	1,510	404	1,105	273.3
Insurance liabilities	1,550	1,209	341	28.2
Due to credit institutions*	5,592	19,648	(14,056)	(71.5)
Other liabilities	7,172	6,911	261	3.8
Shareholders’ equity	2,975	2,930	45	1.5
Other customer funds under management	18,326	13,070	5,256	40.2
Mutual funds	17,558	12,456	5,103	41.0
Pension funds	—	—	—	—
Managed portfolios	768	614	154	25.0
Savings-insurance policies	—	—	—	—
Customer funds under management	39,071	25,968	13,103	50.5

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	32.01	28.62	3.39	p.
Efficiency ratio	40.62	46.83	(6.21	p.)
NPL ratio	2.62	2.76	(0.14	p.)
NPL coverage	98.77	126.24	(27.47	p.)
Number of employees (direct & indirect)	21,680	21,171	509		2.4
Number of branches	2,044	1,877	167		8.9

Brazil
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	467	450	453	491	525
Income from companies accounted for by the equity method	1	0	(0)	0	0
Net fees	239	232	238	292	281
Insurance activity	8	16	14	19	21
Commercial revenue	715	699	705	802	828
Gains (losses) on financial transactions	89	88	161	100	133
Gross operating income	804	788	865	902	961
Income from non-financial services (net) and other operating income	3	5	7	(22)	(2)
Operating expenses	(398)	(396)	(413)	(419)	(413)
General administrative expenses	(369)	(369)	(386)	(387)	(381)
Personnel	(197)	(195)	(195)	(199)	(192)
Other administrative expenses	(173)	(174)	(192)	(188)	(190)
Depreciation and amortisation	(29)	(27)	(27)	(33)	(31)
Net operating income	409	397	460	461	547
Net loan loss provisions	(102)	(117)	(78)	(142)	(174)
Other income	(0)	(69)	(54)	(90)	(20)
Profit before taxes (w/o capital gains)	307	211	327	229	352
Tax on profit	(106)	(52)	(80)	(75)	(124)
Net profit from ordinary activity	201	160	247	154	228
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	201	160	247	154	228
Minority interests	3	2	3	2	4
Attributable profit to the Group (w/o capital gains)	198	157	244	152	225
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	198	157	244	152	225

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	11,211	11,222	11,943	13,990	14,614
Trading portfolio (w/o loans)	8,375	5,756	5,999	8,933	7,055
Available-for-sale financial assets	6,307	5,851	5,131	6,356	2,708
Due from credit institutions*	8,005	7,663	4,223	2,619	2,425
Intangible assets and property and equipment	379	376	565	650	664
Other assets	9,318	6,876	7,276	7,273	10,567
Total assets/liabilities & shareholders’ equity	43,595	37,744	35,137	39,821	38,034
Customer deposits*	11,554	11,244	15,862	17,282	18,288
Marketable debt securities*	939	1,058	861	817	947
Subordinated debt	404	936	1,118	1,430	1,510
Insurance liabilities	1,209	1,207	1,275	1,407	1,550
Due to credit institutions*	19,648	13,769	6,314	8,542	5,592
Other liabilities	6,911	6,943	7,165	7,915	7,172
Shareholders’ equity	2,930	2,588	2,543	2,428	2,975
Other customer funds under management	13,070	13,376	14,087	14,674	18,326
Mutual funds	12,456	12,759	13,453	13,988	17,558
Pension funds	—	—	—	—	—
Managed portfolios	614	617	635	686	768
Savings-insurance policies	—	—	—	—	—
Customer funds under management	25,968	26,613	31,928	34,203	39,071

(*) Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	2.76	3.06	2.82	2.38	2.62
NPL coverage	126.24	109.28	106.61	102.78	98.77
Risk-weighted assets	16,811	15,303	16,082	18,200	19,484
Spread (Retail Banking)	21.72	21.25	20.08	18.87	19.25
Spread loans	19.19	19.20	18.18	17.20	17.63
Spread deposits	2.53	2.05	1.90	1.67	1.62

Brazil
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	689	562	127	22.6
Income from companies accounted for by the equity method	0	1	(1)	(56.2)
Net fees	369	287	81	28.3
Insurance activity	28	10	18	177.9
Commercial revenue	1,085	860	226	26.2
Gains (losses) on financial transactions	175	107	68	63.2
Gross operating income	1,260	967	293	30.3
Income from non-financial services (net) and other operating income	(3)	4	(6)	—
Operating expenses	(541)	(478)	(62)	13.0
General administrative expenses	(500)	(444)	(56)	12.6
Personnel	(251)	(236)	(15)	6.4
Other administrative expenses	(248)	(208)	(41)	19.6
Depreciation and amortisation	(41)	(34)	(7)	19.1
Net operating income	717	492	224	45.6
Net loan loss provisions	(228)	(123)	(106)	85.9
Other income	(27)	(0)	(27)	—
Profit before taxes	461	369	92	24.9
Tax on profit	(162)	(127)	(35)	27.4
Net profit from ordinary activity	299	242	57	23.6
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	299	242	57	23.6
Minority interests	5	4	1	22.0
Attributable profit to the Group	294	238	56	23.7

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	19,463	13,570	5,893	43.4
Trading portfolio (w/o loans)	9,396	10,137	(741)	(7.3)
Available-for-sale financial assets	3,606	7,634	(4,028)	(52.8)
Due from credit institutions*	3,230	9,690	(6,460)	(66.7)
Intangible assets and property and equipment	884	458	426	93.0
Other assets	14,074	11,278	2,796	24.8
Total assets/liabilities & shareholders’ equity	50,653	52,768	(2,115)	(4.0)
Customer deposits*	24,355	13,985	10,370	74.2
Marketable debt securities*	1,262	1,137	125	11.0
Subordinated debt	2,010	489	1,521	310.8
Insurance liabilities	2,064	1,463	601	41.1
Due to credit institutions*	7,448	23,782	(16,334)	(68.7)
Other liabilities	9,552	8,365	1,187	14.2
Shareholders’ equity	3,962	3,547	415	11.7
Other customer funds under management	24,407	15,820	8,587	54.3
Mutual funds	23,384	15,077	8,308	55.1
Pension funds	—	—	—	—
Managed portfolios	1,023	743	279	37.6
Savings-insurance policies	—	—	—	—
Customer funds under management	52,034	31,431	20,603	65.5

(*) Includes all stock of concept classified in the balance sheet

Brazil
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	562	566	576	629	689
Income from companies accounted for by the equity method	1	1	(0)	0	0
Net fees	287	292	303	374	369
Insurance activity	10	20	17	24	28
Commercial revenue	860	878	897	1,028	1,085
Gains (losses) on financial transactions	107	111	202	128	175
Gross operating income	967	989	1,099	1,156	1,260
Income from non-financial services (net) and other operating income	4	6	9	(27)	(3)
Operating expenses	(478)	(497)	(525)	(538)	(541)
General administrative expenses	(444)	(462)	(491)	(496)	(500)
Personnel	(236)	(244)	(248)	(256)	(251)
Other administrative expenses	(208)	(218)	(244)	(241)	(248)
Depreciation and amortisation	(34)	(34)	(34)	(42)	(41)
Net operating income	492	498	583	591	717
Net loan loss provisions	(123)	(147)	(100)	(182)	(228)
Other income	(0)	(84)	(69)	(114)	(27)
Profit before taxes (w/o capital gains)	369	267	414	296	461
Tax on profit	(127)	(66)	(102)	(97)	(162)
Net profit from ordinary activity	242	201	313	199	299
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	242	201	313	199	299
Minority interests	4	3	4	3	5
Attributable profit to the Group (w/o capital gains)	238	198	309	196	294
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	238	198	309	196	294

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	13,570	14,266	15,119	18,425	19,463
Trading portfolio (w/o loans)	10,137	7,318	7,594	11,765	9,396
Available-for-sale financial assets	7,634	7,438	6,496	8,370	3,606
Due from credit institutions*	9,690	9,742	5,346	3,450	3,230
Intangible assets and property and equipment	458	478	716	856	884
Other assets	11,278	8,742	9,212	9,579	14,074
Total assets/liabilities & shareholders’ equity	52,768	47,984	44,484	52,445	50,653
Customer deposits*	13,985	14,294	20,081	22,760	24,355
Marketable debt securities*	1,137	1,345	1,091	1,076	1,262
Subordinated debt	489	1,190	1,415	1,883	2,010
Insurance liabilities	1,463	1,534	1,614	1,853	2,064
Due to credit institutions*	23,782	17,504	7,993	11,250	7,448
Other liabilities	8,365	8,826	9,071	10,424	9,552
Shareholders’ equity	3,547	3,291	3,219	3,198	3,962
Other customer funds under management	15,820	17,005	17,835	19,326	24,407
Mutual funds	15,077	16,220	17,031	18,423	23,384
Pension funds	—	—	—	—	—
Managed portfolios	743	784	803	903	1,023
Savings-insurance policies	—	—	—	—	—
Customer funds under management	31,431	33,833	40,421	45,045	52,034

(*) Includes all stock of concept classified in the balance sheet

Brazil
Million brazilian real

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,451	1,231	220	17.8
Income from companies accounted for by the equity method	1	2	(1)	(57.9)
Net fees	777	630	147	23.3
Insurance activity	58	22	37	167.0
Commercial revenue	2,287	1,885	402	21.3
Gains (losses) on financial transactions	368	234	133	56.9
Gross operating income	2,654	2,119	535	25.2
Income from non-financial services (net) and other operating income	(6)	8	(14)	—
Operating expenses	(1,139)	(1,049)	(90)	8.6
General administrative expenses	(1,053)	(974)	(80)	8.2
Personnel	(530)	(518)	(12)	2.3
Other administrative expenses	(523)	(456)	(68)	14.9
Depreciation and amortisation	(86)	(75)	(11)	14.4
Net operating income	1,510	1,079	431	39.9
Net loan loss provisions	(481)	(269)	(212)	78.7
Other income	(56)	(0)	(56)	—
Profit before taxes	972	810	162	20.1
Tax on profit	(342)	(279)	(63)	22.4
Net profit from ordinary activity	630	531	100	18.8
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	630	531	100	18.8
Minority interests	10	9	1	17.3
Attributable profit to the Group	620	522	98	18.8

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	39,422	29,664	9,758	32.9
Trading portfolio (w/o loans)	19,032	22,161	(3,128)	(14.1)
Available-for-sale financial assets	7,304	16,688	(9,384)	(56.2)
Due from credit institutions*	6,542	21,182	(14,639)	(69.1)
Intangible assets and property and equipment	1,792	1,002	790	78.8
Other assets	28,506	24,654	3,852	15.6
Total assets/liabilities & shareholders’ equity	102,598	115,350	(12,753)	(11.1)
Customer deposits*	49,332	30,571	18,760	61.4
Marketable debt securities*	2,556	2,486	70	2.8
Subordinated debt	4,072	1,070	3,002	280.6
Insurance liabilities	4,181	3,198	982	30.7
Due to credit institutions*	15,085	51,987	(36,901)	(71.0)
Other liabilities	19,347	18,285	1,062	5.8
Shareholders’ equity	8,025	7,754	272	3.5
Other customer funds under management	49,436	34,582	14,854	43.0
Mutual funds	47,365	32,957	14,407	43.7
Pension funds	—	—	—	—
Managed portfolios	2,071	1,625	446	27.5
Savings-insurance policies	—	—	—	—
Customer funds under management	105,396	68,709	36,687	53.4

(*) Includes all stock of concept classified in the balance sheet

Brazil
Million brazilian real

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,231	1,237	1,251	1,357	1,451
Income from companies accounted for by the equity method	2	1	(0)	1	1
Net fees	630	638	658	807	777
Insurance activity	22	44	38	53	58
Commercial revenue	1,885	1,920	1,946	2,217	2,287
Gains (losses) on financial transactions	234	243	440	276	368
Gross operating income	2,119	2,163	2,387	2,493	2,654
Income from non-financial services (net) and other operating income	8	13	21	(60)	(6)
Operating expenses	(1,049)	(1,086)	(1,140)	(1,160)	(1,139)
General administrative expenses	(974)	(1,011)	(1,066)	(1,070)	(1,053)
Personnel	(518)	(534)	(537)	(551)	(530)
Other administrative expenses	(456)	(477)	(529)	(519)	(523)
Depreciation and amortisation	(75)	(75)	(74)	(90)	(86)
Net operating income	1,079	1,090	1,267	1,274	1,510
Net loan loss provisions	(269)	(321)	(217)	(392)	(481)
Other income	(0)	(185)	(149)	(246)	(56)
Profit before taxes (w/o capital gains)	810	585	900	636	972
Tax on profit	(279)	(144)	(221)	(208)	(342)
Net profit from ordinary activity	531	440	679	427	630
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	531	440	679	427	630
Minority interests	9	6	8	6	10
Attributable profit to the Group (w/o capital gains)	522	434	671	421	620
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	522	434	671	421	620

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	29,664	30,858	32,862	39,337	39,422
Trading portfolio (w/o loans)	22,161	15,828	16,506	25,118	19,032
Available-for-sale financial assets	16,688	16,089	14,120	17,871	7,304
Due from credit institutions*	21,182	21,071	11,620	7,365	6,542
Intangible assets and property and equipment	1,002	1,034	1,556	1,827	1,792
Other assets	24,654	18,908	20,022	20,452	28,506
Total assets/liabilities & shareholders’ equity	115,350	103,789	96,686	111,969	102,598
Customer deposits*	30,571	30,919	43,646	48,593	49,332
Marketable debt securities*	2,486	2,909	2,370	2,297	2,556
Subordinated debt	1,070	2,573	3,075	4,021	4,072
Insurance liabilities	3,198	3,318	3,509	3,957	4,181
Due to credit institutions*	51,987	37,862	17,373	24,019	15,085
Other liabilities	18,285	19,091	19,715	22,255	19,347
Shareholders’ equity	7,754	7,118	6,998	6,827	8,025
Other customer funds under management	34,582	36,781	38,764	41,261	49,436
Mutual funds	32,957	35,084	37,018	39,332	47,365
Pension funds	—	—	—	—	—
Managed portfolios	1,625	1,697	1,746	1,928	2,071
Savings-insurance policies	—	—	—	—	—
Customer funds under management	68,709	73,182	87,856	96,172	105,396

(*) Includes all stock of concept classified in the balance sheet

Mexico
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	457	342	115	33.6
Income from companies accounted for by the equity method	0	—	0	—
Net fees	140	139	1	1.0
Insurance activity	10	6	4	63.7
Commercial revenue	607	487	120	24.7
Gains (losses) on financial transactions	8	26	(18)	(69.7)
Gross operating income	615	512	102	20.0
Income from non-financial services (net) and other operating income	(20)	(17)	(2)	13.3
Operating expenses	(231)	(228)	(3)	1.3
General administrative expenses	(212)	(211)	(1)	0.5
Personnel	(111)	(108)	(4)	3.3
Other administrative expenses	(101)	(103)	2	(2.4)
Depreciation and amortisation	(19)	(17)	(2)	11.2
Net operating income	364	267	97	36.3
Net loan loss provisions	(90)	(30)	(60)	201.4
Other income	(3)	(12)	9	(78.7)
Profit before taxes	271	225	46	20.5
Tax on profit	(66)	(37)	(29)	76.8
Net profit from ordinary activity	206	188	18	9.4
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	206	188	18	9.4
Minority interests	50	46	4	8.2
Attributable profit to the Group	156	142	14	9.8

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	13,750	13,153	597	4.5
Trading portfolio (w/o loans)	13,249	14,138	(890)	(6.3)
Available-for-sale financial assets	6,406	4,399	2,007	45.6
Due from credit institutions*	5,524	7,897	(2,373)	(30.0)
Intangible assets and property and equipment	365	315	50	15.8
Other assets	5,610	5,464	146	2.7
Total assets/liabilities & shareholders’ equity	44,904	45,368	(464)	(1.0)
Customer deposits*	22,631	23,818	(1,188)	(5.0)
Marketable debt securities*	996	2,742	(1,746)	(63.7)
Subordinated debt	58	62	(4)	(6.8)
Insurance liabilities	92	70	22	30.8
Due to credit institutions*	12,273	11,982	291	2.4
Other liabilities	6,800	4,327	2,473	57.1
Shareholders’ equity	2,054	2,366	(311)	(13.2)
Other customer funds under management	12,403	10,942	1,461	13.3
Mutual funds	9,017	7,662	1,355	17.7
Pension funds	3,386	3,280	106	3.2
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	36,088	37,565	(1,477)	(3.9)

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	25.41	24.11	1.30	p.
Efficiency ratio	37.29	44.23	(6.94	p.)
NPL ratio	0.83	0.69	0.14	p.
NPL coverage	241.35	335.91	(94.56	p.)
Number of employees (direct & indirect)	17,283	14,116	3,167		22.4
Number of branches	1,038	1,012	26		2.6

Mexico
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	342	345	417	454	457
Income from companies accounted for by the equity method	—	—	—	(0)	0
Net fees	139	129	124	145	140
Insurance activity	6	7	6	5	10
Commercial revenue	487	480	547	604	607
Gains (losses) on financial transactions	26	(7)	(41)	19	8
Gross operating income	512	473	506	623	615
Income from non-financial services (net) and other operating income	(17)	(20)	(18)	(18)	(20)
Operating expenses	(228)	(211)	(238)	(267)	(231)
General administrative expenses	(211)	(195)	(220)	(247)	(212)
Personnel	(108)	(100)	(106)	(111)	(111)
Other administrative expenses	(103)	(96)	(114)	(136)	(101)
Depreciation and amortisation	(17)	(16)	(18)	(20)	(19)
Net operating income	267	242	250	338	364
Net loan loss provisions	(30)	(39)	(41)	(97)	(90)
Other income	(12)	(1)	(5)	21	(3)
Profit before taxes (w/o capital gains)	225	202	205	261	271
Tax on profit	(37)	(25)	(52)	(85)	(66)
Net profit from ordinary activity	188	177	153	176	206
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	188	177	153	176	206
Minority interests	46	42	38	40	50
Attributable profit to the Group (w/o capital gains)	142	135	115	136	156
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	142	135	115	136	156

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	13,153	12,939	14,073	15,647	13,750
Trading portfolio (w/o loans)	14,138	15,844	15,084	15,084	13,249
Available-for-sale financial assets	4,399	5,616	6,944	6,686	6,406
Due from credit institutions*	7,897	7,241	9,427	7,844	5,524
Intangible assets and property and equipment	315	291	320	368	365
Other assets	5,464	4,054	4,981	4,401	5,610
Total assets/liabilities & shareholders’ equity	45,368	45,985	50,829	50,032	44,904
Customer deposits*	23,818	23,172	23,944	23,416	22,631
Marketable debt securities*	2,742	2,580	2,496	2,215	996
Subordinated debt	62	60	61	57	58
Insurance liabilities	70	70	81	88	92
Due to credit institutions*	11,982	13,623	16,343	15,505	12,273
Other liabilities	4,327	4,280	5,598	6,507	6,800
Shareholders’ equity	2,366	2,200	2,307	2,244	2,054
Other customer funds under management	10,942	10,120	11,583	11,689	12,403
Mutual funds	7,662	7,138	8,375	8,395	9,017
Pension funds	3,280	2,982	3,208	3,295	3,386
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	37,565	35,931	38,084	37,377	36,088

(*) Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	0.69	0.89	0.90	0.64	0.83
NPL coverage	335.91	251.48	240.83	279.19	241.35
Risk-weighted assets	13,017	12,778	15,196	15,850	15,965
Spread (Retail Banking)	11.62	12.21	13.64	14.20	14.39
Spread loans	8.13	9.05	10.34	10.72	10.84
Spread deposits	3.49	3.16	3.30	3.48	3.55

Mexico
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	599	411	188	45.7
Income from companies accounted for by the equity method	0	—	0	—
Net fees	184	167	17	10.1
Insurance activity	13	7	6	78.5
Commercial revenue	795	585	210	36.0
Gains (losses) on financial transactions	10	31	(21)	(67.0)
Gross operating income	805	616	190	30.8
Income from non-financial services (net) and other operating income	(26)	(21)	(5)	23.6
Operating expenses	(302)	(273)	(29)	10.5
General administrative expenses	(278)	(253)	(24)	9.6
Personnel	(146)	(129)	(16)	12.6
Other administrative expenses	(132)	(124)	(8)	6.5
Depreciation and amortisation	(24)	(20)	(4)	21.2
Net operating income	477	321	156	48.6
Net loan loss provisions	(118)	(36)	(82)	228.6
Other income	(3)	(14)	11	(76.7)
Profit before taxes	356	271	85	31.4
Tax on profit	(86)	(45)	(41)	92.8
Net profit from ordinary activity	270	226	44	19.3
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	270	226	44	19.3
Minority interests	66	56	10	18.0
Attributable profit to the Group	204	170	34	19.7

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	18,312	15,921	2,392	15.0
Trading portfolio (w/o loans)	17,644	17,113	531	3.1
Available-for-sale financial assets	8,532	5,325	3,206	60.2
Due from credit institutions*	7,357	9,559	(2,202)	(23.0)
Intangible assets and property and equipment	487	382	105	27.5
Other assets	7,471	6,614	857	13.0
Total assets/liabilities & shareholders’ equity	59,803	54,913	4,890	8.9
Customer deposits*	30,140	28,830	1,310	4.5
Marketable debt securities*	1,327	3,319	(1,992)	(60.0)
Subordinated debt	77	75	2	2.5
Insurance liabilities	122	85	37	43.9
Due to credit institutions*	16,345	14,503	1,842	12.7
Other liabilities	9,056	5,237	3,819	72.9
Shareholders’ equity	2,736	2,863	(128)	(4.5)
Other customer funds under management	16,518	13,244	3,274	24.7
Mutual funds	12,009	9,275	2,734	29.5
Pension funds	4,509	3,970	539	13.6
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	48,062	45,469	2,594	5.7

(*) Includes all stock of concept classified in the balance sheet

Mexico
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	411	432	529	580	599
Income from companies accounted for by the equity method	—	—	—	(0)	0
Net fees	167	162	158	186	184
Insurance activity	7	8	8	6	13
Commercial revenue	585	603	694	772	795
Gains (losses) on financial transactions	31	(8)	(51)	24	10
Gross operating income	616	595	644	796	805
Income from non-financial services (net) and other operating income	(21)	(25)	(22)	(23)	(26)
Operating expenses	(273)	(265)	(302)	(341)	(302)
General administrative expenses	(253)	(246)	(279)	(316)	(278)
Personnel	(129)	(125)	(135)	(142)	(146)
Other administrative expenses	(124)	(120)	(145)	(174)	(132)
Depreciation and amortisation	(20)	(20)	(23)	(25)	(24)
Net operating income	321	304	319	431	477
Net loan loss provisions	(36)	(48)	(51)	(123)	(118)
Other income	(14)	(1)	(6)	26	(3)
Profit before taxes (w/o capital gains)	271	254	261	334	356
Tax on profit	(45)	(32)	(66)	(108)	(86)
Net profit from ordinary activity	226	222	195	226	270
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	226	222	195	226	270
Minority interests	56	53	48	52	66
Attributable profit to the Group (w/o capital gains)	170	169	147	175	204
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	170	169	147	175	204

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	15,921	16,450	17,816	20,607	18,312
Trading portfolio (w/o loans)	17,113	20,142	19,097	19,866	17,644
Available-for-sale financial assets	5,325	7,139	8,791	8,806	8,532
Due from credit institutions*	9,559	9,205	11,934	10,331	7,357
Intangible assets and property and equipment	382	370	406	485	487
Other assets	6,614	5,154	6,305	5,797	7,471
Total assets/liabilities & shareholders’ equity	54,913	58,461	64,349	65,892	59,803
Customer deposits*	28,830	29,459	30,313	30,839	30,140
Marketable debt securities*	3,319	3,280	3,160	2,917	1,327
Subordinated debt	75	76	77	75	77
Insurance liabilities	85	89	102	116	122
Due to credit institutions*	14,503	17,319	20,690	20,420	16,345
Other liabilities	5,237	5,442	7,087	8,570	9,056
Shareholders’ equity	2,863	2,797	2,921	2,955	2,736
Other customer funds under management	13,244	12,865	14,664	15,395	16,518
Mutual funds	9,275	9,074	10,602	11,056	12,009
Pension funds	3,970	3,791	4,062	4,339	4,509
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	45,469	45,679	48,214	49,226	48,062

(*) Includes all stock of concept classified in the balance sheet

Mexico
Million new mexican peso

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	6,596	4,355	2,241	51.5
Income from companies accounted for by the equity method	0	—	0	—
Net fees	2,025	1,769	256	14.5
Insurance activity	139	75	64	85.6
Commercial revenue	8,761	6,199	2,562	41.3
Gains (losses) on financial transactions	112	327	(214)	(65.7)
Gross operating income	8,873	6,525	2,347	36.0
Income from non-financial services (net) and other operating income	(285)	(222)	(63)	28.5
Operating expenses	(3,328)	(2,899)	(430)	14.8
General administrative expenses	(3,059)	(2,684)	(374)	13.9
Personnel	(1,607)	(1,372)	(234)	17.1
Other administrative expenses	(1,452)	(1,312)	(140)	10.7
Depreciation and amortisation	(270)	(214)	(56)	26.0
Net operating income	5,259	3,405	1,854	54.5
Net loan loss provisions	(1,302)	(381)	(921)	241.6
Other income	(37)	(153)	116	(75.8)
Profit before taxes	3,920	2,870	1,050	36.6
Tax on profit	(949)	(473)	(475)	100.4
Net profit from ordinary activity	2,971	2,397	575	24.0
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	2,971	2,397	575	24.0
Minority interests	725	591	134	22.6
Attributable profit to the Group	2,246	1,805	441	24.4

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	201,272	174,052	27,220	15.6
Trading portfolio (w/o loans)	193,929	187,089	6,841	3.7
Available-for-sale financial assets	93,771	58,217	35,554	61.1
Due from credit institutions*	80,860	104,498	(23,639)	(22.6)
Intangible assets and property and equipment	5,347	4,173	1,174	28.1
Other assets	82,116	72,307	9,809	13.6
Total assets/liabilities & shareholders’ equity	657,295	600,335	56,959	9.5
Customer deposits*	331,266	315,181	16,085	5.1
Marketable debt securities*	14,584	36,284	(21,700)	(59.8)
Subordinated debt	849	824	25	3.0
Insurance liabilities	1,344	929	415	44.7
Due to credit institutions*	179,648	158,555	21,093	13.3
Other liabilities	99,535	57,257	42,277	73.8
Shareholders’ equity	30,070	31,305	(1,235)	(3.9)
Other customer funds under management	181,552	144,795	36,757	25.4
Mutual funds	131,990	101,394	30,596	30.2
Pension funds	49,562	43,401	6,161	14.2
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	528,251	497,084	31,167	6.3

(*) Includes all stock of concept classified in the balance sheet

Mexico
Million new mexican peso

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	4,355	4,813	5,780	6,319	6,596
Income from companies accounted for by the equity method	—	—	—	(0)	0
Net fees	1,769	1,807	1,725	2,023	2,025
Insurance activity	75	91	87	68	139
Commercial revenue	6,199	6,711	7,591	8,411	8,761
Gains (losses) on financial transactions	327	(80)	(550)	258	112
Gross operating income	6,525	6,631	7,041	8,669	8,873
Income from non-financial services (net) and other operating income	(222)	(277)	(246)	(256)	(285)
Operating expenses	(2,899)	(2,959)	(3,307)	(3,716)	(3,328)
General administrative expenses	(2,684)	(2,740)	(3,056)	(3,439)	(3,059)
Personnel	(1,372)	(1,398)	(1,476)	(1,545)	(1,607)
Other administrative expenses	(1,312)	(1,342)	(1,580)	(1,894)	(1,452)
Depreciation and amortisation	(214)	(219)	(251)	(277)	(270)
Net operating income	3,405	3,395	3,488	4,697	5,259
Net loan loss provisions	(381)	(536)	(562)	(1,344)	(1,302)
Other income	(153)	(19)	(65)	284	(37)
Profit before taxes (w/o capital gains)	2,870	2,839	2,861	3,638	3,920
Tax on profit	(473)	(363)	(721)	(1,175)	(949)
Net profit from ordinary activity	2,397	2,477	2,140	2,463	2,971
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	2,397	2,477	2,140	2,463	2,971
Minority interests	591	590	526	561	725
Attributable profit to the Group (w/o capital gains)	1,805	1,887	1,614	1,901	2,246
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	1,805	1,887	1,614	1,901	2,246

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	174,052	185,463	195,797	223,569	201,272
Trading portfolio (w/o loans)	187,089	227,090	209,872	215,522	193,929
Available-for-sale financial assets	58,217	80,493	96,614	95,535	93,771
Due from credit institutions*	104,498	103,785	131,156	112,081	80,860
Intangible assets and property and equipment	4,173	4,175	4,459	5,265	5,347
Other assets	72,307	58,113	69,296	62,889	82,116
Total assets/liabilities & shareholders’ equity	600,335	659,119	707,193	714,861	657,295
Customer deposits*	315,181	332,135	333,140	334,568	331,266
Marketable debt securities*	36,284	36,976	34,727	31,648	14,584
Subordinated debt	824	853	845	818	849
Insurance liabilities	929	1,008	1,121	1,254	1,344
Due to credit institutions*	158,555	195,265	227,380	221,539	179,648
Other liabilities	57,257	61,352	77,883	92,973	99,535
Shareholders’ equity	31,305	31,531	32,097	32,061	30,070
Other customer funds under management	144,795	145,048	161,157	167,019	181,552
Mutual funds	101,394	102,309	116,520	119,946	131,990
Pension funds	43,401	42,738	44,637	47,072	49,562
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	497,084	515,012	529,869	534,053	528,251

(*) Includes all stock of concept classified in the balance sheet

Chile
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	215	197	18	9.2
Income from companies accounted for by the equity method	(0)	0	(1)	—
Net fees	91	86	5	5.9
Insurance activity	10	8	2	25.0
Commercial revenue	316	291	25	8.5
Gains (losses) on financial transactions	38	42	(4)	(9.8)
Gross operating income	353	332	21	6.2
Income from non-financial services (net) and other operating income	(5)	(2)	(3)	104.2
Operating expenses	(138)	(136)	(2)	1.4
General administrative expenses	(126)	(123)	(3)	2.0
Personnel	(75)	(74)	(1)	1.7
Other administrative expenses	(50)	(49)	(1)	2.6
Depreciation and amortisation	(13)	(13)	1	(4.9)
Net operating income	210	194	16	8.4
Net loan loss provisions	(31)	(36)	4	(12.6)
Other income	12	(1)	13	—
Profit before taxes	190	157	33	21.1
Tax on profit	(31)	(25)	(6)	23.0
Net profit from ordinary activity	160	132	27	20.8
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	160	132	27	20.8
Minority interests	29	19	10	56.2
Attributable profit to the Group	131	114	17	14.9

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	15,494	15,253	240	1.6
Trading portfolio (w/o loans)	1,426	990	436	44.1
Available-for-sale financial assets	711	1,210	(499)	(41.2)
Due from credit institutions*	2,678	4,458	(1,780)	(39.9)
Intangible assets and property and equipment	301	318	(16)	(5.2)
Other assets	1,500	1,378	122	8.8
Total assets/liabilities & shareholders’ equity	22,110	23,606	(1,496)	(6.3)
Customer deposits*	13,372	13,261	111	0.8
Marketable debt securities*	1,467	1,603	(136)	(8.5)
Subordinated debt	690	610	80	13.1
Insurance liabilities	59	47	12	26.2
Due to credit institutions*	3,586	5,288	(1,702)	(32.2)
Other liabilities	1,520	1,016	504	49.6
Shareholders’ equity	1,416	1,781	(365)	(20.5)
Other customer funds under management	12,213	10,509	1,704	16.2
Mutual funds	3,811	2,941	870	29.6
Pension funds	8,402	7,568	834	11.0
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	27,742	25,983	1,759	6.8

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	37.07	26.20	10.87	p.
Efficiency ratio	39.15	41.01	(1.86	p.)
NPL ratio	1.70	2.15	(0.45	p.)
NPL coverage	147.57	165.07	(17.50	p.)
Number of employees (direct & indirect)	13,331	11,249	2,082		18.5
Number of branches	442	410	32		7.8

Chile
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	197	264	256	194	215
Income from companies accounted for by the equity method	0	0	0	0	(0)
Net fees	86	84	83	86	91
Insurance activity	8	11	9	8	10
Commercial revenue	291	359	348	289	316
Gains (losses) on financial transactions	42	6	26	38	38
Gross operating income	332	365	374	326	353
Income from non-financial services (net) and other operating income	(2)	(4)	(2)	(3)	(5)
Operating expenses	(136)	(144)	(143)	(157)	(138)
General administrative expenses	(123)	(125)	(134)	(146)	(126)
Personnel	(74)	(80)	(81)	(97)	(75)
Other administrative expenses	(49)	(45)	(54)	(49)	(50)
Depreciation and amortisation	(13)	(19)	(9)	(11)	(13)
Net operating income	194	217	229	166	210
Net loan loss provisions	(36)	(30)	(23)	(20)	(31)
Other income	(1)	(18)	(29)	41	12
Profit before taxes (w/o capital gains)	157	169	177	186	190
Tax on profit	(25)	(24)	(34)	(31)	(31)
Net profit from ordinary activity	132	145	142	155	160
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	132	145	142	155	160
Minority interests	19	22	19	26	29
Attributable profit to the Group (w/o capital gains)	114	123	123	129	131
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	114	123	123	129	131

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	15,253	14,902	15,223	15,107	15,494
Trading portfolio (w/o loans)	990	1,076	1,426	1,507	1,426
Available-for-sale financial assets	1,210	1,197	1,195	772	711
Due from credit institutions*	4,458	3,656	3,253	3,151	2,678
Intangible assets and property and equipment	318	286	303	319	301
Other assets	1,378	1,828	1,749	2,139	1,500
Total assets/liabilities & shareholders’ equity	23,606	22,945	23,150	22,995	22,110
Customer deposits*	13,261	13,224	13,151	13,216	13,372
Marketable debt securities*	1,603	1,618	1,611	1,536	1,467
Subordinated debt	610	570	728	705	690
Insurance liabilities	47	44	53	58	59
Due to credit institutions*	5,288	5,177	4,376	4,158	3,586
Other liabilities	1,016	916	1,770	2,019	1,520
Shareholders’ equity	1,781	1,397	1,461	1,304	1,416
Other customer funds under management	10,509	9,760	10,602	11,732	12,213
Mutual funds	2,941	2,795	2,991	3,584	3,811
Pension funds	7,568	6,965	7,611	8,148	8,402
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	25,983	25,171	26,092	27,189	27,742

(*) Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	2.15	1.90	1.78	1.59	1.70
NPL coverage	165.07	174.22	168.01	152.62	147.57
Risk-weighted assets	14,403	13,232	14,112	13,873	14,876
Spread (Retail Banking)	6.86	7.11	6.97	6.94	7.28
Spread loans	5.07	5.07	4.95	4.91	5.08
Spread deposits	1.79	2.04	2.02	2.03	2.20

Chile
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	281	236	45	19.1
Income from companies accounted for by the equity method	(0)	0	(1)	—
Net fees	119	103	16	15.5
Insurance activity	14	10	4	36.4
Commercial revenue	414	350	64	18.3
Gains (losses) on financial transactions	49	50	(1)	(1.6)
Gross operating income	463	400	63	15.8
Income from non-financial services (net) and other operating income	(7)	(3)	(4)	122.7
Operating expenses	(181)	(164)	(17)	10.5
General administrative expenses	(165)	(148)	(17)	11.3
Personnel	(99)	(89)	(10)	10.9
Other administrative expenses	(66)	(59)	(7)	11.9
Depreciation and amortisation	(16)	(16)	(1)	3.7
Net operating income	275	233	42	18.2
Net loan loss provisions	(41)	(43)	2	(4.6)
Other income	16	(1)	16	—
Profit before taxes	250	189	61	32.1
Tax on profit	(40)	(30)	(10)	34.1
Net profit from ordinary activity	210	159	50	31.7
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	210	159	50	31.7
Minority interests	38	22	16	70.4
Attributable profit to the Group	171	137	35	25.3

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	20,634	18,462	2,172	11.8
Trading portfolio (w/o loans)	1,899	1,198	701	58.5
Available-for-sale financial assets	947	1,464	(517)	(35.3)
Due from credit institutions*	3,567	5,396	(1,829)	(33.9)
Intangible assets and property and equipment	401	385	17	4.3
Other assets	1,998	1,668	329	19.7
Total assets/liabilities & shareholders’ equity	29,446	28,573	873	3.1
Customer deposits*	17,808	16,051	1,757	10.9
Marketable debt securities*	1,954	1,940	14	0.7
Subordinated debt	919	738	180	24.4
Insurance liabilities	79	57	22	38.9
Due to credit institutions*	4,776	6,401	(1,624)	(25.4)
Other liabilities	2,024	1,230	794	64.6
Shareholders’ equity	1,886	2,156	(270)	(12.5)
Other customer funds under management	16,266	12,720	3,545	27.9
Mutual funds	5,076	3,560	1,516	42.6
Pension funds	11,190	9,160	2,030	22.2
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	36,947	31,450	5,497	17.5

(*) Includes all stock of concept classified in the balance sheet

Chile
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	236	329	325	251	281
Income from companies accounted for by the equity method	0	1	0	0	(0)
Net fees	103	105	106	110	119
Insurance activity	10	14	11	11	14
Commercial revenue	350	449	442	372	414
Gains (losses) on financial transactions	50	8	33	48	49
Gross operating income	400	457	475	420	463
Income from non-financial services (net) and other operating income	(3)	(5)	(3)	(4)	(7)
Operating expenses	(164)	(181)	(182)	(201)	(181)
General administrative expenses	(148)	(157)	(171)	(187)	(165)
Personnel	(89)	(100)	(102)	(124)	(99)
Other administrative expenses	(59)	(57)	(68)	(63)	(66)
Depreciation and amortisation	(16)	(23)	(11)	(14)	(16)
Net operating income	233	272	290	215	275
Net loan loss provisions	(43)	(38)	(30)	(26)	(41)
Other income	(1)	(22)	(36)	51	16
Profit before taxes (w/o capital gains)	189	212	224	239	250
Tax on profit	(30)	(31)	(43)	(40)	(40)
Net profit from ordinary activity	159	181	181	199	210
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	159	181	181	199	210
Minority interests	22	27	24	34	38
Attributable profit to the Group (w/o capital gains)	137	154	157	166	171
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	137	154	157	166	171

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	18,462	18,945	19,272	19,896	20,634
Trading portfolio (w/o loans)	1,198	1,368	1,805	1,985	1,899
Available-for-sale financial assets	1,464	1,521	1,513	1,017	947
Due from credit institutions*	5,396	4,648	4,119	4,150	3,567
Intangible assets and property and equipment	385	363	383	420	401
Other assets	1,668	2,324	2,215	2,816	1,998
Total assets/liabilities & shareholders’ equity	28,573	29,170	29,307	30,284	29,446
Customer deposits*	16,051	16,812	16,650	17,406	17,808
Marketable debt securities*	1,940	2,056	2,039	2,023	1,954
Subordinated debt	738	724	922	928	919
Insurance liabilities	57	56	68	76	79
Due to credit institutions*	6,401	6,581	5,539	5,476	4,776
Other liabilities	1,230	1,164	2,241	2,659	2,024
Shareholders’ equity	2,156	1,776	1,849	1,717	1,886
Other customer funds under management	12,720	12,407	13,422	15,451	16,266
Mutual funds	3,560	3,553	3,787	4,720	5,076
Pension funds	9,160	8,854	9,635	10,731	11,190
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	31,450	32,000	33,032	35,808	36,947

(*) Includes all stock of concept classified in the balance sheet

Chile
Million chilean peso

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	152,123	124,389	27,734	22.3
Income from companies accounted for by the equity method	(168)	236	(404)	—
Net fees	64,167	54,134	10,033	18.5
Insurance activity	7,371	5,266	2,105	40.0
Commercial revenue	223,493	184,025	39,468	21.4
Gains (losses) on financial transactions	26,587	26,326	261	1.0
Gross operating income	250,080	210,351	39,729	18.9
Income from non-financial services (net) and other operating income	(3,567)	(1,560)	(2,007)	128.6
Operating expenses	(97,905)	(86,275)	(11,630)	13.5
General administrative expenses	(89,031)	(77,937)	(11,094)	14.2
Personnel	(53,366)	(46,884)	(6,482)	13.8
Other administrative expenses	(35,665)	(31,053)	(4,612)	14.9
Depreciation and amortisation	(8,874)	(8,338)	(536)	6.4
Net operating income	148,608	122,515	26,092	21.3
Net loan loss provisions	(22,184)	(22,664)	480	(2.1)
Other income	8,476	(341)	8,817	—
Profit before taxes	134,899	99,510	35,389	35.6
Tax on profit	(21,660)	(15,737)	(5,923)	37.6
Net profit from ordinary activity	113,238	83,773	29,465	35.2
Net profit from discontinued operations	—	—	—	—
Net consolidated profit	113,238	83,773	29,465	35.2
Minority interests	20,648	11,806	8,842	74.9
Attributable profit to the Group	92,591	71,967	20,623	28.7

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	11,097,171	9,720,491	1,376,680	14.2
Trading portfolio (w/o loans)	1,021,312	630,682	390,631	61.9
Available-for-sale financial assets	509,351	770,924	(261,574)	(33.9)
Due from credit institutions*	1,918,147	2,840,775	(922,628)	(32.5)
Intangible assets and property and equipment	215,860	202,540	13,320	6.6
Other assets	1,074,337	878,377	195,960	22.3
Total assets/liabilities & shareholders’ equity	15,836,178	15,043,789	792,389	5.3
Customer deposits*	9,577,402	8,450,860	1,126,542	13.3
Marketable debt securities*	1,050,837	1,021,467	29,369	2.9
Subordinated debt	494,009	388,742	105,267	27.1
Insurance liabilities	42,437	29,914	12,523	41.9
Due to credit institutions*	2,568,721	3,369,997	(801,276)	(23.8)
Other liabilities	1,088,713	647,682	441,031	68.1
Shareholders’ equity	1,014,060	1,135,127	(121,068)	(10.7)
Other customer funds under management	8,747,604	6,697,175	2,050,429	30.6
Mutual funds	2,729,828	1,874,516	855,312	45.6
Pension funds	6,017,776	4,822,659	1,195,117	24.8
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	19,869,852	16,558,245	3,311,607	20.0

(*) Includes all stock of concept classified in the balance sheet

Chile
Million chilean peso

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	124,389	173,433	174,761	132,752	152,123
Income from companies accounted for by the equity method	236	303	160	56	(168)
Net fees	54,134	55,560	56,851	58,306	64,167
Insurance activity	5,266	7,271	6,047	5,752	7,371
Commercial revenue	184,025	236,566	237,820	196,867	223,493
Gains (losses) on financial transactions	26,326	4,354	17,628	25,380	26,587
Gross operating income	210,351	240,920	255,448	222,247	250,080
Income from non-financial services (net) and other operating income	(1,560)	(2,387)	(1,406)	(2,300)	(3,567)
Operating expenses	(86,275)	(95,318)	(97,894)	(106,457)	(97,905)
General administrative expenses	(77,937)	(82,940)	(91,868)	(98,919)	(89,031)
Personnel	(46,884)	(52,807)	(55,114)	(65,670)	(53,366)
Other administrative expenses	(31,053)	(30,133)	(36,754)	(33,249)	(35,665)
Depreciation and amortisation	(8,338)	(12,378)	(6,026)	(7,538)	(8,874)
Net operating income	122,515	143,214	156,148	113,489	148,608
Net loan loss provisions	(22,664)	(19,887)	(16,207)	(13,922)	(22,184)
Other income	(341)	(11,543)	(19,240)	26,853	8,476
Profit before taxes (w/o capital gains)	99,510	111,784	120,701	126,420	134,899
Tax on profit	(15,737)	(16,105)	(23,174)	(21,063)	(21,660)
Net profit from ordinary activity	83,773	95,679	97,527	105,357	113,238
Net profit from discontinued operations	—	—	—	—	—
Net consolidated profit (w/o capital gains)	83,773	95,679	97,527	105,357	113,238
Minority interests	11,806	14,274	13,157	17,805	20,648
Attributable profit to the Group (w/o capital gains)	71,967	81,405	84,370	87,552	92,591
Net extraordinary gains and allowances	—	—	—	—	—
Attributable profit to the Group	71,967	81,405	84,370	87,552	92,591

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	9,720,491	10,343,232	10,355,960	10,579,663	11,097,171
Trading portfolio (w/o loans)	630,682	746,980	970,120	1,055,383	1,021,312
Available-for-sale financial assets	770,924	830,622	813,210	540,690	509,351
Due from credit institutions*	2,840,775	2,537,369	2,213,081	2,206,583	1,918,147
Intangible assets and property and equipment	202,540	198,363	206,015	223,516	215,860
Other assets	878,377	1,268,976	1,189,998	1,497,650	1,074,337
Total assets/liabilities & shareholders’ equity	15,043,789	15,925,543	15,748,383	16,103,486	15,836,178
Customer deposits*	8,450,860	9,178,564	8,946,694	9,255,517	9,577,402
Marketable debt securities*	1,021,467	1,122,708	1,095,719	1,075,655	1,050,837
Subordinated debt	388,742	395,314	495,304	493,382	494,009
Insurance liabilities	29,914	30,583	36,334	40,290	42,437
Due to credit institutions*	3,369,997	3,593,070	2,976,601	2,911,909	2,568,721
Other liabilities	647,682	635,728	1,204,101	1,413,852	1,088,713
Shareholders’ equity	1,135,127	969,575	993,630	912,882	1,014,060
Other customer funds under management	6,697,175	6,773,750	7,212,239	8,216,152	8,747,604
Mutual funds	1,874,516	1,939,889	2,034,727	2,509,850	2,729,828
Pension funds	4,822,659	4,833,861	5,177,512	5,706,302	6,017,776
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	16,558,245	17,470,337	17,749,956	19,040,705	19,869,852

(*) Includes all stock of concept classified in the balance sheet

Financial Management and Equity Stakes
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income (w/o dividends)	(394)	(256)	(139)	54.2
Dividends	3	14	(11)	(75.7)
Net interest income	(391)	(241)	(149)	61.8
Income from companies accounted for by the equity method	56	126	(70)	(55.2)
Net fees	12	(4)	16	—
Insurance activity	(1)	0	(1)	—
Commercial revenue	(323)	(119)	(204)	171.6
Gains (losses) on financial transactions	(132)	(126)	(6)	4.5
Gross operating income	(455)	(245)	(210)	85.6
Income from non-financial services (net) and other operating income	(5)	(2)	(3)	124.3
Operating expenses	(193)	(165)	(28)	17.1
General administrative expenses	(126)	(111)	(15)	13.8
Personnel	(48)	(58)	10	(18.0)
Other administrative expenses	(79)	(53)	(26)	49.1
Depreciation and amortisation	(67)	(54)	(13)	23.9
Net operating income	(653)	(412)	(241)	58.4
Net loan loss provisions	9	(0)	9	—
Other income	(149)	(43)	(107)	249.0
Profit before taxes	(794)	(456)	(338)	74.2
Tax on profit	304	227	78	34.2
Net profit from ordinary activity	(489)	(229)	(261)	114.0
Net profit from discontinued operations	—	0	(0)	(100.0)
Net consolidated profit	(489)	(229)	(261)	114.0
Minority interests	6	38	(32)	(83.5)
Attributable profit to the Group	(496)	(267)	(229)	85.8

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Trading portfolio (w/o loans)	1,181	1,256	(74)	(5.9)
Available-for-sale financial assets	9,960	42,534	(32,574)	(76.6)
Investments	4,839	2,933	1,906	65.0
Goodwill	14,368	14,012	356	2.5
Liquidity lent to the Group	79,294	53,001	26,293	49.6
Capital assigned to Group areas	34,505	29,315	5,190	17.7
Other assets	37,116	29,010	8,106	27.9
Total assets/liabilities & shareholders’ equity	181,263	172,061	9,202	5.3
Customer deposits*	187	617	(431)	(69.7)
Marketable debt securities*	82,731	62,202	20,528	33.0
Subordinated debt	19,303	14,612	4,692	32.1
Preferred securities	—	—	—	—
Other liabilities	35,640	56,223	(20,582)	(36.6)
Group capital and reserves	43,402	38,407	4,995	13.0
Other customer funds under management	—	—	—	—
Mutual funds	—	—	—	—
Pension funds	—	—	—	—
Managed portfolios	—	—	—	—
Savings-insurance policies	—	—	—	—
Customer funds under management	102,221	77,432	24,789	32.0

(*) Includes all stock of concept classified in the balance sheet

Resources
Number of employees (direct & indirect)	1,756	1,494	262	17.5

Financial Management and Equity Stakes
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income (w/o dividends)	(256)	(349)	(351)	(314)	(394)
Dividends	14	112	16	21	3
Net interest income	(241)	(237)	(335)	(293)	(391)
Income from companies accounted for by the equity method	126	107	141	37	56
Net fees	(4)	(3)	1	(6)	12
Insurance activity	0	3	(0)	(6)	(1)
Commercial revenue	(119)	(131)	(193)	(268)	(323)
Gains (losses) on financial transactions	(126)	234	117	189	(132)
Gross operating income	(245)	103	(76)	(79)	(455)
Income from non-financial services (net) and other operating income	(2)	(7)	(1)	(22)	(5)
Operating expenses	(165)	(136)	(145)	(133)	(193)
General administrative expenses	(111)	(96)	(80)	(78)	(126)
Personnel	(58)	(41)	(50)	(55)	(48)
Other administrative expenses	(53)	(55)	(30)	(23)	(79)
Depreciation and amortisation	(54)	(41)	(64)	(55)	(67)
Net operating income	(412)	(40)	(221)	(234)	(653)
Net loan loss provisions	(0)	99	(5)	(3)	9
Other income	(43)	51	69	81	(149)
Profit before taxes (w/o capital gains)	(456)	111	(157)	(156)	(794)
Tax on profit	227	58	9	187	304
Net profit from ordinary activity	(229)	168	(148)	31	(489)
Net profit from discontinued operations	0	11	80	(2)	—
Net consolidated profit (w/o capital gains)	(229)	179	(68)	29	(489)
Minority interests	38	36	13	3	6
Attributable profit to the Group (w/o capital gains)	(267)	144	(81)	26	(496)
Net extraordinary gains and allowances	—	—	—	340	—
Attributable profit to the Group	(267)	144	(81)	366	(496)

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Trading portfolio (w/o loans)	1,256	1,071	991	2,029	1,181
Available-for-sale financial assets	42,534	8,079	9,787	7,605	9,960
Investments	2,933	5,234	5,231	4,897	4,839
Goodwill	14,012	13,951	14,176	14,508	14,368
Liquidity lent to the Group	53,001	62,212	68,680	67,138	79,294
Capital assigned to Group areas	29,315	27,595	29,047	29,120	34,505
Other assets	29,010	37,520	34,499	35,539	37,116
Total assets/liabilities & shareholders’ equity	172,061	155,662	162,412	160,836	181,263
Customer deposits*	617	1,084	969	496	187
Marketable debt securities*	62,202	66,296	73,493	78,321	82,731
Subordinated debt	14,612	15,850	16,169	16,247	19,303
Preferred securities	—	—	—	—	—
Other liabilities	56,223	36,569	35,951	30,073	35,640
Group capital and reserves	38,407	35,864	35,831	35,699	43,402
Other customer funds under management	—	—	—	—	—
Mutual funds	—	—	—	—	—
Pension funds	—	—	—	—	—
Managed portfolios	—	—	—	—	—
Savings-insurance policies	—	—	—	—	—
Customer funds under management	77,432	83,229	90,631	95,064	102,221

(*) Includes all stock of concept classified in the balance sheet

Other information
Risk-weighted assets	35,752	41,609	45,730	55,900	54,005

Spain
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,256	1,027	229	22.3
Income from companies accounted for by the equity method	2	2	1	42.9
Net fees	923	688	235	34.1
Insurance activity	32	28	4	13.5
Commercial revenue	2,213	1,744	468	26.8
Gains (losses) on financial transactions	258	211	47	22.5
Gross operating income	2,471	1,955	516	26.4
Income from non-financial services (net) and other operating income	4	10	(6)	(59.5)
Operating expenses	(904)	(837)	(67)	8.0
General administrative expenses	(801)	(740)	(61)	8.3
Personnel	(568)	(528)	(41)	7.7
Other administrative expenses	(233)	(212)	(21)	9.8
Depreciation and amortisation	(103)	(97)	(5)	5.6
Net operating income	1,571	1,128	443	39.3
Net loan loss provisions	(108)	(149)	42	(27.8)
Other income	45	34	11	33.2
Profit before taxes	1,508	1,012	496	48.9
Tax on profit	(426)	(298)	(128)	43.0
Net profit from ordinary activity	1,082	715	368	51.4
Net profit from discontinued operations	—	40	(40)	(100.0)
Net consolidated profit	1,082	755	327	43.3
Minority interests	22	46	(24)	(51.8)
Attributable profit to the Group	1,060	709	351	49.6

			Variation
	31.03.07	31.03.06	Amount	%
Balance sheet
Loans and credits*	212,804	170,661	42,143	24.7
Trading portfolio (w/o loans)	31,489	23,432	8,057	34.4
Available-for-sale financial assets	9,009	11,727	(2,718)	(23.2)
Due from credit institutions*	59,358	44,416	14,941	33.6
Intangible assets and property and equipment	3,991	4,003	(12)	(0.3)
Other assets	10,390	10,848	(458)	(4.2)
Total assets/liabilities & shareholders’ equity	327,040	265,087	61,952	23.4
Customer deposits*	115,017	101,260	13,757	13.6
Marketable debt securities*	32,883	24,184	8,700	36.0
Subordinated debt	1,941	1,616	326	20.2
Insurance liabilities	5,686	3,607	2,080	57.7
Due to credit institutions*	46,158	41,723	4,435	10.6
Other liabilities	109,500	79,412	30,088	37.9
Shareholders’ equity	15,855	13,288	2,567	19.3
Other customer funds under management	100,323	93,929	6,395	6.8
Mutual funds	78,854	77,463	1,391	1.8
Pension funds	9,980	9,047	932	10.3
Managed portfolios	7,913	5,948	1,964	33.0
Savings-insurance policies	3,577	1,470	2,107	143.3
Customer funds under management	250,165	220,988	29,177	13.2

(*) Includes all stock of concept classified in the balance sheet

Ratios (%) and other data
ROE	28.40	21.95	6.45	p.
Efficiency ratio	35.68	41.54	(5.86	p.)
NPL ratio	0.51	0.56	(0.05	p.)
NPL coverage	292.15	322.28	(30.13	p.)
Number of employees (direct & indirect)	34,483	33,599	884		2.6
Number of branches	4,901	4,556	345		7.6

Spain
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,027	1,098	1,151	1,177	1,256
Income from companies accounted for by the equity method	2	0	2	2	2
Net fees	688	716	763	784	923
Insurance activity	28	30	29	31	32
Commercial revenue	1,744	1,844	1,944	1,994	2,213
Gains (losses) on financial transactions	211	82	203	121	258
Gross operating income	1,955	1,926	2,147	2,115	2,471
Income from non-financial services (net) and other operating income	10	(11)	15	12	4
Operating expenses	(837)	(849)	(848)	(899)	(904)
General administrative expenses	(740)	(747)	(751)	(795)	(801)
Personnel	(528)	(536)	(532)	(567)	(568)
Other administrative expenses	(212)	(211)	(220)	(228)	(233)
Depreciation and amortisation	(97)	(103)	(97)	(105)	(103)
Net operating income	1,128	1,066	1,315	1,227	1,571
Net loan loss provisions	(149)	(290)	(301)	(172)	(108)
Other income	34	80	(53)	(38)	45
Profit before taxes (w/o capital gains)	1,012	856	961	1,016	1,508
Tax on profit	(298)	(244)	(287)	(284)	(426)
Net profit from ordinary activity	715	612	673	733	1,082
Net profit from discontinued operations	40	45	31	26	—
Net consolidated profit (w/o capital gains)	755	657	704	759	1,082
Minority interests	46	58	29	42	22
Attributable profit to the Group (w/o capital gains)	709	599	675	718	1,060
Net extraordinary gains and allowances	—	—	—	674	—
Attributable profit to the Group	709	599	675	1,391	1,060

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Balance sheet
Loans and credits*	170,661	183,799	196,727	207,781	212,804
Trading portfolio (w/o loans)	23,432	30,448	29,123	32,919	31,489
Available-for-sale financial assets	11,727	12,047	12,718	12,033	9,009
Due from credit institutions*	44,416	45,473	49,601	52,555	59,358
Intangible assets and property and equipment	4,003	4,328	4,589	3,880	3,991
Other assets	10,848	11,209	13,187	13,021	10,390
Total assets/liabilities & shareholders’ equity	265,087	287,304	305,947	322,188	327,040
Customer deposits*	101,260	103,024	111,747	115,537	115,017
Marketable debt securities*	24,184	26,243	28,630	31,161	32,883
Subordinated debt	1,616	1,602	2,124	1,913	1,941
Insurance liabilities	3,607	3,658	4,069	4,788	5,686
Due to credit institutions*	41,723	46,423	48,149	54,682	46,158
Other liabilities	79,412	92,871	97,406	100,061	109,500
Shareholders’ equity	13,288	13,484	13,822	14,046	15,855
Other customer funds under management	93,929	93,680	96,297	97,496	100,323
Mutual funds	77,463	76,677	78,253	77,526	78,854
Pension funds	9,047	8,887	9,201	9,950	9,980
Managed portfolios	5,948	6,460	6,864	7,125	7,913
Savings-insurance policies	1,470	1,655	1,979	2,895	3,577
Customer funds under management	220,988	224,548	238,798	246,107	250,165

(*) Includes all stock of concept classified in the balance sheet

Other information
NPL ratio	0.56	0.54	0.55	0.53	0.51
NPL coverage	322.28	330.79	325.24	328.37	292.15

Retail Banking
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	3,562	2,881	681	23.6
Income from companies accounted for by the equity method	4	5	(1)	(16.9)
Net fees	1,597	1,429	168	11.7
Insurance activity	0	(0)	0	—
Commercial revenue	5,163	4,315	848	19.6
Gains (losses) on financial transactions	337	285	52	18.1
Gross operating income	5,499	4,600	899	19.6
Income from non-financial services (net) and other operating income	(6)	13	(19)	—
Operating expenses	(2,455)	(2,309)	(146)	6.3
General administrative expenses	(2,241)	(2,104)	(137)	6.5
Personnel	(1,339)	(1,273)	(65)	5.1
Other administrative expenses	(903)	(830)	(72)	8.7
Depreciation and amortisation	(214)	(205)	(9)	4.2
Net operating income	3,038	2,304	734	31.9
Net loan loss provisions	(723)	(453)	(270)	59.4
Other income	19	(16)	34	—
Profit before taxes	2,334	1,835	499	27.2

			Variation
	31.03.07	31.03.06	Amount	%
Business volumes
Total assets	674,358	635,750	38,608	6.1
Loans and credits	484,443	416,371	68,072	16.3
Customer deposits	284,807	257,117	27,690	10.8

Retail Banking
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	2,881	3,014	3,144	3,271	3,562
Income from companies accounted for by the equity method	5	4	3	4	4
Net fees	1,429	1,468	1,499	1,571	1,597
Insurance activity	(0)	0	0	0	0
Commercial revenue	4,315	4,485	4,647	4,846	5,163
Gains (losses) on financial transactions	285	272	242	242	337
Gross operating income	4,600	4,757	4,889	5,088	5,499
Income from non-financial services (net) and other operating income	13	(12)	14	(20)	(6)
Operating expenses	(2,309)	(2,309)	(2,368)	(2,483)	(2,455)
General administrative expenses	(2,104)	(2,094)	(2,165)	(2,258)	(2,241)
Personnel	(1,273)	(1,279)	(1,286)	(1,329)	(1,339)
Other administrative expenses	(830)	(815)	(880)	(929)	(903)
Depreciation and amortisation	(205)	(215)	(202)	(225)	(214)
Net operating income	2,304	2,437	2,535	2,585	3,038
Net loan loss provisions	(453)	(634)	(550)	(614)	(723)
Other income	(16)	(62)	(67)	(82)	19
Profit before taxes (ordinary)	1,835	1,741	1,918	1,889	2,334

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Business volumes
Total assets	635,750	665,031	647,196	668,960	674,358
Loans and credits	416,371	439,652	451,730	474,253	484,443
Customer deposits	257,117	261,454	277,366	288,532	284,807

Retail Banking Continental Europe
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,703	1,335	368	27.5
Income from companies accounted for by the equity method	2	2	1	42.9
Net fees	804	702	102	14.6
Insurance activity	—	—	—	—
Commercial revenue	2,509	2,039	471	23.1
Gains (losses) on financial transactions	128	129	(1)	(0.9)
Gross operating income	2,637	2,168	470	21.7
Income from non-financial services (net) and other operating income	10	13	(3)	(23.3)
Operating expenses	(1,051)	(964)	(87)	9.0
General administrative expenses	(932)	(849)	(83)	9.8
Personnel	(636)	(590)	(46)	7.8
Other administrative expenses	(297)	(260)	(37)	14.2
Depreciation and amortisation	(119)	(115)	(4)	3.7
Net operating income	1,596	1,217	379	31.2
Net loan loss provisions	(314)	(203)	(112)	55.0
Other income	(3)	(9)	6	(70.1)
Profit before taxes	1,279	1,005	274	27.2

Retail Banking Continental Europe
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,335	1,407	1,446	1,510	1,703
Income from companies accounted for by the equity method	2	0	2	2	2
Net fees	702	742	768	789	804
Insurance activity	—	—	—	—	—
Commercial revenue	2,039	2,149	2,216	2,301	2,509
Gains (losses) on financial transactions	129	113	72	119	128
Gross operating income	2,168	2,262	2,288	2,420	2,637
Income from non-financial services (net) and other operating income	13	(7)	17	18	10
Operating expenses	(964)	(984)	(984)	(1,035)	(1,051)
General administrative expenses	(849)	(862)	(864)	(910)	(932)
Personnel	(590)	(597)	(597)	(616)	(636)
Other administrative expenses	(260)	(265)	(267)	(294)	(297)
Depreciation and amortisation	(115)	(122)	(120)	(125)	(119)
Net operating income	1,217	1,271	1,322	1,403	1,596
Net loan loss provisions	(203)	(318)	(248)	(231)	(314)
Other income	(9)	52	(8)	(23)	(3)
Profit before taxes (w/o capital gains)	1,005	1,005	1,066	1,148	1,279

Retail Banking Spain
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,120	939	181	19.3
Income from companies accounted for by the equity method	2	2	1	42.9
Net fees	643	553	90	16.3
Insurance activity	—	—	—	—
Commercial revenue	1,765	1,494	272	18.2
Gains (losses) on financial transactions	120	115	5	4.3
Gross operating income	1,886	1,609	277	17.2
Income from non-financial services (net) and other operating income	5	11	(6)	(55.1)
Operating expenses	(778)	(737)	(41)	5.5
General administrative expenses	(689)	(648)	(41)	6.2
Personnel	(499)	(473)	(26)	5.5
Other administrative expenses	(190)	(175)	(14)	8.2
Depreciation and amortisation	(89)	(89)	(0)	0.4
Net operating income	1,113	883	230	26.0
Net loan loss provisions	(148)	(138)	(10)	7.3
Other income	7	(2)	9	—
Profit before taxes	971	743	228	30.7

Retail Banking Spain
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	939	992	1,018	1,078	1,120
Income from companies accounted for by the equity method	2	0	2	2	2
Net fees	553	593	616	641	643
Insurance activity	—	—	—	—	—
Commercial revenue	1,494	1,586	1,636	1,720	1,765
Gains (losses) on financial transactions	115	106	71	82	120
Gross operating income	1,609	1,692	1,707	1,802	1,886
Income from non-financial services (net) and other operating income	11	(10)	16	12	5
Operating expenses	(737)	(748)	(745)	(762)	(778)
General administrative expenses	(648)	(655)	(654)	(672)	(689)
Personnel	(473)	(480)	(475)	(485)	(499)
Other administrative expenses	(175)	(175)	(179)	(187)	(190)
Depreciation and amortisation	(89)	(94)	(92)	(90)	(89)
Net operating income	883	934	977	1,052	1,113
Net loan loss provisions	(138)	(231)	(158)	(149)	(148)
Other income	(2)	59	(16)	0	7
Profit before taxes (w/o capital gains)	743	762	802	904	971

Retail Banking Portugal
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	174	155	19	12.4
Income from companies accounted for by the equity method	—	—	—	—
Net fees	78	81	(3)	(3.6)
Insurance activity	—	—	—	—
Commercial revenue	253	236	16	6.9
Gains (losses) on financial transactions	9	9	0	4.6
Gross operating income	262	245	17	6.8
Income from non-financial services (net) and other operating income	(2)	(3)	1	(26.7)
Operating expenses	(123)	(113)	(10)	8.8
General administrative expenses	(107)	(99)	(8)	8.6
Personnel	(70)	(66)	(3)	5.3
Other administrative expenses	(37)	(32)	(5)	15.6
Depreciation and amortisation	(16)	(15)	(1)	10.0
Net operating income	136	129	8	5.8
Net loan loss provisions	6	3	2	69.7
Other income	(11)	(5)	(6)	126.4
Profit before taxes	131	127	4	3.2

Retail Banking Portugal
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	155	163	161	158	174
Income from companies accounted for by the equity method	—	—	—	—	—
Net fees	81	77	76	76	78
Insurance activity	—	—	—	—	—
Commercial revenue	236	240	237	234	253
Gains (losses) on financial transactions	9	(3)	1	21	9
Gross operating income	245	237	237	255	262
Income from non-financial services (net) and other operating income	(3)	(3)	(3)	(2)	(2)
Operating expenses	(113)	(118)	(118)	(138)	(123)
General administrative expenses	(99)	(103)	(102)	(121)	(107)
Personnel	(66)	(67)	(67)	(75)	(70)
Other administrative expenses	(32)	(36)	(35)	(46)	(37)
Depreciation and amortisation	(15)	(15)	(15)	(17)	(16)
Net operating income	129	116	117	116	136
Net loan loss provisions	3	(22)	(19)	(3)	6
Other income	(5)	(4)	10	(10)	(11)
Profit before taxes (w/o capital gains)	127	90	108	102	131
Other information
Spread	2.85	2.84	2.80	2.79	2.73
Spread loans	1.66	1.63	1.56	1.53	1.46
Spread deposits	1.19	1.21	1.24	1.26	1.27

Retail Banking United Kingdom (Abbey)
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	572	507	64	12.7
Income from companies accounted for by the equity method	0	1	(1)	(87.8)
Net fees	251	246	5	2.0
Insurance activity	0	(0)	0	—
Commercial revenue	823	754	69	9.1
Gains (losses) on financial transactions	131	108	24	22.0
Gross operating income	954	862	93	10.7
Income from non-financial services (net) and other operating income	14	16	(2)	(9.8)
Operating expenses	(492)	(493)	1	(0.1)
General administrative expenses	(467)	(466)	(1)	0.2
Personnel	(261)	(268)	7	(2.5)
Other administrative expenses	(206)	(198)	(8)	4.0
Depreciation and amortisation	(25)	(27)	2	(6.2)
Net operating income	476	385	92	23.8
Net loan loss provisions	(81)	(88)	7	(7.9)
Other income	5	(1)	6	—
Profit before taxes	400	295	105	35.5

Retail Banking United Kingdom (Abbey)
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	507	521	531	538	572
Income from companies accounted for by the equity method	1	1	1	0	0
Net fees	246	248	252	249	251
Insurance activity	(0)	0	0	0	0
Commercial revenue	754	769	784	787	823
Gains (losses) on financial transactions	108	75	117	124	131
Gross operating income	862	844	901	911	954
Income from non-financial services (net) and other operating income	16	14	11	1	14
Operating expenses	(493)	(472)	(485)	(490)	(492)
General administrative expenses	(466)	(445)	(462)	(462)	(467)
Personnel	(268)	(260)	(260)	(259)	(261)
Other administrative expenses	(198)	(185)	(203)	(202)	(206)
Depreciation and amortisation	(27)	(27)	(23)	(28)	(25)
Net operating income	385	386	427	423	476
Net loan loss provisions	(88)	(115)	(103)	(80)	(81)
Other income	(1)	(1)	1	(0)	5
Profit before taxes (w/o capital gains)	295	270	325	343	400
Other information
Spread	1.81	1.84	1.84	1.89	1.97
Spread loans	0.72	0.73	0.70	0.69	0.69
Spread deposits	1.09	1.11	1.14	1.20	1.28

Retail Banking United Kingdom (Abbey)
Million pound sterling

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	383	348	35	10.2
Income from companies accounted for by the equity method	0	1	(0)	(88.1)
Net fees	169	169	(0)	(0.3)
Insurance activity	0	(0)	0	—
Commercial revenue	552	517	35	6.7
Gains (losses) on financial transactions	88	74	14	19.2
Gross operating income	640	591	49	8.2
Income from non-financial services (net) and other operating income	9	11	(1)	(11.8)
Operating expenses	(330)	(338)	8	(2.4)
General administrative expenses	(313)	(320)	6	(2.0)
Personnel	(175)	(184)	9	(4.7)
Other administrative expenses	(138)	(136)	(2)	1.7
Depreciation and amortisation	(17)	(18)	2	(8.3)
Net operating income	319	264	55	21.0
Net loan loss provisions	(55)	(61)	6	(10.0)
Other income	3	(1)	4	—
Profit before taxes	268	203	66	32.5

Retail Banking United Kingdom (Abbey)
Million pound sterling

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	348	358	361	362	383
Income from companies accounted for by the equity method	1	1	0	0	0
Net fees	169	170	172	168	169
Insurance activity	(0)	0	0	0	0
Commercial revenue	517	529	533	530	552
Gains (losses) on financial transactions	74	51	80	84	88
Gross operating income	591	581	613	614	640
Income from non-financial services (net) and other operating income	11	10	7	1	9
Operating expenses	(338)	(325)	(330)	(330)	(330)
General administrative expenses	(320)	(306)	(314)	(311)	(313)
Personnel	(184)	(179)	(177)	(175)	(175)
Other administrative expenses	(136)	(127)	(138)	(136)	(138)
Depreciation and amortisation	(18)	(19)	(16)	(19)	(17)
Net operating income	264	266	290	285	319
Net loan loss provisions	(61)	(79)	(70)	(54)	(55)
Other income	(1)	(1)	1	(0)	3
Profit before taxes (w/o capital gains)	203	185	221	231	268

Retail Banking Latin America
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,288	1,039	248	23.9
Income from companies accounted for by the equity method	1	2	(1)	(33.4)
Net fees	541	481	61	12.6
Insurance activity	—	—	—	—
Commercial revenue	1,830	1,522	308	20.3
Gains (losses) on financial transactions	77	48	29	60.3
Gross operating income	1,907	1,570	337	21.5
Income from non-financial services (net) and other operating income	(30)	(16)	(14)	90.2
Operating expenses	(911)	(852)	(59)	7.0
General administrative expenses	(842)	(789)	(53)	6.8
Personnel	(442)	(415)	(26)	6.3
Other administrative expenses	(400)	(373)	(27)	7.3
Depreciation and amortisation	(69)	(63)	(6)	9.5
Net operating income	966	703	264	37.5
Net loan loss provisions	(327)	(162)	(165)	101.7
Other income	16	(6)	22	—
Profit before taxes	655	534	121	22.6

Retail Banking Latin America
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,039	1,086	1,167	1,223	1,288
Income from companies accounted for by the equity method	2	2	1	2	1
Net fees	481	479	478	533	541
Insurance activity	—	—	—	—	—
Commercial revenue	1,522	1,568	1,646	1,758	1,830
Gains (losses) on financial transactions	48	84	53	(1)	77
Gross operating income	1,570	1,652	1,699	1,757	1,907
Income from non-financial services (net) and other operating income	(16)	(19)	(13)	(39)	(30)
Operating expenses	(852)	(852)	(899)	(959)	(911)
General administrative expenses	(789)	(786)	(839)	(887)	(842)
Personnel	(415)	(422)	(429)	(454)	(442)
Other administrative expenses	(373)	(365)	(410)	(433)	(400)
Depreciation and amortisation	(63)	(66)	(60)	(72)	(69)
Net operating income	703	781	787	759	966
Net loan loss provisions	(162)	(200)	(198)	(303)	(327)
Other income	(6)	(114)	(61)	(58)	16
Profit before taxes (w/o capital gains)	534	466	528	398	655

Retail Banking Latin America
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,687	1,249	439	35.1
Income from companies accounted for by the equity method	2	3	(1)	(27.4)
Net fees	709	578	132	22.8
Insurance activity	—	—	—	—
Commercial revenue	2,399	1,829	569	31.1
Gains (losses) on financial transactions	101	58	43	74.8
Gross operating income	2,500	1,887	613	32.5
Income from non-financial services (net) and other operating income	(40)	(19)	(20)	107.4
Operating expenses	(1,194)	(1,024)	(170)	16.6
General administrative expenses	(1,103)	(948)	(156)	16.4
Personnel	(579)	(499)	(80)	15.9
Other administrative expenses	(525)	(448)	(76)	17.0
Depreciation and amortisation	(91)	(76)	(15)	19.4
Net operating income	1,266	844	422	50.0
Net loan loss provisions	(429)	(195)	(234)	119.9
Other income	21	(7)	28	—
Profit before taxes	858	642	216	33.7

Retail Banking Latin America
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,249	1,362	1,482	1,567	1,687
Income from companies accounted for by the equity method	3	3	1	2	2
Net fees	578	601	609	683	709
Insurance activity	—	—	—	—	—
Commercial revenue	1,829	1,966	2,092	2,253	2,399
Gains (losses) on financial transactions	58	105	68	1	101
Gross operating income	1,887	2,070	2,160	2,254	2,500
Income from non-financial services (net) and other operating income	(19)	(24)	(17)	(50)	(40)
Operating expenses	(1,024)	(1,069)	(1,143)	(1,229)	(1,194)
General administrative expenses	(948)	(987)	(1,066)	(1,137)	(1,103)
Personnel	(499)	(529)	(546)	(582)	(579)
Other administrative expenses	(448)	(458)	(521)	(554)	(525)
Depreciation and amortisation	(76)	(83)	(76)	(92)	(91)
Net operating income	844	977	1,000	975	1,266
Net loan loss provisions	(195)	(250)	(251)	(386)	(429)
Other income	(7)	(140)	(78)	(75)	21
Profit before taxes (w/o capital gains)	642	587	671	514	858

Retail Banking Brazil
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	463	383	80	20.9
Income from companies accounted for by the equity method	0	1	(0)	(59.8)
Net fees	231	199	32	16.0
Insurance activity	—	—	—	—
Commercial revenue	694	583	111	19.1
Gains (losses) on financial transactions	19	26	(8)	(29.0)
Gross operating income	713	609	104	17.0
Income from non-financial services (net) and other operating income	(2)	5	(6)	—
Operating expenses	(374)	(356)	(18)	5.0
General administrative expenses	(347)	(333)	(14)	4.2
Personnel	(169)	(170)	1	(0.8)
Other administrative expenses	(178)	(163)	(15)	9.5
Depreciation and amortisation	(27)	(23)	(4)	15.7
Net operating income	338	258	80	31.0
Net loan loss provisions	(173)	(99)	(74)	75.2
Other income	(2)	1	(3)	—
Profit before taxes	163	160	2	1.5

Retail Banking Brazil
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	383	368	372	417	463
Income from companies accounted for by the equity method	1	0	(0)	0	0
Net fees	199	201	204	235	231
Insurance activity	—	—	—	—	—
Commercial revenue	583	570	575	652	694
Gains (losses) on financial transactions	26	78	71	(13)	19
Gross operating income	609	648	646	639	713
Income from non-financial services (net) and other operating income	5	6	9	(20)	(2)
Operating expenses	(356)	(352)	(367)	(376)	(374)
General administrative expenses	(333)	(330)	(345)	(348)	(347)
Personnel	(170)	(168)	(165)	(174)	(169)
Other administrative expenses	(163)	(162)	(179)	(174)	(178)
Depreciation and amortisation	(23)	(22)	(22)	(28)	(27)
Net operating income	258	302	288	243	338
Net loan loss provisions	(99)	(122)	(97)	(149)	(173)
Other income	1	(65)	(47)	(93)	(2)
Profit before taxes (w/o capital gains)	160	115	145	1	163
Other information
Spread	21.72	21.25	20.08	18.87	19.25
Spread loans	19.19	19.20	18.18	17.20	17.63
Spread deposits	2.53	2.05	1.90	1.67	1.62

Retail Banking Brazil
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	607	461	147	31.8
Income from companies accounted for by the equity method	0	1	(1)	(56.2)
Net fees	303	239	63	26.5
Insurance activity	—	—	—	—
Commercial revenue	910	701	209	29.9
Gains (losses) on financial transactions	24	32	(7)	(22.6)
Gross operating income	935	732	202	27.6
Income from non-financial services (net) and other operating income	(2)	5	(7)	—
Operating expenses	(490)	(428)	(62)	14.5
General administrative expenses	(454)	(400)	(55)	13.7
Personnel	(221)	(204)	(17)	8.2
Other administrative expenses	(233)	(195)	(38)	19.4
Depreciation and amortisation	(35)	(28)	(7)	26.1
Net operating income	443	310	133	42.8
Net loan loss provisions	(227)	(119)	(108)	91.1
Other income	(3)	1	(4)	—
Profit before taxes	213	193	21	10.7

Retail Banking Brazil
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	461	463	473	535	607
Income from companies accounted for by the equity method	1	1	(0)	0	0
Net fees	239	252	259	301	303
Insurance activity	—	—	—	—	—
Commercial revenue	701	715	732	836	910
Gains (losses) on financial transactions	32	97	90	(15)	24
Gross operating income	732	812	822	821	935
Income from non-financial services (net) and other operating income	5	7	11	(25)	(2)
Operating expenses	(428)	(442)	(466)	(482)	(490)
General administrative expenses	(400)	(414)	(438)	(446)	(454)
Personnel	(204)	(211)	(211)	(223)	(221)
Other administrative expenses	(195)	(203)	(228)	(224)	(233)
Depreciation and amortisation	(28)	(28)	(28)	(35)	(35)
Net operating income	310	377	367	314	443
Net loan loss provisions	(119)	(153)	(123)	(190)	(227)
Other income	1	(79)	(59)	(118)	(3)
Profit before taxes (w/o capital gains)	193	145	184	6	213

Retail Banking Brazil
Million brazilian real

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	1,279	1,010	270	26.7
Income from companies accounted for by the equity method	1	2	(1)	(57.9)
Net fees	638	525	113	21.5
Insurance activity	—	—	—	—
Commercial revenue	1,918	1,536	381	24.8
Gains (losses) on financial transactions	52	69	(18)	(25.6)
Gross operating income	1,969	1,606	364	22.6
Income from non-financial services (net) and other operating income	(4)	12	(16)	—
Operating expenses	(1,032)	(938)	(94)	10.0
General administrative expenses	(957)	(876)	(81)	9.2
Personnel	(466)	(448)	(18)	3.9
Other administrative expenses	(492)	(428)	(63)	14.8
Depreciation and amortisation	(74)	(61)	(13)	21.2
Net operating income	933	680	253	37.3
Net loan loss provisions	(477)	(260)	(217)	83.6
Other income	(6)	3	(9)	—
Profit before taxes	450	423	27	6.4

Retail Banking Brazil
Million brazilian real

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	1,010	1,012	1,027	1,153	1,279
Income from companies accounted for by the equity method	2	1	(0)	1	1
Net fees	525	551	562	648	638
Insurance activity	—	—	—	—	—
Commercial revenue	1,536	1,564	1,589	1,802	1,918
Gains (losses) on financial transactions	69	212	195	(34)	52
Gross operating income	1,606	1,776	1,784	1,768	1,969
Income from non-financial services (net) and other operating income	12	16	24	(55)	(4)
Operating expenses	(938)	(967)	(1,012)	(1,039)	(1,032)
General administrative expenses	(876)	(905)	(952)	(962)	(957)
Personnel	(448)	(461)	(457)	(480)	(466)
Other administrative expenses	(428)	(444)	(495)	(482)	(492)
Depreciation and amortisation	(61)	(61)	(60)	(76)	(74)
Net operating income	680	826	796	675	933
Net loan loss provisions	(260)	(335)	(267)	(411)	(477)
Other income	3	(174)	(129)	(255)	(6)
Profit before taxes (w/o capital gains)	423	317	400	9	450

Retail Banking Mexico
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	374	280	94	33.6
Income from companies accounted for by the equity method	0	—	0	—
Net fees	107	103	4	4.3
Insurance activity	—	—	—	—
Commercial revenue	481	382	99	25.8
Gains (losses) on financial transactions	33	8	25	305.0
Gross operating income	514	390	124	31.6
Income from non-financial services (net) and other operating income	(15)	(11)	(4)	33.2
Operating expenses	(200)	(198)	(2)	0.9
General administrative expenses	(183)	(183)	0	(0.2)
Personnel	(93)	(91)	(2)	2.0
Other administrative expenses	(90)	(92)	2	(2.4)
Depreciation and amortisation	(17)	(15)	(2)	14.3
Net operating income	299	181	118	65.1
Net loan loss provisions	(92)	(26)	(65)	247.1
Other income	(2)	(14)	12	(82.8)
Profit before taxes	205	141	64	45.8

Retail Banking Mexico
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	280	275	341	377	374
Income from companies accounted for by the equity method	—	—	—	(0)	0
Net fees	103	95	91	105	107
Insurance activity	—	—	—	—	—
Commercial revenue	382	370	432	482	481
Gains (losses) on financial transactions	8	13	(7)	1	33
Gross operating income	390	383	425	483	514
Income from non-financial services (net) and other operating income	(11)	(15)	(12)	(13)	(15)
Operating expenses	(198)	(184)	(210)	(234)	(200)
General administrative expenses	(183)	(171)	(194)	(216)	(183)
Personnel	(91)	(84)	(89)	(92)	(93)
Other administrative expenses	(92)	(87)	(105)	(124)	(90)
Depreciation and amortisation	(15)	(14)	(16)	(18)	(17)
Net operating income	181	183	203	237	299
Net loan loss provisions	(26)	(36)	(44)	(91)	(92)
Other income	(14)	(1)	(5)	21	(2)
Profit before taxes (w/o capital gains)	141	146	154	167	205
Other information
Spread	11.62	12.21	13.64	14.20	14.39
Spread loans	8.13	9.05	10.34	10.72	10.84
Spread deposits	3.49	3.16	3.30	3.48	3.55

Retail Banking Mexico
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	490	336	154	45.7
Income from companies accounted for by the equity method	0	—	0	—
Net fees	140	123	17	13.8
Insurance activity	—	—	—	—
Commercial revenue	630	459	171	37.2
Gains (losses) on financial transactions	44	10	34	341.6
Gross operating income	673	469	204	43.6
Income from non-financial services (net) and other operating income	(19)	(13)	(6)	45.3
Operating expenses	(262)	(238)	(24)	10.0
General administrative expenses	(240)	(220)	(19)	8.8
Personnel	(121)	(109)	(12)	11.3
Other administrative expenses	(118)	(111)	(7)	6.5
Depreciation and amortisation	(22)	(18)	(4)	24.6
Net operating income	393	218	174	80.0
Net loan loss provisions	(121)	(32)	(89)	278.5
Other income	(3)	(17)	14	(81.3)
Profit before taxes	269	169	100	58.9

Retail Banking Mexico
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	336	345	432	481	490
Income from companies accounted for by the equity method	—	—	—	(0)	0
Net fees	123	119	116	135	140
Insurance activity	—	—	—	—	—
Commercial revenue	459	464	548	616	630
Gains (losses) on financial transactions	10	16	(8)	2	44
Gross operating income	469	480	539	618	673
Income from non-financial services (net) and other operating income	(13)	(18)	(15)	(16)	(19)
Operating expenses	(238)	(232)	(266)	(299)	(262)
General administrative expenses	(220)	(214)	(246)	(277)	(240)
Personnel	(109)	(106)	(113)	(118)	(121)
Other administrative expenses	(111)	(109)	(133)	(158)	(118)
Depreciation and amortisation	(18)	(17)	(20)	(23)	(22)
Net operating income	218	230	258	303	393
Net loan loss provisions	(32)	(45)	(56)	(115)	(121)
Other income	(17)	(2)	(6)	26	(3)
Profit before taxes (w/o capital gains)	169	183	196	214	269

Retail Banking Mexico
Million new mexican peso

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	5,395	3,562	1,833	51.5
Income from companies accounted for by the equity method	0	—	0	—
Net fees	1,545	1,306	238	18.3
Insurance activity	—	—	—	—
Commercial revenue	6,940	4,868	2,072	42.6
Gains (losses) on financial transactions	479	104	375	359.0
Gross operating income	7,419	4,972	2,447	49.2
Income from non-financial services (net) and other operating income	(214)	(142)	(72)	51.0
Operating expenses	(2,881)	(2,519)	(362)	14.4
General administrative expenses	(2,639)	(2,332)	(306)	13.1
Personnel	(1,336)	(1,155)	(181)	15.7
Other administrative expenses	(1,303)	(1,177)	(125)	10.7
Depreciation and amortisation	(242)	(187)	(55)	29.6
Net operating income	4,324	2,311	2,013	87.1
Net loan loss provisions	(1,328)	(338)	(990)	293.4
Other income	(35)	(181)	146	(80.6)
Profit before taxes	2,961	1,792	1,169	65.2

Retail Banking Mexico
Million new mexican peso

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	3,562	3,841	4,717	5,244	5,395
Income from companies accounted for by the equity method	—	—	—	(0)	0
Net fees	1,306	1,328	1,274	1,470	1,545
Insurance activity	—	—	—	—	—
Commercial revenue	4,868	5,169	5,991	6,715	6,940
Gains (losses) on financial transactions	104	178	(92)	21	479
Gross operating income	4,972	5,348	5,899	6,735	7,419
Income from non-financial services (net) and other operating income	(142)	(204)	(166)	(176)	(214)
Operating expenses	(2,519)	(2,584)	(2,913)	(3,262)	(2,881)
General administrative expenses	(2,332)	(2,391)	(2,689)	(3,013)	(2,639)
Personnel	(1,155)	(1,179)	(1,239)	(1,287)	(1,336)
Other administrative expenses	(1,177)	(1,212)	(1,450)	(1,726)	(1,303)
Depreciation and amortisation	(187)	(192)	(224)	(249)	(242)
Net operating income	2,311	2,560	2,820	3,298	4,324
Net loan loss provisions	(338)	(501)	(607)	(1,248)	(1,328)
Other income	(181)	(24)	(68)	280	(35)
Profit before taxes (w/o capital gains)	1,792	2,035	2,145	2,330	2,961

Retail Banking Chile
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	202	186	17	9.1
Income from companies accounted for by the equity method	(0)	0	(1)	—
Net fees	62	60	2	3.4
Insurance activity	—	—	—	—
Commercial revenue	265	246	18	7.4
Gains (losses) on financial transactions	23	10	13	135.3
Gross operating income	288	256	32	12.4
Income from non-financial services (net) and other operating income	(5)	(3)	(2)	94.2
Operating expenses	(118)	(114)	(4)	3.2
General administrative expenses	(107)	(102)	(4)	4.3
Personnel	(65)	(61)	(4)	6.8
Other administrative expenses	(41)	(41)	(0)	0.7
Depreciation and amortisation	(11)	(12)	1	(6.4)
Net operating income	165	140	26	18.4
Net loan loss provisions	(32)	(28)	(3)	11.8
Other income	12	(2)	13	—
Profit before taxes	145	110	36	32.5

Retail Banking Chile
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	186	231	236	188	202
Income from companies accounted for by the equity method	0	0	0	0	(0)
Net fees	60	60	60	60	62
Insurance activity	—	—	—	—	—
Commercial revenue	246	292	296	248	265
Gains (losses) on financial transactions	10	(12)	(12)	11	23
Gross operating income	256	279	284	259	288
Income from non-financial services (net) and other operating income	(3)	(4)	(2)	(3)	(5)
Operating expenses	(114)	(123)	(123)	(134)	(118)
General administrative expenses	(102)	(105)	(115)	(125)	(107)
Personnel	(61)	(69)	(70)	(85)	(65)
Other administrative expenses	(41)	(37)	(46)	(40)	(41)
Depreciation and amortisation	(12)	(18)	(7)	(9)	(11)
Net operating income	140	153	160	122	165
Net loan loss provisions	(28)	(34)	(26)	(24)	(32)
Other income	(2)	(18)	(29)	40	12
Profit before taxes (w/o capital gains)	110	101	105	138	145
Other information
Spread	6.86	7.11	6.97	6.94	7.28
Spread loans	5.07	5.07	4.95	4.91	5.08
Spread deposits	1.79	2.04	2.02	2.03	2.20

Retail Banking Chile
Million dollars

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	265	223	42	18.9
Income from companies accounted for by the equity method	(0)	0	(1)	—
Net fees	82	73	9	12.7
Insurance activity	—	—	—	—
Commercial revenue	347	296	51	17.1
Gains (losses) on financial transactions	31	12	19	156.6
Gross operating income	377	308	69	22.5
Income from non-financial services (net) and other operating income	(6)	(3)	(3)	111.8
Operating expenses	(154)	(137)	(17)	12.5
General administrative expenses	(140)	(123)	(17)	13.8
Personnel	(86)	(73)	(12)	16.5
Other administrative expenses	(54)	(49)	(5)	9.8
Depreciation and amortisation	(15)	(14)	(0)	2.1
Net operating income	217	168	49	29.1
Net loan loss provisions	(41)	(34)	(7)	21.9
Other income	15	(2)	17	—
Profit before taxes	190	132	59	44.5

Retail Banking Chile
Million dollars

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	223	289	300	242	265
Income from companies accounted for by the equity method	0	1	0	0	(0)
Net fees	73	75	76	77	82
Insurance activity	—	—	—	—	—
Commercial revenue	296	365	376	320	347
Gains (losses) on financial transactions	12	(15)	(15)	14	31
Gross operating income	308	350	362	334	377
Income from non-financial services (net) and other operating income	(3)	(4)	(3)	(4)	(6)
Operating expenses	(137)	(154)	(156)	(171)	(154)
General administrative expenses	(123)	(132)	(147)	(160)	(140)
Personnel	(73)	(86)	(89)	(109)	(86)
Other administrative expenses	(49)	(46)	(58)	(51)	(54)
Depreciation and amortisation	(14)	(22)	(10)	(11)	(15)
Net operating income	168	191	203	158	217
Net loan loss provisions	(34)	(43)	(33)	(31)	(41)
Other income	(2)	(22)	(36)	50	15
Profit before taxes (w/o capital gains)	132	127	133	177	190

Retail Banking Chile
Million chilean peso

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	143,353	117,431	25,923	22.1
Income from companies accounted for by the equity method	(168)	236	(404)	—
Net fees	44,236	38,227	6,009	15.7
Insurance activity	—	—	—	—
Commercial revenue	187,422	155,894	31,528	20.2
Gains (losses) on financial transactions	16,536	6,277	10,258	163.4
Gross operating income	203,958	162,171	41,787	25.8
Income from non-financial services (net) and other operating income	(3,456)	(1,590)	(1,866)	117.4
Operating expenses	(83,450)	(72,230)	(11,220)	15.5
General administrative expenses	(75,475)	(64,619)	(10,856)	16.8
Personnel	(46,211)	(38,647)	(7,564)	19.6
Other administrative expenses	(29,264)	(25,972)	(3,292)	12.7
Depreciation and amortisation	(7,975)	(7,611)	(364)	4.8
Net operating income	117,051	88,351	28,700	32.5
Net loan loss provisions	(22,413)	(17,906)	(4,507)	25.2
Other income	8,182	(1,104)	9,286	—
Profit before taxes	102,820	69,340	33,479	48.3

Retail Banking Chile
Million chilean peso

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	117,431	152,198	161,148	127,973	143,353
Income from companies accounted for by the equity method	236	303	160	56	(168)
Net fees	38,227	39,794	41,136	40,955	44,236
Insurance activity	—	—	—	—	—
Commercial revenue	155,894	192,295	202,445	168,984	187,422
Gains (losses) on financial transactions	6,277	(7,810)	(7,874)	7,499	16,536
Gross operating income	162,171	184,485	194,571	176,482	203,958
Income from non-financial services (net) and other operating income	(1,590)	(2,366)	(1,382)	(2,245)	(3,456)
Operating expenses	(72,230)	(81,170)	(84,074)	(90,722)	(83,450)
General administrative expenses	(64,619)	(69,538)	(78,807)	(84,661)	(75,475)
Personnel	(38,647)	(45,293)	(47,782)	(57,519)	(46,211)
Other administrative expenses	(25,972)	(24,245)	(31,025)	(27,142)	(29,264)
Depreciation and amortisation	(7,611)	(11,632)	(5,267)	(6,062)	(7,975)
Net operating income	88,351	100,949	109,115	83,515	117,051
Net loan loss provisions	(17,906)	(22,545)	(17,971)	(16,512)	(22,413)
Other income	(1,104)	(11,559)	(19,377)	26,507	8,182
Profit before taxes (w/o capital gains)	69,340	66,845	71,767	93,509	102,820

Global Wholesale Banking
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	325	284	41	14.6
Income from companies accounted for by the equity method	—	—	—	—
Net fees	325	156	169	108.3
Insurance activity	—	—	—	—
Commercial revenue	650	440	210	47.8
Gains (losses) on financial transactions	281	237	44	18.6
Gross operating income	931	677	254	37.6
Income from non-financial services (net) and other operating income	(7)	(9)	2	(20.6)
Operating expenses	(207)	(187)	(20)	10.9
General administrative expenses	(186)	(169)	(17)	10.0
Personnel	(116)	(106)	(10)	9.8
Other administrative expenses	(70)	(63)	(7)	10.3
Depreciation and amortisation	(21)	(17)	(3)	20.1
Net operating income	717	482	236	48.9
Net loan loss provisions	44	(47)	91	—
Other income	34	37	(4)	(10.0)
Profit before taxes	795	472	323	68.5

			Variation
	31.03.07	31.03.06	Amount	%
Business volumes
Total assets	154,173	142,395	11,778	8.3
Loans and credits	45,508	34,161	11,346	33.2
Customer deposits	42,117	46,520	(4,403)	(9.5)

Global Wholesale Banking
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	284	320	358	279	325
Income from companies accounted for by the equity method	—	—	—	—	—
Net fees	156	143	196	151	325
Insurance activity	—	—	—	—	—
Commercial revenue	440	463	554	430	650
Gains (losses) on financial transactions	237	5	256	191	281
Gross operating income	677	468	810	622	931
Income from non-financial services (net) and other operating income	(9)	(8)	(8)	(9)	(7)
Operating expenses	(187)	(178)	(187)	(215)	(207)
General administrative expenses	(169)	(161)	(172)	(196)	(186)
Personnel	(106)	(102)	(107)	(132)	(116)
Other administrative expenses	(63)	(60)	(64)	(65)	(70)
Depreciation and amortisation	(17)	(16)	(16)	(19)	(21)
Net operating income	482	282	615	398	717
Net loan loss provisions	(47)	(65)	(137)	(58)	44
Other income	37	16	(44)	(53)	34
Profit before taxes (w/o capital gains)	472	233	433	286	795

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Business volumes
Total assets	142,395	140,837	146,675	153,005	154,173
Loans and credits	34,161	36,087	44,510	47,948	45,508
Customer deposits	46,520	43,242	47,188	42,194	42,117

Asset Management and Insurance
Million euros

			Variation
	Q1 ’07	Q1 ’06	Amount	%
Income statement
Net interest income	12	9	3	35.1
Income from companies accounted for by the equity method	—	—	—	—
Net fees	154	156	(3)	(1.7)
Insurance activity	96	66	30	45.0
Commercial revenue	262	231	30	13.0
Gains (losses) on financial transactions	6	12	(6)	(51.3)
Gross operating income	268	244	24	9.8
Income from non-financial services (net) and other operating income	(0)	(0)	0	(91.7)
Operating expenses	(95)	(84)	(11)	13.6
General administrative expenses	(88)	(80)	(9)	11.0
Personnel	(48)	(45)	(2)	5.3
Other administrative expenses	(41)	(34)	(6)	18.6
Depreciation and amortisation	(7)	(4)	(3)	59.2
Net operating income	172	159	13	8.0
Net loan loss provisions	(0)	0	(0)	—
Other income	(5)	(2)	(4)	204.4
Profit before taxes	167	158	9	5.7

			Variation
	31.03.07	31.03.06	Amount	%
Business volumes
Total assets	17,796	9,835	7,961	80.9
Loans and credits	142	162	(19)	(12.0)
Customer deposits	0	1	(1)	(99.3)

Asset Management and Insurance
Million euros

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Income statement
Net interest income	9	11	11	12	12
Income from companies accounted for by the equity method	—	—	—	—	—
Net fees	156	149	152	165	154
Insurance activity	66	79	72	85	96
Commercial revenue	231	239	234	262	262
Gains (losses) on financial transactions	12	(3)	10	15	6
Gross operating income	244	236	245	277	268
Income from non-financial services (net) and other operating income	(0)	0	0	(1)	(0)
Operating expenses	(84)	(83)	(85)	(109)	(95)
General administrative expenses	(80)	(79)	(83)	(99)	(88)
Personnel	(45)	(45)	(45)	(51)	(48)
Other administrative expenses	(34)	(34)	(39)	(48)	(41)
Depreciation and amortisation	(4)	(4)	(2)	(10)	(7)
Net operating income	159	153	159	166	172
Net loan loss provisions	0	(0)	0	0	(0)
Other income	(2)	(3)	(2)	(5)	(5)
Profit before taxes (w/o capital gains)	158	150	157	162	167

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Business volumes
Total assets	9,835	10,337	11,476	15,667	17,796
Loans and credits	162	158	164	171	142
Customer deposits	1	2	1	0	0

NPL ratio
%

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Continental Europe*	0.84	0.80	0.81	0.80	0.80
Santander Branch Network	0.56	0.55	0.57	0.57	0.56
Banesto	0.46	0.45	0.43	0.42	0.42
Santander Consumer Finance	2.41	2.46	2.57	2.57	2.66
Portugal*	1.57	1.34	1.38	1.25	1.16
United Kingdom (Abbey)	0.64	0.63	0.64	0.60	0.55
Latin America	1.71	1.77	1.65	1.38	1.50
Brazil	2.76	3.06	2.82	2.38	2.62
Mexico	0.69	0.89	0.90	0.64	0.83
Chile	2.15	1.90	1.78	1.59	1.70
Operating Areas*	0.88	0.85	0.84	0.80	0.80
Spain	0.56	0.54	0.55	0.53	0.51

(**).-	2006 data were drawn up on the basis of 2007 information

NPL coverage
%

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Continental Europe*	221.71	227.60	224.57	223.80	202.49
Santander Branch Network	299.75	313.42	298.84	295.80	298.79
Banesto	392.62	393.44	399.94	396.13	393.19
Santander Consumer Finance	124.43	119.46	113.83	114.10	114.43
Portugal*	117.28	126.90	127.76	129.67	127.55
United Kingdom (Abbey)	79.32	81.98	84.18	85.88	81.38
Latin America	183.37	167.53	166.55	167.29	160.00
Brazil	126.24	109.28	106.61	102.78	98.77
Mexico	335.91	251.48	240.83	279.19	241.35
Chile	165.07	174.22	168.01	152.62	147.57
Operating Areas*	175.07	175.01	175.03	176.49	164.23
Spain	322.28	330.79	325.24	328.37	292.15

(**).-	2006 data were drawn up on the basis of 2007 information

Spreads loans and deposits
%

	Q1 ’06	Q2 ’06	Q3 ’06	Q4 ’06	Q1 ’07
Santander Branch Network
Spread loans	1.39	1.29	1.31	1.28	1.25
Spread deposits	1.71	1.87	1.95	2.16	2.22
SUM	3.10	3.16	3.26	3.44	3.47
Retail Banking Banesto
Spread loans	1.38	1.36	1.30	1.31	1.32
Spread deposits	1.54	1.64	1.83	1.92	2.03
SUM	2.92	3.00	3.13	3.23	3.35
Santander Consumer Finance
Spread loans	4.79	4.58	4.15	3.83	3.69
Retail Banking Portugal
Spread loans	1.66	1.63	1.56	1.53	1.46
Spread deposits	1.19	1.21	1.24	1.26	1.27
SUM	2.85	2.84	2.80	2.79	2.73
Retail Banking Abbey
Spread loans	0.72	0.73	0.70	0.69	0.69
Spread deposits	1.09	1.11	1.14	1.20	1.28
SUM	1.81	1.84	1.84	1.89	1.97
Retail Banking Brazil
Spread loans	19.19	19.20	18.18	17.20	17.63
Spread deposits	2.53	2.05	1.90	1.67	1.62
SUM	21.72	21.25	20.08	18.87	19.25
Retail Banking Mexico
Spread loans	8.13	9.05	10.34	10.72	10.84
Spread deposits	3.49	3.16	3.30	3.48	3.55
SUM	11.62	12.21	13.64	14.20	14.39
Retail Banking Chile
Spread loans	5.07	5.07	4.95	4.91	5.08
Spread deposits	1.79	2.04	2.02	2.03	2.20
SUM	6.86	7.11	6.97	6.94	7.28

Risk-weighted assets*
Million euros

	31.03.06	30.06.06	30.09.06	31.12.06	31.03.07
Continental Europe	224,261	243,986	253,120	258,781	258,788
Santander Branch Network	83,524	90,175	93,673	94,348	95,478
Banesto	55,413	56,929	58,776	62,845	64,887
Santander Consumer	28,405	31,810	31,465	33,713	32,936
Portugal	22,891	23,022	22,959	22,057	21,689
United Kingdom (Abbey)	105,323	100,523	96,344	97,277	90,473
Latin America	64,257	61,044	64,565	70,241	72,831
Brazil	16,811	15,303	16,082	18,200	19,484
Mexico	13,017	12,778	15,196	15,850	15,965
Chile	14,403	13,232	14,112	13,873	14,876
Operating Areas	393,841	405,552	414,029	426,299	422,092
Financial management and equity stakes	33,767	38,868	42,716	52,434	50,846
Total	427,607	444,420	456,745	478,733	472,937

(*) -
The risk assets by business area have been changed, with retroactive effects, in order to register in them the savings derived from the differences of criteria between Basel and the Bank of Spain, which were previously reflected on a centralised basis.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Pursuant to resolutions adopted by the executive committee of the board of directors of Banco Santander in connection with the filing of this Registration Statement, Banco Santander has undertaken to indemnify its directors and officers against any loss, claim, damages or liabilities, and any expenses (including legal expenses) relating thereto, to which they may become subject, insofar as such liabilities arise in connection with this Registration Statement.

Pursuant to the resolutions of Santander Finance Preferred adopted by its board of directors in connection with the filing of this Registration Statement, Santander Finance Preferred has undertaken to indemnify its directors and officers against any loss, claim, damages and judgments, and any expenses (including legal expenses) relating thereto, to which they may become subject insofar as such liabilities arise in connection with this Registration Statement.

The registration rights agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors and officers of Santander Finance Preferred by the initial purchasers parties pursuant thereto against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling Banco Santander or Santander Finance Preferred pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit No.	Document
1	Registration Rights Agreement dated as of November 21, 2006 among Banco Santander Central Hispano, S.A., Santander Finance Preferred, S.A. Unipersonal and Lehman Brothers Inc., as Initial Purchasers

3.1	Bylaws (Estatutos) of Banco Santander Central Hispano, S.A. as amended(1)

3.2	Bylaws of Banco Santander Central Hispano, S.A., as amended (English translation)(1)

3.3	Articles of Association of Santander Finance Preferred, S.A. Unipersonal(2)

3.4	Articles of Association of Santander Finance Preferred, S.A. Unipersonal (English translation)(2)

3.5	Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (*)

3.6	Amendment to the Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (*)

3.7	Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (*)

3.8	Amendment to the Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (*)

4.1	Form of Global Preferred Security

5.1	Opinion of Davis Polk & Wardwell with respect to the exchange Series 4 preferred securities

5.2	Opinion of Natalia Butragueño with respect to the exchange Series 4 preferred securities

8.1	Tax Opinion of Davis Polk & Wardwell

8.2	Tax Opinion of Uría Menéndez (*)

10	Payment and Guarantee Agreement between Banco Santander Central Hispano, S.A. and Santander Finance Preferred, S.A. Unipersonal dated November 21, 2006

1

Exhibit No.	Document
12	Computation of Ratio of Earnings to Combined Fixed Charges (1)

21	List of subsidiaries of Banco Santander Central Hispano, S.A.(1)

23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Natalia Butragueño (contained in her opinion filed as Exhibit 5.2)

23.4	Consent of Deloitte, S.L.

24	Power of Attorney (included on signature page)

99.1	Form of Letter to Clients

99.2	Form of Letter to Reorganization Departments

99.3	Form of Customer Instructions Letter

*	To be filed by Amendment.

(1)	Filed as an exhibit to the Guarantor’s annual report on Form 20-F for the fiscal year ended December 31, 2006, filed on July 2, 2007 and incorporated by reference hereto.

(2)	Filed as an exhibit to the Issuer’s Registration Statement on Form F-4 with respect to the offer to exchange 7,600,000 Series 1 Preferred Securities and incorporated by reference hereto.

Item 22.  Undertakings

(a)    The undersigned hereby undertakes:

(1)   To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Banco Santander Central Hispano, S.A. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on July 9th, 2007.

BANCO SANTANDER CENTRAL HISPANO, S.A.
By:	/s/ José Antonio Álvarez
Name: José Antonio Álvarez
Title: Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ignacio Benjumea Cabeza de Vaca, Juan Guitard Marín, José Antonio Álvarez Álvarez, Natalia Butragueño Rodriguez-Borlado, José Antonio Soler Ramos, Antonio Torío Martín, Pablo Roig Garcia Bernalt and Javier Antón San Pablo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emilio Botín-Sanz de Sautuola
Emilio Botín-Sanz de Sautuola	Chairman of the Board of Directors and of the Executive Committee	July 9, 2007

/s/ Fernando de Asúa
Fernando de Asúa	First Vice Chairman of the Board of Directors	July 9, 2007

/s/ Alfredo Sáenz
Alfredo Sáenz	Second Vice Chairman of the Board of Directors and Chief Executive Officer	July 9, 2007

/s/ Matías Rodríguez Inciarte
Matías Rodríguez Inciarte	Third Vice Chairman of the Board of Directors	July 9, 2007

Manuel Soto	Fourth Vice Chairman of the Board of Directors	July , 2007

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Signature	Title	Date

Assicurazioni Generali, S.p.A	Director	July , 2007

/s/ Antonio Basagoiti
Antonio Basagoiti	Director	July 9, 2007

/s/ Ana P. Botín-Sanz de Sautuola
Ana P. Botín-Sanz de Sautuola	Director	July 9, 2007

Javier Botín-Sanz de Sautuola	Director	July , 2007

Lord Burns	Director	July , 2007

/s/ Guillermo de la Dehesa
Guillermo de la Dehesa	Director	July 9, 2007

/s/ Rodrigo Echenique
Rodrigo Echenique	Director	July 9, 2007

/s/ Antonio Escámez
Antonio Escámez	Director	July 9, 2007

/s/ Francisco Luzón
Francisco Luzón	Director	July 9, 2007

/s/ Abel Matutes
Abel Matutes	Director	July 9, 2007

Mutua Madrileña Automovilista	Director	July , 2007

Luis Ángel Rojo	Director	July , 2007

Luis Alberto Salazar-Simpson	Director	July , 2007

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Signature	Title	Date

Isabel Tocino	Director	July , 2007

/s/ José Antonio Álvarez
José Antonio Álvarez	Chief Financial Officer	July 9, 2007

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Banco Santander Central Hispano, S.A. in the United States, has signed this registration statement on July 9th, 2007.

BANCO SANTANDER CENTRAL HISPANO, S.A., New York branch

By:	/s/ Sheldon Fried
Name: Sheldon Fried
Title: Vice President

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Santander Finance Preferred, S.A. Unipersonal has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on July 9th, 2007.

SANTANDER FINANCE PREFERRED, S.A. UNIPERSONAL

By:	/s/ José Antonio Soler
Name: José Antonio Soler
Title: Chairman of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints José Antonio Soler Ramos, Antonio Torío Martín, Javier Antón San Pablo, Pablo Roig García Bernalt and Natalia Butragueño Rodríguez-Borlado, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jose Antonio Soler Ramos
Jose Antonio Soler Ramos	Chairman of the Board of Directors	July 9, 2007

/s/ Antonio Torío Martín
Antonio Torío Martín	Director	July 9, 2007

/s/ Javier Antón San Pablo
Javier Antón San Pablo	Director	July 9, 2007

/s/ Pablo Roig García Bernalt
Pablo Roig García Bernalt	Director	July 9, 2007

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Santander Finance Preferred, S.A. Unipersonal in the United States, has signed this registration statement on July 9th, 2007.

BANCO SANTANDER CENTRAL HISPANO, S.A., New York branch

By:	/s/ Sheldon Fried
Name: Sheldon Fried
Title: Vice President

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EXHIBIT INDEX

Exhibit No.	Document
1	Registration Rights Agreement dated as of November 21, 2006 among Banco Santander Central Hispano, S.A., Santander Finance Preferred, S.A. Unipersonal and Lehman Brothers Inc., as Initial Purchasers

3.1	Bylaws (Estatutos) of Banco Santander Central Hispano, S.A. as amended(1)

3.2	Bylaws of Banco Santander Central Hispano, S.A., as amended (English translation)(1)

3.3	Articles of Association of Santander Finance Preferred, S.A. Unipersonal(2)

3.4	Articles of Association of Santander Finance Preferred, S.A. Unipersonal (English translation)(2)

3.5	Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (*)

3.6	Amendment to the Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (*)

3.7	Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (*)

3.8	Amendment to the Bylaws (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (*)

4.1	Form of Global Preferred Security

5.1	Opinion of Davis Polk & Wardwell with respect to the exchange Series 4 preferred securities

5.2	Opinion of Natalia Butragueño with respect to the exchange Series 4 preferred securities

8.1	Tax Opinion of Davis Polk & Wardwell

8.2	Tax Opinion of Uría Menéndez (*)

10	Payment and Guarantee Agreement between Banco Santander Central Hispano, S.A. and Santander Finance Preferred, S.A. Unipersonal dated November 21, 2006

12	Computation of Ratio of Earnings to Combined Fixed Charges (1)

21	List of subsidiaries of Banco Santander Central Hispano, S.A.(1)

23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Natalia Butragueño (contained in her opinion filed as Exhibit 5.2)

23.4	Consent of Deloitte, S.L.

24	Power of Attorney (included on signature page)

99.1	Form of Letter to Clients

99.2	Form of Letter to Reorganization Departments

99.3	Form of Customer Instructions Letter

*	To be filed by Amendment.
(1)	Filed as an exhibit to the Guarantor’s annual report on Form 20-F for the fiscal year ended December 31, 2006, filed on July 2, 2007 and incorporated by reference hereto.
(2)	Filed as an exhibit to the Issuer’s Registration Statement on Form F-4 with respect to the offer to exchange 7,600,000 Series 1 Preferred Securities and incorporated by reference hereto.

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